AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 21, 2011
REGISTRATION NO. 333-______

SECURITIES AND EXCHANGE COMMISSION

 WASHINGTON, D.C. 20549

FORM S-3

 REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

___

PRUCO LIFE INSURANCE COMPANY

 (Exact Name of Registrant)

ARIZONA

 (State or other jurisdiction of incorporation or organization)

22-1944557

(I.R.S. Employer Identification Number)

C/O PRUCO LIFE INSURANCE COMPANY

213 WASHINGTON STREET

NEWARK, NEW JERSEY 07102-2992

 (973) 802-5740

(Address and telephone number of principal executive offices)

J. MICHAEL LOW, ESQ.
Low & Cohen, PLLC
2999 North 44th Street, Suite 550
Phoenix, Arizona  85018
(602) 648-4040
 (Name, address and telephone number of agent for service)

COPIES TO:

LYNN K. STONE

VICE PRESIDENT

PRUCO LIFE INSURANCE COMPANY

213 WASHINGTON STREET

NEWARK, NJ 07102-2992

 (203) 402-1382

Approximate Date of Commencement of Sales to Public:  As soon as practicable after the effective date of Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  [  ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [_]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [_]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer [_] Accelerated filer [_] Non-accelerated filer [X] Smaller reporting company [_]

CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                                Proposed          Proposed
                                                                                                        Amount         maximum           maximum
        Title of each class of                                                              to be          offering price      aggregate        Amount of
      securities to be registered                                                     registered      per unit(1)    offering price   registration fee
-----------------------------------------------------------------------------------------------------------------------------------------------------
Market Value Adjusted Annuity Contracts                             $5,000,000,000   $1.00          $5,000,000,000    $573,000.00
------------------------------------------------------------------------------------------------------------------------------------------------------

(1)	Interests in the market value adjustment account are sold on a dollar basis, not on the basis of a price per share or unit.

This filing is being made under the Securities Act of 1933 to register $5,000,000,000 of interests in market value adjusted annuity contracts.  Under rule 457(o) under the Securities Act of 1933, the filing fee set forth above was calculated based on the maximum aggregate offering price of $5,000,000,000.  In addition to the new securities, referenced above, that we are registering herewith, we are carrying over to this registration statement $2,944,533,587 of unsold securities from registration #333-162683 filed on October 27, 2009, for which the filing fee of $164,304.97 previously was paid.  In accordance with Rule 415 (a)(6), the offering of securities on the earlier registration statement will be deemed terminated as of the effective date of this registration statement.

Risk Factors are discussed in the sections of the prospectus included in Part 1 of this Form concerning the Market Value Adjustment option.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of each prospectus included in this registration statement. Any representation to the contrary is a criminal offense.

The principal underwriter for these securities, Prudential Annuities Distributors, Inc. is not required to sell any specific number or dollar amount of securities, but will use its best efforts to sell the securities offered. The offering under this registration statement will conclude three years from the effective date of this registration statement, unless terminated earlier by the Registrant.  See each prospectus included in Part 1 hereof for the date of the prospectus.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission may determine.

Audited financial statements for variable annuity separate accounts registered under the Investment Company Act of 1940 are not included in this Form S-3 registration statement.

Pruco Life Insurance Company

Pruco Life Insurance Company of New Jersey

PRUDENTIAL PREMIER® RETIREMENT VARIABLE ANNUITY X SERIESSM (“X SERIES”)
PRUDENTIAL PREMIER® RETIREMENT VARIABLE ANNUITY B SERIESSM (“B SERIES”)
PRUDENTIAL PREMIER® RETIREMENT VARIABLE ANNUITY L SERIESSM (“L SERIES”)
PRUDENTIAL PREMIER® RETIREMENT VARIABLE ANNUITY C SERIESSM (“C SERIES”)

Supplement dated October 31, 2011
To
Prospectuses dated May 1, 2011

This Supplement should be read and retained with the current Prospectus for your annuity.  This Supplement is intended to update certain information in the Prospectus for the variable annuity you own, and is not intended to be a prospectus or offer for any other variable annuity listed here that you do not own.  If you would like another copy of the current Prospectus, please contact us at 1-888-PRU-2888.

A.   New AST Portfolios.  The following Portfolios will be added as Sub-accounts within your Annuity, effective on or about October 17, 2011.  Initially, each new Portfolio will not be an option to which you may directly allocate Purchase Payments.  Instead, beginning on or about October 17, 2011, each Portfolio will be available only as an underlying Portfolio in which the AST Academic Strategies Asset Allocation Portfolio, the Dynamic Asset Allocation Portfolios (i.e., AST Balanced Asset Allocation Portfolio, AST Capital Growth Asset Allocation Portfolio and AST Preservation Asset Allocation Portfolio), and the Tactical Asset Allocation Portfolios (i.e., AST CLS Growth Asset Allocation Portfolio, AST CLS Moderate Asset Allocation Portfolio, AST Horizon Growth Asset Allocation Portfolio, and AST Horizon Moderate Asset Allocation Portfolio) may invest.  The new AST Portfolios are:

•	AST Neuberger Berman Core Bond Portfolio; and
•	AST Prudential Core Bond Portfolio

Beginning on or about October 31, 2011, you may allocate Purchase Payments to these Portfolios and make transfers into these Portfolios.  Moreover, you may invest in each Portfolio even if you participate in an optional living benefit or optional death benefit.  To reflect this availability, we include the name of each Portfolio in the Investment Options list on the inside front cover, and amend the Group 1 and Group 2 tables under the Investment Options section of the prospectus accordingly.  In particular, with respect to the Group 2 (Custom Portfolios Program) table, each bond portfolio below is added to the list of AST bond portfolios to which the minimum specified percentage of Account Value must be allocated.   We also revise the prospectus as follows:

In the section of the Prospectus entitled Summary of Contract Fees and Charges, we set forth the following fees of the AST Neuberger Berman Core Bond Portfolio and the AST Prudential Core Bond Portfolio in the table of Underlying Mutual Fund Portfolio Annual Expenses.

ESTIMATED UNDERLYING MUTUAL FUND PORTFOLIO ANNUAL EXPENSES (as a percentage of the average net assets of the underlying Portfolios)
For the year ended December 31, 2011
UNDERLYING PORTFOLIO	Management Fees	Other Expenses	Distribution (12b-1) Fees	Dividend Expense on Short Sales	Broker Fees and Expenses on Short Sales	Acquired Portfolio Fees & Expenses	Total Annual Portfolio Operating Expenses	Contractual Fee Waiver or Expense Reimbursement	Net Annual Fund Operating Expenses
AST Neuberger Berman Core Bond Portfolio	0.70%	0.15%	0.00%	0.00%	0.00%	0.00%	0.85%1	0.01%2	0.84%
AST Prudential Core Bond Portfolio	0.70%	0.15%	0.00%	0.00%	0.00%	0.00%	0.85%3	0.01%4	0.84%

1 The AST Neuberger Berman Core Bond Portfolio will commence operations on or about October 17, 2011.  Estimate of Other Expenses based in part on assumed average daily net assets of $800 million for the Portfolio for the year ending December 31, 2011.
2 Prudential Investments LLC and AST Investment Services, Inc. (together, the Investment Managers) have contractually agreed to waive a portion of their investment management fees so that the Portfolio’s investment management fee would equal 0.70% of the Portfolio’s first $500 million of average daily net assets, 0.675% of the Portfolio’s average daily net assets between $500 million and $1 billion, and 0.65% of the Portfolio’s average daily net assets in excess of $1 billion through May 1, 2014.  This contractual investment management fee waiver may not be terminated or modified prior to May 1, 2014, but may be discontinued or modified thereafter.  The decision on whether to renew, modify or discontinue this expense limitation after May 1, 2014 will be subject to review by the Investment Managers and the Board of Trustees of the Trust.
3 The AST Prudential Core Bond Portfolio will commence operations on or about October 17, 2011.  Estimate of Other Expenses based in part on assumed average daily net assets of $800 million for the Portfolio for the year ending December 31, 2011.
4 Prudential Investments LLC and AST Investment Services, Inc. (together, the Investment Managers) have contractually agreed to waive a portion of their investment management fees so that the Portfolio’s investment management fee would equal 0.70% of the Portfolio’s first $500 million of average daily net assets, 0.675% of the Portfolio’s average daily net assets between $500 million and $1 billion, and 0.65% of the Portfolio’s average daily net assets in excess of $1 billion through May 1, 2014.  This contractual investment management fee waiver may not be terminated or modified prior to May 1, 2014, but may be discontinued or modified thereafter.  The decision on whether to renew, modify or discontinue this expense limitation after May 1, 2014 will be subject to review by the Investment Managers and the Board of Trustees of the Trust.

In the section entitled “Investment Options,” we add the following summary descriptions of the AST Neuberger Berman Core Bond Portfolio and the AST Prudential Core Bond Portfolio to the Investment Objectives/Policies table as follows:

INVESTMENT OBJECTIVES/POLICIES	STYLE/TYPE	PORTFOLIO ADVISOR/SUB-ADVISOR
ADVANCED SERIES TRUST
AST Neuberger Berman Core Bond Portfolio: The Portfolio seeks to maximize total return consistent with preservation of capital.  Under normal circumstances, the Portfolio will invest at least 80% of its investable assets in bonds and other debt securities.  All of the debt securities in which the Portfolio invests will be investment grade under normal circumstances.  The Portfolio normally will not invest more than 15% of its total assets in non-U.S. dollar denominated securities and, through hedging strategies, will attempt to limit its exposure to currencies other than the U.S. dollar to 5% of its total assets.  The Portfolio normally will seek to maintain its target average duration within one year, and generally seeks to maintain its target average duration within a maximum of two years, of the average duration of the bonds in the Barclays Capital U.S. Aggregate Bond Index.
	FIXED INCOME	Neuberger Berman Fixed Income, LLC
AST Prudential Core Bond Portfolio: The Portfolio seeks to maximize total return consistent with the long-term preservation of capital.  Under normal circumstances, the Portfolio will invest at least 80% of its investable assets in intermediate and long-term debt obligations and high quality money market instruments.  In addition, the Portfolio will invest, under normal circumstances, at least 80% of its net assets in intermediate and long-term debt obligations that are rated investment grade by the major rating services, or, if unrated, considered to be of comparable quality by the subadviser, and high quality money market instruments.  Likewise, the Portfolio may invest up to 20% of its net assets in high-yield/high-risk debt securities (commonly known as “junk bonds”).  The Portfolio also may invest up to 20% of its total assets in debt securities issued outside the U.S. by U.S. or foreign issuers, whether or not such securities are denominated in the U.S. dollar.
	FIXED INCOME	Prudential Investment Management, Inc.

B.  AST Academic Strategies Asset Allocation Portfolio; AST AllianceBernstein Core Value Portfolio:  sub-adviser changes.

AST Academic Strategies Asset Allocation Portfolio.  J.P. Morgan Investment Management, Inc. will be added as a sub-adviser to this Portfolio on or about October 17, 2011 (rather than August 24, 2011).  In addition, Prudential Bache Asset Management Incorporated, which has served as a sub-adviser to this Portfolio, recently was acquired by Jefferies Group, Inc. and was re-named Bache Asset Management, Inc.  It is expected that Bache Asset Management, Inc. ("Bache") will continue to serve as a sub-adviser to this Portfolio until October 17, 2011, at which point Jefferies Asset Management, LLC will replace Bache as a sub-adviser to this Portfolio.  The Investment Objectives/Policies table in the Prospectus is amended accordingly.

AST AllianceBernstein Core Value Portfolio.  The Board of Trustees of Advanced Series Trust (the Trust) recently approved replacing AllianceBernstein L.P. (AllianceBernstein) as the sole subadviser for the AST AllianceBernstein Core Value Portfolio with T. Rowe Price Associates, Inc. (T. Rowe Price) and changing the name of the Portfolio from the AST AllianceBernstein Core Value Portfolio to the AST T. Rowe Price Equity Income Portfolio.  Implementation of the revised subadvisory arrangements and name change is expected to occur on or about October 31, 2011. Depending upon market, economic, and financial conditions as of October 31, 2011 and the Trust's ability to implement certain legal agreements and custody arrangements, it may take several weeks for T. Rowe Price to dispose of securities and other financial instruments held by the Portfolio that were purchased by AllianceBernstein and to begin to implement its own investment strategy.  To reflect those changes, we revise the Investment Objectives/Policies summary description appearing in the prospectus to read as follows:

INVESTMENT OBJECTIVES/POLICIES	STYLE/TYPE	PORTFOLIO ADVISOR/SUB-ADVISOR
ADVANCED SERIES TRUST
AST T. Rowe Price Equity Income Portfolio (formerly AST AllianceBernstein Core Value Portfolio):  The Portfolio's investment objective is to seek to provide substantial dividend income as well as long-term growth of capital through investments in the common stocks of established companies.  The Portfolio will normally invest at least 80% of its net assets (including any borrowings for investment purposes) in common stocks, with 65% of net assets (including any borrowings for investment purposes) in dividend-paying common stocks of well-established companies.  The Portfolio will typically employ a “value” approach in selecting investments. T. Rowe Price’s research team will seek companies that appear to be undervalued by various measures and may be temporarily out of favor but have good prospects for capital appreciation and dividend growth.  In selecting investments, T. Rowe Price generally will look for companies in the aggregate with one or more of the following:

• an established operating history;
• above-average dividend yield relative to the S&P 500 Index;
• low price/earnings ratio relative to the S&P 500 Index;
• a sound balance sheet and other positive financial characteristics; and
• low stock price relative to a company’s underlying value as measured by assets, cash flow, or business franchises.
	LARGE CAP VALUE	T. Rowe Price Associates, Inc.

C.  AST FI Pyramis® Asset Allocation Portfolio, AST First Trust Balanced Target Portfolio, and AST First Trust Capital Appreciation Target Portfolio – revised summary descriptions.

The summary description of each Portfolio, appearing in the Investment Objectives/Policies column below of the prospectus, is revised to read as follows:

INVESTMENT OBJECTIVES/POLICIES	STYLE/TYPE	PORTFOLIO ADVISOR/SUB-ADVISOR
ADVANCED SERIES TRUST
AST FI Pyramis® Asset Allocation Portfolio: seeks to maximize potential total return.  In seeking to achieve the Portfolio’s investment objective, the Portfolio’s assets are allocated across eight uniquely specialized investment strategies.  The Portfolio has five strategies that invest primarily in equity securities, two fixed-income strategies (i.e., the Broad Market Duration Strategy and the High Yield Bond Strategy), and one strategy designed to provide liquidity (i.e., the Liquidity Strategy).  Pyramis is a registered service mark of FMR LLC.  Used under license.
	ASSET ALLOCATION	Pyramis Global Advisors, LLC a Fidelity Investments company
AST First Trust Balanced Target Portfolio: seeks long-term capital growth balanced by current income.  The Portfolio seeks to achieve its objective by investing approximately 65% of its net assets in equity securities and approximately 35% of its net assets in fixed-income securities as of the annual security selection date.  Depending on market conditions, the equity portion may range between 60-70% of the Portfolio’s net assets and the fixed-income portion may range between 30-40% of the Portfolio’s net assets.  The revised allocations do not take into account the potential investment of up to 5% of the Portfolio’s assets in the “liquidity” investment sleeve.  In seeking to achieve its investment objective, the Portfolio allocates its assets across multiple uniquely specialized investment strategies.  On or about the annual selection date (currently March 1 under normal circumstances), the Portfolio establishes both the percentage allocations among the various investment strategies under normal circumstances and the percentage allocation of each security’s position within each of the investment strategies that invest primarily in equity securities.
	ASSET ALLOCATION	First Trust Advisors L.P.
AST First Trust Capital Appreciation Target Portfolio:  seeks long-term capital growth. The Portfolio seeks to achieve its objective by investing approximately 80% of its net assets in equity securities and approximately 20% of its net assets in fixed-income securities as of the annual security selection date.  Depending on market conditions, the equity portion may range between 75-85% of the Portfolio’s net assets and the fixed-income portion may range between 15-25% of the Portfolio’s net assets.  The revised allocations do not take into account the potential investment of up to 5% of the Portfolio’s assets in the “liquidity” investment sleeve.  In seeking to achieve its investment objective, the Portfolio allocates its assets across multiple uniquely specialized investment strategies.  On or about the annual selection date (currently March 1 under normal circumstances), the Portfolio establishes both the percentage allocations among the various investment strategies under normal circumstances and the percentage allocation of each security’s position within each of the investment strategies that invest primarily in equity securities.
	ASSET ALLOCATION	First Trust Advisors L.P.

D.  Investment Objectives/Policies Replacements

In the Investment Objectives/Policies table, we replace the italicized investment objectives of the following Portfolios with the new italicized language indicated below:

(i)
AST Advanced Strategies Portfolio: seeks a high level of absolute return by using traditional and non-traditional investment strategies and by investing in domestic and foreign equity and fixed-income securities, derivative instruments and other investment companies.

(ii)
AST Bond Portfolios 2017, 2018, 2019, 2020, 2021, and 2022: each AST Bond Portfolio seeks the highest total return for a specific period of time, consistent with the preservation of capital and liquidity needs.  Total return is comprised of current income and capital appreciation.

(iii)	AST JPMorgan International Equity Portfolio: seeks capital growth.
(iv)	AST J.P. Morgan Strategic Opportunities Portfolio: seeks to maximize return compared to the benchmark through security selection and tactical asset allocation.
(v)
AST Wellington Management Hedged Equity Portfolio: seeks to outperform a mix of 50% Russell 3000 Index, 20% MSCI EAFE Index, and 30% Treasury Bill Index over a full market cycle by preserving capital in adverse markets utilizing an options strategy while maintaining equity exposure to benefit from up markets through investments in Wellington Management’s equity investment strategies.

E.  In the section of the prospectus entitled Highest Daily Lifetime Income Benefit, we replace the sub-section called “How Highest Daily Lifetime Income/Spousal Highest Daily Lifetime Income Transfers Unadjusted Account Value Between Your Permitted Sub-accounts and the AST Investment Grade Bond Sub-account” with the following.  Please note, however, that: (a) for the Pruco Life Insurance Company of New Jersey (“Pruco Life of New Jersey”) prospectus, references in the language below to “Unadjusted Account Value” are replaced with “Account Value” and disclosure concerning the 6 or 12 Month Dollar Cost Averaging Program and Market Value Adjustment does not apply and (b) the reference to Appendix H is replaced by a reference to Appendix F for Pruco Life of New Jersey and (c) the Highest Daily Lifetime Income with Lifetime Income Accelerator (LIA) benefit is not offered by Pruco Life of New Jersey.

How Highest Daily Lifetime Income/Spousal Highest Daily Lifetime Income Transfers Unadjusted Account Value Between Your Permitted Sub-accounts and the AST Investment Grade Bond Sub-Account

An integral part of Highest Daily Lifetime Income (including Highest Daily Lifetime Income with LIA and Spousal Highest Daily Lifetime Income) is the predetermined mathematical formula used to transfer Unadjusted Account Value between the Permitted Sub-accounts and a specified bond fund within the Advanced Series Trust (the AST Investment Grade Bond Sub-account, referred to in this section as the “Bond Sub-account”).  This predetermined mathematical formula (“formula”) runs each Valuation Day that the benefit is in effect on your Annuity and, as a result, transfers of Unadjusted Account Value between the Permitted Sub-accounts and the Bond Sub-account can occur on any Valuation Day subject to the conditions described below.  Only the predetermined mathematical formula can transfer Unadjusted Account Value to and from the Bond Sub-account, and thus you may not allocate Purchase Payments to or make transfers to or from the Bond Sub-account.  We are not providing you with investment advice through the use of the formula.  The formula by which the transfer operates is designed primarily to mitigate some of the financial risks that we incur in providing the guarantee under Highest Daily Lifetime Income.  The formula is not forward looking and contains no predictive or projective component with respect to the markets, the Unadjusted Account Value or the Protected Withdrawal Value. The formula is set forth in Appendix H (and is described below).

As indicated above, we limit the Sub-accounts to which you may allocate Unadjusted Account Value if you elect Highest Daily Lifetime Income. For purposes of these benefits, we refer to those permitted Investment Options as the “Permitted Sub-accounts”.  Because these restrictions and the use of the formula lessen the risk that your Unadjusted Account Value will be reduced to zero while you are still alive, they also reduce the likelihood that we will make any lifetime income payments under this benefit. They may also limit your upside potential for growth.

If you are participating in Highest Daily Lifetime Income and also are participating in the 6 or 12 Month DCA Program, and the formula under the benefit dictates a transfer from the Permitted Sub-accounts to the Bond Sub-account, then the amount to be transferred will be taken entirely from the Sub-accounts, provided there is sufficient Unadjusted Account Value in those Sub-accounts to meet the required transfer amount. Only if there is insufficient Unadjusted Account Value in those Sub-accounts will an amount be transferred from the DCA MVA Options. For purposes of the discussion below concerning transfers from the Permitted Sub-accounts to the Bond Sub-account, amounts held within the DCA MVA Options are included within the term “Permitted Sub-accounts”. Thus, amounts may be transferred from the DCA MVA Options in the circumstances described above and in the section of the prospectus entitled 6 or 12 Month Dollar Cost Averaging Program. Any transfer dictated by the formula out of the Bond Sub-account will only be transferred to the Permitted Sub-accounts, not the DCA MVA Options. We will not assess any Market Value Adjustment with respect to transfers under the formula from the DCA MVA Options.

Generally, the formula, which is applied each Valuation Day, operates as follows. The formula starts by identifying an income basis for that day and then multiplies that figure by 5%, to produce a projected (i.e., hypothetical) income amount. This amount may be different than the actual Annual Income Amount currently guaranteed under your benefit.  Then it produces an estimate of the total amount targeted in the formula, based on the projected income amount and factors set forth in the formula. In the formula, we refer to that value as the “Target Value” or “L”. If you have already made a Lifetime Withdrawal, your projected income amount (and thus your Target Value) would take into account any automatic step-up, any subsequent Purchase Payments (including any associated Purchase Credits with respect to the X Series), and any withdrawals of Excess Income. Next, the formula subtracts from the Target Value the amount held within the Bond Sub-account on that day, and divides that difference by the amount held within the Permitted Sub-accounts. That ratio, which essentially isolates the amount of your Target Value that is not offset by amounts held within the Bond Sub-account, is called the “Target Ratio” or “r”. If, on each of three consecutive Valuation Days, the Target Ratio is greater than 83% but less than or equal to 84.5%, the formula will, on such third Valuation Day, make a transfer from the Permitted Sub-accounts in which you are invested (subject to the 90% cap discussed below) to the Bond Sub-account.   Once a transfer is made, the Target Ratio must again be greater than 83% but less than or equal to 84.5% for three consecutive Valuation Days before a subsequent transfer to the Bond Sub-account will occur. If, however, on any Valuation Day, the Target Ratio is above 84.5%, the formula will make a transfer from the Permitted Sub-accounts (subject to the 90% cap) to the Bond Sub-account (as described above). If the Target Ratio falls below 78% on any Valuation Day, then a transfer from the Bond Sub-account to the Permitted Sub-accounts (excluding the DCA MVA Options) will occur.

The formula will not execute a transfer to the Bond Sub-account that results in more than 90% of your Unadjusted Account Value being allocated to the Bond Sub-account (“90% cap”) on that Valuation Day. Thus, on any Valuation Day, if the formula would require a transfer to the Bond Sub-account that would result in more than 90% of the Unadjusted Account Value being allocated to the Bond Sub-account, only the amount that results in exactly 90% of the Unadjusted Account Value being allocated to the Bond Sub- account will be transferred. Additionally, future transfers into the Bond Sub-account will not be made (regardless of the performance of the Bond Sub-account and the Permitted Sub-accounts) at least until there is first a transfer out of the Bond Sub-account. Once this transfer occurs out of the Bond Sub-account, future amounts may be transferred to or from the Bond Sub-account if dictated by the formula (subject to the 90% cap).  At no time will the formula make a transfer to the Bond Sub-account that results in greater than 90% of your Unadjusted Account Value being allocated to the Bond Sub-account. However, it is possible that, due to the investment performance of your allocations in the Bond Sub-account and your allocations in the Permitted Sub-accounts you have selected, your Unadjusted Account Value could be more than 90% invested in the Bond Sub-account.

If you make additional Purchase Payments to your Annuity while the 90% cap is in effect, the formula will not transfer any of such additional Purchase Payments to the Bond Sub-account at least until there is first a transfer out of the Bond Sub-account, regardless of how much of your Unadjusted Account Value is in the Permitted Sub-accounts. This means that there could be scenarios under which, because of the additional Purchase Payments you make, less than 90% of your entire Unadjusted Account Value is allocated to the Bond Sub-account, and the formula will still not transfer any of your Unadjusted Account Value to the Bond Sub-account (at least until there is first a transfer out of the Bond Sub-account). For example,

•
September 4, 2012 – a transfer is made to the Bond Sub-account that results in the 90% cap being met and now $90,000 is allocated to the Bond Sub-account and $10,000 is allocated to the Permitted Sub-accounts.

•
September 5, 2012 – you make an additional Purchase Payment of $10,000. No transfers have been made from the Bond Sub-account to the Permitted Sub-accounts since the cap went into effect on September 4, 2012.

•
On September 5, 2012 – (and at least until first a transfer is made out of the Bond Sub-account under the formula) – the $10,000 payment is allocated to the Permitted Sub-accounts and on this date you have 82% in the Bond Sub-account and 18% in the Permitted Sub-accounts (such that $20,000 is allocated to the Permitted Sub-accounts and $90,000 to the Bond Sub-account).

•
Once there is a transfer out of the Bond Sub-account (of any amount), the formula will operate as described above, meaning that the formula could transfer amounts to or from the Bond Sub-account if dictated by the formula (subject to the 90% cap).

Under the operation of the formula, the 90% cap may come into and out of effect multiple times while you participate in the benefit. We will continue to monitor your Unadjusted Account Value daily and, if dictated by the formula, systematically transfer amounts between the Permitted Sub-accounts you have chosen and the Bond Sub-account as dictated by the formula.

Under the formula, investment performance of your Unadjusted Account Value that is negative, flat, or even moderately positive may result in a transfer of a portion of your Unadjusted Account Value in the Permitted Sub-accounts to the Bond Sub-account because such investment performance will tend to increase the Target Ratio. In deciding how much to transfer, we use another formula, which essentially seeks to reallocate amounts held in the Permitted Sub-accounts and the Bond Sub-account so that the Target Ratio meets a target, which currently is equal to 80%. The further the Target Ratio is from 80% when a transfer is occurring under the formula, the greater the transfer amount will be.  Once you elect Highest Daily Lifetime Income, the values we use to compare to the Target Ratio will be fixed. For newly-issued Annuities that elect Highest Daily Lifetime Income and existing Annuities that elect Highest Daily Lifetime Income in the future, however, we reserve the right to change such values.

Additionally, on each monthly Annuity Anniversary (if the monthly Annuity Anniversary does not fall on a Valuation Day, the next Valuation Day will be used), following all of the above described daily calculations, if there is money allocated to the Bond Sub-account, we will perform an additional monthly calculation to determine whether or not a transfer will be made from the Bond Sub-account to the Permitted Sub-accounts. This transfer will automatically occur provided that the Target Ratio, as described above, would be less than 83% after the transfer. The formula will not execute a transfer if the Target Ratio after this transfer would occur would be greater than or equal to 83%.

The amount of the transfer will be equal to the lesser of:

a)	The total value of all your Unadjusted Account Value in the Bond Sub-account, or

b)	An amount equal to 5% of your total Unadjusted Account Value.

While you are not notified when your Annuity reaches a transfer trigger under the formula, you will receive a confirmation statement indicating the transfer of a portion of your Unadjusted Account Value either to or from the Bond Sub-account. Depending on the results of the calculations of the formula, we may, on any Valuation Day:
•	Not make any transfer between the Permitted Sub-accounts and the Bond Sub-account; or

•	If a portion of your Unadjusted Account Value was previously allocated to the Bond Sub-account, transfer all or a portion of those amounts to the Permitted Sub-accounts (as described above); or

•	Transfer a portion of your Unadjusted Account Value in the Permitted Sub-accounts and the DCA MVA Options to the Bond Sub-account.

Prior to the first Lifetime Withdrawal, the primary driver of transfers to the Bond Sub-account is the difference between your Unadjusted Account Value and your Protected Withdrawal Value. If none of your Unadjusted Account Value is allocated to the Bond Sub-account, then over time the formula permits an increasing difference between the Unadjusted Account Value and the Protected Withdrawal Value before a transfer to the Bond Sub-account occurs.  Therefore, as time goes on, while none of your Unadjusted Account Value is allocated to the Bond Sub-account, the smaller the difference between the Protected Withdrawal Value and the Unadjusted Account Value, the more the Unadjusted Account Value can decrease prior to a transfer to the Bond Sub-account.

Each market cycle is unique, therefore the performance of your Sub-accounts, and its impact on your Unadjusted Account Value, will differ from market cycle to market cycle producing different transfer activity under the formula.  The amount and timing of transfers to and from the Bond Sub-account pursuant to the formula depend on various factors unique to your Annuity and are not necessarily directly correlated with the securities markets, bond markets, interest rates or any other market or index.  Some of the factors that determine the amount and timing of transfers (as applicable to your Annuity), include:
•	The difference between your Unadjusted Account Value and your Protected Withdrawal Value;

•	The amount of time Highest Daily Lifetime Income has been in effect on your Annuity;

•	The amount allocated to and the performance of the Permitted Sub-accounts and the Bond Sub-account;

•	Any additional Purchase Payments you make to your Annuity (while the benefit is in effect); and

•	Any withdrawals you take from your Annuity (while the benefit is in effect).

At any given time, some, most or none of your Unadjusted Account Value will be allocated to the Bond Sub-account, as dictated by the formula.

Because the amount allocated to the Bond Sub-account and the amount allocated to the Permitted Sub-accounts each is a variable in the formula, the investment performance of each affects whether a transfer occurs for your Annuity. The greater the amounts allocated to either the Bond Sub-account or to the Permitted Sub-accounts, the greater the impact performance of that Sub-account has on your Unadjusted Account Value and thus the greater the impact on whether (and how much) your Unadjusted Account Value is transferred to or from the Bond Sub-account.  It is possible, under the formula, that if a significant portion of your Unadjusted Account Value is allocated to the Bond Sub-account and that Sub-account has positive performance, the formula might transfer a portion of your Unadjusted Account Value to the Permitted Sub-accounts, even if the performance of your Permitted Sub-accounts is negative.   Conversely, if a significant portion of your Unadjusted Account Value is allocated to the Bond Sub-account and that Sub-account has negative performance, the formula may transfer additional amounts from your Permitted Sub-accounts to the Bond Sub-account even if the performance of your Permitted Sub-accounts is positive.

If you make additional Purchase Payments to your Annuity, they will be allocated in accordance with your Annuity.  Once allocated, they will also be subject to the formula described above and therefore may be transferred to the Bond Sub-account, if dictated by the formula and subject to the 90% cap feature described above.

Any Unadjusted Account Value in the Bond Sub-account will not participate in the positive or negative investment experience of the Permitted Sub-accounts until it is transferred out of the Bond Sub-account.

In the section of the prospectus entitled Highest Daily Lifetime 6 Plus Income Benefit, we replace the sub-section called “How Highest Daily Lifetime 6 Plus Transfers Account Value Between Your Permitted Sub-accounts and the AST Investment Grade Bond Sub-Account” with the following.  Please note that for Pruco Life of New Jersey, Highest Daily Lifetime 6 Plus with Lifetime Income Accelerator (LIA) and the DCA MVA Options are not offered, and references to “Unadjusted” Account Value refer instead to “Account Value.”

How Highest Daily Lifetime 6 Plus Transfers Unadjusted Account Value Between Your Permitted Sub-accounts and the AST Investment Grade Bond Sub-account

An integral part of Highest Daily Lifetime 6 Plus (including Highest Daily Lifetime 6 Plus with LIA and Spousal Highest Daily Lifetime 6 Plus) is the predetermined mathematical formula used to transfer Unadjusted Account Value between the Permitted Sub-accounts and a specified bond fund within the Advanced Series Trust (the AST Investment Grade Bond Sub-account, referred to as the “Bond Sub-account “).  This predetermined mathematical formula (“formula”) runs each Valuation Day that the benefit is in effect on your Annuity and, as a result, transfers of Unadjusted Account Value between the Permitted Sub-accounts and the Bond Sub-account can occur on any Valuation Day subject to the conditions described below.  Only the predetermined mathematical formula can transfer Unadjusted Account Value to and from the Bond Sub-account, and thus you may not allocate Purchase Payments to or make transfers to or from the Bond Sub-account.  We are not providing you with investment advice through the use of the formula.  The formula by which the transfer operates is designed primarily to mitigate some of the financial risks that we incur in providing the guarantee under Highest Daily Lifetime 6 Plus.  The formula is not forward looking and contains no predictive or projective component with respect to the markets, the Unadjusted Account Value or the Protected Withdrawal Value. The formula is described below.

As indicated above, we limit the Sub-accounts to which you may allocate Unadjusted Account Value if you elect Highest Daily Lifetime 6 Plus. For purposes of these benefits, we refer to those permitted Investment Options as the “Permitted Sub-accounts”.  Because these restrictions and the use of the formula lessen the risk that your Unadjusted Account Value will be reduced to zero while you are still alive, they also reduce the likelihood that we will make any lifetime income payments under this benefit. They may also limit your upside potential for growth.

If you are participating in Highest Daily Lifetime 6 Plus and also are participating in the 6 or 12 Month DCA Program, and the formula under the benefit dictates a transfer from the Permitted Sub-accounts to the Bond Sub-account, then the amount to be transferred will be taken entirely from the Sub-accounts, provided there is sufficient Unadjusted Account Value in those Sub-accounts to meet the required transfer amount. Only if there is insufficient Unadjusted Account Value in those Sub-accounts will an amount be transferred from the DCA MVA Options. For purposes of the discussion below concerning transfers from the Permitted Sub-accounts to the Bond Sub-account, amounts held within the DCA MVA Options are included within the term “Permitted Sub-accounts”. Thus, amounts may be transferred from the DCA MVA Options in the circumstances described above and in the section of the prospectus entitled 6 or 12 Month Dollar Cost Averaging Program. Any transfer dictated by the formula out of the Bond Sub-account will only be transferred to the Permitted Sub-accounts, not the DCA MVA Options. We will not assess any applicable Market Value Adjustment with respect to transfers under the formula from the DCA MVA Options.

Generally, the formula, which is applied each Valuation Day, operates as follows. The formula starts by identifying an income basis for that day and then multiplies that figure by 5%, to produce a projected (i.e., hypothetical) income amount. This amount may be different than the actual Annual Income Amount currently guaranteed under your benefit.  Then it produces an estimate of the total amount targeted in the formula, based on the projected income amount and factors set forth in the formula. In the formula, we refer to that value as the “Target Value” or “L”. If you have already made a Lifetime Withdrawal, your projected income amount (and thus your Target Value) would take into account any automatic step-up, any subsequent Purchase Payments (including any associated Purchase Credits), and any withdrawals of Excess Income. Next, the formula subtracts from the Target Value the amount held within the Bond Sub-account on that day, and divides that difference by the amount held within the Permitted Sub-accounts. That ratio, which essentially isolates the amount of your Target Value that is not offset by amounts held within the Bond Sub-account, is called the “Target Ratio” or “r”. If, on each of three consecutive Valuation Days, the Target Ratio is greater than 83% but less than or equal to 84.5%, the formula will, on such third Valuation Day, make a transfer from the Permitted Sub-accounts in which you are invested (subject to the 90% cap discussed below) to the Bond Sub-account.   Once a transfer is made, the Target Ratio must again be greater than 83% but less than or equal to 84.5% for three consecutive Valuation Days before a subsequent transfer to the Bond Sub-account will occur. If, however, on any Valuation Day, the Target Ratio is above 84.5%, the formula will make a transfer from the Permitted Sub-accounts (subject to the 90% cap) to the Bond Sub-account (as described above). If the Target Ratio falls below 78% on any Valuation Day, then a transfer from the Bond Sub-account to the Permitted Sub-accounts (excluding the DCA MVA Options) will occur.

The formula will not execute a transfer to the Bond Sub-account that results in more than 90% of your Unadjusted Account Value being allocated to the Bond Sub-account (“90% cap”) on that Valuation Day. Thus, on any Valuation Day, if the formula would require a transfer to the Bond Sub-account that would result in more than 90% of the Unadjusted Account Value being allocated to the Bond Sub-account, only the amount that results in exactly 90% of the Unadjusted Account Value being allocated to the Bond Sub-account will be transferred. Additionally, future transfers into the Bond Sub-account will not be made (regardless of the performance of the Bond Sub-account and the Permitted Sub-accounts) at least until there is first a transfer out of the Bond Sub-account. Once this transfer occurs out of the Bond Sub-account, future amounts may be transferred to or from the Bond Sub-account if dictated by the formula (subject to the 90% cap).  At no time will the formula make a transfer to the Bond Sub-account that results in greater than 90% of your Unadjusted Account Value being allocated to the Bond Sub-account. However, it is possible that, due to the investment performance of your allocations in the Bond Sub-account and your allocations in the Permitted Sub-accounts you have selected, your Unadjusted Account Value could be more than 90% invested in the Bond Sub-account.

If you make additional Purchase Payments to your Annuity while the 90% cap is in effect, the formula will not transfer any of such additional Purchase Payments to the Bond Sub-account at least until there is first a transfer out of the Bond Sub-account, regardless of how much of your Unadjusted Account Value is in the Permitted Sub-accounts. This means that there could be scenarios under which, because of the additional Purchase Payments you make, less than 90% of your entire Unadjusted Account Value is allocated to the Bond Sub-account, and the formula will still not transfer any of your Unadjusted Account Value to the Bond Sub-account (at least until there is first a transfer out of the Bond Sub-account). For example,

•
September 4, 2012 – a transfer is made to the Bond Sub-account that results in the 90% cap being met and now $90,000 is allocated to the Bond Sub-account and $10,000 is allocated to the Permitted Sub-accounts.

•
September 5, 2012 – you make an additional Purchase Payment of $10,000. No transfers have been made from the Bond Sub-account to the Permitted Sub-accounts since the cap went into effect on September 4, 2012.

•
On September 5, 2012 – (and at least until first a transfer is made out of the Bond Sub-account under the formula) – the $10,000 payment is allocated to the Permitted Sub-accounts and on this date you have 82% in the Bond Sub-account and 18% in the Permitted Sub-accounts (such that $20,000 is allocated to the Permitted Sub-accounts and $90,000 to the Bond Sub-account).

•
Once there is a transfer out of the Bond Sub-account (of any amount), the formula will operate as described above, meaning that the formula could transfer amounts to or from the Bond Sub-account if dictated by the formula (subject to the 90% cap).

Under the operation of the formula, the 90% cap may come into and out of effect multiple times while you participate in the benefit. We will continue to monitor your Unadjusted Account Value daily and, if dictated by the formula, systematically transfer amounts between the Permitted Sub-accounts you have chosen and the Bond Sub-account as dictated by the formula.

Under the formula, investment performance of your Unadjusted Account Value that is negative, flat, or even moderately positive may result in a transfer of a portion of your Unadjusted Account Value in the Permitted Sub-accounts to the Bond Sub-account because such investment performance will tend to increase the Target Ratio. In deciding how much to transfer, we use another formula, which essentially seeks to reallocate amounts held in the Permitted Sub-accounts and the Bond Sub-account so that the Target Ratio meets a target, which currently is equal to 80%. The further the Target Ratio is from 80% when a transfer is occurring under the formula, the greater the transfer amount will be.  Once you elect Highest Daily Lifetime 6 Plus, the values we use to compare to the Target Ratio will be fixed. For newly-issued Annuities that elect Highest Daily Lifetime 6 Plus and existing Annuities that elect Highest Daily Lifetime 6 Plus in the future, however, we reserve the right to change such values.

Additionally, on each monthly Annuity Anniversary (if the monthly Annuity Anniversary does not fall on a Valuation Day, the next Valuation Day will be used), following all of the above described daily calculations, if there is money allocated to the Bond Sub-account, we will perform an additional monthly calculation to determine whether or not a transfer will be made from the Bond Sub-account to the Permitted Sub-accounts. This transfer will automatically occur provided that the Target Ratio, as described above, would be less than 83% after the transfer. The formula will not execute a transfer if the Target Ratio after this transfer would occur would be greater than or equal to 83%.

The amount of the transfer will be equal to the lesser of:

a)	The total value of all your Unadjusted Account Value in the Bond Sub-account, or

b)	An amount equal to 5% of your total Unadjusted Account Value.

While you are not notified when your Annuity reaches a transfer trigger under the formula, you will receive a confirmation statement indicating the transfer of a portion of your Unadjusted Account Value either to or from the Bond Sub-account. Depending on the results of the calculations of the formula, we may, on any Valuation Day:
•	Not make any transfer between the Permitted Sub-accounts and the Bond Sub-account; or

•	If a portion of your Unadjusted Account Value was previously allocated to the Bond Sub-account, transfer all or a portion of those amounts to the Permitted Sub-accounts (as described above); or

•	Transfer a portion of your Unadjusted Account Value in the Permitted Sub-accounts and the DCA MVA Options to the Bond Sub-account.

Prior to the first Lifetime Withdrawal, the primary driver of transfers to the Bond Sub-account is the difference between your Unadjusted Account Value and your Protected Withdrawal Value. If none of your Unadjusted Account Value is allocated to the Bond Sub-account, then over time the formula permits an increasing difference between the Unadjusted Account Value and the Protected Withdrawal Value before a transfer to the Bond Sub-account occurs.  Therefore, as time goes on, while none of your Unadjusted Account Value is allocated to the Bond Sub-account, the smaller the difference between the Protected Withdrawal Value and the Unadjusted Account Value, the more the Unadjusted Account Value can decrease prior to a transfer to the Bond Sub-account.

Each market cycle is unique, therefore the performance of your Sub-accounts, and its impact on your Unadjusted Account Value, will differ from market cycle to market cycle producing different transfer activity under the formula.  The amount and timing of transfers to and from the Bond Sub-account pursuant to the formula depend on various factors unique to your Annuity and are not necessarily directly correlated with the securities markets, bond markets, interest rates or any other market or index.  Some of the factors that determine the amount and timing of transfers (as applicable to your Annuity), include:
•	The difference between your Unadjusted Account Value and your Protected Withdrawal Value;

•	The amount of time Highest Daily Lifetime 6 Plus has been in effect on your Annuity;

•	The amount allocated to and the performance of the Permitted Sub-accounts and the Bond Sub-account;

•	Any additional Purchase Payments you make to your Annuity (while the benefit is in effect); and

•	Any withdrawals you take from your Annuity (while the benefit is in effect).

At any given time, some, most or none of your Unadjusted Account Value will be allocated to the Bond Sub-account, as dictated by the formula.

Because the amount allocated to the Bond Sub-account and the amount allocated to the Permitted Sub-accounts each is a variable in the formula, the investment performance of each affects whether a transfer occurs for your Annuity. The greater the amounts allocated to either the Bond Sub-account or to the Permitted Sub-accounts, the greater the impact performance of that Sub-account has on your Unadjusted Account Value and thus the greater the impact on whether (and how much) your Unadjusted Account Value is transferred to or from the Bond Sub-account.  It is possible, under the formula, that if a significant portion of your Unadjusted Account Value is allocated to the Bond Sub-account and that Sub-account has positive performance, the formula might transfer a portion of your Unadjusted Account Value to the Permitted Sub-accounts, even if the performance of your Permitted Sub-accounts is negative.   Conversely, if a significant portion of your Unadjusted Account Value is allocated to the Bond Sub-account and that Sub-account has negative performance, the formula may transfer additional amounts from your Permitted Sub-accounts to the Bond Sub-account even if the performance of your Permitted Sub-accounts is positive.

If you make additional Purchase Payments to your Annuity, they will be allocated in accordance with your Annuity.  Once allocated, they will also be subject to the formula described above and therefore may be transferred to the Bond Sub-account, if dictated by the formula and subject to the 90% cap feature described above.

Any Unadjusted Account Value in the Bond Sub-account will not participate in the positive or negative investment experience of the Permitted Sub-accounts until it is transferred out of the Bond Sub-account.

F.  Market Value Adjustment

For the Pruco Life prospectus only, we replace the third paragraph in the section entitled Investment Options, sub-section Market Value Adjustment with the following:

The amount of the MVA is determined according to the formulas set forth in Appendix F.  We use one formula for the Long-Term MVA Option and another formula for the DCA MVA Option.  In general, the amount of the MVA is dependent on the difference between interest rates at the time your MVA Option was established and current interest rates for the remaining Guarantee Period of your MVA Option.  For the Long-Term MVA Option, as detailed in the formula, we essentially (i) divide the current interest rate you are receiving under the Guarantee Period by the interest rate we are crediting for a Guarantee Period equal in duration to the time remaining under the Guarantee Period (plus a Liquidity Factor as defined below) and (ii) raise that quotient by a mathematical power that represents the time remaining until the maturity of the Guarantee Period.  That result produces the MVA factor.  The Liquidity Factor is an element of the MVA formula currently equal to 0.0025 or 25 basis points.  It is an adjustment that is applied when an MVA is assessed (regardless of whether the MVA is positive or negative) and will reduce the amount being surrendered or transferred.  If we have no interest rate for a Guarantee Period equal in duration to the time remaining under the Guarantee Period, we may use certain US Treasury interest rates to calculate a proxy for that interest rate.  All else being equal, the longer the time remaining until the maturity of the MVA Option from which you are making the withdrawal, the larger the mathematical power that is applied to the quotient in (i) above, and thus the larger the MVA itself.  The formula for the DCA MVA Option works in a similar fashion, including the Liquidity Factor described above, except that both interest rates used in the MVA formula are derived directly from the Federal Reserve’s “Constant Maturity (CMT) rate.”  Under either formula, the MVA may be positive or negative, and a negative MVA could result in a loss of interest previously earned as well as some portion of your Purchase Payments.

G.  Subsequent Purchase Payments and the 6 or 12 Month DCA Program

For the Pruco Life prospectus only, we add the following sentence in the section, Managing Your Account Value, sub-section 6 or 12 Month Dollar Cost Averaging Program (the “6 or 12 Month DCA Program”) as the first bullet point under Criteria for Participating in the Program:

If you have elected to participate in the 6 or 12 Month DCA Program, your initial Purchase Payment will be applied to your chosen program.  Each time you make an additional Purchase Payment, you will need to elect a new 6 or 12 Month DCA Program for that additional Purchase Payment.  If you do not provide such instructions, we will allocate that additional Purchase Payment on a pro rata basis to the Sub-accounts in which your Account Value is then allocated, excluding Sub-accounts to which you may not electively allocate Account Value.  Additionally, if your initial Purchase Payment is funded from multiple sources (e.g., a transfer of assets/1035 exchange) then the total amount that you have designated to fund your annuity will be treated as the initial Purchase Payment for purposes of your participation in the 6 or 12 Month DCA Program.

 H.  Revised Disclosure Concerning Tax-Free Exchanges Under Section 1035

In the Tax Considerations section of the prospectus, we replace the first paragraph of the sub-section entitled “Special Rules in Relation to Tax-Free Exchanges Under Section 1035” with the following:

Special Rules in Relation to Tax-free Exchanges Under Section 1035

Section 1035 of the Internal Revenue Code of 1986, as amended (Code), permits certain tax-free exchanges of a life insurance, annuity or endowment contract for an annuity, including tax-free exchanges of annuity death benefits for a Beneficiary Annuity.  Partial surrenders may be treated in the same way as tax-free 1035 exchanges of entire contracts, therefore avoiding current taxation of the partially exchanged amount as well as the 10% tax penalty on pre-age 59 1/2 withdrawals. In Revenue Procedure 2011-38, the IRS has indicated that, for exchanges on or after October 24, 2011, where there is a surrender or distribution from either the initial annuity contract or receiving annuity contract within 180 days of the date on which the partial exchange was completed, the IRS will apply general tax rules to determine the substance and treatment of the original transfer.  For partial exchanges that occurred prior to October 24, 2011, the provisions of Revenue Procedure 2008-24 will continue to apply if there is a surrender or distribution within 12 months of the date on which the partial exchange was completed.  Under Revenue Procedure 2008-24, the transfer will retroactively be treated as a taxable distribution from the initial annuity contract and a contribution to the receiving annuity contract. Tax free exchange treatment will be retained under certain circumstances if you are eligible for an exception to the 10% federal income tax penalty, other than the exceptions for substantially equal periodic payments or distributions under an immediate annuity. We strongly urge you to discuss any transaction of this type with your tax advisor before proceeding with the transaction.

Pruco Life Insurance Company
Pruco Life Insurance Company of New Jersey

PRUDENTIAL PREMIER® ADVISORSM VARIABLE ANNUITY SERIES (“ADVISOR SERIES”)

Supplement dated October 31, 2011
To
Prospectuses dated May 1, 2011

This Supplement should be read and retained with the current Prospectus for your annuity.  This Supplement is intended to update certain information in the Prospectus for the variable annuity you own, and is not intended to be a prospectus or offer for any other variable annuity listed here that you do not own.  If you would like another copy of the current Prospectus, please contact us at 1-888-PRU-2888.

A. New AST Portfolios.  The following Portfolios will be added as Sub-accounts within your Annuity, effective on or about October 17, 2011.  Initially, each new Portfolio will not be an option to which you may directly allocate Purchase Payments.  Instead, beginning on or about October 17, 2011, each Portfolio will be available only as an underlying Portfolio in which the AST Academic Strategies Asset Allocation Portfolio, the Dynamic Asset Allocation Portfolios (i.e., AST Balanced Asset Allocation Portfolio, AST Capital Growth Asset Allocation Portfolio and AST Preservation Asset Allocation Portfolio), and the Tactical Asset Allocation Portfolios (i.e., AST CLS Growth Asset Allocation Portfolio, AST CLS Moderate Asset Allocation Portfolio, AST Horizon Growth Asset Allocation Portfolio, and AST Horizon Moderate Asset Allocation Portfolio) may invest.  The new AST Portfolios are:

•	AST Neuberger Berman Core Bond Portfolio; and
•	AST Prudential Core Bond Portfolio

Beginning on or about October 31, 2011, you may allocate Purchase Payments to these Portfolios and make transfers into these Portfolios.  Moreover, you may invest in each Portfolio even if you participate in an optional living benefit or optional death benefit.  To reflect this availability, we include the name of each Portfolio in the Investment Options list on the inside front cover, and amend the Group 1 and Group 2 tables under the Investment Options section of the prospectus accordingly.  In particular, with respect to the Group 2 (Custom Portfolios Program) table, each bond portfolio below is added to the list of AST bond portfolios to which the minimum specified percentage of Account Value must be allocated.   We also revise the prospectus as follows:

In the section of the Prospectus entitled Summary of Contract Fees and Charges, we set forth the following fees of the AST Neuberger Berman Core Bond Portfolio and the AST Prudential Core Bond Portfolio in the table of Underlying Mutual Fund Portfolio Annual Expenses.

ESTIMATED UNDERLYING MUTUAL FUND PORTFOLIO ANNUAL EXPENSES (as a percentage of the average net assets of the underlying Portfolios)
For the year ended December 31, 2011
UNDERLYING PORTFOLIO	Management Fees	Other Expenses	Distribution (12b-1) Fees	Dividend Expense on Short Sales	Broker Fees and Expenses on Short Sales	Acquired Portfolio Fees & Expenses	Total Annual Portfolio Operating Expenses	Contractual Fee Waiver or Expense Reimbursement	Net Annual Fund Operating Expenses
AST Neuberger Berman Core Bond Portfolio	0.70%	0.15%	0.00%	0.00%	0.00%	0.00%	0.85%1	0.01%2	0.84%
AST Prudential Core Bond Portfolio	0.70%	0.15%	0.00%	0.00%	0.00%	0.00%	0.85%3	0.01%4	0.84%

1 The AST Neuberger Berman Core Bond Portfolio will commence operations on or about October 17, 2011.  Estimate of Other Expenses based in part on assumed average daily net assets of $800 million for the Portfolio for the year ending December 31, 2011.
2 Prudential Investments LLC and AST Investment Services, Inc. (together, the Investment Managers) have contractually agreed to waive a portion of their investment management fees so that the Portfolio’s investment management fee would equal 0.70% of the Portfolio’s first $500 million of average daily net assets, 0.675% of the Portfolio’s average daily net assets between $500 million and $1 billion, and 0.65% of the Portfolio’s average daily net assets in excess of $1 billion through May 1, 2014.  This contractual investment management fee waiver may not be terminated or modified prior to May 1, 2014, but may be discontinued or modified thereafter.  The decision on whether to renew, modify or discontinue this expense limitation after May 1, 2014 will be subject to review by the Investment Managers and the Board of Trustees of the Trust.
3 The AST Prudential Core Bond Portfolio will commence operations on or about October 17, 2011.  Estimate of Other Expenses based in part on assumed average daily net assets of $800 million for the Portfolio for the year ending December 31, 2011.
4 Prudential Investments LLC and AST Investment Services, Inc. (together, the Investment Managers) have contractually agreed to waive a portion of their investment management fees so that the Portfolio’s investment management fee would equal 0.70% of the Portfolio’s first $500 million of average daily net assets, 0.675% of the Portfolio’s average daily net assets between $500 million and $1 billion, and 0.65% of the Portfolio’s average daily net assets in excess of $1 billion through May 1, 2014.  This contractual investment management fee waiver may not be terminated or modified prior to May 1, 2014, but may be discontinued or modified thereafter.  The decision on whether to renew, modify or discontinue this expense limitation after May 1, 2014 will be subject to review by the Investment Managers and the Board of Trustees of the Trust.

In the section entitled “Investment Options,” we add the following summary descriptions of the AST Neuberger Berman Core Bond Portfolio and the AST Prudential Core Bond Portfolio to the Investment Objectives/Policies table as follows:

INVESTMENT OBJECTIVES/POLICIES	STYLE/TYPE	PORTFOLIO ADVISOR/SUB-ADVISOR
ADVANCED SERIES TRUST
AST Neuberger Berman Core Bond Portfolio: The Portfolio seeks to maximize total return consistent with preservation of capital.  Under normal circumstances, the Portfolio will invest at least 80% of its investable assets in bonds and other debt securities.  All of the debt securities in which the Portfolio invests will be investment grade under normal circumstances.  The Portfolio normally will not invest more than 15% of its total assets in non-U.S. dollar denominated securities and, through hedging strategies, will attempt to limit its exposure to currencies other than the U.S. dollar to 5% of its total assets.  The Portfolio normally will seek to maintain its target average duration within one year, and generally seeks to maintain its target average duration within a maximum of two years, of the average duration of the bonds in the Barclays Capital U.S. Aggregate Bond Index.
	FIXED INCOME	Neuberger Berman Fixed Income, LLC
AST Prudential Core Bond Portfolio: The Portfolio seeks to maximize total return consistent with the long-term preservation of capital.  Under normal circumstances, the Portfolio will invest at least 80% of its investable assets in intermediate and long-term debt obligations and high quality money market instruments.  In addition, the Portfolio will invest, under normal circumstances, at least 80% of its net assets in intermediate and long-term debt obligations that are rated investment grade by the major rating services, or, if unrated, considered to be of comparable quality by the subadviser, and high quality money market instruments.  Likewise, the Portfolio may invest up to 20% of its net assets in high-yield/high-risk debt securities (commonly known as “junk bonds”).  The Portfolio also may invest up to 20% of its total assets in debt securities issued outside the U.S. by U.S. or foreign issuers, whether or not such securities are denominated in the U.S. dollar.
	FIXED INCOME	Prudential Investment Management, Inc.

B.      AST Academic Strategies Asset Allocation Portfolio; AST AllianceBernstein Core Value Portfolio:  sub-adviser changes.

AST Academic Strategies Asset Allocation Portfolio.  J.P. Morgan Investment Management, Inc. will be added as a sub-adviser to this Portfolio on or about October 17, 2011 (rather than August 24, 2011).  In addition, Prudential Bache Asset Management Incorporated, which has served as a sub-adviser to this Portfolio, recently was acquired by Jefferies Group, Inc. and was re-named Bache Asset Management, Inc.  It is expected that Bache Asset Management, Inc. ("Bache") will continue to serve as a sub-adviser to this Portfolio until October 17, 2011, at which point Jefferies Asset Management, LLC will replace Bache as a sub-adviser to this Portfolio. The Investment Objectives/Policies table in the Prospectus is amended accordingly.

AST AllianceBernstein Core Value Portfolio.  The Board of Trustees of Advanced Series Trust (the Trust) recently approved replacing AllianceBernstein L.P. (AllianceBernstein) as the sole subadviser for the AST AllianceBernstein Core Value Portfolio with T. Rowe Price Associates, Inc. (T. Rowe Price) and changing the name of the Portfolio from the AST AllianceBernstein Core Value Portfolio to the AST T. Rowe Price Equity Income Portfolio.  Implementation of the revised subadvisory arrangements and name change is expected to occur on or about October 31, 2011. Depending upon market, economic, and financial conditions as of October 31, 2011 and the Trust's ability to implement certain legal agreements and custody arrangements, it may take several weeks for T. Rowe Price to dispose of securities and other financial instruments held by the Portfolio that were purchased by AllianceBernstein and to begin to implement its own investment strategy.  To reflect those changes, we revise the Investment Objectives/Policies summary description appearing in the prospectus to read as follows:

INVESTMENT OBJECTIVES/POLICIES	STYLE/TYPE	PORTFOLIO ADVISOR/SUB-ADVISOR
ADVANCED SERIES TRUST
AST T. Rowe Price Equity Income Portfolio (formerly AST AllianceBernstein Core Value Portfolio):  The Portfolio's investment objective is to seek to provide substantial dividend income as well as long-term growth of capital through investments in the common stocks of established companies.  The Portfolio will normally invest at least 80% of its net assets (including any borrowings for investment purposes) in common stocks, with 65% of net assets (including any borrowings for investment purposes) in dividend-paying common stocks of well-established companies.  The Portfolio will typically employ a “value” approach in selecting investments. T. Rowe Price’s research team will seek companies that appear to be undervalued by various measures and may be temporarily out of favor but have good prospects for capital appreciation and dividend growth.  In selecting investments, T. Rowe Price generally will look for companies in the aggregate with one or more of the following:

• an established operating history;
• above-average dividend yield relative to the S&P 500 Index;
• low price/earnings ratio relative to the S&P 500 Index;
• a sound balance sheet and other positive financial characteristics; and
• low stock price relative to a company’s underlying value as measured by assets, cash flow, or business franchises.
	LARGE CAP VALUE	T. Rowe Price Associates, Inc.

C.   AST FI Pyramis® Asset Allocation Portfolio, AST First Trust Balanced Target Portfolio, and AST First Trust Capital Appreciation Target Portfolio – revised summary descriptions.

The summary description of each Portfolio, appearing in the Investment Objectives/Policies column below of the prospectus, is revised to read as follows:

INVESTMENT OBJECTIVES/POLICIES	STYLE/TYPE	PORTFOLIO ADVISOR/SUB-ADVISOR
ADVANCED SERIES TRUST
AST FI Pyramis® Asset Allocation Portfolio: seeks to maximize potential total return.  In seeking to achieve the Portfolio’s investment objective, the Portfolio’s assets are allocated across eight uniquely specialized investment strategies.  The Portfolio has five strategies that invest primarily in equity securities, two fixed-income strategies (i.e., the Broad Market Duration Strategy and the High Yield Bond Strategy), and one strategy designed to provide liquidity (i.e., the Liquidity Strategy).  Pyramis is a registered service mark of FMR LLC.  Used under license.
	ASSET ALLOCATION	Pyramis Global Advisors, LLC a Fidelity Investments company
AST First Trust Balanced Target Portfolio: seeks long-term capital growth balanced by current income.  The Portfolio seeks to achieve its objective by investing approximately 65% of its net assets in equity securities and approximately 35% of its net assets in fixed-income securities as of the annual security selection date.  Depending on market conditions, the equity portion may range between 60-70% of the Portfolio’s net assets and the fixed-income portion may range between 30-40% of the Portfolio’s net assets.  The revised allocations do not take into account the potential investment of up to 5% of the Portfolio’s assets in the “liquidity” investment sleeve.  In seeking to achieve its investment objective, the Portfolio allocates its assets across multiple uniquely specialized investment strategies.  On or about the annual selection date (currently March 1 under normal circumstances), the Portfolio establishes both the percentage allocations among the various investment strategies under normal circumstances and the percentage allocation of each security’s position within each of the investment strategies that invest primarily in equity securities.
	ASSET ALLOCATION	First Trust Advisors L.P.
AST First Trust Capital Appreciation Target Portfolio:  seeks long-term capital growth. The Portfolio seeks to achieve its objective by investing approximately 80% of its net assets in equity securities and approximately 20% of its net assets in fixed-income securities as of the annual security selection date.  Depending on market conditions, the equity portion may range between 75-85% of the Portfolio’s net assets and the fixed-income portion may range between 15-25% of the Portfolio’s net assets.  The revised allocations do not take into account the potential investment of up to 5% of the Portfolio’s assets in the “liquidity” investment sleeve.  In seeking to achieve its investment objective, the Portfolio allocates its assets across multiple uniquely specialized investment strategies.  On or about the annual selection date (currently March 1 under normal circumstances), the Portfolio establishes both the percentage allocations among the various investment strategies under normal circumstances and the percentage allocation of each security’s position within each of the investment strategies that invest primarily in equity securities.
	ASSET ALLOCATION	First Trust Advisors L.P.

D.	Investment Objectives/Policies Replacements

In the Investment Objectives/Policies table, we replace the italicized investment objectives of the following Portfolios with the new italicized language indicated below:

(i)
AST Advanced Strategies Portfolio: seeks a high level of absolute return by using traditional and non-traditional investment strategies and by investing in domestic and foreign equity and fixed-income securities, derivative instruments and other investment companies.

(vi)
AST Bond Portfolios 2017, 2018, 2019, 2020, 2021, and 2022: each AST Bond Portfolio seeks the highest total return for a specific period of time, consistent with the preservation of capital and liquidity needs.  Total return is comprised of current income and capital appreciation.

(vii)	AST JPMorgan International Equity Portfolio: seeks capital growth.
(viii)	AST J.P. Morgan Strategic Opportunities Portfolio: seeks to maximize return compared to the benchmark through security selection and tactical asset allocation.
(ix)
AST Wellington Management Hedged Equity Portfolio: seeks to outperform a mix of 50% Russell 3000 Index, 20% MSCI EAFE Index, and 30% Treasury Bill Index over a full market cycle by preserving capital in adverse markets utilizing an options strategy while maintaining equity exposure to benefit from up markets through investments in Wellington Management’s equity investment strategies.

E.
In the section of the prospectus entitled Highest Daily Lifetime Income Benefit, we replace the sub-section called “How Highest Daily Lifetime Income/Spousal Highest Daily Lifetime Income Transfers Unadjusted Account Value Between Your Permitted Sub-accounts and the AST Investment Grade Bond Sub-account” with the following.    Please note, however, that: (a) for the Pruco Life Insurance Company of New Jersey (“Pruco Life of New Jersey”) prospectus, references in the language below to “Unadjusted Account Value” are replaced with “Account Value” and disclosure concerning the 6 or 12 Month Dollar Cost Averaging Program and Market Value Adjustment does not apply; (b) the reference to Appendix G is replaced by a reference to Appendix E for Pruco Life of New Jersey and (c) the Highest Daily Lifetime Income with Lifetime Income Accelerator (LIA) Benefit is not offered through Pruco Life of New Jersey.

How Highest Daily Lifetime Income/Spousal Highest Daily Lifetime Income Transfers Unadjusted Account Value Between Your Permitted Sub-Accounts and the AST Investment Grade Bond Sub-account

An integral part of Highest Daily Lifetime Income (including Highest Daily Lifetime Income with LIA and Spousal Highest Daily Lifetime Income) is the predetermined mathematical formula used to transfer Unadjusted Account Value between the Permitted Sub-accounts and a specified bond fund within the Advanced Series Trust (the AST Investment Grade Bond Sub-account, referred to in this section as the “Bond Sub-account”).  This predetermined mathematical formula (“formula”) runs each Valuation Day that the benefit is in effect on your Annuity and, as a result, transfers of Unadjusted Account Value between the Permitted Sub-accounts and the Bond Sub-account can occur on any Valuation Day subject to the conditions described below.  Only the predetermined mathematical formula can transfer Unadjusted Account Value to and from the Bond Sub-account, and thus you may not allocate Purchase Payments to or make transfers to or from the Bond Sub-account.  We are not providing you with investment advice through the use of the formula.  The formula by which the transfer operates is designed primarily to mitigate some of the financial risks that we incur in providing the guarantee under Highest Daily Lifetime Income.  The formula is not forward looking and contains no predictive or projective component with respect to the markets, the Unadjusted Account Value or the Protected Withdrawal Value. The formula is set forth in Appendix G (and is described below).

As indicated above, we limit the Sub-accounts to which you may allocate Unadjusted Account Value if you elect Highest Daily Lifetime Income. For purposes of these benefits, we refer to those permitted Investment Options as the "Permitted Sub-accounts".  Because these restrictions and the use of the formula lessen the risk that your Unadjusted Account Value will be reduced to zero while you are still alive, they also reduce the likelihood that we will make any lifetime income payments under this benefit. They may also limit your upside potential for growth.

If you are participating in Highest Daily Lifetime Income and also are participating in the 6 or 12 Month DCA Program, and the formula under the benefit dictates a transfer from the Permitted Sub-accounts to the Bond Sub-account, then the amount to be transferred will be taken entirely from the Sub-accounts, provided there is sufficient Unadjusted Account Value in those Sub-accounts to meet the required transfer amount. Only if there is insufficient Unadjusted Account Value in those Sub-accounts will an amount be transferred from the DCA MVA Options. For purposes of the discussion below concerning transfers from the Permitted Sub-accounts to the Bond Sub-account, amounts held within the DCA MVA Options are included within the term "Permitted Sub-accounts". Thus, amounts may be transferred from the DCA MVA Options in the circumstances described above and in the section of the prospectus entitled 6 or 12 Month Dollar Cost Averaging Program. Any transfer dictated by the formula out of the Bond Sub-account will only be transferred to the Permitted Sub-accounts, not the DCA MVA Options. We will not assess any Market Value Adjustment with respect to transfers under the formula from the DCA MVA Options.

Generally, the formula, which is applied each Valuation Day, operates as follows. The formula starts by identifying an income basis for that day and then multiplies that figure by 5%, to produce a projected (i.e., hypothetical) income amount. This amount may be different than the actual Annual Income Amount currently guaranteed under your benefit.  Then it produces an estimate of the total amount targeted in the formula, based on the projected income amount and factors set forth in the formula. In the formula, we refer to that value as the "Target Value" or "L". If you have already made a Lifetime Withdrawal, your projected income amount (and thus your Target Value) would take into account any automatic step-up, any subsequent Purchase Payments, and any withdrawals of Excess Income. Next, the formula subtracts from the Target Value the amount held within the Bond Sub-account on that day, and divides that difference by the amount held within the Permitted Sub-accounts. That ratio, which essentially isolates the amount of your Target Value that is not offset by amounts held within the Bond Sub-account, is called the "Target Ratio" or "r". If, on each of three consecutive Valuation Days, the Target Ratio is greater than 83% but less than or equal to 84.5%, the formula will, on such third Valuation Day, make a transfer from the Permitted Sub-accounts in which you are invested (subject to the 90% cap discussed below) to the Bond Sub-account.   Once a transfer is made, the Target Ratio must again be greater than 83% but less than or equal to 84.5% for three consecutive Valuation Days before a subsequent transfer to the Bond Sub-account will occur. If, however, on any Valuation Day, the Target Ratio is above 84.5%, the formula will make a transfer from the Permitted Sub-accounts (subject to the 90% cap) to the Bond Sub-account (as described above). If the Target Ratio falls below 78% on any Valuation Day, then a transfer from the Bond Sub-account to the Permitted Sub-accounts (excluding the DCA MVA Options) will occur.

The formula will not execute a transfer to the Bond Sub-account that results in more than 90% of your Unadjusted Account Value being allocated to the Bond Sub-account ("90% cap") on that Valuation Day. Thus, on any Valuation Day, if the formula would require a transfer to the Bond Sub-account that would result in more than 90% of the Unadjusted Account Value being allocated to the Bond Sub-account, only the amount that results in exactly 90% of the Unadjusted Account Value being allocated to the Bond Sub-account will be transferred. Additionally, future transfers into the Bond Sub-account will not be made (regardless of the performance of the Bond Sub-account and the Permitted Sub-accounts) at least until there is first a transfer out of the Bond Sub-account. Once this transfer occurs out of the Bond Sub-account, future amounts may be transferred to or from the Bond Sub-account if dictated by the formula (subject to the 90% cap).  At no time will the formula make a transfer to the Bond Sub-account that results in greater than 90% of your Unadjusted Account Value being allocated to the Bond Sub-account. However, it is possible that, due to the investment performance of your allocations in the Bond Sub-account and your allocations in the Permitted Sub-accounts you have selected, your Unadjusted Account Value could be more than 90% invested in the Bond Sub-account.

If you make additional Purchase Payments to your Annuity while the 90% cap is in effect, the formula will not transfer any of such additional Purchase Payments to the Bond Sub-account at least until there is first a transfer out of the Bond Sub-account, regardless of how much of your Unadjusted Account Value is in the Permitted Sub-accounts. This means that there could be scenarios under which, because of the additional Purchase Payments you make, less than 90% of your entire Unadjusted Account Value is allocated to the Bond Sub-account, and the formula will still not transfer any of your Unadjusted Account Value to the Bond Sub-account (at least until there is first a transfer out of the Bond Sub-account). For example,

•
September 4, 2012 - a transfer is made to the Bond Sub-account that results in the 90% cap being met and now $90,000 is allocated to the Bond Sub-account and $10,000 is allocated to the Permitted Sub-accounts.

•
September 5, 2012 - you make an additional Purchase Payment of $10,000. No transfers have been made from the Bond Sub-account to the Permitted Sub-accounts since the cap went into effect on September 4, 2012.

•
On September 5, 2012 - (and at least until first a transfer is made out of the Bond Sub-account under the formula) - the $10,000 payment is allocated to the Permitted Sub-accounts and on this date you have 82% in the Bond Sub-account and 18% in the Permitted Sub-accounts (such that $20,000 is allocated to the Permitted Sub-accounts and $90,000 to the Bond Sub-account).

•
Once there is a transfer out of the Bond Sub-account (of any amount), the formula will operate as described above, meaning that the formula could transfer amounts to or from the Bond Sub-account if dictated by the formula (subject to the 90% cap).

Under the operation of the formula, the 90% cap may come into and out of effect multiple times while you participate in the benefit. We will continue to monitor your Unadjusted Account Value daily and, if dictated by the formula, systematically transfer amounts between the Permitted Sub-accounts you have chosen and the Bond Sub-account as dictated by the formula.

Under the formula, investment performance of your Unadjusted Account Value that is negative, flat, or even moderately positive may result in a transfer of a portion of your Unadjusted Account Value in the Permitted Sub-accounts to the Bond Sub-account because such investment performance will tend to increase the Target Ratio. In deciding how much to transfer, we use another formula, which essentially seeks to reallocate amounts held in the Permitted Sub-accounts and the Bond Sub-account so that the Target Ratio meets a target, which currently is equal to 80%. The further the Target Ratio is from 80% when a transfer is occurring under the formula, the greater the transfer amount will be.  Once you elect Highest Daily Lifetime Income, the values we use to compare to the Target Ratio will be fixed. For newly-issued Annuities that elect Highest Daily Lifetime Income and existing Annuities that elect Highest Daily Lifetime Income in the future, however, we reserve the right to change such values.

Additionally, on each monthly Annuity Anniversary (if the monthly Annuity Anniversary does not fall on a Valuation Day, the next Valuation Day will be used), following all of the above described daily calculations, if there is money allocated to the Bond Sub-account, we will perform an additional monthly calculation to determine whether or not a transfer will be made from the Bond Sub-account to the Permitted Sub-accounts. This transfer will automatically occur provided that the Target Ratio, as described above, would be less than 83% after the transfer. The formula will not execute a transfer if the Target Ratio after this transfer would occur would be greater than or equal to 83%.

The amount of the transfer will be equal to the lesser of:

(a)	The total value of all your Unadjusted Account Value in the Bond Sub-account, or

(b)	An amount equal to 5% of your total Unadjusted Account Value.

While you are not notified when your Annuity reaches a transfer trigger under the formula, you will receive a confirmation statement indicating the transfer of a portion of your Unadjusted Account Value either to or from the Bond Sub-account.

Depending on the results of the calculations of the formula, we may, on any Valuation Day:

•	Not make any transfer between the Permitted Sub-accounts and the Bond Sub-account; or

•	If a portion of your Unadjusted Account Value was previously allocated to the Bond Sub-account, transfer all or a portion of those amounts to the Permitted Sub-accounts (as described above); or

•	Transfer a portion of your Unadjusted Account Value in the Permitted Sub-accounts and the DCA MVA Options to the Bond Sub-account.

Prior to the first Lifetime Withdrawal, the primary driver of transfers to the Bond Sub-account is the difference between your Unadjusted Account Value and your Protected Withdrawal Value. If none of your Unadjusted Account Value is allocated to the Bond Sub-account, then over time the formula permits an increasing difference between the Unadjusted Account Value and the Protected Withdrawal Value before a transfer to the Bond Sub-account occurs.  Therefore, as time goes on, while none of your Unadjusted Account Value is allocated to the Bond Sub-account, the smaller the difference between the Protected Withdrawal Value and the Unadjusted Account Value, the more the Unadjusted Account Value can decrease prior to a transfer to the Bond Sub-account.

Each market cycle is unique, therefore the performance of your Sub-accounts, and its impact on your Unadjusted Account Value, will differ from market cycle to market cycle producing different transfer activity under the formula.  The amount and timing of transfers to and from the Bond Sub-account pursuant to the formula depend on various factors unique to your Annuity and are not necessarily directly correlated with the securities markets, bond markets, interest rates or any other market or index.  Some of the factors that determine the amount and timing of transfers (as applicable to your Annuity), include:
•	The difference between your Unadjusted Account Value and your Protected Withdrawal Value;

•	The amount of time Highest Daily Lifetime Income has been in effect on your Annuity;

•	The amount allocated to and the performance of the Permitted Sub-accounts and the Bond Sub-account;

•	Any additional Purchase Payments you make to your Annuity (while the benefit is in effect); and

•	Any withdrawals you take from your Annuity (while the benefit is in effect).

At any given time, some, most or none of your Unadjusted Account Value will be allocated to the Bond Sub-account, as dictated by the formula.

Because the amount allocated to the Bond Sub-account and the amount allocated to the Permitted Sub-accounts each is a variable in the formula, the investment performance of each affects whether a transfer occurs for your Annuity. The greater the amounts allocated to either the Bond Sub-account or to the Permitted Sub-accounts, the greater the impact performance of that Sub-account has on your Unadjusted Account Value and thus the greater the impact on whether (and how much) your Unadjusted Account Value is transferred to or from the Bond Sub-account.  It is possible, under the formula, that if a significant portion of your Unadjusted Account Value is allocated to the Bond Sub-account and that Sub-account has positive performance, the formula might transfer a portion of your Unadjusted Account Value to the Permitted Sub-accounts, even if the performance of your Permitted Sub-accounts is negative.   Conversely, if a significant portion of your Unadjusted Account Value is allocated to the Bond Sub-account and that Sub-account has negative performance, the formula may transfer additional amounts from your Permitted Sub-accounts to the Bond Sub-account even if the performance of your Permitted Sub-accounts is positive.

If you make additional Purchase Payments to your Annuity, they will be allocated in accordance with your Annuity.  Once allocated, they will also be subject to the formula described above and therefore may be transferred to the Bond Sub-account, if dictated by the formula and subject to the 90% cap feature described above.

Any Unadjusted Account Value in the Bond Sub-account will not participate in the positive or negative investment experience of the Permitted Sub-accounts until it is transferred out of the Bond Sub-account.

In the section of the prospectus entitled Highest Daily Lifetime 6 Plus Income Benefit, we replace the sub-section called “How Highest Daily Lifetime 6 Plus Transfers Account Value Between Your Permitted Sub-accounts and the AST Investment Grade Bond Sub-Account” with the following.  Please note that for Pruco Life of New Jersey, Highest Daily Lifetime 6 Plus with Lifetime Income Accelerator (LIA) and the DCA MVA Options are not offered, and references to “Unadjusted” Account Value refer instead to “Account Value.”

How Highest Daily Lifetime 6 Plus Transfers Unadjusted Account Value Between Your Permitted Sub-accounts and the AST Investment Grade Bond Sub-account

An integral part of Highest Daily Lifetime 6 Plus (including Highest Daily Lifetime 6 Plus with LIA and Spousal Highest Daily Lifetime 6 Plus) is the predetermined mathematical formula used to transfer Unadjusted Account Value between the Permitted Sub-accounts and a specified bond fund within the Advanced Series Trust (the AST Investment Grade Bond Sub-account, referred to as the “Bond Sub-account “).  This predetermined mathematical formula (“formula”) runs each Valuation Day that the benefit is in effect on your Annuity and, as a result, transfers of Unadjusted Account Value between the Permitted Sub-accounts and the Bond Sub-account can occur on any Valuation Day subject to the conditions described below.  Only the predetermined mathematical formula can transfer Unadjusted Account Value to and from the Bond Sub-account, and thus you may not allocate Purchase Payments to or make transfers to or from the Bond Sub-account.  We are not providing you with investment advice through the use of the formula.  The formula by which the transfer operates is designed primarily to mitigate some of the financial risks that we incur in providing the guarantee under Highest Daily Lifetime 6 Plus.  The formula is not forward looking and contains no predictive or projective component with respect to the markets, the Unadjusted Account Value or the Protected Withdrawal Value. The formula is described below.

As indicated above, we limit the Sub-accounts to which you may allocate Unadjusted Account Value if you elect Highest Daily Lifetime 6 Plus. For purposes of these benefits, we refer to those permitted Investment Options as the "Permitted Sub-accounts".  Because these restrictions and the use of the formula lessen the risk that your Unadjusted Account Value will be reduced to zero while you are still alive, they also reduce the likelihood that we will make any lifetime income payments under this benefit. They may also limit your upside potential for growth.

If you are participating in Highest Daily Lifetime 6 Plus and also are participating in the 6 or 12 Month DCA Program, and the formula under the benefit dictates a transfer from the Permitted Sub-accounts to the Bond Sub-account, then the amount to be transferred will be taken entirely from the Sub-accounts, provided there is sufficient Unadjusted Account Value in those Sub-accounts to meet the required transfer amount. Only if there is insufficient Unadjusted Account Value in those Sub-accounts will an amount be transferred from the DCA MVA Options. For purposes of the discussion below concerning transfers from the Permitted Sub-accounts to the Bond Sub-account, amounts held within the DCA MVA Options are included within the term "Permitted Sub-accounts". Thus, amounts may be transferred from the DCA MVA Options in the circumstances described above and in the section of the prospectus entitled 6 or 12 Month Dollar Cost Averaging Program. Any transfer dictated by the formula out of the Bond Sub-account will only be transferred to the Permitted Sub-accounts, not the DCA MVA Options. We will not assess any applicable Market Value Adjustment with respect to transfers under the formula from the DCA MVA Options.

Generally, the formula, which is applied each Valuation Day, operates as follows. The formula starts by identifying an income basis for that day and then multiplies that figure by 5%, to produce a projected (i.e., hypothetical) income amount. This amount may be different than the actual Annual Income Amount currently guaranteed under your benefit.  Then it produces an estimate of the total amount targeted in the formula, based on the projected income amount and factors set forth in the formula. In the formula, we refer to that value as the "Target Value" or "L". If you have already made a Lifetime Withdrawal, your projected income amount (and thus your Target Value) would take into account any automatic step-up, any subsequent Purchase Payments, and any withdrawals of Excess Income. Next, the formula subtracts from the Target Value the amount held within the Bond Sub-account on that day, and divides that difference by the amount held within the Permitted Sub-accounts. That ratio, which essentially isolates the amount of your Target Value that is not offset by amounts held within the Bond Sub-account, is called the "Target Ratio" or "r". If, on each of three consecutive Valuation Days, the Target Ratio is greater than 83% but less than or equal to 84.5%, the formula will, on such third Valuation Day, make a transfer from the Permitted Sub-accounts in which you are invested (subject to the 90% cap discussed below) to the Bond Sub-account.   Once a transfer is made, the Target Ratio must again be greater than 83% but less than or equal to 84.5% for three consecutive Valuation Days before a subsequent transfer to the Bond Sub-account will occur. If, however, on any Valuation Day, the Target Ratio is above 84.5%, the formula will make a transfer from the Permitted Sub-accounts (subject to the 90% cap) to the Bond Sub-account (as described above). If the Target Ratio falls below 78% on any Valuation Day, then a transfer from the Bond Sub-account to the Permitted Sub-accounts (excluding the DCA MVA Options) will occur.

The formula will not execute a transfer to the Bond Sub-account that results in more than 90% of your Unadjusted Account Value being allocated to the Bond Sub-account ("90% cap") on that Valuation Day. Thus, on any Valuation Day, if the formula would require a transfer to the Bond Sub-account that would result in more than 90% of the Unadjusted Account Value being allocated to the Bond Sub-account, only the amount that results in exactly 90% of the Unadjusted Account Value being allocated to the Bond Sub-account will be transferred. Additionally, future transfers into the Bond Sub-account will not be made (regardless of the performance of the Bond Sub-account and the Permitted Sub-accounts) at least until there is first a transfer out of the Bond Sub-account. Once this transfer occurs out of the Bond Sub-account, future amounts may be transferred to or from the Bond Sub-account if dictated by the formula (subject to the 90% cap).  At no time will the formula make a transfer to the Bond Sub-account that results in greater than 90% of your Unadjusted Account Value being allocated to the Bond Sub-account. However, it is possible that, due to the investment performance of your allocations in the Bond Sub-account and your allocations in the Permitted Sub-accounts you have selected, your Unadjusted Account Value could be more than 90% invested in the Bond Sub-account.

If you make additional Purchase Payments to your Annuity while the 90% cap is in effect, the formula will not transfer any of such additional Purchase Payments to the Bond Sub-account at least until there is first a transfer out of the Bond Sub-account, regardless of how much of your Unadjusted Account Value is in the Permitted Sub-accounts. This means that there could be scenarios under which, because of the additional Purchase Payments you make, less than 90% of your entire Unadjusted Account Value is allocated to the Bond Sub-account, and the formula will still not transfer any of your Unadjusted Account Value to the Bond Sub-account (at least until there is first a transfer out of the Bond Sub-account). For example,

•
September 4, 2012 - a transfer is made to the Bond Sub-account that results in the 90% cap being met and now $90,000 is allocated to the Bond Sub-account and $10,000 is allocated to the Permitted Sub-accounts.

•
September 5, 2012 - you make an additional Purchase Payment of $10,000. No transfers have been made from the Bond Sub-account to the Permitted Sub-accounts since the cap went into effect on September 4, 2012.

•
On September 5, 2012 - (and at least until first a transfer is made out of the Bond Sub-account under the formula) - the $10,000 payment is allocated to the Permitted Sub-accounts and on this date you have 82% in the Bond Sub-account and 18% in the Permitted Sub-accounts (such that $20,000 is allocated to the Permitted Sub-accounts and $90,000 to the Bond Sub-account).

•
Once there is a transfer out of the Bond Sub-account (of any amount), the formula will operate as described above, meaning that the formula could transfer amounts to or from the Bond Sub-account if dictated by the formula (subject to the 90% cap).

Under the operation of the formula, the 90% cap may come into and out of effect multiple times while you participate in the benefit. We will continue to monitor your Unadjusted Account Value daily and, if dictated by the formula, systematically transfer amounts between the Permitted Sub-accounts you have chosen and the Bond Sub-account as dictated by the formula.

Under the formula, investment performance of your Unadjusted Account Value that is negative, flat, or even moderately positive may result in a transfer of a portion of your Unadjusted Account Value in the Permitted Sub-accounts to the Bond Sub-account because such investment performance will tend to increase the Target Ratio. In deciding how much to transfer, we use another formula, which essentially seeks to reallocate amounts held in the Permitted Sub-accounts and the Bond Sub-account so that the Target Ratio meets a target, which currently is equal to 80%. The further the Target Ratio is from 80% when a transfer is occurring under the formula, the greater the transfer amount will be.  Once you elect Highest Daily Lifetime 6 Plus, the values we use to compare to the Target Ratio will be fixed. For newly-issued Annuities that elect Highest Daily Lifetime 6 Plus and existing Annuities that elect Highest Daily Lifetime 6 Plus in the future, however, we reserve the right to change such values.

Additionally, on each monthly Annuity Anniversary (if the monthly Annuity Anniversary does not fall on a Valuation Day, the next Valuation Day will be used), following all of the above described daily calculations, if there is money allocated to the Bond Sub-account, we will perform an additional monthly calculation to determine whether or not a transfer will be made from the Bond Sub-account to the Permitted Sub-accounts. This transfer will automatically occur provided that the Target Ratio, as described above, would be less than 83% after the transfer. The formula will not execute a transfer if the Target Ratio after this transfer would occur would be greater than or equal to 83%.

The amount of the transfer will be equal to the lesser of:

a) The total value of all your Unadjusted Account Value in the Bond Sub-account, or

b) An amount equal to 5% of your total Unadjusted Account Value.

While you are not notified when your Annuity reaches a transfer trigger under the formula, you will receive a confirmation statement indicating the transfer of a portion of your Unadjusted Account Value either to or from the Bond Sub-account. Depending on the results of the calculations of the formula, we may, on any Valuation Day:
•	Not make any transfer between the Permitted Sub-accounts and the Bond Sub-account; or

•	If a portion of your Unadjusted Account Value was previously allocated to the Bond Sub-account, transfer all or a portion of those amounts to the Permitted Sub-accounts (as described above); or

•	Transfer a portion of your Unadjusted Account Value in the Permitted Sub-accounts and the DCA MVA Options to the Bond Sub-account.

Prior to the first Lifetime Withdrawal, the primary driver of transfers to the Bond Sub-account is the difference between your Unadjusted Account Value and your Protected Withdrawal Value. If none of your Unadjusted Account Value is allocated to the Bond Sub-account, then over time the formula permits an increasing difference between the Unadjusted Account Value and the Protected Withdrawal Value before a transfer to the Bond Sub-account occurs.  Therefore, as time goes on, while none of your Unadjusted Account Value is allocated to the Bond Sub-account, the smaller the difference between the Protected Withdrawal Value and the Unadjusted Account Value, the more the Unadjusted Account Value can decrease prior to a transfer to the Bond Sub-account.

Each market cycle is unique, therefore the performance of your Sub-accounts, and its impact on your Unadjusted Account Value, will differ from market cycle to market cycle producing different transfer activity under the formula.  The amount and timing of transfers to and from the Bond Sub-account pursuant to the formula depend on various factors unique to your Annuity and are not necessarily directly correlated with the securities markets, bond markets, interest rates or any other market or index.  Some of the factors that determine the amount and timing of transfers (as applicable to your Annuity), include:

•	The difference between your Unadjusted Account Value and your Protected Withdrawal Value;

•	The amount of time Highest Daily Lifetime 6 Plus has been in effect on your Annuity;

•	The amount allocated to and the performance of the Permitted Sub-accounts and the Bond Sub-account;

•	Any additional Purchase Payments you make to your Annuity (while the benefit is in effect); and

•	Any withdrawals you take from your Annuity (while the benefit is in effect).

At any given time, some, most or none of your Unadjusted Account Value will be allocated to the Bond Sub-account, as dictated by the formula.

Because the amount allocated to the Bond Sub-account and the amount allocated to the Permitted Sub-accounts each is a variable in the formula, the investment performance of each affects whether a transfer occurs for your Annuity. The greater the amounts allocated to either the Bond Sub-account or to the Permitted Sub-accounts, the greater the impact performance of that Sub-account has on your Unadjusted Account Value and thus the greater the impact on whether (and how much) your Unadjusted Account Value is transferred to or from the Bond Sub-account.  It is possible, under the formula, that if a significant portion of your Unadjusted Account Value is allocated to the Bond Sub-account and that Sub-account has positive performance, the formula might transfer a portion of your Unadjusted Account Value to the Permitted Sub-accounts, even if the performance of your Permitted Sub-accounts is negative.   Conversely, if a significant portion of your Unadjusted Account Value is allocated to the Bond Sub-account and that Sub-account has negative performance, the formula may transfer additional amounts from your Permitted Sub-accounts to the Bond Sub-account even if the performance of your Permitted Sub-accounts is positive.

If you make additional Purchase Payments to your Annuity, they will be allocated in accordance with your Annuity.  Once allocated, they will also be subject to the formula described above and therefore may be transferred to the Bond Sub-account, if dictated by the formula and subject to the 90% cap feature described above.

Any Unadjusted Account Value in the Bond Sub-account will not participate in the positive or negative investment experience of the Permitted Sub-accounts until it is transferred out of the Bond Sub-account.

F.	Market Value Adjustment

For the Pruco Life prospectus only, we replace the third paragraph in the section entitled Investment Options, sub-section Market Value Adjustment with the following:

The amount of the MVA is determined according to the formulas set forth in Appendix E.  We use one formula for the Long-Term MVA Option and another formula for the DCA MVA Option.  In general, the amount of the MVA is dependent on the difference between interest rates at the time your MVA Option was established and current interest rates for the remaining Guarantee Period of your MVA Option.  For the Long-Term MVA Option, as detailed in the formula, we essentially (i) divide the current interest rate you are receiving under the Guarantee Period by the interest rate we are crediting for a Guarantee Period equal in duration to the time remaining under the Guarantee Period (plus a Liquidity Factor as defined below) and (ii) raise that quotient by a mathematical power that represents the time remaining until the maturity of the Guarantee Period.  That result produces the MVA factor.  The Liquidity Factor is an element of the MVA formula currently equal to 0.0025 or 25 basis points.  It is an adjustment that is applied when an MVA is assessed (regardless of whether the MVA is positive or negative) and will reduce the amount being surrendered or transferred.  If we have no interest rate for a Guarantee Period equal in duration to the time remaining under the Guarantee Period, we may use certain US Treasury interest rates to calculate a proxy for that interest rate.  All else being equal, the longer the time remaining until the maturity of the MVA Option from which you are making the withdrawal, the larger the mathematical power that is applied to the quotient in (i) above, and thus the larger the MVA itself.  The formula for the DCA MVA Option works in a similar fashion, including the Liquidity Factor described above, except that both interest rates used in the MVA formula are derived directly from the Federal Reserve’s “Constant Maturity (CMT) rate.”  Under either formula, the MVA may be positive or negative, and a negative MVA could result in a loss of interest previously earned as well as some portion of your Purchase Payments.

G.	Subsequent Purchase Payments and the 6 or 12 Month DCA Program

For the Pruco Life prospectus only, we add the following sentence in the section, Managing Your Account Value, sub-section 6 or 12 Month Dollar Cost Averaging Program (the “6 or 12 Month DCA Program”) as the first bullet point under Criteria for Participating in the Program:

If you have elected to participate in the 6 or 12 Month DCA Program, your initial Purchase Payment will be applied to your chosen program.  Each time you make an additional Purchase Payment, you will need to elect a new 6 or 12 Month DCA Program for that additional Purchase Payment.  If you do not provide such instructions, we will allocate that additional Purchase Payment on a pro rata basis to the Sub-accounts in which your Account Value is then allocated, excluding Sub-accounts to which you may not electively allocate Account Value.  Additionally, if your initial Purchase Payment is funded from multiple sources (e.g., a transfer of assets/1035 exchange) then the total amount that you have designated to fund your annuity will be treated as the initial Purchase Payment for purposes of your participation in the 6 or 12 Month DCA Program.

H.	Revised Disclosure Concerning Tax-Free Exchanges Under Section 1035

In the Tax Considerations section of the prospectus, we replace the first paragraph of the sub-section entitled “Special Rules in Relation to Tax-Free Exchanges Under Section 1035” with the following:

Special Rules in Relation to Tax-free Exchanges Under Section 1035

Section 1035 of the Internal Revenue Code of 1986, as amended (Code), permits certain tax-free exchanges of a life insurance, annuity or endowment contract for an annuity, including tax-free exchanges of annuity death benefits for a Beneficiary Annuity.  Partial surrenders may be treated in the same way as tax-free 1035 exchanges of entire contracts, therefore avoiding current taxation of the partially exchanged amount as well as the 10% tax penalty on pre-age 59 1/2 withdrawals. In Revenue Procedure 2011-38, the IRS has indicated that, for exchanges on or after October 24, 2011, where there is a surrender or distribution from either the initial annuity contract or receiving annuity contract within 180 days of the date on which the partial exchange was completed, the IRS will apply general tax rules to determine the substance and treatment of the original transfer.  For partial exchanges that occurred prior to October 24, 2011, the provisions of Revenue Procedure 2008-24 will continue to apply if there is a surrender or distribution within 12 months of the date on which the partial exchange was completed.  Under Revenue Procedure 2008-24, the transfer will retroactively be treated as a taxable distribution from the initial annuity contract and a contribution to the receiving annuity contract. Tax free exchange treatment will be retained under certain circumstances if you are eligible for an exception to the 10% federal income tax penalty, other than the exceptions for substantially equal periodic payments or distributions under an immediate annuity. We strongly urge you to discuss any transaction of this type with your tax advisor before proceeding with the transaction.

Pruco Life Insurance Company
Pruco Life Insurance Company of New Jersey

PRUDENTIAL PREMIER® RETIREMENT VARIABLE ANNUITY

Supplement dated October 31, 2011
To
Prospectuses dated April 8, 2011

This Supplement should be read and retained with the current Prospectus for your annuity.  This Supplement is intended to update certain information in the Prospectus for the variable annuity you own, and is not intended to be a prospectus or offer for any other variable annuity listed here that you do not own.  If you would like another copy of the current Prospectus, please contact us at 1-888-PRU-2888.

A.
 New AST Portfolios.  The following Portfolios will be added as Sub-accounts within your Annuity, effective on or about October 17, 2011.  Initially, each new Portfolio will not be an option to which you may directly allocate Purchase Payments.  Instead, beginning on or about October 17, 2011: each Portfolio will be available only as an underlying Portfolio in which the AST Academic Strategies Asset Allocation Portfolio, the Dynamic Asset Allocation Portfolios (i.e., AST Balanced Asset Allocation Portfolio, AST Capital Growth Asset Allocation Portfolio and AST Preservation Asset Allocation Portfolio), and the Tactical Asset Allocation Portfolios (i.e., AST CLS Growth Asset Allocation Portfolio, AST CLS Moderate Asset Allocation Portfolio, AST Horizon Growth Asset Allocation Portfolio, and AST Horizon Moderate Asset Allocation Portfolio) may invest.  The new AST Portfolios are:

•	AST Neuberger Berman Core Bond Portfolio; and
•	AST Prudential Core Bond Portfolio

Beginning on or about October 31, 2011, you may allocate Purchase Payments to these Portfolios and make transfers into these Portfolios.  Moreover, you may invest in each Portfolio even if you participate in an optional living benefit or optional death benefit.  To reflect this availability, we include the name of each Portfolio in the Investment Options list on the inside front cover, and amend the Group 1 and Group 2 tables under the Investment Options section of the prospectus accordingly.  In particular, with respect to the Group 2 (Custom Portfolios Program) table, each bond portfolio below is added to the list of AST bond portfolios to which the minimum specified percentage of Account Value must be allocated.  We also revise the prospectus as follows:

In the section of the Prospectus entitled Summary of Contract Fees and Charges, we set forth the following fees of the AST Neuberger Berman Core Bond Portfolio and the AST Prudential Core Bond Portfolio in the table of Underlying Mutual Fund Portfolio Annual Expenses.

ESTIMATED UNDERLYING MUTUAL FUND PORTFOLIO ANNUAL EXPENSES (as a percentage of the average net assets of the underlying Portfolios)
For the year ended December 31, 2011
UNDERLYING PORTFOLIO	Management Fees	Other Expenses	Distribution (12b-1) Fees	Dividend Expense on Short Sales	Broker Fees and Expenses on Short Sales	Acquired Portfolio Fees & Expenses	Total Annual Portfolio Operating Expenses	Contractual Fee Waiver or Expense Reimbursement	Net Annual Fund Operating Expenses
AST Neuberger Berman Core Bond Portfolio	0.70%	0.15%	0.00%	0.00%	0.00%	0.00%	0.85%1	0.01%2	0.84%
AST Prudential Core Bond Portfolio	0.70%	0.15%	0.00%	0.00%	0.00%	0.00%	0.85%3	0.01%4	0.84%

1 The AST Neuberger Berman Core Bond Portfolio will commence operations on or about October 17, 2011.  Estimate of Other Expenses based in part on assumed average daily net assets of $800 million for the Portfolio for the year ending December 31, 2011.
2 Prudential Investments LLC and AST Investment Services, Inc. (together, the Investment Managers) have contractually agreed to waive a portion of their investment management fees so that the Portfolio’s investment management fee would equal 0.70% of the Portfolio’s first $500 million of average daily net assets, 0.675% of the Portfolio’s average daily net assets between $500 million and $1 billion, and 0.65% of the Portfolio’s average daily net assets in excess of $1 billion through May 1, 2014.  This contractual investment management fee waiver may not be terminated or modified prior to May 1, 2014, but may be discontinued or modified thereafter.  The decision on whether to renew, modify or discontinue this expense limitation after May 1, 2014 will be subject to review by the Investment Managers and the Board of Trustees of the Trust.
3 The AST Prudential Core Bond Portfolio will commence operations on or about October 17, 2011.  Estimate of Other Expenses based in part on assumed average daily net assets of $800 million for the Portfolio for the year ending December 31, 2011.
4 Prudential Investments LLC and AST Investment Services, Inc. (together, the Investment Managers) have contractually agreed to waive a portion of their investment management fees so that the Portfolio’s investment management fee would equal 0.70% of the Portfolio’s first $500 million of average daily net assets, 0.675% of the Portfolio’s average daily net assets between $500 million and $1 billion, and 0.65% of the Portfolio’s average daily net assets in excess of $1 billion through May 1, 2014.  This contractual investment management fee waiver may not be terminated or modified prior to May 1, 2014, but may be discontinued or modified thereafter.  The decision on whether to renew, modify or discontinue this expense limitation after May 1, 2014 will be subject to review by the Investment Managers and the Board of Trustees of the Trust.

In the section entitled “Investment Options,” we add the following summary descriptions of the AST Neuberger Berman Core Bond Portfolio and the AST Prudential Core Bond Portfolio to the Investment Objectives/Policies table as follows:

INVESTMENT OBJECTIVES/POLICIES	STYLE/TYPE	PORTFOLIO ADVISOR/SUB-ADVISOR
ADVANCED SERIES TRUST
AST Neuberger Berman Core Bond Portfolio: The Portfolio seeks to maximize total return consistent with preservation of capital.  Under normal circumstances, the Portfolio will invest at least 80% of its investable assets in bonds and other debt securities.  All of the debt securities in which the Portfolio invests will be investment grade under normal circumstances.  The Portfolio normally will not invest more than 15% of its total assets in non-U.S. dollar denominated securities and, through hedging strategies, will attempt to limit its exposure to currencies other than the U.S. dollar to 5% of its total assets.  The Portfolio normally will seek to maintain its target average duration within one year, and generally seeks to maintain its target average duration within a maximum of two years, of the average duration of the bonds in the Barclays Capital U.S. Aggregate Bond Index.
	FIXED INCOME	Neuberger Berman Fixed Income, LLC
AST Prudential Core Bond Portfolio: The Portfolio seeks to maximize total return consistent with the long-term preservation of capital.  Under normal circumstances, the Portfolio will invest at least 80% of its investable assets in intermediate and long-term debt obligations and high quality money market instruments.  In addition, the Portfolio will invest, under normal circumstances, at least 80% of its net assets in intermediate and long-term debt obligations that are rated investment grade by the major rating services, or, if unrated, considered to be of comparable quality by the subadviser, and high quality money market instruments.  Likewise, the Portfolio may invest up to 20% of its net assets in high-yield/high-risk debt securities (commonly known as “junk bonds”).  The Portfolio also may invest up to 20% of its total assets in debt securities issued outside the U.S. by U.S. or foreign issuers, whether or not such securities are denominated in the U.S. dollar.
	FIXED INCOME	Prudential Investment Management, Inc.

B.	Changes to sub-advisers and/or summary descriptions for the following funds/portfolios:

AST Academic Strategies Asset Allocation Portfolio:  Sub-adviser changes. J.P. Morgan Investment Management, Inc. will be added as a sub-adviser to this Portfolio on or about October 17, 2011 (rather than August 24, 2011).  In addition, Prudential Bache Asset Management Incorporated, which has served as a sub-adviser to this Portfolio, recently was acquired by Jefferies Group, Inc. and was re-named Bache Asset Management, Inc.  It is expected that Bache Asset Management, Inc. ("Bache") will continue to serve as a sub-adviser to this Portfolio until October 17, 2011, at which point Jefferies Asset Management, LLC will replace Bache as a sub-adviser to this Portfolio. The Investment Objectives/Policies table in the Prospectus is amended accordingly.

AST FI Pyramis® Asset Allocation Portfolio, AST First Trust Balanced Target Portfolio, and AST First Trust Capital Appreciation Target Portfolio – revised summary descriptions.

The summary description of each Portfolio, appearing in the Investment Objectives/Policies column below of the prospectus, is revised to read as follows:

INVESTMENT OBJECTIVES/POLICIES	STYLE/TYPE	PORTFOLIO ADVISOR/SUB-ADVISOR
ADVANCED SERIES TRUST
AST FI Pyramis® Asset Allocation Portfolio: seeks to maximize potential total return.  In seeking to achieve the Portfolio’s investment objective, the Portfolio’s assets are allocated across eight uniquely specialized investment strategies.  The Portfolio has five strategies that invest primarily in equity securities, two fixed-income strategies (i.e., the Broad Market Duration Strategy and the High Yield Bond Strategy), and one strategy designed to provide liquidity (i.e., the Liquidity Strategy).  Pyramis is a registered service mark of FMR LLC.  Used under license.
	ASSET ALLOCATION	Pyramis Global Advisors, LLC a Fidelity Investments company
AST First Trust Balanced Target Portfolio: seeks long-term capital growth balanced by current income.  The Portfolio seeks to achieve its objective by investing approximately 65% of its net assets in equity securities and approximately 35% of its net assets in fixed-income securities as of the annual security selection date.  Depending on market conditions, the equity portion may range between 60-70% of the Portfolio’s net assets and the fixed-income portion may range between 30-40% of the Portfolio’s net assets.  The revised allocations do not take into account the potential investment of up to 5% of the Portfolio’s assets in the “liquidity” investment sleeve.  In seeking to achieve its investment objective, the Portfolio allocates its assets across multiple uniquely specialized investment strategies.  On or about the annual selection date (currently March 1 under normal circumstances), the Portfolio establishes both the percentage allocations among the various investment strategies under normal circumstances and the percentage allocation of each security’s position within each of the investment strategies that invest primarily in equity securities.
	ASSET ALLOCATION	First Trust Advisors L.P.
AST First Trust Capital Appreciation Target Portfolio:  seeks long-term capital growth. The Portfolio seeks to achieve its objective by investing approximately 80% of its net assets in equity securities and approximately 20% of its net assets in fixed-income securities as of the annual security selection date.  Depending on market conditions, the equity portion may range between 75-85% of the Portfolio’s net assets and the fixed-income portion may range between 15-25% of the Portfolio’s net assets.  The revised allocations do not take into account the potential investment of up to 5% of the Portfolio’s assets in the “liquidity” investment sleeve.  In seeking to achieve its investment objective, the Portfolio allocates its assets across multiple uniquely specialized investment strategies.  On or about the annual selection date (currently March 1 under normal circumstances), the Portfolio establishes both the percentage allocations among the various investment strategies under normal circumstances and the percentage allocation of each security’s position within each of the investment strategies that invest primarily in equity securities.
	ASSET ALLOCATION	First Trust Advisors L.P.

AST AllianceBernstein Core Value Portfolio.  The Board of Trustees of Advanced Series Trust (the Trust) recently approved replacing AllianceBernstein L.P. (AllianceBernstein) as the sole sub adviser for the AST AllianceBernstein Core Value Portfolio with T. Rowe Price Associates, Inc. (T. Rowe Price) and changing the name of the Portfolio from the AST AllianceBernstein Core Value Portfolio to the AST T. Rowe Price Equity Income Portfolio.  Implementation of the revised sub advisory arrangements and name change is expected to occur on or about October 31, 2011. Depending upon market, economic, and financial conditions as of October 31, 2011 and the Trust's ability to implement certain legal agreements and custody arrangements, it may take several weeks for T. Rowe Price to dispose of securities and other financial instruments held by the Portfolio that were purchased by AllianceBernstein and to begin to implement its own investment strategy.  To reflect those changes, we revise the Investment Objectives/Policies summary description appearing in the prospectus to read as follows:

INVESTMENT OBJECTIVES/POLICIES	STYLE/TYPE	PORTFOLIO ADVISOR/SUB-ADVISOR
ADVANCED SERIES TRUST
AST T. Rowe Price Equity Income Portfolio (formerly AST AllianceBernstein Core Value Portfolio):  The Portfolio's investment objective is to seek to provide substantial dividend income as well as long-term growth of capital through investments in the common stocks of established companies.  The Portfolio will normally invest at least 80% of its net assets (including any borrowings for investment purposes) in common stocks, with 65% of net assets (including any borrowings for investment purposes) in dividend-paying common stocks of well-established companies.  The Portfolio will typically employ a “value” approach in selecting investments. T. Rowe Price’s research team will seek companies that appear to be undervalued by various measures and may be temporarily out of favor but have good prospects for capital appreciation and dividend growth.  In selecting investments, T. Rowe Price generally will look for companies in the aggregate with one or more of the following:
• an established operating history;
• above-average dividend yield relative to the S&P 500 Index;
• low price/earnings ratio relative to the S&P 500 Index;
• a sound balance sheet and other positive financial characteristics; and
• low stock price relative to a company’s underlying value as measured by assets, cash flow, or business franchises.
	LARGE CAP VALUE	T. Rowe Price Associates, Inc.

C.	Investment Objectives/Policies Replacements

In the Investment Objectives/Policies table, we replace the italicized investment objectives of the following Portfolios with the new italicized language indicated below:

(i)
AST Advanced Strategies Portfolio: seeks a high level of absolute return by using traditional and non-traditional investment strategies and by investing in domestic and foreign equity and fixed-income securities, derivative instruments and other investment companies.

(x)	AST JPMorgan International Equity Portfolio: seeks capital growth.
(xi)	AST J.P. Morgan Strategic Opportunities Portfolio: seeks to maximize return compared to the benchmark through security selection and tactical asset allocation.
(xii)
AST Wellington Management Hedged Equity Portfolio: seeks to outperform a mix of 50% Russell 3000 Index, 20% MSCI EAFE Index, and 30% Treasury Bill Index over a full market cycle by preserving capital in adverse markets utilizing an options strategy while maintaining equity exposure to benefit from up markets through investments in Wellington Management’s equity investment strategies.

D.
In the section of the prospectus entitled Highest Daily Lifetime Income Benefit, we replace the sub-section called “How Highest Daily Lifetime Income/Spousal Highest Daily Lifetime Income Transfers Unadjusted Account Value Between Your Permitted Sub-accounts and the AST Investment Grade Bond Sub-account” with the following.  Please note, however, that: (a) for the Pruco Life Insurance Company of New Jersey (“Pruco Life of New Jersey”) prospectus, references in the language below to “Unadjusted Account Value” are replaced with “Account Value” and disclosure concerning the 6 or 12 Month Dollar Cost Averaging Program and Market Value Adjustment does not apply and (b) the Highest Daily Lifetime Income with Lifetime Income Accelerator (LIA) benefit is not offered by Pruco Life of New Jersey.

How Highest Daily Lifetime Income/Spousal Highest Daily Lifetime Income Transfers Unadjusted Account Value Between Your Permitted Sub-accounts and the AST Investment Grade Bond Sub-account

An integral part of Highest Daily Lifetime Income (including Spousal Highest Daily Lifetime Income) is the predetermined mathematical formula used to transfer Unadjusted Account Value between the Permitted Sub-accounts and a specified bond fund within the Advanced Series Trust (the AST Investment Grade Bond Sub-account, referred to in this section as the “Bond Sub-account”).  This predetermined mathematical formula (“formula”) runs each Valuation Day that the benefit is in effect on your Annuity and, as a result, transfers of Unadjusted Account Value between the Permitted Sub-accounts and the Bond Sub-account can occur on any Valuation Day subject to the conditions described below.  Only the predetermined mathematical formula can transfer Unadjusted Account Value to and from the Bond Sub-account, and thus you may not allocate Purchase Payments to or make transfers to or from the Bond Sub-account.  We are not providing you with investment advice through the use of the formula.  The formula by which the transfer operates is designed primarily to mitigate some of the financial risks that we incur in providing the guarantee under Highest Daily Lifetime Income.  The formula is not forward looking and contains no predictive or projective component with respect to the markets, the Unadjusted Account Value or the Protected Withdrawal Value. The formula is set forth in Appendix B (and is described below).

As indicated above, we limit the Sub-accounts to which you may allocate Unadjusted Account Value if you elect Highest Daily Lifetime Income. For purposes of these benefits, we refer to those permitted Investment Options as the "Permitted Sub-accounts".  Because these restrictions and the use of the formula lessen the risk that your Unadjusted Account Value will be reduced to zero while you are still alive, they also reduce the likelihood that we will make any lifetime income payments under this benefit. They may also limit your upside potential for growth.

If you are participating in Highest Daily Lifetime Income and also are participating in the 6 or 12 Month DCA Program, and the formula under the benefit dictates a transfer from the Permitted Sub-accounts to the Bond Sub-account, then the amount to be transferred will be taken entirely from the Sub-accounts, provided there is sufficient Unadjusted Account Value in those Sub-accounts to meet the required transfer amount. Only if there is insufficient Unadjusted Account Value in those Sub-accounts will an amount be transferred from the DCA MVA Options. For purposes of the discussion below concerning transfers from the Permitted Sub-accounts to the Bond Sub-account, amounts held within the DCA MVA Options are included within the term "Permitted Sub-accounts". Thus, amounts may be transferred from the DCA MVA Options in the circumstances described above and in the section of the prospectus entitled 6 or 12 Month Dollar Cost Averaging Program. Any transfer dictated by the formula out of the Bond Sub-account will only be transferred to the Permitted Sub-accounts, not the DCA MVA Options. We will not assess any Market Value Adjustment with respect to transfers under the formula from the DCA MVA Options.

Generally, the formula, which is applied each Valuation Day, operates as follows. The formula starts by identifying an income basis for that day and then multiplies that figure by 5%, to produce a projected (i.e., hypothetical) income amount. This amount may be different than the actual Annual Income Amount currently guaranteed under your benefit.  Then it produces an estimate of the total amount targeted in the formula, based on the projected income amount and factors set forth in the formula. In the formula, we refer to that value as the "Target Value" or "L". If you have already made a Lifetime Withdrawal, your projected income amount (and thus your Target Value) would take into account any automatic step-up, any subsequent Purchase Payments, and any withdrawals of Excess Income. Next, the formula subtracts from the Target Value the amount held within the Bond Sub-account on that day, and divides that difference by the amount held within the Permitted Sub-accounts. That ratio, which essentially isolates the amount of your Target Value that is not offset by amounts held within the Bond Sub-account, is called the "Target Ratio" or "r". If, on each of three consecutive Valuation Days, the Target Ratio is greater than 83% but less than or equal to 84.5%, the formula will, on such third Valuation Day, make a transfer from the Permitted Sub-accounts in which you are invested (subject to the 90% cap discussed below) to the Bond Sub-account.  Once a transfer is made, the Target Ratio must again be greater than 83% but less than or equal to 84.5% for three consecutive Valuation Days before a subsequent transfer to the Bond Sub-account will occur. If, however, on any Valuation Day, the Target Ratio is above 84.5%, the formula will make a transfer from the Permitted Sub-accounts (subject to the 90% cap) to the Bond Sub-account (as described above). If the Target Ratio falls below 78% on any Valuation Day, then a transfer from the Bond Sub-account to the Permitted Sub-accounts (excluding the DCA MVA Options) will occur.

The formula will not execute a transfer to the Bond Sub-account that results in more than 90% of your Unadjusted Account Value being allocated to the Bond Sub-account ("90% cap") on that Valuation Day. Thus, on any Valuation Day, if the formula would require a transfer to the Bond Sub-account that would result in more than 90% of the Unadjusted Account Value being allocated to the Bond Sub-account, only the amount that results in exactly 90% of the Unadjusted Account Value being allocated to the Bond Sub- account will be transferred. Additionally, future transfers into the Bond Sub-account will not be made (regardless of the performance of the Bond Sub-account and the Permitted Sub-accounts) at least until there is first a transfer out of the Bond Sub-account. Once this transfer occurs out of the Bond Sub-account, future amounts may be transferred to or from the Bond Sub-account if dictated by the formula (subject to the 90% cap).  At no time will the formula make a transfer to the Bond Sub-account that results in greater than 90% of your Unadjusted Account Value being allocated to the Bond Sub-account. However, it is possible that, due to the investment performance of your allocations in the Bond Sub-account and your allocations in the Permitted Sub-accounts you have selected, your Unadjusted Account Value could be more than 90% invested in the Bond Sub-account.

If you make additional Purchase Payments to your Annuity while the 90% cap is in effect, the formula will not transfer any of such additional Purchase Payments to the Bond Sub-account at least until there is first a transfer out of the Bond Sub-account, regardless of how much of your Unadjusted Account Value is in the Permitted Sub-accounts. This means that there could be scenarios under which, because of the additional Purchase Payments you make, less than 90% of your entire Unadjusted Account Value is allocated to the Bond Sub-account, and the formula will still not transfer any of your Unadjusted Account Value to the Bond Sub-account (at least until there is first a transfer out of the Bond Sub-account). For example,

•
September 4, 2012 - a transfer is made to the Bond Sub-account that results in the 90% cap being met and now $90,000 is allocated to the Bond Sub-account and $10,000 is allocated to the Permitted Sub-accounts.

•
September 5, 2012 - you make an additional Purchase Payment of $10,000. No transfers have been made from the Bond Sub-account to the Permitted Sub-accounts since the cap went into effect on September 4, 2012.

•
On September 5, 2012 - (and at least until first a transfer is made out of the Bond Sub-account under the formula) - the $10,000 payment is allocated to the Permitted Sub-accounts and on this date you have 82% in the Bond Sub-account and 18% in the Permitted Sub-accounts (such that $20,000 is allocated to the Permitted Sub-accounts and $90,000 to the Bond Sub-account).

•
Once there is a transfer out of the Bond Sub-account (of any amount), the formula will operate as described above, meaning that the formula could transfer amounts to or from the Bond Sub-account if dictated by the formula (subject to the 90% cap).

Under the operation of the formula, the 90% cap may come into and out of effect multiple times while you participate in the benefit. We will continue to monitor your Unadjusted Account Value daily and, if dictated by the formula, systematically transfer amounts between the Permitted Sub-accounts you have chosen and the Bond Sub-account as dictated by the formula.

Under the formula, investment performance of your Unadjusted Account Value that is negative, flat, or even moderately positive may result in a transfer of a portion of your Unadjusted Account Value in the Permitted Sub-accounts to the Bond Sub-account because such investment performance will tend to increase the Target Ratio. In deciding how much to transfer, we use another formula, which essentially seeks to reallocate amounts held in the Permitted Sub-accounts and the Bond Sub-account so that the Target Ratio meets a target, which currently is equal to 80%. The further the Target Ratio is from 80% when a transfer is occurring under the formula, the greater the transfer amount will be.  Once you elect Highest Daily Lifetime Income, the values we use to compare to the Target Ratio will be fixed. For newly-issued Annuities that elect Highest Daily Lifetime Income and existing Annuities that elect Highest Daily Lifetime Income in the future, however, we reserve the right to change such values.

Additionally, on each monthly Annuity Anniversary (if the monthly Annuity Anniversary does not fall on a Valuation Day, the next Valuation Day will be used), following all of the above described daily calculations, if there is money allocated to the Bond Sub-account, we will perform an additional monthly calculation to determine whether or not a transfer will be made from the Bond Sub-account to the Permitted Sub-accounts. This transfer will automatically occur provided that the Target Ratio, as described above, would be less than 83% after the transfer. The formula will not execute a transfer if the Target Ratio after this transfer would occur would be greater than or equal to 83%.

The amount of the transfer will be equal to the lesser of:
a) The total value of all your Unadjusted Account Value in the Bond Sub-account, or
b) An amount equal to 5% of your total Unadjusted Account Value.

While you are not notified when your Annuity reaches a transfer trigger under the formula, you will receive a confirmation statement indicating the transfer of a portion of your Unadjusted Account Value either to or from the Bond Sub-account. Depending on the results of the calculations of the formula, we may, on any Valuation Day:

•	Not make any transfer between the Permitted Sub-accounts and the Bond Sub-account; or

•	If a portion of your Unadjusted Account Value was previously allocated to the Bond Sub-account, transfer all or a portion of those amounts to the Permitted Sub-accounts (as described above); or

•	Transfer a portion of your Unadjusted Account Value in the Permitted Sub-accounts and the DCA MVA Options to the Bond Sub-account.

Prior to the first Lifetime Withdrawal, the primary driver of transfers to the Bond Sub-account is the difference between your Unadjusted Account Value and your Protected Withdrawal Value. If none of your Unadjusted Account Value is allocated to the Bond Sub-account, then over time the formula permits an increasing difference between the Unadjusted Account Value and the Protected Withdrawal Value before a transfer to the Bond Sub-account occurs.  Therefore, as time goes on, while none of your Unadjusted Account Value is allocated to the Bond Sub-account, the smaller the difference between the Protected Withdrawal Value and the Unadjusted Account Value, the more the Unadjusted Account Value can decrease prior to a transfer to the Bond Sub-account.

Each market cycle is unique, therefore the performance of your Sub-accounts, and its impact on your Unadjusted Account Value, will differ from market cycle to market cycle producing different transfer activity under the formula.  The amount and timing of transfers to and from the Bond Sub-account pursuant to the formula depend on various factors unique to your Annuity and are not necessarily directly correlated with the securities markets, bond markets, interest rates or any other market or index.  Some of the factors that determine the amount and timing of transfers (as applicable to your Annuity), include:

•	The difference between your Unadjusted Account Value and your Protected Withdrawal Value;

•	The amount of time Highest Daily Lifetime Income has been in effect on your Annuity;

•	The amount allocated to and the performance of the Permitted Sub-accounts and the Bond Sub-account;

•	Any additional Purchase Payments you make to your Annuity (while the benefit is in effect); and

•	Any withdrawals you take from your Annuity (while the benefit is in effect).

At any given time, some, most or none of your Unadjusted Account Value will be allocated to the Bond Sub-account, as dictated by the formula.

Because the amount allocated to the Bond Sub-account and the amount allocated to the Permitted Sub-accounts each is a variable in the formula, the investment performance of each affects whether a transfer occurs for your Annuity. The greater the amounts allocated to either the Bond Sub-account or to the Permitted Sub-accounts, the greater the impact performance of that Sub-account has on your Unadjusted Account Value and thus the greater the impact on whether (and how much) your Unadjusted Account Value is transferred to or from the Bond Sub-account.  It is possible, under the formula, that if a significant portion of your Unadjusted Account Value is allocated to the Bond Sub-account and that Sub-account has positive performance, the formula might transfer a portion of your Unadjusted Account Value to the Permitted Sub-accounts, even if the performance of your Permitted Sub-accounts is negative.  Conversely, if a significant portion of your Unadjusted Account Value is allocated to the Bond Sub-account and that Sub-account has negative performance, the formula may transfer additional amounts from your Permitted Sub-accounts to the Bond Sub-account even if the performance of your Permitted Sub-accounts is positive.

If you make additional Purchase Payments to your Annuity, they will be allocated in accordance with your Annuity.  Once allocated, they will also be subject to the formula described above and therefore may be transferred to the Bond Sub-account, if dictated by the formula and subject to the 90% cap feature described above.

Any Unadjusted Account Value in the Bond Sub-account will not participate in the positive or negative investment experience of the Permitted Sub-accounts until it is transferred out of the Bond Sub-account.

E.	Market Value Adjustment

For the Pruco Life prospectus only, we replace the third paragraph in the section entitled Investment Options, sub-section Market Value Adjustment, with the following:

The amount of the MVA is determined according to the formula set forth in Appendix D.  In general, the amount of the MVA is dependent on the difference between interest rates at the time your DCA MVA Option was established and current interest rates for the remaining Guarantee Period of your DCA MVA Option.  For purposes of determining the amount of an MVA, we make reference to an index interest rate that in turn is based on a Constant Maturity Treasury (CMT) rate for a maturity (in months) equal to the applicable duration of the DCA MVA Option.  This CMT rate will be determined based on the weekly average of the CMT index of appropriate maturity as of two weeks prior to initiation of the DCA MVA Option.  The CMT index will be based on certain U.S. Treasury interest rates, as published in a Federal Reserve Statistical Release.  There is a Liquidity Factor that is an element of the MVA formula, and is currently equal to 0.0025 or 25 basis points.  The Liquidity Factor is an adjustment that is applied when an MVA is assessed (regardless of whether the MVA is positive or negative) and will reduce the amount being surrendered or transferred.  Please consult the DCA MVA formula in the appendices to this prospectus for additional detail.

F.	Subsequent Purchase Payments and the 6 or 12 Month DCA Program

For the Pruco Life prospectus only, we add the following sentence in the section, Managing Your Account Value, sub-section 6 or 12 Month Dollar Cost Averaging Program (the “6 or 12 Month DCA Program”) as the first bullet point under Criteria for Participating in the Program:

If you have elected to participate in the 6 or 12 Month DCA Program, your initial Purchase Payment will be applied to your chosen program.  Each time you make an additional Purchase Payment, you will need to elect a new 6 or 12 Month DCA Program for that additional Purchase Payment.  If you do not provide such instructions, we will allocate that additional Purchase Payment on a pro rata basis to the Sub-accounts in which your Account Value is then allocated, excluding Sub-accounts to which you may not electively allocate Account Value.  Additionally, if your initial Purchase Payment is funded from multiple sources (e.g., a transfer of assets/1035 exchange) then the total amount that you have designated to fund your annuity will be treated as the initial Purchase Payment for purposes of your participation in the 6 or 12 Month DCA Program.

G.	Revised Disclosure Concerning Tax-Free Exchanges Under Section 1035

In the Tax Considerations section of the prospectus, we replace the first paragraph of the sub-section entitled “Special Rules in Relation to Tax-Free Exchanges Under Section 1035” with the following:

Special Rules in Relation to Tax-free Exchanges Under Section 1035
Section 1035 of the Internal Revenue Code of 1986, as amended (Code), permits certain tax-free exchanges of a life insurance, annuity or endowment contract for an annuity, including tax-free exchanges of annuity death benefits for a Beneficiary Annuity.  Partial surrenders may be treated in the same way as tax-free 1035 exchanges of entire contracts, therefore avoiding current taxation of the partially exchanged amount as well as the 10% tax penalty on pre-age 59 1/2 withdrawals. In Revenue Procedure 2011-38, the IRS has indicated that, for exchanges on or after October 24, 2011, where there is a surrender or distribution from either the initial annuity contract or receiving annuity contract within 180 days of the date on which the partial exchange was completed, the IRS will apply general tax rules to determine the substance and treatment of the original transfer.  For partial exchanges that occurred prior to October 24, 2011, the provisions of Revenue Procedure 2008-24 will continue to apply if there is a surrender or distribution within 12 months of the date on which the partial exchange was completed.  Under Revenue Procedure 2008-24, the transfer will retroactively be treated as a taxable distribution from the initial annuity contract and a contribution to the receiving annuity contract. Tax free exchange treatment will be retained under certain circumstances if you are eligible for an exception to the 10% federal income tax penalty, other than the exceptions for substantially equal periodic payments or distributions under an immediate annuity. We strongly urge you to discuss any transaction of this type with your tax advisor before proceeding with the transaction.

PRUCO LIFE INSURANCE COMPANY
 A Prudential Financial Company
751 Broad Street, Newark, NJ 07102-3777

PRUDENTIAL PREMIER(R) RETIREMENT VARIABLE ANNUITY X SERIES/SM/ ("X SERIES")

PRUDENTIAL PREMIER(R) RETIREMENT VARIABLE ANNUITY B SERIES/SM/ ("B SERIES")

PRUDENTIAL PREMIER(R) RETIREMENT VARIABLE ANNUITY L SERIES/SM/ ("L SERIES")

PRUDENTIAL PREMIER(R) RETIREMENT VARIABLE ANNUITY C SERIES/SM/ ("C SERIES")

FLEXIBLE PREMIUM DEFERRED ANNUITIES

PROSPECTUS: MAY 1, 2011

This prospectus describes four different flexible premium deferred annuity classes offered by Pruco Life Insurance Company ("Pruco Life", "we", "our", or "us"). For convenience in this prospectus, we sometimes refer to each of these annuity contracts as an "Annuity", and to the annuity contracts collectively as the "Annuities." We also sometimes refer to each class by its specific name (e.g., the "B Series"). Each Annuity may be offered as an individual annuity contract or as an interest in a group annuity. Each Annuity has different features and benefits that may be appropriate for you based on your financial situation, your age and how you intend to use the Annuity. There are differences among the Annuities that are discussed throughout the prospectus and summarized in Appendix B entitled "Selecting the Variable Annuity That's Right for You". Financial Professionals may be compensated for the sale of each Annuity. Selling broker-dealer firms through which each Annuity is sold may decline to recommend to their customers certain of the optional features and Investment Options offered generally under the Annuity or may impose restrictions (e.g., a lower maximum issue age for certain Annuities and/or optional benefits). Selling broker-dealer firms may not make available or may not recommend all the Annuities and/or benefits described in this prospectus. Please speak to your Financial Professional for further details. EACH ANNUITY OR CERTAIN OF ITS INVESTMENT OPTIONS AND/OR FEATURES MAY NOT BE AVAILABLE IN ALL STATES. Certain terms are capitalized in this prospectus. Those terms are either defined in the Glossary of Terms or in the context of the particular section. BECAUSE THE X SERIES ANNUITY GRANTS PURCHASE CREDITS WITH RESPECT TO CERTAIN PURCHASE PAYMENTS YOU MAKE, THE EXPENSES OF THE X SERIES ANNUITY ARE HIGHER THAN EXPENSES FOR AN ANNUITY WITHOUT A PURCHASE CREDIT. IN ADDITION, THE AMOUNT OF THE PURCHASE CREDITS THAT YOU RECEIVE UNDER THE X SERIES ANNUITY MAY BE MORE THAN OFFSET BY THE ADDITIONAL FEES AND CHARGES ASSOCIATED WITH THE PURCHASE CREDIT.

THE SUB-ACCOUNTS

The Pruco Life Flexible Premium Variable Annuity Account is a Separate Account of Pruco Life, and is the investment vehicle in which your Purchase Payments invested in the Sub-accounts are held. Each Sub-account of the Pruco Life Flexible Premium Variable Annuity Account invests in an underlying mutual fund - see the following page for a complete list of the Sub-accounts. Currently, portfolios of Advanced Series Trust and Franklin Templeton Variable Insurance Products Trust are being offered. Certain Sub-accounts are not available if you participate in an optional living benefit - see "Limitations With Optional Benefits" later in this prospectus for details.

PLEASE READ THIS PROSPECTUS

THIS PROSPECTUS SETS FORTH INFORMATION ABOUT THE ANNUITIES THAT YOU OUGHT TO KNOW BEFORE INVESTING. PLEASE READ THIS PROSPECTUS AND THE CURRENT PROSPECTUS FOR THE UNDERLYING MUTUAL FUNDS. KEEP THEM FOR FUTURE REFERENCE. If you are purchasing one of the Annuities as a replacement for an existing variable annuity or variable life coverage, or a fixed insurance policy, you should consider any surrender or penalty charges you may incur and any benefits you may also be forfeiting when replacing your existing coverage and that this Annuity may be subject to a Contingent Deferred Sales Charge if you elect to surrender the Annuity or take a partial withdrawal. You should consider your need to access the Annuity's Account Value and whether the Annuity's liquidity features will satisfy that need. Please note that if you are investing in this Annuity through a tax-advantaged retirement plan (such as an Individual Retirement Account or 401(k) plan), you will get no additional tax advantage through the Annuity itself.

AVAILABLE INFORMATION

We have also filed a Statement of Additional Information dated the same date as this prospectus that is available from us, without charge, upon your request. The contents of the Statement of Additional Information are described at the end of this prospectus - see Table of Contents. The Statement of Additional Information is incorporated by reference into this prospectus. This prospectus is part of the registration statement we filed with the SEC regarding this offering. Additional information on us and this offering is available in the registration statement and the exhibits thereto. You may review and obtain copies of these materials at no cost to you by contacting us. These documents, as well as documents incorporated by reference, may also be obtained through the SEC's Internet Website (www.sec.gov) for this registration statement as well as for other registrants that file electronically with the SEC. Please see the section of this prospectus entitled "How to Contact Us" for our Service Office address.

These annuities are NOT deposits or obligations of, or issued, guaranteed or endorsed by, any bank, are NOT insured or guaranteed by the U.S. government, the Federal Deposit Insurance Corporation (FDIC), the Federal Reserve Board or any other agency. An investment in an annuity involves investment risks, including possible loss of value, even with respect to amounts allocated to the AST Money Market Sub-account.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

PRUDENTIAL, PRUDENTIAL FINANCIAL, PRUDENTIAL ANNUITIES AND THE ROCK LOGO ARE SERVICEMARKS OF THE PRUDENTIAL INSURANCE COMPANY OF AMERICA AND ITS AFFILIATES. OTHER PROPRIETARY PRUDENTIAL MARKS MAY BE DESIGNATED AS SUCH THROUGH USE OF THE/ SM/ OR (R) SYMBOLS.

FOR FURTHER INFORMATION CALL: 1-888-PRU-2888 OR GO TO OUR WEBSITE

AT HTTP://WWW.PRUDENTIALANNUITIES.COM

Prospectus dated: May 1, 2011 Statement of Additional Information dated: May 1, 2011

PLEASE SEE OUR IRA, ROTH IRA AND FINANCIAL DISCLOSURE STATEMENTS ATTACHED TO

THE BACK COVER OF THIS PROSPECTUS.

VARIABLE INVESTMENT OPTIONS

EACH INVESTMENT OPTION LISTED BELOW MAY BE ELECTED WITH ONE OR MORE OPTIONAL

LIVING BENEFITS EXCEPT (A) THE AST INVESTMENT GRADE BOND PORTFOLIO AND THE

TARGET DATE BOND PORTFOLIOS, WHICH ARE NOT AVAILABLE FOR PURCHASE PAYMENTS AND

(B) THE AST QUANTITATIVE MODELING PORTFOLIO, WHICH IS NOT AVAILABLE WITH ANY

OPTIONAL BENEFIT

ADVANCED SERIES TRUST

AST Academic Strategies Asset Allocation Portfolio
AST Advanced Strategies Portfolio
AST AllianceBernstein Core Value Portfolio
AST American Century Income & Growth Portfolio
AST Balanced Asset Allocation Portfolio
AST BlackRock Global Strategies Portfolio
AST BlackRock Value Portfolio
AST Bond Portfolio 2017
AST Bond Portfolio 2018
AST Bond Portfolio 2019
AST Bond Portfolio 2020
AST Bond Portfolio 2021
AST Bond Portfolio 2022
AST Capital Growth Asset Allocation Portfolio
AST CLS Growth Asset Allocation Portfolio
AST CLS Moderate Asset Allocation Portfolio
AST Cohen & Steers Realty Portfolio
AST Federated Aggressive Growth Portfolio
AST FI Pyramis(R) Asset Allocation Portfolio
AST First Trust Balanced Target Portfolio
AST First Trust Capital Appreciation Target Portfolio
AST Global Real Estate Portfolio
AST Goldman Sachs Concentrated Growth Portfolio
AST Goldman Sachs Large-Cap Value Portfolio
AST Goldman Sachs Mid-Cap Growth Portfolio
AST Goldman Sachs Small-Cap Value Portfolio
AST High Yield Portfolio
AST Horizon Growth Asset Allocation Portfolio
AST Horizon Moderate Asset Allocation Portfolio
AST International Growth Portfolio
AST International Value Portfolio
AST Investment Grade Bond Portfolio
AST Jennison Large-Cap Growth Portfolio
AST Jennison Large-Cap Value Portfolio
AST JPMorgan International Equity Portfolio
AST J.P. Morgan Strategic Opportunities Portfolio
AST Large-Cap Value Portfolio
AST Lord Abbett Core Fixed Income Portfolio
AST Marsico Capital Growth Portfolio
AST MFS Global Equity Portfolio
AST MFS Growth Portfolio
AST Mid-Cap Value Portfolio
AST Money Market Portfolio
AST Neuberger Berman Mid-Cap Growth Portfolio
AST Neuberger Berman/LSV Mid-Cap Value Portfolio
AST Parametric Emerging Markets Equity Portfolio
AST PIMCO Limited Maturity Bond Portfolio
AST PIMCO Total Return Bond Portfolio
AST Preservation Asset Allocation Portfolio

AST QMA US Equity Alpha Portfolio

AST Quantitative Modeling Portfolio

AST Schroders Multi-Asset World Strategies Portfolio
AST Small-Cap Growth Portfolio
AST Small-Cap Value Portfolio
AST T. Rowe Price Asset Allocation Portfolio
AST T. Rowe Price Global Bond Portfolio
AST T. Rowe Price Large-Cap Growth Portfolio
AST T. Rowe Price Natural Resources Portfolio
AST Wellington Management Hedged Equity Portfolio
AST Western Asset Core Plus Bond Portfolio

FRANKLIN TEMPLETON VARIABLE INSURANCE PRODUCTS TRUST

Franklin Templeton VIP Founding Funds Allocation Fund

 HIGHEST DAILY LIFETIME(R) INCOME BENEFIT WITH LIFETIME INCOME ACCELERATOR/SM/ (HDI - LIA/SM/). 61

(i)

APPENDIX C - HIGHEST DAILY LIFETIME 6 PLUS INCOME, HIGHEST DAILY LIFETIME 6 PLUS INCOME
  WITH LIFETIME INCOME ACCELERATOR, AND SPOUSAL HIGHEST DAILY LIFETIME 6 PLUS INCOME -
  NO LONGER AVAILABLE FOR NEW ELECTIONS.................................................. C-1

APPENDIX D - FORMULA FOR GRO PLUS II - NO LONGER AVAILABLE FOR NEW ELECTIONS, EXCEPT FOR

APPENDIX G - FORMULA FOR HIGHEST DAILY GRO II - NO LONGER AVAILABLE FOR NEW ELECTIONS,
  EXCEPT FOR ANNUITIES WITH AN APPLICATION SIGNED PRIOR TO JANUARY 24, 2011.............. G-1

APPENDIX H - FORMULA FOR HIGHEST DAILY LIFETIME INCOME, HIGHEST DAILY LIFETIME INCOME
  WITH LIFETIME INCOME ACCELERATOR, AND SPOUSAL HIGHEST DAILY LIFETIME INCOME............ H-1

(ii)

GLOSSARY OF TERMS

We set forth here definitions of some of the key terms used throughout this prospectus. In addition to the definitions here, we also define certain terms in the section of the prospectus that uses such terms.

ACCOUNT VALUE: The total value of all allocations to the Sub-accounts and/or the MVA Options on any Valuation Day. The Account Value is determined separately for each Sub-account and for each MVA Option, and then totaled to determine the Account Value for your entire Annuity. The Account Value of each MVA Option will be calculated using any applicable MVA.

ACCUMULATION PERIOD: The period of time from the Issue Date through the last Valuation Day immediately preceding the Annuity Date.

ANNUITANT: The natural person upon whose life annuity payments made to the Owner are based.

ANNUITIZATION: Annuitization is the process by which you "annuitize" your Unadjusted Account Value. When you annuitize, we apply the Unadjusted Account Value to one of the available annuity options to begin making periodic payments to the Owner.

ANNUITY DATE: The date on which we apply your Unadjusted Account Value to the applicable annuity option and begin the payout period. As discussed in the Annuity Options section, there is an age by which you must begin receiving annuity payments, which we call the "Latest Annuity Date."

ANNUITY YEAR: The first Annuity Year begins on the Issue Date and continues through and includes the day immediately preceding the first anniversary of the Issue Date. Subsequent Annuity Years begin on the anniversary of the Issue Date and continue through and include the day immediately preceding the next anniversary of the Issue Date.

BENEFICIARY(IES): The natural person(s) or entity(ies) designated as the recipient(s) of the Death Benefit or to whom any remaining period certain payments may be paid in accordance with the annuity payout options section of this Annuity.

BENEFICIARY ANNUITY: You may purchase an Annuity if you are a Beneficiary of an account that was owned by a decedent, subject to the requirements discussed in this prospectus. You may transfer the proceeds of the decedent's account into one of the Annuities described in this prospectus and continue receiving the distributions that are required by the tax laws. This transfer option is only available for purchase of an IRA, Roth IRA, or a non-qualified Beneficiary Annuity.

CODE: The Internal Revenue Code of 1986, as amended from time to time and the regulations promulgated thereunder.

CONTINGENT DEFERRED SALES CHARGE (CDSC): This is a sales charge that may be deducted when you make a surrender or take a partial withdrawal from your Annuity. We refer to this as a "contingent" charge because it is imposed only if you surrender or take a withdrawal from your Annuity. The charge is a percentage of each applicable Purchase Payment that is being surrendered or withdrawn.

DOLLAR COST AVERAGING ("DCA") MVA OPTION: An Investment Option that offers a fixed rate of interest for a specified period. The DCA MVA Option is used only with our 6 or 12 Month Dollar Cost Averaging Program, under which the Purchase Payments that you have allocated to that DCA MVA Option are transferred to the designated Sub-accounts over a 6 month or 12 month period. Withdrawals or transfers from the DCA MVA Option will be subject to a Market Value Adjustment if made other than pursuant to the 6 or 12 month DCA Program.

DUE PROOF OF DEATH: Due Proof of Death is satisfied when we receive all of the following in Good Order: (a) a death certificate or similar documentation acceptable to us; (b) all representations we require or which are mandated by applicable law or regulation in relation to the death claim and the payment of death proceeds; and (c) any applicable election of the method of payment of the death benefit, if not previously elected by the Owner, by at least one Beneficiary.

FREE LOOK: The right to examine your Annuity, during a limited period of time, to decide if you want to keep it or cancel it. The length of this time period, and the amount of refund, depends on applicable law and thus may vary. In addition, there is a different Free Look period that applies if your Annuity is held within an IRA. In your Annuity contract, your Free Look right is referred to as your "Right to Cancel."

GOOD ORDER: Good Order is the standard that we apply when we determine whether an instruction is satisfactory. An instruction will be considered in Good Order if it is received at our Service Office: (a) in a manner that is satisfactory to us such that it is sufficiently complete and clear that we do not need to exercise any discretion to follow such instruction and complies with all relevant laws and regulations; (b) on specific forms, or by other means we then permit (such as via telephone or electronic submission); and/or

(c) with any signatures and dates as we may require. We will notify you if an instruction is not in Good Order.

1

GUARANTEE PERIOD: The period of time during which we credit a fixed rate of interest to an MVA Option.

INVESTMENT OPTION: A Sub-account or MVA Option available as of any given time to which Account Value may be allocated.

ISSUE DATE: The effective date of your Annuity.

KEY LIFE: Under the Beneficiary Continuation Option, or the Beneficiary Annuity, the person whose life expectancy is used to determine the required distributions.

MARKET VALUE ADJUSTMENT ("MVA"): A positive or negative adjustment used to determine the Account Value in an MVA Option.

MARKET VALUE ADJUSTMENT OPTIONS ("MVA OPTIONS"): Investment Options to which a fixed rate of interest is credited for a specified Guarantee Period and to which an MVA may apply. The MVA Options consist of (a) the DCA MVA Option used with our 6 or 12 Month DCA Program and (b) the "Long-Term MVA Options", under which Guarantee Periods of different yearly lengths are offered.

MATURITY DATE: With respect to an MVA Option, the last day in a Guarantee Period.

OWNER: With an Annuity issued as an individual annuity contract, the Owner is either an eligible entity or person named as having ownership rights in relation to the Annuity. In certain states, with an Annuity issued as a certificate under a group annuity contract, the "Owner" refers to the person or entity that has the rights and benefits designated to the "participant" in the certificate. Thus, an Owner who is a participant has rights that are comparable to those of the Owner of an individual annuity contract.

PURCHASE CREDIT: Under the X Series only, an amount that we add to your Annuity when you make a Purchase Payment during the first four Annuity Years. We are entitled to recapture Purchase Credits under certain circumstances.

PURCHASE PAYMENT: A cash consideration in currency of the United States of America given to us in exchange for the rights, privileges, and benefits of the Annuity.

SERVICE OFFICE: The place to which all requests and payments regarding the Annuity are to be sent. We may change the address of the Service Office at any time, and will notify you in advance of any such change of address. Please see the section of this prospectus entitled "How to Contact Us" for the Service Office address.

SEPARATE ACCOUNT: Referred to as the "Variable Separate Account" in your Annuity, this is the variable Separate Account(s) shown in the Annuity.

SUB-ACCOUNT: A division of the Separate Account.

SURRENDER VALUE: The Account Value (which includes the effect of any MVA) less any applicable CDSC, any applicable tax charges, any charges assessable as a deduction from the Account Value for any optional benefits provided by rider or endorsement, and any Annual Maintenance Fee.

UNADJUSTED ACCOUNT VALUE: The Unadjusted Account Value is equal to the Account Value prior to the application of any MVA.

UNIT: A share of participation in a Sub-account used to calculate your Unadjusted Account Value prior to the Annuity Date.

VALUATION DAY: Every day the New York Stock Exchange is open for trading or any other day the Securities and Exchange Commission requires mutual funds or unit investment trusts to be valued.

WE, US, OUR: Pruco Life Insurance Company.

YOU, YOUR: The Owner(s) shown in the Annuity.

2

SUMMARY OF CONTRACT FEES AND CHARGES

The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering one of the Annuities. The first table describes the fees and expenses that you will pay at the time you surrender an Annuity, take a partial withdrawal, or transfer Account Value between the Investment Options. State premium taxes also may be deducted.

ANNUITY OWNER TRANSACTION EXPENSES

CONTINGENT DEFERRED SALES CHARGE/ 1/

X SERIES

                                                PERCENTAGE APPLIED
                                                 AGAINST PURCHASE
                                                  PAYMENT BEING
AGE OF PURCHASE PAYMENT BEING WITHDRAWN             WITHDRAWN
------------------------------------------------------------------
 Less than one year old                                9.0%
 1 year old or older, but not yet 2 years old          9.0%
 2 years old or older, but not yet 3 years old         9.0%
 3 years old or older, but not yet 4 years old         9.0%
 4 years old or older, but not yet 5 years old         8.0%
 5 years old or older, but not yet 6 years old         8.0%
 6 years old or older, but not yet 7 years old         8.0%
 7 years old or older, but not yet 8 years old         5.0%
 8 years old or older, but not yet 9 years old         2.5%
 9 or more years old                                   0.0%

B SERIES

                                                PERCENTAGE APPLIED
                                                 AGAINST PURCHASE
                                                  PAYMENT BEING
AGE OF PURCHASE PAYMENT BEING WITHDRAWN             WITHDRAWN
------------------------------------------------------------------
 Less than one year old                                7.0%
 1 year old or older, but not yet 2 years old          7.0%
 2 years old or older, but not yet 3 years old         6.0%
 3 years old or older, but not yet 4 years old         6.0%
 4 years old or older, but not yet 5 years old         5.0%
 5 years old or older, but not yet 6 years old         5.0%
 6 years old or older, but not yet 7 years old         5.0%
 7 years old, or older                                 0.0%

L SERIES

                                                PERCENTAGE APPLIED
                                                 AGAINST PURCHASE
                                                  PAYMENT BEING
AGE OF PURCHASE PAYMENT BEING WITHDRAWN             WITHDRAWN
------------------------------------------------------------------
 Less than one year old                                7.0%
 1 year old or older, but not yet 2 years old          7.0%
 2 years old or older, but not yet 3 years old         6.0%
 3 years old or older, but not yet 4 years old         5.0%
 4 or more years old                                   0.0%

3

C SERIES

There is no CDSC or other sales load applicable to the C Series.

For X Series Annuities issued in Connecticut, the CDSC amounts are different. See Appendix E.

-----------------------------------------------------------------
   FEE/CHARGE      X SERIES    B SERIES    L SERIES    C SERIES
-----------------------------------------------------------------
TRANSFER FEE/ 2/     $10         $10         $10         $10
-----------------------------------------------------------------
TAX CHARGE        0% to 3.5%  0% to 3.5%  0% to 3.5%  0% to 3.5%
(CURRENT)/3/
-----------------------------------------------------------------

1 The years referenced in the above CDSC tables refer to the length of time since a Purchase Payment was made (i.e., the age of the Purchase Payment). Contingent Deferred Sales Charges are applied against the Purchase Payment(s) being withdrawn. Thus, the appropriate percentage is multiplied by the Purchase Payment(s) being withdrawn to determine the amount of the CDSC. For example, if with respect to the X Series on November 1, 2016 you withdrew a Purchase Payment made on August 1, 2011, that Purchase Payment would be between 5 and 6 years old, and thus subject to an 8% CDSC. Purchase Payments are withdrawn on a "first-in, first-out" basis. 2 Currently, we deduct the fee after the 20/th/ transfer each Annuity Year. 3 We reserve the right to deduct the charge either at the time the tax is imposed, upon a full surrender of the Annuity, or upon Annuitization.

The following table provides a summary of the periodic fees and charges you will pay while you own your Annuity, excluding the underlying portfolio annual expenses. These fees and charges are described in more detail within this prospectus.

-------------------------------------------------------------------------------------------------------------------
                                            PERIODIC FEES AND CHARGES
-------------------------------------------------------------------------------------------------------------------
    FEE/CHARGE             X SERIES                B SERIES                L SERIES                C SERIES
ANNUAL MAINTENANCE  Lesser of $50 or 2% of  Lesser of $50 or 2% of  Lesser of $50 or 2% of  Lesser of $50 or 2% of
FEE /4/               Unadjusted Account      Unadjusted Account      Unadjusted Account      Unadjusted Account
                            Value                   Value                   Value                   Value

---------------------------------------------------------------------------
            ANNUALIZED INSURANCE FEES/CHARGES

(assessed daily as a percentage of the net assets of the Sub-accounts)
---------------------------------------------------------------------------
     FEE/CHARGE           X SERIES     B SERIES     L SERIES    C SERIES
MORTALITY & EXPENSE        1.70%        1.15%        1.55%       1.60%
RISK CHARGE: DURING
FIRST 9 ANNUITY YEARS
---------------------------------------------------------------------------
AFTER 9/TH/ ANNUITY        1.15%        1.15%        1.15%       1.15%
YEAR
---------------------------------------------------------------------------
ADMINISTRATION             0.15%        0.15%        0.15%       0.15%
CHARGE
---------------------------------------------------------------------------
TOTAL ANNUALIZED           1.85%        1.30%        1.70%       1.75%
INSURANCE FEES/
CHARGES: DURING FIRST
9 ANNUITY YEARS /5,6/
---------------------------------------------------------------------------
AFTER 9/TH/ ANNUITY        1.30%        1.30%        1.30%       1.30%
YEAR /5,6/
---------------------------------------------------------------------------

4 Assessed annually on the Annuity's anniversary date or upon surrender. Only applicable if the sum of the Purchase Payments at the time the fee is due is less than $100,000.

5 The Insurance Charge is the combination of Mortality & Expense Risk Charge and the Administration Charge. For the X Series, C Series, and L Series, on the Valuation Day immediately following the 9/th/ Annuity Anniversary, the Mortality & Expense Risk Charge drops to 1.15% annually (the B Series is a constant 1.15% annually).

6 For Beneficiaries who elect the Beneficiary Continuation Option, the Annual Maintenance Fee is the lesser of $30 or 2% of Unadjusted Account Value and is only applicable if Unadjusted Account Value is less than $25,000 at the time the fee is assessed. For Beneficiaries who elect the Beneficiary Continuation Option, the Mortality and Expense and Administration Charges do not apply. However, a Settlement Service Charge equal to 1.00% is assessed as a percentage of the daily net assets of the Sub-accounts as an annual charge.

4

The following table sets forth the charge for each optional benefit under the Annuity. These fees would be in addition to the periodic fees and transaction fees set forth in the tables above. The first column shows the charge for each optional benefit on a maximum and current basis. The next four columns show the total expenses you would pay for each class of Annuity if you purchased the relevant optional benefit. More specifically, these columns show the total charge for the optional benefit plus the Total Annualized Insurance Fees/Charges (during the first 9 Annuity Years) applicable to the Annuity class (as shown in the prior table). Where the charges cannot actually be totaled (because they are assessed against different base values), we show both individual charges.

------------------------------------------------------------------------------------------------------------------
                                    YOUR OPTIONAL BENEFIT FEES AND CHARGES
------------------------------------------------------------------------------------------------------------------
          OPTIONAL BENEFIT              ANNUALIZED         TOTAL          TOTAL          TOTAL          TOTAL
                                         OPTIONAL       ANNUALIZED     ANNUALIZED     ANNUALIZED     ANNUALIZED
                                         BENEFIT        CHARGE/ 8/     CHARGE/ 8/     CHARGE/ 8/     CHARGE/ 8/
                                       FEE/CHARGE/ 7/  FOR X SERIES   FOR B SERIES   FOR L SERIES   FOR C SERIES
------------------------------------------------------------------------------------------------------------------
HIGHEST DAILY LIFETIME INCOME AND
SPOUSAL HIGHEST DAILY LIFETIME INCOME
(ASSESSED AGAINST GREATER OF
UNADJUSTED ACCOUNT VALUE AND
PROTECTED WITHDRAWAL VALUE)

MAXIMUM CHARGE/ 9/                        1.50%        1.85% + 1.50%  1.30% + 1.50%  1.70% + 1.50%  1.75% + 1.50%
CURRENT CHARGE                            0.95%        1.85% + 0.95%  1.30% + 0.95%  1.70% + 0.95%  1.75% + 0.95%
------------------------------------------------------------------------------------------------------------------
HIGHEST DAILY LIFETIME INCOME WITH
LIFETIME INCOME ACCELERATOR
(ASSESSED AGAINST GREATER OF
UNADJUSTED ACCOUNT VALUE AND
PROTECTED WITHDRAWAL VALUE)

MAXIMUM CHARGE/ 9/                        2.00%        1.85% + 2.00%  1.30% + 2.00%  1.70% + 2.00%  1.75% + 2.00%
CURRENT CHARGE                            1.30%        1.85% + 1.30%  1.30% + 1.30%  1.70% + 1.30%  1.75% + 1.30%
------------------------------------------------------------------------------------------------------------------
HIGHEST DAILY LIFETIME 6 PLUS INCOME
(ASSESSED AGAINST GREATER OF
UNADJUSTED ACCOUNT VALUE AND
PROTECTED WITHDRAWAL VALUE)

MAXIMUM CHARGE/ 9/                        1.50%        1.85% + 1.50%  1.30% + 1.50%  1.70% + 1.50%  1.75% + 1.50%
CURRENT CHARGE                            0.85%        1.85% + 0.85%  1.30% + 0.85%  1.70% + 0.85%  1.75% + 0.85%
------------------------------------------------------------------------------------------------------------------
HIGHEST DAILY LIFETIME 6 PLUS INCOME
WITH LIFETIME INCOME ACCELERATOR
(ASSESSED AGAINST GREATER OF
UNADJUSTED ACCOUNT VALUE AND
PROTECTED WITHDRAWAL VALUE)

MAXIMUM CHARGE/ 9/                        2.00%        1.85% + 2.00%  1.30% + 2.00%  1.70% + 2.00%  1.75% + 2.00%
CURRENT CHARGE                            1.20%        1.85% + 1.20%  1.30% + 1.20%  1.70% + 1.20%  1.75% + 1.20%
------------------------------------------------------------------------------------------------------------------

5

------------------------------------------------------------------------------------------------------------------
                                    YOUR OPTIONAL BENEFIT FEES AND CHARGES
------------------------------------------------------------------------------------------------------------------
          OPTIONAL BENEFIT              ANNUALIZED         TOTAL          TOTAL          TOTAL          TOTAL
                                         OPTIONAL       ANNUALIZED     ANNUALIZED     ANNUALIZED     ANNUALIZED
                                         BENEFIT        CHARGE/ 8/     CHARGE/ 8/     CHARGE/ 8/     CHARGE/ 8/
                                       FEE/CHARGE/ 7/  FOR X SERIES   FOR B SERIES   FOR L SERIES   FOR C SERIES
------------------------------------------------------------------------------------------------------------------
SPOUSAL HIGHEST DAILY LIFETIME 6 PLUS
INCOME
(ASSESSED AGAINST GREATER OF
UNADJUSTED ACCOUNT VALUE AND
PROTECTED WITHDRAWAL VALUE)

MAXIMUM CHARGE/ 9/                        1.50%        1.85% + 1.50%  1.30% + 1.50%  1.70% + 1.50%  1.75% + 1.50%
CURRENT CHARGE                            0.95%        1.85% + 0.95%  1.30% + 0.95%  1.70% + 0.95%  1.75% + 0.95%
------------------------------------------------------------------------------------------------------------------
GUARANTEED RETURN OPTION PLUS II (GRO     0.60%            2.45%          1.90%          2.30%          2.35%
PLUS II) CHARGE/ 10/ (ASSESSED AS A
PERCENTAGE OF THE AVERAGE DAILY NET
ASSETS OF THE SUB-ACCOUNTS)
------------------------------------------------------------------------------------------------------------------
HIGHEST DAILY GUARANTEED RETURN           0.60%            2.45%          1.90%          2.30%          2.35%
OPTION II (HD GRO II)  CHARGE/10/
(ASSESSED AS A PERCENTAGE OF THE
AVERAGE DAILY NET ASSETS OF THE
SUB-ACCOUNTS)
------------------------------------------------------------------------------------------------------------------
HIGHEST ANNIVERSARY VALUE DEATH           0.40%            2.25%          1.70%          2.10%          2.15%
BENEFIT ("HAV") CHARGE/ 10/ (ASSESSED
AS A PERCENTAGE OF THE AVERAGE DAILY
NET ASSETS OF THE SUB-ACCOUNTS)
------------------------------------------------------------------------------------------------------------------
COMBINATION 5% ROLL-UP AND HAV DEATH      0.80%            2.65%          2.10%          2.50%          2.55%
BENEFIT CHARGE/ 10/ (ASSESSED AS A
PERCENTAGE OF THE AVERAGE DAILY NET
ASSETS OF THE SUB-ACCOUNTS)
------------------------------------------------------------------------------------------------------------------

7 The charge for each of Highest Daily Lifetime Income, Highest Daily Lifetime Income with Lifetime Income Accelerator, Spousal Highest Daily Lifetime Income, Highest Daily Lifetime 6 Plus, Highest Daily Lifetime 6 Plus with Lifetime Income Accelerator, and Spousal Highest Daily Lifetime 6 Plus is assessed against the greater of Unadjusted Account Value and the Protected Withdrawal Value (PWV). PWV is described in the Living Benefits section of this prospectus. The charge for each of GRO Plus II, Highest Daily GRO II, Highest Anniversary Value Death Benefit, and Combination 5% Roll-Up and HAV Death Benefit is assessed as a percentage of the average daily net assets of the Sub-accounts.

8 HOW THE OPTIONAL BENEFIT FEES AND CHARGES ARE DETERMINED

For Highest Daily Lifetime Income, Highest Daily Lifetime Income with LIA, Spousal Highest Daily Lifetime Income, Highest Daily Lifetime 6 Plus, Highest Daily Lifetime 6 Plus with LIA, Spousal Highest Daily Lifetime 6 Plus and other benefits:

For Highest Daily Lifetime Income, Highest Daily Lifetime Income with LIA, Spousal Highest Daily Lifetime Income, Highest Daily Lifetime 6 Plus, Highest Daily Lifetime 6 Plus With LIA, and Spousal Highest Daily Lifetime 6 Plus: The charge is taken out of the Sub-accounts. For B Series, in all Annuity Years, the current optional benefit charge is in addition to the 1.30% annualized charge of amounts invested in the Sub-accounts. For each of the L Series, X Series, and C Series the annualized charge for the base Annuity drops after Annuity Year 9 as described below:

Highest Daily Lifetime Income and Spousal Highest Daily Lifetime Income:

0.95% current optional benefit charge is in addition to 1.30% annualized charge of amounts invested in the Sub-accounts for base Annuity after the 9/th/ Annuity Year.

6

Highest Daily Lifetime Income with LIA: 1.30% current optional benefit charge is in addition to 1.30% annualized charge of amounts invested in the Sub-accounts for base Annuity after the 9/th/ Annuity Year.

Highest Daily Lifetime 6 Plus: 0.85% current optional benefit charge is in addition to 1.30% annualized charge of amounts invested in the Sub-accounts for base Annuity after the 9/th/ Annuity Year.

Highest Daily Lifetime 6 Plus with LIA: 1.20% current optional benefit charge is in addition to 1.30% annualized charge of amounts invested in the Sub-accounts for base Annuity after the 9/th/ Annuity Year. Spousal Highest Daily Lifetime 6 Plus: 0.95% current optional benefit charge is in addition to 1.30% annualized charge of amounts invested in the Sub-accounts for base Annuity after the 9/th/ Annuity Year. For GRO Plus II and Highest Daily GRO II: For B Series, the optional benefit charge plus base Annuity charge is 1.90% in all Annuity Years. In the case of L Series, X Series, and C Series, the optional benefit charge plus base Annuity charge drops to 1.90% after the 9th Annuity Year. Highest Anniversary Value Death Benefit: For B Series, the optional benefit charge plus base Annuity charge is 1.70% in all Annuity Years. In the case of the L Series, X Series, and C Series, the optional benefit charge plus base Annuity charge drops to 1.70% after the 9/th/ Annuity Year. Combination 5% Roll-Up and HAV Death Benefit: For B Series, the optional benefit charge plus base Annuity charge is 2.10% in all Annuity Years. In the case of the L Series, X Series, and C Series, total charge drops to 2.10% after the 9/th/ Annuity Year.

9 We reserve the right to increase the charge to the maximum charge indicated, upon any step-up under the benefit. We also reserve the right to increase the charge to the maximum charge indicated if you elect or re-add the benefit post-issue.

10 Because there is no higher charge to which we could increase the current charge, the current charge and maximum charge are one and the same. Thus, so long as you retain the benefit, we cannot increase your charge for the benefit.

The following table provides the range (minimum and maximum) of the total annual expenses for the underlying mutual funds ("portfolios") as of December 31, 2010 before any contractual waivers and expense reimbursements. Each figure is stated as a percentage of the underlying portfolio's average daily net assets.

----------------------------------------------------
    TOTAL ANNUAL PORTFOLIO OPERATING EXPENSES
----------------------------------------------------
                                   MINIMUM  MAXIMUM
----------------------------------------------------
TOTAL PORTFOLIO OPERATING EXPENSE  0.62%    1.66%
----------------------------------------------------

The following are the total annual expenses for each underlying portfolio as of December 31, 2010, except as noted and except if the underlying portfolio's inception date is subsequent to December 31, 2010. The "Total Annual Portfolio Operating Expenses" reflect the combination of the underlying portfolio's investment management fee, other expenses, any 12b-1 fees and certain other expenses. Each figure is stated as a percentage of the underlying portfolio's average daily net assets. There is no guarantee that actual expenses will be the same as those shown in the table. For certain of the underlying portfolios, a portion of the management fee has been contractually waived and/or other expenses have been contractually partially reimbursed, which is shown in the table. The following expenses are deducted by the portfolio before it provides Pruco Life with the daily net asset value. The portfolio information was provided by the portfolios and has not been independently verified by us. See the prospectuses and or statements of additional information of the portfolios for further details.

------------------------------------------------------------------------------------------------------------------------------------
                                         UNDERLYING MUTUAL FUND PORTFOLIO ANNUAL EXPENSES

                             (as a percentage of the average net assets of the underlying Portfolios)
------------------------------------------------------------------------------------------------------------------------------------
                                                               For the year ended December 31, 2010
                              -------------------------------------------------------------------------------------------
         UNDERLYING                                                                                 Total
         PORTFOLIO                                                         Broker Fees  Acquired   Annual    Contractual
                                                                Dividend   and Expenses Portfolio Portfolio  Fee Waiver
                              Management  Other   Distribution Expense on    on Short    Fees &   Operating  or Expense
                                 Fees    Expenses (12b-1) Fees Short Sales    Sales     Expenses  Expenses  Reimbursement
--------------------------------------------------------------------------------------------------------------------------
ADVANCED SERIES TRUST
 AST Academic Strategies
  Asset Allocation              0.72%     0.06%      0.00%        0.04%       0.00%       0.73%     1.55%       0.00%
 AST Advanced Strategies        0.85%     0.14%      0.00%        0.00%       0.00%       0.03%     1.02%       0.00%
 AST AllianceBernstein Core
  Value                         0.75%     0.17%      0.00%        0.00%       0.00%       0.00%     0.92%       0.00%
 AST American Century
  Income & Growth               0.75%     0.17%      0.00%        0.00%       0.00%       0.00%     0.92%       0.00%
 AST Balanced Asset
  Allocation                    0.15%     0.01%      0.00%        0.00%       0.00%       0.87%     1.03%       0.00%
 AST BlackRock Global
  Strategies/1/                 1.00%     0.15%      0.00%        0.00%       0.00%       0.03%     1.18%       0.07%
 AST BlackRock Value            0.85%     0.12%      0.00%        0.00%       0.00%       0.00%     0.97%       0.00%
 AST Bond Portfolio 2017/ 2/    0.64%     0.24%      0.00%        0.00%       0.00%       0.00%     0.88%       0.00%
 AST Bond Portfolio 2018/ 2/    0.64%     0.23%      0.00%        0.00%       0.00%       0.00%     0.87%       0.00%
 AST Bond Portfolio 2019/ 2/    0.64%     0.24%      0.00%        0.00%       0.00%       0.00%     0.88%       0.00%

------------------------------------------------------------------------------------------------------------------------------------
                                         UNDERLYING MUTUAL FUND PORTFOLIO ANNUAL EXPENSES

                             (as a percentage of the average net assets of the underlying Portfolios)
------------------------------------------------------------------------------------------------------------------------------------

                              -----------
         UNDERLYING
         PORTFOLIO            Net Annual
                                 Fund
                              Operating
                               Expenses
----------------------------------------
ADVANCED SERIES TRUST
 AST Academic Strategies
  Asset Allocation              1.55%
 AST Advanced Strategies        1.02%
 AST AllianceBernstein Core
  Value                         0.92%
 AST American Century
  Income & Growth               0.92%
 AST Balanced Asset
  Allocation                    1.03%
 AST BlackRock Global
  Strategies/1/                 1.11%
 AST BlackRock Value            0.97%
 AST Bond Portfolio 2017/ 2/    0.88%
 AST Bond Portfolio 2018/ 2/    0.87%
 AST Bond Portfolio 2019/ 2/    0.88%

7

------------------------------------------------------------------------------------------------------------------------------------
                                         UNDERLYING MUTUAL FUND PORTFOLIO ANNUAL EXPENSES

                             (as a percentage of the average net assets of the underlying Portfolios)
------------------------------------------------------------------------------------------------------------------------------------
                                                               For the year ended December 31, 2010
                              -------------------------------------------------------------------------------------------
         UNDERLYING                                                                                 Total
         PORTFOLIO                                                         Broker Fees  Acquired   Annual    Contractual
                                                                Dividend   and Expenses Portfolio Portfolio  Fee Waiver
                              Management  Other   Distribution Expense on    on Short    Fees &   Operating  or Expense
                                 Fees    Expenses (12b-1) Fees Short Sales    Sales     Expenses  Expenses  Reimbursement
--------------------------------------------------------------------------------------------------------------------------
 AST Bond Portfolio 2020/ 2/    0.64%     0.25%      0.00%        0.00%       0.00%       0.00%     0.89%       0.00%
 AST Bond Portfolio 2021/ 2/    0.64%     0.39%      0.00%        0.00%       0.00%       0.00%     1.03%       0.03%
 AST Bond Portfolio 2022/ 2/    0.64%     0.33%      0.00%        0.00%       0.00%       0.00%     0.97%       0.00%
 AST Capital Growth Asset
  Allocation                    0.15%     0.01%      0.00%        0.00%       0.00%       0.91%     1.07%       0.00%
 AST CLS Growth Asset
  Allocation                    0.30%     0.02%      0.00%        0.00%       0.00%       0.85%     1.17%       0.00%
 AST CLS Moderate Asset
  Allocation                    0.30%     0.02%      0.00%        0.00%       0.00%       0.76%     1.08%       0.00%
 AST Cohen & Steers Realty      1.00%     0.14%      0.00%        0.00%       0.00%       0.00%     1.14%       0.00%
 AST Federated Aggressive
  Growth                        0.95%     0.17%      0.00%        0.00%       0.00%       0.00%     1.12%       0.00%
 AST FI Pyramis(R) Asset
  Allocation/ 3/                0.85%     0.38%      0.00%        0.18%       0.05%       0.00%     1.46%       0.00%
 AST First Trust Balanced
  Target                        0.85%     0.13%      0.00%        0.00%       0.00%       0.00%     0.98%       0.00%
 AST First Trust Capital
  Appreciation Target           0.85%     0.13%      0.00%        0.00%       0.00%       0.00%     0.98%       0.00%
 AST Global Real Estate         1.00%     0.19%      0.00%        0.00%       0.00%       0.00%     1.19%       0.00%
 AST Goldman Sachs
  Concentrated Growth           0.90%     0.12%      0.00%        0.00%       0.00%       0.00%     1.02%       0.00%
 AST Goldman Sachs
  Large-Cap Value               0.75%     0.13%      0.00%        0.00%       0.00%       0.00%     0.88%       0.00%
 AST Goldman Sachs
  Mid-Cap Growth                1.00%     0.14%      0.00%        0.00%       0.00%       0.00%     1.14%       0.00%
 AST Goldman Sachs
  Small-Cap Value               0.95%     0.18%      0.00%        0.00%       0.00%       0.04%     1.17%       0.00%
 AST High Yield                 0.75%     0.13%      0.00%        0.00%       0.00%       0.00%     0.88%       0.00%
 AST Horizon Growth Asset
  Allocation                    0.30%     0.03%      0.00%        0.00%       0.00%       0.86%     1.19%       0.00%
 AST Horizon Moderate
  Asset Allocation              0.30%     0.02%      0.00%        0.00%       0.00%       0.81%     1.13%       0.00%
 AST International Growth       1.00%     0.14%      0.00%        0.00%       0.00%       0.00%     1.14%       0.00%
 AST International Value        1.00%     0.14%      0.00%        0.00%       0.00%       0.00%     1.14%       0.00%
 AST Investment Grade
  Bond/ 2/                      0.64%     0.15%      0.00%        0.00%       0.00%       0.00%     0.79%       0.00%
 AST Jennison Large-Cap
  Growth                        0.90%     0.12%      0.00%        0.00%       0.00%       0.00%     1.02%       0.00%
 AST Jennison Large-Cap
  Value                         0.75%     0.12%      0.00%        0.00%       0.00%       0.00%     0.87%       0.00%
 AST JPMorgan
  International Equity          0.89%     0.15%      0.00%        0.00%       0.00%       0.00%     1.04%       0.00%
 AST J.P. Morgan Strategic
  Opportunities                 1.00%     0.15%      0.00%        0.10%       0.01%       0.00%     1.26%       0.00%
 AST Large-Cap Value            0.75%     0.12%      0.00%        0.00%       0.00%       0.00%     0.87%       0.00%
 AST Lord Abbett Core
  Fixed Income /4/              0.80%     0.16%      0.00%        0.00%       0.00%       0.00%     0.96%       0.10%
 AST Marsico Capital
  Growth                        0.90%     0.12%      0.00%        0.00%       0.00%       0.00%     1.02%       0.00%
 AST MFS Global Equity          1.00%     0.25%      0.00%        0.00%       0.00%       0.00%     1.25%       0.00%
 AST MFS Growth                 0.90%     0.12%      0.00%        0.00%       0.00%       0.00%     1.02%       0.00%
 AST Mid-Cap Value              0.95%     0.15%      0.00%        0.00%       0.00%       0.00%     1.10%       0.00%

------------------------------------------------------------------------------------------------------------------------------------
                                         UNDERLYING MUTUAL FUND PORTFOLIO ANNUAL EXPENSES

                             (as a percentage of the average net assets of the underlying Portfolios)
------------------------------------------------------------------------------------------------------------------------------------

                              -----------
         UNDERLYING
         PORTFOLIO            Net Annual
                                 Fund
                              Operating
                               Expenses
----------------------------------------
 AST Bond Portfolio 2020/ 2/    0.89%
 AST Bond Portfolio 2021/ 2/    1.00%
 AST Bond Portfolio 2022/ 2/    0.97%
 AST Capital Growth Asset
  Allocation                    1.07%
 AST CLS Growth Asset
  Allocation                    1.17%
 AST CLS Moderate Asset
  Allocation                    1.08%
 AST Cohen & Steers Realty      1.14%
 AST Federated Aggressive
  Growth                        1.12%
 AST FI Pyramis(R) Asset
  Allocation/ 3/                1.46%
 AST First Trust Balanced
  Target                        0.98%
 AST First Trust Capital
  Appreciation Target           0.98%
 AST Global Real Estate         1.19%
 AST Goldman Sachs
  Concentrated Growth           1.02%
 AST Goldman Sachs
  Large-Cap Value               0.88%
 AST Goldman Sachs
  Mid-Cap Growth                1.14%
 AST Goldman Sachs
  Small-Cap Value               1.17%
 AST High Yield                 0.88%
 AST Horizon Growth Asset
  Allocation                    1.19%
 AST Horizon Moderate
  Asset Allocation              1.13%
 AST International Growth       1.14%
 AST International Value        1.14%
 AST Investment Grade
  Bond/ 2/                      0.79%
 AST Jennison Large-Cap
  Growth                        1.02%
 AST Jennison Large-Cap
  Value                         0.87%
 AST JPMorgan
  International Equity          1.04%
 AST J.P. Morgan Strategic
  Opportunities                 1.26%
 AST Large-Cap Value            0.87%
 AST Lord Abbett Core
  Fixed Income /4/              0.86%
 AST Marsico Capital
  Growth                        1.02%
 AST MFS Global Equity          1.25%
 AST MFS Growth                 1.02%
 AST Mid-Cap Value              1.10%

8

-----------------------------------------------------------------------------------------------------------------------------------
                                         UNDERLYING MUTUAL FUND PORTFOLIO ANNUAL EXPENSES

                             (as a percentage of the average net assets of the underlying Portfolios)
-----------------------------------------------------------------------------------------------------------------------------------
                                                              For the year ended December 31, 2010
                             -------------------------------------------------------------------------------------------
        UNDERLYING                                                                                 Total
         PORTFOLIO                                                        Broker Fees  Acquired   Annual    Contractual
                                                               Dividend   and Expenses Portfolio Portfolio  Fee Waiver
                             Management  Other   Distribution Expense on    on Short    Fees &   Operating  or Expense
                                Fees    Expenses (12b-1) Fees Short Sales    Sales     Expenses  Expenses  Reimbursement
-------------------------------------------------------------------------------------------------------------------------
 AST Money Market              0.50%     0.12%      0.00%        0.00%       0.00%       0.00%     0.62%       0.00%
 AST Neuberger Berman
  Mid-Cap Growth               0.90%     0.14%      0.00%        0.00%       0.00%       0.00%     1.04%       0.00%
 AST Neuberger Berman/
  LSV Mid-Cap Value            0.90%     0.14%      0.00%        0.00%       0.00%       0.00%     1.04%       0.00%
 AST Parametric Emerging
  Markets Equity               1.10%     0.31%      0.00%        0.00%       0.00%       0.00%     1.41%       0.00%
 AST PIMCO Limited
  Maturity Bond                0.65%     0.15%      0.00%        0.00%       0.00%       0.00%     0.80%       0.00%
 AST PIMCO Total Return
  Bond                         0.65%     0.12%      0.00%        0.00%       0.00%       0.00%     0.77%       0.00%
 AST Preservation Asset
  Allocation                   0.15%     0.02%      0.00%        0.00%       0.00%       0.82%     0.99%       0.00%
 AST QMA US Equity
  Alpha                        1.00%     0.17%      0.00%        0.25%       0.24%       0.00%     1.66%       0.00%
 AST Quantitative
  Modeling /5/                 0.25%     0.11%      0.00%        0.00%       0.00%       0.95%     1.31%       0.06%
 AST Schroders Multi-Asset
  World Strategies             1.10%     0.15%      0.00%        0.00%       0.00%       0.16%     1.41%       0.00%
 AST Small-Cap Growth          0.90%     0.14%      0.00%        0.00%       0.00%       0.00%     1.04%       0.00%
 AST Small-Cap Value           0.90%     0.13%      0.00%        0.00%       0.00%       0.00%     1.03%       0.00%
 AST T. Rowe Price Asset
  Allocation                   0.85%     0.13%      0.00%        0.00%       0.00%       0.00%     0.98%       0.00%
 AST T. Rowe Price Global
  Bond                         0.80%     0.18%      0.00%        0.00%       0.00%       0.00%     0.98%       0.00%
 AST T. Rowe Price Large-
  Cap Growth                   0.89%     0.13%      0.00%        0.00%       0.00%       0.00%     1.02%       0.00%
 AST T. Rowe Price Natural
  Resources                    0.90%     0.14%      0.00%        0.00%       0.00%       0.00%     1.04%       0.00%
 AST Wellington
  Management Hedged
  Equity                       1.00%     0.17%      0.00%        0.00%       0.00%       0.00%     1.17%       0.00%
 AST Western Asset Core
  Plus Bond                    0.70%     0.13%      0.00%        0.00%       0.00%       0.00%     0.83%       0.00%
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
FRANKLIN TEMPLETON
 VARIABLE INSURANCE
 PRODUCTS TRUST/ 6/
 Franklin Templeton VIP
  Founding Funds
  Allocation Fund - Class 4    0.00%     0.11%      0.35%        0.00%       0.00%       0.67%     1.13%       0.01%

-----------------------------------------------------------------------------------------------------------------------------------
                                         UNDERLYING MUTUAL FUND PORTFOLIO ANNUAL EXPENSES

                             (as a percentage of the average net assets of the underlying Portfolios)
-----------------------------------------------------------------------------------------------------------------------------------

                             -----------
        UNDERLYING
         PORTFOLIO           Net Annual
                                Fund
                             Operating
                              Expenses
---------------------------------------
 AST Money Market              0.62%
 AST Neuberger Berman
  Mid-Cap Growth               1.04%
 AST Neuberger Berman/
  LSV Mid-Cap Value            1.04%
 AST Parametric Emerging
  Markets Equity               1.41%
 AST PIMCO Limited
  Maturity Bond                0.80%
 AST PIMCO Total Return
  Bond                         0.77%
 AST Preservation Asset
  Allocation                   0.99%
 AST QMA US Equity
  Alpha                        1.66%
 AST Quantitative
  Modeling /5/                 1.25%
 AST Schroders Multi-Asset
  World Strategies             1.41%
 AST Small-Cap Growth          1.04%
 AST Small-Cap Value           1.03%
 AST T. Rowe Price Asset
  Allocation                   0.98%
 AST T. Rowe Price Global
  Bond                         0.98%
 AST T. Rowe Price Large-
  Cap Growth                   1.02%
 AST T. Rowe Price Natural
  Resources                    1.04%
 AST Wellington
  Management Hedged
  Equity                       1.17%
 AST Western Asset Core
  Plus Bond                    0.83%
---------------------------------------

---------------------------------------
FRANKLIN TEMPLETON
 VARIABLE INSURANCE
 PRODUCTS TRUST/ 6/
 Franklin Templeton VIP
  Founding Funds
  Allocation Fund - Class 4    1.12%

/1/ Assuming completion of a pending reorganization transaction, Prudential Investments LLC and AST Investment Services, Inc. (together, the Investment Managers) have contractually agreed to waive a portion of their investment management fees and/or reimburse certain expenses so that the investment management fees plus other expenses (exclusive in all cases of taxes, interest on borrowings, short sale interest and dividend expenses, brokerage commissions, distribution fees, acquired fund and exchange-traded fund fees and expenses, and extraordinary expenses) for the AST BlackRock Global Strategies Portfolio do not exceed 1.08% of its average daily net assets through May 1, 2012. This expense limitation may not be terminated or modified prior to May 1, 2012, but may be discontinued or modified thereafter. The decision on whether to renew, modify, or discontinue this expense limitation after May 1, 2012 will be subject to review by the Investment Managers and the Board of Trustees of the Trust.

/2/ The Investment Managers (Prudential Investments LLC and AST Investment Services, Inc.) have contractually agreed to waive a portion of their investment management fees and/or reimburse certain expenses for the Portfolio so that the Portfolio's investment management fees plus other expenses (exclusive in all cases of taxes, interest, brokerage commissions, distribution fees, acquired fund fees and expenses and extraordinary expenses) do not exceed 1.00% of the Portfolio's average daily net assets through April 30, 2012. This arrangement may not be terminated or modified prior to April 30, 2012, and may be discontinued or modified thereafter. The decision on whether to renew, modify or discontinue the arrangement after April 30, 2012 will be subject to review by the Investment Managers and the Fund's Board of Trustees.

9

/3 /Pyramis is a registered service mark of FMR LLC. Used under license.
/4/ The Investment Managers (Prudential Investments LLC and AST Investment Services, Inc.) have contractually agreed to waive a portion of their investment management fee, so that the effective management fee rate paid by the Portfolio is as follows: 0.70% to $500 million of average daily net assets; 0.675% over $500 million in average daily net assets up to and including $1 billion in average daily net assets; and 0.65% over $1 billion in average daily net assets. This arrangement may not be terminated or modified prior to June 30, 2014, and may be discontinued or modified thereafter. The decision on whether to renew, modify or discontinue the arrangement after June 30, 2014 will be subject to review by the Investment Managers and the Fund's Board of Trustees.
/5/ The Investment Managers (Prudential Investments LLC and AST Investment Services, Inc.) have contractually agreed to waive a portion of their investment management fees and/or reimburse certain expenses for the Portfolio so that the Portfolio's investment management fees plus other expenses (exclusive in all cases of taxes, interest, brokerage commissions, distribution fees, acquired fund fees and expenses and extraordinary expenses) do not exceed 0.30% of the Portfolio's average daily net assets through May 1, 2012. This arrangement may not be terminated or modified prior to May 1, 2012, and may be discontinued or modified thereafter. The decision on whether to renew, modify or discontinue the arrangement after May 1, 2012 will be subject to review by the Investment Managers and the Fund's Board of Trustees.
/6/ The Fund's administrator has contractually agreed to waive or limit its fee and to assume as its own expense certain expenses of the Fund so that common annual Fund operating expenses (i.e., a combination of fund administration fees and other expenses, but excluding Rule 12b-1 fees and acquired fund fees and expenses) do not exceed 0.10% (other than certain non-routine expenses or costs, including those relating to litigation, indemnification, reorganizations, and liquidations) until April 30, 2012. The Fund does not pay management fees but will directly bear its proportionate share of any management fees and other expenses paid by the underlying funds (or "acquired funds") in which it invests. Acquired funds' estimated fees and expenses are based on the acquired funds' annualized expenses.

10

EXPENSE EXAMPLES

These examples are intended to help you compare the cost of investing in one Pruco Life Annuity with the cost of investing in other Pruco Life Annuities and/or other variable annuities. Below are examples for each Annuity showing what you would pay cumulatively in expenses at the end of the stated time periods had you invested $10,000 in the Annuity and your investment has a 5% return each year. The examples reflect the following fees and charges for each Annuity as described in "Summary of Contract Fees and Charges."

. Insurance Charge

. Contingent Deferred Sales Charge (when and if applicable)

. Annual Maintenance Fee

. Optional benefit fees, as described below

The examples also assume the following for the period shown:

. You allocate all of your Account Value to the Sub-account with the maximum gross total operating expenses for 2010, and those expenses remain the same each year*

. For each charge, we deduct the maximum charge rather than the current charge

. You make no withdrawals of Account Value

. You make no transfers, or other transactions for which we charge a fee

. No tax charge applies

. You elect the Highest Daily Lifetime Income Benefit or the Spousal Highest Daily Lifetime Income Benefit, and the Combination 5% Roll-Up and HAV Death Benefit (which is the maximum combination of optional benefit charges)

. For the X Series example, no Purchase Credit is granted under the Annuity. If Purchase Credits were reflected in the calculations, expenses would be higher, because the charges would have been applied to a larger Account Value.

Amounts shown in the examples are rounded to the nearest dollar.

* Note: Not all Portfolios offered as Sub-accounts may be available depending on optional benefit selection, the applicable jurisdiction and selling firm.

THE EXAMPLES ARE ILLUSTRATIVE ONLY. THEY SHOULD NOT BE CONSIDERED A

REPRESENTATION OF PAST OR FUTURE EXPENSES OF THE UNDERLYING PORTFOLIOS. ACTUAL

EXPENSES WILL BE LESS THAN THOSE SHOWN DEPENDING UPON WHICH OPTIONAL BENEFIT YOU ELECT OTHER THAN INDICATED IN THE EXAMPLES OR IF YOU ALLOCATE ACCOUNT VALUE TO ANY OTHER AVAILABLE SUB-ACCOUNTS.

EXPENSE EXAMPLES ARE PROVIDED AS FOLLOWS:

IF YOU SURRENDER YOUR ANNUITY AT THE END OF THE APPLICABLE TIME PERIOD:

           1 YR  3 YRS  5 YRS  10 YRS
-------------------------------------
X SERIES  $1,528 $2,799 $3,990 $6,511
-------------------------------------
B SERIES  $1,276 $2,351 $3,457 $6,119
-------------------------------------
L SERIES  $1,314 $2,459 $3,127 $6,406
-------------------------------------
C SERIES    $619 $1,872 $3,148 $6,441
-------------------------------------

IF YOU DO NOT SURRENDER YOUR ANNUITY, OR IF YOU ANNUITIZE YOUR ANNUITY:

          1 YR 3 YRS  5 YRS  10 YRS
-----------------------------------
X SERIES  $628 $1,899 $3,190 $6,511
-----------------------------------
B SERIES  $576 $1,751 $2,957 $6,119
-----------------------------------
L SERIES  $614 $1,859 $3,127 $6,406
-----------------------------------
C SERIES  $619 $1,872 $3,148 $6,441
-----------------------------------

PLEASE SEE APPENDIX A FOR A TABLE OF ACCUMULATION UNIT VALUES.

11

SUMMARY

This Summary describes key features of the Annuities offered in this prospectus. It is intended to give you an overview, and to point you to sections of the prospectus that provide greater detail. You should not rely on the Summary alone for all the information you need to know before purchasing an Annuity. You should read the entire prospectus for a complete description of the Annuities. Your Financial Professional can also help you if you have questions.

THE ANNUITY: The variable annuity contract issued by Pruco Life is a contract between you, the Owner, and Pruco Life, an insurance company. It is designed for retirement purposes, or other long-term investing, to help you save money for retirement, on a tax deferred basis, and provide income during your retirement. Although this prospectus describes key features of the variable annuity contract, the prospectus is a distinct document, and is not part of the contract.

The Annuity offers various investment portfolios. With the help of your Financial Professional, you choose how to invest your money within your Annuity. Investing in a variable annuity involves risk and you can lose your money. On the other hand, investing in a variable annuity can provide you with the opportunity to grow your money through participation in "underlying" mutual funds.

This prospectus describes four different Annuities. The Annuities differ primarily in the fees and charges deducted and whether the Annuity provides Purchase Credits in certain circumstances. With the help of your Financial Professional, you choose the Annuity based on your time horizon, liquidity needs, and desire for Purchase Credits.

Please see Appendix B "Selecting the Variable Annuity That's Right For You," for a side-by-side comparison of the key features of each of these Annuities.

GENERALLY SPEAKING, VARIABLE ANNUITIES ARE INVESTMENTS DESIGNED TO BE HELD FOR THE LONG TERM. WORKING WITH YOUR FINANCIAL PROFESSIONAL, YOU SHOULD CAREFULLY CONSIDER WHETHER A VARIABLE ANNUITY IS APPROPRIATE FOR YOU, GIVEN YOUR LIFE EXPECTANCY, NEED FOR INCOME, AND OTHER PERTINENT FACTORS.

PURCHASE: Your eligibility to purchase is based on your age and the amount of your initial Purchase Payment. See your Financial Professional to complete an application.

ANNUITY   MAXIMUM AGE FOR  MINIMUM INITIAL
          INITIAL PURCHASE PURCHASE PAYMENT
-------------------------------------------
X SERIES         80            $10,000
-------------------------------------------
B SERIES         85             $1,000
-------------------------------------------
L SERIES         85            $10,000
-------------------------------------------
C SERIES         85            $10,000
-------------------------------------------

The "Maximum Age for Initial Purchase" applies to the oldest Owner as of the day we would issue the Annuity. If the Annuity is to be owned by an entity, the maximum age applies to the Annuitant as of the day we would issue the Annuity. For Annuities purchased as a Beneficiary Annuity, the maximum issue age is 70 and applies to the Key Life.

After you purchase your Annuity, you will have a limited period of time during which you may cancel (or "Free Look") the purchase of your Annuity. Your request for a Free Look must be received in Good Order.

Please see "Requirements for Purchasing One of the Annuities" for more detail.

INVESTMENT OPTIONS: You may choose from a variety of variable Investment Options ranging from conservative to aggressive. Certain optional benefits may limit your ability to invest in the variable Investment Options otherwise available to you under the Annuity. Each of the underlying mutual funds is described in its own prospectus, which you should read before investing. There is no assurance that any variable Investment Option will meet its investment objective.

You may also allocate money to an MVA Option that earns interest for a specific time period. In general, if you withdraw your money from this option more than 30 days prior to the end of the "Guarantee Period", you will be subject to a "Market Value Adjustment", which can either increase or decrease your Account Value. We also offer a 6 or 12 Month DCA Program under which your money is transferred monthly from a DCA MVA Option to the other Investment Options you have designated. Premature withdrawals from the DCA MVA Option may also be subject to a Market Value Adjustment.

12

Please see "Investment Options," and "Managing Your Account Value" for information.

ACCESS TO YOUR MONEY: You can receive income by taking withdrawals or electing annuity payments. Please note that withdrawals may be subject to tax, and may be subject to a Contingent Deferred Sales Charge (discussed below). You may withdraw up to 10% of your Purchase Payments each year without being subject to a Contingent Deferred Sales Charge.

You may elect to receive income through annuity payments over your lifetime, also called "Annuitization". If you elect to receive annuity payments, you convert your Account Value into a stream of future payments. This means in most cases you no longer have an Account Value and therefore cannot make withdrawals. We offer different types of annuity options to meet your needs.

Please see "Access to Account Value" and "Annuity Options" for more information.

OPTIONAL LIVING BENEFITS

GUARANTEED LIFETIME WITHDRAWAL BENEFITS. We offer optional living benefits, for an additional charge, that guarantee your ability to take withdrawals for life as a percentage of "Protected Withdrawal Value", even if your Account Value falls to zero. The Protected Withdrawal Value is not the same as your Account Value, and it is not available for a lump sum withdrawal. If you withdraw more than the allowable amount during any year (referred to as "Excess Income"), your future level of guaranteed withdrawals decreases.

These benefits are:

. Highest Daily Lifetime Income

. Highest Daily Lifetime Income with Lifetime Income Accelerator

. Spousal Highest Daily Lifetime Income

. Highest Daily Lifetime 6 Plus*

. Highest Daily Lifetime 6 Plus with Lifetime Income Accelerator*

. Spousal Highest Daily Lifetime 6 Plus*

* No longer available for new elections

These benefits utilize predetermined mathematical formulas to help us manage your guarantee through all market cycles. Under the predetermined mathematical formula, your Account Value may be transferred between certain "permitted Sub-accounts" on the one hand and the AST Investment Grade Bond Sub-account on the other hand. Please see the applicable optional benefits section as well as the Appendices to this prospectus for more information on the formulas.

In the Living Benefits section, we describe guaranteed minimum withdrawal benefits that allow you to withdraw a specified amount each year for life (or joint lives, for the spousal version of the benefit). Please be aware that if you withdraw more than that amount in a given year (i.e., excess income), that may permanently reduce the guaranteed amount you can withdraw in future years. Thus, you should think carefully before taking such excess income.

GUARANTEED MINIMUM ACCUMULATION BENEFITS. For Annuities issued with an application signed prior to January 24, 2011, subject to selling firm transition rules (i.e., regarding the closing date of the benefit), we offer two optional benefits, for an additional charge, that guarantee your Account Value to a certain level after a stated period of years. As part of these benefits you may invest only in certain permitted Investment Options. These benefits each utilize a predetermined mathematical formula to help manage your guarantee through all market cycles. Under each predetermined mathematical formula, your Account Value may be transferred between certain "permitted Sub-accounts" and a Sub-account within a group of bond portfolio Sub-accounts differing with respect to their target maturity date. Please see the applicable optional benefits section as well as the Appendices to this prospectus for more information on the formulas.

These benefits are:

. Highest Daily Guaranteed Return Option II*

. Guaranteed Return Option Plus II*

* No longer available for new elections, except for Annuities issued with an application signed prior to January 24, 2011, and subject to selling firm transition rules (i.e., regarding the closing date of the benefit).

Please see "Living Benefits" for more information.

DEATH BENEFITS: You may name a Beneficiary to receive the proceeds of your Annuity upon your death. Your death benefit must be distributed within the time period required by the tax laws. Each of our Annuities offers a minimum death benefit. We also offer the following optional death benefits, for an additional charge:

. Combination 5% Roll-up and Highest Anniversary Value Death Benefit

. Highest Anniversary Value Death Benefit

13
Each optional death benefit has certain age and investment restrictions. Please see "Death Benefits" for more information.

PURCHASE CREDITS: We apply a "Purchase Credit" to your Annuity's Account Value with respect to certain Purchase Payments you make under the X Series Annuity. The Purchase Credit is equal to a percentage of each Purchase Payment. The amount of the Purchase Credit depends on your age at the time the Purchase Payment is made and the number of years that the Annuity has been in force. Because the X Series Annuity grants Purchase Credits with respect to your Purchase Payments, the expenses of the X Series Annuity are higher than expenses for an Annuity without a Purchase Credit. In addition, the amount of the Purchase Credits that you receive under the X Series Annuity may be more than offset by the additional fees and charges associated with the Purchase Credit.

FEES AND CHARGES: Each Annuity, and the optional living benefits and optional death benefits, are subject to certain fees and charges, as discussed in the "Summary of Contract Fees and Charges" table in the prospectus. In addition, there are fees and expenses of the underlying Portfolios.

WHAT DOES IT MEAN THAT MY ANNUITY IS "TAX-DEFERRED"? Variable annuities are "tax deferred", meaning you pay no taxes on any earnings from your Annuity until you withdraw the money. You may also transfer among your Investment Options without paying a tax at the time of the transfer. When you take your money out of the Annuity, however, you will be taxed on the earnings at ordinary income tax rates. If you withdraw money before you reach age 59 1/2, you also may be subject to a 10% federal tax penalty.

You may also purchase one of our Annuities as a tax-qualified retirement investment such as an IRA, SEP-IRA, Roth IRA, 401(a) plan, or non-ERISA 403(b) plan. Although there is no additional tax advantage to a variable annuity purchased through one of these plans, the Annuity has features and benefits other than tax deferral that may make it an important investment for a qualified plan. You should consult your tax advisor regarding these features and benefits prior to purchasing a contract for use with a tax-qualified plan.

MARKET TIMING: We have market timing policies and procedures that attempt to detect transfer activity that may adversely affect other Owners or portfolio shareholders in situations where there is potential for pricing inefficiencies or that involve certain other types of disruptive trading activity (i.e., market timing). Our market timing policies and procedures are discussed in more detail in the section entitled "Restrictions on Transfers Between Investment Options."

OTHER INFORMATION: Please see the section entitled "General Information" for more information about our Annuities, including legal information about Pruco Life, the Separate Account, and underlying funds.

14

INVESTMENT OPTIONS

The Investment Options under each Annuity consist of the Sub-accounts and the MVA Options. Each Sub-account invests in an underlying portfolio whose share price generally fluctuates each Valuation Day. The portfolios that you select, among those that are available, are your choice - we do not provide investment advice, nor do we recommend any particular portfolio. You bear the investment risk for amounts allocated to the portfolios.

In contrast to the Sub-accounts, Account Value allocated to an MVA Option earns a fixed rate of interest during the Guarantee Period. We guarantee both the stated amount of interest and the principal amount of your Account Value in an MVA Option, so long as you remain invested in the MVA Option for the duration of the Guarantee Period. In general, if you withdraw Account Value prior to the end of the MVA Option's Guarantee Period, you will be subject to a Market Value Adjustment or "MVA", which can be positive or negative. A "Guarantee Period" is the period of time during which we credit a fixed rate of interest to an MVA Option.

As a condition of participating in the optional benefits, you may be restricted from investing in certain Sub-accounts or MVA Options. We describe those restrictions below. In addition, the optional living benefits (e.g., Highest Daily Lifetime Income) employ a predetermined mathematical formula, under which money is transferred between your chosen Sub-accounts and a bond portfolio (e.g., the AST Investment Grade Bond Portfolio). You should be aware that the operation of the formula could impact the expenses and performance of the portfolios. Specifically, because transfers to and from the portfolios can be frequent and the amount transferred can vary, the portfolios could experience the following effects, among others: (a) they may be compelled to hold a larger portion of assets in highly liquid securities than they otherwise would, which could diminish performance if the highly liquid securities underperform other securities (e.g., equities) that otherwise would have been held (b) they may experience higher portfolio turnover, which generally will increase the portfolios' expenses and (c) if they are compelled by the formula to sell securities that are thinly-traded, such sales could have a significant impact on the price of such securities. Please consult the prospectus for the applicable portfolio for additional information about these effects.

In this section, we describe the portfolios. We then discuss the investment restrictions that apply if you elect certain optional benefits. Finally, we discuss the MVA Options.

VARIABLE INVESTMENT OPTIONS

Each variable Investment Option is a Sub-account of the Pruco Life Flexible Premium Variable Annuity Account (see "Pruco Life and the Separate Account" for more detailed information). Each Sub-account invests exclusively in one portfolio. You should carefully read the prospectus for any portfolio in which you are interested. The Investment Objectives/Policies Chart below classifies each of the portfolios based on our assessment of their investment style. The chart also provides a description of each portfolio's investment objective (in italics) and a short, summary description of their key policies to assist you in determining which Portfolios may be of interest to you.

Not all portfolios offered as Sub-accounts may be available depending on optional benefit selection. Thus, if you selected particular optional benefits, you would be precluded from investing in certain portfolios and therefore would not receive investment appreciation (or depreciation) affecting those portfolios. Please see the Additional Information section, under the heading concerning "Service Fees Payable to Pruco Life" for a discussion of fees that we may receive from underlying mutual funds and/or their affiliates.

The portfolios are not publicly traded mutual funds. They are only available as Investment Options in variable annuity contracts and variable life insurance policies issued by insurance companies, or in some cases, to participants in certain qualified retirement plans. However, some of the portfolios available as Sub-accounts under the Annuities are managed by the same portfolio advisor or sub-advisor as a retail mutual fund of the same or similar name that the portfolio may have been modeled after at its inception. Conversely, certain retail mutual funds may be managed by the same portfolio advisor or sub-advisor of a Portfolio available as a Sub-account or have a similar name. While the investment objective and policies of the retail mutual funds and the portfolios may be substantially similar, the actual investments will differ to varying degrees. Differences in the performance of the funds can be expected, and in some cases could be substantial. You should not compare the performance of a publicly traded mutual fund with the performance of any similarly named portfolio offered as a Sub-account. Details about the investment objectives, policies, risks, costs and management of the portfolios are found in the prospectuses for the portfolios. THE CURRENT PROSPECTUSES AND STATEMENTS OF ADDITIONAL INFORMATION FOR THE UNDERLYING PORTFOLIOS CAN BE OBTAINED BY CALLING 1-888-PRU-2888. PLEASE READ THE PROSPECTUS CAREFULLY BEFORE INVESTING.

The name of the advisor/sub-advisor for each portfolio appears next to the description. Those portfolios whose name includes the prefix "AST" are portfolios of the Advanced Series Trust. The portfolios of the Advanced Series Trust are co-managed by AST Investment Services, Inc. and Prudential Investments LLC, both of which are affiliated companies of Pruco Life. However, one or more sub-advisors, as noted below, is engaged to conduct day-to-day management.

You may select portfolios individually, create your own combination of portfolios, or select from among combinations of portfolios that we have created called "Prudential Portfolio Combinations." Under Prudential Portfolio Combinations, each Portfolio

15
Combination consists of several asset allocation portfolios, each of which represents a specified percentage of your allocations. If you elect to invest according to one of these Portfolio Combinations, we will allocate your initial Purchase Payment among the Sub-accounts within the Portfolio Combination according to the percentage allocations. You may elect to allocate additional Purchase Payments according to the composition of the Portfolio Combination, although if you do not make such an explicit election, we will allocate additional Purchase Payments as discussed below under "Additional Purchase Payments." Once you have selected a Portfolio Combination, we will not rebalance your Account Value to take into account differences in performance among the Sub-accounts. This is a static, point of sale model allocation. Over time, the percentages in each asset allocation portfolio may vary from the Portfolio Combination you selected when you purchased your Annuity based on the performance of each of the portfolios within the Portfolio Combination. However, you may elect to participate in an automatic rebalancing program, under which we would transfer Account Value periodically so that your Account Value allocated to the Sub-accounts is brought back to the exact percentage allocations stipulated by the Portfolio Combination you elected. Please see "Automatic Rebalancing Programs" below for details about how such a program operates. If you are participating in an optional living benefit (such as Highest Daily Lifetime Income) that uses a predetermined mathematical formula under which your Account Value may be transferred between certain "Permitted Sub-accounts" and a bond portfolio sub-account, and you have opted for automatic rebalancing in addition to Prudential Portfolio Combinations, you should be aware that: (a) the AST bond portfolio used as part of the predetermined mathematical formula will not be included as part of automatic rebalancing and (b) the operation of the formula may result in the rebalancing not conforming to the percentage allocations that existed originally as part of Prudential Portfolio Combinations.

If you are interested in a Portfolio Combination, you should work with your Financial Professional to select the Portfolio Combination that is appropriate for you, in light of your investment time horizon, investment goals and expectations and market risk tolerance, and other relevant factors. In providing these Portfolio Combinations, we are not providing investment advice. You are responsible for determining which Portfolio Combination or Sub-account(s) is best for you. Asset allocation does not ensure a profit or protect against a loss.

16

    INVESTMENT OBJECTIVES/POLICIES      STYLE/          PORTFOLIO
                                         TYPE           ADVISOR/
                                                       SUB-ADVISOR
-------------------------------------------------------------------------
        ADVANCED SERIES TRUST
-------------------------------------------------------------------------
 AST ACADEMIC STRATEGIES ASSET           ASSET        AlphaSimplex
 ALLOCATION PORTFOLIO: seeks long       ALLOCA-      Group, LLC; AQR
 term capital appreciation. The          TION            Capital
 Portfolio is a multi-asset class                   Management, LLC;
 fund that pursues both top-down                      CNH Partners,
 asset allocation strategies and                       LLC; First
 bottom-up selection of securities,                  Quadrant L.P.;
 investment managers, and mutual                   Jennison Associates
 funds. Under normal circumstances,                    LLC; Mellon
 approximately 60% of the assets will                    Capital
 be allocated to traditional asset                     Management
 classes (including US and                         Corporation; Pacific
 international equities and bonds)                     Investment
 and approximately 40% of the assets                   Management
 will be allocated to nontraditional                   Company LLC
 asset classes (including real                          (PIMCO);
 estate, commodities, and alternative               Prudential Bache
 strategies). Those percentages are                 Asset Management,
 subject to change at the discretion                  Incorporated;
 of the advisor.                                       Prudential
                                                    Investments LLC;
                                                      Quantitative
                                                       Management
                                                     Associates LLC;
                                                       J.P. Morgan
                                                       Investment
                                                    Management, Inc.
                                                   (on or about August
                                                        24, 2011)
-------------------------------------------------------------------------
 AST ADVANCED STRATEGIES PORTFOLIO:      ASSET          LSV Asset
 seeks a high level of absolute         ALLOCA-        Management;
 return. The Portfolio uses              TION        Marsico Capital
 traditional and non-traditional                    Management, LLC;
 investment strategies by investing                Pacific Investment
 in domestic and foreign equity and                    Management
 fixed-income securities, derivative                   Company LLC
 instruments and other investment                   (PIMCO); T. Rowe
 companies. The asset allocation                    Price Associates,
 generally provides for an allotment               Inc.; William Blair
 of 60% of the portfolio's assets to                 & Company, LLC;
 a combination of domestic and                        Quantitative
 international equity strategies and                   Management
 the remaining 40% of assets in a                    Associates LLC
 combination of U.S. fixed income,
 hedged international bond, real
 return assets and other investment
 companies. The manager will allocate
 the assets of the portfolio across
 different investment categories and
 subadvisors.
-------------------------------------------------------------------------
 AST ALLIANCEBERNSTEIN CORE VALUE      LARGE CAP    AllianceBernstein
 PORTFOLIO: seeks long-term capital      VALUE            L.P.
 growth by investing primarily in
 common stocks. The subadvisor
 expects that the majority of the
 Portfolio's assets will be invested
 in the common stocks of large
 companies that appear to be
 undervalued. Among other things, the
 Portfolio seeks to identify
 compelling buying opportunities
 created when companies are
 undervalued on the basis of investor
 reactions to near-term problems or
 circumstances even though their
 long-term prospects remain sound.
 The subadvisor seeks to identify
 individual companies with cash flow
 potential that may not be recognized
 by the market at large.
-------------------------------------------------------------------------

17

    INVESTMENT OBJECTIVES/POLICIES       STYLE/        PORTFOLIO
                                          TYPE         ADVISOR/
                                                      SUB-ADVISOR
----------------------------------------------------------------------
 AST AMERICAN CENTURY INCOME & GROWTH   LARGE CAP   American Century
 PORTFOLIO: seeks capital growth with     VALUE       Investment
 current income as a secondary                      Management, Inc.
 objective. The Portfolio invests
 primarily in common stocks that
 offer potential for capital growth,
 and may, consistent with its
 investment objective, invest in
 stocks that offer potential for
 current income. The subadvisor
 utilizes a quantitative management
 technique with a goal of building an
 equity portfolio that provides
 better returns than the S&P 500
 Index without taking on significant
 additional risk and while attempting
 to create a dividend yield that will
 be greater than the S&P 500 Index.
----------------------------------------------------------------------
 AST BALANCED ASSET ALLOCATION            ASSET       Prudential
 PORTFOLIO: seeks to obtain a total      ALLOCA-    Investments LLC;
 return consistent with its specified     TION       Quantitative
 level of risk. The Portfolio                         Management
 primarily invests its assets in a                  Associates LLC
 diversified portfolio of other
 mutual funds, within the Advanced
 Series Trust and certain affiliated
 money market funds. Under normal
 market conditions, the Portfolio
 will devote approximately 60% of its
 net assets to underlying portfolios
 investing primarily in equity
 securities (with a range of 52.5% to
 67.5%), and 40% of its net assets to
 underlying portfolios investing
 primarily in debt securities and
 money market instruments (with a
 range of 32.5% to 47.5%). The
 Portfolio is not limited to
 investing exclusively in shares of
 the underlying portfolios and may
 invest in securities, exchange
 traded funds (ETFs), and futures
 contracts, swap agreements and other
 financial and derivative instruments.
----------------------------------------------------------------------
 AST BLACKROCK GLOBAL STRATEGIES          ASSET        BlackRock
 PORTFOLIO (formerly SP Growth Asset     ALLOCA-       Financial
 Allocation Portfolio): seeks a high      TION      Management, Inc.
 total return consistent with a
 moderate level of risk. The
 Portfolio is a global, multi
 asset-class portfolio that invests
 directly in, among other things,
 equity and equity-related
 securities, investment grade debt
 securities (including, without
 limitation, U.S. Treasuries and U.S.
 government securities),
 non-investment grade bonds (also
 known as "high yield bonds" or "junk
 bonds"), real estate investment
 trusts (REITs), exchange traded
 funds (ETFs), and derivative
 instruments, including
 commodity-linked derivative
 instruments.
----------------------------------------------------------------------
 AST BLACKROCK VALUE PORTFOLIO: seeks   LARGE CAP      BlackRock
 maximum growth of capital by             VALUE       Investment
 investing primarily in the value                   Management, LLC
 stocks of larger companies. The
 Portfolio pursues its objective,
 under normal market conditions, by
 primarily investing at least 80% of
 the value of its assets in the
 equity securities of large-sized
 companies included in the Russell
 1000(R) Value Index. The subadvisor
 employs an investment strategy
 designed to maintain a portfolio of
 equity securities which approximates
 the market risk of those stocks
 included in the Russell 1000(R)
 Value Index, but which attempts to
 outperform the Russell 1000(R) Value
 Index through active stock selection.
----------------------------------------------------------------------
 AST BOND PORTFOLIOS 2017, 2018,          FIXED       Prudential
 2019, 2020, 2021 AND 2022: each AST     INCOME       Investment
 Bond Portfolio seeks the highest                   Management, Inc.
 potential total return consistent
 with its specified level of risk
 tolerance to meet the parameters
 established to support the GRO
 benefits and maintain liquidity to
 support changes in market conditions
 for the fixed maturity year
 indicated in its name. Please note
 that you may not make purchase
 payments to each Portfolio, and that
 each Portfolio is available only
 with certain living benefits.
----------------------------------------------------------------------
 AST CAPITAL GROWTH ASSET ALLOCATION      ASSET       Prudential
 PORTFOLIO: seeks to obtain a total      ALLOCA-    Investments LLC;
 return consistent with its specified     TION       Quantitative
 level of risk. The Portfolio                         Management
 primarily invests its assets in a                  Associates LLC
 diversified portfolio of other
 mutual funds, within the Advanced
 Series Trust and certain affiliated
 money market funds. Under normal
 market conditions, the Portfolio
 will devote approximately 75% of its
 net assets to underlying portfolios
 investing primarily in equity
 securities (with a range of 67.5% to
 80%), and 25% of its net assets to
 underlying portfolios investing
 primarily in debt securities and
 money market instruments (with a
 range of 20.0% to 32.5%). The
 Portfolio is not limited to
 investing exclusively in shares of
 the underlying portfolios and may
 invest in securities, ETFs, and
 futures contracts, swap agreements
 and other financial and derivative
 instruments.
----------------------------------------------------------------------

18

    INVESTMENT OBJECTIVES/POLICIES      STYLE/        PORTFOLIO
                                         TYPE         ADVISOR/
                                                     SUB-ADVISOR
---------------------------------------------------------------------
 AST CLS GROWTH ASSET ALLOCATION         ASSET     CLS Investments,
 PORTFOLIO: seeks the highest           ALLOCA-          LLC
 potential total return consistent       TION
 with its specified level of risk
 tolerance. Under normal
 circumstances, at least 90% of the
 Portfolio's assets will be invested
 in other portfolios of Advanced
 Series Trust (the underlying
 portfolios) while no more than 10%
 of the Portfolio's assets may be
 invested in exchange traded funds
 (ETFs). Under normal market
 conditions, the Portfolio will
 devote from 60% to 80% of its net
 assets to underlying portfolios and
 ETFs investing primarily in equity
 securities, and from 20% to 40% of
 its net assets to underlying
 portfolios and ETFs investing
 primarily in money market
 instruments and debt securities,
 which may include non-investment
 grade bonds. "Non-investment grade
 bonds" are commonly referred to as
 "junk bonds".
---------------------------------------------------------------------
 AST CLS MODERATE ASSET ALLOCATION       ASSET     CLS Investments,
 PORTFOLIO: seeks the highest           ALLOCA-          LLC
 potential total return consistent       TION
 with its specified level of risk
 tolerance. Under normal
 circumstances, at least 90% of the
 Portfolio's assets will be invested
 in other portfolios of Advanced
 Series Trust (the underlying
 portfolios) while no more than 10%
 of the Portfolio's assets may be
 invested in exchange traded funds
 (ETFs). Under normal market
 conditions, the Portfolio will
 devote from 40% to 60% of its net
 assets to underlying portfolios and
 ETFs investing primarily in equity
 securities, and from 40% to 60% of
 its net assets to underlying
 portfolios and ETFs investing
 primarily in money market
 instruments and debt securities,
 which may include non-investment
 grade bonds. "Non-investment grade
 bonds" are commonly referred to as
 "junk bonds".
---------------------------------------------------------------------
 AST COHEN & STEERS REALTY PORTFOLIO:  SPECIALTY   Cohen & Steers
 seeks to maximize total return                        Capital
 through investment in real estate                 Management, Inc.
 securities. The Portfolio pursues
 its investment objective by
 investing, under normal
 circumstances, at least 80% of its
 net assets in common stocks and
 other equity securities issued by
 real estate companies, such as real
 estate investment trusts (REITs).
 Under normal circumstances, the
 Portfolio will invest substantially
 all of its assets in the equity
 securities of real estate companies,
 i.e., a company that derives at
 least 50% of its revenues from the
 ownership, construction, financing,
 management or sale of real estate or
 that has at least 50% of its assets
 in real estate. Real estate
 companies may include real estate
 investment trusts (REITs).
---------------------------------------------------------------------
 AST FEDERATED AGGRESSIVE GROWTH       SMALL CAP   Federated Equity
 PORTFOLIO: seeks capital growth. The   GROWTH       Management
 Portfolio pursues its investment                    Company of
 objective by investing primarily in                Pennsylvania/
 the stocks of small companies that                Federated Global
 are traded on national security                     Investment
 exchanges, NASDAQ stock exchange and              Management Corp.
 the over-the-counter-market. Small
 companies will be defined as
 companies with market
 capitalizations similar to companies
 in the Russell 2000 and S&P 600
 Small Cap Index.
---------------------------------------------------------------------
 AST FI PYRAMIS(R) ASSET ALLOCATION      ASSET     Pyramis Global
 PORTFOLIO: seeks to maximize            ALLOCA    Advisors, LLC a
 potential total return. In seeking      TION         Fidelity
 to achieve the Portfolio's                          Investments
 investment objective, the                             company
 Portfolio's assets will be allocated
 across six uniquely specialized
 investment strategies (collectively,
 the Investment Strategies). The
 Portfolio will have four strategies
 that invest primarily in equity
 securities (i.e., the Equity
 Strategies), one fixed-income
 strategy (i.e., the Broad Market
 Duration Strategy), and one strategy
 designed to provide liquidity (i.e.,
 the Liquidity Strategy). Pyramis is
 a registered service mark of FMR
 LLC. Used under license.
---------------------------------------------------------------------
 AST FIRST TRUST BALANCED TARGET         ASSET       First Trust
 PORTFOLIO: seeks long-term capital      ALLOCA     Advisors L.P.
 growth balanced by current income.      TION
 The Portfolio seeks to achieve its
 objective by investing approximately
 65% in equity securities and
 approximately 35% in fixed income
 securities. The Portfolio allocates
 the equity portion of the portfolio
 across five uniquely specialized
 strategies - The Dow(R) Target
 Dividend, the Value Line(R) Target
 25, the Global Dividend Target 15,
 the NYSE(R) International Target 25,
 and the Target Small Cap. Each
 strategy employs a quantitative
 approach by screening common stocks
 for certain attributes and/or using
 a multi-factor scoring system to
 select the common stocks. The fixed
 income allocation is determined by
 the Dow Jones Income strategy which
 utilizes certain screens to select
 bonds from the Dow Jones Corporate
 Bond Index or like-bonds not in the
 index.
---------------------------------------------------------------------

19

    INVESTMENT OBJECTIVES/POLICIES      STYLE/        PORTFOLIO
                                         TYPE         ADVISOR/
                                                     SUB-ADVISOR
---------------------------------------------------------------------
 AST FIRST TRUST CAPITAL APPRECIATION    ASSET       First Trust
 TARGET PORTFOLIO: seeks long-term      ALLOCA-     Advisors L.P.
 capital growth. The Portfolio seeks     TION
 to achieve its objective by
 investing approximately 80% in
 equity securities and approximately
 20% in fixed income securities. The
 portfolio allocates the equity
 portion of the portfolio across five
 uniquely specialized strategies -
 the Value Line(R) Target 25, the
 Global Dividend Target 15, the
 Target Small-Cap, the NASDAQ(R)
 Target 15, and the NYSE(R)
 International Target 25. Each
 strategy employs a quantitative
 approach by screening common stocks
 for certain attributes and/or using
 a multi-factor scoring system to
 select the common stocks. The fixed
 income allocation is determined by
 the Dow Jones Income strategy which
 utilizes certain screens to select
 bonds from the Dow Jones Corporate
 Bond Index or like-bonds not in the
 index.
---------------------------------------------------------------------
 AST GLOBAL REAL ESTATE PORTFOLIO:     SPECIALTY   Prudential Real
 seeks capital appreciation and                    Estate Investors
 income. The Portfolio will normally
 invest at least 80% of its liquid
 assets (net assets plus any
 borrowing made for investment
 purposes) in equity-related
 securities of real estate companies.
 The Portfolio will invest in
 equity-related securities of real
 estate companies on a global basis
 and the Portfolio may invest up to
 15% of its net assets in ownership
 interests in commercial real estate
 through investments in private real
 estate.
---------------------------------------------------------------------
 AST GOLDMAN SACHS CONCENTRATED        LARGE CAP    Goldman Sachs
 GROWTH PORTFOLIO: seeks long-term      GROWTH          Asset
 growth of capital. The Portfolio                  Management, L.P.
 will pursue its objective by
 investing primarily in equity
 securities of companies that the
 subadvisor believes have the
 potential to achieve capital
 appreciation over the long-term. The
 Portfolio seeks to achieve its
 investment objective by investing,
 under normal circumstances, in
 approximately 30 - 45 companies that
 are considered by the subadvisor to
 be positioned for long-term growth.
---------------------------------------------------------------------
 AST GOLDMAN SACHS LARGE-CAP VALUE     LARGE CAP    Goldman Sachs
 PORTFOLIO (formerly AST                 VALUE          Asset
 AllianceBernstein Growth & Income                 Management, L.P.
 Portfolio): seeks long-term growth
 of capital. The Portfolio seeks to
 achieve its investment objective by
 investing in value opportunities
 that Goldman Sachs Asset Management,
 L.P. ("GSAM"), the Portfolio's sole
 subadvisor, defines as companies
 with identifiable competitive
 advantages whose intrinsic value is
 not reflected in the stock price.
 The Fund invests, under normal
 circumstances, at least 80% of its
 net assets plus any borrowings for
 investment purposes (measured at
 time of purchase) ("Net Assets") in
 a diversified portfolio of equity
 investments in large-cap U.S.
 issuers with public stock market
 capitalizations within the range of
 the market capitalization of
 companies constituting the Russell
 1000 Value Index at the time of
 investment.
---------------------------------------------------------------------
 AST GOLDMAN SACHS MID-CAP GROWTH       MID CAP     Goldman Sachs
 PORTFOLIO: seeks long-term growth of   GROWTH          Asset
 capital. The Portfolio pursues its                Management, L.P.
 investment objective, by investing
 primarily in equity securities
 selected for their growth potential,
 and normally invests at least 80% of
 the value of its assets in
 medium-sized companies. Medium-sized
 companies are those whose market
 capitalizations (measured at the
 time of investment) fall within the
 range of companies in the Russell
 Mid-cap Growth Index. The subadvisor
 seeks to identify individual
 companies with earnings growth
 potential that may not be recognized
 by the market at large.
---------------------------------------------------------------------
 AST GOLDMAN SACHS SMALL-CAP VALUE     SMALL CAP    Goldman Sachs
 PORTFOLIO: seeks long-term capital      VALUE          Asset
 appreciation. The Portfolio will                  Management, L.P.
 seek its objective through
 investments primarily in equity
 securities that are believed to be
 undervalued in the marketplace. The
 Portfolio will invest, under normal
 circumstances, at least 80% of the
 value of its assets plus any
 borrowings for investment purposes
 in small capitalization companies.
 The 80% investment requirement
 applies at the time the Portfolio
 invests its assets. The Portfolio
 generally defines small
 capitalization companies as
 companies with market
 capitalizations that are within the
 range of the Russell 2000 Value
 Index at the time of purchase.
---------------------------------------------------------------------

20

    INVESTMENT OBJECTIVES/POLICIES      STYLE/         PORTFOLIO
                                         TYPE           ADVISOR/
                                                      SUB-ADVISOR
------------------------------------------------------------------------
 AST HIGH YIELD PORTFOLIO: seeks         FIXED        J.P. Morgan
 maximum total return, consistent       INCOME         Investment
 with preservation of capital and                  Management, Inc.;
 prudent investment management. The                    Prudential
 Portfolio will invest, under normal                   Investment
 circumstances, at least 80% of its                 Management, Inc.
 net assets plus any borrowings for
 investment purposes (measured at
 time of purchase) in non-investment
 grade high yield bonds (also known
 as "junk bonds"), fixed-income
 investments which may be represented
 by forwards or derivatives such as
 options, futures contracts, or swap
 agreements. Non-investment grade
 investments are financial
 instruments rated Ba or lower by
 Moody's Investors Services, Inc. or
 equivalently rated by Standard &
 Poor's Corporation, or Fitch, or, if
 unrated, determined by the
 sub-advisor to be of comparable
 quality.
------------------------------------------------------------------------
 AST HORIZON GROWTH ASSET ALLOCATION     ASSET          Horizon
 PORTFOLIO: seeks the highest           ALLOCA-     Investments, LLC
 potential total return consistent       TION
 with its specified level of risk
 tolerance. Under normal
 circumstances, at least 90% of the
 Portfolio's assets will be invested
 in other portfolios of Advanced
 Series Trust (the underlying
 portfolios) while no more than 10%
 of the Portfolio's assets may be
 invested in exchange traded funds
 (ETFs). Under normal market
 conditions, the Portfolio will
 devote from 60% to 80% of its net
 assets to underlying portfolios and
 ETFs investing primarily in equity
 securities, and from 20% to 40% of
 its net assets to underlying
 portfolios and ETFs investing
 primarily in debt securities and
 money market instruments.
------------------------------------------------------------------------
 AST HORIZON MODERATE ASSET              ASSET          Horizon
 ALLOCATION PORTFOLIO: seeks the        ALLOCA-     Investments, LLC
 highest potential total return          TION
 consistent with its specified level
 of risk tolerance. Under normal
 circumstances, at least 90% of the
 Portfolio's assets will be invested
 in other portfolios of Advanced
 Series Trust (the underlying
 portfolios) while no more than 10%
 of the Portfolio's assets may be
 invested in exchange traded funds
 (ETFs). Under normal market
 conditions, the Portfolio will
 devote from 40% to 60% of its net
 assets to underlying portfolios and
 ETFs investing primarily in equity
 securities, and from 40% to 60% of
 its net assets to underlying
 portfolios and ETFs investing
 primarily in debt securities and
 money market instruments.
------------------------------------------------------------------------
 AST INTERNATIONAL GROWTH PORTFOLIO:     INTER      Marsico Capital
 seeks long-term capital growth.       NATIONAL     Management, LLC;
 Under normal circumstances, the        EQUITY      William Blair &
 Portfolio invests at least 80% of                    Company, LLC
 the value of its assets in
 securities of issuers that are
 economically tied to countries other
 than the United States. Although the
 Portfolio intends to invest at least
 80% of its assets in the securities
 of issuers located outside the
 United States, it may at times
 invest in U.S. issuers and it may
 invest all of its assets in fewer
 than five countries or even a single
 country. The Portfolio looks
 primarily for stocks of companies
 whose earnings are growing at a
 faster rate than other companies or
 which offer attractive growth.
------------------------------------------------------------------------
 AST INTERNATIONAL VALUE PORTFOLIO:      INTER         LSV Asset
 seeks long-term capital               NATIONAL       Management;
 appreciation. The Portfolio normally   EQUITY         Thornburg
 invests at least 80% of the                           Investment
 Portfolio's assets in equity                       Management, Inc.
 securities. The Portfolio will
 invest at least 65% of its net
 assets in the equity securities of
 companies in at least three
 different countries, without limit
 as to the amount of assets that may
 be invested in a single country.
------------------------------------------------------------------------
 AST INVESTMENT GRADE BOND PORTFOLIO:    FIXED         Prudential
 seeks to maximize total return,        INCOME         Investment
 consistent with the preservation of                Management, Inc.
 capital and liquidity needs to meet
 the parameters established to
 support the Highest Daily Lifetime 6
 Plus and Highest Daily Lifetime
 Income benefits. Please note that
 you may not make purchase payments
 to this Portfolio, and that this
 Portfolio is available only with
 certain living benefits.
------------------------------------------------------------------------
 AST JENNISON LARGE-CAP GROWTH         LARGE CAP   Jennison Associates
 PORTFOLIO: seeks long-term growth of   GROWTH            LLC
 capital. Under normal market
 conditions, the Portfolio will
 invest at least 80% of its
 investable assets in the equity and
 equity-related securities of
 large-capitalization companies
 measured, at the time of purchase,
 to be within the market
 capitalization of the Russell
 1000(R) Index. In deciding which
 equity securities to buy, the
 subadvisor will use a growth
 investment style and will invest in
 stocks it believes could experience
 superior sales or earnings growth,
 or high returns on equity and
 assets. Stocks are selected on a
 company-by-company basis using
 fundamental analysis. The companies
 in which the subadvisor will invest
 generally tend to have a unique
 market niche, a strong new product
 profile or superior management.
------------------------------------------------------------------------

21

    INVESTMENT OBJECTIVES/POLICIES      STYLE/         PORTFOLIO
                                         TYPE           ADVISOR/
                                                      SUB-ADVISOR
------------------------------------------------------------------------
 AST JENNISON LARGE-CAP VALUE          LARGE CAP   Jennison Associates
 PORTFOLIO: seeks capital                VALUE            LLC
 appreciation. Under normal market
 conditions, the Portfolio will
 invest at least 80% of its
 investable assets in the equity and
 equity-related securities of
 large-capitalization companies
 measured, at the time of purchase,
 to be within the market
 capitalization of the Russell
 1000(R) Index. In deciding which
 equity securities to buy, the
 subadvisor will use a value
 investment style and will invest in
 common stocks that it believes are
 being valued at a discount to their
 intrinsic value, as defined by the
 value of their earnings, free cash
 flow, the value of their assets,
 their private market value, or some
 combination of these factors. The
 subadvisor will look for catalysts
 that will help unlock a common
 stock's true value.
------------------------------------------------------------------------
 AST JPMORGAN INTERNATIONAL EQUITY       INTER        J.P. Morgan
 PORTFOLIO: seeks long-term capital    NATIONAL        Investment
 growth by investing in a diversified   EQUITY      Management, Inc.
 portfolio of international equity
 securities. The Portfolio seeks to
 meet its objective by investing,
 under normal market conditions, at
 least 80% of its assets in a
 diversified portfolio of equity
 securities of companies located or
 operating in developed non-U.S.
 countries and emerging markets of
 the world. The equity securities
 will ordinarily be traded on a
 recognized foreign securities
 exchange or traded in a foreign
 over-the-counter market in the
 country where the issuer is
 principally based, but may also be
 traded in other countries including
 the United States.
------------------------------------------------------------------------
 AST J.P. MORGAN STRATEGIC               ASSET        J.P. Morgan
 OPPORTUNITIES PORTFOLIO: seeks to      ALLOCA-        Investment
 maximize total return, consisting of    TION       Management, Inc.
 capital appreciation and current
 income. The Portfolio invests in
 securities and financial instruments
 to gain exposure to global equity,
 global fixed income and cash
 equivalent markets, including global
 currencies. The Portfolio may invest
 in equity and fixed income
 securities (including non-investment
 grade bonds or "junk bonds") of
 issuers located within and outside
 the United States or in open-end
 investment companies advised by J.P.
 Morgan Investment Management, Inc.,
 the Portfolio's subadvisor, to gain
 exposure to certain global equity
 and global fixed income markets.
------------------------------------------------------------------------
 AST LARGE-CAP VALUE PORTFOLIO: seeks  LARGE CAP      Eaton Vance
 current income and long-term growth     VALUE        Management;
 of income, as well as capital                        Hotchkis and
 appreciation. The Portfolio invests,                Wiley Capital
 under normal circumstances, at least               Management, LLC
 80% of its net assets in common
 stocks of large capitalization
 companies. Large capitalization
 companies are those companies with
 market capitalizations within the
 market capitalization range of the
 Russell 1000 Value Index.
------------------------------------------------------------------------
 AST LORD ABBETT CORE FIXED INCOME       FIXED       Lord, Abbett &
 PORTFOLIO (formerly AST Lord Abbett    INCOME          Co. LLC
 Bond- Debenture Portfolio): seeks
 income and capital appreciation to
 produce a high total return. Under
 normal market conditions, the
 Portfolio pursues its investment
 objective by investing at least 80%
 of its net assets in debt (or fixed
 income) securities of various types.
 The Portfolio primarily invests in
 securities issued or guaranteed by
 the U.S. government, its agencies or
 government-sponsored enterprises;
 investment grade debt securities of
 U.S. issuers; investment grade debt
 securities of non-U.S. issuers that
 are denominated in U.S. dollars;
 mortgage-backed and other
 asset-backed securities; senior
 loans, and loan participations and
 assignments; and derivative
 instruments, such as options,
 futures contracts, forward contracts
 or swap agreements. The Portfolio
 attempts to manage interest rate
 risk through its management of the
 average duration of the securities
 it holds in its portfolio. The
 Portfolio expects to maintain its
 average duration range within two
 years of the bond market's duration
 as measured by the Barclays Capital
 U.S. Aggregate Bond Index (which was
 approximately five years as of
 December 31, 2010).
------------------------------------------------------------------------

22

    INVESTMENT OBJECTIVES/POLICIES       STYLE/         PORTFOLIO
                                          TYPE          ADVISOR/
                                                       SUB-ADVISOR
------------------------------------------------------------------------
 AST MARSICO CAPITAL GROWTH             LARGE CAP    Marsico Capital
 PORTFOLIO: seeks capital growth.        GROWTH      Management, LLC
 Income realization is not an
 investment objective and any income
 realized on the Portfolio's
 investments, therefore, will be
 incidental to the Portfolio's
 objective. The Portfolio will pursue
 its objective by investing primarily
 in common stocks of large companies
 that are selected for their growth
 potential. Large capitalization
 companies are companies with market
 capitalizations within the market
 capitalization range of the Russell
 1000 Growth Index. In selecting
 investments for the Portfolio, the
 subadvisor uses an approach that
 combines "top down" macroeconomic
 analysis with "bottom up" stock
 selection. The "top down" approach
 identifies sectors, industries and
 companies that may benefit from the
 trends the subadvisor has observed.
 The subadvisor then looks for
 individual companies with earnings
 growth potential that may not be
 recognized by the market at large,
 utilizing a "bottom up" stock
 selection process. The Portfolio
 will normally hold a core position
 of between 35 and 50 common stocks.
 The Portfolio may hold a limited
 number of additional common stocks
 at times when the Portfolio manager
 is accumulating new positions,
 phasing out and replacing existing
 positions or responding to
 exceptional market conditions.
------------------------------------------------------------------------
 AST MFS GLOBAL EQUITY PORTFOLIO:         INTER       Massachusetts
 seeks capital growth. Under normal     NATIONAL    Financial Services
 circumstances the Portfolio invests     EQUITY          Company
 at least 80% of its assets in equity
 securities. The Portfolio may invest
 in the securities of U.S. and
 foreign issuers (including issuers
 in emerging market countries). While
 the portfolio may invest its assets
 in companies of any size, the
 Portfolio generally focuses on
 companies with relatively large
 market capitalizations relative to
 the markets in which they are traded.
------------------------------------------------------------------------
 AST MFS GROWTH PORTFOLIO: seeks        LARGE CAP     Massachusetts
 long-term capital growth and future,    GROWTH     Financial Services
 rather than current income. Under                       Company
 normal market conditions, the
 Portfolio invests at least 80% of
 its net assets in common stocks and
 related securities, such as
 preferred stocks, convertible
 securities and depositary receipts.
 The subadvisor focuses on investing
 the Portfolio's assets in the stocks
 of companies it believes to have
 above-average earnings growth
 potential compared to other
 companies. The subadvisor uses a
 "bottom up" as opposed to a "top
 down" investment style in managing
 the Portfolio.
------------------------------------------------------------------------
 AST MID-CAP VALUE PORTFOLIO: seeks      MID CAP         EARNEST
 to provide capital growth by             VALUE       Partners LLC;
 investing primarily in                               WEDGE Capital
 mid-capitalization stocks that                      Management, LLP
 appear to be undervalued. The
 Portfolio generally invests, under
 normal circumstances, at least 80%
 of the value of its net assets in
 mid-capitalization companies.
 Mid-capitalization companies are
 generally those that have market
 capitalizations, at the time of
 purchase, within the market
 capitalization range of companies
 included in the Russell Midcap(R)
 Value Index during the previous
 12-months based on month-end data.
------------------------------------------------------------------------
 AST MONEY MARKET PORTFOLIO: seeks        FIXED        Prudential
 high current income while               INCOME        Investment
 maintaining high levels of                         Management, Inc.
 liquidity. The Portfolio invests in
 high-quality, short-term, U.S.
 dollar denominated corporate, bank
 and government obligations. The
 Portfolio will invest in securities
 which have effective maturities of
 not more than 397 days.
------------------------------------------------------------------------
 AST NEUBERGER BERMAN MID-CAP GROWTH     MID CAP    Neuberger Berman
 PORTFOLIO: seeks capital growth.        GROWTH      Management LLC
 Under normal market conditions, the
 Portfolio invests at least 80% of
 its net assets in the common stocks
 of mid-capitalization companies.
 Mid-capitalization companies are
 those companies whose market
 capitalization is within the range
 of market capitalizations of
 companies in the Russell Midcap(R)
 Growth Index. Using fundamental
 research and quantitative analysis,
 the subadvisor looks for
 fast-growing companies that are in
 new or rapidly evolving industries.
 The Portfolio may invest in foreign
 securities (including emerging
 markets securities).
------------------------------------------------------------------------

23

    INVESTMENT OBJECTIVES/POLICIES       STYLE/         PORTFOLIO
                                          TYPE          ADVISOR/
                                                       SUB-ADVISOR
-------------------------------------------------------------------------
 AST NEUBERGER BERMAN/LSV MID-CAP       MID CAP         LSV Asset
 VALUE PORTFOLIO: seeks capital          VALUE         Management;
 growth. Under normal market                        Neuberger Berman
 conditions, the Portfolio invests at                Management LLC
 least 80% of its net assets in the
 common stocks of medium
 capitalization companies. For
 purposes of the Portfolio, companies
 with market capitalizations that
 fall within the range of the Russell
 Midcap(R) Value Index at the time of
 investment are considered medium
 capitalization companies. Some of
 the Portfolio's assets may be
 invested in the securities of
 large-cap companies as well as in
 small-cap companies. Neuberger
 Berman looks for well-managed
 companies whose stock prices are
 undervalued and that may rise in
 price before other investors realize
 their worth. LSV Asset Management
 (LSV) follows an active investment
 strategy utilizing a quantitative
 investment model to evaluate and
 recommend investment decisions for
 its portion of the Portfolio in a
 bottom-up, contrarian value approach.
-------------------------------------------------------------------------
 AST PARAMETRIC EMERGING MARKETS          INTER    Parametric Portfolio
 EQUITY PORTFOLIO: seeks long-term      NATIONAL     Associates LLC
 capital appreciation. The Portfolio     EQUITY
 normally invests at least 80% of its
 net assets in equity securities of
 issuers (i) located in emerging
 market countries, which are
 generally those not considered to be
 developed market countries, or
 (ii) included (or considered for
 inclusion) as emerging markets
 issuers in one or more broad-based
 market indices. Emerging market
 countries are generally countries
 not considered to be developed
 market countries, and therefore not
 included in the Morgan Stanley
 Capital International (MSCI) World
 Index. A company will be considered
 to be located in an emerging market
 country if it is domiciled in or
 derives more that 50% of its
 revenues or profits from emerging
 market countries. The Portfolio
 seeks to employ a top-down,
 disciplined and structured
 investment process that emphasizes
 broad exposure and diversification
 among emerging market countries,
 economic sectors and issuers.
-------------------------------------------------------------------------
 AST PIMCO LIMITED MATURITY BOND         FIXED     Pacific Investment
 PORTFOLIO: seeks to maximize total      INCOME        Management
 return consistent with preservation                   Company LLC
 of capital and prudent investment                       (PIMCO)
 management. The Portfolio will
 invest, under normal circumstances,
 at least 80% of the value of its net
 assets in fixed- income investments,
 which may be represented by forwards
 or derivatives such as options,
 futures contracts, or swap
 agreements. The average portfolio
 duration normally varies within a
 one-to-three year time-frame based
 on the subadvisor's forecast of
 interest rates. The Portfolio may
 invest up to 10% total assets in
 non-investment grade bonds which are
 commonly known as "junk bonds".
-------------------------------------------------------------------------
 AST PIMCO TOTAL RETURN BOND             FIXED     Pacific Investment
 PORTFOLIO: seeks to maximize total      INCOME        Management
 return consistent with preservation                   Company LLC
 of capital and prudent investment                       (PIMCO)
 management. The Portfolio will
 invest, under normal circumstances,
 at least 80% of the value of its net
 assets in fixed income investments,
 which may be represented by forwards
 or derivatives such as options,
 futures contracts, or swap
 agreements. The average portfolio
 duration normally varies within two
 years (+/-) of the duration of the
 Barclay's Capital U.S. Aggregate
 Bond Index. The Portfolio may invest
 up to 10% total assets in
 non-investment grade bonds which are
 commonly known as "junk bonds".
-------------------------------------------------------------------------
 AST PRESERVATION ASSET ALLOCATION       ASSET         Prudential
 PORTFOLIO: seeks to obtain a total     ALLOCA-     Investments LLC;
 return consistent with its specified     TION        Quantitative
 level of risk. The Portfolio                          Management
 primarily invests its assets in a                   Associates LLC
 diversified portfolio of other
 mutual funds, within the Advanced
 Series Trust and certain affiliated
 money market funds. Under normal
 market conditions, the Portfolio
 will devote approximately 35% of its
 net assets to underlying portfolios
 investing primarily in equity
 securities (with a range of 27.5% to
 42.5%), and 65% of its net assets to
 underlying portfolios investing
 primarily in debt securities and
 money market instruments (with a
 range of 57.5% to 72.5%). The
 Portfolio is not limited to
 investing exclusively in shares of
 the underlying portfolios and may
 invest in securities, ETFs, and
 futures contracts, swap agreements
 and other financial and derivative
 instruments.
-------------------------------------------------------------------------

24

    INVESTMENT OBJECTIVES/POLICIES      STYLE/         PORTFOLIO
                                         TYPE           ADVISOR/
                                                      SUB-ADVISOR
------------------------------------------------------------------------
 AST QMA US EQUITY ALPHA PORTFOLIO:    LARGE CAP      Quantitative
 seeks long term capital                 BLEND         Management
 appreciation. The portfolio utilizes                Associates LLC
 a long/short investment strategy and
 will normally invest at least 80% of
 its net assets plus borrowings in
 equity and equity related securities
 of US issuers. The benchmark index
 is the Russell 1000(R) which is
 comprised of stocks representing
 more than 90% of the market cap of
 the US market and includes the
 largest 1000 securities in the
 Russell 3000(R) index.
------------------------------------------------------------------------
 AST QUANTITATIVE MODELING PORTFOLIO:    ASSET        Quantitative
 seeks a high potential return while    ALLOCA-        Management
 attempting to mitigate downside risk    TION        Associates LLC
 during adverse market cycles. The
 Portfolio is comprised of a blend of
 equities and fixed income. Upon the
 commencement of operations of the
 Portfolio, approximately 90% of the
 Portfolio's net assets will be
 allocated to the capital growth
 segment, with the remainder of its
 net assets (i.e., approximately 10%)
 being allocated to the fixed-income
 segment. Asset allocation transfers
 within the Portfolio between the
 capital growth segment and the fixed
 income segment will be governed
 primarily by the application of a
 quantitative model. The model,
 however, will not generate: (i) a
 transfer to the capital growth
 segment from the fixed-income
 segment that would result in more
 than 90% of the Portfolio's net
 assets being allocated to the
 capital growth segment, (ii) a
 transfer to the fixed-income segment
 from the capital growth segment that
 would result in more than 90% of the
 Portfolio's net assets being
 allocated to the fixed-income
 segment, or (iii) a large-scale
 transfer between the Portfolio's
 segments that exceeds certain
 pre-determined percentage
 thresholds. An Owner's specific
 investment experience will depend,
 in part, on how the Portfolio's
 assets were allocated between the
 capital growth segment and the
 fixed-income segment during the
 period in which the Owner was
 invested in the Portfolio.
------------------------------------------------------------------------
 AST SCHRODERS MULTI-ASSET WORLD         ASSET          Schroder
 STRATEGIES PORTFOLIO: seeks            ALLOCA-        Investment
 long-term capital appreciation          TION       Management North
 through a global flexible asset                      America Inc.
 allocation approach. This asset
 allocation approach entails
 investing in traditional asset
 classes, such as equity and
 fixed-income investments, and
 alternative asset classes, such as
 investments in real estate,
 commodities, currencies, private
 equity, non-investment grade bonds,
 emerging market debt and absolute
 return strategies. The sub-advisor
 seeks to emphasize the management of
 risk and volatility. Exposure to
 different asset classes and
 investment strategies will vary over
 time based upon the subadvisor's
 assessments of changing market,
 economic, financial and political
 factors and events.
------------------------------------------------------------------------
 AST SMALL-CAP GROWTH PORTFOLIO:       SMALL CAP      Eagle Asset
 seeks long-term capital growth. The    GROWTH      Management, Inc.
 Portfolio pursues its objective by
 investing, under normal
 circumstances, at least 80% of the
 value of its assets in
 small-capitalization companies.
 Small-capitalization companies are
 those companies with a market
 capitalization, at the time of
 purchase, no larger than the largest
 capitalized company included in the
 Russell 2000(R) Growth Index at the
 time of the Portfolio's investment.
------------------------------------------------------------------------
 AST SMALL-CAP VALUE PORTFOLIO: seeks  SMALL CAP      ClearBridge
 to provide long-term capital growth     VALUE     Advisors, LLC; J.P.
 by investing primarily in                         Morgan Investment
 small-capitalization stocks that                  Management, Inc.;
 appear to be undervalued. The                     Lee Munder Capital
 Portfolio invests, under normal                       Group, LLC
 circumstances, at least 80% of the
 value of its assets in small
 capitalization companies. Small
 capitalization companies are
 generally defined as stocks of
 companies with market
 capitalizations that are within the
 market capitalization range of the
 Russell 2000(R) Value Index.
 Securities of companies whose market
 capitalizations no longer meet the
 definition of small capitalization
 companies after purchase by the
 Portfolio will still be considered
 to be small capitalization companies
 for purposes of the Portfolio's
 policy of investing at least 80% of
 its assets in small capitalization
 companies.
------------------------------------------------------------------------
 AST T. ROWE PRICE ASSET ALLOCATION      ASSET       T. Rowe Price
 PORTFOLIO: seeks a high level of       ALLOCA-     Associates, Inc.
 total return by investing primarily     TION
 in a diversified portfolio of equity
 and fixed income securities. The
 Portfolio normally invests
 approximately 60% of its total
 assets in equity securities and 40%
 in fixed income securities. This mix
 may vary over shorter time periods
 depending on the subadvisor's
 outlook for the markets. The
 subadvisor concentrates common stock
 investments in larger, more
 established companies, but the
 Portfolio may include small and
 medium-sized companies with good
 growth prospects. The fixed income
 portion of the Portfolio will be
 allocated among investment grade
 securities, high yield or "junk"
 bonds, emerging market securities,
 foreign high quality debt securities
 and cash reserves.
------------------------------------------------------------------------

25

    INVESTMENT OBJECTIVES/POLICIES       STYLE/         PORTFOLIO
                                          TYPE          ADVISOR/
                                                       SUB-ADVISOR
------------------------------------------------------------------------
 AST T. ROWE PRICE GLOBAL BOND            FIXED       T. Rowe Price
 PORTFOLIO: seeks to provide high        INCOME     Associates, Inc.
 current income and capital growth by
 investing in high-quality foreign
 and U.S. dollar-denominated bonds.
 The Portfolio will normally invest
 at least 80% of its total assets in
 fixed income securities. The
 Portfolio invests in all types of
 bonds, including those issued or
 guaranteed by U.S. or foreign
 governments or their agencies and by
 foreign authorities, provinces and
 municipalities as well as investment
 grade corporate bonds,
 mortgage-related and asset- backed
 securities, and high-yield bonds of
 U.S. and foreign issuers. The
 Portfolio generally invests in
 countries where the combination of
 fixed-income returns and currency
 exchange rates appears attractive,
 or, if the currency trend is
 unfavorable, where the subadvisor
 believes that the currency risk can
 be minimized through hedging. The
 Portfolio may also invest in
 convertible securities, commercial
 paper and bank debt and loan
 participations. The Portfolio may
 invest up to 20% of its assets in
 the aggregate in below
 investment-grade, high-risk bonds
 ("junk bonds") and emerging market
 bonds. In addition, the Portfolio
 may invest up to 30% of its assets
 in mortgage-related (including
 mortgage dollar rolls and
 derivatives, such as collateralized
 mortgage obligations and stripped
 mortgage securities) and
 asset-backed securities. The
 Portfolio may invest in futures,
 swaps and other derivatives in
 keeping with its objective.
------------------------------------------------------------------------
 AST T. ROWE PRICE LARGE-CAP GROWTH     LARGE CAP     T. Rowe Price
 PORTFOLIO: seeks long-term growth of    GROWTH     Associates, Inc.
 capital by investing predominantly
 in the equity securities of a
 limited number of large, carefully
 selected, high-quality U.S.
 companies that are judged likely to
 achieve superior earnings growth.
 The Portfolio takes a growth
 approach to investment selection and
 normally invests at least 80% of its
 net assets in the common stocks of
 large companies. Large companies are
 defined as those whose market cap is
 larger than the median market cap of
 companies in the Russell 1000 Growth
 Index as of the time of purchase.
------------------------------------------------------------------------
 AST T. ROWE PRICE NATURAL RESOURCES    SPECIALTY     T. Rowe Price
 PORTFOLIO: seeks long-term capital                 Associates, Inc.
 growth primarily through investing
 in the common stocks of companies
 that own or develop natural
 resources (such as energy products,
 precious metals and forest products)
 and other basic commodities. The
 Portfolio invests, under normal
 circumstances, at least 80% of the
 value of its assets in natural
 resource companies. The Portfolio
 may also invest in non-resource
 companies with the potential for
 growth. The Portfolio looks for
 companies that have the ability to
 expand production, to maintain
 superior exploration programs and
 production facilities, and the
 potential to accumulate new
 resources. Although at least 50% of
 Portfolio assets will be invested in
 U.S. securities, up to 50% of total
 assets also may be invested in
 foreign securities.
------------------------------------------------------------------------
 AST WELLINGTON MANAGEMENT HEDGED         ASSET        Wellington
 EQUITY PORTFOLIO (formerly AST          ALLOCA-       Management
 Aggressive Asset Allocation              TION        Company, LLP
 Portfolio): seeks to outperform its
 blended benchmark index over a full
 market cycle. The Portfolio will use
 a broad spectrum of Wellington
 Management's equity investment
 strategies to invest in a broadly
 diversified portfolio of common
 stocks while also pursuing a
 downside risk overlay. The Portfolio
 will normally invest at least 80% of
 its assets in common stocks of
 small, medium and large companies
 and may also invest up to 30% of its
 assets in equity securities of
 foreign issuers and non-dollar
 securities.
------------------------------------------------------------------------
 AST WESTERN ASSET CORE PLUS BOND         FIXED       Western Asset
 PORTFOLIO: seeks to maximize total      INCOME        Management
 return, consistent with prudent                         Company
 investment management and liquidity
 needs. The Portfolio's current
 target average duration is generally
 2.5 to 7 years. The Portfolio
 pursues this objective by investing
 in all major fixed income sectors
 with a bias towards non-Treasuries.
 The Portfolio has the ability to
 invest up to 20% in below investment
 grade securities. Securities rated
 below investment grade are commonly
 known as "junk bonds" or "high
 yield" securities.
------------------------------------------------------------------------
     FRANKLIN TEMPLETON VARIABLE
       INSURANCE PRODUCTS TRUST
------------------------------------------------------------------------
 FRANKLIN TEMPLETON VIP FOUNDING        MODERATE    Franklin Templeton
 FUNDS ALLOCATION FUND: Seeks capital    ALLOCA-      Services, LLC
 appreciation, with income as a           TION
 secondary goal. The Fund normally
 invests equal portions in Class 1
 shares of Franklin Income Securities
 Fund; Mutual Shares Securities Fund;
 and Templeton Growth Securities Fund.
------------------------------------------------------------------------

26

LIMITATIONS WITH OPTIONAL BENEFITS

As a condition to your participating in certain optional benefits, we limit the Investment Options to which you may allocate your Account Value. Broadly speaking, we offer two groups of "Permitted Sub-accounts". Under the first group (Group I), your allowable Investment Options are more limited, but you are not subject to mandatory quarterly re-balancing. We call the second group (Group II) our "Custom Portfolios Program." The Custom Portfolios Program offers a larger menu of portfolios, but you are subject to certain other restrictions. Specifically:

. you must allocate at least 20% of your Account Value to certain fixed income portfolios (currently, the AST PIMCO Total Return Bond Portfolio, the AST Western Asset Core Plus Bond Portfolio, and the AST Lord Abbett Core Fixed Income Portfolio); and

. you may allocate up to 80% in the portfolios listed in the table below; and

. on each benefit quarter (or the next Valuation Day, if the quarter-end is not a Valuation Day), we will automatically re-balance your Sub-accounts used with this Program, so that the percentages devoted to each portfolio remain the same as those in effect on the immediately preceding quarter-end, subject to the predetermined mathematical formula inherent in the benefit. Note that on the first quarter-end following your participation in the Custom Portfolios Program, we will re-balance your Sub-accounts so that the percentages devoted to each portfolio remain the same as those in effect when you began the Custom Portfolios Program (subject to the predetermined mathematical formula inherent in the benefit); and

. between quarter-ends, you may re-allocate your Account Value among the Investment Options permitted within this category. If you reallocate, the next quarterly rebalancing will restore the percentages to those of your most recent reallocation.

While those who do not participate in any optional benefit generally may invest in any of the Investment Options described in the prospectus, only those who participate in the optional benefits listed in Group II below may participate in the Custom Portfolios Program. If you participate in the Custom Portfolios Program, you may not participate in other Automatic Rebalancing Programs. WE MAY MODIFY OR TERMINATE THE CUSTOM PORTFOLIOS PROGRAM AT ANY TIME. ANY SUCH MODIFICATION OR TERMINATION WILL (I) BE IMPLEMENTED ONLY AFTER WE HAVE NOTIFIED YOU IN ADVANCE, (II) NOT AFFECT THE GUARANTEES YOU HAD ACCRUED UNDER THE OPTIONAL BENEFIT OR YOUR ABILITY TO CONTINUE TO PARTICIPATE IN THOSE OPTIONAL BENEFITS, AND (III) NOT REQUIRE YOU TO TRANSFER ACCOUNT VALUE OUT OF ANY PORTFOLIO IN WHICH YOU PARTICIPATED IMMEDIATELY PRIOR TO THE MODIFICATION OR TERMINATION. If you are not participating in the Custom Portfolios Program at the time of any modification or termination, or if you voluntarily transfer your Account Value out of the Custom Portfolios Program after any modification or termination, we may restrict your further eligibility to participate in the Custom Portfolios Program.

In the following tables, we set forth the optional benefits that you may have if you also participate in the Group I or Group II programs.

Group I: Allowable Benefit Allocations

Highest Daily Lifetime Income                                     AST Academic Strategies Asset Allocation
Highest Daily Lifetime Income with Lifetime Income Accelerator    AST Advanced Strategies
Spousal Highest Daily Lifetime Income                             AST Balanced Asset Allocation
Highest Daily Lifetime 6 Plus                                     AST BlackRock Global Strategies
Highest Daily Lifetime 6 Plus with LIA                            AST Capital Growth Asset Allocation
Spousal Highest Daily Lifetime 6 Plus                             AST CLS Growth Asset Allocation
GRO Plus II                                                       AST CLS Moderate Asset Allocation
Highest Daily GRO II                                              AST FI Pyramis(R) Asset Allocation
Highest Anniversary Value Death Benefit                           AST First Trust Balanced Target
Combination 5% Roll-Up and HAV Death Benefit                      AST First Trust Capital Appreciation Target
                                                                  AST Horizon Growth Asset Allocation
                                                                  AST Horizon Moderate Asset Allocation
                                                                  AST J.P. Morgan Strategic Opportunities
                                                                  AST Preservation Asset Allocation
                                                                  AST Schroders Multi-Asset World Strategies
                                                                  AST T. Rowe Price Asset Allocation
                                                                  AST Wellington Management Hedged Equity
                                                                  Franklin Templeton VIP Founding Funds Allocation Fund

Group II: Custom Portfolios Program

Highest Daily Lifetime Income                                     AST Academic Strategies Asset Allocation
Highest Daily Lifetime Income with Lifetime Income Accelerator    AST Advanced Strategies
Spousal Highest Daily Lifetime Income                             AST AllianceBernstein Core Value
Highest Daily Lifetime 6 Plus                                     AST American Century Income & Growth
Highest Daily Lifetime 6 Plus with LIA                            AST Balanced Asset Allocation
Spousal Highest Daily Lifetime 6 Plus                             AST BlackRock Global Strategies
GRO Plus II                                                       AST BlackRock Value
Highest Daily GRO II                                              AST CLS Growth Asset Allocation
Highest Anniversary Value Death Benefit                           AST CLS Moderate Asset Allocation

27

Combination 5% Roll-Up and HAV Death Benefit    AST Capital Growth Asset Allocation
                                                AST Cohen & Steers Realty
                                                AST Federated Aggressive Growth
                                                AST FI Pyramis(R) Asset Allocation
                                                AST First Trust Balanced Target
                                                AST First Trust Capital Appreciation Target
                                                AST Global Real Estate
                                                AST Goldman Sachs Concentrated Growth
                                                AST Goldman Sachs Large-Cap Value
                                                AST Goldman Sachs Mid-Cap Growth
                                                AST Goldman Sachs Small-Cap Value
                                                AST High Yield
                                                AST Horizon Growth Asset Allocation
                                                AST Horizon Moderate Asset Allocation
                                                AST International Growth
                                                AST International Value
                                                AST Jennison Large-Cap Growth
                                                AST Jennison Large-Cap Value
                                                AST JPMorgan International Equity
                                                AST J.P. Morgan Strategic Opportunities
                                                AST Large-Cap Value
                                                AST Lord Abbett Core Fixed Income
                                                AST Marsico Capital Growth
                                                AST MFS Global Equity
                                                AST MFS Growth
                                                AST Mid-Cap Value
                                                AST Money Market
                                                AST Neuberger Berman Mid-Cap Growth
                                                AST Neuberger Berman/LSV Mid-Cap Value
                                                AST Parametric Emerging Markets Equity
                                                AST PIMCO Limited Maturity Bond
                                                AST PIMCO Total Return Bond
                                                AST Preservation Asset Allocation
                                                AST QMA US Equity Alpha
                                                AST Schroders Multi-Asset World Strategies
                                                AST Small-Cap Growth
                                                AST Small-Cap Value
                                                AST T. Rowe Price Asset Allocation
                                                AST T. Rowe Price Global Bond
                                                AST T. Rowe Price Large-Cap Growth
                                                AST T. Rowe Price Natural Resources
                                                AST Wellington Management Hedged Equity
                                                AST Western Asset Core Plus Bond
                                                Franklin Templeton VIP Founding Funds Allocation Fund

MARKET VALUE ADJUSTMENT OPTIONS

When you allocate your Account Value to an MVA Option, you earn a fixed rate of interest over a set period of time called a Guarantee Period. There are two types of MVA Options available under each Annuity - the Long-Term MVA Options and the DCA MVA Options. We discuss each MVA Option below. In brief, under the Long-Term MVA Options, you earn interest over a multi-year time period that you have selected. Currently, the Guarantee Periods we offer are 3 years, 5 years, 7 years, and 10 years. We reserve the right to eliminate any or all of these Guarantee Periods or offer Guarantee Periods of different durations. Under the DCA MVA Options, you earn interest over a 6 month or 12 month period while your Account Value in that option is systematically transferred monthly to the Sub-accounts you have designated.

For the Long-Term MVA Option, a Guarantee Period for an MVA Option begins:

. when all or part of a Purchase Payment is allocated to that MVA Option;

. upon transfer of any of your Account Value to a Long-Term MVA Option for that particular Guarantee Period; or

. when you "renew" an MVA Option into a new Guarantee Period.

RATES FOR MVA OPTIONS

We do not have a single method for determining the fixed interest rates for the MVA Options. In general, the interest rates we offer for MVA Options will reflect the investment returns available on the types of investments we make to support our fixed rate

28

guarantees. These investment types may include cash, debt securities guaranteed by the United States government and its agencies and instrumentalities, money market instruments, corporate debt obligations of different durations, private placements, asset-backed obligations and municipal bonds. In determining rates we also consider factors such as the length of the Guarantee Period for the MVA Option, regulatory and tax requirements, liquidity of the markets for the type of investments we make, commissions, administrative and investment expenses, our insurance risks in relation to the MVA Options, general economic trends and competition. We also take into consideration mortality, expense, administration, profit and other factors in determining the interest rates we credit to MVA Options, and therefore, we credit lower interest rates due to the existence of these factors than we otherwise would.

The interest rate credited to an MVA Option is the rate in effect when the Guarantee Period begins and does not change during the Guarantee Period. The rates are an effective annual rate of interest. We determine the interest rates for the various Guarantee Periods. At the time that we confirm your MVA Option, we will advise you of the interest rate in effect and the date your MVA Option matures. We may change the rates we credit to new MVA Options at any time. To inquire as to the current rates for the MVA Options, please call 1-888-PRU-2888. MVA Options may not be available in all States and are subject to a minimum rate.

To the extent permitted by law, we may establish different interest rates for MVA Options offered to a class of Owners who choose to participate in various optional investment programs we make available. This may include, but is not limited to, Owners who elect to use DCA MVA Options.

For any MVA Option, you will not be permitted to allocate or renew to the MVA Option if the Guarantee Period associated with that MVA Option would end after your Annuity Date. Thus, for example, we would not allow you to start a new Guarantee Period of 5 years if the Owner/Annuitant were aged 94, because the 5 year period would end after the Latest Annuity Date.

MARKET VALUE ADJUSTMENT

With certain exceptions, if you transfer or withdraw Account Value from an MVA Option prior to the end of the applicable Guarantee Period, you will be subject to a Market Value Adjustment or "MVA". We assess an MVA (whether positive or negative) upon:

. any surrender, partial withdrawal (including a systematic withdrawal, Medically Related Surrender, or a withdrawal program under Sections 72(t) or 72(q) of the Code), or transfer out of an MVA Option made outside the 30 days immediately preceding the maturity of the Guarantee Period; and

. your exercise of the Free Look right under your Annuity, unless prohibited by law.

We will NOT assess an MVA (whether positive or negative) in connection with any of the following:

. partial withdrawals made to meet Required Minimum Distribution requirements under the Code in relation to your Annuity or a required distribution if your Annuity is held as a Beneficiary Annuity, but only if the Required Minimum Distribution or required distribution from Beneficiary Annuity is an amount that we calculate and is distributed through a program that we offer;

. transfers or partial withdrawals from an MVA Option during the 30 days immediately prior to the end of the applicable Guarantee Period, including the Maturity Date of the MVA option;

. transfers made in accordance with our 6 or 12 Month DCA Program;

. when a Death Benefit is determined;

. deduction of a Annual Maintenance Fee for the Annuity;

. Annuitization under the Annuity; and

. transfers made pursuant to a mathematical formula used with an optional benefit (e.g., Highest Daily Lifetime Income).

The amount of the MVA is determined according to the formulas set forth in Appendix F. We use one formula for the Long-Term MVA Option and another formula for the DCA MVA Option. In general, the amount of the MVA is dependent on the difference between interest rates at the time your MVA Option was established and current interest rates for the remaining Guarantee Period of your MVA Option. For the Long-Term MVA Option, as detailed in the formula, we essentially (i) divide the current interest rate you are receiving under the Guarantee Period by the interest rate (plus a "liquidity factor") we are crediting for a Guarantee Period equal in duration to the time remaining under the Guarantee Period and (ii) raise that quotient by a mathematical power that represents the time remaining until the maturity of the Guarantee Period. That result produces the MVA factor. If we have no interest rate for a Guarantee Period equal in duration to the time remaining under the Guarantee Period, we may use certain US Treasury interest rates to calculate a proxy for that interest rate. All else being equal, the longer the time remaining until the maturity of the MVA Option from which you are making the withdrawal, the larger the mathematical power that is applied to the quotient in (i) above, and thus the larger the MVA itself. The formula for the DCA MVA Options works in a similar fashion, except that both interest rates used in the MVA formula are derived directly from the Federal Reserve's "Constant Maturity Treasury (CMT) rate." Under either formula, the MVA may be positive or negative, and a negative MVA could result in a loss of interest previously earned as well as some portion of your Purchase Payments.

29

LONG-TERM MVA OPTIONS

We offer Long-Term MVA Options, offering a range of durations. When you select this option, your payment will earn interest at the established rate for the applicable Guarantee Period. A new Long-Term MVA Option is established every time you allocate or transfer money into a Long-Term MVA Option. You may have money allocated in more than one Guarantee Period at the same time. This could result in your money earning interest at different rates and each Guarantee Period maturing at a different time. While the interest rates we credit to the MVA Options may change from time to time, the minimum interest rate is what is set forth in your Annuity.

We retain the right to limit the amount of Account Value that may be transferred into a new or out of an existing a Long-Term MVA Option and/or to require advance notice for transfers exceeding a specified amount. In addition, we reserve the right to limit or restrict the availability of certain Guarantee Periods from time to time.

DCA MVA OPTIONS

In addition to the Long-Term MVA Options, we offer DCA MVA Options that are used with our 6 or 12 Month DCA Program. Amounts allocated to the DCA MVA Options earn the declared rate of interest while the amount is transferred over a 6 or 12 month period into the Sub-accounts that you have designated. Because the interest we credit is applied against a balance that declines as transfers are made periodically to the Subaccounts, you do not earn interest on the full amount you allocated initially to the DCA MVA Options. A dollar cost averaging program does not assure a profit, or protect against a loss. For a complete description of our 6 or 12 month DCA Program, see the applicable section of this prospectus within the section entitled "Managing Your Account Value."

GUARANTEE PERIOD TERMINATION

An MVA Option ends on the earliest of (a) the "Maturity Date" of the Guarantee Period (b) the date the entire amount in the MVA Option is withdrawn or transferred (c) the Annuity Date (d) the date the Annuity is surrendered and

(e) the date as of which a Death Benefit is determined, unless the Annuity is continued by a spousal Beneficiary. "Annuity Date" means the date on which we apply your Unadjusted Account Value to the applicable annuity option and begin the payout period. As discussed in the Annuity Options section, there is an age by which you must begin receiving annuity payments, which we call the "Latest Annuity Date."

We will notify you before the end of the Guarantee Period. You may elect to have the value of the Long-Term MVA Option on its Maturity Date transferred to any Investment Option, including any Long-Term MVA Option, we then make available. If we do not receive instructions from you in Good Order at our Service Office before the Maturity Date of the Long-Term MVA Option, regarding how the Account Value in your maturing Long-Term MVA Option is to be allocated, we will allocate the Account Value in the maturing Long-Term MVA Option to the AST Money Market Sub-account, unless the Maturity Date is the Annuity Date. We will not assess an MVA if you choose to renew an MVA Option on its Maturity Date or transfer the Account Value to another Investment Option on the Maturity Date (or at any time during the 30 days immediately preceding the Maturity Date).

30

FEES, CHARGES AND DEDUCTIONS

In this section, we provide detail about the charges you incur if you own the Annuity.

The charges under each Annuity are designed to cover, in the aggregate, our direct and indirect costs of selling, administering and providing benefits under each Annuity. They are also designed, in the aggregate, to compensate us for the risks of loss we assume. If, as we expect, the charges that we collect from the Annuities exceed our total costs in connection with the Annuities, we will earn a profit. Otherwise we will incur a loss. For example, Pruco Life may make a profit on the Insurance Charge if, over time, the actual costs of providing the guaranteed insurance obligations and other expenses under an Annuity are less than the amount we deduct for the Insurance Charge. To the extent we make a profit on the Insurance Charge, such profit may be used for any other corporate purpose.

The rates of certain of our charges have been set with reference to estimates of the amount of specific types of expenses or risks that we will incur. In general, a given charge under the Annuity compensates us for our costs and risks related to that charge and may provide for a profit. However, it is possible that with respect to a particular obligation we have under this Annuity, we may be compensated not only by the charge specifically tied to that obligation, but also from one or more other charges we impose.

With regard to charges that are assessed as a percentage of the value of the Sub-accounts, please note that such charges are assessed through a reduction to the Unit value of your investment in each Sub-account, and in that way reduce your Account Value. A "Unit" refers to a share of participation in a Sub-account used to calculate your Unadjusted Account Value prior to the Annuity Date.

CONTINGENT DEFERRED SALES CHARGE ("CDSC"): The CDSC reimburses us for expenses related to sales and distribution of the Annuity, including commissions, marketing materials, other promotional expenses and, in the case of the X Series, the cost of providing a Purchase Credit. We may deduct a CDSC if you surrender your Annuity or when you make a partial withdrawal (except that there is no CDSC on the C Series Annuity). The CDSC is calculated as a percentage of your Purchase Payment (not including any Purchase Credit applied on the X Series) being surrendered or withdrawn. The CDSC percentage varies with the number of years that have elapsed since each Purchase Payment being withdrawn was made. If a withdrawal is effective on the day before the anniversary of the date that the Purchase Payment being withdrawn was made, then the CDSC percentage as of the next following year will apply. The CDSC percentages for the X Series, the B Series, and the L Series are shown under "Summary of Contract Fees and Charges."

With respect to a partial withdrawal, we calculate the CDSC by assuming that any available free withdrawal amount is taken out first (see "Free Withdrawal Amounts" later in this prospectus). If the free withdrawal amount is not sufficient, we then assume that partial withdrawals are taken from Purchase Payments that have not been previously withdrawn, on a first-in, first-out basis, and subsequently from any other Account Value in the Annuity (such as gains or purchase credits). In a "gross" withdrawal, you request a specific withdrawal amount, with the understanding that the amount you actually receive is reduced by each applicable amount. In a "net" withdrawal, you request a withdrawal for an exact dollar amount, with the understanding that any amount deducted (e.g., for a CDSC) is taken from your remaining Unadjusted Account Value. If you request a gross withdrawal, you may receive less than the specified dollar amount, as any applicable CDSC and tax withholding would be deducted from the amount you requested (although any MVA will not be applied to the amount you receive, but instead will be applied to your Unadjusted Account Value). If you request a net withdrawal, a larger amount may be deducted from your Unadjusted Account Value in order for you to receive the specified dollar amount after any applicable CDSC, MVA and tax withholding is assessed. See "Free Withdrawal Amounts" below for further detail on net and gross withdrawals, as well as how this might affect an optional living benefit you may have. Please be aware that under the Highest Daily Lifetime Income and Highest Daily Lifetime 6 Plus suite of benefits: (a) for a gross withdrawal, if the amount requested exceeds the Annual Income Amount, the excess portion will be treated as Excess Income and (b) for a net withdrawal, if the amount you receive plus the amount of the CDSC deducted from your Unadjusted Account Value exceeds the Annual Income Amount, the excess portion will be treated as Excess Income (which has negative consequences under these optional benefits).

Upon surrender, we calculate a CDSC based on any Purchase Payments that have not been withdrawn. The amount of such Purchase Payments could be greater than your remaining Account Value. This could occur if you have made prior partial withdrawals or if your Account Value has declined in value due to negative market performance. Thus, for example, the CDSC could be greater than if it were calculated as percentage of remaining Account Value.

We may waive any applicable CDSC under certain circumstances described herein.

TRANSFER FEE: Currently, you may make twenty free transfers between Investment Options each Annuity Year. We may charge $10 for each transfer after the twentieth in each Annuity Year. We do not consider transfers made as part of a Dollar Cost Averaging, Automatic Rebalancing or Custom Portfolio Program when we count the twenty free transfers. All transfers made on the same day will be treated as one transfer. Renewals or transfers of Account Value from an MVA Option within the 30 days

31

immediately preceding the end of its Guarantee Period are not subject to the Transfer Fee and are not counted toward the twenty free transfers. Similarly, transfers made under our 6 or 12 Month DCA Program and transfers made pursuant to a formula used with an optional benefit are not subject to the Transfer Fee and are not counted toward the twenty free transfers. Transfers made through any electronic method or program we specify are not counted toward the twenty free transfers. The transfer fee is deducted pro rata from all Sub-accounts in which you maintain Account Value immediately subsequent to the transfer.

ANNUAL MAINTENANCE FEE: Prior to Annuitization, we deduct an Annual Maintenance Fee. The Annual Maintenance Fee is equal to $50 or 2% of your Unadjusted Account Value, whichever is less. This fee will be deducted annually on the anniversary of the Issue Date of your Annuity or, if you surrender your Annuity during the Annuity Year, the fee is deducted at the time of surrender unless the surrender is taken within 30 days of most recently assessed Annual Maintenance Fee. The fee is taken out first from the Sub-accounts pro rata, and then from the MVA Options (if the amount in the Sub-accounts is insufficient to pay the fee). The Annual Maintenance Fee is only deducted if the sum of the Purchase Payments at the time the fee is deducted is less than $100,000. We do not impose the Annual Maintenance Fee upon Annuitization (unless Annuitization occurs on an Annuity anniversary), or the payment of a Death Benefit. For Beneficiaries that elect the Beneficiary Continuation Option, the Annual Maintenance Fee is the lesser of $30 or 2% of Unadjusted Account Value and is only assessed if the Unadjusted Account Value is less than $25,000 at the time the fee is assessed. The amount of the Annual Maintenance Fee may differ in certain states.

TAX CHARGE: Some states and some municipalities charge premium taxes or similar taxes on annuities that we are required to pay. The amount of tax will vary from jurisdiction to jurisdiction and is subject to change. We reserve the right to deduct the tax either when Purchase Payments are received, upon surrender or upon Annuitization. If deducted upon Annuitization, we would deduct the tax from your Unadjusted Account Value. The Tax Charge is designed to approximate the taxes that we are required to pay and is assessed as a percentage of Purchase Payments, Surrender Value, or Account Value as applicable. The Tax Charge currently ranges up to 3.5%. We may assess a charge against the Sub-accounts and the MVA Options equal to any taxes which may be imposed upon the Separate Accounts. "Surrender Value" refers to the Account Value (which includes the effect of any MVA) less any applicable CDSC, any applicable tax charges, any charges assessable as a deduction from the Account Value for any optional benefits provided by rider or endorsement, and any Annual Maintenance Fee.

We will pay company income taxes on the taxable corporate earnings created by this Annuity. While we may consider company income taxes when pricing our products, we do not currently include such income taxes in the tax charges you pay under the Annuity. We will periodically review the issue of charging for these taxes, and we may charge for these taxes in the future. We reserve the right to impose a charge for federal income taxes if we determine, in our sole discretion, that we will incur a tax as a result of the operation of the Separate Account.

In calculating our corporate income tax liability, we may derive certain corporate income tax benefits associated with the investment of company assets, including Separate Account assets, which are treated as company assets under applicable income tax law. These benefits reduce our overall corporate income tax liability. We do not pass these tax benefits through to holders of the Separate Account annuity contracts because (i) the contract Owners are not the Owners of the assets generating these benefits under applicable income tax law and (ii) we do not currently include company income taxes in the tax charges you pay under the Annuity.

INSURANCE CHARGE: We deduct an Insurance Charge daily based on the annualized rate shown in the "Summary of Contract Fees and Charges." The charge is assessed against the assets allocated to the Sub-accounts. The Insurance Charge is the combination of the Mortality & Expense Risk Charge and the Administration Charge. The Insurance Charge is intended to compensate Pruco Life for providing the insurance benefits under each Annuity, including each Annuity's basic Death Benefit that provides guaranteed benefits to your Beneficiaries even if your Account Value declines, and the risk that persons we guarantee annuity payments to will live longer than our assumptions. The charge also covers administrative costs associated with providing the Annuity benefits, including preparation of the contract and prospectus, confirmation statements, annual account statements and annual reports, legal and accounting fees as well as various related expenses. Finally, the charge covers the risk that our assumptions about the mortality risks and expenses under each Annuity are incorrect and that we have agreed not to increase these charges over time despite our actual costs. Each Annuity has a different Insurance Charge during the first 9 Annuity Years. However, for the L Series, X Series, and C Series, on the Valuation Day immediately following the 9/th/ Annuity Anniversary, the Insurance Charge drops to 1.30% annually (the B Series Insurance Charge is a constant 1.30%).

OPTIONAL BENEFITS FOR WHICH WE ASSESS A CHARGE: If you elect to purchase optional benefits, we will deduct an additional charge. For some optional benefits, the charge is assessed against your Account Value allocated to the Sub-accounts. These charges are included in the daily calculation of the Unit price for each Sub-account. For certain other optional benefits, such as Highest Daily Lifetime Income, the charge is assessed against the greater of the Unadjusted Account Value and the Protected Withdrawal Value and is taken out of the Sub-accounts quarterly. Please refer to the section entitled "Summary of Contract Fees and Charges" for the list of charges for each optional benefit.

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SETTLEMENT SERVICE CHARGE: If your Beneficiary takes the death benefit under a Beneficiary Continuation Option, the Insurance Charge no longer applies. However, we then begin to deduct a Settlement Service Charge which is assessed daily against the assets allocated to the Sub-accounts and is equal to an annualized charge of 1.00%.

FEES AND EXPENSES INCURRED BY THE PORTFOLIOS: Each portfolio incurs total annualized operating expenses comprised of an investment management fee, other expenses and any distribution and service (12b-1) fees or short sale expenses that may apply. These fees and expenses are reflected daily by each portfolio before it provides Pruco Life with the net asset value as of the close of business each Valuation Day. More detailed information about fees and expenses can be found in the prospectuses for the portfolios.

MVA OPTION CHARGES

No specific fees or expenses are deducted when determining the rates we credit to an MVA Option. However, for some of the same reasons that we deduct the Insurance Charge against the Account Value allocated to the Sub-accounts, we also take into consideration mortality, expense, administration, profit and other factors in determining the interest rates we credit to an MVA Option.

ANNUITY PAYMENT OPTION CHARGES

If you select a fixed payment option, the amount of each fixed payment will depend on the Unadjusted Account Value of your Annuity when you elected to annuitize. There is no specific charge deducted from these payments; however, the amount of each annuity payment reflects assumptions about our insurance expenses. Also, a tax charge may apply.

EXCEPTIONS/REDUCTIONS TO FEES AND CHARGES

We may reduce or eliminate certain fees and charges or alter the manner in which the particular fee or charge is deducted. For example, we may reduce the amount of any CDSC or the length of time it applies, reduce or eliminate the amount of the Annual Maintenance Fee or reduce the portion of the total Insurance Charge that is deducted as an Administration Charge. We will not discriminate unfairly between Annuity purchasers if and when we reduce any fees and charges.

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PURCHASING YOUR ANNUITY

REQUIREMENTS FOR PURCHASING THE ANNUITY

INITIAL PURCHASE PAYMENT: An initial Purchase Payment is considered the first Purchase Payment received by us in Good Order. This is the payment that issues your Annuity. All subsequent Purchase Payments allocated to the Annuity will be considered Additional Purchase Payments. Unless we agree otherwise and subject to our rules, you must make a minimum initial Purchase Payment as follows: $1,000 for the B Series and $10,000 for the X Series, L Series, and C Series. However, if you decide to make payments under a systematic investment or an electronic funds transfer program, we may accept a lower initial Purchase Payment provided that, within the first Annuity Year, your subsequent Purchase Payments plus your initial Purchase Payment total the minimum initial Purchase Payment amount required for the Annuity purchased.

We must approve any initial and additional Purchase Payments where the total amount of Purchase Payments equals $1,000,000 or more with respect to this Annuity and any other annuities you are purchasing from us (or that you already own) and/or our affiliates. To the extent allowed by state law, that required approval also will apply to a proposed change of owner of the Annuity, if as a result of the ownership change, total Purchase Payments would equal or exceed that $1 million threshold. WE MAY APPLY CERTAIN LIMITATIONS, RESTRICTIONS, AND/OR UNDERWRITING STANDARDS AS A CONDITION OF OUR ISSUANCE OF AN ANNUITY AND/OR ACCEPTANCE OF PURCHASE PAYMENTS. Applicable laws designed to counter terrorists and prevent money laundering might, in certain circumstances, require us to block an Annuity Owner's ability to make certain transactions, and thereby refuse to accept Purchase Payments or requests for transfers, partial withdrawals, total withdrawals, death benefits, or income payments until instructions are received from the appropriate regulator. We also may be required to provide additional information about you and your Annuity to government regulators.

SPECULATIVE INVESTING: Do not purchase this Annuity if you, anyone acting on your behalf, and/or anyone providing advice to you plan to use it, or any of its riders, for speculation, arbitrage, viatication or any other type of collective investment scheme now or at any time prior to termination of the Annuity. Your Annuity may not be traded on any stock exchange or secondary market. By purchasing this Annuity, you represent and warrant that you are not using this Annuity, or any of its riders, for speculation, arbitrage, viatication or any other type of collective investment scheme.

Currently, we will not issue an Annuity, permit changes in ownership or allow assignments to certain ownership types, including but not limited to:

corporations, partnerships, endowments and grantor trusts with multiple grantors. Further, we will only issue an Annuity, allow changes of ownership and/or permit assignments to certain ownership types if the Annuity is held exclusively for the benefit of the designated annuitant. These rules are subject to state law. Additionally, we will not permit election or re-election of any optional death benefit or optional living benefit by certain ownership types. We may issue an Annuity in ownership structures where the annuitant is also the participant in a Qualified or Non-Qualified employer sponsored plan and the Annuity represents his or her segregated interest in such plan. We reserve the right to further limit, restrict and/or change to whom we will issue an Annuity in the future, to the extent permitted by state law. Further, please be aware that we do not provide administration for employer-sponsored plans and may also limit the number of plan participants that elect to use our Annuity as a funding vehicle.

Except as noted below, Purchase Payments must be submitted by check drawn on a U.S. bank, in U.S. dollars, and made payable to Pruco Life. Purchase Payments may also be submitted via 1035 exchange or direct transfer of funds. Under certain circumstances, Purchase Payments may be transmitted to Pruco Life via wiring funds through your Financial Professional's broker-dealer firm. Additional Purchase Payments may also be applied to your Annuity under an electronic funds transfer, an arrangement where you authorize us to deduct money directly from your bank account. We may reject any payment if it is received in an unacceptable form. Our acceptance of a check is subject to our ability to collect funds.

Once we accept your application, we invest your Purchase Payment in your Annuity according to your instructions. You can allocate Purchase Payments to one or more available Investment Options. Investment restrictions will apply if you elect optional benefits.

AGE RESTRICTIONS: Unless we agree otherwise and subject to our rules, each of the Owner(s) and Annuitant(s) must not be older than a maximum issue age as of the Issue Date of the Annuity as follows: age 80 for the X Series and age 85 for the B Series, L Series, and C Series. No additional Purchase Payments will be permitted after age 85 for any of the Annuities. If you purchase a Beneficiary Annuity, the maximum issue age is 70 based on the Key Life. The availability and level of protection of certain optional benefits may vary based on the age of the oldest Owner (or Annuitant, if entity owned) on the Issue Date of the Annuity or the date of the Owner's death. In addition, the broker-dealer firm through which you are purchasing an Annuity may impose a younger maximum issue age than what is described above - check with the broker-dealer firm for details. The "Annuitant" refers to the natural person upon whose life annuity payments payable to the Owner are based.

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ADDITIONAL PURCHASE PAYMENTS: If allowed by applicable state law, you may make additional Purchase Payments, provided that the payment is at least $100 (we impose a $50 minimum for electronic funds transfer ("EFT") purchases). We may amend this Purchase Payment minimum, and/or limit the Investment Options to which you may direct Purchase Payments. You may make additional Purchase Payments, unless the Annuity is held as a Beneficiary Annuity, at any time before the earlier of the Annuity Date and (i) for Annuities that are not entity-owned, the oldest Owner's 86/th/ birthday or (ii) for entity-owned Annuities, the Annuitant's 86/th/ birthday. However, Purchase Payments are not permitted after the Account Value is reduced to zero. WE MAY LIMIT OR REJECT ANY PURCHASE PAYMENT, BUT WOULD DO SO ONLY ON A NON-DISCRIMINATORY BASIS. Depending on the tax status of your Annuity (e.g., if you own the Annuity through an IRA), there may be annual contribution limits dictated by applicable law. Please see the Tax Considerations section for additional information on these contribution limits.

Each additional Purchase Payment will be allocated to the Investment Options according to the instructions you provide with such Purchase Payment. You may not provide allocation instructions that apply to more than one additional Purchase Payment. Thus, if you have not provided allocation instructions with a particular additional Purchase Payment, we will allocate the Purchase Payment on a pro rata basis to the Sub-accounts in which your Account Value is then allocated, excluding Sub-accounts to which you may not electively allocate Account Value.

PURCHASE CREDITS UNDER THE X SERIES

As detailed below, we apply a "Purchase Credit" to your Annuity's Account Value with respect to certain Purchase Payments you make under the X Series Annuity. The Purchase Credit is equal to a percentage of each Purchase Payment. To determine the amount of the Purchase Credit, we multiply the amount of the Purchase Payment by the applicable Purchase Credit percentage.

With respect to Purchase Payments (of any amount) received during Annuity Years 1 through 4, the credit percentage will equal 6%, so long as the oldest Owner (or Annuitant, if entity owned) of the Annuity is younger than 82 at the time the Purchase Payment is made. If the oldest Owner (or Annuitant, if entity owned) is aged 82-85 at the time the Purchase Payment (of any amount) is made, the credit percentage will equal 3% during Annuity Years 1-4. With respect to Purchase Payments received on the fourth anniversary of the Issue Date and thereafter, regardless of the Owner or Annuitant's age, the credit percentage will be 0%.

Each Purchase Credit is allocated to your Account Value at the time the Purchase Payment is applied to your Account Value. The amount of the Purchase Credit is allocated to the Investment Options in the same ratio as the applicable Purchase Payment is applied.

We do not consider the Purchase Credit as an "investment in the contract" for income tax purposes.

EXAMPLE OF APPLYING THE PURCHASE CREDIT

Initial Purchase Payment

Assume you are 65 years old and you make an initial Purchase Payment of $450,000. We would apply a 6.0% Purchase Credit to your Purchase Payment and allocate the amount of the Purchase Credit ($27,000 = $450,000 X .06) to your Account Value in the proportion that your Purchase Payment is allocated.

RECAPTURE OF PURCHASE CREDITS. The amount of any Purchase Credit applied to your X Series Account Value can be recaptured by Pruco Life under certain circumstances:

. any Purchase Credit applied to your Account Value on Purchase Payments made within the period beginning 12 months prior to the Owner's date of death and ending on the date of Due Proof of Death will be recaptured. We do not currently recapture any Purchase Credits at the time of spousal assumption of the Annuity.

. the amount available under the medically-related surrender portion of the Annuity will not include the amount of any Purchase Credit associated with any Purchase Payments made within 12 months of the date the medically-related surrender is received in Good Order at our Service Office; and

. if you Free Look your Annuity, the amount returned to you will not include the amount of any Purchase Credit.

The amount we recapture will equal the Purchase Credit, without adjustment up or down for investment performance. Therefore, any gain on the Purchase Credit amount will not be recaptured. But if there was a loss on the Purchase Credit, the amount we recapture will still equal the amount of the Purchase Credit.

DESIGNATION OF OWNER, ANNUITANT, AND BENEFICIARY

OWNER, ANNUITANT AND BENEFICIARY DESIGNATIONS: We will ask you to name the Owner(s), Annuitant and one or more Beneficiaries for your Annuity.

. Owner: Each Owner holds all rights under the Annuity. You may name up to two Owners in which case all ownership rights are held jointly. Generally, joint Owners are required to act jointly; however, if each Owner provides us with an instruction that we find acceptable, we will permit each Owner to act independently on behalf of both Owners. All information and documents that we are required to send you will be sent to the first named Owner. Co-ownership by entity

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Owners or an entity Owner and an individual is not permitted. Refer to the Glossary of Terms for a complete description of the term "Owner." Prior to Annuitization, there is no right of survivorship (other than any spousal continuance right that may be available to a surviving spouse).

. Annuitant: The Annuitant is the person upon whose life we make annuity payments. You must name an Annuitant who is a natural person. We do not accept a designation of joint Annuitants during the Accumulation Period. In limited circumstances and where allowed by law, we may allow you to name one or more "Contingent Annuitants" with our prior approval. Generally, a Contingent Annuitant will become the Annuitant if the Annuitant dies before the Annuity Date. Please refer to the discussion of "Considerations for Contingent Annuitants" in the Tax Considerations section of the prospectus. For Beneficiary Annuities, instead of an Annuitant there is a "Key Life" which is used to determine the annual required distributions.

. Beneficiary: The Beneficiary is the person(s) or entity you name to receive the Death Benefit. Your Beneficiary designation should be the exact name of your Beneficiary, not only a reference to the Beneficiary's relationship to you. If you use a class designation in lieu of designating individuals (e.g. "surviving children"), we will pay the class of Beneficiaries as determined at the time of your death and not the class of Beneficiaries that existed at the time the designation was made. If no Beneficiary is named, the Death Benefit will be paid to you or your estate. For Beneficiary Annuities, instead of a Beneficiary, the term "Successor" is used. If an Annuity is co-owned by spouses, we will assume that the sole primary Beneficiary is the surviving spouse that was named as the co-Owner, unless you elect an alternative Beneficiary designation.

Your right to make certain designations may be limited if your Annuity is to be used as an IRA, Beneficiary Annuity or other "qualified" investment that is given beneficial tax treatment under the Code. You should seek competent tax advice on the income, estate and gift tax implications of your designations.

"BENEFICIARY" ANNUITY

You may purchase an Annuity if you are a Beneficiary of an account that was owned by a decedent, subject to the following requirements. You may transfer the proceeds of the decedent's account into one of the Annuities described in this prospectus and receive distributions that are required by the tax laws. This transfer option is not available if the proceeds are being transferred from an annuity issued by us or one of our affiliates and the annuity offers a "Beneficiary Continuation Option".

Upon purchase, the Annuity will be issued in the name of the decedent for your benefit. You must take required distributions at least annually, which we will calculate based on the applicable life expectancy in the year of the decedent's death, using Table 1 in IRS Publication 590. We do not assess a CDSC (if applicable) on distributions from your Annuity if you are required by law to take such distributions from your Annuity at the time it is taken, provided the amount withdrawn is the amount we calculate and is paid out through a program of systematic withdrawals that we make available.

For IRAs and Roth IRAs, distributions must begin by December 31 of the year following the year of the decedent's death. If you are the surviving spouse Beneficiary, distributions may be deferred until the decedent would have attained age 70 1/2, however if you choose to defer distributions, you are responsible for complying with the distribution requirements under the Code, and you must notify us when you would like distributions to begin. For additional information regarding the tax considerations applicable to Beneficiaries of an IRA or Roth IRA, see "Required Distributions Upon Your Death for Qualified Annuity Contracts" in the Tax Considerations section of this prospectus.

For non-qualified Annuities, distributions must begin within one year of the decedent's death. For additional information regarding the tax considerations applicable to Beneficiaries of a non-qualified Annuity see "Required Distributions Upon Your Death for Nonqualified Annuity Contracts" in the Tax Considerations section of this prospectus.

You may take withdrawals in excess of your required distributions, however such withdrawals may be subject to the Contingent Deferred Sales Charge. Any withdrawals you take count toward the required distribution for the year. All applicable charges will be assessed against your Annuity, such as the Insurance Charge and the Annual Maintenance Fee.

The Annuity provides a basic Death Benefit upon death, and you may name "successors" who may either receive the Death Benefit as a lump sum or continue receiving distributions after your death under the Beneficiary Continuation Option.

Please note the following additional limitations for a Beneficiary Annuity:

. No additional Purchase Payments are permitted. You may only make a one-time initial Purchase Payment transferred to us directly from another annuity or eligible account. You may not make your Purchase Payment as an indirect rollover, or combine multiple assets or death benefits into a single contract as part of this Beneficiary Annuity.

. You may not elect any optional living or death benefits.

. You may not annuitize the Annuity; no annuity options are available.

. You may participate only in the following programs: Auto-Rebalancing, Dollar Cost Averaging (but not the 6 or 12 Month DCA Program), or Systematic Withdrawals.

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. You may not assign or change ownership of the Annuity, and you may not change or designate another life upon which distributions are based. A Beneficiary Annuity may not be co-owned.

. If the Annuity is funded by means of transfer from another Beneficiary Annuity with another company, we require that the sending company or the beneficial Owner provide certain information in order to ensure that applicable required distributions have been made prior to the transfer of the contract proceeds to us. We further require appropriate information to enable us to accurately determine future distributions from the Annuity. Please note we are unable to accept a transfer of another Beneficiary Annuity where taxes are calculated based on an exclusion amount or an exclusion ratio of earnings to original investment. We are also unable to accept a transfer of an annuity that has annuitized.

. The beneficial Owner of the Annuity can be an individual, grantor trust, or, for an IRA or Roth IRA, a qualified trust. In general, a qualified trust (1) must be valid under state law; (2) must be irrevocable or became irrevocable by its terms upon the death of the IRA or Roth IRA Owner; and

(3) the Beneficiaries of the trust who are Beneficiaries with respect to the trust's interest in this Annuity must be identifiable from the trust instrument and must be individuals. A qualified trust may be required to provide us with a list of all Beneficiaries to the trust (including contingent and remainder Beneficiaries with a description of the conditions on their entitlement), all of whom must be individuals, as of September 30/th/ of the year following the year of death of the IRA or Roth IRA Owner, or date of Annuity application if later. The trustee may also be required to provide a copy of the trust document upon request. If the beneficial Owner of the Annuity is a grantor trust, distributions must be based on the life expectancy of the grantor. If the beneficial Owner of the Annuity is a qualified trust, distributions must be based on the life expectancy of the oldest Beneficiary under the trust.

. If this Beneficiary Annuity is transferred to another company as a tax-free exchange with the intention of qualifying as a Beneficiary annuity with the receiving company, we may require certifications from the receiving company that required distributions will be made as required by law.

. If you are transferring proceeds as Beneficiary of an annuity that is owned by a decedent, we must receive your transfer request at least 45 days prior to your first or next required distribution. If, for any reason, your transfer request impedes our ability to complete your required distribution by the required date, we will be unable to accept your transfer request.

RIGHT TO CANCEL

You may cancel (or "Free Look") your Annuity for a refund by notifying us in Good Order or by returning the Annuity to our Service Office or to the representative who sold it to you within 10 days after you receive it (or such other period as may be required by applicable law). The Annuity can be mailed or delivered either to us, at our Service Office, or to the representative who sold it to you. Return of the Annuity by mail is effective on being postmarked, properly addressed and postage prepaid. Unless required by applicable law, the amount of the refund will equal the Account Value as of the Valuation Day we receive the returned Annuity at our Service Office or the cancellation request in Good Order, plus any fees or tax charges deducted from the Purchase Payment. However, where we are required by applicable law to return Purchase Payments, we will return the greater of Account Value and Purchase Payments. With respect to the X Series, if you return your Annuity, we will not return any Purchase Credits we applied to your Annuity based on your Purchase Payments. If you had Account Value allocated to any MVA Option upon your exercise of the Free Look, we will, to the extent allowed by applicable state law, calculate any applicable MVA with a zero "liquidity factor". See the section of this prospectus entitled "Market Value Adjustment Options."

SCHEDULED PAYMENTS DIRECTLY FROM A BANK ACCOUNT

You can make additional Purchase Payments to your Annuity by authorizing us to deduct money directly from your bank account and applying it to your Annuity, unless the Annuity is held as a Beneficiary Annuity. Investment restrictions will apply if you elect optional benefits. No additional Purchase Payments are permitted if you have elected the Beneficiary Annuity. We may suspend or cancel electronic funds transfer privileges if sufficient funds are not available from the applicable financial institution on any date that a transaction is scheduled to occur.

SALARY REDUCTION PROGRAMS

These types of programs are only available with certain types of qualified investments. If your employer sponsors such a program, we may agree to accept periodic Purchase Payments through a salary reduction program as long as the allocations are not directed to the MVA Options.

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MANAGING YOUR ANNUITY

CHANGE OF OWNER, ANNUITANT AND BENEFICIARY DESIGNATIONS

In general, you may change the Owner, Annuitant and Beneficiary designations by sending us a request in Good Order, which will be effective upon receipt at our Service Office. However, if the Annuity is held as a Beneficiary Annuity, the Owner may not be changed and you may not designate another Key Life upon which distributions are based. As of the Valuation Day we receive an ownership change, any automated investment or withdrawal programs will be canceled. The new Owner must submit the applicable program enrollment if they wish to participate in such a program. Where allowed by law, such changes will be subject to our acceptance. Any change we accept is subject to any transactions processed by us before we receive the notice of change at our Service Office. Some of the changes we will not accept include, but are not limited to:

. a new Owner subsequent to the death of the Owner or the first of any co-Owners to die, except where a spouse-Beneficiary has become the Owner as a result of an Owner's death;

. a new Annuitant subsequent to the Annuity Date if the annuity option includes a life contingency;

. a new Annuitant prior to the Annuity Date if the Owner is an entity;

. a new Owner such that the new Owner is older than the age for which we would then issue the Annuity as of the effective date of such change, unless the change of Owner is the result of spousal continuation;

. any permissible designation change if the change request is received at our Service Office after the Annuity Date; and

. A new Owner or Annuitant that is a certain ownership type, including but not limited to corporations, partnerships, endowments, and grantor trusts with multiple grantors.

In general, you may change the Owner, Annuitant, and Beneficiary designations as indicated above, and also may assign the Annuity. WE WILL ALLOW CHANGES OF OWNERSHIP AND/OR ASSIGNMENTS ONLY IF THE ANNUITY IS HELD EXCLUSIVELY FOR THE BENEFIT OF THE ANNUITANT OR CONTINGENT ANNUITANT. WE RESERVE THE RIGHT TO REJECT ANY PROPOSED CHANGE OF OWNER, ANNUITANT, OR BENEFICIARY, AS WELL AS ANY PROPOSED ASSIGNMENT OF THE ANNUITY. WE WILL IMPLEMENT THIS RIGHT ON A NON-DISCRIMINATORY BASIS AND TO THE EXTENT ALLOWED BY STATE LAW, BUT ARE NOT OBLIGATED TO PROCESS YOUR REQUEST WITHIN ANY PARTICULAR TIME FRAME. There are restrictions on designation changes when you have elected certain optional benefits. We assume no responsibility for the validity or tax consequences of any change of ownership or assignment, and may be required to make reports of ownership changes and/or assignments to the appropriate federal, state and/or local taxing authorities.

DEATH BENEFIT SUSPENSION UPON CHANGE OF OWNER OR ANNUITANT. If there is a change of Owner or Annuitant, the change may affect the amount of the Death Benefit. See the Minimum Death Benefits and Optional Death Benefit Riders section of this prospectus for additional details.

SPOUSAL DESIGNATIONS

If an Annuity is co-owned by spouses, we will assume that the sole primary Beneficiary is the surviving spouse that was named as the co-Owner unless you elect an alternative Beneficiary designation.

Certain spousal rights under the contract, and our administration of such spousal rights and related tax reporting comport with our understanding of the Defense of Marriage Act (which defines a "marriage" as a legal union between a man and a woman and a "spouse" as a person of the opposite sex). Depending on the state in which your annuity is issued, we may offer certain spousal benefits to civil union couples or same-sex marriages. You should be aware, however, that federal tax law does not recognize civil unions or same-sex marriages. Therefore, we cannot permit a civil union partner or same-sex spouse to continue the annuity within the meaning of the tax law upon the death of the first partner under the annuity's "spousal continuance" provision. Please note there may be federal tax consequences at the death of the first civil union or same-sex marriage partner. Civil union couples and same-sex marriage spouses should consider that limitation before selecting a spousal benefit under the annuity.

CONTINGENT ANNUITANT

Generally, if an Annuity is owned by an entity and the entity has named a Contingent Annuitant, the Contingent Annuitant will become the Annuitant upon the death of the Annuitant, and no Death Benefit is payable. Unless we agree otherwise, the Annuity is only eligible to have a Contingent Annuitant designation if the entity which owns the Annuity is (1) a plan described in Internal Revenue Code Section 72(s)(5)(A)(i) (or any successor Code section thereto); (2) an entity described in Code Section 72(u)(1) (or any successor Code section thereto); or (3) a Custodial Account established to hold retirement assets for the benefit of the natural person Annuitant pursuant to the provisions of Section 408(a) of the Internal Revenue Code (or any successor Code section thereto) ("Custodial Account").

Where the Annuity is held by a Custodial Account, the Contingent Annuitant will not automatically become the Annuitant upon the death of the Annuitant. Upon the death of the Annuitant, the Custodial Account will have the choice, subject to our rules, to either elect to receive the Death Benefit or elect to continue the Annuity. If the Custodial Account elects to continue the Annuity, the Death Benefit payable will equal the Death Benefit described in spousal continuation section of the Minimum Death Benefits and Optional Death Benefit Riders section of this prospectus.

See the section above entitled "Spousal Designations" for more information about how the Annuity can be continued by a Custodial Account.

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MANAGING YOUR ACCOUNT VALUE

There are several programs we administer to help you manage your Account Value, as described in this section.

DOLLAR COST AVERAGING PROGRAMS

We offer Dollar Cost Averaging Programs during the Accumulation Period. In general, Dollar Cost Averaging allows you to systematically transfer an amount periodically from one Sub-account to one or more other Sub-accounts. You can choose to transfer earnings only, principal plus earnings or a flat dollar amount. You may elect a Dollar Cost Averaging program that transfers amounts monthly, quarterly, semi-annually, or annually from Sub-accounts (if you make no selection, we will effect transfers on a monthly basis). In addition, you may elect the 6 or 12 Month DCA Program described below.

There is no guarantee that Dollar Cost Averaging will result in a profit or protect against a loss in a declining market.

6 OR 12 MONTH DOLLAR COST AVERAGING PROGRAM (THE "6 OR 12 MONTH DCA PROGRAM") The 6 or 12 Month DCA Program is subject to our rules at the time of election and may not be available in conjunction with other programs and benefits we make available. We may discontinue, modify or amend this program from time to time. The 6 or 12 Month DCA Program may not be available in all states or with certain benefits or programs. Currently, the DCA MVA Options are not available in the States of Iowa and Oregon.

CRITERIA FOR PARTICIPATING IN THE PROGRAM

. You may only allocate Purchase Payments to the DCA MVA Options. You may not transfer Account Value into this program. To institute a program, you must allocate at least $2,000 to the DCA MVA Options.

. As part of your election to participate in the 6 or 12 Month DCA Program, you specify whether you want 6 or 12 monthly transfers under the program. We then set the monthly transfer amount, by dividing the Purchase Payment you have allocated to the DCA MVA Options by the number of months. For example, if you allocated $6,000, and selected a 6 month DCA Program, we would transfer $1,000 each month (with the interest earned added to the last payment). We will adjust the monthly transfer amount if, during the transfer period, the amount allocated to the DCA MVA Options is reduced. In that event, we will re-calculate the amount of each remaining transfer by dividing the amount in the DCA MVA Option (including any interest) by the number of remaining transfers. If the recalculated transfer amount is below the minimum transfer required by the program, we will transfer the remaining amount from the DCA MVA Option on the next scheduled transfer and terminate the program.

. We impose no fee for your participation in the 6 or 12 Month DCA Program.

. You may cancel the DCA Program at any time. If you do, we will transfer any remaining amount held within the DCA MVA Options according to your instructions, subject to any applicable MVA. If you do not provide any such instructions, we will transfer any remaining amount held in the DCA MVA Options on a pro rata basis to the Sub-accounts in which you are invested currently, excluding any Sub-accounts to which you are not permitted to electively allocate or transfer Account Value. If any such Sub-account is no longer available, we may allocate the amount that would have been applied to that Sub-account to the AST Money Market Sub-account.

. We credit interest to amounts held within the DCA MVA Options at the applicable declared rates. We credit such interest until the earliest of the following (a) the date the entire amount in the DCA MVA Option has been transferred out; (b) the date the entire amount in the DCA MVA Option is withdrawn; (c) the date as of which any Death Benefit payable is determined, unless the Annuity is continued by a spouse Beneficiary (in which case we continue to credit interest under the program); or (d) the Annuity Date.

. The interest rate earned in a DCA MVA Option will be no less than the minimum guaranteed interest rate. We may, from time to time, declare new interest rates for new Purchase Payments that are higher than the minimum guaranteed interest rate. Please note that the interest rate that we apply under the 6 or 12 Month DCA Program is applied to a declining balance. Therefore, the dollar amount of interest you receive will decrease as amounts are systematically transferred from the DCA MVA Option to the Sub-accounts, and the effective interest rate earned will therefore be less than the declared interest rate.

DETAILS REGARDING PROGRAM TRANSFERS

. Transfers made under this program are not subject to any MVA.

. Any partial withdrawals, transfers, or fees deducted from the DCA MVA Options will reduce the amount in the DCA MVA Options. If you have only one 6 or 12 Month DCA Program in operation, withdrawals, transfers, or fees may be deducted from the DCA MVA Options associated with that program. You may, however, have more than one 6 or 12 Month DCA Program operating at the same time (so long as any such additional 6 or 12 Month DCA Program is of the same duration). For example, you may have more than one 6 month DCA Program running, but may not have a 6 month Program running simultaneously with a 12 month Program.

. 6 or 12 Month DCA transfers will begin on the date the DCA MVA Option is established (unless modified to comply with state law) and on each month following until the entire principal amount plus earnings is transferred. We do not count transfers under the 6 or 12 Month DCA Program against the number of free transfers allowed under your Annuity.

. The minimum transfer amount is $100, although we will not impose that requirement with respect to the final amount to be transferred under the program.

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. If you are not participating in an optional benefit, we will make transfers under the 6 or 12 month DCA Program to the Sub-accounts that you specified upon your election of the Program. If you are participating in any optional benefit, we will allocate amounts transferred out of the DCA MVA Options in the following manner: (a) if you are participating in the Custom Portfolios Program, we will allocate to the Sub-accounts in accordance with the rules of that program (b) if you are not participating in the Custom Portfolios Program, we will make transfers under the 6 or 12 Month DCA Program to the Sub-accounts that you specified upon your election of the 6 or 12 Month DCA Program, provided those instructions comply with the allocation requirements for the optional benefit and (c) whether or not you participate in the Custom Portfolios Program, no portion of our monthly transfer under the 6 or 12 Month DCA Program will be directed initially to the AST Investment Grade Bond Portfolio Sub-account used with the optional benefit (although the DCA MVA Option is treated as a "Permitted Sub-account" for purposes of transfers made by any predetermined mathematical formula associated with the optional benefit).

. If you are participating in an optional benefit and also are participating in the 6 or 12 Month DCA Program, and the predetermined mathematical formula under the benefit dictates a transfer from the Permitted Sub-accounts to the applicable AST Investment Grade Bond Portfolio Sub-account, then the amount to be transferred will be taken entirely from the Sub-accounts, provided there is sufficient Account Value in those Sub-accounts to meet the required transfer amount. Only if there is insufficient Account Value in those Sub-accounts will an amount be transferred from the DCA MVA Options associated with the 6 or 12 Month DCA Program. Amounts transferred from the DCA MVA Options under the formula will be taken on a last-in, first-out basis, without the imposition of a market value adjustment.

. If you are participating in one of our automated withdrawal programs (e.g., Systematic Withdrawals), we may include within that withdrawal program amounts held within the DCA MVA Options. If you have elected any optional living benefit, any withdrawals will be taken on a pro rata basis from your Sub-accounts and the DCA MVA Options. Such withdrawals will be assessed any applicable MVA.

AUTOMATIC REBALANCING PROGRAMS

During the Accumulation Period, we offer Automatic Rebalancing among the Sub-accounts you choose. The "Accumulation Period" refers to the period of time from the Issue Date through the last Valuation Day immediately preceding the Annuity Date. You can choose to have your Account Value rebalanced monthly, quarterly, semi-annually, or annually. On the appropriate date, the Sub-accounts you choose are rebalanced to the allocation percentages you requested. With Automatic Rebalancing, we transfer the appropriate amount from the "overweighted" Sub-accounts to the "underweighted" Sub-accounts to return your allocations to the percentages you request. For example, over time the performance of the Sub-accounts will differ, causing your percentage allocations to shift. You may make additional transfers; however, the Automatic Rebalancing program will not reflect such transfers unless we receive instructions from you indicating that you would like to adjust the program. There is no minimum Account Value required to enroll in Automatic Rebalancing. All rebalancing transfers as part of an Automatic Rebalancing program are not included when counting the number of transfers each year toward the maximum number of free transfers. We do not deduct a charge for participating in an Automatic Rebalancing program. Participation in the Automatic Rebalancing program may be restricted if you are enrolled in certain other optional programs. Sub-accounts that are part of a Systematic Withdrawal program or Dollar Cost Averaging program will be excluded from an Automatic Rebalancing program.

If you are participating in an optional living benefit (such as Highest Daily Lifetime Income) that makes transfers under a predetermined mathematical formula, and you have opted for automatic rebalancing, you should be aware that: (a) the AST bond portfolio used as part of the predetermined mathematical formula will not be included as part of automatic rebalancing and

(b) the operation of the formula may result in the rebalancing not conforming to the percentage allocations that you specified originally as part of your Automatic Rebalancing Program.

FINANCIAL PROFESSIONAL PERMISSION TO FORWARD TRANSACTION INSTRUCTIONS Unless you direct otherwise, your Financial Professional may forward instructions regarding the allocation of your Account Value, and request financial transactions involving Investment Options. IF YOUR FINANCIAL PROFESSIONAL HAS THIS AUTHORITY, WE DEEM THAT ALL SUCH TRANSACTIONS THAT ARE DIRECTED BY YOUR FINANCIAL PROFESSIONAL WITH RESPECT TO YOUR ANNUITY HAVE BEEN AUTHORIZED BY YOU. You will receive a confirmation of any financial transaction involving the purchase or sale of Units of your Annuity. You must contact us immediately if and when you revoke such authority. We will not be responsible for acting on instructions from your Financial Professional until we receive notification of the revocation of such person's authority. We may also suspend, cancel or limit these authorizations at any time. In addition, we may restrict the Investment Options available for transfers or allocation of Purchase Payments by such Financial Professional. We will notify you and your Financial Professional if we implement any such restrictions or prohibitions.

PLEASE NOTE: Contracts managed by your Financial Professional also are subject to the restrictions on transfers between Investment Options that are discussed in the section below entitled "RESTRICTIONS ON TRANSFERS BETWEEN INVESTMENT OPTIONS." We may also require that your Financial Professional transmit all financial transactions using the electronic trading functionality available through our Internet website (www.prudentialannuities.com). Limitations that we may impose on your Financial Professional under the terms of an administrative agreement (e.g., a custodial agreement) do not apply to financial transactions requested by an Owner on their own behalf, except as otherwise described in this prospectus.

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RESTRICTIONS ON TRANSFERS BETWEEN INVESTMENT OPTIONS

During the Accumulation Period you may transfer Account Value between Investment Options subject to the restrictions outlined below. Transfers are not subject to taxation on any gain. We do not currently require a minimum amount in each Sub-account you allocate Account Value to at the time of any allocation or transfer. Although we do not currently impose a minimum transfer amount, we reserve the right to require that any transfer be at least $50.

Transfers under this Annuity consist of those you initiate or those made under a systematic program, such as the 6 or 12 Month DCA Program, another dollar cost averaging program, or pursuant to a mathematical formula required as part of an optional benefit (e.g., Highest Daily Lifetime Income). The transfer restrictions discussed in this section apply only to the former type of transfer (i.e., a transfer that you initiate).

Once you have made 20 transfers among the Sub-accounts during an Annuity Year, we will accept any additional transfer request during that year only if the request is submitted to us in writing with an original signature and otherwise is in Good Order. For purposes of this 20 transfer limit, we (i) do not view a facsimile transmission as a "writing", (ii) will treat multiple transfer requests submitted on the same Valuation Day as a single transfer, and

(iii) do not count any transfer that solely involves the Sub-account corresponding to the AST Money Market Portfolio or an MVA Option, or any transfer that involves one of our systematic programs, such as automated withdrawals.

Frequent transfers among Sub-accounts in response to short-term fluctuations in markets, sometimes called "market timing," can make it very difficult for a portfolio manager to manage a portfolio's investments. Frequent transfers may cause the portfolio to hold more cash than otherwise necessary, disrupt management strategies, increase transaction costs, or affect performance. In light of the risks posed to Owners and other investors by frequent transfers, we reserve the right to limit the number of transfers in any Annuity Year for all existing or new Owners and to take the other actions discussed below. We also reserve the right to limit the number of transfers in any Annuity Year or to refuse any transfer request for an Owner or certain Owners if: (a) we believe that excessive transfer activity (as we define it) or a specific transfer request or group of transfer requests may have a detrimental effect on Unit Values or the share prices of the portfolios; or (b) we are informed by a portfolio (e.g., by the portfolio's portfolio manager) that the purchase or redemption of shares in the portfolio must be restricted because the portfolio believes the transfer activity to which such purchase and redemption relates would have a detrimental effect on the share prices of the affected portfolio. Without limiting the above, the most likely scenario where either of the above could occur would be if the aggregate amount of a trade or trades represented a relatively large proportion of the total assets of a particular portfolio. In furtherance of our general authority to restrict transfers as described above, and without limiting other actions we may take in the future, we have adopted the following specific restrictions:

. With respect to each Sub-account (other than the AST Money Market Sub-account), we track amounts exceeding a certain dollar threshold that were transferred into the Sub-account. If you transfer such amount into a particular Sub-account, and within 30 calendar days thereafter transfer (the "Transfer Out") all or a portion of that amount into another Sub-account, then upon the Transfer Out, the former Sub-account becomes restricted (the "Restricted Sub-account"). Specifically, we will not permit subsequent transfers into the Restricted Sub-account for 90 calendar days after the Transfer Out if the Restricted Sub-account invests in a non-international portfolio, or 180 calendar days after the Transfer Out if the Restricted Sub-account invests in an international portfolio. For purposes of this rule, we (i) do not count transfers made in connection with one of our systematic programs, such as auto-rebalancing or under a predetermined mathematical formula used with an optional living benefit;

(ii) do not count any transfer that solely involves the AST Money Market Portfolio or an MVA Option; and (iii) do not categorize as a transfer the first transfer that you make after the Issue Date, if you make that transfer within 30 calendar days after the Issue Date. Even if an amount becomes restricted under the foregoing rules, you are still free to redeem the amount from your Annuity at any time.

. We reserve the right to effect transfers on a delayed basis for all Annuities. That is, we may price a transfer involving the Sub-accounts on the Valuation Day subsequent to the Valuation Day on which the transfer request was received. Before implementing such a practice, we would issue a separate written notice to Owners that explains the practice in detail.

If we deny one or more transfer requests under the foregoing rules, we will inform you or your Financial Professional promptly of the circumstances concerning the denial.

There are contract Owners of different variable annuity contracts that are funded through the same Separate Account that may not be subject to the above-referenced transfer restrictions and, therefore, might make more numerous and frequent transfers than contract Owners who are subject to such limitations. Finally, there are contract Owners of other variable annuity contracts or variable life contracts that are issued by Pruco Life as well as other insurance companies that have the same underlying mutual fund portfolios available to them. Since some contract Owners are not subject to the same transfer restrictions, unfavorable consequences associated with such frequent trading within the underlying mutual fund (e.g., greater portfolio turnover, higher transaction costs, or performance or tax issues) may affect all contract Owners. Similarly, while contracts managed by a Financial Professional are subject to the restrictions on transfers between Investment Options that are discussed above, if the Financial Professional manages a number of contracts in the same fashion unfavorable consequences may be associated with management activity since it may involve the movement of a substantial portion of an underlying mutual fund's assets which may affect all

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contract Owners invested in the affected options. Apart from jurisdiction-specific and contract differences in transfer restrictions, we will apply these rules uniformly (including contracts managed by a Financial Professional) and will not waive a transfer restriction for any Owner.

ALTHOUGH OUR TRANSFER RESTRICTIONS ARE DESIGNED TO PREVENT EXCESSIVE TRANSFERS, THEY ARE NOT CAPABLE OF PREVENTING EVERY POTENTIAL OCCURRENCE OF EXCESSIVE TRANSFER ACTIVITY. The portfolios have adopted their own policies and procedures with respect to excessive trading of their respective shares, and we reserve the right to enforce any such current or future policies and procedures. The prospectuses for the portfolios describe any such policies and procedures, which may be more or less restrictive than the policies and procedures we have adopted. Under SEC rules, we are required to: (1) enter into a written agreement with each portfolio or its principal underwriter or its transfer agent that obligates us to provide to the portfolio promptly upon request certain information about the trading activity of individual contract Owners (including an Annuity Owner's TIN number), and (2) execute instructions from the portfolio to restrict or prohibit further purchases or transfers by specific contract Owners who violate the excessive trading policies established by the portfolio. In addition, you should be aware that some portfolios may receive "omnibus" purchase and redemption orders from other insurance companies or intermediaries such as retirement plans. The omnibus orders reflect the aggregation and netting of multiple orders from individual Owners of variable insurance contracts and/or individual retirement plan participants. The omnibus nature of these orders may limit the portfolios in their ability to apply their excessive trading policies and procedures. In addition, the other insurance companies and/or retirement plans may have different policies and procedures or may not have any such policies and procedures because of contractual limitations. For these reasons, we cannot guarantee that the portfolios (and thus contract Owners) will not be harmed by transfer activity relating to other insurance companies and/or retirement plans that may invest in the portfolios.

A portfolio also may assess a short-term trading fee (redemption fee) in connection with a transfer out of the Sub-account investing in that portfolio that occurs within a certain number of days following the date of allocation to the Sub-account. Each portfolio determines the amount of the short-term trading fee and when the fee is imposed. The fee is retained by or paid to the portfolio and is not retained by us. The fee will be deducted from your Account Value, to the extent allowed by law. At present, no portfolio has adopted a short-term trading fee.

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ACCESS TO ACCOUNT VALUE

TYPES OF DISTRIBUTIONS AVAILABLE TO YOU

During the Accumulation Period you can access your Account Value through partial withdrawals, systematic withdrawals, and where required for tax purposes, Required Minimum Distributions. You can also surrender your Annuity at any time. Depending on your instructions, we may deduct a portion of the Account Value being withdrawn or surrendered as a CDSC. If you surrender your Annuity, in addition to any CDSC, we may deduct the Annual Maintenance Fee, any Tax Charge that applies and the charge for any optional benefits and may impose an MVA. Certain amounts may be available to you each Annuity Year that are not subject to a CDSC. These are called "Free Withdrawals." Unless you notify us differently as permitted, partial withdrawals are taken pro rata (i.e. "pro rata" meaning that the percentage of each Investment Option withdrawn is the same percentage that the Investment Option bears to the total Account Value). Each of these types of distributions is described more fully below.

If you participate in any Lifetime Guaranteed Minimum Withdrawal Benefit, and you take a withdrawal deemed to be Excess Income that brings your Unadjusted Account Value to zero, both the benefit and the Annuity itself will terminate.

TAX IMPLICATIONS FOR DISTRIBUTIONS

PRIOR TO ANNUITIZATION

For a non-qualified Annuity, a distribution prior to Annuitization is deemed to come first from any "gain" in your Annuity and second as a return of your" cost basis", if any. Distributions from your Annuity are generally subject to ordinary income taxation on the amount of any investment gain unless the distribution qualifies as a non-taxable exchange or transfer. If you take a distribution prior to the taxpayer's age 59 1/2, you may be subject to a 10% penalty in addition to ordinary income taxes on any gain. You may wish to consult a professional tax advisor for advice before requesting a distribution.

DURING THE ANNUITIZATION PERIOD

For a non-qualified Annuity, during the Annuitization period, a portion of each annuity payment is taxed as ordinary income at the tax rate you are subject to at the time of the payment. The Code and regulations have "exclusionary rules" that we use to determine what portion of each annuity payment should be treated as a return of any cost basis you have in your Annuity. Once the cost basis in your Annuity has been distributed, the remaining annuity payments are taxable as ordinary income. The cost basis in your Annuity may be based on the cost basis from a prior contract in the case of a 1035 exchange or other qualifying transfer.

For more information about non-qualified Annuities and for information about qualified Annuities, see "Tax Considerations".

FREE WITHDRAWAL AMOUNTS

You can make a full or partial withdrawal from any of the Annuities during the Accumulation Period, although a CDSC, MVA, and tax consequences may apply. There is no CDSC with respect to the C Series. A CDSC may apply to the X Series, B Series, and L Series, but each Annuity offers a "Free Withdrawal" amount that applies only to partial withdrawals. The Free Withdrawal amount is the amount that can be withdrawn from your Annuity each Annuity Year without the application of any CDSC. The Free Withdrawal amount during each Annuity Year is equal to 10% of all Purchase Payments (excluding Purchase Credits) that are currently subject to a CDSC. Withdrawals made within an Annuity Year reduce the Free Withdrawal amount available for the remainder of the Annuity Year. If you do not make a withdrawal during an Annuity Year, you are not allowed to carry over the Free Withdrawal amount to the next Annuity Year. With respect to the C Series, because any withdrawal is free of a CDSC, the concept of "free withdrawal" is not applicable.

. The Free Withdrawal amount is not available if you choose to surrender your Annuity. Amounts withdrawn as a Free Withdrawal do not reduce the amount of CDSC that may apply upon a subsequent withdrawal or surrender of your Annuity.

. You can also make partial withdrawals in excess of the Free Withdrawal amount. The minimum partial withdrawal you may request is $100.

To determine if a CDSC applies to partial withdrawals, we:

1. First determine what, if any, amounts qualify as a Free Withdrawal. These amounts are not subject to the CDSC.

2. Next determine what, if any, remaining amounts are withdrawals of Purchase Payments. Amounts in excess of the Free Withdrawal amount will be treated as withdrawals of Purchase Payments unless all Purchase Payments have been previously withdrawn. These amounts may be subject to the CDSC. Purchase Payments are withdrawn on a first-in, first-out basis. We withdraw your oldest Purchase Payments first so that the lowest CDSC will apply to the amount withdrawn.

3. Withdraw any remaining amounts from any other Account Value. These amounts are not subject to the CDSC.

You may request a "gross" withdrawal, in which you ask for a specific withdrawal amount, with the understanding that the amount you actually receive is reduced by each applicable amount. If you request a gross withdrawal, you may receive less than the

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specified dollar amount, as any applicable CDSC and tax withholding would be deducted from the amount you requested (although any MVA will not be applied to the amount you receive, but instead will be applied to your Unadjusted Account Value). In a "net" withdrawal, you request a withdrawal for an exact dollar amount, with the understanding that any amount deducted (e.g., for a CDSC) is taken from your remaining Unadjusted Account Value. If you do not provide instruction on how you want the withdrawal processed, we will process the withdrawal as a gross withdrawal. We will deduct the partial withdrawal from your Unadjusted Account Value in accordance with your instructions, although if you are participating in an optional living benefit, your withdrawal must be taken pro rata from each of your Investment Options. For purposes of calculating the applicable portion to deduct from the MVA Options, the Unadjusted Account Value in all your MVA Options is deemed to be in one Investment Option. If you provide no instructions, then (a) we will take the withdrawal from your Sub-accounts and MVA Options in the same proportion that each such Investment Option represents to your total Unadjusted Account Value;

(b) with respect to MVA Options with different amounts of time remaining until maturity, we take the withdrawal from the MVA Option with the shortest remaining duration, followed by the MVA Option with the next-shortest remaining duration (if needed to satisfy the withdrawal request) and so forth;

(c) with respect to multiple MVA Options that have the same duration remaining until maturity, we take the withdrawal first from the MVA Option with the shortest overall Guarantee Period and (d) with respect to multiple MVA Options that have both the same Guarantee Period length and duration remaining until the end of the Guarantee Period, we take the withdrawal pro rata from each such MVA Option.

PLEASE BE AWARE THAT ALTHOUGH A GIVEN PARTIAL WITHDRAWAL MAY QUALIFY AS A FREE WITHDRAWAL FOR PURPOSES OF NOT INCURRING A CDSC, THE AMOUNT OF THE WITHDRAWAL COULD EXCEED THE ANNUAL INCOME AMOUNT UNDER ONE OF THE HIGHEST DAILY LIFETIME INCOME OR HIGHEST DAILY LIFETIME 6 PLUS BENEFITS (OR THE LIA AMOUNT, UNDER HIGHEST DAILY LIFETIME INCOME WITH LIA OR HIGHEST DAILY LIFETIME 6 PLUS WITH LIA). IN THAT SCENARIO, THE PARTIAL WITHDRAWAL WOULD BE DEEMED "EXCESS INCOME"

- THEREBY REDUCING YOUR ANNUAL INCOME AMOUNT (OR LIA AMOUNT) FOR FUTURE YEARS. FOR EXAMPLE, IF THE ANNUAL INCOME AMOUNT UNDER HIGHEST DAILY LIFETIME 6 PLUS WERE $2000 AND A $2500 WITHDRAWAL THAT QUALIFIED AS A FREE WITHDRAWAL WERE MADE, THE WITHDRAWAL WOULD BE DEEMED EXCESS INCOME, IN THE AMOUNT OF $500.

SYSTEMATIC WITHDRAWALS FROM MY ANNUITY DURING THE ACCUMULATION PERIOD You can receive systematic withdrawals of earnings only, or a flat dollar amount. Systematic withdrawals may be subject to any applicable CDSC and/or an MVA. We will determine whether a CDSC applies and the amount in the same way as we would for a partial withdrawal.

Systematic withdrawals can be made from Account Value allocated to the Sub-accounts or certain MVA Options. There is no minimum Surrender Value we require to allow you to begin a program of Systematic Withdrawals. The minimum amount for each systematic withdrawal is $100. If any scheduled systematic withdrawal is for less than $100 (which may occur under a program that provides payment of an amount equal to the earnings in your Annuity for the period requested), we may postpone the withdrawal and add the expected amount to the amount that is to be withdrawn on the next scheduled systematic withdrawal.

We will withdraw systematic withdrawals from the Investment Options you have designated. Unless you notify us differently as permitted, withdrawals are taken pro rata based on the Account Value in the Investment Options at the time we pay out your withdrawal (i.e. "pro rata" meaning that the percentage of each Investment Option withdrawn is the same percentage that the Investment Option bears to the total Account Value). Please note that if you are participating in certain optional living benefits (e.g., Highest Daily Lifetime Income), systematic withdrawals must be taken pro rata.

SYSTEMATIC WITHDRAWALS UNDER SECTIONS 72(T)/72(Q) OF THE INTERNAL REVENUE CODE If your Annuity is used as a funding vehicle for certain retirement plans that receive special tax treatment under Sections 401, 403(b), 408 or 408A of the Code, Section 72(t) of the Code may provide an exception to the 10% penalty tax on distributions made prior to age 59 1/2 if you elect to receive distributions as a series of "substantially equal periodic payments." For Annuities issued as non-qualified annuities, the Code may provide a similar exemption from penalty under Section 72(q) of the Code. Systematic withdrawals under Sections 72(t)/72(q) may be subject to a CDSC (except that no CDSC applies to the C Series) and/or an MVA. To request a program that complies with Sections 72(t)/72(q), you must provide us with certain required information in writing on a form acceptable to us. We may require advance notice to allow us to calculate the amount of 72(t)/72(q) withdrawals. There is no minimum Surrender Value we require to allow you to begin a program for withdrawals under Sections 72(t)/72(q). The minimum amount for any such withdrawal is $100 and payments may be made monthly, quarterly, semi-annually or annually.

You may also annuitize your Annuity and begin receiving payments for the remainder of your life (or life expectancy) as a means of receiving income payments before age 59 1/2 that are not subject to the 10% penalty.

Please note that if a withdrawal under Sections 72(t) or 72(q) was scheduled to be effected between December 25/th/ and December 31/st/ of a given year, then we will implement the withdrawal on December 28 or on the last Valuation Day prior to December 28/th/ of that year.

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REQUIRED MINIMUM DISTRIBUTIONS

Required Minimum Distributions are a type of systematic withdrawal we allow to meet distribution requirements under Sections 401, 403(b) or 408 of the Code. Required Minimum Distribution rules do not apply to Roth IRAs during the Owner's lifetime. Under the Code, you may be required to begin receiving periodic amounts from your Annuity. In such case, we will allow you to make systematic withdrawals in amounts that satisfy the minimum distribution rules under the Code. We do not assess a CDSC (if applicable) or an MVA on Required Minimum Distributions from your Annuity if you are required by law to take such Required Minimum Distributions from your Annuity at the time it is taken, provided the amount withdrawn is the amount we calculate as the Required Minimum Distribution and is paid out through a program of systematic withdrawals that we make available. However, a CDSC (if applicable) or an MVA may be assessed on that portion of a systematic withdrawal that is taken to satisfy the Required Minimum Distribution rules in relation to other savings or investment plans under other qualified retirement plans.

The amount of the Required Minimum Distribution for your particular situation may depend on other annuities, savings or investments. We will only calculate the amount of your Required Minimum Distribution based on the value of your Annuity. We require three (3) days advance written notice to calculate and process the amount of your payments. You may elect to have Required Minimum Distributions paid out monthly, quarterly, semi-annually or annually. The $100 minimum amount that applies to systematic withdrawals applies to monthly Required Minimum Distributions but does not apply to Required Minimum Distributions taken out on a quarterly, semi-annual or annual basis.

You may also annuitize your Annuity and begin receiving payments for the remainder of your life (or life expectancy) as a means of receiving income payments and satisfying the Required Minimum Distribution rules under the Code. Please see "Living Benefits" for further information relating to Required Minimum Distributions if you own a living benefit.

In any year in which the requirement to take Required Minimum Distributions is suspended by law, we reserve the right, in our sole discretion and regardless of any position taken on this issue in a prior year, to treat any amount that would have been considered as a Required Minimum Distribution if not for the suspension as eligible for treatment as described herein.

Please note that if a Required Minimum Distribution was scheduled to be effected between December 25/th/ and December 31/st/ of a given year, then we will implement the Required Minimum Distribution on December 28 or on the last Valuation Day prior to December 28/th/ of that year.

No withdrawal taken as a Required Minimum Distribution for your Annuity under a program that we administer is subject to an MVA.

See "Tax Considerations" for a further discussion of Required Minimum Distributions.

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SURRENDERS

SURRENDER VALUE

During the Accumulation Period you can surrender your Annuity at any time, and will receive the Surrender Value. Upon surrender of your Annuity, you will no longer have any rights under the surrendered Annuity. Your Surrender Value is equal to the Account Value (which includes the effect of any MVA) less any applicable CDSC, any applicable tax charges, any charges assessable as a deduction from the Account Value for any optional benefits provided by rider or endorsement, and any Annual Maintenance Fee.

MEDICALLY-RELATED SURRENDERS

Where permitted by law, you may request to surrender all or part of your X Series, B Series, or L Series Annuity prior to the Annuity Date without application of any otherwise applicable CDSC upon occurrence of a medically-related "Contingency Event" as described below. The CDSC and this waiver are not applicable to the C Series.

If you request a full surrender, the amount payable will be your Account Value minus the amount of any Purchase Credits applied within 12 months prior to your request in Good Order to surrender your Annuity under this provision. With respect to partial surrenders, we similarly reserve the right to recapture Purchase Credits. Any applicable MVA will apply to a medically-related surrender. Although a CDSC will not apply to qualifying medically-related surrenders, please be aware that a withdrawal from the Annuity before you have reached age 59 1/2 may be subject to a 10% tax penalty and other tax consequences - see the Tax Considerations section of this prospectus.

This waiver of any applicable CDSC is subject to our rules in place at the time of your request, which currently include but are not limited to the following:

. If the Owner is an entity, the Annuitant must have been named or any change of Annuitant must have been accepted by us, prior to the "Contingency Event" described below in order to qualify for a medically-related surrender;

. If the Owner is an entity, the Annuitant must be alive as of the date we pay the proceeds of such surrender request;

. If the Owner is one or more natural persons, all such Owners must also be alive at such time;

. We must receive satisfactory proof of the Owner's (or the Annuitant's if entity-owned) confinement in a Medical Care Facility or Fatal Illness in writing on a form satisfactory to us; and

. no additional Purchase Payments can be made to the Annuity.

We reserve the right to impose a maximum amount of a medically-related surrender (equal to $500,000), but we do not currently impose that maximum. That is, if the amount of a partial medically-related withdrawal request, when added to the aggregate amount of medically-related surrenders you have taken previously under this Annuity and any other annuities we and/or our affiliates have issued to you exceeds that maximum amount, we reserve the right to treat the amount exceeding that maximum as not an eligible medically-related surrender. A "Contingency Event" occurs if the Owner (or Annuitant if entity-owned) is:

. first confined in a "Medical Care Facility" after the Issue Date and while the Annuity is in force, remains confined for at least 90 consecutive days, and remains confined on the date we receive the Medically Related surrender request at our Service Office; or

. first diagnosed as having a "Fatal Illness" after the Issue Date and while the Annuity is in force. We may require a second or third opinion by a physician chosen by us regarding a diagnosis of Fatal Illness. We will pay for any such second or third opinion.

"Fatal Illness" means a condition (a) diagnosed by a licensed physician; and

(b) that is expected to result in death within 24 months after the diagnosis in 80% of the cases diagnosed with the condition. "Medical Care Facility" means a facility operated and licensed pursuant to the laws of any United States jurisdiction providing medically-necessary in-patient care, which is

(a) prescribed by a licensed physician in writing; (b) recognized as a general hospital or long-term care facility by the proper authority of the United States jurisdiction in which it is located; (c) recognized as a general hospital by the Joint Commission on the Accreditation of Hospitals; and

(d) certified as a hospital or long-term care facility; OR (e) a nursing home licensed by the United States jurisdiction in which it is located and offers the services of a Registered Nurse (RN) or Licensed Practical Nurse (LPN) 24 hours a day that maintains control of all prescribed medications dispensed and daily medical records. This benefit is not currently available in California and Massachusetts.

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ANNUITY OPTIONS

Annuitization involves converting your Unadjusted Account Value to an annuity payment stream, the length of which depends on the terms of the applicable annuity option. Thus, once annuity payments begin, your death benefit, if any, is determined solely under the terms of the applicable annuity payment option, and you no longer participate in any optional living benefit (unless you have annuitized under that benefit). We currently make annuity options available that provide fixed annuity payments. Fixed annuity payments provide the same amount with each payment. Please refer to the "Living Benefits" section in this prospectus for a description of annuity options that are available when you elect one of the living benefits. You must annuitize your entire Account Value; partial annuitizations are not allowed.

You have a right to choose your annuity start date, provided that it is no later than the first day of the calendar month next following the 95/th/ birthday of the oldest of any Owner and Annuitant whichever occurs first ("Latest Annuity Date") and no earlier than the earliest permissible Annuity Date. You may choose one of the Annuity Options described below, and the frequency of annuity payments. You may change your choices before the Annuity Date. If you have not provided us with your Annuity Date or annuity payment option in writing, then your Annuity Date will be the Latest Annuity Date. Certain annuity options and/or periods certain may not be available, depending on the age of the Annuitant. If a CDSC is still remaining on your Annuity, any period certain must be at least 10 years (or the maximum period certain available, if life expectancy is less than 10 years).

If needed, we will require proof in Good Order of the Annuitant's age before commencing annuity payments. Likewise, we may require proof in Good Order that an Annuitant is still alive, as a condition of our making additional annuity payments while the Annuitant lives. We will seek to recover any life income annuity payments that we made after the death of the Annuitant.

If the initial annuity payment would be less than $100, we will not allow you to annuitize (except as otherwise specified by applicable law). Instead, we will pay you your current Unadjusted Account Value in a lump sum and terminate your Annuity. Similarly, we reserve the right to pay your Unadjusted Account Value in a lump sum, rather than allow you to annuitize, if the Surrender Value of your Annuity is less than $2000 on the Annuity Date.

Once annuity payments begin, you no longer receive benefits under any optional living benefit (unless you have annuitized under that benefit) or the Death Benefits described below.

Certain of these annuity options may be available to Beneficiaries who choose to receive the Death Benefit proceeds as a series of payments instead of a lump sum payment.

Please note that you may not annuitize within the first three Annuity Years (except as otherwise specified by applicable law).

For Beneficiary Annuities, no annuity payments are available and all references to Annuity Date are not applicable.

OPTION 1

ANNUITY PAYMENTS FOR A PERIOD CERTAIN: Under this option, we will make equal payments for the period chosen, up to 25 years (but not to exceed the life expectancy of the Annuitant at the time the Annuity Option becomes effective, as computed under applicable IRS tables). The annuity payments may be made monthly, quarterly, semiannually, or annually, as you choose, for the fixed period. If the Owner dies during the income phase, payments will continue to any surviving Owner, or if there is no surviving Owner, the named Beneficiary or your estate if no Beneficiary is named for the remainder of the period certain. If the Beneficiary so chooses, we will make a single lump sum payment. The amount of the lump sum payment is determined by calculating the present value of the unpaid future period certain payments. This is done by using the interest rate used to compute the actual payments.

OPTION 2

LIFE INCOME ANNUITY OPTION WITH A PERIOD CERTAIN: Under this option, income is payable monthly, quarterly, semiannually, or annually for the number of years selected (the "period certain"), subject to our then current rules, and thereafter until the death of the Annuitant. Should the Owner or Annuitant die before the end of the period certain, the remaining period certain payments are paid to any surviving Owner, or if there is no surviving Owner, the named Beneficiary, or your estate if no Beneficiary is named, until the end of the period certain. If the Beneficiary so chooses, we will make a single lump sum payment. The amount of the lump sum payment is determined by calculating the present value of the unpaid future period certain payments. This is done by using the interest rate used to compute the actual payments. If an annuity option is not selected by the Annuity Date, this is the option we will automatically select for you. We will use a period certain of 10 years, or a shorter duration if the Annuitant's life expectancy at the time the Annuity Option becomes effective, as computed under applicable IRS tables, is less than 10 years. If in this instance the duration of the period certain is prohibited by applicable law, then we will pay you a lump sum in lieu of this option.

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OTHER ANNUITY OPTIONS WE MAY MAKE AVAILABLE

At the Annuity Date, we may make available other annuity options not described above. The additional options we currently offer are:

. Life Annuity Option. We currently make available an annuity option that makes payments for the life of the Annuitant. Under that option, income is payable monthly, quarterly, semiannually, or annually, as you choose, until the death of the Annuitant. No additional annuity payments are made after the death of the Annuitant. No minimum number of payments is guaranteed. It is possible that only one payment will be payable if the death of the Annuitant occurs before the date the second payment was due, and no other payments nor death benefits would be payable.

. Joint Life Annuity Option. Under the joint lives option, income is payable monthly, quarterly, semiannually, or annually, as you choose, during the joint lifetime of two Annuitants, ceasing with the last payment prior to the death of the second to die of the two Annuitants. No minimum number of payments is guaranteed under this option. It is possible that only one payment will be payable if the death of all the Annuitants occurs before the date the second payment was due, and no other payments or death benefits would be payable.

. Joint Life Annuity Option With a Period Certain. Under this option, income is payable monthly, quarterly, semiannually, or annually for the number of years selected (the "period certain"), subject to our current rules, and thereafter during the joint lifetime of two Annuitants, ceasing with the last payment prior to the death of the second to die of the two Annuitants. If the Annuitants' joint life expectancy is less than the period certain, we will institute a shorter period certain, determined according to applicable IRS tables. Should the two Annuitants die before the end of the period certain, the remaining period certain payments are paid to any surviving Owner, or if there is no surviving Owner, the named Beneficiary, or to your estate if no Beneficiary is named, until the end of the period certain.

We reserve the right to cease offering any of these Other Annuity Options. If we do so, we will amend this prospectus to reflect the change. We reserve the right to make available Other Annuity Options.

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LIVING BENEFITS

Pruco Life offers different optional living benefits, for an additional charge, that can provide investment protection for Owners while they are alive. No optional living benefit may be elected if your Annuity is held as a Beneficiary Annuity. Notwithstanding the additional protection provided under the optional living benefits, the additional cost has the impact of reducing net performance of the Investment Options. Each optional benefit offers a distinct type of guarantee, regardless of the performance of the Sub-accounts, that may be appropriate for you depending on the manner in which you intend to make use of your Annuity while you are alive. We reserve the right to cease offering any of these optional living benefits. Depending on which optional living benefit you choose, you can have substantial flexibility to invest in the Sub-accounts while:

. protecting a principal amount from decreases in value due to investment performance;

. guaranteeing a minimum amount of growth to be used as the basis for lifetime withdrawals; or

. providing spousal continuation of certain benefits.

The "living benefits" are as follows:

. Highest Daily Lifetime Income

. Highest Daily Lifetime Income with Lifetime Income Accelerator

. Spousal Highest Daily Lifetime Income

. Highest Daily Lifetime 6 Plus Income Benefit (HD6 Plus)*

. Highest Daily Lifetime 6 Plus with Lifetime Income Accelerator (HD6 Plus with LIA)*

. Spousal Highest Daily Lifetime 6 Plus Income Benefit (SH6 Plus)*

. Highest Daily Guaranteed Return Option II (HD GRO II)**

. Guaranteed Return Option Plus II (GRO PLUS II)**

* No longer available for new elections--see Appendix C for details concerning the Highest Daily Lifetime 6 Plus benefits ** no longer available for new elections, except for Annuities issued with an application signed prior to January 24, 2011, and subject to selling firm transition rules (i.e., regarding the closing date of the benefit).

Each living benefit requires your participation in a predetermined mathematical formula that may transfer your account value between the Sub-accounts you have chosen from among those we permit with the benefit (i.e., the "permitted Sub-accounts") and certain bond portfolio Sub-accounts of AST. Highest Daily Lifetime Income, Highest Daily Lifetime Income with LIA, Spousal Highest Daily Lifetime Income, Highest Daily Lifetime 6 Plus, Highest Daily Lifetime 6 Plus with LIA, and Spousal Highest Daily Lifetime 6 Plus use one predetermined mathematical formula. GRO Plus II and HD GRO II each uses a separate and different predetermined mathematical formula. Under the predetermined mathematical formula used with the Highest Daily Lifetime Income and Highest Daily Lifetime 6 Plus Income benefits, your Account Value may be transferred between certain "permitted Sub-accounts" and the AST Investment Grade Bond Sub-account. Under each predetermined mathematical formula used with GRO Plus II and HD GRO II, your Account Value may be transferred between certain "permitted Sub-accounts" and a Sub-account within a group of bond portfolio Sub-accounts differing with respect to their target maturity date. The formulas differ because of the nature of the underlying guarantees, and thus could result in different transfers of account value over time. These restrictions and the use of the formula may reduce the likelihood that we will be required to make payments to you under the living benefits. We are not providing you with investment advice through the use of any of the formulas.

Here is a general description of each kind of living benefit that exists under this Annuity:

LIFETIME GUARANTEED MINIMUM WITHDRAWAL BENEFITS. These benefits are designed for someone who wants a guaranteed lifetime income stream through withdrawals over time, rather than by annuitizing. Highest Daily Lifetime Income is one example of this type of benefit. Please note that there is a Latest Annuity Date under your Annuity, by which date annuity payments must commence. Please note that Highest Daily Lifetime 6 Plus, Highest Daily Lifetime 6 Plus with LIA, and Spousal Highest Daily Lifetime 6 Plus are no longer available for new elections.

Under any of the Guaranteed Lifetime Withdrawal Benefits (i.e., Highest Daily Lifetime Income, Highest Daily Lifetime Income with Lifetime Income Accelerator, Spousal Highest Daily Lifetime Income, Highest Daily Lifetime 6 Plus, Highest Daily Lifetime 6 Plus with Lifetime Income Accelerator, and Spousal Highest Daily Lifetime 6 Plus), WITHDRAWALS IN EXCESS OF THE ANNUAL

INCOME AMOUNT, CALLED "EXCESS INCOME," WILL RESULT IN A PERMANENT REDUCTION IN FUTURE GUARANTEED WITHDRAWAL AMOUNTS.

GUARANTEED MINIMUM ACCUMULATION BENEFITS. The common characteristic of these benefits is that your Account Value is guaranteed to be at least a specified amount at some point in the future. Thus, these benefits may be appropriate for an annuity Owner who wants a guaranteed minimum Account Value after a specified number of years. Because the guarantee inherent in the benefit does not take effect until a specified number of years into the future, you should elect such a benefit only if your investment time horizon is of at least that duration. HD GRO II is one example of this type of benefit. Please note that HD GRO II and GRO Plus II are no longer available for new elections, except for Annuities issued with an application signed prior to January 24, 2011, and subject to selling firm transition rules (i.e., regarding the closing date of the benefit).

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PLEASE REFER TO THE BENEFIT DESCRIPTION THAT FOLLOWS FOR A COMPLETE DESCRIPTION OF THE TERMS, CONDITIONS AND LIMITATIONS OF EACH OPTIONAL BENEFIT. SEE THE CHART IN THE "INVESTMENT OPTIONS" SECTION OF THE PROSPECTUS FOR A LIST OF INVESTMENT OPTIONS AVAILABLE AND PERMITTED WITH EACH BENEFIT. You should consult with your Financial Professional to determine if any of these optional benefits may be appropriate for you based on your financial needs. As is the case with optional living benefits in general, the fulfillment of our guarantee under these benefits is dependent on our claims-paying ability.

TERMINATION OF EXISTING BENEFITS AND ELECTION OF NEW BENEFITS

If you elect an optional living benefit, you may subsequently terminate the benefit and elect one of the then currently available benefits, subject to availability of the benefit at that time and our then current rules. There is currently no waiting period for such an election (you may elect a new benefit beginning on the next Valuation Day), provided that upon such an election, your Account Value must be allocated to the Investment Options prescribed for the optional benefit. We reserve the right to waive, change and/or further limit availability and election frequencies in the future. Check with your Financial Professional regarding the availability of re-electing or electing a benefit and any waiting period. The benefit you re-elect or elect may not provide the same guarantees and/or may be more expensive than the benefit you are terminating. NOTE THAT ONCE YOU TERMINATE AN EXISTING BENEFIT, YOU LOSE THE GUARANTEES THAT YOU HAD ACCUMULATED UNDER YOUR EXISTING BENEFIT AND WILL BEGIN THE NEW GUARANTEES UNDER THE NEW BENEFIT YOU ELECT BASED ON YOUR UNADJUSTED ACCOUNT VALUE AS OF THE DATE THE NEW BENEFIT BECOMES EFFECTIVE. You should carefully consider whether terminating your existing benefit and electing a new benefit is appropriate for you.

No Long-Term MVA Option is permitted if you elect any Optional Living Benefit. The DCA MVA Options are not available with GRO Plus II and HD GRO II.

Certain spousal rights under the contract, and our administration of such spousal rights and related tax reporting comport with our understanding of the Defense of Marriage Act (which defines a "marriage" as a legal union between a man and a woman and a "spouse" as a person of the opposite sex). Depending on the state in which your annuity is issued, we may offer certain spousal benefits to civil union couples or same-sex marriages. You should be aware, however, that federal tax law does not recognize civil unions or same-sex marriages. Therefore, we cannot permit a civil union partner or same-sex spouse to continue the annuity within the meaning of the tax law upon the death of the first partner under the annuity's "spousal continuance" provision. Please note there may be federal tax consequences at the death of the first civil union or same-sex marriage partner. Civil union couples and same-sex marriage spouses should consider that limitation before selecting a spousal benefit under the annuity.

HIGHEST DAILY LIFETIME INCOME BENEFIT

Highest Daily Lifetime Income is a lifetime guaranteed minimum withdrawal benefit, under which, subject to the terms of the benefit, we guarantee your ability to take a certain annual withdrawal amount for life. We reserve the right, in our sole discretion, to cease offering this benefit for new elections, at any time.

We offer a benefit that guarantees until the death of the single designated life (the Annuitant) the ability to withdraw an annual amount (the "Annual Income Amount") equal to a percentage of an initial value (the "Protected Withdrawal Value") regardless of the impact of Sub-account performance on the Unadjusted Account Value, subject to our rules regarding the timing and amount of withdrawals. You are guaranteed to be able to withdraw the Annual Income Amount for the rest of your life provided that you do not take withdrawals of Excess Income that result in your Unadjusted Account Value being reduced to zero. We also permit you to designate the first withdrawal from your Annuity as a one-time "Non-Lifetime Withdrawal". All other partial withdrawals from your Annuity are considered a "Lifetime Withdrawal" under the benefit. Withdrawals are taken first from your own Account Value. We are only required to begin making lifetime income payments to you under our guarantee when and if your Unadjusted Account Value is reduced to zero (for any reason other than due to partial withdrawals of Excess Income). Highest Daily Lifetime Income may be appropriate if you intend to make periodic withdrawals from your Annuity, and wish to ensure that Sub-account performance will not affect your ability to receive annual payments. You are not required to take withdrawals as part of the benefit - the guarantees are not lost if you withdraw less than the maximum allowable amount each year under the rules of the benefit. An integral component of Highest Daily Lifetime Income is the predetermined mathematical formula we employ that may periodically transfer your Unadjusted Account Value to and from the AST Investment Grade Bond Sub-account. See the section below entitled "How Highest Daily Lifetime Income/Spousal Highest Daily Lifetime Income Transfers Unadjusted Account Value Between Your Permitted Sub-accounts and the AST Investment Grade Bond Sub-account."

The income benefit under Highest Daily Lifetime Income currently is based on a single "designated life" who is at least 45 years old on the date that the benefit is acquired. Highest Daily Lifetime Income is not available if you elect any other optional living benefit, although you may elect any optional death benefit. As long as your Highest Daily Lifetime Income is in effect, you must allocate your Unadjusted Account Value in accordance with the permitted Sub-accounts and other Investment Option(s) available with this benefit. For a more detailed description of the permitted Investment Options, see the "Investment Options" section.

Although you are guaranteed the ability to withdraw your Annual Income Amount for life even if your Unadjusted Account Value falls to zero, if you take a withdrawal of Excess Income (described below) that brings your Unadjusted Account Value to zero,

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your Annual Income Amount also would fall to zero, and the benefit and the Annuity then would terminate. In that scenario, no further amount would be payable under Highest Daily Lifetime Income. As to the impact of such a scenario on any other optional benefit you may have, please see the applicable section in this prospectus. For example, if the Annuity terminates in this scenario, you would no longer have any optional death benefit that you may have elected (see the optional death benefits section of this prospectus).

You may also participate in the 6 or 12 Month DCA Program if you elect Highest Daily Lifetime Income, subject to the 6 or 12 Month DCA Program's rules. See the section of this prospectus entitled "6 or 12 Month Dollar Cost Averaging Program" for details.

KEY FEATURE - PROTECTED WITHDRAWAL VALUE

The Protected Withdrawal Value is used to calculate the initial Annual Income Amount. The Protected Withdrawal Value is separate from your Unadjusted Account Value and not available as cash or a lump sum withdrawal. On the effective date of the benefit, the Protected Withdrawal Value is equal to your Unadjusted Account Value. On each Valuation Day thereafter, until the date of your first Lifetime Withdrawal (excluding any Non-Lifetime Withdrawal discussed below), the Protected Withdrawal Value is equal to the "Periodic Value" described in the next paragraphs.

The "Periodic Value" initially is equal to the Unadjusted Account Value on the effective date of the benefit. On each Valuation Day thereafter until the first Lifetime Withdrawal, we recalculate the Periodic Value. We stop determining the Periodic Value upon your first Lifetime Withdrawal after the effective date of the benefit. On each Valuation Day (the "Current Valuation Day"), the Periodic Value is equal to the greater of:

(1)the Periodic Value for the immediately preceding business day (the "Prior Valuation Day") appreciated at the daily equivalent of 5% annually during the calendar day(s) between the Prior Valuation Day and the Current Valuation Day (i.e., one day for successive Valuation Days, but more than one calendar day for Valuation Days that are separated by weekends and/or holidays), plus the amount of any Purchase Payment (including any associated Purchase Credits) made on the Current Valuation Day (the Periodic Value is proportionally reduced for any Non-Lifetime Withdrawal); and

(2)the Unadjusted Account Value on the current Valuation Day.

If you have not made a Lifetime Withdrawal on or before the 12/th/ Anniversary of the effective date of the benefit, your Periodic Value on the 12/th/ Anniversary of the benefit effective date is equal to the greater of:

(1)the Periodic Value described above, or (2) the sum of (a), (b) and

(c) below proportionally reduced for any Non-Lifetime Withdrawals: (a) 200% of the Unadjusted Account Value on the effective date of the benefit including any Purchase Payments (including any associated Purchase Credits) made on that day; (b) 200% of all Purchase Payments (including any associated Purchase Credits) made within one year following the effective date of the benefit; and (c) all Purchase Payments (including any associated Purchase Credits) made after one year following the effective date of the benefit.

Once the first Lifetime Withdrawal is made, the Protected Withdrawal Value at any time is equal to the greater of (i) the Protected Withdrawal Value on the date of the first Lifetime Withdrawal, increased for subsequent Purchase Payments (including any associated Purchase Credits) and reduced for subsequent Lifetime Withdrawals, and (ii) the highest daily Unadjusted Account Value upon any step-up, increased for subsequent Purchase Payments (including any associated Purchase Credits) and reduced for subsequent Lifetime Withdrawals (see the examples that begin immediately prior to the sub-heading below entitled "Example of dollar-for-dollar reductions").

KEY FEATURE - ANNUAL INCOME AMOUNT UNDER HIGHEST DAILY LIFETIME INCOME The Annual Income Amount is equal to a specified percentage of the Protected Withdrawal Value. The percentage initially depends on the age of the Annuitant on the date of the first Lifetime Withdrawal. The percentages are: 3% for ages 45-54; 4% for ages 55 to less than 59 1/2; 5% for ages 59 1/2 to 84, and 6% for ages 85 or older. Under Highest Daily Lifetime Income, if your cumulative Lifetime Withdrawals in an Annuity Year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent Annuity Years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that Annuity Year and also will reduce the Protected Withdrawal Value on a dollar-for-dollar basis. If your cumulative Lifetime Withdrawals in an Annuity Year are in excess of the Annual Income Amount ("Excess Income"), your Annual Income Amount in subsequent years will be reduced (except with regard to Required Minimum Distributions for this Annuity that comply with our rules) by the result of the ratio of the Excess Income to the Account Value immediately prior to such withdrawal (see examples of this calculation below). Excess Income also will reduce the Protected Withdrawal Value by the same ratio.

AS DISCUSSED IN THIS PARAGRAPH, WHEN YOU MAKE A PARTIAL WITHDRAWAL THAT IS SUBJECT TO A CDSC AND/OR TAX WITHHOLDING, WE WILL IDENTIFY THE AMOUNT THAT INCLUDES NOT ONLY THE AMOUNT YOU ACTUALLY RECEIVE, BUT ALSO THE AMOUNT OF THE CDSC AND/OR TAX WITHHOLDING, TO DETERMINE WHETHER YOUR WITHDRAWAL HAS EXCEEDED THE ANNUAL INCOME AMOUNT. WHEN YOU TAKE A PARTIAL

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WITHDRAWAL, YOU MAY REQUEST A "GROSS" WITHDRAWAL AMOUNT (E.G., $2000) BUT THEN HAVE ANY CDSC AND/OR TAX WITHHOLDING DEDUCTED FROM THE AMOUNT YOU ACTUALLY RECEIVE (ALTHOUGH AN MVA MAY ALSO BE APPLIED TO YOUR REMAINING UNADJUSTED ACCOUNT VALUE, IT IS NOT CONSIDERED FOR PURPOSES OF DETERMINING EXCESS INCOME). THE PORTION OF A WITHDRAWAL THAT EXCEEDED YOUR ANNUAL INCOME AMOUNT (IF ANY) WOULD BE TREATED AS EXCESS INCOME AND THUS WOULD REDUCE YOUR ANNUAL INCOME AMOUNT IN SUBSEQUENT YEARS. ALTERNATIVELY, YOU MAY REQUEST THAT A "NET" WITHDRAWAL AMOUNT ACTUALLY BE PAID TO YOU (E.G., $2000), WITH THE UNDERSTANDING THAT ANY CDSC AND/OR TAX WITHHOLDING (E.G., $240) BE APPLIED TO YOUR REMAINING UNADJUSTED ACCOUNT VALUE (ALTHOUGH AN MVA MAY ALSO BE APPLIED TO YOUR REMAINING UNADJUSTED ACCOUNT VALUE, IT IS NOT CONSIDERED FOR PURPOSES OF DETERMINING EXCESS INCOME). IN THE LATTER SCENARIO, WE DETERMINE WHETHER ANY PORTION OF THE WITHDRAWAL IS TO BE TREATED AS EXCESS INCOME BY LOOKING TO THE SUM OF THE NET AMOUNT YOU ACTUALLY RECEIVE (E.G., $2000) AND THE AMOUNT OF ANY CDSC AND/OR TAX WITHHOLDING (IN THIS EXAMPLE, A TOTAL OF $2240). THE AMOUNT OF THAT SUM (E.G., THE $2000 YOU RECEIVED PLUS THE $240 FOR THE CDSC AND/OR TAX WITHHOLDING) THAT EXCEEDS YOUR ANNUAL INCOME AMOUNT WILL BE TREATED AS EXCESS INCOME - THEREBY REDUCING YOUR ANNUAL INCOME AMOUNT IN SUBSEQUENT YEARS.

You may use the Systematic Withdrawal program to make withdrawals of the Annual Income Amount. Any systematic withdrawal will be deemed a Lifetime Withdrawal under this benefit.

Any Purchase Payment that you make subsequent to the election of Highest Daily Lifetime Income and subsequent to the first Lifetime Withdrawal will

(i) immediately increase the then-existing Annual Income Amount by an amount equal to a percentage of the Purchase Payment (including any associated Purchase Credits) based on the age of the Annuitant at the time of the first Lifetime Withdrawal (the percentages are: 3% for ages 45 -54 ; 4% for ages 55 to less than 59 1/2; 5% for ages 59 1/2 to 84, and 6% for ages 85 or older) and (ii) increase the Protected Withdrawal Value by the amount of the Purchase Payment (including any associated Purchase Credits).

If your Annuity permits additional Purchase Payments, we may limit any additional Purchase Payment(s) if we determine that as a result of the timing and amounts of your additional Purchase Payments and withdrawals, the Annual Income Amount is being increased in an unintended fashion. Among the factors we will use in making a determination as to whether an action is designed to increase the Annual Income Amount in an unintended fashion is the relative size of additional Purchase Payment(s). We reserve the right to not accept additional Purchase Payments if we are not then offering this benefit for new elections. We will exercise such reservation of right for all annuity purchasers in the same class in a nondiscriminatory manner.

HIGHEST DAILY AUTO STEP-UP

An automatic step-up feature ("Highest Daily Auto Step-Up") is part of Highest Daily Lifetime Income. As detailed in this paragraph, the Highest Daily Auto Step-Up feature can result in a larger Annual Income Amount subsequent to your first Lifetime Withdrawal. The Highest Daily Auto Step-Up starts with the anniversary of the Issue Date of the Annuity (the "Annuity Anniversary") immediately after your first Lifetime Withdrawal under the benefit. Specifically, upon the first such Annuity Anniversary, we identify the Unadjusted Account Value on each Valuation Day within the immediately preceding Annuity Year after your first Lifetime Withdrawal. Having identified the highest daily value (after all daily values have been adjusted for subsequent Purchase Payments and withdrawals), we then multiply that value by a percentage that varies based on the age of the Annuitant on the Annuity Anniversary as of which the step-up would occur. The percentages are: 3% for ages 45 - 54; 4% for ages 55 to less than 59 1/2; 5% for ages 59 1/2 - 84, and 6% for ages 85 or older. If that value exceeds the existing Annual Income Amount, we replace the existing amount with the new, higher amount. Otherwise, we leave the existing Annual Income Amount intact. We will not automatically increase your Annual Income Amount solely as a result of your attaining a new age that is associated with a new age-based percentage. The Unadjusted Account Value on the Annuity Anniversary is considered the last daily step-up value of the Annuity Year. All daily valuations and annual step-ups will only occur on a Valuation Day. In later years (i.e., after the first Annuity Anniversary after the first Lifetime Withdrawal), we determine whether an automatic step-up should occur on each Annuity Anniversary, by performing a similar examination of the Unadjusted Account Values that occurred on Valuation Days during the year. Taking Lifetime Withdrawals could produce a greater difference between your Protected Withdrawal Value and your Unadjusted Account Value, which may make a Highest Daily Auto Step-up less likely to occur. At the time that we increase your Annual Income Amount, we also increase your Protected Withdrawal Value to equal the highest daily value upon which your step-up was based only if that results in an increase to the Protected Withdrawal Value. Your Protected Withdrawal Value will never be decreased as a result of an income step-up. If, on the date that we implement a Highest Daily Auto Step-Up to your Annual Income Amount, the charge for Highest Daily Lifetime Income has changed for new purchasers, you may be subject to the new charge at the time of such step-up. Prior to increasing your charge for Highest Daily Lifetime Income upon a step-up, we would notify you, and give you the opportunity to cancel the automatic step-up feature. If you receive notice of a proposed step-up and accompanying fee increase, you should consult with your Financial Professional and carefully evaluate whether the amount of the step-up justifies the increased fee to which you will be subject. Any such increased charge will not be greater than the maximum charge set forth in the table entitled "Your Optional Benefit Fees and Charges."

If you are enrolled in a Systematic Withdrawal program, we will not automatically increase the withdrawal amount when there is an increase to the Annual Income Amount. You must notify us in order to increase the withdrawal amount of any Systematic Withdrawal program.

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Highest Daily Lifetime Income does not affect your ability to take partial withdrawals under your Annuity, or limit your ability to take partial withdrawals that exceed the Annual Income Amount. Under Highest Daily Lifetime Income, if your cumulative Lifetime Withdrawals in an Annuity Year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent Annuity Years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that Annuity Year. If your cumulative Lifetime Withdrawals in any Annuity Year are less than the Annual Income Amount, you cannot carry over the unused portion of the Annual Income Amount to subsequent Annuity Years. If your cumulative Lifetime Withdrawals in an Annuity Year exceed the Annual Income Amount, your Annual Income Amount in subsequent years will be reduced (except with regard to Required Minimum Distributions for this Annuity that comply with our rules).

Because each of the Protected Withdrawal Value and Annual Income Amount is determined in a way that is not solely related to Unadjusted Account Value, it is possible for the Unadjusted Account Value to fall to zero, even though the Annual Income Amount remains.

Examples of dollar-for-dollar and proportional reductions, and the Highest Daily Auto Step-Up are set forth below. The values shown here are purely hypothetical, and do not reflect the charges for the Highest Daily Lifetime Income or any other fees and charges under the Annuity. Assume the following for all three examples:

. The Issue Date is November 1, 2011

. Highest Daily Lifetime Income is elected on August 1, 2012

. The Annuitant was 70 years old when he/she elected Highest Daily Lifetime Income

. The first withdrawal is a Lifetime Withdrawal

EXAMPLE OF DOLLAR-FOR-DOLLAR REDUCTIONS

On October 24, 2012, the Protected Withdrawal Value is $120,000, resulting in an Annual Income Amount of $6,000 (since the designated life is between the ages of 59 1/2 and 84 at the time of the first Lifetime Withdrawal, the Annual Income Amount is 5% of the Protected Withdrawal Value, in this case 5% of $120,000). Assuming $2,500 is withdrawn from the Annuity on this date, the remaining Annual Income Amount for that Annuity Year (up to and including October 31, 2012) is $3,500. This is the result of a dollar-for-dollar reduction of the Annual Income Amount ($6,000 less $2,500 = $3,500).

EXAMPLE OF PROPORTIONAL REDUCTIONS

Continuing the previous example, assume an additional withdrawal of $5,000 occurs on October 29, 2012 and the Unadjusted Account Value at the time and immediately prior to this withdrawal is $118,000. The first $3,500 of this withdrawal reduces the Annual Income Amount for that Annuity Year to $0. The remaining withdrawal amount of $1,500 reduces the Annual Income Amount in future Annuity Years on a proportional basis based on the ratio of the Excess Income to the Unadjusted Account Value immediately prior to the Excess Income. (Note that if there are other future withdrawals in that Annuity Year, each would result in another proportional reduction to the Annual Income Amount).

HERE IS THE CALCULATION:

Unadjusted Account Value before Lifetime withdrawal                  $118,000.00
Less amount of "non" Excess Income                                   $  3,500.00
Unadjusted Account Value immediately before Excess Income of $1,500  $114,500.00
Excess Income amount                                                 $  1,500.00
Ratio                                                                       1.31%
Annual Income Amount                                                 $  6,000.00
Less ratio of 1.31%                                                  $     78.60
Annual Income Amount for future Annuity Years                        $  5,921.40

EXAMPLE OF HIGHEST DAILY AUTO STEP-UP

On each Annuity Anniversary date after the first Lifetime Withdrawal, the Annual Income Amount is stepped-up if the appropriate percentage (based on the Annuitant's age on that Annuity Anniversary) of the highest daily value since your first Lifetime Withdrawal (or last Annuity Anniversary in subsequent years), adjusted for withdrawals and additional Purchase Payments (including any associated Purchase Credits), is greater than the Annual Income Amount, adjusted for Excess Income and additional Purchase Payments (including any associated Purchase Credits).

Continuing the same example as above, the Annual Income Amount for this Annuity Year is $6,000. However, the Excess Income on October 29 reduces the amount to $5,921.40 for future years (see above). For the next Annuity Year, the Annual Income Amount will be stepped up if 5% (since the designated life is between 59 1/2 and 84 on the date of the potential step-up) of the highest daily Account Value, adjusted for withdrawals and Purchase Payments (including any associated Purchase Credits), is greater than $5,921.40. Here are the calculations for determining the daily values. Only the October 26 value is being adjusted for Excess Income as the October 30, October 31, and November 1 Valuation Days occur after the Excess Income on October 29.

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                                  HIGHEST DAILY VALUE        ADJUSTED ANNUAL
                   UNADJUSTED   (ADJUSTED FOR WITHDRAWAL INCOME AMOUNT (5% OF THE
DATE*             ACCOUNT VALUE AND PURCHASE PAYMENTS)**   HIGHEST DAILY VALUE)
-----             ------------- ------------------------ ------------------------
October 26, 2012   $119,000.00        $119,000.00               $5,950.00
October 29, 2012   $113,000.00        $113,986.95               $5,699.35
October 30, 2012   $113,000.00        $113,986.95               $5,699.35
October 31, 2012   $119,000.00        $119,000.00               $5,950.00
November 1, 2012   $118,473.00        $119,000.00               $5,950.00

* In this example, the Annuity Anniversary date is November 1. The Valuation Dates are every day following the first Lifetime Withdrawal. In subsequent Annuity Years Valuation Dates will be the Annuity Anniversary and every day following the Annuity Anniversary. The Annuity Anniversary Date of November 1 is considered the first Valuation Date in the Annuity Year. ** In this example, the first daily value after the first Lifetime Withdrawal is $119,000 on October 26, resulting in an adjusted Annual Income Amount of $5,950.00. This amount is adjusted on October 29 to reflect the $5,000 withdrawal. The calculations for the adjustments are:

. The Unadjusted Account Value of $119,000 on October 26 is first reduced dollar-for-dollar by $3,500 ($3,500 is the remaining Annual Income Amount for the Annuity Year), resulting in Unadjusted Account Value of $115,500 before the Excess Income.

. This amount ($115,500) is further reduced by 1.31% (this is the ratio in the above example which is the Excess Income divided by the Unadjusted Account Value immediately preceding the Excess Income) resulting in a Highest Daily Value of $113,986.95.

. The adjusted October 29 Highest Daily Value, $113,986.95, is carried forward to the next Valuation Date of October 30. At this time, we compare this amount to the Unadjusted Account Value on October 30, $113,000. Since the October 29 adjusted Highest Daily Value of $113,986.95 is greater than the October 30 value, we will continue to carry $113,986.95 forward to the next Valuation Day of October 31. The Unadjusted Account Value on October 31, $119,000.00, becomes the final Highest Daily Value since it exceeds the $113,986.95 carried forward.

. The October 31 adjusted Highest Daily Value of $119,000.00 is also greater than the November 1 value, so we will continue to carry $119,000.00 forward to the final Valuation Day of November 1.

In this example, the final Highest Daily Value of $119,000.00 is converted to an Annual Income Amount based on the applicable percentage of 5%, generating an Annual Income Amount of $5,950.00. Since this amount is greater than the current year's Annual Income Amount of $5,921.40 (adjusted for Excess Income), the Annual Income Amount for the next Annuity Year, starting on November 1, 2012 and continuing through October 31, 2013, will be stepped-up to $5,950.00.

NON-LIFETIME WITHDRAWAL FEATURE

You may take a one-time non-lifetime withdrawal ("Non-Lifetime Withdrawal") under Highest Daily Lifetime Income. It is an optional feature of the benefit that you can only elect at the time of your first withdrawal. The amount of the Non-Lifetime Withdrawal cannot be more than the amount that would cause the Annuity to be taken below the minimum Surrender Value after a withdrawal for your Annuity. This Non-Lifetime Withdrawal will not establish your initial Annual Income Amount and the Periodic Value described above will continue to be calculated. However, the total amount of the withdrawal will proportionally reduce all guarantees associated with Highest Daily Lifetime Income. You must tell us at the time you take the withdrawal if your withdrawal is intended to be the Non-Lifetime Withdrawal and not the first Lifetime Withdrawal under Highest Daily Lifetime Income. If you don't elect the Non-Lifetime Withdrawal, the first withdrawal you make will be the first Lifetime Withdrawal that establishes your Annual Income Amount, which is based on your Protected Withdrawal Value. Once you elect to take the Non-Lifetime Withdrawal or Lifetime Withdrawals, no additional Non-Lifetime Withdrawals may be taken.

The Non-Lifetime Withdrawal will proportionally reduce the Protected Withdrawal Value and the Periodic Value guarantee on the twelfth anniversary of the benefit effective date, described above, by the percentage the total withdrawal amount (including any applicable CDSC) represents of the then current Unadjusted Account Value immediately prior to the withdrawal.

If you are participating in a Systematic Withdrawal program, the first withdrawal under the program cannot be classified as the Non-Lifetime Withdrawal. Thus, the first withdrawal will be a Lifetime Withdrawal.

EXAMPLE - NON-LIFETIME WITHDRAWAL (PROPORTIONAL REDUCTION)

This example is purely hypothetical and does not reflect the charges for the benefit or any other fees and charges under the Annuity. It is intended to illustrate the proportional reduction of the Non-Lifetime Withdrawal under this benefit.

Assume the following:

. The Issue Date is December 1, 2011

. Highest Daily Lifetime Income is elected on September 4, 2012

. The Unadjusted Account Value at benefit election was $105,000

. The Annuitant was 70 years old when he/she elected Highest Daily Lifetime Income

. No previous withdrawals have been taken under Highest Daily Lifetime Income

. On October 3, 2012, the Protected Withdrawal Value is $125,000, the 12th benefit year minimum Periodic Value guarantee is $210,000, and the Unadjusted Account Value is $120,000. Assuming $15,000 is withdrawn from the Annuity on October 3, 2012 and is designated as a Non-Lifetime Withdrawal, all guarantees associated with Highest Daily Lifetime Income will be reduced by the ratio the total withdrawal amount represents of the Unadjusted Account Value just prior to the withdrawal being taken.

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HERE IS THE CALCULATION:

Withdrawal amount                                          $ 15,000
Divided by Unadjusted Account Value before withdrawal      $120,000
Equals ratio                                                   12.5%
All guarantees will be reduced by the above ratio (12.5%)
Protected Withdrawal Value                                 $109,375
12/th/ benefit year Minimum Periodic Value                 $183,750

REQUIRED MINIMUM DISTRIBUTIONS

Required Minimum Distributions ("RMD") for this Annuity must be taken by April 1st in the year following the date you turn age 70 1/2 and by December 31/st/ for subsequent calendar years. If the annual RMD amount is greater than the Annual Income Amount, a withdrawal of the RMD amount will not be treated as a withdrawal of Excess Income, as long as the RMD amount is calculated by us for this Annuity and administered under a program we support each calendar year. If you are not participating in an RMD withdrawal program each calendar year, you can alternatively satisfy the RMD amount without it being treated as a withdrawal of Excess Income as long as you abide by the following:

The total amount within an Annuity Year that can be withdrawn is equal to:

1. the Annual Income Amount remaining in the current Annuity Year, plus,

2. The difference between:

a. The RMD amount (assuming the RMD amount is greater than the Annual Income Amount) less any withdrawals already taken in the calendar year, less

b. The Annual Income Amount.

Please see hypothetical examples below for details.

If you do not comply with the rules described above, any withdrawal that exceeds the Annual Income Amount will be treated as a withdrawal of Excess Income, which will reduce your Annual Income Amount in future Annuity Years. This may include situations where you comply with the rules outlined above and then decide to take additional withdrawals after satisfying your RMD requirement from the Annuity.

We will assume your first withdrawal under the benefit is a Lifetime Withdrawal unless you designated the withdrawal as a Non-Lifetime Withdrawal.

Example

The following example is purely hypothetical and intended to illustrate a scenario as described above. Note that withdrawals must comply with all IRS guidelines in order to satisfy the Required Minimum Distribution for the current calendar year.

Assumptions:

RMD Calendar Year

01/01/2011 to 12/31/2011

Annuity Year

06/01/2010 to 05/31/2011

Annual Income Amount and RMD Amount

Annual Income Amount = $5,000

Remaining Annual Income Amount as of 1/3/2011 = $3,000 (a $2,000 withdrawal was taken on 7/1/2010)

RMD Amount for Calendar Year 2011 = $6,000

The amount you may withdraw in the current Annuity Year (between 1/3/2011 and 5/31/2011) without it being treated as Excess Income is $4,000. Here is the calculation: $3,000 + ($6,000 - $5,000) = $4,000.

If the $4,000 withdrawal is taken in the current Annuity Year (prior to 6/1/2011), the remaining Annual Income Amount will be zero and the remaining RMD amount of $2,000 may be taken in the subsequent Annuity Year beginning on 6/1/2011 (when your Annual Income Amount is reset to $5,000).

If you had chosen to not take any additional withdrawals until on or after 6/1/2011, then you would be eligible to withdraw $6,000 without it being treated as a withdrawal of Excess Income.

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BENEFITS UNDER HIGHEST DAILY LIFETIME INCOME

. To the extent that your Unadjusted Account Value was reduced to zero as a result of cumulative Lifetime Withdrawals in an Annuity Year that are less than or equal to the Annual Income Amount, and amounts are still payable under Highest Daily Lifetime Income, we will make an additional payment, if any, for that Annuity Year equal to the remaining Annual Income Amount for the Annuity Year. Thus, in that scenario, the remaining Annual Income Amount would be payable even though your Unadjusted Account Value was reduced to zero. In subsequent Annuity Years we make payments that equal the Annual Income Amount as described in this section. We will make payments until the death of the single designated life. After the Unadjusted Account Value is reduced to zero, you will not be permitted to make additional Purchase Payments to your Annuity. TO THE EXTENT THAT CUMULATIVE PARTIAL WITHDRAWALS IN THE ANNUITY YEAR THAT REDUCED YOUR UNADJUSTED ACCOUNT VALUE TO ZERO ARE MORE THAN THE ANNUAL INCOME AMOUNT, HIGHEST DAILY LIFETIME INCOME TERMINATES, AND NO ADDITIONAL PAYMENTS ARE MADE. HOWEVER, IF A PARTIAL WITHDRAWAL IN THE LATTER SCENARIO WAS TAKEN TO SATISFY A REQUIRED MINIMUM DISTRIBUTION (AS DESCRIBED ABOVE) UNDER THE ANNUITY, THEN THE BENEFIT WILL NOT TERMINATE, AND WE WILL CONTINUE TO PAY THE ANNUAL INCOME AMOUNT IN SUBSEQUENT ANNUITY YEARS UNTIL THE DEATH OF THE DESIGNATED LIFE.

. Please note that if your Unadjusted Account Value is reduced to zero, all subsequent payments will be treated as annuity payments. Further, payments that we make under this benefit after the Latest Annuity Date will be treated as annuity payments.

. If annuity payments are to begin under the terms of your Annuity, or if you decide to begin receiving annuity payments and there is an Annual Income Amount due in subsequent Annuity Years, you can elect one of the following two options: (1) apply your Unadjusted Account Value, less any applicable tax charges, to any annuity option available; or (2) request that, as of the date annuity payments are to begin, we make annuity payments each year equal to the Annual Income Amount. If this option is elected, the Annual Income Amount will not increase after annuity payments have begun. We will make payments until the death of the single designated life. We must receive your request in a form acceptable to us at our Service Office. If applying your Unadjusted Account Value, less any applicable tax charges, to the life-only annuity payment rates results in a higher annual payment, we will give you the higher annual payment.

. In the absence of an election when mandatory annuity payments are to begin we currently make annual annuity payments in the form of a single life fixed annuity with eight payments certain, by applying the greater of the annuity rates then currently available or the annuity rates guaranteed in your Annuity. We reserve the right at any time to increase or decrease the period certain in order to comply with the Code (e.g., to shorten the period certain to match life expectancy under applicable Internal Revenue Service tables). The amount that will be applied to provide such annuity payments will be the greater of:

(1)the present value of the future Annual Income Amount payments. Such present value will be calculated using the greater of the single life fixed annuity rates then currently available or the single life fixed annuity rates guaranteed in your Annuity; and

(2)the Unadjusted Account Value.

If no Lifetime Withdrawal was ever taken, we will calculate the Annual Income Amount as if you made your first Lifetime Withdrawal on the date the annuity payments are to begin.

OTHER IMPORTANT CONSIDERATIONS

. Withdrawals under Highest Daily Lifetime Income are subject to all of the terms and conditions of the Annuity, including any applicable CDSC for the Non-Lifetime Withdrawal as well as partial withdrawals that exceed the Annual Income Amount. If you have an active Systematic Withdrawal program running at the time you elect this benefit, the first Systematic Withdrawal that processes after your election of the benefit will be deemed a Lifetime Withdrawal. Withdrawals made while Highest Daily Lifetime Income is in effect will be treated, for tax purposes, in the same way as any other withdrawals under the Annuity. Any withdrawals made under the benefit will be taken pro rata from the Sub-accounts (including the AST Investment Grade Bond Sub-account) and the DCA MVA Options. If you have an active Systematic Withdrawal program running at the time you elect this benefit, the program must withdraw funds pro-rata.

. Any Lifetime Withdrawal that you take that is less than or equal to the Annual Income Amount is not subject to a CDSC, even if the total amount of such withdrawals in any Annuity Year exceeds the maximum Free Withdrawal amount. For purposes of calculating a CDSC on any future withdrawal, Lifetime Withdrawals that are less than or equal to the Annual Income Amount in an Annuity Year are not treated as withdrawals of Purchase Payments. Moreover, any Lifetime Withdrawal that is treated as Excess Income is subject to any applicable CDSC if the withdrawal is greater than the Free Withdrawal amount.

. You should carefully consider when to begin taking Lifetime Withdrawals. If you begin taking withdrawals early, you may maximize the time during which you may take Lifetime Withdrawals due to longer life expectancy, and you will be using an optional benefit for which you are paying a charge. On the other hand, you could limit the value of the benefit if you begin taking withdrawals too soon. For example, withdrawals reduce your Unadjusted Account Value and may limit the potential for increasing your Protected Withdrawal Value. You should discuss with your Financial Professional when it may be appropriate for you to begin taking Lifetime Withdrawals.

. You cannot allocate Purchase Payments or transfer Unadjusted Account Value to or from the AST Investment Grade Bond Sub-account. A summary description of the AST Investment Grade Bond Portfolio appears within the section entitled "Investment Options." You can find a copy of the AST Investment Grade Bond Portfolio prospectus by going to www.prudentialannuities.com.

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. Transfers to and from the Permitted Sub-accounts, the DCA MVA Options, and the AST Investment Grade Bond Sub-account triggered by the predetermined mathematical formula will not count toward the maximum number of free transfers allowable under an Annuity.

. Upon inception of the benefit, 100% of your Unadjusted Account Value must be allocated to the Permitted Sub-accounts (as defined below). We may amend the Permitted Sub-accounts from time to time. Changes to the Permitted Sub-accounts, or to the requirements as to how you may allocate your Account Value with this benefit, will apply to new elections of the benefit and may apply to current participants in the benefit. To the extent that changes apply to current participants in the benefit, they will only apply upon re-allocation of Account Value, or upon addition of subsequent Purchase Payments. That is, we will not require such current participants to re-allocate Account Value to comply with any new requirements.

. If you elect this benefit and in connection with that election, you are required to reallocate to different Sub-accounts, then on the Valuation Day we receive your request in Good Order, we will (i) sell Units of the non-permitted Sub-accounts and (ii) invest the proceeds of those sales in the Sub-accounts that you have designated. During this reallocation process, your Unadjusted Account Value allocated to the Sub-accounts will remain exposed to investment risk, as is the case generally. The newly-elected benefit will commence at the close of business on the following Valuation Day. Thus, the protection afforded by the newly-elected benefit will not arise until the close of business on the following Valuation Day.

. The current charge for Highest Daily Lifetime Income is 0.95% annually of the greater of the Unadjusted Account Value and Protected Withdrawal Value. The maximum charge for Highest Daily Lifetime Income is 1.50% annually of the greater of the Unadjusted Account Value and Protected Withdrawal Value. As discussed in "Highest Daily Auto Step-Up" above, we may increase the fee upon a step-up under this benefit. We deduct this charge on quarterly anniversaries of the benefit effective date, based on the values on the last Valuation Day prior to the quarterly anniversary. Thus, we deduct, on a quarterly basis, 0.2375% of the greater of the prior Valuation Day's Unadjusted Account Value and the prior Valuation Day's Protected Withdrawal Value. We deduct the fee pro rata from each of your Sub-accounts, including the AST Investment Grade Bond Sub-account. You will begin paying this charge as of the effective date of the benefit even if you do not begin taking withdrawals for many years, or ever. We will not refund the charges you have paid if you choose never to take any withdrawals and/or if you never receive any lifetime income payments.

If the deduction of the charge would result in the Unadjusted Account Value falling below the lesser of $500 or 5% of the sum of the Unadjusted Account Value on the effective date of the benefit plus all Purchase Payments made subsequent thereto (and any associated Purchase Credits) (we refer to this as the "Account Value Floor"), we will only deduct that portion of the charge that would not cause the Unadjusted Account Value to fall below the Account Value Floor. If the Unadjusted Account Value on the date we would deduct a charge for the benefit is less than the Account Value Floor, then no charge will be assessed for that benefit quarter. Charges deducted upon termination of the benefit may cause the Unadjusted Account Value to fall below the Account Value Floor. If a charge for Highest Daily Lifetime Income would be deducted on the same day we process a withdrawal request, the charge will be deducted first, then the withdrawal will be processed. The withdrawal could cause the Unadjusted Account Value to fall below the Account Value Floor. While the deduction of the charge (other than the final charge) may not reduce the Unadjusted Account Value to zero, partial withdrawals may reduce the Unadjusted Account Value to zero. If this happens and the Annual Income Amount is greater than zero, we will make payments under the benefit.

ELECTION OF AND DESIGNATIONS UNDER THE BENEFIT

For Highest Daily Lifetime Income, there must be either a single Owner who is the same as the Annuitant, or if the Annuity is entity owned, there must be a single natural person Annuitant. In either case, the Annuitant must be at least 45 years old. Any change of the Annuitant under the Annuity will result in cancellation of Highest Daily Lifetime Income. Similarly, any change of Owner will result in cancellation of Highest Daily Lifetime Income, except if

(a) the new Owner has the same taxpayer identification number as the previous Owner, (b) ownership is transferred from a custodian or other entity to the Annuitant, or vice versa or (c) ownership is transferred from one entity to another entity that is satisfactory to us.

Highest Daily Lifetime Income can be elected at the time that you purchase your Annuity or after the Issue Date, subject to its availability, and our eligibility rules and restrictions. If you elect Highest Daily Lifetime Income and terminate it, you can re-elect it, subject to our current rules and availability. See "Termination of Existing Benefits and Election of New Benefits" for information pertaining to elections, termination and re-election of benefits. PLEASE NOTE THAT IF YOU TERMINATE A LIVING BENEFIT AND ELECT HIGHEST DAILY LIFETIME INCOME, YOU LOSE THE GUARANTEES THAT YOU HAD ACCUMULATED UNDER YOUR EXISTING BENEFIT AND YOUR GUARANTEES UNDER HIGHEST DAILY LIFETIME INCOME WILL BE BASED ON YOUR UNADJUSTED ACCOUNT VALUE ON THE EFFECTIVE DATE OF HIGHEST DAILY LIFETIME INCOME. You and your Financial Professional should carefully consider whether terminating your existing benefit and electing Highest Daily Lifetime Income is appropriate for you. We reserve the right to waive, change and/or further limit the election frequency in the future.

If you wish to elect this benefit and you are currently participating in a Systematic Withdrawal program, amounts withdrawn under the program must be taken on a pro rata basis from your Annuity's Sub-accounts (i.e., in direct proportion to the proportion that each such Sub-account bears to your total Account Value) in order for you to be eligible for the benefit. Thus, you may not elect Highest Daily Lifetime Income so long as you participate in a Systematic Withdrawal program in which withdrawals are not taken pro rata.

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TERMINATION OF THE BENEFIT

You may terminate Highest Daily Lifetime Income at any time by notifying us. If you terminate the benefit, any guarantee provided by the benefit will terminate as of the date the termination is effective, and certain restrictions on re-election may apply.

THE BENEFIT AUTOMATICALLY TERMINATES UPON THE FIRST TO OCCUR OF THE FOLLOWING:

(I)YOUR TERMINATION OF THE BENEFIT,

(II)YOUR SURRENDER OF THE ANNUITY,

(III)YOUR ELECTION TO BEGIN RECEIVING ANNUITY PAYMENTS (ALTHOUGH IF YOU HAVE ELECTED TO RECEIVE THE ANNUAL INCOME AMOUNT IN THE FORM OF ANNUITY PAYMENTS, WE WILL CONTINUE TO PAY THE ANNUAL INCOME AMOUNT)

(IV)OUR RECEIPT OF DUE PROOF OF DEATH OF THE OWNER OR ANNUITANT (FOR ENTITY-OWNED ANNUITIES)

(V)BOTH THE UNADJUSTED ACCOUNT VALUE AND ANNUAL INCOME AMOUNT EQUAL ZERO, OR

(VI)YOU CEASE TO MEET OUR REQUIREMENTS AS DESCRIBED IN "ELECTION OF AND DESIGNATIONS UNDER THE BENEFIT" ABOVE.

"Due Proof of Death" is satisfied when we receive all of the following in Good Order: (a) a death certificate or similar documentation acceptable to us;

(b) all representations we require or which are mandated by applicable law or regulation in relation to the death claim and the payment of death proceeds; and (c) any applicable election of the method of payment of the death benefit, if not previously elected by the Owner, by at least one Beneficiary.

Upon termination of Highest Daily Lifetime Income other than upon the death of the Annuitant or Annuitization, we impose any accrued fee for the benefit (i.e., the fee for the pro-rated portion of the year since the fee was last assessed), and thereafter we cease deducting the charge for the benefit. However, if the amount in the Sub-accounts is not enough to pay the charge, we will reduce the fee to no more than the amount in the Sub-accounts. With regard to your investment allocations, upon termination we will: (i) leave intact amounts that are held in the Permitted Sub-accounts, and (ii) unless you are participating in an asset allocation program (i.e., Static Re-balancing Program, or 6 or 12 Month DCA Program for which we are providing administrative support), transfer all amounts held in the AST Investment Grade Bond Sub-account to your variable Investment Options, pro rata (i.e. in the same proportion as the current balances in your variable Investment Options). If, prior to the transfer from the AST Investment Grade Bond Sub-account, the Unadjusted Account Value in the variable Investment Options is zero, we will transfer such amounts to the AST Money Market Sub-account.

If a surviving spouse elects to continue the Annuity, Highest Daily Lifetime Income terminates upon Due Proof of Death. The spouse may newly elect the benefit subject to the restrictions discussed above.

HOW HIGHEST DAILY LIFETIME INCOME/SPOUSAL HIGHEST DAILY LIFETIME INCOME TRANSFERS UNADJUSTED ACCOUNT VALUE BETWEEN YOUR PERMITTED SUB-ACCOUNTS AND THE AST INVESTMENT GRADE BOND SUB-ACCOUNT

An integral part of Highest Daily Lifetime Income (including Highest Daily Lifetime Income with LIA and Spousal Highest Daily Lifetime Income) is the predetermined mathematical formula used to transfer Unadjusted Account Value between the Permitted Sub-accounts and a specified bond fund within the Advanced Series Trust (the "AST Investment Grade Bond Sub-account"). Only the predetermined mathematical formula can transfer Unadjusted Account Value to and from the AST Investment Grade Bond Sub-account, and thus you may not allocate Purchase Payments to or make transfers to or from the AST Investment Grade Bond Sub-account. The formula is set forth in Appendix H (and is described below).

As indicated above, we limit the Sub-accounts to which you may allocate Unadjusted Account Value if you elect Highest Daily Lifetime Income. For purposes of these benefits, we refer to those permitted Investment Options as the "Permitted Sub-accounts". Because these restrictions and the use of the formula lessen the risk that your Unadjusted Account Value will be reduced to zero while you are still alive, they also reduce the likelihood that we will make any lifetime income payments under this benefit. They may also limit your upside potential for growth. Subject to availability, you may also choose to allocate Purchase Payments while this program is in effect to the DCA MVA Options utilized with our 6 or 12 Month Dollar Cost Averaging Program ("6 or 12 Month DCA Program"). If you are participating in Highest Daily Lifetime Income and also are participating in the 6 or 12 Month DCA Program, and the formula under the benefit dictates a transfer from the Permitted Sub-accounts to the AST Investment Grade Bond Sub-account, then the amount to be transferred will be taken entirely from the Sub-accounts, provided there is sufficient Unadjusted Account Value in those Sub-accounts to meet the required transfer amount. Only if there is insufficient Unadjusted Account Value in those Sub-accounts will an amount be transferred from the DCA MVA Options. For purposes of the discussion below concerning transfers from the Permitted Sub-accounts to the AST Investment Grade Bond Sub-account, amounts held within the DCA MVA Options are included within the term "Permitted Sub-accounts". Thus, amounts may be transferred from the DCA MVA Options in the circumstances described above and in the section of the prospectus entitled 6 or 12 Month Dollar Cost Averaging Program. Any transfer dictated by the formula out of the AST Investment Grade Bond Sub-account will only be transferred to the Permitted Sub-accounts, not the DCA MVA Options. We will not assess any Market Value Adjustment with respect to transfers under the formula from the DCA MVA Options.

Generally, the formula, which is applied each Valuation Day, operates as follows. The formula starts by identifying an income basis for that day and then multiplies that figure by 5%, to produce a projected (i.e., hypothetical) income amount. Note that 5% is

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used in the formula, irrespective of the Annuitant's attained age. Then it produces an estimate of the total amount targeted in our allocation model, based on the projected income amount and factors set forth in the formula. In the formula, we refer to that value as the "Target Value" or "L". If you have already made a withdrawal, your projected income amount (and thus your Target Value) would take into account any automatic step-up, any subsequent Purchase Payments (including any associated Purchase Credits with respect to the X Series), and any excess withdrawals. Next, the formula subtracts from the Target Value the amount held within the AST Investment Grade Bond Sub-account on that day, and divides that difference by the amount held within the Permitted Sub-accounts. That ratio, which essentially isolates the amount of your Target Value that is not offset by amounts held within the AST Investment Grade Bond Sub-account, is called the "Target Ratio" or "r". If, on each of three consecutive Valuation Days, the Target Ratio is greater than 83% but less than or equal to 84.5%, the formula will, on such third Valuation Day, make a transfer from the Permitted Sub-accounts in which you are invested (subject to the 90% cap discussed below) to the AST Investment Grade Bond Sub-account. As discussed above, if all or a portion of your Unadjusted Account Value is allocated to one or more DCA MVA Options at the time a transfer to the AST Investment Grade Bond Sub-account is required under the formula, we will first look to process the transfer from the Permitted Sub-accounts, other than the DCA MVA Options. If the amount allocated to the Permitted Sub-accounts is insufficient to satisfy the transfer, then any remaining amounts will be transferred from the DCA MVA Options. Once a transfer is made, the three consecutive Valuation Days begin again. If, however, on any Valuation Day, the Target Ratio is above 84.5%, the formula will make a transfer from the Permitted Sub-accounts (subject to the 90% cap) to the AST Investment Grade Bond Sub-account (as described above). If the Target Ratio falls below 78% on any Valuation Day, then a transfer from the AST Investment Grade Bond Sub-account to the Permitted Sub-accounts (excluding the DCA MVA Options) will occur.

The formula will not execute a transfer to the AST Investment Grade Bond Sub-account that results in more than 90% of your Unadjusted Account Value being allocated to the AST Investment Grade Bond Sub-account ("90% cap") on that Valuation Day. Thus, on any Valuation Day, if the formula would require a transfer to the AST Investment Grade Bond Sub-account that would result in more than 90% of the Unadjusted Account Value being allocated to the AST Investment Grade Bond Sub-account, only the amount that results in exactly 90% of the Unadjusted Account Value being allocated to the AST Investment Grade Bond Sub- account will be transferred. Additionally, future transfers into the AST Investment Grade Bond Sub-account will not be made (regardless of the performance of the AST Investment Grade Bond Sub-account and the Permitted Sub-accounts) at least until there is first a transfer out of the AST Investment Grade Bond Sub-account. Once this transfer occurs out of the AST Investment Grade Bond Sub-account, future amounts may be transferred to or from the AST Investment Grade Bond Sub-account if dictated by the formula (subject to the 90% cap). At no time will the formula make a transfer to the AST Investment Grade Bond Sub-account that results in greater than 90% of your Unadjusted Account Value being allocated to the AST Investment Grade Bond Sub-account. However, it is possible that, due to the investment performance of your allocations in the AST Investment Grade Bond Sub-account and your allocations in the Permitted Sub-accounts you have selected, your Unadjusted Account Value could be more than 90% invested in the AST Investment Grade Bond Sub-account.

If you make additional Purchase Payments to your Annuity while the 90% cap is in effect, the formula will not transfer any of such additional Purchase Payments to the AST Investment Grade Bond Sub-account at least until there is first a transfer out of the AST Investment Grade Bond Sub-account, regardless of how much of your Unadjusted Account Value is in the Permitted Sub-accounts. This means that there could be scenarios under which, because of the additional Purchase Payments you make, less than 90% of your entire Unadjusted Account Value is allocated to the AST Investment Grade Bond Sub-account, and the formula will still not transfer any of your Unadjusted Account Value to the AST Investment Grade Bond Sub-account (at least until there is first a transfer out of the AST Investment Grade Bond Sub-account). For example,

. September 4, 2012 - a transfer is made to the AST Investment Grade Bond Sub-account that results in the 90% cap being met and now $90,000 is allocated to the AST Investment Grade Bond Sub-account and $10,000 is allocated to the Permitted Sub-accounts.

. September 5, 2012 - you make an additional Purchase Payment of $10,000. No transfers have been made from the AST Investment Grade Bond Sub-account to the Permitted Sub-accounts since the cap went into effect on September 4, 2012.

. On September 5, 2012 - (and at least until first a transfer is made out of the AST Investment Grade Bond Sub-account under the formula) - the $10,000 payment is allocated to the Permitted Sub-accounts and on this date you have 82% in the AST Investment Grade Bond Sub-account and 18% in the Permitted Sub-accounts (such that $20,000 is allocated to the Permitted Sub-accounts and $90,000 to the AST Investment Grade Bond Sub-account).

. Once there is a transfer out of the AST Investment Grade Bond Sub-account (of any amount), the formula will operate as described above, meaning that the formula could transfer amounts to or from the AST Investment Grade Bond Sub-account if dictated by the formula (subject to the 90% cap).

Under the operation of the formula, the 90% cap may come into and out of effect multiple times while you participate in the benefit. We will continue to monitor your Unadjusted Account Value daily and, if dictated by the formula, systematically transfer amounts between the Permitted Sub-accounts you have chosen and the AST Investment Grade Bond Sub-account as dictated by the formula.

Under the formula, investment performance of your Unadjusted Account Value that is negative, flat, or even moderately positive may result in a transfer of a portion of your Unadjusted Account Value in the Permitted Sub-accounts to the AST Investment Grade

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Bond Sub-account because such investment performance will tend to increase the Target Ratio. Because the amount allocated to the AST Investment Grade Bond Sub-account and the amount allocated to the Permitted Sub-accounts each is a variable in the formula, the investment performance of each affects whether a transfer occurs for your Annuity. In deciding how much to transfer, we use another formula, which essentially seeks to re-balance amounts held in the Permitted Sub-accounts and the AST Investment Grade Bond Sub-account so that the Target Ratio meets a target, which currently is equal to 80%. Once you elect Highest Daily Lifetime Income, the values we use to compare to the Target Ratio will be fixed. For newly-issued Annuities that elect Highest Daily Lifetime Income and existing Annuities that elect Highest Daily Lifetime Income in the future, however, we reserve the right to change such values.

Additionally, on each monthly Annuity Anniversary (if the monthly Annuity Anniversary does not fall on a Valuation Day, the next Valuation Day will be used), following all of the above described daily calculations, if there is money allocated to the AST Investment Grade Bond Sub-account, we will perform an additional monthly calculation to determine whether or not a transfer will be made from the AST Investment Grade Bond Sub-account to the Permitted Sub-accounts. This transfer will automatically occur provided that the Target Ratio, as described above, would be less than 83% after the transfer. The formula will not execute a transfer if the Target Ratio after this transfer would occur would be greater than or equal to 83%.

The amount of the transfer will be equal to the lesser of:

a) The total value of all your Unadjusted Account Value in the AST Investment Grade Bond Sub-account, or

b) An amount equal to 5% of your total Unadjusted Account Value.

While you are not notified when your Annuity reaches a transfer trigger under the formula, you will receive a confirmation statement indicating the transfer of a portion of your Unadjusted Account Value either to or from the AST Investment Grade Bond Sub-account. The formula by which the transfer operates is designed primarily to mitigate some of the financial risks that we incur in providing the guarantee under Highest Daily Lifetime Income and Spousal Highest Daily Lifetime Income. Depending on the results of the calculations of the formula, we may, on any Valuation Day:

. Not make any transfer between the Permitted Sub-accounts and the AST Investment Grade Bond Sub-account; or

. If a portion of your Unadjusted Account Value was previously allocated to the AST Investment Grade Bond Sub-account, transfer all or a portion of those amounts to the Permitted Sub-accounts (as described above); or

. Transfer a portion of your Unadjusted Account Value in the Permitted Sub-accounts and the DCA MVA Options to the AST Investment Grade Bond Sub-account.

The amount and timing of transfers to and from the AST Investment Grade Bond Sub-account pursuant to the formula depends upon a number of factors unique to your Annuity (and is not necessarily directly correlated with the securities markets, bond markets, or interest rates, in general) including:

. The difference between your Unadjusted Account Value and your Protected Withdrawal Value;

. How long you have owned Highest Daily Lifetime Income /Spousal Highest Daily Lifetime Income;

. The performance of the Permitted Sub-accounts you have chosen;

. The performance of the AST Investment Grade Bond Sub-account;

. The amount allocated to each of the Permitted Sub-accounts you have chosen;

. The amount allocated to the AST Investment Grade Bond Sub-account;

. Additional Purchase Payments, if any, you make to your Annuity; and

. Withdrawals, if any, you take from your Annuity (partial withdrawals are taken pro rata from your Unadjusted Account Value).

At any given time, some, most or none of your Unadjusted Account Value will be allocated to the AST Investment Grade Bond Sub-account, as dictated by the formula.

The more of your Unadjusted Account Value that is allocated to the AST Investment Grade Bond Sub-account, the greater the impact of the performance of that Sub-account in determining whether (and how much) your Unadjusted Account Value is transferred back to the Permitted Sub-accounts. Further, it is possible under the formula that, if a significant portion of your Unadjusted Account Value is allocated to the AST Investment Grade Bond Sub-account and that Sub-account has good performance but the performance of your Permitted Sub-accounts is negative, the formula might transfer your Unadjusted Account Value to the Permitted Sub-accounts. Similarly, the more you have allocated to the Permitted Sub-accounts, the greater the impact of the performance of those Permitted Sub-accounts will have on any transfer to the AST Investment Grade Bond Sub-account.

If you make additional Purchase Payments to your Annuity, they will be allocated according to your allocation instructions. Once they are allocated to your Annuity, they will also be subject to the formula described above and therefore may be transferred to the AST Investment Grade Bond Portfolio, if dictated by the formula.

Any Unadjusted Account Value in the AST Investment Grade Bond Sub-account will not be available to participate in the investment experience of the Permitted Sub-accounts regardless of whether there is a subsequent Sub-account decline or market recovery until it is transferred out of the AST Investment Grade Bond Sub-account.

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ADDITIONAL TAX CONSIDERATIONS

If you purchase an annuity as an investment vehicle for "qualified" investments, including an IRA, SEP-IRA, Tax Sheltered Annuity (or 403(b)) or employer plan under Code Section 401(a), the Required Minimum Distribution rules under the Code provide that you begin receiving periodic amounts beginning after age 70 1/2. For a Tax Sheltered Annuity or a 401(a) plan for which the participant is not a greater than five (5) percent Owner of the employer, this required beginning date can generally be deferred to retirement, if later. Roth IRAs are not subject to these rules during the Owner's lifetime. The amount required under the Code may exceed the Annual Income Amount, which will cause us to increase the Annual Income Amount in any Annuity Year that Required Minimum Distributions due from your Annuity are greater than such amounts, as discussed above. In addition, the amount and duration of payments under the annuity payment provision may be adjusted so that the payments do not trigger any penalty or excise taxes due to tax considerations such as Required Minimum Distribution rules under the tax law.

As indicated, withdrawals made while this benefit is in effect will be treated, for tax purposes, in the same way as any other withdrawals under the Annuity. Please see the Tax Considerations section for a detailed discussion of the tax treatment of withdrawals. We do not address each potential tax scenario that could arise with respect to this benefit here. However, we do note that if you participate in Highest Daily Lifetime Income or Spousal Highest Daily Lifetime Income through a non-qualified annuity, as with all withdrawals, once all Purchase Payments are returned under the Annuity, all subsequent withdrawal amounts will be taxed as ordinary income.

HIGHEST DAILY LIFETIME INCOME BENEFIT WITH LIFETIME INCOME ACCELERATOR We offer another version of Highest Daily Lifetime Income that we call Highest Daily Lifetime Income with Lifetime Income Accelerator. Highest Daily Lifetime Income with LIA guarantees, until the death of the single designated life, the ability to withdraw an amount equal to double the Annual Income Amount (which we refer to as the "LIA Amount") if you meet the conditions set forth below. This version is only being offered in those jurisdictions where we have received regulatory approval and will be offered subsequently in other jurisdictions when we receive regulatory approval in those jurisdictions. We reserve the right, in our sole discretion, to cease offering this benefit at any time.

You may choose Highest Daily Lifetime Income with or without also electing LIA, however you may not elect LIA without Highest Daily Lifetime Income and you must elect the LIA benefit at the time you elect Highest Daily Lifetime Income. If you elect Highest Daily Lifetime Income without LIA and would like to add the feature later, you must first terminate Highest Daily Lifetime Income and elect Highest Daily Lifetime Income with LIA (subject to availability and benefit re-election provisions). Please note that if you terminate Highest Daily Lifetime Income and elect Highest Daily Lifetime Income with LIA you lose the guarantees that you had accumulated under your existing benefit and will begin the new guarantees under the new benefit you elect based on your Unadjusted Account Value as of the date the new benefit becomes active. Highest Daily Lifetime Income with LIA is offered as an alternative to other lifetime withdrawal options. If you elect this benefit, it may not be combined with any other optional living benefit or death benefit. As long as your Highest Daily Lifetime Income with LIA benefit is in effect, you must allocate your Unadjusted Account Value in accordance with the Permitted Sub-account(s) with this benefit. The income benefit under Highest Daily Lifetime Income with LIA currently is based on a single "designated life" who is between the ages of 45 and 75 on the date that the benefit is elected and received in Good Order. All terms and conditions of Highest Daily Lifetime Income apply to this version of the benefit, except as described herein. As is the case with Highest Daily Lifetime Income, Highest Daily Lifetime Income with LIA involves your participation in a predetermined mathematical formula that transfers Account Value between your Sub-accounts and the AST Investment Grade Bond Portfolio Sub-account. Please see Highest Daily Lifetime Income above for a description of the predetermined mathematical formula.

Highest Daily Lifetime Income with LIA is not long-term care insurance and should not be purchased as a substitute for long-term care insurance. The income you receive through the Lifetime Income Accelerator may be used for any purpose, and it may or may not be sufficient to address expenses you may incur for long-term care or other medical or retirement expenses. You should seek professional advice to determine your financial needs for long-term care.

If this benefit is being elected on an Annuity held as a 403(b) plan, then in addition to meeting the eligibility requirements listed below for the LIA Amount you must separately qualify for distributions from the 403(b) plan itself.

If you elect Highest Daily Lifetime Income with LIA, the current charge is 1.30% annually of the greater of Unadjusted Account Value and Protected Withdrawal Value. The maximum charge is 2.00% annually of the greater of the Unadjusted Account Value and Protected Withdrawal Value. We deduct this charge on quarterly anniversaries of the benefit effective date. Thus, we deduct, on a quarterly basis, 0.325% of the greater of the prior Valuation Day's Unadjusted Account Value and the prior Valuation Day's Protected Withdrawal Value. We deduct the fee pro rata from each of your Sub-accounts, including the AST Investment Grade Bond Sub-account.

If the deduction of the charge would result in the Unadjusted Account Value falling below the lesser of $500 or 5% of the sum of the Unadjusted Account Value on the effective date of the benefit plus all Purchase Payments made subsequent thereto (and any associated Purchase Credits) (we refer to this as the "Account Value Floor"), we will only deduct that portion of the charge that would not cause the Unadjusted Account Value to fall below the Account Value Floor. If the Unadjusted Account Value on the

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date we would deduct a charge for the benefit is less than the Account Value Floor, then no charge will be assessed for that benefit quarter. Charges deducted upon termination of the benefit may cause the Unadjusted Account Value to fall below the Account Value Floor. If a charge for Highest Daily Lifetime Income with LIA benefit would be deducted on the same day we process a withdrawal request, the charge will be deducted first, then the withdrawal will be processed. The withdrawal could cause the Unadjusted Account Value to fall below the Account Value Floor. While the deduction of the charge (other than the final charge) may not reduce the Unadjusted Account Value to zero, withdrawals may reduce the Unadjusted Account Value to zero.

ELIGIBILITY REQUIREMENTS FOR LIA AMOUNT. Both a waiting period of 36 months from the benefit effective date and an elimination period of 120 days from the date of notification that one or both of the requirements described immediately below have been met apply before you can become eligible for the LIA Amount. The 120 day elimination period begins on the date that we receive notification from you of your eligibility for the LIA Amount. Thus, assuming the 36 month waiting period has been met and we have received the notification referenced in the immediately preceding sentence, the LIA Amount would be available for withdrawal on the Valuation Day immediately after the 120th day. The waiting period and the elimination period may run concurrently. In addition to satisfying the waiting and elimination period, at least one of the following requirements ("LIA conditions") must be met.

(1)The designated life is confined to a qualified nursing facility. A qualified nursing facility is a facility operated pursuant to laws of any United States jurisdiction providing medically necessary in-patient care which is prescribed by a licensed physician in writing and based on physical limitations which prohibit daily living in a non-institutional setting.

(2)The designated life is unable to perform two or more basic abilities of caring for oneself or "activities of daily living." We define these basic abilities as:

i. Eating: Feeding oneself by getting food into the body from a receptacle (such as a plate, cup or table) or by a feeding tube or intravenously.

ii.Dressing: Putting on and taking off all items of clothing and any necessary braces, fasteners or artificial limbs.

iii.Bathing: Washing oneself by sponge bath; or in either a tub or shower, including the task of getting into or out of the tub or shower.

iv.Toileting: Getting to and from the toilet, getting on and off the toilet, and performing associated personal hygiene.

v. Transferring: Moving into or out of a bed, chair or wheelchair.

vi.Continence: Maintaining control of bowel or bladder function; or when unable to maintain control of bowel or bladder function, the ability to perform personal hygiene (including caring for catheter or colostomy bag).

You must notify us in writing when the LIA conditions have been met. If, when we receive such notification, there are more than 120 days remaining until the end of the waiting period described above, you will not be eligible for the LIA Amount, and you will have to notify us again in writing in order to become eligible. If there are 120 days or less remaining until the end of the waiting period when we receive notification that the LIA conditions are met, we will determine eligibility for the LIA Amount through our then current administrative process, which may include, but is not limited to, documentation verifying the LIA conditions and/or an assessment by a third party of our choice. Such assessment may be in person and we will assume any costs associated with the aforementioned assessment. The designated life must be available for any assessment or reassessment pursuant to our administrative process requirements. Please note that you must be available in the U.S. for the assessment. Once eligibility is determined, the LIA Amount is equal to double the Annual Income Amount as described above under Highest Daily Lifetime Income.

Additionally, once eligibility is determined, we will reassess your eligibility on an annual basis although your LIA benefit for the Annuity Year that immediately precedes or runs concurrent with our reassessment will not be affected if it is determined that you are no longer eligible. Your first reassessment may occur in the same year as your initial assessment. If we determine that you are no longer eligible to receive the LIA Amount, upon the next Annuity Anniversary the Annual Income Amount would replace the LIA Amount. However, if you were receiving income based on the LIA Amount and do not take action to change your withdrawal amount to your Annual Income Amount, any cumulative Lifetime Withdrawals in an Annuity Year that are in excess of the Annual Income Amount will impact your Annual Income Amount in subsequent years (except with regard to Required Minimum Distributions for this Annuity that comply with our rules). Please note that we will not change your current withdrawal amount unless you instruct us to do so. If you wish to establish or make changes to your existing withdrawal program to ensure that you are not taking Excess Income, please contact our Annuity Service Office. There is no limit on the number of times you can become eligible for the LIA Amount, however, each time would require the completion of the 120-day elimination period, notification that the designated life meets the LIA conditions, and determination, through our then current administrative process, that you are eligible for the LIA Amount, each as described above.

LIA AMOUNT AT THE FIRST LIFETIME WITHDRAWAL. If your first Lifetime Withdrawal subsequent to election of Highest Daily Lifetime Income with LIA occurs while you are eligible for the LIA Amount, the available LIA Amount is equal to double the Annual Income Amount.

LIA AMOUNT AFTER THE FIRST LIFETIME WITHDRAWAL. If you become eligible for the LIA Amount after you have taken your first Lifetime Withdrawal, the available LIA Amount for the current and subsequent Annuity Years is equal to double the then current

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Annual Income Amount. However, the available LIA Amount in the current Annuity Year is reduced by any Lifetime Withdrawals that have been taken in the current Annuity Year. Cumulative Lifetime Withdrawals in an Annuity Year which are less than or equal to the LIA Amount (when eligible for the LIA Amount) will not reduce your LIA Amount in subsequent Annuity Years, but any such withdrawals will reduce the LIA Amount on a dollar-for-dollar basis in that Annuity Year.

For new issuances of this benefit, we may institute a "cut-off" date that would stop the appreciation of the Protected Withdrawal Value, even if no Lifetime Withdrawal had been taken prior to the cut-off date (thus affecting the determination of the LIA Amount). We will not apply any cut-off date to those who elected this benefit prior to our institution of a cut-off date.

WITHDRAWALS IN EXCESS OF THE LIA AMOUNT. Withdrawals (other than the Non-Lifetime Withdrawal) of any amount in a given Annuity Year up to the LIA Amount will reduce the Protected Withdrawal Value by the amount of the withdrawal. However, if your cumulative Lifetime Withdrawals in an Annuity Year are in excess of the LIA Amount ("Excess Income"), your LIA Amount in subsequent years will be reduced (except with regard to Required Minimum Distributions) by the result of the ratio of the excess portion of the withdrawal to the Account Value immediately prior to the Excess Income. Excess Income also will reduce the Protected Withdrawal Value by the same ratio as the reduction to the LIA Amount. Any withdrawals that are less than or equal to the LIA Amount (when eligible) but in excess of the free withdrawal amount available under this Annuity will not incur a CDSC.

AS DISCUSSED IN THIS PARAGRAPH, WHEN YOU MAKE A WITHDRAWAL THAT IS SUBJECT TO A CDSC AND/OR TAX WITHHOLDING, WE WILL IDENTIFY THE AMOUNT THAT INCLUDES NOT ONLY THE AMOUNT YOU ACTUALLY RECEIVE, BUT ALSO THE AMOUNT OF THE CDSC AND/OR TAX WITHHOLDING, TO DETERMINE WHETHER YOUR WITHDRAWAL HAS EXCEEDED THE LIA AMOUNT. WHEN YOU TAKE A WITHDRAWAL, YOU MAY REQUEST A "GROSS" WITHDRAWAL AMOUNT (E.G., $2000) BUT THEN HAVE ANY CDSC AND/OR TAX WITHHOLDING DEDUCTED FROM THE AMOUNT YOU ACTUALLY RECEIVE (ALTHOUGH AN MVA MAY ALSO BE APPLIED TO YOUR REMAINING UNADJUSTED ACCOUNT VALUE, IT IS NOT CONSIDERED FOR PURPOSES OF DETERMINING EXCESS INCOME). THE PORTION OF A WITHDRAWAL THAT EXCEEDED YOUR LIA AMOUNT (IF ANY) WOULD BE TREATED AS AN EXCESS INCOME AND THUS WOULD REDUCE YOUR LIA AMOUNT IN SUBSEQUENT YEARS. ALTERNATIVELY, YOU MAY REQUEST THAT A "NET" WITHDRAWAL AMOUNT ACTUALLY BE PAID TO YOU (E.G., $2000), WITH THE UNDERSTANDING THAT ANY CDSC AND/OR TAX WITHHOLDING (E.G., $240) BE APPLIED TO YOUR REMAINING UNADJUSTED ACCOUNT VALUE (ALTHOUGH AN MVA MAY ALSO BE APPLIED TO YOUR REMAINING UNADJUSTED ACCOUNT VALUE, IT IS NOT CONSIDERED FOR PURPOSES OF DETERMINING EXCESS INCOME). IN THE LATTER SCENARIO, WE DETERMINE WHETHER ANY PORTION OF THE WITHDRAWAL IS TO BE TREATED AS EXCESS INCOME BY LOOKING TO THE SUM OF THE NET AMOUNT YOU ACTUALLY RECEIVE (E.G., $2000) AND THE AMOUNT OF ANY CDSC AND/OR TAX WITHHOLDING (IN THIS EXAMPLE, A TOTAL OF $2240). THE AMOUNT OF THAT SUM (E.G., THE $2000 YOU RECEIVED PLUS THE $240 FOR THE CDSC AND/OR TAX WITHHOLDING) THAT EXCEEDS YOUR LIA AMOUNT WILL BE TREATED AS EXCESS INCOME - THEREBY REDUCING YOUR LIA AMOUNT IN SUBSEQUENT YEARS.

No CDSC is applicable to any Lifetime Withdrawal that is less than or equal to the LIA Amount, even if the total amount of such withdrawals in any Annuity Year exceeds any maximum free withdrawal amount described in the Annuity. Such Lifetime Withdrawals are not treated as withdrawals of Purchase Payments. Each withdrawal that is Excess Income is subject to any applicable CDSC if the withdrawal is greater than the Free Withdrawal amount under the Annuity.

WITHDRAWALS ARE NOT REQUIRED. However, subsequent to the first Lifetime Withdrawal, the LIA Amount is not increased in subsequent Annuity Years if you decide not to take a withdrawal in an Annuity Year or take withdrawals in an Annuity Year that in total are less than the LIA Amount.

PURCHASE PAYMENTS. If you are eligible for the LIA Amount as described under "Eligibility Requirements for LIA Amount" and you make an additional Purchase Payment, the Annual Income Amount is increased by an amount obtained by applying the applicable percentage (3% for ages 45 - 54; 4% for ages 55 to less than 59 1/2; 5% for ages 59 1/2 - 84; and 6% for ages 85 or older) to the Purchase Payment (including any associated Purchase Credits). The applicable percentage is based on the attained age of the designated life on the date of the first Lifetime Withdrawal after the benefit effective date.

The LIA Amount is increased by double the Annual Income Amount, if eligibility for LIA has been met. The Protected Withdrawal Value is increased by the amount of each Purchase Payment (including any associated Purchase Credits).

If the Annuity permits additional Purchase Payments, we may limit any additional Purchase Payment(s) if we determine that as a result of the timing and amounts of your additional Purchase Payments and withdrawals, the Annual Income Amount (or, if eligible for LIA, the LIA Amount) is being increased in an unintended fashion. Among the factors we will use in making a determination as to whether an action is designed to increase the Annual Income Amount (or, if eligible for LIA, the LIA Amount) in an unintended fashion is the relative size of additional Purchase Payment(s). We reserve the right to not accept additional Purchase Payments if we are not then offering this benefit for new elections. We will exercise such reservation of right for all annuity purchasers in the same class in a nondiscriminatory manner.

STEP UPS. If your Annual Income Amount is stepped up, your LIA Amount will be stepped up to equal double the stepped up Annual Income Amount.

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Guarantee Payments. If your Unadjusted Account Value is reduced to zero as a result of cumulative withdrawals that are equal to or less than the LIA Amount when you are eligible, and there is still a LIA Amount available, we will make an additional payment for that Annuity Year equal to the remaining LIA Amount. If this were to occur, you are not permitted to make additional Purchase Payments to your Annuity. Thus, in that scenario, the remaining LIA Amount would be payable even though your Unadjusted Account Value was reduced to zero. In subsequent Annuity Years we make payments that equal the LIA Amount as described in this section. We will make payments until the death of the single designated life. Should the designated life no longer qualify for the LIA Amount (as described under "Eligibility Requirements for LIA Amount" above), the Annual Income Amount would continue to be available. Subsequent eligibility for the LIA Amount would require the completion of the 120 day elimination period as well as meeting the LIA conditions listed above under "Eligibility Requirements for LIA Amount". TO THE EXTENT THAT CUMULATIVE WITHDRAWALS IN THE CURRENT ANNUITY YEAR THAT REDUCE YOUR UNADJUSTED ACCOUNT VALUE TO ZERO ARE MORE THAN THE LIA AMOUNT (EXCEPT IN THE CASE OF REQUIRED MINIMUM DISTRIBUTIONS), HIGHEST DAILY LIFETIME INCOME WITH LIA TERMINATES, AND NO ADDITIONAL PAYMENTS ARE MADE. HOWEVER, IF A WITHDRAWAL IN THE LATTER SCENARIO WAS TAKEN TO SATISFY A REQUIRED MINIMUM DISTRIBUTION (AS DESCRIBED ABOVE) UNDER THE ANNUITY, THEN THE BENEFIT WILL NOT TERMINATE, AND WE WILL CONTINUE TO PAY THE LIA AMOUNT IN SUBSEQUENT ANNUITY YEARS UNTIL THE DEATH OF THE DESIGNATED LIFE.

ANNUITY OPTIONS. In addition to the Highest Daily Lifetime Income annuity options described above, after the tenth anniversary of the benefit effective date ("Tenth Anniversary"), you may also request that we make annuity payments each year equal to the Annual Income Amount. In any year that you are eligible for the LIA Amount, we make annuity payments equal to the LIA Amount. If you would receive a greater payment by applying your Unadjusted Account Value to receive payments for life under your Annuity, we will pay the greater amount. Annuitization prior to the Tenth Anniversary will forfeit any present or future LIA Amounts. We will continue to make payments until the death of the designated life. If this option is elected, the Annual Income Amount and LIA Amount will not increase after annuity payments have begun.

If you elect Highest Daily Lifetime Income with LIA, and never meet the eligibility requirements, you will not receive any additional payments based on the LIA Amount.

TERMINATION OF HIGHEST DAILY LIFETIME INCOME WITH LIA. THE LIA BENEFIT

TERMINATES UPON THE FIRST TO OCCUR OF THE FOLLOWING:

. YOUR TERMINATION OF THE BENEFIT;

. YOUR SURRENDER OF THE ANNUITY;

. OUR RECEIPT OF DUE PROOF OF DEATH OF THE DESIGNATED LIFE;

. THE ANNUITY DATE, IF UNADJUSTED ACCOUNT VALUE REMAINS ON THE ANNUITY DATE AND AN ELECTION IS MADE TO COMMENCE ANNUITY PAYMENTS PRIOR TO THE TENTH ANNUITY ANNIVERSARY;

. THE VALUATION DAY ON WHICH EACH OF THE UNADJUSTED ACCOUNT VALUE AND THE ANNUAL INCOME AMOUNT IS ZERO; OR

. IF YOU CEASE TO MEET OUR REQUIREMENTS FOR ELECTIONS OF THIS BENEFIT.

Highest Daily Lifetime Income with LIA uses the same predetermined mathematical formula used with Highest Daily Lifetime Income and Spousal Highest Daily Lifetime Income. See the pertinent discussion in Highest Daily Lifetime Income above.

SPOUSAL HIGHEST DAILY LIFETIME INCOME BENEFIT

Spousal Highest Daily Lifetime Income is a lifetime guaranteed minimum withdrawal benefit, under which, subject to the terms of the benefit, we guarantee your ability to take a certain annual withdrawal amount for the lives of two individuals who are spouses. We reserve the right, in our sole discretion, to cease offering this benefit for new elections at any time.

We offer a benefit that guarantees, until the later death of two natural persons who are each other's spouses at the time of election of the benefit and at the first death of one of them (the "designated lives", and each, a "designated life"), the ability to withdraw an annual amount (the "Annual Income Amount") equal to a percentage of an initial principal value (the "Protected Withdrawal Value") regardless of the impact of Sub-account performance on the Unadjusted Account Value, subject to our rules regarding the timing and amount of withdrawals. You are guaranteed to be able to withdraw the Annual Income Amount for the lives of the designated lives, provided you have not made withdrawals of Excess Income that result in your Unadjusted Account Value being reduced to zero. We also permit you to designate the first withdrawal from your Annuity as a one-time "Non-Lifetime Withdrawal." All other withdrawals from your Annuity are considered a "Lifetime Withdrawal" under the benefit. Withdrawals are taken first from your own Account Value. We are only required to begin making lifetime income payments to you under our guarantee when and if your Unadjusted Account Value is reduced to zero (for any reason other than due to partial withdrawals of Excess Income). The benefit may be appropriate if you intend to make periodic withdrawals from your Annuity, wish to ensure that Sub-account performance will not affect your ability to receive annual payments, and wish either spouse to be able to continue Spousal Highest Daily Lifetime Income after the death of the first spouse. You are not required to make withdrawals as part of the benefit - the guarantees are not lost if you withdraw less than the maximum allowable amount each year under the rules of the benefit. An integral component of Spousal Highest Daily Lifetime Income is the predetermined mathematical formula we employ that may periodically transfer your Unadjusted Account Value to and from the AST Investment Grade Bond Sub-account. See the section above entitled "How Highest Daily Lifetime Income/Spousal Highest Daily Lifetime Income Transfers Unadjusted Account Value Between Your Permitted Sub-accounts and the AST Investment Grade Bond Sub-account."

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Spousal Highest Daily Lifetime Income is the spousal version of Highest Daily Lifetime Income. This version is only being offered in those jurisdictions where we have received regulatory approval and will be offered subsequently in other jurisdictions when we receive regulatory approval in those jurisdictions. Currently, if you elect Spousal Highest Daily Lifetime Income and subsequently terminate the benefit, you may elect another living benefit, subject to our current rules. See "Election of and Designations under the Benefit" below and "Termination of Existing Benefits and Election of New Benefits" for details. Please note that if you terminate Spousal Highest Daily Lifetime Income and elect another benefit, you lose the guarantees that you had accumulated under your existing benefit and will begin the new guarantees under the new benefit you elect based on your Unadjusted Account Value as of the date the new benefit becomes active. Spousal Highest Daily Lifetime Income must be elected based on two designated lives, as described below. Each designated life must be at least 45 years old when the benefit is elected. Spousal Highest Daily Lifetime Income is not available if you elect any other optional living benefit, although you may elect any optional death benefit. As long as your Spousal Highest Daily Lifetime Income is in effect, you must allocate your Unadjusted Account Value in accordance with the permitted Sub-accounts and other Investment Option(s) available with this benefit. For a more detailed description of the permitted Investment Options, see the "Investment Options" section.

ALTHOUGH YOU ARE GUARANTEED THE ABILITY TO WITHDRAW YOUR ANNUAL INCOME AMOUNT FOR LIFE EVEN IF YOUR UNADJUSTED ACCOUNT VALUE FALLS TO ZERO, IF YOU TAKE A WITHDRAWAL OF EXCESS INCOME THAT BRINGS YOUR UNADJUSTED ACCOUNT VALUE TO ZERO, YOUR ANNUAL INCOME AMOUNT ALSO WOULD FALL TO ZERO, AND THE BENEFIT AND THE ANNUITY THEN WOULD TERMINATE. IN THAT SCENARIO, NO FURTHER AMOUNT WOULD BE PAYABLE UNDER SPOUSAL HIGHEST DAILY LIFETIME INCOME. AS TO THE IMPACT OF SUCH A SCENARIO ON ANY OTHER OPTIONAL BENEFIT YOU MAY HAVE, PLEASE SEE THE APPLICABLE SECTION IN THIS PROSPECTUS. FOR EXAMPLE, IF THE ANNUITY TERMINATES IN THIS SCENARIO, YOU WOULD NO LONGER HAVE ANY OPTIONAL DEATH BENEFIT THAT YOU MAY HAVE ELECTED (SEE THE OPTIONAL DEATH BENEFITS SECTION OF THIS PROSPECTUS).

You may also participate in the 6 or 12 Month Dollar Cost Averaging Program if you elect Spousal Highest Daily Lifetime Income, subject to the 6 or 12 Month DCA Program's rules. See the section of this prospectus entitled "6 or 12 Month Dollar Cost Averaging Program" for details.

KEY FEATURE - PROTECTED WITHDRAWAL VALUE

The Protected Withdrawal Value is used to calculate the initial Annual Income Amount. The Protected Withdrawal Value is separate from your Unadjusted Account Value and not available as cash or a lump sum. On the effective date of the benefit, the Protected Withdrawal Value is equal to your Unadjusted Account Value. On each Valuation Day thereafter until the date of your first Lifetime Withdrawal (excluding any Non-Lifetime Withdrawal discussed below), the Protected Withdrawal Value is equal to the "Periodic Value" described in the next paragraph.

The "Periodic Value" initially is equal to the Unadjusted Account Value on the effective date of the benefit. On each Valuation Day thereafter until the first Lifetime Withdrawal, we recalculate the Periodic Value. We stop determining the Periodic Value upon your first Lifetime Withdrawal after the effective date of the benefit. On each Valuation Day (the "Current Valuation Day"), the Periodic Value is equal to the greater of:

(1)the Periodic Value for the immediately preceding business day (the "Prior Valuation Day") appreciated at the daily equivalent of 5% annually during the calendar day(s) between the Prior Valuation Day and the Current Valuation Day (i.e., one day for successive Valuation Days, but more than one calendar day for Valuation Days that are separated by weekends and/or holidays), plus the amount of any Purchase Payment (including any associated Purchase Credits) made on the Current Valuation Day (the Periodic Value is proportionally reduced for any Non-Lifetime Withdrawal); and

(2)the Unadjusted Account Value on the current Valuation Day.

If you have not made a Lifetime Withdrawal on or before the 12/th/ Anniversary of the effective date of the benefit, your Periodic Value on the 12/th/ Anniversary of the benefit effective date is equal to the greater of:

(1)the Periodic Value described above or,

(2)the sum of (a), (b) and (c) proportionally reduced for any Non-Lifetime Withdrawal:

(a)200% of the Unadjusted Account Value on the effective date of the benefit including any Purchase Payments (including any associated Purchase Credits) made on that day;

(b)200% of all Purchase Payments (including any associated Purchase Credits) made within one year following the effective date of the benefit; and

(c)all Purchase Payments (including any associated Purchase Credits) made after one year following the effective date of the benefit.

Once the first Lifetime Withdrawal is made, the Protected Withdrawal Value at any time is equal to the greater of (i) the Protected Withdrawal Value on the date of the first Lifetime Withdrawal, increased for subsequent Purchase Payments (including any associated Purchase Credits) and reduced for subsequent Lifetime Withdrawals, and (ii) the highest daily Unadjusted Account Value upon any step-up, increased for subsequent Purchase Payments (including any associated Purchase Credits) and reduced for subsequent Lifetime Withdrawals (see the examples that begin immediately prior to the sub-heading below entitled "Example of dollar-for-dollar reductions").

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KEY FEATURE - ANNUAL INCOME AMOUNT UNDER SPOUSAL HIGHEST DAILY LIFETIME INCOME The Annual Income Amount is equal to a specified percentage of the Protected Withdrawal Value. The percentage initially depends on the age of the younger designated life on the date of the first Lifetime Withdrawal after election of the benefit. The percentages are: 2.5% for ages 45-54, 3.5% for ages 55 to less than 59 1/2; 4.5% for ages 59 1/2 to 84, and 5.5% for ages 85 and older. We use the age of the younger designated life even if that designated life is no longer a participant under the Annuity due to death or divorce. Under Spousal Highest Daily Lifetime Income, if your cumulative Lifetime Withdrawals in an Annuity Year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent Annuity Years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that Annuity Year and also will reduce the Protected Withdrawal Value on a dollar-for-dollar basis. If your cumulative Lifetime Withdrawals in an Annuity Year are in excess of the Annual Income Amount for any Annuity Year ("Excess Income"), your Annual Income Amount in subsequent years will be reduced (except with regard to Required Minimum Distributions for this Annuity that comply with our rules) by the result of the ratio of the Excess Income to the Unadjusted Account Value immediately prior to such withdrawal (see examples of this calculation below). Excess Income also will reduce the Protected Withdrawal Value by the same ratio.

AS DISCUSSED IN THIS PARAGRAPH, WHEN YOU MAKE A PARTIAL WITHDRAWAL THAT IS SUBJECT TO A CDSC AND/OR TAX WITHHOLDING, WE WILL IDENTIFY THE AMOUNT THAT INCLUDES NOT ONLY THE AMOUNT YOU ACTUALLY RECEIVE, BUT ALSO THE AMOUNT OF THE CDSC AND/OR TAX WITHHOLDING, TO DETERMINE WHETHER YOUR WITHDRAWAL HAS EXCEEDED THE ANNUAL INCOME AMOUNT. WHEN YOU TAKE A PARTIAL WITHDRAWAL, YOU MAY REQUEST A "GROSS" WITHDRAWAL AMOUNT (E.G., $2000) BUT THEN HAVE ANY CDSC AND/OR TAX WITHHOLDING DEDUCTED FROM THE AMOUNT YOU ACTUALLY RECEIVE (ALTHOUGH AN MVA MAY ALSO BE APPLIED TO YOUR REMAINING UNADJUSTED ACCOUNT VALUE, IT IS NOT CONSIDERED FOR PURPOSES OF DETERMINING EXCESS INCOME). THE PORTION OF A WITHDRAWAL THAT EXCEEDED YOUR ANNUAL INCOME AMOUNT (IF ANY) WOULD BE TREATED AS EXCESS INCOME AND THUS WOULD REDUCE YOUR ANNUAL INCOME AMOUNT IN SUBSEQUENT YEARS. ALTERNATIVELY, YOU MAY REQUEST THAT A "NET" WITHDRAWAL AMOUNT ACTUALLY BE PAID TO YOU (E.G., $2000), WITH THE UNDERSTANDING THAT ANY CDSC AND/OR TAX WITHHOLDING (E.G., $240) BE APPLIED TO YOUR REMAINING UNADJUSTED ACCOUNT VALUE (ALTHOUGH AN MVA MAY ALSO BE APPLIED TO YOUR REMAINING UNADJUSTED ACCOUNT VALUE, IT IS NOT CONSIDERED FOR PURPOSES OF DETERMINING EXCESS INCOME). IN THE LATTER SCENARIO, WE DETERMINE WHETHER ANY PORTION OF THE WITHDRAWAL IS TO BE TREATED AS EXCESS INCOME BY LOOKING TO THE SUM OF THE NET AMOUNT YOU ACTUALLY RECEIVE (E.G., $2000) AND THE AMOUNT OF ANY CDSC AND/OR TAX WITHHOLDING (IN THIS EXAMPLE, A TOTAL OF $2240). THE AMOUNT OF THAT SUM (E.G., THE $2000 YOU RECEIVED PLUS THE $240 FOR THE CDSC AND/OR TAX WITHHOLDING) THAT EXCEEDS YOUR ANNUAL INCOME AMOUNT WILL BE TREATED AS EXCESS INCOME - THEREBY REDUCING YOUR ANNUAL INCOME AMOUNT IN SUBSEQUENT YEARS.

You may use the Systematic Withdrawal program to make withdrawals of the Annual Income Amount. Any systematic withdrawal will be deemed a Lifetime Withdrawal under this benefit.

Any Purchase Payment that you make subsequent to the election of Spousal Highest Daily Lifetime Income and subsequent to the first Lifetime Withdrawal will (i) immediately increase the then-existing Annual Income Amount by an amount equal to a percentage of the Purchase Payment (including any associated Purchase Credits) based on the age of the younger designated life at the time of the first Lifetime Withdrawal (the percentages are: 2.5% for ages 45-54, 3.5% for ages 55 to less than 59 1/2, 4.5% for ages 59 1/2 to 84, and 5.5% for ages 85 and older), and (ii) increase the Protected Withdrawal Value by the amount of the Purchase Payment (including any associated Purchase Credits).

If your Annuity permits additional Purchase Payments, we may limit any additional Purchase Payment(s) if we determine that as a result of the timing and amounts of your additional Purchase Payments and withdrawals, the Annual Income Amount is being increased in an unintended fashion. Among the factors we will use in making a determination as to whether an action is designed to increase the Annual Income Amount in an unintended fashion is the relative size of additional Purchase Payment(s). We reserve the right to not accept additional Purchase Payments if we are not then offering this benefit for new elections. We will exercise such reservation of right for all annuity purchasers in the same class in a nondiscriminatory manner.

HIGHEST DAILY AUTO STEP-UP

An automatic step-up feature ("Highest Daily Auto Step-Up") is part of this benefit. As detailed in this paragraph, the Highest Daily Auto Step-Up feature can result in a larger Annual Income Amount subsequent to your first Lifetime Withdrawal. The Highest Daily Step-Up starts with the anniversary of the Issue Date of the Annuity (the "Annuity Anniversary") immediately after your first Lifetime Withdrawal under the benefit. Specifically, upon the first such Annuity Anniversary, we identify the Unadjusted Account Value on each Valuation Day within the immediately preceding Annuity Year after your first Lifetime Withdrawal. Having identified the highest daily value (after all daily values have been adjusted for subsequent Purchase Payments and withdrawals), we then multiply that value by a percentage that varies based on the age of the younger designated life on the Annuity Anniversary as of which the step-up would occur. The percentages are 2.5% for ages 45-54, 3.5% for ages 55 to less than 59 1/2, 4.5% for ages 59 1/2 to 84, and 5.5% for ages 85 and older. If that value exceeds the existing Annual Income Amount, we replace the existing amount with the new, higher amount. Otherwise, we leave the existing Annual Income Amount intact. We will not automatically increase your Annual Income Amount solely as a result of your attaining a new age that is associated with a new age-based percentage. The Unadjusted Account Value on the Annuity Anniversary is considered the last daily step-up value of the Annuity Year. In later years (i.e., after the first Annuity Anniversary after the first Lifetime Withdrawal), we determine whether an

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automatic step-up should occur on each Annuity Anniversary by performing a similar examination of the Unadjusted Account Values that occurred on Valuation Days during the year. Taking Lifetime Withdrawals could produce a greater difference between your Protected Withdrawal Value and your Unadjusted Account Value, which may make a Highest Daily Auto Step-up less likely to occur. At the time that we increase your Annual Income Amount, we also increase your Protected Withdrawal Value to equal the highest daily value upon which your step-up was based only if that results in an increase to the Protected Withdrawal Value. Your Protected Withdrawal Value will never be decreased as a result of an income step-up. If, on the date that we implement a Highest Daily Auto Step-Up to your Annual Income Amount, the charge for Spousal Highest Daily Lifetime Income has changed for new purchasers, you may be subject to the new charge at the time of such step-up. Prior to increasing your charge for Spousal Highest Daily Lifetime Income upon a step-up, we would notify you, and give you the opportunity to cancel the automatic step-up feature. If you receive notice of a proposed step-up and accompanying fee increase, you should carefully evaluate whether the amount of the step-up justifies the increased fee to which you will be subject. Any such increased charge will not be greater than the maximum charge set forth in the table entitled "Your Optional Benefit Fees and Charges".

If you are enrolled in a Systematic Withdrawal program, we will not automatically increase the withdrawal amount when there is an increase to the Annual Income Amount. You must notify us in order to increase the withdrawal amount of any Systematic Withdrawal program.

Spousal Highest Daily Lifetime Income does not affect your ability to take withdrawals under your Annuity, or limit your ability to take partial withdrawals that exceed the Annual Income Amount. Under Spousal Highest Daily Lifetime Income, if your cumulative Lifetime Withdrawals in an Annuity Year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent Annuity Years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that Annuity Year. If, cumulatively, you withdraw an amount less than the Annual Income Amount in any Annuity Year, you cannot carry over the unused portion of the Annual Income Amount to subsequent Annuity Years. If your cumulative Lifetime Withdrawals in an Annuity Year exceed the Annual Income Amount, your Annual Income Amount in subsequent years will be reduced (except with regard to Required Minimum Distributions for this Annuity that comply with our rules).

Because each of the Protected Withdrawal Value and Annual Income Amount is determined in a way that is not solely related to Unadjusted Account Value, it is possible for the Unadjusted Account Value to fall to zero, even though the Annual Income Amount remains.

Examples of dollar-for-dollar and proportional reductions, and the Highest Daily Auto Step-Up are set forth below. The values shown here are purely hypothetical, and do not reflect the charges for the Spousal Highest Daily Lifetime Income or any other fees and charges under the Annuity. Assume the following for all three examples:

. The Issue Date is November 1, 2011

. Spousal Highest Daily Lifetime Income is elected on August 1, 2012

. Both designated lives were 70 years old when they elected Spousal Highest Daily Lifetime Income

. The first withdrawal is a Lifetime Withdrawal

EXAMPLE OF DOLLAR-FOR-DOLLAR REDUCTIONS

On October 24, 2012, the Protected Withdrawal Value is $120,000, resulting in an Annual Income Amount of $5,400 (since the younger designated life is between the ages of 59 1/2 and 84 at the time of the first Lifetime Withdrawal, the Annual Income Amount is 4.5% of the Protected Withdrawal Value, in this case 4.5% of $120,000). Assuming $2,500 is withdrawn from the Annuity on this date, the remaining Annual Income Amount for that Annuity Year (up to and including October 31, 2012) is $2,900. This is the result of a dollar-for-dollar reduction of the Annual Income Amount ($5,400 less $2,500 = $2,900).

EXAMPLE OF PROPORTIONAL REDUCTIONS

Continuing the previous example, assume an additional withdrawal of $5,000 occurs on October 29, 2012 and the Account Value at the time and immediately prior to this withdrawal is $118,000. The first $2,900 of this withdrawal reduces the Annual Income Amount for that Annuity Year to $0. The remaining withdrawal amount of $2,100 reduces the Annual Income Amount in future Annuity Years on a proportional basis based on the ratio of the Excess Income to the Unadjusted Account Value immediately prior to the Excess Income. (Note that if there were other withdrawals in that Annuity Year, each would result in another proportional reduction to the Annual Income Amount).

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HERE IS THE CALCULATION:

Unadjusted Account Value before Lifetime Withdrawal                  $118,000.00
Less amount of "non" Excess Income                                   $  2,900.00
Unadjusted Account Value immediately before Excess Income of $2,100  $115,100.00
Excess Income amount                                                 $  2,100.00
Ratio                                                                       1.82%
Annual Income Amount                                                 $  5,400.00
Less ratio of 1.82%                                                  $     98.28
Annual Income Amount for future Annuity Years                        $  5,301.72

EXAMPLE OF HIGHEST DAILY AUTO STEP-UP

On each Annuity Anniversary date after the first Lifetime Withdrawal, the Annual Income Amount is stepped-up if the appropriate percentage (based on the younger designated life's age on that Annuity Anniversary) of the highest daily value since your first Lifetime Withdrawal (or last Annuity Anniversary in subsequent years), adjusted for withdrawals and additional Purchase Payments (including any associated Purchase Credits), is greater than the Annual Income Amount, adjusted for Excess Income and additional Purchase Payments (including any associated Purchase Credits).

Continuing the same example as above, the Annual Income Amount for this Annuity Year is $5,400. However, the Excess Income on October 29 reduces the amount to $5,301.72 for future years (see above). For the next Annuity Year, the Annual Income Amount will be stepped up if 4.5% (since the younger designated life is between 59 1/2 and 84 on the date of the potential step-up) of the highest daily Unadjusted Account Value adjusted for withdrawals and Purchase Payments (including any associated Purchase Credits), is greater than $5,301.72. Here are the calculations for determining the daily values. Only the October 26 value is being adjusted for Excess Income as the October 30, October 31 and November 1 Valuation Days occur after the Excess Income on October 29.

                                  HIGHEST DAILY VALUE
                                     (ADJUSTED FOR           ADJUSTED ANNUAL
                                WITHDRAWAL AND PURCHASE INCOME AMOUNT (4.5% OF THE
DATE*             ACCOUNT VALUE       PAYMENTS)**          HIGHEST DAILY VALUE)
-----             ------------- ----------------------- --------------------------
October 26, 2012   $119,000.00        $119,000.00               $5,355.00
October 29, 2012   $113,000.00        $113,986.98               $5,129.41
October 30, 2012   $113,000.00        $113,986.98               $5,129.41
October 31, 2012   $119,000.00        $119,000.00               $5,355.00
November 1, 2012   $118,473.00        $119,000.00               $5,355.00

* In this example, the Annuity Anniversary date is November 1. The Valuation Dates are every day following the first Lifetime Withdrawal. In subsequent Annuity Years Valuation Dates will be every day following the Annuity Anniversary. The Annuity Anniversary Date of November 1 is considered the final Valuation Date for the Annuity Year. ** In this example, the first daily value after the first Lifetime Withdrawal is $119,000 on October 26, resulting in an adjusted Annual Income Amount of $5,355.00. This amount is adjusted on October 29 to reflect the $5,000 withdrawal. The calculations for the adjustments are:

. The Unadjusted Account Value of $119,000 on October 26 is first reduced dollar-for-dollar by $2,900 ($2,900 is the remaining Annual Income Amount for the Annuity Year), resulting in an Unadjusted Account Value of $116,100 before the Excess Income.

. This amount ($116,100) is further reduced by 1.82% (this is the ratio in the above example which is the Excess Income divided by the Unadjusted Account Value immediately preceding the Excess Income) resulting in a Highest Daily Value of $113,986.98.

. The adjusted October 29 Highest Daily Value, $113,986.98, is carried forward to the next Valuation Date of October 30. At this time, we compare this amount to the Unadjusted Account Value on October 30, $113,000. Since the October 29 adjusted Highest Daily Value of $113,986.98 is greater than the October 30 value, we will continue to carry $113,986.98 forward to the next Valuation Day of October 31. The Unadjusted Account Value on October 31, $119,000.00, becomes the final Highest Daily Value since it exceeds the $113,986.98 carried forward.

. The October 31 adjusted Highest Daily Value of $119,000.00 is also greater than the November 1 value, so we will continue to carry $119,000.00 forward to the final Valuation Day of November 1.

In this example, the final Highest Daily Value of $119,000.00 is converted to an Annual Income Amount based on the applicable percentage of 4.5%, generating an Annual Income Amount of $5,355.00. Since this amount is greater than the current year's Annual Income Amount of $5,301.72 (adjusted for Excess Income), the Annual Income Amount for the next Annuity Year, starting on November 1, 2012 and continuing through October 31, 2013, will be stepped-up to $5,355.00.

NON-LIFETIME WITHDRAWAL FEATURE

You may take a one-time non-lifetime withdrawal ("Non-Lifetime Withdrawal") under Spousal Highest Daily Lifetime Income. It is an optional feature of the benefit that you can only elect at the time of your first withdrawal. The amount of the Non-Lifetime Withdrawal cannot be more than the amount that would cause the Annuity to be taken below the minimum Surrender Value after a withdrawal for your Annuity. This Non-Lifetime Withdrawal will not establish our initial Annual Income Amount and the Periodic Value above will continue to be calculated. However, the total amount of the withdrawal will proportionally reduce all guarantees

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associated with Spousal Highest Daily Lifetime Income. You must tell us at the time you take the partial withdrawal if your withdrawal is intended to be the Non-Lifetime Withdrawal and not the first Lifetime Withdrawal under Spousal Highest Daily Lifetime Income. If you don't elect the Non-Lifetime Withdrawal, the first withdrawal you make will be the first Lifetime Withdrawal that establishes your Annual Income Amount, which is based on your Protected Withdrawal Value. Once you elect the Non-Lifetime Withdrawal or Lifetime Withdrawals, no additional Non-Lifetime withdrawals may be taken.

The Non-Lifetime Withdrawal will proportionally reduce the Protected Withdrawal Value and the Periodic Value guarantee on the twelfth anniversary of the benefit effective date, described above, by the percentage the total withdrawal amount (including any applicable CDSC) represents of the then current Unadjusted Account Value immediately prior to the time of the withdrawal.

If you are participating in a Systematic Withdrawal program, the first withdrawal under the program cannot be classified as the Non-Lifetime Withdrawal. Thus, the first withdrawal will be a Lifetime Withdrawal.

EXAMPLE - NON-LIFETIME WITHDRAWAL (PROPORTIONAL REDUCTION)

This example is purely hypothetical and does not reflect the charges for the benefit or any other fees and charges under the Annuity. It is intended to illustrate the proportional reduction of the Non-Lifetime Withdrawal under this benefit. Assume the following:

. The Issue Date is December 1, 2011

. Spousal Highest Daily Lifetime Income is elected on September 4, 2012

. The Unadjusted Account Value at benefit election was $105,000

. Each designated life was 70 years old when he/she elected Spousal Highest Daily Lifetime Income

. No previous withdrawals have been taken under Spousal Highest Daily Lifetime Income

On October 3, 2012, the Protected Withdrawal Value is $125,000, the 12/th/ benefit year minimum Periodic Value guarantee is $210,000, and the Unadjusted Account Value is $120,000. Assuming $15,000 is withdrawn from the Annuity on October 3, 2012 and is designated as a Non-Lifetime Withdrawal, all guarantees associated with Spousal Highest Daily Lifetime Income will be reduced by the ratio the total withdrawal amount represents of the Unadjusted Account Value just prior to the withdrawal being taken.

HERE IS THE CALCULATION:

Withdrawal amount                                      $ 15,000
Divided by Unadjusted Account Value before withdrawal  $120,000
Equals ratio                                               12.5%
All guarantees will be reduced by the above ratio         (12.5%)
Protected Withdrawal Value                             $109,375
12th benefit year Minimum Periodic Value               $183,750

REQUIRED MINIMUM DISTRIBUTIONS

See the sub-section entitled "Required Minimum Distributions" in the prospectus section above concerning Highest Daily Lifetime Income for a discussion of the relationship between the RMD amount and the Annual Income Amount.

BENEFITS UNDER SPOUSAL HIGHEST DAILY LIFETIME INCOME

. To the extent that your Unadjusted Account Value was reduced to zero as a result of cumulative Lifetime Withdrawals in an Annuity Year that are less than or equal to the Annual Income Amount, and amounts are still payable under Spousal Highest Daily Lifetime Income, we will make an additional payment, if any, for that Annuity Year equal to the remaining Annual Income Amount for the Annuity Year. Thus, in that scenario, the remaining Annual Income Amount would be payable even though your Unadjusted Account Value was reduced to zero. In subsequent Annuity Years we make payments that equal the Annual Income Amount as described in this section. We will make payments until the death of the first of the designated lives to die, and will continue to make payments until the death of the second designated life as long as the designated lives were spouses at the time of the first death. After the Unadjusted Account Value is reduced to zero, you are not permitted to make additional Purchase Payments to your Annuity. TO THE EXTENT THAT CUMULATIVE WITHDRAWALS IN THE ANNUITY YEAR THAT REDUCED YOUR UNADJUSTED ACCOUNT VALUE TO ZERO ARE MORE THAN THE ANNUAL INCOME AMOUNT, SPOUSAL HIGHEST DAILY LIFETIME INCOME TERMINATES, AND NO ADDITIONAL PAYMENTS WILL BE MADE. HOWEVER, IF A PARTIAL WITHDRAWAL IN THE LATTER SCENARIO WAS TAKEN TO SATISFY A REQUIRED MINIMUM DISTRIBUTION (AS DESCRIBED ABOVE) UNDER THE ANNUITY THEN THE BENEFIT WILL NOT TERMINATE, AND WE WILL CONTINUE TO PAY THE ANNUAL INCOME AMOUNT IN SUBSEQUENT ANNUITY YEARS UNTIL THE DEATH OF THE SECOND DESIGNATED LIFE PROVIDED THE DESIGNATED LIVES WERE SPOUSES AT THE DEATH OF THE FIRST DESIGNATED LIFE.

. Please note that if your Unadjusted Account Value is reduced to zero, all subsequent payments will be treated as annuity payments. Further, payments that we make under this benefit after the Latest Annuity Date will be treated as annuity payments.

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. If annuity payments are to begin under the terms of your Annuity, or if you decide to begin receiving annuity payments and there is an Annual Income Amount due in subsequent Annuity Years, you can elect one of the following two options:

(1)apply your Unadjusted Account Value, less any applicable state required premium tax, to any annuity option available; or

(2)request that, as of the date annuity payments are to begin, we make annuity payments each year equal to the Annual Income Amount. We will make payments until the first of the designated lives to die, and will continue to make payments until the death of the second designated life as long as the designated lives were spouses at the time of the first death. If, due to death of a designated life or divorce prior to annuitization, only a single designated life remains, then annuity payments will be made as a life annuity for the lifetime of the designated life. We must receive your request in a form acceptable to us at our office. If applying your Unadjusted Account Value, less any applicable tax charges, to our current life only (or joint life, depending on the number of designated lives remaining) annuity payment rates results in a higher annual payment, we will give you the higher annual payment.

. In the absence of an election when mandatory annuity payments are to begin, we currently make annual annuity payments as a joint and survivor or single (as applicable) life fixed annuity with eight payments certain, by applying the greater of the annuity rates then currently available or the annuity rates guaranteed in your Annuity. We reserve the right at any time to increase or decrease the certain period in order to comply with the Code (e.g., to shorten the period certain to match life expectancy under applicable Internal Revenue Service tables). The amount that will be applied to provide such annuity payments will be the greater of:

(1)the present value of the future Annual Income Amount payments. Such present value will be calculated using the greater of the joint and survivor or single (as applicable) life fixed annuity rates then currently available or the joint and survivor or single (as applicable) life fixed annuity rates guaranteed in your Annuity; and

(2)the Unadjusted Account Value.

If no Lifetime Withdrawal was ever taken, we will calculate the Annual Income Amount as if you made your first Lifetime Withdrawal on the date the annuity payments are to begin.

OTHER IMPORTANT CONSIDERATIONS

. Withdrawals under the Spousal Highest Daily Lifetime Income benefit are subject to all of the terms and conditions of the Annuity, including any applicable CDSC for the Non-Lifetime Withdrawal as well as partial withdrawals that exceed the Annual Income Amount. If you have an active Systematic Withdrawal program running at the time you elect this benefit, the first systematic withdrawal that processes after your election of the benefit will be deemed a Lifetime Withdrawal. Withdrawals made while Spousal Highest Daily Lifetime Income is in effect will be treated, for tax purposes, in the same way as any other withdrawals under the Annuity. Any withdrawals made under the benefit will be taken pro rata from the Sub-accounts (including the AST Investment Grade Bond Sub-account) and the DCA MVA Options. If you have an active Systematic Withdrawal program running at the time you elect this benefit, the program must withdraw funds pro rata.

. Any Lifetime Withdrawal that you take that is less than or equal to the Annual Income Amount is not subject to a CDSC, even if the total amount of such withdrawals in any Annuity Year exceeds the maximum Free Withdrawal amount. For purposes of calculating a CDSC on any future withdrawal, Lifetime Withdrawals that are less than or equal to the Annual Income Amount in an Annuity Year are not treated as withdrawals of Purchase Payments. Moreover, any Lifetime Withdrawal that is treated as Excess Income is subject to any applicable CDSC if the withdrawal is greater than the Free Withdrawal amount.

. You should carefully consider when to begin taking Lifetime Withdrawals. If you begin taking withdrawals early, you may maximize the time during which you may take Lifetime Withdrawals due to longer life expectancy, and you will be using an optional benefit for which you are paying a charge. On the other hand, you could limit the value of the benefit if you begin taking withdrawals too soon. For example, withdrawals reduce your Unadjusted Account Value and may limit the potential for increasing your Protected Withdrawal Value. You should discuss with your Financial Professional when it may be appropriate for you to begin taking Lifetime Withdrawals.

. You cannot allocate Purchase Payments or transfer Unadjusted Account Value to or from the AST Investment Grade Bond Sub-account. A summary description of the AST Investment Grade Bond Portfolios appears in the prospectus section entitled "Investment Options." In addition, you can find a copy of the AST Investment Grade Bond Portfolio prospectus by going to

(www.prudentialannuities.com.)

. Transfers to and from the Permitted Sub-accounts, the DCA MVA Options, and the AST Investment Grade Bond Sub-account triggered by the predetermined mathematical formula will not count toward the maximum number of free transfers allowable under an Annuity.

. Upon inception of the benefit, 100% of your Unadjusted Account Value must be allocated to the Permitted Sub-accounts. We may amend the Permitted Sub-accounts from time to time. Changes to Permitted Sub-accounts, or to the requirements as to how you may allocate your Unadjusted Account Value with this benefit, will apply to new elections of the benefit and may apply to current participants in the benefit. To the extent that changes apply to current participants in the benefit, they will apply only upon re-allocation of Unadjusted Account Value, or upon addition of additional Purchase Payments. That is, we will not require such current participants to re-allocate Unadjusted Account Value to comply with any new requirements.

. If you elect this benefit and in connection with that election, you are required to reallocate to different Sub-accounts, then on the Valuation Day we receive your request in Good Order, we will (i) sell Units of the non-permitted Sub-accounts and

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(ii) invest the proceeds of those sales in the Sub-accounts that you have designated. During this reallocation process, your Unadjusted Account Value allocated to the Sub-accounts will remain exposed to investment risk, as is the case generally. The newly-elected benefit will commence at the close of business on the following Valuation Day. Thus, the protection afforded by the newly-elected benefit will not arise until the close of business on the following Valuation Day.

. The current charge for Spousal Highest Daily Lifetime Income is 0.95% annually of the greater of Unadjusted Account Value and Protected Withdrawal Value. The maximum charge for Spousal Highest Daily Lifetime Income is 1.50% annually of the greater of the Unadjusted Account Value and Protected Withdrawal Value. As discussed in "Highest Daily Auto Step-Up" above, we may increase the fee upon a step-up under this benefit. We deduct this charge on quarterly anniversaries of the benefit effective date, based on the values on the last Valuation Day prior to the quarterly anniversary. Thus, we deduct, on a quarterly basis, 0.2375% of the greater of the prior Valuation Day's Unadjusted Account Value, or the prior Valuation Day's Protected Withdrawal Value. We deduct the fee pro rata from each of your Sub-accounts, including the AST Investment Grade Bond Sub-account. You will begin paying this charge as of the effective date of the benefit even if you do not begin taking withdrawals for many years, or ever. We will not refund the charges you have paid if you choose never to take any withdrawals and/or if you never receive any lifetime income payments.

If the deduction of the charge would result in the Unadjusted Account Value falling below the lesser of $500 or 5% of the sum of the Unadjusted Account Value on the effective date of the benefit plus all Purchase Payments made subsequent thereto (and any associated Purchase Credits) (we refer to this as the "Account Value Floor"), we will only deduct that portion of the charge that would not cause the Unadjusted Account Value to fall below the Account Value Floor. If the Unadjusted Account Value on the date we would deduct a charge for the benefit is less than the Account Value Floor, then no charge will be assessed for that benefit quarter. Charges deducted upon termination of the benefit may cause the Unadjusted Account Value to fall below the Account Value Floor. If a charge for Spousal Highest Daily Lifetime Income would be deducted on the same day we process a withdrawal request, the charge will be deducted first, then the withdrawal will be processed. The withdrawal could cause the Unadjusted Account Value to fall below the Account Value Floor. While the deduction of the charge (other than the final charge) may not reduce the Unadjusted Account Value to zero, withdrawals may reduce the Unadjusted Account Value to zero. If this happens and the Annual Income Amount is greater than zero, we will make payments under the benefit.

ELECTION OF AND DESIGNATIONS UNDER THE BENEFIT

Spousal Highest Daily Lifetime Income can only be elected based on two designated lives. Designated lives must be natural persons who are each other's spouses at the time of election of the benefit and at the death of the first of the designated lives to die. Currently, Spousal Highest Daily Lifetime Income only may be elected if the Owner, Annuitant, and Beneficiary designations are as follows:

. One Annuity Owner, where the Annuitant and the Owner are the same person and the sole Beneficiary is the Owner's spouse. Each Owner/Annuitant and the Beneficiary must be at least 45 years old at the time of election; or

. Co-Annuity Owners, where the Owners are each other's spouses. The Beneficiary designation must be the surviving spouse, or the spouses named equally. One of the Owners must be the Annuitant. Each Owner must be at least 45 years old at the time of election; or

. One Annuity Owner, where the Owner is a custodial account established to hold retirement assets for the benefit of the Annuitant pursuant to the provisions of Section 408(a) of the Internal Revenue Code (or any successor Code section thereto) ("Custodial Account"), the Beneficiary is the Custodial Account, and the spouse of the Annuitant is the Contingent Annuitant. Each of the Annuitant and the Contingent Annuitant must be at least 45 years old at the time of election.

We do not permit a change of Owner under this benefit, except as follows:

(a) if one Owner dies and the surviving spousal Owner assumes the Annuity, or

(b) if the Annuity initially is co-owned, but thereafter the Owner who is not the Annuitant is removed as Owner. We permit changes of Beneficiary designations under this benefit, however if the Beneficiary is changed, the benefit may not be eligible to be continued upon the death of the first designated life. If the designated lives divorce, Spousal Highest Daily Lifetime Income may not be divided as part of the divorce settlement or judgment. Nor may the divorcing spouse who retains ownership of the Annuity appoint a new designated life upon re-marriage.

Spousal Highest Daily Lifetime Income can be elected at the time that you purchase your Annuity or after the Issue Date, subject to its availability, and our eligibility rules and restrictions. If you elect Spousal Highest Daily Lifetime Income and terminate it, you can re-elect it, subject to our current rules and availability. See "Termination of Existing Benefits and Election of New Benefits" for information pertaining to elections, termination and re-election of benefits. PLEASE NOTE THAT IF YOU TERMINATE A LIVING BENEFIT AND ELECT SPOUSAL HIGHEST DAILY LIFETIME INCOME, YOU LOSE THE GUARANTEES THAT YOU HAD ACCUMULATED UNDER YOUR EXISTING BENEFIT, AND YOUR GUARANTEES UNDER SPOUSAL HIGHEST DAILY LIFETIME INCOME WILL BE BASED ON YOUR UNADJUSTED ACCOUNT VALUE ON THE EFFECTIVE DATE OF SPOUSAL HIGHEST DAILY LIFETIME INCOME. You and your Financial Professional should carefully consider whether terminating your existing benefit and electing Spousal Highest Daily Lifetime Income is appropriate for you. We reserve the right to waive, change and/or further limit the election frequency in the future.

If you wish to elect this benefit and you are currently participating in a Systematic Withdrawal program, amounts withdrawn under the program must be taken on a pro rata basis from your Annuity's Sub-accounts (i.e., in direct proportion to the proportion that each such Sub-account bears to your total Account Value) in order for you to be eligible for the benefit. Thus, you may not elect Spousal Highest

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Daily Lifetime Income so long as you participate in a Systematic Withdrawal program in which withdrawals are not taken pro rata.

TERMINATION OF THE BENEFIT

You may terminate the benefit at any time by notifying us. If you terminate the benefit, any guarantee provided by the benefit will terminate as of the date the termination is effective, and certain restrictions on re-election may apply.

THE BENEFIT AUTOMATICALLY TERMINATES UPON THE FIRST TO OCCUR OF THE FOLLOWING:

. UPON OUR RECEIPT OF DUE PROOF OF DEATH OF THE FIRST DESIGNATED LIFE, IF THE SURVIVING SPOUSE OPTS TO TAKE THE DEATH BENEFIT UNDER THE ANNUITY (RATHER THAN CONTINUE THE ANNUITY) OR IF THE SURVIVING SPOUSE IS NOT AN ELIGIBLE DESIGNATED LIFE;

. UPON THE DEATH OF THE SECOND DESIGNATED LIFE;

. YOUR TERMINATION OF THE BENEFIT;

. YOUR SURRENDER OF THE ANNUITY;

. YOUR ELECTION TO BEGIN RECEIVING ANNUITY PAYMENTS (ALTHOUGH IF YOU HAVE ELECTED TO TAKE ANNUITY PAYMENTS IN THE FORM OF THE ANNUAL INCOME AMOUNT, WE WILL CONTINUE TO PAY THE ANNUAL INCOME AMOUNT);

. BOTH THE UNADJUSTED ACCOUNT VALUE AND ANNUAL INCOME AMOUNT EQUAL ZERO; OR

. YOU CEASE TO MEET OUR REQUIREMENTS AS DESCRIBED IN "ELECTION OF AND DESIGNATIONS UNDER THE BENEFIT".

Upon termination of Spousal Highest Daily Lifetime Income other than upon the death of the second Designated Life or Annuitization, we impose any accrued fee for the benefit (i.e., the fee for the pro-rated portion of the year since the fee was last assessed), and thereafter we cease deducting the charge for the benefit. This final charge will be deducted even if it results in the Unadjusted Account Value falling below the Account Value Floor. However, if the amount in the Sub-accounts is not enough to pay the charge, we will reduce the fee to no more than the amount in the Sub-accounts. With regard to your investment allocations, upon termination we will: (i) leave intact amounts that are held in the Permitted Sub-accounts, and (ii) unless you are participating in an asset allocation program (i.e., Static Re-balancing Program, or 6 or 12 Month DCA Program for which we are providing administrative support), transfer all amounts held in the AST Investment Grade Bond Sub-account to your variable Investment Options, pro rata (i.e. in the same proportion as the current balances in your variable Investment Options). If, prior to the transfer from the AST Investment Grade Bond Sub-account, the Unadjusted Account Value in the variable Investment Options is zero, we will transfer such amounts to the AST Money Market Sub-account.

HOW SPOUSAL HIGHEST DAILY LIFETIME INCOME TRANSFERS UNADJUSTED ACCOUNT VALUE BETWEEN YOUR PERMITTED SUB-ACCOUNTS AND THE AST INVESTMENT GRADE BOND

SUB-ACCOUNT. See "How Highest Daily Lifetime Income /Spousal Highest Daily Lifetime Income Transfers Unadjusted Account Value Between Your Permitted Sub-accounts and the AST Investment Grade Bond Sub-account" in the discussion of Highest Daily Lifetime Income Benefit above for information regarding this component of the benefit.

ADDITIONAL TAX CONSIDERATIONS

Please see the Additional Tax Considerations section under Highest Daily Lifetime Income above.

GUARANTEED RETURN OPTION PLUS II (GRO PLUS II)

Guaranteed Return Option/SM/ Plus II (GRO Plus II/SM/) is a form of "guaranteed minimum accumulation benefit" that guarantees a specified Unadjusted Account Value at one or more dates in the future. If you participate in this benefit, you are subject to the predetermined mathematical formula described below that transfers Account Value between your Sub-accounts and an AST bond portfolio Sub-account. GRO Plus II is no longer available for new elections, except for Annuities issued with an application signed prior to January 24, 2011, and subject to selling firm transition rules (i.e., regarding the closing date of the benefit).

Under GRO Plus II, we guarantee that on the seventh anniversary of benefit election, and each anniversary thereafter, the Unadjusted Account Value will be not less than the Unadjusted Account Value on the date that the benefit is added to your Annuity (adjusted for subsequent Purchase Payments and withdrawals as detailed below). We refer to this initial guarantee as the "base guarantee." In addition to the base guarantee, GRO Plus II offers the possibility of an enhanced guarantee. You may "manually" lock in an enhanced guarantee once per "benefit year" (i.e., a year beginning on the date you acquired the benefit and each anniversary thereafter) if your Unadjusted Account Value on that Valuation Day exceeds the amount of any outstanding base guarantee or enhanced guarantee. If you elect to manually lock-in an enhanced guarantee on an anniversary of the effective date of the benefit, that lock-in will not count towards the one elective manual lock-in you may make each benefit year. We guarantee that the Unadjusted Account Value locked-in by that enhanced guarantee will not be any less seven years later, and each anniversary of that date thereafter. In addition, you may elect an automatic enhanced guarantee feature under which, if your Unadjusted Account Value on a benefit anniversary exceeds the highest existing guarantee by 7% or more, we guarantee that such Unadjusted Account Value will not be any less seven benefit anniversaries later and each benefit anniversary thereafter. You may maintain only one enhanced guarantee in addition to your base guarantee. Thus, when a new enhanced guarantee is created, it cancels any existing enhanced guarantee. However, the fact that an enhanced guarantee was effected automatically on a benefit anniversary does not

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prevent you from "manually" locking-in an enhanced guarantee during the ensuing benefit year. In addition, the fact that you "manually" locked in an enhanced guarantee does not preclude the possibility of an automatic enhanced guarantee on the subsequent benefit anniversary. Please note that upon creation of a new enhanced guarantee, an immediate transfer to an AST bond portfolio Sub-account (which is used as part of this benefit) may occur depending on the discount rate (as described below) used to determine the present value of each of your guarantees. You may elect to terminate an enhanced guarantee without also terminating the base guarantee. If you do, any amounts held in the AST bond portfolio Sub-account (which is used as part of this benefit) with respect to that enhanced guarantee will be transferred to your other Sub-accounts in accordance with your most recent allocation instructions, and if none exist, then pro rata to your variable Sub-accounts (see below "Key Feature - Allocation of Unadjusted Account Value"). Amounts held in an AST bond portfolio Sub-account with respect to the base guarantee will not be transferred as a result of the termination of an enhanced guarantee. You may not lock in an enhanced guarantee, either manually or through our optional automatic program, within seven years prior to the Latest Annuity Date (please see "Annuity Options" for further information). This also applies to a new Owner who has acquired the Annuity from the original Owner.

In this section, we refer to a date on which the Unadjusted Account Value is guaranteed to be present as the "Maturity Date". If the Account Value on the Maturity Date is less than the guaranteed amount, we will contribute funds from our general account to bring your Unadjusted Account Value up to the guaranteed amount. If the Maturity Date is not a Valuation Day, then we would contribute such an amount on the next Valuation Day. We will allocate any such amount to each Sub-account (other than the AST bond portfolio Sub-account used with this benefit and described below) in accordance with your most recent allocation instructions, which means: a) the Custom Portfolio Program or, b) if you are not participating in this program, then such amounts will be allocated to your Sub-accounts on a pro rata basis. Regardless of whether we need to contribute funds at the end of a Guarantee Period, we will at that time transfer all amounts held within the AST bond portfolio Sub-account associated with the maturing guarantee in accordance with your most recent allocation instructions, which means: a) the Custom Portfolio Program or, b) if you are not participating in this program, then such amounts will be allocated to your Sub-accounts on a pro rata basis. If the former (i.e., an asset allocation program), your Unadjusted Account Value will be transferred according to the program.

Any addition or transferred amount may be subsequently re-allocated based on the predetermined mathematical formula described below.

The guarantees provided by the benefit exist only on the applicable Maturity Date(s). However, due to the ongoing monitoring of your Unadjusted Account Value, and the transfer of Unadjusted Account Value to support your future guarantees, the benefit may provide some protection from significant Sub-account losses. For this same reason, the benefit may limit your ability to benefit from Sub-account increases while it is in effect.

We increase both the base guarantee and any enhanced guarantee by the amount of each Purchase Payment (including any associated Purchase Credits) made subsequent to the date that the guarantee was established. For example, if the effective date of the benefit was January 3, 2011 and the Account Value was $100,000 on that date, then a $30,000 Purchase Payment made on March 30, 2012 would increase the base guarantee amount to $130,000.

If you make a withdrawal (including any CDSC), we effect a proportional reduction to each existing guarantee amount. We calculate a proportional reduction by reducing each existing guarantee amount by the percentage represented by the ratio of the withdrawal amount (including any CDSC) to your Unadjusted Account Value immediately prior to the withdrawal.

If you make a withdrawal, we will deduct the withdrawal amount pro rata from each of your Sub-accounts (including the AST bond portfolio Sub-account used with this benefit).

EXAMPLE

This example is purely hypothetical and does not reflect the charges for the benefit or any other fees and charges under the Annuity. It is intended to illustrate the proportional reduction of a withdrawal on each guarantee amount under this benefit.

Assume the following:

. The Issue Date is December 1, 2010

. The benefit is elected on December 1, 2010

. The Unadjusted Account Value on December 1, 2010 is $200,000, which results in a base guarantee of $200,000

. An enhanced guarantee amount of $350,000 is locked in on December 1, 2011

. The Unadjusted Account Value immediately prior to the withdrawal is equal to $380,000

. for purposes of simplifying these assumptions, we assume hypothetically that no CDSC is applicable (in general, a CDSC could be inapplicable based on the Free Withdrawal provision if the withdrawal was within the CDSC period, and would be inapplicable to the C Series)

If a withdrawal of $50,000 is taken on December 15, 2011, all guarantee amounts will be reduced by the ratio of the total withdrawal amount to the Unadjusted Account Value just prior to the withdrawal being taken.

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HERE IS THE CALCULATION (FIGURES ARE ROUNDED):

Withdrawal Amount                                            $ 50,000
Divided by Unadjusted Account Value before withdrawal        $380,000
Equals ratio                                                    13.16%
All guarantees will be reduced by the above ratio (13.16%).
Base guarantee amount                                        $173,680
Enhanced guarantee amount                                    $303,940

KEY FEATURE - ALLOCATION OF UNADJUSTED ACCOUNT VALUE FOR GRO PLUS II (AND

HIGHEST DAILY GRO II, IF ELECTED PRIOR TO JULY 16, 2010)

We limit the Sub-accounts to which you may allocate Unadjusted Account Value if you elect GRO Plus II or Highest Daily GRO II (HD GRO II) (see below for information pertaining to HD GRO II). For purposes of these benefits, we refer to those permitted Investment Options (other than the required bond portfolio Sub-accounts discussed below) as the "Permitted Sub-accounts."

GRO Plus II and HD GRO II use a predetermined mathematical formula to help us manage your guarantees through all market cycles. The formula applicable to you may not be altered once you elect the benefit. However, subject to regulatory approval, we do reserve the right to amend the formula for newly-issued Annuities that elect or re-elect GRO Plus II and HD GRO II and for existing Annuities that elect the benefit post-issue. This required formula helps us manage our financial exposure under GRO Plus II and HD GRO II, by moving assets out of certain Sub-accounts if dictated by the formula (see below). In essence, we seek to preserve Unadjusted Account Value, by transferring them to a more stable option (i.e., one or more specified bond Portfolios of Advanced Series Trust). We refer to the Sub-accounts corresponding to these bond Portfolios collectively as the "AST bond portfolio Sub-accounts". The formula also contemplates the transfer of Unadjusted Account Value from an AST bond portfolio Sub-account to the other Sub-accounts. Because these restrictions and the use of the formula lessen the likelihood that your Unadjusted Account Value will be reduced below the base and/or enhanced guarantee(s), they also reduce the likelihood that we will make any payments under this benefit. They may also limit your upside potential for growth. The formula is set forth in Appendix D of this prospectus. A summary description of each AST bond portfolio Sub-account appears within the prospectus section entitled "Investment Options." You will be furnished with a prospectus describing the AST bond Portfolios. In addition, you can find a copy of the AST bond portfolio prospectus by going to www.prudentialannuities.com.

For purposes of operating the GRO Plus II formula, we have included within each Annuity several AST bond portfolio Sub-accounts. Each AST bond portfolio is unique, in that its underlying investments generally mature at different times. For example, there would be an AST bond portfolio whose underlying investments generally mature in 2020, an AST bond portfolio whose underlying investments generally mature in 2021, and so forth. As discussed below, the formula determines the appropriate AST bond portfolio Sub-account to which Account Value is transferred. We will introduce new AST bond portfolio Sub-accounts in subsequent years, to correspond generally to the length of new Guarantee Periods that are created under this benefit (and the Highest Daily GRO II benefit). If you have elected GRO Plus II or HD GRO II, you may have Unadjusted Account Value allocated to an AST bond portfolio Sub-account only by operation of the formula, and thus you may not allocate Purchase Payments to or make transfers to or from an AST bond portfolio Sub-account.

Although we employ several AST bond portfolio Sub-accounts for purposes of the benefit, the formula described in the next paragraph operates so that your Unadjusted Account Value may be allocated to only one AST bond portfolio Sub-account at one time. The formula determines the appropriate AST Bond Portfolio Sub-account to which Unadjusted Account Value is transferred. On any day a transfer into or out of the AST bond portfolio Sub-account is made the formula may dictate that a transfer out of one AST bond portfolio Sub-account be made into another AST bond portfolio Sub-account. Any transfer into an AST bond portfolio Sub-account will be directed to the AST bond portfolio Sub-account associated with the "current liability", as described below. As indicated, the AST bond portfolio Sub-accounts are employed with this benefit to help us mitigate the financial risks under our guarantee. Thus, in accordance with the formula applicable to you under the benefit, we determine which AST bond portfolio Sub-account your Account Value is transferred to, and under what circumstances a transfer is made. Please note that upon creation of a new enhanced guarantee, an immediate transfer to the AST Bond Portfolio Sub-account associated with the "current liability" may occur, depending on the discount rate (as described in the next paragraph) used to determine the present value of each of your guarantees. AS SUCH, A LOW DISCOUNT RATE COULD CAUSE A TRANSFER OF UNADJUSTED ACCOUNT VALUE INTO AN AST BOND PORTFOLIO SUB-ACCOUNT, DESPITE THE FACT THAT YOUR UNADJUSTED ACCOUNT VALUE HAD INCREASED.

In general, the formula works as follows. On each Valuation Day, the formula automatically performs an analysis with respect to each guarantee that is outstanding. For each outstanding guarantee, the formula begins by determining the present value on that Valuation Day that, if appreciated at the applicable "discount rate", would equal the applicable guarantee amount on the Maturity Date. As detailed in the formula, the discount rate is an interest rate determined by taking a benchmark index used within the financial services industry and then reducing that interest rate by a prescribed adjustment. Once selected, we do not change the applicable benchmark index (although we do reserve the right to use a new benchmark index if the original benchmark is discontinued). The greatest of each such present value is referred to as the "current liability" in the formula. The formula compares

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the current liability to the amount of your Unadjusted Account Value held within the AST bond portfolio Sub-account and to your Unadjusted Account Value held within the Permitted Sub-accounts. If the current liability, reduced by the amount held within the AST bond portfolio Sub-account, and divided by the amount held within the Permitted Sub-accounts, exceeds an upper target value (currently, 85%), then the formula will make a transfer into the AST bond portfolio Sub-account, in the amount dictated by the formula (subject to the 90% cap discussed below). If the current liability, reduced by the amount held within the AST bond portfolio Sub-account, and divided by the amount within the Permitted Sub-accounts, is less than a lower target value (currently, 79%), then the formula will transfer Unadjusted Account Value from the AST bond portfolio Sub-account into the Permitted Sub-accounts, in the amount dictated by the formula.

The formula will not execute a transfer to the AST bond portfolio Sub-account that results in more than 90% of your Unadjusted Account Value being allocated to the AST bond portfolio Sub-account ("90% cap"). Thus, on any Valuation Day, if the formula would require a transfer to the AST bond portfolio Sub-account that would result in more than 90% of the Unadjusted Account Value being allocated to the AST bond portfolio Sub-account, only the amount that results in exactly 90% of the Unadjusted Account Value being allocated to the AST bond portfolio Sub-account will be transferred. Additionally, future transfers into the AST bond portfolio Sub-account will not be made (regardless of the performance of the AST bond portfolio Sub-account and the Permitted Sub-accounts) at least until there is first a transfer out of the AST bond portfolio Sub-account. Once this transfer occurs out of the AST bond portfolio Sub-account, future amounts may be transferred to or from the AST bond portfolio Sub-account if dictated by the formula (subject to the 90% cap). At no time will the formula make a transfer to the AST bond portfolio Sub-account that results in greater than 90% of your Unadjusted Account Value being allocated to the AST bond portfolio Sub-account. However, it is possible that, due to the investment performance of your allocations in the AST bond portfolio Sub-account and your allocations in the Permitted Sub-accounts you have selected, your Unadjusted Account Value could be more than 90% invested in the AST bond portfolio Sub-account. If you make additional Purchase Payments to your Annuity while the 90% cap is in effect, the formula will not transfer any of such additional Purchase Payments to the AST bond portfolio Sub-account at least until there is first a transfer out of the AST bond portfolio Sub-account, regardless of how much of your Unadjusted Account Value is in the Permitted Sub-accounts. This means that there could be scenarios under which, because of the additional Purchase Payments you make, less than 90% of your entire Unadjusted Account Value is allocated to the AST bond portfolio Sub-account, and the formula will still not transfer any of your Unadjusted Account Value to the AST bond portfolio Sub-account (at least until there is first a transfer out of the AST bond portfolio Sub-account).

For example,

. March 17, 2011 - a transfer is made to the AST bond portfolio Sub-account that results in the 90% cap being met and now $90,000 is allocated to the AST bond portfolio Sub-account and $10,000 is allocated to the Permitted Sub-accounts.

. March 18, 2011 - you make an additional Purchase Payment of $10,000. No transfers have been made from the AST bond portfolio Sub-account to the Permitted Sub-accounts since the cap went into effect on March 17, 2011.

. On March 18, 2011 (and at least until first a transfer is made out of the AST bond portfolio Sub-account under the formula) - the $10,000 payment is allocated to the Permitted Sub-accounts and on this date you have 82% in the AST bond portfolio Sub-account and 18% in the Permitted Sub-accounts (such that $20,000 is allocated to the Permitted Sub-accounts and $90,000 to the AST bond portfolio Sub-account).

. Once there is a transfer out of the AST bond portfolio Sub-account (of any amount), the formula will operate as described above, meaning that the formula could transfer amounts to or from the AST bond portfolio Sub-account if dictated by the formula (subject to the 90% cap).

Under the operation of the formula, the 90% cap may come into and out of effect multiple times while you participate in the benefit. We will continue to monitor your Account Value daily and, if dictated by the formula, systematically transfer amounts between the Permitted Sub-accounts you have chosen and the AST bond portfolio Sub-account as dictated by the formula.

As discussed above, each Valuation Day, the formula analyzes the difference between your Unadjusted Account Value and your guarantees, as well as how long you have owned the benefit, and determines if any portion of your Unadjusted Account Value needs to be transferred into or out of the AST bond portfolio Sub-accounts. Therefore, at any given time, some, none, or most of your Unadjusted Account Value may be allocated to the AST bond portfolio Sub-accounts.

The amount that is transferred to and from the AST bond portfolio Sub-accounts pursuant to the formula depends upon a number of factors unique to your Annuity (and is not necessarily directly correlated with the securities markets, bond markets, or interest rates, in general) including:

. The difference between your Unadjusted Account Value and your guarantee amount(s);

. The amount of time until the maturity of your guarantee(s);

. The amount invested in, and the performance of, the Permitted Sub-accounts;

. The amount invested in, and the performance of, the AST bond portfolio Sub-accounts;

. The discount rate used to determine the present value of your guarantee(s);

. Additional Purchase Payments, if any, that you make to the Annuity; and

. Withdrawals, if any, taken from the Annuity.

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Any amounts invested in the AST bond portfolio Sub-accounts will affect your ability to participate in a subsequent market recovery within the Permitted Sub-accounts. Conversely, the Unadjusted Account Value may be higher at the beginning of the market recovery, e.g. more of the Unadjusted Account Value may have been protected from decline and volatility than it otherwise would have been had the benefit not been elected. The AST bond portfolio Sub-accounts are available only with certain optional living benefits, and you may not allocate Purchase Payments to or transfer Account Value to or from the AST bond portfolio Sub-accounts.

Transfers under the formula do not impact any guarantees under the benefit that have already been locked-in.

ELECTION/CANCELLATION OF THE BENEFIT

GRO Plus II is no longer available for new elections, except for Annuities issued with an application signed prior to January 24, 2011, and subject to selling firm transition rules (i.e., regarding the closing date of the benefit). GRO Plus II can be elected on any Valuation Day as long as the benefit is available, provided that your Unadjusted Account Value is allocated in a manner permitted with the benefit and that you otherwise meet our eligibility rules. You may elect GRO Plus II only if the oldest of the Owner and Annuitant is 84 or younger on the date of election. GRO Plus II is not available if you participate in any other optional living benefit. However, GRO Plus II may be elected together with any optional death benefit.

GRO PLUS II WILL TERMINATE AUTOMATICALLY UPON: (A) THE DEATH OF THE OWNER OR THE ANNUITANT (IN AN ENTITY OWNED CONTRACT), UNLESS THE ANNUITY IS CONTINUED BY THE SURVIVING SPOUSE; (B) AS OF THE DATE UNADJUSTED ACCOUNT VALUE IS APPLIED TO BEGIN ANNUITY PAYMENTS; (C) AS OF THE ANNIVERSARY OF BENEFIT ELECTION THAT IMMEDIATELY PRECEDES THE CONTRACTUALLY-MANDATED LATEST ANNUITY DATE, OR (D) UPON FULL SURRENDER OF THE ANNUITY. IF YOU ELECT TO TERMINATE THE BENEFIT, GRO PLUS II WILL NO LONGER PROVIDE ANY GUARANTEES. THE CHARGE FOR THE GRO PLUS II BENEFIT WILL NO LONGER BE DEDUCTED FROM YOUR UNADJUSTED ACCOUNT VALUE UPON TERMINATION OF THE BENEFIT.

If you elect this benefit, and in connection with that election you are required to reallocate to different Investment Options permitted under this benefit, then on the Valuation Day on which we receive your request in Good Order, we will (i) sell Units of the non-permitted Investment Options and

(ii) invest the proceeds of those sales in the permitted Investment Options that you have designated. During this reallocation process, your Unadjusted Account Value allocated to the Sub-accounts will remain exposed to investment risk, as is the case generally. The protection afforded by the newly-elected benefit will not arise until the close of business on the following Valuation Day.

If you wish, you may cancel the GRO Plus II benefit. You may also cancel an enhanced guarantee, but leave the base guarantee intact. Upon cancellation, you may elect any other currently available living benefit on any Valuation Day after you have cancelled the GRO Plus II benefit, provided that your Unadjusted Account Value is allocated in a manner permitted with that new benefit and that you otherwise meet our eligibility rules. Upon cancellation of the GRO Plus II benefit, any Unadjusted Account Value allocated to the AST bond portfolio Sub-account used with the formula will be reallocated to the Permitted Sub-accounts according to your most recent allocation instructions or, in absence of such instructions, pro rata (i.e., in direct proportion to your current allocations). Upon your re-election of GRO Plus II, Unadjusted Account Value may be transferred between the AST bond portfolio Sub-accounts and the Permitted Sub-accounts according to the predetermined mathematical formula (see "Key Feature - Allocation of Unadjusted Account Value" above for more details). You also should be aware that upon cancellation of the GRO Plus II benefit, you will lose all guarantees that you had accumulated under the benefit. Thus, the guarantees under any newly-elected benefit will be based on your current Unadjusted Account Value at benefit effectiveness. The benefit you elect or re-elect may be more expensive than the benefit you cancel. Once the GRO Plus II benefit is canceled you are not required to re-elect another optional living benefit and any subsequent benefit election may be made on or after the first Valuation Day following the cancellation of the GRO Plus II benefit provided that the benefit you are looking to elect is available at that time and on a post-issue basis.

SPECIAL CONSIDERATIONS UNDER GRO PLUS II

This benefit is subject to certain rules and restrictions, including, but not limited to the following:

. Upon inception of the benefit, 100% of your Unadjusted Account Value must be allocated to the Permitted Sub-accounts. The Permitted Sub-accounts are those described in the Investment Option section of this prospectus. No MVA Options may be in effect as of the date that you elect to participate in the benefit, nor may you add such allocations after you have acquired the benefit.

. Transfers as dictated by the formula will not count toward the maximum number of free transfers allowable under the Annuity.

. Any amounts applied to your Unadjusted Account Value by us on a Maturity Date will not be treated as "investment in the contract" for income tax purposes.

. Only systematic withdrawal programs in which amounts withdrawn are being taken on a pro rata basis from your Annuity's Sub-accounts (i.e., in direct proportion to the proportion that each such Sub-account bears to your total Unadjusted Account Value) will be permitted if you participate in GRO Plus II. Thus, you may not elect GRO Plus II so long as you participate in a systematic withdrawal program in which withdrawals are not taken pro rata. Similarly, if you currently

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participate in GRO Plus II, we will allow you to add a systematic withdrawal program only if withdrawals under the program are to be taken pro rata.

. As the time remaining until the applicable Maturity Date(s) gradually decreases, the benefit may become increasingly sensitive to moves to an AST bond portfolio Sub-account.

CHARGES UNDER THE BENEFIT

We deduct an annualized charge equal to 0.60% of the average daily net assets of the Sub-accounts (including any AST bond portfolio Sub-account) for participation in the GRO Plus II benefit. The annualized charge is deducted daily. The charge is deducted to compensate us for: (a) the risk that your Account Value on a Maturity Date is less than the amount guaranteed and

(b) administration of the benefit. You will begin paying this charge as of the effective date of the benefit. We will not refund the charges you have paid even if we never have to make any payments under the benefit.

HIGHEST DAILY GUARANTEED RETURN OPTION II (HD GRO II)

HD GRO II is no longer available for new elections, except for Annuities issued with an application signed prior to January 24, 2011, and subject to selling firm transition rules (i.e., regarding the closing date of the benefit). Highest Daily/SM/ Guaranteed Return Option/SM/ (HD GRO/SM/ II) is a form of "guaranteed minimum accumulation benefit" that guarantees a specified Account Value at one or more dates in the future. If you participate in this benefit, you are subject to a predetermined mathematical formula that transfers Account Value between your Sub-accounts and an AST bond portfolio Sub-account.

HD GRO II creates a series of separate guarantees, each of which is based on the highest Unadjusted Account Value attained on a day during the applicable time period. As each year of your participation in the benefit passes, we create a new guarantee. Each guarantee then remains in existence until the date on which it matures (unless the benefit terminates sooner). We refer to each date on which the specified Unadjusted Account Value is guaranteed as the "Maturity Date" for that guarantee. HD GRO II will not create a guarantee if the Maturity Date of that guarantee would extend beyond the Latest Annuity Date. This is true even with respect to a new Owner who has acquired the Annuity from the original Owner.

The guarantees provided by the benefit exist only on the applicable Maturity Date(s). However, due to the ongoing monitoring of your Unadjusted Account Value, and the transfer of Unadjusted Account Value to support your future guarantees, the benefit may provide some protection from significant Sub-account losses. For this same reason, the benefit may limit your ability to benefit from Sub-account increases while it is in effect.

The initial guarantee is created on the day that the HD GRO II benefit is added to your Annuity. We guarantee that your Unadjusted Account Value on the tenth anniversary of that day (we refer to each such anniversary as a "benefit anniversary") will not be less than your Unadjusted Account Value on the day that the HD GRO II benefit was added or re-added to your Annuity. Each benefit anniversary thereafter, we create a new guarantee. With respect to each such subsequent guarantee, we identify the highest Unadjusted Account Value that occurred between the date of that benefit anniversary and the date on which HD GRO II was added to your Annuity. We guarantee that your Unadjusted Account Value ten years after that benefit anniversary will be no less than the highest daily Unadjusted Account Value (adjusted for Purchase Payments and withdrawals, as described below) that occurred during that time period. The following example illustrates the time period over which we identify the highest daily Unadjusted Account Value for purposes of each subsequent guarantee under the benefit. If the date of benefit election were January 6, 2011, we would create a guarantee on January 6 of each subsequent year. For example, we would create a guarantee on January 6, 2015 based on the highest Unadjusted Account Value occurring between January 6, 2011 and January 6, 2015, and that guarantee would mature on January 6, 2025. As described below, we adjust each of the guarantee amounts for Purchase Payments (and any associated Purchase Credits) and withdrawals.

If the Unadjusted Account Value on the Maturity Date is less than the guaranteed amount, we will contribute funds from our general account to bring your Unadjusted Account Value up to the guaranteed amount. If the Maturity Date is not a Valuation Day, then we would contribute such an amount on the next Valuation Day. We will allocate any such amount to each Sub-account (other than the AST bond portfolio Sub-account used with this benefit and described below) in accordance with your most recent allocations instructions. Regardless of whether we need to contribute funds at the end of a Guarantee Period, we will at that time transfer all amounts held within the AST bond portfolio Sub-account associated with the maturing guarantee to your other Sub-accounts on a pro rata basis, unless your Account Value is either

(1) being allocated according to an asset allocation program or (2) at that time allocated entirely to an AST bond portfolio Sub-account. If the former (i.e., an asset allocation program), your Unadjusted Account Value will be transferred according to the program. If the latter (i.e., an AST bond portfolio Sub-account), then your Unadjusted Account Value will be transferred to the Sub-accounts permitted with this benefit according to your most recent allocation instructions. Any addition or transferred amount may subsequently be re-allocated based on the predetermined mathematical formula described below.

We increase the amount of each guarantee that has not yet reached its Maturity Date, as well as the highest daily Unadjusted Account Value that we calculate to establish a guarantee, by the amount of each subsequent Purchase Payment (including any associated Purchase Credits) made prior to the applicable Maturity Date. For example, if the effective date of the benefit was

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January 4, 2011, and there was an initial guaranteed amount that was set at $100,000 maturing January 4, 2021, and a second guaranteed amount that was set at $120,000 maturing January 4, 2022, then a $30,000 Purchase Payment made on March 30, 2012 would increase the guaranteed amounts to $130,000 and $150,000, respectively.

If you make a withdrawal (including any CDSC), we effect a proportional reduction to each existing guarantee amount. We calculate a proportional reduction by reducing each existing guarantee amount by the percentage represented by the ratio of the withdrawal amount (including any CDSC) to your Unadjusted Account Value immediately prior to the withdrawal.

If you make a withdrawal, we will deduct the withdrawal amount pro rata from each of your Sub-accounts (including the AST bond portfolio Sub-account used with this benefit).

EXAMPLE

This example is purely hypothetical and does not reflect the charges for the benefit or any other fees and charges under the Annuity. It is intended to illustrate the proportional reduction of a withdrawal on each guarantee amount under this benefit.

Assume the following:

. The Issue Date is December 1, 2010

. The benefit is elected on December 1, 2010

. The Unadjusted Account Value on December 1, 2010 is $200,000, which results in an initial guarantee of $200,000

. An additional guarantee amount of $350,000 is locked in on December 1, 2011

. The Unadjusted Account Value immediately prior to the withdrawal is equal to $380,000

. for purposes of simplifying these assumptions, we assume hypothetically that no CDSC is applicable (in general, a CDSC could be inapplicable based on the Free Withdrawal provision if the withdrawal was within the CDSC period, and would be inapplicable to the C Series)

If a withdrawal of $50,000 is taken on December 15, 2011, all guarantee amounts will be reduced by the ratio the total withdrawal amount represents of the Unadjusted Account Value just prior to the withdrawal being taken.

HERE IS THE CALCULATION (FIGURES ARE ROUNDED):

Withdrawal Amount                                           $ 50,000
Divided by Unadjusted Account Value before withdrawal       $380,000
Equals ratio                                                   13.16%
All guarantees will be reduced by the above ratio (13.16%)
Initial guarantee amount                                    $173,680
Additional guarantee amount                                 $303,940

KEY FEATURE - ALLOCATION OF UNADJUSTED ACCOUNT VALUE

We limit the Sub-accounts to which you may allocate Unadjusted Account Value if you elect HD GRO II. For purposes of this benefit, we refer to those permitted investment options (other than the AST bond portfolio used with this benefit) as the "Permitted Sub-accounts".

HD GRO II uses a predetermined mathematical formula to help manage your guarantees through all market cycles. The formula applicable to you may not be altered once you elect the benefit. However, subject to regulatory approval, we do reserve the right to amend the formula for newly-issued Annuities that elect or re-elect the benefit and for existing Annuities that elect the benefit post-issue. This required formula helps us manage our financial exposure under HD GRO II, by moving assets out of certain Sub-accounts if dictated by the formula (see below). In essence, we seek to preserve Unadjusted Account Value, by transferring it to a more stable option (i.e., one or more specified bond Portfolios of Advanced Series Trust). We refer to the Sub-accounts corresponding to these bond Portfolios collectively as the "AST bond portfolio Sub-accounts". The formula also contemplates the transfer of Unadjusted Account Value from an AST bond portfolio Sub-account to the other Sub-accounts. Because these restrictions and the use of the formula lessen the likelihood that your Unadjusted Account Value will be reduced below the base and/or enhanced guarantee(s), they also reduce the likelihood that we will make any payments under this benefit. They may also limit your upside potential for growth. The formula is set forth in Appendix G of this prospectus. A summary description of each AST bond portfolio Sub-account appears within the prospectus section entitled "Investment Options." You will be furnished with a prospectus describing the AST bond Portfolios. In addition, you can find a copy of the AST bond portfolio prospectus by going to www.prudentialannuities.com.

For purposes of operating the HD GRO II formula, we have included within each Annuity several AST bond portfolio Sub-accounts. Each AST bond portfolio is unique, in that its underlying investments generally mature at different times. For example, there would be an AST bond portfolio whose underlying investments generally mature in 2020, an AST bond portfolio whose underlying investments generally mature in 2021, and so forth. As discussed below, the formula determines the appropriate

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AST bond portfolio Sub-account to which Unadjusted Account Value is transferred. We will introduce new AST bond portfolio Sub-accounts in subsequent years, to correspond generally to the length of new guarantee periods that are created under this benefit. If you have elected HD GRO II, you may have Unadjusted Account Value allocated to an AST bond portfolio Sub-account only by operation of the formula, and thus you may not allocate Purchase Payments to or make transfers to or from an AST bond portfolio Sub-account.

Although we employ several AST bond portfolio Sub-accounts for purposes of the benefit, the formula described in the next paragraph operates so that your Unadjusted Account Value may be allocated to only one AST bond portfolio Sub-account at one time. The formula determines the appropriate AST bond portfolio Sub-account to which Unadjusted Account Value is transferred. On any day a transfer into or out of the AST bond portfolio Sub-account is made the formula may dictate that a transfer out of one AST bond portfolio Sub-account be made into another AST bond portfolio Sub-account. Any transfer into an AST bond portfolio Sub-account will be directed to the AST bond portfolio Sub-account associated with the "current liability", as described below. As indicated, the AST bond portfolio Sub-accounts are employed with this benefit to help us mitigate the financial risks under our guarantee. Thus, the applicable formula under the benefit determines which AST bond portfolio Sub-account your Unadjusted Account Value is transferred to, and under what circumstances a transfer is made.

In general, the formula works as follows. Under the formula, Unadjusted Account Value will transfer between the "permitted Sub-accounts" and an AST bond portfolio Sub-account when dictated by the predetermined mathematical formula. On each Valuation Day, including the effective date of the benefit, the predetermined mathematical formula is used to compare your Unadjusted Account Value to an amount based on the guarantees provided under the benefit. The formula determines whether a transfer occurs based, among other things, on an identification of the outstanding guarantee that has the largest present value. Based on the formula, a determination is made as to whether any portion of your Unadjusted Account Value is to be transferred to or from the AST bond portfolio Sub-account. In identifying those guarantees, we consider each guarantee that already has been set (i.e., on a benefit anniversary), as well as an amount that we refer to as the "Projected Future Guarantee." The "Projected Future Guarantee" is an amount equal to the highest Unadjusted Account Value (adjusted for withdrawals, additional Purchase Payments, and any associated Credits as described in the section of the prospectus concerning HD GRO II) within the current benefit year that would result in a new guarantee. For the Projected Future Guarantee, the assumed guarantee period begins on the current Valuation Day and ends 10 years from the next anniversary of the effective date of the benefit. As such, a Projected Future Guarantee could cause a transfer of Unadjusted Account Value into an AST bond portfolio Sub-account. We only calculate a Projected Future Guarantee if the assumed guarantee period associated with that Projected Future Guarantee does not extend beyond the latest Annuity Date applicable to the Annuity. The amount that is transferred to and from the AST bond portfolio Sub-accounts pursuant to the formula depends upon the factors set forth in the seven bullet points below, some of which relate to the guarantee amount(s), including the Projected Future Guarantee.

For each outstanding guarantee and the Projected Future Guarantee, the formula begins by determining the present value on that Valuation Day that, if appreciated at the applicable "discount rate", would equal the applicable guarantee amount on the Maturity Date. As detailed in the formula, the discount rate is an interest rate determined by taking a benchmark index used within the financial services industry and then reducing that interest rate by a prescribed adjustment. Once selected, we do not change the applicable benchmark index (although we do reserve the right to use a new benchmark index if the original benchmark is discontinued). The greatest of each such present value is referred to as the "current liability" in the formula. The formula compares the current liability to the amount of your Unadjusted Account Value held within the AST bond portfolio Sub-account and to your Unadjusted Account Value held within the Permitted Sub-accounts. If the current liability, reduced by the amount held within the AST bond portfolio Sub-account, and divided by the amount held within the Permitted Sub-accounts, exceeds an upper target value (currently, 85%), then the formula will make a transfer into the AST bond portfolio Sub-account, in the amount dictated by the formula (subject to the 90% cap feature discussed below). If the current liability, reduced by the amount held within the AST bond portfolio Sub-account, and divided by the amount within the Permitted Sub-accounts, is less than a lower target value (currently, 79%), then the formula will transfer Unadjusted Account Value from the AST bond portfolio Sub-account into the Permitted Sub-accounts, in the amount dictated by the formula.

The formula will not execute a transfer to the AST bond portfolio Sub-account that results in more than 90% of your Unadjusted Account Value being allocated to the AST bond portfolio Sub-account ("90% cap"). Thus, on any Valuation Day, if the formula would require a transfer to the AST bond portfolio Sub-account that would result in more than 90% of the Unadjusted Account Value being allocated to the AST bond portfolio Sub-account, only the amount that results in exactly 90% of the Unadjusted Account Value being allocated to the AST bond portfolio Sub-account will be transferred. Additionally, future transfers into the AST bond portfolio Sub-account will not be made (regardless of the performance of the AST bond portfolio Sub-account and the Permitted Sub-accounts) at least until there is first a transfer out of the AST bond portfolio Sub-account. Once this transfer occurs out of the AST bond portfolio Sub-account, future amounts may be transferred to or from the AST bond portfolio Sub-account if dictated by the formula (subject to the 90% cap feature). At no time will the formula make a transfer to the AST bond portfolio Sub-account that results in greater than 90% of your Unadjusted Account Value being allocated to the AST bond portfolio Sub-account. However, it is possible that, due to the investment performance of your allocations in the AST bond portfolio Sub-account and your allocations in the Permitted Sub-accounts you have selected, your Unadjusted Account Value could be more than 90% invested in the AST bond portfolio Sub-account. If you make additional Purchase Payments to your Annuity while the

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90% cap is in effect, the formula will not transfer any of such additional Purchase Payments to the AST bond portfolio Sub-account at least until there is first a transfer out of the AST bond portfolio Sub-account, regardless of how much of your Unadjusted Account Value is in the Permitted Sub-accounts. This means that there could be scenarios under which, because of the additional Purchase Payments you make, less than 90% of your entire Unadjusted Account Value is allocated to the AST bond portfolio Sub-account, and the formula will still not transfer any of your Unadjusted Account Value to the AST bond portfolio Sub-account (at least until there is first a transfer out of the AST bond portfolio Sub-account).

For example,

. March 17, 2011 - a transfer is made to the AST bond portfolio Sub-account that results in the 90% cap being met and now $90,000 is allocated to the AST bond portfolio Sub-account and $10,000 is allocated to the Permitted Sub-accounts.

. March 18, 2011 - you make an additional Purchase Payment of $10,000. No transfers have been made from the AST bond portfolio Sub-account to the Permitted Sub-accounts since the cap went into effect on March 17, 2011.

. On March 18, 2011 (and at least until first a transfer is made out of the AST bond portfolio Sub-account under the formula) - the $10,000 payment is allocated to the Permitted Sub-accounts and on this date you have 82% in the AST bond portfolio Sub-account and 18% in the Permitted Sub-accounts (such that $20,000 is allocated to the Permitted Sub-accounts and $90,000 to the AST bond portfolio Sub-account).

. Once there is a transfer out of the AST bond portfolio Sub-account (of any amount), the formula will operate as described above, meaning that the formula could transfer amounts to or from the AST bond portfolio Sub-account if dictated by the formula (subject to the 90% cap feature).

Under the operation of the formula, the 90% cap may come into and out of effect multiple times while you participate in the benefit. We will continue to monitor your Unadjusted Account Value daily and, if dictated by the formula, systematically transfer amounts between the Permitted Sub-accounts you have chosen and the AST bond portfolio Sub-account as dictated by the formula.

As discussed above, each Valuation Day, the formula analyzes the difference between your Unadjusted Account Value and your guarantees as well as how long you have owned the benefit, and determines if any portion of your Unadjusted Account Value needs to be transferred into or out of the AST bond portfolio Sub-accounts. Therefore, at any given time, some, none, or most of your Unadjusted Account Value may be allocated to the AST bond portfolio Sub-accounts.

The amount that is transferred to and from the AST bond portfolio Sub-accounts pursuant to the formula depends upon a number of factors unique to your Annuity (and is not necessarily directly correlated with the securities markets, bond markets, or interest rates, in general) including:

. The difference between your Unadjusted Account Value and your guarantee amount(s);

. The amount of time until the maturity of your guarantee(s);

. The amount invested in, and the performance of, the Permitted Sub-accounts;

. The amount invested in, and the performance of, the AST bond portfolio Sub-accounts;

. The discount rate used to determine the present value of your guarantee(s);

. Additional Purchase Payments, if any, that you make to the Annuity; and

. Withdrawals, if any, taken from the Annuity.

Any amounts invested in the AST bond portfolio Sub-accounts will affect your ability to participate in a subsequent market recovery within the Permitted Sub-accounts. Conversely, the Unadjusted Account Value may be higher at the beginning of the market recovery, e.g. more of the Unadjusted Account Value may have been protected from decline and volatility than it otherwise would have been had the benefit not been elected. The AST bond portfolio Sub-accounts are available only with certain optional living benefits, and you may not allocate Purchase Payments to or transfer Unadjusted Account Value to or from the AST bond portfolio Sub-accounts.

Transfers under the formula do not impact any guarantees under the benefit that have already been locked-in.

ELECTION/CANCELLATION OF THE BENEFIT

HD GRO II is no longer available for new elections, except for Annuities issued with an application signed prior to January 24, 2011, and subject to selling firm transition rules (i.e., regarding the closing date of the benefit). HD GRO II can be elected on any Valuation Day as long as the benefit is available, provided that your Unadjusted Account Value is allocated in a manner permitted with the benefit and you otherwise meet our eligibility requirements. You may elect HD GRO II only if the oldest of the Owner and Annuitant is 84 or younger on the date of election. If you currently participate in a living benefit that may be cancelled, you may terminate that benefit at any time and elect HD GRO II. However you will lose all guarantees that you had accumulated under the previous benefit. The initial guarantee under HD GRO II will be based on your current Unadjusted Account Value at the time the new benefit becomes effective on your Annuity. HD GRO II is not available if you participate in any other living benefit. However, HD GRO II may be elected together with any optional death benefit.

HD GRO II WILL TERMINATE AUTOMATICALLY UPON: (A) THE DEATH OF THE OWNER OR THE ANNUITANT (IN AN ENTITY OWNED ANNUITY), UNLESS THE ANNUITY IS CONTINUED BY THE SURVIVING SPOUSE; (B) AS OF THE DATE UNADJUSTED ACCOUNT VALUE IS APPLIED TO BEGIN

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ANNUITY PAYMENTS; (C) AS OF THE ANNIVERSARY OF BENEFIT ELECTION THAT IMMEDIATELY PRECEDES THE CONTRACTUALLY-MANDATED LATEST ANNUITY DATE, OR (D) UPON FULL SURRENDER OF THE ANNUITY. IF YOU ELECT TO TERMINATE THE BENEFIT, HD GRO II WILL NO LONGER PROVIDE ANY GUARANTEES. THE CHARGE FOR THE HD GRO II BENEFIT WILL NO LONGER BE DEDUCTED FROM YOUR UNADJUSTED ACCOUNT VALUE UPON TERMINATION OF THE BENEFIT.

If you elect this benefit, and in connection with that election you are required to reallocate to different Investment Options permitted under this benefit, then on the Valuation Day on which we receive your request in Good Order, we will (i) sell Units of the non-permitted Investment Options and

(ii) invest the proceeds of those sales in the permitted Investment Options that you have designated. During this reallocation process, your Unadjusted Account Value allocated to the Sub-accounts will remain exposed to investment risk, as is the case generally. The protection afforded by the newly-elected benefit will not arise until the close of business on the following Valuation Day.

If you wish, you may cancel the HD GRO II benefit. You may then elect any other currently available living benefit on any Valuation Day after you have cancelled the HD GRO II benefit, provided that your Unadjusted Account Value is allocated in the manner permitted with that new benefit and you otherwise meet our eligibility requirements. Upon cancellation of the HD GRO II benefit, any Unadjusted Account Value allocated to the AST bond portfolio Sub-accounts used with the formula will be reallocated to the Permitted Sub-accounts according to your most recent allocation instructions or, in absence of such instructions, pro rata (i.e., in direct proportion to your current allocations). Upon your re-election of HD GRO II, Unadjusted Account Value may be transferred between the AST bond portfolio Sub-accounts and the other Sub-accounts according to the predetermined mathematical formula (see "Key Feature - Allocation of Unadjusted Account Value" section for more details). You also should be aware that upon cancellation of the HD GRO II benefit, you will lose all guarantees that you had accumulated under the benefit. Thus, the guarantees under your newly-elected benefit will be based on your current Unadjusted Account Value at the time the new benefit becomes effective. The benefit you elect or re-elect may be more expensive than the benefit you cancel.

SPECIAL CONSIDERATIONS UNDER HD GRO II

This benefit is subject to certain rules and restrictions, including, but not limited to the following:

. Upon inception of the benefit, 100% of your Unadjusted Account Value must be allocated to the Permitted Sub-accounts. The Permitted Sub-accounts are those described in the Investment Option section.

. Transfers as dictated by the formula will not count toward the maximum number of free transfers allowable under the Annuity.

. Any amounts applied to your Unadjusted Account Value by us on a Maturity Date will not be treated as "investment in the contract" for income tax purposes.

. As the time remaining until the applicable Maturity Date gradually decreases, the benefit may become increasingly sensitive to moves to an AST bond portfolio Sub-account.

. Only systematic withdrawal programs in which amounts withdrawn are being taken on a pro rata basis from your Annuity's Sub-accounts (i.e., in direct proportion to the proportion that each such Sub-account bears to your total Unadjusted Account Value) will be permitted if you participate in HD GRO

II. Thus, you may not elect HD GRO II so long as you participate in a systematic withdrawal program in which withdrawals are not taken pro rata. Similarly, if you currently participate in HD GRO II, we will allow you to add a systematic withdrawal program only if withdrawals under the program are to be taken pro rata.

CHARGES UNDER THE BENEFIT

We deduct an annualized charge equal to 0.60% of the average daily net assets of the Sub-accounts (including any AST bond portfolio Sub-account) for participation in the HD GRO II benefit. The annualized charge is deducted daily. The charge is deducted to compensate us for: (a) the risk that your Account Value on the Maturity Date is less than the amount guaranteed and

(b) administration of the benefit. You will begin paying this charge as of the effective date of the benefit. We will not refund the charges you have paid even if we never have to make any payments under the benefit.

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MINIMUM DEATH BENEFITS AND OPTIONAL DEATH BENEFIT RIDERS

TRIGGERS FOR PAYMENT OF THE DEATH BENEFIT

Each Annuity provides a Death Benefit prior to Annuitization. If the Annuity is owned by one or more natural persons, the Death Benefit is payable upon the death of the Owner (or the first to die, if there are multiple Owners). If an Annuity is owned by an entity, the Death Benefit is payable upon the Annuitant's death if there is no Contingent Annuitant. Generally, if a Contingent Annuitant was designated before the Annuitant's death and the Annuitant dies, then the Contingent Annuitant becomes the Annuitant and a Death Benefit will not be paid upon the Annuitant's death. The person upon whose death the Death Benefit is paid is referred to below as the "decedent". Where an Annuity is structured so that it is owned by a grantor trust but the Annuitant is not the grantor, then the Annuity is required to terminate upon the death of the grantor if the grantor pre-deceases the Annuitant under

Section 72(s) of the Code. Under this circumstance, the Surrender Value will be paid out to the trust and there is no Death Benefit provided under the Annuity.

We determine the amount of the Death Benefit as of the date we receive "Due Proof of Death." Due Proof of Death can be met only if each of the following is submitted to us in Good Order: (a) a death certificate or similar documentation acceptable to us (b) all representations we require or which are mandated by applicable law or regulation in relation to the death claim and the payment of death proceeds and (c) any applicable election of the method of payment of the death benefit by at least one Beneficiary (if not previously elected by the Owner). We must be made aware of the entire universe of eligible Beneficiaries in order for us to have received Due Proof of Death. Any given Beneficiary must submit the written information we require in order to be paid his/her share of the Death Benefit.

Once we have received Due Proof of Death, each eligible Beneficiary may take his/her portion of the Death Benefit in one of the forms described in this prospectus (e.g., distribution of the entire interest in the Annuity within 5 years after the date of death, or as periodic payments over a period not extending beyond the life or life expectancy of the Beneficiary).

After our receipt of Due Proof of Death, we automatically transfer any remaining Death Benefit to the AST Money Market Sub-account. However, between the date of death and the date that we transfer any remaining Death Benefit to the AST Money Market Sub-account, the amount of the Death Benefit is subject to market fluctuations.

EXCEPTIONS TO AMOUNT OF DEATH BENEFIT

 There are certain exceptions to the amount of the Death Benefit:

SUBMISSION OF DUE PROOF OF DEATH WITHIN ONE YEAR. If we receive Due Proof of Death more than one year after the date of death, we reserve the right to limit the Death Benefit to the Unadjusted Account Value on the date we receive Due Proof of Death (i.e., we would not pay the minimum Death Benefit or any Optional Death Benefit). We reserve the right to waive or extend the one year period on a non-discriminatory basis.

DEATH BENEFIT SUSPENSION PERIOD. You also should be aware that there is a Death Benefit suspension period. If the decedent was not the Owner or Annuitant as of the Issue Date (or within 60 days thereafter) and did not become the Owner or Annuitant due to the prior Owner's or Annuitant's death, any Death Benefit (including any optional Death Benefit) that applies will be suspended for a two-year period as to that person from the date he or she first became Owner or Annuitant. While the two year suspension is in effect, the Death Benefit amount will equal the Unadjusted Account Value, less any Purchase Credits granted during the period beginning 12 months prior to decedent's date of death and ending on the date we receive Due Proof of Death with respect to the X Series. Thus, if you had elected an Optional Death benefit, and the suspension were in effect, you would be paying the fee for the Optional Death Benefit even though during the suspension period your Death Benefit would be limited to the Unadjusted Account Value. After the two-year suspension period is completed the Death Benefit is the same as if the suspension period had not been in force. See the section of the prospectus above generally with regard to changes of Owner or Annuitant that are allowable.

With respect to a Beneficiary Annuity, the Death Benefit is triggered by the death of the beneficial Owner (or the Key Life, if entity-owned). However, if the Annuity is held as a Beneficiary Annuity, the Owner is an entity, and the Key Life is already deceased, then no Death Benefit is payable upon the death of the beneficial Owner.

MINIMUM DEATH BENEFIT

Each Annuity provides a minimum Death Benefit at no additional charge. The amount of the minimum Death Benefit is equal to the greater of:

. The sum of all Purchase Payments you have made since the Issue Date of the Annuity (excluding any Purchase Credits) until the date of Due Proof of Death, reduced proportionally by the ratio of the amount of any withdrawal to the Account Value immediately prior to the withdrawal; AND

. Your Unadjusted Account Value (less the amount of any Purchase Credits applied during the period beginning 12-months prior to the decedent's date of death, and ending on the date we receive Due Proof of Death with respect to the X Series).

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OPTIONAL DEATH BENEFITS

Two optional Death Benefits are offered for purchase with your Annuity to provide an enhanced level of protection for your Beneficiaries. No optional death benefit is available if your Annuity is held as a Beneficiary Annuity. The optional Death Benefits are called the Highest Anniversary Value Death Benefit and the Combination 5% Roll-up and Highest Anniversary Value Death Benefit. Currently, these optional death benefits are only offered in those jurisdictions where we have received regulatory approval and must be elected at the time that you purchase your Annuity. Neither optional death benefit is available with Highest Daily Lifetime Income with LIA or Highest Daily Lifetime 6 Plus with LIA. You may not elect both Optional Death Benefits. Investment restrictions apply if you elect either Optional Death Benefit. See the chart in the "Investment Options" section of the prospectus for a list of Investment Options available and permitted with each benefit. If subsequent to your election of an Optional Death Benefit, we change our requirements as to how your Account Value must be allocated, we will not compel you to re-allocate your Account Value in accordance with our newly-adopted requirements. We reserve the right to cease offering any optional death benefit.

KEY TERMS USED WITH THE HIGHEST ANNIVERSARY VALUE DEATH BENEFIT AND THE

COMBINATION 5% ROLL-UP AND HIGHEST ANNIVERSARY VALUE DEATH BENEFIT:

. The DEATH BENEFIT TARGET DATE for both the Highest Anniversary Value Death Benefit and the Combination 5% Roll-up and HAV Death Benefit initially is the later of (a) the anniversary of the Issue Date coinciding with or next following the date the oldest Owner (or Annuitant, if the Annuity is entity-owned) reaches age 80 and (b) the fifth anniversary of the Issue Date of the Annuity. If there is a change of Owner (or Annuitant, if the Annuity is entity-owned) prior to the Death Benefit Target Date, then we will set the Death Benefit Target Date with reference to the age of the oldest Owner (or Annuitant). However, we will not change the Death Benefit Target Date if the change of Owner (or Annuitant, for an entity-owned Annuity) occurs after the previous Death Benefit Target Date.

. The HIGHEST ANNIVERSARY VALUE on the Issue Date is equal to your Unadjusted Account Value (including any Purchase Credits, in the case of the X Series). Thereafter, we calculate a Highest Anniversary Value on each anniversary of the Issue Date of the Annuity ("Annuity Anniversary") up to and including the earlier of the date of death or attainment of the Death Benefit Target Date. On each such anniversary, the Anniversary Value is equal to the greater of (a) the previous Highest Anniversary Value and (b) the Unadjusted Account Value on each such Anniversary. Between such anniversaries, the Highest Anniversary Value is increased by the sum of all Purchase Payments (including any associated Purchase Credits) since the prior anniversary date and reduced by any Proportional Withdrawals since the prior anniversary date.

. THE ROLL-UP VALUE. The initial Roll-Up Value is equal to the Unadjusted Account Value on the Issue Date of the Annuity. Each day we increase the Roll-up Value, plus the amount of any additional Purchase Payments you make after the effective date of the Death Benefit (including Purchase Credits with respect to the X Series), at the daily equivalent of a 5% annual rate. We stop increasing the Roll-Up Value at the 5% annual rate on the first to occur of the following: (1) the decedent's date of death and (2) the Death Benefit Target Date. After we stop increasing the Roll-Up Value at the 5% annual rate, we continue to increase the Roll-Up Value by the amount of any additional Purchase Payments (including Purchase Credits with respect to the X Series) made after that date.

. PROPORTIONAL WITHDRAWALS are determined by calculating the ratio of the amount of the withdrawal (including any applicable CDSC and MVA) to the Account Value as of the date of the withdrawal but immediately prior to the withdrawal. Proportional withdrawals result in a reduction to the Highest Anniversary Value or Roll-Up value by reducing such value in the same proportion as the Account Value was reduced by the withdrawal as of the date the withdrawal occurred. For example, if your Highest Anniversary Value or Roll-up value is $125,000 and you subsequently withdraw $10,000 at a time when your Account Value is equal to $100,000 (a 10% reduction), then we will reduce your Highest Anniversary Value or Roll-Up value ($125,000) by 10%, or $12,500.

HIGHEST ANNIVERSARY VALUE DEATH BENEFIT ("HAV")

If an Annuity has one Owner, the Owner must be age 79 or less at the time the Highest Anniversary Value Optional Death Benefit is elected. If an Annuity has joint Owners, the oldest Owner must be age 79 or less upon election. If an Annuity is owned by an entity, the Annuitant must be age 79 or less upon election.

CALCULATION OF HIGHEST ANNIVERSARY VALUE DEATH BENEFIT

If the decedent's date of death occurs before the Death Benefit Target Date, the Death Benefit equals the greater of:

1. the greater of the minimum Death Benefit described above, and

2. the Highest Anniversary Value as of the date on which we receive Due Proof of Death, less any Purchase Credits granted during the period beginning 12 months prior to the date of death and ending on the date we receive Due Proof of Death. This means that we will recapture any Purchase Credits granted with respect to Purchase Payments we receive beginning 12 months prior to the date of death and thereafter.

If the Owner dies on or after the Death Benefit Target Date, the Death Benefit equals the greater of:

1. the minimum Death Benefit described above, and

2. the Highest Anniversary Value on the Death Benefit Target Date, plus any Purchase Payments (and associated Purchase Credits) since the Death Benefit Target Date, less the effect of any Proportional Withdrawals since the Death Benefit

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Target Date, and less any Purchase Credits granted during the period beginning 12 months prior to the date of death and ending on the date we receive Due Proof of Death.

This Death Benefit may not be an appropriate feature where the oldest Owner's age (Annuitant if entity owned) is near age 80. This is because the benefit may not have the same potential for growth as it otherwise would, since there will be fewer Annuity anniversaries before the Death Benefit Target Date is reached.

COMBINATION 5% ROLL-UP AND HIGHEST ANNIVERSARY VALUE DEATH BENEFIT If an Annuity has one Owner, the Owner must be age 79 or less at the time the Combination 5% Roll-up and HAV Optional Death Benefit is purchased. If an Annuity has joint Owners, the oldest Owner must be age 79 or less upon election. If the Annuity is owned by an entity, the Annuitant must be age 79 or less upon election.

CALCULATION OF 5% ROLL-UP AND HIGHEST ANNIVERSARY VALUE DEATH BENEFIT

 The Combination 5% Roll-up and HAV Death Benefit equals the greatest of:

If the decedent's date of death occurs before the Death Benefit Target Date, the Death Benefit equals the greater of:

1. the greater of the minimum Death Benefit described above, and

2. the Highest Anniversary Value as of the date on which we receive Due Proof of Death, less any Purchase Credits granted during the period beginning 12 months prior to the date of death and ending on the date we receive Due Proof of Death.

3. the Roll-Up Value as described above.

If the Owner dies on or after the Death Benefit Target Date, the Death Benefit equals the greater of:

1. the greater of the minimum Death Benefit described above, and,

2. the Highest Anniversary Value on the Death Benefit Target Date plus any Purchase Payments (and associated Purchase Credits) since the Death Benefit Target Date, less the effect of any Proportional Withdrawals since the Death Benefit Target Date, and, less any Purchase Credits granted during the period beginning 12 months prior to the date of death and ending on the date we receive Due Proof of Death.

3. the Roll-Up Value as described above.

This Death Benefit may not be an appropriate feature where the oldest Owner's age (Annuitant if entity owned) is near age 80. This is because the benefit may not have the same potential for growth as it otherwise would, since there will be fewer Annuity anniversaries, and less time for the Roll-Up Value to increase, before the Death Benefit Target Date is reached.

EFFECT OF WITHDRAWALS ON THE ROLL-UP VALUE PRIOR TO DEATH BENEFIT TARGET DATE. Withdrawals prior to the Death Benefit Target Date reduce the Roll-Up Value by the amount of the withdrawal until an annual "dollar-for-dollar" limit has been reached, and withdrawals in excess of the dollar-for-dollar limit then reduce the Roll-Up Value proportionally. Until the first Anniversary of the Issue Date, the dollar-for-dollar limit is equal to 5% of the initial Roll-Up Value. On each Annuity Anniversary thereafter, we reset the dollar-for-dollar limit to equal 5% of the Roll-Up Value on that anniversary. When all or a portion of a withdrawal exceeds the dollar-for-dollar limit for that Annuity Year, the excess portion of the withdrawal proportionally reduces the Roll-Up Value. The proportional reduction decreases the Roll-Up Value by the ratio of the excess withdrawal (i.e., the amount of the withdrawal that exceeds the dollar-for-dollar limit in that Annuity Year) to your Account Value (after the Account Value has been reduced by any portion of the withdrawal that was within the dollar-for-dollar limit but IS NOT reduced by the excess withdrawal).

EFFECT OF WITHDRAWALS ON THE ROLL-UP VALUE ON OR AFTER THE DEATH BENEFIT TARGET DATE. All withdrawals after the Death Benefit Target Date are Proportional Withdrawals.

WHAT ARE THE CHARGES FOR THE OPTIONAL DEATH BENEFITS?

For elections of the Highest Anniversary Value Death Benefit and the Combination 5% Roll-Up and HAV Death Benefit, we impose a charge equal to 0.40% and 0.80%, respectively, per year of the average daily net assets of the Sub-accounts. We deduct the charge for each of these benefits to compensate Pruco Life for providing increased insurance protection under the optional Death Benefits. The additional annualized charge is deducted daily against your Account Value allocated to the Sub-accounts.

CAN I TERMINATE THE OPTIONAL DEATH BENEFITS?

The Highest Anniversary Value Death Benefit and the Combination 5% Roll-up and HAV Death Benefit may not be terminated by you once elected. Each optional Death Benefit will terminate upon the first to occur of the following:

. the date that the Death Benefit is determined, unless the Annuity is continued by a spouse Beneficiary;

. upon your designation of a new Owner or Annuitant who, as of the effective date of the change, is older than the age at which we would then issue the Death Benefit (or if we do not then consent to continue the Death Benefit);

. upon the Annuity Date;

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. upon surrender of the Annuity; or

. if your Account Value reaches zero.

Where an Annuity is structured so that it is owned by a grantor trust but the Annuitant is not the grantor, then the Annuity is required to be surrendered upon the death of the grantor if the grantor pre-deceases the Annuitant under

Section 72(s) of the Code. Under this circumstance, the Account Value will be paid out to the Beneficiary, and is not eligible for the Death Benefit provided under the Annuity.

Upon termination, we cease to assess the fee for the optional Death Benefit.

SPOUSAL CONTINUATION OF ANNUITY

Unless you designate a Beneficiary other than your spouse, upon the death of either spousal Owner, the surviving spouse may elect to continue ownership of the Annuity instead of taking the Death Benefit payment. The Unadjusted Account Value as of the date of Due Proof of Death will be equal to the Death Benefit that would have been payable. Any amount added to the Unadjusted Account Value will be allocated to the Sub-accounts (if you participate in an optional living benefit, such amount will not be directly added to any bond portfolio Sub-account used by the benefit, but may be reallocated by the predetermined mathematical formula on the same day). No CDSC will apply to Purchase Payments made prior to the effective date of a spousal continuance. However, any additional Purchase Payments applied after the date the continuance is effective will be subject to all provisions of the Annuity, including the CDSC when applicable.

Subsequent to spousal continuation, the basic Death Benefit will be equal to the greater of:

. The Unadjusted Account Value on the effective date of the spousal continuance, plus all Purchase Payments you have made since the spousal continuance (excluding any Purchase Credits) until the date of Due Proof of Death, reduced proportionally by the ratio of the amount of any withdrawal to the Account Value immediately prior to the withdrawal; and

. The Unadjusted Account Value on Due Proof of Death of the surviving spouse (less the amount of any Purchase Credits applied during the period beginning 12-months prior to the decedent's date of death, and ending on the date we receive Due Proof of Death with respect to the X Series).

Spousal continuation is also permitted, subject to our rules and regulatory approval, if the Annuity is held by a custodial account established to hold retirement assets for the benefit of the natural person Annuitant pursuant to the provisions of Section 408(a) of the Code ("Custodial Account") and, on the date of the Annuitant's death, the spouse of the Annuitant is (1) the Contingent Annuitant under the Annuity and (2) the Beneficiary of the Custodial Account. The ability to continue the Annuity in this manner will result in the Annuity no longer qualifying for tax deferral under the Code. However, such tax deferral should result from the ownership of the Annuity by the Custodial Account. Please consult your tax or legal adviser.

Any Optional Death Benefit in effect at the time the first of the spouses dies will continue only if spousal assumption occurs prior to the Death Benefit Target Date and prior to the assuming spouse's 80th birthday. If spousal assumption occurs after the Death Benefit Target Date (or the 80th birthday of the assuming spouse), then any Optional Death Benefit will terminate as of the date of spousal assumption. In that event, the assuming spouse's Death Benefit will equal the basic Death Benefit.

We allow a spouse to continue the Annuity even though he/she has reached or surpassed the Latest Annuity Date. However, upon such a spousal continuance, annuity payments would begin immediately.

PAYMENT OF DEATH BENEFITS

ALTERNATIVE DEATH BENEFIT PAYMENT OPTIONS - ANNUITIES OWNED BY INDIVIDUALS

 (NOT ASSOCIATED WITH TAX-FAVORED PLANS)

Except in the case of a spousal continuation as described above, upon your death, certain distributions must be made under the Annuity. The required distributions depend on whether you die before you start taking annuity payments under the Annuity or after you start taking annuity payments under the Annuity. If you die on or after the Annuity Date, the remaining portion of the interest in the Annuity must be distributed at least as rapidly as under the method of distribution being used as of the date of death. In the event of the decedent's death before the Annuity Date, the Death Benefit must be distributed:

. within five (5) years of the date of death; or

. as a series of payments not extending beyond the life expectancy of the Beneficiary or over the life of the Beneficiary. Payments under this option must begin within one year of the date of death.

If the Annuity is held as a Beneficiary Annuity, the payment of the Death Benefit must be distributed:

. as a lump sum payment; or

. as a series of required distributions under the Beneficiary Continuation Option as described below in the section entitled "Beneficiary Continuation Option", unless you have made an election prior to Death Benefit proceeds becoming due.

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ALTERNATIVE DEATH BENEFIT PAYMENT OPTIONS - ANNUITIES HELD BY TAX-FAVORED PLANS The Code provides for alternative death benefit payment options when an Annuity is used as an IRA, 403(b) or other "qualified investment" that requires minimum distributions. Upon your death under an IRA, 403(b) or other "qualified investment", the designated Beneficiary may generally elect to continue the Annuity and receive Required Minimum Distributions under the Annuity instead of receiving the Death Benefit in a single payment. The available payment options will depend on whether you die before the date Required Minimum Distributions under the Code were to begin, whether you have named a designated Beneficiary and whether the Beneficiary is your surviving spouse.

. If you die after a designated Beneficiary has been named, the death benefit must be distributed by December 31st of the year including the five year anniversary of the date of death, or as periodic payments not extending beyond the life expectancy of the designated Beneficiary (provided such payments begin by December 31st of the year following the year of death). However, if your surviving spouse is the Beneficiary, the death benefit can be paid out over the life expectancy of your spouse with such payments beginning no later than December 31st of the year following the year of death or December 31st of the year in which you would have reached age 70 1/2, whichever is later. Additionally, if the Death Benefit is solely payable to (or for the benefit of) your surviving spouse, then the Annuity may be continued with your spouse as the Owner. If your Beneficiary elects to receive full distribution by December 31st of the year including the five year anniversary of the date of death, 2009 shall not be included in the five year requirement period. This effectively extends this period to December 31st of the year including the six year anniversary date of death.

. If you die before a designated Beneficiary is named and before the date Required Minimum Distributions must begin under the Code, the Death Benefit must be paid out by December 31st of the year including the five year anniversary of the date of death. For Annuities where multiple Beneficiaries have been named and at least one of the Beneficiaries does not qualify as a designated Beneficiary and the account has not been divided into Separate Accounts by December 31st of the year following the year of death, such Annuity is deemed to have no designated Beneficiary. For this distribution requirement also, 2009 shall not be included in the five year requirement period.

. If you die before a designated Beneficiary is named and after the date Required Minimum Distributions must begin under the Code, the Death Benefit must be paid out at least as rapidly as under the method then in effect. For Annuities where multiple Beneficiaries have been named and at least one of the Beneficiaries does not qualify as a designated Beneficiary and the account has not been divided into Separate Accounts by December 31st of the year following the year of death, such Annuity is deemed to have no designated Beneficiary.

A Beneficiary has the flexibility to take out more each year than mandated under the Required Minimum Distribution rules.

Until withdrawn, amounts in an IRA, 403(b) or other "qualified investment" continue to be tax deferred. Amounts withdrawn each year, including amounts that are required to be withdrawn under the Required Minimum Distribution rules, are subject to tax. You may wish to consult a professional tax advisor for tax advice as to your particular situation.

For a Roth IRA, if death occurs before the entire interest is distributed, the Death Benefit must be distributed under the same rules applied to IRAs where death occurs before the date Required Minimum Distributions must begin under the Code.

The tax consequences to the Beneficiary may vary among the different Death Benefit payment options. See the Tax Considerations section of this prospectus, and consult your tax advisor.

BENEFICIARY CONTINUATION OPTION

Instead of receiving the Death Benefit in a single payment, or under an Annuity Option, a Beneficiary may take the Death Benefit under an alternative Death Benefit payment option, as provided by the Code and described above under the sections entitled "Payment of Death Benefits" and "Alternative Death Benefit Payment Options - Annuities Held by Tax-Favored Plans". This "Beneficiary Continuation Option" is described below and is available for both qualified Annuities (i.e. annuities sold to an IRA, Roth IRA, SEP IRA, or

403(b)), Beneficiary Annuities and non-qualified Annuities. This option is different from the "Beneficiary Annuity", because the Beneficiary Continuation Option is a death benefit payout option used explicitly for annuities issued by a Prudential affiliate.

UNDER THE BENEFICIARY CONTINUATION OPTION:

. The Beneficiary must apply at least $15,000 to the Beneficiary Continuation Option (thus, the Death Benefit amount payable to each Beneficiary must be at least $15,000).

. The Annuity will be continued in the Owner's name, for the benefit of the Beneficiary.

. Beginning on the date we receive an election by the Beneficiary to take the Death Benefit in a form other than a lump sum, the Beneficiary will incur a Settlement Service Charge which is an annual charge assessed on a daily basis against the average assets allocated to the Sub-accounts. The charge is 1.00% per year.

. Beginning on the date we receive an election by the Beneficiary to take the Death Benefit in a form other than a lump sum, the Beneficiary will incur an annual maintenance fee equal to the lesser of $30 or 2% of Unadjusted Account Value. The fee will only apply if the Unadjusted Account Value is less than $25,000 at the time the fee is assessed. The fee will not apply if it is assessed 30 days prior to a surrender request.

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. The initial Account Value will be equal to any Death Benefit (including any optional Death Benefit) that would have been payable to the Beneficiary if the Beneficiary had taken a lump sum distribution.

. The available Sub-accounts will be among those available to the Owner at the time of death, however certain Sub-accounts may not be available.

. The Beneficiary may request transfers among Sub-accounts, subject to the same limitations and restrictions that applied to the Owner. Transfers in excess of 20 per year will incur a $10 transfer fee.

. No MVA Options will be offered for Beneficiary Continuation Options.

. No additional Purchase Payments can be applied to the Annuity. Multiple death benefits cannot be combined in a single Beneficiary Continuation Option.

. The basic Death Benefit and any optional benefits elected by the Owner will no longer apply to the Beneficiary.

. The Beneficiary can request a withdrawal of all or a portion of the Account Value at any time, unless the Beneficiary Continuation Option was the payout predetermined by the Owner and the Owner restricted the Beneficiary's withdrawal rights.

. Withdrawals are not subject to CDSC.

. Upon the death of the Beneficiary, any remaining Account Value will be paid in a lump sum to the person(s) named by the Beneficiary (successor), unless the successor chooses to continue receiving payments through a Beneficiary Continuation Option established for the successor. However, the distributions will continue to be based on the Key Life of the Beneficiary Continuation Option the successor received the death benefit proceeds from.

. If the Beneficiary elects to receive the death benefit proceeds under the Beneficiary Continuation Option, we must receive the election in Good Order at least 14 days prior to the first required distribution. If, for any reason, the election impedes our ability to complete the first distribution by the required date, we will be unable to accept the election.

We may pay compensation to the broker-dealer of record on the Annuity based on amounts held in the Beneficiary Continuation Option. Please contact us for additional information on the availability, restrictions and limitations that will apply to a Beneficiary under the Beneficiary Continuation Option.

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VALUING YOUR INVESTMENT

VALUING THE SUB-ACCOUNTS

When you allocate Account Value to a Sub-account, you are purchasing Units of the Sub-account. Each Sub-account invests exclusively in shares of an underlying Portfolio. The value of the Units fluctuates with the market fluctuations of the Portfolios. The value of the Units also reflects the daily accrual for the Insurance Charge, and if you elected one or more optional benefits whose annualized charge is deducted daily, the additional charge for such benefits.

Each Valuation Day, we determine the price for a Unit of each Sub-account, called the "Unit Price". The Unit Price is used for determining the value of transactions involving Units of the Sub-accounts. We determine the number of Units involved in any transaction by dividing the dollar value of the transaction by the Unit Price of the Sub-account as of the Valuation Day. There may be several different Unit Prices for each Sub-account to reflect the Insurance Charge and the charges for any optional benefits. The Unit Price for the Units you purchase will be based on the total charges for the benefits that apply to your Annuity. See the section below entitled "Termination of Optional Benefits" for a detailed discussion of how Units are purchased and redeemed to reflect changes in the daily charges that apply to your Annuity.

EXAMPLE

Assume you allocate $5,000 to a Sub-account. On the Valuation Day you make the allocation, the Unit Price is $14.83. Your $5,000 buys 337.154 Units of the Sub-account. Assume that later, you wish to transfer $3,000 of your Account Value out of that Sub-account and into another Sub-account. On the Valuation Day you request the transfer, the Unit Price of the original Sub-account has increased to $16.79 and the Unit Price of the new Sub-account is $17.83. To transfer $3,000, we redeem 178.677 Units at the current Unit Price, leaving you 158.477 Units. We then buy $3,000 of Units of the new Sub-account at the Unit Price of $17.83. You would then have 168.255 Units of the new Sub-account.

PROCESSING AND VALUING TRANSACTIONS

Pruco Life is generally open to process financial transactions on those days that the New York Stock Exchange (NYSE) is open for trading. There may be circumstances where the NYSE does not open on a regularly scheduled date or time or closes at an earlier time than scheduled (normally 4:00 p.m. EST). Generally, financial transactions requested in Good Order before the close of regular trading on the NYSE will be processed according to the value next determined following the close of business. Financial transactions requested on a non-business day or after the close of regular trading on the NYSE will be processed based on the value next computed on the next Valuation Day. There may be circumstances when the opening or closing time of regular trading on the NYSE is different than other major stock exchanges, such as NASDAQ or the American Stock Exchange. Under such circumstances, the closing time of regular trading on the NYSE will be used when valuing and processing transactions.

The NYSE is closed on the following nationally recognized holidays: New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving, and Christmas. On those dates, we will not process any financial transactions involving purchase or redemption orders. Pruco Life will also not process financial transactions involving purchase or redemption orders or transfers on any day that:

. trading on the NYSE is restricted;

. an emergency, as determined by the SEC, exists making redemption or valuation of securities held in the Separate Account impractical; or

. the SEC, by order, permits the suspension or postponement for the protection of security holders.

If, pursuant to SEC rules, the AST Money Market Portfolio suspends payment of redemption proceeds in connection with a liquidation of the Portfolio, we will delay payment of any transfer, full or partial withdrawal, or death benefit from the AST Money Market Sub-account until the Portfolio is liquidated.

We have arrangements with certain selling firms, under which receipt by the firm in Good Order prior to our cut-off time on a given Valuation Day is treated as receipt by us on that Valuation Day for pricing purposes. Currently, we have such an arrangement with Citigroup Global Markets Inc. ("CGM"). We extend this pricing treatment to orders that you submit directly through CGM and to certain orders submitted through Morgan Stanley Smith Barney LLC ("MSSB") where CGM serves as clearing firm for MSSB. Your MSSB registered representative can tell you whether your order will be cleared through CGM. In addition, we currently have an arrangement with Merrill, Lynch, Pierce, Fenner & Smith, Inc. ("Merrill Lynch") under which transfer orders between Sub-accounts that are received in Good Order by Merrill Lynch prior to the NYSE close on a given Valuation Day will be priced by us as of that Valuation Day. The arrangements with CGM, MSSB, and Merrill Lynch may be terminated at any time or modified in certain circumstances.

INITIAL PURCHASE PAYMENTS: We are required to allocate your initial Purchase Payment to the Sub-accounts within two (2) Valuation Days after we receive the Purchase Payment in Good Order at our Service Office. If we do not have all the required information to allow us to issue your Annuity, we may retain the Purchase Payment while we try to reach you or your representative to obtain all of our requirements. If we are unable to obtain all of our required information within five (5) Valuation

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Days, we are required to return the Purchase Payment to you at that time, unless you specifically consent to our retaining the Purchase Payment while we gather the required information. Once we obtain the required information, we will invest the Purchase Payment (and any associated Purchase Credit with respect to the X Series) and issue an Annuity within two (2) Valuation Days.

With respect to your initial Purchase Payment that is pending investment in our separate account, we may hold the amount temporarily in a suspense account and may earn interest on such amount. You will not be credited with interest during that period.

As permitted by applicable law, the broker-dealer firm through which you purchase your Annuity may forward your initial Purchase Payment to us prior to approval of your purchase by a registered principal of the firm. These arrangements are subject to a number of regulatory requirements, including that until such time that the insurer is notified of the firm's principal approval and is provided with the application, or is notified of the firm principal's rejection, customer funds will be held by the insurer in a segregated bank account. In addition, the insurer must promptly return the customer's funds at the customer's request prior to the firm's principal approval or upon the firm's rejection of the application. The monies held in the bank account will be held in a suspense account within our general account and we may earn interest on amounts held in that suspense account. Contract owners will not be credited with any interest earned on amounts held in that suspense account. The monies in such suspense account may be subject to our general creditors. Moreover, because the FINRA rule authorizing the use of such accounts is new, there may be uncertainty as to the segregation and treatment of such insurance company general account assets under applicable Federal and State laws.

ADDITIONAL PURCHASE PAYMENTS: We will apply any additional Purchase Payments (and any associated Purchase Credit with respect to the X Series) on the Valuation Day that we receive the Purchase Payment at our Service Office in Good Order.

SCHEDULED TRANSACTIONS: Scheduled transactions include transfers under Dollar Cost Averaging, the Asset Allocation Program, Auto-Rebalancing, Systematic Withdrawals, Systematic Investments, Required Minimum Distributions, substantially equal periodic payments under section 72(t)/72(q) of the Code, and annuity payments. Scheduled transactions are processed and valued as of the date they are scheduled, unless the scheduled day is not a Valuation Day. In that case, the transaction will be processed and valued on the next Valuation Day, unless (with respect to Required Minimum Distributions, substantially equal periodic payments under Section 72(t)/72(q) of the Code, and annuity payments only), the next Valuation Day falls in the subsequent calendar year, in which case the transaction will be processed and valued on the prior Valuation Day.

UNSCHEDULED TRANSACTIONS: "Unscheduled" transactions include any other non-scheduled transfers and requests for partial withdrawals or Free Withdrawals or Surrenders. With respect to certain written requests to withdraw Account Value, we may seek to verify the requesting Owner's signature. Specifically, we reserve the right to perform a signature verification for (a) any withdrawal exceeding a certain dollar amount and

(b) a withdrawal exceeding a certain dollar amount if the payee is someone other than the Owner. In addition, we will not honor a withdrawal request in which the requested payee is the Financial Professional or agent of record. We reserve the right to request a signature guarantee with respect to a written withdrawal request. If we do perform a signature verification, we will pay the withdrawal proceeds within 7 days after the withdrawal request was received by us in Good Order, and will process the transaction in accordance with the discussion in "Processing And Valuing Transactions"

MEDICALLY-RELATED SURRENDERS & DEATH BENEFITS: Medically-related surrender requests and Death Benefit claims require our review and evaluation before processing. We price such transactions as of the date we receive at our Service Office in Good Order all supporting documentation we require for such transactions.

We are generally required by law to pay any surrender request or death benefit claims from the Separate Account within 7 days of our receipt of your request in Good Order at our Service Office.

TERMINATION OF OPTIONAL BENEFITS: In general, if an optional benefit terminates, we will no longer deduct the charge we apply to purchase the optional benefit. However, for the Highest Daily Lifetime Income or Highest Daily Lifetime 6 Plus benefits, if the benefit terminates for any reason other than death or annuitization, we will deduct a final charge upon termination, based on the number of days since the charge for the benefit was most recently deducted. Certain optional benefits may be added after you have purchased your Annuity. On the date a charge no longer applies or a charge for an optional benefit begins to be deducted, your Annuity will become subject to a different charge.

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TAX CONSIDERATIONS

The tax considerations associated with an Annuity vary depending on whether the contract is (i) owned by an individual or non-natural person, and not associated with a tax-favored retirement plan, or (ii) held under a tax-favored retirement plan. We discuss the tax considerations for these categories of contracts below. The discussion is general in nature and describes only federal income tax law (not state or other tax laws). It is based on current law and interpretations, which may change. The information provided is not intended as tax advice. You should consult with a qualified tax advisor for complete information and advice. References to Purchase Payments below relate to your cost basis in your contract. Generally, your cost basis in a contract not associated with a tax-favored retirement plan is the amount you pay into your contract, or into annuities exchanged for your contract, on an after-tax basis less any withdrawals of such payments. Cost basis for a tax-favored retirement plan is provided only in limited circumstances, such as for contributions to a Roth IRA or nondeductible IRA contributions. The discussion includes a description of certain spousal rights under the contract, and our administration of such spousal rights and related tax reporting comport with our understanding of the Defense of Marriage Act (which defines a "marriage" as a legal union between a man and a woman and a "spouse" as a person of the opposite sex). Depending on the state in which your annuity is issued, we may offer certain spousal benefits to civil union couples or same-sex marriages. You should be aware, however, that federal tax law does not recognize civil unions or same-sex marriages. Therefore, we cannot permit a civil union partner or same-sex spouse to continue the annuity within the meaning of the tax law upon the death of the first partner under the annuity's "spousal continuance" provision. Please note there may be federal tax consequences at the death of the first civil union or same-sex marriage partner. Civil union couples and same-sex marriage spouses should consider that limitation before selecting a spousal benefit under the annuity.

The discussion below generally assumes that the Annuity is issued to the Annuity Owner. For Annuities issued under the Beneficiary Continuation Option or as a Beneficiary Annuity, refer to the Taxes Payable by Beneficiaries for Nonqualified Annuity Contracts and Required Distributions Upon Your Death for Qualified Annuity Contracts in this Tax Considerations section.

NONQUALIFIED ANNUITY CONTRACTS

IN GENERAL, AS USED IN THIS PROSPECTUS, A NONQUALIFIED ANNUITY IS OWNED BY AN INDIVIDUAL OR NON-NATURAL PERSON AND IS NOT ASSOCIATED WITH A TAX-FAVORED RETIREMENT PLAN.

TAXES PAYABLE BY YOU We believe the Annuity is an annuity contract for tax purposes. Accordingly, as a general rule, you should not pay any tax until you receive money under the contract. Generally, annuity contracts issued by the same company (and affiliates) to you during the same calendar year must be treated as one annuity contract for purposes of determining the amount subject to tax under the rules described below. Charges for investment advisory fees that are taken from the contract are treated as a partial withdrawal from the contract and will be reported as such to the contract Owner.

It is possible that the Internal Revenue Service (IRS) could assert that some or all of the charges for the optional benefits under the contract should be treated for federal income tax purposes as a partial withdrawal from the contract. If this were the case, the charge for this benefit could be deemed a withdrawal and treated as taxable to the extent there are earnings in the contract. Additionally, for Owners under age 59 1/2, the taxable income attributable to the charge for the benefit could be subject to a tax penalty. If the IRS determines that the charges for one or more benefits under the contract are taxable withdrawals, then the sole or surviving Owner will be provided with a notice from us describing available alternatives regarding these benefits.

You must commence annuity payments or surrender your Annuity no later than the first day of the calendar month next following the maximum Annuity date for your Annuity. For some of our contracts, you are able to choose to defer the Annuity Date beyond the default Annuity date described in your Annuity. However, the IRS may not then consider your contract to be an annuity under the tax law.

TAXES ON WITHDRAWALS AND SURRENDER If you make a withdrawal from your contract or surrender it before annuity payments begin, the amount you receive will be taxed as ordinary income, rather than as return of Purchase Payments, until all gain has been withdrawn. Once all gain has been withdrawn, payments will be treated as a nontaxable return of Purchase Payments until all Purchase Payments have been returned. After all Purchase Payments are returned, all subsequent amounts will be taxed as ordinary income. You will generally be taxed on any withdrawals from the contract while you are alive even if the withdrawal is paid to someone else. Withdrawals under any of the optional living benefits or as a systematic payment are taxed under these rules. If you assign or pledge all or part of your contract as collateral for a loan, the part assigned generally will be treated as a withdrawal and subject to income tax to the extent of gain. If you transfer your contract for less than full consideration, such as by gift, you will also trigger tax on any gain in the contract. This rule does not apply if you transfer the contract to your spouse or under most circumstances if you transfer the contract incident to divorce.

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If you choose to receive payments under an interest payment option, or a Beneficiary chooses to receive a death benefit under an interest payment option, that election will be treated, for tax purposes, as surrendering your Annuity and will immediately subject any gain in the contract to income tax.

TAXES ON ANNUITY PAYMENTS A portion of each annuity payment you receive will be treated as a partial return of your Purchase Payments and will not be taxed. The remaining portion will be taxed as ordinary income. Generally, the nontaxable portion is determined by multiplying the annuity payment you receive by a fraction, the numerator of which is your Purchase Payments (less any amounts previously received tax-free) and the denominator of which is the total expected payments under the contract. After the full amount of your Purchase Payments have been recovered tax-free, the full amount of the annuity payments will be taxable. If annuity payments stop due to the death of the Annuitant before the full amount of your Purchase Payments have been recovered, a tax deduction may be allowed for the unrecovered amount.

If your Account Value is reduced to zero but the Annuity remains in force due to a benefit provision, further distributions from the Annuity will be reported as annuity payments, using an exclusion ratio based upon the undistributed purchase payments in the Annuity and the total value of the anticipated future payments until such time as all Purchase Payments have been recovered.

Please refer to your Annuity contract for the maximum Annuity Date, also described above.

PARTIAL ANNUITIZATION Effective January 1, 2011, an individual may partially annuitize their non-qualified annuity if the contract so permits. The Small Business Jobs Act of 2010 included a provision which allows for a portion of a non-qualified annuity, endowment or life insurance contract to be annuitized while the balance is not annuitized. The annuitized portion must be paid out over 10 or more years or over the lives of one or more individuals. The annuitized portion of the contract is treated as a separate contract for purposes of determining taxability of the payments under IRC section 72. We do not currently permit partial annuitization.

MEDICARE TAX ON NET INVESTMENT INCOME The Patient Protection and Affordable Care Act, also known as the 2010 Health Care Act, included a new Medicare tax on investment income. This new tax, which is effective in 2013, assesses a 3.8% surtax on the lesser of (1) net investment income or (2) the excess of "modified adjusted gross income" over a threshold amount. The "threshold amount" is $250,000 for married taxpayers filing jointly, $125,000 for married taxpayers filing separately, $200,000 for single taxpayers, and approximately $12,000 for trusts. The taxable portion of payments received as a withdrawal, surrender or annuity payment will be considered investment income for purposes of this surtax.

TAX PENALTY FOR EARLY WITHDRAWAL FROM A NONQUALIFIED ANNUITY CONTRACT You may owe a 10% tax penalty on the taxable part of distributions received from your Nonqualified Annuity contract before you attain age 59 1/2. Amounts are not subject to this tax penalty if:

. the amount is paid on or after you reach age 59 1/2 or die;

. the amount received is attributable to your becoming disabled;

. generally the amount paid or received is in the form of substantially equal payments (as defined in the Code) not less frequently than annually (please note that substantially equal payments must continue until the later of reaching age 59 1/2 or 5 years and modification of payments during that time period will result in retroactive application of the 10% tax penalty); or

. the amount received is paid under an immediate annuity contract (in which annuity payments begin within one year of purchase).

Other exceptions to this tax may apply. You should consult your tax advisor for further details.

SPECIAL RULES IN RELATION TO TAX-FREE EXCHANGES UNDER SECTION 1035

Section 1035 of the Internal Revenue Code of 1986, as amended (Code), permits certain tax-free exchanges of a life insurance, annuity or endowment contract for an annuity, including tax-free exchanges of annuity death benefits for a Beneficiary Annuity. Partial surrenders may be treated in the same way as tax-free 1035 exchanges of entire contracts, therefore avoiding current taxation of the partially exchanged amount as well as the 10% tax penalty on pre-age 59 1/2 withdrawals. In Revenue Procedure 2008-24, the IRS has indicated that where there is a surrender or distribution from either the initial annuity contract or receiving annuity contract within 12 months of the date on which the partial exchange was completed, the transfer will retroactively be treated as a taxable distribution from the initial annuity contract and a contribution to the receiving annuity contract. Please note that multiple Nonqualified contracts issued to you by us or any other Prudential affiliates during the same calendar year will be aggregated and treated as a single contract for tax purposes. Therefore, a distribution within 12 months from one or more contracts within the aggregate group may disqualify the partial Section 1035 exchange. Tax free exchange treatment will be retained under certain circumstances if you are eligible for an exception to the 10% federal income tax penalty, other than the exceptions for substantially equal periodic payments or distributions under an immediate annuity. We strongly urge you to discuss any transaction of this type with your tax advisor before proceeding with the transaction.

If an Annuity is purchased through a tax-free exchange of a life insurance, annuity or endowment contract that was purchased prior to August 14, 1982, then any Purchase Payments made to the original contract prior to August 14, 1982 will be treated as made to the new contract prior to that date. Generally, such pre-August 14, 1982 withdrawals are treated as a recovery of your investment in

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the contract first until Purchase Payments made before August 14, 1982 are withdrawn. Moreover, income allocable to Purchase Payments made before August 14, 1982, is not subject to the 10% tax penalty.

TAXES PAYABLE BY BENEFICIARIES

The Death Benefit options are subject to ordinary income tax to the extent the distribution exceeds the cost basis in the contract. The value of the Death Benefit, as determined under federal law, is also included in the Owner's estate for federal estate tax purposes. Generally, the same tax rules described above would also apply to amounts received by your Beneficiary. Choosing an option other than a lump sum Death Benefit may defer taxes. Certain minimum distribution requirements apply upon your death, as discussed further below in the Annuity Qualification section. Tax consequences to the Beneficiary vary depending upon the Death Benefit payment option selected. Generally, for payment of the Death Benefit

. As a lump sum payment: the Beneficiary is taxed in the year of payment on gain in the contract.

. Within 5 years of death of Owner: the Beneficiary is taxed as amounts are withdrawn (in this case gain is treated as being distributed first).

. Under an annuity or annuity settlement option with distribution beginning within one year of the date of death of the Owner: the Beneficiary is taxed on each payment (part will be treated as gain and part as return of Purchase Payments).

CONSIDERATIONS FOR CONTINGENT ANNUITANTS: We may allow the naming of a contingent Annuitant when a Nonqualified Annuity contract is held by a pension plan or a tax favored retirement plan, or held by a Custodial Account (as defined earlier in this prospectus). In such a situation, the Annuity may no longer qualify for tax deferral where the Annuity contract continues after the death of the Annuitant. However, tax deferral should be provided instead by the pension plan, tax favored retirement plan, or Custodial Account. We may also allow the naming of a contingent annuitant when a Nonqualified Annuity contract is held by an entity owner when such contracts do not qualify for tax deferral under the current tax law. This does not supersede any benefit language which may restrict the use of the contingent annuitant.

REPORTING AND WITHHOLDING ON DISTRIBUTIONS Taxable amounts distributed from an Annuity are subject to federal and state income tax reporting and withholding. In general, we will withhold federal income tax from the taxable portion of such distribution based on the type of distribution. In the case of an annuity or similar periodic payment, we will withhold as if you are a married individual with three (3) exemptions unless you designate a different withholding status. If no U.S. taxpayer identification number is provided, we will automatically withhold using single with zero exemptions as the default. In the case of all other distributions, we will withhold at a 10% rate. You may generally elect not to have tax withheld from your payments. An election out of withholding must be made on forms that we provide. If you are a U.S. person (including resident alien), and your address of record is a non-U.S. address, we are required to withhold income tax unless you provide us with a U.S. residential address.

State income tax withholding rules vary and we will withhold based on the rules of your State of residence. Special tax rules apply to withholding for nonresident aliens, and we generally withhold income tax for nonresident aliens at a 30% rate. A different withholding rate may be applicable to a nonresident alien based on the terms of an existing income tax treaty between the United States and the nonresident alien's country. Please refer to the discussion below regarding withholding rules for a Qualified Annuity.

Regardless of the amount withheld by us, you are liable for payment of federal and state income tax on the taxable portion of annuity distributions. You should consult with your tax advisor regarding the payment of the correct amount of these income taxes and potential liability if you fail to pay such taxes.

ENTITY OWNERS

Where a contract is held by a non-natural person (e.g. a corporation), other than as an agent or nominee for a natural person (or in other limited circumstances), the contract will not be taxed as an annuity and increases in the value of the contract over its cost basis will be subject to tax annually.

Where a contract is issued to a Charitable Remainder Trust (CRT), the contract will not be taxed as an annuity and increases in the value of the contract over its cost basis will be subject to tax annually. As there are charges for the living benefits described elsewhere in this prospectus, and such charges reduce the contract value of the Annuity, trustees of the CRT should discuss with their legal advisors whether election of such living benefits violates their fiduciary duty to the remainder beneficiary.

Where a contract is issued to a trust, and such trust is characterized as a grantor trust under the Code, such contract shall not be considered to be held by a non-natural person and will be subject to the tax reporting and withholding requirements generally applicable to a Nonqualified Annuity. At this time, we will not issue an Annuity to grantor trusts with multiple grantors.

Where a contract is structured so that it is owned by a grantor trust but the Annuitant is not the grantor, then the contract is required to terminate upon the death of the grantor of the trust if the grantor pre-deceases the Annuitant under Section 72(s) of the Code. Under this circumstance, the contract value will be paid out to the Beneficiary and it is not eligible for the death benefit provided under the contract.

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ANNUITY QUALIFICATION

Diversification And Investor Control. In order to qualify for the tax rules applicable to annuity contracts described above, the assets underlying the Sub-accounts of an Annuity must be diversified, according to certain rules under the Internal Revenue Code. Each portfolio is required to diversify its investments each quarter so that no more than 55% of the value of its assets is represented by any one investment, no more than 70% is represented by any two investments, no more than 80% is represented by any three investments, and no more than 90% is represented by any four investments. Generally, securities of a single issuer are treated as one investment and obligations of each U.S. Government agency and instrumentality (such as the Government National Mortgage Association) are treated as issued by separate issuers. In addition, any security issued, guaranteed or insured (to the extent so guaranteed or insured) by the United States or an instrumentality of the U.S. will be treated as a security issued by the U.S. Government or its instrumentality, where applicable. We believe the Portfolios underlying the variable Investment Options of the Annuity meet these diversification requirements.

An additional requirement for qualification for the tax treatment described above is that we, and not you as the contract Owner, must have sufficient control over the underlying assets to be treated as the Owner of the underlying assets for tax purposes. While we also believe these investor control rules will be met, the Treasury Department may promulgate guidelines under which a variable annuity will not be treated as an annuity for tax purposes if persons with ownership rights have excessive control over the investments underlying such variable annuity. It is unclear whether such guidelines, if in fact promulgated, would have retroactive effect. It is also unclear what effect, if any, such guidelines might have on transfers between the Investment Options offered pursuant to this prospectus. We reserve the right to take any action, including modifications to your Annuity or the Investment Options, required to comply with such guidelines if promulgated. Any such changes will apply uniformly to affected Owners and will be made with such notice to affected Owners as is feasible under the circumstances.

Required Distributions Upon Your Death for Nonqualified Annuity Contracts. Upon your death, certain distributions must be made under the contract. The required distributions depend on whether you die before you start taking annuity payments under the contract or after you start taking annuity payments under the contract. If you die on or after the Annuity Date, the remaining portion of the interest in the contract must be distributed at least as rapidly as under the method of distribution being used as of the date of death. If you die before the Annuity Date, the entire interest in the contract must be distributed within 5 years after the date of death, or as periodic payments over a period not extending beyond the life or life expectancy of the designated Beneficiary (provided such payments begin within one year of your death). Your designated Beneficiary is the person to whom benefit rights under the contract pass by reason of death, and must be a natural person in order to elect a periodic payment option based on life expectancy or a period exceeding five years. Additionally, if the Annuity is payable to (or for the benefit of) your surviving spouse, that portion of the contract may be continued with your spouse as the Owner. For Nonqualified annuity contracts owned by a non-natural person, the required distribution rules apply upon the death of the Annuitant. This means that for a contract held by a non-natural person (such as a trust) for which there is named a co-annuitant, then such required distributions will be triggered by the death of the first co-annuitants to die.

Changes In Your Annuity. We reserve the right to make any changes we deem necessary to assure that your Annuity qualifies as an annuity contract for tax purposes. Any such changes will apply to all contract Owners and you will be given notice to the extent feasible under the circumstances.

QUALIFIED ANNUITY CONTRACTS

IN GENERAL, AS USED IN THIS PROSPECTUS, A QUALIFIED ANNUITY IS AN ANNUITY CONTRACT WITH APPLICABLE ENDORSEMENTS FOR A TAX-FAVORED PLAN OR A NONQUALIFIED ANNUITY CONTRACT HELD BY A TAX-FAVORED RETIREMENT PLAN.

The following is a general discussion of the tax considerations for Qualified Annuity contracts. This Annuity may or may not be available for all types of the tax-favored retirement plans discussed below. This discussion assumes that you have satisfied the eligibility requirements for any tax-favored retirement plan. Please consult your Financial Professional prior to purchase to confirm if this contract is available for a particular type of tax-favored retirement plan or whether we will accept the type of contribution you intend for this contract.

A Qualified annuity may typically be purchased for use in connection with:

. Individual retirement accounts and annuities (IRAs), including inherited IRAs (which we refer to as a Beneficiary IRA), which are subject to Sections 408(a) and 408(b) of the Code;

. Roth IRAs, including inherited Roth IRAs (which we refer to as a Beneficiary Roth IRA) under Section 408A of the Code;

. A corporate Pension or Profit-sharing plan (subject to 401(a) of the Code);

. H.R. 10 plans (also known as Keogh Plans, subject to 401(a) of the Code)

. Tax Sheltered Annuities (subject to 403(b) of the Code, also known as Tax Deferred Annuities or TDAs);

. Section 457 plans (subject to 457 of the Code).

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A Nonqualified annuity may also be purchased by a 401(a) trust or custodial IRA or Roth IRA account, or a Section 457 plan, which can hold other permissible assets. The terms and administration of the trust or custodial account or plan in accordance with the laws and regulations for 401(a) plans, IRAs or Roth IRAs, or a Section 457 plan, as applicable, are the responsibility of the applicable trustee or custodian.

You should be aware that tax favored plans such as IRAs generally provide income tax deferral regardless of whether they invest in annuity contracts. This means that when a tax favored plan invests in an annuity contract, it generally does not result in any additional tax benefits (such as income tax deferral and income tax free transfers).

TYPES OF TAX-FAVORED PLANS

IRAS. If you buy an Annuity for use as an IRA, we will provide you a copy of the prospectus and contract. The "IRA Disclosure Statement" and "Roth IRA Disclosure Statement" which accompany the prospectus contain information about eligibility, contribution limits, tax particulars, and other IRA information. In addition to this information (some of which is summarized below), the IRS requires that you have a "Free Look" after making an initial contribution to the contract. During this time, you can cancel the Annuity by notifying us in writing, and we will refund all of the Purchase Payments under the Annuity (or, if provided by applicable state law, the amount credited under the Annuity, if greater), less any applicable federal and state income tax withholding.

Contributions Limits/Rollovers. Subject to the minimum Purchase Payment requirements of an Annuity, you may purchase an Annuity for an IRA in connection with a "rollover" of amounts from a qualified retirement plan, as a transfer from another IRA, by making a contribution consisting of your IRA contributions and catch-up contributions, if applicable, attributable to the prior year during the period from January 1 to April 15 (or the applicable due date of your federal income tax return, without extension), or as a current year contribution. In 2011 the contribution limit is $5,000. The contribution amount is indexed for inflation. The tax law also provides for a catch-up provision for individuals who are age 50 and above, allowing these individuals an additional $1,000 contribution each year. The catch-up amount is not indexed for inflation.

The "rollover" rules under the Code are fairly technical; however, an individual (or his or her surviving spouse) may generally "roll over" certain distributions from tax favored retirement plans (either directly or within 60 days from the date of these distributions) if he or she meets the requirements for distribution. Once you buy an Annuity, you can make regular IRA contributions under the Annuity (to the extent permitted by law). However, if you make such regular IRA contributions, you should note that you will not be able to treat the contract as a "conduit IRA", which means that you will not retain possible favorable tax treatment if you subsequently "roll over" the contract funds originally derived from a qualified retirement plan or TDA into another Section 401(a) plan or TDA.

In some circumstances, non-spouse Beneficiaries may roll over to an IRA amounts due from qualified plans, 403(b) plans, and governmental 457(b) plans. However, the rollover rules applicable to non-spouse Beneficiaries under the Code are more restrictive than the rollover rules applicable to Owner/participants and spouse Beneficiaries. Generally, non-spouse Beneficiaries may roll over distributions from tax favored retirement plans only as a direct rollover, and if permitted by the plan. Under the Worker, Retiree and Employer Recovery Act of 2008, employer retirement plans are required to permit non-spouse Beneficiaries to roll over funds to an inherited IRA for plan years beginning after December 31, 2009. An inherited IRA must be directly rolled over from the employer plan or transferred from an IRA and must be titled in the name of the deceased (i.e., John Doe deceased for the benefit of Jane Doe). No additional contributions can be made to an inherited IRA. In this prospectus, an inherited IRA is also referred to as a Beneficiary Annuity.

Required Provisions. Contracts that are IRAs (or endorsements that are part of the contract) must contain certain provisions:

. You, as Owner of the contract, must be the "Annuitant" under the contract (except in certain cases involving the division of property under a decree of divorce);

. Your rights as Owner are non-forfeitable;

. You cannot sell, assign or pledge the contract;

. The annual contribution you pay cannot be greater than the maximum amount allowed by law, including catch-up contributions if applicable (which does not include any rollover amounts);

. The date on which required minimum distributions must begin cannot be later than April 1st of the calendar year after the calendar year you turn age 70 1/2; and

. Death and annuity payments must meet "required minimum distribution" rules described below.

Usually, the full amount of any distribution from an IRA (including a distribution from this contract) which is not a rollover is taxable. As taxable income, these distributions are subject to the general tax withholding rules described earlier regarding a Nonqualified Annuity. In addition to this normal tax liability, you may also be liable for the following, depending on your actions:

. A 10% early withdrawal penalty described below;

. Liability for "prohibited transactions" if you, for example, borrow against the value of an IRA; or

. Failure to take a required minimum distribution, also described below.

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SEPs. SEPs are a variation on a standard IRA, and contracts issued to a SEP must satisfy the same general requirements described under IRAs (above). There are, however, some differences:

. If you participate in a SEP, you generally do not include in income any employer contributions made to the SEP on your behalf up to the lesser of

(a) $49,000 in 2011 ($49,000 in 2010) or (b) 25% of your taxable compensation paid by the contributing employer (not including the employer's SEP contribution as compensation for these purposes). However, for these purposes, compensation in excess of certain limits established by the IRS will not be considered. In 2011, this limit is $245,000 ($245,000 for 2010);

. SEPs must satisfy certain participation and nondiscrimination requirements not generally applicable to IRAs; and

. SEPs that contain a salary reduction or "SARSEP" provision prior to 1997 may permit salary deferrals up to $16,500 in 2011 with the employer making these contributions to the SEP. However, no new "salary reduction" or "SARSEPs" can be established after 1996. Individuals participating in a SARSEP who are age 50 or above by the end of the year will be permitted to contribute an additional $5,500 in 2011. These amounts are indexed for inflation. Not all Annuities issued by us are available for SARSEPs. You will also be provided the same information, and have the same "Free Look" period, as you would have if you purchased the contract for a standard IRA.

ROTH IRAs. The "Roth IRA Disclosure Statement" contains information about eligibility, contribution limits, tax particulars and other Roth IRA information. Like standard IRAs, income within a Roth IRA accumulates tax-free, and contributions are subject to specific limits. Roth IRAs have, however, the following differences:

. Contributions to a Roth IRA cannot be deducted from your gross income;

. "Qualified distributions" from a Roth IRA are excludable from gross income. A "qualified distribution" is a distribution that satisfies two requirements: (1) the distribution must be made (a) after the Owner of the IRA attains age 59 1/2; (b) after the Owner's death; (c) due to the Owner's disability; or (d) for a qualified first time homebuyer distribution within the meaning of Section 72(t)(2)(F) of the Code; and (2) the distribution must be made in the year that is at least five tax years after the first year for which a contribution was made to any Roth IRA established for the Owner or five years after a rollover, transfer, or conversion was made from a traditional IRA to a Roth IRA. Distributions from a Roth IRA that are not qualified distributions will be treated as made first from contributions and then from earnings and earnings will be taxed generally in the same manner as distributions from a traditional IRA.

. If eligible (including meeting income limitations and earnings requirements), you may make contributions to a Roth IRA after attaining age 70 1/2, and distributions are not required to begin upon attaining such age or at any time thereafter.

Subject to the minimum Purchase Payment requirements of an Annuity, you may purchase an Annuity for a Roth IRA in connection with a "rollover" of amounts of another traditional IRA, SEP, SIMPLE-IRA, employer sponsored retirement plan (under sections 401(a) or 403(b) of the Code) or Roth IRA; or, if you meet certain income limitations, by making a contribution consisting of your Roth IRA contributions and catch-up contributions, if applicable, attributable to the prior year during the period from January 1 to April 15 (or the applicable due date of your federal income tax return, without extension), or as a current year contribution. The Code permits persons who receive certain qualifying distributions from such non-Roth IRAs, to directly rollover or make, within 60 days, a "rollover" of all or any part of the amount of such distribution to a Roth IRA which they establish. The conversion of non-Roth accounts triggers current taxation (but is not subject to a 10% early distribution penalty). Once an Annuity has been purchased, regular Roth IRA contributions will be accepted to the extent permitted by law. In addition, an individual receiving an eligible rollover distribution from a designated Roth account under an employer plan may roll over the distribution to a Roth IRA even if the individual is not eligible to make regular contributions to a Roth IRA. Non-spouse Beneficiaries receiving a distribution from an employer sponsored retirement plan under sections 401(a) or 403(b) of the Code can also directly roll over contributions to a Roth IRA. However, it is our understanding of the Code that non-spouse Beneficiaries cannot "rollover" benefits from a traditional IRA to a Roth IRA.

TDAs. In general, you may own a Tax Deferred Annuity (also known as a TDA, Tax Sheltered Annuity (TSA), 403(b) plan or 403(b) annuity) if you are an employee of a tax-exempt organization (as defined under Code Section 501(c)(3)) or a public educational organization, and you may make contributions to a TDA so long as your employer maintains such a plan and your rights to the annuity are non-forfeitable. Contributions to a TDA, and any earnings, are not taxable until distribution. You may also make contributions to a TDA under a salary reduction agreement, generally up to a maximum of $16,500 in 2011. Individuals participating in a TDA who are age 50 or above by the end of the year will be permitted to contribute an additional $5,500 in 2011. This amount is indexed for inflation. Further, you may roll over TDA amounts to another TDA or an IRA. You may also roll over TDA amounts to a qualified retirement plan, a SEP and a 457 government plan. A contract may generally only qualify as a TDA if distributions of salary deferrals (other than "grandfathered" amounts held as of December 31, 1988) may be made only on account of:

. Your attainment of age 59 1/2;

. Your severance of employment;

. Your death;

. Your total and permanent disability; or

. Hardship (under limited circumstances, and only related to salary deferrals, not including earnings attributable to these amounts).

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In any event, you must begin receiving distributions from your TDA by April 1st of the calendar year after the calendar year you turn age 70 1/2 or retire, whichever is later. These distribution limits do not apply either to transfers or exchanges of investments under the contract, or to any "direct transfer" of your interest in the contract to another employer's TDA plan or mutual fund "custodial account" described under Code Section 403(b)(7). Employer contributions to TDAs are subject to the same general contribution, nondiscrimination, and minimum participation rules applicable to "qualified" retirement plans.

CAUTION: Under IRS regulations we can accept contributions, transfers and rollovers only if we have entered into an information-sharing agreement, or its functional equivalent, with the applicable employer or its agent. In addition, in order to comply with the regulations, we will only process certain transactions (e.g., transfers, withdrawals, hardship distributions and, if applicable, loans) with employer approval. This means that if you request one of these transactions we will not consider your request to be in Good Order, and will not therefore process the transaction, until we receive the employer's approval in written or electronic form.

REQUIRED MINIMUM DISTRIBUTIONS AND PAYMENT OPTIONS If you hold the contract under an IRA (or other tax-favored plan), required minimum distribution rules must be satisfied. This means that generally payments must start by April 1 of the year after the year you reach age 70 1/2 and must be made for each year thereafter. For a TDA or a 401(a) plan for which the participant is not a greater than 5% Owner of the employer, this required beginning date can generally be deferred to retirement, if later. Roth IRAs are not subject to these rules during the Owner's lifetime. The amount of the payment must at least equal the minimum required under the IRS rules. Several choices are available for calculating the minimum amount. More information on the mechanics of this calculation is available on request. Please contact us at a reasonable time before the IRS deadline so that a timely distribution is made. Please note that there is a 50% tax penalty on the amount of any required minimum distribution not made in a timely manner. Required minimum distributions are calculated based on the sum of the Account Value and the actuarial value of any additional living and death benefits from optional riders that you have purchased under the contract. As a result, the required minimum distributions may be larger than if the calculation were based on the Account Value only, which may in turn result in an earlier (but not before the required beginning date) distribution of amounts under the Annuity and an increased amount of taxable income distributed to the Annuity Owner, and a reduction of payments under the living and death benefit optional riders.

You can use the Minimum Distribution option to satisfy the required minimum distribution rules for an Annuity without either beginning annuity payments or surrendering the Annuity. We will distribute to you the required minimum distribution amount, less any other partial withdrawals that you made during the year. Such amount will be based on the value of the contract as of December 31 of the prior year, but is determined without regard to other contracts you may own.

Although the IRS rules determine the required amount to be distributed from your IRA each year, certain payment alternatives are still available to you. If you own more than one IRA, you can choose to satisfy your minimum distribution requirement for each of your IRAs by withdrawing that amount from any of your IRAs. If you inherit more than one IRA or more than one Roth IRA from the same Owner, similar rules apply.

CHARITABLE IRA DISTRIBUTIONS.

The Pension Protection Act of 2006 included a charitable giving incentive permitting tax-free IRA distributions for charitable purposes. The Tax Relief, Unemployment Insurance Reauthorization, and Job Creation Act of 2010 extended this provision until the end of 2011.

For distributions in tax years beginning after 2005 and before 2012, the Act provides an exclusion from gross income, up to $100,000 for otherwise taxable IRA distributions from a traditional or Roth IRA that are qualified charitable distributions. To constitute a qualified charitable distribution, the distribution must be made (1) directly by the IRA trustee to certain qualified charitable organizations and (2) on or after the date the IRA owner attains age 70 1/2. Distributions that are excluded from income under this provision are not taken into account in determining the individual's deductions, if any, for charitable contributions.

The IRS has indicated that an IRA trustee is not responsible for determining whether a distribution to a charity is one that satisfies the requirements for the new income tax exclusion added by the Pension Protection Act. As a result the general rules for reporting IRA distributions apply.

REQUIRED DISTRIBUTIONS UPON YOUR DEATH FOR QUALIFIED ANNUITY CONTRACTS Upon your death under an IRA, Roth IRA, 403(b) or other employer sponsored plan, the designated Beneficiary may generally elect to continue the contract and receive required minimum distributions under the contract instead of receiving the death benefit in a single payment. The available payment options will depend on whether you die before the date required minimum distributions under the Code were to begin, whether you have named a designated Beneficiary and whether that Beneficiary is your surviving spouse.

. If you die after a designated Beneficiary has been named, the death benefit must be distributed by December 31st of the year including the five year anniversary of the date of death, or as periodic payments not extending beyond the life or life expectancy of the designated Beneficiary (as long as payments begin by December 31st of the year following the year of death). However, if your surviving spouse is the Beneficiary, the death benefit can be paid out over the life or life expectancy of your spouse with such payments beginning no later than December 31st of the year following the year of death or

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December 31st of the year in which you would have reached age 70 1/2, which ever is later. Additionally, if the contract is payable to (or for the benefit of) your surviving spouse as sole primary beneficiary, the contract may be continued with your spouse as the Owner.

. If you die before a designated Beneficiary is named and before the date required minimum distributions must begin under the Code, the death benefit must be paid out by December 31st of the year including the five year anniversary of the date of death. For contracts where multiple Beneficiaries have been named and at least one of the Beneficiaries does not qualify as a designated Beneficiary and the account has not been divided into separate accounts by December 31st of the year following the year of death, such contract is deemed to have no designated Beneficiary. A designated Beneficiary may elect to apply the rules for no designated Beneficiary if those would provide a smaller payment requirement. For this distribution requirement also, 2009 shall not be included in the five year requirement period.

. If you die before a designated Beneficiary is named and after the date required minimum distributions must begin under the Code, the death benefit must be paid out at least as rapidly as under the method then in effect. For contracts where multiple Beneficiaries have been named and at least one of the Beneficiaries does not qualify as a designated Beneficiary and the account has not been divided into separate accounts by December 31st of the year following the year of death, such contract is deemed to have no designated Beneficiary. A designated Beneficiary may elect to apply the rules for no designated Beneficiary if those would provide a smaller payment requirement.

A Beneficiary has the flexibility to take out more each year than mandated under the required minimum distribution rules.

Until withdrawn, amounts in a Qualified Annuity contract continue to be tax deferred. Amounts withdrawn each year, including amounts that are required to be withdrawn under the required minimum distribution rules, are subject to tax. You may wish to consult a professional tax advisor for tax advice as to your particular situation.

For a Roth IRA, if death occurs before the entire interest is distributed, the death benefit must be distributed under the same rules applied to IRAs where death occurs before the date required minimum distributions must begin under the Code.

TAX PENALTY FOR EARLY WITHDRAWALS FROM QUALIFIED ANNUITY CONTRACTS You may owe a 10% tax penalty on the taxable part of distributions received from an IRA, SEP, Roth IRA, TDA or qualified retirement plan before you attain age 59 1/2. Amounts are not subject to this tax penalty if:

. the amount is paid on or after you reach age 59 1/2 or die;

. the amount received is attributable to your becoming disabled; or

. generally the amount paid or received is in the form of substantially equal payments (as defined in the Code) not less frequently than annually. (Please note that substantially equal payments must continue until the later of reaching age 59 1/2 or 5 years. Modification of payments or additional contributions to the contract during that time period will result in retroactive application of the 10% tax penalty.)

Other exceptions to this tax may apply. You should consult your tax advisor for further details.

WITHHOLDING

We will withhold federal income tax at the rate of 20% for any eligible rollover distribution paid by us to or for a plan participant, unless such distribution is "directly" rolled over into another qualified plan, IRA (including the IRA variations described above), SEP, 457 government plan or TDA. An eligible rollover distribution is defined under the tax law as a distribution from an employer plan under 401(a), a TDA or a 457 governmental plan, excluding any distribution that is part of a series of substantially equal payments (at least annually) made over the life expectancy of the employee or the joint life expectancies of the employee and his designated Beneficiary, any distribution made for a specified period of 10 years or more, any distribution that is a required minimum distribution and any hardship distribution. Regulations also specify certain other items which are not considered eligible rollover distributions. We will not withhold for payments made from trustee owned contracts or for payments under a 457 plan. For all other distributions, unless you elect otherwise, we will withhold federal income tax from the taxable portion of such distribution at an appropriate percentage. The rate of withholding on annuity payments where no mandatory withholding is required is determined on the basis of the withholding certificate that you file with us. If you do not file a certificate, we will automatically withhold federal taxes on the following basis:

. For any annuity payments not subject to mandatory withholding, you will have taxes withheld by us as if you are a married individual, with 3 exemptions

. If no U.S. taxpayer identification number is provided, we will automatically withhold using single with zero exemptions as the default; and

. For all other distributions, we will withhold at a 10% rate.

We will provide you with forms and instructions concerning the right to elect that no amount be withheld from payments in the ordinary course. However, you should know that, in any event, you are liable for payment of federal income taxes on the taxable portion of the distributions, and you should consult with your tax advisor to find out more information on your potential liability if you fail to pay such taxes. There may be additional state income tax withholding requirements.

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ERISA REQUIREMENTS

ERISA (the "Employee Retirement Income Security Act of 1974") and the Code prevent a fiduciary and other "parties in interest" with respect to a plan (and, for these purposes, an IRA would also constitute a "plan") from receiving any benefit from any party dealing with the plan, as a result of the sale of the contract. Administrative exemptions under ERISA generally permit the sale of insurance/annuity products to plans, provided that certain information is disclosed to the person purchasing the contract. This information has to do primarily with the fees, charges, discounts and other costs related to the contract, as well as any commissions paid to any agent selling the contract. Information about any applicable fees, charges, discounts, penalties or adjustments may be found in the applicable sections of this prospectus. Information about sales representatives and commissions may be found in the sections of this prospectus addressing distribution of the Annuities.

Other relevant information required by the exemptions is contained in the contract and accompanying documentation.

Please consult with your tax advisor if you have any questions about ERISA and these disclosure requirements.

SPOUSAL CONSENT RULES FOR RETIREMENT PLANS - QUALIFIED CONTRACTS If you are married at the time your payments commence, you may be required by federal law to choose an income option that provides survivor annuity income to your spouse, unless your spouse waives that right. Similarly, if you are married at the time of your death, federal law may require all or a portion of the Death Benefit to be paid to your spouse, even if you designated someone else as your Beneficiary. A brief explanation of the applicable rules follows. For more information, consult the terms of your retirement arrangement.

DEFINED BENEFIT PLANS AND MONEY PURCHASE PENSION PLANS.

If you are married at the time your payments commence, federal law requires that benefits be paid to you in the form of a "qualified joint and survivor annuity" (QJSA), unless you and your spouse waive that right, in writing. Generally, this means that you will receive a reduced payment during your life and, upon your death, your spouse will receive at least one-half of what you were receiving for life. You may elect to receive another income option if your spouse consents to the election and waives his or her right to receive the QJSA. If your spouse consents to the alternative form of payment, your spouse may not receive any benefits from the plan upon your death. Federal law also requires that the plan pay a Death Benefit to your spouse if you are married and die before you begin receiving your benefit. This benefit must be available in the form of an annuity for your spouse's lifetime and is called a "qualified pre-retirement survivor annuity" (QPSA). If the plan pays Death Benefits to other Beneficiaries, you may elect to have a Beneficiary other than your spouse receive the Death Benefit, but only if your spouse consents to the election and waives his or her right to receive the QPSA. If your spouse consents to the alternate Beneficiary, your spouse will receive no benefits from the plan upon your death. Any QPSA waiver prior to your attaining age 35 will become null and void on the first day of the calendar year in which you attain age 35, if still employed.

DEFINED CONTRIBUTION PLANS (INCLUDING 401(K) PLANS AND ERISA 403(B) ANNUITIES). Spousal consent to a distribution is generally not required. Upon your death, your spouse will receive the entire Death Benefit, even if you designated someone else as your Beneficiary, unless your spouse consents in writing to waive this right. Also, if you are married and elect an annuity as a periodic income option, federal law requires that you receive a QJSA (as described above), unless you and your spouse consent to waive this right.

IRAS, NON-ERISA 403(B) ANNUITIES, AND 457 PLANS.

Spousal consent to a distribution usually is not required. Upon your death, any Death Benefit will be paid to your designated Beneficiary.

GIFTS AND GENERATION-SKIPPING TRANSFERS

If you transfer your contract to another person for less than adequate consideration, there may be gift tax consequences in addition to income tax consequences. Also, if you transfer your contract to a person two or more generations younger than you (such as a grandchild or grandniece) or to a person that is more than 37 1/2 years younger than you, there may be generation-skipping transfer tax consequences.

ADDITIONAL INFORMATION

For additional information about federal tax law requirements applicable to IRAs and Roth IRAs, see the IRA Disclosure Statement or Roth IRA Disclosure Statement, as applicable.

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OTHER INFORMATION

PRUCO LIFE AND THE SEPARATE ACCOUNT

PRUCO LIFE. Pruco Life Insurance Company (Pruco Life) is a stock life insurance company organized in 1971 under the laws of the State of Arizona. It is licensed to sell life insurance and annuities in the District of Columbia, Guam and in all states except New York. Pruco Life is a wholly-owned subsidiary of The Prudential Insurance Company of America (Prudential), a New Jersey stock life insurance company that has been doing business since 1875. Prudential is an indirect wholly-owned subsidiary of Prudential Financial, Inc. (Prudential Financial), a New Jersey insurance holding company. No company other than Pruco Life has any legal responsibility to pay amounts that it owes under its annuity contracts. Among other things, this means that where you participate in an optional living benefit or death benefit and the value of that benefit (e.g., the Protected Withdrawal Value, for Highest Daily Lifetime Income) exceeds your current Account Value, you would rely solely on the ability of Pruco Life to make payments under the benefit out of its own assets. As Pruco Life's ultimate parent, Prudential Financial, however, exercises significant influence over the operations and capital structure of Pruco Life.

Pruco Life incorporates by reference into the prospectus its latest annual report on Form 10-K filed pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (Exchange Act) since the end of the fiscal year covered by its latest annual report. In addition, all documents subsequently filed by Pruco Life pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act also are incorporated into the prospectus by reference. Pruco Life will provide to each person, including any beneficial Owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference into the prospectus but not delivered with the prospectus. Such information will be provided upon written or oral request at no cost to the requester by writing to Pruco Life Insurance Company, One Corporate Drive, Shelton, CT 06484 or by calling 800-752-6342. Pruco Life files periodic reports as required under the Exchange Act. The public may read and copy any materials that Pruco Life files with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 202-551-8090. The SEC maintains an Internet site that contains reports, proxy, and information statements, and other information regarding issuers that file electronically with the SEC (see http://www.sec.gov). Our internet address is http://www.prudentialannuities.com.

Pruco Life conducts the bulk of its operations through staff employed by it or by affiliated companies within the Prudential Financial family. Certain discrete functions have been delegated to non-affiliates that could be deemed "service providers" or "administrators" under the Investment Company Act of 1940. The entities engaged by Pruco Life may change over time. As of December 31, 2010, non-affiliated entities that could be deemed service providers to Pruco Life and/or another insurer within the Prudential Annuities business unit consisted of the following: Alliance-One Services Inc. (administration of variable life policies) located at 55 Hartland Street, East Hartford CT 06108, Ascensus (qualified plan administrator) located at 200 Dryden Road, Dresher, PA 19025, Alerus Retirement Solutions (qualified plan administrator) ,State Street Financial Center One, Lincoln Street, Boston, MA 02111, Aprimo (fulfillment of marketing materials), 510 East 96/th/ Street, Suite 300, Indianapolis, IN 46240, Blue Frog Solutions, Inc. (order entry systems provider) located at 555 SW 12th Ave, Suite 202, Pompano Beach, FL 33069, Broadridge Investor Communication Solutions, Inc. (proxy tabulation services), 51 Mercedes Way, Edgewood, NY 11717, Consona (maintenance and storage of administrative documents), 333 Allegheny Avenue, Suite 301 North, Oakmont, PA 15139-2066, Depository Trust & Clearing Corporation (clearing and settlement services), 55 Water Street, 26/th/ Floor, New York, NY 10041, DG3 North America, Inc. (proxy and prospectus printing and mailing services), 100 Burma Road, Jersey City, NJ 07305, DST Systems, Inc. (clearing and settlement services), 4900 Main, 7/th/ Floor, Kansas City, MO 64112, EBIX, Inc. (order-entry system), 5 Concourse Parkway, Suite 3200, Atlanta, GA 30328, ExlService Holdings, Inc., (administration of annuity contracts), 350 Park Avenue, 10th Floor, New York, NY 10022, Diversified Information Technologies Inc. (records management), 123 Wyoming Avenue, Scranton, PA 18503, Fiserv (composition, printing and mailing of confirmation and quarterly statements), 881 Main Street, Manchester, CT 06040, Fosdick Fulfillment Corp. (fulfillment of prospectuses and marketing materials), 26 Barnes Industrial Park Road, North Wallingford, CT 06492, Insurance Technologies (annuity illustrations), 38120 Amrhein Ave., Livonia, MI 48150, Lason Systems, Inc. (contract printing and mailing), 1305 Stephenson Highway, Troy, MI 48083, Morningstar Associates LLC (asset allocation recommendations) , 225 West Wacker Drive Chicago, IL 60606, National Financial Services (clearing and settlement services), NEPS, LLC (composition, printing, and mailing of contracts and benefit documents), 12 Manor Parkway, Salem, NJ 03079, Pershing LLC (order-entry systems provider), One Pershing Plaza, Jersey City, NJ 07399, RR Donnelley Receivables, Inc. (printing annual reports and prospectuses), 111 South Wacker Drive, Chicago, IL 60606-4301, Skywire Software (composition, printing, and mailing of contracts and benefit documents), 150 Post Street, Suite 500, San Francisco, CA 94108, VG Reed & Sons, Inc. (printing and fulfillment of annual reports), 1002 South 12th Street, Louisville, KY 40210, William B. Meyer (printing and fulfillment of prospectuses and marketing materials), 255 Long Beach Boulevard, Stratford, CT 06615.

THE SEPARATE ACCOUNT. We have established a Separate Account, the Pruco Life Flexible Premium Variable Annuity Account (Separate Account), to hold the assets that are associated with the variable annuity contracts. The Separate Account was established under Arizona law on June 16, 1995, and is registered with the SEC under the Investment Company Act of 1940 as a unit investment trust, which is a type of investment company. The assets of the Separate Account are held in the name of Pruco Life and legally belong to us. These assets are kept separate from all of our other assets and may not be charged with liabilities arising out of any other business we may conduct. Income, gains, and losses, whether or not realized, for assets allocated to the Separate

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Account are, in accordance with the Annuities, credited to or charged against the Separate Account without regard to other income, gains, or losses of Pruco Life. The obligations under the Annuities are those of Pruco Life, which is the issuer of the Annuities and the depositor of the Separate Account. More detailed information about Pruco Life, including its audited consolidated financial statements, is provided in the Statement of Additional Information.

We may offer new Sub-accounts, eliminate Sub-accounts, or combine Sub-accounts at our sole discretion. We may also close Sub-accounts to additional Purchase Payments on existing Annuities or close Sub-accounts for Annuities purchased on or after specified dates. We will first notify you and receive any necessary SEC and/or state approval before making such a change. If an underlying mutual fund is liquidated, we will ask you to reallocate any amount in the liquidated fund. If you do not reallocate these amounts, we will reallocate such amounts only in accordance with guidance provided by the SEC or its staff (or after obtaining an order from the SEC, if required). We reserve the right to substitute underlying portfolios, as allowed by applicable law. If we make a fund substitution or change, we may change the Annuity contract to reflect the substitution or change. We do not control the underlying mutual funds, so we cannot guarantee that any of those funds will always be available.

If you are enrolled in a Dollar Cost Averaging, Automatic Rebalancing, or comparable programs while an underlying fund merger, substitution or liquidation takes place, unless otherwise noted in any communication from us, your Account Value invested in such underlying fund will be transferred automatically to the designated surviving fund in the case of mergers, the replacement fund in the case of substitutions, and an available Money Market Fund in the case of fund liquidations. Your enrollment instructions will be automatically updated to reflect the surviving fund, the replacement fund or a Money Market Fund for any continued and future investments.

With the MVA Options, we use a separate account of Pruco Life different from the Pruco Life Flexible Premium Variable Annuity Account discussed above. This separate account is not registered under the Investment Company Act of 1940. Moreover, you do not participate in the appreciation or depreciation of the assets held by that separate account.

SERVICE FEES PAYABLE TO PRUCO LIFE

Pruco Life and/or our affiliates receive substantial and varying administrative service payments, Rule 12b-1 fees, and "revenue sharing" payments from certain underlying Portfolios or related parties. Rule 12b-1 fees compensate our affiliated principal underwriter for distribution, marketing, and/or servicing functions. Administrative services payments compensate us for providing administrative services with respect to Annuity Owners invested indirectly in the Portfolio, which include duties such as recordkeeping shareholder services, and the mailing of periodic reports. We receive administrative services fees with respect to both affiliated underlying Portfolios and unaffiliated underlying Portfolios. The administrative services fees we receive from affiliates originate from the assets of the affiliated Portfolio itself and/or the assets of the Portfolio's investment advisor. In recognition of the administrative services provided by the relevant affiliated insurance companies, the investment advisors to certain affiliated Portfolios also make "revenue sharing" payments to such affiliated insurance companies. In any case, the existence of these payments tends to increase the overall cost of investing in the Portfolio. In addition, because these payments are made to us, allocations you make to these affiliated underlying Portfolios benefit us financially.

We collect these payments and fees under agreements between us and a Portfolio's principal underwriter, transfer agent, investment advisor and/or other entities related to the Portfolio.

The 12b-1 fees and administrative services fees that we receive may vary among the different fund complexes that are part of our investment platform. Thus, the fees we collect may be greater or smaller, based on the Portfolios that you select. In addition, we may consider these payments and fees, among a number of factors, when deciding to add or keep a Portfolio on the "menu" of Portfolios that we offer through the Annuity. Please see the table entitled "Underlying Mutual Fund Portfolio Annual Expenses" for a listing of the Portfolios that pay a 12b-1 fee.

With respect to administrative services fees, the maximum fee that we receive is equal to 0.40% of the average assets allocated to the Portfolio(s) under the Annuity. We expect to make a profit on these fees.

In addition, an investment advisor, sub-advisor or distributor of the underlying Portfolios may also compensate us by providing reimbursement, defraying the costs of, or paying directly for, among other things, marketing and/or administrative services and/or other services they provide in connection with the Annuity. These services may include, but are not limited to: sponsoring or co-sponsoring various promotional, educational or marketing meetings and seminars attended by distributors, wholesalers, and/or broker dealer firms' registered representatives, and creating marketing material discussing the contract, available options, and underlying Portfolios. The amounts paid depend on the nature of the meetings, the number of meetings attended by the advisor, sub-advisor, or distributor, the number of participants and attendees at the meetings, the costs expected to be incurred, and the level of the advisor's, sub-advisor's or distributor's participation. These payments or reimbursements may not be offered by all advisors, sub-advisors, or distributors, and the amounts of such payments may vary between and among each advisor, sub-advisor, and distributor depending on their respective participation.

During 2010, with regard to amounts that were paid under these kinds of arrangements described immediately above, the amounts ranged from approximately $569 to approximately $776,553. These amounts may have been paid to one or more Prudential-affiliated insurers issuing individual variable annuities.

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LEGAL STRUCTURE OF THE UNDERLYING FUNDS

Each underlying mutual fund is registered as an open-end management investment company under the Investment Company Act of 1940. Shares of the underlying mutual fund Portfolios are sold to Separate Accounts of life insurance companies offering variable annuity and variable life insurance products. The shares may also be sold directly to qualified pension and retirement plans.

VOTING RIGHTS

We are the legal owner of the shares of the underlying mutual funds in which the Sub-accounts invest. However, under current SEC rules, you have voting rights in relation to Account Value maintained in the Sub-accounts. If an underlying mutual fund portfolio requests a vote of shareholders, we will vote our shares based on instructions received from Owners with Account Value allocated to that Sub-account. Owners have the right to vote an amount equal to the number of shares attributable to their contracts. If we do not receive voting instructions in relation to certain shares, we will vote those shares in the same manner and proportion as the shares for which we have received instructions. This voting procedure is sometimes referred to as "mirror voting" because, as indicated in the immediately preceding sentence, we mirror the votes that are actually cast, rather than decide on our own how to vote. We will also "mirror vote" shares that are owned directly by us or an affiliate (excluding shares held in the separate account of an affiliated insurer). In addition, because all the shares of a given mutual fund held within our Separate Account are legally owned by us, we intend to vote all of such shares when that underlying fund seeks a vote of its shareholders. As such, all such shares will be counted towards whether there is a quorum at the underlying fund's shareholder meeting and towards the ultimate outcome of the vote. Thus, under "mirror voting", it is possible that the votes of a small percentage of contract holders who actually vote will determine the ultimate outcome. We will furnish those Owners who have Account Value allocated to a Sub-account whose underlying mutual fund portfolio has requested a "proxy" vote with proxy materials and the necessary forms to provide us with their voting instructions. Generally, you will be asked to provide instructions for us to vote on matters such as changes in a fundamental investment strategy, adoption of a new investment advisory agreement, or matters relating to the structure of the underlying mutual fund that require a vote of shareholders. We reserve the right to change the voting procedures described above if applicable SEC rules change.

Advanced Series Trust (the "Trust") has obtained an exemption from the Securities and Exchange Commission that permits its co-investment advisers, AST Investment Services, Inc. and Prudential Investments LLC, subject to approval by the Board of Trustees of the Trust, to change sub-advisors for a Portfolio and to enter into new sub-advisory agreements, without obtaining shareholder approval of the changes. This exemption (which is similar to exemptions granted to other investment companies that are organized in a similar manner as the Trust) is intended to facilitate the efficient supervision and management of the sub-advisors by AST Investment Services, Inc., Prudential Investments LLC and the Trustees. The Trust is required, under the terms of the exemption, to provide certain information to shareholders following these types of changes. We may add new Sub-accounts that invest in a series of underlying funds other than the Trust. Such series of funds may have a similar order from the SEC. You also should review the prospectuses for the other underlying funds in which various Sub-accounts invest as to whether they have obtained similar orders from the SEC.

MATERIAL CONFLICTS

It is possible that differences may occur between companies that offer shares of an underlying mutual fund portfolio to their respective Separate Accounts issuing variable annuities and/or variable life insurance products. Differences may also occur surrounding the offering of an underlying mutual fund portfolio to variable life insurance policies and variable annuity contracts that we offer. Under certain circumstances, these differences could be considered "material conflicts", in which case we would take necessary action to protect persons with voting rights under our variable annuity contracts and variable life insurance policies against persons with voting rights under other insurance companies' variable insurance products. If a "material conflict" were to arise between Owners of variable annuity contracts and variable life insurance policies issued by us we would take necessary action to treat such persons equitably in resolving the conflict. "Material conflicts" could arise due to differences in voting instructions between Owners of variable life insurance and variable annuity contracts of the same or different companies. We monitor any potential conflicts that may exist.

CONFIRMATIONS, STATEMENTS, AND REPORTS

We send any statements and reports required by applicable law or regulation to you at your last known address of record. You should therefore give us prompt notice of any address change. We reserve the right, to the extent permitted by law and subject to your prior consent, to provide any prospectus, prospectus supplements, confirmations, statements and reports required by applicable law or regulation to you through our Internet Website at www.prudentialannuities.com or any other electronic means, including diskettes or CD ROMs. We generally send a confirmation statement to you each time a transaction is made affecting Account Value, such as making additional Purchase Payments, transfers, exchanges or withdrawals. We also send quarterly statements detailing the activity affecting your Annuity during the calendar quarter, if there have been transactions during the quarter. We may confirm regularly scheduled transactions, including, but not limited to the Annual Maintenance Fee, systematic withdrawals (including 72(t)/72(q) payments and Required Minimum Distributions), electronic funds transfer, Dollar Cost Averaging, auto rebalancing, and the Custom Portfolios Program in quarterly statements instead of confirming them immediately. You should review the information in these statements carefully. You may request additional reports. We reserve the right to charge $50 for each such additional report, but may waive that charge in the future. We will also send an annual report and a

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semi-annual report containing applicable financial statements for the portfolios to Owners or, with your prior consent, make such documents available electronically through our Internet Website or other electronic means.

DISTRIBUTION OF ANNUITIES OFFERED BY PRUCO LIFE

Prudential Annuities Distributors, Inc. (PAD), a wholly-owned subsidiary of Prudential Annuities, Inc., is the distributor and principal underwriter of the annuities offered through this prospectus. PAD acts as the distributor of a number of annuity and life insurance products. PAD's principal business address is One Corporate Drive, Shelton, Connecticut 06484. PAD is registered as a broker-dealer under the Securities Exchange Act of 1934 (Exchange Act), and is a member of the Financial Industry Regulatory Authority (FINRA). Each Annuity is offered on a continuous basis. PAD enters into distribution agreements with broker/dealers who are registered under the Exchange Act and with entities that may offer the Annuities but are exempt from registration

(firms). Applications for each Annuity are solicited by registered representatives of those firms. In addition, PAD may offer the Annuity directly to potential purchasers.

Under the selling agreements, commissions are paid to firms on sales of the Annuity according to one or more schedules. The registered representative will receive all or a portion of the compensation, depending on the practice of his or her firm. Commissions are generally based on a percentage of Purchase Payments made, up to a maximum of 6.0% for the X Series, 7.0% for the B Series, 5.50% for the L Series and 2.0% for the C Series. Alternative compensation schedules are available that generally provide a lower initial commission plus ongoing quarterly compensation based on all or a portion of Unadjusted Account Value. We may also provide compensation to the distributing firm for providing ongoing service to you in relation to the Annuity. Commissions and other compensation paid in relation to the Annuity do not result in any additional charge to you or to the Separate Account. Compensation varies by Annuity product, and such differing compensation could be a factor in which Annuity a Financial Professional recommends to you.

In addition, in an effort to promote the sale of our products (which may include the placement of Pruco Life and/or the Annuity on a preferred or recommended company or product list and/or access to the firm's registered representatives), we or PAD may enter into compensation arrangements with certain broker/dealers firms with respect to certain or all registered representatives of such firms under which such firms may receive separate compensation or reimbursement for, among other things, training of sales personnel and/or marketing and/or administrative services and/or other services they provide to us or our affiliates. These services may include, but are not limited to: educating customers of the firm on the Annuity's features; conducting due diligence and analysis; providing office access, operations and systems support; holding seminars intended to educate registered representatives and make them more knowledgeable about the Annuities; providing a dedicated marketing coordinator; providing priority sales desk support; and providing expedited marketing compliance approval and preferred programs to PAD. We or PAD also may compensate third-party vendors, for services that such vendors render to broker-dealer firms. To the extent permitted by the FINRA rules and other applicable laws and regulations, PAD may pay or allow other promotional incentives or payments in the forms of cash or non-cash compensation (e.g., gifts, occasional meals and entertainment, sponsorship of training and due diligence events). These arrangements may not be offered to all firms and the terms of such arrangements may differ between firms. In addition, we or our affiliates may provide such compensation, payments and/or incentives to firms arising out of the marketing, sale and/or servicing of variable annuities or life insurance offered by different Prudential business units.

The list below identifies three general types of payments that PAD pays which are broadly defined as follows:

. Percentage Payments based upon "Assets under Management" or "AUM": This type of payment is a percentage payment that is based upon the total assets, subject to certain criteria in certain Pruco Life products.

. Percentage Payments based upon sales: This type of payment is a percentage payment that is based upon the total amount of money received as Purchase Payments under Pruco Life annuity products sold through the firm (or its affiliated broker-dealers).

. Fixed Payments: These types of payments are made directly to or in sponsorship of the firm (or its affiliated broker-dealers). Examples of arrangements under which such payments may be made currently include, but are not limited to: sponsorships, conferences (national, regional and top producer), speaker fees, promotional items and reimbursements to firms for marketing activities or services paid by the firms and/or their registered representatives. The amount of these payments varies widely because some payments may encompass only a single event, such as a conference, and others have a much broader scope. In addition, we may make payments periodically during the relationship for systems, operational and other support.

The list below includes the names of the firms (or their affiliated broker/dealers) that we are aware (as of December 31, 2010) received payment with respect to our annuity business generally during 2010 (or as to which a payment amount was accrued during 2010). The firms listed below include those receiving payments in connection with marketing of products issued by Pruco Life Insurance Company and Pruco Life Insurance Company of New Jersey. Your registered representative can provide you with more information about the compensation arrangements that apply upon request. During 2010, the least amount paid, and greatest amount paid, were $19.33 and $5,253,573.10, respectively. Each of these Annuities also is distributed by other selling firms that previously were appointed only with our affiliate Prudential Annuities Life Assurance Corporation ("PALAC"). Such other selling firms may have received compensation similar to the types discussed above with respect to their sale of PALAC annuities. In addition, such other selling firms may, on a going forward basis, receive substantial compensation that is not reflected in this 2010 retrospective depiction.

102

NAME OF FIRM:

1/st/ Global Capital Corp.                 First Allied Securities, Inc.                 M Holdings Securities, Inc.
AFA Financial Group                        First Brokerage America, LLC                  Matrix Capital Group, Inc.
Allegheny Investments Ltd                  First Citizens Investor Services Inc          McClurg Capital Corporation
Allen & Company of Florida, Inc.           First Financial Equity Corp.                  Merrill Lynch
Allstate Financial Services, LLC           First Heartland Capital, Inc.                 MetLife
American Financial Associates              First Southeast Investor Services             MICG Investment Mgmt,LLC
American Portfolio Financial Services      First Tennessee Brokerage, Inc.               Michigan Securities, Inc.
Inc.                                       First Western Advisors                        Mid-Atlantic Capital Corp.
Ameriprise Financial Inc.                  Florida Investment Advisers                   MML Investors Services, Inc.
Ameritas Investment Corp.                  Foothill Securities, Inc.                     Moloney Securities Company
Anchor Bay Securities, LLC                 Fortune Financial Services, Inc.              Money Concepts Capital Corp.
Arete Wealth Management                    Founders Financial Securities, LLC            Morgan Keegan & Company
Arvest Asset Management                    Frost Brokerage Services                      Morgan Stanley Smith Barney
Askar Corporation                          FSC Securities Corp.                          MTL Equity Products, Inc.
Ausdal Financial Partners, Inc.            FSIC                                          Multi Financial Securities Corp.
AXA Advisors, LLC                          G.A. Repple & Company                         National Planning Corporation
Banc of America Invest. SVS (SO)           GBS - Life Plans Unlimited                    National Securities Corp.
BB&T Investment Services, Inc.             Garden State Securities, Inc.                 Nationwide Securities, LLC
BBVA Compass Investment Solutions,         Gary Goldberg & Co., Inc.                     New England Securities Corp.
Inc.                                       Geneos Wealth Management, Inc.                Newbridge Securities Corp.
BCG Securities, Inc.                       Genworth Financial Securities Corp.           Next Financial Group, Inc.
Berthel Fisher & Company                   Girard Securities, Inc.                       NFP Securities, Inc.
BFT Financial Group, LLC                   Great American Advisors, Inc.                 North Ridge Securities Corp.
Brookstone Securities, Inc.                Great Nation Investment Corp.                 OFG Financial Services, Inc.
Cadaret, Grant & Co., Inc.                 GWN Securities, Inc.                          OneAmerica Securities, Inc.
Calton & Associates, Inc.                  H. Beck, Inc.                                 Oppenheimer & Co., Inc.
Cambridge Investment Research, Inc.        Hantz Financial Services, Inc.                Pacific Financial Associates, Inc.
Cantella & Co., Inc.                       HBW Securities LLC                            Pacific West Securities, Inc.
Cape Securities, Inc.                      H.D. Vest Investment                          Packerland Brokerage Services, Inc.
Capital Analysts                           Harbor Financial Services LLC                 Park Avenue Securities, LLC
Capital Financial Services, Inc.           Harbour Investments, Inc.                     Paulson Investment Co., Inc.
Capital Growth Resources                   Heim, Young & Associates, Inc.                People's Securities, Inc.
Capital Group Sec. Inc., The               Hornor, Townsend & Kent, Inc.                 PlanMember Securities Corp.
Capital Investment Group, Inc.             Huntleigh Securities                          PNC Investments, LLC
Capital One Investment Services, LLC       IMS Securities                                Presidential Brokerage, Inc.
Capitol Securities Management, Inc.        Independent Financial Grp, LLC                Prime Capital Services, Inc.
CCO Investment Services Corp.              Infinex Investments, Inc.                     PrimeVest Financial Services
Centaurus Financial, Inc.                  ING Financial Partners, Inc.                  Princor Financial Services Corp.
CFD Investments, Inc.                      Institutional Securities Corp.                ProEquities, Inc.
Chase Investment Services                  Intervest International Equities Corp.        Prospera Financial Services, Inc.
Comerica Securities, Inc.                  Invest Financial Corporation                  Pruco Securities LLC
Commonwealth Financial Network             Investacorp                                   Purshe Kaplan Sterling Investments
Compak Securities                          Investment Centers of America                 QA3 Financial Corp.
Comprehensive Asset Management             Investment Professionals                      Questar Capital Corporation
Cornerstone Financial                      Investors Capital Corporation                 Raymond James & Associates, Inc.
Crescent Securities Group                  J.J.B. Hilliard Lyons, Inc.                   Raymond James Financial Services
Crown Capital Securities, LP               J.P. Turner & Company, LLC                    RBC Capital Markets Corporation
CUNA Brokerage Services, Inc.              J.W. Cole Financial, Inc.                     Resource Horizons Group
CUSO Financial Services, LP                Janney Montgomery Scott, LLC                  RNR Securities, LLC
DeWaay Financial Network, LLC              Key Investment Services LLC                   Robert W. Baird & Co., Inc.
Elliott Davis Brokerage Services, LLC      KMS Financial Services, Inc.                  Rothman Securities
Equity Services, Inc.                      Kovack Securities, Inc.                       Royal Alliance Associates, Inc.
Essex Financial Services, Inc.             LaSalle St. Securities, LLC                   Sagepoint Financial, Inc.
Fifth Third Securities, Inc.               Legend Equities Corporation                   Sammons Securities Co., LLC
Financial Advisers of America LLC          Legg Mason                                    Saunders Discount Brokerage, Inc.
Financial Network Investment               Lincoln Financial Advisors                    SCF Securities, Inc.
Financial Planning Consultants             Lincoln Financial Securities Corporation      Scott & Stringfellow, Inc.
Financial Telesis Inc.                     Lincoln Investment Planning                   Securian Financial Services, Inc.
Financial West Group                       Lombard Securities Inc.                       Securities America, Inc.
Fintegra, LLC                              LPL Financial Corporation

103

Securities Service Network, Inc.         The Leaders Group, Inc.                  VSR Financial Services, Inc.
Sigma Financial Corporation              The O.N. Equity Sales Co.                Waddell & Reed Inc.
Signator Investors, Inc.                 The Prudential Insurance Company of      Wall Street Financial Group
SII Investments, Inc.                    America                                  Walnut Street Securities, Inc.
SMH Capital, Inc.                        Thoroughbred Financial Services          Wayne Hummer Investments LLC
Southwest Securities, Inc.               Tower Square Securities, Inc.            Wedbush Morgan Securities
Spire Securities LLC                     TransAmerica Financial Advisors,         Wells Fargo Advisors LLC
Stephens Insurance Svcs. Inc.            Inc.                                     Wells Fargo Advisors LLC - Wealth
Sterne Agee Financial Services, Inc.     Triad Advisors, Inc.                     Wells Fargo Investments, LLC
Stifel Nicolaus & Co., Inc.              Trustmont Financial Group, Inc.          Wescom Financial Services LLC
Strategic Fin Alliance Inc.              UBS Financial Services, Inc.             Western International Securities, Inc.
Summit Brokerage Services, Inc.          Unionbanc Investment Serv. LLC           WFG Investments, Inc.
Summit Equities, Inc.                    United Brokerage Services, Inc.          Wilbanks Securities, Inc.
Sunset Financial Services, Inc.          United Planners Financial Services       Woodbury Financial Services, Inc.
SunTrust Investment Services, Inc.       USA Financial Securities Corp.           World Equity Group, Inc.
Symetra Investment Services Inc.         US Bank                                  World Group Securities, Inc.
TFS Securities, Inc.                     UVEST Financial Services Group, Inc.     WRP Investments, Inc.
The Investment Center                    VALIC Financial Advisors, Inc            Wunderlich Securities
                                         Valmark Securities, Inc.

You should note that firms and individual registered representatives and branch managers with some firms participating in one of these compensation arrangements might receive greater compensation for selling the Annuities than for selling a different annuity that is not eligible for these compensation arrangements. While compensation is generally taken into account as an expense in considering the charges applicable to a contract product, any such compensation will be paid by us or PAD and will not result in any additional charge to you. Your registered representative can provide you with more information about the compensation arrangements that apply upon request.

This Annuity is sold through firms that are unaffiliated with us, and also is sold through an affiliated firm called Pruco Securities, LLC. Pruco Securities, LLC is an indirect wholly-owned subsidiary of Prudential Financial that sells variable annuities and variable life insurance (among other products) through its registered representatives. Pruco Securities, LLC also serves as principal underwriter of certain variable life insurance contracts issued by subsidiary insurers of Prudential Financial.

FINANCIAL STATEMENTS

The financial statements of the Separate Account and Pruco Life are included in the Statement of Additional Information.

INDEMNIFICATION

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

LEGAL PROCEEDINGS

Pruco Life is subject to legal and regulatory actions in the ordinary course of its business, including class action lawsuits. Pruco Life's pending legal and regulatory actions may include proceedings specific to it and proceedings generally applicable to business practices in the industry in which it operates. Pruco Life is subject to class action lawsuits and individual lawsuits involving a variety of issues, including sales practices, underwriting practices, claims payment and procedures, additional premium charges for premiums paid on a periodic basis, denial or delay of benefits, return of premiums or excessive premium charges and breaching fiduciary duties to customers. Pruco Life is subject to litigation involving commercial disputes with counterparties or partners and class action lawsuits and other litigation alleging, among other things, that it made improper or inadequate disclosures in connection with the sale of assets and annuity and investment products or charged excessive or impermissible fees on these products, recommended unsuitable products to customers, mishandled customer accounts or breached fiduciary duties to customers. Pruco Life may be a defendant in, or be contractually responsible to third parties for, class action lawsuits and individual litigation arising from its operations, including claims for breach of contract. Pruco Life is also subject to litigation arising out of its general business activities, such as its investments, contracts, leases and labor and employment relationships, including claims of discrimination and harassment and could be exposed to claims or litigation concerning certain business or process patents. Regulatory authorities from time to time make inquiries and conduct investigations and examinations relating particularly to Pruco Life and its products. In addition, Pruco Life, along with other participants in the businesses in which it engages, may be subject from time to time to investigations, examinations and inquiries, in some cases industry-wide, concerning issues or matters upon which such regulators have determined to focus. In some of Pruco Life's pending legal and regulatory actions, parties may seek large and/or indeterminate amounts, including punitive or exemplary damages. The outcome of a litigation or regulatory matter, and the amount or range of potential loss at any particular time, is often inherently uncertain.

104

In July 2010, Pruco Life and certain affiliates, as well as other life insurance industry participants, received a formal request for information from the State of New York Attorney General's Office in connection with its investigation into industry practices relating to life insurance policies for which death benefits, unless the beneficiary elects another settlement method, are placed in retained asset accounts, which earn interest and are subject to withdrawal in whole or in part at any time by the beneficiary. Pruco Life is cooperating with this investigation. Pruco Life has also been contacted by state insurance regulators and other governmental entities regarding retained asset accounts. In April 2010, a purported state-wide class action was filed against Prudential Insurance in Nevada state court alleging that Prudential Insurance delayed payment of death benefits and improperly retained undisclosed profits by placing death benefits in retained asset accounts. In January 2011, this action was dismissed. In February 2011, the plaintiff appealed the dismissal. An earlier case by the same plaintiff making substantially the same allegations was dismissed in federal court. In December 2010, a purported state-wide class action was filed in state court against Prudential Insurance and Prudential Financial and removed to federal court in Illinois. The complaint makes allegations under Illinois law substantially similar to the other retained asset account cases on behalf of a class of Illinois residents. In March 2011, an amended complaint dropping Prudential Financial, Phillips v. Prudential Insurance and Pruco Life, was filed. In July 2010, a purported nationwide class action was filed in Massachusetts federal court against Prudential Insurance relating to retained asset accounts associated with life insurance covering U.S. service members and veterans. Prudential Insurance has moved to dismiss the complaint. In November and December 2010, three additional purported class actions making substantially the same allegations on behalf of the same purported class of beneficiaries were filed against Prudential Insurance and Prudential Financial in New Jersey federal court. In March 2011, all four cases were consolidated in the Massachusetts federal court by the Judicial Panel on Multi-District Litigation and the motion to dismiss was denied. In October 2010, a purported nationwide class action was filed in Pennsylvania federal court on behalf of beneficiaries of ERISA-governed welfare benefit plans claiming that the use of retained asset accounts violates ERISA. Additional investigations, information requests, hearings, claims, litigation and adverse publicity may arise with respect to the retained asset accounts.

Pruco Life's litigation and regulatory matters are subject to many uncertainties, and given their complexity and scope, their outcome cannot be predicted. It is possible that Pruco Life's results of operations or cash flow in a particular quarterly or annual period could be materially affected by an ultimate unfavorable resolution of pending litigation and regulatory matters depending, in part, upon the results of operations or cash flow for such period. In light of the unpredictability of Pruco Life's litigation and regulatory matters, it is also possible that in certain cases an ultimate unfavorable resolution of one or more pending litigation or regulatory matters could have a material adverse effect on Pruco Life's financial position. Management believes, however, that, based on information currently known to it, the ultimate outcome of all pending litigation and regulatory matters, after consideration of applicable reserves and rights to indemnification, is not likely to have a material adverse effect on Pruco Life's financial position.

CONTENTS OF THE STATEMENT OF ADDITIONAL INFORMATION

The following are the contents of the Statement of Additional Information:

. Company

. Experts

. Principal Underwriter

. Payments Made to Promote Sale of Our Products

. Determination of Accumulation Unit Values

. Financial Statements

HOW TO CONTACT US

You can contact us by:

. calling our Customer Service Team at 1-888-PRU-2888 during our normal business hours, . writing to us via regular mail at Prudential Annuity Service Center, P.O. Box 7960, Philadelphia, PA 19176. NOTE: Failure to send mail to the proper address may result in a delay in our receiving and processing your request.

. writing to us via overnight mail, certified, or registered mail delivery at the Prudential Annuity Service Center, 2101 Welsh Road, Dresher, PA 19025.

. accessing information about your Annuity through our Internet Website at www.prudentialannuities.com.

You can obtain account information by calling our automated response system and at www.prudentialannuities.com, our Internet Website. Our Customer Service representatives are also available during business hours to provide you with information about your account. You can request certain transactions through our telephone voice response system, our Internet Website or through a customer service representative. You can provide authorization for a third party, including your attorney-in-fact acting pursuant to a power of attorney, to access your account information and perform certain transactions on your account. You will need to complete a form provided by us which identifies those transactions that you wish to authorize via telephonic and electronic means and whether you wish to authorize a third party to perform any such transactions. Please note that unless you tell us otherwise, we deem that all transactions that are directed by your Financial Professional with respect to your Annuity have been authorized by you. We require that you or your representative provide proper identification before performing transactions over the telephone or

105

through our Internet Website. This may include a Personal Identification Number (PIN) that will be provided to you upon issue of your Annuity or you may establish or change your PIN by calling our automated response system and at www.prudentialannuities.com, our Internet Website. Any third party that you authorize to perform financial transactions on your account will be assigned a PIN for your account.

Transactions requested via telephone are recorded. To the extent permitted by law, we will not be responsible for any claims, loss, liability or expense in connection with a transaction requested by telephone or other electronic means if we acted on such transaction instructions after following reasonable procedures to identify those persons authorized to perform transactions on your Annuity using verification methods which may include a request for your Social Security number, PIN or other form of electronic identification. We may be liable for losses due to unauthorized or fraudulent instructions if we did not follow such procedures.

Pruco Life does not guarantee access to telephonic, facsimile, Internet or any other electronic information or that we will be able to accept transaction instructions via such means at all times. Nor, due to circumstances beyond our control, can we provide any assurances as to the delivery of transaction instructions submitted to us by regular and/or express mail. Regular and/or express mail (if operational) will be the only means by which we will accept transaction instructions when telephonic, facsimile, Internet or any other electronic means are unavailable or delayed. Pruco Life reserves the right to limit, restrict or terminate telephonic, facsimile, Internet or any other electronic transaction privileges at any time.

106

APPENDIX A - ACCUMULATION UNIT VALUES

As we have indicated throughout this prospectus, each Annuity is a contract that allows you to select or decline any of several features that carries with it a specific asset-based charge. We maintain a unique Unit value corresponding to each combination of such contract features.

Here, we set forth the historical Unit values corresponding to the lowest charge level for each Series and the highest charge level for each Series. In the Statement of Additional Information, which is available free of charge, we set forth Unit values corresponding to the remaining charge levels.

PREMIER RETIREMENT X SERIES

PRUCO LIFE INSURANCE COMPANY

PROSPECTUS

ACCUMULATION UNIT VALUES: Basic Death Benefit Only (1.85%)

                                                                                              Number of
                                                          Accumulation     Accumulation      Accumulation
                                                          Unit Value at    Unit Value at Units Outstanding at
Sub-Accounts                                           Beginning of Period End of Period    End of Period
-------------------------------------------------------------------------------------------------------------
AST ACADEMIC STRATEGIES ASSET ALLOCATION PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.96776        $10.80355        16,115,236
-------------------------------------------------------------------------------------------------------------
AST ADVANCED STRATEGIES PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.97845        $10.90934        16,520,147
-------------------------------------------------------------------------------------------------------------
AST ALLIANCEBERNSTEIN CORE VALUE PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.98581        $10.54809           376,764
-------------------------------------------------------------------------------------------------------------
AST ALLIANCEBERNSTEIN GROWTH & INCOME PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.99171        $10.77467           523,595
-------------------------------------------------------------------------------------------------------------
AST AMERICAN CENTURY INCOME & GROWTH PORTFOLIO
    03/15/2010 to 12/31/2010                                $10.00698        $10.80426           386,068
-------------------------------------------------------------------------------------------------------------
AST BALANCED ASSET ALLOCATION PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.98872        $10.76175        19,444,721
-------------------------------------------------------------------------------------------------------------
AST CAPITAL GROWTH ASSET ALLOCATION PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.97763        $10.84253        17,802,880
-------------------------------------------------------------------------------------------------------------
AST CLS GROWTH ASSET ALLOCATION PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.97772        $10.98316         9,422,264
-------------------------------------------------------------------------------------------------------------
AST CLS MODERATE ASSET ALLOCATION PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.98752        $10.79555         9,993,968
-------------------------------------------------------------------------------------------------------------
AST COHEN & STEERS REALTY PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.95986        $11.79603           629,095
-------------------------------------------------------------------------------------------------------------
AST FEDERATED AGGRESSIVE GROWTH PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.97180        $12.16884           408,703
-------------------------------------------------------------------------------------------------------------
AST FI PYRAMIS(R) ASSET ALLOCATION PORTFOLIO
 FORMERLY, AST NIEMANN CAPITAL GROWTH ASSET
 ALLOCATION PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.99847        $10.89088         6,864,689
-------------------------------------------------------------------------------------------------------------
AST FIRST TRUST BALANCED TARGET PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.97594        $11.02450        10,460,931
-------------------------------------------------------------------------------------------------------------
AST FIRST TRUST CAPITAL APPRECIATION TARGET PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.96346        $11.51915        12,510,633
-------------------------------------------------------------------------------------------------------------
AST GLOBAL REAL ESTATE PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.97014        $11.55536           274,439
-------------------------------------------------------------------------------------------------------------
AST GOLDMAN SACHS CONCENTRATED GROWTH PORTFOLIO
    03/15/2010 to 12/31/2010                                $10.01847        $10.79024           453,210
-------------------------------------------------------------------------------------------------------------
AST GOLDMAN SACHS MID-CAP GROWTH PORTFOLIO
    03/15/2010 to 12/31/2010                                $10.01979        $11.42605           820,867
-------------------------------------------------------------------------------------------------------------
AST GOLDMAN SACHS SMALL-CAP VALUE PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.96509        $11.50123         1,034,338

                                                                                           Number of
                                                       Accumulation     Accumulation      Accumulation
                                                       Unit Value at    Unit Value at Units Outstanding at
Sub-Accounts                                        Beginning of Period End of Period    End of Period
----------------------------------------------------------------------------------------------------------
AST HIGH YIELD PORTFOLIO
    03/15/2010 to 12/31/2010                              $9.98444        $10.77285           781,633
----------------------------------------------------------------------------------------------------------
AST HORIZON GROWTH ASSET ALLOCATION PORTFOLIO
    03/15/2010 to 12/31/2010                              $9.97670        $10.88236         5,496,657
----------------------------------------------------------------------------------------------------------
AST HORIZON MODERATE ASSET ALLOCATION PORTFOLIO
    03/15/2010 to 12/31/2010                              $9.98821        $10.71140         7,230,953
----------------------------------------------------------------------------------------------------------
AST INTERNATIONAL GROWTH PORTFOLIO
    03/15/2010 to 12/31/2010                              $9.92930        $11.26762           429,967
----------------------------------------------------------------------------------------------------------
AST INTERNATIONAL VALUE PORTFOLIO
    03/15/2010 to 12/31/2010                              $9.92917        $10.80592           418,182
----------------------------------------------------------------------------------------------------------
AST INVESTMENT GRADE BOND PORTFOLIO
    03/15/2010 to 12/31/2010                             $10.00670        $10.61020            41,027
----------------------------------------------------------------------------------------------------------
AST J.P. MORGAN STRATEGIC OPPORTUNITIES PORTFOLIO
 FORMERLY, AST UBS DYNAMIC ALPHA PORTFOLIO
    03/15/2010 to 12/31/2010                              $9.99847        $10.59781         5,623,269
----------------------------------------------------------------------------------------------------------
AST JENNISON LARGE-CAP GROWTH PORTFOLIO
    03/15/2010 to 12/31/2010                              $9.97132        $10.78687           233,153
----------------------------------------------------------------------------------------------------------
AST JENNISON LARGE-CAP VALUE PORTFOLIO
    03/15/2010 to 12/31/2010                              $9.97163        $10.57122           430,116
----------------------------------------------------------------------------------------------------------
AST JPMORGAN INTERNATIONAL EQUITY PORTFOLIO
    03/15/2010 to 12/31/2010                              $9.92182        $10.56777           725,442
----------------------------------------------------------------------------------------------------------
AST LARGE-CAP VALUE PORTFOLIO
    03/15/2010 to 12/31/2010                              $9.99045        $10.62894           264,381
----------------------------------------------------------------------------------------------------------
AST LORD ABBETT BOND-DEBENTURE PORTFOLIO
    03/15/2010 to 12/31/2010                              $9.98864        $10.83202           445,793
----------------------------------------------------------------------------------------------------------
AST MARSICO CAPITAL GROWTH PORTFOLIO
    03/15/2010 to 12/31/2010                              $9.99257        $11.31652           599,023
----------------------------------------------------------------------------------------------------------
AST MFS GLOBAL EQUITY PORTFOLIO
    03/15/2010 to 12/31/2010                              $9.98760        $10.90539           654,025
----------------------------------------------------------------------------------------------------------
AST MFS GROWTH PORTFOLIO
    03/15/2010 to 12/31/2010                              $9.99847        $10.88101           254,897
----------------------------------------------------------------------------------------------------------
AST MID-CAP VALUE PORTFOLIO
    03/15/2010 to 12/31/2010                              $9.98873        $11.51238           387,296
----------------------------------------------------------------------------------------------------------
AST MONEY MARKET PORTFOLIO
    03/15/2010 to 12/31/2010                              $9.99847         $9.85245         1,640,205
----------------------------------------------------------------------------------------------------------
AST NEUBERGER BERMAN / LSV MID-CAP VALUE PORTFOLIO
    03/15/2010 to 12/31/2010                              $9.99102        $11.24476           814,527
----------------------------------------------------------------------------------------------------------
AST NEUBERGER BERMAN MID-CAP GROWTH PORTFOLIO
    03/15/2010 to 12/31/2010                              $9.95876        $11.93497           593,887
----------------------------------------------------------------------------------------------------------
AST NEUBERGER BERMAN SMALL-CAP GROWTH PORTFOLIO
    03/15/2010 to 12/31/2010                              $9.97289        $11.43803           286,843
----------------------------------------------------------------------------------------------------------
AST PARAMETRIC EMERGING MARKETS EQUITY PORTFOLIO
    03/15/2010 to 12/31/2010                              $9.93894        $11.68593         1,551,512
----------------------------------------------------------------------------------------------------------
AST PIMCO LIMITED MATURITY BOND PORTFOLIO
    03/15/2010 to 12/31/2010                             $10.00789        $10.09014           894,555
----------------------------------------------------------------------------------------------------------
AST PIMCO TOTAL RETURN BOND PORTFOLIO
    03/15/2010 to 12/31/2010                             $10.00681        $10.36307        12,788,956
----------------------------------------------------------------------------------------------------------
AST PRESERVATION ASSET ALLOCATION PORTFOLIO
    03/15/2010 to 12/31/2010                              $9.98943        $10.60667        18,134,321
----------------------------------------------------------------------------------------------------------
AST QMA US EQUITY ALPHA PORTFOLIO
    03/15/2010 to 12/31/2010                              $9.99847        $10.90109           147,522

                                                                                              Number of
                                                          Accumulation     Accumulation      Accumulation
                                                          Unit Value at    Unit Value at Units Outstanding at
Sub-Accounts                                           Beginning of Period End of Period    End of Period
-------------------------------------------------------------------------------------------------------------
AST SCHRODERS MULTI-ASSET WORLD STRATEGIES PORTFOLIO
    03/15/2010 to 12/31/2010                                $9.98235         $10.77457        12,822,769
-------------------------------------------------------------------------------------------------------------
AST SMALL-CAP GROWTH PORTFOLIO
    03/15/2010 to 12/31/2010                                $9.96085         $12.62928           506,068
-------------------------------------------------------------------------------------------------------------
AST SMALL-CAP VALUE PORTFOLIO
    03/15/2010 to 12/31/2010                                $9.96428         $11.47783           380,118
-------------------------------------------------------------------------------------------------------------
AST T. ROWE PRICE ASSET ALLOCATION PORTFOLIO
    03/15/2010 to 12/31/2010                                $9.99216         $10.70296        19,296,637
-------------------------------------------------------------------------------------------------------------
AST T. ROWE PRICE GLOBAL BOND PORTFOLIO
    03/15/2010 to 12/31/2010                                $9.98015         $10.32114           717,496
-------------------------------------------------------------------------------------------------------------
AST T. ROWE PRICE LARGE-CAP GROWTH PORTFOLIO
    03/15/2010 to 12/31/2010                                $9.97104         $11.14744         1,309,895
-------------------------------------------------------------------------------------------------------------
AST T. ROWE PRICE NATURAL RESOURCES PORTFOLIO
    03/15/2010 to 12/31/2010                                $9.85972         $11.48747         1,912,053
-------------------------------------------------------------------------------------------------------------
AST VALUE PORTFOLIO
 FORMERLY, AST DEAM LARGE-CAP VALUE PORTFOLIO
    03/15/2010 to 12/31/2010                                $9.98607         $10.67822           180,577
-------------------------------------------------------------------------------------------------------------
AST WESTERN ASSET CORE PLUS BOND PORTFOLIO
    03/15/2010 to 12/31/2010                                $9.99847         $10.41023         2,255,133
-------------------------------------------------------------------------------------------------------------
FRANKLIN TEMPLETON VIP FOUNDING FUNDS ALLOCATION FUND
    03/15/2010 to 12/31/2010                                $9.97099         $10.65063        14,541,761

* Beginning date denotes the start date of these sub-accounts

PREMIER RETIREMENT X SERIES

PRUCO LIFE INSURANCE COMPANY

PROSPECTUS

ACCUMULATION UNIT VALUES: With Combo 5%/HAV and HD GRO II OR Combo 5%/HAV and

GRO Plus II (3.25%)

                                                                                           Number of
                                                       Accumulation     Accumulation      Accumulation
                                                       Unit Value at    Unit Value at Units Outstanding at
Sub-Accounts                                        Beginning of Period End of Period    End of Period
----------------------------------------------------------------------------------------------------------
AST ACADEMIC STRATEGIES ASSET ALLOCATION PORTFOLIO
    03/15/2010 to 12/31/2010                              $9.96658        $10.67920          65,586
----------------------------------------------------------------------------------------------------------
AST ADVANCED STRATEGIES PORTFOLIO
    03/15/2010 to 12/31/2010                              $9.97726        $10.78391          63,320
----------------------------------------------------------------------------------------------------------
AST ALLIANCEBERNSTEIN CORE VALUE PORTFOLIO
    03/15/2010 to 12/31/2010                              $9.98463        $10.42678           1,049
----------------------------------------------------------------------------------------------------------
AST ALLIANCEBERNSTEIN GROWTH & INCOME PORTFOLIO
    03/15/2010 to 12/31/2010                              $9.99053        $10.65075             599
----------------------------------------------------------------------------------------------------------
AST AMERICAN CENTURY INCOME & GROWTH PORTFOLIO
    03/15/2010 to 12/31/2010                             $10.00580        $10.68000               0
----------------------------------------------------------------------------------------------------------
AST BALANCED ASSET ALLOCATION PORTFOLIO
    03/15/2010 to 12/31/2010                              $9.98754        $10.63801          52,778
----------------------------------------------------------------------------------------------------------
AST BOND PORTFOLIO 2017
    03/15/2010 to 12/31/2010                              $9.99728        $10.47326           1,077
----------------------------------------------------------------------------------------------------------
AST BOND PORTFOLIO 2018
    03/15/2010 to 12/31/2010                             $10.00599        $10.51568               0
----------------------------------------------------------------------------------------------------------
AST BOND PORTFOLIO 2019
    03/15/2010 to 12/31/2010                              $9.99728        $10.51855               0

                                                                                              Number of
                                                          Accumulation     Accumulation      Accumulation
                                                          Unit Value at    Unit Value at Units Outstanding at
Sub-Accounts                                           Beginning of Period End of Period    End of Period
-------------------------------------------------------------------------------------------------------------
AST BOND PORTFOLIO 2020
    03/15/2010 to 12/31/2010                                $10.00811        $10.54905               0
-------------------------------------------------------------------------------------------------------------
AST BOND PORTFOLIO 2021
    03/15/2010 to 12/31/2010                                $10.00704        $10.64953               0
-------------------------------------------------------------------------------------------------------------
AST CAPITAL GROWTH ASSET ALLOCATION PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.97645        $10.71790         391,948
-------------------------------------------------------------------------------------------------------------
AST CLS GROWTH ASSET ALLOCATION PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.97654        $10.85687         281,346
-------------------------------------------------------------------------------------------------------------
AST CLS MODERATE ASSET ALLOCATION PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.98634        $10.67150          21,946
-------------------------------------------------------------------------------------------------------------
AST COHEN & STEERS REALTY PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.95867        $11.66051           2,513
-------------------------------------------------------------------------------------------------------------
AST FEDERATED AGGRESSIVE GROWTH PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.97062        $12.02896          63,773
-------------------------------------------------------------------------------------------------------------
AST FI PYRAMIS(R) ASSET ALLOCATION PORTFOLIO
 FORMERLY, AST NIEMANN CAPITAL GROWTH ASSET
 ALLOCATION PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.99728        $10.76559          53,525
-------------------------------------------------------------------------------------------------------------
AST FIRST TRUST BALANCED TARGET PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.97476        $10.89777          41,613
-------------------------------------------------------------------------------------------------------------
AST FIRST TRUST CAPITAL APPRECIATION TARGET PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.96228        $11.38660          63,452
-------------------------------------------------------------------------------------------------------------
AST GLOBAL REAL ESTATE PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.96896        $11.42258           7,260
-------------------------------------------------------------------------------------------------------------
AST GOLDMAN SACHS CONCENTRATED GROWTH PORTFOLIO
    03/15/2010 to 12/31/2010                                $10.01728        $10.66626           6,841
-------------------------------------------------------------------------------------------------------------
AST GOLDMAN SACHS MID-CAP GROWTH PORTFOLIO
    03/15/2010 to 12/31/2010                                $10.01861        $11.29475           9,481
-------------------------------------------------------------------------------------------------------------
AST GOLDMAN SACHS SMALL-CAP VALUE PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.96391        $11.36904          37,088
-------------------------------------------------------------------------------------------------------------
AST HIGH YIELD PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.98326        $10.64904           1,088
-------------------------------------------------------------------------------------------------------------
AST HORIZON GROWTH ASSET ALLOCATION PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.97552        $10.75721          50,255
-------------------------------------------------------------------------------------------------------------
AST HORIZON MODERATE ASSET ALLOCATION PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.98703        $10.58812          39,331
-------------------------------------------------------------------------------------------------------------
AST INTERNATIONAL GROWTH PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.92811        $11.13809           5,276
-------------------------------------------------------------------------------------------------------------
AST INTERNATIONAL VALUE PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.92798        $10.68170           1,162
-------------------------------------------------------------------------------------------------------------
AST J.P. MORGAN STRATEGIC OPPORTUNITIES PORTFOLIO
 FORMERLY, AST UBS DYNAMIC ALPHA PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.99728        $10.47594          23,043
-------------------------------------------------------------------------------------------------------------
AST JENNISON LARGE-CAP GROWTH PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.97014        $10.66273           9,443
-------------------------------------------------------------------------------------------------------------
AST JENNISON LARGE-CAP VALUE PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.97045        $10.44965           2,613
-------------------------------------------------------------------------------------------------------------
AST JPMORGAN INTERNATIONAL EQUITY PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.92064        $10.44626             237
-------------------------------------------------------------------------------------------------------------
AST LARGE-CAP VALUE PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.98927        $10.50667           1,704

                                                                                              Number of
                                                          Accumulation     Accumulation      Accumulation
                                                          Unit Value at    Unit Value at Units Outstanding at
Sub-Accounts                                           Beginning of Period End of Period    End of Period
-------------------------------------------------------------------------------------------------------------
AST LORD ABBETT BOND-DEBENTURE PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.98746        $10.70748             216
-------------------------------------------------------------------------------------------------------------
AST MARSICO CAPITAL GROWTH PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.99139        $11.18639           3,660
-------------------------------------------------------------------------------------------------------------
AST MFS GLOBAL EQUITY PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.98642        $10.78001          10,730
-------------------------------------------------------------------------------------------------------------
AST MFS GROWTH PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.99728        $10.75587           6,141
-------------------------------------------------------------------------------------------------------------
AST MID-CAP VALUE PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.98755        $11.37997          33,871
-------------------------------------------------------------------------------------------------------------
AST MONEY MARKET PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.99729         $9.73891           7,345
-------------------------------------------------------------------------------------------------------------
AST NEUBERGER BERMAN / LSV MID-CAP VALUE PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.98984        $11.11549          36,520
-------------------------------------------------------------------------------------------------------------
AST NEUBERGER BERMAN MID-CAP GROWTH PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.95758        $11.79780           4,654
-------------------------------------------------------------------------------------------------------------
AST NEUBERGER BERMAN SMALL-CAP GROWTH PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.97171        $11.30656               0
-------------------------------------------------------------------------------------------------------------
AST PARAMETRIC EMERGING MARKETS EQUITY PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.93776        $11.55161          13,074
-------------------------------------------------------------------------------------------------------------
AST PIMCO LIMITED MATURITY BOND PORTFOLIO
    03/15/2010 to 12/31/2010                                $10.00671         $9.97411           1,448
-------------------------------------------------------------------------------------------------------------
AST PIMCO TOTAL RETURN BOND PORTFOLIO
    03/15/2010 to 12/31/2010                                $10.00563        $10.24378         190,185
-------------------------------------------------------------------------------------------------------------
AST PRESERVATION ASSET ALLOCATION PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.98825        $10.48476         258,537
-------------------------------------------------------------------------------------------------------------
AST QMA US EQUITY ALPHA PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.99728        $10.77565               0
-------------------------------------------------------------------------------------------------------------
AST SCHRODERS MULTI-ASSET WORLD STRATEGIES PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.98117        $10.65078          56,983
-------------------------------------------------------------------------------------------------------------
AST SMALL-CAP GROWTH PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.95967        $12.48393          57,911
-------------------------------------------------------------------------------------------------------------
AST SMALL-CAP VALUE PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.96310        $11.34575          33,429
-------------------------------------------------------------------------------------------------------------
AST T. ROWE PRICE ASSET ALLOCATION PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.99098        $10.57983         150,188
-------------------------------------------------------------------------------------------------------------
AST T. ROWE PRICE GLOBAL BOND PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.97897        $10.20242             946
-------------------------------------------------------------------------------------------------------------
AST T. ROWE PRICE LARGE-CAP GROWTH PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.96986        $11.01931           8,318
-------------------------------------------------------------------------------------------------------------
AST T. ROWE PRICE NATURAL RESOURCES PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.85854        $11.35536          14,109
-------------------------------------------------------------------------------------------------------------
AST VALUE PORTFOLIO
 FORMERLY, AST DEAM LARGE-CAP VALUE PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.98489        $10.55547           6,008
-------------------------------------------------------------------------------------------------------------
AST WESTERN ASSET CORE PLUS BOND PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.99728        $10.29052          18,664
-------------------------------------------------------------------------------------------------------------
FRANKLIN TEMPLETON VIP FOUNDING FUNDS ALLOCATION FUND
    03/15/2010 to 12/31/2010                                 $9.96981        $10.52821         310,853

* Beginning date denotes the start date of these sub-accounts

PREMIER RETIREMENT B SERIES

PRUCO LIFE INSURANCE COMPANY

PROSPECTUS

ACCUMULATION UNIT VALUES: Basic Death Benefit Only (1.30%)

                                                                                              Number of
                                                          Accumulation     Accumulation      Accumulation
                                                          Unit Value at    Unit Value at Units Outstanding at
Sub-Accounts                                           Beginning of Period End of Period    End of Period
-------------------------------------------------------------------------------------------------------------
AST ACADEMIC STRATEGIES ASSET ALLOCATION PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.96822        $10.85224        26,061,580
-------------------------------------------------------------------------------------------------------------
AST ADVANCED STRATEGIES PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.97890        $10.95858        23,763,450
-------------------------------------------------------------------------------------------------------------
AST ALLIANCEBERNSTEIN CORE VALUE PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.98627        $10.59566           611,914
-------------------------------------------------------------------------------------------------------------
AST ALLIANCEBERNSTEIN GROWTH & INCOME PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.99217        $10.82329           770,951
-------------------------------------------------------------------------------------------------------------
AST AMERICAN CENTURY INCOME & GROWTH PORTFOLIO
    03/15/2010 to 12/31/2010                                $10.00744        $10.85287           814,994
-------------------------------------------------------------------------------------------------------------
AST BALANCED ASSET ALLOCATION PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.98918        $10.81032        31,826,087
-------------------------------------------------------------------------------------------------------------
AST CAPITAL GROWTH ASSET ALLOCATION PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.97809        $10.89145        27,069,366
-------------------------------------------------------------------------------------------------------------
AST CLS GROWTH ASSET ALLOCATION PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.97818        $11.03265        15,257,174
-------------------------------------------------------------------------------------------------------------
AST CLS MODERATE ASSET ALLOCATION PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.98798        $10.84421        18,706,448
-------------------------------------------------------------------------------------------------------------
AST COHEN & STEERS REALTY PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.96031        $11.84909           846,857
-------------------------------------------------------------------------------------------------------------
AST FEDERATED AGGRESSIVE GROWTH PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.97226        $12.22363           439,021
-------------------------------------------------------------------------------------------------------------
AST FI PYRAMIS(R) ASSET ALLOCATION PORTFOLIO
 FORMERLY, AST NIEMANN CAPITAL GROWTH ASSET
 ALLOCATION PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.99892        $10.93987         8,078,952
-------------------------------------------------------------------------------------------------------------
AST FIRST TRUST BALANCED TARGET PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.97640        $11.07430        15,657,160
-------------------------------------------------------------------------------------------------------------
AST FIRST TRUST CAPITAL APPRECIATION TARGET PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.96392        $11.57100        16,326,236
-------------------------------------------------------------------------------------------------------------
AST GLOBAL REAL ESTATE PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.97060        $11.60747           367,927
-------------------------------------------------------------------------------------------------------------
AST GOLDMAN SACHS CONCENTRATED GROWTH PORTFOLIO
    03/15/2010 to 12/31/2010                                $10.01892        $10.83890           671,433
-------------------------------------------------------------------------------------------------------------
AST GOLDMAN SACHS MID-CAP GROWTH PORTFOLIO
    03/15/2010 to 12/31/2010                                $10.02025        $11.47753         1,040,702
-------------------------------------------------------------------------------------------------------------
AST GOLDMAN SACHS SMALL-CAP VALUE PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.96555        $11.55299         1,356,838
-------------------------------------------------------------------------------------------------------------
AST HIGH YIELD PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.98490        $10.82146           792,445
-------------------------------------------------------------------------------------------------------------
AST HORIZON GROWTH ASSET ALLOCATION PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.97716        $10.93142        10,881,087
-------------------------------------------------------------------------------------------------------------
AST HORIZON MODERATE ASSET ALLOCATION PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.98867        $10.75964        12,766,919
-------------------------------------------------------------------------------------------------------------
AST INTERNATIONAL GROWTH PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.92975        $11.31839           490,015

                                                                                             Number of
                                                         Accumulation     Accumulation      Accumulation
                                                         Unit Value at    Unit Value at Units Outstanding at
Sub-Accounts                                          Beginning of Period End of Period    End of Period
------------------------------------------------------------------------------------------------------------
AST INTERNATIONAL VALUE PORTFOLIO
    03/15/2010 to 12/31/2010                                $9.92962        $10.85463           553,463
------------------------------------------------------------------------------------------------------------
AST INVESTMENT GRADE BOND PORTFOLIO
    03/15/2010 to 12/31/2010                               $10.00716        $10.65798            10,192
------------------------------------------------------------------------------------------------------------
AST J.P. MORGAN STRATEGIC OPPORTUNITIES PORTFOLIO
 FORMERLY, AST UBS DYNAMIC ALPHA PORTFOLIO
    03/15/2010 to 12/31/2010                                $9.99892        $10.64561         8,413,230
------------------------------------------------------------------------------------------------------------
AST JENNISON LARGE-CAP GROWTH PORTFOLIO
    03/15/2010 to 12/31/2010                                $9.97178        $10.83550           346,402
------------------------------------------------------------------------------------------------------------
AST JENNISON LARGE-CAP VALUE PORTFOLIO
    03/15/2010 to 12/31/2010                                $9.97209        $10.61893           455,800
------------------------------------------------------------------------------------------------------------
AST JPMORGAN INTERNATIONAL EQUITY PORTFOLIO
    03/15/2010 to 12/31/2010                                $9.92228        $10.61546         1,262,302
------------------------------------------------------------------------------------------------------------
AST LARGE-CAP VALUE PORTFOLIO
    03/15/2010 to 12/31/2010                                $9.99091        $10.67679           376,410
------------------------------------------------------------------------------------------------------------
AST LORD ABBETT BOND-DEBENTURE PORTFOLIO
    03/15/2010 to 12/31/2010                                $9.98910        $10.88074           427,266
------------------------------------------------------------------------------------------------------------
AST MARSICO CAPITAL GROWTH PORTFOLIO
    03/15/2010 to 12/31/2010                                $9.99303        $11.36749         1,061,189
------------------------------------------------------------------------------------------------------------
AST MFS GLOBAL EQUITY PORTFOLIO
    03/15/2010 to 12/31/2010                                $9.98806        $10.95462         1,285,703
------------------------------------------------------------------------------------------------------------
AST MFS GROWTH PORTFOLIO
    03/15/2010 to 12/31/2010                                $9.99892        $10.93006           301,992
------------------------------------------------------------------------------------------------------------
AST MID-CAP VALUE PORTFOLIO
    03/15/2010 to 12/31/2010                                $9.98919        $11.56425           396,950
------------------------------------------------------------------------------------------------------------
AST MONEY MARKET PORTFOLIO
    03/15/2010 to 12/31/2010                                $9.99893         $9.89691         1,375,388
------------------------------------------------------------------------------------------------------------
AST NEUBERGER BERMAN / LSV MID-CAP VALUE PORTFOLIO
    03/15/2010 to 12/31/2010                                $9.99148        $11.29548           892,994
------------------------------------------------------------------------------------------------------------
AST NEUBERGER BERMAN MID-CAP GROWTH PORTFOLIO
    03/15/2010 to 12/31/2010                                $9.95922        $11.98881           787,294
------------------------------------------------------------------------------------------------------------
AST NEUBERGER BERMAN SMALL-CAP GROWTH PORTFOLIO
    03/15/2010 to 12/31/2010                                $9.97335        $11.48956           355,836
------------------------------------------------------------------------------------------------------------
AST PARAMETRIC EMERGING MARKETS EQUITY PORTFOLIO
    03/15/2010 to 12/31/2010                                $9.93940        $11.73867         1,846,677
------------------------------------------------------------------------------------------------------------
AST PIMCO LIMITED MATURITY BOND PORTFOLIO
    03/15/2010 to 12/31/2010                               $10.00835        $10.13563           954,564
------------------------------------------------------------------------------------------------------------
AST PIMCO TOTAL RETURN BOND PORTFOLIO
    03/15/2010 to 12/31/2010                               $10.00727        $10.40977        13,733,937
------------------------------------------------------------------------------------------------------------
AST PRESERVATION ASSET ALLOCATION PORTFOLIO
    03/15/2010 to 12/31/2010                                $9.98989        $10.65463        19,632,210
------------------------------------------------------------------------------------------------------------
AST QMA US EQUITY ALPHA PORTFOLIO
    03/15/2010 to 12/31/2010                                $9.99892        $10.95026           270,360
------------------------------------------------------------------------------------------------------------
AST SCHRODERS MULTI-ASSET WORLD STRATEGIES PORTFOLIO
    03/15/2010 to 12/31/2010                                $9.98281        $10.82328        19,393,966
------------------------------------------------------------------------------------------------------------
AST SMALL-CAP GROWTH PORTFOLIO
    03/15/2010 to 12/31/2010                                $9.96131        $12.68615           507,467
------------------------------------------------------------------------------------------------------------
AST SMALL-CAP VALUE PORTFOLIO
    03/15/2010 to 12/31/2010                                $9.96474        $11.52948           303,510
------------------------------------------------------------------------------------------------------------
AST T. ROWE PRICE ASSET ALLOCATION PORTFOLIO
    03/15/2010 to 12/31/2010                                $9.99262        $10.75123        31,800,974

                                                                                              Number of
                                                          Accumulation     Accumulation      Accumulation
                                                          Unit Value at    Unit Value at Units Outstanding at
Sub-Accounts                                           Beginning of Period End of Period    End of Period
-------------------------------------------------------------------------------------------------------------
AST T. ROWE PRICE GLOBAL BOND PORTFOLIO
    03/15/2010 to 12/31/2010                                $9.98061         $10.36769           967,701
-------------------------------------------------------------------------------------------------------------
AST T. ROWE PRICE LARGE-CAP GROWTH PORTFOLIO
    03/15/2010 to 12/31/2010                                $9.97150         $11.19772         1,785,458
-------------------------------------------------------------------------------------------------------------
AST T. ROWE PRICE NATURAL RESOURCES PORTFOLIO
    03/15/2010 to 12/31/2010                                $9.86018         $11.53931         1,994,769
-------------------------------------------------------------------------------------------------------------
AST VALUE PORTFOLIO
 FORMERLY, AST DEAM LARGE-CAP VALUE PORTFOLIO
    03/15/2010 to 12/31/2010                                $9.98653         $10.72651           198,561
-------------------------------------------------------------------------------------------------------------
AST WESTERN ASSET CORE PLUS BOND PORTFOLIO
    03/15/2010 to 12/31/2010                                $9.99892         $10.45725         2,449,201
-------------------------------------------------------------------------------------------------------------
FRANKLIN TEMPLETON VIP FOUNDING FUNDS ALLOCATION FUND
    03/15/2010 to 12/31/2010                                $9.97145         $10.69864        21,975,155

* Beginning date denotes the start date of these sub-accounts

PREMIER RETIREMENT B SERIES

PRUCO LIFE INSURANCE COMPANY

PROSPECTUS

ACCUMULATION UNIT VALUES: With Combo 5%/HAV and HD GRO II OR Combo 5%/HAV and

GRO Plus II (2.70%)

                                                                                           Number of
                                                       Accumulation     Accumulation      Accumulation
                                                       Unit Value at    Unit Value at Units Outstanding at
Sub-Accounts                                        Beginning of Period End of Period    End of Period
----------------------------------------------------------------------------------------------------------
AST ACADEMIC STRATEGIES ASSET ALLOCATION PORTFOLIO
    03/15/2010 to 12/31/2010                              $9.96704        $10.72802         170,769
----------------------------------------------------------------------------------------------------------
AST ADVANCED STRATEGIES PORTFOLIO
    03/15/2010 to 12/31/2010                              $9.97773        $10.83318         196,565
----------------------------------------------------------------------------------------------------------
AST ALLIANCEBERNSTEIN CORE VALUE PORTFOLIO
    03/15/2010 to 12/31/2010                              $9.98509        $10.47453             429
----------------------------------------------------------------------------------------------------------
AST ALLIANCEBERNSTEIN GROWTH & INCOME PORTFOLIO
    03/15/2010 to 12/31/2010                              $9.99100        $10.69949           3,443
----------------------------------------------------------------------------------------------------------
AST AMERICAN CENTURY INCOME & GROWTH PORTFOLIO
    03/15/2010 to 12/31/2010                             $10.00626        $10.72883           1,559
----------------------------------------------------------------------------------------------------------
AST BALANCED ASSET ALLOCATION PORTFOLIO
    03/15/2010 to 12/31/2010                              $9.98800        $10.68666         209,022
----------------------------------------------------------------------------------------------------------
AST BOND PORTFOLIO 2017
    03/15/2010 to 12/31/2010                              $9.99775        $10.52124          28,782
----------------------------------------------------------------------------------------------------------
AST BOND PORTFOLIO 2018
    03/15/2010 to 12/31/2010                             $10.00645        $10.56381               0
----------------------------------------------------------------------------------------------------------
AST BOND PORTFOLIO 2019
    03/15/2010 to 12/31/2010                              $9.99775        $10.56667               0
----------------------------------------------------------------------------------------------------------
AST BOND PORTFOLIO 2020
    03/15/2010 to 12/31/2010                             $10.00857        $10.59733               0
----------------------------------------------------------------------------------------------------------
AST BOND PORTFOLIO 2021
    03/15/2010 to 12/31/2010                             $10.00751        $10.69820               0
----------------------------------------------------------------------------------------------------------
AST CAPITAL GROWTH ASSET ALLOCATION PORTFOLIO
    03/15/2010 to 12/31/2010                              $9.97692        $10.76684         214,272
----------------------------------------------------------------------------------------------------------
AST CLS GROWTH ASSET ALLOCATION PORTFOLIO
    03/15/2010 to 12/31/2010                              $9.97700        $10.90649          60,433

                                                                                              Number of
                                                          Accumulation     Accumulation      Accumulation
                                                          Unit Value at    Unit Value at Units Outstanding at
Sub-Accounts                                           Beginning of Period End of Period    End of Period
-------------------------------------------------------------------------------------------------------------
AST CLS MODERATE ASSET ALLOCATION PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.98681        $10.72024         140,238
-------------------------------------------------------------------------------------------------------------
AST COHEN & STEERS REALTY PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.95914        $11.71378          10,696
-------------------------------------------------------------------------------------------------------------
AST FEDERATED AGGRESSIVE GROWTH PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.97108        $12.08395             899
-------------------------------------------------------------------------------------------------------------
AST FI PYRAMIS(R) ASSET ALLOCATION PORTFOLIO
 FORMERLY, AST NIEMANN CAPITAL GROWTH ASSET
 ALLOCATION PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.99775        $10.81480          49,528
-------------------------------------------------------------------------------------------------------------
AST FIRST TRUST BALANCED TARGET PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.97523        $10.94766         125,711
-------------------------------------------------------------------------------------------------------------
AST FIRST TRUST CAPITAL APPRECIATION TARGET PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.96274        $11.43865         118,155
-------------------------------------------------------------------------------------------------------------
AST GLOBAL REAL ESTATE PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.96942        $11.47469           5,561
-------------------------------------------------------------------------------------------------------------
AST GOLDMAN SACHS CONCENTRATED GROWTH PORTFOLIO
    03/15/2010 to 12/31/2010                                $10.01775        $10.71494           5,368
-------------------------------------------------------------------------------------------------------------
AST GOLDMAN SACHS MID-CAP GROWTH PORTFOLIO
    03/15/2010 to 12/31/2010                                $10.01907        $11.34646           9,036
-------------------------------------------------------------------------------------------------------------
AST GOLDMAN SACHS SMALL-CAP VALUE PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.96438        $11.42102          12,437
-------------------------------------------------------------------------------------------------------------
AST HIGH YIELD PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.98373        $10.69768           7,053
-------------------------------------------------------------------------------------------------------------
AST HORIZON GROWTH ASSET ALLOCATION PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.97599        $10.80651          43,981
-------------------------------------------------------------------------------------------------------------
AST HORIZON MODERATE ASSET ALLOCATION PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.98749        $10.63651          72,494
-------------------------------------------------------------------------------------------------------------
AST INTERNATIONAL GROWTH PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.92858        $11.18912           2,179
-------------------------------------------------------------------------------------------------------------
AST INTERNATIONAL VALUE PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.92845        $10.73053           5,116
-------------------------------------------------------------------------------------------------------------
AST J.P. MORGAN STRATEGIC OPPORTUNITIES PORTFOLIO
 FORMERLY, AST UBS DYNAMIC ALPHA PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.99775        $10.52387         109,605
-------------------------------------------------------------------------------------------------------------
AST JENNISON LARGE-CAP GROWTH PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.97060        $10.71155             978
-------------------------------------------------------------------------------------------------------------
AST JENNISON LARGE-CAP VALUE PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.97092        $10.49745           1,268
-------------------------------------------------------------------------------------------------------------
AST JPMORGAN INTERNATIONAL EQUITY PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.92110        $10.49411           7,494
-------------------------------------------------------------------------------------------------------------
AST LARGE-CAP VALUE PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.98974        $10.55472               0
-------------------------------------------------------------------------------------------------------------
AST LORD ABBETT BOND-DEBENTURE PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.98793        $10.75645           3,124
-------------------------------------------------------------------------------------------------------------
AST MARSICO CAPITAL GROWTH PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.99185        $11.23754             269
-------------------------------------------------------------------------------------------------------------
AST MFS GLOBAL EQUITY PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.98688        $10.82935           1,534
-------------------------------------------------------------------------------------------------------------
AST MFS GROWTH PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.99775        $10.80508             391

                                                                                              Number of
                                                          Accumulation     Accumulation      Accumulation
                                                          Unit Value at    Unit Value at Units Outstanding at
Sub-Accounts                                           Beginning of Period End of Period    End of Period
-------------------------------------------------------------------------------------------------------------
AST MID-CAP VALUE PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.98801        $11.43201           2,869
-------------------------------------------------------------------------------------------------------------
AST MONEY MARKET PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.99776         $9.78359           8,153
-------------------------------------------------------------------------------------------------------------
AST NEUBERGER BERMAN / LSV MID-CAP VALUE PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.99030        $11.16638           6,135
-------------------------------------------------------------------------------------------------------------
AST NEUBERGER BERMAN MID-CAP GROWTH PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.95805        $11.85179           6,638
-------------------------------------------------------------------------------------------------------------
AST NEUBERGER BERMAN SMALL-CAP GROWTH PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.97218        $11.35834             150
-------------------------------------------------------------------------------------------------------------
AST PARAMETRIC EMERGING MARKETS EQUITY PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.93823        $11.60441          10,653
-------------------------------------------------------------------------------------------------------------
AST PIMCO LIMITED MATURITY BOND PORTFOLIO
    03/15/2010 to 12/31/2010                                $10.00718        $10.01971           1,873
-------------------------------------------------------------------------------------------------------------
AST PIMCO TOTAL RETURN BOND PORTFOLIO
    03/15/2010 to 12/31/2010                                $10.00610        $10.29072         186,153
-------------------------------------------------------------------------------------------------------------
AST PRESERVATION ASSET ALLOCATION PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.98872        $10.53285         163,174
-------------------------------------------------------------------------------------------------------------
AST QMA US EQUITY ALPHA PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.99775        $10.82499           1,770
-------------------------------------------------------------------------------------------------------------
AST SCHRODERS MULTI-ASSET WORLD STRATEGIES PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.98163        $10.69944         100,007
-------------------------------------------------------------------------------------------------------------
AST SMALL-CAP GROWTH PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.96013        $12.54113           3,649
-------------------------------------------------------------------------------------------------------------
AST SMALL-CAP VALUE PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.96356        $11.39766           2,103
-------------------------------------------------------------------------------------------------------------
AST T. ROWE PRICE ASSET ALLOCATION PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.99145        $10.62833         209,082
-------------------------------------------------------------------------------------------------------------
AST T. ROWE PRICE GLOBAL BOND PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.97944        $10.24908           3,543
-------------------------------------------------------------------------------------------------------------
AST T. ROWE PRICE LARGE-CAP GROWTH PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.97033        $11.06962           1,325
-------------------------------------------------------------------------------------------------------------
AST T. ROWE PRICE NATURAL RESOURCES PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.85900        $11.40731          27,897
-------------------------------------------------------------------------------------------------------------
AST VALUE PORTFOLIO
 FORMERLY, AST DEAM LARGE-CAP VALUE PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.98536        $10.60379               0
-------------------------------------------------------------------------------------------------------------
AST WESTERN ASSET CORE PLUS BOND PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.99775        $10.33756          19,082
-------------------------------------------------------------------------------------------------------------
FRANKLIN TEMPLETON VIP FOUNDING FUNDS ALLOCATION FUND
    03/15/2010 to 12/31/2010                                 $9.97028        $10.57635         150,872

* Beginning date denotes the start date of these sub-accounts

PREMIER RETIREMENT L SERIES

PRUCO LIFE INSURANCE COMPANY

PROSPECTUS

ACCUMULATION UNIT VALUES: Basic Death Benefit Only (1.70%)

                                                                                              Number of
                                                          Accumulation     Accumulation      Accumulation
                                                          Unit Value at    Unit Value at Units Outstanding at
Sub-Accounts                                           Beginning of Period End of Period    End of Period
-------------------------------------------------------------------------------------------------------------
AST ACADEMIC STRATEGIES ASSET ALLOCATION PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.96788        $10.81679        30,764,513
-------------------------------------------------------------------------------------------------------------
AST ADVANCED STRATEGIES PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.97857        $10.92280        21,103,790
-------------------------------------------------------------------------------------------------------------
AST ALLIANCEBERNSTEIN CORE VALUE PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.98593        $10.56101           678,046
-------------------------------------------------------------------------------------------------------------
AST ALLIANCEBERNSTEIN GROWTH & INCOME PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.99184        $10.78790         1,062,982
-------------------------------------------------------------------------------------------------------------
AST AMERICAN CENTURY INCOME & GROWTH PORTFOLIO
    03/15/2010 to 12/31/2010                                $10.00710        $10.81739           751,455
-------------------------------------------------------------------------------------------------------------
AST BALANCED ASSET ALLOCATION PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.98884        $10.77509        27,529,956
-------------------------------------------------------------------------------------------------------------
AST CAPITAL GROWTH ASSET ALLOCATION PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.97776        $10.85587        30,971,093
-------------------------------------------------------------------------------------------------------------
AST CLS GROWTH ASSET ALLOCATION PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.97784        $10.99668        15,939,271
-------------------------------------------------------------------------------------------------------------
AST CLS MODERATE ASSET ALLOCATION PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.98765        $10.80894        16,553,746
-------------------------------------------------------------------------------------------------------------
AST COHEN & STEERS REALTY PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.95998        $11.81048           770,699
-------------------------------------------------------------------------------------------------------------
AST FEDERATED AGGRESSIVE GROWTH PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.97192        $12.18384           426,864
-------------------------------------------------------------------------------------------------------------
AST FI PYRAMIS(R) ASSET ALLOCATION PORTFOLIO
 FORMERLY, AST NIEMANN CAPITAL GROWTH ASSET
 ALLOCATION PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.99859        $10.90428         7,385,331
-------------------------------------------------------------------------------------------------------------
AST FIRST TRUST BALANCED TARGET PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.97607        $11.03811        13,914,602
-------------------------------------------------------------------------------------------------------------
AST FIRST TRUST CAPITAL APPRECIATION TARGET PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.96359        $11.53321        18,771,323
-------------------------------------------------------------------------------------------------------------
AST GLOBAL REAL ESTATE PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.97026        $11.56952           460,733
-------------------------------------------------------------------------------------------------------------
AST GOLDMAN SACHS CONCENTRATED GROWTH PORTFOLIO
    03/15/2010 to 12/31/2010                                $10.01859        $10.80359           658,085
-------------------------------------------------------------------------------------------------------------
AST GOLDMAN SACHS MID-CAP GROWTH PORTFOLIO
    03/15/2010 to 12/31/2010                                $10.01991        $11.44014         1,392,125
-------------------------------------------------------------------------------------------------------------
AST GOLDMAN SACHS SMALL-CAP VALUE PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.96522        $11.51535         1,228,729
-------------------------------------------------------------------------------------------------------------
AST HIGH YIELD PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.98457        $10.78613         1,300,745
-------------------------------------------------------------------------------------------------------------
AST HORIZON GROWTH ASSET ALLOCATION PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.97683        $10.89582        11,663,970
-------------------------------------------------------------------------------------------------------------
AST HORIZON MODERATE ASSET ALLOCATION PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.98833        $10.72450        13,413,172
-------------------------------------------------------------------------------------------------------------
AST INTERNATIONAL GROWTH PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.92942        $11.28154           747,119

                                                                                             Number of
                                                         Accumulation     Accumulation      Accumulation
                                                         Unit Value at    Unit Value at Units Outstanding at
Sub-Accounts                                          Beginning of Period End of Period    End of Period
------------------------------------------------------------------------------------------------------------
AST INTERNATIONAL VALUE PORTFOLIO
    03/15/2010 to 12/31/2010                                $9.92929        $10.81917           645,449
------------------------------------------------------------------------------------------------------------
AST INVESTMENT GRADE BOND PORTFOLIO
    03/15/2010 to 12/31/2010                               $10.00682        $10.62325            11,936
------------------------------------------------------------------------------------------------------------
AST J.P. MORGAN STRATEGIC OPPORTUNITIES PORTFOLIO
 FORMERLY, AST UBS DYNAMIC ALPHA PORTFOLIO
    03/15/2010 to 12/31/2010                                $9.99859        $10.61090         7,494,738
------------------------------------------------------------------------------------------------------------
AST JENNISON LARGE-CAP GROWTH PORTFOLIO
    03/15/2010 to 12/31/2010                                $9.97144        $10.80010           369,555
------------------------------------------------------------------------------------------------------------
AST JENNISON LARGE-CAP VALUE PORTFOLIO
    03/15/2010 to 12/31/2010                                $9.97176        $10.58426           647,767
------------------------------------------------------------------------------------------------------------
AST JPMORGAN INTERNATIONAL EQUITY PORTFOLIO
    03/15/2010 to 12/31/2010                                $9.92194        $10.58075         1,222,927
------------------------------------------------------------------------------------------------------------
AST LARGE-CAP VALUE PORTFOLIO
    03/15/2010 to 12/31/2010                                $9.99058        $10.64194           445,909
------------------------------------------------------------------------------------------------------------
AST LORD ABBETT BOND-DEBENTURE PORTFOLIO
    03/15/2010 to 12/31/2010                                $9.98877        $10.84532           588,204
------------------------------------------------------------------------------------------------------------
AST MARSICO CAPITAL GROWTH PORTFOLIO
    03/15/2010 to 12/31/2010                                $9.99269        $11.33042         1,208,214
------------------------------------------------------------------------------------------------------------
AST MFS GLOBAL EQUITY PORTFOLIO
    03/15/2010 to 12/31/2010                                $9.98772        $10.91885           986,150
------------------------------------------------------------------------------------------------------------
AST MFS GROWTH PORTFOLIO
    03/15/2010 to 12/31/2010                                $9.99859        $10.89440           383,418
------------------------------------------------------------------------------------------------------------
AST MID-CAP VALUE PORTFOLIO
    03/15/2010 to 12/31/2010                                $9.98885        $11.52646           408,851
------------------------------------------------------------------------------------------------------------
AST MONEY MARKET PORTFOLIO
    03/15/2010 to 12/31/2010                                $9.99860         $9.86455         1,756,415
------------------------------------------------------------------------------------------------------------
AST NEUBERGER BERMAN / LSV MID-CAP VALUE PORTFOLIO
    03/15/2010 to 12/31/2010                                $9.99114        $11.25860           962,132
------------------------------------------------------------------------------------------------------------
AST NEUBERGER BERMAN MID-CAP GROWTH PORTFOLIO
    03/15/2010 to 12/31/2010                                $9.95889        $11.94964           712,070
------------------------------------------------------------------------------------------------------------
AST NEUBERGER BERMAN SMALL-CAP GROWTH PORTFOLIO
    03/15/2010 to 12/31/2010                                $9.97302        $11.45213           337,443
------------------------------------------------------------------------------------------------------------
AST PARAMETRIC EMERGING MARKETS EQUITY PORTFOLIO
    03/15/2010 to 12/31/2010                                $9.93907        $11.70034         2,484,727
------------------------------------------------------------------------------------------------------------
AST PIMCO LIMITED MATURITY BOND PORTFOLIO
    03/15/2010 to 12/31/2010                               $10.00802        $10.10254         1,452,999
------------------------------------------------------------------------------------------------------------
AST PIMCO TOTAL RETURN BOND PORTFOLIO
    03/15/2010 to 12/31/2010                               $10.00694        $10.37575        16,233,285
------------------------------------------------------------------------------------------------------------
AST PRESERVATION ASSET ALLOCATION PORTFOLIO
    03/15/2010 to 12/31/2010                                $9.98956        $10.61981        19,097,676
------------------------------------------------------------------------------------------------------------
AST QMA US EQUITY ALPHA PORTFOLIO
    03/15/2010 to 12/31/2010                                $9.99859        $10.91439           247,126
------------------------------------------------------------------------------------------------------------
AST SCHRODERS MULTI-ASSET WORLD STRATEGIES PORTFOLIO
    03/15/2010 to 12/31/2010                                $9.98247        $10.78795        23,160,057
------------------------------------------------------------------------------------------------------------
AST SMALL-CAP GROWTH PORTFOLIO
    03/15/2010 to 12/31/2010                                $9.96097        $12.64476           546,119
------------------------------------------------------------------------------------------------------------
AST SMALL-CAP VALUE PORTFOLIO
    03/15/2010 to 12/31/2010                                $9.96440        $11.49200           373,436
------------------------------------------------------------------------------------------------------------
AST T. ROWE PRICE ASSET ALLOCATION PORTFOLIO
    03/15/2010 to 12/31/2010                                $9.99229        $10.71605        24,269,579

                                                                                              Number of
                                                          Accumulation     Accumulation      Accumulation
                                                          Unit Value at    Unit Value at Units Outstanding at
Sub-Accounts                                           Beginning of Period End of Period    End of Period
-------------------------------------------------------------------------------------------------------------
AST T. ROWE PRICE GLOBAL BOND PORTFOLIO
    03/15/2010 to 12/31/2010                                $9.98028         $10.33385         1,336,731
-------------------------------------------------------------------------------------------------------------
AST T. ROWE PRICE LARGE-CAP GROWTH PORTFOLIO
    03/15/2010 to 12/31/2010                                $9.97117         $11.16117         1,886,107
-------------------------------------------------------------------------------------------------------------
AST T. ROWE PRICE NATURAL RESOURCES PORTFOLIO
    03/15/2010 to 12/31/2010                                $9.85984         $11.50158         2,083,250
-------------------------------------------------------------------------------------------------------------
AST VALUE PORTFOLIO
 FORMERLY, AST DEAM LARGE-CAP VALUE PORTFOLIO
    03/15/2010 to 12/31/2010                                $9.98620         $10.69150           120,198
-------------------------------------------------------------------------------------------------------------
AST WESTERN ASSET CORE PLUS BOND PORTFOLIO
    03/15/2010 to 12/31/2010                                $9.99859         $10.42309         2,739,117
-------------------------------------------------------------------------------------------------------------
FRANKLIN TEMPLETON VIP FOUNDING FUNDS ALLOCATION FUND
    03/15/2010 to 12/31/2010                                $9.97112         $10.66370        22,435,067

* Beginning date denotes the start date of these sub-accounts

PREMIER RETIREMENT L SERIES

PRUCO LIFE INSURANCE COMPANY

PROSPECTUS

ACCUMULATION UNIT VALUES: With Combo 5%/HAV and HD GRO II OR Combo 5%/HAV and

GRO Plus II (3.10%)

                                                                                           Number of
                                                       Accumulation     Accumulation      Accumulation
                                                       Unit Value at    Unit Value at Units Outstanding at
Sub-Accounts                                        Beginning of Period End of Period    End of Period
----------------------------------------------------------------------------------------------------------
AST ACADEMIC STRATEGIES ASSET ALLOCATION PORTFOLIO
    03/15/2010 to 12/31/2010                              $9.96671        $10.69261          21,185
----------------------------------------------------------------------------------------------------------
AST ADVANCED STRATEGIES PORTFOLIO
    03/15/2010 to 12/31/2010                              $9.97739        $10.79745          29,168
----------------------------------------------------------------------------------------------------------
AST ALLIANCEBERNSTEIN CORE VALUE PORTFOLIO
    03/15/2010 to 12/31/2010                              $9.98475        $10.43978               0
----------------------------------------------------------------------------------------------------------
AST ALLIANCEBERNSTEIN GROWTH & INCOME PORTFOLIO
    03/15/2010 to 12/31/2010                              $9.99066        $10.66408             999
----------------------------------------------------------------------------------------------------------
AST AMERICAN CENTURY INCOME & GROWTH PORTFOLIO
    03/15/2010 to 12/31/2010                             $10.00592        $10.69335           2,972
----------------------------------------------------------------------------------------------------------
AST BALANCED ASSET ALLOCATION PORTFOLIO
    03/15/2010 to 12/31/2010                              $9.98767        $10.65135          78,854
----------------------------------------------------------------------------------------------------------
AST BOND PORTFOLIO 2017
    03/15/2010 to 12/31/2010                              $9.99741        $10.48637           9,886
----------------------------------------------------------------------------------------------------------
AST BOND PORTFOLIO 2018
    03/15/2010 to 12/31/2010                             $10.00612        $10.52885               0
----------------------------------------------------------------------------------------------------------
AST BOND PORTFOLIO 2019
    03/15/2010 to 12/31/2010                              $9.99741        $10.53165               0
----------------------------------------------------------------------------------------------------------
AST BOND PORTFOLIO 2020
    03/15/2010 to 12/31/2010                             $10.00823        $10.56221               0
----------------------------------------------------------------------------------------------------------
AST BOND PORTFOLIO 2021
    03/15/2010 to 12/31/2010                             $10.00717        $10.66288               0
----------------------------------------------------------------------------------------------------------
AST CAPITAL GROWTH ASSET ALLOCATION PORTFOLIO
    03/15/2010 to 12/31/2010                              $9.97658        $10.73111         136,278
----------------------------------------------------------------------------------------------------------
AST CLS GROWTH ASSET ALLOCATION PORTFOLIO
    03/15/2010 to 12/31/2010                              $9.97667        $10.87045          28,056

                                                                                              Number of
                                                          Accumulation     Accumulation      Accumulation
                                                          Unit Value at    Unit Value at Units Outstanding at
Sub-Accounts                                           Beginning of Period End of Period    End of Period
-------------------------------------------------------------------------------------------------------------
AST CLS MODERATE ASSET ALLOCATION PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.98647        $10.68478          15,971
-------------------------------------------------------------------------------------------------------------
AST COHEN & STEERS REALTY PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.95880        $11.67491             402
-------------------------------------------------------------------------------------------------------------
AST FEDERATED AGGRESSIVE GROWTH PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.97075        $12.04402              43
-------------------------------------------------------------------------------------------------------------
AST FI PYRAMIS(R) ASSET ALLOCATION PORTFOLIO
 FORMERLY, AST NIEMANN CAPITAL GROWTH ASSET
 ALLOCATION PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.99741        $10.77910          28,003
-------------------------------------------------------------------------------------------------------------
AST FIRST TRUST BALANCED TARGET PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.97489        $10.91143          32,740
-------------------------------------------------------------------------------------------------------------
AST FIRST TRUST CAPITAL APPRECIATION TARGET PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.96241        $11.40087          98,922
-------------------------------------------------------------------------------------------------------------
AST GLOBAL REAL ESTATE PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.96908        $11.43692           2,250
-------------------------------------------------------------------------------------------------------------
AST GOLDMAN SACHS CONCENTRATED GROWTH PORTFOLIO
    03/15/2010 to 12/31/2010                                $10.01741        $10.67948             670
-------------------------------------------------------------------------------------------------------------
AST GOLDMAN SACHS MID-CAP GROWTH PORTFOLIO
    03/15/2010 to 12/31/2010                                $10.01873        $11.30877           8,522
-------------------------------------------------------------------------------------------------------------
AST GOLDMAN SACHS SMALL-CAP VALUE PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.96404        $11.38325           6,047
-------------------------------------------------------------------------------------------------------------
AST HIGH YIELD PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.98339        $10.66230           5,117
-------------------------------------------------------------------------------------------------------------
AST HORIZON GROWTH ASSET ALLOCATION PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.97565        $10.77066           9,053
-------------------------------------------------------------------------------------------------------------
AST HORIZON MODERATE ASSET ALLOCATION PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.98716        $10.60133          25,834
-------------------------------------------------------------------------------------------------------------
AST INTERNATIONAL GROWTH PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.92824        $11.15207             119
-------------------------------------------------------------------------------------------------------------
AST INTERNATIONAL VALUE PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.92811        $10.69498               0
-------------------------------------------------------------------------------------------------------------
AST J.P. MORGAN STRATEGIC OPPORTUNITIES PORTFOLIO
 FORMERLY, AST UBS DYNAMIC ALPHA PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.99741        $10.48911          21,821
-------------------------------------------------------------------------------------------------------------
AST JENNISON LARGE-CAP GROWTH PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.97026        $10.67604               0
-------------------------------------------------------------------------------------------------------------
AST JENNISON LARGE-CAP VALUE PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.97058        $10.46272               0
-------------------------------------------------------------------------------------------------------------
AST JPMORGAN INTERNATIONAL EQUITY PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.92076        $10.45935           2,892
-------------------------------------------------------------------------------------------------------------
AST LARGE-CAP VALUE PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.98940        $10.51978             381
-------------------------------------------------------------------------------------------------------------
AST LORD ABBETT BOND-DEBENTURE PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.98759        $10.72077               0
-------------------------------------------------------------------------------------------------------------
AST MARSICO CAPITAL GROWTH PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.99152        $11.20032           1,490
-------------------------------------------------------------------------------------------------------------
AST MFS GLOBAL EQUITY PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.98654        $10.79352           4,063
-------------------------------------------------------------------------------------------------------------
AST MFS GROWTH PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.99741        $10.76921               0

                                                                                              Number of
                                                          Accumulation     Accumulation      Accumulation
                                                          Unit Value at    Unit Value at Units Outstanding at
Sub-Accounts                                           Beginning of Period End of Period    End of Period
-------------------------------------------------------------------------------------------------------------
AST MID-CAP VALUE PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.98768        $11.39417               0
-------------------------------------------------------------------------------------------------------------
AST MONEY MARKET PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.99742         $9.75110          46,500
-------------------------------------------------------------------------------------------------------------
AST NEUBERGER BERMAN / LSV MID-CAP VALUE PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.98997        $11.12942             120
-------------------------------------------------------------------------------------------------------------
AST NEUBERGER BERMAN MID-CAP GROWTH PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.95771        $11.81265               0
-------------------------------------------------------------------------------------------------------------
AST NEUBERGER BERMAN SMALL-CAP GROWTH PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.97184        $11.32074               0
-------------------------------------------------------------------------------------------------------------
AST PARAMETRIC EMERGING MARKETS EQUITY PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.93789        $11.56611           7,273
-------------------------------------------------------------------------------------------------------------
AST PIMCO LIMITED MATURITY BOND PORTFOLIO
    03/15/2010 to 12/31/2010                                $10.00684         $9.98655          18,130
-------------------------------------------------------------------------------------------------------------
AST PIMCO TOTAL RETURN BOND PORTFOLIO
    03/15/2010 to 12/31/2010                                $10.00576        $10.25672          89,579
-------------------------------------------------------------------------------------------------------------
AST PRESERVATION ASSET ALLOCATION PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.98838        $10.49789          53,416
-------------------------------------------------------------------------------------------------------------
AST QMA US EQUITY ALPHA PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.99741        $10.78915               0
-------------------------------------------------------------------------------------------------------------
AST SCHRODERS MULTI-ASSET WORLD STRATEGIES PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.98130        $10.66410          68,435
-------------------------------------------------------------------------------------------------------------
AST SMALL-CAP GROWTH PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.95979        $12.49968             106
-------------------------------------------------------------------------------------------------------------
AST SMALL-CAP VALUE PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.96322        $11.35991           1,291
-------------------------------------------------------------------------------------------------------------
AST T. ROWE PRICE ASSET ALLOCATION PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.99111        $10.59310          19,835
-------------------------------------------------------------------------------------------------------------
AST T. ROWE PRICE GLOBAL BOND PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.97910        $10.21510           6,742
-------------------------------------------------------------------------------------------------------------
AST T. ROWE PRICE LARGE-CAP GROWTH PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.96999        $11.03301           2,084
-------------------------------------------------------------------------------------------------------------
AST T. ROWE PRICE NATURAL RESOURCES PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.85867        $11.36954          23,386
-------------------------------------------------------------------------------------------------------------
AST VALUE PORTFOLIO
 FORMERLY, AST DEAM LARGE-CAP VALUE PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.98502        $10.56868             970
-------------------------------------------------------------------------------------------------------------
AST WESTERN ASSET CORE PLUS BOND PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.99741        $10.30343           3,618
-------------------------------------------------------------------------------------------------------------
FRANKLIN TEMPLETON VIP FOUNDING FUNDS ALLOCATION FUND
    03/15/2010 to 12/31/2010                                 $9.96994        $10.54128          36,580

* Beginning date denotes the start date of these sub-accounts

PREMIER RETIREMENT C SERIES

PRUCO LIFE INSURANCE COMPANY

PROSPECTUS

ACCUMULATION UNIT VALUES: Basic Death Benefit Only (1.75%)

                                                                                              Number of
                                                          Accumulation     Accumulation      Accumulation
                                                          Unit Value at    Unit Value at Units Outstanding at
Sub-Accounts                                           Beginning of Period End of Period    End of Period
-------------------------------------------------------------------------------------------------------------
AST ACADEMIC STRATEGIES ASSET ALLOCATION PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.96784        $10.81229        2,034,566
-------------------------------------------------------------------------------------------------------------
AST ADVANCED STRATEGIES PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.97853        $10.91830        1,747,701
-------------------------------------------------------------------------------------------------------------
AST ALLIANCEBERNSTEIN CORE VALUE PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.98589        $10.55674           81,656
-------------------------------------------------------------------------------------------------------------
AST ALLIANCEBERNSTEIN GROWTH & INCOME PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.99180        $10.78349           49,020
-------------------------------------------------------------------------------------------------------------
AST AMERICAN CENTURY INCOME & GROWTH PORTFOLIO
    03/15/2010 to 12/31/2010                                $10.00706        $10.81301           73,873
-------------------------------------------------------------------------------------------------------------
AST BALANCED ASSET ALLOCATION PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.98880        $10.77058        2,033,167
-------------------------------------------------------------------------------------------------------------
AST CAPITAL GROWTH ASSET ALLOCATION PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.97772        $10.85132        1,937,824
-------------------------------------------------------------------------------------------------------------
AST CLS GROWTH ASSET ALLOCATION PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.97780        $10.99214          734,415
-------------------------------------------------------------------------------------------------------------
AST CLS MODERATE ASSET ALLOCATION PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.98761        $10.80442        1,168,843
-------------------------------------------------------------------------------------------------------------
AST COHEN & STEERS REALTY PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.95994        $11.80558           89,137
-------------------------------------------------------------------------------------------------------------
AST FEDERATED AGGRESSIVE GROWTH PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.97188        $12.17884           50,866
-------------------------------------------------------------------------------------------------------------
AST FI PYRAMIS(R) ASSET ALLOCATION PORTFOLIO
 FORMERLY, AST NIEMANN CAPITAL GROWTH ASSET
 ALLOCATION PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.99855        $10.89984          404,169
-------------------------------------------------------------------------------------------------------------
AST FIRST TRUST BALANCED TARGET PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.97603        $11.03356        1,145,809
-------------------------------------------------------------------------------------------------------------
AST FIRST TRUST CAPITAL APPRECIATION TARGET PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.96354        $11.52850        1,209,612
-------------------------------------------------------------------------------------------------------------
AST GLOBAL REAL ESTATE PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.97022        $11.56479           36,396
-------------------------------------------------------------------------------------------------------------
AST GOLDMAN SACHS CONCENTRATED GROWTH PORTFOLIO
    03/15/2010 to 12/31/2010                                $10.01855        $10.79913           35,823
-------------------------------------------------------------------------------------------------------------
AST GOLDMAN SACHS MID-CAP GROWTH PORTFOLIO
    03/15/2010 to 12/31/2010                                $10.01987        $11.43545          104,734
-------------------------------------------------------------------------------------------------------------
AST GOLDMAN SACHS SMALL-CAP VALUE PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.96518        $11.51063          119,251
-------------------------------------------------------------------------------------------------------------
AST HIGH YIELD PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.98452        $10.78171          196,903
-------------------------------------------------------------------------------------------------------------
AST HORIZON GROWTH ASSET ALLOCATION PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.97679        $10.89130          425,193
-------------------------------------------------------------------------------------------------------------
AST HORIZON MODERATE ASSET ALLOCATION PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.98829        $10.72009          979,508
-------------------------------------------------------------------------------------------------------------
AST INTERNATIONAL GROWTH PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.92938        $11.27694           65,902

                                                                                             Number of
                                                         Accumulation     Accumulation      Accumulation
                                                         Unit Value at    Unit Value at Units Outstanding at
Sub-Accounts                                          Beginning of Period End of Period    End of Period
------------------------------------------------------------------------------------------------------------
AST INTERNATIONAL VALUE PORTFOLIO
    03/15/2010 to 12/31/2010                                $9.92925        $10.81483          135,925
------------------------------------------------------------------------------------------------------------
AST INVESTMENT GRADE BOND PORTFOLIO
    03/15/2010 to 12/31/2010                               $10.00678        $10.61892            2,171
------------------------------------------------------------------------------------------------------------
AST J.P. MORGAN STRATEGIC OPPORTUNITIES PORTFOLIO
 FORMERLY, AST UBS DYNAMIC ALPHA PORTFOLIO
    03/15/2010 to 12/31/2010                                $9.99855        $10.60650        1,003,418
------------------------------------------------------------------------------------------------------------
AST JENNISON LARGE-CAP GROWTH PORTFOLIO
    03/15/2010 to 12/31/2010                                $9.97140        $10.79575           57,130
------------------------------------------------------------------------------------------------------------
AST JENNISON LARGE-CAP VALUE PORTFOLIO
    03/15/2010 to 12/31/2010                                $9.97172        $10.57991           65,272
------------------------------------------------------------------------------------------------------------
AST JPMORGAN INTERNATIONAL EQUITY PORTFOLIO
    03/15/2010 to 12/31/2010                                $9.92190        $10.57658          198,793
------------------------------------------------------------------------------------------------------------
AST LARGE-CAP VALUE PORTFOLIO
    03/15/2010 to 12/31/2010                                $9.99054        $10.63757           67,867
------------------------------------------------------------------------------------------------------------
AST LORD ABBETT BOND-DEBENTURE PORTFOLIO
    03/15/2010 to 12/31/2010                                $9.98873        $10.84081          255,361
------------------------------------------------------------------------------------------------------------
AST MARSICO CAPITAL GROWTH PORTFOLIO
    03/15/2010 to 12/31/2010                                $9.99265        $11.32577          121,113
------------------------------------------------------------------------------------------------------------
AST MFS GLOBAL EQUITY PORTFOLIO
    03/15/2010 to 12/31/2010                                $9.98768        $10.91439          101,607
------------------------------------------------------------------------------------------------------------
AST MFS GROWTH PORTFOLIO
    03/15/2010 to 12/31/2010                                $9.99855        $10.88984           53,154
------------------------------------------------------------------------------------------------------------
AST MID-CAP VALUE PORTFOLIO
    03/15/2010 to 12/31/2010                                $9.98881        $11.52183           54,932
------------------------------------------------------------------------------------------------------------
AST MONEY MARKET PORTFOLIO
    03/15/2010 to 12/31/2010                                $9.99855         $9.86040          369,181
------------------------------------------------------------------------------------------------------------
AST NEUBERGER BERMAN / LSV MID-CAP VALUE PORTFOLIO
    03/15/2010 to 12/31/2010                                $9.99110        $11.25415          151,934
------------------------------------------------------------------------------------------------------------
AST NEUBERGER BERMAN MID-CAP GROWTH PORTFOLIO
    03/15/2010 to 12/31/2010                                $9.95884        $11.94484           41,457
------------------------------------------------------------------------------------------------------------
AST NEUBERGER BERMAN SMALL-CAP GROWTH PORTFOLIO
    03/15/2010 to 12/31/2010                                $9.97297        $11.44748           45,591
------------------------------------------------------------------------------------------------------------
AST PARAMETRIC EMERGING MARKETS EQUITY PORTFOLIO
    03/15/2010 to 12/31/2010                                $9.93903        $11.69549          269,663
------------------------------------------------------------------------------------------------------------
AST PIMCO LIMITED MATURITY BOND PORTFOLIO
    03/15/2010 to 12/31/2010                               $10.00797        $10.09850          364,406
------------------------------------------------------------------------------------------------------------
AST PIMCO TOTAL RETURN BOND PORTFOLIO
    03/15/2010 to 12/31/2010                               $10.00690        $10.37151        2,514,210
------------------------------------------------------------------------------------------------------------
AST PRESERVATION ASSET ALLOCATION PORTFOLIO
    03/15/2010 to 12/31/2010                                $9.98952        $10.61539        3,744,436
------------------------------------------------------------------------------------------------------------
AST QMA US EQUITY ALPHA PORTFOLIO
    03/15/2010 to 12/31/2010                                $9.99855        $10.90996           60,019
------------------------------------------------------------------------------------------------------------
AST SCHRODERS MULTI-ASSET WORLD STRATEGIES PORTFOLIO
    03/15/2010 to 12/31/2010                                $9.98243        $10.78348        1,562,729
------------------------------------------------------------------------------------------------------------
AST SMALL-CAP GROWTH PORTFOLIO
    03/15/2010 to 12/31/2010                                $9.96093        $12.63958           70,518
------------------------------------------------------------------------------------------------------------
AST SMALL-CAP VALUE PORTFOLIO
    03/15/2010 to 12/31/2010                                $9.96436        $11.48713           63,043
------------------------------------------------------------------------------------------------------------
AST T. ROWE PRICE ASSET ALLOCATION PORTFOLIO
    03/15/2010 to 12/31/2010                                $9.99224        $10.71167        2,123,199

                                                                                              Number of
                                                          Accumulation     Accumulation      Accumulation
                                                          Unit Value at    Unit Value at Units Outstanding at
Sub-Accounts                                           Beginning of Period End of Period    End of Period
-------------------------------------------------------------------------------------------------------------
AST T. ROWE PRICE GLOBAL BOND PORTFOLIO
    03/15/2010 to 12/31/2010                                $9.98023         $10.32968          130,433
-------------------------------------------------------------------------------------------------------------
AST T. ROWE PRICE LARGE-CAP GROWTH PORTFOLIO
    03/15/2010 to 12/31/2010                                $9.97113         $11.15658          153,892
-------------------------------------------------------------------------------------------------------------
AST T. ROWE PRICE NATURAL RESOURCES PORTFOLIO
    03/15/2010 to 12/31/2010                                $9.85980         $11.49684          233,930
-------------------------------------------------------------------------------------------------------------
AST VALUE PORTFOLIO
 FORMERLY, AST DEAM LARGE-CAP VALUE PORTFOLIO
    03/15/2010 to 12/31/2010                                $9.98616         $10.68707           44,748
-------------------------------------------------------------------------------------------------------------
AST WESTERN ASSET CORE PLUS BOND PORTFOLIO
    03/15/2010 to 12/31/2010                                $9.99855         $10.41878          388,377
-------------------------------------------------------------------------------------------------------------
FRANKLIN TEMPLETON VIP FOUNDING FUNDS ALLOCATION FUND
    03/15/2010 to 12/31/2010                                $9.97108         $10.65939        1,234,022

* Beginning date denotes the start date of these sub-accounts

PREMIER RETIREMENT C SERIES

PRUCO LIFE INSURANCE COMPANY

PROSPECTUS

ACCUMULATION UNIT VALUES: With Combo 5%/HAV and HD GRO II OR Combo 5%/HAV and

GRO Plus II (3.15%)

                                                                                           Number of
                                                       Accumulation     Accumulation      Accumulation
                                                       Unit Value at    Unit Value at Units Outstanding at
Sub-Accounts                                        Beginning of Period End of Period    End of Period
----------------------------------------------------------------------------------------------------------
AST ACADEMIC STRATEGIES ASSET ALLOCATION PORTFOLIO
    03/15/2010 to 12/31/2010                              $9.96666        $10.68813          25,772
----------------------------------------------------------------------------------------------------------
AST ADVANCED STRATEGIES PORTFOLIO
    03/15/2010 to 12/31/2010                              $9.97735        $10.79288           4,329
----------------------------------------------------------------------------------------------------------
AST ALLIANCEBERNSTEIN CORE VALUE PORTFOLIO
    03/15/2010 to 12/31/2010                              $9.98471        $10.43543               0
----------------------------------------------------------------------------------------------------------
AST ALLIANCEBERNSTEIN GROWTH & INCOME PORTFOLIO
    03/15/2010 to 12/31/2010                              $9.99062        $10.65958               0
----------------------------------------------------------------------------------------------------------
AST AMERICAN CENTURY INCOME & GROWTH PORTFOLIO
    03/15/2010 to 12/31/2010                             $10.00588        $10.68884             509
----------------------------------------------------------------------------------------------------------
AST BALANCED ASSET ALLOCATION PORTFOLIO
    03/15/2010 to 12/31/2010                              $9.98762        $10.64688               0
----------------------------------------------------------------------------------------------------------
AST BOND PORTFOLIO 2017
    03/15/2010 to 12/31/2010                              $9.99737        $10.48198               0
----------------------------------------------------------------------------------------------------------
AST BOND PORTFOLIO 2018
    03/15/2010 to 12/31/2010                             $10.00607        $10.52439               0
----------------------------------------------------------------------------------------------------------
AST BOND PORTFOLIO 2019
    03/15/2010 to 12/31/2010                              $9.99737        $10.52727               0
----------------------------------------------------------------------------------------------------------
AST BOND PORTFOLIO 2020
    03/15/2010 to 12/31/2010                             $10.00819        $10.55776               0
----------------------------------------------------------------------------------------------------------
AST BOND PORTFOLIO 2021
    03/15/2010 to 12/31/2010                             $10.00713        $10.65842               0
----------------------------------------------------------------------------------------------------------
AST CAPITAL GROWTH ASSET ALLOCATION PORTFOLIO
    03/15/2010 to 12/31/2010                              $9.97654        $10.72680          27,750
----------------------------------------------------------------------------------------------------------
AST CLS GROWTH ASSET ALLOCATION PORTFOLIO
    03/15/2010 to 12/31/2010                              $9.97662        $10.86594               0

                                                                                              Number of
                                                          Accumulation     Accumulation      Accumulation
                                                          Unit Value at    Unit Value at Units Outstanding at
Sub-Accounts                                           Beginning of Period End of Period    End of Period
-------------------------------------------------------------------------------------------------------------
AST CLS MODERATE ASSET ALLOCATION PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.98643        $10.68027           1,516
-------------------------------------------------------------------------------------------------------------
AST COHEN & STEERS REALTY PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.95876        $11.67022               0
-------------------------------------------------------------------------------------------------------------
AST FEDERATED AGGRESSIVE GROWTH PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.97070        $12.03897               0
-------------------------------------------------------------------------------------------------------------
AST FI PYRAMIS(R) ASSET ALLOCATION PORTFOLIO
 FORMERLY, AST NIEMANN CAPITAL GROWTH ASSET
 ALLOCATION PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.99737        $10.77453               0
-------------------------------------------------------------------------------------------------------------
AST FIRST TRUST BALANCED TARGET PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.97485        $10.90682          24,028
-------------------------------------------------------------------------------------------------------------
AST FIRST TRUST CAPITAL APPRECIATION TARGET PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.96236        $11.39622          16,090
-------------------------------------------------------------------------------------------------------------
AST GLOBAL REAL ESTATE PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.96904        $11.43200               0
-------------------------------------------------------------------------------------------------------------
AST GOLDMAN SACHS CONCENTRATED GROWTH PORTFOLIO
    03/15/2010 to 12/31/2010                                $10.01737        $10.67505               0
-------------------------------------------------------------------------------------------------------------
AST GOLDMAN SACHS MID-CAP GROWTH PORTFOLIO
    03/15/2010 to 12/31/2010                                $10.01869        $11.30416               0
-------------------------------------------------------------------------------------------------------------
AST GOLDMAN SACHS SMALL-CAP VALUE PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.96400        $11.37837             376
-------------------------------------------------------------------------------------------------------------
AST HIGH YIELD PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.98334        $10.65785               0
-------------------------------------------------------------------------------------------------------------
AST HORIZON GROWTH ASSET ALLOCATION PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.97561        $10.76623               0
-------------------------------------------------------------------------------------------------------------
AST HORIZON MODERATE ASSET ALLOCATION PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.98711        $10.59691           2,695
-------------------------------------------------------------------------------------------------------------
AST INTERNATIONAL GROWTH PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.92820        $11.14735               0
-------------------------------------------------------------------------------------------------------------
AST INTERNATIONAL VALUE PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.92807        $10.69064               0
-------------------------------------------------------------------------------------------------------------
AST J.P. MORGAN STRATEGIC OPPORTUNITIES PORTFOLIO
 FORMERLY, AST UBS DYNAMIC ALPHA PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.99737        $10.48468          11,371
-------------------------------------------------------------------------------------------------------------
AST JENNISON LARGE-CAP GROWTH PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.97022        $10.67165               0
-------------------------------------------------------------------------------------------------------------
AST JENNISON LARGE-CAP VALUE PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.97054        $10.45834               0
-------------------------------------------------------------------------------------------------------------
AST JPMORGAN INTERNATIONAL EQUITY PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.92072        $10.45502               0
-------------------------------------------------------------------------------------------------------------
AST LARGE-CAP VALUE PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.98936        $10.51537               0
-------------------------------------------------------------------------------------------------------------
AST LORD ABBETT BOND-DEBENTURE PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.98755        $10.71635               0
-------------------------------------------------------------------------------------------------------------
AST MARSICO CAPITAL GROWTH PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.99147        $11.19566               0
-------------------------------------------------------------------------------------------------------------
AST MFS GLOBAL EQUITY PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.98650        $10.78896             991
-------------------------------------------------------------------------------------------------------------
AST MFS GROWTH PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.99737        $10.76474               0

                                                                                              Number of
                                                          Accumulation     Accumulation      Accumulation
                                                          Unit Value at    Unit Value at Units Outstanding at
Sub-Accounts                                           Beginning of Period End of Period    End of Period
-------------------------------------------------------------------------------------------------------------
AST MID-CAP VALUE PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.98763        $11.38945               0
-------------------------------------------------------------------------------------------------------------
AST MONEY MARKET PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.99738         $9.74705             131
-------------------------------------------------------------------------------------------------------------
AST NEUBERGER BERMAN / LSV MID-CAP VALUE PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.98992        $11.12480             500
-------------------------------------------------------------------------------------------------------------
AST NEUBERGER BERMAN MID-CAP GROWTH PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.95766        $11.80765               0
-------------------------------------------------------------------------------------------------------------
AST NEUBERGER BERMAN SMALL-CAP GROWTH PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.97179        $11.31606               0
-------------------------------------------------------------------------------------------------------------
AST PARAMETRIC EMERGING MARKETS EQUITY PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.93785        $11.56130             340
-------------------------------------------------------------------------------------------------------------
AST PIMCO LIMITED MATURITY BOND PORTFOLIO
    03/15/2010 to 12/31/2010                                $10.00679         $9.98227           2,155
-------------------------------------------------------------------------------------------------------------
AST PIMCO TOTAL RETURN BOND PORTFOLIO
    03/15/2010 to 12/31/2010                                $10.00572        $10.25235           2,432
-------------------------------------------------------------------------------------------------------------
AST PRESERVATION ASSET ALLOCATION PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.98834        $10.49355          13,064
-------------------------------------------------------------------------------------------------------------
AST QMA US EQUITY ALPHA PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.99737        $10.78463               0
-------------------------------------------------------------------------------------------------------------
AST SCHRODERS MULTI-ASSET WORLD STRATEGIES PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.98125        $10.65964           4,647
-------------------------------------------------------------------------------------------------------------
AST SMALL-CAP GROWTH PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.95975        $12.49444               0
-------------------------------------------------------------------------------------------------------------
AST SMALL-CAP VALUE PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.96318        $11.35515               0
-------------------------------------------------------------------------------------------------------------
AST T. ROWE PRICE ASSET ALLOCATION PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.99106        $10.58861           7,496
-------------------------------------------------------------------------------------------------------------
AST T. ROWE PRICE GLOBAL BOND PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.97905        $10.21091             974
-------------------------------------------------------------------------------------------------------------
AST T. ROWE PRICE LARGE-CAP GROWTH PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.96995        $11.02841             491
-------------------------------------------------------------------------------------------------------------
AST T. ROWE PRICE NATURAL RESOURCES PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.85862        $11.36484             255
-------------------------------------------------------------------------------------------------------------
AST VALUE PORTFOLIO
 FORMERLY, AST DEAM LARGE-CAP VALUE PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.98498        $10.56426               0
-------------------------------------------------------------------------------------------------------------
AST WESTERN ASSET CORE PLUS BOND PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.99737        $10.29910           1,222
-------------------------------------------------------------------------------------------------------------
FRANKLIN TEMPLETON VIP FOUNDING FUNDS ALLOCATION FUND
    03/15/2010 to 12/31/2010                                 $9.96990        $10.53697           2,458

* Beginning date denotes the start date of these sub-accounts

APPENDIX B - SELECTING THE VARIABLE ANNUITY THAT'S RIGHT FOR YOU

Pruco Life Insurance Company offers several deferred variable annuity products. Each annuity, (X, L, B, C Series), has different features and benefits that may be appropriate for you based on your individual financial situation and how you intend to use the annuity. Not all of these annuities may be available to you, depending on factors such as the broker-dealer through which your annuity was sold. You can verify which of these annuities is available to you by speaking to your Financial Professional or calling 1-888-PRU-2888.

Among the factors you should consider when choosing which annuity product and benefit may be most appropriate for your individual needs are the following:

. Your age;

. The amount of your investment and any planned future Purchase Payments into the annuity,

. How long you intend to hold the annuity (also referred to as investment time horizon);

. Your desire to make withdrawals from the annuity and the timing thereof;

. Your investment objectives;

. The guarantees optional benefits may provide

. Your desire to minimize costs and/or maximize return associated with the annuity.

You can compare the costs of the X-Series, L-Series, B-Series, and C-Series by examining the section in this prospectus entitled "Summary of Contract Fees and Charges". There are trade-offs associated with the costs and benefits provided by each of the Series. Generally, shorter-term CDSC products such as the C-Series and L-Series provide higher Surrender Value in short-duration scenarios, while long-term CDSC classes such as the B-Series and X-Series provide higher Surrender Values in long-term scenarios. Please note, while the Insurance Charges differ among the Series, beginning after the 9th Annuity Year they are all equal.

In choosing which Series to purchase, you should consider the features and the associated costs that offer the greatest value to you. The different features may include:

. Variations on your ability to access funds in your Annuity without the imposition of a Contingent Deferred Sales Charge (CDSC),

. Different ongoing fees and charges you pay to stay in the Annuity,

. Purchase Credits made available.

An Annuity without CDSC or a shorter CDSC may provide flexibility and greater Surrender Value in earlier years; however, if you intend to hold the Annuity long term, it may result in a trade off for value in later years. An Annuity that provides a Purchase Credit has a higher Insurance Charge until after the 9th Annuity Year and a longer CDSC period than other Annuities without a Purchase Credit. However, the Purchase Credit may add long term value.

The following chart outlines some of the different features for each Annuity sold through this prospectus. The availability of optional benefits, such as those noted in the chart, increase the total cost of the Annuity. Certain living benefits are intended to address longevity risks or market risk. You should consider whether your need for a living benefit alters your time horizon and then ultimately your share class decision. You should carefully consider which features you plan to use when selecting your annuity, and the impact of such features in relation to your investment objectives and which share class may be most appropriate for you.

To demonstrate the impact of the various expense structures, the hypothetical examples on the following pages reflect the Account Value and Surrender Value of each Annuity over a variety of holding periods. These charts reflect the impact of different hypothetical rates of return and the comparable value of each of the Annuities (which reflects the charges associated with each Annuity) under the assumptions noted.

PRUCO LIFE PRODUCT COMPARISON

Below is a summary of Pruco Life's annuity products sold through this prospectus. X Series refers to Prudential Premier Retirement Variable Annuity X Series, B Series refers to Prudential Premier Retirement Variable Annuity B Series, L Series refers to Prudential Premier Retirement Variable Annuity L Series, and C Series refers to Prudential Premier Retirement Variable Annuity C Series. Your registered Financial Professional can provide you with the prospectus for the underlying portfolios and can guide you through Selecting the Annuity That's Right For You and help you decide upon the Annuity that would be most advantageous for you given your individual needs. Please read the prospectus carefully before investing. Pruco Life Insurance Company does not make recommendations or provide investment advice. Please note that X Series Annuities sold in Connecticut have a different CDSC schedule.

B-1

   Annuity Comparison              X Series                        B Series                   L Series     C Series
-------------------------------------------------------------------------------------------------------------------
Minimum Investment         $10,000                   $1,000                               $10,000          $10,000
-------------------------------------------------------------------------------------------------------------------
Maximum Issue Age          80                        85                                   85               85
-------------------------------------------------------------------------------------------------------------------
Contingent Deferred Sales  9 Years                   7 Years                              4 Years          N/A
 Charge Schedule           (9%, 9%, 9%, 9%, 8%,      (7%, 7%, 6%, 6%, 5%,                 (7%, 7%, 6%, 5%)
 (Based on date of each    8%, 8%, 5%, 2.5%)         5%, 5%)
 purchase payment)
 May vary by state
-------------------------------------------------------------------------------------------------------------------
Total Insurance Charge     1.85%                     1.30%                                1.70%            1.75%
 (during first 9 Annuity
 Years)
-------------------------------------------------------------------------------------------------------------------
Total Insurance Charge                                              1.30%
 (after 9th Annuity Year)
-------------------------------------------------------------------------------------------------------------------
Annual Maintenance Fee                               Lesser of:
                                                      $50, or
                                                      2% of Unadjusted
                                                         Account Value
                                                      Waived for
                                                         Premiums =(greater than) $100k
-------------------------------------------------------------------------------------------------------------------
Purchase Credit            Yes, based on purchase    No                                   No               No
                           payments
                            Yrs 1-4:
                               6% (3% age 82+)
                            Yrs 5+: N/A
                           Recaptured in certain
                           circumstances
-------------------------------------------------------------------------------------------------------------------
MVA Options                                          6 and 12 month
                                                     DCA MVA options;
                                                     3-, 5-, 7-& 10-yr MVA
                                                     Options
-------------------------------------------------------------------------------------------------------------------
Variable Investment                                  Advanced Series Trust
 Options (Not all options                            Franklin Templeton VIT
 available with certain
 optional benefits)
-------------------------------------------------------------------------------------------------------------------
Minimum Death Benefit      Greater of:               Greater of:
                            Purchase payments         Purchase payments
                               minus proportional        minus proportional
                               withdrawals, and          withdrawals, and
                            Unadjusted                Unadjusted
                               Account Value,            Account Value
                           Less any Purchase Credits
                           recaptured in certain
                           circumstances
-------------------------------------------------------------------------------------------------------------------
Optional Death Benefits                                 HAV
 (for an additional cost)                               Combo 5% Roll-up & HAV
-------------------------------------------------------------------------------------------------------------------
Optional Living Benefits                                HDI
 (for an additional cost)                               HDI with LIA
                                                        SHDI
                                                        HD GRO II;
                                                        GRO Plus II
-------------------------------------------------------------------------------------------------------------------

HYPOTHETICAL ILLUSTRATION

The following examples outline the value of each Annuity as well as the amount that would be available to an investor as a full surrender at the end of each of the Annuity Years specified. The values shown below are based on the following assumptions: An initial investment of $100,000 is made into each Annuity earning a gross rate of return of 0% and 6% and 10%, respectively.

No additional Purchase Payments or withdrawals are made from the Annuity. The hypothetical gross rates of return are reduced by the arithmetic average of the fees and expenses of the underlying portfolios and the charges that are deducted from the Annuity at the Separate Account level (which is 1.08% for all Series) based on the fees and expenses of the applicable underlying portfolios as of December 31, 2010. The arithmetic average of all fund expenses is computed by adding portfolio management fees, 12b-1 fees and other expenses of all the underlying portfolios and then dividing by the number of portfolios. For purposes of the illustrations, we do not reflect any expense reimbursements or expense waivers that might apply and are described in the prospectus fee table. The Separate Account level charges refer to the Insurance Charge.

The Account Value and Surrender Value are further reduced by the Annual Maintenance Fee, if applicable. For X-Series, the Account Value and Surrender Value also reflect the addition of any applicable Purchase Credits.

B-2

The Account Value assumes no surrender, while the Surrender Value assumes a 100% surrender two days prior to the anniversary of the Issue Date of the Annuity ("Annuity Anniversary"), therefore reflecting the CDSC applicable to that Annuity Year. Note that a withdrawal on the Annuity Anniversary, or the day before the Annuity Anniversary, would be subject to the CDSC applicable to the next Annuity Year, which may be lower. The CDSC is calculated based on the date that the Purchase Payment was made and for purposes of these examples, we assume that a single Purchase Payment of $100,000 was made on the Issue Date. The values that you actually experience under an Annuity will be different from what is depicted here if any of the assumptions we make here differ from your circumstances, however the relative values for each Annuity reflected below will remain the same. (We will provide your Financial Professional with a personalized illustration upon request).

If, for an additional fee, you elect an optional living benefit that has a Protected Withdrawal Value (PWV), the expenses will be higher and the values will differ from those shown in the charts below. Similar to Account and Surrender Values, the PWV will differ by share class. Typically, the share class with the higher Account Value will translate into a relatively higher PWV, unless the net rate of return is below the roll-up rate, where the PWV of the C, L and B would all grow equally by the guaranteed amount. The X Series, because of the impact of the Purchase Credit applied to the Account Value, will yield the relatively highest PWV in all scenarios. If the minimum guarantee(s) increases the PWV, the PWV of C, L, and B would all be equal at that time. The X Series would yield the highest PWV with the minimum guarantee(s) due to the impact of the Purchase Credit.

0% GROSS RATE OF RETURN

        -----------------------------------------------------------------------------------------------
        0% Gross Rate of Return 0% Gross Rate of Return 0% Gross Rate of Return 0% Gross Rate of Return
             L Share                  B Share                X Share                 C Share
        -----------------------------------------------------------------------------------------------
        Net rate of return      Net rate of return      Net rate of return      Net rate of return
        Yrs 1-10     -2.76%     All years    -2.37%     Yrs 1-10     -2.91%     Yrs 1-10     -2.81%
        Yrs 10+      -2.37%                             Yrs 10+      -2.37%     Yrs 10+      -2.37%
        -----------------------------------------------------------------------------------------------
Annuity Contract    Surrender   Contract    Surrender   Contract    Surrender   Contract    Surrender
 Year    Value        Value       Value       Value      Value        Value      Value        Value
-------------------------------------------------------------------------------------------------------
   1     97,246      90,246      97,640      90,640     102,924      93,924      97,196      97,196
-------------------------------------------------------------------------------------------------------
   2     94,560      87,560      95,330      88,330      99,929      90,929      94,464      94,464
-------------------------------------------------------------------------------------------------------
   3     91,949      85,949      93,075      87,075      97,021      88,021      91,809      91,809
-------------------------------------------------------------------------------------------------------
   4     89,410      84,410      90,873      84,873      94,197      85,197      89,228      89,228
-------------------------------------------------------------------------------------------------------
   5     86,940      86,940      88,723      83,723      91,456      83,456      86,720      86,720
-------------------------------------------------------------------------------------------------------
   6     84,539      84,539      86,624      81,624      88,795      80,795      84,282      84,282
-------------------------------------------------------------------------------------------------------
   7     82,205      82,205      84,574      79,574      86,211      78,211      81,913      81,913
-------------------------------------------------------------------------------------------------------
   8     79,935      79,935      82,573      82,573      83,702      78,702      79,610      79,610
-------------------------------------------------------------------------------------------------------
   9     77,727      77,727      80,619      80,619      81,266      78,766      77,372      77,372
-------------------------------------------------------------------------------------------------------
  10     75,580      75,580      78,712      78,712      78,901      78,901      75,197      75,197
-------------------------------------------------------------------------------------------------------
  11     73,791      73,791      76,850      76,850      77,034      77,034      73,417      73,417
-------------------------------------------------------------------------------------------------------
  12     72,046      72,046      75,031      75,031      75,211      75,211      71,680      71,680
-------------------------------------------------------------------------------------------------------
  13     70,341      70,341      73,256      73,256      73,431      73,431      69,984      69,984
-------------------------------------------------------------------------------------------------------
  14     68,677      68,677      71,523      71,523      71,694      71,694      68,328      68,328
-------------------------------------------------------------------------------------------------------
  15     67,052      67,052      69,831      69,831      69,998      69,998      66,712      66,712
-------------------------------------------------------------------------------------------------------
  16     65,465      65,465      68,179      68,179      68,342      68,342      65,133      65,133
-------------------------------------------------------------------------------------------------------
  17     63,917      63,917      66,566      66,566      66,725      66,725      63,592      63,592
-------------------------------------------------------------------------------------------------------
  18     62,404      62,404      64,991      64,991      65,146      65,146      62,088      62,088
-------------------------------------------------------------------------------------------------------
  19     60,928      60,928      63,453      63,453      63,605      63,605      60,619      60,619
-------------------------------------------------------------------------------------------------------
  20     59,486      59,486      61,952      61,952      62,100      62,100      59,184      59,184
-------------------------------------------------------------------------------------------------------
  21     58,079      58,079      60,486      60,486      60,631      60,631      57,784      57,784
-------------------------------------------------------------------------------------------------------
  22     56,705      56,705      59,055      59,055      59,196      59,196      56,417      56,417
-------------------------------------------------------------------------------------------------------
  23     55,363      55,363      57,658      57,658      57,796      57,796      55,082      55,082
-------------------------------------------------------------------------------------------------------
  24     54,053      54,053      56,294      56,294      56,428      56,428      53,779      53,779
-------------------------------------------------------------------------------------------------------
  25     52,774      52,774      54,962      54,962      55,093      55,093      52,507      52,507
-------------------------------------------------------------------------------------------------------

ASSUMPTIONS:

a. $100,000 initial investment

b. Fund Expenses = 1.08%

c. No optional death benefits or living benefits elected

d. Annuity was issued on or after May 1, 2011

e. Surrender value assumes surrender 2 days before Annuity Anniversary

B-3

The shaded values indicate the highest Surrender Values in that year based on the stated assumptions. Assuming a 0% gross annual return, the C-Series has the highest Surrender Value in the first four Annuity Years, the L-Series has the highest Surrender Value in Annuity Years five, six and seven, the B-Series has the highest Surrender Value in Annuity Years eight and nine, and the X-Series has the highest Surrender Value from the tenth Annuity Year on.

For X Series Annuities issued in the state of Connecticut:

Due to the state-specific CDSC schedule for X Series Annuities issued in Connecticut, the Surrender Values shown above may differ. Please refer to Appendix E for details.

6% GROSS RATE OF RETURN

        -----------------------------------------------------------------------------------------------
        6% Gross Rate of Return 6% Gross Rate of Return 6% Gross Rate of Return 6% Gross Rate of Return
             L Share                  B Share                X Share                 C Share
        -----------------------------------------------------------------------------------------------
        Net rate of return      Net rate of return      Net rate of return      Net rate of return
        Yrs 1-10      3.07%     All years     3.49%     Yrs 1-10      2.92%     Yrs 1-10      3.02%
        Yrs 10+       3.49%                             Yrs 10+       3.49%     Yrs 10+       3.49%
        -----------------------------------------------------------------------------------------------
Annuity Contract    Surrender   Contract    Surrender   Contract    Surrender   Contract    Surrender
 Year    Value        Value       Value       Value      Value        Value      Value        Value
-------------------------------------------------------------------------------------------------------
   1    103,064       96,064     103,482      96,482    109,082      100,082    102,970      102,970
-------------------------------------------------------------------------------------------------------
   2    106,231       99,231     107,096     100,096    112,262      103,262    106,037      106,037
-------------------------------------------------------------------------------------------------------
   3    109,495      103,495     110,836     104,836    115,535      106,535    109,196      109,196
-------------------------------------------------------------------------------------------------------
   4    112,859      107,859     114,706     108,706    118,903      109,903    112,448      112,448
-------------------------------------------------------------------------------------------------------
   5    116,327      116,327     118,712     113,712    122,369      114,369    115,798      115,798
-------------------------------------------------------------------------------------------------------
   6    119,902      119,902     122,858     117,858    125,937      117,937    119,247      119,247
-------------------------------------------------------------------------------------------------------
   7    123,586      123,586     127,148     122,148    129,609      121,609    122,799      122,799
-------------------------------------------------------------------------------------------------------
   8    127,383      127,383     131,588     131,588    133,387      128,387    126,456      126,456
-------------------------------------------------------------------------------------------------------
   9    131,297      131,297     136,183     136,183    137,276      134,776    130,223      130,223
-------------------------------------------------------------------------------------------------------
  10    135,332      135,332     140,939     140,939    141,278      141,278    134,102      134,102
-------------------------------------------------------------------------------------------------------
  11    140,056      140,056     145,860     145,860    146,209      146,209    138,727      138,727
-------------------------------------------------------------------------------------------------------
  12    144,947      144,947     150,954     150,954    151,315      151,315    143,513      143,513
-------------------------------------------------------------------------------------------------------
  13    150,008      150,008     156,225     156,225    156,599      156,599    148,465      148,465
-------------------------------------------------------------------------------------------------------
  14    155,247      155,247     161,681     161,681    162,068      162,068    153,587      153,587
-------------------------------------------------------------------------------------------------------
  15    160,668      160,668     167,327     167,327    167,727      167,727    158,886      158,886
-------------------------------------------------------------------------------------------------------
  16    166,279      166,279     173,170     173,170    173,584      173,584    164,368      164,368
-------------------------------------------------------------------------------------------------------
  17    172,085      172,085     179,217     179,217    179,646      179,646    170,039      170,039
-------------------------------------------------------------------------------------------------------
  18    178,095      178,095     185,476     185,476    185,919      185,919    175,906      175,906
-------------------------------------------------------------------------------------------------------
  19    184,314      184,314     191,953     191,953    192,412      192,412    181,975      181,975
-------------------------------------------------------------------------------------------------------
  20    190,750      190,750     198,656     198,656    199,131      199,131    188,254      188,254
-------------------------------------------------------------------------------------------------------
  21    197,411      197,411     205,593     205,593    206,085      206,085    194,749      194,749
-------------------------------------------------------------------------------------------------------
  22    204,305      204,305     212,773     212,773    213,282      213,282    201,468      201,468
-------------------------------------------------------------------------------------------------------
  23    211,440      211,440     220,203     220,203    220,730      220,730    208,419      208,419
-------------------------------------------------------------------------------------------------------
  24    218,823      218,823     227,893     227,893    228,438      228,438    215,610      215,610
-------------------------------------------------------------------------------------------------------
  25    226,465      226,465     235,851     235,851    236,415      236,415    223,049      223,049
-------------------------------------------------------------------------------------------------------

ASSUMPTIONS:

a. $100,000 initial investment

b. Fund Expenses = 1.08%

c. No optional death benefits or living benefits elected

d. Annuity was issued on or after May 1, 2011

e. Surrender value assumes surrender 2 days before Annuity Anniversary

The shaded values indicate the highest Surrender Values in that year based on the stated assumptions. Assuming a 6% gross annual return, the C-Series has the highest Surrender Value in the first four Annuity Years, the L-Series has the highest Surrender Value in Annuity Years five, six and seven, the B-Series has the highest Surrender Value in Annuity Years eight and nine, and the X-Series has the highest Surrender Value from the tenth Annuity Year on.

B-4

For X Series Annuities issued in the state of Connecticut:

Due to the state-specific CDSC schedule for X Series Annuities issued in Connecticut, the Surrender Values shown above may differ. Please refer to Appendix E for details. The C-Series has the highest Surrender Value in the first four Annuity Years, the L-Series has the highest Surrender Value in Annuity Years five and six, the B-Series has the highest Surrender Value in Annuity Years eight and nine, and the X-Series has the highest Surrender Value in year seven and from the tenth Annuity Year on.

10% GROSS RATE OF RETURN

        ---------------------------------------------------------------------------------------------------
        10% Gross Rate of Return 10% Gross Rate of Return 10% Gross Rate of Return 10% Gross Rate of Return
             L Share                   B Share                 X Share                  C Share
        ---------------------------------------------------------------------------------------------------
        Net rate of return       Net rate of return       Net rate of return       Net rate of return
        Yrs 1-10      6.96%      All years      7.40%     Yrs 1-10      6.80%      Yrs 1-10      6.91%
        Yrs 10+       7.40%                               Yrs 10+       7.40%      Yrs 10+       7.40%
        ---------------------------------------------------------------------------------------------------
Annuity Contract    Surrender    Contract     Surrender   Contract    Surrender    Contract    Surrender
 Year    Value        Value        Value        Value      Value        Value       Value        Value
-----------------------------------------------------------------------------------------------------------
   1    106,942       99,942      107,376      100,376    113,187      104,187     106,888      106,888
-----------------------------------------------------------------------------------------------------------
   2    114,388      107,388      115,320      108,320    120,882      111,882     114,272      114,272
-----------------------------------------------------------------------------------------------------------
   3    122,352      116,352      123,850      117,850    129,101      120,101     122,166      122,166
-----------------------------------------------------------------------------------------------------------
   4    130,870      125,870      133,012      127,012    137,878      128,878     130,604      130,604
-----------------------------------------------------------------------------------------------------------
   5    139,982      139,982      142,852      137,852    147,253      139,253     139,626      139,626
-----------------------------------------------------------------------------------------------------------
   6    149,728      149,728      153,419      148,419    157,264      149,264     149,271      149,271
-----------------------------------------------------------------------------------------------------------
   7    160,152      160,152      164,768      159,768    167,957      159,957     159,583      159,583
-----------------------------------------------------------------------------------------------------------
   8    171,302      171,302      176,957      176,957    179,376      174,376     170,606      170,606
-----------------------------------------------------------------------------------------------------------
   9    183,228      183,228      190,047      190,047    191,572      189,072     182,392      182,392
-----------------------------------------------------------------------------------------------------------
  10    195,985      195,985      204,105      204,105    204,597      204,597     194,991      194,991
-----------------------------------------------------------------------------------------------------------
  11    210,481      210,481      219,204      219,204    219,728      219,728     209,412      209,412
-----------------------------------------------------------------------------------------------------------
  12    226,051      226,051      235,419      235,419    235,983      235,983     224,904      224,904
-----------------------------------------------------------------------------------------------------------
  13    242,773      242,773      252,835      252,835    253,439      253,439     241,541      241,541
-----------------------------------------------------------------------------------------------------------
  14    260,732      260,732      271,538      271,538    272,187      272,187     259,409      259,409
-----------------------------------------------------------------------------------------------------------
  15    280,019      280,019      291,625      291,625    292,322      292,322     278,598      278,598
-----------------------------------------------------------------------------------------------------------
  16    300,734      300,734      313,197      313,197    313,946      313,946     299,207      299,207
-----------------------------------------------------------------------------------------------------------
  17    322,980      322,980      336,366      336,366    337,170      337,170     321,341      321,341
-----------------------------------------------------------------------------------------------------------
  18    346,872      346,872      361,249      361,249    362,112      362,112     345,112      345,112
-----------------------------------------------------------------------------------------------------------
  19    372,532      372,532      387,972      387,972    388,900      388,900     370,642      370,642
-----------------------------------------------------------------------------------------------------------
  20    400,090      400,090      416,672      416,672    417,668      417,668     398,060      398,060
-----------------------------------------------------------------------------------------------------------
  21    429,686      429,686      447,495      447,495    448,565      448,565     427,506      427,506
-----------------------------------------------------------------------------------------------------------
  22    461,472      461,472      480,598      480,598    481,747      481,747     459,130      459,130
-----------------------------------------------------------------------------------------------------------
  23    495,609      495,609      516,150      516,150    517,384      517,384     493,094      493,094
-----------------------------------------------------------------------------------------------------------
  24    532,272      532,272      554,332      554,332    555,657      555,657     529,571      529,571
-----------------------------------------------------------------------------------------------------------
  25    571,646      571,646      595,338      595,338    596,762      596,762     568,745      568,745
-----------------------------------------------------------------------------------------------------------

ASSUMPTIONS:

a. $100,000 initial investment

b. Fund Expenses = 1.08%

c. No optional death benefits or living benefits elected

d. Annuity was issued on or after May 1, 2011

e. Surrender value assumes surrender 2 days before Annuity Anniversary

The shaded values indicate the highest Surrender Values in that year based on the stated assumptions. Assuming a 10% gross annual return, the C-Series has the highest Surrender Value in the first four Annuity Years, the L-Series has the highest Surrender Value in Annuity Years five, six and seven, the B-Series has the highest Surrender Value in Annuity Years eight and nine, and the X-Series has the highest Surrender Value from the tenth Annuity Year on.

For X Series Annuities issued in the state of Connecticut:

Due to the state-specific CDSC schedule for X Series Annuities issued in Connecticut, the Surrender Values shown above may differ. Please refer to Appendix E for details. The C-Series has the highest Surrender Value in the first four Annuity Years, the L-Series has the highest Surrender Value in Annuity Years five and six, the B-Series has the highest Surrender Value in Annuity Years eight and nine, and the X-Series has the highest Surrender Value in year seven and from the tenth Annuity Year on.

B-5

APPENDIX C - HIGHEST DAILY LIFETIME 6 PLUS INCOME BENEFIT, HIGHEST DAILY

LIFETIME 6 PLUS INCOME BENEFIT WITH LIFETIME INCOME ACCELERATOR, AND SPOUSAL

HIGHEST DAILY LIFETIME 6 PLUS INCOME BENEFIT - NO LONGER AVAILABLE FOR NEW

ELECTIONS

HIGHEST DAILY LIFETIME 6 PLUS INCOME BENEFIT (HD 6 PLUS)

Highest Daily Lifetime/SM/ 6 Plus Income Benefit (HD 6 Plus)/SM/ is a lifetime guaranteed minimum withdrawal benefit, under which, subject to the terms of the benefit, we guarantee your ability to take a certain annual withdrawal amount for life. Highest Daily Lifetime 6 Plus is no longer available.

If you have elected this benefit, the benefit guarantees until the death of the single designated life (the Annuitant) the ability to withdraw an annual amount (the "Annual Income Amount") equal to a percentage of an initial value (the "Protected Withdrawal Value") regardless of the impact of Sub-account performance on the Unadjusted Account Value, subject to our rules regarding the timing and amount of withdrawals. You are guaranteed to be able to withdraw the Annual Income Amount for the rest of your life provided that you do not take withdrawals of Excess Income that result in your Unadjusted Account Value being reduced to zero. We also permit you to designate the first withdrawal from your Annuity as a one-time "Non-Lifetime Withdrawal". All other partial withdrawals from your Annuity are considered a "Lifetime Withdrawal" under the benefit. Withdrawals are taken first from your own Account Value. We are only required to begin making lifetime income payments to you under our guarantee when and if your Unadjusted Account Value is reduced to zero (for any reason other than due to partial withdrawals of Excess Income). Highest Daily Lifetime 6 Plus may be appropriate if you intend to make periodic withdrawals from your Annuity, and wish to ensure that Sub-account performance will not affect your ability to receive annual payments. You are not required to take withdrawals as part of the benefit - the guarantees are not lost if you withdraw less than the maximum allowable amount each year under the rules of the benefit. An integral component of Highest Daily Lifetime 6 Plus is the predetermined mathematical formula we employ that may periodically transfer your Unadjusted Account Value to and from the AST Investment Grade Bond Sub-account. See the section below entitled "How Highest Daily Lifetime 6 Plus/Spousal Highest Daily Lifetime 6 Plus Transfers Unadjusted Account Value Between Your Permitted Sub-accounts and the AST Investment Grade Bond Sub-account."

The income benefit under Highest Daily Lifetime 6 Plus currently is based on a single "designated life" who is at least 45 years old on the date that the benefit is acquired. The Highest Daily Lifetime 6 Plus Benefit is not available if you elect any other optional living benefit, although you may elect any optional death benefit. As long as your Highest Daily Lifetime 6 Plus Benefit is in effect, you must allocate your Unadjusted Account Value in accordance with the permitted Sub-accounts and other Investment Option(s) available with this benefit. For a more detailed description of the permitted Investment Options, see the "Investment Options" section.

ALTHOUGH YOU ARE GUARANTEED THE ABILITY TO WITHDRAW YOUR ANNUAL INCOME AMOUNT FOR LIFE EVEN IF YOUR UNADJUSTED ACCOUNT VALUE FALLS TO ZERO, IF YOU TAKE A WITHDRAWAL OF EXCESS INCOME (DESCRIBED BELOW) THAT BRINGS YOUR UNADJUSTED ACCOUNT VALUE TO ZERO, YOUR ANNUAL INCOME AMOUNT ALSO WOULD FALL TO ZERO, AND THE BENEFIT AND THE ANNUITY THEN WOULD TERMINATE. IN THAT SCENARIO, NO FURTHER AMOUNT WOULD BE PAYABLE UNDER THE HIGHEST DAILY LIFETIME 6 PLUS BENEFIT. AS TO THE IMPACT OF SUCH A SCENARIO ON ANY OTHER OPTIONAL BENEFIT YOU MAY HAVE, PLEASE SEE THE APPLICABLE SECTION IN THIS PROSPECTUS.

You may also participate in the 6 or 12 Month DCA Program if you elect Highest Daily Lifetime 6 Plus, subject to the 6 or 12 Month DCA Program's rules.

KEY FEATURE - PROTECTED WITHDRAWAL VALUE

The Protected Withdrawal Value is used to calculate the initial Annual Income Amount. The Protected Withdrawal Value is separate from your Unadjusted Account Value and not available as cash or a lump sum withdrawal. On the effective date of the benefit, the Protected Withdrawal Value is equal to your Unadjusted Account Value. On each Valuation Day thereafter, until the date of your first Lifetime Withdrawal (excluding any Non-Lifetime Withdrawal discussed below), the Protected Withdrawal Value is equal to the "Periodic Value" described in the next paragraphs.

The "Periodic Value" initially is equal to the Unadjusted Account Value on the effective date of the benefit. On each Valuation Day thereafter until the first Lifetime Withdrawal, we recalculate the Periodic Value. We stop determining the Periodic Value upon your first Lifetime Withdrawal after the effective date of the benefit. On each Valuation Day (the "Current Valuation Day"), the Periodic Value is equal to the greater of:

(1)the Periodic Value for the immediately preceding business day (the "Prior Valuation Day") appreciated at the daily equivalent of 6% annually during the calendar day(s) between the Prior Valuation Day and the Current Valuation Day (i.e., one day for successive Valuation Days, but more than one calendar day for Valuation Days that are separated by weekends and/or holidays), plus the amount of any Purchase Payment (including any associated Purchase Credits) made on the Current Valuation Day (the Periodic Value is proportionally reduced for any Non-Lifetime Withdrawal); and

(2)the Unadjusted Account Value on the current Valuation Day.

If you have not made a Lifetime Withdrawal on or before the 10/th/ or 20th Anniversary of the effective date of the benefit, your Periodic Value on the 10/th/ or 20/th/ Anniversary of the benefit effective date is equal to the greater of:

(1)the Periodic Value described above, or

(2)the sum of (a), (b) and (c) below proportionally reduced for any Non-Lifetime Withdrawals:

(a)200% (on the 10th anniversary) or 400% (on the 20/th/ anniversary) of the Unadjusted Account Value on the effective date of the benefit including any Purchase Payments (including any associated Purchase Credits) made on that day;

(b)200% (on the 10th anniversary) or 400% (on the 20/th/ anniversary) of all Purchase Payments (including any associated Purchase Credits) made within one year following the effective date of the benefit; and

(c)all Purchase Payments (including any associated Purchase Credits) made after one year following the effective date of the benefit.

In the rider for this benefit, we use slightly different terms for the calculation described. We use the term "Guaranteed Base Value" to refer to the Unadjusted Account Value on the effective date of the benefit, plus the amount of any "adjusted" Purchase Payments made within one year after the effective date of the benefit. "Adjusted" Purchase Payments means Purchase Payments we receive, increased by any Purchase Credits applied to your Account Value in relation to Purchase Payments, and decreased by any fees or tax charges deducted from such Purchase Payments upon allocation to the Annuity.

Once the first Lifetime Withdrawal is made, the Protected Withdrawal Value at any time is equal to the greater of (i) the Protected Withdrawal Value on the date of the first Lifetime Withdrawal, increased for subsequent Purchase Payments (including any associated Purchase Credits) and reduced for subsequent Lifetime Withdrawals, and (ii) the highest daily Unadjusted Account Value upon any step-up, increased for subsequent Purchase Payments (including any associated Purchase Credits) and reduced for subsequent Lifetime Withdrawals (see below).

KEY FEATURE - ANNUAL INCOME AMOUNT UNDER HIGHEST DAILY LIFETIME 6 PLUS The Annual Income Amount is equal to a specified percentage of the Protected Withdrawal Value. The percentage initially depends on the age of the Annuitant on the date of the first Lifetime Withdrawal. The percentages are: 4% for ages

45 - less than 59 1/2; 5% for ages 59 1/2 - 79, and 6% for ages 80 or older. (Note that for purposes of the age tiers used with this benefit, we deem the Annuitant to have reached age 59 1/2 on the 183rd day after his/her 59/th/ birthday). Under the Highest Daily Lifetime 6 Plus benefit, if your cumulative Lifetime Withdrawals in an Annuity Year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent Annuity Years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that Annuity Year and also will reduce the Protected Withdrawal Value on a dollar-for-dollar basis. If your cumulative Lifetime Withdrawals in an Annuity Year are in excess of the Annual Income Amount ("Excess Income"), your Annual Income Amount in subsequent years will be reduced (except with regard to Required Minimum Distributions for this Annuity that comply with our rules) by the result of the ratio of the Excess Income to the Account Value immediately prior to such withdrawal (see examples of this calculation below). Excess Income also will reduce the Protected Withdrawal Value by the same ratio.

AS DISCUSSED IN THIS PARAGRAPH, WHEN YOU MAKE A PARTIAL WITHDRAWAL THAT IS SUBJECT TO A CDSC AND/OR TAX WITHHOLDING, WE WILL IDENTIFY THE AMOUNT THAT INCLUDES NOT ONLY THE AMOUNT YOU ACTUALLY RECEIVE, BUT ALSO THE AMOUNT OF THE CDSC AND/OR TAX WITHHOLDING, TO DETERMINE WHETHER YOUR WITHDRAWAL HAS EXCEEDED THE ANNUAL INCOME AMOUNT. WHEN YOU TAKE A PARTIAL WITHDRAWAL, YOU MAY REQUEST A "GROSS" WITHDRAWAL AMOUNT (E.G., $2000) BUT THEN HAVE ANY CDSC AND/OR TAX WITHHOLDING DEDUCTED FROM THE AMOUNT YOU ACTUALLY RECEIVE (ALTHOUGH AN MVA MAY ALSO BE APPLIED TO YOUR REMAINING UNADJUSTED ACCOUNT VALUE, IT IS NOT CONSIDERED FOR PURPOSES OF DETERMINING EXCESS INCOME). THE PORTION OF A WITHDRAWAL THAT EXCEEDED YOUR ANNUAL INCOME AMOUNT (IF ANY) WOULD BE TREATED AS EXCESS INCOME AND THUS WOULD REDUCE YOUR ANNUAL INCOME AMOUNT IN SUBSEQUENT YEARS. ALTERNATIVELY, YOU MAY REQUEST THAT A "NET" WITHDRAWAL AMOUNT ACTUALLY BE PAID TO YOU (E.G., $2000), WITH THE UNDERSTANDING THAT ANY CDSC AND/OR TAX WITHHOLDING (E.G., $240) BE APPLIED TO YOUR REMAINING UNADJUSTED ACCOUNT VALUE (ALTHOUGH AN MVA MAY ALSO BE APPLIED TO YOUR REMAINING UNADJUSTED ACCOUNT VALUE, IT IS NOT CONSIDERED FOR PURPOSES OF DETERMINING EXCESS INCOME). IN THE LATTER SCENARIO, WE DETERMINE WHETHER ANY PORTION OF THE WITHDRAWAL IS TO BE TREATED AS EXCESS INCOME BY LOOKING TO THE SUM OF THE NET AMOUNT YOU ACTUALLY RECEIVE (E.G., $2000) AND THE AMOUNT OF ANY CDSC AND/OR TAX WITHHOLDING (IN THIS EXAMPLE, A TOTAL OF $2240). THE AMOUNT OF THAT SUM (E.G., THE $2000 YOU RECEIVED PLUS THE $240 FOR THE CDSC AND/OR TAX WITHHOLDING) THAT EXCEEDS YOUR ANNUAL INCOME AMOUNT WILL BE TREATED AS EXCESS INCOME - THEREBY REDUCING YOUR ANNUAL INCOME AMOUNT IN SUBSEQUENT YEARS.

You may use the Systematic Withdrawal program to make withdrawals of the Annual Income Amount. Any systematic withdrawal will be deemed a Lifetime Withdrawal under this benefit.

Any Purchase Payment that you make subsequent to the election of Highest Daily Lifetime 6 Plus and subsequent to the first Lifetime Withdrawal will

(i) immediately increase the then-existing Annual Income Amount by an amount equal to a percentage of the Purchase Payment (including any associated Purchase Credits) based on the age of the Annuitant at the time of the first Lifetime Withdrawal (the percentages are: 4% for ages 45 - less than 59 1/2; 5% for ages 59 1/2 - 79 and 6% for ages 80 and older) and (ii) increase the Protected Withdrawal Value by the amount of the Purchase Payment (including any associated Purchase Credits).

If your Annuity permits additional Purchase Payments, we may limit any additional Purchase Payment(s) if we determine that as a result of the timing and amounts of your additional Purchase Payments and withdrawals, the Annual Income Amount is being increased in an unintended fashion. Among the factors we will use in making a determination as to whether an action is designed to increase the Annual Income Amount in an unintended fashion is the relative size of additional Purchase Payment(s). We reserve the right to not accept additional Purchase Payments if we are not then offering this benefit for new elections. We will exercise such reservation of right for all annuity purchasers in the same class in a nondiscriminatory manner.

HIGHEST DAILY AUTO STEP-UP

An automatic step-up feature ("Highest Daily Auto Step-Up") is part of Highest Daily Lifetime 6 Plus. As detailed in this paragraph, the Highest Daily Auto Step-Up feature can result in a larger Annual Income Amount subsequent to your first Lifetime Withdrawal. The Highest Daily Auto Step-Up starts with the anniversary of the Issue Date of the Annuity (the "Annuity Anniversary") immediately after your first Lifetime Withdrawal under the benefit. Specifically, upon the first such Annuity Anniversary, we identify the Unadjusted Account Value on each Valuation Day within the immediately preceding Annuity Year after your first Lifetime Withdrawal. Having identified the highest daily value (after all daily values have been adjusted for subsequent Purchase Payments and withdrawals), we then multiply that value by a percentage that varies based on the age of the Annuitant on the Annuity Anniversary as of which the step-up would occur. The percentages are: 4% for ages 45 - less than 59 1/2; 5% for ages 59 1/2 - 79, and 6% for ages 80 and older. If that value exceeds the existing Annual Income Amount, we replace the existing amount with the new, higher amount. Otherwise, we leave the existing Annual Income Amount intact. We will not automatically increase your Annual Income Amount solely as a result of your attaining a new age that is associated with a new age-based percentage. The Unadjusted Account Value on the Annuity Anniversary is considered the last daily step-up value of the Annuity Year. All daily valuations and annual step-ups will only occur on a Valuation Day. In later years (i.e., after the first Annuity Anniversary after the first Lifetime Withdrawal), we determine whether an automatic step-up should occur on each Annuity Anniversary, by performing a similar examination of the Unadjusted Account Values that occurred on Valuation Days during the year. Taking Lifetime Withdrawals could produce a greater difference between your Protected Withdrawal Value and your Unadjusted Account Value, which may make a Highest Daily Auto Step-up less likely to occur. At the time that we increase your Annual Income Amount, we also increase your Protected Withdrawal Value to equal the highest daily value upon which your step-up was based only if that results in an increase to the Protected Withdrawal Value. Your Protected Withdrawal Value will never be decreased as a result of an income step-up. If, on the date that we implement a Highest Daily Auto Step-Up to your Annual Income Amount, the charge for Highest Daily Lifetime 6 Plus has changed for new purchasers, you may be subject to the new charge at the time of such step-up. Prior to increasing your charge for Highest Daily Lifetime 6 Plus upon a step-up, we would notify you, and give you the opportunity to cancel the automatic step-up feature. If you receive notice of a proposed step-up and accompanying fee increase, you should consult with your Financial Professional and carefully evaluate whether the amount of the step-up justifies the increased fee to which you will be subject. Any such increased charge will not be greater than the maximum charge set forth in the table entitled "Your Optional Benefit Fees and Charges."

If you are enrolled in a Systematic Withdrawal program, we will not automatically increase the withdrawal amount when there is an increase to the Annual Income Amount. You must notify us in order to increase the withdrawal amount of any Systematic Withdrawal program.

The Highest Daily Lifetime 6 Plus benefit does not affect your ability to take partial withdrawals under your Annuity, or limit your ability to take partial withdrawals that exceed the Annual Income Amount. Under Highest Daily Lifetime 6 Plus, if your cumulative Lifetime Withdrawals in an Annuity Year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent Annuity Years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that Annuity Year. If your cumulative Lifetime Withdrawals in any Annuity Year are less than the Annual Income Amount, you cannot carry over the unused portion of the Annual Income Amount to subsequent Annuity Years.

Because each of the Protected Withdrawal Value and Annual Income Amount is determined in a way that is not solely related to Unadjusted Account Value, it is possible for the Unadjusted Account Value to fall to zero, even though the Annual Income Amount remains.

Examples of dollar-for-dollar and proportional reductions, and the Highest Daily Auto Step-Up are set forth below. The values shown here are purely hypothetical, and do not reflect the charges for the Highest Daily Lifetime 6 Plus benefit or any other fees and charges under the Annuity. Assume the following for all three examples:

. The Issue Date is November 1, 2010

. The Highest Daily Lifetime 6 Plus benefit is elected on August 1, 2011

. The Annuitant was 70 years old when he/she elected the Highest Daily Lifetime 6 Plus benefit

. The first withdrawal is a Lifetime Withdrawal

EXAMPLE OF DOLLAR-FOR-DOLLAR REDUCTIONS

On October 24, 2011, the Protected Withdrawal Value is $120,000, resulting in an Annual Income Amount of $6,000 (since the designated life is between the ages of 59 1/2 and 79 at the time of the first Lifetime Withdrawal, the Annual Income Amount is 5%

of the Protected Withdrawal Value, in this case 5% of $120,000). Assuming $2,500 is withdrawn from the Annuity on this date, the remaining Annual Income Amount for that Annuity Year (up to and including October 31, 2011) is $3,500. This is the result of a dollar-for-dollar reduction of the Annual Income Amount ($6,000 less $2,500 = $3,500).

EXAMPLE OF PROPORTIONAL REDUCTIONS

Continuing the previous example, assume an additional withdrawal of $5,000 occurs on October 27, 2011 and the Unadjusted Account Value at the time and immediately prior to this withdrawal is $118,000. The first $3,500 of this withdrawal reduces the Annual Income Amount for that Annuity Year to $0. The remaining withdrawal amount of $1,500 reduces the Annual Income Amount in future Annuity Years on a proportional basis based on the ratio of the Excess Income to the Unadjusted Account Value immediately prior to the Excess Income. (Note that if there are other future withdrawals in that Annuity Year, each would result in another proportional reduction to the Annual Income Amount).

HERE IS THE CALCULATION:

Unadjusted Account Value before Lifetime withdrawal                  $118,000.00
Less amount of "non" Excess Income                                   $  3,500.00
Unadjusted Account Value immediately before Excess Income of $1,500  $114,500.00
Excess Income amount                                                 $   1500.00
Ratio                                                                       1.31%
Annual Income Amount                                                 $  6,000.00
Less ratio of 1.31%                                                  $     78.60
Annual Income Amount for future Annuity Years                        $  5,921.40

EXAMPLE OF HIGHEST DAILY AUTO STEP-UP

On each Annuity Anniversary date after the first Lifetime Withdrawal, the Annual Income Amount is stepped-up if the appropriate percentage (based on the Annuitant's age on that Annuity Anniversary) of the highest daily value since your first Lifetime Withdrawal (or last Annuity Anniversary in subsequent years), adjusted for withdrawals and additional Purchase Payments (including any associated Purchase Credits), is higher than the Annual Income Amount, adjusted for Excess Income and additional Purchase Payments (including any associated Purchase Credits).

Continuing the same example as above, the Annual Income Amount for this Annuity Year is $6,000. However, the Excess Income on October 27 reduces the amount to $5,921.40 for future years (see above). For the next Annuity Year, the Annual Income Amount will be stepped up if 5% (since the designated life is between 59 1/2 and 79 on the date of the potential step-up) of the highest daily Account Value, adjusted for withdrawals and Purchase Payments (including any associated Purchase Credits), is greater than $5,921.40. Here are the calculations for determining the daily values. Only the October 26 value is being adjusted for Excess Income as the October 28 and October 31 Valuation Days occur after the Excess Income on October 27.

                                  HIGHEST DAILY VALUE    ADJUSTED ANNUAL INCOME
                   UNADJUSTED   (ADJUSTED FOR WITHDRAWAL   AMOUNT (5% OF THE
DATE*             ACCOUNT VALUE AND PURCHASE PAYMENTS)**  HIGHEST DAILY VALUE)
-----             ------------- ------------------------ ----------------------
October 26, 2011   $119,000.00        $119,000.00              $5,950.00
October 27, 2011   $113,000.00        $113,986.95              $5,699.35
October 28, 2011   $113,000.00        $113,986.95              $5,699.35
October 31, 2011   $119,000.00        $119,000.00              $5,950.00

* In this example, the Annuity Anniversary date is November 1. The Valuation Dates are every day following the first Lifetime Withdrawal. In subsequent Annuity Years Valuation Dates will be the Annuity Anniversary and every day following the Annuity Anniversary. The Annuity Anniversary Date of November 1 is considered the first Valuation Date in the Annuity Year. ** In this example, the first daily value after the first Lifetime Withdrawal is $119,000 on October 26, resulting in an adjusted Annual Income Amount of $5,950.00. This amount is adjusted on October 27 to reflect the $5,000 withdrawal. The calculations for the adjustments are:

. The Unadjusted Account Value of $119,000 on October 26 is first reduced dollar-for-dollar by $3,500 ($3,500 is the remaining Annual Income Amount for the Annuity Year), resulting in Unadjusted Account Value of $115,500 before the Excess Income.

. This amount ($115,500) is further reduced by 1.31% (this is the ratio in the above example which is the Excess Income divided by the Unadjusted Account Value immediately preceding the Excess Income) resulting in a Highest Daily Value of $113,986.95.

. The Unadjusted Annual Income Amount is carried forward to the next Valuation Date of October 28. At this time, we compare this amount to 5% of the Unadjusted Account Value on October 28. Since the October 27 adjusted Annual Income Amount of $5,699.35 is greater than $5,650.00 (5% of $113,000), we continue to carry $5,699.35 forward to the next and final Valuation Date of October 31. The Unadjusted Account Value on October 31 is $119,000 and 5% of this amount is $5,950. Since this is higher than $5,699.35, the adjusted Annual Income Amount is reset to $5,950.00.

In this example, 5% of the October 31 value results in the highest amount of $5,950.00. Since this amount is higher than the current year's Annual Income Amount of $5,921.40 (adjusted for Excess Income), the Annual Income Amount for the next Annuity Year, starting on November 1, 2011 and continuing through October 31, 2012, will be stepped-up to $5,950.00.

NON-LIFETIME WITHDRAWAL FEATURE

You may take a one-time non-lifetime withdrawal ("Non-Lifetime Withdrawal") under Highest Daily Lifetime 6 Plus. It is an optional feature of the benefit that you can only elect at the time of your first withdrawal. The amount of the Non-Lifetime Withdrawal cannot be more than the amount that would cause the Annuity to be taken below the minimum Surrender Value after a withdrawal for your Annuity. This Non-Lifetime Withdrawal will not establish your initial Annual Income Amount and the Periodic Value described above will continue to be calculated. However, the total amount of the withdrawal will proportionally reduce all guarantees associated with the Highest Daily Lifetime 6 Plus benefit. You must tell us at the time you take the withdrawal if your withdrawal is intended to be the Non-Lifetime Withdrawal and not the first Lifetime Withdrawal under the Highest Daily Lifetime 6 Plus benefit. If you don't elect the Non-Lifetime Withdrawal, the first withdrawal you make will be the first Lifetime Withdrawal that establishes your Annual Income Amount, which is based on your Protected Withdrawal Value. Once you elect to take the Non-Lifetime Withdrawal or Lifetime Withdrawals, no additional Non-Lifetime Withdrawals may be taken.

The Non-Lifetime Withdrawal will proportionally reduce the Protected Withdrawal Value and the Periodic Value guarantees on the tenth and twentieth anniversaries of the benefit effective date, described above, by the percentage the total withdrawal amount (including any applicable CDSC and any applicable MVA) represents of the then current Unadjusted Account Value immediately prior to the withdrawal.

If you are participating in a Systematic Withdrawal program, the first withdrawal under the program cannot be classified as the Non-Lifetime Withdrawal. Thus, the first withdrawal will be a Lifetime Withdrawal.

EXAMPLE - NON-LIFETIME WITHDRAWAL (PROPORTIONAL REDUCTION)

This example is purely hypothetical and does not reflect the charges for the benefit or any other fees and charges under the Annuity. It is intended to illustrate the proportional reduction of the Non-Lifetime Withdrawal under this benefit.

Assume the following:

The Issue Date is December 1, 2010

. The Highest Daily Lifetime 6 Plus benefit is elected on September 1, 2011

. The Unadjusted Account Value at benefit election was $105,000

. The Annuitant was 70 years old when he/she elected the Highest Daily Lifetime 6 Plus benefit

. No previous withdrawals have been taken under the Highest Daily Lifetime 6 Plus benefit

On October 3, 2011, the Protected Withdrawal Value is $125,000, the 10th benefit year minimum Periodic Value guarantee is $210,000, and the 20/th/ benefit year minimum Periodic Value guarantee is $420,000, and the Unadjusted Account Value is $120,000. Assuming $15,000 is withdrawn from the Annuity on October 3, 2011 and is designated as a Non-Lifetime Withdrawal, all guarantees associated with the Highest Daily Lifetime 6 Plus benefit will be reduced by the ratio the total withdrawal amount represents of the Unadjusted Account Value just prior to the withdrawal being taken.

HERE IS THE CALCULATION:

Withdrawal amount                                          $ 15,000
Divided by Unadjusted Account Value before withdrawal      $120,000
Equals ratio                                                   12.5%
All guarantees will be reduced by the above ratio (12.5%)
Protected Withdrawal Value                                 $109,375
10/th/ benefit year Minimum Periodic Value                 $183,750
20/th/ benefit year Minimum Periodic Value                 $367,500

REQUIRED MINIMUM DISTRIBUTIONS

Required Minimum Distributions ("RMD") for this Annuity must be taken by April 1st in the year following the date you turn age 70 1/2 and by December 31st for subsequent calendar years. If the annual RMD amount is greater than the Annual Income Amount, a withdrawal of the RMD amount will not be treated as a withdrawal of Excess Income, as long as the RMD amount is calculated by us for this Annuity and administered under a program we support each calendar year. If you are not participating in an RMD withdrawal program each calendar year, you can alternatively satisfy the RMD amount without it being treated as a withdrawal of Excess Income as long as you abide by the following:

The total amount within an Annuity Year that can be withdrawn is equal to:

1. the Annual Income Amount remaining in the current Annuity Year, plus,

2. The difference between:

a. The RMD amount (assuming the RMD amount is greater than the Annual Income Amount) less any withdrawals already taken in the calendar year, less

b. The Annual Income Amount.

Pleasesee hypothetical examples below for details.

If you do not comply with the rules described above, any withdrawal that exceeds the Annual Income Amount will be treated as a withdrawal of Excess Income, which will reduce your Annual Income Amount in future Annuity Years. This may include situations where you comply with the rules outlined above and then decide to take additional withdrawals after satisfying your RMD requirement from the Annuity.

We will assume your first withdrawal under the benefit is a Lifetime Withdrawal unless you designated the withdrawal as a Non-Lifetime Withdrawal.

Example

The following example is purely hypothetical and intended to illustrate a scenario as described above. Note that withdrawals must comply with all IRS guidelines in order to satisfy the Required Minimum Distribution for the current calendar year.

Assumptions:

RMD Calendar Year

01/01/2011 to 12/31/2011

Annuity Year

06/01/2010 to 05/31/2011

Annual Income Amount and RMD Amount

Annual Income Amount = $5,000

Remaining Annual Income Amount as of 1/3/2011 = $3,000 (a $2,000 withdrawal was taken on 7/1/2010)

RMD Amount for Calendar Year 2011 = $6,000

The amount you may withdraw in the current Annuity Year (between 1/3/2011 and 5/31/2011) without it being treated as Excess Income is $4,000. Here is the calculation: $3,000 + ($6,000 - $5,000) = $4,000.

If the $4,000 withdrawal is taken in the current Annuity Year (prior to 6/1/2011), the remaining Annual Income Amount will be zero and the remaining RMD amount of $2,000 may be taken in the subsequent Annuity Year beginning on 6/1/2011 (when your Annual Income Amount is reset to $5,000).

If you had chosen to not take any additional withdrawals until on or after 6/1/2011, then you would be eligible to withdraw $6,000 without it being treated as a withdrawal of Excess Income.

BENEFITS UNDER HIGHEST DAILY LIFETIME 6 PLUS

. To the extent that your Unadjusted Account Value was reduced to zero as a result of cumulative Lifetime Withdrawals in an Annuity Year that are less than or equal to the Annual Income Amount, and amounts are still payable under Highest Daily Lifetime 6 Plus, we will make an additional payment, if any, for that Annuity Year equal to the remaining Annual Income Amount for the Annuity Year. Thus, in that scenario, the remaining Annual Income Amount would be payable even though your Unadjusted Account Value was reduced to zero. In subsequent Annuity Years we make payments that equal the Annual Income Amount as described in this section. We will make payments until the death of the single designated life. After the Unadjusted Account Value is reduced to zero, you will not be permitted to make additional Purchase Payments to your Annuity. TO THE EXTENT THAT CUMULATIVE PARTIAL WITHDRAWALS IN THE ANNUITY YEAR THAT REDUCED YOUR UNADJUSTED ACCOUNT VALUE TO ZERO ARE MORE THAN THE ANNUAL INCOME AMOUNT, THE HIGHEST DAILY LIFETIME 6 PLUS BENEFIT TERMINATES, AND NO ADDITIONAL PAYMENTS ARE MADE. HOWEVER, IF A PARTIAL WITHDRAWAL IN THE LATTER SCENARIO WAS TAKEN TO SATISFY A REQUIRED MINIMUM DISTRIBUTION (AS DESCRIBED ABOVE) UNDER THE ANNUITY, THEN THE BENEFIT WILL NOT TERMINATE, AND WE WILL CONTINUE TO PAY THE ANNUAL INCOME AMOUNT IN SUBSEQUENT ANNUITY YEARS UNTIL THE DEATH OF THE DESIGNATED LIFE.

. Please note that if your Unadjusted Account Value is reduced to zero, all subsequent payments will be treated as annuity payments. Further, payments that we make under this benefit after the Latest Annuity Date will be treated as annuity payments.

. If annuity payments are to begin under the terms of your Annuity, or if you decide to begin receiving annuity payments and there is an Annual Income Amount due in subsequent Annuity Years, you can elect one of the following two options: (1) apply your Unadjusted Account Value, less any applicable tax charges, to any annuity option available; or (2) request that, as of the date annuity payments are to begin, we make annuity payments each year equal to the Annual Income Amount. If this option is elected, the Annual Income Amount will not increase after annuity payments have begun. We will make payments until the death of the single designated life. We must receive your request in a form acceptable to us at our Service Office. If applying your Unadjusted Account Value, less any applicable tax charges, to the life-only annuity payment rates results in a higher annual payment, we will give you the higher annual payment.

. In the absence of an election when mandatory annuity payments are to begin we currently make annual annuity payments in the form of a single life fixed annuity with eight payments certain, by applying the greater of the annuity rates then currently available or the annuity rates guaranteed in your Annuity. We reserve the right at any time to increase or decrease the period certain in order to comply with the Code (e.g., to shorten the period certain to match life expectancy under applicable Internal Revenue Service tables). The amount that will be applied to provide such annuity payments will be the greater of:

(1)the present value of the future Annual Income Amount payments. Such present value will be calculated using the greater of the single life fixed annuity rates then currently available or the single life fixed annuity rates guaranteed in your Annuity; and

(2)the Unadjusted Account Value.

If no Lifetime Withdrawal was ever taken, we will calculate the Annual Income Amount as if you made your first Lifetime Withdrawal on the date the annuity payments are to begin.

OTHER IMPORTANT CONSIDERATIONS

. Withdrawals under the Highest Daily Lifetime 6 Plus benefit are subject to all of the terms and conditions of the Annuity, including any applicable CDSC for the Non-Lifetime Withdrawal as well as partial withdrawals that exceed the Annual Income Amount. If you have an active Systematic Withdrawal program running at the time you elect this benefit, the first Systematic Withdrawal that processes after your election of the benefit will be deemed a Lifetime Withdrawal. Withdrawals made while the Highest Daily Lifetime 6 Plus Benefit is in effect will be treated, for tax purposes, in the same way as any other withdrawals under the Annuity. Any withdrawals made under the benefit will be taken pro rata from the Sub-accounts (including the AST Investment Grade Bond Sub-account) and the DCA MVA Options. If you have an active Systematic Withdrawal program running at the time you elect this benefit, the program must withdraw funds pro-rata.

. Any Lifetime Withdrawal that you take that is less than or equal to the Annual Income Amount is not subject to a CDSC, even if the total amount of such withdrawals in any Annuity Year exceeds the maximum Free Withdrawal amount. For purposes of calculating a CDSC on any future withdrawal, Lifetime Withdrawals that are less than or equal to the Annual Income Amount in an Annuity Year are not treated as withdrawals of Purchase Payments. Moreover, any Lifetime Withdrawal that is treated as Excess Income is subject to any applicable CDSC if the withdrawal is greater than the Free Withdrawal amount.

. You should carefully consider when to begin taking Lifetime Withdrawals. If you begin taking withdrawals early, you may maximize the time during which you may take Lifetime Withdrawals due to longer life expectancy, and you will be using an optional benefit for which you are paying a charge. On the other hand, you could limit the value of the benefit if you begin taking withdrawals too soon. For example, withdrawals reduce your Unadjusted Account Value and may limit the potential for increasing your Protected Withdrawal Value. You should discuss with your Financial Professional when it may be appropriate for you to begin taking Lifetime Withdrawals.

. You cannot allocate Purchase Payments or transfer Unadjusted Account Value to or from the AST Investment Grade Bond Sub-account. A summary description of the AST Investment Grade Bond Portfolio appears within the section entitled "Investment Options." You can find a copy of the AST Investment Grade Bond Portfolio prospectus by going to www.prudentialannuities.com.

. Transfers to and from the Permitted Sub-accounts, the DCA MVA Options, and the AST Investment Grade Bond Sub-account triggered by the predetermined mathematical formula will not count toward the maximum number of free transfers allowable under an Annuity.

. Upon inception of the benefit, 100% of your Unadjusted Account Value must be allocated to the Permitted Sub-accounts. We may amend the Permitted Sub-accounts from time to time. Changes to the Permitted Sub-accounts, or to the requirements as to how you may allocate your Account Value with this benefit, may apply to current participants in the benefit. To the extent that changes apply to current participants in the benefit, they will only apply upon re-allocation of Account Value, or upon addition of subsequent Purchase Payments. That is, we will not require such current participants to re-allocate Account Value to comply with any new requirements.

. The current charge for Highest Daily Lifetime 6 Plus is 0.85% annually of the greater of the Unadjusted Account Value and Protected Withdrawal Value. The maximum charge for Highest Daily Lifetime 6 Plus is 1.50% annually of the greater of the Unadjusted Account Value and Protected Withdrawal Value. As discussed in "Highest Daily Auto Step-Up" above, we may increase the fee upon a step-up under this benefit. We deduct this charge on quarterly anniversaries of the benefit effective date, based on the values on the last Valuation Day prior to the quarterly anniversary. Thus, we deduct, on a quarterly basis, 0.2125% of the greater of the prior Valuation Day's Unadjusted Account Value and the prior Valuation Day's Protected Withdrawal Value. We deduct the fee pro rata from each of your Sub-accounts, including the AST Investment Grade Bond Sub-account. You will begin paying this charge as of the effective date of the benefit even if you do not begin taking withdrawals for many years, or ever. We will not refund the charges you have paid if you choose never to take any withdrawals and/or if you never receive any lifetime income payments.

If the deduction of the charge would result in the Unadjusted Account Value falling below the lesser of $500 or 5% of the sum of the Unadjusted Account Value on the effective date of the benefit plus all Purchase Payments made subsequent thereto (and any associated Purchase Credits) (we refer to this as the "Account Value Floor"), we will only deduct that portion of the charge that would not cause the Unadjusted Account Value to fall below the Account Value Floor. If the Unadjusted Account Value on the

date we would deduct a charge for the benefit is less than the Account Value Floor, then no charge will be assessed for that benefit quarter. Charges deducted upon termination of the benefit may cause the Unadjusted Account Value to fall below the Account Value Floor. If a charge for the Highest Daily Lifetime 6 Plus benefit would be deducted on the same day we process a withdrawal request, the charge will be deducted first, then the withdrawal will be processed. The withdrawal could cause the Unadjusted Account Value to fall below the Account Value Floor. While the deduction of the charge (other than the final charge) may not reduce the Unadjusted Account Value to zero, partial withdrawals may reduce the Unadjusted Account Value to zero. If this happens and the Annual Income Amount is greater than zero, we will make payments under the benefit.

ELECTION OF AND DESIGNATIONS UNDER THE BENEFIT

We no longer permit elections of Highest Daily Lifetime 6 Plus. Previously, for elections of Highest Daily Lifetime 6 Plus, there must have been either, a single Owner who is the same as the Annuitant, or if the Annuity is entity owned, there must have been a single natural person Annuitant. In either case, the Annuitant must have been at least 45 years old. Any change of the Annuitant under the Annuity will result in cancellation of Highest Daily Lifetime 6 Plus. Similarly, any change of Owner will result in cancellation of Highest Daily Lifetime 6 Plus, except if (a) the new Owner has the same taxpayer identification number as the previous Owner, (b) ownership is transferred from a custodian to the Annuitant, or vice versa or (c) ownership is transferred from one entity to another entity that is satisfactory to us.

Highest Daily Lifetime 6 Plus could be elected at the time that you purchase your Annuity or after the Issue Date, subject to its availability, and our eligibility rules and restrictions.

If you are currently participating in a Systematic Withdrawal program, amounts withdrawn under the program must be taken on a pro rata basis from your Annuity's Sub-accounts (i.e., in direct proportion to the proportion that each such Sub-account bears to your total Account Value) in order for you to be eligible for the benefit. Thus, you may not have elected Highest Daily Lifetime 6 Plus so long as you participate in a Systematic Withdrawal program in which withdrawals are not taken pro rata.

TERMINATION OF THE BENEFIT

You may terminate Highest Daily Lifetime 6 Plus at any time by notifying us. If you terminate the benefit, any guarantee provided by the benefit will terminate as of the date the termination is effective, and certain restrictions on re-election may apply.

THE BENEFIT AUTOMATICALLY TERMINATES UPON THE FIRST TO OCCUR OF THE FOLLOWING:

(I)YOUR TERMINATION OF THE BENEFIT,

(II)YOUR SURRENDER OF THE ANNUITY,

(III)YOUR ELECTION TO BEGIN RECEIVING ANNUITY PAYMENTS (ALTHOUGH IF YOU HAVE ELECTED TO RECEIVE THE ANNUAL INCOME AMOUNT IN THE FORM OF ANNUITY PAYMENTS, WE WILL CONTINUE TO PAY THE ANNUAL INCOME AMOUNT)

(IV)OUR RECEIPT OF DUE PROOF OF DEATH OF THE OWNER OR ANNUITANT (FOR ENTITY-OWNED ANNUITIES)

(V)BOTH THE UNADJUSTED ACCOUNT VALUE AND ANNUAL INCOME AMOUNT EQUAL ZERO, OR

(VI)YOU CEASE TO MEET OUR REQUIREMENTS AS DESCRIBED IN "ELECTION OF AND DESIGNATIONS UNDER THE BENEFIT" ABOVE.

Upon termination of Highest Daily Lifetime 6 Plus other than upon the death of the Annuitant or Annuitization, we impose any accrued fee for the benefit (i.e., the fee for the pro-rated portion of the year since the fee was last assessed), and thereafter we cease deducting the charge for the benefit. This final charge will be deducted even if it results in the Unadjusted Account Value falling below the Account Value Floor. With regard to your investment allocations, upon termination we will: (i) leave intact amounts that are held in the Permitted Sub-accounts, and (ii) unless you are participating in an asset allocation program (i.e., Custom Portfolios Program, or 6 or 12 Month DCA Program for which we are providing administrative support), transfer all amounts held in the AST Investment Grade Bond Sub-account to your variable Investment Options, pro rata (i.e. in the same proportion as the current balances in your variable Investment Options). If, prior to the transfer from the AST Investment Grade Bond Sub-account, the Unadjusted Account Value in the variable Investment Options is zero, we will transfer such amounts to the AST Money Market Sub-account.

If a surviving spouse elects to continue the Annuity, the Highest Daily Lifetime 6 Plus benefit terminates upon Due Proof of Death.

HOW HIGHEST DAILY LIFETIME 6 PLUS/SPOUSAL HIGHEST DAILY LIFETIME 6 PLUS TRANSFERS UNADJUSTED ACCOUNT VALUE BETWEEN YOUR PERMITTED SUB-ACCOUNTS AND THE AST INVESTMENT GRADE BOND SUB-ACCOUNT

An integral part of Highest Daily Lifetime 6 Plus (including Highest Daily Lifetime 6 Plus with LIA and Spousal Highest Daily Lifetime 6 Plus) is the predetermined mathematical formula used to transfer Unadjusted Account Value between the Permitted Sub-accounts and a specified bond fund within the Advanced Series Trust (the "AST Investment Grade Bond Sub-account"). The AST Investment Grade Bond Sub-account is available only with this benefit (and certain other living benefits), and thus you may not allocate Purchase Payments to or make transfers to or from the AST Investment Grade Bond Sub-account. The formula monitors your Unadjusted Account Value daily and, if dictated by the formula, systematically transfers amounts between the Permitted Sub-accounts you have chosen and the AST Investment Grade Bond Sub-account. The formula is set forth below.

As indicated above, we limit the Sub-accounts to which you may allocate Unadjusted Account Value if you elect Highest Daily Lifetime 6 Plus. For purposes of these benefits, we refer to those permitted Investment Options as the "Permitted Sub-accounts".

Because these restrictions and the use of the formula lessen the risk that your Unadjusted Account Value will be reduced to zero while you are still alive, they also reduce the likelihood that we will make any lifetime income payments under this benefit. They may also limit your upside potential for growth. Subject to availability, you may also choose to allocate Purchase Payments while this program is in effect to the DCA MVA Options utilized with our 6 or 12 Month Dollar Cost Averaging Program ("6 or 12 Month DCA Program"). If you are participating in Highest Daily Lifetime 6 Plus and also are participating in the 6 or 12 Month DCA Program, and the formula under the benefit dictates a transfer from the Permitted Sub-accounts to the AST Investment Grade Bond Sub-account, then the amount to be transferred will be taken entirely from the Sub-accounts, provided there is sufficient Unadjusted Account Value in those Sub-accounts to meet the required transfer amount. Only if there is insufficient Unadjusted Account Value in those Sub-accounts will an amount be withdrawn from the DCA MVA Options. For purposes of the discussion below concerning transfers from the Permitted Sub-accounts to the AST Investment Grade Bond Sub-account, amounts held within the DCA MVA Options are included within the term "Permitted Sub-accounts". Thus, amounts may be transferred from the DCA MVA Options in the circumstances described above and in the section of the prospectus entitled 6 or 12 Month Dollar Cost Averaging Program. Any transfer dictated by the formula out of the AST Investment Grade Bond Sub-account will only be transferred to the Permitted Sub-accounts, not the DCA MVA Options. We will not assess any Market Value Adjustment with respect to transfers under the formula from the DCA MVA Options.

Generally, the formula, which is applied each Valuation Day, operates as follows. The formula starts by identifying an income basis for that day and then multiplies that figure by 5%, to produce a projected (i.e., hypothetical) income amount. Note that 5% is used in the formula, irrespective of the Annuitant's attained age. Then it produces an estimate of the total amount targeted in our allocation model, based on the projected income amount and factors set forth in the formula. In the formula, we refer to that value as the "Target Value" or "L". If you have already made a withdrawal, your projected income amount (and thus your Target Value) would take into account any automatic step-up, any subsequent Purchase Payments (including any associated Purchase Credits with respect to the X Series), and any excess withdrawals. Next, the formula subtracts from the Target Value the amount held within the AST Investment Grade Bond Sub-account on that day, and divides that difference by the amount held within the Permitted Sub-accounts. That ratio, which essentially isolates the amount of your Target Value that is not offset by amounts held within the AST Investment Grade Bond Sub-account, is called the "Target Ratio" or "r". If, on each of three consecutive Valuation Days, the Target Ratio is greater than 83% but less than or equal to 84.5%, the formula will, on such third Valuation Day, make a transfer from the Permitted Sub-accounts in which you are invested (subject to the 90% cap discussed below) to the AST Investment Grade Bond Sub-account. As discussed above, if all or a portion of your Unadjusted Account Value is allocated to one or more DCA MVA Options at the time a transfer to the AST Investment Grade Bond Sub-account is required under the formula, we will first look to process the transfer from the Permitted Sub-accounts, other than the DCA MVA Options. If the amount allocated to the Permitted Sub-accounts is insufficient to satisfy the transfer, then any remaining amounts will be transferred from the DCA MVA Options. Once a transfer is made, the three consecutive Valuation Days begin again. If, however, on any Valuation Day, the Target Ratio is above 84.5%, the formula will make a transfer from the Permitted Sub-accounts (subject to the 90% cap) to the AST Investment Grade Bond Sub-account (as described above). If the Target Ratio falls below 78% on any Valuation Day, then a transfer from the AST Investment Grade Bond Sub-account to the Permitted Sub-accounts (excluding the DCA MVA Options) will occur.

The formula will not execute a transfer to the AST Investment Grade Bond Sub-account that results in more than 90% of your Unadjusted Account Value being allocated to the AST Investment Grade Bond Sub-account ("90% cap") on that Valuation Day. Thus, on any Valuation Day, if the formula would require a transfer to the AST Investment Grade Bond Sub-account that would result in more than 90% of the Unadjusted Account Value being allocated to the AST Investment Grade Bond Sub-account, only the amount that results in exactly 90% of the Unadjusted Account Value being allocated to the AST Investment Grade Bond Sub-account will be transferred. Additionally, future transfers into the AST Investment Grade Bond Sub-account will not be made (regardless of the performance of the AST Investment Grade Bond Sub-account and the Permitted Sub-accounts) at least until there is first a transfer out of the AST Investment Grade Bond Sub-account. Once this transfer occurs out of the AST Investment Grade Bond Sub-account, future amounts may be transferred to or from the AST Investment Grade Bond Sub-account if dictated by the formula (subject to the 90% cap). At no time will the formula make a transfer to the AST Investment Grade Bond Sub-account that results in greater than 90% of your Unadjusted Account Value being allocated to the AST Investment Grade Bond Sub-account. However, it is possible that, due to the investment performance of your allocations in the AST Investment Grade Bond Sub-account and your allocations in the Permitted Sub-accounts you have selected, your Unadjusted Account Value could be more than 90% invested in the AST Investment Grade Bond Sub-account.

If you make additional Purchase Payments to your Annuity while the 90% cap is in effect, the formula will not transfer any of such additional Purchase Payments to the AST Investment Grade Bond Sub-account at least until there is first a transfer out of the AST Investment Grade Bond Sub-account, regardless of how much of your Unadjusted Account Value is in the Permitted Sub-accounts. This means that there could be scenarios under which, because of the additional Purchase Payments you make, less than 90% of your entire Unadjusted Account Value is allocated to the AST Investment Grade Bond Sub-account, and the formula will still not transfer any of your Unadjusted Account Value to the AST Investment Grade Bond Sub-account (at least until there is first a transfer out of the AST Investment Grade Bond Sub-account). For example,

. September 1, 2010 - a transfer is made to the AST Investment Grade Bond Sub-account that results in the 90% cap being met and now $90,000 is allocated to the AST Investment Grade Bond Sub-account and $10,000 is allocated to the Permitted Sub-accounts.

. September 2, 2010 - you make an additional Purchase Payment of $10,000. No transfers have been made from the AST Investment Grade Bond Sub-account to the Permitted Sub-accounts since the cap went into effect on September 1, 2010.

. On September 2, 2010 - (and at least until first a transfer is made out of the AST Investment Grade Bond Sub-account under the formula) - the $10,000 payment is allocated to the Permitted Sub-accounts and on this date you have 82% in the AST Investment Grade Bond Sub-account and 18% in the Permitted Sub-accounts (such that $20,000 is allocated to the Permitted Sub-accounts and $90,000 to the AST Investment Grade Bond Sub-account).

. Once there is a transfer out of the AST Investment Grade Bond Sub-account (of any amount), the formula will operate as described above, meaning that the formula could transfer amounts to or from the AST Investment Grade Bond Sub-account if dictated by the formula (subject to the 90% cap).

Under the operation of the formula, the 90% cap may come into and out of effect multiple times while you participate in the benefit. We will continue to monitor your Unadjusted Account Value daily and, if dictated by the formula, systematically transfer amounts between the Permitted Sub-accounts you have chosen and the AST Investment Grade Bond Sub-account as dictated by the formula.

Under the formula, investment performance of your Unadjusted Account Value that is negative, flat, or even moderately positive may result in a transfer of a portion of your Unadjusted Account Value in the Permitted Sub-accounts to the AST Investment Grade Bond Sub-account because such investment performance will tend to increase the Target Ratio. Because the amount allocated to the AST Investment Grade Bond Sub-account and the amount allocated to the Permitted Sub-accounts each is a variable in the formula, the investment performance of each affects whether a transfer occurs for your Annuity. In deciding how much to transfer, we use another formula, which essentially seeks to re-balance amounts held in the Permitted Sub-accounts and the AST Investment Grade Bond Sub-account so that the Target Ratio meets a target, which currently is equal to 80%. Once you elect Highest Daily Lifetime 6 Plus, the values we use to compare to the Target Ratio will be fixed. For newly-issued Annuities that elect Highest Daily Lifetime 6 Plus and existing Annuities that elect Highest Daily Lifetime 6 Plus in the future, however, we reserve the right to change such values.

Additionally, on each monthly Annuity Anniversary (if the monthly Annuity Anniversary does not fall on a Valuation Day, the next Valuation Day will be used), following all of the above described daily calculations, if there is money allocated to the AST Investment Grade Bond Sub-account, we will perform an additional monthly calculation to determine whether or not a transfer will be made from the AST Investment Grade Bond Sub-account to the Permitted Sub-accounts. This transfer will automatically occur provided that the Target Ratio, as described above, would be less than 83% after the transfer. The formula will not execute a transfer if the Target Ratio after this transfer would occur would be greater than or equal to 83%.

The amount of the transfer will be equal to the lesser of:

a) The total value of all your Unadjusted Account Value in the AST Investment Grade Bond Sub-account, or

b) An amount equal to 5% of your total Unadjusted Account Value.

While you are not notified when your Annuity reaches a transfer trigger under the formula, you will receive a confirmation statement indicating the transfer of a portion of your Unadjusted Account Value either to or from the AST Investment Grade Bond Sub-account. The formula by which the transfer operates is designed primarily to mitigate some of the financial risks that we incur in providing the guarantee under Highest Daily Lifetime 6 Plus and Spousal Highest Daily Lifetime 6 Plus. Depending on the results of the calculations of the formula, we may, on any Valuation Day:

. Not make any transfer between the Permitted Sub-accounts and the AST Investment Grade Bond Sub-account; or

. If a portion of your Unadjusted Account Value was previously allocated to the AST Investment Grade Bond Sub-account, transfer all or a portion of those amounts to the Permitted Sub-accounts (as described above); or

. Transfer a portion of your Unadjusted Account Value in the Permitted Sub-accounts and the DCA MVA Options to the AST Investment Grade Bond Sub-account.

The amount and timing of transfers to and from the AST Investment Grade Bond Sub-account pursuant to the formula depends upon a number of factors unique to your Annuity (and is not necessarily directly correlated with the securities markets, bond markets, or interest rates, in general) including:

. The difference between your Unadjusted Account Value and your Protected Withdrawal Value;

. How long you have owned Highest Daily Lifetime 6 Plus/Spousal Highest Daily Lifetime 6 Plus;

. The performance of the Permitted Sub-accounts you have chosen;

. The performance of the AST Investment Grade Bond Sub-account;

. The amount allocated to each of the Permitted Sub-accounts you have chosen;

. The amount allocated to the AST Investment Grade Bond Sub-account;

. Additional Purchase Payments, if any, you make to your Annuity; and

. Withdrawals, if any, you take from your Annuity (partial withdrawals are taken pro rata from your Unadjusted Account Value).

At any given time, some, most or none of your Unadjusted Account Value will be allocated to the AST Investment Grade Bond Sub-account, as dictated by the formula.

The more of your Unadjusted Account Value that is allocated to the AST Investment Grade Bond Sub-account, the greater the impact of the performance of that Sub-account in determining whether (and how much) your Unadjusted Account Value is transferred back to the Permitted Sub-accounts. Further, it is possible under the formula that, if a significant portion of your Unadjusted Account Value is allocated to the AST Investment Grade Bond Sub-account and that Sub-account has good performance but the performance of your Permitted Sub-accounts is negative, the formula might transfer your Unadjusted Account Value to the Permitted Sub-accounts. Similarly, the more you have allocated to the Permitted Sub-accounts, the greater the impact of the performance of those Permitted Sub-accounts will have on any transfer to the AST Investment Grade Bond Sub-account.

If you make additional Purchase Payments to your Annuity, they will be allocated according to your allocation instructions. Once they are allocated to your Annuity, they will also be subject to the formula described above and therefore may be transferred to the AST Investment Grade Bond Portfolio, if dictated by the formula.

Any Unadjusted Account Value in the AST Investment Grade Bond Sub-account will not be available to participate in the investment experience of the Permitted Sub-accounts regardless of whether there is a subsequent Sub-account decline or market recovery until it is transferred out of the AST Investment Grade Bond Sub-account.

ADDITIONAL TAX CONSIDERATIONS

If you purchase an annuity as an investment vehicle for "qualified" investments, including an IRA, SEP-IRA, Tax Sheltered Annuity (or 403(b)) or employer plan under Code Section 401(a), the Required Minimum Distribution rules under the Code provide that you begin receiving periodic amounts beginning after age 70 1/2. For a Tax Sheltered Annuity or a 401(a) plan for which the participant is not a greater than five (5) percent Owner of the employer, this required beginning date can generally be deferred to retirement, if later. Roth IRAs are not subject to these rules during the Owner's lifetime. The amount required under the Code may exceed the Annual Income Amount, which will cause us to increase the Annual Income Amount in any Annuity Year that Required Minimum Distributions due from your Annuity are greater than such amounts, as discussed above. In addition, the amount and duration of payments under the annuity payment provision may be adjusted so that the payments do not trigger any penalty or excise taxes due to tax considerations such as Required Minimum Distribution rules under the tax law.

As indicated, withdrawals made while this benefit is in effect will be treated, for tax purposes, in the same way as any other withdrawals under the Annuity. Please see the Tax Considerations section for a detailed discussion of the tax treatment of withdrawals. We do not address each potential tax scenario that could arise with respect to this benefit here. However, we do note that if you participate in Highest Daily Lifetime 6 Plus or Spousal Highest Daily Lifetime 6 Plus through a non-qualified annuity, as with all withdrawals, once all Purchase Payments are returned under the Annuity, all subsequent withdrawal amounts will be taxed as ordinary income.

HIGHEST DAILY LIFETIME 6 PLUS WITH LIFETIME INCOME ACCELERATOR (HD6 PLUS WITH

LIA)

Highest Daily Lifetime 6 Plus with LIA is no longer available. If you have elected this benefit, the benefit guarantees, until the death of the single designated life, the ability to withdraw an amount equal to double the Annual Income Amount (which we refer to as the "LIA Amount") if you meet the conditions set forth below. You could choose Highest Daily Lifetime 6 Plus with or without also electing LIA, however you could not elect LIA without Highest Daily Lifetime 6 Plus and you must have elected the LIA benefit at the time you elected Highest Daily Lifetime 6 Plus. Please note that if you terminate Highest Daily Lifetime 6 Plus and elected the Highest Daily Lifetime 6 Plus with LIA you would lose the guarantees that you had accumulated under your existing benefit and will begin the new guarantees under the new benefit you elect based on your Unadjusted Account Value as of the date the new benefit becomes active. Highest Daily Lifetime 6 Plus with LIA is offered as an alternative to other lifetime withdrawal options. This benefit may not be combined with any other optional living benefit or death benefit. As long as your Highest Daily Lifetime 6 Plus with LIA benefit is in effect, you must allocate your Unadjusted Account Value in accordance with the permitted and available Investment Option(s) with this benefit. The income benefit under Highest Daily Lifetime 6 Plus with LIA currently is based on a single "designated life" who is between the ages of 45 and 75 on the date that the benefit is elected and received in Good Order. All terms and conditions of Highest Daily Lifetime 6 Plus apply to this version of the benefit, except as described herein. As is the case with Highest Daily Lifetime 6 Plus, Highest Daily Lifetime 6 Plus with LIA involves your participation in a predetermined mathematical formula that transfers Account Value between your Sub-accounts and the AST Investment Grade Bond Portfolio Sub-account. Please see Highest Daily Lifetime 6 Plus above for a description of the predetermined mathematical formula.

Highest Daily Lifetime 6 Plus with LIA is not long-term care insurance and should not be purchased as a substitute for long-term care insurance. The income you receive through the Lifetime Income Accelerator may be used for any purpose, and it may or may not be sufficient to address expenses you may incur for long-term care or other medical or retirement expenses. You should seek professional advice to determine your financial needs for long-term care.

If this benefit is elected on an Annuity held as a 403(b) plan, then in addition to meeting the eligibility requirements listed below for the LIA Amount you must separately qualify for distributions from the 403(b) plan itself.

The current charge for this benefit is 1.20% annually of the greater of Unadjusted Account Value and Protected Withdrawal Value. The maximum charge is 2.00% annually of the greater of the Unadjusted Account Value and Protected Withdrawal Value. We deduct this charge on quarterly anniversaries of the benefit effective date. Thus, we deduct, on a quarterly basis, 0.30% of the greater of the prior Valuation Day's Unadjusted Account Value and the prior Valuation Day's Protected Withdrawal Value. We deduct the fee pro rata from each of your Sub-accounts, including the AST Investment Grade Bond Sub-account.

If the deduction of the charge would result in the Unadjusted Account Value falling below the lesser of $500 or 5% of the sum of the Unadjusted Account Value on the effective date of the benefit plus all Purchase Payments made subsequent thereto (and any associated Purchase Credits) (we refer to this as the "Account Value Floor"), we will only deduct that portion of the charge that would not cause the Unadjusted Account Value to fall below the Account Value Floor. If the Unadjusted Account Value on the date we would deduct a charge for the benefit is less than the Account Value Floor, then no charge will be assessed for that benefit quarter. Charges deducted upon termination of the benefit may cause the Unadjusted Account Value to fall below the Account Value Floor. If a charge for the Highest Daily Lifetime 6 Plus with LIA benefit would be deducted on the same day we process a withdrawal request, the charge will be deducted first, then the withdrawal will be processed. The withdrawal could cause the Unadjusted Account Value to fall below the Account Value Floor. While the deduction of the charge (other than the final charge) may not reduce the Unadjusted Account Value to zero, withdrawals may reduce the Unadjusted Account Value to zero.

ELIGIBILITY REQUIREMENTS FOR LIA AMOUNT. Both a waiting period of 36 months from the benefit effective date and an elimination period of 120 days from the date of notification that one or both of the requirements described immediately below have been met apply before you can become eligible for the LIA Amount. The 120 day elimination period begins on the date that we receive notification from you of your eligibility for the LIA Amount. Thus, assuming the 36 month waiting period has been met and we have received the notification referenced in the immediately preceding sentence, the LIA Amount would be available for withdrawal on the Valuation Day immediately after the 120/TH/ day. The waiting period and the elimination period may run concurrently. In addition to satisfying the waiting and elimination period, at least one of the following requirements ("LIA conditions") must be met.

(1)The designated life is confined to a qualified nursing facility. A qualified nursing facility is a facility operated pursuant to laws of any United States jurisdiction providing medically necessary in-patient care which is prescribed by a licensed physician in writing and based on physical limitations which prohibit daily living in a non-institutional setting.

(2) The designated life is unable to perform two or more basic abilities of caring for oneself or "activities of daily living." We define these basic abilities as:

i. Eating: Feeding oneself by getting food into the body from a receptacle (such as a plate, cup or table) or by a feeding tube or intravenously.

ii.Dressing: Putting on and taking off all items of clothing and any necessary braces, fasteners or artificial limbs.

iii.Bathing: Washing oneself by sponge bath; or in either a tub or shower, including the task of getting into or out of the tub or shower.

iv.Toileting: Getting to and from the toilet, getting on and off the toilet, and performing associated personal hygiene.

v. Transferring: Moving into or out of a bed, chair or wheelchair.

vi.Continence: Maintaining control of bowel or bladder function; or when unable to maintain control of bowel or bladder function, the ability to perform personal hygiene (including caring for catheter or colostomy bag).

You must notify us in writing when the LIA conditions have been met. If, when we receive such notification, there are more than 120 days remaining until the end of the waiting period described above, you will not be eligible for the LIA Amount, and you will have to notify us again in writing in order to become eligible. If there are 120 days or less remaining until the end of the waiting period when we receive notification that the LIA conditions are met, we will determine eligibility for the LIA Amount through our then current administrative process, which may include, but is not limited to, documentation verifying the LIA conditions and/or an assessment by a third party of our choice. Such assessment may be in person and we will assume any costs associated with the aforementioned assessment. The designated life must be available for any assessment or reassessment pursuant to our administrative process requirements. Please note that you must be available in the U.S. for the assessment. Once eligibility is determined, the LIA Amount is equal to double the Annual Income Amount as described above under the Highest Daily Lifetime 6 Plus benefit.

Additionally, once eligibility is determined, we will reassess your eligibility on an annual basis although your LIA benefit for the Annuity Year that immediately precedes or runs concurrent with our reassessment will not be affected if it is determined that you are no longer eligible. Your first reassessment may occur in the same year as your initial assessment. If we determine that you are no longer eligible to receive the LIA Amount, upon the next Annuity Anniversary the Annual Income Amount would replace the LIA Amount. However, if you were receiving income based on the LIA Amount and do not take action to change your withdrawal amount to your Annual Income Amount, any cumulative Lifetime Withdrawals in an Annuity Year that are in excess of the Annual Income Amount will impact your Annual Income Amount in subsequent years (except with regard to Required Minimum

Distributions for this Annuity that comply with our rules). Please note that we will not change your current withdrawal amount unless you instruct us to do so. If you wish to establish or make changes to your existing withdrawal program to ensure that you are not taking Excess Income, please contact our Annuity Service Office. There is no limit on the number of times you can become eligible for the LIA Amount, however, each time would require the completion of the 120-day elimination period, notification that the designated life meets the LIA conditions, and determination, through our then current administrative process, that you are eligible for the LIA Amount, each as described above.

LIA AMOUNT AT THE FIRST LIFETIME WITHDRAWAL. If your first Lifetime Withdrawal subsequent to election of Highest Daily Lifetime 6 Plus with LIA occurs while you are eligible for the LIA Amount, the available LIA Amount is equal to double the Annual Income Amount.

LIA AMOUNT AFTER THE FIRST LIFETIME WITHDRAWAL. If you become eligible for the LIA Amount after you have taken your first Lifetime Withdrawal, the available LIA Amount for the current and subsequent Annuity Years is equal to double the then current Annual Income Amount. However, the available LIA Amount in the current Annuity Year is reduced by any Lifetime Withdrawals that have been taken in the current Annuity Year. Cumulative Lifetime Withdrawals in an Annuity Year which are less than or equal to the LIA Amount (when eligible for the LIA Amount) will not reduce your LIA Amount in subsequent Annuity Years, but any such withdrawals will reduce the LIA Amount on a dollar-for-dollar basis in that Annuity Year.

For new issuances of this benefit, we may institute a "cut-off" date that would stop the appreciation of the Protected Withdrawal Value, even if no Lifetime Withdrawal had been taken prior to the cut-off date (thus affecting the determination of the LIA Amount). We will not apply any cut-off date to those who elected this benefit prior to our institution of a cut-off date.

WITHDRAWALS IN EXCESS OF THE LIA AMOUNT. Withdrawals (other than the Non-Lifetime Withdrawal) of any amount in a given Annuity Year up to the LIA Amount will reduce the Protected Withdrawal Value by the amount of the withdrawal. However, if your cumulative Lifetime Withdrawals in an Annuity Year are in excess of the LIA Amount ("Excess Income"), your LIA Amount in subsequent years will be reduced (except with regard to Required Minimum Distributions) by the result of the ratio of the excess portion of the withdrawal to the Account Value immediately prior to the Excess Income. Excess Income also will reduce the Protected Withdrawal Value by the same ratio as the reduction to the LIA Amount. Any withdrawals that are less than or equal to the LIA Amount (when eligible) but in excess of the free withdrawal amount available under this Annuity will not incur a CDSC.

AS DISCUSSED IN THIS PARAGRAPH, WHEN YOU MAKE A WITHDRAWAL THAT IS SUBJECT TO A CDSC AND/OR TAX WITHHOLDING, WE WILL IDENTIFY THE AMOUNT THAT INCLUDES NOT ONLY THE AMOUNT YOU ACTUALLY RECEIVE, BUT ALSO THE AMOUNT OF THE CDSC AND/OR TAX WITHHOLDING, TO DETERMINE WHETHER YOUR WITHDRAWAL HAS EXCEEDED THE LIA AMOUNT. WHEN YOU TAKE A WITHDRAWAL, YOU MAY REQUEST A "GROSS" WITHDRAWAL AMOUNT (E.G., $2000) BUT THEN HAVE ANY CDSC AND/OR TAX WITHHOLDING DEDUCTED FROM THE AMOUNT YOU ACTUALLY RECEIVE (ALTHOUGH AN MVA MAY ALSO BE APPLIED TO YOUR REMAINING UNADJUSTED ACCOUNT VALUE, IT IS NOT CONSIDERED FOR PURPOSES OF DETERMINING EXCESS INCOME). THE PORTION OF A WITHDRAWAL THAT EXCEEDED YOUR LIA AMOUNT (IF ANY) WOULD BE TREATED AS EXCESS INCOME AND THUS WOULD REDUCE YOUR LIA AMOUNT IN SUBSEQUENT YEARS. ALTERNATIVELY, YOU MAY REQUEST THAT A "NET" WITHDRAWAL AMOUNT ACTUALLY BE PAID TO YOU (E.G., $2000), WITH THE UNDERSTANDING THAT ANY CDSC AND/OR TAX WITHHOLDING (E.G., $240) BE APPLIED TO YOUR REMAINING UNADJUSTED ACCOUNT VALUE (ALTHOUGH AN MVA MAY ALSO BE APPLIED TO YOUR REMAINING UNADJUSTED ACCOUNT VALUE, IT IS NOT CONSIDERED FOR PURPOSES OF DETERMINING EXCESS INCOME). IN THE LATTER SCENARIO, WE DETERMINE WHETHER ANY PORTION OF THE WITHDRAWAL IS TO BE TREATED AS EXCESS INCOME BY LOOKING TO THE SUM OF THE NET AMOUNT YOU ACTUALLY RECEIVE (E.G., $2000) AND THE AMOUNT OF ANY CDSC AND/OR TAX WITHHOLDING (IN THIS EXAMPLE, A TOTAL OF $2240). THE AMOUNT OF THAT SUM (E.G., THE $2000 YOU RECEIVED PLUS THE $240 FOR THE CDSC AND/OR TAX WITHHOLDING) THAT EXCEEDS YOUR LIA AMOUNT WILL BE TREATED AS EXCESS INCOME - THEREBY REDUCING YOUR LIA AMOUNT IN SUBSEQUENT YEARS.

WITHDRAWALS ARE NOT REQUIRED. However, subsequent to the first Lifetime Withdrawal, the LIA Amount is not increased in subsequent Annuity Years if you decide not to take a withdrawal in an Annuity Year or take withdrawals in an Annuity Year that in total are less than the LIA Amount.

PURCHASE PAYMENTS. If you are eligible for the LIA Amount as described under "Eligibility Requirements for LIA Amount" and you make an additional Purchase Payment, the Annual Income Amount is increased by an amount obtained by applying the applicable percentage (4% for ages 45 - less than 59 1/2; 5% for ages 59 1/2 - 79; and 6% for ages 80 and older) to the Purchase Payment (including any associated Purchase Credits). The applicable percentage is based on the attained age of the designated life on the date of the first Lifetime Withdrawal after the benefit effective date.

(Note that for purposes of the age tiers used with this benefit, we deem the Annuitant to have reached age 59 1/2 on the 183/rd/ day after his/her 59/th/ birthday).

The LIA Amount is increased by double the Annual Income Amount, if eligibility for LIA has been met. The Protected Withdrawal Value is increased by the amount of each Purchase Payment (including any associated Purchase Credits).

If the Annuity permits additional Purchase Payments, we may limit any additional Purchase Payment(s) if we determine that as a result of the timing and amounts of your additional Purchase Payments and withdrawals, the Annual Income Amount (or, if eligible for LIA, the LIA Amount) is being increased in an unintended fashion. Among the factors we will use in making a determination as to whether an action is designed to increase the Annual Income Amount (or, if eligible for LIA, the LIA Amount) in an unintended fashion is the relative size of additional Purchase Payment(s). We reserve the right to not accept additional Purchase Payments if we are not then offering this benefit for new elections. We will exercise such reservation of right for all annuity purchasers in the same class in a nondiscriminatory manner.

STEP UPS. If your Annual Income Amount is stepped up, your LIA Amount will be stepped up to equal double the stepped up Annual Income Amount.

GUARANTEE PAYMENTS. If your Unadjusted Account Value is reduced to zero as a result of cumulative withdrawals that are equal to or less than the LIA Amount when you are eligible, and there is still a LIA Amount available, we will make an additional payment for that Annuity Year equal to the remaining LIA Amount. If this were to occur, you are not permitted to make additional Purchase Payments to your Annuity. Thus, in that scenario, the remaining LIA Amount would be payable even though your Unadjusted Account Value was reduced to zero. In subsequent Annuity Years we make payments that equal the LIA Amount as described in this section. We will make payments until the death of the single designated life. Should the designated life no longer qualify for the LIA Amount (as described under "Eligibility Requirements for LIA Amount" above), the Annual Income Amount would continue to be available. Subsequent eligibility for the LIA Amount would require the completion of the 120 day elimination period as well as meeting the LIA conditions listed above under "Eligibility Requirements for LIA Amount". TO THE EXTENT THAT CUMULATIVE

WITHDRAWALS IN THE CURRENT ANNUITY YEAR THAT REDUCE YOUR UNADJUSTED ACCOUNT VALUE TO ZERO ARE MORE THAN THE LIA AMOUNT (EXCEPT IN THE CASE OF REQUIRED MINIMUM DISTRIBUTIONS), HIGHEST DAILY LIFETIME 6 PLUS WITH LIA TERMINATES, AND NO ADDITIONAL PAYMENTS ARE MADE. HOWEVER, IF A WITHDRAWAL IN THE LATTER SCENARIO WAS TAKEN TO SATISFY A REQUIRED MINIMUM DISTRIBUTION (AS DESCRIBED ABOVE) UNDER THE ANNUITY, THEN THE BENEFIT WILL NOT TERMINATE, AND WE WILL CONTINUE TO PAY THE LIA AMOUNT IN SUBSEQUENT ANNUITY YEARS UNTIL THE DEATH OF THE DESIGNATED LIFE.

ANNUITY OPTIONS. In addition to the Highest Daily Lifetime 6 Plus annuity options described above, after the tenth anniversary of the benefit effective date ("Tenth Anniversary"), you may also request that we make annuity payments each year equal to the Annual Income Amount. In any year that you are eligible for the LIA Amount, we make annuity payments equal to the LIA Amount. If you would receive a greater payment by applying your Unadjusted Account Value to receive payments for life under your Annuity, we will pay the greater amount. Annuitization prior to the Tenth Anniversary will forfeit any present or future LIA Amounts. We will continue to make payments until the death of the designated life. If this option is elected, the Annual Income Amount and LIA Amount will not increase after annuity payments have begun.

If you elect Highest Daily Lifetime 6 Plus with LIA, and never meet the eligibility requirements, you will not receive any additional payments based on the LIA Amount.

TERMINATION OF HIGHEST DAILY LIFETIME 6 PLUS WITH LIA. THE LIA BENEFIT

TERMINATES UPON THE FIRST TO OCCUR OF THE FOLLOWING:

. YOUR TERMINATION OF THE BENEFIT;

. YOUR SURRENDER OF THE ANNUITY;

. OUR RECEIPT OF DUE PROOF OF DEATH OF THE DESIGNATED LIFE;

. THE ANNUITY DATE, IF UNADJUSTED ACCOUNT VALUE REMAINS ON THE ANNUITY DATE AND AN ELECTION IS MADE TO COMMENCE ANNUITY PAYMENTS PRIOR TO THE TENTH ANNUITY ANNIVERSARY;

. THE VALUATION DAY ON WHICH EACH OF THE UNADJUSTED ACCOUNT VALUE AND THE ANNUAL INCOME AMOUNT IS ZERO; OR

. IF YOU CEASE TO MEET OUR REQUIREMENTS FOR ELECTIONS OF THIS BENEFIT.

Highest Daily Lifetime 6 Plus with LIA uses the same predetermined mathematical formula used with Highest Daily Lifetime 6 Plus and Spousal Highest Daily Lifetime 6 Plus. See the pertinent discussion in Highest Daily Lifetime 6 Plus above.

SPOUSAL HIGHEST DAILY LIFETIME 6 PLUS INCOME BENEFIT (SHD6 PLUS)

Spousal Highest Daily Lifetime 6 Plus Income Benefit (SHD6 Plus) is a lifetime guaranteed minimum withdrawal benefit, under which, subject to the terms of the benefit, we guarantee your ability to take a certain annual withdrawal amount for the lives of two individuals who are spouses. Spousal Highest Daily Lifetime 6 Plus is no longer available for election

If you have elected this benefit, the benefit guarantees, until the later death of two natural persons who are each other's spouses at the time of election of the benefit and at the first death of one of them (the "designated lives", and each, a "designated life"), the ability to withdraw an annual amount (the "Annual Income Amount") equal to a percentage of an initial principal value (the "Protected Withdrawal Value") regardless of the impact of Sub-account performance on the Unadjusted Account Value, subject to our rules regarding the timing and amount of withdrawals. You are guaranteed to be able to withdraw the Annual Income Amount for the lives of the designated lives, provided you have not made withdrawals of Excess Income that result in your Unadjusted

Account Value being reduced to zero. We also permit you to designate the first withdrawal from your Annuity as a one-time "Non-Lifetime Withdrawal." All other withdrawals from your Annuity are considered a "Lifetime Withdrawal" under the benefit. Withdrawals are taken first from your own Account Value. We are only required to begin making lifetime income payments to you under our guarantee when and if your Unadjusted Account Value is reduced to zero (for any reason other than due to partial withdrawals of Excess Income). The benefit may be appropriate if you intend to make periodic withdrawals from your Annuity, wish to ensure that Sub-account performance will not affect your ability to receive annual payments, and wish either spouse to be able to continue the Spousal Highest Daily Lifetime 6 Plus benefit after the death of the first spouse. You are not required to make withdrawals as part of the benefit - the guarantees are not lost if you withdraw less than the maximum allowable amount each year under the rules of the benefit. An integral component of Spousal Highest Daily Lifetime 6 Plus is the predetermined mathematical formula we employ that may periodically transfer your Unadjusted Account Value to and from the AST Investment Grade Bond Sub-account. See the section above entitled "How Highest Daily Lifetime 6 Plus/Spousal Highest Daily Lifetime 6 Plus Transfers Unadjusted Account Value Between Your Permitted Sub-accounts and the AST Investment Grade Bond Sub-account."

Spousal Highest Daily Lifetime 6 Plus is the spousal version of Highest Daily Lifetime 6 Plus. Currently, if you elect Spousal Highest Daily Lifetime 6 Plus and subsequently terminate the benefit, you may elect another living benefit, subject to our current rules. See "Election of and Designations under the Benefit" below and "Termination of Existing Benefits and Election of New Benefits" for details. Please note that if you terminate Spousal Highest Daily Lifetime 6 Plus and elect another benefit, you lose the guarantees that you had accumulated under your existing benefit and will begin the new guarantees under the new benefit you elect based on your Unadjusted Account Value as of the date the new benefit becomes active. Spousal Highest Daily Lifetime 6 Plus must have been elected based on two designated lives, as described below. The youngest designated life must have been at least 50 years old and the oldest designated life must have been at least 55 years old when the benefit is elected. Spousal Highest Daily Lifetime 6 Plus is not available if you elect any other optional living benefit, although you may elect any optional death benefit. As long as your Spousal Highest Daily Lifetime 6 Plus Benefit is in effect, you must allocate your Unadjusted Account Value in accordance with the permitted Sub-accounts and other Investment Option(s) available with this benefit. For a more detailed description of the permitted Investment Options, see the "Investment Options" section.

ALTHOUGH YOU ARE GUARANTEED THE ABILITY TO WITHDRAW YOUR ANNUAL INCOME AMOUNT FOR LIFE EVEN IF YOUR UNADJUSTED ACCOUNT VALUE FALLS TO ZERO, IF YOU TAKE A WITHDRAWAL OF EXCESS INCOME (DESCRIBED BELOW) THAT BRINGS YOUR UNADJUSTED ACCOUNT VALUE TO ZERO, YOUR ANNUAL INCOME AMOUNT ALSO WOULD FALL TO ZERO, AND THE BENEFIT AND THE ANNUITY THEN WOULD TERMINATE. IN THAT SCENARIO, NO FURTHER AMOUNT WOULD BE PAYABLE UNDER THE SPOUSAL HIGHEST DAILY LIFETIME 6 PLUS BENEFIT. AS TO THE IMPACT OF SUCH A SCENARIO ON ANY OTHER OPTIONAL BENEFIT YOU MAY HAVE, PLEASE SEE THE APPLICABLE SECTION IN THIS PROSPECTUS.

You may also participate in the 6 or 12 Month Dollar Cost Averaging Program if you elect Spousal Highest Daily Lifetime 6 Plus, subject to the 6 or 12 Month DCA Program's rules.

KEY FEATURE - PROTECTED WITHDRAWAL VALUE

The Protected Withdrawal Value is used to calculate the initial Annual Income Amount. The Protected Withdrawal Value is separate from your Unadjusted Account Value and not available as cash or a lump sum. On the effective date of the benefit, the Protected Withdrawal Value is equal to your Unadjusted Account Value. On each Valuation Day thereafter until the date of your first Lifetime Withdrawal (excluding any Non-Lifetime Withdrawal discussed below), the Protected Withdrawal Value is equal to the "Periodic Value" described in the next paragraph.

The "Periodic Value" initially is equal to the Unadjusted Account Value on the effective date of the benefit. On each Valuation Day thereafter until the first Lifetime Withdrawal, we recalculate the Periodic Value. We stop determining the Periodic Value upon your first Lifetime Withdrawal after the effective date of the benefit. On each Valuation Day (the "Current Valuation Day"), the Periodic Value is equal to the greater of:

(1)the Periodic Value for the immediately preceding business day (the "Prior Valuation Day") appreciated at the daily equivalent of 6% annually during the calendar day(s) between the Prior Valuation Day and the Current Valuation Day (i.e., one day for successive Valuation Days, but more than one calendar day for Valuation Days that are separated by weekends and/or holidays), plus the amount of any Purchase Payment (including any associated Purchase Credits) made on the Current Valuation Day (the Periodic Value is proportionally reduced for any Non-Lifetime Withdrawal); and

(2)the Unadjusted Account Value on the current Valuation Day.

If you have not made a Lifetime Withdrawal on or before the 10th or 20/th/ Anniversary of the effective date of the benefit, your Periodic Value on the 10th or 20th Anniversary of the benefit effective date is equal to the greater of:

(1)the Periodic Value described above or,

(2)the sum of (a), (b) and (c) proportionally reduced for any Non-Lifetime Withdrawal:

(a)200% (on the 10th anniversary) or 400% (on the 20th anniversary) of the Unadjusted Account Value on the effective date of the benefit including any Purchase Payments (including any associated Purchase Credits) made on that day;

(b)200% (on the 10th anniversary) or 400% (on the 20th anniversary) of all Purchase Payments (including any associated Purchase Credits) made within one year following the effective date of the benefit; and

(c)all Purchase Payments (including any associated Purchase Credits) made after one year following the effective date of the benefit.

In the rider for this benefit, as respects the preceding paragraph, we use the term "Guaranteed Base Value" to refer to the Unadjusted Account Value on the effective date of the benefit, plus the amount of any "adjusted" Purchase Payments made within one year after the effective date of the benefit. "Adjusted" Purchase Payments means Purchase Payments we receive, increased by any Purchase Credits applied to your Account Value in relation to Purchase Payments, and decreased by any fees or tax charges deducted from such Purchase Payments upon allocation to the Annuity.

Once the first Lifetime Withdrawal is made, the Protected Withdrawal Value at any time is equal to the greater of (i) the Protected Withdrawal Value on the date of the first Lifetime Withdrawal, increased for subsequent Purchase Payments (including any associated Purchase Credits) and reduced for subsequent Lifetime Withdrawals, and (ii) the highest daily Unadjusted Account Value upon any step-up, increased for subsequent Purchase Payments (including any associated Purchase Credits) and reduced for subsequent Lifetime Withdrawals (see below).

KEY FEATURE - ANNUAL INCOME AMOUNT UNDER THE SPOUSAL HIGHEST DAILY LIFETIME 6

PLUS BENEFIT

The Annual Income Amount is equal to a specified percentage of the Protected Withdrawal Value. The percentage initially depends on the age of the younger designated life on the date of the first Lifetime Withdrawal after election of the benefit. The percentages are: 4% for ages 50-64, 5% for ages 65-84, and 6% for ages 85 and older. We use the age of the younger designated life even if that designated life is no longer a participant under the Annuity due to death or divorce. Under the Spousal Highest Daily Lifetime 6 Plus benefit, if your cumulative Lifetime Withdrawals in an Annuity Year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent Annuity Years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that Annuity Year and also will reduce the Protected Withdrawal Value on a dollar-for-dollar basis. If your cumulative Lifetime Withdrawals in an Annuity Year are in excess of the Annual Income Amount for any Annuity Year ("Excess Income"), your Annual Income Amount in subsequent years will be reduced (except with regard to Required Minimum Distributions for this Annuity that comply with our rules) by the result of the ratio of the Excess Income to the Unadjusted Account Value immediately prior to such withdrawal (see examples of this calculation below). Excess Income also will reduce the Protected Withdrawal Value by the same ratio.

AS DISCUSSED IN THIS PARAGRAPH, WHEN YOU MAKE A PARTIAL WITHDRAWAL THAT IS SUBJECT TO A CDSC AND/OR TAX WITHHOLDING, WE WILL IDENTIFY THE AMOUNT THAT INCLUDES NOT ONLY THE AMOUNT YOU ACTUALLY RECEIVE, BUT ALSO THE AMOUNT OF THE CDSC AND/OR TAX WITHHOLDING, TO DETERMINE WHETHER YOUR WITHDRAWAL HAS EXCEEDED THE ANNUAL INCOME AMOUNT. WHEN YOU TAKE A PARTIAL WITHDRAWAL, YOU MAY REQUEST A "GROSS" WITHDRAWAL AMOUNT (E.G., $2000) BUT THEN HAVE ANY CDSC AND/OR TAX WITHHOLDING DEDUCTED FROM THE AMOUNT YOU ACTUALLY RECEIVE (ALTHOUGH AN MVA MAY ALSO BE APPLIED TO YOUR REMAINING UNADJUSTED ACCOUNT VALUE, IT IS NOT CONSIDERED FOR PURPOSES OF DETERMINING EXCESS INCOME). THE PORTION OF A WITHDRAWAL THAT EXCEEDED YOUR ANNUAL INCOME AMOUNT (IF ANY) WOULD BE TREATED AS EXCESS INCOME AND THUS WOULD REDUCE YOUR ANNUAL INCOME AMOUNT IN SUBSEQUENT YEARS. ALTERNATIVELY, YOU MAY REQUEST THAT A "NET" WITHDRAWAL AMOUNT ACTUALLY BE PAID TO YOU (E.G., $2000), WITH THE UNDERSTANDING THAT ANY CDSC AND/OR TAX WITHHOLDING (E.G., $240) BE APPLIED TO YOUR REMAINING UNADJUSTED ACCOUNT VALUE (ALTHOUGH AN MVA MAY ALSO BE APPLIED TO YOUR REMAINING UNADJUSTED ACCOUNT VALUE, IT IS NOT CONSIDERED FOR PURPOSES OF DETERMINING EXCESS INCOME). IN THE LATTER SCENARIO, WE DETERMINE WHETHER ANY PORTION OF THE WITHDRAWAL IS TO BE TREATED AS EXCESS INCOME BY LOOKING TO THE SUM OF THE NET AMOUNT YOU ACTUALLY RECEIVE (E.G., $2000) AND THE AMOUNT OF ANY CDSC AND/OR TAX WITHHOLDING (IN THIS EXAMPLE, A TOTAL OF $2240). THE AMOUNT OF THAT SUM (E.G., THE $2000 YOU RECEIVED PLUS THE $240 FOR THE CDSC AND/OR TAX WITHHOLDING) THAT EXCEEDS YOUR ANNUAL INCOME AMOUNT WILL BE TREATED AS EXCESS INCOME - THEREBY REDUCING YOUR ANNUAL INCOME AMOUNT IN SUBSEQUENT YEARS.

You may use the Systematic Withdrawal program to make withdrawals of the Annual Income Amount. Any systematic withdrawal will be deemed a Lifetime Withdrawal under this benefit.

Any Purchase Payment that you make subsequent to the election of Spousal Highest Daily Lifetime 6 Plus and subsequent to the first Lifetime Withdrawal will (i) immediately increase the then-existing Annual Income Amount by an amount equal to a percentage of the Purchase Payment (including any associated Purchase Credits) based on the age of the younger designated life at the time of the first Lifetime Withdrawal (the percentages are: 4% for ages 50-64, 5% for ages 65-84, and 6% for ages 85 and older), and (ii) increase the Protected Withdrawal Value by the amount of the Purchase Payment (including any associated Purchase Credits).

If your Annuity permits additional Purchase Payments, we may limit any additional Purchase Payment(s) if we determine that as a result of the timing and amounts of your additional Purchase Payments and withdrawals, the Annual Income Amount is being increased in an unintended fashion. Among the factors we will use in making a determination as to whether an action is designed to increase the Annual Income Amount in an unintended fashion is the relative size of additional Purchase Payment(s). We reserve the right to not accept additional Purchase Payments if we are not then offering this benefit for new elections. We will exercise such reservation of right for all annuity purchasers in the same class in a nondiscriminatory manner.

HIGHEST DAILY AUTO STEP-UP

An automatic step-up feature ("Highest Daily Auto Step-Up") is part of this benefit. As detailed in this paragraph, the Highest Daily Auto Step-Up feature can result in a larger Annual Income Amount subsequent to your first Lifetime Withdrawal. The Highest Daily Step-Up starts with the anniversary of the Issue Date of the Annuity (the "Annuity Anniversary") immediately after your first Lifetime Withdrawal under the benefit. Specifically, upon the first such Annuity Anniversary, we identify the Unadjusted Account Value on each Valuation Day within the immediately preceding Annuity Year after your first Lifetime Withdrawal. Having identified the highest daily value (after all daily values have been adjusted for subsequent Purchase Payments and withdrawals), we then multiply that value by a percentage that varies based on the age of the younger designated life on the Annuity Anniversary as of which the step-up would occur. The percentages are 4% for ages 50-64, 5% for ages 65-84, and 6% for ages 85 and older. If that value exceeds the existing Annual Income Amount, we replace the existing amount with the new, higher amount. Otherwise, we leave the existing Annual Income Amount intact. We will not automatically increase your Annual Income Amount solely as a result of your attaining a new age that is associated with a new age-based percentage. The Unadjusted Account Value on the Annuity Anniversary is considered the last daily step-up value of the Annuity Year. In later years (i.e., after the first Annuity Anniversary after the first Lifetime Withdrawal), we determine whether an automatic step-up should occur on each Annuity Anniversary by performing a similar examination of the Unadjusted Account Values that occurred on Valuation Days during the year. Taking Lifetime Withdrawals could produce a greater difference between your Protected Withdrawal Value and your Unadjusted Account Value, which may make a Highest Daily Auto Step-up less likely to occur. At the time that we increase your Annual Income Amount, we also increase your Protected Withdrawal Value to equal the highest daily value upon which your step-up was based only if that results in an increase to the Protected Withdrawal Value. Your Protected Withdrawal Value will never be decreased as a result of an income step-up. If, on the date that we implement a Highest Daily Auto Step-Up to your Annual Income Amount, the charge for Spousal Highest Daily Lifetime 6 Plus has changed for new purchasers, you may be subject to the new charge at the time of such step-up. Prior to increasing your charge for Spousal Highest Daily Lifetime 6 Plus upon a step-up, we would notify you, and give you the opportunity to cancel the automatic step-up feature. If you receive notice of a proposed step-up and accompanying fee increase, you should carefully evaluate whether the amount of the step-up justifies the increased fee to which you will be subject. Any such increased charge will not be greater than the maximum charge set forth in the table entitled "Your Optional Benefit Fees and Charges".

If you are enrolled in a Systematic Withdrawal program, we will not automatically increase the withdrawal amount when there is an increase to the Annual Income Amount. You must notify us in order to increase the withdrawal amount of any Systematic Withdrawal program.

The Spousal Highest Daily Lifetime 6 Plus benefit does not affect your ability to take withdrawals under your Annuity, or limit your ability to take partial withdrawals that exceed the Annual Income Amount. Under Spousal Highest Daily Lifetime 6 Plus, if your cumulative Lifetime Withdrawals in an Annuity Year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent Annuity Years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that Annuity Year. If, cumulatively, you withdraw an amount less than the Annual Income Amount in any Annuity Year, you cannot carryover the unused portion of the Annual Income Amount to subsequent Annuity Years.

Because each of the Protected Withdrawal Value and Annual Income Amount is determined in a way that is not solely related to Unadjusted Account Value, it is possible for the Unadjusted Account Value to fall to zero, even though the Annual Income Amount remains.

Examples of dollar-for-dollar and proportional reductions, and the Highest Daily Auto Step-Up are set forth below. The values shown here are purely hypothetical, and do not reflect the charges for the Spousal Highest Daily Lifetime 6 Plus benefit or any other fees and charges under the Annuity. Assume the following for all three examples:

. The Issue Date is November 1, 2010

. The Spousal Highest Daily Lifetime 6 Plus benefit is elected on August 1, 2011

. The younger designated life was 70 years old when he/she elected the Spousal Highest Daily Lifetime 6 Plus benefit.

. The first withdrawal is a Lifetime Withdrawal

EXAMPLE OF DOLLAR-FOR-DOLLAR REDUCTIONS

On October 24, 2011, the Protected Withdrawal Value is $120,000, resulting in an Annual Income Amount of $6,000 (since the younger designated life is between the ages of 65 and 84 at the time of the first Lifetime Withdrawal, the Annual Income Amount is 5% of the Protected Withdrawal Value, in this case 5% of $120,000). Assuming $2,500 is withdrawn from the Annuity on this date, the remaining Annual Income Amount for that Annuity Year (up to and including October 31, 2011) is $3,500. This is the result of a dollar-for-dollar reduction of the Annual Income Amount ($6,000 less $2,500 = $3,500).

EXAMPLE OF PROPORTIONAL REDUCTIONS

Continuing the previous example, assume an additional withdrawal of $5,000 occurs on October 27, 2011 and the Account Value at the time and immediately prior to this withdrawal is $118,000. The first $3,500 of this withdrawal reduces the Annual Income

Amount for that Annuity Year to $0. The remaining withdrawal amount of $1,500 reduces the Annual Income Amount in future Annuity Years on a proportional basis based on the ratio of Excess Income to the Unadjusted Account Value immediately prior to the Excess Income. (Note that if there were other withdrawals in that Annuity Year, each would result in another proportional reduction to the Annual Income Amount).

HERE IS THE CALCULATION:

Unadjusted Account Value before Lifetime Withdrawal                  $118,000.00
Less amount of "non" Excess Income                                   $  3,500.00
Unadjusted Account Value immediately before Excess Income of $1,500  $114,500.00
Excess Income amount                                                 $  1,500.00
Ratio                                                                       1.31%
Annual Income Amount                                                 $  6,000.00
Less ratio of 1.31%                                                  $     78.60
Annual Income Amount for future Annuity Years                        $  5,921.40

EXAMPLE OF HIGHEST DAILY AUTO STEP-UP

On each Annuity Anniversary date after the first Lifetime Withdrawal, the Annual Income Amount is stepped-up if the appropriate percentage (based on the younger designated life's age on that Annuity Anniversary) of the highest daily value since your first Lifetime Withdrawal (or last Annuity Anniversary in subsequent years), adjusted for withdrawals and additional Purchase Payments (including any associated Purchase Credits), is greater than the Annual Income Amount, adjusted for Excess Income and additional Purchase Payments (including any associated Purchase Credits).

Continuing the same example as above, the Annual Income Amount for this Annuity Year is $6,000. However, the Excess Income on October 27 reduces the amount to $5,921.40 for future years (see above). For the next Annuity Year, the Annual Income Amount will be stepped up if 5% (since the youngest designated life is between 65 and 84 on the date of the potential step-up) of the highest daily Unadjusted Account Value adjusted for withdrawals and Purchase Payments (including any associated Purchase Credits), is greater than $5921.40. Here are the calculations for determining the daily values. Only the October 26 value is being adjusted for Excess Income as the October 28 and October 31 Valuation Days occur after the Excess Income on October 27.

                                  HIGHEST DAILY VALUE    ADJUSTED ANNUAL INCOME
                                (ADJUSTED FOR WITHDRAWAL   AMOUNT (5% OF THE
DATE*             ACCOUNT VALUE AND PURCHASE PAYMENTS)**  HIGHEST DAILY VALUE)
-----             ------------- ------------------------ ----------------------
October 26, 2011   $119,000.00        $119,000.00              $5,950.00
October 27, 2011   $113,000.00        $113,986.95              $5,699.35
October 28, 2011   $113,000.00        $113,986.95              $5,699.35
October 31, 2011   $119,000.00        $119,000.00              $5,950.00

* In this example, the Annuity Anniversary date is November 1. The Valuation Dates are every day following the first Lifetime Withdrawal. In subsequent Annuity Years Valuation Dates will be every day following the Annuity Anniversary. The Annuity Anniversary Date of November 1 is considered the final Valuation Date for the Annuity Year. ** In this example, the first daily value after the first Lifetime Withdrawal is $119,000 on October 26, resulting in an adjusted Annual Income Amount of $5,950.00. This amount is adjusted on October 27 to reflect the $5,000 withdrawal. The calculations for the adjustments are:

. The Unadjusted Account Value of $119,000 on October 26 is first reduced dollar-for-dollar by $3,500 ($3,500 is the remaining Annual Income Amount for the Annuity Year), resulting in an Unadjusted Account Value of $115,500 before the Excess Income.

. This amount ($115,500) is further reduced by 1.31% (this is the ratio in the above example which is the Excess Income divided by the Unadjusted Account Value immediately preceding the Excess Income) resulting in a Highest Daily Value of $113,986.95.

. The adjusted Annual Income Amount is carried forward to the next Valuation Date of October 28. At this time, we compare this amount to 5% of the Unadjusted Account Value on October 28. Since the October 27 adjusted Annual Income Amount of $5,699.35 is greater than $5,650.00 (5% of $113,000), we continue to carry $5,699.35 forward to the next and final Valuation Day of October 31. The Unadjusted Account Value on October 31 is $119,000 and 5% of this amount is $5,950. Since this is greater than $5,699.35, the adjusted Annual Income Amount is reset to $5,950.00.

In this example, 5% of the October 31 value results in the highest amount of $5,950.00. Since this amount is greater than the current year's Annual Income Amount of $5,921.40 (adjusted for Excess Income), the Annual Income Amount for the next Annuity Year, starting on November 1, 2011 and continuing through October 31, 2012, will be stepped-up to $5,950.00.

NON-LIFETIME WITHDRAWAL FEATURE

You may take a one-time non-lifetime withdrawal ("Non-Lifetime Withdrawal") under Spousal Highest Daily Lifetime 6 Plus. It is an optional feature of the benefit that you can only elect at the time of your first withdrawal. The amount of the Non-Lifetime Withdrawal cannot be more than the amount that would cause the Annuity to be taken below the minimum Surrender Value after a withdrawal for your Annuity. This Non-Lifetime Withdrawal will not establish our initial Annual Income Amount and the Periodic Value above will continue to be calculated. However, the total amount of the withdrawal will proportionally reduce all guarantees associated with the Spousal Highest Daily Lifetime 6 Plus benefit. You must tell us at the time you take the partial withdrawal if your withdrawal is intended to be the Non-Lifetime Withdrawal and not the first Lifetime Withdrawal under the Spousal Highest Daily Lifetime 6 Plus benefit. If you don't elect the Non-Lifetime Withdrawal, the first withdrawal you make will be the first Lifetime Withdrawal that establishes your Annual Income Amount, which is based on your Protected Withdrawal Value. Once you elect the Non-Lifetime Withdrawal or Lifetime Withdrawals, no additional Non-Lifetime withdrawals may be taken.

The Non-Lifetime Withdrawal will proportionally reduce the Protected Withdrawal Value and the Periodic Value guarantees on the tenth and twentieth anniversaries of the benefit effective date, described above, by the percentage the total withdrawal amount (including any applicable CDSC and any applicable MVA) represents of the then current Unadjusted Account Value immediately prior to the time of the withdrawal.

If you are participating in a Systematic Withdrawal program, the first withdrawal under the program cannot be classified as the Non-Lifetime Withdrawal. Thus, the first withdrawal will be a Lifetime Withdrawal.

EXAMPLE - NON-LIFETIME WITHDRAWAL (PROPORTIONAL REDUCTION)

This example is purely hypothetical and does not reflect the charges for the benefit or any other fees and charges under the Annuity. It is intended to illustrate the proportional reduction of the Non-Lifetime Withdrawal under this benefit. Assume the following:

. The Issue Date is December 1, 2010

. The Spousal Highest Daily Lifetime 6 Plus benefit is elected on September 1, 2011

. The Unadjusted Account Value at benefit election was $105,000

. The younger designated life was 70 years old when he/she elected the Spousal Highest Daily Lifetime 6 Plus benefit

. No previous withdrawals have been taken under the Spousal Highest Daily Lifetime 6 Plus benefit

On October 3, 2011, the Protected Withdrawal Value is $125,000, the 10th benefit year minimum Periodic Value guarantee is $210,000 and the 20th benefit year minimum Periodic Value guarantee is $420,000, and the Unadjusted Account Value is $120,000. Assuming $15,000 is withdrawn from the Annuity on October 3, 2011 and is designated as a Non-Lifetime Withdrawal, all guarantees associated with the Spousal Highest Daily Lifetime 6 Plus benefit will be reduced by the ratio the total withdrawal amount represents of the Unadjusted Account Value just prior to the withdrawal being taken.

HERE IS THE CALCULATION:

Withdrawal amount                                          $ 15,000
Divided by Unadjusted Account Value before withdrawal      $120,000
Equals ratio                                                   12.5%
All guarantees will be reduced by the above ratio (12.5%)
Protected Withdrawal Value                                 $109,375
10th benefit year Minimum Periodic Value                   $183,750
20th benefit year Minimum Periodic Value                   $367,500

REQUIRED MINIMUM DISTRIBUTIONS

See the sub-section entitled "Required Minimum Distributions" in the section above concerning Highest Daily Lifetime 6 Plus for a discussion of the relationship between the RMD amount and the Annual Income Amount.

BENEFITS UNDER SPOUSAL HIGHEST DAILY LIFETIME 6 PLUS

. To the extent that your Unadjusted Account Value was reduced to zero as a result of cumulative Lifetime Withdrawals in an Annuity Year that are less than or equal to the Annual Income Amount, and amounts are still payable under Spousal Highest Daily Lifetime 6 Plus, we will make an additional payment, if any, for that Annuity Year equal to the remaining Annual Income Amount for the Annuity Year. Thus, in that scenario, the remaining Annual Income Amount would be payable even though your Unadjusted Account Value was reduced to zero. In subsequent Annuity Years we make payments that equal the Annual Income Amount as described in this section. We will make payments until the death of the first of the designated lives to die, and will continue to make payments until the death of the second designated life as long as the designated lives were spouses at the time of the first death. After the Unadjusted Account Value is reduced to zero, you are not permitted to make additional Purchase Payments to your Annuity. TO THE EXTENT THAT CUMULATIVE WITHDRAWALS IN THE ANNUITY YEAR THAT REDUCED YOUR UNADJUSTED ACCOUNT VALUE TO ZERO ARE MORE THAN THE ANNUAL INCOME AMOUNT, THE SPOUSAL HIGHEST DAILY LIFETIME 6 PLUS BENEFIT TERMINATES, AND NO ADDITIONAL PAYMENTS WILL BE MADE. HOWEVER, IF A PARTIAL WITHDRAWAL IN THE LATTER SCENARIO WAS TAKEN TO SATISFY A REQUIRED MINIMUM DISTRIBUTION (AS DESCRIBED ABOVE) UNDER THE ANNUITY THEN THE BENEFIT WILL NOT TERMINATE, AND WE WILL CONTINUE TO PAY THE ANNUAL INCOME AMOUNT IN SUBSEQUENT ANNUITY YEARS UNTIL THE DEATH OF THE SECOND DESIGNATED LIFE PROVIDED THE DESIGNATED LIVES WERE SPOUSES AT THE DEATH OF THE FIRST DESIGNATED LIFE.

. Please note that if your Unadjusted Account Value is reduced to zero, all subsequent payments will be treated as annuity payments. Further, payments that we make under this benefit after the Latest Annuity Date will be treated as annuity payments.

. If annuity payments are to begin under the terms of your Annuity, or if you decide to begin receiving annuity payments and there is an Annual Income Amount due in subsequent Annuity Years, you can elect one of the following two options:

(1)apply your Unadjusted Account Value, less any applicable state required premium tax, to any annuity option available; or

(2)request that, as of the date annuity payments are to begin, we make annuity payments each year equal to the Annual Income Amount. We will make payments until the first of the designated lives to die, and will continue to make payments until the death of the second designated life as long as the designated lives were spouses at the time of the first death. If, due to death of a designated life or divorce prior to Annuitization, only a single designated life remains, then annuity payments will be made as a life annuity for the lifetime of the designated life. We must receive your request in a form acceptable to us at our office. If applying your Unadjusted Account Value, less any applicable tax charges, to our current life only (or joint life, depending on the number of designated lives remaining) annuity payment rates results in a higher annual payment, we will give you the higher annual payment.

. In the absence of an election when mandatory annuity payments are to begin, we currently make annual annuity payments as a joint and survivor or single (as applicable) life fixed annuity with eight payments certain, by applying the greater of the annuity rates then currently available or the annuity rates guaranteed in your Annuity. We reserve the right at any time to increase or decrease the certain period in order to comply with the Code (e.g., to shorten the period certain to match life expectancy under applicable Internal Revenue Service tables). The amount that will be applied to provide such annuity payments will be the greater of:

(1)the present value of the future Annual Income Amount payments. Such present value will be calculated using the greater of the joint and survivor or single (as applicable) life fixed annuity rates then currently available or the joint and survivor or single (as applicable) life fixed annuity rates guaranteed in your Annuity; and

(2)the Unadjusted Account Value.

If no Lifetime Withdrawal was ever taken, we will calculate the Annual Income Amount as if you made your first Lifetime Withdrawal on the date the annuity payments are to begin.

OTHER IMPORTANT CONSIDERATIONS

. Withdrawals under the Spousal Highest Daily Lifetime 6 Plus benefit are subject to all of the terms and conditions of the Annuity, including any applicable CDSC for the Non-Lifetime Withdrawal as well as partial withdrawals that exceed the Annual Income Amount. If you have an active Systematic Withdrawal program running at the time you elect this benefit, the first systematic withdrawal that processes after your election of the benefit will be deemed a Lifetime Withdrawal. Withdrawals made while the Spousal Highest Daily Lifetime 6 Plus Benefit is in effect will be treated, for tax purposes, in the same way as any other withdrawals under the Annuity. Any withdrawals made under the benefit will be taken pro rata from the Sub-accounts (including the AST Investment Grade Bond Sub-account) and the DCA MVA Options. If you have an active Systematic Withdrawal program running at the time you elect this benefit, the program must withdraw funds pro rata.

. Any Lifetime Withdrawal that you take that is less than or equal to the Annual Income Amount is not subject to a CDSC, even if the total amount of such withdrawals in any Annuity Year exceeds the maximum Free Withdrawal amount. For purposes of calculating a CDSC on any future withdrawal, Lifetime Withdrawals that are less than or equal to the Annual Income Amount in an Annuity Year are not treated as withdrawals of Purchase Payments. Moreover, any Lifetime Withdrawal that is treated as Excess Income is subject to any applicable CDSC if the withdrawal is greater than the Free Withdrawal amount.

. You should carefully consider when to begin taking Lifetime Withdrawals. If you begin taking withdrawals early, you may maximize the time during which you may take Lifetime Withdrawals due to longer life expectancy, and you will be using an optional benefit for which you are paying a charge. On the other hand, you could limit the value of the benefit if you begin taking withdrawals too soon. For example, withdrawals reduce your Unadjusted Account Value and may limit the potential for increasing your Protected Withdrawal Value. You should discuss with your Financial Professional when it may be appropriate for you to begin taking Lifetime Withdrawals.

. You cannot allocate Purchase Payments or transfer Unadjusted Account Value to or from the AST Investment Grade Bond Sub-account. A summary description of the AST Investment Grade Bond Portfolios appears in the prospectus section entitled "Investment Options." In addition, you can find a copy of the AST Investment Grade Bond Portfolio prospectus by going to www.prudentialannuities.com.

. Transfers to and from the elected Sub-accounts, the DCA MVA Options, and the AST Investment Grade Bond Sub-account triggered by the Spousal Highest Daily Lifetime 6 Plus mathematical formula will not count toward the maximum number of free transfers allowable under an Annuity.

. Upon inception of the benefit, 100% of your Unadjusted Account Value must be allocated to the Permitted Sub-accounts. We may amend the Permitted Sub-accounts from time to time. Changes to Permitted Sub-accounts, or to the requirements as to how you may allocate your Unadjusted Account Value with this benefit, may apply to current participants in the benefit. To the extent that changes apply to current participants in the benefit, they will apply only upon re-allocation of Unadjusted Account Value, or upon addition of additional Purchase Payments. That is, we will not require such current participants to re-allocate Unadjusted Account Value to comply with any new requirements.

. The current charge for Spousal Highest Daily Lifetime 6 Plus is 0.95% annually of the greater of Unadjusted Account Value and Protected Withdrawal Value. The maximum charge for Spousal Highest Daily Lifetime 6 Plus is 1.50% annually of the greater of the Unadjusted Account Value and Protected Withdrawal Value. As discussed in "Highest Daily Auto Step-Up" above, we may increase the fee upon a step-up under this benefit. We deduct this charge on quarterly anniversaries of the benefit effective date, based on the values on the last Valuation Day prior to the quarterly anniversary. Thus, we deduct, on a quarterly basis, 0.2375% of the greater of the prior Valuation Day's Unadjusted Account Value, or the prior Valuation Day's Protected Withdrawal Value. We deduct the fee pro rata from each of your Sub-accounts, including the AST Investment Grade Bond Sub-account. You will begin paying this charge as of the effective date of the benefit even if you do not begin taking withdrawals for many years, or ever. We will not refund the charges you have paid if you choose never to take any withdrawals and/or if you never receive any lifetime income payments.

If the deduction of the charge would result in the Unadjusted Account Value falling below the lesser of $500 or 5% of the sum of the Unadjusted Account Value on the effective date of the benefit plus all Purchase Payments made subsequent thereto (and any associated Purchase Credits) (we refer to this as the "Account Value Floor"), we will only deduct that portion of the charge that would not cause the Unadjusted Account Value to fall below the Account Value Floor. If the Unadjusted Account Value on the date we would deduct a charge for the benefit is less than the Account Value Floor, then no charge will be assessed for that benefit quarter. Charges deducted upon termination of the benefit may cause the Unadjusted Account Value to fall below the Account Value Floor. If a charge for the Spousal Highest Daily Lifetime 6 Plus benefit would be deducted on the same day we process a withdrawal request, the charge will be deducted first, then the withdrawal will be processed. The withdrawal could cause the Unadjusted Account Value to fall below the Account Value Floor. While the deduction of the charge (other than the final charge) may not reduce the Unadjusted Account Value to zero, withdrawals may reduce the Unadjusted Account Value to zero. If this happens and the Annual Income Amount is greater than zero, we will make payments under the benefit.

ELECTION OF AND DESIGNATIONS UNDER THE BENEFIT

Spousal Highest Daily Lifetime 6 Plus is no longer available. Spousal Highest Daily Lifetime 6 Plus could only be elected based on two designated lives. Designated lives must have been natural persons who are each other's spouses at the time of election of the benefit and at the death of the first of the designated lives to die. Spousal Highest Daily Lifetime 6 Plus only could be elected if the Owner, Annuitant, and Beneficiary designations were as follows:

. One Annuity Owner, where the Annuitant and the Owner are the same person and the sole Beneficiary is the Owner's spouse. The younger Owner/Annuitant and the Beneficiary must be at least 50 years old and the older must be at least 55 years old at the time of election; or

. Co-Annuity Owners, where the Owners are each other's spouses. The Beneficiary designation must be the surviving spouse, or the spouses named equally. One of the Owners must be the Annuitant. The younger Owner must be at least 50 years old and the older Owner must be at least 55 years old at the time of election; or

. One Annuity Owner, where the Owner is a custodial account established to hold retirement assets for the benefit of the Annuitant pursuant to the provisions of Section 408(a) of the Internal Revenue Code (or any successor Code section thereto) ("Custodial Account"), the Beneficiary is the Custodial Account, and the spouse of the Annuitant is the Contingent Annuitant. The younger of the Annuitant and the Contingent Annuitant must be at least 50 years old and the older must be at least 55 years old at the time of election.

We do not permit a change of Owner under this benefit, except as follows:

(a) if one Owner dies and the surviving spousal Owner assumes the Annuity, or

(b) if the Annuity initially is co-owned, but thereafter the Owner who is not the Annuitant is removed as Owner. We permit changes of Beneficiary designations under this benefit, however if the Beneficiary is changed, the benefit may not be eligible to be continued upon the death of the first designated life. If the designated lives divorce, the Spousal Highest Daily Lifetime 6 Plus benefit may not be divided as part of the divorce settlement or judgment. Nor may the divorcing spouse who retains ownership of the Annuity appoint a new designated life upon re-marriage.

If you are currently participating in a Systematic Withdrawal program, amounts withdrawn under the program must be taken on a pro rata basis from your Annuity's Sub-accounts (i.e., in direct proportion to the proportion that each such Sub-account bears to your total Account Value) in order for you to be eligible for the benefit. Thus, you may not elect Spousal Highest Daily Lifetime 6 Plus so long as you participate in a Systematic Withdrawal program in which withdrawals are not taken pro rata.

TERMINATION OF THE BENEFIT

You may terminate the benefit at any time by notifying us. If you terminate the benefit, any guarantee provided by the benefit will terminate as of the date the termination is effective, and certain restrictions on re-election may apply.

THE BENEFIT AUTOMATICALLY TERMINATES UPON THE FIRST TO OCCUR OF THE FOLLOWING:

. UPON OUR RECEIPT OF DUE PROOF OF DEATH OF THE FIRST DESIGNATED LIFE, IF THE SURVIVING SPOUSE OPTS TO TAKE THE DEATH BENEFIT UNDER THE ANNUITY (RATHER THAN CONTINUE THE ANNUITY) OR IF THE SURVIVING SPOUSE IS NOT AN ELIGIBLE DESIGNATED LIFE;

. UPON THE DEATH OF THE SECOND DESIGNATED LIFE;

. YOUR TERMINATION OF THE BENEFIT;

. YOUR SURRENDER OF THE ANNUITY;

. YOUR ELECTION TO BEGIN RECEIVING ANNUITY PAYMENTS (ALTHOUGH IF YOU HAVE ELECTED TO TAKE ANNUITY PAYMENTS IN THE FORM OF THE ANNUAL INCOME AMOUNT, WE WILL CONTINUE TO PAY THE ANNUAL INCOME AMOUNT);

. BOTH THE UNADJUSTED ACCOUNT VALUE AND ANNUAL INCOME AMOUNT EQUAL ZERO; OR

. YOU CEASE TO MEET OUR REQUIREMENTS AS DESCRIBED IN "ELECTION OF AND DESIGNATIONS UNDER THE BENEFIT".

Upon termination of Spousal Highest Daily Lifetime 6 Plus other than upon the death of the second Designated Life or Annuitization, we impose any accrued fee for the benefit (i.e., the fee for the pro-rated portion of the year since the fee was last assessed), and thereafter we cease deducting the charge for the benefit. This final charge will be deducted even if it results in the Unadjusted Account Value falling below the Account Value Floor. With regard to your investment allocations, upon termination we will: (i) leave intact amounts that are held in the Permitted Sub-accounts, and (ii) unless you are participating in an asset allocation program (i.e., Custom Portfolios Program, or 6 or 12 Month DCA Program for which we are providing administrative support), transfer all amounts held in the AST Investment Grade Bond Sub-account to your variable Investment Options, pro rata (i.e. in the same proportion as the current balances in your variable Investment Options). If, prior to the transfer from the AST Investment Grade Bond Sub-account, the Unadjusted Account Value in the variable Investment Options is zero, we will transfer such amounts to the AST Money Market Sub-account.

HOW SPOUSAL HIGHEST DAILY LIFETIME 6 PLUS TRANSFERS UNADJUSTED ACCOUNT VALUE BETWEEN YOUR PERMITTED SUB-ACCOUNTS AND THE AST INVESTMENT GRADE BOND

SUB-ACCOUNT. See "How Highest Daily Lifetime 6 Plus/Spousal Highest Daily Lifetime 6 Plus Transfers Unadjusted Account Value Between Your Permitted Sub-accounts and the AST Investment Grade Bond Sub-account" above for information regarding this component of the benefit.

ADDITIONAL TAX CONSIDERATIONS

Please see the Additional Tax Considerations section under Highest Daily Lifetime 6 Plus above.

FORMULA FOR HIGHEST DAILY LIFETIME 6 PLUS INCOME BENEFIT, HIGHEST DAILY

LIFETIME 6 PLUS INCOME BENEFIT WITH LIFETIME INCOME ACCELERATOR, AND SPOUSAL

HIGHEST DAILY LIFETIME 6 PLUS INCOME BENEFIT

TRANSFERS OF ACCOUNT VALUE BETWEEN YOUR PERMITTED SUB-ACCOUNTS AND THE AST

INVESTMENT GRADE BOND SUB-ACCOUNT

TERMS AND DEFINITIONS REFERENCED IN THE CALCULATION FORMULAS:

. C\\u\\ - the upper target is established on the effective date of the Highest Daily Lifetime 6 Plus/Spousal Highest Daily Lifetime 6 Plus benefit (the "Effective Date") and is not changed for the life of the guarantee. Currently, it is 83%.

. C\\us\\ - The secondary upper target is established on the Effective Date of the Highest Daily Lifetime 6 Plus/Spousal Highest Daily Lifetime 6 Plus benefit and is not changed for the life of the guarantee. Currently it is 84.5%

. C\\t\\ - the target is established on the Effective Date and is not changed for the life of the guarantee. Currently, it is 80%.

. C\\l\\ - the lower target is established on the Effective Date and is not changed for the life of the guarantee. Currently, it is 78%.

. L - the target value as of the current Valuation Day.

. r - the target ratio.

. a - factors used in calculating the target value. These factors are established on the Effective Date and are not changed for the life of the guarantee. (See below for the table of "a" factors)

. V\\v\\ - the total value of all Permitted Sub-accounts in the Annuity.

. V\\F\\ - the Unadjusted Account Value of all elected DCA MVA Options in the Annuity.

. B - the total value of the AST Investment Grade Bond Portfolio Sub-account.

. P - Income Basis. Prior to the first Lifetime Withdrawal, the Income Basis is equal to the Protected Withdrawal Value calculated as if the first Lifetime Withdrawal were taken on the date of calculation. After the first Lifetime Withdrawal, the Income Basis is equal to the greater of (1) the Protected Withdrawal Value on the date of the first Lifetime Withdrawal, increased for additional Purchase Payments, including the amount of any associated Purchase Credits, and adjusted proportionally for Excess Income*, and (2) the Protected Withdrawal Value on any Annuity Anniversary subsequent to the first Lifetime Withdrawal, increased for subsequent additional Purchase Payments (including the amount of any associated Purchase Credits) and adjusted proportionately for Excess Income* and (3) any highest daily Unadjusted Account Value occurring on or after the later of the immediately preceding Annuity anniversary, or the date of the first Lifetime Withdrawal, and prior to or including the date of this calculation, increased for additional Purchase Payments (including the amount of any associated Purchase Credits) and adjusted for withdrawals, as described herein.

. T - the amount of a transfer into or out of the AST Investment Grade Bond Portfolio Sub-account.

. T\\M\\ - the amount of a monthly transfer out of the AST Investment Grade Bond Portfolio.

* Note: Lifetime Withdrawals of less than or equal to the Annual Income Amount do not reduce the Income Basis.

DAILY TARGET VALUE CALCULATION:

On each Valuation Day, a target value (L) is calculated, according to the following formula. If (V\\V\\ + V\\F\\) is equal to zero, no calculation is necessary. Target Values are subject to change for new elections of this benefit on a going-forward basis.

L = 0.05 * P * a

DAILY TRANSFER CALCULATION:

The following formula, which is set on the Benefit Effective Date and is not changed for the life of the guarantee, determines when a transfer is required:

Target Ratio r = (L - B) / (V\\V\\ + V\\F\\).

. If on the third consecutive Valuation Day r (greater than) C\\u\\ and r (less or =) C\\us\\ or if on any day r (greater than) C\\us\\, and transfers have not been suspended due to the 90% cap rule, assets in the Permitted Sub-accounts and the DCA MVA Options, if applicable, are transferred to the AST Investment Grade Bond Portfolio Sub-account.

. If r (less than) C\\l\\, and there are currently assets in the AST Investment Grade Bond Portfolio Sub-account (B (greater than) 0), assets in the AST Investment Grade Bond Portfolio Sub-account are transferred to the Permitted Sub-accounts as described above.

90% CAP RULE: If, on any Valuation Day this benefit remains in effect, a transfer into the AST Investment Grade Bond Portfolio Sub-account occurs that results in 90% of the Unadjusted Account Value being allocated to the AST Investment Grade Bond Portfolio Sub-account, any transfers into the AST Investment Grade Bond Portfolio Sub-account will be suspended, even if the formula would otherwise dictate that a transfer into the AST Investment Grade Bond Portfolio Sub-account should occur. Transfers out of the AST Investment Grade Bond Portfolio Sub-account and into the elected Sub-accounts will still be allowed. The suspension will be lifted once a transfer out of the AST Investment Grade Bond Portfolio Sub-account occurs either due to a Daily or Monthly Transfer Calculation. Due to the performance of the AST Investment Grade Bond Portfolio Sub-account and the elected Sub-accounts, the Unadjusted Account value could be more than 90% invested in the AST Investment Grade Bond Portfolio Sub-account.

The following formula, which is set on the Benefit Effective Date and is not changed for the life of the guarantee, determines the transfer amount:

T    =    Min (MAX (0, (0.90 * (V\\V\\ + V\\F\\ + B)) - B),       Money is transferred from the Permitted
          [L - B - (V\\V\\ + V\\F\\) * C\\t\\] / (1 - C\\t\\))    Sub-accounts and the DCA MVA Options to the
                                                                  AST Investment Grade Bond Sub-account
T    =    {Min (B, - [L - B - (V\\V\\ + V\\F\\) * C\\t\\] /       Money is transferred from the AST Investment
          (1 - C\\t\\))}                                          Grade Bond Sub-account to the Permitted
                                                                  Sub-accounts

MONTHLY TRANSFER CALCULATION

On each monthly anniversary of the Annuity Issue Date and following the daily Transfer Calculation above, the following formula determines if a transfer from the AST Investment Grade Bond Sub-account to the Permitted Sub-accounts will occur:

If, after the daily Transfer Calculation is performed,

{Min (B, .05 * (V\\V\\ + V\\F\\ + B))} (less than) (C\\u\\ * (V\\V\\ + V\\F\\)

- L + B) / (1 - C\\u\\), then

T\\M\\ = {Min (B, .05 * (V\\V\\ + V\\F\\ + B))} Money is transferred from the AST Investment Grade Bond Sub-account to the Permitted Sub-accounts.

"A" FACTORS FOR LIABILITY CALCULATIONS

(in Years and Months since Benefit Effective Date)*

      Months
Years   1      2     3     4     5     6     7     8     9    10    11     12
----- ------ ----- ----- ----- ----- ----- ----- ----- ----- ----- ----- -----
  1   15.34  15.31 15.27 15.23 15.20 15.16 15.13 15.09 15.05 15.02 14.98 14.95
  2   14.91  14.87 14.84 14.80 14.76 14.73 14.69 14.66 14.62 14.58 14.55 14.51
  3   14.47  14.44 14.40 14.36 14.33 14.29 14.26 14.22 14.18 14.15 14.11 14.07
  4   14.04  14.00 13.96 13.93 13.89 13.85 13.82 13.78 13.74 13.71 13.67 13.63
  5   13.60  13.56 13.52 13.48 13.45 13.41 13.37 13.34 13.30 13.26 13.23 13.19
  6   13.15  13.12 13.08 13.04 13.00 12.97 12.93 12.89 12.86 12.82 12.78 12.75
  7   12.71  12.67 12.63 12.60 12.56 12.52 12.49 12.45 12.41 12.38 12.34 12.30
  8   12.26  12.23 12.19 12.15 12.12 12.08 12.04 12.01 11.97 11.93 11.90 11.86
  9   11.82  11.78 11.75 11.71 11.67 11.64 11.60 11.56 11.53 11.49 11.45 11.42
 10   11.38  11.34 11.31 11.27 11.23 11.20 11.16 11.12 11.09 11.05 11.01 10.98
 11   10.94  10.90 10.87 10.83 10.79 10.76 10.72 10.69 10.65 10.61 10.58 10.54
 12   10.50  10.47 10.43 10.40 10.36 10.32 10.29 10.25 10.21 10.18 10.14 10.11
 13   10.07  10.04 10.00  9.96  9.93  9.89  9.86  9.82  9.79  9.75  9.71  9.68
 14    9.64   9.61  9.57  9.54  9.50  9.47  9.43  9.40  9.36  9.33  9.29  9.26
 15    9.22   9.19  9.15  9.12  9.08  9.05  9.02  8.98  8.95  8.91  8.88  8.84
 16    8.81   8.77  8.74  8.71  8.67  8.64  8.60  8.57  8.54  8.50  8.47  8.44
 17    8.40   8.37  8.34  8.30  8.27  8.24  8.20  8.17  8.14  8.10  8.07  8.04
 18    8.00   7.97  7.94  7.91  7.88  7.84  7.81  7.78  7.75  7.71  7.68  7.65
 19    7.62   7.59  7.55  7.52  7.49  7.46  7.43  7.40  7.37  7.33  7.30  7.27
 20    7.24   7.21  7.18  7.15  7.12  7.09  7.06  7.03  7.00  6.97  6.94  6.91
 21    6.88   6.85  6.82  6.79  6.76  6.73   6.7  6.67  6.64  6.61  6.58  6.55
 22    6.52   6.50  6.47  6.44  6.41  6.38  6.36  6.33  6.30  6.27  6.24  6.22
 23    6.19   6.16  6.13  6.11  6.08  6.05  6.03  6.00  5.97  5.94  5.92  5.89
 24    5.86   5.84  5.81  5.79  5.76  5.74  5.71  5.69  5.66  5.63  5.61  5.58
 25    5.56   5.53  5.51  5.48  5.46  5.44  5.41  5.39  5.36  5.34  5.32  5.29
 26    5.27   5.24  5.22  5.20  5.18  5.15  5.13  5.11  5.08  5.06  5.04  5.01
 27    4.99   4.97  4.95  4.93  4.91  4.88  4.86  4.84  4.82  4.80  4.78  4.75
 28    4.73   4.71  4.69  4.67  4.65  4.63  4.61  4.59  4.57  4.55  4.53  4.51
 29    4.49   4.47  4.45  4.43  4.41  4.39  4.37  4.35  4.33  4.32  4.30  4.28
 30    4.26   4.24  4.22  4.20  4.18  4.17  4.15  4.13  4.11  4.09  4.07  4.06**

* The values set forth in this table are applied to all ages. ** In all subsequent years and months thereafter, the annuity factor is 4.06

APPENDIX D: FORMULA FOR GRO PLUS II

THE FOLLOWING ARE THE TERMS AND DEFINITIONS REFERENCED IN THE TRANSFER

CALCULATION FORMULA:

. AV is the current Account Value of the Annuity

. V\\V\\ is the current Account Value of the elected Sub-accounts of the Annuity

. V\\F\\ is the current Account Value of amounts held in the MVA Options

. B is the total current value of the AST bond portfolio Sub-account

. C\\l\\ is the lower target value. Currently, it is 79%.

. C\\t\\ is the middle target value. Currently, it is 82%.

. C\\u\\ is the upper target value. Currently, it is 85%.

. T is the amount of a transfer into or out of the AST bond portfolio Sub-account.

For each guarantee provided under the benefit,

. G\\i\\ is the guarantee amount

. N\\i \\is the number of days until the Maturity Date

. d\\i\\ is the discount rate applicable to the number of days until the Maturity Date. It is determined with reference a benchmark index, reduced by the Discount Rate Adjustment and subject to the discount rate minimum. The discount rate minimum, beginning on the effective date of the benefit, is three percent, and will decline monthly over the first twenty-four months following the effective date of the benefit to one percent in the twenty-fifth month, and will remain at one percent for every month thereafter. Once selected, we will not change the applicable benchmark index. However, if the benchmark index is discontinued, we will substitute a successor benchmark index, if there is one. Otherwise we will substitute a comparable benchmark index. We will obtain any required regulatory approvals prior to substitution of the benchmark index.

The formula, which is set on the effective date and is not changed while the benefit is in effect, determines, on each Valuation Day, when a transfer is required.

The formula begins by determining the value on that Valuation Day that, if appreciated at the applicable discount rate, would equal the guarantee amount at the end of each applicable Guarantee Period. We call the greatest of these values the "current liability (L)."

L = MAX (L\\i\\), where L\\i\\ = G\\i\\ / (1 + d\\i\\) /(Ni/365)/

Next the formula calculates the following formula ratio:

r = (L - B) / (V\\V\\ + V\\F\\)

If the formula ratio exceeds an upper target value, then all or a portion of the Account Value will be transferred to the AST bond portfolio Sub-account associated with the current liability subject to the rule that prevents a transfer into that AST bond portfolio Sub-account if 90% or more of Account Value is in that Sub-account (90% cap). If at the time we make a transfer to the AST bond portfolio Sub-account associated with the current liability there is Account Value allocated to an AST bond portfolio Sub-account not associated with the current liability, we will transfer all assets from that AST bond portfolio Sub-account to the AST bond portfolio Sub-account associated with the current liability.

The formula will transfer assets into the AST bond portfolio Sub-account if r (greater than) C\\u\\, subject to the 90% cap.

The transfer amount is calculated by the following formula:

T = {Min (MAX(0, (.90 * (V\\V\\ + V\\F\\ + B)) - B), [L - B - (V\\V\\ + V\\F\\) * C\\t\\] / (1 - C\\t\\))}

D-1

If the formula ratio is less than a lower target value and there are assets in the AST bond portfolio Sub-account, then the formula will transfer assets out of the AST bond portfolio Sub-account into the elected Sub-accounts.

The formula will transfer assets out of the AST bond portfolio Sub-account if r (less than) C\\l\\ and B (greater than) 0. The transfer amount is calculated by the following formula:

T = {Min (B, - [L - B - (V\\V\\ + V\\F\\) * C\\t\\]/(1 - C\\t\\))}

If following a transfer to the elected Sub-accounts, there are assets remaining in a AST bond portfolio Sub-account not associated with the current liability, we will transfer all assets from that AST bond portfolio Sub-account to the AST bond portfolio Sub-account associated with the current liability.

90% CAP RULE: If, on any Valuation Day the Rider remains in effect, a transfer into the AST bond portfolio Sub-account occurs which results in 90% of the Account Value being allocated to the AST bond portfolio Sub-account, any transfers into the AST bond portfolio Sub-account will be suspended even if the formula would otherwise dictate that a transfer into the AST bond portfolio Sub-account should occur. Transfers out of the AST bond portfolio Sub-account and into the elected Sub-accounts will still be allowed. The suspension will be lifted once a transfer out of the AST bond portfolio Sub-account occurs. Due to the performance of the AST bond portfolio Sub-account and the elected Sub-accounts, the Account Value could be more than 90% invested in the AST bond portfolio Sub-account.

D-2

APPENDIX E - SPECIAL CONTRACT PROVISIONS FOR ANNUITIES ISSUED IN CERTAIN STATES

Certain features of your Annuity may be different than the features described earlier in this prospectus, if your Annuity is issued in certain states described below. Further variations may arise in connection with additional state reviews.

Jurisdiction  Special Provisions
------------  ----------------------------------------------------------------
California    Highest Daily Lifetime 6 Plus with Lifetime Income Accelerator is not available. Highest Daily Lifetime Income with Lifetime
              Income Accelerator is not available. Medically-Related Surrender is not available. For the California annuity forms, "contingent deferred sales charges" are referred to as "surrender charges".

Connecticut   Highest Daily Lifetime 6 Plus with Lifetime Income Accelerator is not available. Highest Daily Lifetime Income with Lifetime
              Income Accelerator is not available. Different CDSC schedule for
              X Series. No recapture of Purchase Credits upon death.
              The CDSC Schedule for X Series Annuities in Connecticut is as
              follows:

                                               PERCENTAGE APPLIED
                                                AGAINST PURCHASE
                                                 PAYMENT BEING
AGE OF PURCHASE PAYMENT BEING WITHDRAWN            WITHDRAWN
---------------------------------------        ------------------
Less than one year old                                 9.0%
1 year old or older, but not yet 2 years old          8.50%
2 years old or older, but not yet 3 years old          8.0%
3 years old or older, but not yet 4 years old          8.0%
4 years old or older, but not yet 5 years old         7.75%
5 years old or older, but not yet 6 years old         7.75%
6 years old or older, but not yet 7 years old          5.0%
7 years old or older, but not yet 8 years old          4.0%
8 years old or older, but not yet 9 years old          2.5%
9 or more years old                                    0.0%

Florida        One year waiting period for annuitization. With respect to those who are 65 years or older on the date of purchase, in no event will the Contingent Deferred Sales Charge exceed 10% in accordance with Florida law.

Iowa           Market Value Adjustment Options are not available.

Massachusetts  The annuity rates we use to calculate annuity payments are available only on a gender-neutral basis under any Annuity
               Option or any lifetime withdrawal option benefit. Medically
               Related Surrenders are not available.

Montana        The annuity rates we use to calculate annuity payments are available only on a gender-neutral basis under any Annuity
               Option or any lifetime withdrawal option benefit.

Oregon         The DCA MVA Option is not available.

Texas          No MVA Options are available under the X Series Annuity. The
               Beneficiary Annuity is not available.

Washington     Combination 5% Roll-up and Highest Anniversary Value Death
               Benefit is not available. Highest Daily Lifetime 6 Plus with
               Lifetime Income Accelerator is not available. Highest Daily
               Lifetime Income with Lifetime Income Accelerator is not
               available.

E-1

APPENDIX F - MVA FORMULAS

MVA FORMULA FOR LONG-TERM MVA OPTIONS

The MVA formula is applied separately to each MVA Option to determine the Account Value of the MVA Option on a particular date.

The MVA factor is equal to:

[(l+I)/(l+J+K)]/^/N/12//

where:

I = the Crediting Rate for the MVA Option;

J = the Rate for the remaining Guarantee Period, determined as described below;

K = the Liquidity Factor set forth in the Rider for this MVA Option; and

N = the number of months remaining in the Guarantee Period duration, rounded up to the nearest whole month

For the purposes of determining "j",

Y = /N/12/

GP\\1\\ = the smallest whole number of years greater than or equal to Y.

r\\1\\ = the rate for Guarantee Periods of duration GP\\1\\, which will equal the crediting rate if such Guarantee Period duration is currently available.

GP\\2\\ = the greatest whole number of years less than or equal to Y, but not less than 1.

r\\2\\ = the rate for Guarantee Periods of duration GP\\2\\, which will equal the crediting rate if such Guarantee Period duration is currently available.

If we do not currently offer a Guarantee Period of duration GP\\1\\ or duration GP\\2\\, we will determine r\\1\\ and / or r\\2\\ by linearly interpolating between the current rates of Guarantee Periods closest in duration. If we cannot interpolate because a Guarantee Period of lesser duration is not available, then r\\1\\ and / or r\\2\\ will be equal to [(1) +

(2) - (3)], where (1), (2), and (3) are defined as:

(1)= the current Treasury spot rate for GP\\1\\ or GP\\2\\, respectively, and

(2)= the current crediting rate for the next longer Guaranteed Period duration currently available, and

(3)= the current Treasury spot rate for the next longer Guaranteed Period duration currently available.

The term "current Treasury spot rate" refers to the rates that existed at the time the crediting rates were last determined.

To determine "j":

If Y is an integer, and if Y is equal to a Guarantee Period duration that we currently offer, "j" is equal to the crediting rate associated with a Guarantee Period duration of Y years.

If Y is less than 1, then "j" = r\\2\\.

Otherwise, we determine "j" by linearly interpolating between r\\1\\ and r\\2\\, using the following formula:

J = (R\\1\\ * (Y - GP\\2\\) + r\\2\\ * (GP\\1\\ - Y))/(GP\\1\\ - GP\\2\\)

The current rate ("j") in the MVA formula is subject to the same Guaranteed Minimum Interest Rate as the Crediting Rate.

F-1

We reserve the right to waive the liquidity factor set forth above.

MVA EXAMPLES FOR LONG-TERM MVA OPTIONS

The following hypothetical examples show the effect of the MVA in determining Account Value. Assume the following:

. You allocate $50,000 into an MVA Option (we refer to this as the "Allocation Date" in these examples) with a Guarantee Period of 5 years (we refer to this as the "Maturity Date" in these examples).

. The crediting rate associated with the MVA Option beginning on Allocation Date and maturing on Maturity Date is 5.50% (I = 5.50%).

. You make no withdrawals or transfers until you decide to withdraw the entire MVA Option after exactly three (3) years, at which point 24 months remain before the Maturity Date (N = 24).

EXAMPLE OF POSITIVE MVA

Assume that at the time you request the withdrawal, the crediting rate associated with the fixed allocation maturing on the Maturity Date is 4.00% (J = 4.00%). Based on these assumptions, the MVA would be calculated as follows:

MVA Factor = [(1+I)/(1+J+0.0025)]/^/N/12// = [1.055/1.0425]/^/2// = 1.024125 Unadjusted Value = $58,712.07 Adjusted Account Value after MVA = Unadjusted Value X MVA Factor = $60,128.47

EXAMPLE OF NEGATIVE MVA

Assume that at the time you request the withdrawal, the crediting rate associated with the fixed allocation maturing on the Maturity Date is 7.00% (J = 7.00%). Based on these assumptions, the MVA would be calculated as follows:

MVA Factor = [(1+I)/(1+J+0.0025)]/^/N/12// = [1.055/1.0725]/^/2// = 0.967632 Unadjusted Value = $58,712.07 Adjusted Account Value after MVA = Unadjusted Value X MVA Factor = $56,811.69

MVA FORMULA FOR 6 OR 12 MONTH DCA MVA OPTIONS

The MVA formula is applied separately to each DCA MVA Option to determine the Account Value of the DCA MVA Option on a particular date.

The Market Value Adjustment Factor applicable to the MVA Options we make available under the 6 or 12 Month Dollar Cost Averaging Program is as follows:

The MVA factor is equal to:

[(l+I)/(l+J+K/)]^N/12/

where:

I = the Index Rate established at inception of a DCA MVA Option. This Index Rate will be based on a Constant Maturity Treasury (CMT) rate for a maturity (in months) equal to the initial duration of the DCA MVA Option. This CMT rate will be determined based on the weekly average of the CMT Index of appropriate maturity as of two weeks prior to initiation of the DCA MVA Option. The CMT Index will be based on "Treasury constant maturities nominal 12" rates as published in Federal Reserve Statistical Release H.15. If a CMT index for the number of months needed is not available, the applicable CMT index will be determined based on a linear interpolation of the published CMT indices;

J = the Index Rate determined at the time the MVA calculation is needed, based on a CMT rate for the amount of time remaining in the DCA MVA Option. The amount of time will be based on the number of complete months remaining in the DCA MVA Option, rounded up to the nearest whole month. This CMT rate will be determined based on the weekly average of the CMT Index of appropriate maturity as of two weeks prior to the date for which the MVA calculation is needed. The CMT Index will be based on "Treasury constant maturities nominal 12" rates as published in Federal Reserve Statistical Release H.15. If a CMT index for the number of months needed is not available, the applicable CMT index will be determined based on a linear interpolation of the published CMT indices;

K = the Liquidity Factor set forth in the Rider for this MVA Option; and

N = the number of complete months remaining in the DCA MVA Option, rounded up to the nearest whole month.

F-2

If the "Treasury constant maturities nominal 12" rates available through Federal Reserve Statistical Release H. 15 should become unavailable at any time, or if the rate for a 1-month maturity should become unavailable through this source, we will substitute rates which, in our opinion, are comparable.

We reserve the right to waive the Liquidity Factor.

F-3

APPENDIX G--FORMULA FOR HIGHEST DAILY GRO II

FORMULA FOR ELECTIONS OF HIGHEST DAILY GRO II MADE PRIOR TO JULY 16, 2010

THE FOLLOWING ARE THE TERMS AND DEFINITIONS REFERENCED IN THE TRANSFER

CALCULATION FORMULA:

. AV is the current Account Value of the Annuity

. V\\V\\ is the current Account Value of the elected Sub-accounts of the Annuity

. V\\F\\ is the current Account Value of amounts held in the MVA Options

. B is the total current value of the AST bond portfolio Sub-account

. C\\l\\ is the lower target value. Currently, it is 79%.

. C\\t\\ is the middle target value. Currently, it is 82%.

. C\\u \\is the upper target value. Currently, it is 85%.

. T is the amount of a transfer into or out of the AST bond portfolio Sub-account.

For each guarantee provided under the benefit,

. G\\i \\is the guarantee amount

. N\\i\\ is the number of days until the Maturity Date

. d\\i \\is the discount rate applicable to the number of days until the Maturity Date. It is determined with reference a benchmark index, reduced by the Discount Rate Adjustment and subject to the discount rate minimum. The discount rate minimum, beginning on the effective date of the benefit, is three percent, and will decline monthly over the first twenty-four months following the effective date of the benefit to one percent in the twenty-fifth month, and will remain at one percent for every month thereafter. Once selected, we will not change the applicable benchmark index. However, if the benchmark index is discontinued, we will substitute a successor benchmark index, if there is one. Otherwise we will substitute a comparable benchmark index. We will obtain any required regulatory approvals prior to substitution of the benchmark index.

The formula, which is set on the effective date and is not changed while the benefit is in effect, determines, on each Valuation Day, when a transfer is required.

The formula begins by determining the value on that Valuation Day that, if appreciated at the applicable discount rate, would equal the guarantee amount at the end of each applicable Guarantee Period. We call the greatest of these values the "current liability (L)."

L = MAX (L\\i\\), where L\\i\\ = G\\i\\ / (1 + d\\i\\) //(Ni/365)//

Next the formula calculates the following formula ratio:

r = (L - B) / (V\\V\\ + V\\F\\)

If the formula ratio exceeds an upper target value, then all or a portion of the Account Value will be transferred to the AST bond portfolio Sub-account associated with the current liability subject to the rule that prevents a transfer into that AST bond portfolio Sub-account if 90% or more of Account Value is in that Sub-account (90% cap). If at the time we make a transfer to the AST bond portfolio Sub-account associated with the current liability there is Account Value allocated to an AST bond portfolio Sub-account not associated with the current liability, we will transfer all assets from that AST bond portfolio Sub-account to the AST bond portfolio Sub-account associated with the current liability.

The formula will transfer assets into the AST bond portfolio Sub-account if r (greater than) C\\u\\, subject to the 90% cap.

The transfer amount is calculated by the following formula:

T = {Min (MAX(0, (.90 * (V\\V\\ + V\\F\\ + B)) - B), [L - B - (V\\V\\ + V\\F\\) * C\\t\\] / (1 - C\\t\\))}

G-1

If the formula ratio is less than a lower target value and there are assets in the AST bond portfolio Sub-account, then the formula will transfer assets out of the AST bond portfolio Sub-account into the elected Sub-accounts.

The formula will transfer assets out of the AST bond portfolio Sub-account if r (less than) C\\l\\ and B (greater than) 0. The transfer amount is calculated by the following formula:

T = {Min (B, - [L - B - (V\\V\\ + V\\F\\) * C\\t\\] / (1 - C\\t\\))}

If following a transfer to the elected Sub-accounts, there are assets remaining in a AST bond portfolio Sub-account not associated with the current liability, we will transfer all assets from that AST bond portfolio Sub-account to the AST bond portfolio Sub-account associated with the current liability.

90% CAP RULE: If, on any Valuation Day the Rider remains in effect, a transfer into the AST bond portfolio Sub-account occurs which results in 90% of the Account Value being allocated to the AST bond portfolio Sub-account, any transfers into the AST bond portfolio Sub-account will be suspended even if the formula would otherwise dictate that a transfer into the AST bond portfolio Sub-account should occur. Transfers out of the AST bond portfolio Sub-account and into the elected Sub-accounts will still be allowed. The suspension will be lifted once a transfer out of the AST bond portfolio Sub-account occurs. Due to the performance of the AST bond portfolio Sub-account and the elected Sub-accounts, the Account Value could be more than 90% invested in the AST bond portfolio Sub-account.

FORMULA FOR ELECTIONS OF HD GRO II MADE ON OR AFTER JULY 16, 2010, SUBJECT TO

STATE APPROVAL.

The operation of the formula is the same as for elections of HD GRO II prior to July 16, 2010. The formula below provides additional information regarding the concept of the Projected Future Guarantee throughout the Transfer Calculation.

THE FOLLOWING ARE THE TERMS AND DEFINITIONS REFERENCED IN THE TRANSFER

CALCULATION FORMULA:

. AV is the current Account Value of the Annuity

. V\\V\\ is the current Account Value of the elected Sub-accounts of the Annuity

. V\\F\\ is the current Account Value of the elected Fixed Rate Options of the Annuity

. B is the total current value of the Transfer Account

. C\\l\\ is the lower target value; it is established on the Effective Date and is not changed for the life of the guarantee

. C\\t\\ is the middle target value; it is established on the Effective Date and is not changed for the life of the guarantee

. C\\u\\ is the upper target value; it is established on the Effective Date and is not changed for the life of the guarantee

. T is the amount of a transfer into or out of the Transfer Account

. "Projected Future Guarantee" is an amount equal to the highest Account Value (adjusted for Withdrawals and additional Net Purchase Payments) within the current Benefit Year that would result in a new Guarantee Amount. For the Projected Future Guarantee, the assumed Guarantee Period begins on the current Valuation Day and ends 10 years from the next anniversary of the Effective Date. We only calculate a Projected Future Guarantee if the assumed Guarantee Period associated with that Projected Future Guarantee does not extend beyond the latest Annuity Date applicable to the Annuity.

The formula, which is set on the Effective Date and is not changed while the Rider is in effect, determines, on each Valuation Day, when a transfer is required.

The formula begins by determining for each Guarantee Amount and for the Projected Future Guarantee, the value on that Valuation Day that, if appreciated at the applicable discount rate, would equal the Guarantee Amount at the end of the Guarantee Period. We call the greatest of these values the "current liability (L)".

L = MAX (L\\i\\), where L\\i\\ = G\\i\\ / (1 + d\\i\\ ) //(Ni /365)//

Where:

. G\\i\\ is the value of the Guarantee Amount or the Projected Future Guarantee

. N\\i\\ is the number of days until the end of the Guarantee Period

G-2

. d\\i\\ is the discount rate associated with the number of days until the end of a Guarantee Period (or the assumed Guarantee Period, for the Projected Future Guarantee). The discount rate is determined by taking the greater of the Benchmark Index Interest Rate less the Discount Rate Adjustment, and the Discount Rate Minimum. The applicable term of the Benchmark Index Interest Rate is the same as the number of days remaining until the end of the Guarantee Period (or the assumed Guarantee Period, for the Projected Future Guarantee). If no Benchmark Index Interest Rate is available for such term, the nearest available term will be used. The Discount Rate Minimum is determined based on the number of months since the Effective Date.

Next the formula calculates the following formula ratio (r):

r = (L - B) / (V\\V\\ + V\\F\\)

If the formula ratio exceeds an upper target value, then Unadjusted Account Value will be transferred to the bond portfolio Sub-account associated with the current liability subject to the 90% Cap Feature. If, at the time we make a transfer to the bond portfolio Sub-account associated with the current liability, there is Unadjusted Account Value allocated to a bond portfolio Sub-account not associated with the current liability, we will transfer all assets from that bond portfolio Sub-account to the bond portfolio Sub-account associated with the current liability.

The formula will transfer assets into the Transfer Account if r (greater than) C\\u\\ and if transfers have not been suspended due to the 90% Cap Feature. Assets in the elected Sub-accounts and Fixed Rate Options, if applicable, are transferred to the Transfer Account in accordance with the Transfer provisions of the Rider.

The transfer amount is calculated by the following formula:

T = {Min(MAX(0,(.90 * (V\\V\\ + V\\F\\ + B)) - B), [L - B - (V\\V\\ + V\\F\\ ) * C\\t\\ ] / (1 - C\\t\\))}

If the formula ratio is less than a lower target value, and there are assets in the Transfer Account, then the formula will transfer assets out of the Transfer Account and into the elected Sub-accounts.

The formula will transfer assets out of the Transfer Account if r (less than) C\\l\\ and B (greater than) 0.

The transfer amount is calculated by the following formula:

T = {Min (B, - [L - B - (V\\V\\ + V\\F\\) * C\\t\\ ]/(1 - C\\t\\))}

If, following a transfer to the elected Sub-accounts, there are assets remaining in a bond portfolio Sub-account not associated with the current liability, we will transfer all assets from that bond portfolio Sub-account to the bond portfolio Sub-account associated with the current liability.

90% CAP FEATURE: If, on any Valuation Day the Rider remains in effect, a transfer into the Transfer Account occurs which results in 90% of the Unadjusted Account Value being allocated to the Transfer Account, any transfers into the Transfer Account will be suspended even if the formula would otherwise dictate that a transfer into the Transfer Account should occur. Transfers out of the Transfer Account and into the elected Sub-accounts will still be allowed. The suspension will be lifted once a transfer out of the Transfer Account occurs. Due to the performance of the Transfer Account and the elected Sub-Accounts, the Unadjusted Account Value could be more than 90% invested in the Transfer Account.

G-3

APPENDIX H - FORMULA FOR HIGHEST DAILY LIFETIME INCOME, HIGHEST DAILY LIFETIME INCOME WITH LIFETIME INCOME ACCELERATOR, AND SPOUSAL HIGHEST DAILY LIFETIME

INCOME

TRANSFERS OF ACCOUNT VALUE BETWEEN YOUR PERMITTED SUB-ACCOUNTS AND THE AST

INVESTMENT GRADE BOND SUB-ACCOUNT

TERMS AND DEFINITIONS REFERENCED IN THE CALCULATION FORMULAS:

. C\\u\\ - the upper target is established on the effective date of the Highest Daily Lifetime Income/Spousal Highest Daily Lifetime Income benefit (the "Effective Date") and is not changed for the life of the guarantee. Currently, it is 83%.

. C\\us\\ - The secondary upper target is established on the Effective Date of the Highest Daily Lifetime Income/Spousal Highest Daily Lifetime Income benefit and is not changed for the life of the guarantee. Currently it is 84.5%

. C\\t\\ - the target is established on the Effective Date and is not changed for the life of the guarantee. Currently, it is 80%.

. C\\l\\ - the lower target is established on the Effective Date and is not changed for the life of the guarantee. Currently, it is 78%.

. L - the target value as of the current Valuation Day.

. r - the target ratio.

. a - factors used in calculating the target value. These factors are established on the Effective Date and are not changed for the life of the guarantee. (See below for the table of "a" factors)

. V\\v\\ - the total value of all Permitted Sub-accounts in the Annuity.

. V\\F\\ - the Unadjusted Account Value of all elected DCA MVA Options in the Annuity.

. B - the total value of the AST Investment Grade Bond Portfolio Sub-account.

. P - Income Basis. Prior to the first Lifetime Withdrawal, the Income Basis is equal to the Protected Withdrawal Value calculated as if the first Lifetime Withdrawal were taken on the date of calculation. After the first Lifetime Withdrawal, the Income Basis is equal to the greater of (1) the Protected Withdrawal Value on the date of the first Lifetime Withdrawal, increased for additional Purchase Payments, including the amount of any associated Purchase Credits, and adjusted proportionally for Excess Income*, and (2) the Protected Withdrawal Value on any Annuity Anniversary subsequent to the first Lifetime Withdrawal, increased for subsequent additional Purchase Payments (including the amount of any associated Purchase Credits) and adjusted proportionately for Excess Income* and (3) any highest daily Unadjusted Account Value occurring on or after the later of the immediately preceding Annuity anniversary, or the date of the first Lifetime Withdrawal, and prior to or including the date of this calculation, increased for additional Purchase Payments (including the amount of any associated Purchase Credits) and adjusted for withdrawals, as described herein.

. T - the amount of a transfer into or out of the AST Investment Grade Bond Portfolio Sub-account.

. T\\M\\ - the amount of a monthly transfer out of the AST Investment Grade Bond Portfolio.

* Note: Lifetime Withdrawals of less than or equal to the Annual Income Amount do not reduce the Income Basis.

DAILY TARGET VALUE CALCULATION:

On each Valuation Day, a target value (L) is calculated, according to the following formula. If (V\\V\\ + V\\F\\) is equal to zero, no calculation is necessary. Target Values are subject to change for new elections of this benefit on a going-forward basis.

L = 0.05 * P * a

DAILY TRANSFER CALCULATION:

The following formula, which is set on the Benefit Effective Date and is not changed for the life of the guarantee, determines when a transfer is required:

Target Ratio r = (L - B) / (V\\V\\ + V\\F\\).

. If on the third consecutive Valuation Day r (greater than) C\\u\\ and r (less or =) C\\us\\ or if on any day r (greater than) C\\us\\, and transfers have not been suspended due to the 90% cap rule, assets in the Permitted Sub-accounts and the DCA MVA Options, if applicable, are transferred to the AST Investment Grade Bond Portfolio Sub-account.

. If r (less than) C\\l\\, and there are currently assets in the AST Investment Grade Bond Portfolio Sub-account (B (greater than) 0), assets in the AST Investment Grade Bond Portfolio Sub-account are transferred to the Permitted Sub-accounts as described above.

90% CAP RULE: If, on any Valuation Day this benefit remains in effect, a transfer into the AST Investment Grade Bond Portfolio Sub-account occurs that results in 90% of the Unadjusted Account Value being allocated to the AST Investment Grade Bond Portfolio Sub-account, any transfers into the AST Investment Grade Bond Portfolio Sub-account will be suspended, even if the formula would otherwise dictate that a transfer into the AST Investment Grade Bond Portfolio Sub-account should occur. Transfers out of the AST Investment Grade Bond Portfolio Sub-account and into the elected Sub-accounts will still be allowed. The suspension will be lifted once a transfer out of the AST Investment Grade Bond Portfolio Sub-account occurs either due to a Daily or Monthly Transfer Calculation. Due to the performance of the AST Investment Grade Bond Portfolio Sub-account and the elected Sub-accounts, the Unadjusted Account value could be more than 90% invested in the AST Investment Grade Bond Portfolio Sub-account.

The following formula, which is set on the Benefit Effective Date and is not changed for the life of the guarantee, determines the transfer amount:

T    =    Min (MAX (0, (0.90 * (V\\V\\ + V\\F\\ + B)) - B),       Money is transferred from the Permitted
          [L - B - (V\\V\\ + V\\F\\) * C\\t\\] / (1 - C\\t\\))    Sub-accounts and the DCA MVA Options to the
                                                                  AST Investment Grade Bond Sub-account
T    =    {Min (B, - [L - B - (V\\V\\ + V\\F\\) * C\\t\\] /       Money is transferred from the AST Investment
          (1 - C\\t\\))}                                          Grade Bond Sub-account to the Permitted Sub-
                                                                  accounts

MONTHLY TRANSFER CALCULATION

On each monthly anniversary of the Annuity Issue Date and following the daily Transfer Calculation above, the following formula determines if a transfer from the AST Investment Grade Bond Sub-account to the Permitted Sub-accounts will occur:

If, after the daily Transfer Calculation is performed,

{Min (B, .05 * (V\\V\\ + V\\F\\ + B))} (less than) (C\\u\\ * (V\\V\\ + V\\F\\)

- L + B) / (1 - C\\u\\), then

T\\M\\ = {Min (B, .05 * (V\\V\\ + V\\F\\ + B))} Money is transferred from the AST Investment Grade Bond Sub-account to the Permitted Sub- accounts.

"A" FACTORS FOR LIABILITY CALCULATIONS

(in Years and Months since Benefit Effective Date)*

      Months
Years   1      2     3     4     5     6     7     8     9    10    11     12
----- ------ ----- ----- ----- ----- ----- ----- ----- ----- ----- ----- -----
  1   15.34  15.31 15.27 15.23 15.20 15.16 15.13 15.09 15.05 15.02 14.98 14.95
  2   14.91  14.87 14.84 14.80 14.76 14.73 14.69 14.66 14.62 14.58 14.55 14.51
  3   14.47  14.44 14.40 14.36 14.33 14.29 14.26 14.22 14.18 14.15 14.11 14.07
  4   14.04  14.00 13.96 13.93 13.89 13.85 13.82 13.78 13.74 13.71 13.67 13.63
  5   13.60  13.56 13.52 13.48 13.45 13.41 13.37 13.34 13.30 13.26 13.23 13.19
  6   13.15  13.12 13.08 13.04 13.00 12.97 12.93 12.89 12.86 12.82 12.78 12.75
  7   12.71  12.67 12.63 12.60 12.56 12.52 12.49 12.45 12.41 12.38 12.34 12.30
  8   12.26  12.23 12.19 12.15 12.12 12.08 12.04 12.01 11.97 11.93 11.90 11.86
  9   11.82  11.78 11.75 11.71 11.67 11.64 11.60 11.56 11.53 11.49 11.45 11.42
 10   11.38  11.34 11.31 11.27 11.23 11.20 11.16 11.12 11.09 11.05 11.01 10.98
 11   10.94  10.90 10.87 10.83 10.79 10.76 10.72 10.69 10.65 10.61 10.58 10.54
 12   10.50  10.47 10.43 10.40 10.36 10.32 10.29 10.25 10.21 10.18 10.14 10.11
 13   10.07  10.04 10.00  9.96  9.93  9.89  9.86  9.82  9.79  9.75  9.71  9.68
 14    9.64   9.61  9.57  9.54  9.50  9.47  9.43  9.40  9.36  9.33  9.29  9.26
 15    9.22   9.19  9.15  9.12  9.08  9.05  9.02  8.98  8.95  8.91  8.88  8.84
 16    8.81   8.77  8.74  8.71  8.67  8.64  8.60  8.57  8.54  8.50  8.47  8.44
 17    8.40   8.37  8.34  8.30  8.27  8.24  8.20  8.17  8.14  8.10  8.07  8.04
 18    8.00   7.97  7.94  7.91  7.88  7.84  7.81  7.78  7.75  7.71  7.68  7.65
 19    7.62   7.59  7.55  7.52  7.49  7.46  7.43  7.40  7.37  7.33  7.30  7.27
 20    7.24   7.21  7.18  7.15  7.12  7.09  7.06  7.03  7.00  6.97  6.94  6.91
 21    6.88   6.85  6.82  6.79  6.76  6.73   6.7  6.67  6.64  6.61  6.58  6.55
 22    6.52   6.50  6.47  6.44  6.41  6.38  6.36  6.33  6.30  6.27  6.24  6.22
 23    6.19   6.16  6.13  6.11  6.08  6.05  6.03  6.00  5.97  5.94  5.92  5.89
 24    5.86   5.84  5.81  5.79  5.76  5.74  5.71  5.69  5.66  5.63  5.61  5.58
 25    5.56   5.53  5.51  5.48  5.46  5.44  5.41  5.39  5.36  5.34  5.32  5.29
 26    5.27   5.24  5.22  5.20  5.18  5.15  5.13  5.11  5.08  5.06  5.04  5.01
 27    4.99   4.97  4.95  4.93  4.91  4.88  4.86  4.84  4.82  4.80  4.78  4.75
 28    4.73   4.71  4.69  4.67  4.65  4.63  4.61  4.59  4.57  4.55  4.53  4.51
 29    4.49   4.47  4.45  4.43  4.41  4.39  4.37  4.35  4.33  4.32  4.30  4.28
 30    4.26   4.24  4.22  4.20  4.18  4.17  4.15  4.13  4.11  4.09  4.07  4.06**

* The values set forth in this table are applied to all ages. ** In all subsequent years and months thereafter, the annuity factor is 4.06

PLEASE SEND ME A STATEMENT OF ADDITIONAL INFORMATION THAT CONTAINS
FURTHER DETAILS ABOUT THE PRUCO LIFE PRUDENTIAL PREMIER(R) RETIREMENT
VARIABLE ANNUITY X SERIES, B SERIES, L SERIES AND C SERIES/SM/ ANNUITY
DESCRIBED IN PROSPECTUS (05/01/2011)
                   ----------------------------------------
                     (print your name)
                   ----------------------------------------
                         (address)
                   ----------------------------------------
                    (city/state/zip code)

Please see the section of this prospectus entitled "How To Contact Us" for where to send your request for a Statement of Additional Information

-------------- [LOGO] Prudential PRST STD The Prudential Insurance Company of America POSTAGES & 751 Broad Street FEES PAID VON Newark, NJ 07102-3777 HOFFMANN CORPORATION --------------

PRUCO LIFE INSURANCE COMPANY
 A Prudential Financial Company
751 Broad Street, Newark, NJ 07102-3777

PRUDENTIAL PREMIER(R) ADVISOR/SM/ VARIABLE ANNUITY SERIES ("ADVISOR SERIES")

FLEXIBLE PREMIUM DEFERRED ANNUITY

PROSPECTUS: MAY 1, 2011

This prospectus describes a flexible premium deferred annuity offered by Pruco Life Insurance Company ("Pruco Life"), which we refer to in this prospectus as the "Annuity" or the "Advisor Series". The Annuity described in this prospectus is designed for investors who have hired an investment advisor to provide advice about allocating Account Value within the Annuity. The Annuity may be offered as an individual annuity contract or as an interest in a group annuity. The Annuity has different features and benefits that may be appropriate for you based on your financial situation, your age and how you intend to use the Annuity. Financial Professionals may be compensated for the sale of the Annuity. Selling broker-dealer firms through which the Annuity is sold may decline to make available or may not recommend to their customers certain of the optional features and/or benefits and Investment Options offered generally under the Annuity or may impose restrictions (e.g., a lower maximum issue age for certain optional benefits). Please speak to your Financial Professional for further details. CERTAIN OF THE INVESTMENT OPTIONS AND/OR FEATURES MAY NOT BE AVAILABLE IN ALL STATES. Certain terms are capitalized in this prospectus. Those terms are either defined in the Glossary of Terms or in the context of the particular section.

THE SUB-ACCOUNTS

The Pruco Life Flexible Premium Variable Annuity Account is a Separate Account of Pruco Life, and is the investment vehicle in which your Purchase Payments invested in the Sub-accounts are held. Each Sub-account of the Pruco Life Flexible Premium Variable Annuity Account invests in an underlying mutual fund

- see the following page for a complete list of the Sub-accounts. Currently, portfolios of Advanced Series Trust, Franklin Templeton Variable Insurance Products Trust, and ProFunds VP are being offered. Certain Sub-accounts are not available if you participate in an optional living benefit - see "Limitations With Optional Benefits" later in this prospectus for details.

PLEASE READ THIS PROSPECTUS

THIS PROSPECTUS SETS FORTH INFORMATION ABOUT THE ANNUITY THAT YOU OUGHT TO KNOW BEFORE INVESTING. PLEASE READ THIS PROSPECTUS AND THE CURRENT PROSPECTUS FOR THE UNDERLYING MUTUAL FUNDS. KEEP THEM FOR FUTURE REFERENCE. If you are purchasing the Annuity as a replacement for an existing variable annuity or variable life coverage, or a fixed insurance policy, you should consider any surrender or penalty charges you may incur and any benefits you may also be forfeiting when replacing your existing coverage. Please note that if you are investing in this Annuity through a tax-advantaged retirement plan (such as an Individual Retirement Account or 401(k) plan), you will get no additional tax advantage through the Annuity itself.

AVAILABLE INFORMATION

We have also filed a Statement of Additional Information dated the same date as this prospectus that is available from us, without charge, upon your request. The contents of the Statement of Additional Information are described at the end of this prospectus - see Table of Contents. The Statement of Additional Information is incorporated by reference into this prospectus. This prospectus is part of the registration statement we filed with the SEC regarding this offering. Additional information on us and this offering is available in the registration statement and the exhibits thereto. You may review and obtain copies of these materials at no cost to you by contacting us. These documents, as well as documents incorporated by reference, may also be obtained through the SEC's Internet Website (www.sec.gov) for this registration statement as well as for other registrants that file electronically with the SEC. Please see the section of the prospectus entitled "How to Contact Us" for our Service Office address.

This Annuity is NOT a deposit or obligation of, or issued, guaranteed or endorsed by, any bank, is NOT insured or guaranteed by the U.S. government, the Federal Deposit Insurance Corporation (FDIC), the Federal Reserve Board or any other agency. An investment in an annuity involves investment risks, including possible loss of value, even with respect to amounts allocated to the AST Money Market Sub-account.

THIS SECURITY HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

PRUDENTIAL, PRUDENTIAL FINANCIAL, PRUDENTIAL ANNUITIES AND THE ROCK LOGO ARE SERVICEMARKS OF THE PRUDENTIAL INSURANCE COMPANY OF AMERICA AND ITS AFFILIATES. OTHER PROPRIETARY PRUDENTIAL MARKS MAY BE DESIGNATED AS SUCH THROUGH USE OF THE/ SM/ OR (R) SYMBOLS.

FOR FURTHER INFORMATION CALL: 1-888-PRU-2888 OR GO TO OUR WEBSITE AT

HTTP://WWW.PRUDENTIALANNUITIES.COM

Prospectus Dated: May 1, Statement of Additional 2011 Information Dated: May 1, 2011

PLEASE SEE OUR IRA, ROTH IRA AND FINANCIAL DISCLOSURE STATEMENTS ATTACHED TO

THE BACK COVER OF THIS PROSPECTUS.

VARIABLE INVESTMENT OPTIONS

EACH INVESTMENT OPTION LISTED BELOW MAY BE ELECTED WITH ONE OR MORE OPTIONAL

LIVING BENEFITS EXCEPT (A) THE AST INVESTMENT GRADE BOND PORTFOLIO AND THE

TARGET DATE BOND PORTFOLIOS, WHICH ARE NOT AVAILABLE FOR PURCHASE PAYMENTS AND

(B) THE AST QUANTITATIVE MODELING PORTFOLIO, WHICH IS NOT AVAILABLE WITH ANY

OPTIONAL BENEFIT

ADVANCED SERIES TRUST

AST Academic Strategies Asset Allocation Portfolio
AST Advanced Strategies Portfolio
AST AllianceBernstein Core Value Portfolio
AST American Century Income & Growth Portfolio
AST Balanced Asset Allocation Portfolio
AST BlackRock Global Strategies Portfolio
AST BlackRock Value Portfolio
AST Bond Portfolio 2017
AST Bond Portfolio 2018
AST Bond Portfolio 2019
AST Bond Portfolio 2020
AST Bond Portfolio 2021
AST Bond Portfolio 2022
AST Capital Growth Asset Allocation Portfolio
AST CLS Growth Asset Allocation Portfolio
AST CLS Moderate Asset Allocation Portfolio
AST Cohen & Steers Realty Portfolio
AST Federated Aggressive Growth Portfolio
AST FI Pyramis(R) Asset Allocation Portfolio
AST First Trust Balanced Target Portfolio
AST First Trust Capital Appreciation Target Portfolio
AST Global Real Estate Portfolio
AST Goldman Sachs Concentrated Growth Portfolio
AST Goldman Sachs Large-Cap Value Portfolio
AST Goldman Sachs Mid-Cap Growth Portfolio
AST Goldman Sachs Small-Cap Value Portfolio
AST High Yield Portfolio
AST Horizon Growth Asset Allocation Portfolio
AST Horizon Moderate Asset Allocation Portfolio
AST International Growth Portfolio
AST International Value Portfolio
AST Investment Grade Bond Portfolio
AST Jennison Large-Cap Growth Portfolio
AST Jennison Large-Cap Value Portfolio
AST JPMorgan International Equity Portfolio
AST J.P. Morgan Strategic Opportunities Portfolio
AST Large-Cap Value Portfolio
AST Lord Abbett Core Fixed Income Portfolio
AST Marsico Capital Growth Portfolio
AST MFS Global Equity Portfolio
AST MFS Growth Portfolio
AST Mid-Cap Value Portfolio
AST Money Market Portfolio
AST Neuberger Berman Mid-Cap Growth Portfolio
AST Neuberger Berman/LSV Mid-Cap Value Portfolio
AST Parametric Emerging Markets Equity Portfolio
AST PIMCO Limited Maturity Bond Portfolio
AST PIMCO Total Return Bond Portfolio
AST Preservation Asset Allocation Portfolio
AST QMA US Equity Alpha Portfolio
AST Quantitative Modeling Portfolio
AST Schroders Multi-Asset World Strategies Portfolio
AST Small-Cap Growth Portfolio
AST Small-Cap Value Portfolio
AST T. Rowe Price Asset Allocation Portfolio
AST T. Rowe Price Global Bond Portfolio
AST T. Rowe Price Large-Cap Growth Portfolio
AST T. Rowe Price Natural Resources Portfolio
AST Wellington Management Hedged Equity Portfolio
AST Western Asset Core Plus Bond Portfolio

FRANKLIN TEMPLETON VARIABLE INSURANCE PRODUCTS TRUST

Franklin Templeton VIP Founding Funds Allocation Fund

PROFUNDS VP PORTFOLIOS

Consumer Goods

Consumer Services

Financials

Health Care

Industrials

Large-Cap Growth

Large-Cap Value

Mid-Cap Growth

Mid-Cap Value

Real Estate

Small-Cap Growth

Small-Cap Value

Telecommunications

Utilities

 6 OR 12 MONTH DOLLAR COST AVERAGING PROGRAM (THE "6 OR 12 MONTH DCA PROGRAM").. 38

 SYSTEMATIC WITHDRAWALS UNDER SECTIONS 72(t)/72(q) OF THE INTERNAL REVENUE CODE. 42

 HIGHEST DAILY LIFETIME(R) INCOME BENEFIT WITH LIFETIME INCOME ACCELERATOR/SM/

(i)

APPENDIX B - HIGHEST DAILY LIFETIME 6 PLUS INCOME, HIGHEST DAILY LIFETIME 6 PLUS INCOME
  WITH LIFETIME INCOME ACCELERATOR, AND SPOUSAL HIGHEST DAILY LIFETIME 6 PLUS INCOME -
  NO LONGER AVAILABLE FOR NEW ELECTIONS..................................................................... B-1

APPENDIX C - FORMULA FOR GRO PLUS II - NO LONGER AVAILABLE FOR NEW ELECTIONS, EXCEPT FOR ANNUITIES WITH AN

APPENDIX F - FORMULA FOR HIGHEST DAILY GRO II - NO LONGER AVAILABLE FOR NEW ELECTIONS, EXCEPT FOR ANNUITIES
  WITH AN APPLICATION SIGNED PRIOR TO JANUARY 24, 2011...................................................... F-1

APPENDIX G - FORMULA FOR HIGHEST DAILY LIFETIME INCOME, HIGHEST DAILY LIFETIME INCOME
  WITH LIFETIME INCOME ACCELERATOR, AND SPOUSAL HIGHEST DAILY LIFETIME INCOME............................... G-1

(ii)

GLOSSARY OF TERMS

We set forth here definitions of some of the key terms used throughout this prospectus. In addition to the definitions here, we also define certain terms in the section of the prospectus that uses such terms.

ACCOUNT VALUE: The total value of all allocations to the Sub-accounts and/or the MVA Options on any Valuation Day. The Account Value is determined separately for each Sub-account and for each MVA Option, and then totaled to determine the Account Value for your entire Annuity. The Account Value of each MVA Option will be calculated using any applicable MVA.

ACCUMULATION PERIOD: The period of time from the Issue Date through the last Valuation Day immediately preceding the Annuity Date.

ANNUITANT: The natural person upon whose life annuity payments made to the Owner are based.

ANNUITIZATION: Annuitization is the process by which you "annuitize" your Unadjusted Account Value. When you annuitize, we apply the Unadjusted Account Value to one of the available annuity options to begin making periodic payments to the Owner.

ANNUITY DATE: The date on which we apply your Unadjusted Account Value to the applicable annuity option and begin the payout period. As discussed in the Annuity Options section, there is an age by which you must begin receiving annuity payments, which we call the "Latest Annuity Date."

ANNUITY YEAR: The first Annuity Year begins on the Issue Date and continues through and includes the day immediately preceding the first anniversary of the Issue Date. Subsequent Annuity Years begin on the anniversary of the Issue Date and continue through and include the day immediately preceding the next anniversary of the Issue Date.

BENEFICIARY(IES): The natural person(s) or entity(ies) designated as the recipient(s) of the Death Benefit or to whom any remaining period certain payments may be paid in accordance with the annuity payout options section of this Annuity.

BENEFICIARY ANNUITY: You may purchase an Annuity if you are a Beneficiary of an account that was owned by a decedent, subject to the requirements discussed in this prospectus. You may transfer the proceeds of the decedent's account into the Annuity described in this prospectus and continue receiving the distributions that are required by the tax laws. This transfer option is only available for purchase of an IRA, Roth IRA, or a non-qualified Beneficiary Annuity.

CODE: The Internal Revenue Code of 1986, as amended from time to time and the regulations promulgated thereunder.

DOLLAR COST AVERAGING ("DCA") MVA OPTION: An Investment Option that offers a fixed rate of interest for a specified period. The DCA MVA Option is used only with our 6 or 12 Month Dollar Cost Averaging Program, under which the Purchase Payments that you have allocated to that DCA MVA Option are transferred to the designated Sub-accounts over a 6 month or 12 month period. Withdrawals or transfers from the DCA MVA Option will be subject to a Market Value Adjustment if made other than pursuant to the 6 or 12 month DCA Program.

DUE PROOF OF DEATH: Due Proof of Death is satisfied when we receive all of the following in Good Order: (a) a death certificate or similar documentation acceptable to us; (b) all representations we require or which are mandated by applicable law or regulation in relation to the death claim and the payment of death proceeds; and (c) any applicable election of the method of payment of the death benefit, if not previously elected by the Owner, by at least one Beneficiary.

FREE LOOK: The right to examine your Annuity, during a limited period of time, to decide if you want to keep it or cancel it. The length of this time period, and the amount of refund, depends on applicable law and thus may vary. In addition, there is a different Free Look period that applies if your Annuity is held within an IRA. In your Annuity contract, your Free Look right is referred to as your "Right to Cancel."

GOOD ORDER: Good Order is the standard that we apply when we determine whether an instruction is satisfactory. An instruction will be considered in Good Order if it is received at our Service Office: (a) in a manner that is satisfactory to us such that it is sufficiently complete and clear that we do not need to exercise any discretion to follow such instruction and complies with all relevant laws and regulations; (b) on specific forms, or by other means we then permit (such as via telephone or electronic submission); and/or

(c) with any signatures and dates as we may require. We will notify you if an instruction is not in Good Order.

GUARANTEE PERIOD: The period of time during which we credit a fixed rate of interest to an MVA Option.

INVESTMENT OPTION: A Sub-account or MVA Option available as of any given time to which Account Value may be allocated.

1

ISSUE DATE: The effective date of your Annuity.

KEY LIFE: Under the Beneficiary Continuation Option, or the Beneficiary Annuity, the person whose life expectancy is used to determine the required distributions.

MARKET VALUE ADJUSTMENT ("MVA"): A positive or negative adjustment used to determine the Account Value in an MVA Option.

MARKET VALUE ADJUSTMENT OPTIONS ("MVA OPTIONS"): Investment Options to which a fixed rate of interest is credited for a specified Guarantee Period and to which an MVA may apply. The MVA Options consist of (a) the DCA MVA Option used with our 6 or 12 Month DCA Program and (b) the "Long-Term MVA Options", under which Guarantee Periods of different yearly lengths are offered.

MATURITY DATE: With respect to an MVA Option, the last day in a Guarantee Period.

OWNER: With an Annuity issued as an individual annuity contract, the Owner is either an eligible entity or person named as having ownership rights in relation to the Annuity. In certain states, with an Annuity issued as a certificate under a group annuity contract, the "Owner" refers to the person or entity that has the rights and benefits designated to the "participant" in the certificate. Thus, an Owner who is a participant has rights that are comparable to those of the Owner of an individual annuity contract.

PURCHASE PAYMENT: A cash consideration in currency of the United States of America given to us in exchange for the rights, privileges, and benefits of the Annuity.

SERVICE OFFICE: The place to which all requests and payments regarding the Annuity are to be sent. We may change the address of the Service Office at any time, and will notify you in advance of any such change of address. Please see the section of this prospectus entitled "How to Contact Us" for the Service Office address.

SEPARATE ACCOUNT: Referred to as the "Variable Separate Account" in your Annuity, this is the variable Separate Account(s) shown in the Annuity.

SUB-ACCOUNT: A division of the Separate Account.

SURRENDER VALUE: The Account Value (which includes the effect of any MVA) less any applicable tax charges, any charges assessable as a deduction from the Account Value for any optional benefits provided by rider or endorsement, and any Annual Maintenance Fee.

UNADJUSTED ACCOUNT VALUE: The Unadjusted Account Value is equal to the Account Value prior to the application of any MVA.

UNIT: A share of participation in a Sub-account used to calculate your Unadjusted Account Value prior to the Annuity Date.

VALUATION DAY: Every day the New York Stock Exchange is open for trading or any other day the Securities and Exchange Commission requires mutual funds or unit investment trusts to be valued.

WE, US, OUR: Pruco Life Insurance Company.

YOU, YOUR: The Owner(s) shown in the Annuity.

2

SUMMARY OF CONTRACT FEES AND CHARGES

The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering the Annuity. The first table describes the fees and expenses that you will pay at the time you surrender the Annuity, take a partial withdrawal, or transfer Account Value between the Investment Options. State premium taxes also may be deducted.

--------------------------------------- ANNUITY OWNER TRANSACTION EXPENSES ---------------------------------------

ADVISOR SERIES

SALES CHARGE: There is no contingent deferred sales charge or other sales load applicable to the Advisor Series.

TRANSFER FEE: Currently, we deduct a fee of $10 after the 20/th/ transfer each Annuity Year.

TAX CHARGE: 0% to 3.5%. Currently, we only deduct the tax charge upon Annuitization in certain states. We reserve the right to deduct the charge either at the time the tax is imposed, upon a full surrender of the Annuity, or upon Annuitization.

The following table provides a summary of the periodic fees and charges you will pay while you own your Annuity, excluding the underlying portfolio annual expenses. These fees and charges are described in more detail within this prospectus.

-----------------------------------------------------------------------------------------
                               PERIODIC FEES AND CHARGES
-----------------------------------------------------------------------------------------
              FEE/CHARGE                                 ADVISOR SERIES
ANNUAL MAINTENANCE FEE /1,3/             Lesser of $50 or 2% of Unadjusted Account Value
-----------------------------------------------------------------------------------------
                                ANNUALIZED FEES/CHARGES
-----------------------------------------------------------------------------------------
MORTALITY & EXPENSE RISK CHARGE                               0.40%
-----------------------------------------------------------------------------------------
ADMINISTRATION CHARGE                                         0.15%
-----------------------------------------------------------------------------------------
TOTAL ANNUALIZED INSURANCE CHARGE /2,3/                       0.55%
-----------------------------------------------------------------------------------------

1 Assessed annually on the Annuity's anniversary date or upon surrender. Only applicable if the sum of the Purchase Payments at the time the fee is due is less than $100,000.

2 These charges are assessed as a percentage of the daily net assets of the Sub-accounts. The Insurance Charge is the combination of Mortality & Expense Risk Charge and the Administration Charge.

3 For Beneficiaries who elect the Beneficiary Continuation Option, the Annual Maintenance Fee is the lesser of $30 or 2% of Unadjusted Account Value and is only applicable if Unadjusted Account Value is less than $25,000 at the time the fee is assessed. For Beneficiaries who elect the Beneficiary Continuation Option, the Mortality and Expense and Administration Charges do not apply. However, a Settlement Service Charge equal to 1.00% is assessed as a percentage of the daily net assets of the Sub-accounts as an annual charge.

3

The following table sets forth the charge for each optional benefit under the Annuity. These fees would be in addition to the periodic fees and transaction fees set forth in the tables above. The first column shows the charge for each optional benefit on a maximum and current basis. The next column shows the total expenses you would pay for the Annuity if you purchased the relevant optional benefit. More specifically, this column shows the total charge for the optional benefit plus the Total Annualized Insurance Fees/Charges applicable to the Annuity (as shown in the prior table). Where the charges cannot actually be totaled (because they are assessed against different base values), we show both individual charges.

-----------------------------------------------------------------
             YOUR OPTIONAL BENEFIT FEES AND CHARGES
-----------------------------------------------------------------
          OPTIONAL BENEFIT             ANNUALIZED      TOTAL
                                        OPTIONAL     CHARGE /5/
                                       BENEFIT FEE/
                                       CHARGE /4/
-----------------------------------------------------------------
HIGHEST DAILY LIFETIME INCOME AND
SPOUSAL HIGHEST DAILY LIFETIME
INCOME (ASSESSED AGAINST GREATER OF
UNADJUSTED ACCOUNT VALUE AND
PROTECTED WITHDRAWAL VALUE)

MAXIMUM CHARGE/ 6/                        1.50%     0.55% +1.50%
CURRENT CHARGE                            0.95%     0.55% +0.95%
-----------------------------------------------------------------
HIGHEST DAILY LIFETIME INCOME WITH
LIFETIME INCOME ACCELERATOR (ASSESSED
AGAINST GREATER OF UNADJUSTED ACCOUNT
VALUE AND PROTECTED WITHDRAWAL VALUE)

MAXIMUM CHARGE/ 6/                        2.00%     0.55% +2.00%
CURRENT CHARGE                            1.30%     0.55% +1.30%
-----------------------------------------------------------------
HIGHEST DAILY LIFETIME 6 PLUS
INCOME (ASSESSED AGAINST GREATER OF
UNADJUSTED ACCOUNT VALUE AND
PROTECTED WITHDRAWAL VALUE)

MAXIMUM CHARGE /6/                        1.50%     0.55% +1.50%
CURRENT CHARGE                            0.85%     0.55% +0.85%
-----------------------------------------------------------------
HIGHEST DAILY LIFETIME 6 PLUS INCOME
WITH LIFETIME INCOME
ACCELERATOR (ASSESSED AGAINST GREATER
OF UNADJUSTED ACCOUNT VALUE AND
PROTECTED WITHDRAWAL VALUE)

MAXIMUM CHARGE /6/                        2.00%     0.55% +2.00%
CURRENT CHARGE                            1.20%     0.55% +1.20%
-----------------------------------------------------------------
SPOUSAL HIGHEST DAILY LIFETIME 6 PLUS
INCOME (ASSESSED AGAINST GREATER OF
UNADJUSTED ACCOUNT VALUE AND
PROTECTED WITHDRAWAL VALUE)

MAXIMUM CHARGE /6/                        1.50%     0.55% +1.50%
CURRENT CHARGE                            0.95%     0.55% +0.95%
-----------------------------------------------------------------
GUARANTEED RETURN OPTION PLUS II (GRO
PLUS II)

CHARGE/ 7/                                0.60%        1.15%
(ASSESSED AS A PERCENTAGE OF THE
AVERAGE DAILY NET ASSETS OF THE
SUB-ACCOUNTS)
-----------------------------------------------------------------
HIGHEST DAILY GUARANTEED RETURN
OPTION II (HD GRO II)

CHARGE /7/                                0.60%        1.15%
(ASSESSED AS A PERCENTAGE OF THE
AVERAGE DAILY NET ASSETS OF THE
SUB-ACCOUNTS)
-----------------------------------------------------------------
HIGHEST ANNIVERSARY VALUE DEATH
BENEFIT ("HAV")

CHARGE /7/                                0.40%        0.95%
(ASSESSED AS A PERCENTAGE OF THE
AVERAGE DAILY NET ASSETS OF THE
SUB-ACCOUNTS)
-----------------------------------------------------------------
COMBINATION 5% ROLL-UP AND HAV DEATH
BENEFIT

CHARGE /7/                                0.80%        1.35%
(ASSESSED AS A PERCENTAGE OF THE
AVERAGE DAILY NET ASSETS OF THE
SUB-ACCOUNTS)
-----------------------------------------------------------------

4

4 The charge for each of Highest Daily Lifetime Income, Highest Daily Lifetime Income with Lifetime Income Accelerator, Spousal Highest Daily Lifetime Income, Highest Daily Lifetime 6 Plus, Highest Daily Lifetime 6 Plus with Lifetime Income Accelerator, and Spousal Highest Daily Lifetime 6 Plus is assessed against the greater of Unadjusted Account Value and the Protected Withdrawal Value (PWV). PWV is described in the Living Benefits section of this prospectus. The charge for each of GRO Plus II, Highest Daily GRO II, Highest Anniversary Value Death Benefit, and Combination 5% Roll-Up and HAV Death Benefit is assessed as a percentage of the average daily net assets of the Sub-accounts.

5 HOW THE OPTIONAL BENEFIT FEES AND CHARGES ARE DETERMINED FOR HIGHEST DAILY LIFETIME INCOME, HIGHEST DAILY LIFETIME INCOME WITH LIA, SPOUSAL HIGHEST DAILY LIFETIME INCOME, HIGHEST DAILY LIFETIME 6 PLUS, HIGHEST DAILY LIFETIME 6 PLUS WITH LIA, AND SPOUSAL HIGHEST DAILY LIFETIME 6 PLUS AND OTHER BENEFITS:

For Highest Daily Lifetime Income, Highest Daily Lifetime Income with LIA, Spousal Highest Daily Lifetime Income, Highest Daily Lifetime 6 Plus, Highest Daily Lifetime 6 Plus with LIA, and Spousal Highest Daily Lifetime 6 Plus: The charge is taken out of the Sub-accounts. The current optional benefit charge is in addition to the 0.55% annualized charge of amounts invested in the Sub-accounts.

Highest Daily Lifetime Income and Spousal Highest Daily Lifetime Income:

0.95% current optional benefit charge is in addition to 0.55% annualized charge of amounts invested in the Sub-accounts for base Annuity. Highest Daily Lifetime Income with LIA: 1.30% current optional benefit charge is in addition to 0.55% annualized charge of amounts invested in the Sub-accounts for base Annuity.

Highest Daily Lifetime 6 Plus: 0.85% current optional benefit charge is in addition to 0.55% annualized charge of amounts invested in the Sub-accounts for base Annuity.

Highest Daily Lifetime 6 Plus with LIA: 1.20% current optional benefit charge is in addition to 0.55% annualized charge of amounts invested in the Sub-accounts for base Annuity.

Spousal Highest Daily Lifetime 6 Plus: 0.95% current optional benefit charge is in addition to 0.55% annualized charge of amounts invested in the Sub-accounts for base Annuity.

For GRO Plus II and Highest Daily GRO II: The optional benefit charge plus base Annuity charge is 1.15%.

Highest Anniversary Value Death Benefit: The optional benefit charge plus base Annuity charge is 0.95%.

Combination 5% Roll-up and HAV Death Benefit: The optional benefit charge plus base Annuity charge is 1.35%.

6 We reserve the right to increase the charge to the maximum charge indicated, upon any step-up under the benefit. We also reserve the right to increase the charge to the maximum charge indicated if you elect or re-add the benefit post-issue.

7 Because there is no higher charge to which we could increase the current charge, the current charge and maximum charge are one and the same. Thus, so long as you retain the benefit, we cannot increase your charge for the benefit.

The following table provides the range (minimum and maximum) of the total annual expenses for the underlying mutual funds ("portfolios") as of December 31, 2010. Each figure is stated as a percentage of the underlying portfolio's average daily net assets.

----------------------------------------------------
    TOTAL ANNUAL PORTFOLIO OPERATING EXPENSES
----------------------------------------------------
                                   MINIMUM  MAXIMUM
----------------------------------------------------
TOTAL PORTFOLIO OPERATING EXPENSE  0.62%    1.96%
----------------------------------------------------

The following are the total annual expenses for each underlying portfolio as of December 31, 2010, except as noted and except if the underlying portfolio's inception date is subsequent to December 31, 2010. The "Total Annual Portfolio Operating Expenses" reflect the combination of the underlying portfolio's investment management fee, other expenses, any 12b-1 fees and certain other expenses. Each figure is stated as a percentage of the underlying portfolio's average daily net assets. There is no guarantee that actual expenses will be the same as those shown in the table. For certain of the underlying portfolios, a portion of the management fee has been contractually waived and/or other expenses have been contractually partially reimbursed, which is shown in the table. The following expenses are deducted by the portfolio before it provides Pruco Life with the daily net asset value. The portfolio information was provided by the portfolios and has not been independently verified by us. See the prospectuses and or statements of additional information of the portfolios for further details.

-----------------------------------------------------------------------------------------------------------------------------------
                                         UNDERLYING MUTUAL FUND PORTFOLIO ANNUAL EXPENSES

                             (as a percentage of the average net assets of the underlying Portfolios)
-----------------------------------------------------------------------------------------------------------------------------------
                                                              For the year ended December 31, 2010
                             -------------------------------------------------------------------------------------------
        UNDERLYING                                                                                 Total
         PORTFOLIO                                                        Broker Fees  Acquired   Annual    Contractual
                                                               Dividend   and Expenses Portfolio Portfolio  Fee Waiver
                             Management  Other   Distribution Expense on    on Short    Fees &   Operating  or Expense
                                Fees    Expenses (12b-1) Fees Short Sales    Sales     Expenses  Expenses  Reimbursement
-------------------------------------------------------------------------------------------------------------------------
ADVANCED SERIES TRUST
 AST Academic Strategies
  Asset Allocation             0.72%     0.06%      0.00%        0.04%       0.00%       0.73%     1.55%       0.00%
 AST Advanced Strategies       0.85%     0.14%      0.00%        0.00%       0.00%       0.03%     1.02%       0.00%
 AST AllianceBernstein Core
  Value                        0.75%     0.17%      0.00%        0.00%       0.00%       0.00%     0.92%       0.00%
 AST American Century
  Income & Growth              0.75%     0.17%      0.00%        0.00%       0.00%       0.00%     0.92%       0.00%

-----------------------------------------------------------------------------------------------------------------------------------
                                         UNDERLYING MUTUAL FUND PORTFOLIO ANNUAL EXPENSES

                             (as a percentage of the average net assets of the underlying Portfolios)
-----------------------------------------------------------------------------------------------------------------------------------

                             -----------
        UNDERLYING
         PORTFOLIO           Net Annual
                                Fund
                             Operating
                              Expenses
---------------------------------------
ADVANCED SERIES TRUST
 AST Academic Strategies
  Asset Allocation             1.55%
 AST Advanced Strategies       1.02%
 AST AllianceBernstein Core
  Value                        0.92%
 AST American Century
  Income & Growth              0.92%

5

------------------------------------------------------------------------------------------------------------------------------------
                                         UNDERLYING MUTUAL FUND PORTFOLIO ANNUAL EXPENSES

                             (as a percentage of the average net assets of the underlying Portfolios)
------------------------------------------------------------------------------------------------------------------------------------
                                                               For the year ended December 31, 2010
                              -------------------------------------------------------------------------------------------
         UNDERLYING                                                                                 Total
         PORTFOLIO                                                         Broker Fees  Acquired   Annual    Contractual
                                                                Dividend   and Expenses Portfolio Portfolio  Fee Waiver
                              Management  Other   Distribution Expense on    on Short    Fees &   Operating  or Expense
                                 Fees    Expenses (12b-1) Fees Short Sales    Sales     Expenses  Expenses  Reimbursement
--------------------------------------------------------------------------------------------------------------------------
 AST Balanced Asset
  Allocation                    0.15%     0.01%      0.00%        0.00%       0.00%       0.87%     1.03%       0.00%
 AST BlackRock Global
  Strategies/1/                 1.00%     0.15%      0.00%        0.00%       0.00%       0.03%     1.18%       0.07%
 AST BlackRock Value            0.85%     0.12%      0.00%        0.00%       0.00%       0.00%     0.97%       0.00%
 AST Bond Portfolio 2017/ 2/    0.64%     0.24%      0.00%        0.00%       0.00%       0.00%     0.88%       0.00%
 AST Bond Portfolio 2018/ 2/    0.64%     0.23%      0.00%        0.00%       0.00%       0.00%     0.87%       0.00%
 AST Bond Portfolio 2019/ 2/    0.64%     0.24%      0.00%        0.00%       0.00%       0.00%     0.88%       0.00%
 AST Bond Portfolio 2020/ 2/    0.64%     0.25%      0.00%        0.00%       0.00%       0.00%     0.89%       0.00%
 AST Bond Portfolio 2021/ 2/    0.64%     0.39%      0.00%        0.00%       0.00%       0.00%     1.03%       0.03%
 AST Bond Portfolio 2022/ 2/    0.64%     0.33%      0.00%        0.00%       0.00%       0.00%     0.97%       0.00%
 AST Capital Growth Asset
  Allocation                    0.15%     0.01%      0.00%        0.00%       0.00%       0.91%     1.07%       0.00%
 AST CLS Growth Asset
  Allocation                    0.30%     0.02%      0.00%        0.00%       0.00%       0.85%     1.17%       0.00%
 AST CLS Moderate Asset
  Allocation                    0.30%     0.02%      0.00%        0.00%       0.00%       0.76%     1.08%       0.00%
 AST Cohen & Steers Realty      1.00%     0.14%      0.00%        0.00%       0.00%       0.00%     1.14%       0.00%
 AST Federated Aggressive
  Growth                        0.95%     0.17%      0.00%        0.00%       0.00%       0.00%     1.12%       0.00%
 AST FI Pyramis(R) Asset
  Allocation/ 3/                0.85%     0.38%      0.00%        0.18%       0.05%       0.00%     1.46%       0.00%
 AST First Trust Balanced
  Target                        0.85%     0.13%      0.00%        0.00%       0.00%       0.00%     0.98%       0.00%
 AST First Trust Capital
  Appreciation Target           0.85%     0.13%      0.00%        0.00%       0.00%       0.00%     0.98%       0.00%
 AST Global Real Estate         1.00%     0.19%      0.00%        0.00%       0.00%       0.00%     1.19%       0.00%
 AST Goldman Sachs
  Concentrated Growth           0.90%     0.12%      0.00%        0.00%       0.00%       0.00%     1.02%       0.00%
 AST Goldman Sachs
  Large-Cap Value               0.75%     0.13%      0.00%        0.00%       0.00%       0.00%     0.88%       0.00%
 AST Goldman Sachs
  Mid-Cap Growth                1.00%     0.14%      0.00%        0.00%       0.00%       0.00%     1.14%       0.00%
 AST Goldman Sachs
  Small-Cap Value               0.95%     0.18%      0.00%        0.00%       0.00%       0.04%     1.17%       0.00%
 AST High Yield                 0.75%     0.13%      0.00%        0.00%       0.00%       0.00%     0.88%       0.00%
 AST Horizon Growth Asset
  Allocation                    0.30%     0.03%      0.00%        0.00%       0.00%       0.86%     1.19%       0.00%
 AST Horizon Moderate
  Asset Allocation              0.30%     0.02%      0.00%        0.00%       0.00%       0.81%     1.13%       0.00%
 AST International Growth       1.00%     0.14%      0.00%        0.00%       0.00%       0.00%     1.14%       0.00%
 AST International Value        1.00%     0.14%      0.00%        0.00%       0.00%       0.00%     1.14%       0.00%
 AST Investment Grade
  Bond/ 2/                      0.64%     0.15%      0.00%        0.00%       0.00%       0.00%     0.79%       0.00%
 AST Jennison Large-Cap
  Growth                        0.90%     0.12%      0.00%        0.00%       0.00%       0.00%     1.02%       0.00%
 AST Jennison Large-Cap
  Value                         0.75%     0.12%      0.00%        0.00%       0.00%       0.00%     0.87%       0.00%
 AST JPMorgan
  International Equity          0.89%     0.15%      0.00%        0.00%       0.00%       0.00%     1.04%       0.00%
 AST J.P. Morgan Strategic
  Opportunities                 1.00%     0.15%      0.00%        0.10%       0.01%       0.00%     1.26%       0.00%

------------------------------------------------------------------------------------------------------------------------------------
                                         UNDERLYING MUTUAL FUND PORTFOLIO ANNUAL EXPENSES

                             (as a percentage of the average net assets of the underlying Portfolios)
------------------------------------------------------------------------------------------------------------------------------------

                              -----------
         UNDERLYING
         PORTFOLIO            Net Annual
                                 Fund
                              Operating
                               Expenses
----------------------------------------
 AST Balanced Asset
  Allocation                    1.03%
 AST BlackRock Global
  Strategies/1/                 1.11%
 AST BlackRock Value            0.97%
 AST Bond Portfolio 2017/ 2/    0.88%
 AST Bond Portfolio 2018/ 2/    0.87%
 AST Bond Portfolio 2019/ 2/    0.88%
 AST Bond Portfolio 2020/ 2/    0.89%
 AST Bond Portfolio 2021/ 2/    1.00%
 AST Bond Portfolio 2022/ 2/    0.97%
 AST Capital Growth Asset
  Allocation                    1.07%
 AST CLS Growth Asset
  Allocation                    1.17%
 AST CLS Moderate Asset
  Allocation                    1.08%
 AST Cohen & Steers Realty      1.14%
 AST Federated Aggressive
  Growth                        1.12%
 AST FI Pyramis(R) Asset
  Allocation/ 3/                1.46%
 AST First Trust Balanced
  Target                        0.98%
 AST First Trust Capital
  Appreciation Target           0.98%
 AST Global Real Estate         1.19%
 AST Goldman Sachs
  Concentrated Growth           1.02%
 AST Goldman Sachs
  Large-Cap Value               0.88%
 AST Goldman Sachs
  Mid-Cap Growth                1.14%
 AST Goldman Sachs
  Small-Cap Value               1.17%
 AST High Yield                 0.88%
 AST Horizon Growth Asset
  Allocation                    1.19%
 AST Horizon Moderate
  Asset Allocation              1.13%
 AST International Growth       1.14%
 AST International Value        1.14%
 AST Investment Grade
  Bond/ 2/                      0.79%
 AST Jennison Large-Cap
  Growth                        1.02%
 AST Jennison Large-Cap
  Value                         0.87%
 AST JPMorgan
  International Equity          1.04%
 AST J.P. Morgan Strategic
  Opportunities                 1.26%

6

-----------------------------------------------------------------------------------------------------------------------------------
                                         UNDERLYING MUTUAL FUND PORTFOLIO ANNUAL EXPENSES

                             (as a percentage of the average net assets of the underlying Portfolios)
-----------------------------------------------------------------------------------------------------------------------------------
                                                              For the year ended December 31, 2010
                             -------------------------------------------------------------------------------------------
        UNDERLYING                                                                                 Total
         PORTFOLIO                                                        Broker Fees  Acquired   Annual    Contractual
                                                               Dividend   and Expenses Portfolio Portfolio  Fee Waiver
                             Management  Other   Distribution Expense on    on Short    Fees &   Operating  or Expense
                                Fees    Expenses (12b-1) Fees Short Sales    Sales     Expenses  Expenses  Reimbursement
-------------------------------------------------------------------------------------------------------------------------
 AST Large-Cap Value           0.75%     0.12%      0.00%        0.00%       0.00%       0.00%     0.87%       0.00%
 AST Lord Abbett Core
  Fixed Income /4/             0.80%     0.16%      0.00%        0.00%       0.00%       0.00%     0.96%       0.10%
 AST Marsico Capital
  Growth                       0.90%     0.12%      0.00%        0.00%       0.00%       0.00%     1.02%       0.00%
 AST MFS Global Equity         1.00%     0.25%      0.00%        0.00%       0.00%       0.00%     1.25%       0.00%
 AST MFS Growth                0.90%     0.12%      0.00%        0.00%       0.00%       0.00%     1.02%       0.00%
 AST Mid-Cap Value             0.95%     0.15%      0.00%        0.00%       0.00%       0.00%     1.10%       0.00%
 AST Money Market              0.50%     0.12%      0.00%        0.00%       0.00%       0.00%     0.62%       0.00%
 AST Neuberger Berman
  Mid-Cap Growth               0.90%     0.14%      0.00%        0.00%       0.00%       0.00%     1.04%       0.00%
 AST Neuberger Berman/
  LSV Mid-Cap Value            0.90%     0.14%      0.00%        0.00%       0.00%       0.00%     1.04%       0.00%
 AST Parametric Emerging
  Markets Equity               1.10%     0.31%      0.00%        0.00%       0.00%       0.00%     1.41%       0.00%
 AST PIMCO Limited
  Maturity Bond                0.65%     0.15%      0.00%        0.00%       0.00%       0.00%     0.80%       0.00%
 AST PIMCO Total Return
  Bond                         0.65%     0.12%      0.00%        0.00%       0.00%       0.00%     0.77%       0.00%
 AST Preservation Asset
  Allocation                   0.15%     0.02%      0.00%        0.00%       0.00%       0.82%     0.99%       0.00%
 AST QMA US Equity
  Alpha                        1.00%     0.17%      0.00%        0.25%       0.24%       0.00%     1.66%       0.00%
 AST Quantitative
  Modeling /5/                 0.25%     0.11%      0.00%        0.00%       0.00%       0.95%     1.31%       0.06%
 AST Schroders Multi-Asset
  World Strategies             1.10%     0.15%      0.00%        0.00%       0.00%       0.16%     1.41%       0.00%
 AST Small-Cap Growth          0.90%     0.14%      0.00%        0.00%       0.00%       0.00%     1.04%       0.00%
 AST Small-Cap Value           0.90%     0.13%      0.00%        0.00%       0.00%       0.00%     1.03%       0.00%
 AST T. Rowe Price Asset
  Allocation                   0.85%     0.13%      0.00%        0.00%       0.00%       0.00%     0.98%       0.00%
 AST T. Rowe Price Global
  Bond                         0.80%     0.18%      0.00%        0.00%       0.00%       0.00%     0.98%       0.00%
 AST T. Rowe Price Large-
  Cap Growth                   0.89%     0.13%      0.00%        0.00%       0.00%       0.00%     1.02%       0.00%
 AST T. Rowe Price Natural
  Resources                    0.90%     0.14%      0.00%        0.00%       0.00%       0.00%     1.04%       0.00%
 AST Wellington
  Management Hedged
  Equity                       1.00%     0.17%      0.00%        0.00%       0.00%       0.00%     1.17%       0.00%
 AST Western Asset Core
  Plus Bond                    0.70%     0.13%      0.00%        0.00%       0.00%       0.00%     0.83%       0.00%
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
FRANKLIN TEMPLETON
 VARIABLE INSURANCE
 PRODUCTS TRUST/ 6/
 Franklin Templeton VIP
  Founding Funds
  Allocation Fund - Class 4    0.00%     0.11%      0.35%        0.00%       0.00%       0.67%     1.13%       0.01%
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
PROFUND VP
 Consumer Goods                0.75%     0.83%      0.25%        0.00%       0.00%       0.00%     1.83%       0.15%
 Consumer Services             0.75%     0.95%      0.25%        0.00%       0.00%       0.00%     1.95%       0.27%

-----------------------------------------------------------------------------------------------------------------------------------
                                         UNDERLYING MUTUAL FUND PORTFOLIO ANNUAL EXPENSES

                             (as a percentage of the average net assets of the underlying Portfolios)
-----------------------------------------------------------------------------------------------------------------------------------

                             -----------
        UNDERLYING
         PORTFOLIO           Net Annual
                                Fund
                             Operating
                              Expenses
---------------------------------------
 AST Large-Cap Value           0.87%
 AST Lord Abbett Core
  Fixed Income /4/             0.86%
 AST Marsico Capital
  Growth                       1.02%
 AST MFS Global Equity         1.25%
 AST MFS Growth                1.02%
 AST Mid-Cap Value             1.10%
 AST Money Market              0.62%
 AST Neuberger Berman
  Mid-Cap Growth               1.04%
 AST Neuberger Berman/
  LSV Mid-Cap Value            1.04%
 AST Parametric Emerging
  Markets Equity               1.41%
 AST PIMCO Limited
  Maturity Bond                0.80%
 AST PIMCO Total Return
  Bond                         0.77%
 AST Preservation Asset
  Allocation                   0.99%
 AST QMA US Equity
  Alpha                        1.66%
 AST Quantitative
  Modeling /5/                 1.25%
 AST Schroders Multi-Asset
  World Strategies             1.41%
 AST Small-Cap Growth          1.04%
 AST Small-Cap Value           1.03%
 AST T. Rowe Price Asset
  Allocation                   0.98%
 AST T. Rowe Price Global
  Bond                         0.98%
 AST T. Rowe Price Large-
  Cap Growth                   1.02%
 AST T. Rowe Price Natural
  Resources                    1.04%
 AST Wellington
  Management Hedged
  Equity                       1.17%
 AST Western Asset Core
  Plus Bond                    0.83%
---------------------------------------

---------------------------------------
FRANKLIN TEMPLETON
 VARIABLE INSURANCE
 PRODUCTS TRUST/ 6/
 Franklin Templeton VIP
  Founding Funds
  Allocation Fund - Class 4    1.12%
---------------------------------------

---------------------------------------
PROFUND VP
 Consumer Goods                1.68%
 Consumer Services             1.68%

7

---------------------------------------------------------------------------------------------------------------------------
                                     UNDERLYING MUTUAL FUND PORTFOLIO ANNUAL EXPENSES

                         (as a percentage of the average net assets of the underlying Portfolios)
---------------------------------------------------------------------------------------------------------------------------
                                                      For the year ended December 31, 2010
                     ------------------------------------------------------------------------------------------------------
    UNDERLYING                                                                             Total
     PORTFOLIO                                                    Broker Fees  Acquired   Annual    Contractual  Net Annual
                                                       Dividend   and Expenses Portfolio Portfolio  Fee Waiver      Fund
                     Management  Other   Distribution Expense on    on Short    Fees &   Operating  or Expense   Operating
                        Fees    Expenses (12b-1) Fees Short Sales    Sales     Expenses  Expenses  Reimbursement  Expenses
---------------------------------------------------------------------------------------------------------------------------
 Financials            0.75%     0.80%      0.25%        0.00%       0.00%       0.00%     1.80%       0.12%       1.68%
 Health Care           0.75%     0.75%      0.25%        0.00%       0.00%       0.00%     1.75%       0.07%       1.68%
 Industrials           0.75%     0.89%      0.25%        0.00%       0.00%       0.00%     1.89%       0.21%       1.68%
 Large-Cap Growth      0.75%     0.83%      0.25%        0.00%       0.00%       0.00%     1.83%       0.15%       1.68%
 Large-Cap Value       0.75%     0.88%      0.25%        0.00%       0.00%       0.00%     1.88%       0.20%       1.68%
 Mid-Cap Growth        0.75%     0.83%      0.25%        0.00%       0.00%       0.00%     1.83%       0.15%       1.68%
 Mid-Cap Value         0.75%     0.87%      0.25%        0.00%       0.00%       0.00%     1.87%       0.19%       1.68%
 Real Estate           0.75%     0.83%      0.25%        0.00%       0.00%       0.00%     1.83%       0.15%       1.68%
 Small-Cap Growth      0.75%     0.87%      0.25%        0.00%       0.00%       0.00%     1.87%       0.19%       1.68%
 Small-Cap Value       0.75%     0.96%      0.25%        0.00%       0.00%       0.00%     1.96%       0.28%       1.68%
 Telecommunications    0.75%     0.78%      0.25%        0.00%       0.00%       0.00%     1.78%       0.10%       1.68%
 Utilities             0.75%     0.77%      0.25%        0.00%       0.00%       0.00%     1.77%       0.09%       1.68%

/1/ Assuming completion of a pending reorganization transaction, Prudential Investments LLC and AST Investment Services, Inc. (together, the Investment Managers) have contractually agreed to waive a portion of their investment management fees and/or reimburse certain expenses so that the investment management fees plus other expenses (exclusive in all cases of taxes, interest on borrowings, short sale interest and dividend expenses, brokerage commissions, distribution fees, acquired fund and exchange-traded fund fees and expenses, and extraordinary expenses) for the AST BlackRock Global Strategies Portfolio do not exceed 1.08% of its average daily net assets through May 1, 2012. This expense limitation may not be terminated or modified prior to May 1, 2012, but may be discontinued or modified thereafter. The decision on whether to renew, modify, or discontinue this expense limitation after May 1, 2012 will be subject to review by the Investment Managers and the Board of Trustees of the Trust.

/2/ The Investment Managers (Prudential Investments LLC and AST Investment Services, Inc.) have contractually agreed to waive a portion of their investment management fees and/or reimburse certain expenses for the Portfolio so that the Portfolio's investment management fees plus other expenses (exclusive in all cases of taxes, interest, brokerage commissions, distribution fees, acquired fund fees and expenses and extraordinary expenses) do not exceed 1.00% of the Portfolio's average daily net assets through April 30, 2012. This arrangement may not be terminated or modified prior to April 30, 2012, and may be discontinued or modified thereafter. The decision on whether to renew, modify or discontinue the arrangement after April 30, 2012 will be subject to review by the Investment Managers and the Fund's Board of Trustees. /3 /Pyramis is a registered service mark of FMR LLC. Used under license. /4/ The Investment Managers (Prudential Investments LLC and AST Investment Services, Inc.) have contractually agreed to waive a portion of their investment management fee, so that the effective management fee rate paid by the Portfolio is as follows: 0.70% to $500 million of average daily net assets; 0.675% over $500 million in average daily net assets up to and including $1 billion in average daily net assets; and 0.65% over $1 billion in average daily net assets. This arrangement may not be terminated or modified prior to June 30, 2014, and may be discontinued or modified thereafter. The decision on whether to renew, modify or discontinue the arrangement after June 30, 2014 will be subject to review by the Investment Managers and the Fund's Board of Trustees. /5/ The Investment Managers (Prudential Investments LLC and AST Investment Services, Inc.) have contractually agreed to waive a portion of their investment management fees and/or reimburse certain expenses for the Portfolio so that the Portfolio's investment management fees plus other expenses (exclusive in all cases of taxes, interest, brokerage commissions, distribution fees, acquired fund fees and expenses and extraordinary expenses) do not exceed 0.30% of the Portfolio's average daily net assets through May 1, 2012. This arrangement may not be terminated or modified prior to May 1, 2012, and may be discontinued or modified thereafter. The decision on whether to renew, modify or discontinue the arrangement after May 1, 2012 will be subject to review by the Investment Managers and the Fund's Board of Trustees.

/6/ The Fund's administrator has contractually agreed to waive or limit its fee and to assume as its own expense certain expenses of the Fund so that common annual Fund operating expenses (i.e., a combination of fund administration fees and other expenses, but excluding Rule 12b-1 fees and acquired fund fees and expenses) do not exceed 0.10% (other than certain non-routine expenses or costs, including those relating to litigation, indemnification, reorganizations, and liquidations) until April 30, 2012. The Fund does not pay management fees but will directly bear its proportionate share of any management fees and other expenses paid by the underlying funds (or "acquired funds") in which it invests. Acquired funds' estimated fees and expenses are based on the acquired funds' annualized expenses.

8

EXPENSE EXAMPLES

These examples are intended to help you compare the cost of investing in the Annuity with the cost of investing in other Pruco Life Annuities and/or other variable annuities. Below are examples for the Annuity showing what you would pay in expenses at the end of the stated time periods had you invested $10,000 in the Annuity and your investment has a 5% return each year. The examples reflect the following fees and charges for the Annuity as described in "Summary of Contract Fees and Charges."

. Insurance Charge

. Annual Maintenance Fee

. Optional benefit fees, as described below

The examples also assume the following for the period shown:

. You allocate all of your Account Value to the Sub-account with the maximum gross total operating expenses for 2010, and those expenses remain the same each year*

. For each charge, we deduct the maximum charge rather than the current charge

. You make no transfers, or other transactions for which we charge a fee

. No tax charge applies

. You elect the Highest Daily Lifetime Income Benefit or the Spousal Highest Daily Lifetime Income Benefit and the Combination 5% Roll-Up and HAV Death Benefit (which is the maximum combination of optional benefit charges)

Amounts shown in the examples are rounded to the nearest dollar.

* Note: Not all Portfolios offered as Sub-accounts may be available depending on optional benefit selection, the applicable jurisdiction and selling firm.

THE EXAMPLES ARE ILLUSTRATIVE ONLY. THEY SHOULD NOT BE CONSIDERED A

REPRESENTATION OF PAST OR FUTURE EXPENSES OF THE UNDERLYING PORTFOLIOS. ACTUAL

EXPENSES WILL BE LESS THAN THOSE SHOWN DEPENDING UPON WHICH OPTIONAL BENEFIT YOU ELECT OTHER THAN INDICATED IN THE EXAMPLES OR IF YOU ALLOCATE ACCOUNT VALUE TO ANY OTHER AVAILABLE SUB-ACCOUNTS.

EXPENSE EXAMPLES ARE PROVIDED AS FOLLOWS:

If you surrender your Annuity, do not surrender, or annuitize at the end of the applicable time period:

1 YR 3 YRS 5 YRS 10 YRS ----------------------------------------- ADVISOR SERIES $533 $1,627 $2,761 $5,779 -----------------------------------------

9

SUMMARY

Prudential Premier Advisor Variable Annuity SERIES ("ADVISOR SERIES")

This Summary describes key features of the Annuity offered in this prospectus. It is intended to give you an overview, and to point you to sections of the prospectus that provide greater detail. You should not rely on the Summary alone for all the information you need to know before purchasing the Annuity. You should read the entire prospectus for a complete description of the Annuity. Your Financial Professional can also help you if you have questions.

THE ANNUITY: The variable annuity contract issued by Pruco Life is a contract between you, the Owner, and Pruco Life, an insurance company. It is designed for retirement purposes, or other long-term investing, to help you save money for retirement, on a tax deferred basis, and provide income during your retirement. Although this prospectus describes key features of the variable annuity contract, the prospectus is a distinct document, and is not part of the contract.

The Annuity offers various investment portfolios. With the help of your Financial Professional, you choose how to invest your money within your Annuity. Investing in a variable annuity involves risk and you can lose your money. On the other hand, investing in a variable annuity can provide you with the opportunity to grow your money through participation in "underlying" mutual funds.

GENERALLY SPEAKING, VARIABLE ANNUITIES ARE INVESTMENTS DESIGNED TO BE HELD FOR THE LONG TERM. WORKING WITH YOUR FINANCIAL PROFESSIONAL, YOU SHOULD CAREFULLY CONSIDER WHETHER A VARIABLE ANNUITY IS APPROPRIATE FOR YOU, GIVEN YOUR LIFE EXPECTANCY, NEED FOR INCOME, AND OTHER PERTINENT FACTORS.

PURCHASE: Your eligibility to purchase is based on your age and the amount of your initial Purchase Payment. See your Financial Professional to complete an application. The maximum age for purchasing the Annuity is 85 and the minimum initial Purchase Payment is $10,000.

The "Maximum Age for Initial Purchase" applies to the oldest Owner as of the day we would issue the Annuity. If the Annuity is to be owned by an entity, the maximum age applies to the Annuitant as of the day we would issue the Annuity. For Annuities purchased as a Beneficiary Annuity, the maximum issue age is 70 and applies to the Key Life.

After you purchase your Annuity, you will have a limited period of time during which you may cancel (or "Free Look") the purchase of your Annuity. Your request for a Free Look must be received in Good Order.

Please see "Purchasing the Annuity" for more detail.

INVESTMENT OPTIONS: You may choose from a variety of variable Investment Options ranging from conservative to aggressive. Certain optional benefits may limit your ability to invest in the variable Investment Options otherwise available to you under the Annuity. Each of the underlying mutual funds is described in its own prospectus, which you should read before investing. There is no assurance that any variable Investment Option will meet its investment objective.

You may also allocate money to an MVA Option that earns interest for a specific time period. In general, if you withdraw your money from this option more than 30 days prior to the end of the "Guarantee Period", you will be subject to a "Market Value Adjustment", which can either increase or decrease your Account Value. We also offer a 6 or 12 Month DCA Program under which your money is transferred monthly from a DCA MVA Option to the other Investment Options you have designated. Premature withdrawals from the DCA MVA Option may also be subject to a Market Value Adjustment.

We also offer other programs to help discipline your investing, such as dollar cost averaging or automatic rebalancing.

Please see "Investment Options," and "Managing Your Account Value" for information.

ACCESS TO YOUR MONEY: You can receive income by taking withdrawals or electing annuity payments. Please note that withdrawals may be subject to tax.

You may elect to receive income through annuity payments over your lifetime, also called "Annuitization". If you elect to receive annuity payments, you convert your Account Value into a stream of future payments. This means in most cases you no longer have an Account Value and therefore cannot make withdrawals. We offer different types of annuity options to meet your needs.

Please see "Access to Account Value" and "Annuity Options" for more information.

10

OPTIONAL LIVING BENEFITS

GUARANTEED LIFETIME WITHDRAWAL BENEFITS. We offer optional living benefits, for an additional charge, that guarantee your ability to take withdrawals for life as a percentage of "protected withdrawal value", even if your Account Value falls to zero. The Protected Withdrawal Value is not the same as your Account Value, and it is not available for a lump sum withdrawal. If you withdraw more than the allowable amount during any year (referred to "Excess Income"), your future level of guaranteed withdrawals decreases.

These benefits are:

Highest Daily Lifetime Income

Highest Daily Lifetime Income with Lifetime Income Accelerator Spousal Highest Daily Lifetime Income

Highest Daily Lifetime 6 Plus*

Highest Daily Lifetime 6 Plus with Lifetime Income Accelerator* Spousal Highest Daily Lifetime 6 Plus*

* No longer available for new elections.

These benefits utilize predetermined mathematical formulas to help us manage your guarantee through all market cycles. Please see the applicable optional benefits section as well as the Appendices to this prospectus for more information on the formulas. Under the pre-determined mathematical formula, your Account Value may be transferred between certain "permitted Sub-accounts" on the one hand and the AST Investment Grade Bond Sub-account on the other hand.

In the Living Benefits section, we describe guaranteed minimum withdrawal benefits that allow you to withdraw a specified amount each year for life (or joint lives, for the spousal version of the benefit). Please be aware that if you withdraw more than that amount in a given year (i.e., excess income), that may permanently reduce the guaranteed amount you can withdraw in future years. Thus, you should think carefully before taking such excess income.

GUARANTEED MINIMUM ACCUMULATION BENEFITS. For Annuities issued with an application signed prior to January 24, 2011, subject to selling firm transition rules (i.e., regarding the closing date of the benefit), we offer two optional benefits, for an additional charge, that guarantee your Account Value to a certain level after a stated period of years. As part of these benefits you may invest only in certain permitted Investment Options. These benefits each utilize a predetermined mathematical formula to help manage your guarantee through all market cycles. Under each pre-determined mathematical formula, your Account Value may be transferred between certain "permitted Sub-accounts" and a Sub-account within a group of bond portfolio Sub-accounts differing with respect to their target maturity date. Please see the applicable optional benefits section as well as the Appendices to this prospectus for more information on the formulas.

These benefits are:

Highest Daily Guaranteed Return Option II* Guaranteed Return Option Plus II*

* No longer available for new elections, except for Annuities issued with an application signed prior to January 24, 2011, and subject to selling firm transition rules (i.e., regarding the closing date of the benefit).

Please see "Living Benefits" for more information.

DEATH BENEFITS: You may name a Beneficiary to receive the proceeds of your Annuity upon your death. Your death benefit must be distributed within the time period required by the tax laws. The Annuity offers a minimum death benefit. We also offer the following optional death benefits, for an additional charge:

Combination 5% Roll-up and Highest Anniversary Value Death Benefit Highest Anniversary Value Death Benefit

Each optional death benefit has certain age and investment restrictions. Please see "Death Benefits" for more information.

FEES AND CHARGES: The Annuity, and the optional living benefits and optional death benefits, are subject to certain fees and charges, as discussed in the "Summary of Contract Fees and Charges" table in the prospectus. In addition, there are fees and expenses of the underlying Portfolios.

WHAT DOES IT MEAN THAT MY ANNUITY IS "TAX-DEFERRED"? Variable annuities are "tax deferred", meaning you pay no taxes on any earnings from your Annuity until you withdraw the money. You may also transfer among your Investment Options without paying a tax at the time of the transfer. When you take your money out of the Annuity, however, you will be taxed on the earnings at ordinary income tax rates. If you withdraw money before you reach age 59 1/2, you also may be subject to a 10% federal tax penalty.

11

You may also purchase the Annuity as a tax-qualified retirement investment such as an IRA, SEP-IRA, Roth IRA, 401(a) plan, or non-ERISA 403(b) plan. Although there is no additional tax advantage to a variable annuity purchased through one of these plans, the Annuity has features and benefits other than tax deferral that may make it an important investment for a qualified plan. You should consult your tax advisor regarding these features and benefits prior to purchasing a contract for use with a tax-qualified plan.

MARKET TIMING: We have market timing policies and procedures that attempt to detect transfer activity that may adversely affect other Owners or portfolio shareholders in situations where there is potential for pricing inefficiencies or that involve certain other types of disruptive trading activity (i.e., market timing). Our market timing policies and procedures are discussed in more detail in the section entitled "Restrictions on Transfers Between Investment Options."

OTHER INFORMATION: Please see the section entitled "General Information" for more information about the Annuity, including legal information about Pruco Life, the Separate Account, and underlying funds.

12

INVESTMENT OPTIONS

The Investment Options under the Annuity consist of the Sub-accounts and the MVA Options. Each Sub-account invests in an underlying portfolio whose share price generally fluctuates each Valuation Day. The portfolios that you select, among those that are available, are your choice - we do not provide investment advice, nor do we recommend any particular portfolio. You bear the investment risk for amounts allocated to the portfolios.

In contrast to the Sub-accounts, Account Value allocated to an MVA Option earns a fixed rate of interest during the Guarantee Period. We guarantee both the stated amount of interest and the principal amount of your Account Value in an MVA Option, so long as you remain invested in the MVA Option for the duration of the Guarantee Period. In general, if you withdraw Account Value prior to the end of the MVA Option's Guarantee Period, you will be subject to a Market Value Adjustment or "MVA", which can be positive or negative. A "Guarantee Period" is the period of time during which we credit a fixed rate of interest to an MVA Option.

As a condition of participating in the optional benefits, you may be prohibited from investing in certain Sub-accounts or MVA Options. We describe those restrictions below. In addition, the optional living benefits (e.g., Highest Daily Lifetime Income) employ a pre-determined mathematical formula, under which money is transferred between your chosen Sub-accounts and a bond portfolio (e.g., the AST Investment Grade Bond Portfolio). You should be aware that the operation of the formula could impact the expenses and performance of the portfolios. Specifically, because transfers to and from the portfolios can be frequent and the amount transferred can vary, the portfolios could experience the following effects, among others: (a) they may be compelled to hold a larger portion of assets in highly liquid securities than they otherwise would, which could diminish performance if the highly liquid securities underperform other securities (e.g., equities) that otherwise would have been held (b) they may experience higher portfolio turnover, which generally will increase the portfolios' expenses and (c) if they are compelled by the formula to sell securities that are thinly-traded, such sales could have a significant impact on the price of such securities. Please consult the prospectus for the applicable portfolio for additional information about these effects.

In this section, we describe the portfolios. We then discuss the investment restrictions that apply if you elect certain optional benefits. Finally, we discuss the MVA Options.

VARIABLE INVESTMENT OPTIONS

Each variable Investment Option is a Sub-account of the Pruco Life Flexible Premium Variable Annuity Account (see "Pruco Life and the Separate Account" for more detailed information). Each Sub-account invests exclusively in one portfolio. You should carefully read the prospectus for any portfolio in which you are interested. The Investment Objectives/Policies Chart below classifies each of the portfolios based on our assessment of their investment style. The chart also provides a description of each portfolio's investment objective (in italics) and a short, summary description of their key policies to assist you in determining which Portfolios may be of interest to you.

Not all portfolios offered as Sub-accounts may be available depending on optional benefit selection. Thus, if you selected particular optional benefits, you would be precluded from investing in certain portfolios and therefore would not receive investment appreciation (or depreciation) affecting those portfolios. Please see the Additional Information section, under the heading concerning "Service Fees Payable to Pruco Life" for a discussion of fees that we may receive from underlying mutual funds and/or their affiliates.

The portfolios are not publicly traded mutual funds. They are only available as Investment Options in variable annuity contracts and variable life insurance policies issued by insurance companies, or in some cases, to participants in certain qualified retirement plans. However, some of the portfolios available as Sub-accounts under the Annuities are managed by the same portfolio advisor or sub-advisor as a retail mutual fund of the same or similar name that the portfolio may have been modeled after at its inception. Conversely, certain retail mutual funds may be managed by the same portfolio advisor or sub-advisor of a Portfolio available as a Sub-account or have a similar name. While the investment objective and policies of the retail mutual funds and the portfolios may be substantially similar, the actual investments will differ to varying degrees. Differences in the performance of the funds can be expected, and in some cases could be substantial. You should not compare the performance of a publicly traded mutual fund with the performance of any similarly named portfolio offered as a Sub-account. Details about the investment objectives, policies, risks, costs and management of the portfolios are found in the prospectuses for the portfolios. The current prospectuses and statements of additional information for the underlying Portfolios can be obtained by calling 1-888-PRU-2888. Please read the prospectus carefully before investing.

The name of the advisor/sub-advisor for each portfolio appears next to the description. Those portfolios whose name includes the prefix "AST" are portfolios of the Advanced Series Trust. The portfolios of the Advanced Series Trust are co-managed by AST Investment Services, Inc. and Prudential Investments LLC, both of which are affiliated companies of Pruco Life. However, one or more sub-advisors, as noted below, is engaged to conduct day-to-day management.

13

You may select portfolios individually, create your own combination of portfolios, or select from among combinations of portfolios that we have created called "Prudential Portfolio Combinations." Under Prudential Portfolio Combinations, each Portfolio Combination consists of several asset allocation portfolios, each of which represents a specified percentage of your allocations. If you elect to invest according to one of these Portfolio Combinations, we will allocate your initial Purchase Payment among the Sub-accounts within the Portfolio Combination according to the percentage allocations. You may elect to allocate additional Purchase Payments according to the composition of the Portfolio Combination, although if you do not make such an explicit election, we will allocate additional Purchase Payments as discussed below under "Additional Purchase Payments." Once you have selected a Portfolio Combination, we will not rebalance your Account Value to take into account differences in performance among the Sub-accounts. This is a static, point of sale model allocation. Over time, the percentages in each asset allocation portfolio may vary from the Portfolio Combination you selected when you purchased your Annuity based on the performance of each of the portfolios within the Portfolio Combination. However, you may elect to participate in an automatic rebalancing program, under which we would transfer Account Value periodically so that your Account Value allocated to the Sub-accounts is brought back to the exact percentage allocations stipulated by the Portfolio Combination you elected. Please see "Automatic Rebalancing Programs" below for details about how such a program operates. If you are participating in an optional living benefit (such as Highest Daily Lifetime Income) that uses a predetermined mathematical formula, under which your Account Value may be transferred between certain "Permitted Sub-accounts" and a bond portfolio sub-account, and you have opted for automatic rebalancing in addition to Prudential Portfolio Combinations, you should be aware that: (a) the AST bond portfolio used as part of the pre-determined mathematical formula will not be included as part of automatic rebalancing and (b) the operation of the formula may result in the rebalancing not conforming to the percentage allocations that existed originally as part of Prudential Portfolio Combinations.

If you are interested in a Portfolio Combination, you should work with your Financial Professional to select the Portfolio Combination that is appropriate for you, in light of your investment time horizon, investment goals and expectations and market risk tolerance, and other relevant factors. In providing these Portfolio Combinations, we are not providing investment advice. You are responsible for determining which Portfolio Combination or Sub-account(s) is best for you. Asset allocation does not ensure a profit or protect against a loss.

14

    INVESTMENT OBJECTIVES/POLICIES      STYLE/          PORTFOLIO
                                         TYPE           ADVISOR/
                                                       SUB-ADVISOR
-------------------------------------------------------------------------
        ADVANCED SERIES TRUST
-------------------------------------------------------------------------
 AST ACADEMIC STRATEGIES ASSET           ASSET        AlphaSimplex
 ALLOCATION PORTFOLIO: seeks long       ALLOCA-      Group, LLC; AQR
 term capital appreciation. The          TION            Capital
 Portfolio is a multi-asset class                   Management, LLC;
 fund that pursues both top-down                      CNH Partners,
 asset allocation strategies and                       LLC; First
 bottom-up selection of securities,                  Quadrant L.P.;
 investment managers, and mutual                   Jennison Associates
 funds. Under normal circumstances,                    LLC; Mellon
 approximately 60% of the assets will                    Capital
 be allocated to traditional asset                     Management
 classes (including US and                         Corporation; Pacific
 international equities and bonds)                     Investment
 and approximately 40% of the assets                   Management
 will be allocated to nontraditional                   Company LLC
 asset classes (including real                          (PIMCO);
 estate, commodities, and alternative               Prudential Bache
 strategies). Those percentages are                 Asset Management,
 subject to change at the discretion                  Incorporated;
 of the advisor.                                       Prudential
                                                    Investments LLC;
                                                      Quantitative
                                                       Management
                                                     Associates LLC;
                                                       J.P. Morgan
                                                       Investment
                                                    Management, Inc.
                                                      (on or about
                                                    August 24, 2011)
-------------------------------------------------------------------------
 AST ADVANCED STRATEGIES PORTFOLIO:      ASSET          LSV Asset
 seeks a high level of absolute         ALLOCA-        Management;
 return. The Portfolio uses              TION        Marsico Capital
 traditional and non-traditional                    Management, LLC;
 investment strategies by investing                Pacific Investment
 in domestic and foreign equity and                    Management
 fixed-income securities, derivative                   Company LLC
 instruments and other investment                   (PIMCO); T. Rowe
 companies. The asset allocation                    Price Associates,
 generally provides for an allotment               Inc.; William Blair
 of 60% of the portfolio's assets to                 & Company, LLC;
 a combination of domestic and                        Quantitative
 international equity strategies and                   Management
 the remaining 40% of assets in a                    Associates LLC
 combination of U.S. fixed income,
 hedged international bond, real
 return assets and other investment
 companies. The manager will allocate
 the assets of the portfolio across
 different investment categories and
 subadvisors.
-------------------------------------------------------------------------
 AST ALLIANCEBERNSTEIN CORE VALUE      LARGE CAP    AllianceBernstein
 PORTFOLIO: seeks long-term capital      VALUE            L.P.
 growth by investing primarily in
 common stocks. The subadvisor
 expects that the majority of the
 Portfolio's assets will be invested
 in the common stocks of large
 companies that appear to be
 undervalued. Among other things, the
 Portfolio seeks to identify
 compelling buying opportunities
 created when companies are
 undervalued on the basis of investor
 reactions to near-term problems or
 circumstances even though their
 long-term prospects remain sound.
 The subadvisor seeks to identify
 individual companies with cash flow
 potential that may not be recognized
 by the market at large.
-------------------------------------------------------------------------

15

    INVESTMENT OBJECTIVES/POLICIES       STYLE/        PORTFOLIO
                                          TYPE         ADVISOR/
                                                      SUB-ADVISOR
----------------------------------------------------------------------
 AST AMERICAN CENTURY INCOME & GROWTH   LARGE CAP   American Century
 PORTFOLIO: seeks capital growth with     VALUE       Investment
 current income as a secondary                      Management, Inc.
 objective. The Portfolio invests
 primarily in common stocks that
 offer potential for capital growth,
 and may, consistent with its
 investment objective, invest in
 stocks that offer potential for
 current income. The subadvisor
 utilizes a quantitative management
 technique with a goal of building an
 equity portfolio that provides
 better returns than the S&P 500
 Index without taking on significant
 additional risk and while attempting
 to create a dividend yield that will
 be greater than the S&P 500 Index.
----------------------------------------------------------------------
 AST BALANCED ASSET ALLOCATION            ASSET       Prudential
 PORTFOLIO: seeks to obtain a total      ALLOCA-    Investments LLC;
 return consistent with its specified     TION       Quantitative
 level of risk. The Portfolio                         Management
 primarily invests its assets in a                  Associates LLC
 diversified portfolio of other
 mutual funds, within the Advanced
 Series Trust and certain affiliated
 money market funds. Under normal
 market conditions, the Portfolio
 will devote approximately 60% of its
 net assets to underlying portfolios
 investing primarily in equity
 securities (with a range of 52.5% to
 67.5%), and 40% of its net assets to
 underlying portfolios investing
 primarily in debt securities and
 money market instruments (with a
 range of 32.5% to 47.5%). The
 Portfolio is not limited to
 investing exclusively in shares of
 the underlying portfolios and may
 invest in securities, exchange
 traded funds (ETFs), and futures
 contracts, swap agreements and other
 financial and derivative instruments.
----------------------------------------------------------------------
 AST BLACKROCK GLOBAL STRATEGIES          ASSET        BlackRock
 PORTFOLIO (formerly SP Growth Asset     ALLOCA-       Financial
 Allocation Portfolio): seeks a high      TION      Management, Inc.
 total return consistent with a
 moderate level of risk. The
 Portfolio is a global, multi
 asset-class portfolio that invests
 directly in, among other things,
 equity and equity-related
 securities, investment grade debt
 securities (including, without
 limitation, U.S. Treasuries and U.S.
 government securities),
 non-investment grade bonds (also
 known as "high yield bonds" or "junk
 bonds"), real estate investment
 trusts (REITs), exchange traded
 funds (ETFs), and derivative
 instruments, including
 commodity-linked derivative
 instruments.
----------------------------------------------------------------------
 AST BLACKROCK VALUE PORTFOLIO: seeks   LARGE CAP      BlackRock
 maximum growth of capital by             VALUE       Investment
 investing primarily in the value                   Management, LLC
 stocks of larger companies. The
 Portfolio pursues its objective,
 under normal market conditions, by
 primarily investing at least 80% of
 the value of its assets in the
 equity securities of large-sized
 companies included in the Russell
 1000(R) Value Index. The subadvisor
 employs an investment strategy
 designed to maintain a portfolio of
 equity securities which approximates
 the market risk of those stocks
 included in the Russell 1000(R)
 Value Index, but which attempts to
 outperform the Russell 1000(R) Value
 Index through active stock selection.
----------------------------------------------------------------------
 AST BOND PORTFOLIOS 2017, 2018,          FIXED       Prudential
 2019, 2020, 2021 AND 2022: each AST     INCOME       Investment
 Bond Portfolio seeks the highest                   Management, Inc.
 potential total return consistent
 with its specified level of risk
 tolerance to meet the parameters
 established to support the GRO
 benefits and maintain liquidity to
 support changes in market conditions
 for the fixed maturity year
 indicated in its name. Please note
 that you may not make purchase
 payments to each Portfolio, and that
 each Portfolio is available only
 with certain living benefits.
----------------------------------------------------------------------
 AST CAPITAL GROWTH ASSET ALLOCATION      ASSET       Prudential
 PORTFOLIO: seeks to obtain a total      ALLOCA-    Investments LLC;
 return consistent with its specified     TION       Quantitative
 level of risk. The Portfolio                         Management
 primarily invests its assets in a                  Associates LLC
 diversified portfolio of other
 mutual funds, within the Advanced
 Series Trust and certain affiliated
 money market funds. Under normal
 market conditions, the Portfolio
 will devote approximately 75% of its
 net assets to underlying portfolios
 investing primarily in equity
 securities (with a range of 67.5% to
 80%), and 25% of its net assets to
 underlying portfolios investing
 primarily in debt securities and
 money market instruments (with a
 range of 20.0% to 32.5%). The
 Portfolio is not limited to
 investing exclusively in shares of
 the underlying portfolios and may
 invest in securities, ETFs, and
 futures contracts, swap agreements
 and other financial and derivative
 instruments.
----------------------------------------------------------------------

16

    INVESTMENT OBJECTIVES/POLICIES      STYLE/        PORTFOLIO
                                         TYPE         ADVISOR/
                                                     SUB-ADVISOR
---------------------------------------------------------------------
 AST CLS GROWTH ASSET ALLOCATION         ASSET     CLS Investments,
 PORTFOLIO: seeks the highest           ALLOCA-          LLC
 potential total return consistent       TION
 with its specified level of risk
 tolerance. Under normal
 circumstances, at least 90% of the
 Portfolio's assets will be invested
 in other portfolios of Advanced
 Series Trust (the underlying
 portfolios) while no more than 10%
 of the Portfolio's assets may be
 invested in exchange traded funds
 (ETFs). Under normal market
 conditions, the Portfolio will
 devote from 60% to 80% of its net
 assets to underlying portfolios and
 ETFs investing primarily in equity
 securities, and from 20% to 40% of
 its net assets to underlying
 portfolios and ETFs investing
 primarily in money market
 instruments and debt securities,
 which may include non-investment
 grade bonds. "Non-investment grade
 bonds" are commonly referred to as
 "junk bonds".
---------------------------------------------------------------------
 AST CLS MODERATE ASSET ALLOCATION       ASSET     CLS Investments,
 PORTFOLIO: seeks the highest           ALLOCA-          LLC
 potential total return consistent       TION
 with its specified level of risk
 tolerance. Under normal
 circumstances, at least 90% of the
 Portfolio's assets will be invested
 in other portfolios of Advanced
 Series Trust (the underlying
 portfolios) while no more than 10%
 of the Portfolio's assets may be
 invested in exchange traded funds
 (ETFs). Under normal market
 conditions, the Portfolio will
 devote from 40% to 60% of its net
 assets to underlying portfolios and
 ETFs investing primarily in equity
 securities, and from 40% to 60% of
 its net assets to underlying
 portfolios and ETFs investing
 primarily in money market
 instruments and debt securities,
 which may include non-investment
 grade bonds. "Non-investment grade
 bonds" are commonly referred to as
 "junk bonds".
---------------------------------------------------------------------
 AST COHEN & STEERS REALTY PORTFOLIO:  SPECIALTY   Cohen & Steers
 seeks to maximize total return                        Capital
 through investment in real estate                 Management, Inc.
 securities. The Portfolio pursues
 its investment objective by
 investing, under normal
 circumstances, at least 80% of its
 net assets in common stocks and
 other equity securities issued by
 real estate companies, such as real
 estate investment trusts (REITs).
 Under normal circumstances, the
 Portfolio will invest substantially
 all of its assets in the equity
 securities of real estate companies,
 i.e., a company that derives at
 least 50% of its revenues from the
 ownership, construction, financing,
 management or sale of real estate or
 that has at least 50% of its assets
 in real estate. Real estate
 companies may include real estate
 investment trusts (REITs).
---------------------------------------------------------------------
 AST FEDERATED AGGRESSIVE GROWTH       SMALL CAP   Federated Equity
 PORTFOLIO: seeks capital growth. The   GROWTH       Management
 Portfolio pursues its investment                    Company of
 objective by investing primarily in                Pennsylvania/
 the stocks of small companies that                Federated Global
 are traded on national security                     Investment
 exchanges, NASDAQ stock exchange and              Management Corp.
 the over-the-counter-market. Small
 companies will be defined as
 companies with market
 capitalizations similar to companies
 in the Russell 2000 and S&P 600
 Small Cap Index.
---------------------------------------------------------------------
 AST FI PYRAMIS(R) ASSET ALLOCATION      ASSET     Pyramis Global
 PORTFOLIO: seeks to maximize            ALLOCA    Advisors, LLC a
 potential total return. In seeking      TION         Fidelity
 to achieve the Portfolio's                          Investments
 investment objective, the                             Company
 Portfolio's assets will be allocated
 across six uniquely specialized
 investment strategies (collectively,
 the Investment Strategies). The
 Portfolio will have four strategies
 that invest primarily in equity
 securities (i.e., the Equity
 Strategies), one fixed-income
 strategy (i.e., the Broad Market
 Duration Strategy), and one strategy
 designed to provide liquidity (i.e.,
 the Liquidity Strategy). Pyramis is
 a registered service mark of FMR
 LLC. Used under license.
---------------------------------------------------------------------
 AST FIRST TRUST BALANCED TARGET         ASSET       First Trust
 PORTFOLIO: seeks long-term capital      ALLOCA     Advisors L.P.
 growth balanced by current income.      TION
 The Portfolio seeks to achieve its
 objective by investing approximately
 65% in equity securities and
 approximately 35% in fixed income
 securities. The Portfolio allocates
 the equity portion of the portfolio
 across five uniquely specialized
 strategies - The Dow(R) Target
 Dividend, the Value Line(R) Target
 25, the Global Dividend Target 15,
 the NYSE(R) International Target 25,
 and the Target Small Cap. Each
 strategy employs a quantitative
 approach by screening common stocks
 for certain attributes and/or using
 a multi-factor scoring system to
 select the common stocks. The fixed
 income allocation is determined by
 the Dow Jones Income strategy which
 utilizes certain screens to select
 bonds from the Dow Jones Corporate
 Bond Index or like-bonds not in the
 index.
---------------------------------------------------------------------

17

    INVESTMENT OBJECTIVES/POLICIES      STYLE/        PORTFOLIO
                                         TYPE         ADVISOR/
                                                     SUB-ADVISOR
---------------------------------------------------------------------
 AST FIRST TRUST CAPITAL APPRECIATION    ASSET       First Trust
 TARGET PORTFOLIO: seeks long-term      ALLOCA-     Advisors L.P.
 capital growth. The Portfolio seeks     TION
 to achieve its objective by
 investing approximately 80% in
 equity securities and approximately
 20% in fixed income securities. The
 portfolio allocates the equity
 portion of the portfolio across five
 uniquely specialized strategies -
 the Value Line(R) Target 25, the
 Global Dividend Target 15, the
 Target Small-Cap, the NASDAQ(R)
 Target 15, and the NYSE(R)
 International Target 25. Each
 strategy employs a quantitative
 approach by screening common stocks
 for certain attributes and/or using
 a multi-factor scoring system to
 select the common stocks. The fixed
 income allocation is determined by
 the Dow Jones Income strategy which
 utilizes certain screens to select
 bonds from the Dow Jones Corporate
 Bond Index or like-bonds not in the
 index.
---------------------------------------------------------------------
 AST GLOBAL REAL ESTATE PORTFOLIO:     SPECIALTY   Prudential Real
 seeks capital appreciation and                    Estate Investors
 income. The Portfolio will normally
 invest at least 80% of its liquid
 assets (net assets plus any
 borrowing made for investment
 purposes) in equity-related
 securities of real estate companies.
 The Portfolio will invest in
 equity-related securities of real
 estate companies on a global basis
 and the Portfolio may invest up to
 15% of its net assets in ownership
 interests in commercial real estate
 through investments in private real
 estate.
---------------------------------------------------------------------
 AST GOLDMAN SACHS CONCENTRATED        LARGE CAP    Goldman Sachs
 GROWTH PORTFOLIO: seeks long-term      GROWTH          Asset
 growth of capital. The Portfolio                  Management, L.P.
 will pursue its objective by
 investing primarily in equity
 securities of companies that the
 subadvisor believes have the
 potential to achieve capital
 appreciation over the long-term. The
 Portfolio seeks to achieve its
 investment objective by investing,
 under normal circumstances, in
 approximately 30 - 45 companies that
 are considered by the subadvisor to
 be positioned for long-term growth.
---------------------------------------------------------------------
 AST GOLDMAN SACHS LARGE-CAP VALUE     LARGE CAP    Goldman Sachs
 PORTFOLIO (formerly AST                 VALUE          Asset
 AllianceBernstein Growth & Income                 Management, L.P.
 Portfolio): seeks long-term growth
 of capital. The Portfolio seeks to
 achieve its investment objective by
 investing in value opportunities
 that Goldman Sachs Asset Management,
 L.P. ("GSAM"), the Portfolio's sole
 subadvisor, defines as companies
 with identifiable competitive
 advantages whose intrinsic value is
 not reflected in the stock price.
 The Fund invests, under normal
 circumstances, at least 80% of its
 net assets plus any borrowings for
 investment purposes (measured at
 time of purchase) ("Net Assets") in
 a diversified portfolio of equity
 investments in large-cap U.S.
 issuers with public stock market
 capitalizations within the range of
 the market capitalization of
 companies constituting the Russell
 1000 Value Index at the time of
 investment.
---------------------------------------------------------------------
 AST GOLDMAN SACHS MID-CAP GROWTH       MID CAP     Goldman Sachs
 PORTFOLIO: seeks long-term growth of   GROWTH          Asset
 capital. The Portfolio pursues its                Management, L.P.
 investment objective, by investing
 primarily in equity securities
 selected for their growth potential,
 and normally invests at least 80% of
 the value of its assets in
 medium-sized companies. Medium-sized
 companies are those whose market
 capitalizations (measured at the
 time of investment) fall within the
 range of companies in the Russell
 Mid-cap Growth Index. The subadvisor
 seeks to identify individual
 companies with earnings growth
 potential that may not be recognized
 by the market at large.
---------------------------------------------------------------------
 AST GOLDMAN SACHS SMALL-CAP VALUE     SMALL CAP    Goldman Sachs
 PORTFOLIO: seeks long-term capital      VALUE          Asset
 appreciation. The Portfolio will                  Management, L.P.
 seek its objective through
 investments primarily in equity
 securities that are believed to be
 undervalued in the marketplace. The
 Portfolio will invest, under normal
 circumstances, at least 80% of the
 value of its assets plus any
 borrowings for investment purposes
 in small capitalization companies.
 The 80% investment requirement
 applies at the time the Portfolio
 invests its assets. The Portfolio
 generally defines small
 capitalization companies as
 companies with market
 capitalizations that are within the
 range of the Russell 2000 Value
 Index at the time of purchase.
---------------------------------------------------------------------

18

    INVESTMENT OBJECTIVES/POLICIES      STYLE/         PORTFOLIO
                                         TYPE           ADVISOR/
                                                      SUB-ADVISOR
------------------------------------------------------------------------
 AST HIGH YIELD PORTFOLIO: seeks         FIXED        J.P. Morgan
 maximum total return, consistent       INCOME         Investment
 with preservation of capital and                  Management, Inc.;
 prudent investment management. The                    Prudential
 Portfolio will invest, under normal                   Investment
 circumstances, at least 80% of its                 Management, Inc.
 net assets plus any borrowings for
 investment purposes (measured at
 time of purchase) in non-investment
 grade high yield bonds (also known
 as "junk bonds"), fixed-income
 investments which may be represented
 by forwards or derivatives such as
 options, futures contracts, or swap
 agreements. Non-investment grade
 investments are financial
 instruments rated Ba or lower by
 Moody's Investors Services, Inc. or
 equivalently rated by Standard &
 Poor's Corporation, or Fitch, or, if
 unrated, determined by the
 sub-advisor to be of comparable
 quality.
------------------------------------------------------------------------
 AST HORIZON GROWTH ASSET ALLOCATION     ASSET          Horizon
 PORTFOLIO: seeks the highest           ALLOCA-     Investments, LLC
 potential total return consistent       TION
 with its specified level of risk
 tolerance. Under normal
 circumstances, at least 90% of the
 Portfolio's assets will be invested
 in other portfolios of Advanced
 Series Trust (the underlying
 portfolios) while no more than 10%
 of the Portfolio's assets may be
 invested in exchange traded funds
 (ETFs). Under normal market
 conditions, the Portfolio will
 devote from 60% to 80% of its net
 assets to underlying portfolios and
 ETFs investing primarily in equity
 securities, and from 20% to 40% of
 its net assets to underlying
 portfolios and ETFs investing
 primarily in debt securities and
 money market instruments.
------------------------------------------------------------------------
 AST HORIZON MODERATE ASSET              ASSET          Horizon
 ALLOCATION PORTFOLIO: seeks the        ALLOCA-     Investments, LLC
 highest potential total return          TION
 consistent with its specified level
 of risk tolerance. Under normal
 circumstances, at least 90% of the
 Portfolio's assets will be invested
 in other portfolios of Advanced
 Series Trust (the underlying
 portfolios) while no more than 10%
 of the Portfolio's assets may be
 invested in exchange traded funds
 (ETFs). Under normal market
 conditions, the Portfolio will
 devote from 40% to 60% of its net
 assets to underlying portfolios and
 ETFs investing primarily in equity
 securities, and from 40% to 60% of
 its net assets to underlying
 portfolios and ETFs investing
 primarily in debt securities and
 money market instruments.
------------------------------------------------------------------------
 AST INTERNATIONAL GROWTH PORTFOLIO:     INTER      Marsico Capital
 seeks long-term capital growth.       NATIONAL     Management, LLC;
 Under normal circumstances, the        EQUITY      William Blair &
 Portfolio invests at least 80% of                    Company, LLC
 the value of its assets in
 securities of issuers that are
 economically tied to countries other
 than the United States. Although the
 Portfolio intends to invest at least
 80% of its assets in the securities
 of issuers located outside the
 United States, it may at times
 invest in U.S. issuers and it may
 invest all of its assets in fewer
 than five countries or even a single
 country. The Portfolio looks
 primarily for stocks of companies
 whose earnings are growing at a
 faster rate than other companies or
 which offer attractive growth.
------------------------------------------------------------------------
 AST INTERNATIONAL VALUE PORTFOLIO:      INTER         LSV Asset
 seeks long-term capital               NATIONAL       Management;
 appreciation. The Portfolio normally   EQUITY         Thornburg
 invests at least 80% of the                           Investment
 Portfolio's assets in equity                       Management, Inc.
 securities. The Portfolio will
 invest at least 65% of its net
 assets in the equity securities of
 companies in at least three
 different countries, without limit
 as to the amount of assets that may
 be invested in a single country.
------------------------------------------------------------------------
 AST INVESTMENT GRADE BOND PORTFOLIO:    FIXED         Prudential
 seeks to maximize total return,        INCOME         Investment
 consistent with the preservation of                Management, Inc.
 capital and liquidity needs to meet
 the parameters established to
 support the Highest Daily Lifetime 6
 Plus and Highest Daily Lifetime
 Income benefits. Please note that
 you may not make purchase payments
 to this Portfolio, and that this
 Portfolio is available only with
 certain living benefits.
------------------------------------------------------------------------
 AST JENNISON LARGE-CAP GROWTH         LARGE CAP   Jennison Associates
 PORTFOLIO: seeks long-term growth of   GROWTH            LLC
 capital. Under normal market
 conditions, the Portfolio will
 invest at least 80% of its
 investable assets in the equity and
 equity-related securities of
 large-capitalization companies
 measured, at the time of purchase,
 to be within the market
 capitalization of the Russell
 1000(R) Index. In deciding which
 equity securities to buy, the
 subadvisor will use a growth
 investment style and will invest in
 stocks it believes could experience
 superior sales or earnings growth,
 or high returns on equity and
 assets. Stocks are selected on a
 company-by-company basis using
 fundamental analysis. The companies
 in which the subadvisor will invest
 generally tend to have a unique
 market niche, a strong new product
 profile or superior management.
------------------------------------------------------------------------

19

    INVESTMENT OBJECTIVES/POLICIES      STYLE/         PORTFOLIO
                                         TYPE           ADVISOR/
                                                      SUB-ADVISOR
------------------------------------------------------------------------
 AST JENNISON LARGE-CAP VALUE          LARGE CAP   Jennison Associates
 PORTFOLIO: seeks capital                VALUE            LLC
 appreciation. Under normal market
 conditions, the Portfolio will
 invest at least 80% of its
 investable assets in the equity and
 equity-related securities of
 large-capitalization companies
 measured, at the time of purchase,
 to be within the market
 capitalization of the Russell
 1000(R) Index. In deciding which
 equity securities to buy, the
 subadvisor will use a value
 investment style and will invest in
 common stocks that it believes are
 being valued at a discount to their
 intrinsic value, as defined by the
 value of their earnings, free cash
 flow, the value of their assets,
 their private market value, or some
 combination of these factors. The
 subadvisor will look for catalysts
 that will help unlock a common
 stock's true value.
------------------------------------------------------------------------
 AST JPMORGAN INTERNATIONAL EQUITY       INTER        J.P. Morgan
 PORTFOLIO: seeks long-term capital    NATIONAL        Investment
 growth by investing in a diversified   EQUITY      Management, Inc.
 portfolio of international equity
 securities. The Portfolio seeks to
 meet its objective by investing,
 under normal market conditions, at
 least 80% of its assets in a
 diversified portfolio of equity
 securities of companies located or
 operating in developed non-U.S.
 countries and emerging markets of
 the world. The equity securities
 will ordinarily be traded on a
 recognized foreign securities
 exchange or traded in a foreign
 over-the-counter market in the
 country where the issuer is
 principally based, but may also be
 traded in other countries including
 the United States.
------------------------------------------------------------------------
 AST J.P. MORGAN STRATEGIC               ASSET        J.P. Morgan
 OPPORTUNITIES PORTFOLIO: seeks to      ALLOCA-        Investment
 maximize total return, consisting of    TION       Management, Inc.
 capital appreciation and current
 income. The Portfolio invests in
 securities and financial instruments
 to gain exposure to global equity,
 global fixed income and cash
 equivalent markets, including global
 currencies. The Portfolio may invest
 in equity and fixed income
 securities (including non-investment
 grade bonds or "junk bonds") of
 issuers located within and outside
 the United States or in open-end
 investment companies advised by J.P.
 Morgan Investment Management, Inc.,
 the Portfolio's subadvisor, to gain
 exposure to certain global equity
 and global fixed income markets.
------------------------------------------------------------------------
 AST LARGE-CAP VALUE PORTFOLIO: seeks  LARGE CAP      Eaton Vance
 current income and long-term growth     VALUE        Management;
 of income, as well as capital                        Hotchkis and
 appreciation. The Portfolio invests,                Wiley Capital
 under normal circumstances, at least               Management, LLC
 80% of its net assets in common
 stocks of large capitalization
 companies. Large capitalization
 companies are those companies with
 market capitalizations within the
 market capitalization range of the
 Russell 1000 Value Index.
------------------------------------------------------------------------
 AST LORD ABBETT CORE FIXED INCOME       FIXED       Lord, Abbett &
 PORTFOLIO (formerly AST Lord Abbett    INCOME          Co. LLC
 Bond- Debenture Portfolio): seeks
 income and capital appreciation to
 produce a high total return. Under
 normal market conditions, the
 Portfolio pursues its investment
 objective by investing at least 80%
 of its net assets in debt (or fixed
 income) securities of various types.
 The Portfolio primarily invests in
 securities issued or guaranteed by
 the U.S. government, its agencies or
 government-sponsored enterprises;
 investment grade debt securities of
 U.S. issuers; investment grade debt
 securities of non-U.S. issuers that
 are denominated in U.S. dollars;
 mortgage-backed and other
 asset-backed securities; senior
 loans, and loan participations and
 assignments; and derivative
 instruments, such as options,
 futures contracts, forward contracts
 or swap agreements. The Portfolio
 attempts to manage interest rate
 risk through its management of the
 average duration of the securities
 it holds in its portfolio. The
 Portfolio expects to maintain its
 average duration range within two
 years of the bond market's duration
 as measured by the Barclays Capital
 U.S. Aggregate Bond Index (which was
 approximately five years as of
 December 31, 2010).
------------------------------------------------------------------------

20

    INVESTMENT OBJECTIVES/POLICIES       STYLE/         PORTFOLIO
                                          TYPE          ADVISOR/
                                                       SUB-ADVISOR
------------------------------------------------------------------------
 AST MARSICO CAPITAL GROWTH             LARGE CAP    Marsico Capital
 PORTFOLIO: seeks capital growth.        GROWTH      Management, LLC
 Income realization is not an
 investment objective and any income
 realized on the Portfolio's
 investments, therefore, will be
 incidental to the Portfolio's
 objective. The Portfolio will pursue
 its objective by investing primarily
 in common stocks of large companies
 that are selected for their growth
 potential. Large capitalization
 companies are companies with market
 capitalizations within the market
 capitalization range of the Russell
 1000 Growth Index. In selecting
 investments for the Portfolio, the
 subadvisor uses an approach that
 combines "top down" macroeconomic
 analysis with "bottom up" stock
 selection. The "top down" approach
 identifies sectors, industries and
 companies that may benefit from the
 trends the subadvisor has observed.
 The subadvisor then looks for
 individual companies with earnings
 growth potential that may not be
 recognized by the market at large,
 utilizing a "bottom up" stock
 selection process. The Portfolio
 will normally hold a core position
 of between 35 and 50 common stocks.
 The Portfolio may hold a limited
 number of additional common stocks
 at times when the Portfolio manager
 is accumulating new positions,
 phasing out and replacing existing
 positions or responding to
 exceptional market conditions.
------------------------------------------------------------------------
 AST MFS GLOBAL EQUITY PORTFOLIO:         INTER       Massachusetts
 seeks capital growth. Under normal     NATIONAL    Financial Services
 circumstances the Portfolio invests     EQUITY          Company
 at least 80% of its assets in equity
 securities. The Portfolio may invest
 in the securities of U.S. and
 foreign issuers (including issuers
 in emerging market countries). While
 the portfolio may invest its assets
 in companies of any size, the
 Portfolio generally focuses on
 companies with relatively large
 market capitalizations relative to
 the markets in which they are traded.
------------------------------------------------------------------------
 AST MFS GROWTH PORTFOLIO: seeks        LARGE CAP     Massachusetts
 long-term capital growth and future,    GROWTH     Financial Services
 rather than current income. Under                       Company
 normal market conditions, the
 Portfolio invests at least 80% of
 its net assets in common stocks and
 related securities, such as
 preferred stocks, convertible
 securities and depositary receipts.
 The subadvisor focuses on investing
 the Portfolio's assets in the stocks
 of companies it believes to have
 above-average earnings growth
 potential compared to other
 companies. The subadvisor uses a
 "bottom up" as opposed to a "top
 down" investment style in managing
 the Portfolio.
------------------------------------------------------------------------
 AST MID-CAP VALUE PORTFOLIO: seeks      MID CAP         EARNEST
 to provide capital growth by             VALUE       Partners LLC;
 investing primarily in                               WEDGE Capital
 mid-capitalization stocks that                      Management, LLP
 appear to be undervalued. The
 Portfolio generally invests, under
 normal circumstances, at least 80%
 of the value of its net assets in
 mid-capitalization companies.
 Mid-capitalization companies are
 generally those that have market
 capitalizations, at the time of
 purchase, within the market
 capitalization range of companies
 included in the Russell Midcap(R)
 Value Index during the previous
 12-months based on month-end data.
------------------------------------------------------------------------
 AST MONEY MARKET PORTFOLIO: seeks        FIXED        Prudential
 high current income while               INCOME        Investment
 maintaining high levels of                         Management, Inc.
 liquidity. The Portfolio invests in
 high-quality, short-term, U.S.
 dollar denominated corporate, bank
 and government obligations. The
 Portfolio will invest in securities
 which have effective maturities of
 not more than 397 days.
------------------------------------------------------------------------
 AST NEUBERGER BERMAN MID-CAP GROWTH     MID CAP    Neuberger Berman
 PORTFOLIO: seeks capital growth.        GROWTH      Management LLC
 Under normal market conditions, the
 Portfolio invests at least 80% of
 its net assets in the common stocks
 of mid-capitalization companies.
 Mid-capitalization companies are
 those companies whose market
 capitalization is within the range
 of market capitalizations of
 companies in the Russell Midcap(R)
 Growth Index. Using fundamental
 research and quantitative analysis,
 the subadvisor looks for
 fast-growing companies that are in
 new or rapidly evolving industries.
 The Portfolio may invest in foreign
 securities (including emerging
 markets securities).
------------------------------------------------------------------------

21

    INVESTMENT OBJECTIVES/POLICIES       STYLE/          PORTFOLIO
                                          TYPE           ADVISOR/
                                                        SUB-ADVISOR
--------------------------------------------------------------------------
 AST NEUBERGER BERMAN/LSV MID-CAP        MID CAP         LSV Asset
 VALUE PORTFOLIO: seeks capital           VALUE         Management;
 growth. Under normal market                         Neuberger Berman
 conditions, the Portfolio invests at                 Management LLC
 least 80% of its net assets in the
 common stocks of medium
 capitalization companies. For
 purposes of the Portfolio, companies
 with market capitalizations that
 fall within the range of the Russell
 Midcap(R) Value Index at the time of
 investment are considered medium
 capitalization companies. Some of
 the Portfolio's assets may be
 invested in the securities of
 large-cap companies as well as in
 small-cap companies. Neuberger
 Berman looks for well-managed
 companies whose stock prices are
 undervalued and that may rise in
 price before other investors realize
 their worth. LSV Asset Management
 (LSV) follows an active investment
 strategy utilizing a quantitative
 investment model to evaluate and
 recommend investment decisions for
 its portion of the Portfolio in a
 bottom-up, contrarian value approach.
--------------------------------------------------------------------------
 AST PARAMETRIC EMERGING MARKETS          INTER     Parametric Portfolio
 EQUITY PORTFOLIO: seeks long-term      NATIONAL      Associates LLC
 capital appreciation. The Portfolio     EQUITY
 normally invests at least 80% of its
 net assets in equity securities of
 issuers (i) located in emerging
 market countries, which are
 generally those not considered to be
 developed market countries, or
 (ii) included (or considered for
 inclusion) as emerging markets
 issuers in one or more broad-based
 market indices. Emerging market
 countries are generally countries
 not considered to be developed
 market countries, and therefore not
 included in the Morgan Stanley
 Capital International (MSCI) World
 Index. A company will be considered
 to be located in an emerging market
 country if it is domiciled in or
 derives more that 50% of its
 revenues or profits from emerging
 market countries. The Portfolio
 seeks to employ a top-down,
 disciplined and structured
 investment process that emphasizes
 broad exposure and diversification
 among emerging market countries,
 economic sectors and issuers.
--------------------------------------------------------------------------
 AST PIMCO LIMITED MATURITY BOND          FIXED     Pacific Investment
 PORTFOLIO: seeks to maximize total      INCOME         Management
 return consistent with preservation                    Company LLC
 of capital and prudent investment                        (PIMCO)
 management. The Portfolio will
 invest, under normal circumstances,
 at least 80% of the value of its net
 assets in fixed- income investments,
 which may be represented by forwards
 or derivatives such as options,
 futures contracts, or swap
 agreements. The average portfolio
 duration normally varies within a
 one-to-three year time-frame based
 on the subadvisor's forecast of
 interest rates. The Portfolio may
 invest up to 10% total assets in
 non-investment grade bonds which are
 commonly known as "junk bonds".
--------------------------------------------------------------------------
 AST PIMCO TOTAL RETURN BOND              FIXED     Pacific Investment
 PORTFOLIO: seeks to maximize total      INCOME         Management
 return consistent with preservation                    Company LLC
 of capital and prudent investment                        (PIMCO)
 management. The Portfolio will
 invest, under normal circumstances,
 at least 80% of the value of its net
 assets in fixed income investments,
 which may be represented by forwards
 or derivatives such as options,
 futures contracts, or swap
 agreements. The average portfolio
 duration normally varies within two
 years (+/-) of the duration of the
 Barclay's Capital U.S. Aggregate
 Bond Index. The Portfolio may invest
 up to 10% total assets in
 non-investment grade bonds which are
 commonly known as "junk bonds".
--------------------------------------------------------------------------
 AST PRESERVATION ASSET ALLOCATION        ASSET         Prudential
 PORTFOLIO: seeks to obtain a total      ALLOCA-     Investments LLC;
 return consistent with its specified     TION         Quantitative
 level of risk. The Portfolio                           Management
 primarily invests its assets in a                    Associates LLC
 diversified portfolio of other
 mutual funds, within the Advanced
 Series Trust and certain affiliated
 money market funds. Under normal
 market conditions, the Portfolio
 will devote approximately 35% of its
 net assets to underlying portfolios
 investing primarily in equity
 securities (with a range of 27.5% to
 42.5%), and 65% of its net assets to
 underlying portfolios investing
 primarily in debt securities and
 money market instruments (with a
 range of 57.5% to 72.5%). The
 Portfolio is not limited to
 investing exclusively in shares of
 the underlying portfolios and may
 invest in securities, ETFs, and
 futures contracts, swap agreements
 and other financial and derivative
 instruments.
--------------------------------------------------------------------------
 AST QMA US EQUITY ALPHA PORTFOLIO:     LARGE CAP      Quantitative
 seeks long term capital                  BLEND         Management
 appreciation. The portfolio utilizes                 Associates LLC
 a long/short investment strategy and
 will normally invest at least 80% of
 its net assets plus borrowings in
 equity and equity related securities
 of US issuers. The benchmark index
 is the Russell 1000(R) which is
 comprised of stocks representing
 more than 90% of the market cap of
 the US market and includes the
 largest 1000 securities in the
 Russell 3000(R) index.
--------------------------------------------------------------------------

22

    INVESTMENT OBJECTIVES/POLICIES      STYLE/         PORTFOLIO
                                         TYPE           ADVISOR/
                                                      SUB-ADVISOR
------------------------------------------------------------------------
 AST QUANTITATIVE MODELING PORTFOLIO:    ASSET        Quantitative
 seeks a high potential return while    ALLOCA-        Management
 attempting to mitigate downside risk    TION        Associates LLC
 during adverse market cycles. The
 Portfolio is comprised of a blend of
 equities and fixed income. Upon the
 commencement of operations of the
 Portfolio, approximately 90% of the
 Portfolio's net assets will be
 allocated to the capital growth
 segment, with the remainder of its
 net assets (i.e., approximately 10%)
 being allocated to the fixed-income
 segment. Asset allocation transfers
 within the Portfolio between the
 capital growth segment and the fixed
 income segment will be governed
 primarily by the application of a
 quantitative model. The model,
 however, will not generate: (i) a
 transfer to the capital growth
 segment from the fixed-income
 segment that would result in more
 than 90% of the Portfolio's net
 assets being allocated to the
 capital growth segment, (ii) a
 transfer to the fixed-income segment
 from the capital growth segment that
 would result in more than 90% of the
 Portfolio's net assets being
 allocated to the fixed-income
 segment, or (iii) a large-scale
 transfer between the Portfolio's
 segments that exceeds certain
 pre-determined percentage
 thresholds. An Owner's specific
 investment experience will depend,
 in part, on how the Portfolio's
 assets were allocated between the
 capital growth segment and the
 fixed-income segment during the
 period in which the Owner was
 invested in the Portfolio.
------------------------------------------------------------------------
 AST SCHRODERS MULTI-ASSET WORLD         ASSET          Schroder
 STRATEGIES PORTFOLIO: seeks            ALLOCA-        Investment
 long-term capital appreciation          TION       Management North
 through a global flexible asset                      America Inc.
 allocation approach. This asset
 allocation approach entails
 investing in traditional asset
 classes, such as equity and
 fixed-income investments, and
 alternative asset classes, such as
 investments in real estate,
 commodities, currencies, private
 equity, non-investment grade bonds,
 emerging market debt and absolute
 return strategies. The sub-advisor
 seeks to emphasize the management of
 risk and volatility. Exposure to
 different asset classes and
 investment strategies will vary over
 time based upon the subadvisor's
 assessments of changing market,
 economic, financial and political
 factors and events.
------------------------------------------------------------------------
 AST SMALL-CAP GROWTH PORTFOLIO:       SMALL CAP      Eagle Asset
 seeks long-term capital growth. The    GROWTH      Management, Inc.
 Portfolio pursues its objective by
 investing, under normal
 circumstances, at least 80% of the
 value of its assets in
 small-capitalization companies.
 Small-capitalization companies are
 those companies with a market
 capitalization, at the time of
 purchase, no larger than the largest
 capitalized company included in the
 Russell 2000(R) Growth Index at the
 time of the Portfolio's investment.
------------------------------------------------------------------------
 AST SMALL-CAP VALUE PORTFOLIO: seeks  SMALL CAP      ClearBridge
 to provide long-term capital growth     VALUE     Advisors, LLC; J.P.
 by investing primarily in                         Morgan Investment
 small-capitalization stocks that                  Management, Inc.;
 appear to be undervalued. The                     Lee Munder Capital
 Portfolio invests, under normal                       Group, LLC
 circumstances, at least 80% of the
 value of its assets in small
 capitalization companies. Small
 capitalization companies are
 generally defined as stocks of
 companies with market
 capitalizations that are within the
 market capitalization range of the
 Russell 2000(R) Value Index.
 Securities of companies whose market
 capitalizations no longer meet the
 definition of small capitalization
 companies after purchase by the
 Portfolio will still be considered
 to be small capitalization companies
 for purposes of the Portfolio's
 policy of investing at least 80% of
 its assets in small capitalization
 companies.
------------------------------------------------------------------------
 AST T. ROWE PRICE ASSET ALLOCATION      ASSET       T. Rowe Price
 PORTFOLIO: seeks a high level of       ALLOCA-     Associates, Inc.
 total return by investing primarily     TION
 in a diversified portfolio of equity
 and fixed income securities. The
 Portfolio normally invests
 approximately 60% of its total
 assets in equity securities and 40%
 in fixed income securities. This mix
 may vary over shorter time periods
 depending on the subadvisor's
 outlook for the markets. The
 subadvisor concentrates common stock
 investments in larger, more
 established companies, but the
 Portfolio may include small and
 medium-sized companies with good
 growth prospects. The fixed income
 portion of the Portfolio will be
 allocated among investment grade
 securities, high yield or "junk"
 bonds, emerging market securities,
 foreign high quality debt securities
 and cash reserves.
------------------------------------------------------------------------

23

    INVESTMENT OBJECTIVES/POLICIES       STYLE/         PORTFOLIO
                                          TYPE          ADVISOR/
                                                       SUB-ADVISOR
------------------------------------------------------------------------
 AST T. ROWE PRICE GLOBAL BOND            FIXED       T. Rowe Price
 PORTFOLIO: seeks to provide high        INCOME     Associates, Inc.
 current income and capital growth by
 investing in high-quality foreign
 and U.S. dollar-denominated bonds.
 The Portfolio will normally invest
 at least 80% of its total assets in
 fixed income securities. The
 Portfolio invests in all types of
 bonds, including those issued or
 guaranteed by U.S. or foreign
 governments or their agencies and by
 foreign authorities, provinces and
 municipalities as well as investment
 grade corporate bonds,
 mortgage-related and asset- backed
 securities, and high-yield bonds of
 U.S. and foreign issuers. The
 Portfolio generally invests in
 countries where the combination of
 fixed-income returns and currency
 exchange rates appears attractive,
 or, if the currency trend is
 unfavorable, where the subadvisor
 believes that the currency risk can
 be minimized through hedging. The
 Portfolio may also invest in
 convertible securities, commercial
 paper and bank debt and loan
 participations. The Portfolio may
 invest up to 20% of its assets in
 the aggregate in below
 investment-grade, high-risk bonds
 ("junk bonds") and emerging market
 bonds. In addition, the Portfolio
 may invest up to 30% of its assets
 in mortgage-related (including
 mortgage dollar rolls and
 derivatives, such as collateralized
 mortgage obligations and stripped
 mortgage securities) and
 asset-backed securities. The
 Portfolio may invest in futures,
 swaps and other derivatives in
 keeping with its objective.
------------------------------------------------------------------------
 AST T. ROWE PRICE LARGE-CAP GROWTH     LARGE CAP     T. Rowe Price
 PORTFOLIO: seeks long-term growth of    GROWTH     Associates, Inc.
 capital by investing predominantly
 in the equity securities of a
 limited number of large, carefully
 selected, high-quality U.S.
 companies that are judged likely to
 achieve superior earnings growth.
 The Portfolio takes a growth
 approach to investment selection and
 normally invests at least 80% of its
 net assets in the common stocks of
 large companies. Large companies are
 defined as those whose market cap is
 larger than the median market cap of
 companies in the Russell 1000 Growth
 Index as of the time of purchase.
------------------------------------------------------------------------
 AST T. ROWE PRICE NATURAL RESOURCES    SPECIALTY     T. Rowe Price
 PORTFOLIO: seeks long-term capital                 Associates, Inc.
 growth primarily through investing
 in the common stocks of companies
 that own or develop natural
 resources (such as energy products,
 precious metals and forest products)
 and other basic commodities. The
 Portfolio invests, under normal
 circumstances, at least 80% of the
 value of its assets in natural
 resource companies. The Portfolio
 may also invest in non-resource
 companies with the potential for
 growth. The Portfolio looks for
 companies that have the ability to
 expand production, to maintain
 superior exploration programs and
 production facilities, and the
 potential to accumulate new
 resources. Although at least 50% of
 Portfolio assets will be invested in
 U.S. securities, up to 50% of total
 assets also may be invested in
 foreign securities.
------------------------------------------------------------------------
 AST WELLINGTON MANAGEMENT HEDGED         ASSET        Wellington
 EQUITY PORTFOLIO (formerly AST          ALLOCA-       Management
 Aggressive Asset Allocation              TION        Company, LLP
 Portfolio): seeks to outperform its
 blended benchmark index over a full
 market cycle. The Portfolio will use
 a broad spectrum of Wellington
 Management's equity investment
 strategies to invest in a broadly
 diversified portfolio of common
 stocks while also pursuing a
 downside risk overlay. The Portfolio
 will normally invest at least 80% of
 its assets in common stocks of
 small, medium and large companies
 and may also invest up to 30% of its
 assets in equity securities of
 foreign issuers and non-dollar
 securities.
------------------------------------------------------------------------
 AST WESTERN ASSET CORE PLUS BOND         FIXED       Western Asset
 PORTFOLIO: seeks to maximize total      INCOME        Management
 return, consistent with prudent                         Company
 investment management and liquidity
 needs. The Portfolio's current
 target average duration is generally
 2.5 to 7 years. The Portfolio
 pursues this objective by investing
 in all major fixed income sectors
 with a bias towards non-Treasuries.
 The Portfolio has the ability to
 invest up to 20% in below investment
 grade securities. Securities rated
 below investment grade are commonly
 known as "junk bonds" or "high
 yield" securities.
------------------------------------------------------------------------
     FRANKLIN TEMPLETON VARIABLE
       INSURANCE PRODUCTS TRUST
------------------------------------------------------------------------
 FRANKLIN TEMPLETON VIP FOUNDING        MODERATE    Franklin Templeton
 FUNDS ALLOCATION FUND: Seeks capital    ALLOCA-      Services, LLC
 appreciation, with income as a           TION
 secondary goal. The Fund normally
 invests equal portions in Class 1
 shares of Franklin Income Securities
 Fund; Mutual Shares Securities Fund;
 and Templeton Growth Securities Fund.
------------------------------------------------------------------------

24

    INVESTMENT OBJECTIVES/POLICIES      STYLE/        PORTFOLIO
                                         TYPE         ADVISOR/
                                                     SUB-ADVISOR
---------------------------------------------------------------------
              PROFUND VP
---------------------------------------------------------------------
 EACH PROFUND VP PORTFOLIO DESCRIBED BELOW IS DESIGNED TO SEEK
 DAILY INVESTMENT RESULTS THAT, BEFORE FEES AND EXPENSES,
 CORRESPOND TO THE PERFORMANCE OF A DAILY BENCHMARK, SUCH AS THE
 DAILY PRICE PERFORMANCE, THE INVERSE (OPPOSITE) OF THE DAILY PRICE
 PERFORMANCE, A MULTIPLE OF THE DAILY PRICE PERFORMANCE, OF AN
 INDEX OR SECURITY. ULTRA PROFUND VPS ARE DESIGNED TO CORRESPOND TO
 A MULTIPLE OF THE DAILY PERFORMANCE OF AN UNDERLYING INDEX.
 INVERSE PROFUND VPS ARE DESIGNED TO CORRESPOND TO THE INVERSE
 (OPPOSITE) OF THE DAILY PERFORMANCE OF AN UNDERLYING INDEX. THE
 INVESTMENT STRATEGY OF SOME OF THE PORTFOLIOS MAY MAGNIFY (BOTH
 POSITIVELY AND NEGATIVELY) THE DAILY INVESTMENT RESULTS OF THE
 APPLICABLE INDEX OR SECURITY. IT IS RECOMMENDED THAT ONLY THOSE
 ANNUITY OWNERS WHO ENGAGE A FINANCIAL ADVISOR TO ALLOCATE THEIR
 ACCOUNT VALUE USING A STRATEGIC OR TACTICAL ASSET ALLOCATION
 STRATEGY INVEST IN THESE PORTFOLIOS. THE PORTFOLIOS ARE ARRANGED
 BASED ON THE INDEX ON WHICH ITS INVESTMENT STRATEGY IS BASED.
---------------------------------------------------------------------
 PROFUND VP SMALL-CAP VALUE: seeks     SMALL CAP   ProFund Advisors
 daily investment results, before        VALUE           LLC
 fees and expenses, that correspond
 to the daily performance of the S&P
 SmallCap 600(R)/Citigroup Value
 Index (the "Index"). To meet its
 investment objective, the Fund
 invests in equity securities and
 derivatives that ProFund Advisors
 believes, in combination, should
 have similar daily return
 characteristics as the daily return
 of the Index.
---------------------------------------------------------------------
 PROFUND VP SMALL-CAP GROWTH: seeks    SMALL CAP   ProFund Advisors
 daily investment results, before       GROWTH           LLC
 fees and expenses, that correspond
 to the daily performance of the S&P
 SmallCap 600(R)/Citigroup Growth
 Index(R)(the "Index"). To meet its
 investment objective, the Fund
 invests in equity securities and
 derivatives that ProFund Advisors
 believes, in combination, should
 have similar daily return
 characteristics as the daily return
 of the Index.
---------------------------------------------------------------------
 THE S&P SMALLCAP 600/CITIGROUP GROWTH INDEX IS DESIGNED TO PROVIDE
 A COMPREHENSIVE MEASURE OF SMALL-CAP U.S. EQUITY "GROWTH"
 PERFORMANCE. IT IS AN UNMANAGED FLOAT ADJUSTED, MARKET
 CAPITALIZATION WEIGHTED INDEX COMPRISED OF STOCKS REPRESENTING
 APPROXIMATELY HALF THE MARKET CAPITALIZATION OF THE S&P SMALLCAP
 600 THAT HAVE BEEN IDENTIFIED AS BEING ON THE GROWTH END OF THE
 GROWTH-VALUE SPECTRUM. (NOTE: THE S&P SMALLCAP 600(R) INDEX IS A
 FLOAT ADJUSTED MARKET CAPITALIZATION WEIGHTED INDEX OF 600 U.S.
 OPERATING COMPANIES. SECURITIES ARE SELECTED FOR INCLUSION IN THE
 INDEX BY AN S&P COMMITTEE THROUGH A NON-MECHANICAL PROCESS THAT
 FACTORS CRITERIA SUCH AS LIQUIDITY, PRICE, MARKET CAPITALIZATION,
 FINANCIAL VIABILITY, AND PUBLIC FLOAT.)
---------------------------------------------------------------------
 PROFUND VP LARGE-CAP VALUE: seeks     LARGE CAP   ProFund Advisors
 daily investment results, before        VALUE           LLC
 fees and expenses, that correspond
 to the daily performance of the S&P
 500(R)/Citigroup Value Index (the
 "Index"). To meet its investment
 objective, the Fund invests in
 equity securities and derivatives
 that ProFund Advisors believes, in
 combination, should have similar
 daily return characteristics as the
 daily return of the Index.
---------------------------------------------------------------------
 S&P 500(R)/CITIGROUP VALUE INDEX IS DESIGNED TO PROVIDE A
 COMPREHENSIVE MEASURE OF LARGE-CAP U.S. EQUITY "VALUE" PERFORMANCE.
 IT IS AN UNMANAGED FLOAT-ADJUSTED MARKET CAPITALIZATION WEIGHTED
 INDEX COMPRISING STOCKS REPRESENTING APPROXIMATELY HALF THE MARKET
 CAPITALIZATION OF THE S&P 500 THAT HAVE BEEN IDENTIFIED AS BEING ON
 THE VALUE END OF THE GROWTH-VALUE SPECTRUM.
---------------------------------------------------------------------
 PROFUND VP LARGE-CAP GROWTH: seeks    LARGE CAP   ProFund Advisors
 daily investment results, before       GROWTH           LLC
 fees and expenses, that correspond
 to the daily performance of the S&P
 500(R)/Citigroup Growth Index(R).
 (the "Index"). To meet its
 investment objective, the Fund
 invests in equity securities and
 derivatives that ProFund Advisors
 believes, in combination, should
 have similar daily return
 characteristics as the daily return
 of the Index.
---------------------------------------------------------------------
 THE S&P 500(R)/CITIGROUP GROWTH INDEX IS DESIGNED TO PROVIDE A
 COMPREHENSIVE MEASURE OF LARGE-CAP U.S. EQUITY "GROWTH"
 PERFORMANCE. IT IS AN UNMANAGED FLOAT ADJUSTED MARKET
 CAPITALIZATION WEIGHTED INDEX COMPRISED OF STOCKS REPRESENTING
 APPROXIMATELY HALF THE MARKET CAPITALIZATION OF THE S&P 500 THAT
 HAVE BEEN IDENTIFIED AS BEING ON THE GROWTH END OF THE GROWTH-VALUE
 SPECTRUM.
---------------------------------------------------------------------
 PROFUND VP MID-CAP VALUE: seeks        MID CAP    ProFund Advisors
 daily investment results, before        VALUE           LLC
 fees and expenses, that correspond
 to the daily performance of the S&P
 MidCap 400(R)/Citigroup Value
 Index(R) (the "Index"). To meet its
 investment objective, the Fund
 invests in equity securities and
 derivatives that ProFund Advisors
 believes, in combination, should
 have similar daily return
 characteristics as the daily return
 of the Index.
---------------------------------------------------------------------

25

    INVESTMENT OBJECTIVES/POLICIES      STYLE/        PORTFOLIO
                                         TYPE         ADVISOR/
                                                     SUB-ADVISOR
---------------------------------------------------------------------
 THE S&P MIDCAP 400(R)/CITIGROUP VALUE INDEX IS DESIGNED TO PROVIDE
 A COMPREHENSIVE MEASURE OF MID-CAP U.S. EQUITY "VALUE"
 PERFORMANCE. IT IS AN UNMANAGED FLOAT ADJUSTED MARKET
 CAPITALIZATION WEIGHTED INDEX COMPRISED OF STOCKS REPRESENTING
 APPROXIMATELY HALF THE MARKET CAPITALIZATION OF THE S&P MIDCAP 400
 THAT HAVE BEEN IDENTIFIED AS BEING ON THE VALUE END OF THE
 GROWTH-VALUE SPECTRUM.
---------------------------------------------------------------------
 PROFUND VP MID-CAP GROWTH: seeks       MID CAP    ProFund Advisors
 daily investment results, before       GROWTH           LLC
 fees and expenses, that correspond
 to the daily performance of the S&P
 MidCap 400(R)/Citigroup Growth
 Index(R) (the "Index"). To meet its
 investment objective, the Fund
 invests in equity securities and
 derivatives that ProFund Advisors
 believes, in combination, should
 have similar daily return
 characteristics as the daily return
 of the Index.
---------------------------------------------------------------------
 THE S&P MIDCAP 400(R)/CITIGROUP GROWTH INDEX IS DESIGNED TO PROVIDE
 A COMPREHENSIVE MEASURE OF MID-CAP U.S. EQUITY "GROWTH"
 PERFORMANCE. IT IS AN UNMANAGED FLOAT ADJUSTED MARKET
 CAPITALIZATION WEIGHTED INDEX COMPRISED OF STOCKS REPRESENTING
 APPROXIMATELY HALF THE MARKET CAPITALIZATION OF THE S&P MIDCAP 400
 THAT HAVE BEEN IDENTIFIED AS BEING ON THE GROWTH END OF THE
 GROWTH-VALUE SPECTRUM.
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 PROFUND VP CONSUMER GOODS: seeks      SPECIALTY   ProFund Advisors
 daily investment results, before                        LLC
 fees and expenses, that correspond
 to the daily performance of the Dow
 Jones U.S. Consumer Goods Index (the
 "Index"). To meet its investment
 objective, the Fund invests in
 equity securities and derivatives
 that ProFund Advisors believes, in
 combination, should have similar
 daily return characteristics as the
 daily return of the Index.
---------------------------------------------------------------------
 THE DOW JONES U.S. CONSUMER GOODS/SM/ INDEX MEASURES THE
 PERFORMANCE OF CONSUMER GOODS SECTOR OF THE U.S. EQUITY MARKET.
 COMPONENT COMPANIES INCLUDE, AMONG OTHERS, AUTOMOBILES AND AUTO
 PARTS AND TIRES, BREWERS AND DISTILLERS, FARMING AND FISHING,
 DURABLE AND NON-DURABLE HOUSEHOLD PRODUCT MANUFACTURERS, COSMETIC
 COMPANIES, FOOD AND TOBACCO PRODUCTS, CLOTHING, ACCESSORIES AND
 FOOTWEAR.
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 PROFUND VP CONSUMER SERVICES: seeks   SPECIALTY   ProFund Advisors
 daily investment results, before                        LLC
 fees and expenses, that correspond
 to the daily performance of the Dow
 Jones U.S. Consumer Services Index
 (the "Index"). To meet its
 investment objective, the Fund
 invests in equity securities and
 derivatives that ProFund Advisors
 believes, in combination, should
 have similar daily return
 characteristics as the daily return
 of the Index.
---------------------------------------------------------------------
 THE DOW JONES U.S. CONSUMER SERVICES INDEX MEASURES THE PERFORMANCE
 OF CONSUMER SERVICES SECTOR OF THE U.S. EQUITY MARKET. COMPONENT
 COMPANIES INCLUDE, AMONG OTHERS, AIRLINES, BROADCASTING AND
 ENTERTAINMENT, APPAREL AND BROADLINE RETAILERS, FOOD AND DRUG
 RETAILERS, MEDIA AGENCIES, PUBLISHING, GAMBLING, HOTELS,
 RESTAURANTS AND BARS, AND TRAVEL AND TOURISM.
---------------------------------------------------------------------
 PROFUND VP FINANCIALS: seeks daily    SPECIALTY   ProFund Advisors
 investment results, before fees and                     LLC
 expenses, that correspond to the
 daily performance of the Dow Jones
 U.S. Financials Index (the "Index").
 To meet its investment objective,
 the Fund invests in equity
 securities and derivatives that
 ProFund Advisors believes, in
 combination, should have similar
 daily return characteristics as the
 daily return of the Index.
---------------------------------------------------------------------
 THE DOW JONES U.S. FINANCIALS INDEX MEASURES THE PERFORMANCE OF THE
 FINANCIAL SERVICES SECTOR OF THE U.S. EQUITY MARKET. COMPONENT
 COMPANIES INCLUDE, AMONG OTHERS, REGIONAL BANKS; MAJOR U.S.
 DOMICILED INTERNATIONAL BANKS; FULL LINE, LIFE, AND PROPERTY AND
 CASUALTY INSURANCE COMPANIES; COMPANIES THAT INVEST, DIRECTLY OR
 INDIRECTLY IN REAL ESTATE; DIVERSIFIED FINANCIAL COMPANIES SUCH AS
 FANNIE MAE, CREDIT CARD ISSUERS, CHECK CASHING COMPANIES, MORTGAGE
 LENDERS AND INVESTMENT ADVISERS; SECURITIES BROKERS AND DEALERS,
 INCLUDING INVESTMENT BANKS, MERCHANT BANKS AND ONLINE BROKERS; AND
 PUBLICLY TRADED STOCK EXCHANGES.
---------------------------------------------------------------------
 PROFUND VP HEALTH CARE: seeks daily   SPECIALTY   ProFund Advisors
 investment results, before fees and                     LLC
 expenses, that correspond to the
 daily performance of the Dow Jones
 U.S. Health Care/SM/ Index (the
 "Index"). To meet its investment
 objective, the Fund invests in
 equity securities and derivatives
 that ProFund Advisors believes, in
 combination, should have similar
 daily return characteristics as the
 daily return of the Index.
---------------------------------------------------------------------

26

    INVESTMENT OBJECTIVES/POLICIES      STYLE/        PORTFOLIO
                                         TYPE         ADVISOR/
                                                     SUB-ADVISOR
---------------------------------------------------------------------
 THE DOW JONES U.S. HEALTH CARE/SM/ INDEX MEASURES THE PERFORMANCE
 OF THE HEALTHCARE INDUSTRY OF THE U.S. EQUITY MARKET. COMPONENT
 COMPANIES INCLUDE, AMONG OTHERS, HEALTH CARE PROVIDERS,
 BIOTECHNOLOGY COMPANIES, MEDICAL SUPPLIES, ADVANCED MEDICAL
 DEVICES AND PHARMACEUTICALS.
---------------------------------------------------------------------
 PROFUND VP INDUSTRIALS: seeks daily   SPECIALTY   ProFund Advisors
 investment results, before fees and                     LLC
 expenses, that correspond to the
 daily performance of the Dow Jones
 U.S. Industrials Index (the
 "Index"). To meet its investment
 objective, the Fund invests in
 equity securities and derivatives
 that ProFund Advisors believes, in
 combination, should have similar
 daily return characteristics as the
 daily return of the Index.
---------------------------------------------------------------------
 THE DOW JONES U.S. INDUSTRIALS/SM/ INDEX MEASURES THE PERFORMANCE
 OF THE INDUSTRIAL INDUSTRY OF THE U.S. EQUITY MARKET. COMPONENT
 COMPANIES INCLUDE, AMONG OTHERS, BUILDING MATERIALS, HEAVY
 CONSTRUCTION, FACTORY EQUIPMENT, HEAVY MACHINERY, INDUSTRIAL
 SERVICES, POLLUTION CONTROL, CONTAINERS AND PACKAGING, INDUSTRIAL
 DIVERSIFIED, AIR FREIGHT, MARINE TRANSPORTATION, RAILROADS,
 TRUCKING, LAND-TRANSPORTATION EQUIPMENT, SHIPBUILDING,
 TRANSPORTATION SERVICES, ADVANCED INDUSTRIAL EQUIPMENT, ELECTRIC
 COMPONENTS AND EQUIPMENT, AND AEROSPACE.
---------------------------------------------------------------------
 PROFUND VP REAL ESTATE: seeks daily   SPECIALTY   ProFund Advisors
 investment results, before fees and                     LLC
 expenses, that correspond to the
 daily performance of the Dow Jones
 U.S. Real Estate Index (the
 "Index"). To meet its investment
 objective, the Fund invests in
 equity securities and derivatives
 that ProFund Advisors believes, in
 combination, should have similar
 daily return characteristics as the
 daily return of the Index.
---------------------------------------------------------------------
 THE DOW JONES U.S. REAL ESTATE/SM/ INDEX MEASURES THE PERFORMANCE
 OF THE REAL ESTATE SECTOR OF THE U.S. EQUITY MARKET. COMPONENT
 COMPANIES INCLUDE REAL ESTATE HOLDING AND DEVELOPMENT AND REAL
 ESTATE SERVICE COMPANIES AND REAL ESTATE INVESTMENT TRUSTS
 ("REITS") THAT INVEST IN INDUSTRIAL, OFFICES AND RETAIL PROPERTIES.
 REITS ARE PASSIVE INVESTMENT VEHICLES THAT INVEST PRIMARILY IN
 INCOME-PRODUCING REAL ESTATE OR REAL ESTATE RELATED LOANS AND
 INTERESTS.
---------------------------------------------------------------------
 PROFUND VP TELECOMMUNICATIONS: seeks  SPECIALTY   ProFund Advisors
 daily investment results, before                        LLC
 fees and expenses, that correspond
 to the daily performance of the Dow
 Jones U.S. Telecommunications Index
 (the "Index"). To meet its
 investment objective, the Fund
 invests in equity securities and
 derivatives that ProFund Advisors
 believes, in combination, should
 have similar daily return
 characteristics as the daily return
 of the Index.
---------------------------------------------------------------------
 THE DOW JONES U.S. TELECOMMUNICATIONS/SM /INDEX MEASURES THE
 PERFORMANCE OF THE TELECOMMUNICATIONS INDUSTRY OF THE U.S. EQUITY
 MARKET. COMPONENT COMPANIES INCLUDE, AMONG OTHERS, FIXED-LINE
 COMMUNICATIONS AND WIRELESS COMMUNICATIONS COMPANIES.
---------------------------------------------------------------------
 PROFUND VP UTILITIES: seeks daily     SPECIALTY   ProFund Advisors
 investment results, before fees and                     LLC
 expenses, that correspond to the
 daily performance of the Dow Jones
 U.S. Utilities Index (the "Index").
 To meet its investment objective,
 the Fund invests in equity
 securities and derivatives that
 ProFund Advisors believes, in
 combination, should have similar
 daily return characteristics as the
 daily return of the Index.
---------------------------------------------------------------------
 THE DOW JONES U.S. UTILITIES/SM /INDEX MEASURES THE PERFORMANCE OF
 THE UTILITIES SECTOR OF THE U.S. EQUITY MARKET. COMPONENT COMPANIES
 INCLUDE, AMONG OTHERS, ELECTRIC UTILITIES, GAS UTILITIES AND WATER
 UTILITIES.
---------------------------------------------------------------------

Dow Jones has no relationship to the ProFunds VP, other than the licensing of the Dow Jones sector indices and its service marks for use in connection with the ProFunds VP. The ProFunds VP are not sponsored, endorsed, sold, or promoted by Standard & Poor's or NASDAQ, and neither Standard & Poor's nor NASDAQ makes any representations regarding the advisability of investing in the ProFunds VP.

LIMITATIONS WITH OPTIONAL BENEFITS

As a condition to your participating in certain optional benefits, we limit the Investment Options to which you may allocate your Account Value. Broadly speaking, we offer two groups of "Permitted Sub-accounts". Under the first group (Group I), your allowable Investment Options are more limited, but you are not subject to mandatory quarterly re-balancing. We call the second group (Group II) our "Custom Portfolios Program." The Custom Portfolios Program offers a larger menu of portfolios, but you are subject to certain other restrictions. Specifically:

. you must allocate at least 20% of your Account Value to certain fixed income portfolios (currently, the AST PIMCO Total Return Bond Portfolio, the AST Western Asset Core Plus Bond Portfolio, and the AST Lord Abbett Core Fixed Income Portfolio); and

. you may allocate up to 80% in the portfolios listed in the table below; and

27

. on each benefit quarter (or the next Valuation Day, if the quarter-end is not a Valuation Day), we will automatically re-balance your Sub-accounts used with this Program, so that the percentages devoted to each portfolio remain the same as those in effect on the immediately preceding quarter-end, subject to the pre-determined mathematical formula inherent in the benefit. Note that on the first quarter-end following your participation in the Custom Portfolios Program, we will re-balance your Sub-accounts so that the percentages devoted to each portfolio remain the same as those in effect when you began the Custom Portfolios Program (subject to the predetermined mathematical formula inherent in the benefit); and

. between quarter-ends, you may re-allocate your Account Value among the Investment Options permitted within this category. If you reallocate, the next quarterly rebalancing will restore the percentages to those of your most recent reallocation.

While those who do not participate in any optional benefit generally may invest in any of the Investment Options described in the prospectus, only those who participate in the optional benefits listed in Group II below may participate in the Custom Portfolios Program. If you participate in the Custom Portfolios Program, you may not participate in other Automatic Rebalancing Programs. WE MAY MODIFY OR TERMINATE THE CUSTOM PORTFOLIOS PROGRAM AT ANY TIME. ANY SUCH MODIFICATION OR TERMINATION WILL (I) BE IMPLEMENTED ONLY AFTER WE HAVE NOTIFIED YOU IN ADVANCE, (II) NOT AFFECT THE GUARANTEES YOU HAD ACCRUED UNDER THE OPTIONAL BENEFIT OR YOUR ABILITY TO CONTINUE TO PARTICIPATE IN THOSE OPTIONAL BENEFITS, AND (III) NOT REQUIRE YOU TO TRANSFER ACCOUNT VALUE OUT OF ANY PORTFOLIO IN WHICH YOU PARTICIPATED IMMEDIATELY PRIOR TO THE MODIFICATION OR TERMINATION. If you are not participating in the Custom Portfolios Program at the time of any modification or termination, or if you voluntarily transfer your Account Value out of the Custom Portfolios Program after any modification or termination, we may restrict your further eligibility to participate in the Custom Portfolios Program.

In the following tables, we set forth the optional benefits that you may have if you also participate in the Group I or Group II programs.

Group I: Allowable Benefit Allocations

Highest Daily Lifetime Income                                     AST Academic Strategies Asset Allocation
Highest Daily Lifetime Income with Lifetime Income Accelerator    AST Advanced Strategies
Spousal Highest Daily Lifetime Income                             AST Balanced Asset Allocation
Highest Daily Lifetime 6 Plus                                     AST BlackRock Global Strategies
Highest Daily Lifetime 6 Plus with LIA                            AST Capital Growth Asset Allocation
Spousal Highest Daily Lifetime 6 Plus                             AST CLS Growth Asset Allocation
GRO Plus II                                                       AST CLS Moderate Asset Allocation
Highest Daily GRO II                                              AST FI Pyramis(R) Asset Allocation
Highest Anniversary Value Death Benefit                           AST First Trust Balanced Target
Combination 5% Roll-Up and HAV Death Benefit                      AST First Trust Capital Appreciation Target
                                                                  AST Horizon Growth Asset Allocation
                                                                  AST Horizon Moderate Asset Allocation
                                                                  AST J.P. Morgan Strategic Opportunities
                                                                  AST Preservation Asset Allocation
                                                                  AST Schroders Multi-Asset World Strategies
                                                                  AST T. Rowe Price Asset Allocation
                                                                  AST Wellington Management Hedged Equity
                                                                  Franklin Templeton VIP Founding Funds Allocation Fund

Group II: Custom Portfolios Program

                                                                  AST Academic Strategies Asset Allocation
                                                                  AST Advanced Strategies
                                                                  AST AllianceBernstein Core Value
                                                                  AST American Century Income & Growth
                                                                  AST Balanced Asset Allocation
                                                                  AST BlackRock Global Strategies
                                                                  AST BlackRock Value
Highest Daily Lifetime Income                                     AST CLS Growth Asset Allocation
Highest Daily Lifetime Income with Lifetime Income Accelerator    AST CLS Moderate Asset Allocation
Spousal Highest Daily Lifetime Income                             AST Capital Growth Asset Allocation
Highest Daily Lifetime 6 Plus                                     AST Cohen & Steers Realty
Highest Daily Lifetime 6 Plus with LIA                            AST Federated Aggressive Growth
Spousal Highest Daily Lifetime 6 Plus                             AST FI Pyramis(R) Asset Allocation
GRO Plus II                                                       AST First Trust Balanced Target
Highest Daily GRO II                                              AST First Trust Capital Appreciation Target
Highest Anniversary Value Death Benefit                           AST Global Real Estate
Combination 5% Roll-Up and HAV Death Benefit                      AST Goldman Sachs Concentrated Growth
                                                                  AST Goldman Sachs Large-Cap Value

28

AST Goldman Sachs Mid-Cap Growth
AST Goldman Sachs Small-Cap Value
AST High Yield
AST Horizon Growth Asset Allocation
AST Horizon Moderate Asset Allocation
AST International Growth
AST International Value
AST Jennison Large-Cap Growth
AST Jennison Large-Cap Value
AST JPMorgan International Equity
AST J.P. Morgan Strategic Opportunities
AST Large-Cap Value
AST Lord Abbett Core Fixed Income
AST Marsico Capital Growth
AST MFS Global Equity
AST MFS Growth
AST Mid-Cap Value
AST Money Market
AST Neuberger Berman Mid-Cap Growth
AST Neuberger Berman/LSV Mid-Cap Value
AST Parametric Emerging Markets Equity
AST PIMCO Limited Maturity Bond
AST PIMCO Total Return Bond
AST Preservation Asset Allocation
AST QMA US Equity Alpha
AST Schroders Multi-Asset World Strategies
AST Small-Cap Growth
AST Small-Cap Value
AST T. Rowe Price Asset Allocation
AST T. Rowe Price Global Bond
AST T. Rowe Price Large-Cap Growth
AST T. Rowe Price Natural Resources
AST Wellington Management Hedged Equity
AST Western Asset Core Plus Bond
Franklin Templeton VIP Founding Funds Allocation Fund
Profund VP Consumer Goods
Profund VP Consumer Services
Profund VP Financials
Profund VP Health Care
Profund VP Industrials
Profund VP Large-Cap Growth
Profund VP Large-Cap Value
Profund VP Mid-Cap Growth
Profund VP Mid-Cap Value
Profund VP Real Estate
Profund VP Small-Cap Growth
Profund VP Small-Cap Value
Profund VP Telecommunications
Profund VP Utilities

MARKET VALUE ADJUSTMENT OPTIONS

When you allocate your Account Value to an MVA Option, you earn a fixed rate of interest over a set period of time called a Guarantee Period. There are two types of MVA Options available under each Annuity - the Long-Term MVA Options and the DCA MVA Options. We discuss each MVA Option below. In brief, under the Long-Term MVA Options, you earn interest over a multi-year time period that you have selected. Currently, the Guarantee Periods we offer are 3 years, 5 years, 7 years, and 10 years. We reserve the right to eliminate any or all of these Guarantee Periods or offer Guarantee Periods of different durations. Under the DCA MVA Options, you earn interest over a 6 month or 12 month period while your Account Value in that option is systematically transferred monthly to the Sub-accounts you have designated.

For the Long-Term MVA Option, a Guarantee Period for an MVA Option begins:

. when all or part of a Purchase Payment is allocated to that MVA Option;

. upon transfer of any of your Account Value to a Long-Term MVA Option for that particular Guarantee Period; or

. when you "renew" an MVA Option into a new Guarantee Period.

29

RATES FOR MVA OPTIONS

We do not have a single method for determining the fixed interest rates for the MVA Options. In general, the interest rates we offer for MVA Options will reflect the investment returns available on the types of investments we make to support our fixed rate guarantees. These investment types may include cash, debt securities guaranteed by the United States government and its agencies and instrumentalities, money market instruments, corporate debt obligations of different durations, private placements, asset-backed obligations and municipal bonds. In determining rates we also consider factors such as the length of the Guarantee Period for the MVA Option, regulatory and tax requirements, liquidity of the markets for the type of investments we make, commissions, administrative and investment expenses, our insurance risks in relation to the MVA Options, general economic trends and competition. We also take into consideration mortality, expense, administration, profit and other factors in determining the interest rates we credit to MVA Options, and therefore, we credit lower interest rates due to the existence of these factors than we otherwise would.

The interest rate credited to an MVA Option is the rate in effect when the Guarantee Period begins and does not change during the Guarantee Period. The rates are an effective annual rate of interest. We determine the interest rates for the various Guarantee Periods. At the time that we confirm your MVA Option, we will advise you of the interest rate in effect and the date your MVA Option matures. We may change the rates we credit to new MVA Options at any time. To inquire as to the current rates for the MVA Options, please call 1-888-PRU-2888. MVA Options may not be available in all States and are subject to a minimum rate.

To the extent permitted by law, we may establish different interest rates for MVA Options offered to a class of Owners who choose to participate in various optional investment programs we make available. This may include, but is not limited to, Owners who elect to use DCA MVA Options.

For any MVA Option, you will not be permitted to allocate or renew to the MVA Option if the Guarantee Period associated with that MVA Option would end after your Latest Annuity Date. Thus, for example, we would not allow you to start a new Guarantee Period of 5 years if the Owner/Annuitant were aged 94, because the 5 year period would end after the Latest Annuity Date.

MARKET VALUE ADJUSTMENT

With certain exceptions, if you transfer or withdraw Account Value from an MVA Option prior to the end of the applicable Guarantee Period, you will be subject to a Market Value Adjustment or "MVA". We assess an MVA (whether positive or negative) upon:

. any surrender, partial withdrawal (including a systematic withdrawal, or a withdrawal program under Sections 72(t) or 72(q) of the Code), or transfer out of an MVA Option made outside the 30 days immediately preceding the maturity of the Guarantee Period; and

. your exercise of the Free Look right under your Annuity, unless prohibited by law.

We will NOT assess an MVA (whether positive or negative) in connection with any of the following:

. partial withdrawals made to meet Required Minimum Distribution requirements under the Code in relation to your Annuity or a required distribution if your Annuity is held as a Beneficiary Annuity, but only if the Required Minimum Distribution or required distribution from Beneficiary Annuity is an amount that we calculate and is distributed through a program that we offer;

. transfers or partial withdrawals from an MVA Option during the 30 days immediately prior to the end of the applicable Guarantee Period, including the Maturity Date of the MVA option;

. transfers made in accordance with our 6 or 12 Month DCA Program;

. when a Death Benefit is determined;

. deduction of a Annual Maintenance Fee for the Annuity;

. Annuitization under the Annuity; and

. transfers made pursuant to a mathematical formula used with an optional benefit (e.g., Highest Daily Lifetime Income).

The amount of the MVA is determined according to the formulas set forth in Appendix E. We use one formula for the Long-Term MVA Option and another formula for the DCA MVA Option. In general, the amount of the MVA is dependent on the difference between interest rates at the time your MVA Option was established and current interest rates for the remaining Guarantee Period of your MVA Option. For the Long-Term MVA Option, as detailed in the formula, we essentially (i) divide the current interest rate you are receiving under the Guarantee Period by the interest rate (plus a "liquidity factor") we are crediting for a Guarantee Period equal in duration to the time remaining under the Guarantee Period and (ii) raise that quotient by a mathematical power that represents the time remaining until the maturity of the Guarantee Period. That result produces the MVA factor. If we have no interest rate for a Guarantee Period equal in duration to the time remaining under the Guarantee Period, we may use certain US Treasury interest rates to calculate a proxy for that interest rate. All else being equal, the longer the time remaining until the maturity of the MVA Option, the larger the mathematical power that is applied to the quotient in (i) above, and thus the larger the MVA itself. The formula for the DCA MVA Options works in a similar fashion, except both interest rates used in the MVA formula are derived directly from the Federal Reserve's "Constant Maturity Treasury (CMT) rate." Under either formula, the MVA may be positive or negative, and a negative MVA could result in a loss of interest previously earned as well as some portion of your Purchase Payments.

30

LONG-TERM MVA OPTIONS

We offer Long-Term MVA Options, offering a range of durations. When you select this option, your payment will earn interest at the established rate for the applicable Guarantee Period. A new Long-Term MVA Option is established every time you allocate or transfer money into a Long-Term MVA Option. You may have money allocated in more than one Guarantee Period at the same time. This could result in your money earning interest at different rates and each Guarantee Period maturing at a different time. While the interest rates we credit to the MVA Options may change from time to time, the minimum interest rate is what is set forth in your Annuity.

We retain the right to limit the amount of Account Value that may be transferred into a new or out of an existing a Long-Term MVA Option and/or to require advance notice for transfers exceeding a specified amount. In addition, we reserve the right to limit or restrict the availability of certain Guarantee Periods from time to time.

DCA MVA OPTIONS

In addition to the Long-Term MVA Options, we offer DCA MVA Options that are used with our 6 or 12 Month DCA Program. Amounts allocated to the DCA MVA Options earn the declared rate of interest while the amount is transferred over a 6 or 12 month period into the Sub-accounts that you have designated. Because the interest we credit is applied against a balance that declines as transfers are made periodically to the Subaccounts, you do not earn interest on the full amount you allocated initially to the DCA MVA Options. A dollar cost averaging program does not assure a profit, or protect against a loss. For a complete description of our 6 or 12 month DCA Program, see the applicable section of this prospectus within the section entitled "Managing Your Account Value."

GUARANTEE PERIOD TERMINATION

An MVA Option ends on the earliest of (a) the "Maturity Date" of the Guarantee Period (b) the date the entire amount in the MVA Option is withdrawn or transferred (c) the Annuity Date (d) the date the Annuity is surrendered and

(e) the date as of which a Death Benefit is determined, unless the Annuity is continued by a spousal Beneficiary. "Annuity Date" means the date on which we apply your Unadjusted Account Value to the applicable annuity option and begin the payout period. As discussed in the Annuity Options section, there is an age by which you must begin receiving annuity payments, which we call the "Latest Annuity Date."

We will notify you before the end of the Guarantee Period. You may elect to have the value of the Long-Term MVA Option on its Maturity Date transferred to any Investment Option, including any Long-Term MVA Option, we then make available. If we do not receive instructions from you in Good Order at our Service Office before the Maturity Date of the Long-Term MVA Option, regarding how the Account Value in your maturing Long-Term MVA Option is to be allocated, we will allocate the Account Value in the maturing Long-Term MVA Option to the AST Money Market Sub-account, unless the Maturity Date is the Annuity Date. We will not assess an MVA if you choose to renew an MVA Option on its Maturity Date or transfer the Account Value to another Investment Option on the Maturity Date (or at any time during the 30 days immediately preceding the Maturity Date).

31

FEES, CHARGES AND DEDUCTIONS

In this section, we provide detail about the charges you incur if you own the Annuity.

The charges under the Annuity are designed to cover, in the aggregate, our direct and indirect costs of selling, administering and providing benefits under the Annuity. They are also designed, in the aggregate, to compensate us for the risks of loss we assume. If, as we expect, the charges that we collect from the Annuity exceed our total costs in connection with the Annuity, we will earn a profit. Otherwise we will incur a loss. For example, Pruco Life may make a profit on the Insurance Charge if, over time, the actual costs of providing the guaranteed insurance obligations and other expenses under the Annuity are less than the amount we deduct for the Insurance Charge. To the extent we make a profit on the Insurance Charge, such profit may be used for any other corporate purpose.

The rates of certain of our charges have been set with reference to estimates of the amount of specific types of expenses or risks that we will incur. In general, a given charge under the Annuity compensates us for our costs and risks related to that charge and may provide for a profit. However, it is possible that with respect to a particular obligation we have under this Annuity, we may be compensated not only by the charge specifically tied to that obligation, but also from one or more other charges we impose.

With regard to charges that are assessed as a percentage of the value of the Sub-accounts, please note that such charges are assessed through a reduction to the Unit value of your investment in each Sub-account, and in that way reduce your Account Value. A "Unit" refers to a share of participation in a Sub-account used to calculate your Unadjusted Account Value prior to the Annuity Date.

TRANSFER FEE: Currently, you may make twenty free transfers between Investment Options each Annuity Year. We may charge $10 for each transfer after the twentieth in each Annuity Year. We do not consider transfers made as part of a Dollar Cost Averaging, Automatic Rebalancing or Custom Portfolio Program when we count the twenty free transfers. All transfers made on the same day will be treated as one transfer. Renewals or transfers of Account Value from an MVA Option within the 30 days immediately preceding the end of its Guarantee Period are not subject to the Transfer Fee and are not counted toward the twenty free transfers. Similarly, transfers made under our 6 or 12 Month DCA Program and transfers made pursuant to a formula used with an optional benefit are not subject to the Transfer Fee and are not counted toward the twenty free transfers. Transfers made through any electronic method or program we specify are not counted toward the twenty free transfers. The transfer fee is deducted pro rata from all Sub-accounts in which you maintain Account Value immediately subsequent to the transfer.

ANNUAL MAINTENANCE FEE: Prior to Annuitization, we deduct an Annual Maintenance Fee. The Annual Maintenance Fee is equal to $50 or 2% of your Unadjusted Account Value, whichever is less. This fee will be deducted annually on the anniversary of the Issue Date of your Annuity or, if you surrender your Annuity during the Annuity Year, the fee is deducted at the time of surrender unless the surrender is taken within 30 days of most recently assessed Annual Maintenance Fee. The fee is taken out first from the Sub-accounts pro rata, and then from the MVA Options (if the amount in the Sub-accounts is insufficient to pay the fee). The Annual Maintenance Fee is only deducted if the sum of the Purchase Payments at the time the fee is deducted is less than $100,000. We do not impose the Annual Maintenance Fee upon Annuitization (unless Annuitization occurs on an Annuity anniversary), or the payment of a Death Benefit. For Beneficiaries that elect the Beneficiary Continuation Option, the Annual Maintenance Fee is the lesser of $30 or 2% of Unadjusted Account Value and is only assessed if the Unadjusted Account Value is less than $25,000 at the time the fee is assessed. The amount of the Annual Maintenance Fee may differ in certain states.

TAX CHARGE: Some states and some municipalities charge premium taxes or similar taxes on annuities that we are required to pay. The amount of tax will vary from jurisdiction to jurisdiction and is subject to change. We reserve the right to deduct the tax either when Purchase Payments are received, upon surrender or upon Annuitization. If deducted upon Annuitization, we would deduct the tax from your Unadjusted Account Value. The Tax Charge is designed to approximate the taxes that we are required to pay and is assessed as a percentage of Purchase Payments, Surrender Value, or Account Value as applicable. The Tax Charge currently ranges up to 3.5%. "Surrender Value" refers to the Account Value (which includes the effect of any MVA) less any applicable tax charges, any charges assessable as a deduction from the Account Value for any optional benefits provided by rider or endorsement, and any Annual Maintenance Fee.

We may assess a charge against the Sub-accounts and the MVA Options equal to any taxes which may be imposed upon the Separate Accounts.

We will pay company income taxes on the taxable corporate earnings created by this Annuity. While we may consider company income taxes when pricing our products, we do not currently include such income taxes in the tax charges you pay under the Annuity. We will periodically review the issue of charging for these taxes, and we may charge for these taxes in the future. We reserve the right to impose a charge for federal income taxes if we determine, in our sole discretion, that we will incur a tax as a result of the operation of the Separate Account.

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In calculating our corporate income tax liability, we may derive certain corporate income tax benefits associated with the investment of company assets, including Separate Account assets, which are treated as company assets under applicable income tax law. These benefits reduce our overall corporate income tax liability. We do not pass these tax benefits through to holders of the Separate Account annuity contracts because (i) the contract Owners are not the Owners of the assets generating these benefits under applicable income tax law and (ii) we do not currently include company income taxes in the tax charges you pay under the Annuity.

INSURANCE CHARGE: We deduct an Insurance Charge daily based on the annualized rate shown in the "Summary of Contract Fees and Charges." The charge is assessed against the assets allocated to the Sub-accounts. The Insurance Charge is the combination of the Mortality & Expense Risk Charge and the Administration Charge. The Insurance Charge is intended to compensate Pruco Life for providing the insurance benefits under the Annuity, including the Annuity's basic Death Benefit that provides guaranteed benefits to your Beneficiaries even if your Account Value declines, and the risk that persons we guarantee annuity payments to will live longer than our assumptions. The charge also covers administrative costs associated with providing the Annuity benefits, including preparation of the contract and prospectus, confirmation statements, annual account statements and annual reports, legal and accounting fees as well as various related expenses. Finally, the charge covers the risk that our assumptions about the mortality risks and expenses under the Annuity are incorrect and that we have agreed not to increase these charges over time despite our actual costs.

OPTIONAL BENEFITS FOR WHICH WE ASSESS A CHARGE: If you elect to purchase optional benefits, we will deduct an additional charge. For some optional benefits, the charge is assessed against your Account Value allocated to the Sub-accounts. These charges are included in the daily calculation of the Unit Price for each Sub-account. For certain other optional benefits, such as Highest Daily Lifetime Income, the charge is assessed against the greater of the Unadjusted Account Value and the Protected Withdrawal Value and is taken out of the Sub-accounts quarterly. Please refer to the section entitled "Summary of Contract Fees and Charges" for the list of charges for each optional benefit.

SETTLEMENT SERVICE CHARGE: If your Beneficiary takes the death benefit under a Beneficiary Continuation Option, the Insurance Charge no longer applies. However, we then begin to deduct a Settlement Service Charge which is assessed daily against the assets allocated to the Sub-accounts and is equal to an annualized charge of 1.00%.

FEES AND EXPENSES INCURRED BY THE PORTFOLIOS: Each portfolio incurs total annualized operating expenses comprised of an investment management fee, other expenses and any distribution and service (12b-1) fees or short sale expenses that may apply. These fees and expenses are reflected daily by each portfolio before it provides Pruco Life with the net asset value as of the close of business each Valuation Day. More detailed information about fees and expenses can be found in the prospectuses for the portfolios.

MVA OPTION CHARGES

No specific fees or expenses are deducted when determining the rates we credit to an MVA Option. However, for some of the same reasons that we deduct the Insurance Charge against the Account Value allocated to the Sub-accounts, we also take into consideration mortality, expense, administration, profit and other factors in determining the interest rates we credit to an MVA Option.

ANNUITY PAYMENT OPTION CHARGES

If you select a fixed payment option, the amount of each fixed payment will depend on the Unadjusted Account Value of your Annuity when you elected to annuitize. There is no specific charge deducted from these payments; however, the amount of each annuity payment reflects assumptions about our insurance expenses. Also, a tax charge may apply.

EXCEPTIONS/REDUCTIONS TO FEES AND CHARGES

We may reduce or eliminate certain fees and charges or alter the manner in which the particular fee or charge is deducted. For example, we may reduce or eliminate the amount of the Annual Maintenance Fee or reduce the portion of the total Insurance Charge that is deducted as an Administration Charge. We will not discriminate unfairly between Annuity purchasers if and when we reduce any fees and charges.

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PURCHASING YOUR ANNUITY

REQUIREMENTS FOR PURCHASING THE ANNUITY

INITIAL PURCHASE PAYMENT: An initial Purchase Payment is considered the first Purchase Payment received by us in Good Order. This is the payment that issues your Annuity. All subsequent Purchase Payments allocated to the Annuity will be considered Additional Purchase Payments. Unless we agree otherwise and subject to our rules, you must make an initial Purchase Payment of at least $10,000 for the Advisor Series. However, if you decide to make payments under a systematic investment or an electronic funds transfer program, we may accept a lower initial Purchase Payment provided that, within the first Annuity Year, your subsequent Purchase Payments plus your initial Purchase Payment total the minimum initial Purchase Payment amount required for the Annuity purchased.

We must approve any initial and additional Purchase Payments where the total amount of Purchase Payments equals $1,000,000 or more with respect to this Annuity and any other annuities you are purchasing from us (or that you already own) and/or our affiliates. To the extent allowed by state law, that required approval also will apply to a proposed change of owner of the Annuity, if as a result of the ownership change, total Purchase Payments would equal or exceed that $1 million threshold. WE MAY APPLY CERTAIN LIMITATIONS, RESTRICTIONS, AND/OR UNDERWRITING STANDARDS AS A CONDITION OF OUR ISSUANCE OF AN ANNUITY AND/OR ACCEPTANCE OF PURCHASE PAYMENTS. Applicable laws designed to counter terrorists and prevent money laundering might, in certain circumstances, require us to block an Annuity Owner's ability to make certain transactions, and thereby refuse to accept Purchase Payments or requests for transfers, partial withdrawals, total withdrawals, death benefits, or income payments until instructions are received from the appropriate regulator. We also may be required to provide additional information about you and your Annuity to government regulators.

SPECULATIVE INVESTING: Do not purchase this Annuity if you, anyone acting on your behalf, and/or anyone providing advice to you plan to use it, or any of its riders, for speculation, arbitrage, viatication or any other type of collective investment scheme now or at any time prior to termination of the Annuity. Your Annuity may not be traded on any stock exchange or secondary market. By purchasing this Annuity, you represent and warrant that you are not using this Annuity, or any of its riders, for speculation, arbitrage, viatication or any other type of collective investment scheme.

Currently, we will not issue an Annuity, permit changes in ownership or allow assignments to certain ownership types, including but not limited to:

corporations, partnerships, endowments and grantor trusts with multiple grantors. Further, we will only issue an Annuity, allow changes of ownership and/or permit assignments to certain ownership types if the Annuity is held exclusively for the benefit of the designated annuitant. These rules are subject to state law. Additionally, we will not permit election or re-election of any optional death benefit or optional living benefit by certain ownership types. We may issue an Annuity in ownership structures where the annuitant is also the participant in a Qualified or Non-Qualified employer sponsored plan and the Annuity represents his or her segregated interest in such plan. We reserve the right to further limit, restrict and/or change to whom we will issue an Annuity in the future, to the extent permitted by state law. Further, please be aware that we do not provide administration for employer-sponsored plans and may also limit the number of plan participants that elect to use our Annuity as a funding vehicle.

Except as noted below, Purchase Payments must be submitted by check drawn on a U.S. bank, in U.S. dollars, and made payable to Pruco Life. Purchase Payments may also be submitted via 1035 exchange or direct transfer of funds. Under certain circumstances, Purchase Payments may be transmitted to Pruco Life via wiring funds through your Financial Professional's broker-dealer firm. Additional Purchase Payments may also be applied to your Annuity under an electronic funds transfer, an arrangement where you authorize us to deduct money directly from your bank account. We may reject any payment if it is received in an unacceptable form. Our acceptance of a check is subject to our ability to collect funds.

Once we accept your application, we invest your Purchase Payment in your Annuity according to your instructions. You can allocate Purchase Payments to one or more available Investment Options. Investment restrictions will apply if you elect optional benefits.

AGE RESTRICTIONS: Unless we agree otherwise and subject to our rules, each of the Owner(s) and Annuitant(s) must not be older than a maximum issue age as of the Issue Date of the Annuity, which is age 85. If you purchase a Beneficiary Annuity, the maximum issue is 70 based on the Key Life. The availability and level of protection of certain optional benefits may vary based on the age of the oldest Owner (or Annuitant, if entity owned) on the Issue Date of the Annuity or the date of the Owner's death. In addition, the broker-dealer firm through which you are purchasing the Annuity may impose a younger maximum issue age than what is described above - check with the broker-dealer firm for details. The "Annuitant" refers to the natural person upon whose life annuity payments payable to the Owner are based.

ADDITIONAL PURCHASE PAYMENTS: If allowed by applicable state law, you may make additional Purchase Payments, provided that the payment is at least $100 (we impose a $50 minimum for electronic funds transfer ("EFT") purchases). We may amend this Purchase Payment minimum, and/or limit the Investment Options to which you may direct Purchase Payments. You may make additional Purchase Payments, unless the Annuity is held as a Beneficiary Annuity, at any time before the earlier of the Annuity Date and (i) for Annuities that are not entity-owned, the oldest Owner's 86/th/ birthday or (ii) for entity-owned Annuities, the

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Annuitant's 86/th/ birthday. However, Purchase Payments are not permitted after the Account Value is reduced to zero. WE MAY LIMIT OR REJECT ANY PURCHASE PAYMENT, BUT WOULD DO SO ONLY ON A NON-DISCRIMINATORY BASIS. Depending on the tax status of your Annuity (e.g, if you own the Annuity through an IRA), there may be annual contribution limits dictated by applicable law. Please see the Tax Considerations section for additional information on these contribution limits.

Additional Purchase Payments will be allocated to the Investment Options according to your instructions. If you have not provided any allocation instructions with the additional Purchase Payment, we will allocate the Purchase Payment on a pro rata basis to the Sub-accounts in which your Account Value is then allocated, excluding any Sub-accounts to which you may not electively allocate Account Value.

DESIGNATION OF OWNER, ANNUITANT AND BENEFICIARY

OWNER, ANNUITANT AND BENEFICIARY DESIGNATIONS: We will ask you to name the Owner(s), Annuitant and one or more Beneficiaries for your Annuity.

. Owner: Each Owner holds all rights under the Annuity. You may name up to two Owners in which case all ownership rights are held jointly. Generally, joint Owners are required to act jointly; however, if each Owner provides us with an instruction that we find acceptable, we will permit each Owner to act independently on behalf of both Owners. All information and documents that we are required to send you will be sent to the first named Owner. Co-ownership by entity Owners or an entity Owner and an individual is not permitted. Refer to the Glossary of Terms for a complete description of the term "Owner." Prior to Annuitization, there is no right of survivorship (other than any spousal continuance right that may be available to a surviving spouse).

. Annuitant: The Annuitant is the person upon whose life we make annuity payments. You must name an Annuitant who is a natural person. We do not accept a designation of joint Annuitants during the Accumulation Period. In limited circumstances and where allowed by law, we may allow you to name one or more "Contingent Annuitants" with our prior approval. Generally, a Contingent Annuitant will become the Annuitant if the Annuitant dies before the Annuity Date. Please refer to the discussion of "Considerations for Contingent Annuitants" in the Tax Considerations section of the prospectus. For Beneficiary Annuities, instead of an Annuitant there is a "Key Life" which is used to determine the annual required distributions.

. Beneficiary: The Beneficiary is the person(s) or entity you name to receive the Death Benefit. Your Beneficiary designation should be the exact name of your Beneficiary, not only a reference to the Beneficiary's relationship to you. If you use a class designation in lieu of designating individuals (e.g. "surviving children"), we will pay the class of Beneficiaries as determined at the time of your death and not the class of Beneficiaries that existed at the time the designation was made. If no Beneficiary is named, the Death Benefit will be paid to you or your estate. For Beneficiary Annuities, instead of a Beneficiary, the term "Successor" is used. If an Annuity is co-owned by spouses, we will assume that the sole primary Beneficiary is the surviving spouse that was named as the co-Owner, unless you elect an alternative Beneficiary designation.

Your right to make certain designations may be limited if your Annuity is to be used as an IRA, Beneficiary Annuity or other "qualified" investment that is given beneficial tax treatment under the Code. You should seek competent tax advice on the income, estate and gift tax implications of your designations.

"BENEFICIARY" ANNUITY

You may purchase an Annuity if you are a Beneficiary of an account that was owned by a decedent, subject to the following requirements. You may transfer the proceeds of the decedent's account into the Annuity described in this prospectus and receive distributions that are required by the tax laws. This transfer option is not available if the proceeds are being transferred from an annuity issued by us or one of our affiliates and the annuity offers a "Beneficiary Continuation Option".

Upon purchase, the Annuity will be issued in the name of the decedent for your benefit. You must take required distributions at least annually, which we will calculate based on the applicable life expectancy in the year of the decedent's death, using Table 1 in IRS Publication 590.

For IRAs and Roth IRAs, distributions must begin by December 31 of the year following the year of the decedent's death. If you are the surviving spouse Beneficiary, distributions may be deferred until the decedent would have attained age 70 1/2, however if you choose to defer distributions, you are responsible for complying with the distribution requirements under the Code, and you must notify us when you would like distributions to begin. For additional information regarding the tax considerations applicable to Beneficiaries of an IRA or Roth IRA, see "Required Distributions Upon Your Death for Qualified Annuity Contracts" in the Tax Considerations section of this prospectus.

For non-qualified Annuities, distributions must begin within one year of the decedent's death. For additional information regarding the tax considerations applicable to Beneficiaries of a non-qualified Annuity see "Required Distributions Upon Your Death for Nonqualified Annuity Contracts" in the Tax Considerations section of this prospectus.

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You may take withdrawals in excess of your required distributions. Any withdrawals you take count toward the required distribution for the year. All applicable charges will be assessed against your Annuity, such as the Insurance Charge and the Annual Maintenance Fee.

The Annuity provides a basic Death Benefit upon death, and you may name "successors" who may either receive the Death Benefit as a lump sum or continue receiving distributions after your death under the Beneficiary Continuation Option.

Please note the following additional limitations for a Beneficiary Annuity:

. No additional Purchase Payments are permitted. You may only make a one-time initial Purchase Payment transferred to us directly from another annuity or eligible account. You may not make your Purchase Payment as an indirect rollover, or combine multiple assets or death benefits into a single contract as part of this Beneficiary Annuity.

. You may not elect any optional living or death benefits.

. You may not annuitize the Annuity; no annuity options are available.

. You may participate only in the following programs: Auto-Rebalancing, Dollar Cost Averaging (but not the 6 or 12 Month DCA Program), or Systematic Withdrawals.

. You may not assign or change ownership of the Annuity, and you may not change or designate another life upon which distributions are based. A Beneficiary Annuity may not be co-owned.

. If the Annuity is funded by means of transfer from another Beneficiary Annuity with another company, we require that the sending company or the beneficial Owner provide certain information in order to ensure that applicable required distributions have been made prior to the transfer of the contract proceeds to us. We further require appropriate information to enable us to accurately determine future distributions from the Annuity. Please note we are unable to accept a transfer of another Beneficiary Annuity where taxes are calculated based on an exclusion amount or an exclusion ratio of earnings to original investment. We are also unable to accept a transfer of an annuity that has annuitized.

. The beneficial Owner of the Annuity can be an individual, grantor trust, or, for an IRA or Roth IRA, a qualified trust. In general, a qualified trust (1) must be valid under state law; (2) must be irrevocable or became irrevocable by its terms upon the death of the IRA or Roth IRA Owner; and

(3) the Beneficiaries of the trust who are Beneficiaries with respect to the trust's interest in this Annuity must be identifiable from the trust instrument and must be individuals. A qualified trust may be required to provide us with a list of all Beneficiaries to the trust (including contingent and remainder Beneficiaries with a description of the conditions on their entitlement), all of whom must be individuals, as of September 30/th/ of the year following the year of death of the IRA or Roth IRA Owner, or date of Annuity application if later. The trustee may also be required to provide a copy of the trust document upon request. If the beneficial Owner of the Annuity is a grantor trust, distributions must be based on the life expectancy of the grantor. If the beneficial Owner of the Annuity is a qualified trust, distributions must be based on the life expectancy of the oldest Beneficiary under the trust.

. If this Beneficiary Annuity is transferred to another company as a tax-free exchange with the intention of qualifying as a Beneficiary annuity with the receiving company, we may require certifications from the receiving company that required distributions will be made as required by law.

. If you are transferring proceeds as Beneficiary of an annuity that is owned by a decedent, we must receive your transfer request at least 45 days prior to your first or next required distribution. If, for any reason, your transfer request impedes our ability to complete your required distribution by the required date, we will be unable to accept your transfer request.

RIGHT TO CANCEL

You may cancel (or "Free Look") your Annuity for a refund by notifying us in Good Order or by returning the Annuity to our Service Office or to the representative who sold it to you within 10 days after you receive it (or such other period as may be required by applicable law). The Annuity can be mailed or delivered either to us, at our Service Office, or to the representative who sold it to you. Return of the Annuity by mail is effective on being postmarked, properly addressed and postage prepaid. Unless otherwise required by applicable law, the amount of the refund will equal the Account Value as of the Valuation Day we receive the returned Annuity at our Service Office or the cancellation request in Good Order, plus any fees or tax charges deducted from the Purchase Payment. However, where we are required by applicable law to return Purchase Payments, we will return the greater of Account Value and Purchase Payments. If you had Account Value allocated to any MVA Option upon your exercise of the Free Look, we will calculate, to the extent allowed by applicable state law, any applicable MVA with a zero "liquidity factor". See the section of this prospectus entitled "Market Value Adjustment Options."

SCHEDULED PAYMENTS DIRECTLY FROM A BANK ACCOUNT

You can make additional Purchase Payments to your Annuity by authorizing us to deduct money directly from your bank account and applying it to your Annuity, unless the Annuity is held as a Beneficiary Annuity. Investment restrictions will apply if you elect optional benefits. No additional Purchase Payments are permitted if you have elected the Beneficiary Annuity. We may suspend or cancel electronic funds transfer privileges if sufficient funds are not available from the applicable financial institution on any date that a transaction is scheduled to occur.

SALARY REDUCTION PROGRAMS

These types of programs are only available with certain types of qualified investments. If your employer sponsors such a program, we may agree to accept periodic Purchase Payments through a salary reduction program as long as the allocations are not directed to the MVA Options.

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MANAGING YOUR ANNUITY

CHANGE OF OWNER, ANNUITANT AND BENEFICIARY DESIGNATIONS

In general, you may change the Owner, Annuitant and Beneficiary designations by sending us a request in Good Order, which will be effective when received at our Service Office. However, if the Annuity is held as a Beneficiary Annuity, the Owner may not be changed and you may not designate another Key Life upon which distributions are based. As of the Valuation Day we receive an ownership change, any automated investment or withdrawal programs will be canceled. The new Owner must submit the applicable program enrollment if they wish to participate in such a program. Where allowed by law, such changes will be subject to our acceptance. Any change we accept is subject to any transactions processed by us before we receive the notice of change at our Service Office. Some of the changes we will not accept include, but are not limited to:

. a new Owner subsequent to the death of the Owner or the first of any co-Owners to die, except where a spouse-Beneficiary has become the Owner as a result of an Owner's death;

. a new Annuitant subsequent to the Annuity Date if the annuity option includes a life contingency;

. a new Annuitant prior to the Annuity Date if the Owner is an entity;

. a new Owner such that the new Owner is older than the age for which we would then issue the Annuity as of the effective date of such change, unless the change of Owner is the result of spousal continuation;

. any permissible designation change if the change request is received at our Service Office after the Annuity Date; and

. A new Owner or Annuitant that is a certain ownership type, including but not limited to corporations, partnerships, endowments, and grantor trusts with multiple grantors.

In general, you may change the Owner, Annuitant, and Beneficiary designations as indicated above, and also may assign the Annuity. WE WILL ALLOW CHANGES OF OWNERSHIP AND/OR ASSIGNMENTS ONLY IF THE ANNUITY IS HELD EXCLUSIVELY FOR THE BENEFIT OF THE ANNUITANT OR CONTINGENT ANNUITANT. WE RESERVE THE RIGHT TO REJECT ANY PROPOSED CHANGE OF OWNER, ANNUITANT, OR BENEFICIARY, AS WELL AS ANY PROPOSED ASSIGNMENT OF THE ANNUITY. WE WILL IMPLEMENT THIS RIGHT ON A NON-DISCRIMINATORY BASIS, AND TO THE EXTENT ALLOWED BY STATE LAW, BUT ARE NOT OBLIGATED TO PROCESS YOUR REQUEST WITHIN ANY PARTICULAR TIME FRAME. There are restrictions on designation changes when you have elected certain optional benefits. We assume no responsibility for the validity or tax consequences of any change of ownership or assignment, and may be required to make reports of ownership changes and/or assignments to the appropriate federal, state and/or local taxing authorities.

DEATH BENEFIT SUSPENSION UPON CHANGE OF OWNER OR ANNUITANT. If there is a change of Owner or Annuitant, the change may affect the amount of the Death Benefit. See the Minimum Death Benefits and Optional Death Benefit Riders section of this prospectus for additional details.

SPOUSAL DESIGNATIONS

If an Annuity is co-owned by spouses, we will assume that the sole primary Beneficiary is the surviving spouse that was named as the co-Owner unless you elect an alternative Beneficiary designation.

Certain spousal rights under the contract, and our administration of such spousal rights and related tax reporting comport with our understanding of the Defense of Marriage Act (which defines a "marriage" as a legal union between a man and a woman and a "spouse" as a person of the opposite sex). Depending on the state in which your annuity is issued, we may offer certain spousal benefits to civil union couples or same-sex marriages. You should be aware, however, that federal tax law does not recognize civil unions or same-sex marriages. Therefore, we cannot permit a civil union partner or same-sex spouse to continue the annuity within the meaning of the tax law upon the death of the first partner under the annuity's "spousal continuance" provision. Please note there may be federal tax consequences at the death of the first civil union or same-sex marriage partner. Civil union couples and same-sex marriage spouses should consider that limitation before selecting a spousal benefit under the annuity.

CONTINGENT ANNUITANT

Generally, if an Annuity is owned by an entity and the entity has named a Contingent Annuitant, the Contingent Annuitant will become the Annuitant upon the death of the Annuitant, and no Death Benefit is payable. Unless we agree otherwise, the Annuity is only eligible to have a Contingent Annuitant designation if the entity which owns the Annuity is (1) a plan described in Internal Revenue Code Section 72(s)(5)(A)(i) (or any successor Code section thereto); (2) an entity described in Code Section 72(u)(1) (or any successor Code section thereto); or (3) a Custodial Account established to hold retirement assets for the benefit of the natural person Annuitant pursuant to the provisions of Section 408(a) of the Internal Revenue Code (or any successor Code section thereto) ("Custodial Account").

Where the Annuity is held by a Custodial Account, the Contingent Annuitant will not automatically become the Annuitant upon the death of the Annuitant. Upon the death of the Annuitant, the Custodial Account will have the choice, subject to our rules, to either elect to receive the Death Benefit or elect to continue the Annuity. If the Custodial Account elects to continue the Annuity, the Death Benefit payable will equal the Death Benefit described in spousal continuation section of the Minimum Death Benefits and Optional Death Benefit Riders section of this prospectus.

See the section above entitled "Spousal Designations" for more information about how the Annuity can be continued by a Custodial Account.

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MANAGING YOUR ACCOUNT VALUE

There are several programs we administer to help you manage your Account Value, as described in this section.

DOLLAR COST AVERAGING PROGRAMS

We offer Dollar Cost Averaging Programs during the Accumulation Period. In general, Dollar Cost Averaging allows you to systematically transfer an amount periodically from one Sub-account to one or more other Sub-accounts. You can choose to transfer earnings only, principal plus earnings or a flat dollar amount. You may elect a Dollar Cost Averaging program that transfers amounts monthly, quarterly, semi-annually, or annually from Sub-accounts (if you make no selection, we will effect transfers on a monthly basis). In addition, you may elect the 6 or 12 Month DCA Program described below.

There is no guarantee that Dollar Cost Averaging will result in a profit or protect against a loss in a declining market.

6 OR 12 MONTH DOLLAR COST AVERAGING PROGRAM (THE "6 OR 12 MONTH DCA PROGRAM") The 6 or 12 Month DCA Program is subject to our rules at the time of election and may not be available in conjunction with other programs and benefits we make available. We may discontinue, modify or amend this program from time to time. The 6 or 12 Month DCA Program may not be available in all states or with certain benefits or programs. Currently, the DCA MVA Options are not available in the States of Iowa and Oregon.

CRITERIA FOR PARTICIPATING IN THE PROGRAM

. You may only allocate Purchase Payments to the DCA MVA Options. You may not transfer Account Value into this program. To institute a program, you must allocate at least $2,000 to the DCA MVA Options.

. As part of your election to participate in the 6 or 12 Month DCA Program, you specify whether you want 6 or 12 monthly transfers under the program. We then set the monthly transfer amount, by dividing the Purchase Payment you have allocated to the DCA MVA Options by the number of months. For example, if you allocated $6,000, and selected a 6 month DCA Program, we would transfer $1,000 each month (with the interest earned added to the last payment). We will adjust the monthly transfer amount if, during the transfer period, the amount allocated to the DCA MVA Options is reduced. In that event, we will re-calculate the amount of each remaining transfer by dividing the amount in the DCA MVA Option (including any interest) by the number of remaining transfers. If the recalculated transfer amount is below the minimum transfer required by the program, we will transfer the remaining amount from the DCA MVA Option on the next scheduled transfer and terminate the program.

. We impose no fee for your participation in the 6 or 12 Month DCA Program.

. You may cancel the DCA Program at any time. If you do, we will transfer any remaining amount held within the DCA MVA Options according to your instructions, subject to any applicable MVA. If you do not provide any such instructions, we will transfer any remaining amount held in the DCA MVA Options on a pro rata basis to the Sub-accounts in which you are invested currently, excluding any Sub-accounts to which you are not permitted to electively allocate or transfer Account Value. If any such Sub-account is no longer available, we may allocate the amount that would have been applied to that Sub-account to the AST Money Market Sub-account.

. We credit interest to amounts held within the DCA MVA Options at the applicable declared rates. We credit such interest until the earliest of the following (a) the date the entire amount in the DCA MVA Option has been transferred out; (b) the date the entire amount in the DCA MVA Option is withdrawn; (c) the date as of which any Death Benefit payable is determined, unless the Annuity is continued by a spouse Beneficiary (in which case we continue to credit interest under the program); or (d) the Annuity Date.

. The interest rate earned in a DCA MVA Option will be no less than the minimum guaranteed interest rate. We may, from time to time, declare new interest rates for new Purchase Payments that are higher than the minimum guaranteed interest rate. Please note that the interest rate that we apply under the 6 or 12 Month DCA Program is applied to a declining balance. Therefore, the dollar amount of interest you receive will decrease as amounts are systematically transferred from the DCA MVA Option to the Sub-accounts, and the effective interest rate earned will therefore be less than the declared interest rate.

DETAILS REGARDING PROGRAM TRANSFERS

. Transfers made under this program are not subject to any MVA.

. Any partial withdrawals, transfers, or fees deducted from the DCA MVA Options will reduce the amount in the DCA MVA Options. If you have only one 6 or 12 Month DCA Program in operation, withdrawals, transfers, or fees may be deducted from the DCA MVA Options associated with that program. You may, however, have more than one 6 or 12 Month DCA Program operating at the same time (so long as any such additional 6 or 12 Month DCA Program is of the same duration). For example, you may have more than one 6 month DCA Program running, but may not have a 6 month Program running simultaneously with a 12 month Program.

. 6 or 12 Month DCA transfers will begin on the date the DCA MVA Option is established (unless modified to comply with state law) and on each month following until the entire principal amount plus earnings is transferred.

. We do not count transfers under the 6 or 12 Month DCA Program against the number of free transfers allowed under your Annuity.

. The minimum transfer amount is $100, although we will not impose that requirement with respect to the final amount to be transferred under the Program.

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. If you are not participating in an optional benefit, we will make transfers under the 6 or 12 month DCA Program to the Sub-accounts that you specified upon your election of the Program. If you are participating in any optional benefit, we will allocate amounts transferred out of the DCA MVA Options in the following manner: (a) if you are participating in the Custom Portfolios Program, we will allocate to the Sub-accounts in accordance with the rules of that program (b) if you are not participating in the Custom Portfolios Program, we will make transfers under the 6 or 12 Month DCA Program to the Sub-accounts that you specified upon your election of the 6 or 12 Month DCA Program, provided those instructions comply with the allocation requirements for the optional benefit and (c) whether or not you participate in the Custom Portfolios Program, no portion of our monthly transfer under the 6 or 12 Month DCA Program will be directed initially to the AST Investment Grade Bond Portfolio Sub-account used with the optional benefit (although the DCA MVA Option is treated as a "Permitted Sub-account" for purposes of transfers made by any predetermined mathematical formula associated with the optional benefit).

. If you are participating in an optional benefit and also are participating in the 6 or 12 Month DCA Program, and the pre-determined mathematical formula under the benefit dictates a transfer from the Permitted Sub-accounts to the applicable AST Investment Grade Bond Portfolio Sub-account, then the amount to be transferred will be taken entirely from the Sub-accounts, provided there is sufficient Account Value in those Sub-accounts to meet the required transfer amount. Only if there is insufficient Account Value in those Sub-accounts will an amount be transferred from the DCA MVA Options associated with the 6 or 12 Month DCA Program. Amounts transferred from the DCA MVA Options under the formula will be taken on a last-in, first-out basis, without the imposition of a market value adjustment.

. If you are participating in one of our automated withdrawal programs (e.g., Systematic Withdrawals), we may include within that withdrawal program amounts held within the DCA MVA Options. If you have elected any optional living benefit, any withdrawals will be taken on a pro rata basis from your Sub-accounts and the DCA MVA Options. Such withdrawals will be assessed any applicable MVA.

AUTOMATIC REBALANCING PROGRAMS

During the Accumulation Period, we offer Automatic Rebalancing among the Sub-accounts you choose. The "Accumulation Period" refers to the period of time from the Issue Date through the last Valuation Day immediately preceding the Annuity Date. You can choose to have your Account Value rebalanced monthly, quarterly, semi-annually, or annually. On the appropriate date, the Sub-accounts you choose are rebalanced to the allocation percentages you requested. With Automatic Rebalancing, we transfer the appropriate amount from the "overweighted" Sub-accounts to the "underweighted" Sub-accounts to return your allocations to the percentages you request. For example, over time the performance of the Sub-accounts will differ, causing your percentage allocations to shift. You may make additional transfers; however, the Automatic Rebalancing program will not reflect such transfers unless we receive instructions from you indicating that you would like to adjust the program. There is no minimum Account Value required to enroll in Automatic Rebalancing. All rebalancing transfers as part of an Automatic Rebalancing program are not included when counting the number of transfers each year toward the maximum number of free transfers. We do not deduct a charge for participating in an Automatic Rebalancing program. Participation in the Automatic Rebalancing program may be restricted if you are enrolled in certain other optional programs. Sub-accounts that are part of a Systematic Withdrawal program or Dollar Cost Averaging program will be excluded from an Automatic Rebalancing program.

If you are participating in an optional living benefit (such as Highest Daily Lifetime Income) that makes transfers under a pre-determined mathematical formula, and you have opted for automatic rebalancing, you should be aware that: (a) the AST bond portfolio used as part of the pre-determined mathematical formula will not be included as part of automatic rebalancing and

(b) the operation of the formula may result in the rebalancing not conforming to the percentage allocations that you specified originally as part of your Automatic Rebalancing Program.

AUTHORIZATION OF A THIRD PARTY INVESTMENT ADVISOR TO MANAGE MY ACCOUNT This Annuity is intended to be used where you have engaged your own investment advisor to provide advice regarding the allocation of your Account Value. That investment advisor may be a firm or person appointed by us, or whose affiliated broker-dealer is appointed by us, as authorized sellers of the Annuity. To be eligible to take any action with respect to your Annuity, an investment advisor must meet our standards. These standards include, but are not limited to, the advisor's fee not exceeding a certain percentage of your Account Value (which fee cap may change from time to time). In general, we reserve the right to change these standards at any time. Although we impose these standards, you bear the responsibility for choosing a suitable investment advisor.

We do not offer advice about how to allocate your Account Value. As such, we are not responsible for any recommendations your investment advisor makes, any investment models or asset allocation programs they choose to follow, or any specific transfers they make on your behalf. Moreover, if you participate in an optional living benefit that transfers Account Value under a pre-determined mathematical formula, you and your investment advisor should realize that such transfers will occur as dictated solely by the formula, and may or may not be in accord with the investment program being pursued by your investment advisor. As one possible example, prompted by a decline in the value of your chosen Sub-accounts, the formula might direct a transfer to an AST bond portfolio - even though your advisor's program might call for an increased investment in equity Sub-accounts in that scenario.

We are not a party to the agreement you have with your investment advisor, and do not verify that amounts withdrawn from your Annuity, including amounts withdrawn to pay for the investment advisor's fee, are within the terms of your agreement with your

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investment advisor. You will, however, receive confirmations of transactions that affect your Annuity that among other things reflect advisory fees deducted from your Account Value. It is your responsibility to arrange for the payment of the advisory fee charged by your investment advisor. Similarly, it is your responsibility to understand the advisory services provided by your investment advisor and the advisory fees charged for those services.

Any fee that is charged by your investment advisor is in addition to the fees and expenses that apply under your Annuity. Please be aware that if you authorize your investment advisor to withdraw amounts from your Annuity to pay for the investment advisor's fee, such fee deduction will be treated as a withdrawal. A withdrawal can have many consequences, particularly if you are participating in certain optional living benefits and/or optional death benefits. For example, under Highest Daily GRO II a withdrawal results in a proportional reduction to each existing guarantee amount, and under the Highest Anniversary Value Death Benefit, a withdrawal reduces the death benefit amount proportionally (rather than on a dollar-for-dollar basis). If you participate in Highest Daily Lifetime 6 Plus, Spousal Highest Daily Lifetime 6 Plus, Highest Daily Lifetime Income, or Spousal Highest Daily Lifetime Income, we do not allow your investment advisor to deduct its fees from your Annuity (although you may pay your advisor in some other manner). As with any other withdrawal from your Annuity, you may incur adverse tax consequences, and/or an MVA, upon the deduction of your advisor's fee from your Annuity.

SPECIAL RULES FOR DISTRIBUTIONS TO PAY ADVISORY FEES

We treat partial withdrawals to pay advisory fees as taxable distributions unless your Annuity is being used in conjunction with a "qualified" retirement plan (plans meeting the requirements of Sections 401, 403 or 408 of the Code).

FINANCIAL PROFESSIONAL PERMISSION TO FORWARD TRANSACTION INSTRUCTIONS Unless you direct otherwise, your Financial Professional may forward instructions regarding the allocation of your Account Value, and request financial transactions involving Investment Options. IF YOUR FINANCIAL PROFESSIONAL HAS THIS AUTHORITY, WE DEEM THAT ALL SUCH TRANSACTIONS THAT ARE DIRECTED BY YOUR FINANCIAL PROFESSIONAL WITH RESPECT TO YOUR ANNUITY HAVE BEEN AUTHORIZED BY YOU. You will receive a confirmation of any financial transaction involving the purchase or sale of Units of your Annuity. You must contact us immediately if and when you revoke such authority. We will not be responsible for acting on instructions from your Financial Professional until we receive notification of the revocation of such person's authority. We may also suspend, cancel or limit these authorizations at any time. In addition, we may restrict the Investment Options available for transfers or allocation of Purchase Payments by such Financial Professional. We will notify you and your Financial Professional if we implement any such restrictions or prohibitions.

PLEASE NOTE: Contracts managed by your Financial Professional also are subject to the restrictions on transfers between Investment Options that are discussed in the section below entitled "RESTRICTIONS ON TRANSFERS BETWEEN INVESTMENT OPTIONS". We may also require that your Financial Professional transmit all financial transactions using the electronic trading functionality available through our Internet website (www.prudentialannuities.com). Limitations that we may impose on your Financial Professional under the terms of an administrative agreement (e.g., a custodial agreement) do not apply to financial transactions requested by an Owner on their own behalf, except as otherwise described in this prospectus.

RESTRICTIONS ON TRANSFERS BETWEEN INVESTMENT OPTIONS

During the Accumulation Period you may transfer Account Value between Investment Options subject to the restrictions outlined below. Transfers are not subject to taxation on any gain. We do not currently require a minimum amount in each Sub-account you allocate Account Value to at the time of any allocation or transfer. Although we do not currently impose a minimum transfer amount, we reserve the right to require that any transfer be at least $50.

Transfers under this Annuity consist of those you initiate or those made under a systematic program, such as the 6 or 12 Month DCA Program, another dollar cost averaging program, or pursuant to a mathematical formula required as part of an optional benefit (e.g., Highest Daily Lifetime Income). The transfer restrictions discussed in this section apply only to the former type of transfer (i.e., a transfer that you initiate).

Once you have made 20 transfers among the Sub-accounts during an Annuity Year, we will accept any additional transfer request during that year only if the request is submitted to us in writing with an original signature and otherwise is in Good Order. For purposes of this 20 transfer limit, we (i) do not view a facsimile transmission as a "writing", (ii) will treat multiple transfer requests submitted on the same Valuation Day as a single transfer, and

(iii) do not count any transfer that solely involves Sub-accounts corresponding to any ProFund portfolio and/or the AST Money Market Portfolio, or any transfer that involves one of our systematic programs, such as automated withdrawals.

Frequent transfers among Sub-accounts in response to short-term fluctuations in markets, sometimes called "market timing," can make it very difficult for a portfolio manager to manage a portfolio's investments. Frequent transfers may cause the portfolio to hold more cash than otherwise necessary, disrupt management strategies, increase transaction costs, or affect performance. The Annuity offers Sub-accounts designed for Owners who wish to engage in frequent transfers (i.e., the Sub-accounts corresponding to the AST Money Market Portfolio or ProFunds VP portfolios), and we encourage Owners seeking frequent transfers to utilize those Sub-accounts. In light of the risks posed to Owners and other investors by frequent transfers, we reserve the right to limit the number of transfers in any Annuity Year for all existing or new Owners and to take the other actions discussed below. We also reserve the right to limit the number of transfers in any Annuity Year or to refuse any transfer request for an Owner or certain

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Owners if: (a) we believe that excessive transfer activity (as we define it) or a specific transfer request or group of transfer requests may have a detrimental effect on Unit Values or the share prices of the portfolios; or

(b) we are informed by a portfolio (e.g., by the portfolio's portfolio manager) that the purchase or redemption of shares in the portfolio must be restricted because the portfolio believes the transfer activity to which such purchase and redemption relates would have a detrimental effect on the share prices of the affected portfolio. Without limiting the above, the most likely scenario where either of the above could occur would be if the aggregate amount of a trade or trades represented a relatively large proportion of the total assets of a particular portfolio. In furtherance of our general authority to restrict transfers as described above, and without limiting other actions we may take in the future, we have adopted the following specific restrictions:

. With respect to each Sub-account (other than the AST Money Market Sub-account, or a Sub-account corresponding to a ProFund portfolio), we track amounts exceeding a certain dollar threshold that were transferred into the Sub-account. If you transfer such amount into a particular Sub-account, and within 30 calendar days thereafter transfer (the "Transfer Out") all or a portion of that amount into another Sub-account, then upon the Transfer Out, the former Sub-account becomes restricted (the "Restricted Sub-account"). Specifically, we will not permit subsequent transfers into the Restricted Sub-account for 90 calendar days after the Transfer Out if the Restricted Sub-account invests in a non-international portfolio, or 180 calendar days after the Transfer Out if the Restricted Sub-account invests in an international portfolio. For purposes of this rule, we (i) do not count transfers made in connection with one of our systematic programs, such as auto rebalancing or under a pre-determined mathematical formula used with an optional living benefit; (ii) do not count any transfer that solely involves the AST Money Market Portfolio and/or a ProFund VP Portfolio; and (iii) do not categorize as a transfer the first transfer that you make after the Issue Date, if you make that transfer within 30 calendar days after the Issue Date. Even if an amount becomes restricted under the foregoing rules, you are still free to redeem the amount from your Annuity at any time.

. We reserve the right to effect transfers on a delayed basis for all Annuities. That is, we may price a transfer involving the Sub-accounts on the Valuation Day subsequent to the Valuation Day on which the transfer request was received. Before implementing such a practice, we would issue a separate written notice to Owners that explains the practice in detail.

If we deny one or more transfer requests under the foregoing rules, we will inform you or your Financial Professional promptly of the circumstances concerning the denial.

There are contract Owners of different variable annuity contracts that are funded through the same Separate Account that may not be subject to the above-referenced transfer restrictions and, therefore, might make more numerous and frequent transfers than contract Owners who are subject to such limitations. Finally, there are contract Owners of other variable annuity contracts or variable life contracts that are issued by Pruco Life as well as other insurance companies that have the same underlying mutual fund portfolios available to them. Since some contract Owners are not subject to the same transfer restrictions, unfavorable consequences associated with such frequent trading within the underlying mutual fund (e.g., greater portfolio turnover, higher transaction costs, or performance or tax issues) may affect all contract Owners. Similarly, while contracts managed by a Financial Professional are subject to the restrictions on transfers between Investment Options that are discussed above, if the Financial Professional manages a number of contracts in the same fashion unfavorable consequences may be associated with management activity since it may involve the movement of a substantial portion of an underlying mutual fund's assets which may affect all contract Owners invested in the affected options. Apart from jurisdiction-specific and contract differences in transfer restrictions, we will apply these rules uniformly (including contracts managed by a Financial Professional) and will not waive a transfer restriction for any Owner.

ALTHOUGH OUR TRANSFER RESTRICTIONS ARE DESIGNED TO PREVENT EXCESSIVE TRANSFERS, THEY ARE NOT CAPABLE OF PREVENTING EVERY POTENTIAL OCCURRENCE OF EXCESSIVE TRANSFER ACTIVITY. The portfolios have adopted their own policies and procedures with respect to excessive trading of their respective shares, and we reserve the right to enforce any such current or future policies and procedures. The prospectuses for the portfolios describe any such policies and procedures, which may be more or less restrictive than the policies and procedures we have adopted. Under SEC rules, we are required to: (1) enter into a written agreement with each portfolio or its principal underwriter or its transfer agent that obligates us to provide to the portfolio promptly upon request certain information about the trading activity of individual contract Owners (including an Annuity Owner's TIN number), and (2) execute instructions from the portfolio to restrict or prohibit further purchases or transfers by specific contract Owners who violate the excessive trading policies established by the portfolio. In addition, you should be aware that some portfolios may receive "omnibus" purchase and redemption orders from other insurance companies or intermediaries such as retirement plans. The omnibus orders reflect the aggregation and netting of multiple orders from individual Owners of variable insurance contracts and/or individual retirement plan participants. The omnibus nature of these orders may limit the portfolios in their ability to apply their excessive trading policies and procedures. In addition, the other insurance companies and/or retirement plans may have different policies and procedures or may not have any such policies and procedures because of contractual limitations. For these reasons, we cannot guarantee that the portfolios (and thus contract Owners) will not be harmed by transfer activity relating to other insurance companies and/or retirement plans that may invest in the portfolios.

A portfolio also may assess a short-term trading fee (redemption fee) in connection with a transfer out of the Sub-account investing in that portfolio that occurs within a certain number of days following the date of allocation to the Sub-account. Each portfolio determines the amount of the short-term trading fee and when the fee is imposed. The fee is retained by or paid to the portfolio and is not retained by us. The fee will be deducted from your Account Value, to the extent allowed by law. At present, no portfolio has adopted a short-term trading fee.

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ACCESS TO ACCOUNT VALUE

TYPES OF DISTRIBUTIONS AVAILABLE TO YOU

During the Accumulation Period you can access your Account Value through partial withdrawals, systematic withdrawals, and where required for tax purposes, Required Minimum Distributions. You can also surrender your Annuity at any time. Depending on your instructions, we may deduct the Annual Maintenance Fee, any Tax Charge that applies and the charge for any optional benefits and may impose an MVA. Unless you notify us differently as permitted, partial withdrawals are taken pro rata (i.e. "pro rata" meaning that the percentage of each Investment Option withdrawn is the same percentage that the Investment Option bears to the total Account Value). Each of these types of distributions is described more fully below.

If you participate in any Lifetime Guaranteed Minimum Withdrawal Benefit, and you take a withdrawal deemed to be Excess Income that brings your Unadjusted Account Value to zero, both the benefit and the Annuity itself will terminate.

TAX IMPLICATIONS FOR DISTRIBUTIONS

PRIOR TO ANNUITIZATION

For a non-qualified Annuity, a distribution prior to Annuitization is deemed to come first from any "gain" in your Annuity and second as a return of your "cost basis", if any. Distributions from your Annuity are generally subject to ordinary income taxation on the amount of any investment gain unless the distribution qualifies as a non-taxable exchange or transfer. If you take a distribution prior to the taxpayer's age 59 1/2, you may be subject to a 10% penalty in addition to ordinary income taxes on any gain. You may wish to consult a professional tax advisor for advice before requesting a distribution.

DURING THE ANNUITIZATION PERIOD

For a non-qualified Annuity, during the Annuitization period, a portion of each annuity payment is taxed as ordinary income at the tax rate you are subject to at the time of the payment. The Code and regulations have "exclusionary rules" that we use to determine what portion of each annuity payment should be treated as a return of any cost basis you have in your Annuity. Once the cost basis in your Annuity has been distributed, the remaining annuity payments are taxable as ordinary income. The cost basis in your Annuity may be based on the cost basis from a prior contract in the case of a 1035 exchange or other qualifying transfer.

For more information about non-qualified Annuities and for information about qualified Annuities, see "Tax Considerations".

SYSTEMATIC WITHDRAWALS FROM MY ANNUITY DURING THE ACCUMULATION PERIOD You can receive systematic withdrawals of earnings only, or a flat dollar amount. Systematic Withdrawals may be subject to an MVA.

Systematic withdrawals can be made from Account Value allocated to the Sub-accounts or certain MVA Options. There is no minimum Surrender Value we require to allow you to begin a program of Systematic Withdrawals. The minimum amount for each systematic withdrawal is $100. If any scheduled systematic withdrawal is for less than $100 (which may occur under a program that provides payment of an amount equal to the earnings in your Annuity for the period requested), we may postpone the withdrawal and add the expected amount to the amount that is to be withdrawn on the next scheduled systematic withdrawal.

We will withdraw systematic withdrawals from the Investment Options you have designated. Unless you notify us differently as permitted, withdrawals are taken pro rata based on the Account Value in the Investment Options at the time we pay out your withdrawal (i.e. "pro rata" meaning that the percentage of each Investment Option withdrawn is the same percentage that the Investment Option bears to the total Account Value). Please note that if you are participating in certain optional living benefits (e.g., Highest Daily Lifetime Income), systematic withdrawals must be taken pro rata.

SYSTEMATIC WITHDRAWALS UNDER SECTIONS 72(T)/72(Q) OF THE INTERNAL REVENUE CODE If your Annuity is used as a funding vehicle for certain retirement plans that receive special tax treatment under Sections 401, 403(b), 408 or 408A of the Code, Section 72(t) of the Code may provide an exception to the 10% penalty tax on distributions made prior to age 59 1/2 if you elect to receive distributions as a series of "substantially equal periodic payments." For Annuities issued as non-qualified annuities, the Code may provide a similar exemption from penalty under Section 72(q) of the Code. Systematic withdrawals under Sections 72(t)/72(q) may be subject to an MVA. To request a program that complies with Sections 72(t)/72(q), you must provide us with certain required information in writing on a form acceptable to us. We may require advance notice to allow us to calculate the amount of 72(t)/72(q) withdrawals. There is no minimum Surrender Value we require to allow you to begin a program for withdrawals under Sections 72(t)/72(q). The minimum amount for any such withdrawal is $100 and payments may be made monthly, quarterly, semi-annually or annually.

You may also annuitize your Annuity and begin receiving payments for the remainder of your life (or life expectancy) as a means of receiving income payments before age 59 1/2 that are not subject to the 10% penalty.

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Please note that if a withdrawal under 72(t) or 72(q) was scheduled to be effected between December 25/th/ and December 31/st/ of a given year, then we will implement the withdrawal on December 28/th/ or on the last Valuation Day prior to December 28/th/ of that year.

REQUIRED MINIMUM DISTRIBUTIONS

Required Minimum Distributions are a type of systematic withdrawal we allow to meet distribution requirements under Sections 401, 403(b) or 408 of the Code. Required Minimum Distribution rules do not apply to Roth IRAs during the Owner's lifetime. Under the Code, you may be required to begin receiving periodic amounts from your Annuity. In such case, we will allow you to make systematic withdrawals in amounts that satisfy the minimum distribution rules under the Code.

The amount of the Required Minimum Distribution for your particular situation may depend on other annuities, savings or investments. We will only calculate the amount of your Required Minimum Distribution based on the value of your Annuity. We require three (3) days advance written notice to calculate and process the amount of your payments. You may elect to have Required Minimum Distributions paid out monthly, quarterly, semi-annually or annually. The $100 minimum amount that applies to systematic withdrawals applies to monthly Required Minimum Distributions but does not apply to Required Minimum Distributions taken out on a quarterly, semi-annual or annual basis.

You may also annuitize your Annuity and begin receiving payments for the remainder of your life (or life expectancy) as a means of receiving income payments and satisfying the Required Minimum Distribution rules under the Code. Please see "Living Benefits" for further information relating to Required Minimum Distributions if you own a living benefit.

In any year in which the requirement to take Required Minimum Distributions is suspended by law, we reserve the right, in our sole discretion and regardless of any position taken on this issue in a prior year, to treat any amount that would have been considered as a Required Minimum Distribution if not for the suspension as eligible for treatment as described herein.

Please note that if a Required Minimum Distribution was scheduled to be effected between December 25/th/ and December 31/st/ of a given year, then we will implement the Required Minimum Distribution on December 28/th/ or on the last Valuation Day prior to December 28/th/ of that year.

See "Tax Considerations" for a further discussion of Required Minimum Distributions.

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SURRENDERS

SURRENDER VALUE

During the Accumulation Period you can surrender your Annuity at any time, and you will receive the Surrender Value. Upon surrender of your Annuity, you will no longer have any rights under the surrendered Annuity. Your Surrender Value is equal to the Account Value (which includes the effect of any MVA) less any applicable tax charges, any charges assessable as a deduction from the Account Value for any optional benefits provided by rider or endorsement, and any Annual Maintenance Fee.

ANNUITY OPTIONS

Annuitization involves converting your Unadjusted Account Value to an annuity payment stream, the length of which depends on the terms of the applicable annuity option. Thus, once annuity payments begin, your death benefit, if any, is determined solely under the terms of the applicable annuity payment option, and you no longer participate in any optional living benefit (unless you have annuitized under that benefit). We currently make annuity options available that provide fixed annuity payments. Fixed annuity payments provide the same amount with each payment. Please refer to the "Living Benefits" section in this prospectus for a description of annuity options that are available when you elect one of the living benefits. You must annuitize your entire Account Value; partial annuitizations are not allowed.

You have a right to choose your annuity start date, provided that it is no later than the first day of the calendar month next following the 95/th/ birthday of the oldest of any Owner and Annuitant whichever occurs first ("Latest Annuity Date") and no earlier than the earliest permissible Annuity Date. You may choose one of the Annuity Options described below, and the frequency of annuity payments. You may change your choices before the Annuity Date. If you have not provided us with your Annuity Date or annuity payment option in writing, then your Annuity Date will be the Latest Annuity Date. Certain annuity options and/or periods certain may not be available, depending on the age of the Annuitant.

If needed, we will require proof in Good Order of the Annuitant's age before commencing annuity payments. Likewise, we may require proof in Good Order that an Annuitant is still alive, as a condition of our making additional annuity payments while the Annuitant lives. We will seek to recover any life income annuity payments that we made after the death of the Annuitant.

If the initial annuity payment would be less than $100, we will not allow you to annuitize (except as otherwise specified by applicable law). Instead, we will pay you your current Unadjusted Account Value in a lump sum and terminate your Annuity. Similarly, we reserve the right to pay your Unadjusted Account Value in a lump sum, rather than allow you to annuitize, if the Surrender Value of your Annuity is less than $2000 on the Annuity Date.

Once annuity payments begin, you no longer receive benefits under any optional living benefit (unless you have annuitized under that benefit) or the Death Benefits described below.

Certain of these annuity options may be available to Beneficiaries who choose to receive the Death Benefit proceeds as a series of payments instead of a lump sum payment.

Please note that you may not annuitize within the first three Annuity Years (except as otherwise specified by applicable law).

For Beneficiary Annuities, no annuity payments are available and all references to Annuity Date are not applicable.

OPTION 1

ANNUITY PAYMENTS FOR A PERIOD CERTAIN: Under this option, we will make equal payments for the period chosen, up to 25 years (but not to exceed the life expectancy of the Annuitant at the time the Annuity Option becomes effective, as computed under applicable IRS tables). The annuity payments may be made monthly, quarterly, semiannually, or annually, as you choose, for the fixed period. If the Owner dies during the income phase, payments will continue to any surviving Owner, or if there is no surviving Owner, the named Beneficiary or your estate if no Beneficiary is named for the remainder of the period certain. If the Beneficiary so chooses, we will make a single lump sum payment. The amount of the lump sum payment is determined by calculating the present value of the unpaid future period certain payments. This is done by using the interest rate used to compute the actual payments.

OPTION 2

LIFE INCOME ANNUITY OPTION WITH A PERIOD CERTAIN: Under this option, income is payable monthly, quarterly, semiannually, or annually for the number of years selected (the "period certain"), subject to our then current rules, and thereafter until the death of the Annuitant. Should the Owner or Annuitant die before the end of the period certain, the remaining period certain payments are paid to any surviving Owner, or if there is no surviving Owner, the named Beneficiary, or your estate if no Beneficiary is named, until the end of the period certain. If the Beneficiary so chooses, we will make a single lump sum payment. The amount of the lump sum payment is determined by calculating the present value of the unpaid future period certain payments. This is done by

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using the interest rate used to compute the actual payments. If an annuity option is not selected by the Annuity Date, this is the option we will automatically select for you. We will use a period certain of 10 years, or a shorter duration if the Annuitant's life expectancy at the time the Annuity Option becomes effective, as computed under applicable IRS tables, is less than 10 years. If in this instance the duration of the period certain is prohibited by applicable law, then we will pay you a lump sum in lieu of this option.

OTHER ANNUITY OPTIONS WE MAY MAKE AVAILABLE

At the Annuity Date, we may make available other annuity options not described above. The additional options we currently offer are:

. Life Annuity Option. We currently make available an annuity option that makes payments for the life of the Annuitant. Under that option, income is payable monthly, quarterly, semiannually, or annually, as you choose, until the death of the Annuitant. No additional annuity payments are made after the death of the Annuitant. No minimum number of payments is guaranteed. It is possible that only one payment will be payable if the death of the Annuitant occurs before the date the second payment was due, and no other payments nor death benefits would be payable.

. Joint Life Annuity Option. Under the joint lives option, income is payable monthly, quarterly, semiannually, or annually, as you choose, during the joint lifetime of two Annuitants, ceasing with the last payment prior to the death of the second to die of the two Annuitants. No minimum number of payments is guaranteed under this option. It is possible that only one payment will be payable if the death of all the Annuitants occurs before the date the second payment was due, and no other payments or death benefits would be payable.

. Joint Life Annuity Option With a Period Certain. Under this option, income is payable monthly, quarterly, semiannually, or annually for the number of years selected (the "period certain"), subject to our current rules, and thereafter during the joint lifetime of two Annuitants, ceasing with the last payment prior to the death of the second to die of the two Annuitants. If the Annuitants' joint life expectancy is less than the period certain, we will institute a shorter period certain, determined according to applicable IRS tables. Should the two Annuitants die before the end of the period certain, the remaining period certain payments are paid to any surviving Owner, or if there is no surviving Owner, the named Beneficiary, or to your estate if no Beneficiary is named, until the end of the period certain.

We reserve the right to cease offering any of these Other Annuity Options. If we do so, we will amend this prospectus to reflect the change. We reserve the right to make available Other Annuity Options.

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LIVING BENEFITS

Pruco Life offers different optional living benefits, for an additional charge, that can provide investment protection for Owners while they are alive. No optional living benefit may be elected if your Annuity is held as a Beneficiary Annuity. Notwithstanding the additional protection provided under the optional living benefits, the additional cost has the impact of reducing net performance of the Investment Options. Each optional benefit offers a distinct type of guarantee, regardless of the performance of the Sub-accounts, that may be appropriate for you depending on the manner in which you intend to make use of your Annuity while you are alive. We reserve the right to cease offering any of these optional living benefits. Depending on which optional living benefit you choose, you can have substantial flexibility to invest in the Sub-accounts while:

. protecting a principal amount from decreases in value due to investment performance;

. guaranteeing a minimum amount of growth to be used as the basis for lifetime withdrawals; or

. providing spousal continuation of certain benefits.

The "living benefits" are as follows:

. Highest Daily Lifetime Income

. Highest Daily Lifetime Income with Lifetime Income Accelerator

. Spousal Highest Daily Lifetime Income

. Highest Daily Lifetime 6 Plus Income Benefit (HD6 Plus)*

. Highest Daily Lifetime 6 Plus with Lifetime Income Accelerator (HD6 Plus with LIA)*

. Spousal Highest Daily Lifetime 6 Plus Income Benefit (SH6 Plus)*

. Highest Daily Guaranteed Return Option II (HD GRO II)**

. Guaranteed Return Option Plus II (GRO PLUS II)**

* No longer available for new elections - see Appendix B for details concerning the Highest Daily Lifetime 6 Plus benefits ** No longer available for new elections, except for Annuities issued with an application signed prior to January 24, 2011, and subject to selling firm transition rules (i.e., regarding the closing date of the benefit).

Each living benefit requires your participation in a pre-determined mathematical formula that may transfer your account value between the Sub-accounts you have chosen from among those we permit with the benefit (i.e., the "permitted Sub-accounts") and certain bond portfolio Sub-accounts of AST. Highest Daily Lifetime Income, Highest Daily Lifetime Income with LIA, Spousal Highest Daily Lifetime Income, Highest Daily Lifetime 6 Plus, Highest Daily Lifetime 6 Plus with LIA, and Spousal Highest Daily Lifetime 6 Plus use one pre-determined mathematical formula. GRO Plus II and HD GRO II each uses a separate and different pre-determined mathematical formula. Under the pre-determined mathematical formula used with the Highest Daily Lifetime Income and Highest Daily Lifetime 6 Plus Income benefits, your Account Value may be transferred between certain "permitted Sub-accounts" and the AST Investment Grade Bond Sub-account. Under each pre-determined mathematical formula used with GRO Plus II and HD GRO II, your Account Value may be transferred between certain "permitted Sub-accounts" and a Sub-account within a group of bond portfolio Sub-accounts differing with respect to their target maturity date. The formulas differ because of the nature of the underlying guarantees, and thus could result in different transfers of account value over time. These restrictions and the use of the formula may reduce the likelihood that we will be required to make payments to you under the living benefits. We are not providing you with investment advice through the use of any of the formulas.

Here is a general description of each kind of living benefit that exists under this Annuity:

LIFETIME GUARANTEED MINIMUM WITHDRAWAL BENEFITS. These benefits are designed for someone who wants a guaranteed lifetime income stream through withdrawals over time, rather than by annuitizing. Highest Daily Lifetime Income is one example of this type of benefit. Please note that there is a Latest Annuity Date under your Annuity, by which date annuity payments must commence. PLEASE NOTE THAT THE HIGHEST DAILY LIFETIME 6 PLUS SUITE OF BENEFITS IS NO LONGER AVAILABLE FOR NEW ELECTIONS.

Under any of the Guaranteed Lifetime Withdrawal Benefits (i.e., Highest Daily Lifetime Income, Highest Daily Lifetime Income with Lifetime Income Accelerator, Spousal Highest Daily Lifetime Income, Highest Daily Lifetime 6 Plus, Highest Daily Lifetime 6 Plus with Lifetime Income Accelerator, and Spousal Highest Daily Lifetime 6 Plus), WITHDRAWALS IN EXCESS OF THE ANNUAL

INCOME AMOUNT, CALLED "EXCESS INCOME," WILL RESULT IN A PERMANENT REDUCTION IN FUTURE GUARANTEED WITHDRAWAL AMOUNTS.

GUARANTEED MINIMUM ACCUMULATION BENEFITS. The common characteristic of these benefits is that your Account Value is guaranteed to be at least a specified amount at some point in the future. Thus, these benefits may be appropriate for an annuity Owner who wants a guaranteed minimum Account Value after a specified number of years. Because the guarantee inherent in the benefit does not take effect until a specified number of years into the future, you should elect such a benefit only if your investment time horizon is of at least that duration. HD GRO II is one example of this type of benefit. Please note that HD GRO II and GRO Plus II are no longer available for new elections, except for Annuities issued with an application signed prior to January 24, 2011, and subject to selling firm transition rules (i.e., regarding the closing date of the benefit).

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PLEASE REFER TO THE BENEFIT DESCRIPTION THAT FOLLOWS FOR A COMPLETE DESCRIPTION OF THE TERMS, CONDITIONS AND LIMITATIONS OF EACH OPTIONAL BENEFIT. SEE THE CHART IN THE "INVESTMENT OPTIONS" SECTION OF THE PROSPECTUS FOR A LIST OF INVESTMENT OPTIONS AVAILABLE AND PERMITTED WITH EACH BENEFIT. You should consult with your Financial Professional to determine if any of these optional benefits may be appropriate for you based on your financial needs. As is the case with optional living benefits in general, the fulfillment of our guarantee under these benefits is dependent on our claims-paying ability.

TERMINATION OF EXISTING BENEFITS AND ELECTION OF NEW BENEFITS

If you elect an optional living benefit, you may subsequently terminate the benefit and elect one of the then currently available benefits, subject to availability of the benefit at that time and our then current rules. There is currently no waiting period for such an election (you may elect a new benefit beginning on the next Valuation Day), provided that upon such an election, your Account Value must be allocated to the Investment Options prescribed for the optional benefit. We reserve the right to waive, change and/or further limit availability and election frequencies in the future. Check with your Financial Professional regarding the availability of re-electing or electing a benefit and any waiting period. The benefit you re-elect or elect may not provide the same guarantees and/or may be more expensive than the benefit you are terminating. NOTE THAT ONCE YOU TERMINATE AN EXISTING BENEFIT, YOU LOSE THE GUARANTEES THAT YOU HAD ACCUMULATED UNDER YOUR EXISTING BENEFIT AND WILL BEGIN THE NEW GUARANTEES UNDER THE NEW BENEFIT YOU ELECT BASED ON YOUR UNADJUSTED ACCOUNT VALUE AS OF THE DATE THE NEW BENEFIT BECOMES EFFECTIVE. You should carefully consider whether terminating your existing benefit and electing a new benefit is appropriate for you.

No Long-Term MVA Option is permitted if you elect any Optional Living Benefit. The DCA MVA Options are not available with GRO Plus II and HD GRO II.

Certain spousal rights under the contract, and our administration of such spousal rights and related tax reporting comport with our understanding of the Defense of Marriage Act (which defines a "marriage" as a legal union between a man and a woman and a "spouse" as a person of the opposite sex). Depending on the state in which your annuity is issued, we may offer certain spousal benefits to civil union couples or same-sex marriages. You should be aware, however, that federal tax law does not recognize civil unions or same-sex marriages. Therefore, we cannot permit a civil union partner or same-sex spouse to continue the annuity within the meaning of the tax law upon the death of the first partner under the annuity's "spousal continuance" provision. Please note there may be federal tax consequences at the death of the first civil union or same-sex marriage partner. Civil union couples and same-sex marriage spouses should consider that limitation before selecting a spousal benefit under the annuity.

HIGHEST DAILY LIFETIME(R) INCOME BENEFIT

Highest Daily Lifetime(R) Income Benefit is a lifetime guaranteed minimum withdrawal benefit, under which, subject to the terms of the benefit, we guarantee your ability to take a certain annual withdrawal amount for life. We reserve the right, in our sole discretion, to cease offering this benefit, for new elections at any time.

We offer a benefit that guarantees until the death of the single designated life (the Annuitant) the ability to withdraw an annual amount (the "Annual Income Amount") equal to a percentage of an initial value (the "Protected Withdrawal Value") regardless of the impact of Sub-account performance on the Unadjusted Account Value, subject to our rules regarding the timing and amount of withdrawals. You are guaranteed to be able to withdraw the Annual Income Amount for the rest of your life provided that you do not take withdrawals of Excess Income that result in your Unadjusted Account Value being reduced to zero. We also permit you to designate the first withdrawal from your Annuity as a one-time "Non-Lifetime Withdrawal". All other partial withdrawals from your Annuity are considered a "Lifetime Withdrawal" under the benefit. Withdrawals are taken first from your own Account Value. We are only required to begin making lifetime income payments to you under our guarantee when and if your Unadjusted Account Value is reduced to zero (for any reason other than due to partial withdrawals of Excess Income). Highest Daily Lifetime Income may be appropriate if you intend to make periodic withdrawals from your Annuity, and wish to ensure that Sub-account performance will not affect your ability to receive annual payments. You are not required to take withdrawals as part of the benefit - the guarantees are not lost if you withdraw less than the maximum allowable amount each year under the rules of the benefit. An integral component of Highest Daily Lifetime Income is the predetermined mathematical formula we employ that may periodically transfer your Unadjusted Account Value to and from the AST Investment Grade Bond Sub-account. See the section below entitled "How Highest Daily Lifetime Income/Spousal Highest Daily Lifetime Income Transfers Unadjusted Account Value Between Your Permitted Sub-accounts and the AST Investment Grade Bond Sub-account."

The income benefit under Highest Daily Lifetime Income currently is based on a single "designated life" who is at least 45 years old on the date that the benefit is acquired. Highest Daily Lifetime Income is not available if you elect any other optional living benefit, although you may elect any optional death benefit. As long as your Highest Daily Lifetime Income is in effect, you must allocate your Unadjusted Account Value in accordance with the permitted Sub-accounts and other Investment Option(s) available with this benefit. For a more detailed description of the permitted Investment Options, see the "Investment Options" section.

ALTHOUGH YOU ARE GUARANTEED THE ABILITY TO WITHDRAW YOUR ANNUAL INCOME AMOUNT FOR LIFE EVEN IF YOUR UNADJUSTED ACCOUNT VALUE FALLS TO ZERO, IF YOU TAKE A WITHDRAWAL OF EXCESS INCOME DESCRIBED BELOW THAT BRINGS YOUR UNADJUSTED ACCOUNT VALUE TO ZERO, YOUR ANNUAL INCOME AMOUNT ALSO WOULD FALL TO ZERO, AND THE BENEFIT AND THE ANNUITY THEN WOULD

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TERMINATE. IN THAT SCENARIO, NO FURTHER AMOUNT WOULD BE PAYABLE UNDER HIGHEST DAILY LIFETIME INCOME. AS TO THE IMPACT OF SUCH A SCENARIO ON ANY OTHER OPTIONAL BENEFIT YOU MAY HAVE, PLEASE SEE THE APPLICABLE SECTION IN THIS PROSPECTUS. FOR EXAMPLE, IF THE ANNUITY TERMINATES IN THIS SCENARIO, YOU WOULD NO LONGER HAVE ANY OPTIONAL DEATH BENEFIT THAT YOU MAY HAVE ELECTED (SEE THE OPTIONAL DEATH BENEFITS SECTION OF THIS PROSPECTUS).

You may also participate in the 6 or 12 Month DCA Program if you elect Highest Daily Lifetime Income, subject to the 6 or 12 Month DCA Program's rules. See the section of this prospectus entitled "6 or 12 Month Dollar Cost Averaging Program" for details.

KEY FEATURE - PROTECTED WITHDRAWAL VALUE

The Protected Withdrawal Value is used to calculate the initial Annual Income Amount. The Protected Withdrawal Value is separate from your Unadjusted Account Value and not available as cash or a lump sum withdrawal. On the effective date of the benefit, the Protected Withdrawal Value is equal to your Unadjusted Account Value. On each Valuation Day thereafter, until the date of your first Lifetime Withdrawal (excluding any Non-Lifetime Withdrawal discussed below), the Protected Withdrawal Value is equal to the "Periodic Value" described in the next paragraphs.

The "Periodic Value" initially is equal to the Unadjusted Account Value on the effective date of the benefit. On each Valuation Day thereafter until the first Lifetime Withdrawal, we recalculate the Periodic Value. We stop determining the Periodic Value upon your first Lifetime Withdrawal after the effective date of the benefit. On each Valuation Day (the "Current Valuation Day"), the Periodic Value is equal to the greater of:

(1) the Periodic Value for the immediately preceding business day (the "Prior Valuation Day") appreciated at the daily equivalent of 5% annually during the calendar day(s) between the Prior Valuation Day and the Current Valuation Day (i.e., one day for successive Valuation Days, but more than one calendar day for Valuation Days that are separated by weekends and/or holidays), plus the amount of any Purchase Payment made on the Current Valuation Day (the Periodic Value is proportionally reduced for any Non-Lifetime Withdrawal); and

(2) the Unadjusted Account Value on the current Valuation Day.

If you have not made a Lifetime Withdrawal on or before the 12/th/ Anniversary of the effective date of the benefit, your Periodic Value on the 12/th/ Anniversary of the benefit effective date is equal to the greater of:

(1)the Periodic Value described above, or

(2)the sum of (a), (b) and (c) below proportionally reduced for any Non-Lifetime Withdrawals:

(a)200% of the Unadjusted Account Value on the effective date of the benefit including any Purchase Payments made on that day;

(b)200% of all Purchase Payments made within one year following the effective date of the benefit; and

(c)all Purchase Payments made after one year following the effective date of the benefit.

Once the first Lifetime Withdrawal is made, the Protected Withdrawal Value at any time is equal to the greater of (i) the Protected Withdrawal Value on the date of the first Lifetime Withdrawal, increased for subsequent Purchase Payments and reduced for subsequent Lifetime Withdrawals, and (ii) the highest daily Unadjusted Account Value upon any step-up, increased for subsequent Purchase Payments and reduced for subsequent Lifetime Withdrawals (see the examples that begin immediately prior to the sub-heading below entitled "Example of dollar-for-dollar reductions").

KEY FEATURE - ANNUAL INCOME AMOUNT UNDER HIGHEST DAILY LIFETIME INCOME The Annual Income Amount is equal to a specified percentage of the Protected Withdrawal Value. The percentage initially depends on the age of the Annuitant on the date of the first Lifetime Withdrawal. The percentages are: 3% for ages 45-54; 4% for ages 55 to less than 59 1/2; 5% for ages 59 1/2 to 84, and 6% for ages 85 or older. Under Highest Daily Lifetime Income, if your cumulative Lifetime Withdrawals in an Annuity Year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent Annuity Years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that Annuity Year and also will reduce the Protected Withdrawal Value on a dollar-for-dollar basis. If your cumulative Lifetime Withdrawals in an Annuity Year are in excess of the Annual Income Amount ("Excess Income"), your Annual Income Amount in subsequent years will be reduced (except with regard to Required Minimum Distributions for this Annuity that comply with our rules) by the result of the ratio of the Excess Income to the Account Value immediately prior to such withdrawal (see examples of this calculation below). Excess Income also will reduce the Protected Withdrawal Value by the same ratio.

AS DISCUSSED IN THIS PARAGRAPH, WHEN YOU MAKE A PARTIAL WITHDRAWAL THAT IS SUBJECT TO TAX WITHHOLDING, WE WILL IDENTIFY THE AMOUNT THAT INCLUDES NOT ONLY THE AMOUNT YOU ACTUALLY RECEIVE, BUT ALSO THE AMOUNT OF THE TAX WITHHOLDING, TO DETERMINE WHETHER YOUR WITHDRAWAL HAS EXCEEDED THE ANNUAL INCOME AMOUNT. WHEN YOU TAKE A PARTIAL WITHDRAWAL, YOU MAY REQUEST A "GROSS" WITHDRAWAL AMOUNT (E.G., $2000) BUT THEN HAVE ANY TAX WITHHOLDING DEDUCTED FROM THE AMOUNT YOU ACTUALLY

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RECEIVE (ALTHOUGH AN MVA MAY ALSO BE APPLIED TO YOUR REMAINING UNADJUSTED ACCOUNT VALUE, IT IS NOT CONSIDERED FOR PURPOSES OF DETERMINING EXCESS INCOME). THE PORTION OF A WITHDRAWAL THAT EXCEEDED YOUR ANNUAL INCOME AMOUNT (IF ANY) WOULD BE TREATED AS EXCESS INCOME AND THUS WOULD REDUCE YOUR ANNUAL INCOME AMOUNT IN SUBSEQUENT YEARS. ALTERNATIVELY, YOU MAY REQUEST THAT A "NET" WITHDRAWAL AMOUNT ACTUALLY BE PAID TO YOU (E.G., $2000), WITH THE UNDERSTANDING THAT ANY TAX WITHHOLDING (E.G., $240) BE APPLIED TO YOUR REMAINING UNADJUSTED ACCOUNT VALUE (ALTHOUGH AN MVA MAY ALSO BE APPLIED TO YOUR REMAINING UNADJUSTED ACCOUNT VALUE, IT IS NOT CONSIDERED FOR PURPOSES OF DETERMINING EXCESS INCOME). IN THE LATTER SCENARIO, WE DETERMINE WHETHER ANY PORTION OF THE WITHDRAWAL IS TO BE TREATED AS EXCESS INCOME BY LOOKING TO THE SUM OF THE NET AMOUNT YOU ACTUALLY RECEIVE (E.G., $2000) AND THE AMOUNT OF ANY TAX WITHHOLDING (IN THIS EXAMPLE, A TOTAL OF $2240). THE AMOUNT OF THAT SUM (E.G., THE $2000 YOU RECEIVED PLUS THE $240 FOR THE TAX WITHHOLDING) THAT EXCEEDS YOUR ANNUAL INCOME AMOUNT WILL BE TREATED AS EXCESS INCOME - THEREBY REDUCING YOUR ANNUAL INCOME AMOUNT IN SUBSEQUENT YEARS.

You may use the Systematic Withdrawal program to make withdrawals of the Annual Income Amount. Any systematic withdrawal will be deemed a Lifetime Withdrawal under this benefit.

Any Purchase Payment that you make subsequent to the election of Highest Daily Lifetime Income and subsequent to the first Lifetime Withdrawal will (i) immediately increase the then-existing Annual Income Amount by an amount equal to a percentage of the Purchase Payment based on the age of the Annuitant at the time of the first Lifetime Withdrawal (the percentages are: 3% for ages 45-54; 4% for ages 55 to less than 59 1/2; 5% for ages 59 1/2 to 84, and 6% for ages 85 or older) and (ii) increase the Protected Withdrawal Value by the amount of the Purchase Payment.

If your Annuity permits additional Purchase Payments, we may limit any additional Purchase Payment(s) if we determine that as a result of the timing and amounts of your additional Purchase Payments and withdrawals, the Annual Income Amount is being increased in an unintended fashion. Among the factors we will use in making a determination as to whether an action is designed to increase the Annual Income Amount in an unintended fashion is the relative size of additional Purchase Payment(s). We reserve the right to not accept additional Purchase Payments if we are not then offering this benefit for new elections. We will exercise such reservation of right for all annuity purchasers in the same class in a nondiscriminatory manner.

HIGHEST DAILY AUTO STEP-UP

An automatic step-up feature ("Highest Daily Auto Step-Up") is part of Highest Daily Lifetime Income. As detailed in this paragraph, the Highest Daily Auto Step-Up feature can result in a larger Annual Income Amount subsequent to your first Lifetime Withdrawal. The Highest Daily Auto Step-Up starts with the anniversary of the Issue Date of the Annuity (the "Annuity Anniversary") immediately after your first Lifetime Withdrawal under the benefit. Specifically, upon the first such Annuity Anniversary, we identify the Unadjusted Account Value on each Valuation Day within the immediately preceding Annuity Year after your first Lifetime Withdrawal. Having identified the highest daily value (after all daily values have been adjusted for subsequent Purchase Payments and withdrawals), we then multiply that value by a percentage that varies based on the age of the Annuitant on the Annuity Anniversary as of which the step-up would occur. The percentages are: 3% for ages 45-54; 4% for ages 55 to less than 59 1/2; 5% for ages 59 1/2-84, and 6% for ages 85 or older. If that value exceeds the existing Annual Income Amount, we replace the existing amount with the new, higher amount. Otherwise, we leave the existing Annual Income Amount intact. We will not automatically increase your Annual Income Amount solely as a result of your attaining a new age that is associated with a new age-based percentage. The Unadjusted Account Value on the Annuity Anniversary is considered the last daily step-up value of the Annuity Year. All daily valuations and annual step-ups will only occur on a Valuation Day. In later years (i.e., after the first Annuity Anniversary after the first Lifetime Withdrawal), we determine whether an automatic step-up should occur on each Annuity Anniversary, by performing a similar examination of the Unadjusted Account Values that occurred on Valuation Days during the year. Taking Lifetime Withdrawals could produce a greater difference between your Protected Withdrawal Value and your Unadjusted Account Value, which may make a Highest Daily Auto Step-up less likely to occur. At the time that we increase your Annual Income Amount, we also increase your Protected Withdrawal Value to equal the highest daily value upon which your step-up was based only if that results in an increase to the Protected Withdrawal Value. Your Protected Withdrawal Value will never be decreased as a result of an income step-up. If, on the date that we implement a Highest Daily Auto Step-Up to your Annual Income Amount, the charge for Highest Daily Lifetime Income has changed for new purchasers, you may be subject to the new charge at the time of such step-up. Prior to increasing your charge for Highest Daily Lifetime Income upon a step-up, we would notify you, and give you the opportunity to cancel the automatic step-up feature. If you receive notice of a proposed step-up and accompanying fee increase, you should consult with your Financial Professional and carefully evaluate whether the amount of the step-up justifies the increased fee to which you will be subject. Any such increased charge will not be greater than the maximum charge set forth in the table entitled "Your Optional Benefit Fees and Charges."

If you are enrolled in a Systematic Withdrawal program, we will not automatically increase the withdrawal amount when there is an increase to the Annual Income Amount. You must notify us in order to increase the withdrawal amount of any Systematic Withdrawal program.

Highest Daily Lifetime Income does not affect your ability to take partial withdrawals under your Annuity, or limit your ability to take partial withdrawals that exceed the Annual Income Amount. Under Highest Daily Lifetime Income, if your cumulative

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Lifetime Withdrawals in an Annuity Year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent Annuity Years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that Annuity Year. If your cumulative Lifetime Withdrawals in any Annuity Year are less than the Annual Income Amount, you cannot carry over the unused portion of the Annual Income Amount to subsequent Annuity Years. If your cumulative Lifetime Withdrawals in an Annuity Year exceed the Annual Income Amount, your Annual Income Amount in subsequent years will be reduced (except with regard to Required Minimum Distributions for this Annuity that comply with our rules).

Because each of the Protected Withdrawal Value and Annual Income Amount is determined in a way that is not solely related to Unadjusted Account Value, it is possible for the Unadjusted Account Value to fall to zero, even though the Annual Income Amount remains.

Examples of dollar-for-dollar and proportional reductions, and the Highest Daily Auto Step-Up are set forth below. The values shown here are purely hypothetical, and do not reflect the charges for Highest Daily Lifetime Income or any other fees and charges under the Annuity. Assume the following for all three examples:

. The Issue Date is November 1, 2011

. Highest Daily Lifetime Income is elected on August 1, 2012

. The Annuitant was 70 years old when he/she elected Highest Daily Lifetime Income

. The first withdrawal is a Lifetime Withdrawal

EXAMPLE OF DOLLAR-FOR-DOLLAR REDUCTIONS

On October 24, 2012, the Protected Withdrawal Value is $120,000, resulting in an Annual Income Amount of $6,000 (since the designated life is between the ages of 59 1/2 and 84 at the time of the first Lifetime Withdrawal, the Annual Income Amount is 5% of the Protected Withdrawal Value, in this case 5% of $120,000). Assuming $2,500 is withdrawn from the Annuity on this date, the remaining Annual Income Amount for that Annuity Year (up to and including October 31, 2012) is $3,500. This is the result of a dollar-for-dollar reduction of the Annual Income Amount ($6,000 less $2,500 = $3,500).

EXAMPLE OF PROPORTIONAL REDUCTIONS

Continuing the previous example, assume an additional withdrawal of $5,000 occurs on October 29, 2012 and the Unadjusted Account Value at the time and immediately prior to this withdrawal is $118,000. The first $3,500 of this withdrawal reduces the Annual Income Amount for that Annuity Year to $0. The remaining withdrawal amount of $1,500 reduces the Annual Income Amount in future Annuity Years on a proportional basis based on the ratio of the Excess Income to the Unadjusted Account Value immediately prior to the Excess Income. (Note that if there are other future withdrawals in that Annuity Year, each would result in another proportional reduction to the Annual Income Amount).

HERE IS THE CALCULATION:

Unadjusted Account Value before Lifetime withdrawal                  $118,000.00
Less amount of "non" Excess Income                                   $  3,500.00
Unadjusted Account Value immediately before Excess Income of $1,500  $114,500.00
Excess Income amount                                                 $   1500.00
Ratio                                                                       1.31%
Annual Income Amount                                                 $  6,000.00
Less ratio of 1.31%                                                  $     78.60
Annual Income Amount for future Annuity Years                        $  5,921.40

EXAMPLE OF HIGHEST DAILY AUTO STEP-UP

On each Annuity Anniversary date after the first Lifetime Withdrawal, the Annual Income Amount is stepped-up if the appropriate percentage (based on the Annuitant's age on that Annuity Anniversary) of the highest daily value since your first Lifetime Withdrawal (or last Annuity Anniversary in subsequent years), adjusted for withdrawals and additional Purchase Payments is greater than the Annual Income Amount, adjusted for Excess Income and additional Purchase Payments.

Continuing the same example as above, the Annual Income Amount for this Annuity Year is $6,000. However, the Excess Income on October 29 reduces the amount to $5,921.40 for future years (see above). For the next Annuity Year, the Annual Income Amount will be stepped up if 5% (since the designated life is between 59 1/2 and 84 on the date of the potential step-up) of the highest daily Account Value, adjusted for withdrawals and Purchase Payments is greater than $5,921.40. Here are the calculations for determining the daily values. Only the October 26 value is being adjusted for Excess Income as the October 30, October 31, and November 1 Valuation Days occur after the Excess Income on October 29.

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                                  HIGHEST DAILY VALUE        ADJUSTED ANNUAL
                   UNADJUSTED   (ADJUSTED FOR WITHDRAWAL INCOME AMOUNT (5% OF THE
DATE*             ACCOUNT VALUE AND PURCHASE PAYMENTS)**   HIGHEST DAILY VALUE)
-----             ------------- ------------------------ ------------------------
October 26, 2012   $119,000.00        $119,000.00               $5,950.00
October 29, 2012   $113,000.00        $113,986.95               $5,699.35
October 30, 2012   $113,000.00        $113,986.95               $5,699.35
October 31, 2012   $119,000.00        $119,000.00               $5,950.00
November 1, 2012   $118,473.00        $119,000.00               $5,950.00

* In this example, the Annuity Anniversary date is November 1. The Valuation Dates are every day following the first Lifetime Withdrawal. In subsequent Annuity Years Valuation Dates will be the Annuity Anniversary and every day following the Annuity Anniversary. The Annuity Anniversary Date of November 1 is considered the first Valuation Date in the Annuity Year. ** In this example, the first daily value after the first Lifetime Withdrawal is $119,000 on October 26, resulting in an adjusted Annual Income Amount of $5,950.00. This amount is adjusted on October 29 to reflect the $5,000 withdrawal. The calculations for the adjustments are:

. The Unadjusted Account Value of $119,000 on October 26 is first reduced dollar-for-dollar by $3,500 ($3,500 is the remaining Annual Income Amount for the Annuity Year), resulting in Unadjusted Account Value of $115,500 before the Excess Income.

. This amount ($115,500) is further reduced by 1.31% (this is the ratio in the above example which is the Excess Income divided by the Unadjusted Account Value immediately preceding the Excess Income) resulting in a Highest Daily Value of $113,986.95.

. The adjusted October 29 Highest Daily Value, $113.986.95, is carried forward to the next Valuation Date of October 30. At this time, we compare this amount to the Unadjusted Account Value on October 30, $113,000. Since the October 29 adjusted Highest Daily Value of $113,986.95 is greater than the October 30 value, we will continue to carry $113,986.95 forward to the next Valuation Day of October 31. The Unadjusted Account Value on October 31, $119,000.00, becomes the final Highest Daily Value since it exceeds the $113,986.95 carried forward.

. The October 31 adjusted Highest Daily Value of $119,000.00 is also greater than the November 1 value, so we will continue to carry $119,000.00 forward to the final Valuation Day of November 1.

In this example, the final Highest Daily Value of $119,000.00 is converted to an Annual Income Amount based on the applicable percentage of 5%, generating an Annual Income Amount of $5,950.00. Since this amount is greater than the current year's Annual Income Amount of $5,921.40 (adjusted for Excess Income), the Annual Income Amount for the next Annuity Year, starting on November 1, 2012 and continuing through October 31, 2013, will be stepped-up to $5,950.00.

NON-LIFETIME WITHDRAWAL FEATURE

You may take a one-time non-lifetime withdrawal ("Non-Lifetime Withdrawal") under Highest Daily Lifetime Income. It is an optional feature of the benefit that you can only elect at the time of your first withdrawal. The amount of the Non-Lifetime Withdrawal cannot be more than the amount that would cause the Annuity to be taken below the minimum Surrender Value after a withdrawal for your Annuity. This Non-Lifetime Withdrawal will not establish your initial Annual Income Amount and the Periodic Value described above will continue to be calculated. However, the total amount of the withdrawal will proportionally reduce all guarantees associated with Highest Daily Lifetime Income . You must tell us at the time you take the withdrawal if your withdrawal is intended to be the Non-Lifetime Withdrawal and not the first Lifetime Withdrawal under Highest Daily Lifetime Income . If you don't elect the Non-Lifetime Withdrawal, the first withdrawal you make will be the first Lifetime Withdrawal that establishes your Annual Income Amount which is based on your Protected Withdrawal Value. Once you elect to take the Non-Lifetime Withdrawal or Lifetime Withdrawals, no additional Non-Lifetime Withdrawals may be taken.

The Non-Lifetime Withdrawal will proportionally reduce the Protected Withdrawal Value and the Periodic Value guarantee on the twelfth anniversary of the benefit effective date, described above, by the percentage the total withdrawal amount represents of the then current Unadjusted Account Value immediately prior to the withdrawal.

If you are participating in a Systematic Withdrawal program, the first withdrawal under the program cannot be classified as the Non-Lifetime Withdrawal. Thus, the first withdrawal will be a Lifetime Withdrawal.

EXAMPLE - NON-LIFETIME WITHDRAWAL (PROPORTIONAL REDUCTION)

This example is purely hypothetical and does not reflect the charges for the benefit or any other fees and charges under the Annuity. It is intended to illustrate the proportional reduction of the Non-Lifetime Withdrawal under this benefit.

Assume the following:

. The Issue Date is December 1, 2011

. Highest Daily Lifetime Income is elected on September 4, 2012

. The Unadjusted Account Value at benefit election was $105,000

. The Annuitant was 70 years old when he/she elected Highest Daily Lifetime Income

. No previous withdrawals have been taken under Highest Daily Lifetime Income

. On October 3, 2012, the Protected Withdrawal Value is $125,000, the 12/th/ benefit year minimum Periodic Value guarantee is $210,000, and the Unadjusted Account Value is $120,000. Assuming $15,000 is withdrawn from the Annuity on October 3, 2012 and is designated as a Non-Lifetime Withdrawal, all guarantees associated with Highest Daily Lifetime Income will be reduced by the ratio the total withdrawal amount represents of the Unadjusted Account Value just prior to the withdrawal being taken.

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HERE IS THE CALCULATION:

Withdrawal amount                                           $ 15,000
Divided by Unadjusted Account Value before withdrawal       $120,000
Equals ratio                                                    12.5%
All guarantees will be reduced by the above ratio (12.5%)
Protected Withdrawal Value                                  $109,375
12/th/ benefit year Minimum Periodic Value                  $183,750

REQUIRED MINIMUM DISTRIBUTIONS

Required Minimum Distributions ("RMD") for this Annuity must be taken by April 1st in the year following the date you turn age 70 1/2 and by December 31/st/ for subsequent calendar years. If the annual RMD amount is greater than the Annual Income Amount, a withdrawal of the RMD amount will not be treated as a withdrawal of Excess Income, as long as the RMD amount is calculated by us for this Annuity and administered under a program we support each calendar year. If you are not participating in an RMD withdrawal program each calendar year, you can alternatively satisfy the RMD amount without it being treated as a withdrawal of Excess Income as long as you abide by the following:

The total amount within an Annuity Year that can be withdrawn is equal to:

1. the Annual Income Amount remaining in the current Annuity Year, plus,

2. The difference between:

a. The RMD amount (assuming the RMD amount is greater than the Annual Income Amount) less any withdrawals already taken in the calendar year, less

b. The Annual Income Amount.

Please see hypothetical examples below for details.

If you do not comply with the rules described above, any withdrawal that exceeds the Annual Income Amount will be treated as a withdrawal of Excess Income, which will reduce your Annual Income Amount in future Annuity Years. This may include situations where you comply with the rules outlined above and then decide to take additional withdrawals after satisfying your RMD requirement from the Annuity.

We will assume your first withdrawal under the benefit is a Lifetime Withdrawal unless you designated the withdrawal as a Non-Lifetime Withdrawal.

Example

The following example is purely hypothetical and intended to illustrate a scenario as described above. Note that withdrawals must comply with all IRS guidelines in order to satisfy the Required Minimum Distribution for the current calendar year.

Assumptions:

RMD Calendar Year

01/01/2011 to 12/31/2011

Annuity Year

06/01/2010 to 05/31/2011

Annual Income Amount and RMD Amount

Annual Income Amount = $5,000

Remaining Annual Income Amount as of 1/3/2011 = $3,000 (a $2,000 withdrawal was taken on 7/1/2010)

RMD Amount for Calendar Year 2011 = $6,000

The amount you may withdraw in the current Annuity Year (between 1/3/2011 and 5/31/2011) without it being treated as Excess Income is $4,000. Here is the calculation: $3,000 + ($6,000 - $5,000) = $4,000.

If the $4,000 withdrawal is taken in the current Annuity Year (prior to 6/1/2011), the remaining Annual Income Amount will be zero and the remaining RMD amount of $2,000 may be taken in the subsequent Annuity Year beginning on 6/1/2011 (when your Annual Income Amount is reset to $5,000).

If you had chosen to not take any additional withdrawals until on or after 6/1/2011, then you would be eligible to withdraw $6,000 without it being treated as a withdrawal of Excess Income.

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BENEFITS UNDER HIGHEST DAILY LIFETIME INCOME

. To the extent that your Unadjusted Account Value was reduced to zero as a result of cumulative Lifetime Withdrawals in an Annuity Year that are less than or equal to the Annual Income Amount, and amounts are still payable under Highest Daily Lifetime Income, we will make an additional payment, if any, for that Annuity Year equal to the remaining Annual Income Amount for the Annuity Year. Thus, in that scenario, the remaining Annual Income Amount would be payable even though your Unadjusted Account Value was reduced to zero. In subsequent Annuity Years we make payments that equal the Annual Income Amount as described in this section. We will make payments until the death of the single designated life. After the Unadjusted Account Value is reduced to zero, you will not be permitted to make additional Purchase Payments to your Annuity. TO THE EXTENT THAT CUMULATIVE PARTIAL WITHDRAWALS IN THE ANNUITY YEAR THAT REDUCED YOUR UNADJUSTED ACCOUNT VALUE TO ZERO ARE MORE THAN THE ANNUAL INCOME AMOUNT, HIGHEST DAILY LIFETIME INCOME TERMINATES, AND NO ADDITIONAL PAYMENTS ARE MADE. HOWEVER, IF A PARTIAL WITHDRAWAL IN THE LATTER SCENARIO WAS TAKEN TO SATISFY A REQUIRED MINIMUM DISTRIBUTION (AS DESCRIBED ABOVE) UNDER THE ANNUITY, THEN THE BENEFIT WILL NOT TERMINATE, AND WE WILL CONTINUE TO PAY THE ANNUAL INCOME AMOUNT IN SUBSEQUENT ANNUITY YEARS UNTIL THE DEATH OF THE DESIGNATED LIFE.

. Please note that if your Unadjusted Account Value is reduced to zero, all subsequent payments will be treated as annuity payments. Further, payments that we make under this benefit after the Latest Annuity Date will be treated as annuity payments.

. If annuity payments are to begin under the terms of your Annuity, or if you decide to begin receiving annuity payments and there is an Annual Income Amount due in subsequent Annuity Years, you can elect one of the following two options: (1) apply your Unadjusted Account Value, less any applicable tax charges, to any annuity option available; or (2) request that, as of the date annuity payments are to begin, we make annuity payments each year equal to the Annual Income Amount. If this option is elected, the Annual Income Amount will not increase after annuity payments have begun. We will make payments until the death of the single designated life. We must receive your request in a form acceptable to us at our Service Office. If applying your Unadjusted Account Value, less any applicable tax charges, to the life-only annuity payment rates results in a higher annual payment, we will give you the higher annual payment.

. In the absence of an election when mandatory annuity payments are to begin we currently make annual annuity payments in the form of a single life fixed annuity with eight payments certain, by applying the greater of the annuity rates then currently available or the annuity rates guaranteed in your Annuity. We reserve the right at any time to increase or decrease the period certain in order to comply with the Code (e.g., to shorten the period certain to match life expectancy under applicable Internal Revenue Service tables). The amount that will be applied to provide such annuity payments will be the greater of:

(1)the present value of the future Annual Income Amount payments. Such present value will be calculated using the greater of the single life fixed annuity rates then currently available or the single life fixed annuity rates guaranteed in your Annuity; and

(2)the Unadjusted Account Value.

If no Lifetime Withdrawal was ever taken, we will calculate the Annual Income Amount as if you made your first Lifetime Withdrawal on the date the annuity payments are to begin.

OTHER IMPORTANT CONSIDERATIONS

. Withdrawals under Highest Daily Lifetime Income are subject to all of the terms and conditions of the Annuity. Withdrawals made while Highest Daily Lifetime Income is in effect will be treated, for tax purposes, in the same way as any other withdrawals under the Annuity. Any withdrawals made under the benefit will be taken pro rata from the Sub-accounts (including the AST Investment Grade Bond Sub-account) and the DCA MVA Options. If you have an active Systematic Withdrawal program running at the time you elect this benefit, the program must withdraw funds pro-rata. The first Systematic Withdrawal that processes after your election of the benefit will be deemed a Lifetime Withdrawal.

. You should carefully consider when to begin taking Lifetime Withdrawals. If you begin taking withdrawals early, you may maximize the time during which you may take Lifetime Withdrawals due to longer life expectancy, and you will be using an optional benefit for which you are paying a charge. On the other hand, you could limit the value of the benefit if you begin taking withdrawals too soon. For example, withdrawals reduce your Unadjusted Account Value and may limit the potential for increasing your Protected Withdrawal Value. You should discuss with your Financial Professional when it may be appropriate for you to begin taking Lifetime Withdrawals.

. You cannot allocate Purchase Payments or transfer Unadjusted Account Value to or from the AST Investment Grade Bond Sub-account. A summary description of the AST Investment Grade Bond Portfolio appears within the section entitled "Investment Options." You can find a copy of the AST Investment Grade Bond Portfolio prospectus by going to www.prudentialannuities.com.

. Transfers to and from the permitted elected Sub-accounts, the DCA MVA Options, and the AST Investment Grade Bond Sub-account triggered by the predetermined mathematical formula will not count toward the maximum number of free transfers allowable under an Annuity.

. Upon inception of the benefit, 100% of your Unadjusted Account Value must be allocated to the Permitted Sub-accounts (as defined below). We may amend the Permitted Sub-accounts from time to time. Changes to the Permitted Sub-accounts, or to the requirements as to how you may allocate your Account Value with this benefit, will apply to new elections of the benefit and may apply to current participants in the benefit. To the extent that changes apply to current participants in the benefit, they

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will only apply upon re-allocation of Account Value, or upon addition of subsequent Purchase Payments. That is, we will not require such current participants to re-allocate Account Value to comply with any new requirements.

. If you elect this benefit and in connection with that election, you are required to reallocate to different Sub-accounts, then on the Valuation Day we receive your request in Good Order, we will (i) sell Units of the non-permitted Sub-accounts and (ii) invest the proceeds of those sales in the Sub-accounts that you have designated. During this reallocation process, your Unadjusted Account Value allocated to the Sub-accounts will remain exposed to investment risk, as is the case generally. The newly-elected benefit will commence at the close of business on the following Valuation Day. Thus, the protection afforded by the newly-elected benefit will not arise until the close of business on the following Valuation Day.

. The current charge for Highest Daily Lifetime Income is 0.95% annually of the greater of the Unadjusted Account Value and Protected Withdrawal Value. The maximum charge for Highest Daily Lifetime Income is 1.50% annually of the greater of the Unadjusted Account Value and Protected Withdrawal Value. As discussed in "Highest Daily Auto Step-Up" above, we may increase the fee upon a step-up under this benefit. We deduct this charge on quarterly anniversaries of the benefit effective date, based on the values on the last Valuation Day prior to the quarterly anniversary. Thus, we deduct, on a quarterly basis, 0.2375% of the greater of the prior Valuation Day's Unadjusted Account Value and the prior Valuation Day's Protected Withdrawal Value. We deduct the fee pro rata from each of your Sub-accounts, including the AST Investment Grade Bond Sub-account. You will begin paying this charge as of the effective date of the benefit even if you do not begin taking withdrawals for many years, or ever. We will not refund the charges you have paid if you choose never to take any withdrawals and/or if you never receive any lifetime income payments.

If the deduction of the charge would result in the Unadjusted Account Value falling below the lesser of $500 or 5% of the sum of the Unadjusted Account Value on the effective date of the benefit plus all Purchase Payments made subsequent thereto (we refer to this as the "Account Value Floor"), we will only deduct that portion of the charge that would not cause the Unadjusted Account Value to fall below the Account Value Floor. If the Unadjusted Account Value on the date we would deduct a charge for the benefit is less than the Account Value Floor, then no charge will be assessed for that benefit quarter. Charges deducted upon termination of the benefit may cause the Unadjusted Account Value to fall below the Account Value Floor. If a charge for Highest Daily Lifetime Income would be deducted on the same day we process a withdrawal request, the charge will be deducted first, then the withdrawal will be processed. The withdrawal could cause the Unadjusted Account Value to fall below the Account Value Floor. While the deduction of the charge (other than the final charge) may not reduce the Unadjusted Account Value to zero, partial withdrawals may reduce the Unadjusted Account Value to zero. If this happens and the Annual Income Amount is greater than zero, we will make payments under the benefit.

ELECTION OF AND DESIGNATIONS UNDER THE BENEFIT

For Highest Daily Lifetime Income, there must be either a single Owner who is the same as the Annuitant, or if the Annuity is entity owned, there must be a single natural person Annuitant. In either case, the Annuitant must be at least 45 years old. Any change of the Annuitant under the Annuity will result in cancellation of Highest Daily Lifetime Income. Similarly, any change of Owner will result in cancellation of Highest Daily Lifetime Income, except if

(a) the new Owner has the same taxpayer identification number as the previous Owner, (b) ownership is transferred from a custodian or other entity to the Annuitant, or vice versa or (c) ownership is transferred from one entity to another entity that is satisfactory to us.

Highest Daily Lifetime Income can be elected at the time that you purchase your Annuity or after the Issue Date, subject to its availability, and our eligibility rules and restrictions. If you elect Highest Daily Lifetime Income and terminate it, you can re-elect it, subject to our current rules and availability. See "Termination of Existing Benefits and Election of New Benefits" for information pertaining to elections, termination and re-election of benefits. PLEASE NOTE THAT IF YOU TERMINATE A LIVING BENEFIT AND ELECT HIGHEST DAILY LIFETIME INCOME, YOU LOSE THE GUARANTEES THAT YOU HAD ACCUMULATED UNDER YOUR EXISTING BENEFIT AND YOUR GUARANTEES UNDER HIGHEST DAILY LIFETIME INCOME WILL BE BASED ON YOUR UNADJUSTED ACCOUNT VALUE ON THE EFFECTIVE DATE OF HIGHEST DAILY LIFETIME INCOME. You and your Financial Professional should carefully consider whether terminating your existing benefit and electing Highest Daily Lifetime Income is appropriate for you. We reserve the right to waive, change and/or further limit the election frequency in the future.

If you wish to elect this benefit and you are currently participating in a Systematic Withdrawal program, amounts withdrawn under the program must be taken on a pro rata basis from your Annuity's Sub-accounts (i.e., in direct proportion to the proportion that each such Sub-account bears to your total Account Value) in order for you to be eligible for the benefit. Thus, you may not elect Highest Daily Lifetime Income so long as you participate in a Systematic Withdrawal program in which withdrawals are not taken pro rata.

TERMINATION OF THE BENEFIT

You may terminate Highest Daily Lifetime Income at any time by notifying us. If you terminate the benefit, any guarantee provided by the benefit will terminate as of the date the termination is effective, and certain restrictions on re-election may apply.

THE BENEFIT AUTOMATICALLY TERMINATES UPON THE FIRST TO OCCUR OF THE FOLLOWING:

(I)YOUR TERMINATION OF THE BENEFIT,

(II)YOUR SURRENDER OF THE ANNUITY,

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(III)YOUR ELECTION TO BEGIN RECEIVING ANNUITY PAYMENTS (ALTHOUGH IF YOU HAVE ELECTED TO RECEIVE THE ANNUAL INCOME AMOUNT IN THE FORM OF ANNUITY PAYMENTS, WE WILL CONTINUE TO PAY THE ANNUAL INCOME AMOUNT)

(IV)OUR RECEIPT OF DUE PROOF OF DEATH OF THE OWNER OR ANNUITANT (FOR ENTITY-OWNED ANNUITIES)

(V)BOTH THE UNADJUSTED ACCOUNT VALUE AND ANNUAL INCOME AMOUNT EQUAL ZERO, OR

(VI)YOU CEASE TO MEET OUR REQUIREMENTS AS DESCRIBED IN "ELECTION OF AND DESIGNATIONS UNDER THE BENEFIT" ABOVE.

"Due Proof of Death" is satisfied when we receive all of the following in Good Order: (a) a death certificate or similar documentation acceptable to us;

(b) all representations we require or which are mandated by applicable law or regulation in relation to the death claim and the payment of death proceeds; and (c) any applicable election of the method of payment of the death benefit, if not previously elected by the Owner, by at least one Beneficiary.

Upon termination of Highest Daily Lifetime Income other than upon the death of the Annuitant or Annuitization, we impose any accrued fee for the benefit (i.e., the fee for the pro-rated portion of the year since the fee was last assessed), and thereafter we cease deducting the charge for the benefit. However, if the amount in the Sub-accounts is not enough to pay the charge, we will reduce the fee to no more than the amount in the Sub-accounts. With regard to your investment allocations, upon termination we will: (i) leave intact amounts that are held in the Permitted Sub-accounts, and (ii) unless you are participating in an asset allocation program (i.e., Static Re-balancing Program, or 6 or 12 Month DCA Program for which we are providing administrative support), transfer all amounts held in the AST Investment Grade Bond Sub-account to your variable Investment Options, pro rata (i.e. in the same proportion as the current balances in your variable Investment Options). If, prior to the transfer from the AST Investment Grade Bond Sub-account, the Unadjusted Account Value in the variable Investment Options is zero, we will transfer such amounts to the AST Money Market Sub-account.

If a surviving spouse elects to continue the Annuity, Highest Daily Lifetime Income terminates upon Due Proof of Death. The spouse may newly elect the benefit subject to the restrictions discussed above.

HOW HIGHEST DAILY LIFETIME INCOME /SPOUSAL HIGHEST DAILY LIFETIME INCOME TRANSFERS UNADJUSTED ACCOUNT VALUE BETWEEN YOUR PERMITTED SUB-ACCOUNTS AND THE AST INVESTMENT GRADE BOND SUB-ACCOUNT

An integral part of Highest Daily Lifetime Income (including Highest Daily Lifetime Income with LIA and Spousal Highest Daily Lifetime Income) is the pre-determined mathematical formula used to transfer Unadjusted Account Value between the Permitted Sub-accounts and a specified bond fund within the Advanced Series Trust (the "AST Investment Grade Bond Sub-account"). Only the pre-determined mathematical formula can transfer Unadjusted Account Value to and from the AST Investment Grade Bond Sub-account, and thus you may not allocate Purchase Payments to or make transfers to or from the AST Investment Grade Bond Sub-account. The formula is set forth in Appendix G (and is described below).

As indicated above, we limit the Sub-accounts to which you may allocate Unadjusted Account Value if you elect Highest Daily Lifetime Income. For purposes of these benefits, we refer to those permitted Investment Options as the "Permitted Sub-accounts". Because these restrictions and the use of the formula lessen the risk that your Unadjusted Account Value will be reduced to zero while you are still alive, they also reduce the likelihood that we will make any lifetime income payments under this benefit. They may also limit your upside potential for growth. Subject to availability, you may also choose to allocate Purchase Payments while this program is in effect to the DCA MVA Options utilized with our 6 or 12 Month Dollar Cost Averaging Program ("6 or 12 Month DCA Program"). If you are participating in Highest Daily Lifetime Income and also are participating in the 6 or 12 Month DCA Program, and the formula under the benefit dictates a transfer from the Permitted Sub-accounts to the AST Investment Grade Bond Sub-account, then the amount to be transferred will be taken entirely from the Sub-accounts, provided there is sufficient Unadjusted Account Value in those Sub-accounts to meet the required transfer amount. Only if there is insufficient Unadjusted Account Value in those Sub-accounts will an amount be transferred from the DCA MVA Options. For purposes of the discussion below concerning transfers from the Permitted Sub-accounts to the AST Investment Grade Bond Sub-account, amounts held within the DCA MVA Options are included within the term "Permitted Sub-accounts". Thus, amounts may be transferred from the DCA MVA Options in the circumstances described above and in the section of the prospectus entitled 6 or 12 Month Dollar Cost Averaging Program. Any transfer dictated by the formula out of the AST Investment Grade Bond Sub-account will only be transferred to the Permitted Sub-accounts, not the DCA MVA Options. We will not assess any Market Value Adjustment with respect to transfers under the formula from the DCA MVA Options.

Generally, the formula, which is applied each Valuation Day, operates as follows. The formula starts by identifying an income basis for that day and then multiplies that figure by 5%, to produce a projected (i.e., hypothetical) income amount. Note that 5% is used in the formula, irrespective of the Annuitant's attained age. Then it produces an estimate of the total amount targeted in our allocation model, based on the projected income amount and factors set forth in the formula. In the formula, we refer to that value as the "Target Value" or "L". If you have already made a withdrawal, your projected income amount (and thus your Target Value) would take into account any automatic step-up, any subsequent Purchase Payments and any excess withdrawals. Next, the formula subtracts from the Target Value the amount held within the AST Investment Grade Bond Sub-account on that day, and divides that difference by the amount held within the Permitted Sub-accounts. That ratio, which essentially isolates the amount of your Target Value that is not offset by amounts held within the AST Investment Grade Bond Sub-account, is called the "Target Ratio" or "r".

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If, on each of three consecutive Valuation Days, the Target Ratio is greater than 83% but less than or equal to 84.5%, the formula will, on such third Valuation Day, make a transfer from the Permitted Sub-accounts in which you are invested (subject to the 90% cap discussed below) to the AST Investment Grade Bond Sub-account. As discussed above, if all or a portion of your Unadjusted Account Value is allocated to one or more DCA MVA Options at the time a transfer to the AST Investment Grade Bond Sub-account is required under the formula, we will first look to process the transfer from the Permitted Sub-accounts, other than the DCA MVA Options. If the amount allocated to the Permitted Sub-accounts is insufficient to satisfy the transfer, then any remaining amounts will be transferred from the DCA MVA Options. Once a transfer is made, the three consecutive Valuation Days begin again. If, however, on any Valuation Day, the Target Ratio is above 84.5%, the formula will make a transfer from the Permitted Sub-accounts (subject to the 90% cap) to the AST Investment Grade Bond Sub-account (as described above). If the Target Ratio falls below 78% on any Valuation Day, then a transfer from the AST Investment Grade Bond Sub-account to the Permitted Sub-accounts (excluding the DCA MVA Options) will occur.

The formula will not execute a transfer to the AST Investment Grade Bond Sub-account that results in more than 90% of your Unadjusted Account Value being allocated to the AST Investment Grade Bond Sub-account ("90% cap") on that Valuation Day. Thus, on any Valuation Day, if the formula would require a transfer to the AST Investment Grade Bond Sub-account that would result in more than 90% of the Unadjusted Account Value being allocated to the AST Investment Grade Bond Sub-account, only the amount that results in exactly 90% of the Unadjusted Account Value being allocated to the AST Investment Grade Bond Sub- account will be transferred. Additionally, future transfers into the AST Investment Grade Bond Sub-account will not be made (regardless of the performance of the AST Investment Grade Bond Sub-account and the Permitted Sub-accounts) at least until there is first a transfer out of the AST Investment Grade Bond Sub-account. Once this transfer occurs out of the AST Investment Grade Bond Sub-account, future amounts may be transferred to or from the AST Investment Grade Bond Sub-account if dictated by the formula (subject to the 90% cap). At no time will the formula make a transfer to the AST Investment Grade Bond Sub-account that results in greater than 90% of your Unadjusted Account Value being allocated to the AST Investment Grade Bond Sub-account. However, it is possible that, due to the investment performance of your allocations in the AST Investment Grade Bond Sub-account and your allocations in the Permitted Sub-accounts you have selected, your Unadjusted Account Value could be more than 90% invested in the AST Investment Grade Bond Sub-account.

If you make additional Purchase Payments to your Annuity while the 90% cap is in effect, the formula will not transfer any of such additional Purchase Payments to the AST Investment Grade Bond Sub-account at least until there is first a transfer out of the AST Investment Grade Bond Sub-account, regardless of how much of your Unadjusted Account Value is in the Permitted Sub-accounts. This means that there could be scenarios under which, because of the additional Purchase Payments you make, less than 90% of your entire Unadjusted Account Value is allocated to the AST Investment Grade Bond Sub-account, and the formula will still not transfer any of your Unadjusted Account Value to the AST Investment Grade Bond Sub-account (at least until there is first a transfer out of the AST Investment Grade Bond Sub-account). For example,

. September 4, 2012 - a transfer is made to the AST Investment Grade Bond Sub-account that results in the 90% cap being met and now $90,000 is allocated to the AST Investment Grade Bond Sub-account and $10,000 is allocated to the Permitted Sub-accounts.

. September 5, 2012 - you make an additional Purchase Payment of $10,000. No transfers have been made from the AST Investment Grade Bond Sub-account to the Permitted Sub-accounts since the cap went into effect on September 4, 2012.

. On September 5, 2012 - (and at least until first a transfer is made out of the AST Investment Grade Bond Sub-account under the formula) - the $10,000 payment is allocated to the Permitted Sub-accounts and on this date you have 82% in the AST Investment Grade Bond Sub-account and 18% in the Permitted Sub-accounts (such that $20,000 is allocated to the Permitted Sub-accounts and $90,000 to the AST Investment Grade Bond Sub-account).

. Once there is a transfer out of the AST Investment Grade Bond Sub-account (of any amount), the formula will operate as described above, meaning that the formula could transfer amounts to or from the AST Investment Grade Bond Sub-account if dictated by the formula (subject to the 90% cap).

Under the operation of the formula, the 90% cap may come into and out of effect multiple times while you participate in the benefit. We will continue to monitor your Unadjusted Account Value daily and, if dictated by the formula, systematically transfer amounts between the Permitted Sub-accounts you have chosen and the AST Investment Grade Bond Sub-account as dictated by the formula.

Under the formula, investment performance of your Unadjusted Account Value that is negative, flat, or even moderately positive may result in a transfer of a portion of your Unadjusted Account Value in the Permitted Sub-accounts to the AST Investment Grade Bond Sub-account because such investment performance will tend to increase the Target Ratio. Because the amount allocated to the AST Investment Grade Bond Sub-account and the amount allocated to the Permitted Sub-accounts each is a variable in the formula, the investment performance of each affects whether a transfer occurs for your Annuity. In deciding how much to transfer, we use another formula, which essentially seeks to re-balance amounts held in the Permitted Sub-accounts and the AST Investment Grade Bond Sub-account so that the Target Ratio meets a target, which currently is equal to 80%. Once you elect Highest Daily Lifetime Income, the values we use to compare to the Target Ratio will be fixed. For newly-issued Annuities that elect Highest Daily Lifetime Income and existing Annuities that elect Highest Daily Lifetime Income in the future, however, we reserve the right to change such values.

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Additionally, on each monthly Annuity Anniversary (if the monthly Annuity Anniversary does not fall on a Valuation Day, the next Valuation Day will be used), following all of the above described daily calculations, if there is money allocated to the AST Investment Grade Bond Sub-account, we will perform an additional monthly calculation to determine whether or not a transfer will be made from the AST Investment Grade Bond Sub-account to the Permitted Sub-accounts. This transfer will automatically occur provided that the Target Ratio, as described above, would be less than 83% after the transfer. The formula will not execute a transfer if the Target Ratio after this transfer would occur would be greater than or equal to 83%.

The amount of the transfer will be equal to the lesser of:

a) The total value of all your Unadjusted Account Value in the AST Investment Grade Bond Sub-account, or

b) An amount equal to 5% of your total Unadjusted Account Value.

While you are not notified when your Annuity reaches a transfer trigger under the formula, you will receive a confirmation statement indicating the transfer of a portion of your Unadjusted Account Value either to or from the AST Investment Grade Bond Sub-account.

The formula by which the transfer operates is designed primarily to mitigate some of the financial risks that we incur in providing the guarantee under Highest Daily Lifetime Income and Spousal Highest Daily Lifetime Income. Depending on the results of the calculations of the formula, we may, on any Valuation Day:

. Not make any transfer between the Permitted Sub-accounts and the AST Investment Grade Bond Sub-account; or

. If a portion of your Unadjusted Account Value was previously allocated to the AST Investment Grade Bond Sub-account, transfer all or a portion of those amounts to the Permitted Sub-accounts (as described above); or

. Transfer a portion of your Unadjusted Account Value in the Permitted Sub-accounts and the DCA MVA Options to the AST Investment Grade Bond Sub-account.

The amount and timing of transfers to and from the AST Investment Grade Bond Sub-account pursuant to the formula depends upon a number of factors unique to your Annuity (and is not necessarily directly correlated with the securities markets, bond markets, or interest rates, in general) including:

. The difference between your Unadjusted Account Value and your Protected Withdrawal Value;

. How long you have owned Highest Daily Lifetime Income /Spousal Highest Daily Lifetime Income;

. The performance of the Permitted Sub-accounts you have chosen;

. The performance of the AST Investment Grade Bond Sub-account;

. The amount allocated to each of the Permitted Sub-accounts you have chosen;

. The amount allocated to the AST Investment Grade Bond Sub-account;

. Additional Purchase Payments, if any, you make to your Annuity; and

. Withdrawals, if any, you take from your Annuity (partial withdrawals are taken pro rata from your Unadjusted Account Value).

At any given time, some, most or none of your Unadjusted Account Value will be allocated to the AST Investment Grade Bond Sub-account, as dictated by the formula.

The more of your Unadjusted Account Value that is allocated to the AST Investment Grade Bond Sub-account, the greater the impact of the performance of that Sub-account in determining whether (and how much) your Unadjusted Account Value is transferred back to the Permitted Sub-accounts. Further, it is possible under the formula that, if a significant portion of your Unadjusted Account Value is allocated to the AST Investment Grade Bond Sub-account and that Sub-account has good performance but the performance of your Permitted Sub-accounts is negative, the formula might transfer your Unadjusted Account Value to the Permitted Sub-accounts. Similarly, the more you have allocated to the Permitted Sub-accounts, the greater the impact of the performance of those Permitted Sub-accounts will have on any transfer to the AST Investment Grade Bond Sub-account.

If you make additional Purchase Payments to your Annuity, they will be allocated according to your allocation instructions. Once they are allocated to your Annuity, they will also be subject to the formula described above and therefore may be transferred to the AST Investment Grade Bond Portfolio, if dictated by the formula.

Any Unadjusted Account Value in the AST Investment Grade Bond Sub-account will not be available to participate in the investment experience of the Permitted Sub-accounts regardless of whether there is a subsequent Sub-account decline or market recovery until it is transferred out of the AST Investment Grade Bond Sub-account.

ADDITIONAL TAX CONSIDERATIONS

If you purchase an annuity as an investment vehicle for "qualified" investments, including an IRA, SEP-IRA, Tax Sheltered Annuity (or 403(b)) or employer plan under Code Section 401(a), the Required Minimum Distribution rules under the Code provide that you begin receiving periodic amounts beginning after age 70 1/2. For a Tax Sheltered Annuity or a 401(a) plan for

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which the participant is not a greater than five (5) percent Owner of the employer, this required beginning date can generally be deferred to retirement, if later. Roth IRAs are not subject to these rules during the Owner's lifetime. The amount required under the Code may exceed the Annual Income Amount, which will cause us to increase the Annual Income Amount in any Annuity Year that Required Minimum Distributions due from your Annuity are greater than such amounts, as discussed above. In addition, the amount and duration of payments under the annuity payment provision may be adjusted so that the payments do not trigger any penalty or excise taxes due to tax considerations such as Required Minimum Distribution rules under the tax law.

As indicated, withdrawals made while this benefit is in effect will be treated, for tax purposes, in the same way as any other withdrawals under the Annuity. Please see the Tax Considerations section for a detailed discussion of the tax treatment of withdrawals. We do not address each potential tax scenario that could arise with respect to this benefit here. However, we do note that if you participate in Highest Daily Lifetime Income or Spousal Highest Daily Lifetime Income through a non-qualified annuity, as with all withdrawals, once all Purchase Payments are returned under the Annuity, all subsequent withdrawal amounts will be taxed as ordinary income.

HIGHEST DAILY LIFETIME(R) INCOME BENEFIT WITH LIFETIME INCOME ACCELERATOR We offer another version of Highest Daily Lifetime Income that we call Highest Daily Lifetime Income with Lifetime Income Accelerator. Highest Daily Lifetime Income with LIA guarantees, until the death of the single designated life, the ability to withdraw an amount equal to double the Annual Income Amount (which we refer to as the "LIA Amount") if you meet the conditions set forth below. This version is only being offered in those jurisdictions where we have received regulatory approval and will be offered subsequently in other jurisdictions when we receive regulatory approval in those jurisdictions. We reserve the right, in our sole discretion, to cease offering this benefit at any time.

You may choose Highest Daily Lifetime Income with or without also electing LIA, however you may not elect LIA without Highest Daily Lifetime Income and you must elect the LIA benefit at the time you elect Highest Daily Lifetime Income. If you elect Highest Daily Lifetime Income without LIA and would like to add the feature later, you must first terminate Highest Daily Lifetime Income and elect Highest Daily Lifetime Income with LIA (subject to availability and benefit re-election provisions). Please note that if you terminate Highest Daily Lifetime Income and elect Highest Daily Lifetime Income with LIA you lose the guarantees that you had accumulated under your existing benefit and will begin the new guarantees under the new benefit you elect based on your Unadjusted Account Value as of the date the new benefit becomes active. Highest Daily Lifetime Income with LIA is offered as an alternative to other lifetime withdrawal options. If you elect this benefit, it may not be combined with any other optional living benefit or death benefit. As long as your Highest Daily Lifetime Income with LIA benefit is in effect, you must allocate your Unadjusted Account Value in accordance with the Permitted Sub-account(s) with this benefit. The income benefit under Highest Daily Lifetime Income with LIA currently is based on a single "designated life" who is between the ages of 45 and 75 on the date that the benefit is elected and received in Good Order. All terms and conditions of Highest Daily Lifetime Income apply to this version of the benefit, except as described herein. As is the case with Highest Daily Lifetime Income, Highest Daily Lifetime Income with LIA involves your participation in a predetermined mathematical formula that transfers Account Value between your Sub-accounts and the AST Investment Grade Bond Portfolio Sub-account. Please see Highest Daily Lifetime Income above for a description of the predetermined mathematical formula.

Highest Daily Lifetime Income with LIA is not long-term care insurance and should not be purchased as a substitute for long-term care insurance. The income you receive through the Lifetime Income Accelerator may be used for any purpose, and it may or may not be sufficient to address expenses you may incur for long-term care or other medical or retirement expenses. You should seek professional advice to determine your financial needs for long-term care.

If this benefit is being elected on an Annuity held as a 403(b) plan, then in addition to meeting the eligibility requirements listed below for the LIA Amount you must separately qualify for distributions from the 403(b) plan itself.

If you elect Highest Daily Lifetime Income with LIA, the current charge is 1.30% annually of the greater of Unadjusted Account Value and Protected Withdrawal Value. The maximum charge is 2.00% annually of the greater of the Unadjusted Account Value and Protected Withdrawal Value. We deduct this charge on quarterly anniversaries of the benefit effective date. Thus, we deduct, on a quarterly basis, 0.325% of the greater of the prior Valuation Day's Unadjusted Account Value and the prior Valuation Day's Protected Withdrawal Value. We deduct the fee pro rata from each of your Sub-accounts, including the AST Investment Grade Bond Sub-account.

If the deduction of the charge would result in the Unadjusted Account Value falling below the lesser of $500 or 5% of the sum of the Unadjusted Account Value on the effective date of the benefit plus all Purchase Payments made subsequent thereto (we refer to this as the "Account Value Floor"), we will only deduct that portion of the charge that would not cause the Unadjusted Account Value to fall below the Account Value Floor. If the Unadjusted Account Value on the date we would deduct a charge for the benefit is less than the Account Value Floor, then no charge will be assessed for that benefit quarter. Charges deducted upon termination of the benefit may cause the Unadjusted Account Value to fall below the Account Value Floor. If a charge for the Highest Daily Lifetime Income with LIA benefit would be deducted on the same day we process a withdrawal request, the charge

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will be deducted first, then the withdrawal will be processed. The withdrawal could cause the Unadjusted Account Value to fall below the Account Value Floor. While the deduction of the charge (other than the final charge) may not reduce the Unadjusted Account Value to zero, withdrawals may reduce the Unadjusted Account Value to zero.

ELIGIBILITY REQUIREMENTS FOR LIA AMOUNT. Both a waiting period of 36 months from the benefit effective date and an elimination period of 120 days from the date of notification that one or both of the requirements described immediately below have been met apply before you can become eligible for the LIA Amount. The 120 day elimination period begins on the date that we receive notification from you of your eligibility for the LIA Amount. Thus, assuming the 36 month waiting period has been met and we have received the notification referenced in the immediately preceding sentence, the LIA Amount would be available for withdrawal on the Valuation Day immediately after the 120th day. The waiting period and the elimination period may run concurrently. In addition to satisfying the waiting and elimination period, at least one of the following requirements ("LIA conditions") must be met.

(1)The designated life is confined to a qualified nursing facility. A qualified nursing facility is a facility operated pursuant to laws of any United States jurisdiction providing medically necessary in-patient care which is prescribed by a licensed physician in writing and based on physical limitations which prohibit daily living in a non-institutional setting.

(2)The designated life is unable to perform two or more basic abilities of caring for oneself or "activities of daily living." We define these basic abilities as:

i. Eating: Feeding oneself by getting food into the body from a receptacle (such as a plate, cup or table) or by a feeding tube or intravenously.

ii.Dressing: Putting on and taking off all items of clothing and any necessary braces, fasteners or artificial limbs.

iii.Bathing: Washing oneself by sponge bath; or in either a tub or shower, including the task of getting into or out of the tub or shower.

iv.Toileting: Getting to and from the toilet, getting on and off the toilet, and performing associated personal hygiene.

v. Transferring: Moving into or out of a bed, chair or wheelchair.

vi.Continence: Maintaining control of bowel or bladder function; or when unable to maintain control of bowel or bladder function, the ability to perform personal hygiene (including caring for catheter or colostomy bag).

You must notify us in writing when the LIA conditions have been met. If, when we receive such notification, there are more than 120 days remaining until the end of the waiting period described above, you will not be eligible for the LIA Amount, and you will have to notify us again in writing in order to become eligible. If there are 120 days or less remaining until the end of the waiting period when we receive notification that the LIA conditions are met, we will determine eligibility for the LIA Amount through our then current administrative process, which may include, but is not limited to, documentation verifying the LIA conditions and/or an assessment by a third party of our choice. Such assessment may be in person and we will assume any costs associated with the aforementioned assessment. The designated life must be available for any assessment or reassessment pursuant to our administrative process requirements. Please note that you must be available in the U.S. for the assessment. Once eligibility is determined, the LIA Amount is equal to double the Annual Income Amount as described above under Highest Daily Lifetime Income.

Additionally, once eligibility is determined, we will reassess your eligibility on an annual basis although your LIA benefit for the Annuity Year that immediately precedes or runs concurrent with our reassessment will not be affected if it is determined that you are no longer eligible. Your first reassessment may occur in the same year as your initial assessment. If we determine that you are no longer eligible to receive the LIA Amount, upon the next Annuity Anniversary the Annual Income Amount would replace the LIA Amount. However, if you were receiving income based on the LIA Amount and do not take action to change your withdrawal amount to your Annual Income Amount, any cumulative Lifetime Withdrawals in an Annuity Year that are in excess of the Annual Income Amount will impact your Annual Income Amount in subsequent years (except with regard to Required Minimum Distributions for this Annuity that comply with our rules). Please note that we will not change your current withdrawal amount unless you instruct us to do so. If you wish to establish or make changes to your existing withdrawal program to ensure that you are not taking Excess Income, please contact our Annuity Service Office. There is no limit on the number of times you can become eligible for the LIA Amount, however, each time would require the completion of the 120-day elimination period, notification that the designated life meets the LIA conditions, and determination, through our then current administrative process, that you are eligible for the LIA Amount, each as described above.

LIA AMOUNT AT THE FIRST LIFETIME WITHDRAWAL. If your first Lifetime Withdrawal subsequent to election of Highest Daily Lifetime Income with LIA occurs while you are eligible for the LIA Amount, the available LIA Amount is equal to double the Annual Income Amount.

LIA AMOUNT AFTER THE FIRST LIFETIME WITHDRAWAL. If you become eligible for the LIA Amount after you have taken your first Lifetime Withdrawal, the available LIA Amount for the current and subsequent Annuity Years is equal to double the then current Annual Income Amount. However, the available LIA Amount in the current Annuity Year is reduced by any Lifetime Withdrawals that have been taken in the current Annuity Year. Cumulative Lifetime Withdrawals in an Annuity Year which are less than or

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equal to the LIA Amount (when eligible for the LIA Amount) will not reduce your LIA Amount in subsequent Annuity Years, but any such withdrawals will reduce the LIA Amount on a dollar-for-dollar basis in that Annuity Year.

For new issuances of this benefit, we may institute a "cut-off" date that would stop the appreciation of the Protected Withdrawal Value, even if no Lifetime Withdrawal had been taken prior to the cut-off date (thus affecting the determination of the LIA Amount). We will not apply any cut-off date to those who elected this benefit prior to our institution of a cut-off date.

WITHDRAWALS IN EXCESS OF THE LIA AMOUNT. Withdrawals (other than the Non-Lifetime Withdrawal) of any amount in a given Annuity Year up to the LIA Amount will reduce the Protected Withdrawal Value by the amount of the withdrawal. However, if your cumulative Lifetime Withdrawals in an Annuity Year are in excess of the LIA Amount ("Excess Income"), your LIA Amount in subsequent years will be reduced (except with regard to Required Minimum Distributions) by the result of the ratio of the excess portion of the withdrawal to the Account Value immediately prior to the Excess Income. Excess Income also will reduce the Protected Withdrawal Value by the same ratio as the reduction to the LIA Amount.

AS DISCUSSED IN THIS PARAGRAPH, WHEN YOU MAKE A WITHDRAWAL THAT IS SUBJECT TO A TAX WITHHOLDING, WE WILL IDENTIFY THE AMOUNT THAT INCLUDES NOT ONLY THE AMOUNT YOU ACTUALLY RECEIVE, BUT ALSO THE AMOUNT OF THE TAX WITHHOLDING, TO DETERMINE WHETHER YOUR WITHDRAWAL HAS EXCEEDED THE LIA AMOUNT. WHEN YOU TAKE A WITHDRAWAL, YOU MAY REQUEST A "GROSS" WITHDRAWAL AMOUNT (E.G., $2000) BUT THEN HAVE ANY TAX WITHHOLDING DEDUCTED FROM THE AMOUNT YOU ACTUALLY RECEIVE (ALTHOUGH AN MVA MAY ALSO BE APPLIED TO YOUR REMAINING UNADJUSTED ACCOUNT VALUE, IT IS NOT CONSIDERED FOR PURPOSES OF DETERMINING EXCESS INCOME). THE PORTION OF A WITHDRAWAL THAT EXCEEDED YOUR LIA AMOUNT (IF ANY) WOULD BE TREATED AS AN EXCESS INCOME AND THUS WOULD REDUCE YOUR LIA AMOUNT IN SUBSEQUENT YEARS. ALTERNATIVELY, YOU MAY REQUEST THAT A "NET" WITHDRAWAL AMOUNT ACTUALLY BE PAID TO YOU (E.G., $2000), WITH THE UNDERSTANDING THAT ANY TAX WITHHOLDING (E.G., $240) BE APPLIED TO YOUR REMAINING UNADJUSTED ACCOUNT VALUE (ALTHOUGH AN MVA MAY ALSO BE APPLIED TO YOUR REMAINING UNADJUSTED ACCOUNT VALUE, IT IS NOT CONSIDERED FOR PURPOSES OF DETERMINING EXCESS INCOME). IN THE LATTER SCENARIO, WE DETERMINE WHETHER ANY PORTION OF THE WITHDRAWAL IS TO BE TREATED AS EXCESS INCOME BY LOOKING TO THE SUM OF THE NET AMOUNT YOU ACTUALLY RECEIVE (E.G., $2000) AND THE AMOUNT OF ANY TAX WITHHOLDING (IN THIS EXAMPLE, A TOTAL OF $2240). THE AMOUNT OF THAT SUM (E.G., THE $2000 YOU RECEIVED PLUS THE $240 FOR THE TAX WITHHOLDING) THAT EXCEEDS YOUR LIA AMOUNT WILL BE TREATED AS EXCESS INCOME - THEREBY REDUCING YOUR LIA AMOUNT IN SUBSEQUENT YEARS.

WITHDRAWALS ARE NOT REQUIRED. However, subsequent to the first Lifetime Withdrawal, the LIA Amount is not increased in subsequent Annuity Years if you decide not to take a withdrawal in an Annuity Year or take withdrawals in an Annuity Year that in total are less than the LIA Amount.

PURCHASE PAYMENTS. If you are eligible for the LIA Amount as described under "Eligibility Requirements for LIA Amount" and you make an additional Purchase Payment, the Annual Income Amount is increased by an amount obtained by applying the applicable percentage (3% for ages 45-54; 4% for ages 55 to less than 59 1/2; 5% for ages 59 1/2-84; and 6% for ages 85 or older) to the Purchase Payment. The applicable percentage is based on the attained age of the designated life on the date of the first Lifetime Withdrawal after the benefit effective date.

The LIA Amount is increased by double the Annual Income Amount, if eligibility for LIA has been met. The Protected Withdrawal Value is increased by the amount of each Purchase Payment. If the Annuity permits additional Purchase Payments, we may limit any additional Purchase Payment(s) if we determine that as a result of the timing and amounts of your additional Purchase Payments and withdrawals, the Annual Income Amount (or, if eligible for LIA, the LIA Amount) is being increased in an unintended fashion. Among the factors we will use in making a determination as to whether an action is designed to increase the Annual Income Amount (or, if eligible for LIA, the LIA Amount) in an unintended fashion is the relative size of additional Purchase Payment(s). We reserve the right to not accept additional Purchase Payments if we are not then offering this benefit for new elections. We will exercise such reservation of right for all annuity purchasers in the same class in a nondiscriminatory manner.

STEP UPS. If your Annual Income Amount is stepped up, your LIA Amount will be stepped up to equal double the stepped up Annual Income Amount.

GUARANTEE PAYMENTS. If your Unadjusted Account Value is reduced to zero as a result of cumulative withdrawals that are equal to or less than the LIA Amount when you are eligible, and there is still a LIA Amount available, we will make an additional payment for that Annuity Year equal to the remaining LIA Amount. If this were to occur, you are not permitted to make additional Purchase Payments to your Annuity. Thus, in that scenario, the remaining LIA Amount would be payable even though your Unadjusted Account Value was reduced to zero. In subsequent Annuity Years we make payments that equal the LIA Amount as described in this section. We will make payments until the death of the single designated life. Should the designated life no longer qualify for the LIA Amount (as described under "Eligibility Requirements for LIA Amount" above), the Annual Income Amount would continue to be available. Subsequent eligibility for the LIA Amount would require the completion of the 120 day elimination period as well as meeting the LIA conditions listed above under "Eligibility Requirements for LIA Amount". TO THE EXTENT THAT

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CUMULATIVE WITHDRAWALS IN THE CURRENT ANNUITY YEAR THAT REDUCE YOUR UNADJUSTED ACCOUNT VALUE TO ZERO ARE MORE THAN THE LIA AMOUNT (EXCEPT IN THE CASE OF REQUIRED MINIMUM DISTRIBUTIONS), HIGHEST DAILY LIFETIME INCOME WITH LIA TERMINATES, AND NO ADDITIONAL PAYMENTS ARE MADE. HOWEVER, IF A WITHDRAWAL IN THE LATTER SCENARIO WAS TAKEN TO SATISFY A REQUIRED MINIMUM DISTRIBUTION (AS DESCRIBED ABOVE) UNDER THE ANNUITY, THEN THE BENEFIT WILL NOT TERMINATE, AND WE WILL CONTINUE TO PAY THE LIA AMOUNT IN SUBSEQUENT ANNUITY YEARS UNTIL THE DEATH OF THE DESIGNATED LIFE.

ANNUITY OPTIONS. In addition to Highest Daily Lifetime Income annuity options described above, after the tenth anniversary of the benefit effective date ("Tenth Anniversary"), you may also request that we make annuity payments each year equal to the Annual Income Amount. In any year that you are eligible for the LIA Amount, we make annuity payments equal to the LIA Amount. If you would receive a greater payment by applying your Unadjusted Account Value to receive payments for life under your Annuity, we will pay the greater amount. Annuitization prior to the Tenth Anniversary will forfeit any present or future LIA Amounts. We will continue to make payments until the death of the designated life. If this option is elected, the Annual Income Amount and LIA Amount will not increase after annuity payments have begun.

If you elect Highest Daily Lifetime Income with LIA, and never meet the eligibility requirements, you will not receive any additional payments based on the LIA Amount.

TERMINATION OF HIGHEST DAILY LIFETIME INCOME WITH LIA. THE LIA BENEFIT

TERMINATES UPON THE FIRST TO OCCUR OF THE FOLLOWING:

. YOUR TERMINATION OF THE BENEFIT;

. YOUR SURRENDER OF THE ANNUITY;

. OUR RECEIPT OF DUE PROOF OF DEATH OF THE DESIGNATED LIFE;

. THE ANNUITY DATE, IF UNADJUSTED ACCOUNT VALUE REMAINS ON THE ANNUITY DATE AND AN ELECTION IS MADE TO COMMENCE ANNUITY PAYMENTS PRIOR TO THE TENTH ANNUITY ANNIVERSARY;

. THE VALUATION DAY ON WHICH EACH OF THE UNADJUSTED ACCOUNT VALUE AND THE ANNUAL INCOME AMOUNT IS ZERO; OR

. IF YOU CEASE TO MEET OUR REQUIREMENTS FOR ELECTIONS OF THIS BENEFIT.

Highest Daily Lifetime Income with LIA uses the same pre-determined mathematical formula used with Highest Daily Lifetime Income and Spousal Highest Daily Lifetime Income. See the pertinent discussion in Highest Daily Lifetime Income above.

SPOUSAL HIGHEST DAILY LIFETIME(R) INCOME BENEFIT

Spousal Highest Daily Lifetime(R) Income Benefit is a lifetime guaranteed minimum withdrawal benefit, under which, subject to the terms of the benefit, we guarantee your ability to take a certain annual withdrawal amount for the lives of two individuals who are spouses. We reserve the right, in our sole discretion, to cease offering this benefit for new elections at any time.

We offer a benefit that guarantees, until the later death of two natural persons who are each other's spouses at the time of election of the benefit and at the first death of one of them (the "designated lives", and each, a "designated life"), the ability to withdraw an annual amount (the "Annual Income Amount") equal to a percentage of an initial principal value (the "Protected Withdrawal Value") regardless of the impact of Sub-account performance on the Unadjusted Account Value, subject to our rules regarding the timing and amount of withdrawals. You are guaranteed to be able to withdraw the Annual Income Amount for the lives of the designated lives, provided you have not made withdrawals of Excess Income that result in your Unadjusted Account Value being reduced to zero. We also permit you to designate the first withdrawal from your Annuity as a one-time "Non-Lifetime Withdrawal." All other withdrawals from your Annuity are considered a "Lifetime Withdrawal" under the benefit. Withdrawals are taken first from your own Account Value. We are only required to begin making lifetime income payments to you under our guarantee when and if your Unadjusted Account Value is reduced to zero (for any reason other than due to partial withdrawals of Excess Income). The benefit may be appropriate if you intend to make periodic withdrawals from your Annuity, wish to ensure that Sub-account performance will not affect your ability to receive annual payments, and wish either spouse to be able to continue Spousal Highest Daily Lifetime Income after the death of the first spouse. You are not required to make withdrawals as part of the benefit - the guarantees are not lost if you withdraw less than the maximum allowable amount each year under the rules of the benefit. An integral component of Spousal Highest Daily Lifetime Income is the pre-determined mathematical formula we employ that may periodically transfer your Unadjusted Account Value to and from the AST Investment Grade Bond Sub-account. See the section above entitled "How Highest Daily Lifetime Income/Spousal Highest Daily Lifetime Income Transfers Unadjusted Account Value Between Your Permitted Sub-accounts and the AST Investment Grade Bond Sub-account."

Spousal Highest Daily Lifetime Income is the spousal version of Highest Daily Lifetime Income. This version is only being offered in those jurisdictions where we have received regulatory approval and will be offered subsequently in other jurisdictions when we receive regulatory approval in those jurisdictions. Currently, if you elect Spousal Highest Daily Lifetime Income and subsequently terminate the benefit, you may elect another living benefit, subject to our current rules. See "Election of and Designations under the Benefit" below and "Termination of Existing Benefits and Election of New Benefits" for details. Please note that if you terminate Spousal Highest Daily Lifetime Income and elect another benefit, you lose the guarantees that you had accumulated under your

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existing benefit and will begin the new guarantees under the new benefit you elect based on your Unadjusted Account Value as of the date the new benefit becomes active. Spousal Highest Daily Lifetime Income must be elected based on two designated lives, as described below. Each designated life must be at least 45 years old when the benefit is elected. Spousal Highest Daily Lifetime Income is not available if you elect any other optional living benefit, although you may elect any optional death benefit. As long as your Spousal Highest Daily Lifetime Income is in effect, you must allocate your Unadjusted Account Value in accordance with the permitted Sub-accounts and other Investment Option(s) available with this benefit. For a more detailed description of the permitted Investment Options, see the "Investment Options" section.

Although you are guaranteed the ability to withdraw your Annual Income Amount for life even if your Unadjusted Account Value falls to zero, if you take a withdrawal of Excess Income that brings your Unadjusted Account Value to zero, your Annual Income Amount also would fall to zero, and the benefit and the Annuity then would terminate. In that scenario, no further amount would be payable under Spousal Highest Daily Lifetime Income. As to the impact of such a scenario on any other optional benefit you may have, please see the applicable section in this prospectus. For example, if the Annuity terminates in this scenario, you would no longer have any optional death benefit that you may have elected (see the Optional Death Benefits section of this prospectus).

You may also participate in the 6 or 12 Month Dollar Cost Averaging Program if you elect Spousal Highest Daily Lifetime Income, subject to the 6 or 12 Month DCA Program's rules. See the section of this prospectus entitled "6 or 12 Month Dollar Cost Averaging Program" for details.

KEY FEATURE - PROTECTED WITHDRAWAL VALUE

The Protected Withdrawal Value is used to calculate the initial Annual Income Amount. The Protected Withdrawal Value is separate from your Unadjusted Account Value and not available as cash or a lump sum. On the effective date of the benefit, the Protected Withdrawal Value is equal to your Unadjusted Account Value. On each Valuation Day thereafter until the date of your first Lifetime Withdrawal (excluding any Non-Lifetime Withdrawal discussed below), the Protected Withdrawal Value is equal to the "Periodic Value" described in the next paragraph.

The "Periodic Value" initially is equal to the Unadjusted Account Value on the effective date of the benefit. On each Valuation Day thereafter until the first Lifetime Withdrawal, we recalculate the Periodic Value. We stop determining the Periodic Value upon your first Lifetime Withdrawal after the effective date of the benefit. On each Valuation Day (the "Current Valuation Day"), the Periodic Value is equal to the greater of:

(1)the Periodic Value for the immediately preceding business day (the "Prior Valuation Day") appreciated at the daily equivalent of 5% annually during the calendar day(s) between the Prior Valuation Day and the Current Valuation Day (i.e., one day for successive Valuation Days, but more than one calendar day for Valuation Days that are separated by weekends and/or holidays), plus the amount of any Purchase Payment made on the Current Valuation Day (the Periodic Value is proportionally reduced for any Non-Lifetime Withdrawal); and

(2)the Unadjusted Account Value on the current Valuation Day.

If you have not made a Lifetime Withdrawal on or before the 12th Anniversary of the effective date of the benefit, your Periodic Value on the 12/th/ Anniversary of the benefit effective date is equal to the greater of:

(1)the Periodic Value described above or,

(2)the sum of (a), (b) and (c) proportionally reduced for any Non-Lifetime Withdrawal:

(a)200% of the Unadjusted Account Value on the effective date of the benefit including any Purchase Payments made on that day;

(b)200% of all Purchase Payments made within one year following the effective date of the benefit; and

(c)all Purchase Payments made after one year following the effective date of the benefit.

Once the first Lifetime Withdrawal is made, the Protected Withdrawal Value at any time is equal to the greater of (i) the Protected Withdrawal Value on the date of the first Lifetime Withdrawal, increased for subsequent Purchase Payments and reduced for subsequent Lifetime Withdrawals, and (ii) the highest daily Unadjusted Account Value upon any step-up, increased for subsequent Purchase Payments and reduced for subsequent Lifetime Withdrawals (see the examples that begin immediately prior to the sub-heading below entitled "Example of dollar-for-dollar reductions").

KEY FEATURE - ANNUAL INCOME AMOUNT UNDER SPOUSAL HIGHEST DAILY LIFETIME INCOME The Annual Income Amount is equal to a specified percentage of the Protected Withdrawal Value. The percentage initially depends on the age of the younger designated life on the date of the first Lifetime Withdrawal after election of the benefit. The percentages are: 2.5% for ages 45-54, 3.5% for ages 55 to less than 59 1/2; 4.5% for ages 59 1/2 to 84, and 5.5% for ages 85 and older. We use the age of the younger designated life even if that designated life is no longer a participant under the Annuity due to death or divorce. Under Spousal Highest Daily Lifetime Income, if your cumulative Lifetime Withdrawals in an Annuity Year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent Annuity Years,

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but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that Annuity Year and also will reduce the Protected Withdrawal Value on a dollar-for-dollar basis. If your cumulative Lifetime Withdrawals in an Annuity Year are in excess of the Annual Income Amount for any Annuity Year ("Excess Income"), your Annual Income Amount in subsequent years will be reduced (except with regard to Required Minimum Distributions for this Annuity that comply with our rules) by the result of the ratio of the Excess Income to the Unadjusted Account Value immediately prior to such withdrawal (see examples of this calculation below). Excess Income also will reduce the Protected Withdrawal Value by the same ratio.

AS DISCUSSED IN THIS PARAGRAPH, WHEN YOU MAKE A PARTIAL WITHDRAWAL THAT IS SUBJECT TO A TAX WITHHOLDING, WE WILL IDENTIFY THE AMOUNT THAT INCLUDES NOT ONLY THE AMOUNT YOU ACTUALLY RECEIVE, BUT ALSO THE AMOUNT OF THE TAX WITHHOLDING, TO DETERMINE WHETHER YOUR WITHDRAWAL HAS EXCEEDED THE ANNUAL INCOME AMOUNT. WHEN YOU TAKE A PARTIAL WITHDRAWAL, YOU MAY REQUEST A "GROSS" WITHDRAWAL AMOUNT (E.G., $2000) BUT THEN HAVE ANY TAX WITHHOLDING DEDUCTED FROM THE AMOUNT YOU ACTUALLY RECEIVE (ALTHOUGH AN MVA MAY ALSO BE APPLIED TO YOUR REMAINING UNADJUSTED ACCOUNT VALUE, IT IS NOT CONSIDERED FOR PURPOSES OF DETERMINING EXCESS INCOME). THE PORTION OF A WITHDRAWAL THAT EXCEEDED YOUR ANNUAL INCOME AMOUNT (IF ANY) WOULD BE TREATED AS EXCESS INCOME AND THUS WOULD REDUCE YOUR ANNUAL INCOME AMOUNT IN SUBSEQUENT YEARS. ALTERNATIVELY, YOU MAY REQUEST THAT A "NET" WITHDRAWAL AMOUNT ACTUALLY BE PAID TO YOU (E.G., $2000), WITH THE UNDERSTANDING THAT ANY TAX WITHHOLDING (E.G., $240) BE APPLIED TO YOUR REMAINING UNADJUSTED ACCOUNT VALUE (ALTHOUGH AN MVA MAY ALSO BE APPLIED TO YOUR REMAINING UNADJUSTED ACCOUNT VALUE, IT IS NOT CONSIDERED FOR PURPOSES OF DETERMINING EXCESS INCOME). IN THE LATTER SCENARIO, WE DETERMINE WHETHER ANY PORTION OF THE WITHDRAWAL IS TO BE TREATED AS EXCESS INCOME BY LOOKING TO THE SUM OF THE NET AMOUNT YOU ACTUALLY RECEIVE (E.G., $2000) AND THE AMOUNT OF ANY TAX WITHHOLDING (IN THIS EXAMPLE, A TOTAL OF $2240). THE AMOUNT OF THAT SUM (E.G., THE $2000 YOU RECEIVED PLUS THE $240 FOR THE TAX WITHHOLDING) THAT EXCEEDS YOUR ANNUAL INCOME AMOUNT WILL BE TREATED AS EXCESS INCOME - THEREBY REDUCING YOUR ANNUAL INCOME AMOUNT IN SUBSEQUENT YEARS.

You may use the Systematic Withdrawal program to make withdrawals of the Annual Income Amount. Any systematic withdrawal will be deemed a Lifetime Withdrawal under this benefit.

Any Purchase Payment that you make subsequent to the election of Spousal Highest Daily Lifetime Income and subsequent to the first Lifetime Withdrawal will (i) immediately increase the then-existing Annual Income Amount by an amount equal to a percentage of the Purchase Payment based on the age of the younger designated life at the time of the first Lifetime Withdrawal (the percentages are: 2.5% for ages 45-54, 3.5% for ages 55 to less than 59 1/2, 4.5% for ages 59 1/2 to 84, and 5.5% for ages 85 and older), and (ii) increase the Protected Withdrawal Value by the amount of the Purchase Payment.

If your Annuity permits additional Purchase Payments, we may limit any additional Purchase Payment(s) if we determine that as a result of the timing and amounts of your additional Purchase Payments and withdrawals, the Annual Income Amount is being increased in an unintended fashion. Among the factors we will use in making a determination as to whether an action is designed to increase the Annual Income Amount in an unintended fashion is the relative size of additional Purchase Payment(s). We reserve the right to not accept additional Purchase Payments if we are not then offering this benefit for new elections. We will exercise such reservation of right for all annuity purchasers in the same class in a nondiscriminatory manner.

HIGHEST DAILY AUTO STEP-UP

An automatic step-up feature ("Highest Daily Auto Step-Up") is part of this benefit. As detailed in this paragraph, the Highest Daily Auto Step-Up feature can result in a larger Annual Income Amount subsequent to your first Lifetime Withdrawal. The Highest Daily Step-Up starts with the anniversary of the Issue Date of the Annuity (the "Annuity Anniversary") immediately after your first Lifetime Withdrawal under the benefit. Specifically, upon the first such Annuity Anniversary, we identify the Unadjusted Account Value on each Valuation Day within the immediately preceding Annuity Year after your first Lifetime Withdrawal. Having identified the highest daily value (after all daily values have been adjusted for subsequent Purchase Payments and withdrawals), we then multiply that value by a percentage that varies based on the age of the younger designated life on the Annuity Anniversary as of which the step-up would occur. The percentages are 2.5% for ages 45-54, 3.5% for ages 55 to less than 59 1/2, 4.5% for ages 59 1/2 to 84, and 5.5% for ages 85 and older. If that value exceeds the existing Annual Income Amount, we replace the existing amount with the new, higher amount. Otherwise, we leave the existing Annual Income Amount intact. We will not automatically increase your Annual Income Amount solely as a result of your attaining a new age that is associated with a new age-based percentage. The Unadjusted Account Value on the Annuity Anniversary is considered the last daily step-up value of the Annuity Year. In later years (i.e., after the first Annuity Anniversary after the first Lifetime Withdrawal), we determine whether an automatic step-up should occur on each Annuity Anniversary by performing a similar examination of the Unadjusted Account Values that occurred on Valuation Days during the year. Taking Lifetime Withdrawals could produce a greater difference between your Protected Withdrawal Value and your Unadjusted Account Value, which may make a Highest Daily Auto Step-up less likely to occur. At the time that we increase your Annual Income Amount, we also increase your Protected Withdrawal Value to equal the highest daily value upon which your step-up was based only if that results in an increase to the Protected Withdrawal Value. Your Protected Withdrawal Value will never be decreased as a result of an income step-up. If, on the date that we implement a Highest Daily Auto Step-Up to your Annual Income Amount, the charge for Spousal Highest Daily Lifetime Income has changed for new purchasers, you may be subject to the new charge at the time of such step-up. Prior to increasing your charge for Spousal Highest Daily Lifetime Income upon a step-up, we would notify you, and give you the opportunity to cancel the automatic step-up feature. If you receive notice of a proposed step-up and accompanying fee increase, you should carefully evaluate whether the amount of

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the step-up justifies the increased fee to which you will be subject. Any such increased charge will not be greater than the maximum charge set forth in the table entitled "Your Optional Benefit Fees and Charges".

If you are enrolled in a Systematic Withdrawal program, we will not automatically increase the withdrawal amount when there is an increase to the Annual Income Amount. You must notify us in order to increase the withdrawal amount of any Systematic Withdrawal program.

Spousal Highest Daily Lifetime Income does not affect your ability to take withdrawals under your Annuity, or limit your ability to take partial withdrawals that exceed the Annual Income Amount. Under Spousal Highest Daily Lifetime Income, if your cumulative Lifetime Withdrawals in an Annuity Year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent Annuity Years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that Annuity Year. If, cumulatively, you withdraw an amount less than the Annual Income Amount in any Annuity Year, you cannot carry over the unused portion of the Annual Income Amount to subsequent Annuity Years. If your cumulative Lifetime Withdrawals in an Annuity Year exceed the Annual Income Amount, your Annual Income Amount in subsequent years will be reduced (except with regard to Required Minimum Distributions for this Annuity that comply with our rules).

Because each of the Protected Withdrawal Value and Annual Income Amount is determined in a way that is not solely related to Unadjusted Account Value, it is possible for the Unadjusted Account Value to fall to zero, even though the Annual Income Amount remains.

Examples of dollar-for-dollar and proportional reductions, and the Highest Daily Auto Step-Up are set forth below. The values shown here are purely hypothetical, and do not reflect the charges for the Spousal Highest Daily Lifetime Income or any other fees and charges under the Annuity. Assume the following for all three examples:

. The Issue Date is November 1, 2011

. Spousal Highest Daily Lifetime Income is elected on August 1, 2012

. Both designated lives were 70 years old when they elected Spousal Highest Daily Lifetime Income

. The first withdrawal is a Lifetime Withdrawal

EXAMPLE OF DOLLAR-FOR-DOLLAR REDUCTIONS

On October 24, 2012, the Protected Withdrawal Value is $120,000, resulting in an Annual Income Amount of $5,400 (since the younger designated life is between the ages of 59 1/2 and 84 at the time of the first Lifetime Withdrawal, the Annual Income Amount is 4.5% of the Protected Withdrawal Value, in this case 4.5% of $120,000). Assuming $2,500 is withdrawn from the Annuity on this date, the remaining Annual Income Amount for that Annuity Year (up to and including October 31, 2012) is $2,900. This is the result of a dollar-for-dollar reduction of the Annual Income Amount ($5,400 less $2,500 = $2,900).

EXAMPLE OF PROPORTIONAL REDUCTIONS

Continuing the previous example, assume an additional withdrawal of $5,000 occurs on October 29, 2012 and the Account Value at the time and immediately prior to this withdrawal is $118,000. The first $2,900 of this withdrawal reduces the Annual Income Amount for that Annuity Year to $0. The remaining withdrawal amount of $2,100 - reduces the Annual Income Amount in future Annuity Years on a proportional basis based on the ratio of the Excess Income (i.e., Excess Income) to the Unadjusted Account Value immediately prior to the Excess Income. (Note that if there were other withdrawals in that Annuity Year, each would result in another proportional reduction to the Annual Income Amount).

HERE IS THE CALCULATION:

Unadjusted Account Value before Lifetime Withdrawal                  $118,000.00
Less amount of "non" Excess Income                                   $  2,900.00
Unadjusted Account Value immediately before Excess Income of $2,100  $115,100.00
Excess Income amount                                                 $  2,100.00
Ratio                                                                       1.82%
Annual Income Amount                                                 $  5,400.00
Less ratio of 1.82%                                                  $     98.28
Annual Income Amount for future Annuity Years                        $  5,301.72

EXAMPLE OF HIGHEST DAILY AUTO STEP-UP

On each Annuity Anniversary date after the first Lifetime Withdrawal, the Annual Income Amount is stepped-up if the appropriate percentage (based on the younger designated life's age on that Annuity Anniversary) of the highest daily value since your first Lifetime Withdrawal (or last Annuity Anniversary in subsequent years), adjusted for withdrawals and additional Purchase Payments is greater than the Annual Income Amount, adjusted for Excess Income and additional Purchase Payments.

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Continuing the same example as above, the Annual Income Amount for this Annuity Year is $5,400. However, the Excess Income on October 29 reduces the amount to $5,301.72 for future years (see above). For the next Annuity Year, the Annual Income Amount will be stepped up if 4.5% (since the younger designated life is between 59 1/2 and 84 on the date of the potential step-up) of the highest daily Unadjusted Account Value adjusted for withdrawals and Purchase Payments, is greater than $5,301.72. Here are the calculations for determining the daily values. Only the October 26 value is being adjusted for Excess Income as the October 30, October 31 and November 1 Valuation Days occur after the Excess Income on October 29.

                                  HIGHEST DAILY VALUE         ADJUSTED ANNUAL
                                (ADJUSTED FOR WITHDRAWAL INCOME AMOUNT (4.5% OF THE
DATE*             ACCOUNT VALUE AND PURCHASE PAYMENTS)**    HIGHEST DAILY VALUE)
-----             ------------- ------------------------ --------------------------
October 26, 2012   $119,000.00        $119,000.00                $5,355.00
October 29, 2012   $113,000.00        $113,986.98                $5,129.41
October 30, 2012   $113,000.00        $113,986.98                $5,129.41
October 31, 2012   $119,000.00        $119,000.00                $5,355.00
November 1, 2012   $118,473.00        $119,000.00                $5,355.00

* In this example, the Annuity Anniversary date is November 1. The Valuation Dates are every day following the first Lifetime Withdrawal. In subsequent Annuity Years Valuation Dates will be every day following the Annuity Anniversary. The Annuity Anniversary Date of November 1 is considered the final Valuation Date for the Annuity Year. ** In this example, the first daily value after the first Lifetime Withdrawal is $119,000 on October 26, resulting in an adjusted Annual Income Amount of $5,355.00. This amount is adjusted on October 29 to reflect the $5,000 withdrawal. The calculations for the adjustments are:

. The Unadjusted Account Value of $119,000 on October 26 is first reduced dollar-for-dollar by $2,900 ($2,900 is the remaining Annual Income Amount for the Annuity Year), resulting in an Unadjusted Account Value of $116,100 before the Excess Income.

. This amount ($116,100) is further reduced by 1.82% (this is the ratio in the above example which is the Excess Income divided by the Unadjusted Account Value immediately preceding the Excess Income) resulting in a Highest Daily Value of $113,986.98.

. The adjusted October 29 Highest Daily Value, $113,986.98, is carried forward to the next Valuation Date of October 30. At this time, we compare this amount to the Unadjusted Account Value on October 30, $113,000. Since the October 29 adjusted Highest Daily Value of $113,986.98 is greater than the October 30 value, we will continue to carry $113,986.98 forward to the next Valuation Day of October 31. The Unadjusted Account Value on October 31, $119,000.00, becomes the final Highest Daily Value since it exceeds the $113,986.98 carried forward.

. The October 31 adjusted Highest Daily Value of $119,000.00 is also greater than the November 1 value, so we will continue to carry $119,000.00 forward to the final Valuation Day of November 1.

In this example, the final Highest Daily Value of $119,000.00 is converted to an Annual Income Amount based on the applicable percentage of 4.5%, generating an Annual Income Amount of $5,355.00. Since this amount is higher than the current year's Annual Income Amount of $5,301.72 (adjusted for excess withdrawals), the Annual Income Amount for the next Annuity Year, starting on November 1, 2012 and continuing through October 31, 2013, will be stepped-up to $5,355.00.

NON-LIFETIME WITHDRAWAL FEATURE

You may take a one-time non-lifetime withdrawal ("Non-Lifetime Withdrawal") under Spousal Highest Daily Lifetime Income. It is an optional feature of the benefit that you can only elect at the time of your first withdrawal. The amount of the Non-Lifetime Withdrawal cannot be more than the amount that would cause the Annuity to be taken below the minimum Surrender Value after a withdrawal for your Annuity. This Non-Lifetime Withdrawal will not establish our initial Annual Income Amount and the Periodic Value above will continue to be calculated. However, the total amount of the withdrawal will proportionally reduce all guarantees associated with Spousal Highest Daily Lifetime Income. You must tell us at the time you take the partial withdrawal if your withdrawal is intended to be the Non-Lifetime Withdrawal and not the first Lifetime Withdrawal under Spousal Highest Daily Lifetime Income. If you don't elect the Non-Lifetime Withdrawal, the first withdrawal you make will be the first Lifetime Withdrawal that establishes your Annual Income Amount, which is based on your Protected Withdrawal Value. Once you elect the Non-Lifetime Withdrawal or Lifetime Withdrawals, no additional Non-Lifetime withdrawals may be taken.

The Non-Lifetime Withdrawal will proportionally reduce the Protected Withdrawal Value and the Periodic Value guarantee on the twelfth anniversary of the benefit effective date, described above, by the percentage the total withdrawal amount represents of the then current Unadjusted Account Value immediately prior to the time of the withdrawal.

If you are participating in a Systematic Withdrawal program, the first withdrawal under the program cannot be classified as the Non-Lifetime Withdrawal. Thus, the first withdrawal will be a Lifetime Withdrawal.

EXAMPLE - NON-LIFETIME WITHDRAWAL (PROPORTIONAL REDUCTION)

This example is purely hypothetical and does not reflect the charges for the benefit or any other fees and charges under the Annuity. It is intended to illustrate the proportional reduction of the Non-Lifetime Withdrawal under this benefit. Assume the following:

. The Issue Date is December 1, 2011

. Spousal Highest Daily Lifetime Income is elected on September 4, 2012

. The Unadjusted Account Value at benefit election was $105,000

. Each designated life was 70 years old when he/she elected Spousal Highest Daily Lifetime Income No previous withdrawals have been taken under Spousal Highest Daily Lifetime Income

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On October 3, 2012, the Protected Withdrawal Value is $125,000, the 12/th/ benefit year minimum Periodic Value guarantee is $210,000, and the Unadjusted Account Value is $120,000. Assuming $15,000 is withdrawn from the Annuity on October 3, 2012 and is designated as a Non-Lifetime Withdrawal, all guarantees associated with Spousal Highest Daily Lifetime Income will be reduced by the ratio the total withdrawal amount represents of the Unadjusted Account Value just prior to the withdrawal being taken.

HERE IS THE CALCULATION:

Withdrawal amount                                      $ 15,000
Divided by Unadjusted Account Value before withdrawal  $120,000
Equals ratio                                               12.5%
All guarantees will be reduced by the above ratio         (12.5%)
Protected Withdrawal Value                             $109,375
12/th/ benefit year Minimum Periodic Value             $183,750

REQUIRED MINIMUM DISTRIBUTIONS

See the sub-section entitled "Required Minimum Distributions" in the prospectus section above concerning Highest Daily Lifetime Income for a discussion of the relationship between the RMD amount and the Annual Income Amount.

BENEFITS UNDER SPOUSAL HIGHEST DAILY LIFETIME INCOME

. To the extent that your Unadjusted Account Value was reduced to zero as a result of cumulative Lifetime Withdrawals in an Annuity Year that are less than or equal to the Annual Income Amount, and amounts are still payable under Spousal Highest Daily Lifetime Income, we will make an additional payment, if any, for that Annuity Year equal to the remaining Annual Income Amount for the Annuity Year. Thus, in that scenario, the remaining Annual Income Amount would be payable even though your Unadjusted Account Value was reduced to zero. In subsequent Annuity Years we make payments that equal the Annual Income Amount as described in this section. We will make payments until the death of the first of the designated lives to die, and will continue to make payments until the death of the second designated life as long as the designated lives were spouses at the time of the first death. After the Unadjusted Account Value is reduced to zero, you are not permitted to make additional Purchase Payments to your Annuity. TO THE EXTENT THAT CUMULATIVE WITHDRAWALS IN THE ANNUITY YEAR THAT REDUCED YOUR UNADJUSTED ACCOUNT VALUE TO ZERO ARE MORE THAN THE ANNUAL INCOME AMOUNT, SPOUSAL HIGHEST DAILY LIFETIME INCOME TERMINATES, AND NO ADDITIONAL PAYMENTS WILL BE MADE. HOWEVER, IF A PARTIAL WITHDRAWAL IN THE LATTER SCENARIO WAS TAKEN TO SATISFY A REQUIRED MINIMUM DISTRIBUTION (AS DESCRIBED ABOVE) UNDER THE ANNUITY THEN THE BENEFIT WILL NOT TERMINATE, AND WE WILL CONTINUE TO PAY THE ANNUAL INCOME AMOUNT IN SUBSEQUENT ANNUITY YEARS UNTIL THE DEATH OF THE SECOND DESIGNATED LIFE PROVIDED THE DESIGNATED LIVES WERE SPOUSES AT THE DEATH OF THE FIRST DESIGNATED LIFE.

. Please note that if your Unadjusted Account Value is reduced to zero, all subsequent payments will be treated as annuity payments. Further, payments that we make under this benefit after the Latest Annuity Date will be treated as annuity payments.

. If annuity payments are to begin under the terms of your Annuity, or if you decide to begin receiving annuity payments and there is an Annual Income Amount due in subsequent Annuity Years, you can elect one of the following two options:

(1)apply your Unadjusted Account Value, less any applicable state required premium tax, to any annuity option available; or

(2)request that, as of the date annuity payments are to begin, we make annuity payments each year equal to the Annual Income Amount. We will make payments until the first of the designated lives to die, and will continue to make payments until the death of the second designated life as long as the designated lives were spouses at the time of the first death. If, due to death of a designated life or divorce prior to annuitization, only a single designated life remains, then annuity payments will be made as a life annuity for the lifetime of the designated life. We must receive your request in a form acceptable to us at our office. If applying your Unadjusted Account Value, less any applicable tax charges, to our current life only (or joint life, depending on the number of designated lives remaining) annuity payment rates results in a higher annual payment, we will give you the higher annual payment.

. In the absence of an election when mandatory annuity payments are to begin, we currently make annual annuity payments as a joint and survivor or single (as applicable) life fixed annuity with eight payments certain, by applying the greater of the annuity rates then currently available or the annuity rates guaranteed in your Annuity. We reserve the right at any time to increase or decrease the certain period in order to comply with the Code (e.g., to shorten the period certain to match life expectancy under applicable Internal Revenue Service tables). The amount that will be applied to provide such annuity payments will be the greater of:

(1)the present value of the future Annual Income Amount payments. Such present value will be calculated using the greater of the joint and survivor or single (as applicable) life fixed annuity rates then currently available or the joint and survivor or single (as applicable) life fixed annuity rates guaranteed in your Annuity; and

(2)the Unadjusted Account Value.

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If no Lifetime Withdrawal was ever taken, we will calculate the Annual Income Amount as if you made your first Lifetime Withdrawal on the date the annuity payments are to begin.

OTHER IMPORTANT CONSIDERATIONS

. Withdrawals under Spousal Highest Daily Lifetime Income are subject to all of the terms and conditions of the Annuity. Withdrawals made while Spousal Highest Daily Lifetime Income is in effect will be treated, for tax purposes, in the same way as any other withdrawals under the Annuity. Any withdrawals made under the benefit will be taken pro rata from the Sub-accounts (including the AST Investment Grade Bond Sub-account) and the DCA MVA Options. If you have an active Systematic Withdrawal program running at the time you elect this benefit, the program must withdraw funds pro rata. The first Systematic Withdrawal that processes after your election of the benefit will be deemed a Lifetime Withdrawal.

. You should carefully consider when to begin taking Lifetime Withdrawals. If you begin taking withdrawals early, you may maximize the time during which you may take Lifetime Withdrawals due to longer life expectancy, and you will be using an optional benefit for which you are paying a charge. On the other hand, you could limit the value of the benefit if you begin taking withdrawals too soon. For example, withdrawals reduce your Unadjusted Account Value and may limit the potential for increasing your Protected Withdrawal Value. You should discuss with your Financial Professional when it may be appropriate for you to begin taking Lifetime Withdrawals.

. You cannot allocate Purchase Payments or transfer Unadjusted Account Value to or from the AST Investment Grade Bond Sub-account. A summary description of the AST Investment Grade Bond Portfolios appears in the prospectus section entitled "Investment Options." In addition, you can find a copy of the AST Investment Grade Bond Portfolio prospectus by going to www.prudentialannuities.com.

. Transfers to and from the Permitted Sub-accounts, the DCA MVA Options, and the AST Investment Grade Bond Sub-account triggered by pre-determined mathematical formula will not count toward the maximum number of free transfers allowable under an Annuity.

. Upon inception of the benefit, 100% of your Unadjusted Account Value must be allocated to the Permitted Sub-accounts. We may amend the Permitted Sub-accounts from time to time. Changes to Permitted Sub-accounts, or to the requirements as to how you may allocate your Account Value with this benefit, will apply to new elections of the benefit and may apply to current participants in the benefit. To the extent that changes apply to current participants in the benefit, they will apply only upon re-allocation of Account Value, or upon addition of additional Purchase Payments. That is, we will not require such current participants to re-allocate Account Value to comply with any new requirements.

. If you elect this benefit and in connection with that election, you are required to reallocate to different Sub-accounts, then on the Valuation Day we receive your request in Good Order, we will (i) sell Units of the non-permitted Investment Options and (ii) invest the proceeds of those sales in the Sub-accounts that you have designated. During this reallocation process, your Unadjusted Account Value allocated to the Sub-accounts will remain exposed to investment risk, as is the case generally. The newly-elected benefit will commence at the close of business on the following Valuation Day. Thus, the protection afforded by the newly-elected benefit will not arise until the close of business on the following Valuation Day.

. The current charge for Spousal Highest Daily Lifetime Income is 0.95% annually of the greater of Unadjusted Account Value and Protected Withdrawal Value. The maximum charge for Spousal Highest Daily Lifetime Income is 1.50% annually of the greater of the Unadjusted Account Value and Protected Withdrawal Value. As discussed in "Highest Daily Auto Step-Up" above, we may increase the fee upon a step-up under this benefit. We deduct this charge on quarterly anniversaries of the benefit effective date, based on the values on the last Valuation Day prior to the quarterly anniversary. Thus, we deduct, on a quarterly basis, 0.2375% of the greater of the prior Valuation Day's Unadjusted Account Value, or the prior Valuation Day's Protected Withdrawal Value. We deduct the fee pro rata from each of your Sub-accounts, including the AST Investment Grade Bond Sub-account. You will begin paying this charge as of the effective date of the benefit even if you do not begin taking withdrawals for many years, or ever. We will not refund the charges you have paid if you choose never to take any withdrawals and/or if you never receive any lifetime income payments.

If the deduction of the charge would result in the Unadjusted Account Value falling below the lesser of $500 or 5% of the sum of the Unadjusted Account Value on the effective date of the benefit plus all Purchase Payments made subsequent thereto (we refer to this as the "Account Value Floor"), we will only deduct that portion of the charge that would not cause the Unadjusted Account Value to fall below the Account Value Floor. If the Unadjusted Account Value on the date we would deduct a charge for the benefit is less than the Account Value Floor, then no charge will be assessed for that benefit quarter. Charges deducted upon termination of the benefit may cause the Unadjusted Account Value to fall below the Account Value Floor. If a charge for Spousal Highest Daily Lifetime Income would be deducted on the same day we process a withdrawal request, the charge will be deducted first, then the withdrawal will be processed. The withdrawal could cause the Unadjusted Account Value to fall below the Account Value Floor. While the deduction of the charge (other than the final charge) may not reduce the Unadjusted Account Value to zero, withdrawals may reduce the Unadjusted Account Value to zero. If this happens and the Annual Income Amount is greater than zero, we will make payments under the benefit.

ELECTION OF AND DESIGNATIONS UNDER THE BENEFIT

Spousal Highest Daily Lifetime Income can only be elected based on two designated lives. Designated lives must be natural persons who are each other's spouses at the time of election of the benefit and at the death of the first of the designated lives to die. Currently, Spousal Highest Daily Lifetime Income only may be elected if the Owner, Annuitant, and Beneficiary designations are as follows:

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. One Annuity Owner, where the Annuitant and the Owner are the same person and the sole Beneficiary is the Owner's spouse. Each Owner/Annuitant and the Beneficiary must be at least 45 years old at the time of election; or

. Co-Annuity Owners, where the Owners are each other's spouses. The Beneficiary designation must be the surviving spouse, or the spouses named equally. One of the Owners must be the Annuitant. Each Owner must be at least 45 years old at the time of election; or

. One Annuity Owner, where the Owner is a custodial account established to hold retirement assets for the benefit of the Annuitant pursuant to the provisions of Section 408(a) of the Internal Revenue Code (or any successor Code section thereto) ("Custodial Account"), the Beneficiary is the Custodial Account, and the spouse of the Annuitant is the Contingent Annuitant. Each of the Annuitant and the Contingent Annuitant must be at least 45 years old at the time of election.

We do not permit a change of Owner under this benefit, except as follows:

(a) if one Owner dies and the surviving spousal Owner assumes the Annuity, or

(b) if the Annuity initially is co-owned, but thereafter the Owner who is not the Annuitant is removed as Owner. We permit changes of Beneficiary designations under this benefit, however if the Beneficiary is changed, the benefit may not be eligible to be continued upon the death of the first designated life. If the designated lives divorce, Spousal Highest Daily Lifetime Income may not be divided as part of the divorce settlement or judgment. Nor may the divorcing spouse who retains ownership of the Annuity appoint a new designated life upon re-marriage.

Spousal Highest Daily Lifetime Income can be elected at the time that you purchase your Annuity or after the Issue Date, subject to its availability, and our eligibility rules and restrictions. If you elect Spousal Highest Daily Lifetime Income and terminate it, you can re-elect it, subject to our current rules and availability. See "Termination of Existing Benefits and Election of New Benefits" for information pertaining to elections, termination and re-election of benefits. PLEASE NOTE THAT IF YOU TERMINATE A LIVING BENEFIT AND ELECT SPOUSAL HIGHEST DAILY LIFETIME INCOME, YOU LOSE THE GUARANTEES THAT YOU HAD ACCUMULATED UNDER YOUR EXISTING BENEFIT, AND YOUR GUARANTEES UNDER SPOUSAL HIGHEST DAILY LIFETIME INCOME WILL BE BASED ON YOUR UNADJUSTED ACCOUNT VALUE ON THE EFFECTIVE DATE OF SPOUSAL HIGHEST DAILY LIFETIME INCOME. You and your Financial Professional should carefully consider whether terminating your existing benefit and electing Spousal Highest Daily Lifetime Income is appropriate for you. We reserve the right to waive, change and/or further limit the election frequency in the future.

If you wish to elect this benefit and you are currently participating in a Systematic Withdrawal program, amounts withdrawn under the program must be taken on a pro rata basis from your Annuity's Sub-accounts (i.e., in direct proportion to the proportion that each such Sub-account bears to your total Account Value) in order for you to be eligible for the benefit. Thus, you may not elect Spousal Highest Daily Lifetime Income so long as you participate in a Systematic Withdrawal program in which withdrawals are not taken pro rata.

TERMINATION OF THE BENEFIT

You may terminate the benefit at any time by notifying us. If you terminate the benefit, any guarantee provided by the benefit will terminate as of the date the termination is effective, and certain restrictions on re-election may apply.

THE BENEFIT AUTOMATICALLY TERMINATES UPON THE FIRST TO OCCUR OF THE FOLLOWING:

. upon our receipt of Due Proof of Death of the first designated life, if the surviving spouse opts to take the death benefit under the Annuity (rather than continue the Annuity) or if the surviving spouse is not an eligible designated life;

. upon the death of the second designated life;

. your termination of the benefit;

. your surrender of the Annuity;

. your election to begin receiving annuity payments (although if you have elected to take annuity payments in the form of the Annual Income Amount, we will continue to pay the Annual Income Amount);

. both the Unadjusted Account Value and Annual Income Amount equal zero; or

. you cease to meet our requirements as described in "Election of and Designations under the Benefit".

Upon termination of Spousal Highest Daily Lifetime Income other than upon the death of the second Designated Life or Annuitization, we impose any accrued fee for the benefit (i.e., the fee for the pro-rated portion of the year since the fee was last assessed), and thereafter we cease deducting the charge for the benefit. This final charge will be deducted even if it results in the Unadjusted Account Value falling below the Account Value Floor. However, if the amount in the Sub-accounts is not enough to pay the charge, we will reduce the fee to no more than the amount in the Sub-accounts. With regard to your investment allocations, upon termination we will: (i) leave intact amounts that are held in the Permitted Sub-accounts, and (ii) unless you are participating in an asset allocation program (i.e., Static Re-balancing Program, or 6 or 12 Month DCA Program for which we are providing administrative support), transfer all amounts held in the AST Investment Grade Bond Sub-account to your variable Investment Options, pro rata (i.e. in the same proportion as the current balances in your variable Investment Options). If, prior to the transfer from the AST Investment Grade Bond Sub-account, the Unadjusted Account Value in the variable Investment Options is zero, we will transfer such amounts to the AST Money Market Sub-account.

HOW SPOUSAL HIGHEST DAILY LIFETIME INCOME TRANSFERS UNADJUSTED ACCOUNT VALUE BETWEEN YOUR PERMITTED SUB-ACCOUNTS AND THE AST INVESTMENT GRADE BOND

SUB-ACCOUNT. See "How Highest Daily Lifetime Income /Spousal Highest Daily Lifetime

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Income Transfers Unadjusted Account Value Between Your Permitted Sub-accounts and the AST Investment Grade Bond Sub-account" in the discussion of Highest Daily Lifetime Income Benefit above for information regarding this component of the benefit.

ADDITIONAL TAX CONSIDERATIONS

Please see the Additional Tax Considerations section under Highest Daily Lifetime Income above.

GUARANTEED RETURN OPTION Plus II (GRO Plus II)

Guaranteed Return Option Plus II (GRO Plus II) is a form of "guaranteed minimum accumulation benefit" that guarantees a specified Unadjusted Account Value at one or more dates in the future. If you participate in this benefit, you are subject to the predetermined mathematical formula described below that transfers Account Value between your Sub-accounts and an AST bond portfolio Sub-account. GRO Plus II is no longer available for new elections, except for Annuities issued with an application signed prior to January 24, 2011, and subject to selling firm transition rules (i.e., regarding the closing date of the benefit).

Under GRO Plus II, we guarantee that on the seventh anniversary of benefit election, and each anniversary thereafter, the Unadjusted Account Value will be not less than the Unadjusted Account Value on the date that the benefit is added to your Annuity (adjusted for subsequent Purchase Payments and withdrawals as detailed below). We refer to this initial guarantee as the "base guarantee." In addition to the base guarantee, GRO Plus II offers the possibility of an enhanced guarantee. You may "manually" lock in an enhanced guarantee once per "benefit year" (i.e., a year beginning on the date you acquired the benefit and each anniversary thereafter) if your Unadjusted Account Value on that Valuation Day exceeds the amount of any outstanding base guarantee or enhanced guarantee. If you elect to manually lock-in an enhanced guarantee, on an anniversary of the effective date of the benefit, that lock-in will not count towards the one elective manual lock-in you may make each benefit year. We guarantee that the Unadjusted Account Value locked-in by that enhanced guarantee will not be any less seven years later, and each anniversary of that date thereafter. In addition, you may elect an automatic enhanced guarantee feature under which, if your Unadjusted Account Value on a benefit anniversary exceeds the highest existing guarantee by 7% or more, we guarantee that such Unadjusted Account Value will not be any less seven benefit anniversaries later and each benefit anniversary thereafter. You may maintain only one enhanced guarantee in addition to your base guarantee. Thus, when a new enhanced guarantee is created, it cancels any existing enhanced guarantee. However, the fact that an enhanced guarantee was effected automatically on a benefit anniversary does not prevent you from "manually" locking-in an enhanced guarantee during the ensuing benefit year. In addition, the fact that you "manually" locked in an enhanced guarantee does not preclude the possibility of an automatic enhanced guarantee on the subsequent benefit anniversary. Please note that upon creation of a new enhanced guarantee, an immediate transfer to an AST bond portfolio Sub-account (which is used as part of this benefit) may occur depending on the discount rate (as described below) used to determine the present value of each of your guarantees. You may elect to terminate an enhanced guarantee without also terminating the base guarantee. If you do, any amounts held in the AST bond portfolio Sub-account (which is used as part of a pre-determined mathematical formula required with this benefit) with respect to that enhanced guarantee will be transferred to your other Sub-accounts in accordance with your most recent allocation instructions, and if none exist, then pro rata to your variable Sub-accounts (see below "Key Feature - Allocation of Unadjusted Account Value"). Amounts held in an AST bond portfolio Sub-account with respect to the base guarantee will not be transferred as a result of the termination of an enhanced guarantee. You may not lock in an enhanced guarantee, either manually or through our optional automatic program, within seven years prior to the Latest Annuity Date (please see "Annuity Options" for further information). This also applies to a new Owner who has acquired the Annuity from the original Owner.

In this section, we refer to a date on which the Unadjusted Account Value is guaranteed to be present as the "Maturity Date". If the Account Value on the Maturity Date is less than the guaranteed amount, we will contribute funds from our general account to bring your Unadjusted Account Value up to the guaranteed amount. If the Maturity Date is not a Valuation Day, then we would contribute such an amount on the next Valuation Day. We will allocate any such amount to each Sub-account (other than the AST bond portfolio Sub-account used with this benefit and described below) in accordance with your most recent allocation instructions, which means: a) the Custom Portfolio Program or, b) if you are not participating in this program, then such amounts will be allocated to your Sub-accounts on a pro rata basis. Regardless of whether we need to contribute funds at the end of a Guarantee Period, we will at that time transfer all amounts held within the AST bond portfolio Sub-account associated with the maturing guarantee in accordance with your most recent allocation instructions, which means: a) the Custom Portfolio Program or, b) if you are not participating in this program, then such amounts will be allocated to your Sub-accounts on a pro rata basis. If the former (i.e., an asset allocation program), your Unadjusted Account Value will be transferred according to the program.

Any addition or transferred amount may be subsequently re-allocated based on the predetermined mathematical formula described below.

The guarantees provided by the benefit exist only on the applicable Maturity Date(s). However, due to the ongoing monitoring of your Unadjusted Account Value, and the transfer of Unadjusted Account Value to support your future guarantees, the benefit may provide some protection from significant Sub-account losses. For this same reason, the benefit may limit your ability to benefit from Sub-account increases while it is in effect.

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We increase both the base guarantee and any enhanced guarantee by the amount of each Purchase Payment made subsequent to the date that the guarantee was established. For example, if the effective date of the benefit was January 3, 2011 and the Account Value was $100,000 on that date, then a $30,000 Purchase Payment made on March 30, 2012 would increase the base guarantee amount to $130,000.

If you make a withdrawal, we effect a proportional reduction to each existing guarantee amount. We calculate a proportional reduction by reducing each existing guarantee amount by the percentage represented by the ratio of the withdrawal amount to your Unadjusted Account Value immediately prior to the withdrawal.

If you make a withdrawal, we will deduct the withdrawal amount pro rata from each of your Sub-accounts (including the AST bond portfolio Sub-account used with this benefit).

EXAMPLE

This example is purely hypothetical and does not reflect the charges for the benefit or any other fees and charges under the Annuity. It is intended to illustrate the proportional reduction of a withdrawal on each guarantee amount under this benefit.

Assume the following:

. The Issue Date is December 1, 2010

. The benefit is elected on December 1, 2010

. The Unadjusted Account Value on December 1, 2010 is $200,000, which results in a base guarantee of $200,000

. An enhanced guarantee amount of $350,000 is locked in on December 1, 2011

. The Unadjusted Account Value immediately prior to the withdrawal is equal to $380,000

If a withdrawal of $50,000 is taken on December 15, 2011, all guarantee amounts will be reduced by the ratio of the total withdrawal amount to the Unadjusted Account Value just prior to the withdrawal being taken.

HERE IS THE CALCULATION (FIGURES ARE ROUNDED):

Withdrawal Amount                                           $ 50,000
Divided by Unadjusted Account Value before withdrawal       $380,000
Equals ratio                                                   13.16%
All guarantees will be reduced by the above ratio (13.16%)
Base guarantee amount                                       $173,680
Enhanced guarantee amount                                   $303,940

KEY FEATURE - ALLOCATION OF UNADJUSTED ACCOUNT VALUE FOR GRO PLUS II (AND

HIGHEST DAILY GRO II, IF ELECTED PRIOR TO JULY 16, 2010)

We limit the Sub-accounts to which you may allocate Unadjusted Account Value if you elect GRO Plus II and Highest Daily GRO Plus II (see below for information pertaining to HD GRO II). For purposes of these benefits, we refer to those permitted Investment Options (other than the required bond portfolio Sub-accounts discussed below) as the "Permitted Sub-accounts."

GRO Plus II and HD GRO II use a predetermined mathematical formula to help manage your guarantees through all market cycles. The formula applicable to you may not be altered once you elect the benefit. However, subject to regulatory approval, we do reserve the right to amend the formula for newly-issued Annuities that elect or re-elect GRO Plus II and HD GRO II and for existing Annuities that elect the benefit post-issue. This required formula helps us manage our financial exposure under GRO Plus II and HD GRO II, by moving assets out of certain Sub-accounts if dictated by the formula (see below). In essence, we seek to preserve Unadjusted Account Value, by transferring them to a more stable option (i.e., one or more specified bond Portfolios of Advanced Series Trust). We refer to the Sub-accounts corresponding to these bond Portfolios collectively as the "AST bond portfolio Sub-accounts". The formula also contemplates the transfer of Unadjusted Account Value from an AST bond portfolio Sub-account to the other Sub-accounts. Because these restrictions and the use of the formula lessen the likelihood that your Unadjusted Account Value will be reduced below the base and/or enhanced guarantee(s), they also reduce the likelihood that we will make any payments under this benefit. They may also limit your upside potential for growth. The formula is set forth in Appendix C of this prospectus. A summary description of each AST bond portfolio Sub-account appears within the prospectus section entitled "Investment Options." You will be furnished with a prospectus describing the AST bond Portfolios. In addition, you can find a copy of the AST bond portfolio prospectus by going to www.prudentialannuities.com.

For purposes of operating the formula applicable to GRO Plus II and HD GRO II, we have included within this Annuity several AST bond portfolio Sub-accounts. Each AST bond portfolio is unique, in that its underlying investments generally mature at different times. For example, there would be an AST bond portfolio whose underlying investments generally mature in 2020, an AST bond portfolio whose underlying investments generally mature in 2021, and so forth. As discussed below, the formula determines the appropriate AST bond portfolio Sub-account to which Account Value is transferred. We will introduce new AST

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bond portfolio Sub-accounts in subsequent years, to correspond generally to the length of new Guarantee Periods that are created under this benefit (and the Highest Daily GRO II benefit). If you have elected GRO Plus II or HD GRO II, you may have Unadjusted Account Value allocated to an AST bond portfolio Sub-account only by operation of the formula, and thus you may not allocate Purchase Payments to or make transfers to or from an AST bond portfolio Sub-account.

Although we employ several AST bond portfolio Sub-accounts for purposes of the benefit, the formula described in the next paragraph operates so that your Unadjusted Account Value may be allocated to only one AST bond portfolio Sub-account at one time. The formula determines the appropriate AST Bond Portfolio Sub-account to which Unadjusted Account Value is transferred. On any day a transfer into or out of the AST bond portfolio Sub-account is made the formula may dictate that a transfer out of one AST bond portfolio Sub-account be made into another AST bond portfolio Sub-account. Any transfer into an AST bond portfolio Sub-account will be directed to the AST bond portfolio Sub-account associated with the "current liability", as described below. As indicated, the AST bond portfolio Sub-accounts are employed with this benefit to help us mitigate the financial risks under our guarantee. Thus, in accordance with the formula applicable to you under the benefit, we determine which AST bond portfolio Sub-account your Account Value is transferred to, and under what circumstances a transfer is made. Please note that upon creation of a new enhanced guarantee, an immediate transfer to the AST Bond Portfolio Sub-account associated with the "current liability" may occur, depending on the discount rate (as described in the next paragraph) used to determine the present value of each of your guarantees. AS SUCH, A LOW DISCOUNT RATE COULD CAUSE A TRANSFER OF UNADJUSTED ACCOUNT VALUE INTO AN AST BOND PORTFOLIO SUB-ACCOUNT, DESPITE THE FACT THAT YOUR UNADJUSTED ACCOUNT VALUE HAD INCREASED.

In general, the formula works as follows. On each Valuation Day, the formula automatically performs an analysis with respect to each guarantee that is outstanding. For each outstanding guarantee, the formula begins by determining the present value on that Valuation Day that, if appreciated at the applicable "discount rate", would equal the applicable guarantee amount on the Maturity Date. As detailed in the formula, the discount rate is an interest rate determined by taking a benchmark index used within the financial services industry and then reducing that interest rate by a prescribed adjustment. Once selected, we do not change the applicable benchmark index (although we do reserve the right to use a new benchmark index if the original benchmark is discontinued). The greatest of each such present value is referred to as the "current liability" in the formula. The formula compares the current liability to the amount of your Unadjusted Account Value held within the AST bond portfolio Sub-account and to your Unadjusted Account Value held within the Permitted Sub-accounts. If the current liability, reduced by the amount held within the AST bond portfolio Sub-account, and divided by the amount held within the Permitted Sub-accounts, exceeds an upper target value (currently, 85%), then the formula will make a transfer into the AST bond portfolio Sub-account, in the amount dictated by the formula (subject to the 90% cap discussed below). If the current liability, reduced by the amount held within the AST bond portfolio Sub-account, and divided by the amount within the Permitted Sub-accounts, is less than a lower target value (currently, 79%), then the formula will transfer Unadjusted Account Value from the AST bond portfolio Sub-account into the Permitted Sub-accounts, in the amount dictated by the formula.

The formula will not execute a transfer to the AST bond portfolio Sub-account that results in more than 90% of your Unadjusted Account Value being allocated to the AST bond portfolio Sub-account ("90% cap"). Thus, on any Valuation Day, if the formula would require a transfer to the AST bond portfolio Sub-account that would result in more than 90% of the Unadjusted Account Value being allocated to the AST bond portfolio Sub-account, only the amount that results in exactly 90% of the Unadjusted Account Value being allocated to the AST bond portfolio Sub-account will be transferred. Additionally, future transfers into the AST bond portfolio Sub-account will not be made (regardless of the performance of the AST bond portfolio Sub-account and the Permitted Sub-accounts) at least until there is first a transfer out of the AST bond portfolio Sub-account. Once this transfer occurs out of the AST bond portfolio Sub-account, future amounts may be transferred to or from the AST bond portfolio Sub-account if dictated by the formula (subject to the 90% cap). At no time will the formula make a transfer to the AST bond portfolio Sub-account that results in greater than 90% of your Unadjusted Account Value being allocated to the AST bond portfolio Sub-account. However, it is possible that, due to the investment performance of your allocations in the AST bond portfolio Sub-account and your allocations in the Permitted Sub-accounts you have selected, your Unadjusted Account Value could be more than 90% invested in the AST bond portfolio Sub-account. If you make additional Purchase Payments to your Annuity while the 90% cap is in effect, the formula will not transfer any of such additional Purchase Payments to the AST bond portfolio Sub-account at least until there is first a transfer out of the AST bond portfolio Sub-account, regardless of how much of your Unadjusted Account Value is in the Permitted Sub-accounts. This means that there could be scenarios under which, because of the additional Purchase Payments you make, less than 90% of your entire Unadjusted Account Value is allocated to the AST bond portfolio Sub-account, and the formula will still not transfer any of your Unadjusted Account Value to the AST bond portfolio Sub-account (at least until there is first a transfer out of the AST bond portfolio Sub-account).

For example,

. March 17, 2011 - a transfer is made to the AST bond portfolio Sub-account that results in the 90% cap being met and now $90,000 is allocated to the AST bond portfolio Sub-account and $10,000 is allocated to the Permitted Sub-accounts.

. March 18, 2011 - you make an additional Purchase Payment of $10,000. No transfers have been made from the AST bond portfolio Sub-account to the Permitted Sub-accounts since the cap went into effect on March 17, 2011.

. On March 18, 2011 (and at least until first a transfer is made out of the AST bond portfolio Sub-account under the formula) - the $10,000 payment is allocated to the Permitted Sub-accounts and on this date you have 82% in the AST bond portfolio

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Sub-account and 18% in the Permitted Sub-accounts (such that $20,000 is allocated to the Permitted Sub-accounts and $90,000 to the AST bond portfolio Sub-account).

. Once there is a transfer out of the AST bond portfolio Sub-account (of any amount), the formula will operate as described above, meaning that the formula could transfer amounts to or from the AST bond portfolio Sub-account if dictated by the formula (subject to the 90% cap).

Under the operation of the formula, the 90% cap may come into and out of effect multiple times while you participate in the benefit. We will continue to monitor your Account Value daily and, if dictated by the formula, systematically transfer amounts between the Permitted Sub-accounts you have chosen and the AST bond portfolio Sub-account as dictated by the formula.

As discussed above, each Valuation Day, the formula analyzes the difference between your Unadjusted Account Value and your guarantees, as well as how long you have owned the benefit, and determines if any portion of your Unadjusted Account Value needs to be transferred into or out of the AST bond portfolio Sub-accounts. Therefore, at any given time, some, none, or most of your Unadjusted Account Value may be allocated to the AST bond portfolio Sub-accounts.

The amount that is transferred to and from the AST bond portfolio Sub-accounts pursuant to the formula depends upon a number of factors unique to your Annuity (and is not necessarily directly correlated with the securities markets, bond markets, or interest rates, in general) including:

. The difference between your Unadjusted Account Value and your guarantee amount(s);

. The amount of time until the maturity of your guarantee(s);

. The amount invested in, and the performance of, the Permitted Sub-accounts;

. The amount invested in, and the performance of, the AST bond portfolio Sub-accounts;

. The discount rate used to determine the present value of your guarantee(s);

. Additional Purchase Payments, if any, that you make to the Annuity; and

. Withdrawals, if any, taken from the Annuity.

Any amounts invested in the AST bond portfolio Sub-accounts will affect your ability to participate in a subsequent market recovery within the Permitted Sub-accounts. Conversely, the Unadjusted Account Value may be higher at the beginning of the recovery, e.g. more of the Unadjusted Account Value may have been protected from decline and volatility than it otherwise would have been had the benefit not been elected. The AST bond portfolio Sub-accounts are available only with certain optional living benefits, and you may not allocate Purchase Payments to or transfer Account Value to or from the AST bond portfolio Sub-accounts.

Transfers under the formula do not impact any guarantees under the benefit that have already been locked-in.

ELECTION/CANCELLATION OF THE BENEFIT

GRO Plus II is no longer available for new elections, except for Annuities issued with an application signed prior to January 24, 2011, and subject to selling firm transition rules (i.e., regarding the closing date of the benefit). GRO Plus II can be elected on any Valuation Day thereafter as long as the benefit is available, provided that your Unadjusted Account Value is allocated in a manner permitted with the benefit and that you otherwise meet our eligibility rules. You may elect GRO Plus II only if the oldest of the Owner and Annuitant is 84 or younger on the date of election. GRO Plus II is not available if you participate in any other optional living benefit. However, GRO Plus II may be elected together with any optional death benefit.

GRO PLUS II WILL TERMINATE AUTOMATICALLY UPON: (A) THE DEATH OF THE OWNER OR THE ANNUITANT (IN AN ENTITY OWNED ANNUITY), UNLESS THE ANNUITY IS CONTINUED BY THE SURVIVING SPOUSE; (B) AS OF THE DATE UNADJUSTED ACCOUNT VALUE IS APPLIED TO BEGIN ANNUITY PAYMENTS; (C) AS OF THE ANNIVERSARY OF BENEFIT ELECTION THAT IMMEDIATELY PRECEDES THE CONTRACTUALLY-MANDATED LATEST ANNUITY DATE, OR (D) UPON FULL SURRENDER OF THE ANNUITY. IF YOU ELECT TO TERMINATE THE BENEFIT, GRO PLUS II WILL NO LONGER PROVIDE ANY GUARANTEES. THE CHARGE FOR THE GRO PLUS II BENEFIT WILL NO LONGER BE DEDUCTED FROM YOUR UNADJUSTED ACCOUNT VALUE UPON TERMINATION OF THE BENEFIT.

If you elect this benefit, and in connection with that election you are required to reallocate to different Investment Options permitted under this benefit, then on the Valuation Day on which we receive your request in Good Order, we will (i) sell Units of the non-permitted Investment Options and

(ii) invest the proceeds of those sales in the permitted Investment Options that you have designated. During this reallocation process, your Unadjusted Account Value allocated to the Sub-accounts will remain exposed to investment risk, as is the case generally. The protection afforded by the newly-elected benefit will not arise until the close of business on the following Valuation Day.

If you wish, you may cancel the GRO Plus II benefit. You may also cancel an enhanced guarantee, but leave the base guarantee intact. Upon cancellation, you may elect any other currently available living benefit on any Valuation Day after you have cancelled the GRO Plus II benefit, provided that your Unadjusted Account Value is allocated in a manner permitted with that new benefit and that you otherwise meet our eligibility rules. Upon cancellation of the GRO Plus II benefit, any Unadjusted Account Value

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allocated to the AST bond portfolio Sub-account used with the formula will be reallocated to the Permitted Sub-accounts according to your most recent allocation instructions or, in absence of such instructions, pro rata (i.e., in direct proportion to your current allocations). Upon your re-election of GRO Plus II, Unadjusted Account Value may be transferred between the AST bond portfolio Sub-accounts and the Permitted Sub-accounts according to the predetermined mathematical formula (see "Key Feature - Allocation of Unadjusted Account Value" above for more details). You also should be aware that upon cancellation of the GRO Plus II benefit, you will lose all guarantees that you had accumulated under the benefit. Thus, the guarantees under any newly-elected benefit will be based on your current Unadjusted Account Value at benefit effectiveness. The benefit you elect or re-elect may be more expensive than the benefit you cancel. Once the GRO Plus II benefit is canceled you are not required to re-elect another optional living benefit and any subsequent benefit election may be made on or after the first Valuation Day following the cancellation of the GRO Plus II benefit provided that the benefit you are looking to elect is available at that time and on a post-issue basis.

SPECIAL CONSIDERATIONS UNDER GRO PLUS II

This benefit is subject to certain rules and restrictions, including, but not limited to the following:

. Upon inception of the benefit, 100% of your Unadjusted Account Value must be allocated to the Permitted Sub-accounts. The Permitted Sub-accounts are those described in the Investment Option section of this prospectus. No MVA Options may be in effect as of the date that you elect to participate in the benefit, nor may you add such allocations after you have acquired the benefit.

. Transfers as dictated by the formula will not count toward the maximum number of free transfers allowable under the Annuity.

. Any amounts applied to your Unadjusted Account Value by us on a Maturity Date will not be treated as "investment in the contract" for income tax purposes.

. Only systematic withdrawal programs in which amounts withdrawn are being taken on a pro rata basis from your Annuity's Sub-accounts (i.e., in direct proportion to the proportion that each such Sub-account bears to your total Unadjusted Account Value) will be permitted if you participate in GRO Plus II. Thus, you may not elect GRO Plus II so long as you participate in a systematic withdrawal program in which withdrawals are not taken pro rata. Similarly, if you currently participate in GRO Plus II, we will allow you to add a systematic withdrawal program only if withdrawals under the program are to be taken pro rata.

. As the time remaining until the applicable Maturity Date(s) gradually decreases, the benefit may become increasingly sensitive to moves to an AST bond portfolio Sub-account.

CHARGES UNDER THE BENEFIT

We deduct an annualized charge equal to 0.60% of the average daily net assets of the Sub-accounts (including any AST bond portfolio Sub-account) for participation in the GRO Plus II benefit. The annualized charge is deducted daily. The charge is deducted to compensate us for: (a) the risk that your Account Value on a Maturity Date is less than the amount guaranteed and

(b) administration of the benefit. You will begin paying this charge as of the effective date of the benefit. We will not refund the charges you have paid even if we never have to make any payments under the benefit.

HIGHEST DAILY GUARANTEED RETURN OPTION II (HD GRO II)

HD GRO is no longer available for new elections, except for Annuities issued with an application signed prior to January 24, 2011, and subject to selling firm transition rules (i.e., regarding the closing date of the benefit). Highest Daily Guaranteed Return Option Plus II (HD GRO II) is a form of "guaranteed minimum accumulation benefit" that guarantees a specified Account Value at one or more dates in the future. If you participate in this benefit, you are subject to a predetermined mathematical formula that transfers Account Value between your Sub-accounts and an AST bond portfolio Sub-account.

HD GRO II creates a series of separate guarantees, each of which is based on the highest Unadjusted Account Value attained on a day during the applicable time period. As each year of your participation in the benefit passes, we create a new guarantee. Each guarantee then remains in existence until the date on which it matures (unless the benefit terminates sooner). We refer to each date on which the specified Unadjusted Account Value is guaranteed as the "Maturity Date" for that guarantee. HD GRO II will not create a guarantee if the Maturity Date of that guarantee would extend beyond the Latest Annuity Date. This is true even with respect to a new Owner who has acquired the Annuity from the original Owner.

The guarantees provided by the benefit exist only on the applicable Maturity Date(s). However, due to the ongoing monitoring of your Unadjusted Account Value, and the transfer of Unadjusted Account Value to support your future guarantees, the benefit may provide some protection from significant Sub-account losses. For this same reason, the benefit may limit your ability to benefit from Sub-account increases while it is in effect.

The initial guarantee is created on the day that the HD GRO II benefit is added to your Annuity. We guarantee that your Unadjusted Account Value on the tenth anniversary of that day (we refer to each such anniversary as a "benefit anniversary") will not be less than your Unadjusted Account Value on the day that the HD GRO II benefit was added to your Annuity. Each benefit anniversary thereafter, we create a new guarantee. With respect to each such subsequent guarantee, we identify the highest Unadjusted Account Value that occurred between the date of that benefit anniversary and the date on which HD GRO II was added

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to your Annuity. We guarantee that your Unadjusted Account Value ten years after that benefit anniversary will be no less than the highest daily Unadjusted Account Value (adjusted for Purchase Payments and withdrawals, as described below) that occurred during that time period. The following example illustrates the time period over which we identify the highest daily Unadjusted Account Value for purposes of each subsequent guarantee under the benefit. If the date of benefit election were January 6, 2011, we would create a guarantee on January 6 of each subsequent year. For example, we would create a guarantee on January 6, 2015 based on the highest Unadjusted Account Value occurring between January 6, 2011 and January 6, 2015, and that guarantee would mature on January 6, 2025. As described below, we adjust each of the guarantee amounts for Purchase Payments and withdrawals.

If the Unadjusted Account Value on the Maturity Date is less than the guaranteed amount, we will contribute funds from our general account to bring your Unadjusted Account Value up to the guaranteed amount. If the Maturity Date is not a Valuation Day, then we would contribute such an amount on the next Valuation Day. We will allocate any such amount to each Sub-account (other than the AST bond portfolio Sub-account used with this benefit and described below) in accordance with your most recent allocations instructions. Regardless of whether we need to contribute funds at the end of a Guarantee Period, we will at that time transfer all amounts held within the AST bond portfolio Sub-account associated with the maturing guarantee to your other Sub-accounts on a pro rata basis, unless your Account Value is either (1) being allocated according to an asset allocation program or (2) at that time allocated entirely to an AST bond portfolio Sub-account. If the former (i.e., an asset allocation program), your Unadjusted Account Value will be transferred according to the program. If the latter (i.e., an AST bond portfolio Sub-account), then your Unadjusted Account Value will be transferred to the Sub-accounts permitted with this benefit according to your most recent allocation instructions. Any addition or transferred amount may subsequently be re-allocated based on the predetermined mathematical formula described below.

We increase the amount of each guarantee that has not yet reached its Maturity Date, as well as the highest daily Unadjusted Account Value that we calculate to establish a guarantee, by the amount of each subsequent Purchase Payment made prior to the applicable Maturity Date. For example, if the effective date of the benefit was January 4, 2011, and there was an initial guaranteed amount that was set at $100,000 maturing January 4, 2021, and a second guaranteed amount that was set at $120,000 maturing January 4, 2022, then a $30,000 Purchase Payment made on March 30, 2012 would increase the guaranteed amounts to $130,000 and $150,000, respectively.

If you make a withdrawal, we effect a proportional reduction to each existing guarantee amount. We calculate a proportional reduction by reducing each existing guarantee amount by the percentage represented by the ratio of the withdrawal amount to your Unadjusted Account Value immediately prior to the withdrawal.

If you make a withdrawal, we will deduct the withdrawal amount pro rata from each of your Sub-accounts (including the AST bond portfolio Sub-account used with this benefit).

EXAMPLE

This example is purely hypothetical and does not reflect the charges for the benefit or any other fees and charges under the Annuity. It is intended to illustrate the proportional reduction of a withdrawal on each guarantee amount under this benefit. Assume the following:

. The Issue Date is December 1, 2010

. The benefit is elected on December 1, 2010

. The Unadjusted Account Value on December 1, 2010 is $200,000, which results in an initial guarantee of $200,000

. An additional guarantee amount of $350,000 is locked in on December 1, 2011

. The Unadjusted Account Value immediately prior to the withdrawal is equal to $380,000

If a withdrawal of $50,000 is taken on December 15, 2011, all guarantee amounts will be reduced by the ratio the total withdrawal amount represents of the Unadjusted Account Value just prior to the withdrawal being taken.

HERE IS THE CALCULATION (FIGURES ARE ROUNDED):

Withdrawal Amount                                           $ 50,000
Divided by Unadjusted Account Value before withdrawal       $380,000
Equals ratio                                                   13.16%
All guarantees will be reduced by the above ratio (13.16%)
Initial guarantee amount                                    $173,680
Additional guarantee amount                                 $303,940

KEY FEATURE - ALLOCATION OF UNADJUSTED ACCOUNT VALUE

We limit the Sub-accounts to which you may allocate Unadjusted Account Value if you elect HD GRO II. For purposes of this benefit, we refer to those permitted investment options (other than the AST bond portfolio used with this benefit) as the "Permitted Sub-accounts".

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HD GRO II uses a predetermined mathematical formula to help manage your guarantees through all market cycles. The formula applicable to you may not be altered once you elect the benefit. However, subject to regulatory approval, we do reserve the right to amend the formula for existing Annuities that elect the benefit post-issue. This required formula helps us manage our financial exposure under HD GRO II, by moving assets out of certain Sub-accounts if dictated by the formula (see below). In essence, we seek to preserve Unadjusted Account Value, by transferring it to a more stable option (i.e., one or more specified bond Portfolios of Advanced Series Trust). We refer to the Sub-accounts corresponding to these bond Portfolios collectively as the "AST bond portfolio Sub-accounts". The formula also contemplates the transfer of Unadjusted Account Value from an AST bond portfolio Sub-account to the other Sub-accounts. Because these restrictions and the use of the formula lessen the likelihood that your Unadjusted Account Value will be reduced below the base and/or enhanced guarantee(s), they also reduce the likelihood that we will make any payments under this benefit. They may also limit your upside potential for growth. The formula is set forth in Appendix F of this prospectus. A summary description of each AST bond portfolio Sub-account appears within the prospectus section entitled "Investment Options." You will be furnished with a prospectus describing the AST bond Portfolios. In addition, you can find a copy of the AST bond portfolio prospectus by going to www.prudentialannuities.com.

For purposes of operating the HD GRO II formula, we have included within each Annuity several AST bond portfolio Sub-accounts. Each AST bond portfolio is unique, in that its underlying investments generally mature at different times. For example, there would be an AST bond portfolio whose underlying investments generally mature in 2020, an AST bond portfolio whose underlying investments generally mature in 2021, and so forth. As discussed below, the formula determines the appropriate AST bond portfolio Sub-account to which Unadjusted Account Value is transferred. We will introduce new AST bond portfolio Sub-accounts in subsequent years, to correspond generally to the length of new guarantee periods that are created under this benefit. If you have elected HD GRO II, you may have Unadjusted Account Value allocated to an AST bond portfolio Sub-account only by operation of the formula, and thus you may not allocate Purchase Payments to or make transfers to or from an AST bond portfolio Sub-account.

Although we employ several AST bond portfolio Sub-accounts for purposes of the benefit, the formula described in the next paragraph operates so that your Unadjusted Account Value may be allocated to only one AST bond portfolio Sub-account at one time. The formula determines the appropriate AST bond portfolio Sub-account to which Unadjusted Account Value is transferred. On any day a transfer into or out of the AST bond portfolio Sub-account is made the formula may dictate that a transfer out of one AST bond portfolio Sub-account be made into another AST bond portfolio Sub-account. Any transfer into an AST bond portfolio Sub-account will be directed to the AST bond portfolio Sub-account associated with the "current liability", as described below. As indicated, the AST bond portfolio Sub-accounts are employed with this benefit to help us mitigate the financial risks under our guarantee. Thus, the applicable formula under the benefit determines which AST bond portfolio Sub-account your Unadjusted Account Value is transferred to, and under what circumstances a transfer is made.

In general, the formula works as follows. Under the formula, Unadjusted Account Value will transfer between the "permitted Sub-accounts" and an AST bond portfolio Sub-account when dictated by the pre-determined mathematical formula. On each Valuation Day, including the effective date of the benefit, the pre-determined mathematical formula is used to compare your Unadjusted Account Value to an amount based on the guarantees provided under the benefit. The formula determines whether a transfer occurs based, among other things, on an identification of the outstanding guarantee that has the largest present value. Based on the formula, a determination is made as to whether any portion of your Unadjusted Account Value is to be transferred to or from the AST bond portfolio Sub-account. In identifying those guarantees, we consider each guarantee that already has been set (i.e., on a benefit anniversary), as well as an amount that we refer to as the "Projected Future Guarantee." The "Projected Future Guarantee" is an amount equal to the highest Unadjusted Account Value (adjusted for withdrawals, additional Purchase Payments, as described in the section of the prospectus concerning HD GRO II) within the current benefit year that would result in a new guarantee. For the Projected Future Guarantee, the assumed guarantee period begins on the current Valuation Day and ends 10 years from the next anniversary of the effective date of the benefit. As such, a Projected Future Guarantee could cause a transfer of Unadjusted Account Value into an AST bond portfolio Sub-account. We only calculate a Projected Future Guarantee if the assumed guarantee period associated with that Projected Future Guarantee does not extend beyond the latest Annuity Date applicable to the Annuity. The amount that is transferred to and from the AST bond portfolio Sub-accounts pursuant to the formula depends upon the factors set forth in the seven bullet points below, some of which relate to the guarantee amount(s), including the Projected Future Guarantee.

For each outstanding guarantee and the Projected Future Guarantee, the formula begins by determining the present value on that Valuation Day that, if appreciated at the applicable "discount rate", would equal the applicable guarantee amount on the Maturity Date. As detailed in the formula, the discount rate is an interest rate determined by taking a benchmark index used within the financial services industry and then reducing that interest rate by a prescribed adjustment. Once selected, we do not change the applicable benchmark index (although we do reserve the right to use a new benchmark index if the original benchmark is discontinued). The greatest of each such present value is referred to as the "current liability" in the formula. The formula compares the current liability to the amount of your Unadjusted Account Value held within the AST bond portfolio Sub-account and to your Unadjusted Account Value held within the Permitted Sub-accounts. If the current liability, reduced by the amount held within the AST bond portfolio Sub-account, and divided by the amount held within the Permitted Sub-accounts, exceeds an upper target value (currently, 85%), then the formula will make a transfer into the AST bond portfolio Sub-account, in the amount dictated by the formula (subject to the 90% cap feature discussed below). If the current liability, reduced by the amount held within the AST bond

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portfolio Sub-account, and divided by the amount within the Permitted Sub-accounts, is less than a lower target value (currently, 79%), then the formula will transfer Unadjusted Account Value from the AST bond portfolio Sub-account into the Permitted Sub-accounts, in the amount dictated by the formula.

The formula will not execute a transfer to the AST bond portfolio Sub-account that results in more than 90% of your Unadjusted Account Value being allocated to the AST bond portfolio Sub-account ("90% cap"). Thus, on any Valuation Day, if the formula would require a transfer to the AST bond portfolio Sub-account that would result in more than 90% of the Unadjusted Account Value being allocated to the AST bond portfolio Sub-account, only the amount that results in exactly 90% of the Unadjusted Account Value being allocated to the AST bond portfolio Sub-account will be transferred. Additionally, future transfers into the AST bond portfolio Sub-account will not be made (regardless of the performance of the AST bond portfolio Sub-account and the Permitted Sub-accounts) at least until there is first a transfer out of the AST bond portfolio Sub-account. Once this transfer occurs out of the AST bond portfolio Sub-account, future amounts may be transferred to or from the AST bond portfolio Sub-account if dictated by the formula (subject to the 90% cap feature). At no time will the formula make a transfer to the AST bond portfolio Sub-account that results in greater than 90% of your Unadjusted Account Value being allocated to the AST bond portfolio Sub-account. However, it is possible that, due to the investment performance of your allocations in the AST bond portfolio Sub-account and your allocations in the Permitted Sub-accounts you have selected, your Unadjusted Account Value could be more than 90% invested in the AST bond portfolio Sub-account. If you make additional Purchase Payments to your Annuity while the 90% cap is in effect, the formula will not transfer any of such additional Purchase Payments to the AST bond portfolio Sub-account at least until there is first a transfer out of the AST bond portfolio Sub-account, regardless of how much of your Unadjusted Account Value is in the Permitted Sub-accounts. This means that there could be scenarios under which, because of the additional Purchase Payments you make, less than 90% of your entire Unadjusted Account Value is allocated to the AST bond portfolio Sub-account, and the formula will still not transfer any of your Unadjusted Account Value to the AST bond portfolio Sub-account (at least until there is first a transfer out of the AST bond portfolio Sub-account).

FOR EXAMPLE,

. March 17, 2011 - a transfer is made to the AST bond portfolio Sub-account that results in the 90% cap being met and now $90,000 is allocated to the AST bond portfolio Sub-account and $10,000 is allocated to the Permitted Sub-accounts.

. March 18, 2011 - you make an additional Purchase Payment of $10,000. No transfers have been made from the AST bond portfolio Sub-account to the Permitted Sub-accounts since the cap went into effect on March 17, 2011.

. On March 18, 2011 (and at least until first a transfer is made out of the AST bond portfolio Sub-account under the formula) - the $10,000 payment is allocated to the Permitted Sub-accounts and on this date you have 82% in the AST bond portfolio Sub-account and 18% in the Permitted Sub-accounts (such that $20,000 is allocated to the Permitted Sub-accounts and $90,000 to the AST bond portfolio Sub-account).

. Once there is a transfer out of the AST bond portfolio Sub-account (of any amount), the formula will operate as described above, meaning that the formula could transfer amounts to or from the AST bond portfolio Sub-account if dictated by the formula (subject to the 90% cap feature).

Under the operation of the formula, the 90% cap may come into and out of effect multiple times while you participate in the benefit. We will continue to monitor your Unadjusted Account Value daily and, if dictated by the formula, systematically transfer amounts between the Permitted Sub-accounts you have chosen and the AST bond portfolio Sub-account as dictated by the formula.

As discussed above, each Valuation Day, the formula analyzes the difference between your Unadjusted Account Value and your guarantees as well as how long you have owned the benefit, and determines if any portion of your Unadjusted Account Value needs to be transferred into or out of the AST bond portfolio Sub-accounts. Therefore, at any given time, some, none, or most of your Unadjusted Account Value may be allocated to the AST bond portfolio Sub-accounts.

The amount that is transferred to and from the AST bond portfolio Sub-accounts pursuant to the formula depends upon a number of factors unique to your Annuity (and is not necessarily directly correlated with the securities markets, bond markets, or interest rates, in general) including:

. The difference between your Unadjusted Account Value and your guarantee amount(s);

. The amount of time until the maturity of your guarantee(s);

. The amount invested in, and the performance of, the Permitted Sub-accounts;

. The amount invested in, and the performance of, the AST bond portfolio Sub-accounts;

. The discount rate used to determine the present value of your guarantee(s);

. Additional Purchase Payments, if any, that you make to the Annuity; and

. Withdrawals, if any, taken from the Annuity.

Any amounts invested in the AST bond portfolio Sub-accounts will affect your ability to participate in a subsequent market recovery within the Permitted Sub-accounts. Conversely, the Unadjusted Account Value may be higher at the beginning of the market recovery, e.g. more of the Unadjusted Account Value may have been protected from decline and volatility than it otherwise would have been had the benefit not been elected. The AST bond portfolio Sub-accounts are available only with certain optional living benefits, and you may not allocate Purchase Payments to or transfer Unadjusted Account Value to or from the AST bond portfolio Sub-accounts.

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Transfers under the formula do not impact any guarantees under the benefit that have already been locked-in.

ELECTION/CANCELLATION OF THE BENEFIT

HD GRO II is no longer available for new elections, except for Annuities issued with an application signed prior to January 24, 2011, and subject to selling firm transition rules (i.e., regarding the closing date of the benefit). HD GRO II can be elected on Valuation Day thereafter as long as the benefit is available, provided that your Unadjusted Account Value is allocated in a manner permitted with the benefit and you otherwise meet our eligibility requirements. You may elect HD GRO II only if the oldest of the Owner and Annuitant is 84 or younger on the date of election. If you currently participate in a living benefit that may be cancelled, you may terminate that benefit at any time and elect HD GRO II. However you will lose all guarantees that you had accumulated under the previous benefit. The initial guarantee under HD GRO II will be based on your current Unadjusted Account Value at the time the new benefit becomes effective on your Annuity. HD GRO II is not available if you participate in any other living benefit. However, HD GRO II may be elected together with any optional death benefit.

HD GRO II WILL TERMINATE AUTOMATICALLY UPON: (A) THE DEATH OF THE OWNER OR THE ANNUITANT (IN AN ENTITY OWNED ANNUITY), UNLESS THE ANNUITY IS CONTINUED BY THE SURVIVING SPOUSE; (B) AS OF THE DATE UNADJUSTED ACCOUNT VALUE IS APPLIED TO BEGIN ANNUITY PAYMENTS; (C) AS OF THE ANNIVERSARY OF BENEFIT ELECTION THAT IMMEDIATELY PRECEDES THE CONTRACTUALLY-MANDATED LATEST ANNUITY DATE, OR (D) UPON FULL SURRENDER OF THE ANNUITY. IF YOU ELECT TO TERMINATE THE BENEFIT, HD GRO II WILL NO LONGER PROVIDE ANY GUARANTEES. THE CHARGE FOR THE HD GRO II BENEFIT WILL NO LONGER BE DEDUCTED FROM YOUR UNADJUSTED ACCOUNT VALUE UPON TERMINATION OF THE BENEFIT.

If you elect this benefit, and in connection with that election you are required to reallocate to different Investment Options permitted under this benefit, then on the Valuation Day on which we receive your request in Good Order, we will (i) sell Units of the non-permitted Investment Options and

(ii) invest the proceeds of those sales in the permitted Investment Options that you have designated. During this reallocation process, your Unadjusted Account Value allocated to the Sub-accounts will remain exposed to investment risk, as is the case generally. The protection afforded by the newly-elected benefit will not arise until the close of business on the following Valuation Day.

If you wish, you may cancel the HD GRO II benefit. You may then elect any other currently available living benefit on any Valuation Day after you have cancelled the HD GRO II benefit, provided that your Unadjusted Account Value is allocated in the manner permitted with that new benefit and you otherwise meet our eligibility requirements. Upon cancellation of the HD GRO II benefit, any Unadjusted Account Value allocated to the AST bond portfolio Sub-accounts used with the formula will be reallocated to the Permitted Sub-accounts according to your most recent allocation instructions or, in absence of such instructions, pro rata (i.e., in direct proportion to your current allocations). Upon your re-election of HD GRO II, Unadjusted Account Value may be transferred between the AST bond portfolio Sub-accounts and the other Sub-accounts according to the predetermined mathematical formula (see "Key Feature - Allocation of Unadjusted Account Value" section for more details). You also should be aware that upon cancellation of the HD GRO II benefit, you will lose all guarantees that you had accumulated under the benefit. Thus, the guarantees under your newly-elected benefit will be based on your current Unadjusted Account Value at the time the new benefit becomes effective. The benefit you elect or re-elect may be more expensive than the benefit you cancel.

SPECIAL CONSIDERATIONS UNDER HD GRO II

This benefit is subject to certain rules and restrictions, including, but not limited to the following:

. Upon inception of the benefit, 100% of your Unadjusted Account Value must be allocated to the Permitted Sub-accounts. The Permitted Sub-accounts are those described in the Investment Option section.

. Transfers as dictated by the formula will not count toward the maximum number of free transfers allowable under the Annuity.

. Any amounts applied to your Unadjusted Account Value by us on a Maturity Date will not be treated as "investment in the contract" for income tax purposes.

. As the time remaining until the applicable Maturity Date gradually decreases, the benefit may become increasingly sensitive to moves to an AST bond portfolio Sub-account.

. Only systematic withdrawal programs in which amounts withdrawn are being taken on a pro rata basis from your Annuity's Sub-accounts (i.e., in direct proportion to the proportion that each such Sub-account bears to your total Unadjusted Account Value) will be permitted if you participate in HD GRO

II. Thus, you may not elect HD GRO II so long as you participate in a systematic withdrawal program in which withdrawals are not taken pro rata. Similarly, if you currently participate in HD GRO II, we will allow you to add a systematic withdrawal program only if withdrawals under the program are to be taken pro rata.

CHARGES UNDER THE BENEFIT

We deduct an annualized charge equal to 0.60% of the average daily net assets of the Sub-accounts (including any AST bond portfolio Sub-account) for participation in the HD GRO II benefit. The annualized charge is deducted daily. The charge is deducted to compensate us for: (a) the risk that your Account Value on the Maturity Date is less than the amount guaranteed and (b) administration of the benefit. You will begin paying this charge as of the effective date of the benefit. We will not refund the charges you have paid even if we never have to make any payments under the benefit.

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MINIMUM DEATH BENEFITS AND OPTIONAL DEATH BENEFIT RIDERS

TRIGGERS FOR PAYMENT OF THE DEATH BENEFIT

The Annuity provides a Death Benefit prior to Annuitization. If the Annuity is owned by one or more natural persons, the Death Benefit is payable upon the death of the Owner (or the first to die, if there are multiple Owners). If an Annuity is owned by an entity, the Death Benefit is payable upon the Annuitant's death if there is no Contingent Annuitant. Generally, if a Contingent Annuitant was designated before the Annuitant's death and the Annuitant dies, then the Contingent Annuitant becomes the Annuitant and a Death Benefit will not be paid upon the Annuitant's death. The person upon whose death the Death Benefit is paid is referred to below as the "decedent." Where an Annuity is structured so that it is owned by a grantor trust but the Annuitant is not the grantor, then the Annuity is required to terminate upon the death of the grantor if the grantor pre-deceases the Annuitant under

Section 72(s) of the Code. Under this circumstance, the Surrender Value will be paid out to the trust and there is no Death Benefit provided under the Annuity.

We determine the amount of the Death Benefit as of the date we receive "Due Proof of Death". Due Proof of Death can be met only if each of the following is submitted to us in Good Order: (a) a death certificate or similar documentation acceptable to us (b) all representations we require or which are mandated by applicable law or regulation in relation to the death claim and the payment of death proceeds and (c) any applicable election of the method of payment of the death benefit by at least one Beneficiary (if not previously elected by the Owner). We must be made aware of the entire universe of eligible Beneficiaries in order for us to have received Due Proof of Death. Any given Beneficiary must submit the written information we require in order to be paid his/her share of the Death Benefit.

Once we have received Due Proof of Death, each eligible Beneficiary may take his/her portion of the Death Benefit in one of the forms described in this prospectus (e.g., distribution of the entire interest in the Annuity within 5 years after the date of death, or as periodic payments over a period not extending beyond the life or life expectancy of the Beneficiary).

After our receipt of Due Proof of Death, we automatically transfer any remaining Death Benefit to the AST Money Market Sub-account. However, between the date of death and the date that we transfer any remaining Death Benefit to the AST Money Market Sub-account, the amount of the Death Benefit is subject to market fluctuations.

EXCEPTIONS TO AMOUNT OF DEATH BENEFIT

 There are certain exceptions to the amount of the Death Benefit:

SUBMISSION OF DUE PROOF OF DEATH WITHIN ONE YEAR. If we receive Due Proof of Death more than one year after the date of death, we reserve the right to limit the Death Benefit to the Unadjusted Account Value on the date we receive Due Proof of Death (i.e., we would not pay the basic Death Benefit or any Optional Death Benefit). We reserve the right to waive or extend the one year period on a non-discriminatory basis.

DEATH BENEFIT SUSPENSION PERIOD. You also should be aware that there is a Death Benefit suspension period. If the decedent was not the Owner or Annuitant as of the Issue Date (or within 60 days thereafter) and did not become the Owner or Annuitant due to the prior Owner's or Annuitant's death, any Death Benefit (including any optional Death Benefit) that applies will be suspended for a two-year period as to that person from the date he or she first became Owner or Annuitant. While the two year suspension is in effect, the Death Benefit amount will equal the Unadjusted Account Value. Thus, if you had elected an Optional Death benefit, and the suspension were in effect, you would be paying the fee for the Optional Death Benefit even though during the suspension period your Death Benefit would be limited to the Unadjusted Account Value. After the two-year suspension period is completed the Death Benefit is the same as if the suspension period had not been in force. See the section of the prospectus above generally with regard to changes of Owner or Annuitant that are allowable.

With respect to a Beneficiary Annuity, the Death Benefit is triggered by the death of the beneficial Owner (or the Key Life, if entity-owned). However, if the Annuity is held as a Beneficiary Annuity, the Owner is an entity, and the Key Life is already deceased, then no Death Benefit is payable upon the death of the beneficial Owner.

MINIMUM DEATH BENEFIT

The Annuity provides a minimum Death Benefit at no additional charge. The amount of the minimum Death Benefit is equal to the greater of:

. The sum of all Purchase Payments you have made since the Issue Date of the Annuity until the date of Due Proof of Death, reduced proportionally by the ratio of the amount of any withdrawal to the Account Value immediately prior to the withdrawal; AND

. Your Unadjusted Account Value.

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OPTIONAL DEATH BENEFITS

Two optional Death Benefits are offered for purchase with your Annuity to provide an enhanced level of protection for your Beneficiaries. No optional death benefit is available if your Annuity is held as a Beneficiary Annuity. The optional Death Benefits are called the Highest Anniversary Value Death Benefit and the Combination 5% Roll-up and Highest Anniversary Value Death Benefit. Currently, these optional death benefits are only offered in those jurisdictions where we have received regulatory approval and must be elected at the time that you purchase your Annuity. Neither optional death benefit is available with Highest Daily Lifetime Income with LIA or Highest Daily Lifetime 6 Plus with LIA. You may not elect both Optional Death Benefits. Investment restrictions apply if you elect either Optional Death Benefit. See the chart in the "Investment Options" section of the prospectus for a list of Investment Options available and permitted with each benefit. If subsequent to your election of an Optional Death Benefit, we change our requirements as to how your Account Value must be allocated, we will not compel you to re-allocate your Account Value in accordance with our newly-adopted requirements. We reserve the right to cease offering any optional death benefit.

KEY TERMS USED WITH THE HIGHEST ANNIVERSARY VALUE DEATH BENEFIT AND THE

COMBINATION 5% ROLL-UP AND HIGHEST ANNIVERSARY VALUE DEATH BENEFIT:

. The DEATH BENEFIT TARGET DATE for both the Highest Anniversary Value Death Benefit and the Combination 5% Roll-up and HAV Death Benefit initially is the later of (a) the anniversary of the Issue Date coinciding with or next following the date the oldest Owner (or Annuitant, if the Annuity is entity-owned) reaches age 80 and (b) the fifth anniversary of the Issue Date of the Annuity. If there is a change of Owner (or Annuitant, if the Annuity is entity-owned) prior to the Death Benefit Target Date, then we will set the Death Benefit Target Date with reference to the age of the oldest new Owner (or Annuitant). However, we will not change the Death Benefit Target Date if the change of Owner (or Annuitant, for an entity-owned Annuity) occurs after the previous Death Benefit Target Date.

. The HIGHEST ANNIVERSARY VALUE on the Issue Date is equal to your Unadjusted Account Value. Thereafter, we calculate a Highest Anniversary Value on each anniversary of the Issue Date of the Annuity ("Annuity Anniversary") up to and including the earlier of the date of death or attainment of the Death Benefit Target Date. On each such anniversary, the Anniversary Value is equal to the greater of (a) the previous Highest Anniversary Value and (b) the Unadjusted Account Value on each such Anniversary. Between such anniversaries, the Highest Anniversary Value is increased by the sum of all Purchase Payments since the prior anniversary date and reduced by any Proportional Withdrawals since the prior anniversary date.

. THE ROLL-UP VALUE. The initial Roll-Up Value is equal to the Unadjusted Account Value on the Issue Date of the Annuity. Each day we increase the Roll-up Value at the daily equivalent of a 5% annual rate. We stop increasing the Roll-Up Value at the 5% annual rate on the first to occur of the following: (1) the decedent's date of death and (2) the Death Benefit Target Date. After we stop increasing the Roll-Up Value at the 5% annual rate, we continue to increase the Roll-Up Value by the amount of any additional Purchase Payments made after that date.

. PROPORTIONAL WITHDRAWALS are determined by calculating the ratio of the amount of the withdrawal (including any applicable MVA) to the Account Value as of the date of the withdrawal but immediately prior to the withdrawal. Proportional withdrawals result in a reduction to the Highest Anniversary Value or Roll-Up value by reducing such value in the same proportion as the Account Value was reduced by the withdrawal as of the date the withdrawal occurred. For example, if your Highest Anniversary Value or Roll-up value is $125,000 and you subsequently withdraw $10,000 at a time when your Account Value is equal to $100,000 (a 10% reduction), then we will reduce your Highest Anniversary Value or Roll-Up value ($125,000) by 10%, or $12,500.

HIGHEST ANNIVERSARY VALUE DEATH BENEFIT ("HAV")

If an Annuity has one Owner, the Owner must be age 79 or less at the time the Highest Anniversary Value Optional Death Benefit is elected. If an Annuity has joint Owners, the oldest Owner must be age 79 or less upon election. If an Annuity is owned by an entity, the Annuitant must be age 79 or less upon election.

CALCULATION OF HIGHEST ANNIVERSARY VALUE DEATH BENEFIT

If the decedent's date of death occurs before the Death Benefit Target Date, the Death Benefit equals the greater of:

1. the greater of the minimum Death Benefit described above, and

2. the Highest Anniversary Value as of the date on which we receive Due Proof of Death.

If the Owner dies on or after the Death Benefit Target Date, the Death Benefit equals the greater of:

1. the greater of the minimum Death Benefit described above, and,

2. the Highest Anniversary Value on the Death Benefit Target Date, plus any Purchase Payments since the Death Benefit Target Date, less the effect of any Proportional Withdrawals since the Death Benefit Target Date.

This Death Benefit may not be an appropriate feature where the oldest Owner's age (Annuitant if entity owned) is near age 80. This is because the benefit may not have the same potential for growth as it otherwise would, since there will be fewer Annuity anniversaries before the Death Benefit Target Date is reached.

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COMBINATION 5% ROLL-UP AND HIGHEST ANNIVERSARY VALUE DEATH BENEFIT If an Annuity has one Owner, the Owner must be age 79 or less at the time the Combination 5% Roll-up and HAV Optional Death Benefit is purchased. If an Annuity has joint Owners, the oldest Owner must be age 79 or less upon election. If the Annuity is owned by an entity, the Annuitant must be age 79 or less upon election.

CALCULATION OF 5% ROLL-UP AND HIGHEST ANNIVERSARY VALUE DEATH BENEFIT

 The Combination 5% Roll-up and HAV Death Benefit equals the greatest of:

If the decedent's date of death occurs before the Death Benefit Target Date, the Death Benefit equals the greater of:

1. the greater of the minimum Death Benefit described above, and

2. the Highest Anniversary Value as of the date on which we receive Due Proof of Death.

3. the Roll-Up Value as described above.

If the Owner dies on or after the Death Benefit Target Date, the Death Benefit equals the greater of:

1. the greater of the minimum Death Benefit described above, and,

2. the Highest Anniversary Value on the Death Benefit Target Date plus any Purchase Payments since the Death Benefit Target Date, less the effect of any Proportional Withdrawals since the Death Benefit Target Date.

3. the Roll-Up Value as described above.

This Death Benefit may not be an appropriate feature where the oldest Owner's age (Annuitant if entity owned) is near age 80. This is because the benefit may not have the same potential for growth as it otherwise would, since there will be fewer Annuity anniversaries, and less time for the Roll-Up Value to increase, before the Death Benefit Target Date is reached.

EFFECT OF WITHDRAWALS ON THE ROLL-UP VALUE PRIOR TO DEATH BENEFIT TARGET DATE. Withdrawals prior to the Death Benefit Target Date reduce the Roll-Up Value by the amount of the withdrawal until an annual "dollar-for-dollar" limit has been reached, and withdrawals in excess of the dollar-for-dollar limit then reduce the Roll-Up Value proportionally. Until the first Anniversary of the Issue Date, the dollar-for-dollar limit is equal to 5% of the initial Roll-Up Value. On each Annuity Anniversary thereafter, we reset the dollar-for-dollar limit to equal 5% of the Roll-Up Value on that anniversary. When all or a portion of a withdrawal exceeds the dollar-for-dollar limit for that Annuity Year, the excess portion of the withdrawal proportionally reduces the Roll-Up Value. The proportional reduction decreases the Roll-Up Value by the ratio of the "excess withdrawal" (i.e., the amount of the withdrawal that exceeds the dollar-for-dollar limit in that Annuity Year) to your Account Value (after the Account Value has been reduced by any portion of the withdrawal that was within the dollar-for-dollar limit but is not reduced by the excess withdrawal).

EFFECT OF WITHDRAWALS ON THE ROLL-UP VALUE ON OR AFTER THE DEATH BENEFIT TARGET DATE. All withdrawals after the Death Benefit Target Date are Proportional Withdrawals.

WHAT ARE THE CHARGES FOR THE OPTIONAL DEATH BENEFITS?

For elections of the Highest Anniversary Value Death Benefit and the Combination 5% Roll-Up and HAV Death Benefit, we impose a charge equal to 0.40% and 0.80%, respectively, per year of the average daily net assets of the Sub-accounts. We deduct the charge for each of these benefits to compensate Pruco Life for providing increased insurance protection under the optional Death Benefits. The additional annualized charge is deducted daily against your Account Value allocated to the Sub-accounts.

CAN I TERMINATE THE OPTIONAL DEATH BENEFITS?

The Highest Anniversary Value Death Benefit and the Combination 5% Roll-up and HAV Death Benefit may not be terminated by you once elected. Each optional Death Benefit will terminate upon the first to occur of the following:

. the date that the Death Benefit is determined, unless the Annuity is continued by a spouse Beneficiary;

. upon your designation of a new Owner or Annuitant who, as of the effective date of the change, is older than the age at which we would then issue the Death Benefit (or if we do not then consent to continue the Death Benefit);

. upon the Annuity Date;

. upon surrender of the Annuity; or

. if your Account Value reaches zero.

Where an Annuity is structured so that it is owned by a grantor trust but the Annuitant is not the grantor, then the Annuity is required to be surrendered upon the death of the grantor if the grantor pre-deceases the Annuitant under

Section 72(s) of the Code. Under this circumstance, the Account Value will be paid out to the Beneficiary and it is not eligible for the Death Benefit provided under the Annuity.

Upon termination, we cease to assess the fee for the optional Death Benefit.

IS THERE A DEATH BENEFIT SUSPENSION PERIOD?

If the decedent was not the Owner or Annuitant as of the Issue Date (or within 60 days thereafter) and did not become the Owner or Annuitant due to the prior Owner's or Annuitant's death, any Death Benefit (including any optional Death Benefit) that applies

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will be suspended for a two-year period as to that person from the date he or she first became Owner or Annuitant. While the two year suspension is in effect, the Death Benefit amount will equal the Unadjusted Account Value. Thus, if you had elected an Optional Death benefit, and the suspension was in effect, you would be paying the fee for the Optional Death Benefit even though during the suspension period your Death Benefit would be limited to the Unadjusted Account Value. After the two-year suspension period is completed the Death Benefit is the same as if the suspension period had not been in force. See the section of the prospectus above generally with regard to changes of Owner or Annuitant that are allowable.

SPOUSAL CONTINUATION OF ANNUITY

Unless you designate a Beneficiary other than your spouse, upon the death of either spousal Owner, the surviving spouse may elect to continue ownership of the Annuity instead of taking the Death Benefit payment. The Unadjusted Account Value as of the date of Due Proof of Death will be equal to the Death Benefit that would have been payable. Any amount added to the Unadjusted Account Value will be allocated to the Sub-accounts (if you participate in an optional living benefit, such amount will not be directly added to any bond portfolio Sub-account used by the benefit, but may be reallocated by the pre-determined mathematical formula on the same day).

Subsequent to spousal continuation, the minimum Death Benefit will be equal to the greater of:

. The Unadjusted Account Value on the effective date of the spousal continuance, plus all Purchase Payments you have made since the spousal continuance until the date of Due Proof of Death, reduced proportionally by the ratio of the amount of any withdrawal to the Account Value immediately prior to the withdrawal; AND

. The Unadjusted Account Value on Due Proof of Death of the assuming spouse.

Spousal continuation is also permitted, subject to our rules and regulatory approval, if the Annuity is held by a custodial account established to hold retirement assets for the benefit of the natural person Annuitant pursuant to the provisions of Section 408(a) of the Code ("Custodial Account") and, on the date of the Annuitant's death, the spouse of the Annuitant is (1) the Contingent Annuitant under the Annuity and (2) the Beneficiary of the Custodial Account. The ability to continue the Annuity in this manner will result in the Annuity no longer qualifying for tax deferral under the Code. However, such tax deferral should result from the ownership of the Annuity by the Custodial Account. Please consult your tax or legal adviser.

Any Optional Death Benefit in effect at the time the first of the spouses dies will continue only if spousal assumption occurs prior to the Death Benefit Target Date and prior to the assuming spouse's 80/th/ birthday. If spousal assumption occurs after the Death Benefit Target Date (or the 80/th/ birthday of the assuming spouse), then any Optional Death Benefit will terminate as of the date of spousal assumption. In that event, the assuming spouse's Death Benefit will equal the basic Death Benefit.

We allow a spouse to continue the Annuity even though he/she has reached or surpassed the Latest Annuity Date. However, upon such a spousal continuance, annuity payments would begin immediately.

PAYMENT OF DEATH BENEFITS

ALTERNATIVE DEATH BENEFIT PAYMENT OPTIONS - ANNUITIES OWNED BY INDIVIDUALS

 (NOT ASSOCIATED WITH TAX-FAVORED PLANS)

Except in the case of a spousal continuation as described above, upon your death, certain distributions must be made under the Annuity. The required distributions depend on whether you die before you start taking annuity payments under the Annuity or after you start taking annuity payments under the Annuity. If you die on or after the Annuity Date, the remaining portion of the interest in the Annuity must be distributed at least as rapidly as under the method of distribution being used as of the date of death. In the event of the decedent's death before the Annuity Date, the Death Benefit must be distributed:

. within five (5) years of the date of death; or

. as a series of payments not extending beyond the life expectancy of the Beneficiary or over the life of the Beneficiary. Payments under this option must begin within one year of the date of death.

If the Annuity is held as a Beneficiary Annuity, the payment of the Death Benefit must be distributed:

. as a lump sum payment; or

. as a series of required distributions under the Beneficiary Continuation Option as described below in the section entitled "Beneficiary Continuation Option,", unless you have made an election prior to Death Benefit proceeds becoming due

ALTERNATIVE DEATH BENEFIT PAYMENT OPTIONS - ANNUITIES HELD BY TAX-FAVORED PLANS The Code provides for alternative death benefit payment options when an Annuity is used as an IRA, 403(b) or other "qualified investment" that requires minimum distributions. Upon your death under an IRA, 403(b) or other "qualified investment", the designated Beneficiary may generally elect to continue the Annuity and receive Required Minimum Distributions under the Annuity instead of receiving the Death Benefit in a single payment. The available payment options will depend on whether you die before the date Required Minimum Distributions under the Code were to begin, whether you have named a designated Beneficiary and whether the Beneficiary is your surviving spouse.

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. If you die after a designated Beneficiary has been named, the death benefit must be distributed by December 31/st/ of the year including the five year anniversary of the date of death, or as periodic payments not extending beyond the life expectancy of the designated Beneficiary (provided such payments begin by December 31/st/ of the year following the year of death). However, if your surviving spouse is the Beneficiary, the death benefit can be paid out over the life expectancy of your spouse with such payments beginning no later than December 31/st/ of the year following the year of death or December 31/st/ of the year in which you would have reached age 70 1/2, whichever is later. Additionally, if the Death Benefit is solely payable to (or for the benefit of) your surviving spouse, then the Annuity may be continued with your spouse as the Owner. If your Beneficiary elects to receive full distribution by December 31/st/ of the year including the five year anniversary of the date of death, 2009 shall not be included in the five year requirement period. This effectively extends this period to December 31/st/ of the year including the six year anniversary date of death.

. If you die before a designated Beneficiary is named and before the date Required Minimum Distributions must begin under the Code, the Death Benefit must be paid out by December 31/st/ of the year including the five year anniversary of the date of death. For Annuities where multiple Beneficiaries have been named and at least one of the Beneficiaries does not qualify as a designated Beneficiary and the account has not been divided into Separate Accounts by December 31/st/ of the year following the year of death, such Annuity is deemed to have no designated Beneficiary. For this distribution requirement also, 2009 shall not be included in the five year requirement period.

. If you die before a designated Beneficiary is named and after the date Required Minimum Distributions must begin under the Code, the Death Benefit must be paid out at least as rapidly as under the method then in effect. For Annuities where multiple Beneficiaries have been named and at least one of the Beneficiaries does not qualify as a designated Beneficiary and the account has not been divided into Separate Accounts by December 31/st/ of the year following the year of death, such Annuity is deemed to have no designated Beneficiary.

A Beneficiary has the flexibility to take out more each year than mandated under the Required Minimum Distribution rules.

Until withdrawn, amounts in an IRA, 403(b) or other "qualified investment" continue to be tax deferred. Amounts withdrawn each year, including amounts that are required to be withdrawn under the Required Minimum Distribution rules, are subject to tax. You may wish to consult a professional tax advisor for tax advice as to your particular situation.

For a Roth IRA, if death occurs before the entire interest is distributed, the Death Benefit must be distributed under the same rules applied to IRAs where death occurs before the date Required Minimum Distributions must begin under the Code.

The tax consequences to the Beneficiary may vary among the different Death Benefit payment options. See the Tax Considerations section of this prospectus, and consult your tax advisor.

BENEFICIARY CONTINUATION OPTION

Instead of receiving the Death Benefit in a single payment, or under an Annuity Option, a Beneficiary may take the Death Benefit under an alternative Death Benefit payment option, as provided by the Code and described above under the sections entitled "Payment of Death Benefits" and "Alternative Death Benefit Payment Options - Annuities Held by Tax-Favored Plans." This "Beneficiary Continuation Option" is described below and is available for both qualified Annuities (i.e. annuities sold to an IRA, Roth IRA, SEP IRA, or

403(b)), Beneficiary Annuities and non-qualified Annuities. This option is different from the "Beneficiary Annuity because the Beneficiary Continuation Option is a death benefit payout option used explicitly for annuities issued by a Prudential affiliate. Under the Beneficiary Continuation Option:

. The Beneficiary must apply at least $15,000 to the Beneficiary Continuation Option (thus, the Death Benefit amount payable to each Beneficiary must be at least $15,000).

. The Annuity will be continued in the Owner's name, for the benefit of the Beneficiary.

. Beginning on the date we receive an election by the Beneficiary to take the Death Benefit in a form other than a lump sum, the Beneficiary will incur a Settlement Service Charge which is an annual charge assessed on a daily basis against the average assets allocated to the Sub-accounts. The charge is 1.00% per year.

. Beginning on the date we receive an election by the Beneficiary to take the Death Benefit in a form other than a lump sum, the Beneficiary will incur an annual maintenance fee equal to the lesser of $30 or 2% of Unadjusted Account Value. The fee will only apply if the Unadjusted Account Value is less than $25,000 at the time the fee is assessed. The fee will not apply if it is assessed 30 days prior to a surrender request.

. The initial Account Value will be equal to any Death Benefit (including any optional Death Benefit) that would have been payable to the Beneficiary if the Beneficiary had taken a lump sum distribution.

. The available Sub-accounts will be among those available to the Owner at the time of death, however certain Sub-accounts may not be available.

. The Beneficiary may request transfers among Sub-accounts, subject to the same limitations and restrictions that applied to the Owner. Transfers in excess of 20 per year will incur a $10 transfer fee.

. No MVA Options will be offered for Beneficiary Continuation Options.

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. No additional Purchase Payments can be applied to the Annuity. Multiple death benefits cannot be combined in a single Beneficiary Continuation Option.

. The basic Death Benefit and any optional benefits elected by the Owner will no longer apply to the Beneficiary.

. The Beneficiary can request a withdrawal of all or a portion of the Account Value at any time, unless the Beneficiary Continuation Option was the payout predetermined by the Owner and the Owner restricted the Beneficiary's withdrawal rights.

. Upon the death of the Beneficiary, any remaining Account Value will be paid in a lump sum to the person(s) named by the Beneficiary (successor), unless the successor chooses to continue receiving payments through a Beneficiary Continuation Option established for the successor. However, the distributions will continue to be based on the Key Life of the Beneficiary Continuation Option the successor received the death benefit proceeds from.

. If the Beneficiary elects to receive the death benefit proceeds under the Beneficiary Continuation Option, we must receive the election in Good Order at least 14 days prior to the first required distribution. If, for any reason, the election impedes our ability to complete the first distribution by the required date, we will be unable to accept the election.

We may pay compensation to the broker-dealer of record on the Annuity based on amounts held in the Beneficiary Continuation Option. Please contact us for additional information on the availability, restrictions and limitations that will apply to a Beneficiary under the Beneficiary Continuation Option.

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VALUING YOUR INVESTMENT

VALUING THE SUB-ACCOUNTS

When you allocate Account Value to a Sub-account, you are purchasing Units of the Sub-account. Each Sub-account invests exclusively in shares of an underlying Portfolio. The value of the Units fluctuates with the market fluctuations of the Portfolios. The value of the Units also reflects the daily accrual for the Insurance Charge, and if you elected one or more optional benefits whose annualized charge is deducted daily, the additional charge for such benefits.

Each Valuation Day, we determine the price for a Unit of each Sub-account, called the "Unit Price." The Unit Price is used for determining the value of transactions involving Units of the Sub-accounts. We determine the number of Units involved in any transaction by dividing the dollar value of the transaction by the Unit Price of the Sub-account as of the Valuation Day. There may be several different Unit Prices for each Sub-account to reflect the Insurance Charge and the charges for any optional benefits. The Unit Price for the Units you purchase will be based on the total charges for the benefits that apply to your Annuity. See the section below entitled "Termination of Optional Benefits" for a detailed discussion of how Units are purchased and redeemed to reflect changes in the daily charges that apply to your Annuity.

EXAMPLE

Assume you allocate $5,000 to a Sub-account. On the Valuation Day you make the allocation, the Unit Price is $14.83. Your $5,000 buys 337.154 Units of the Sub-account. Assume that later, you wish to transfer $3,000 of your Account Value out of that Sub-account and into another Sub-account. On the Valuation Day you request the transfer, the Unit Price of the original Sub-account has increased to $16.79 and the Unit Price of the new Sub-account is $17.83. To transfer $3,000, we redeem 178.677 Units at the current Unit Price, leaving you 158.477 Units. We then buy $3,000 of Units of the new Sub-account at the Unit Price of $17.83. You would then have 168.255 Units of the new Sub-account.

PROCESSING AND VALUING TRANSACTIONS

Pruco Life is generally open to process financial transactions on those days that the New York Stock Exchange (NYSE) is open for trading. There may be circumstances where the NYSE does not open on a regularly scheduled date or time or closes at an earlier time than scheduled (normally 4:00 p.m. EST). Generally, financial transactions requested in Good Order before the close of regular trading on the NYSE will be processed according to the value next determined following the close of business. Financial transactions requested on a non-business day or after the close of regular trading on the NYSE will be processed based on the value next computed on the next Valuation Day. There may be circumstances when the opening or closing time of regular trading on the NYSE is different than other major stock exchanges, such as NASDAQ or the American Stock Exchange. Under such circumstances, the closing time of regular trading on the NYSE will be used when valuing and processing transactions.

The NYSE is closed on the following nationally recognized holidays: New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving, and Christmas. On those dates, we will not process any financial transactions involving purchase or redemption orders. Pruco Life will also not process financial transactions involving purchase or redemption orders or transfers on any day that:

. trading on the NYSE is restricted;

. an emergency, as determined by the SEC, exists making redemption or valuation of securities held in the Separate Account impractical; or

. the SEC, by order, permits the suspension or postponement for the protection of security holders.

If, pursuant to SEC rules, the AST Money Market Portfolio suspends payment of redemption proceeds in connection with a liquidation of the Portfolio, we will delay payment of any transfer, full or partial withdrawal, or death benefit from the AST Money Market Sub-account until the Portfolio is liquidated.

We have arrangements with certain selling firms, under which receipt by the firm in Good Order prior to our cut-off time on a given Valuation Day is treated as receipt by us on that Valuation Day for pricing purposes. Currently, we have such an arrangement with Citigroup Global Markets Inc. ("CGM"). We extend this pricing treatment to orders that you submit directly through CGM and to certain orders submitted through Morgan Stanley Smith Barney LLC ("MSSB") where CGM serves as clearing firm for MSSB. Your MSSB registered representative can tell you whether your order will be cleared through CGM. In addition, we currently have an arrangement with Merrill, Lynch, Pierce, Fenner & Smith, Inc. ("Merrill Lynch") under which transfer orders between Sub-accounts that are received in Good Order by Merrill Lynch prior to the NYSE close on a given Valuation Day will be priced by us as of that Valuation Day. The arrangements with CGM, MSSB, and Merrill Lynch may be terminated at any time or modified in certain circumstances.

INITIAL PURCHASE PAYMENTS: We are required to allocate your initial Purchase Payment to the Sub-accounts within two (2) Valuation Days after we receive the Purchase Payment in Good Order at our Service Office. If we do not have all the required information to allow us to issue your Annuity, we may retain the Purchase Payment while we try to reach you or your representative to obtain all of our requirements. If we are unable to obtain all of our required information within five (5) Valuation

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Days, we are required to return the Purchase Payment to you at that time, unless you specifically consent to our retaining the Purchase Payment while we gather the required information. Once we obtain the required information, we will invest the Purchase Payment and issue an Annuity within two (2) Valuation Days. With respect to your initial Purchase Payment that is pending investment in our separate account, we may hold the amount temporarily in a suspense account and may earn interest on such amount. You will not be credited with interest during that period.

As permitted by applicable law, the broker-dealer firm through which you purchase your Annuity may forward your initial Purchase Payment to us prior to approval of your purchase by a registered principal of the firm. These arrangements are subject to a number of regulatory requirements, including that until such time that the insurer is notified of the firm's principal approval and is provided with the application, or is notified of the firm principal's rejection, customer funds will be held by the insurer in a segregated bank account. In addition, the insurer must promptly return the customer's funds at the customer's request prior to the firm's principal approval or upon the firm's rejection of the application. The monies held in the bank account will be held in a suspense account within our general account and we may earn interest on amounts held in that suspense account. Contract owners will not be credited with any interest earned on amounts held in that suspense account. The monies in such suspense account may be subject to our general creditors. Moreover, because the FINRA rule authorizing the use of such accounts is new, there may be uncertainty as to the segregation and treatment of such insurance company general account assets under applicable Federal and State laws.

ADDITIONAL PURCHASE PAYMENTS: We will apply any additional Purchase Payments on the Valuation Day that we receive the Purchase Payment at our Service Office in Good Order.

SCHEDULED TRANSACTIONS: Scheduled transactions include transfers under Dollar Cost Averaging, the Asset Allocation Program, Auto-Rebalancing, Systematic Withdrawals, Systematic Investments, Required Minimum Distributions, substantially equal periodic payments under section 72(t)/72(q) of the Code, and annuity payments. Scheduled transactions are processed and valued as of the date they are scheduled, unless the scheduled day is not a Valuation Day. In that case, the transaction will be processed and valued on the next Valuation Day, unless (with respect to Required Minimum Distributions, substantially equal periodic payments under Section 72(t)/72(q) of the Code, and annuity payments only), the next Valuation Day falls in the subsequent calendar year, in which case the transaction will be processed and valued on the prior Valuation Day.

UNSCHEDULED TRANSACTIONS: "Unscheduled" transactions include any other non-scheduled transfers and requests for partial withdrawals or Free Withdrawals or Surrenders. With respect to certain written requests to withdraw Account Value, we may seek to verify the requesting Owner's signature. Specifically, we reserve the right to perform a signature verification for (a) any withdrawal exceeding a certain dollar amount and

(b) a withdrawal exceeding a certain dollar amount if the payee is someone other than the Owner. In addition, we will not honor a withdrawal request in which the requested payee is the Financial Professional or agent of record. We reserve the right to request a signature guarantee with respect to a written withdrawal request. If we do perform a signature verification, we will pay the withdrawal proceeds within 7 days after the withdrawal request was received by us in Good Order, and will process the transaction in accordance with the discussion in "Processing And Valuing Transactions"

DEATH BENEFITS: Death Benefit claims require our review and evaluation before processing. We price such transactions as of the date we receive at our Service Office in Good Order all supporting documentation we require for such transactions.

We are generally required by law to pay any death benefit claims from the Separate Account within 7 days of our receipt of your request in Good Order at our Service Office.

TRANSACTIONS IN PROFUND VP SUB-ACCOUNTS: Generally, purchase or redemption orders or transfer requests must be received by us by no later than the close of the NYSE to be processed on the current Valuation Day. However, any transfer request involving the ProFund VP Sub-accounts must be received by us no later than one hour prior to any announced closing of the applicable securities exchange (generally, 3:00 p.m. Eastern time) to be processed on the current Valuation Day. The "cut-off" time for such financial transactions involving a ProFund VP Sub-account will be extended to 1/2 hour prior to any announced closing (generally, 3:30 p.m. Eastern time) for transactions submitted electronically through Prudential Annuities' Internet website (www.prudentialannuities.com). You cannot request a transaction involving the transfer of Units in one of the ProFund VP Sub-accounts between the applicable "cut-off" time and 4:00 p.m. Transactions received after 4:00 p.m. will be treated as received by us on the next Valuation Day.

TERMINATION OF OPTIONAL BENEFITS: In general, if an optional benefit terminates, we will no longer deduct the charge we apply to purchase the optional benefit. However, for the Highest Daily Lifetime Income or Highest Daily Lifetime 6 Plus benefits, if the benefit terminates for any reason other than death or annuitization, we will deduct a final charge upon termination, based on the number of days since the charge for the benefit was most recently deducted. Certain optional benefits may be added after you have purchased your Annuity. On the date a charge no longer applies or a charge for an optional benefit begins to be deducted, your Annuity will become subject to a different charge.

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TAX CONSIDERATIONS

The tax considerations associated with an Annuity vary depending on whether the contract is (i) owned by an individual or non-natural person, and not associated with a tax-favored retirement plan, or (ii) held under a tax-favored retirement plan. We discuss the tax considerations for these categories of contracts below. The discussion is general in nature and describes only federal income tax law (not state or other tax laws). It is based on current law and interpretations, which may change. The information provided is not intended as tax advice. You should consult with a qualified tax advisor for complete information and advice. References to Purchase Payments below relate to your cost basis in your contract. Generally, your cost basis in a contract not associated with a tax-favored retirement plan is the amount you pay into your contract, or into annuities exchanged for your contract, on an after-tax basis less any withdrawals of such payments. Cost basis for a tax-favored retirement plan is provided only in limited circumstances, such as for contributions to a Roth IRA or nondeductible IRA contributions. The discussion includes a description of certain spousal rights under the contract, and our administration of such spousal rights and related tax reporting comport with our understanding of the Defense of Marriage Act (which defines a "marriage" as a legal union between a man and a woman and a "spouse" as a person of the opposite sex). Depending on to the state in which your annuity is issued, we may offer certain spousal benefits to civil union couples or same-sex marriages. You should be aware, however, that federal tax law does not recognize civil unions or same-sex marriages. Therefore, we cannot permit a civil union partner or same-sex spouse to continue the annuity within the meaning of the tax law upon the death of the first partner under the annuity's "spousal continuance" provision. Please note there may be federal tax consequences at the death of the first civil union or same-sex marriage partner. Civil union couples and same-sex marriage spouses should consider that limitation before selecting a spousal benefit under the annuity.

The discussion below generally assumes that the Annuity is issued to the Annuity Owner. For Annuities issued under the Beneficiary Continuation Option or as a Beneficiary Annuity, refer to the Taxes Payable by Beneficiaries for Nonqualified Annuity Contracts and Required Distributions Upon Your Death for Qualified Annuity Contracts in this Tax Considerations section.

NONQUALIFIED ANNUITY CONTRACTS

IN GENERAL, AS USED IN THIS PROSPECTUS, A NONQUALIFIED ANNUITY IS OWNED BY AN INDIVIDUAL OR NON-NATURAL PERSON AND IS NOT ASSOCIATED WITH A TAX-FAVORED RETIREMENT PLAN.

TAXES PAYABLE BY YOU

We believe the Annuity is an annuity contract for tax purposes. Accordingly, as a general rule, you should not pay any tax until you receive money under the contract. Generally, annuity contracts issued by the same company (and affiliates) to you during the same calendar year must be treated as one annuity contract for purposes of determining the amount subject to tax under the rules described below. Charges for investment advisory fees that are taken from the contract are treated as a partial withdrawal from the contract and will be reported as such to the contract Owner.

It is possible that the Internal Revenue Service (IRS) could assert that some or all of the charges for the optional benefits under the contract should be treated for federal income tax purposes as a partial withdrawal from the contract. If this were the case, the charge for this benefit could be deemed a withdrawal and treated as taxable to the extent there are earnings in the contract. Additionally, for Owners under age 59 1/2, the taxable income attributable to the charge for the benefit could be subject to a tax penalty. If the IRS determines that the charges for one or more benefits under the contract are taxable withdrawals, then the sole or surviving Owner will be provided with a notice from us describing available alternatives regarding these benefits.

You must commence annuity payments or surrender your Annuity no later than the first day of the calendar month next following the maximum Annuity date for your Annuity. For some of our contracts, you are able to choose to defer the Annuity Date beyond the default Annuity date described in your Annuity. However, the IRS may not then consider your contract to be an annuity under the tax law.

TAXES ON WITHDRAWALS AND SURRENDER

If you make a withdrawal from your contract or surrender it before annuity payments begin, the amount you receive will be taxed as ordinary income, rather than as return of Purchase Payments, until all gain has been withdrawn. Once all gain has been withdrawn, payments will be treated as a nontaxable return of Purchase Payments until all Purchase Payments have been returned. After all Purchase Payments are returned, all subsequent amounts will be taxed as ordinary income. You will generally be taxed on any withdrawals from the contract while you are alive even if the withdrawal is paid to someone else. Withdrawals under any of the optional living benefits or as a systematic payment are taxed under these rules. If you assign or pledge all or part of your contract as collateral for a loan, the part assigned generally will be treated as a withdrawal and subject to income tax to the extent of gain. If you transfer your contract for less than full consideration, such as by gift, you will also trigger tax on any gain in the contract. This rule does not apply if you transfer the contract to your spouse or under most circumstances if you transfer the contract incident to divorce.

If you choose to receive payments under an interest payment option, or a Beneficiary chooses to receive a death benefit under an interest payment option, that election will be treated, for tax purposes, as surrendering your Annuity and will immediately subject any gain in the contract to income tax.

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TAXES ON ANNUITY PAYMENTS

A portion of each annuity payment you receive will be treated as a partial return of your Purchase Payments and will not be taxed. The remaining portion will be taxed as ordinary income. Generally, the nontaxable portion is determined by multiplying the annuity payment you receive by a fraction, the numerator of which is your Purchase Payments (less any amounts previously received tax-free) and the denominator of which is the total expected payments under the contract. After the full amount of your Purchase Payments have been recovered tax-free, the full amount of the annuity payments will be taxable. If annuity payments stop due to the death of the Annuitant before the full amount of your Purchase Payments have been recovered, a tax deduction may be allowed for the unrecovered amount.

If your Account Value is reduced to zero but the Annuity remains in force due to a benefit provision, further distributions from the Annuity will be reported as annuity payments, using an exclusion ratio based upon the undistributed purchase payments in the Annuity and the total value of the anticipated future payments until such time as all Purchase Payments have been recovered.

Please refer to your Annuity contract for the maximum Annuity Date, also described above.

PARTIAL ANNUITIZATION

Effective January 1, 2011, an individual may partially annuitize their non-qualified annuity if the contract so permits. The Small Business Jobs Act of 2010 included a provision which allows for a portion of a non-qualified annuity, endowment or life insurance contract to be annuitized while the balance is not annuitized. The annuitized portion must be paid out over 10 or more years or over the lives of one or more individuals. The annuitized portion of the contract is treated as a separate contract for purposes of determining taxability of the payments under IRC section 72. We do not currently permit partial annuitization.

MEDICARE TAX ON NET INVESTMENT INCOME

The Patient Protection and Affordable Care Act, also known as the 2010 Health Care Act, included a new Medicare tax on investment income. This new tax, which is effective in 2013, assesses a 3.8% surtax on the lesser of (1) net investment income or (2) the excess of "modified adjusted gross income" over a threshold amount. The "threshold amount" is $250,000 for married taxpayers filing jointly, $125,000 for married taxpayers filing separately, $200,000 for single taxpayers, and approximately $12,000 for trusts. The taxable portion of payments received as a withdrawal, surrender or annuity payment will be considered investment income for purposes of this surtax.

TAX PENALTY FOR EARLY WITHDRAWAL FROM A NONQUALIFIED ANNUITY CONTRACT You may owe a 10% tax penalty on the taxable part of distributions received from your Nonqualified Annuity contract before you attain age 59 1/2. Amounts are not subject to this tax penalty if:

. the amount is paid on or after you reach age 59 1/2 or die;

. the amount received is attributable to your becoming disabled;

. generally the amount paid or received is in the form of substantially equal payments (as defined in the Code) not less frequently than annually (please note that substantially equal payments must continue until the later of reaching age 59 1/2 or 5 years and modification of payments during that time period will result in retroactive application of the 10% tax penalty); or

. the amount received is paid under an immediate annuity contract (in which annuity payments begin within one year of purchase).

Other exceptions to this tax may apply. You should consult your tax advisor for further details.

SPECIAL RULES IN RELATION TO TAX-FREE EXCHANGES UNDER SECTION 1035

Section 1035 of the Internal Revenue Code of 1986, as amended (Code), permits certain tax-free exchanges of a life insurance, annuity or endowment contract for an annuity, including tax-free exchanges of annuity death benefits for a Beneficiary Annuity. Partial surrenders may be treated in the same way as tax-free 1035 exchanges of entire contracts, therefore avoiding current taxation of the partially exchanged amount as well as the 10% tax penalty on pre-age 59 1/2 withdrawals. In Revenue Procedure 2008-24, the IRS has indicated that where there is a surrender or distribution from either the initial annuity contract or receiving annuity contract within 12 months of the date on which the partial exchange was completed, the transfer will retroactively be treated as a taxable distribution from the initial annuity contract and a contribution to the receiving annuity contract. Please note that multiple Nonqualified contracts issued to you by us or any other Prudential affiliates during the same calendar year will be aggregated and treated as a single contract for tax purposes. Therefore, a distribution within 12 months from one or more contracts within the aggregate group may disqualify the partial Section 1035 exchange. Tax free exchange treatment will be retained under certain circumstances if you are eligible for an exception to the 10% federal income tax penalty, other than the exceptions for substantially equal periodic payments or distributions under an immediate annuity. We strongly urge you to discuss any transaction of this type with your tax advisor before proceeding with the transaction.

If an Annuity is purchased through a tax-free exchange of a life insurance, annuity or endowment contract that was purchased prior to August 14, 1982, then any Purchase Payments made to the original contract prior to August 14, 1982 will be treated as made to the new contract prior to that date. Generally, such pre-August 14, 1982 withdrawals are treated as a recovery of your investment in the contract first until Purchase Payments made before August 14, 1982 are withdrawn. Moreover, income allocable to Purchase Payments made before August 14, 1982, is not subject to the 10% tax penalty.

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TAXES PAYABLE BY BENEFICIARIES

The Death Benefit options are subject to ordinary income tax to the extent the distribution exceeds the cost basis in the contract. The value of the Death Benefit, as determined under federal law, is also included in the Owner's estate for federal estate tax purposes. Generally, the same tax rules described above would also apply to amounts received by your Beneficiary. Choosing an option other than a lump sum Death Benefit may defer taxes. Certain minimum distribution requirements apply upon your death, as discussed further below in the Annuity Qualification section. Tax consequences to the Beneficiary vary depending upon the Death Benefit payment option selected. Generally, for payment of the Death Benefit

. As a lump sum payment: the Beneficiary is taxed in the year of payment on gain in the contract.

. Within 5 years of death of Owner: the Beneficiary is taxed as amounts are withdrawn (in this case gain is treated as being distributed first).

. Under an annuity or annuity settlement option with distribution beginning within one year of the date of death of the Owner: the Beneficiary is taxed on each payment (part will be treated as gain and part as return of Purchase Payments).

CONSIDERATIONS FOR CONTINGENT ANNUITANTS: We may allow the naming of a contingent Annuitant when a Nonqualified Annuity contract is held by a pension plan or a tax favored retirement plan, or held by a Custodial Account (as defined earlier in this prospectus). In such a situation, the Annuity may no longer qualify for tax deferral where the Annuity contract continues after the death of the Annuitant. However, tax deferral should be provided instead by the pension plan, tax favored retirement plan, or Custodial Account. We may also allow the naming of a contingent annuitant when a Nonqualified Annuity contract is held by an entity owner when such contracts do not qualify for tax deferral under the current tax law. This does not supersede any benefit language which may restrict the use of the contingent annuitant.

REPORTING AND WITHHOLDING ON DISTRIBUTIONS Taxable amounts distributed from an Annuity are subject to federal and state income tax reporting and withholding. In general, we will withhold federal income tax from the taxable portion of such distribution based on the type of distribution. In the case of an annuity or similar periodic payment, we will withhold as if you are a married individual with three (3) exemptions unless you designate a different withholding status. If no U.S. taxpayer identification number is provided, we will automatically withhold using single with zero exemptions as the default. In the case of all other distributions, we will withhold at a 10% rate. You may generally elect not to have tax withheld from your payments. An election out of withholding must be made on forms that we provide. If you are a U.S. person (including resident alien), and your address of record is a non-U.S. address, we are required to withhold income tax unless you provide us with a U.S. residential address.

State income tax withholding rules vary and we will withhold based on the rules of your State of residence. Special tax rules apply to withholding for nonresident aliens, and we generally withhold income tax for nonresident aliens at a 30% rate. A different withholding rate may be applicable to a nonresident alien based on the terms of an existing income tax treaty between the United States and the nonresident alien's country. Please refer to the discussion below regarding withholding rules for a Qualified Annuity.

Regardless of the amount withheld by us, you are liable for payment of federal and state income tax on the taxable portion of annuity distributions. You should consult with your tax advisor regarding the payment of the correct amount of these income taxes and potential liability if you fail to pay such taxes.

ENTITY OWNERS

Where a contract is held by a non-natural person (e.g. a corporation), other than as an agent or nominee for a natural person (or in other limited circumstances), the contract will not be taxed as an annuity and increases in the value of the contract over its cost basis will be subject to tax annually.

Where a contract is issued to a Charitable Remainder Trust (CRT), the contract will not be taxed as an annuity and increases in the value of the contract over its cost basis will be subject to tax annually. As there are charges for the living benefits described elsewhere in this prospectus, and such charges reduce the contract value of the Annuity, trustees of the CRT should discuss with their legal advisors whether election of such living benefits violates their fiduciary duty to the remainder beneficiary.

Where a contract is issued to a trust, and such trust is characterized as a grantor trust under the Code, such contract shall not be considered to be held by a non-natural person and will be subject to the tax reporting and withholding requirements generally applicable to a Nonqualified Annuity. At this time, we will not issue an Annuity to grantor trusts with multiple grantors.

Where a contract is structured so that it is owned by a grantor trust but the Annuitant is not the grantor, then the contract is required to terminate upon the death of the grantor of the trust if the grantor pre-deceases the Annuitant under Section 72(s) of the Code. Under this circumstance, the contract value will be paid out to the Beneficiary and it is not eligible for the death benefit provided under the contract.

ANNUITY QUALIFICATION

Diversification And Investor Control. In order to qualify for the tax rules applicable to annuity contracts described above, the assets underlying the Sub-accounts of an Annuity must be diversified, according to certain rules under the Internal Revenue Code. Each

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portfolio is required to diversify its investments each quarter so that no more than 55% of the value of its assets is represented by any one investment, no more than 70% is represented by any two investments, no more than 80% is represented by any three investments, and no more than 90% is represented by any four investments. Generally, securities of a single issuer are treated as one investment and obligations of each U.S. Government agency and instrumentality (such as the Government National Mortgage Association) are treated as issued by separate issuers. In addition, any security issued, guaranteed or insured (to the extent so guaranteed or insured) by the United States or an instrumentality of the U.S. will be treated as a security issued by the U.S. Government or its instrumentality, where applicable. We believe the Portfolios underlying the variable Investment Options of the Annuity meet these diversification requirements.

An additional requirement for qualification for the tax treatment described above is that we, and not you as the contract Owner, must have sufficient control over the underlying assets to be treated as the Owner of the underlying assets for tax purposes. While we also believe these investor control rules will be met, the Treasury Department may promulgate guidelines under which a variable annuity will not be treated as an annuity for tax purposes if persons with ownership rights have excessive control over the investments underlying such variable annuity. It is unclear whether such guidelines, if in fact promulgated, would have retroactive effect. It is also unclear what effect, if any, such guidelines might have on transfers between the Investment Options offered pursuant to this prospectus. We reserve the right to take any action, including modifications to your Annuity or the Investment Options, required to comply with such guidelines if promulgated. Any such changes will apply uniformly to affected Owners and will be made with such notice to affected Owners as is feasible under the circumstances.

REQUIRED DISTRIBUTIONS UPON YOUR DEATH FOR NONQUALIFIED ANNUITY CONTRACTS. Upon your death, certain distributions must be made under the contract. The required distributions depend on whether you die before you start taking annuity payments under the contract or after you start taking annuity payments under the contract. If you die on or after the Annuity Date, the remaining portion of the interest in the contract must be distributed at least as rapidly as under the method of distribution being used as of the date of death. If you die before the Annuity Date, the entire interest in the contract must be distributed within 5 years after the date of death, or as periodic payments over a period not extending beyond the life or life expectancy of the designated Beneficiary (provided such payments begin within one year of your death). Your designated Beneficiary is the person to whom benefit rights under the contract pass by reason of death, and must be a natural person in order to elect a periodic payment option based on life expectancy or a period exceeding five years. Additionally, if the Annuity is payable to (or for the benefit of) your surviving spouse, that portion of the contract may be continued with your spouse as the Owner. For Nonqualified annuity contracts owned by a non-natural person, the required distribution rules apply upon the death of the Annuitant. This means that for a contract held by a non-natural person (such as a trust) for which there is named a co-annuitant, then such required distributions will be triggered by the death of the first co-annuitants to die.

CHANGES IN YOUR ANNUITY.

We reserve the right to make any changes we deem necessary to assure that your Annuity qualifies as an annuity contract for tax purposes. Any such changes will apply to all contract Owners and you will be given notice to the extent feasible under the circumstances.

QUALIFIED ANNUITY CONTRACTS

In general, as used in this prospectus, a Qualified Annuity is an Annuity contract with applicable endorsements for a tax-favored plan or a Nonqualified Annuity contract held by a tax-favored retirement plan.

The following is a general discussion of the tax considerations for Qualified Annuity contracts. This Annuity may or may not be available for all types of the tax-favored retirement plans discussed below. This discussion assumes that you have satisfied the eligibility requirements for any tax-favored retirement plan. Please consult your Financial Professional prior to purchase to confirm if this contract is available for a particular type of tax-favored retirement plan or whether we will accept the type of contribution you intend for this contract.

A Qualified annuity may typically be purchased for use in connection with:

. Individual retirement accounts and annuities (IRAs), including inherited IRAs (which we refer to as a Beneficiary IRA), which are subject to Sections 408(a) and 408(b) of the Code;

. Roth IRAs, including inherited Roth IRAs (which we refer to as a Beneficiary Roth IRA) under Section 408A of the Code;

. A corporate Pension or Profit-sharing plan (subject to 401(a) of the Code);

. H.R. 10 plans (also known as Keogh Plans, subject to 401(a) of the Code);

. Tax Sheltered Annuities (subject to 403(b) of the Code, also known as Tax Deferred Annuities or TDAs);

. Section 457 plans (subject to 457 of the Code).

A Nonqualified annuity may also be purchased by a 401(a) trust or custodial IRA or Roth IRA account, or a Section 457 plan, which can hold other permissible assets. The terms and administration of the trust or custodial account or plan in accordance with the laws and regulations for 401(a) plans, IRAs or Roth IRAs, or a Section 457 plan, as applicable, are the responsibility of the applicable trustee or custodian.

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You should be aware that tax favored plans such as IRAs generally provide income tax deferral regardless of whether they invest in annuity contracts. This means that when a tax favored plan invests in an annuity contract, it generally does not result in any additional tax benefits (such as income tax deferral and income tax free transfers).

TYPES OF TAX-FAVORED PLANS

IRAs. If you buy an Annuity for use as an IRA, we will provide you a copy of the prospectus and contract. The "IRA Disclosure Statement" and "Roth IRA Disclosure Statement" which accompany the prospectus contain information about eligibility, contribution limits, tax particulars, and other IRA information. In addition to this information (some of which is summarized below), the IRS requires that you have a "Free Look" after making an initial contribution to the contract. During this time, you can cancel the Annuity by notifying us in writing, and we will refund all of the Purchase Payments under the Annuity (or, if provided by applicable state law, the amount credited under the Annuity, if greater), less any applicable federal and state income tax withholding.

Contributions Limits/Rollovers. Subject to the minimum Purchase Payment requirements of an Annuity, you may purchase an Annuity for an IRA in connection with a "rollover" of amounts from a qualified retirement plan, as a transfer from another IRA, by making a contribution consisting of your IRA contributions and catch-up contributions, if applicable, attributable to the prior year during the period from January 1 to April 15 (or the applicable due date of your federal income tax return, without extension), or as a current year contribution. In 2011 the contribution limit is $5,000. The contribution amount is indexed for inflation. The tax law also provides for a catch-up provision for individuals who are age 50 and above, allowing these individuals an additional $1,000 contribution each year. The catch-up amount is not indexed for inflation.

The "rollover" rules under the Code are fairly technical; however, an individual (or his or her surviving spouse) may generally "roll over" certain distributions from tax favored retirement plans (either directly or within 60 days from the date of these distributions) if he or she meets the requirements for distribution. Once you buy an Annuity, you can make regular IRA contributions under the Annuity (to the extent permitted by law). However, if you make such regular IRA contributions, you should note that you will not be able to treat the contract as a "conduit IRA," which means that you will not retain possible favorable tax treatment if you subsequently "roll over" the contract funds originally derived from a qualified retirement plan or TDA into another Section 401(a) plan or TDA.

In some circumstances, non-spouse Beneficiaries may roll over to an IRA amounts due from qualified plans, 403(b) plans, and governmental 457(b) plans. However, the rollover rules applicable to non-spouse Beneficiaries under the Code are more restrictive than the rollover rules applicable to Owner/participants and spouse Beneficiaries. Generally, non-spouse Beneficiaries may roll over distributions from tax favored retirement plans only as a direct rollover, and if permitted by the plan. Under the Worker, Retiree and Employer Recovery Act of 2008, employer retirement plans are required to permit non-spouse Beneficiaries to roll over funds to an inherited IRA for plan years beginning after December 31, 2009. An inherited IRA must be directly rolled over from the employer plan or transferred from an IRA and must be titled in the name of the deceased (i.e., John Doe deceased for the benefit of Jane Doe). No additional contributions can be made to an inherited IRA. In this prospectus, an inherited IRA is also referred to as a Beneficiary Annuity.

Required Provisions. Contracts that are IRAs (or endorsements that are part of the contract) must contain certain provisions:

. You, as Owner of the contract, must be the "Annuitant" under the contract (except in certain cases involving the division of property under a decree of divorce);

. Your rights as Owner are non-forfeitable;

. You cannot sell, assign or pledge the contract;

. The annual contribution you pay cannot be greater than the maximum amount allowed by law, including catch-up contributions if applicable (which does not include any rollover amounts);

. The date on which required minimum distributions must begin cannot be later than April 1/st/ of the calendar year after the calendar year you turn age 70 1/2; and

. Death and annuity payments must meet "required minimum distribution" rules described below.

Usually, the full amount of any distribution from an IRA (including a distribution from this contract) which is not a rollover is taxable. As taxable income, these distributions are subject to the general tax withholding rules described earlier regarding a Nonqualified Annuity. In addition to this normal tax liability, you may also be liable for the following, depending on your actions:

. A 10% early withdrawal penalty described below;

. Liability for "prohibited transactions" if you, for example, borrow against the value of an IRA; or

. Failure to take a required minimum distribution, also described below.

SEPs. SEPs are a variation on a standard IRA, and contracts issued to a SEP must satisfy the same general requirements described under IRAs (above). There are, however, some differences:

. If you participate in a SEP, you generally do not include in income any employer contributions made to the SEP on your behalf up to the lesser of

(a) $49,000 in 2011 ($49,000 in 2010) or (b) 25% of your taxable compensation paid by the contributing

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employer (not including the employer's SEP contribution as compensation for these purposes). However, for these purposes, compensation in excess of certain limits established by the IRS will not be considered. In 2011, this limit is $245,000 ($245,000 for 2010);

. SEPs must satisfy certain participation and nondiscrimination requirements not generally applicable to IRAs; and

. SEPs that contain a salary reduction or "SARSEP" provision prior to 1997 may permit salary deferrals up to $16,500 in 2011 with the employer making these contributions to the SEP. However, no new "salary reduction" or "SARSEPs" can be established after 1996. Individuals participating in a SARSEP who are age 50 or above by the end of the year will be permitted to contribute an additional $5,500 in 2011. These amounts are indexed for inflation. Not all Annuities issued by us are available for SARSEPs. You will also be provided the same information, and have the same "Free Look" period, as you would have if you purchased the contract for a standard IRA.

ROTH IRAs. The "Roth IRA Disclosure Statement" contains information about eligibility, contribution limits, tax particulars and other Roth IRA information. Like standard IRAs, income within a Roth IRA accumulates tax-free, and contributions are subject to specific limits. Roth IRAs have, however, the following differences:

. Contributions to a Roth IRA cannot be deducted from your gross income;

. "Qualified distributions" from a Roth IRA are excludable from gross income. A "qualified distribution" is a distribution that satisfies two requirements: (1) the distribution must be made (a) after the Owner of the IRA attains age 59 1/2; (b) after the Owner's death; (c) due to the Owner's disability; or (d) for a qualified first time homebuyer distribution within the meaning of Section 72(t)(2)(F) of the Code; and (2) the distribution must be made in the year that is at least five tax years after the first year for which a contribution was made to any Roth IRA established for the Owner or five years after a rollover, transfer, or conversion was made from a traditional IRA to a Roth IRA. Distributions from a Roth IRA that are not qualified distributions will be treated as made first from contributions and then from earnings and earnings will be taxed generally in the same manner as distributions from a traditional IRA.

. If eligible (including meeting income limitations and earnings requirements), you may make contributions to a Roth IRA after attaining age 70 1/2, and distributions are not required to begin upon attaining such age or at any time thereafter.

Subject to the minimum Purchase Payment requirements of an Annuity, you may purchase an Annuity for a Roth IRA in connection with a "rollover" of amounts of another traditional IRA, SEP, SIMPLE-IRA employer sponsored retirement plan (under Sections 401(a) or 403(b) of the Code) or Roth IRA; or if you meet certain income limitations, by making a contribution consisting of your Roth IRA contributions and catch-up contributions, if applicable, attributable to the prior year during the period from January 1 to April 15 (or the applicable due date of your federal income tax return, without extension), or as a current year contribution. The Code permits persons who receive certain qualifying distributions from such non-Roth IRAs, to directly rollover or make, within 60 days, a "rollover" of all or any part of the amount of such distribution to a Roth IRA which they establish. The conversion of non-Roth accounts triggers current taxation (but is not subject to a 10% early distribution penalty). Once an Annuity has been purchased, regular Roth IRA contributions will be accepted to the extent permitted by law. In addition, an individual receiving an eligible rollover distribution from a designated Roth account under an employer plan may roll over the distribution to a Roth IRA even if the individual is not eligible to make regular contributions to a Roth IRA.

Non-spouse Beneficiaries receiving a distribution from an employer sponsored retirement plan under sections 401(a) or 403(b) of the Code can also directly roll over contributions to a Roth IRA. However, it is our understanding of the Code that non-spouse Beneficiaries cannot "rollover" benefits from a traditional IRA to a Roth IRA.

TDAs. In general, you may own a Tax Deferred Annuity (also known as a TDA, Tax Sheltered Annuity (TSA), 403(b) plan or 403(b) annuity) if you are an employee of a tax-exempt organization (as defined under Code Section 501(c)(3)) or a public educational organization, and you may make contributions to a TDA so long as your employer maintains such a plan and your rights to the annuity are nonforfeitable. Contributions to a TDA, and any earnings, are not taxable until distribution. You may also make contributions to a TDA under a salary reduction agreement, generally up to a maximum of $16,500 in 2011. Individuals participating in a TDA who are age 50 or above by the end of the year will be permitted to contribute an additional $5,500 in 2011. This amount is indexed for inflation. Further, you may roll over TDA amounts to another TDA or an IRA. You may also roll over TDA amounts to a qualified retirement plan, a SEP and a 457 government plan. A contract may generally only qualify as a TDA if distributions of salary deferrals (other than "grandfathered" amounts held as of December 31, 1988) may be made only on account of:

. Your attainment of age 59 1/2;

. Your severance of employment;

. Your death;

. Your total and permanent disability; or

. Hardship (under limited circumstances, and only related to salary deferrals, not including earnings attributable to these amounts).

In any event, you must begin receiving distributions from your TDA by April 1/st/ of the calendar year after the calendar year you turn age 70 1/2 or retire, whichever is later. These distribution limits do not apply either to transfers or exchanges of investments

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under the contract, or to any "direct transfer" of your interest in the contract to another employer's TDA plan or mutual fund "custodial account" described under Code Section 403(b)(7). Employer contributions to TDAs are subject to the same general contribution, nondiscrimination, and minimum participation rules applicable to "qualified" retirement plans.

CAUTION: Under IRS regulations we can accept contributions, transfers and rollovers only if we have entered into an information-sharing agreement, or its functional equivalent, with the applicable employer or its agent. In addition, in order to comply with the regulations, we will only process certain transactions (e.g, transfers, withdrawals, hardship distributions and, if applicable, loans) with employer approval. This means that if you request one of these transactions we will not consider your request to be in Good Order, and will not therefore process the transaction, until we receive the employer's approval in written or electronic form.

REQUIRED MINIMUM DISTRIBUTIONS AND PAYMENT OPTIONS If you hold the contract under an IRA (or other tax-favored plan), required minimum distribution rules must be satisfied. This means that generally payments must start by April 1 of the year after the year you reach age 70 1/2 and must be made for each year thereafter. For a TDA or a 401(a) plan for which the participant is not a greater than 5% Owner of the employer, this required beginning date can generally be deferred to retirement, if later. Roth IRAs are not subject to these rules during the Owner's lifetime. The amount of the payment must at least equal the minimum required under the IRS rules. Several choices are available for calculating the minimum amount. More information on the mechanics of this calculation is available on request. Please contact us at a reasonable time before the IRS deadline so that a timely distribution is made. Please note that there is a 50% tax penalty on the amount of any required minimum distribution not made in a timely manner. Required minimum distributions are calculated based on the sum of the Account Value and the actuarial value of any additional living and death benefits from optional riders that you have purchased under the contract. As a result, the required minimum distributions may be larger than if the calculation were based on the Account Value only, which may in turn result in an earlier (but not before the required beginning date) distribution of amounts under the Annuity and an increased amount of taxable income distributed to the Annuity Owner, and a reduction of payments under the living and death benefit optional riders.

You can use the Minimum Distribution option to satisfy the required minimum distribution rules for an Annuity without either beginning annuity payments or surrendering the Annuity. We will distribute to you the required minimum distribution amount, less any other partial withdrawals that you made during the year. Such amount will be based on the value of the contract as of December 31 of the prior year, but is determined without regard to other contracts you may own.

Although the IRS rules determine the required amount to be distributed from your IRA each year, certain payment alternatives are still available to you. If you own more than one IRA, you can choose to satisfy your minimum distribution requirement for each of your IRAs by withdrawing that amount from any of your IRAs. If you inherit more than one IRA or more than one Roth IRA from the same Owner, similar rules apply.

CHARITABLE IRA DISTRIBUTIONS.

The Pension Protection Act of 2006 included a charitable giving incentive permitting tax-free IRA distributions for charitable purposes. The Tax Relief, Unemployment Insurance Reauthorization, and Job Creation Act of 2010 extended this provision until the end of 2011.

For distributions in tax years beginning after 2005 and before 2012, the Act provides an exclusion from gross income, up to $100,000 for otherwise taxable IRA distributions from a traditional or Roth IRA that are qualified charitable distributions. To constitute a qualified charitable distribution, the distribution must be made (1) directly by the IRA trustee to certain qualified charitable organizations and (2) on or after the date the IRA owner attains age 70 1/2. Distributions that are excluded from income under this provision are not taken into account in determining the individual's deductions, if any, for charitable contributions.

The IRS has indicated that an IRA trustee is not responsible for determining whether a distribution to a charity is one that satisfies the requirements for the new income tax exclusion added by the Pension Protection Act. As a result the general rules for reporting IRA distributions apply.

REQUIRED DISTRIBUTIONS UPON YOUR DEATH FOR QUALIFIED ANNUITY CONTRACTS Upon your death under an IRA, Roth IRA, 403(b) or other employer sponsored plan, the designated Beneficiary may generally elect to continue the contract and receive required minimum distributions under the contract instead of receiving the death benefit in a single payment. The available payment options will depend on whether you die before the date required minimum distributions under the Code were to begin, whether you have named a designated Beneficiary and whether that Beneficiary is your surviving spouse.

. If you die after a designated Beneficiary has been named, the death benefit must be distributed by December 31/st/ of the year including the five year anniversary of the date of death, or as periodic payments not extending beyond the life or life expectancy of the designated Beneficiary (as long as payments begin by December 31/st/ of the year following the year of death). However, if your surviving spouse is the Beneficiary, the death benefit can be paid out over the life or life expectancy of your spouse with such payments beginning no later than December 31/st/ of the year following the year of death or December 31/st/ of

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the year in which you would have reached age 70 1/2, which ever is later.

Additionally, if the contract is payable to (or for the benefit of) your surviving spouse as sole primary beneficiary, the contract may be continued with your spouse as the Owner.

. If you die before a designated Beneficiary is named and before the date required minimum distributions must begin under the Code, the death benefit must be paid out by December 31/st/ of the year including the five year anniversary of the date of death. For contracts where multiple Beneficiaries have been named and at least one of the Beneficiaries does not qualify as a designated Beneficiary and the account has not been divided into separate accounts by December 31/st/ of the year following the year of death, such contract is deemed to have no designated Beneficiary. A designated Beneficiary may elect to apply the rules for no designated Beneficiary if those would provide a smaller payment requirement. For this distribution requirement also, 2009 shall not be included in the five year requirement period.

. If you die before a designated Beneficiary is named and after the date required minimum distributions must begin under the Code, the death benefit must be paid out at least as rapidly as under the method then in effect. For contracts where multiple Beneficiaries have been named and at least one of the Beneficiaries does not qualify as a designated Beneficiary and the account has not been divided into separate accounts by December 31/st/ of the year following the year of death, such contract is deemed to have no designated Beneficiary. A designated Beneficiary may elect to apply the rules for no designated Beneficiary if those would provide a smaller payment requirement.

A Beneficiary has the flexibility to take out more each year than mandated under the required minimum distribution rules.

Until withdrawn, amounts in a Qualified Annuity contract continue to be tax deferred. Amounts withdrawn each year, including amounts that are required to be withdrawn under the required minimum distribution rules, are subject to tax. You may wish to consult a professional tax advisor for tax advice as to your particular situation.

For a Roth IRA, if death occurs before the entire interest is distributed, the death benefit must be distributed under the same rules applied to IRAs where death occurs before the date required minimum distributions must begin under the Code.

TAX PENALTY FOR EARLY WITHDRAWALS FROM QUALIFIED ANNUITY CONTRACTS You may owe a 10% tax penalty on the taxable part of distributions received from an IRA, SEP, Roth IRA, TDA or qualified retirement plan before you attain age 59 1/2. Amounts are not subject to this tax penalty if:

. the amount is paid on or after you reach age 59 1/2 or die;

. the amount received is attributable to your becoming disabled; or

. generally the amount paid or received is in the form of substantially equal payments (as defined in the Code) not less frequently than annually. (Please note that substantially equal payments must continue until the later of reaching age 59 1/2 or 5 years. Modification of payments or additional contributions to the contract during that time period will result in retroactive application of the 10% tax penalty.)

Other exceptions to this tax may apply. You should consult your tax advisor for further details.

WITHHOLDING

We will withhold federal income tax at the rate of 20% for any eligible rollover distribution paid by us to or for a plan participant, unless such distribution is "directly" rolled over into another qualified plan, IRA (including the IRA variations described above), SEP, 457 government plan or TDA. An eligible rollover distribution is defined under the tax law as a distribution from an employer plan under 401(a), a TDA or a 457 governmental plan, excluding any distribution that is part of a series of substantially equal payments (at least annually) made over the life expectancy of the employee or the joint life expectancies of the employee and his designated Beneficiary, any distribution made for a specified period of 10 years or more, any distribution that is a required minimum distribution and any hardship distribution. Regulations also specify certain other items which are not considered eligible rollover distributions. We will not withhold for payments made from trustee owned contracts or for payments under a 457 plan. For all other distributions, unless you elect otherwise, we will withhold federal income tax from the taxable portion of such distribution at an appropriate percentage. The rate of withholding on annuity payments where no mandatory withholding is required is determined on the basis of the withholding certificate that you file with us. If you do not file a certificate, we will automatically withhold federal taxes on the following basis:

. For any annuity payments not subject to mandatory withholding, you will have taxes withheld by us as if you are a married individual, with 3 exemptions

. If no U.S. taxpayer identification number is provided, we will automatically withhold using single with zero exemptions as the default; and

. For all other distributions, we will withhold at a 10% rate.

We will provide you with forms and instructions concerning the right to elect that no amount be withheld from payments in the ordinary course. However, you should know that, in any event, you are liable for payment of federal income taxes on the taxable portion of the distributions, and you should consult with your tax advisor to find out more information on your potential liability if you fail to pay such taxes. There may be additional state income tax withholding requirements.

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ERISA REQUIREMENTS

ERISA (the "Employee Retirement Income Security Act of 1974") and the Code prevent a fiduciary and other "parties in interest" with respect to a plan (and, for these purposes, an IRA would also constitute a "plan") from receiving any benefit from any party dealing with the plan, as a result of the sale of the contract. Administrative exemptions under ERISA generally permit the sale of insurance/annuity products to plans, provided that certain information is disclosed to the person purchasing the contract. This information has to do primarily with the fees, charges, discounts and other costs related to the contract, as well as any commissions paid to any agent selling the contract. Information about any applicable fees, charges, discounts, penalties or adjustments may be found in the applicable sections of this prospectus. Information about sales representatives and commissions may be found in the sections of this prospectus addressing distribution of the Annuities.

Other relevant information required by the exemptions is contained in the contract and accompanying documentation.

Please consult with your tax advisor if you have any questions about ERISA and these disclosure requirements.

SPOUSAL CONSENT RULES FOR RETIREMENT PLANS - QUALIFIED CONTRACTS If you are married at the time your payments commence, you may be required by federal law to choose an income option that provides survivor annuity income to your spouse, unless your spouse waives that right. Similarly, if you are married at the time of your death, federal law may require all or a portion of the Death Benefit to be paid to your spouse, even if you designated someone else as your Beneficiary. A brief explanation of the applicable rules follows. For more information, consult the terms of your retirement arrangement.

DEFINED BENEFIT PLANS AND MONEY PURCHASE PENSION PLANS.

If you are married at the time your payments commence, federal law requires that benefits be paid to you in the form of a "qualified joint and survivor annuity" (QJSA), unless you and your spouse waive that right, in writing. Generally, this means that you will receive a reduced payment during your life and, upon your death, your spouse will receive at least one-half of what you were receiving for life. You may elect to receive another income option if your spouse consents to the election and waives his or her right to receive the QJSA. If your spouse consents to the alternative form of payment, your spouse may not receive any benefits from the plan upon your death. Federal law also requires that the plan pay a Death Benefit to your spouse if you are married and die before you begin receiving your benefit. This benefit must be available in the form of an annuity for your spouse's lifetime and is called a "qualified pre-retirement survivor annuity" (QPSA). If the plan pays Death Benefits to other Beneficiaries, you may elect to have a Beneficiary other than your spouse receive the Death Benefit, but only if your spouse consents to the election and waives his or her right to receive the QPSA. If your spouse consents to the alternate Beneficiary, your spouse will receive no benefits from the plan upon your death. Any QPSA waiver prior to your attaining age 35 will become null and void on the first day of the calendar year in which you attain age 35, if still employed.

DEFINED CONTRIBUTION PLANS (INCLUDING 401(K) PLANS AND ERISA 403(B) ANNUITIES). Spousal consent to a distribution is generally not required. Upon your death, your spouse will receive the entire Death Benefit, even if you designated someone else as your Beneficiary, unless your spouse consents in writing to waive this right. Also, if you are married and elect an annuity as a periodic income option, federal law requires that you receive a QJSA (as described above), unless you and your spouse consent to waive this right.

IRAS, NON-ERISA 403(B) ANNUITIES, AND 457 PLANS.

Spousal consent to a distribution usually is not required. Upon your death, any Death Benefit will be paid to your designated Beneficiary.

GIFTS AND GENERATION-SKIPPING TRANSFERS

If you transfer your contract to another person for less than adequate consideration, there may be gift tax consequences in addition to income tax consequences. Also, if you transfer your contract to a person two or more generations younger than you (such as a grandchild or grandniece) or to a person that is more than 37 1/2 years younger than you, there may be generation-skipping transfer tax consequences.

ADDITIONAL INFORMATION

For additional information about federal tax law requirements applicable to IRAs and Roth IRAs, see the IRA Disclosure Statement or Roth IRA Disclosure Statement, as applicable.

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OTHER INFORMATION

PRUCO LIFE AND THE SEPARATE ACCOUNT

PRUCO LIFE. Pruco Life Insurance Company (Pruco Life) is a stock life insurance company organized in 1971 under the laws of the State of Arizona. It is licensed to sell life insurance and annuities in the District of Columbia, Guam and in all states except New York. Pruco Life is a wholly-owned subsidiary of The Prudential Insurance Company of America (Prudential), a New Jersey stock life insurance company that has been doing business since 1875. Prudential is an indirect wholly-owned subsidiary of Prudential Financial, Inc. (Prudential Financial), a New Jersey insurance holding company. No company other than Pruco Life has any legal responsibility to pay amounts that it owes under its annuity contracts. Among other things, this means that where you participate in an optional living benefit or death benefit and the value of that benefit (e.g., the Protected Withdrawal Value, for Highest Daily Lifetime Income) exceeds your current Account Value, you would rely solely on the ability of Pruco Life to make payments under the benefit out of its own assets. Prudential Financial, however, exercises significant influence over the operations and capital structure of Pruco Life. As Pruco Life's ultimate parent, Prudential Financial, however, exercises significant influence over the operations and capital structure of Pruco Life.

Pruco Life incorporates by reference into the prospectus its latest annual report on Form 10-K filed pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (Exchange Act) since the end of the fiscal year covered by its latest annual report. In addition, all documents subsequently filed by Pruco Life pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act also are incorporated into the prospectus by reference. Pruco Life will provide to each person, including any beneficial Owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference into the prospectus but not delivered with the prospectus. Such information will be provided upon written or oral request at no cost to the requester by writing to Pruco Life Insurance Company, One Corporate Drive, Shelton, CT 06484 or by calling 800-752-6342. Pruco Life files periodic reports as required under the Exchange Act. The public may read and copy any materials that Pruco Life files with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 202-551-8090. The SEC maintains an Internet site that contains reports, proxy, and information statements, and other information regarding issuers that file electronically with the SEC (see http://www.sec.gov). Our internet address is http://www.prudentialannuities.com.

Pruco Life conducts the bulk of its operations through staff employed by it or by affiliated companies within the Prudential Financial family. Certain discrete functions have been delegated to non-affiliates that could be deemed "service providers" or "administrators" under the Investment Company Act of 1940. The entities engaged by Pruco Life may change over time. As of December 31, 2010, non-affiliated entities that could be deemed service providers to Pruco Life and/or another insurer within the Prudential Annuities business unit consisted of the following: Alliance-One Services Inc. (administration of variable life policies) located at 55 Hartland Street, East Hartford CT 06108, Ascensus (qualified plan administrator) located at 200 Dryden Road, Dresher, PA 19025, Alerus Retirement Solutions (qualified plan administrator) ,State Street Financial Center One, Lincoln Street, Boston, MA 02111, Aprimo (fulfillment of marketing materials), 510 East 96/th/ Street, Suite 300, Indianapolis, IN 46240, Blue Frog Solutions, Inc. (order entry systems provider) located at 555 SW 12th Ave, Suite 202, Pompano Beach, FL 33069, Broadridge Investor Communication Solutions, Inc. (proxy tabulation services), 51 Mercedes Way, Edgewood, NY 11717, Consona (maintenance and storage of administrative documents), 333 Allegheny Avenue, Suite 301 North, Oakmont, PA 15139-2066, Depository Trust & Clearing Corporation (clearing and settlement services), 55 Water Street, 26/th/ Floor, New York, NY 10041, DG3 North America, Inc. (proxy and prospectus printing and mailing services), 100 Burma Road, Jersey City, NJ 07305, DST Systems, Inc. (clearing and settlement services), 4900 Main, 7/th/ Floor, Kansas City, MO 64112, EBIX, Inc. (order-entry system), 5 Concourse Parkway, Suite 3200, Atlanta, GA 30328, ExlService Holdings, Inc., (administration of annuity contracts), 350 Park Avenue, 10th Floor, New York, NY 10022, Diversified Information Technologies Inc. (records management), 123 Wyoming Avenue, Scranton, PA 18503, Fiserv (composition, printing and mailing of confirmation and quarterly statements), 881 Main Street, Manchester, CT 06040, Fosdick Fulfillment Corp. (fulfillment of prospectuses and marketing materials), 26 Barnes Industrial Park Road, North Wallingford, CT 06492, Insurance Technologies (annuity illustrations), 38120 Amrhein Ave., Livonia, MI 48150, Lason Systems, Inc. (contract printing and mailing), 1305 Stephenson Highway, Troy, MI 48083, Morningstar Associates LLC (asset allocation recommendations) , 225 West Wacker Drive Chicago, IL 60606, National Financial Services (clearing and settlement services), NEPS, LLC (composition, printing, and mailing of contracts and benefit documents), 12 Manor Parkway, Salem, NJ 03079, Pershing LLC (order-entry systems provider), One Pershing Plaza, Jersey City, NJ 07399, RR Donnelley Receivables, Inc. (printing annual reports and prospectuses), 111 South Wacker Drive, Chicago, IL 60606-4301, Skywire Software (composition, printing, and mailing of contracts and benefit documents), 150 Post Street, Suite 500, San Francisco, CA 94108, VG Reed & Sons, Inc. (printing and fulfillment of annual reports), 1002 South 12th Street, Louisville, KY 40210, William B. Meyer (printing and fulfillment of prospectuses and marketing materials), 255 Long Beach Boulevard, Stratford, CT 06615.

THE SEPARATE ACCOUNT. We have established a Separate Account, the Pruco Life Flexible Premium Variable Annuity Account (Separate Account), to hold the assets that are associated with the variable annuity contracts. The Separate Account was established under Arizona law on June 16, 1995, and is registered with the SEC under the Investment Company Act of 1940 as a unit investment trust, which is a type of investment company. The assets of the Separate Account are held in the name of Pruco Life

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and legally belong to us. These assets are kept separate from all of our other assets and may not be charged with liabilities arising out of any other business we may conduct. Income, gains, and losses, whether or not realized, for assets allocated to the Separate Account are, in accordance with the Annuities, credited to or charged against the Separate Account without regard to other income, gains, or losses of Pruco Life. The obligations under the Annuities are those of Pruco Life, which is the issuer of the Annuities and the depositor of the Separate Account. More detailed information about Pruco Life, including its audited consolidated financial statements, is provided in the Statement of Additional Information.

We may offer new Sub-accounts, eliminate Sub-accounts, or combine Sub-accounts at our sole discretion. We may also close Sub-accounts to additional Purchase Payments on existing Annuities or close Sub-accounts for Annuities purchased on or after specified dates. We will first notify you and receive any necessary SEC and/or state approval before making such a change. If an underlying mutual fund is liquidated, we will ask you to reallocate any amount in the liquidated fund. If you do not reallocate these amounts, we will reallocate such amounts only in accordance with guidance provided by the SEC or its staff (or after obtaining an order from the SEC, if required). We reserve the right to substitute underlying portfolios, as allowed by applicable law. If we make a fund substitution or change, we may change the Annuity contract to reflect the substitution or change. We do not control the underlying mutual funds, so we cannot guarantee that any of those funds will always be available.

If you are enrolled in a Dollar Cost Averaging, Automatic Rebalancing, or comparable programs while an underlying fund merger, substitution or liquidation takes place, unless otherwise noted in any communication from us, your Account Value invested in such underlying fund will be transferred automatically to the designated surviving fund in the case of mergers, the replacement fund in the case of substitutions, and an available Money Market Fund in the case of fund liquidations. Your enrollment instructions will be automatically updated to reflect the surviving fund, the replacement fund or a Money Market Fund for any continued and future investments.

With the MVA Options, we use a separate account of Pruco Life different from the Pruco Life Flexible Premium Variable Annuity Account discussed above. This separate account is not registered under the Investment Company Act of 1940. Moreover, you do not participate in the appreciation or depreciation of the assets held by that separate account.

SERVICE FEES PAYABLE TO PRUCO LIFE

Pruco Life and/or our affiliates receive substantial and varying administrative service payments, Rule 12b-1 fees, and "revenue sharing" payments from certain underlying Portfolios or related parties. Rule 12b-1 fees compensate our affiliated principal underwriter for distribution, marketing, and/or servicing functions. Administrative services payments compensate us for providing administrative services with respect to Annuity Owners invested indirectly in the Portfolio, which include duties such as recordkeeping shareholder services, and the mailing of periodic reports. We receive administrative services fees with respect to both affiliated underlying Portfolios and unaffiliated underlying Portfolios. The administrative services fees we receive from affiliates originate from the assets of the affiliated Portfolio itself and/or the assets of the Portfolio's investment advisor. In recognition of the administrative services provided by the relevant affiliated insurance companies, the investment advisors to certain affiliated Portfolios also make "revenue sharing" payments to such affiliated insurance companies. In any case, the existence of these payments tends to increase the overall cost of investing in the Portfolio. In addition, because these payments are made to us, allocations you make to these affiliated underlying Portfolios benefit us financially.

We collect these payments and fees under agreements between us and a Portfolio's principal underwriter, transfer agent, investment advisor and/or other entities related to the Portfolio.

The 12b-1 fees and administrative services fees that we receive may vary among the different fund complexes that are part of our investment platform. Thus, the fees we collect may be greater or smaller, based on the Portfolios that you select. In addition, we may consider these payments and fees, among a number of factors, when deciding to add or keep a Portfolio on the "menu" of Portfolios that we offer through the Annuity. Please see the table entitled "Underlying Mutual Fund Portfolio Annual Expenses" for a listing of the Portfolios that pay a 12b-1 fee.

With respect to administrative services fees, the maximum fee that we receive is equal to 0.40% of the average assets allocated to the Portfolio(s) under the Annuity. We expect to make a profit on these fees.

In addition, an investment advisor, sub-advisor or distributor of the underlying Portfolios may also compensate us by providing reimbursement, defraying the costs of, or paying directly for, among other things, marketing and/or administrative services and/or other services they provide in connection with the Annuity. These services may include, but are not limited to: sponsoring or co-sponsoring various promotional, educational or marketing meetings and seminars attended by distributors, wholesalers, and/or broker dealer firms' registered representatives, and creating marketing material discussing the contract, available options, and underlying Portfolios. The amounts paid depend on the nature of the meetings, the number of meetings attended by the advisor, sub-advisor, or distributor, the number of participants and attendees at the meetings, the costs expected to be incurred, and the level of the advisor's, sub-advisor's or distributor's participation. These payments or reimbursements may not be offered by all advisors, sub-advisors, or distributors, and the amounts of such payments may vary between and among each advisor, sub-advisor, and distributor depending on their respective participation.

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During 2010, with regard to amounts that were paid under these kinds of arrangements described immediately above, the amounts ranged from approximately $569 to approximately $776,553. These amounts may have been paid to one or more Prudential-affiliated insurers issuing individual variable annuities.

LEGAL STRUCTURE OF THE UNDERLYING FUNDS

Each underlying mutual fund is registered as an open-end management investment company under the Investment Company Act of 1940. Shares of the underlying mutual fund Portfolios are sold to Separate Accounts of life insurance companies offering variable annuity and variable life insurance products. The shares may also be sold directly to qualified pension and retirement plans.

VOTING RIGHTS

We are the legal owner of the shares of the underlying mutual funds in which the Sub-accounts invest. However, under current SEC rules, you have voting rights in relation to Account Value maintained in the Sub-accounts. If an underlying mutual fund portfolio requests a vote of shareholders, we will vote our shares based on instructions received from Owners with Account Value allocated to that Sub-account. Owners have the right to vote an amount equal to the number of shares attributable to their contracts. If we do not receive voting instructions in relation to certain shares, we will vote those shares in the same manner and proportion as the shares for which we have received instructions. This voting procedure is sometimes referred to as "mirror voting" because, as indicated in the immediately preceding sentence, we mirror the votes that are actually cast, rather than decide on our own how to vote. We will also "mirror vote" shares that are owned directly by us or an affiliate (excluding shares held in the separate account of an affiliated insurer). In addition, because all the shares of a given mutual fund held within our Separate Account are legally owned by us, we intend to vote all of such shares when that underlying fund seeks a vote of its shareholders. As such, all such shares will be counted towards whether there is a quorum at the underlying fund's shareholder meeting and towards the ultimate outcome of the vote. Thus, under "mirror voting", it is possible that the votes of a small percentage of contract holders who actually vote will determine the ultimate outcome. We will furnish those Owners who have Account Value allocated to a Sub-account whose underlying mutual fund portfolio has requested a "proxy" vote with proxy materials and the necessary forms to provide us with their voting instructions. Generally, you will be asked to provide instructions for us to vote on matters such as changes in a fundamental investment strategy, adoption of a new investment advisory agreement, or matters relating to the structure of the underlying mutual fund that require a vote of shareholders. We reserve the right to change the voting procedures described above if applicable SEC rules change.

Advanced Series Trust (the "Trust") has obtained an exemption from the Securities and Exchange Commission that permits its co-investment advisers, AST Investment Services, Inc. and Prudential Investments LLC, subject to approval by the Board of Trustees of the Trust, to change sub-advisors for a Portfolio and to enter into new sub-advisory agreements, without obtaining shareholder approval of the changes. This exemption (which is similar to exemptions granted to other investment companies that are organized in a similar manner as the Trust) is intended to facilitate the efficient supervision and management of the sub-advisors by AST Investment Services, Inc., Prudential Investments LLC and the Trustees. The Trust is required, under the terms of the exemption, to provide certain information to shareholders following these types of changes. We may add new Sub-accounts that invest in a series of underlying funds other than the Trust. Such series of funds may have a similar order from the SEC. You also should review the prospectuses for the other underlying funds in which various Sub-accounts invest as to whether they have obtained similar orders from the SEC.

MATERIAL CONFLICTS

It is possible that differences may occur between companies that offer shares of an underlying mutual fund portfolio to their respective Separate Accounts issuing variable annuities and/or variable life insurance products. Differences may also occur surrounding the offering of an underlying mutual fund portfolio to variable life insurance policies and variable annuity contracts that we offer. Under certain circumstances, these differences could be considered "material conflicts," in which case we would take necessary action to protect persons with voting rights under our variable annuity contracts and variable life insurance policies against persons with voting rights under other insurance companies' variable insurance products. If a "material conflict" were to arise between Owners of variable annuity contracts and variable life insurance policies issued by us we would take necessary action to treat such persons equitably in resolving the conflict. "Material conflicts" could arise due to differences in voting instructions between Owners of variable life insurance and variable annuity contracts of the same or different companies. We monitor any potential conflicts that may exist.

CONFIRMATIONS, STATEMENTS, AND REPORTS

We send any statements and reports required by applicable law or regulation to you at your last known address of record. You should therefore give us prompt notice of any address change. We reserve the right, to the extent permitted by law and subject to your prior consent, to provide any prospectus, prospectus supplements, confirmations, statements and reports required by applicable law or regulation to you through our Internet Website at www.prudentialannuities.com or any other electronic means, including diskettes or CD ROMs. We generally send a confirmation statement to you each time a transaction is made affecting Account Value, such as making additional Purchase Payments, transfers, exchanges or withdrawals. We also send quarterly statements detailing the activity affecting your Annuity during the calendar quarter, if there have been transactions during the quarter. We may confirm regularly scheduled transactions, including, but not limited to the Annual Maintenance Fee, Systematic Withdrawals (including 72(t)/72(q) payments and Required Minimum Distributions), electronic funds transfer, Dollar Cost

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Averaging, auto rebalancing, and the Custom Portfolios Program in quarterly statements instead of confirming them immediately. You should review the information in these statements carefully. You may request additional reports. We reserve the right to charge $50 for each such additional report, but may waive that charge in the future. We will also send an annual report and a semi-annual report containing applicable financial statements for the portfolios to Owners or, with your prior consent, make such documents available electronically through our Internet Website or other electronic means.

DISTRIBUTION OF ANNUITIES OFFERED BY PRUCO LIFE

Prudential Annuities Distributors, Inc. (PAD), a wholly-owned subsidiary of Prudential Annuities, Inc., is the distributor and principal underwriter of the annuities offered through this prospectus. PAD acts as the distributor of a number of annuity and life insurance products. PAD's principal business address is One Corporate Drive, Shelton, Connecticut 06484. PAD is registered as a broker-dealer under the Securities Exchange Act of 1934 (Exchange Act), and is a member of the Financial Industry Regulatory Authority (FINRA). Each Annuity is offered on a continuous basis. PAD enters into distribution agreements with broker/dealers who are registered under the Exchange Act and with entities that may offer the Annuities but are exempt from registration

(firms). Applications for each Annuity are solicited by registered representatives of those firms. In addition, PAD may offer the Annuity directly to potential purchasers.

Under the selling agreements, commissions may be paid to firms on sales of the Annuity according to one or more schedules. The registered representative will receive all or a portion of the compensation, depending on the practice of his or her firm. Commissions are generally based on a percentage of Purchase Payments made, up to a maximum of 2.0% for the Advisor Series. Alternative compensation schedules are available that generally provide a lower initial commission plus ongoing quarterly compensation based on all or a portion of Unadjusted Account Value. We may also provide compensation to the distributing firm for providing ongoing service to you in relation to the Annuity. Commissions and other compensation paid in relation to the Annuity do not result in any additional charge to you or to the Separate Account. Compensation varies by Annuity product, and such differing compensation could be a factor in which Annuity a Financial Professional recommends to you.

In addition, in an effort to promote the sale of our products (which may include the placement of Pruco Life and/or the Annuity on a preferred or recommended company or product list and/or access to the firm's registered representatives), we or PAD may enter into compensation arrangements with certain broker/dealers firms with respect to certain or all registered representatives of such firms under which such firms may receive separate compensation or reimbursement for, among other things, training of sales personnel and/or marketing and/or administrative services and/or other services they provide to us or our affiliates. These services may include, but are not limited to: educating customers of the firm on the Annuity's features; conducting due diligence and analysis; providing office access, operations and systems support; holding seminars intended to educate registered representatives and make them more knowledgeable about the Annuities; providing a dedicated marketing coordinator; providing priority sales desk support; and providing expedited marketing compliance approval and preferred programs to PAD. We or PAD also may compensate third-party vendors, for services that such vendors render to broker-dealer firms. To the extent permitted by the FINRA rules and other applicable laws and regulations, PAD may pay or allow other promotional incentives or payments in the forms of cash or non-cash compensation (e.g., gifts, occasional meals and entertainment, sponsorship of training and due diligence events). These arrangements may not be offered to all firms and the terms of such arrangements may differ between firms. In addition, we or our affiliates may provide such compensation, payments and/or incentives to firms arising out of the marketing, sale and/or servicing of variable annuities or life insurance offered by different Prudential business units.

This Annuity will be offered on a fee-based variable annuity platform offered by LPL Financial LLC ("LPL") through LPL's Strategic Asset Management advisory program. In connection with that platform, LPL entered into agreements with several variable annuity issuers, including Pruco Life Insurance Company and Pruco Life Insurance Company of New Jersey, under which such insurers agreed to make upfront and ongoing contributions to defray the technology and systems costs associated with the operation and maintenance of LPL's platform. LPL in turn agreed, through November 2012, to limit the variable annuities offered through its platform to those issued by such insurers. Because LPL benefited from the contributions from such annuity insurers, there may be a conflict between LPL's financial interest and its ability to use strictly objective factors to select and/or retain variable annuities available on the platform. However, LPL does not guarantee that such insurers' variable annuities actually will be used in any client account.

The list below identifies three general types of payments that PAD pays which are broadly defined as follows:

. Percentage Payments based upon "Assets under Management" or "AUM": This type of payment is a percentage payment that is based upon the total assets, subject to certain criteria in certain Pruco Life products.

. Percentage Payments based upon sales: This type of payment is a percentage payment that is based upon the total amount of money received as Purchase Payments under Pruco Life annuity products sold through the firm (or its affiliated broker-dealers).

. Fixed Payments: These types of payments are made directly to or in sponsorship of the firm (or its affiliated broker-dealers). Examples of arrangements under which such payments may be made currently include, but are not limited to: sponsorships, conferences (national, regional and top producer), speaker fees, promotional items and reimbursements to firms for marketing activities or services paid by the firms and/or their registered representatives. The amount of these payments varies widely because some payments may encompass only a single event, such as a conference, and others have a much broader scope. In addition, we may make payments periodically during the relationship for systems, operational and other support.

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The list below includes the names of the firms (or their affiliated broker/dealers) that we are aware (as of December 31, 2010) received payment with respect to our annuity business generally during 2010 (or as to which a payment amount was accrued during 2010). The firms listed below include those receiving payments in connection with marketing of products issued by Pruco Life Insurance Company and Pruco Life Insurance Company of New Jersey. Your registered representative can provide you with more information about the compensation arrangements that apply upon request. During 2010, the least amount paid, and greatest amount paid, were $19.33 and $5,253,573.10, respectively. Each of these Annuities also is distributed by other selling firms that previously were appointed only with our affiliate Prudential Annuities Life Assurance Corporation ("PALAC"). Such other selling firms may have received compensation similar to the types discussed above with respect to their sale of PALAC annuities. In addition, such other selling firms may, on a going forward basis, receive substantial compensation that is not reflected in this 2010 retrospective depiction.

NAME OF FIRM:

1/st/ Global Capital Corp.

AFA Financial Group

Allegheny Investments Ltd

Allen & Company of Florida, Inc.

Allstate Financial Services, LLC

American Financial Associates

American Portfolio Financial Services Inc.
Ameriprise Financial Inc.
Ameritas Investment Corp.
Anchor Bay Securities, LLC
Arete Wealth Management
Arvest Asset Management
Askar Corporation
Ausdal Financial Partners, Inc.
AXA Advisors, LLC
Banc of America Invest. SVS (SO)
BB&T Investment Services, Inc.
BBVA Compass Investment Solutions, Inc.
BCG Securities, Inc.
Berthel Fisher & Company
BFT Financial Group, LLC
Brookstone Securities, Inc.
Cadaret, Grant & Co., Inc.
Calton & Associates, Inc.
Cambridge Investment Research, Inc.
Cantella & Co., Inc.
Cape Securities, Inc.
Capital Analysts
Capital Financial Services, Inc.
Capital Growth Resources
Capital Group Sec. Inc., The
Capital Investment Group, Inc.
Capital One Investment Services, LLC
Capitol Securities Management, Inc.
CCO Investment Services Corp.
Centaurus Financial, Inc.
CFD Investments, Inc.
Chase Investment Services
Comerica Securities, Inc.
Commonwealth Financial Network
Compak Securities
Comprehensive Asset Management
Cornerstone Financial
Crescent Securities Group
Crown Capital Securities, LP
CUNA Brokerage Services, Inc.
CUSO Financial Services, LP
DeWaay Financial Network, LLC
Elliott Davis Brokerage Services, LLC
Equity Services, Inc.
Essex Financial Services, Inc.
Fifth Third Securities, Inc.
Financial Advisers of America LLC
Financial Network Investment
Financial Planning Consultants
Financial Telesis Inc.
Financial West Group
Fintegra, LLC
First Allied Securities, Inc.
First Brokerage America, LLC
First Citizens Investor Services Inc
First Financial Equity Corp.
First Heartland Capital, Inc.
First Southeast Investor Services
First Tennessee Brokerage, Inc.
First Western Advisors
Florida Investment Advisers
Foothill Securities, Inc.
Fortune Financial Services, Inc.
Founders Financial Securities, LLC
Frost Brokerage Services
FSC Securities Corp.
FSIC
 G.A. Repple & Company
GBS - Life Plans Unlimited
Garden State Securities, Inc.
Gary Goldberg & Co., Inc.
Geneos Wealth Management, Inc.
Genworth Financial Securities Corp.
Girard Securities, Inc.
Great American Advisors, Inc.
Great Nation Investment Corp.
GWN Securities, Inc.
H. Beck, Inc.
Hantz Financial Services, Inc.
HBW Securities LLC
H.D. Vest Investment
Harbor Financial Services LLC
Harbour Investments, Inc.
Heim, Young & Associates, Inc.
Hornor, Townsend & Kent, Inc.
Huntleigh Securities
IMS Securities
Independent Financial Grp, LLC
Infinex Investments, Inc.
ING Financial Partners, Inc.
Institutional Securities Corp.
Intervest International Equities Corp.
Invest Financial Corporation
Investacorp
Investment Centers of America
Investment Professionals
Investors Capital Corporation
J.J.B. Hilliard Lyons, Inc.
J.P. Turner & Company, LLC
J.W. Cole Financial, Inc.
Janney Montgomery Scott, LLC
Key Investment Services LLC
KMS Financial Services, Inc.
Kovack Securities, Inc.
LaSalle St. Securities, LLC
Legend Equities Corporation
Legg Mason
Lincoln Financial Advisors
Lincoln Financial Securities Corporation
Lincoln Investment Planning
Lombard Securities Inc.
LPL Financial Corporation
M Holdings Securities, Inc.
Matrix Capital Group, Inc.
McClurg Capital Corporation
Merrill Lynch
MetLife
MICG Investment Mgmt,LLC
Michigan Securities, Inc.
Mid-Atlantic Capital Corp.
MML Investors Services, Inc.
Moloney Securities Company
Money Concepts Capital Corp.
Morgan Keegan & Company
Morgan Stanley Smith Barney
MTL Equity Products, Inc.
Multi Financial Securities Corp.
National Planning Corporation
National Securities Corp.
Nationwide Securities, LLC
New England Securities Corp.
Newbridge Securities Corp.
Next Financial Group, Inc.
NFP Securities, Inc.
North Ridge Securities Corp.
OFG Financial Services, Inc.

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OneAmerica Securities, Inc.
Oppenheimer & Co., Inc.
Pacific Financial Associates, Inc.
Pacific West Securities, Inc.
Packerland Brokerage Services, Inc.
Park Avenue Securities, LLC
Paulson Investment Co., Inc.
People's Securities, Inc.
PlanMember Securities Corp.
PNC Investments, LLC
Presidential Brokerage, Inc.
Prime Capital Services, Inc.
PrimeVest Financial Services
Princor Financial Services Corp.
ProEquities, Inc.
Prospera Financial Services, Inc.
Pruco Securities LLC
Purshe Kaplan Sterling Investments
QA3 Financial Corp.
Questar Capital Corporation
Raymond James & Associates, Inc.
Raymond James Financial Services
RBC Capital Markets Corporation
Resource Horizons Group
RNR Securities, LLC
Robert W. Baird & Co., Inc.
Rothman Securities
Royal Alliance Associates, Inc.
Sagepoint Financial, Inc.
Sammons Securities Co., LLC
Saunders Discount Brokerage, Inc.
SCF Securities, Inc.
Scott & Stringfellow, Inc.
Securian Financial Services, Inc.
Securities America, Inc.
Securities Service Network, Inc.
Sigma Financial Corporation
Signator Investors, Inc.
SII Investments, Inc.
SMH Capital, Inc.
Southwest Securities, Inc.
Spire Securities LLC
Stephens Insurance Svcs. Inc.
Sterne Agee Financial Services, Inc.
Stifel Nicolaus & Co., Inc.
Strategic Fin Alliance Inc.
Summit Brokerage Services, Inc.
Summit Equities, Inc.
Sunset Financial Services, Inc.
SunTrust Investment Services, Inc.
Symetra Investment Services Inc.
TFS Securities, Inc.
The Investment Center
The Leaders Group, Inc.
The O.N. Equity Sales Co.
The Prudential Insurance Company of America
Thoroughbred Financial Services
Tower Square Securities, Inc.
TransAmerica Financial Advisors, Inc.
Triad Advisors, Inc.
Trustmont Financial Group, Inc.
UBS Financial Services, Inc.
Unionbanc Investment Serv. LLC
United Brokerage Services, Inc.
United Planners Financial Services
USA Financial Securities Corp.
US Bank
UVEST Financial Services Group, Inc.
VALIC Financial Advisors, Inc
Valmark Securities, Inc.
VSR Financial Services, Inc.
Waddell & Reed Inc.
Wall Street Financial Group
Walnut Street Securities, Inc.
Wayne Hummer Investments LLC
Wedbush Morgan Securities
Wells Fargo Advisors LLC
Wells Fargo Advisors LLC - Wealth
Wells Fargo Investments, LLC
Wescom Financial Services LLC
Western International Securities, Inc.
WFG Investments, Inc.
Wilbanks Securities, Inc.
Woodbury Financial Services, Inc.
World Equity Group, Inc.
World Group Securities, Inc.
WRP Investments, Inc.
Wunderlich Securities

You should note that firms and individual registered representatives and branch managers with some firms participating in one of these compensation arrangements might receive greater compensation for selling the Annuities than for selling a different annuity that is not eligible for these compensation arrangements. While compensation is generally taken into account as an expense in considering the charges applicable to a contract product, any such compensation will be paid by us or PAD and will not result in any additional charge to you. Your registered representative can provide you with more information about the compensation arrangements that apply upon request.

This Annuity is sold through firms that are unaffiliated with us, and also is sold through an affiliated firm called Pruco Securities, LLC. Pruco Securities, LLC is an indirect wholly-owned subsidiary of Prudential Financial that sells variable annuities and variable life insurance (among other products) through its registered representatives. Pruco Securities, LLC also serves as principal underwriter of certain variable life insurance contracts issued by subsidiary insurers of Prudential Financial.

FINANCIAL STATEMENTS

The financial statements of the Separate Account and Pruco Life are included in the Statement of Additional Information.

INDEMNIFICATION

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

LEGAL PROCEEDINGS

Pruco Life is subject to legal and regulatory actions in the ordinary course of its business, including class action lawsuits. Pruco Life's pending legal and regulatory actions may include proceedings specific to it and proceedings generally applicable to business practices in the industry in which it operates. Pruco Life is subject to class action lawsuits and individual lawsuits involving a variety of issues, including sales practices, underwriting practices, claims payment and procedures, additional premium charges for premiums paid on a periodic basis, denial or delay of benefits, return of premiums or excessive premium charges and breaching fiduciary duties to customers. Pruco Life is subject to litigation involving commercial disputes with counterparties or partners and class action lawsuits and other litigation alleging, among other things, that it made improper or inadequate disclosures in connection with the sale of assets and annuity and investment products or charged excessive or impermissible fees on these

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products, recommended unsuitable products to customers, mishandled customer accounts or breached fiduciary duties to customers. Pruco Life may be a defendant in, or be contractually responsible to third parties for, class action lawsuits and individual litigation arising from its operations, including claims for breach of contract. Pruco Life is also subject to litigation arising out of its general business activities, such as its investments, contracts, leases and labor and employment relationships, including claims of discrimination and harassment and could be exposed to claims or litigation concerning certain business or process patents. Regulatory authorities from time to time make inquiries and conduct investigations and examinations relating particularly to Pruco Life and its products. In addition, Pruco Life, along with other participants in the businesses in which it engages, may be subject from time to time to investigations, examinations and inquiries, in some cases industry-wide, concerning issues or matters upon which such regulators have determined to focus. In some of Pruco Life's pending legal and regulatory actions, parties may seek large and/or indeterminate amounts, including punitive or exemplary damages. The outcome of a litigation or regulatory matter, and the amount or range of potential loss at any particular time, is often inherently uncertain.

In July 2010, Pruco Life and certain affiliates, as well as other life insurance industry participants, received a formal request for information from the State of New York Attorney General's Office in connection with its investigation into industry practices relating to life insurance policies for which death benefits, unless the beneficiary elects another settlement method, are placed in retained asset accounts, which earn interest and are subject to withdrawal in whole or in part at any time by the beneficiary. Pruco Life is cooperating with this investigation. Pruco Life has also been contacted by state insurance regulators and other governmental entities regarding retained asset accounts. In April 2010, a purported state-wide class action was filed against Prudential Insurance in Nevada state court alleging that Prudential Insurance delayed payment of death benefits and improperly retained undisclosed profits by placing death benefits in retained asset accounts. In January 2011, this action was dismissed. In February 2011, the plaintiff appealed the dismissal. An earlier case by the same plaintiff making substantially the same allegations was dismissed in federal court. In December 2010, a purported state-wide class action was filed in state court against Prudential Insurance and Prudential Financial and removed to federal court in Illinois. The complaint makes allegations under Illinois law substantially similar to the other retained asset account cases on behalf of a class of Illinois residents. In March 2011, an amended complaint dropping Prudential Financial, Phillips v. Prudential Insurance and Pruco Life, was filed. In July 2010, a purported nationwide class action was filed in Massachusetts federal court against Prudential Insurance relating to retained asset accounts associated with life insurance covering U.S. service members and veterans. Prudential Insurance has moved to dismiss the complaint. In November and December 2010, three additional purported class actions making substantially the same allegations on behalf of the same purported class of beneficiaries were filed against Prudential Insurance and Prudential Financial in New Jersey federal court. In March 2011, all four cases were consolidated in the Massachusetts federal court by the Judicial Panel on Multi-District Litigation and the motion to dismiss was denied. In October 2010, a purported nationwide class action was filed in Pennsylvania federal court on behalf of beneficiaries of ERISA-governed welfare benefit plans claiming that the use of retained asset accounts violates ERISA. Additional investigations, information requests, hearings, claims, litigation and adverse publicity may arise with respect to the retained asset accounts.

Pruco Life's litigation and regulatory matters are subject to many uncertainties, and given their complexity and scope, their outcome cannot be predicted. It is possible that Pruco Life's results of operations or cash flow in a particular quarterly or annual period could be materially affected by an ultimate unfavorable resolution of pending litigation and regulatory matters depending, in part, upon the results of operations or cash flow for such period. In light of the unpredictability of Pruco Life's litigation and regulatory matters, it is also possible that in certain cases an ultimate unfavorable resolution of one or more pending litigation or regulatory matters could have a material adverse effect on Pruco Life's financial position. Management believes, however, that, based on information currently known to it, the ultimate outcome of all pending litigation and regulatory matters, after consideration of applicable reserves and rights to indemnification, is not likely to have a material adverse effect on Pruco Life's financial position.

CONTENTS OF THE STATEMENT OF ADDITIONAL INFORMATION

The following are the contents of the Statement of Additional Information:

. Company

. Experts

. Principal Underwriter

. Payments Made to Promote Sale of Our Products

. Determination of Accumulation Unit Values

. Financial Statements

HOW TO CONTACT US

You can contact us by:

. calling our Customer Service Team at 1-888-PRU-2888 during our normal business hours, . writing to us via regular mail at Prudential Annuity Service Center, P.O. Box 7960, Philadelphia, PA 19176. NOTE: Failure to send mail to the proper address may result in a delay in our receiving and processing your request. . writing to us via overnight mail, certified, or registered mail delivery at the Prudential Annuity Service Center, 2101 Welsh Road, Dresher, PA 19025.

. accessing information about your Annuity through our Internet Website at www.prudentialannuities.com.

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You can obtain account information by calling our automated response system and at www.prudentialannuities.com, our Internet Website. Our Customer Service representatives are also available during business hours to provide you with information about your account. You can request certain transactions through our telephone voice response system, our Internet Website or through a customer service representative. You can provide authorization for a third party, including your attorney-in-fact acting pursuant to a power of attorney, to access your account information and perform certain transactions on your account. You will need to complete a form provided by us which identifies those transactions that you wish to authorize via telephonic and electronic means and whether you wish to authorize a third party to perform any such transactions. Please note that unless you tell us otherwise, we deem that all transactions that are directed by your Financial Professional with respect to your Annuity have been authorized by you. We require that you or your representative provide proper identification before performing transactions over the telephone or through our Internet Website. This may include a Personal Identification Number (PIN) that will be provided to you upon issue of your Annuity or you may establish or change your PIN by calling our automated response system and at www.prudentialannuities.com, our Internet Website. Any third party that you authorize to perform financial transactions on your account will be assigned a PIN for your account.

Transactions requested via telephone are recorded. To the extent permitted by law, we will not be responsible for any claims, loss, liability or expense in connection with a transaction requested by telephone or other electronic means if we acted on such transaction instructions after following reasonable procedures to identify those persons authorized to perform transactions on your Annuity using verification methods which may include a request for your Social Security number, PIN or other form of electronic identification. We may be liable for losses due to unauthorized or fraudulent instructions if we did not follow such procedures.

Pruco Life does not guarantee access to telephonic, facsimile, Internet or any other electronic information or that we will be able to accept transaction instructions via such means at all times. Nor, due to circumstances beyond our control, can we provide any assurances as to the delivery of transaction instructions submitted to us by regular and/or express mail. Regular and/or express mail (if operational) will be the only means by which we will accept transaction instructions when telephonic, facsimile, Internet or any other electronic means are unavailable or delayed. Pruco Life reserves the right to limit, restrict or terminate telephonic, facsimile, Internet or any other electronic transaction privileges at any time.

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APPENDIX A - ACCUMULATION UNIT VALUES

As we have indicated throughout this prospectus, the Annuity is a contract that allows you to select or decline any of several features that carries with it a specific asset-based charge. We maintain a unique Unit value corresponding to each combination of such contract features.

Here, we set forth the historical Unit values corresponding to the lowest charge level and the highest charge level. In the Statement of Additional Information, which is available free of charge, we set forth Unit values corresponding to the remaining charge levels.

PREMIER RETIREMENT ADVISOR SERIES

PRUCO LIFE INSURANCE COMPANY

PROSPECTUS

ACCUMULATION UNIT VALUES: Basic Death Benefit Only (0.55%)

                                                                                               Number of
                                                           Accumulation     Accumulation      Accumulation
                                                           Unit Value at    Unit Value at Units Outstanding at
Sub-Accounts                                            Beginning of Period End of Period    End of Period
--------------------------------------------------------------------------------------------------------------
AST ACADEMIC STRATEGIES ASSET ALLOCATION PORTFOLIO
    03/15/2010 to 12/31/2010                                  $9.96884        $10.91855          74,477
--------------------------------------------------------------------------------------------------------------
AST ADVANCED STRATEGIES PORTFOLIO
    03/15/2010 to 12/31/2010                                  $9.97953        $11.02556         104,954
--------------------------------------------------------------------------------------------------------------
AST ALLIANCEBERNSTEIN CORE VALUE PORTFOLIO
    03/15/2010 to 12/31/2010                                  $9.98689        $10.66037               0
--------------------------------------------------------------------------------------------------------------
AST ALLIANCEBERNSTEIN GROWTH & INCOME PORTFOLIO
    03/15/2010 to 12/31/2010                                  $9.99279        $10.88945           3,132
--------------------------------------------------------------------------------------------------------------
AST AMERICAN CENTURY INCOME & GROWTH PORTFOLIO
    03/15/2010 to 12/31/2010                                 $10.00806        $10.91933           5,941
--------------------------------------------------------------------------------------------------------------
AST BALANCED ASSET ALLOCATION PORTFOLIO
    03/15/2010 to 12/31/2010                                  $9.98980        $10.87633          25,699
--------------------------------------------------------------------------------------------------------------
AST CAPITAL GROWTH ASSET ALLOCATION PORTFOLIO
    03/15/2010 to 12/31/2010                                  $9.97871        $10.95793         140,271
--------------------------------------------------------------------------------------------------------------
AST CLS GROWTH ASSET ALLOCATION PORTFOLIO
    03/15/2010 to 12/31/2010                                  $9.97880        $11.10021          23,419
--------------------------------------------------------------------------------------------------------------
AST CLS MODERATE ASSET ALLOCATION PORTFOLIO
    03/15/2010 to 12/31/2010                                  $9.98861        $10.91062          80,329
--------------------------------------------------------------------------------------------------------------
AST COHEN & STEERS REALTY PORTFOLIO
    03/15/2010 to 12/31/2010                                  $9.96094        $11.92152          12,982
--------------------------------------------------------------------------------------------------------------
AST FEDERATED AGGRESSIVE GROWTH PORTFOLIO
    03/15/2010 to 12/31/2010                                  $9.97288        $12.29839           7,148
--------------------------------------------------------------------------------------------------------------
AST FI PYRAMIS(R) ASSET ALLOCATION PORTFOLIO
 FORMERLY, AST NIEMANN CAPITAL GROWTH ASSET ALLOCATION
 PORTFOLIO
    03/15/2010 to 12/31/2010                                  $9.99955        $11.00678          24,493
--------------------------------------------------------------------------------------------------------------
AST FIRST TRUST BALANCED TARGET PORTFOLIO
    03/15/2010 to 12/31/2010                                  $9.97702        $11.14198         101,174
--------------------------------------------------------------------------------------------------------------
AST FIRST TRUST CAPITAL APPRECIATION TARGET PORTFOLIO
    03/15/2010 to 12/31/2010                                  $9.96454        $11.64166         248,574
--------------------------------------------------------------------------------------------------------------
AST GLOBAL REAL ESTATE PORTFOLIO
    03/15/2010 to 12/31/2010                                  $9.97122        $11.67844           3,313
--------------------------------------------------------------------------------------------------------------
AST GOLDMAN SACHS CONCENTRATED GROWTH PORTFOLIO
    03/15/2010 to 12/31/2010                                 $10.01955        $10.90526           4,144
--------------------------------------------------------------------------------------------------------------
AST GOLDMAN SACHS MID-CAP GROWTH PORTFOLIO
    03/15/2010 to 12/31/2010                                 $10.02087        $11.54780           8,034

A-1

                                                                                           Number of
                                                       Accumulation     Accumulation      Accumulation
                                                       Unit Value at    Unit Value at Units Outstanding at
Sub-Accounts                                        Beginning of Period End of Period    End of Period
----------------------------------------------------------------------------------------------------------
AST GOLDMAN SACHS SMALL-CAP VALUE PORTFOLIO
    03/15/2010 to 12/31/2010                              $9.96618        $11.62367           8,201
----------------------------------------------------------------------------------------------------------
AST HIGH YIELD PORTFOLIO
    03/15/2010 to 12/31/2010                              $9.98552        $10.88751          59,828
----------------------------------------------------------------------------------------------------------
AST HORIZON GROWTH ASSET ALLOCATION PORTFOLIO
    03/15/2010 to 12/31/2010                              $9.97778        $10.99818          40,991
----------------------------------------------------------------------------------------------------------
AST HORIZON MODERATE ASSET ALLOCATION PORTFOLIO
    03/15/2010 to 12/31/2010                              $9.98929        $10.82536          16,972
----------------------------------------------------------------------------------------------------------
AST INTERNATIONAL GROWTH PORTFOLIO
    03/15/2010 to 12/31/2010                              $9.93038        $11.38764          16,066
----------------------------------------------------------------------------------------------------------
AST INTERNATIONAL VALUE PORTFOLIO
    03/15/2010 to 12/31/2010                              $9.93025        $10.92098             445
----------------------------------------------------------------------------------------------------------
AST INVESTMENT GRADE BOND PORTFOLIO
    03/15/2010 to 12/31/2010                             $10.00778        $10.72322               0
----------------------------------------------------------------------------------------------------------
AST J.P. MORGAN STRATEGIC OPPORTUNITIES PORTFOLIO
 FORMERLY, AST UBS DYNAMIC ALPHA PORTFOLIO
    03/15/2010 to 12/31/2010                              $9.99955        $10.71072          22,671
----------------------------------------------------------------------------------------------------------
AST JENNISON LARGE-CAP GROWTH PORTFOLIO
    03/15/2010 to 12/31/2010                              $9.97240        $10.90162               0
----------------------------------------------------------------------------------------------------------
AST JENNISON LARGE-CAP VALUE PORTFOLIO
    03/15/2010 to 12/31/2010                              $9.97271        $10.68397           1,529
----------------------------------------------------------------------------------------------------------
AST JPMORGAN INTERNATIONAL EQUITY PORTFOLIO
    03/15/2010 to 12/31/2010                              $9.92290        $10.68034          11,169
----------------------------------------------------------------------------------------------------------
AST LARGE-CAP VALUE PORTFOLIO
    03/15/2010 to 12/31/2010                              $9.99153        $10.74205               0
----------------------------------------------------------------------------------------------------------
AST LORD ABBETT BOND-DEBENTURE PORTFOLIO
    03/15/2010 to 12/31/2010                              $9.98972        $10.94726         114,993
----------------------------------------------------------------------------------------------------------
AST MARSICO CAPITAL GROWTH PORTFOLIO
    03/15/2010 to 12/31/2010                              $9.99365        $11.43693           7,736
----------------------------------------------------------------------------------------------------------
AST MFS GLOBAL EQUITY PORTFOLIO
    03/15/2010 to 12/31/2010                              $9.98868        $11.02151           8,958
----------------------------------------------------------------------------------------------------------
AST MFS GROWTH PORTFOLIO
    03/15/2010 to 12/31/2010                              $9.99955        $10.99680           2,140
----------------------------------------------------------------------------------------------------------
AST MID-CAP VALUE PORTFOLIO
    03/15/2010 to 12/31/2010                              $9.98981        $11.63494           1,095
----------------------------------------------------------------------------------------------------------
AST MONEY MARKET PORTFOLIO
    03/15/2010 to 12/31/2010                              $9.99955         $9.95679         113,884
----------------------------------------------------------------------------------------------------------
AST NEUBERGER BERMAN / LSV MID-CAP VALUE PORTFOLIO
    03/15/2010 to 12/31/2010                              $9.99210        $11.36456           9,746
----------------------------------------------------------------------------------------------------------
AST NEUBERGER BERMAN MID-CAP GROWTH PORTFOLIO
    03/15/2010 to 12/31/2010                              $9.95984        $12.06211           4,338
----------------------------------------------------------------------------------------------------------
AST NEUBERGER BERMAN SMALL-CAP GROWTH PORTFOLIO
    03/15/2010 to 12/31/2010                              $9.97397        $11.55980             631
----------------------------------------------------------------------------------------------------------
AST PARAMETRIC EMERGING MARKETS EQUITY PORTFOLIO
    03/15/2010 to 12/31/2010                              $9.94002        $11.81030          15,683
----------------------------------------------------------------------------------------------------------
AST PIMCO LIMITED MATURITY BOND PORTFOLIO
    03/15/2010 to 12/31/2010                             $10.00897        $10.19767          16,423
----------------------------------------------------------------------------------------------------------
AST PIMCO TOTAL RETURN BOND PORTFOLIO
    03/15/2010 to 12/31/2010                             $10.00789        $10.47335          67,052
----------------------------------------------------------------------------------------------------------
AST PRESERVATION ASSET ALLOCATION PORTFOLIO
    03/15/2010 to 12/31/2010                              $9.99051        $10.71977           9,906

A-2

                                                                                              Number of
                                                          Accumulation     Accumulation      Accumulation
                                                          Unit Value at    Unit Value at Units Outstanding at
Sub-Accounts                                           Beginning of Period End of Period    End of Period
-------------------------------------------------------------------------------------------------------------
AST QMA US EQUITY ALPHA PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.99955        $11.01723           3,698
-------------------------------------------------------------------------------------------------------------
AST SCHRODERS MULTI-ASSET WORLD STRATEGIES PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.98343        $10.88936         111,633
-------------------------------------------------------------------------------------------------------------
AST SMALL-CAP GROWTH PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.96193        $12.76367           2,152
-------------------------------------------------------------------------------------------------------------
AST SMALL-CAP VALUE PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.96536        $11.59998           7,178
-------------------------------------------------------------------------------------------------------------
AST T. ROWE PRICE ASSET ALLOCATION PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.99324        $10.81684         106,925
-------------------------------------------------------------------------------------------------------------
AST T. ROWE PRICE GLOBAL BOND PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.98123        $10.43110           8,662
-------------------------------------------------------------------------------------------------------------
AST T. ROWE PRICE LARGE-CAP GROWTH PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.97212        $11.26616          16,088
-------------------------------------------------------------------------------------------------------------
AST T. ROWE PRICE NATURAL RESOURCES PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.86080        $11.60989           9,135
-------------------------------------------------------------------------------------------------------------
AST VALUE PORTFOLIO
 FORMERLY, AST DEAM LARGE-CAP VALUE PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.98716        $10.79198             951
-------------------------------------------------------------------------------------------------------------
AST WESTERN ASSET CORE PLUS BOND PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.99955        $10.52123          19,353
-------------------------------------------------------------------------------------------------------------
FRANKLIN TEMPLETON VIP FOUNDING FUNDS ALLOCATION FUND
    03/15/2010 to 12/31/2010                                 $9.97207        $10.76399          66,615
-------------------------------------------------------------------------------------------------------------
PROFUND VP CONSUMER GOODS PORTFOLIO
    03/15/2010 to 12/31/2010                                $10.03945        $11.12815             214
-------------------------------------------------------------------------------------------------------------
PROFUND VP CONSUMER SERVICES
    03/15/2010 to 12/31/2010                                $10.02799        $11.32891             656
-------------------------------------------------------------------------------------------------------------
PROFUND VP FINANCIALS
    03/15/2010 to 12/31/2010                                 $9.98678        $10.29102             248
-------------------------------------------------------------------------------------------------------------
PROFUND VP HEALTH CARE
    03/15/2010 to 12/31/2010                                $10.04848         $9.94250              65
-------------------------------------------------------------------------------------------------------------
PROFUND VP INDUSTRIALS
    03/15/2010 to 12/31/2010                                $10.00913        $11.50573               0
-------------------------------------------------------------------------------------------------------------
PROFUND VP LARGE-CAP GROWTH
    03/15/2010 to 12/31/2010                                 $9.98938        $11.03756             682
-------------------------------------------------------------------------------------------------------------
PROFUND VP LARGE-CAP VALUE
    03/15/2010 to 12/31/2010                                $10.01531        $10.76394           1,064
-------------------------------------------------------------------------------------------------------------
PROFUND VP MID-CAP GROWTH
    03/15/2010 to 12/31/2010                                 $9.97527        $11.80941          12,937
-------------------------------------------------------------------------------------------------------------
PROFUND VP MID-CAP VALUE
    03/15/2010 to 12/31/2010                                 $9.98259        $11.17632               0
-------------------------------------------------------------------------------------------------------------
PROFUND VP REAL ESTATE
    03/15/2010 to 12/31/2010                                 $9.96864        $11.64323               0
-------------------------------------------------------------------------------------------------------------
PROFUND VP SMALL-CAP GROWTH
    03/15/2010 to 12/31/2010                                 $9.97481        $11.77367           7,298
-------------------------------------------------------------------------------------------------------------
PROFUND VP SMALL-CAP VALUE
    03/15/2010 to 12/31/2010                                 $9.98046        $11.13592               0
-------------------------------------------------------------------------------------------------------------
PROFUND VP TELECOMMUNICATIONS
    03/15/2010 to 12/31/2010                                $10.04702        $12.26438           2,320
-------------------------------------------------------------------------------------------------------------
PROFUND VP UTILITIES
    03/15/2010 to 12/31/2010                                $10.03515        $10.86454           0

* Beginning date denotes the start date of these sub-accounts

A-3

PREMIER RETIREMENT ADVISOR SERIES

PRUCO LIFE INSURANCE COMPANY

PROSPECTUS

ACCUMULATION UNIT VALUES: With Combo 5%/HAV and HD GRO II OR Combo 5%/HAV and

GRO Plus II (1.95%)

                                                                                               Number of
                                                           Accumulation     Accumulation      Accumulation
                                                           Unit Value at    Unit Value at Units Outstanding at
Sub-Accounts                                            Beginning of Period End of Period    End of Period
--------------------------------------------------------------------------------------------------------------
AST ACADEMIC STRATEGIES ASSET ALLOCATION PORTFOLIO
    03/15/2010 to 12/31/2010                                  $9.96768        $10.79459            0
--------------------------------------------------------------------------------------------------------------
AST ADVANCED STRATEGIES PORTFOLIO
    03/15/2010 to 12/31/2010                                  $9.97836        $10.90048            0
--------------------------------------------------------------------------------------------------------------
AST ALLIANCEBERNSTEIN CORE VALUE PORTFOLIO
    03/15/2010 to 12/31/2010                                  $9.98572        $10.53940            0
--------------------------------------------------------------------------------------------------------------
AST ALLIANCEBERNSTEIN GROWTH & INCOME PORTFOLIO
    03/15/2010 to 12/31/2010                                  $9.99163        $10.76572            0
--------------------------------------------------------------------------------------------------------------
AST AMERICAN CENTURY INCOME & GROWTH PORTFOLIO
    03/15/2010 to 12/31/2010                                 $10.00689        $10.79542            0
--------------------------------------------------------------------------------------------------------------
AST BALANCED ASSET ALLOCATION PORTFOLIO
    03/15/2010 to 12/31/2010                                  $9.98864        $10.75293            0
--------------------------------------------------------------------------------------------------------------
AST BOND PORTFOLIO 2017
    03/15/2010 to 12/31/2010                                  $9.99838        $10.58644            0
--------------------------------------------------------------------------------------------------------------
AST BOND PORTFOLIO 2018
    03/15/2010 to 12/31/2010                                 $10.00708        $10.62926            0
--------------------------------------------------------------------------------------------------------------
AST BOND PORTFOLIO 2019
    03/15/2010 to 12/31/2010                                  $9.99838        $10.63215            0
--------------------------------------------------------------------------------------------------------------
AST BOND PORTFOLIO 2020
    03/15/2010 to 12/31/2010                                 $10.00920        $10.66292            0
--------------------------------------------------------------------------------------------------------------
AST BOND PORTFOLIO 2021
    03/15/2010 to 12/31/2010                                 $10.00814        $10.76459            0
--------------------------------------------------------------------------------------------------------------
AST CAPITAL GROWTH ASSET ALLOCATION PORTFOLIO
    03/15/2010 to 12/31/2010                                  $9.97755        $10.83357            0
--------------------------------------------------------------------------------------------------------------
AST CLS GROWTH ASSET ALLOCATION PORTFOLIO
    03/15/2010 to 12/31/2010                                  $9.97763        $10.97425            0
--------------------------------------------------------------------------------------------------------------
AST CLS MODERATE ASSET ALLOCATION PORTFOLIO
    03/15/2010 to 12/31/2010                                  $9.98744        $10.78676            0
--------------------------------------------------------------------------------------------------------------
AST COHEN & STEERS REALTY PORTFOLIO
    03/15/2010 to 12/31/2010                                  $9.95977        $11.78629            0
--------------------------------------------------------------------------------------------------------------
AST FEDERATED AGGRESSIVE GROWTH PORTFOLIO
    03/15/2010 to 12/31/2010                                  $9.97171        $12.15886            0
--------------------------------------------------------------------------------------------------------------
AST FI PYRAMIS(R) ASSET ALLOCATION PORTFOLIO
 FORMERLY, AST NIEMANN CAPITAL GROWTH ASSET ALLOCATION
 PORTFOLIO
    03/15/2010 to 12/31/2010                                  $9.99838        $10.88190            0
--------------------------------------------------------------------------------------------------------------
AST FIRST TRUST BALANCED TARGET PORTFOLIO
    03/15/2010 to 12/31/2010                                  $9.97586        $11.01548            0
--------------------------------------------------------------------------------------------------------------
AST FIRST TRUST CAPITAL APPRECIATION TARGET PORTFOLIO
    03/15/2010 to 12/31/2010                                  $9.96338        $11.50962            0
--------------------------------------------------------------------------------------------------------------
AST GLOBAL REAL ESTATE PORTFOLIO
    03/15/2010 to 12/31/2010                                  $9.97005        $11.54589            0
--------------------------------------------------------------------------------------------------------------
AST GOLDMAN SACHS CONCENTRATED GROWTH PORTFOLIO
    03/15/2010 to 12/31/2010                                 $10.01838        $10.78144            0
--------------------------------------------------------------------------------------------------------------
AST GOLDMAN SACHS MID-CAP GROWTH PORTFOLIO
    03/15/2010 to 12/31/2010                                 $10.01970        $11.41677            0

A-4

                                                                                           Number of
                                                       Accumulation     Accumulation      Accumulation
                                                       Unit Value at    Unit Value at Units Outstanding at
Sub-Accounts                                        Beginning of Period End of Period    End of Period
----------------------------------------------------------------------------------------------------------
AST GOLDMAN SACHS SMALL-CAP VALUE PORTFOLIO
    03/15/2010 to 12/31/2010                              $9.96501        $11.49167            0
----------------------------------------------------------------------------------------------------------
AST HIGH YIELD PORTFOLIO
    03/15/2010 to 12/31/2010                              $9.98436        $10.76408            0
----------------------------------------------------------------------------------------------------------
AST HORIZON GROWTH ASSET ALLOCATION PORTFOLIO
    03/15/2010 to 12/31/2010                              $9.97662        $10.87344            0
----------------------------------------------------------------------------------------------------------
AST HORIZON MODERATE ASSET ALLOCATION PORTFOLIO
    03/15/2010 to 12/31/2010                              $9.98813        $10.70252            0
----------------------------------------------------------------------------------------------------------
AST INTERNATIONAL GROWTH PORTFOLIO
    03/15/2010 to 12/31/2010                              $9.92921        $11.25842            0
----------------------------------------------------------------------------------------------------------
AST INTERNATIONAL VALUE PORTFOLIO
    03/15/2010 to 12/31/2010                              $9.92908        $10.79698            0
----------------------------------------------------------------------------------------------------------
AST J.P. MORGAN STRATEGIC OPPORTUNITIES PORTFOLIO
 FORMERLY, AST UBS DYNAMIC ALPHA PORTFOLIO
    03/15/2010 to 12/31/2010                              $9.99838        $10.58918            0
----------------------------------------------------------------------------------------------------------
AST JENNISON LARGE-CAP GROWTH PORTFOLIO
    03/15/2010 to 12/31/2010                              $9.97123        $10.77808            0
----------------------------------------------------------------------------------------------------------
AST JENNISON LARGE-CAP VALUE PORTFOLIO
    03/15/2010 to 12/31/2010                              $9.97155        $10.56258            0
----------------------------------------------------------------------------------------------------------
AST JPMORGAN INTERNATIONAL EQUITY PORTFOLIO
    03/15/2010 to 12/31/2010                              $9.92173        $10.55915            0
----------------------------------------------------------------------------------------------------------
AST LARGE-CAP VALUE PORTFOLIO
    03/15/2010 to 12/31/2010                              $9.99037        $10.62014            0
----------------------------------------------------------------------------------------------------------
AST LORD ABBETT BOND-DEBENTURE PORTFOLIO
    03/15/2010 to 12/31/2010                              $9.98856        $10.82317            0
----------------------------------------------------------------------------------------------------------
AST MARSICO CAPITAL GROWTH PORTFOLIO
    03/15/2010 to 12/31/2010                              $9.99249        $11.30712            0
----------------------------------------------------------------------------------------------------------
AST MFS GLOBAL EQUITY PORTFOLIO
    03/15/2010 to 12/31/2010                              $9.98751        $10.89651            0
----------------------------------------------------------------------------------------------------------
AST MFS GROWTH PORTFOLIO
    03/15/2010 to 12/31/2010                              $9.99838        $10.87212            0
----------------------------------------------------------------------------------------------------------
AST MID-CAP VALUE PORTFOLIO
    03/15/2010 to 12/31/2010                              $9.98864        $11.50287            0
----------------------------------------------------------------------------------------------------------
AST MONEY MARKET PORTFOLIO
    03/15/2010 to 12/31/2010                              $9.99839         $9.84417            0
----------------------------------------------------------------------------------------------------------
AST NEUBERGER BERMAN / LSV MID-CAP VALUE PORTFOLIO
    03/15/2010 to 12/31/2010                              $9.99094        $11.23563            0
----------------------------------------------------------------------------------------------------------
AST NEUBERGER BERMAN MID-CAP GROWTH PORTFOLIO
    03/15/2010 to 12/31/2010                              $9.95868        $11.92524            0
----------------------------------------------------------------------------------------------------------
AST NEUBERGER BERMAN SMALL-CAP GROWTH PORTFOLIO
    03/15/2010 to 12/31/2010                              $9.97281        $11.42868            0
----------------------------------------------------------------------------------------------------------
AST PARAMETRIC EMERGING MARKETS EQUITY PORTFOLIO
    03/15/2010 to 12/31/2010                              $9.93886        $11.67642            0
----------------------------------------------------------------------------------------------------------
AST PIMCO LIMITED MATURITY BOND PORTFOLIO
    03/15/2010 to 12/31/2010                             $10.00781        $10.08182            0
----------------------------------------------------------------------------------------------------------
AST PIMCO TOTAL RETURN BOND PORTFOLIO
    03/15/2010 to 12/31/2010                             $10.00673        $10.35460            0
----------------------------------------------------------------------------------------------------------
AST PRESERVATION ASSET ALLOCATION PORTFOLIO
    03/15/2010 to 12/31/2010                              $9.98935        $10.59811            0
----------------------------------------------------------------------------------------------------------
AST QMA US EQUITY ALPHA PORTFOLIO
    03/15/2010 to 12/31/2010                              $9.99838        $10.89215            0

A-5

                                                                                              Number of
                                                          Accumulation     Accumulation      Accumulation
                                                          Unit Value at    Unit Value at Units Outstanding at
Sub-Accounts                                           Beginning of Period End of Period    End of Period
-------------------------------------------------------------------------------------------------------------
AST SCHRODERS MULTI-ASSET WORLD STRATEGIES PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.98227        $10.76582            0
-------------------------------------------------------------------------------------------------------------
AST SMALL-CAP GROWTH PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.96076        $12.61895            0
-------------------------------------------------------------------------------------------------------------
AST SMALL-CAP VALUE PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.96419        $11.46830            0
-------------------------------------------------------------------------------------------------------------
AST T. ROWE PRICE ASSET ALLOCATION PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.99208        $10.69412            0
-------------------------------------------------------------------------------------------------------------
AST T. ROWE PRICE GLOBAL BOND PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.98007        $10.31267            0
-------------------------------------------------------------------------------------------------------------
AST T. ROWE PRICE LARGE-CAP GROWTH PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.97096        $11.13831            0
-------------------------------------------------------------------------------------------------------------
AST T. ROWE PRICE NATURAL RESOURCES PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.85964        $11.47801            0
-------------------------------------------------------------------------------------------------------------
AST VALUE PORTFOLIO
 FORMERLY, AST DEAM LARGE-CAP VALUE PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.98599        $10.66957            0
-------------------------------------------------------------------------------------------------------------
AST WESTERN ASSET CORE PLUS BOND PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.99838        $10.40176            0
-------------------------------------------------------------------------------------------------------------
FRANKLIN TEMPLETON VIP FOUNDING FUNDS ALLOCATION FUND
    03/15/2010 to 12/31/2010                                 $9.97091        $10.64191            0
-------------------------------------------------------------------------------------------------------------
PROFUND VP CONSUMER GOODS PORTFOLIO
    03/15/2010 to 12/31/2010                                $10.03828        $11.00193            0
-------------------------------------------------------------------------------------------------------------
PROFUND VP CONSUMER SERVICES
    03/15/2010 to 12/31/2010                                $10.02682        $11.20042            0
-------------------------------------------------------------------------------------------------------------
PROFUND VP FINANCIALS
    03/15/2010 to 12/31/2010                                 $9.98562        $10.17414            0
-------------------------------------------------------------------------------------------------------------
PROFUND VP HEALTH CARE
    03/15/2010 to 12/31/2010                                $10.04732         $9.82963            0
-------------------------------------------------------------------------------------------------------------
PROFUND VP INDUSTRIALS
    03/15/2010 to 12/31/2010                                $10.00796        $11.37516            0
-------------------------------------------------------------------------------------------------------------
PROFUND VP LARGE-CAP GROWTH
    03/15/2010 to 12/31/2010                                 $9.98822        $10.91227            0
-------------------------------------------------------------------------------------------------------------
PROFUND VP LARGE-CAP VALUE
    03/15/2010 to 12/31/2010                                $10.01415        $10.64179            0
-------------------------------------------------------------------------------------------------------------
PROFUND VP MID-CAP GROWTH
    03/15/2010 to 12/31/2010                                 $9.97411        $11.67549            0
-------------------------------------------------------------------------------------------------------------
PROFUND VP MID-CAP VALUE
    03/15/2010 to 12/31/2010                                 $9.98143        $11.04959            0
-------------------------------------------------------------------------------------------------------------
PROFUND VP REAL ESTATE
    03/15/2010 to 12/31/2010                                 $9.96747        $11.51128            0
-------------------------------------------------------------------------------------------------------------
PROFUND VP SMALL-CAP GROWTH
    03/15/2010 to 12/31/2010                                 $9.97365        $11.64005            0
-------------------------------------------------------------------------------------------------------------
PROFUND VP SMALL-CAP VALUE
    03/15/2010 to 12/31/2010                                 $9.97929        $11.00947            0
-------------------------------------------------------------------------------------------------------------
PROFUND VP TELECOMMUNICATIONS
    03/15/2010 to 12/31/2010                                $10.04585        $12.12540            0
-------------------------------------------------------------------------------------------------------------
PROFUND VP UTILITIES
    03/15/2010 to 12/31/2010                                $10.03398        $10.74131            0

* Beginning date denotes the start date of these sub-accounts

A-6

APPENDIX B - HIGHEST DAILY LIFETIME 6 PLUS INCOME BENEFIT, HIGHEST DAILY

LIFETIME 6 PLUS INCOME BENEFIT WITH LIFETIME INCOME ACCELERATOR, AND SPOUSAL

HIGHEST DAILY LIFETIME 6 PLUS INCOME BENEFIT - NO LONGER AVAILABLE FOR NEW

ELECTIONS

HIGHEST DAILY LIFETIME 6 PLUS INCOME BENEFIT (HD 6 PLUS)

Highest Daily Lifetime 6 Plus Income Benefit (HD6 Plus) is a lifetime guaranteed minimum withdrawal benefit, under which, subject to the terms of the benefit, we guarantee your ability to take a certain annual withdrawal amount for life. Highest Daily Lifetime 6 Plus is no longer available.

If you have elected this benefit, the benefit guarantees until the death of the single designated life (the Annuitant) the ability to withdraw an annual amount (the "Annual Income Amount") equal to a percentage of an initial value (the "Protected Withdrawal Value") regardless of the impact of Sub-account performance on the Unadjusted Account Value, subject to our rules regarding the timing and amount of withdrawals. You are guaranteed to be able to withdraw the Annual Income Amount for the rest of your life provided that you do not take withdrawals of Excess Income that result in your Unadjusted Account Value being reduced to zero. We also permit you to designate the first withdrawal from your Annuity as a one-time "Non-Lifetime Withdrawal". All other partial withdrawals from your Annuity are considered a "Lifetime Withdrawal" under the benefit. Withdrawals are taken first from your own Account Value. We are only required to begin making lifetime income payments to you under our guarantee when and if your Unadjusted Account Value is reduced to zero (for any reason other than due to partial withdrawals of Excess Income). Highest Daily Lifetime 6 Plus may be appropriate if you intend to make periodic withdrawals from your Annuity, and wish to ensure that Sub-account performance will not affect your ability to receive annual payments. You are not required to take withdrawals as part of the benefit -the guarantees are not lost if you withdraw less than the maximum allowable amount each year under the rules of the benefit. An integral component of Highest Daily Lifetime 6 Plus is the predetermined mathematical formula we employ that may periodically transfer your Unadjusted Account Value to and from the AST Investment Grade Bond Sub-account. See the section below entitled "How Highest Daily Lifetime 6 Plus/Spousal Highest Daily Lifetime 6 Plus Transfers Unadjusted Account Value Between Your Permitted Sub-accounts and the AST Investment Grade Bond Sub-account."

The income benefit under Highest Daily Lifetime 6 Plus currently is based on a single "designated life" who is at least 45 years old on the date that the benefit is acquired. The Highest Daily Lifetime 6 Plus Benefit is not available if you elect any other optional living benefit, although you may elect any optional death benefit. As long as your Highest Daily Lifetime 6 Plus Benefit is in effect, you must allocate your Unadjusted Account Value in accordance with the permitted Sub-accounts and other Investment Option(s) available with this benefit. For a more detailed description of the permitted Investment Options, see the "Investment Options" section.

ALTHOUGH YOU ARE GUARANTEED THE ABILITY TO WITHDRAW YOUR ANNUAL INCOME AMOUNT FOR LIFE EVEN IF YOUR UNADJUSTED ACCOUNT VALUE FALLS TO ZERO, IF YOU TAKE A WITHDRAWAL OF EXCESS INCOME (DESCRIBED BELOW) THAT BRINGS YOUR UNADJUSTED ACCOUNT VALUE TO ZERO, YOUR ANNUAL INCOME AMOUNT ALSO WOULD FALL TO ZERO, AND THE BENEFIT AND THE ANNUITY WOULD TERMINATE. IN THAT SCENARIO, NO FURTHER AMOUNT WOULD BE PAYABLE UNDER THE HIGHEST DAILY LIFETIME 6 PLUS BENEFIT. AS TO THE IMPACT OF SUCH SCENARIO ON ANY OTHER OPTIONAL BENEFIT YOU MAY HAVE, PLEASE SEE THE APPLICABLE SECTION IN THIS PROSPECTUS.

You may also participate in the 6 or 12 Month DCA Program if you elect Highest Daily Lifetime 6 Plus, subject to the 6 or 12 Month DCA Program's rules.

KEY FEATURE - PROTECTED WITHDRAWAL VALUE

The Protected Withdrawal Value is used to calculate the initial Annual Income Amount. The Protected Withdrawal Value is separate from your Unadjusted Account Value and not available as cash or a lump sum withdrawal. On the effective date of the benefit, the Protected Withdrawal Value is equal to your Unadjusted Account Value. On each Valuation Day thereafter, until the date of your first Lifetime Withdrawal (excluding any Non-Lifetime Withdrawal discussed below), the Protected Withdrawal Value is equal to the "Periodic Value" described in the next paragraphs.

The "Periodic Value" initially is equal to the Unadjusted Account Value on the effective date of the benefit. On each Valuation Day thereafter until the first Lifetime Withdrawal, we recalculate the Periodic Value. We stop determining the Periodic Value upon your first Lifetime Withdrawal after the effective date of the benefit. On each Valuation Day (the "Current Valuation Day"), the Periodic Value is equal to the greater of:

(1)the Periodic Value for the immediately preceding business day (the "Prior Valuation Day") appreciated at the daily equivalent of 6% annually during the calendar day(s) between the Prior Valuation Day and the Current Valuation Day (i.e., one day for successive Valuation Days, but more than one calendar day for Valuation Days that are separated by weekends and/or holidays), plus the amount of any Purchase Payment made on the Current Valuation Day (the Periodic Value is proportionally reduced for any Non-Lifetime Withdrawal); and

(2)the Unadjusted Account Value on the current Valuation Day.

If you have not made a Lifetime Withdrawal on or before the 10/th/ or 20/th/ Anniversary of the effective date of the benefit, your Periodic Value on the 10/th/ or 20/th/ Anniversary of the benefit effective date is equal to the greater of:

(1)the Periodic Value described above, or

(2)the sum of (a), (b) and (c) below proportionally reduced for any Non-Lifetime Withdrawals:

(a)200% (on the 10/th/ anniversary) or 400% (on the 20/th/ anniversary) of the Unadjusted Account Value on the effective date of the benefit including any Purchase Payments made on that day;

(b)200% (on the 10/th/ anniversary) or 400% (on the 20/th/ anniversary) of all Purchase Payments made within one year following the effective date of the benefit; and

(c)all Purchase Payments made after one year following the effective date of the benefit.

In the rider for this benefit, we use slightly different terms for the calculation described. We use the term "Guaranteed Base Value" to refer to the Unadjusted Account Value on the effective date of the benefit, plus the amount of any "adjusted" Purchase Payments made within one year after the effective date of the benefit. "Adjusted" Purchase Payments means Purchase Payments we receive, decreased by any fees or tax charges deducted from such Purchase Payments upon allocation to the Annuity.

Once the first Lifetime Withdrawal is made, the Protected Withdrawal Value at any time is equal to the greater of (i) the Protected Withdrawal Value on the date of the first Lifetime Withdrawal, increased for subsequent Purchase Payments and reduced for subsequent Lifetime Withdrawals, and (ii) the highest daily Unadjusted Account Value upon any step-up, increased for subsequent Purchase Payments and reduced for subsequent Lifetime Withdrawals (see below).

KEY FEATURE - ANNUAL INCOME AMOUNT UNDER THE HIGHEST DAILY LIFETIME 6 PLUS

BENEFIT

The Annual Income Amount is equal to a specified percentage of the Protected Withdrawal Value. The percentage initially depends on the age of the Annuitant on the date of the first Lifetime Withdrawal. The percentages are: 4% for ages

45 - less than 59 1/2; 5% for ages 59 1/2 - 79, and 6% for ages 80 or older. (Note that for purposes of the age tiers used with this benefit, we deem the Annuitant to have reached age 59 1/2 on the 183/rd/ day after his/her 59/th/ birthday). Under the Highest Daily Lifetime 6 Plus benefit, if your cumulative Lifetime Withdrawals in an Annuity Year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent Annuity Years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that Annuity Year and also will reduce the Protected Withdrawal Value on a dollar-for-dollar basis. If your cumulative Lifetime Withdrawals in an Annuity Year are in excess of the Annual Income Amount ("Excess Income"), your Annual Income Amount in subsequent years will be reduced (except with regard to Required Minimum Distributions for this Annuity that comply with our rules) by the result of the ratio of the Excess Income to the Account Value immediately prior to such withdrawal (see examples of this calculation below). Excess Income also will reduce the Protected Withdrawal Value by the same ratio.

AS DISCUSSED IN THIS PARAGRAPH, WHEN YOU MAKE A PARTIAL WITHDRAWAL THAT IS SUBJECT TO TAX WITHHOLDING, WE WILL IDENTIFY THE AMOUNT THAT INCLUDES NOT ONLY THE AMOUNT YOU ACTUALLY RECEIVE, BUT ALSO THE AMOUNT OF TAX WITHHOLDING, TO DETERMINE WHETHER YOUR WITHDRAWAL HAS EXCEEDED THE ANNUAL INCOME AMOUNT. WHEN YOU TAKE A PARTIAL WITHDRAWAL, YOU MAY REQUEST A "GROSS" WITHDRAWAL AMOUNT (E.G., $2000) BUT THEN HAVE ANY TAX WITHHOLDING DEDUCTED FROM THE AMOUNT YOU ACTUALLY RECEIVE (ALTHOUGH AN MVA MAY ALSO BE APPLIED TO YOUR REMAINING UNADJUSTED ACCOUNT VALUE, IT IS NOT CONSIDERED FOR PURPOSES OF DETERMINING EXCESS INCOME). THE PORTION OF A WITHDRAWAL THAT EXCEEDED YOUR ANNUAL INCOME AMOUNT (IF ANY) WOULD BE TREATED AS EXCESS INCOME AND THUS WOULD REDUCE YOUR ANNUAL INCOME AMOUNT IN SUBSEQUENT YEARS. ALTERNATIVELY, YOU MAY REQUEST THAT A "NET" WITHDRAWAL AMOUNT ACTUALLY BE PAID TO YOU (E.G., $2000), WITH THE UNDERSTANDING THAT TAX WITHHOLDING (E.G., $300) BE APPLIED TO YOUR UNADJUSTED ACCOUNT VALUE (ALTHOUGH AN MVA MAY ALSO BE APPLIED TO YOUR REMAINING UNADJUSTED ACCOUNT VALUE, IT IS NOT CONSIDERED FOR PURPOSES OF DETERMINING EXCESS INCOME). IN THE LATTER SCENARIO, WE DETERMINE WHETHER ANY PORTION OF THE WITHDRAWAL IS TO BE TREATED AS EXCESS INCOME BY LOOKING TO THE SUM OF THE NET AMOUNT YOU ACTUALLY RECEIVE (E.G., $2000) AND THE AMOUNT OF ANY TAX WITHHOLDING (IN THIS EXAMPLE, A TOTAL OF $2300). THE AMOUNT OF THAT SUM (E.G., THE $2000 YOU RECEIVED PLUS THE $300 FOR THE TAX WITHHOLDING) THAT EXCEEDS YOUR ANNUAL INCOME AMOUNT WILL BE TREATED AS EXCESS INCOME - THEREBY REDUCING YOUR ANNUAL INCOME AMOUNT IN SUBSEQUENT YEARS.

You may use the Systematic Withdrawal program to make withdrawals of the Annual Income Amount. Any systematic withdrawal will be deemed a Lifetime Withdrawal under this benefit.

Any Purchase Payment that you make subsequent to the election of Highest Daily Lifetime 6 Plus and subsequent to the first Lifetime Withdrawal will (i) immediately increase the then-existing Annual Income Amount by an amount equal to a percentage of the Purchase Payment based on the age of the Annuitant at the time of the first Lifetime Withdrawal (the percentages are: 4% for ages 45

- less than 59 1/2; 5% for ages 59 1/2 - 79 and 6% for ages 80 and older) and

(ii) increase the Protected Withdrawal Value by the amount of the Purchase Payment.

If your Annuity permits additional Purchase Payments, we may limit any additional Purchase Payment(s) if we determine that as a result of the timing and amounts of your additional Purchase Payments and withdrawals, the Annual Income Amount is being increased in an unintended fashion. Among the factors we will use in making a determination as to whether an action is designed to increase the Annual Income Amount in an unintended fashion is the relative size of additional Purchase Payment(s). We reserve the right to not accept additional Purchase Payments if we are not then offering this benefit for new elections. We will exercise such reservation of right for all annuity purchasers in the same class in a nondiscriminatory manner.

HIGHEST DAILY AUTO STEP-UP

An automatic step-up feature ("Highest Daily Auto Step-Up") is part of Highest Daily Lifetime 6 Plus. As detailed in this paragraph, the Highest Daily Auto Step-Up feature can result in a larger Annual Income Amount subsequent to your first Lifetime Withdrawal. The Highest Daily Auto Step-Up starts with the anniversary of the Issue Date of the Annuity (the "Annuity Anniversary") immediately after your first Lifetime Withdrawal under the benefit. Specifically, upon the first such Annuity Anniversary, we identify the Unadjusted Account Value on each Valuation Day within the immediately preceding Annuity Year after your first Lifetime Withdrawal. Having identified the highest daily value (after all daily values have been adjusted for subsequent Purchase Payments and withdrawals), we then multiply that value by a percentage that varies based on the age of the Annuitant on the Annuity Anniversary as of which the step-up would occur. The percentages are: 4% for ages 45 - less than 59 1/2; 5% for ages 59 1/2 - 79, and 6% for ages 80 and older. If that value exceeds the existing Annual Income Amount, we replace the existing amount with the new, higher amount. Otherwise, we leave the existing Annual Income Amount intact. We will not automatically increase your Annual Income Amount solely as a result of your attaining a new age that is associated with a new age-based percentage. The Unadjusted Account Value on the Annuity Anniversary is considered the last daily step-up value of the Annuity Year. All daily valuations and annual step-ups will only occur on a Valuation Day. In later years (i.e., after the first Annuity Anniversary after the first Lifetime Withdrawal), we determine whether an automatic step-up should occur on each Annuity Anniversary, by performing a similar examination of the Unadjusted Account Values that occurred on Valuation Days during the year. Taking Lifetime Withdrawals could produce a greater difference between your Protected Withdrawal Value and your Unadjusted Account Value, which may make a Highest Daily Auto Step-up less likely to occur. At the time that we increase your Annual Income Amount, we also increase your Protected Withdrawal Value to equal the highest daily value upon which your step-up was based only if that results in an increase to the Protected Withdrawal Value. Your Protected Withdrawal Value will never be decreased as a result of an income step-up. If, on the date that we implement a Highest Daily Auto Step-Up to your Annual Income Amount, the charge for Highest Daily Lifetime 6 Plus has changed for new purchasers, you may be subject to the new charge at the time of such step-up. Prior to increasing your charge for Highest Daily Lifetime 6 Plus upon a step-up, we would notify you, and give you the opportunity to cancel the automatic step-up feature. If you receive notice of a proposed step-up and accompanying fee increase, you should consult with your Financial Professional and carefully evaluate whether the amount of the step-up justifies the increased fee to which you will be subject. Any such increased charge will not be greater than the maximum charge set forth in the table entitled "Your Optional Benefit Fees and Charges."

If you are enrolled in a Systematic Withdrawal program, we will not automatically increase the withdrawal amount when there is an increase to the Annual Income Amount. You must notify us in order to increase the withdrawal amount of any Systematic Withdrawal program.

The Highest Daily Lifetime 6 Plus benefit does not affect your ability to take partial withdrawals under your Annuity, or limit your ability to take partial withdrawals that exceed the Annual Income Amount. Under Highest Daily Lifetime 6 Plus, if your cumulative Lifetime Withdrawals in an Annuity Year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent Annuity Years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that Annuity Year. If your cumulative Lifetime Withdrawals in any Annuity Year are less than the Annual Income Amount, you cannot carry over the unused portion of the Annual Income Amount to subsequent Annuity Years.

Because each of the Protected Withdrawal Value and Annual Income Amount is determined in a way that is not solely related to Unadjusted Account Value, it is possible for the Unadjusted Account Value to fall to zero, even though the Annual Income Amount remains.

Examples of dollar-for-dollar and proportional reductions, and the Highest Daily Auto Step-Up are set forth below. The values shown here are purely hypothetical, and do not reflect the charges for the Highest Daily Lifetime 6 Plus benefit or any other fees and charges under the Annuity. Assume the following for all three examples:

. The Issue Date is November 1, 2010

. The Highest Daily Lifetime 6 Plus benefit is elected on August 1, 2011

. The Annuitant was 70 years old when he/she elected the Highest Daily Lifetime 6 Plus benefit

. The first withdrawal is a Lifetime Withdrawal

EXAMPLE OF DOLLAR-FOR-DOLLAR REDUCTIONS

On October 24, 2011, the Protected Withdrawal Value is $120,000, resulting in an Annual Income Amount of $6,000 (since the designated life is between the ages of 59 1/2 and 79 at the time of the first Lifetime Withdrawal, the Annual Income Amount is 5% of the Protected Withdrawal Value, in this case 5% of $120,000). Assuming $2,500 is withdrawn from the Annuity on this date, the remaining Annual Income Amount for that Annuity Year (up to and including October 31, 2011) is $3,500. This is the result of a dollar-for-dollar reduction of the Annual Income Amount ($6,000 less $2,500 = $3,500).

EXAMPLE OF PROPORTIONAL REDUCTIONS

Continuing the previous example, assume an additional withdrawal of $5,000 occurs on October 27, 2011 and the Unadjusted Account Value at the time and immediately prior to this withdrawal is $118,000. The first $3,500 of this withdrawal reduces the Annual Income Amount for that Annuity Year to $0. The remaining withdrawal amount of $1,500 reduces the Annual Income Amount in future Annuity Years on a proportional basis based on the ratio of the Excess Income to the Unadjusted Account Value immediately prior to the Excess Income. (Note that if there are other future withdrawals in that Annuity Year, each would result in another proportional reduction to the Annual Income Amount).

HERE IS THE CALCULATION:

Unadjusted Account Value before Lifetime Withdrawal                  $118,000.00
Less amount of "non" Excess Income                                   $  3,500.00
Unadjusted Account Value immediately before Excess Income of $1,500  $114,500.00
Excess Income amount                                                 $  1,500.00
Ratio                                                                       1.31%
Annual Income Amount                                                 $  6,000.00
Less ratio of 1.31%                                                  $     78.60
Annual Income Amount for future Annuity Years                        $  5,921.40

EXAMPLE OF HIGHEST DAILY AUTO STEP-UP

On each Annuity Anniversary date after the first Lifetime Withdrawal, the Annual Income Amount is stepped-up if the appropriate percentage (based on the Annuitant's age on that Annuity Anniversary) of the highest daily value since your first Lifetime Withdrawal (or last Annuity Anniversary in subsequent years), adjusted for withdrawals and additional Purchase Payments, is higher than the Annual Income Amount, adjusted for Excess Income and additional Purchase Payments.

Continuing the same example as above, the Annual Income Amount for this Annuity Year is $6,000. However, the Excess Income on October 27 reduces the amount to $5,921.40 for future years (see above). For the next Annuity Year, the Annual Income Amount will be stepped up if 5% (since the designated life is between 59 1/2 and 79 on the date of the potential step-up) of the highest daily Account Value, adjusted for withdrawals and Purchase Payments, is higher than $5,921.40. Here are the calculations for determining the daily values. Only the October 26 value is being adjusted for excess withdrawals as the October 28 and October 31 Valuation Days occur after the excess withdrawal on October 27.

                                  HIGHEST DAILY VALUE
                                     (ADJUSTED FOR          ADJUSTED ANNUAL
                   UNADJUSTED   WITHDRAWAL AND PURCHASE INCOME AMOUNT (5% OF THE
DATE*             ACCOUNT VALUE       PAYMENTS)**         HIGHEST DAILY VALUE)
-----             ------------- ----------------------- ------------------------
October 26, 2011   $119,000.00        $119,000.00              $5,950.00
October 27, 2011   $113,000.00        $113,986.95              $5,699.35
October 28, 2011   $113,000.00        $113,986.95              $5,699.35
October 31, 2011   $119,000.00        $119,000.00              $5,950.00

* In this example, the Annuity Anniversary date is November 1. The Valuation Dates are every day following the first Lifetime Withdrawal. In subsequent Annuity Years Valuation Dates will be the Annuity Anniversary and every day following the Annuity Anniversary. The Annuity Anniversary Date of November 1 is considered the first Valuation Date in the Annuity Year. ** In this example, the first daily value after the first Lifetime Withdrawal is $119,000 on October 26, resulting in an adjusted Annual Income Amount of $5,950.00. This amount is adjusted on October 27 to reflect the $5,000 withdrawal. The calculations for the adjustments are:

. The Unadjusted Account Value of $119,000 on October 26 is first reduced dollar-for-dollar by $3,500 ($3,500 is the remaining Annual Income Amount for the Annuity Year), resulting in Unadjusted Account Value of $115,500 before the Excess Income.

. This amount ($115,500) is further reduced by 1.31% (this is the ratio in the above example which is the Excess Income divided by the Unadjusted Account Value immediately preceding the Excess Income) resulting in a Highest Daily Value of $113,986.95.

. The Unadjusted Annual Income Amount is carried forward to the next Valuation Date of October 28. At this time, we compare this amount to 5% of the Unadjusted Account Value on October 28. Since the October 27 adjusted Annual Income Amount of $5,699.35 is greater than $5,650.00 (5% of $113,000), we continue to carry $5,699.35 forward to the next and final Valuation Date of October 31. The Unadjusted Account Value on October 31 is $119,000 and 5% of this amount is $5,950. Since this is higher than $5,699.35, the adjusted Annual Income Amount is reset to $5,950.00.

In this example, 5% of the October 31 value results in the highest amount of $5,950.00. Since this amount is higher than the current year's Annual Income Amount of $5,921.40 (adjusted for Excess Income), the Annual Income Amount for the next Annuity Year, starting on November 1, 2011 and continuing through October 31, 2012, will be stepped-up to $5,950.00.

NON-LIFETIME WITHDRAWAL FEATURE

You may take a one-time non-lifetime withdrawal ("Non-Lifetime Withdrawal") under Highest Daily Lifetime 6 Plus. It is an optional feature of the benefit that you can only elect at the time of your first withdrawal. The amount of the Non-Lifetime Withdrawal cannot be more than the amount that would cause the Annuity to be taken below the minimum Surrender Value after a withdrawal for your Annuity. This Non-Lifetime Withdrawal will not establish your initial Annual Income Amount and the Periodic Value described above will continue to be calculated. However, the total amount of the withdrawal will proportionally reduce all guarantees associated with the Highest Daily Lifetime 6 Plus benefit. You must tell us at the time you take the withdrawal if your withdrawal is intended to be the Non-Lifetime Withdrawal and not the first Lifetime Withdrawal under the Highest Daily Lifetime 6 Plus benefit. If you don't elect the Non-Lifetime Withdrawal, the first withdrawal you make will be the first Lifetime Withdrawal that establishes your Annual Income Amount, which is based on your Protected Withdrawal Value. Once you elect to take the Non-Lifetime Withdrawal or Lifetime Withdrawals, no additional Non-Lifetime Withdrawals may be taken.

The Non-Lifetime Withdrawal will proportionally reduce the Protected Withdrawal Value and the Periodic Value guarantees on the tenth and twentieth anniversaries of the benefit effective date, described above, by the percentage the total withdrawal amount (including any applicable MVA) represents of the then current Unadjusted Account Value immediately prior to the withdrawal.

If you are participating in a Systematic Withdrawal program, the first withdrawal under the program cannot be classified as the Non-Lifetime Withdrawal. Thus, the first withdrawal will be a Lifetime Withdrawal.

EXAMPLE - NON-LIFETIME WITHDRAWAL (PROPORTIONAL REDUCTION)

This example is purely hypothetical and does not reflect the charges for the benefit or any other fees and charges under the Annuity. It is intended to illustrate the proportional reduction of the Non-Lifetime Withdrawal under this benefit.

Assume the following:

The Issue Date is December 1, 2010

. The Highest Daily Lifetime 6 Plus benefit is elected on September 1, 2011

. The Unadjusted Account Value at benefit election was $105,000

. The Annuitant was 70 years old when he/she elected the Highest Daily Lifetime 6 Plus benefit

. No previous withdrawals have been taken under the Highest Daily Lifetime 6 Plus benefit

On October 23, 2011, the Protected Withdrawal Value is $125,000, the 10/th/ benefit year minimum Periodic Value guarantee is $210,000, and the 20/th/ benefit year minimum Periodic Value guarantee is $420,000, and the Unadjusted Account Value is $120,000. Assuming $15,000 is withdrawn from the Annuity on October 23, 2011 and is designated as a Non-Lifetime Withdrawal, all guarantees associated with the Highest Daily Lifetime 6 Plus benefit will be reduced by the ratio the total withdrawal amount represents of the Unadjusted Account Value just prior to the withdrawal being taken.

HERE IS THE CALCULATION:

Withdrawal amount                                          $ 15,000
Divided by Unadjusted Account Value before withdrawal      $120,000
Equals ratio                                                   12.5%
All guarantees will be reduced by the above ratio (12.5%)
Protected Withdrawal Value                                 $109,375
10/th/ benefit year Minimum Periodic Value                 $183,750
20/th/ benefit year Minimum Periodic Value                 $367,500

REQUIRED MINIMUM DISTRIBUTIONS

Required Minimum Distributions ("RMD") for this Annuity must be taken by April 1st in the year following the date you turn age 70 1/2 and by December 31st for subsequent calendar years. If the annual RMD amount is greater than the Annual Income Amount, a withdrawal of the RMD amount will not be treated as a withdrawal of Excess Income, as long as the RMD amount is calculated by us for this Annuity and administered under a program we support each calendar year. If you are not participating in an RMD withdrawal program each calendar year, you can alternatively satisfy the RMD amount without it being treated as a withdrawal of Excess Income as long as you abide by the following:

The total amount within an Annuity Year that can be withdrawn is equal to:

1. the Annual Income Amount remaining in the current Annuity Year, plus,

2. The difference between:

a. The RMD amount (assuming the RMD amount is greater than the Annual Income Amount) less any withdrawals already taken in the calendar year, less

b. The Annual Income Amount. Pleasesee hypothetical examples below for details.

If you do not comply with the rules described above, any withdrawal that exceeds the Annual Income Amount will be treated as a withdrawal of Excess Income, which will reduce your Annual Income Amount in future Annuity Years. This may include situations where you comply with the rules outlined above and then decide to take additional withdrawals after satisfying your RMD requirement from the Annuity.

We will assume your first withdrawal under the benefit is a Lifetime Withdrawal unless you designated the withdrawal as a Non-Lifetime Withdrawal.

Example

The following example is purely hypothetical and intended to illustrate a scenario as described above. Note that withdrawals must comply with all IRS guidelines in order to satisfy the Required Minimum Distribution for the current calendar year.

Assumptions:

RMD Calendar Year

01/01/2011 to 12/31/2011

Annuity Year

06/01/2010 to 05/31/2011

Annual Income Amount and RMD Amount

Annual Income Amount = $5,000

Remaining Annual Income Amount as of 1/3/2011 = $3,000 (a $2,000 withdrawal was taken on 7/1/2010)

RMD Amount for Calendar Year 2011 = $6,000

The amount you may withdraw in the current Annuity Year (between 1/3/2011 and 5/31/2011) without it being treated as Excess Income is $4,000. Here is the calculation: $3,000 + ($6,000 - $5,000) = $4,000.

If the $4,000 withdrawal is taken in the current Annuity Year (prior to 6/1/2011), the remaining Annual Income Amount will be zero and the remaining RMD amount of $2,000 may be taken in the subsequent Annuity Year beginning on 6/1/2011 (when your Annual Income Amount is reset to $5,000).

If you had chosen to not take any additional withdrawals until on or after 6/1/2011, then you would be eligible to withdraw $6,000 without it being treated as a withdrawal of Excess Income.

BENEFITS UNDER HIGHEST DAILY LIFETIME 6 PLUS

. To the extent that your Unadjusted Account Value was reduced to zero as a result of cumulative Lifetime Withdrawals in an Annuity Year that are less than or equal to the Annual Income Amount, and amounts are still payable under Highest Daily Lifetime 6 Plus, we will make an additional payment, if any, for that Annuity Year equal to the remaining Annual Income Amount for the Annuity Year. Thus, in that scenario, the remaining Annual Income Amount would be payable even though your Unadjusted Account Value was reduced to zero. In subsequent Annuity Years we make payments that equal the Annual Income Amount as described in this section. We will make payments until the death of the single designated life. After the Unadjusted Account Value is reduced to zero, you will not be permitted to make additional Purchase Payments to your Annuity. TO THE EXTENT THAT CUMULATIVE PARTIAL WITHDRAWALS IN THE ANNUITY YEAR THAT REDUCED YOUR UNADJUSTED ACCOUNT VALUE TO ZERO ARE MORE THAN THE ANNUAL INCOME AMOUNT, THE HIGHEST DAILY LIFETIME 6 PLUS BENEFIT TERMINATES, AND NO ADDITIONAL PAYMENTS ARE MADE. HOWEVER, IF A PARTIAL WITHDRAWAL IN THE LATTER SCENARIO WAS TAKEN TO SATISFY A REQUIRED MINIMUM DISTRIBUTION (AS DESCRIBED ABOVE) UNDER THE ANNUITY, THEN THE BENEFIT WILL NOT TERMINATE, AND WE WILL CONTINUE TO PAY THE ANNUAL INCOME AMOUNT IN SUBSEQUENT ANNUITY YEARS UNTIL THE DEATH OF THE DESIGNATED LIFE.

. Please note that if your Unadjusted Account Value is reduced to zero, all subsequent payments will be treated as annuity payments. Further, payments that we make under this benefit after the Latest Annuity Date will be treated as annuity payments.

. If annuity payments are to begin under the terms of your Annuity, or if you decide to begin receiving annuity payments and there is an Annual Income Amount due in subsequent Annuity Years, you can elect one of the following two options:

(1)apply your Unadjusted Account Value, less any applicable tax charges, to any annuity option available; or

(2)request that, as of the date annuity payments are to begin, we make annuity payments each year equal to the Annual Income Amount. If this option is elected, the Annual Income Amount will not increase after annuity payments have begun. We will make payments until the death of the single designated life. We must receive your request in a form acceptable to us at our Service Office. If applying your Unadjusted Account Value, less any applicable tax charges, to the life-only annuity payment rates results in a higher annual payment, we will give you the higher annual payment.

. In the absence of an election when mandatory annuity payments are to begin we currently make annual annuity payments in the form of a single life fixed annuity with eight payments certain, by applying the greater of the annuity rates then currently available or the annuity rates guaranteed in your Annuity. We reserve the right at any time to increase or decrease the period certain in order to comply with the Code (e.g., to shorten the period certain to match life expectancy under applicable Internal Revenue Service tables). The amount that will be applied to provide such annuity payments will be the greater of:

(1)the present value of the future Annual Income Amount payments. Such present value will be calculated using the greater of the single life fixed annuity rates then currently available or the single life fixed annuity rates guaranteed in your Annuity; and

(2)the Unadjusted Account Value.

If no Lifetime Withdrawal was ever taken, we will calculate the Annual Income Amount as if you made your first Lifetime Withdrawal on the date the annuity payments are to begin.

OTHER IMPORTANT CONSIDERATIONS

. Withdrawals under the Highest Daily Lifetime 6 Plus benefit are subject to all of the terms and conditions of the Annuity. Withdrawals made while the Highest Daily Lifetime 6 Plus Benefit is in effect will be treated, for tax purposes, in the same way as any other withdrawals under the Annuity. Any withdrawals made under the benefit will be taken pro rata from the Sub-accounts (including the AST Investment Grade Bond Sub-account) and the DCA MVA Options. If you have an active Systematic Withdrawal program running at the time you elect this benefit, the program must withdraw funds pro rata. The first Systematic Withdrawal that processes after your election of the benefit will be deemed a Lifetime Withdrawal. Withdrawals from the MVA Options may be subject to an MVA.

. You should carefully consider when to begin taking Lifetime Withdrawals. If you begin taking withdrawals early, you may maximize the time during which you may take Lifetime Withdrawals due to longer life expectancy, and you will be using an optional benefit for which you are paying a charge. On the other hand, you could limit the value of the benefit if you begin taking withdrawals too soon. For example, withdrawals reduce your Unadjusted Account Value and may limit the potential for increasing your Protected Withdrawal Value. You should discuss with your Financial Professional when it may be appropriate for you to begin taking Lifetime Withdrawals.

. You cannot allocate Purchase Payments or transfer Unadjusted Account Value to or from the AST Investment Grade Bond Sub-account. A summary description of the AST Investment Grade Bond Portfolio appears within the section entitled "Investment Options." You can find a copy of the AST Investment Grade Bond Portfolio prospectus by going to www.prudentialannuities.com.

. Transfers to and from the Permitted Sub-accounts, the DCA MVA Options, and the AST Investment Grade Bond Sub-account triggered by the predetermined mathematical formula will not count toward the maximum number of free transfers allowable under an Annuity.

. Upon inception of the benefit, 100% of your Unadjusted Account Value must be allocated to the Permitted Sub-accounts. We may amend the Permitted Sub-accounts from time to time. Changes to the Permitted Sub-accounts, or to the requirements as to how you may allocate your Account Value with this benefit, may apply to current participants in the benefit. To the extent that changes apply to current participants in the benefit, they will only apply upon re-allocation of Account Value, or upon addition of subsequent Purchase Payments. That is, we will not require such current participants to re-allocate Account Value to comply with any new requirements.

. The current charge for Highest Daily Lifetime 6 Plus is 0.85% annually of the greater of the Unadjusted Account Value and Protected Withdrawal Value. The maximum charge for Highest Daily Lifetime 6 Plus is 1.50% annually of the greater of the Unadjusted Account Value and Protected Withdrawal Value. As discussed in "Highest Daily Auto Step-Up" above, we may increase the fee upon a step-up under this benefit. We deduct this charge on quarterly anniversaries of the benefit effective date, based on the values on the last Valuation Day prior to the quarterly anniversary. Thus, we deduct, on a quarterly basis, 0.2125% of the greater of the prior Valuation Day's Unadjusted Account Value and the prior Valuation Day's Protected Withdrawal Value. We deduct the fee pro rata from each of your Sub-accounts, including the AST Investment Grade Bond Sub-account. You will begin paying this charge as of the effective date of the benefit even if you do not begin taking withdrawals for many years, or ever. We will not refund the charges you have paid if you choose never to take any withdrawals and/or if you never receive any lifetime income payments.

If the deduction of the charge would result in the Unadjusted Account Value falling below the lesser of $500 or 5% of the sum of the Unadjusted Account Value on the effective date of the benefit plus all Purchase Payments made subsequent thereto (we refer to this as the "Account Value Floor"), we will only deduct that portion of the charge that would not cause the Unadjusted Account Value to fall below the Account Value Floor. If the Unadjusted Account Value on the date we would deduct a charge for the benefit is less than the Account Value Floor, then no charge will be assessed for that benefit quarter. Charges deducted upon termination of the benefit may cause the Unadjusted Account Value to fall below the Account Value Floor. If a charge for the Highest Daily Lifetime 6 Plus benefit would be deducted on the same day we process a withdrawal request, the charge will be deducted first, then the withdrawal will be processed. The withdrawal could cause the Unadjusted Account Value to fall below the Account Value Floor. While the deduction of the charge (other than the final charge) may not reduce the Unadjusted Account Value to zero, partial withdrawals may reduce the Unadjusted Account Value to zero. If this happens and the Annual Income Amount is greater than zero, we will make payments under the benefit.

ELECTION OF AND DESIGNATIONS UNDER THE BENEFIT

Highest Daily Lifetime 6 Plus is no longer available for election. Previously, for elections of Highest Daily Lifetime 6 Plus, there must have been either a single Owner who is the same as the Annuitant, or if the Annuity is entity owned, there must have been a single natural person Annuitant. In either case, the Annuitant must have been at least 45 years old. Any change of the Annuitant under the Annuity will result in cancellation of Highest Daily Lifetime 6 Plus. Similarly, any change of Owner will result in cancellation of Highest Daily Lifetime 6 Plus, except if (a) the new Owner has the same taxpayer identification number as the previous Owner, (b) ownership is transferred from a custodian to the Annuitant, or vice versa or (c) ownership is transferred from one entity to another entity that is satisfactory to us.

Highest Daily Lifetime 6 Plus could be elected at the time that you purchase your Annuity or after the Issue Date, subject to its availability, and our eligibility rules and restrictions.

If you are currently participating in a Systematic Withdrawal program, amounts withdrawn under the program must be taken on a pro rata basis from your Annuity's Sub-accounts (i.e., in direct proportion to the proportion that each such Sub-account bears to your total Account Value) in order for you to be eligible for the benefit. Thus, you may not have elected Highest Daily Lifetime 6 Plus so long as you participate in a Systematic Withdrawal program in which withdrawals are not taken pro rata.

TERMINATION OF THE BENEFIT

You may terminate Highest Daily Lifetime 6 Plus at any time by notifying us. If you terminate the benefit, any guarantee provided by the benefit will terminate as of the date the termination is effective, and certain restrictions on re-election may apply.

THE BENEFIT AUTOMATICALLY TERMINATES UPON THE FIRST TO OCCUR OF THE FOLLOWING:

(I)YOUR TERMINATION OF THE BENEFIT,

(II)YOUR SURRENDER OF THE ANNUITY,

(III)YOUR ELECTION TO BEGIN RECEIVING ANNUITY PAYMENTS (ALTHOUGH IF YOU HAVE ELECTED TO RECEIVE THE ANNUAL INCOME AMOUNT IN THE FORM OF ANNUITY PAYMENTS, WE WILL CONTINUE TO PAY THE ANNUAL INCOME AMOUNT),

(IV)OUR RECEIPT OF DUE PROOF OF DEATH OF THE OWNER OR ANNUITANT (FOR ENTITY-OWNED ANNUITIES)

(V)BOTH THE UNADJUSTED ACCOUNT VALUE AND ANNUAL INCOME AMOUNT EQUAL ZERO, OR

(VI)YOU CEASE TO MEET OUR REQUIREMENTS AS DESCRIBED IN "ELECTION OF AND DESIGNATIONS UNDER THE BENEFIT" ABOVE.

Upon termination of Highest Daily Lifetime 6 Plus other than upon the death of the Annuitant or Annuitization, we impose any accrued fee for the benefit (i.e., the fee for the pro-rated portion of the year since the fee was last assessed), and thereafter we cease deducting the charge for the benefit. This final charge will be deducted even if it results in the Unadjusted Account Value falling below the Account Value Floor. With regard to your investment allocations, upon termination we will: (i) leave intact amounts that are held in the Permitted Sub-accounts, and (ii) unless you are participating in an asset allocation program (i.e., Custom Portfolios Program, or 6 or 12 Month DCA Program for which we are providing administrative support), transfer all amounts held in the AST Investment Grade Bond Sub-account to your variable Investment Options, pro rata (i.e. in the same proportion as the current balances in your variable Investment Options). If, prior to the transfer from the AST Investment Grade Bond Sub-account, the Unadjusted Account Value in the variable Investment Options is zero, we will transfer such amounts to the AST Money Market Sub-account.

If a surviving spouse elects to continue the Annuity, the Highest Daily Lifetime 6 Plus benefit terminates upon Due Proof of Death.

HOW HIGHEST DAILY LIFETIME 6 PLUS/SPOUSAL HIGHEST DAILY LIFETIME 6 PLUS TRANSFERS UNADJUSTED ACCOUNT VALUE BETWEEN YOUR PERMITTED SUB-ACCOUNTS AND THE AST INVESTMENT GRADE BOND SUB-ACCOUNT

An integral part of Highest Daily Lifetime 6 Plus (including Highest Daily Lifetime 6 Plus with LIA and Spousal Highest Daily Lifetime 6 Plus) is the pre-determined mathematical formula used to transfer Unadjusted Account Value between the Permitted Sub-accounts and a specified bond fund within the Advanced Series Trust (the "AST Investment Grade Bond Sub-account"). The AST Investment Grade Bond Sub-account is available only with this benefit (and certain other living benefits), and thus you may not allocate Purchase Payments to or make transfers to or from the AST Investment Grade Bond Sub-account. The formula monitors your Unadjusted Account Value daily and, if dictated by the formula, systematically transfers amounts between the Permitted Sub-accounts you have chosen and the AST Investment Grade Bond Sub-account. The formula is set forth below.

As indicated above, we limit the Sub-accounts to which you may allocate Unadjusted Account Value if you elect Highest Daily Lifetime 6 Plus. For purposes of these benefits, we refer to those permitted Investment Options as the "Permitted Sub-accounts". Because these restrictions and the use of the formula lessen the risk that your Unadjusted Account Value will be reduced to zero while you are still alive, they also reduce the likelihood that we will make any lifetime income payments under this benefit. They may also limit your upside potential for growth. Subject to availability, you may also choose to allocate Purchase Payments while this program is in effect to the DCA MVA Options utilized with our 6 or 12 Month Dollar Cost Averaging Program ("6 or 12 Month DCA Program"). If you are participating in Highest Daily Lifetime 6 Plus and also are participating in the 6 or 12 Month DCA Program, and the formula under the benefit dictates a transfer from the Permitted Sub-accounts to the AST Investment Grade Bond Sub-account, then the amount to be transferred will be taken entirely from the Sub-accounts, provided there is sufficient

Unadjusted Account Value in those Sub-accounts to meet the required transfer amount. Only if there is insufficient Unadjusted Account Value in those Sub-accounts will an amount be withdrawn from the DCA MVA Options. For purposes of the discussion below concerning transfers from the Permitted Sub-accounts to the AST Investment Grade Bond Sub-account, amounts held within the DCA MVA Options are included within the term "Permitted Sub-accounts". Thus, amounts may be transferred from the DCA MVA Options in the circumstances described above and in the section of the prospectus entitled 6 or 12 Month Dollar Cost Averaging Program. Any transfer dictated by the formula out of the AST Investment Grade Bond Sub-account will only be transferred to the Permitted Sub-accounts, not the DCA MVA Options. We will not assess any Market Value Adjustment with respect to transfers under the formula from the DCA MVA Options.

Generally, the formula, which is applied each Valuation Day, operates as follows. The formula starts by identifying an income basis for that day and then multiplies that figure by 5%, to produce a projected (i.e., hypothetical) income amount. Note that 5% is used in the formula, irrespective of the Annuitant's attained age. Then it produces an estimate of the total amount targeted in our allocation model, based on the projected income amount and factors set forth in the formula. In the formula, we refer to that value as the "Target Value" or "L". If you have already made a withdrawal, your projected income amount (and thus your Target Value) would take into account any automatic step-up, any subsequent Purchase Payments, and any excess withdrawals. Next, the formula subtracts from the Target Value the amount held within the AST Investment Grade Bond Sub-account on that day, and divides that difference by the amount held within the Permitted Sub-accounts. That ratio, which essentially isolates the amount of your Target Value that is not offset by amounts held within the AST Investment Grade Bond Sub-account, is called the "Target Ratio" or "r". If, on each of three consecutive Valuation Days, the Target Ratio is greater than 83% but less than or equal to 84.5%, the formula will, on such third Valuation Day, make a transfer from the Permitted Sub-accounts in which you are invested (subject to the 90% cap discussed below) to the AST Investment Grade Bond Sub-account. As discussed above, if all or a portion of your Unadjusted Account Value is allocated to one or more DCA MVA Options at the time a transfer to the AST Investment Grade Bond Sub-account is required under the formula, we will first look to process the transfer from the Permitted Sub-accounts, other than the DCA MVA Options. If the amount allocated to the Permitted Sub-accounts is insufficient to satisfy the transfer, then any remaining amounts will be transferred from the DCA MVA Options. Once a transfer is made, the three consecutive Valuation Days begin again. If, however, on any Valuation Day, the Target Ratio is above 84.5%, the formula will make a transfer from the Permitted Sub-accounts (subject to the 90% cap) to the AST Investment Grade Bond Sub-account (as described above). If the Target Ratio falls below 78% on any Valuation Day, then a transfer from the AST Investment Grade Bond Sub-account to the Permitted Sub-accounts (excluding the DCA MVA Options) will occur.

The formula will not execute a transfer to the AST Investment Grade Bond Sub-account that results in more than 90% of your Unadjusted Account Value being allocated to the AST Investment Grade Bond Sub-account ("90% cap") on that Valuation Day. Thus, on any Valuation Day, if the formula would require a transfer to the AST Investment Grade Bond Sub-account that would result in more than 90% of the Unadjusted Account Value being allocated to the AST Investment Grade Bond Sub-account, only the amount that results in exactly 90% of the Unadjusted Account Value being allocated to the AST Investment Grade Bond Sub-account will be transferred. Additionally, future transfers into the AST Investment Grade Bond Sub-account will not be made (regardless of the performance of the AST Investment Grade Bond Sub-account and the Permitted Sub-accounts) at least until there is first a transfer out of the AST Investment Grade Bond Sub-account. Once this transfer occurs out of the AST Investment Grade Bond Sub-account, future amounts may be transferred to or from the AST Investment Grade Bond Sub-account if dictated by the formula (subject to the 90% cap). At no time will the formula make a transfer to the AST Investment Grade Bond Sub-account that results in greater than 90% of your Unadjusted Account Value being allocated to the AST Investment Grade Bond Sub-account. However, it is possible that, due to the investment performance of your allocations in the AST Investment Grade Bond Sub-account and your allocations in the Permitted Sub-accounts you have selected, your Unadjusted Account Value could be more than 90% invested in the AST Investment Grade Bond Sub-account.

If you make additional Purchase Payments to your Annuity while the 90% cap is in effect, the formula will not transfer any of such additional Purchase Payments to the AST Investment Grade Bond Sub-account at least until there is first a transfer out of the AST Investment Grade Bond Sub-account, regardless of how much of your Unadjusted Account Value is in the Permitted Sub-accounts. This means that there could be scenarios under which, because of the additional Purchase Payments you make, less than 90% of your entire Unadjusted Account Value is allocated to the AST Investment Grade Bond Sub-account, and the formula will still not transfer any of your Unadjusted Account Value to the AST Investment Grade Bond Sub-account (at least until there is first a transfer out of the AST Investment Grade Bond Sub-account). For example,

. September 1, 2010 - a transfer is made to the AST Investment Grade Bond Sub-account that results in the 90% cap being met and now $90,000 is allocated to the AST Investment Grade Bond Sub-account and $10,000 is allocated to the Permitted Sub-accounts.

. September 2, 2010 - you make an additional Purchase Payment of $10,000. No transfers have been made from the AST Investment Grade Bond Sub-account to the Permitted Sub-accounts since the cap went into effect on September 1, 2010.

. On September 2, 2010 - (and at least until first a transfer is made out of the AST Investment Grade Bond Sub-account under the formula) - the $10,000 payment is allocated to the Permitted Sub-accounts and on this date you have 82% in the AST Investment Grade Bond Sub-account and 18% in the Permitted Sub-accounts (such that $20,000 is allocated to the Permitted Sub-accounts and $90,000 to the AST Investment Grade Bond Sub-account).

. Once there is a transfer out of the AST Investment Grade Bond Sub-account (of any amount), the formula will operate as described above, meaning that the formula could transfer amounts to or from the AST Investment Grade Bond Sub-account if dictated by the formula (subject to the 90% cap).

Under the operation of the formula, the 90% cap may come into and out of effect multiple times while you participate in the benefit. We will continue to monitor your Unadjusted Account Value daily and, if dictated by the formula, systematically transfer amounts between the Permitted Sub-accounts you have chosen and the AST Investment Grade Bond Sub-account as dictated by the formula.

Under the formula, investment performance of your Unadjusted Account Value that is negative, flat, or even moderately positive may result in a transfer of a portion of your Unadjusted Account Value in the Permitted Sub-accounts to the AST Investment Grade Bond Sub-account because such investment performance will tend to increase the Target Ratio. Because the amount allocated to the AST Investment Grade Bond Sub-account and the amount allocated to the Permitted Sub-accounts each is a variable in the formula, the investment performance of each affects whether a transfer occurs for your Annuity. In deciding how much to transfer, we use another formula, which essentially seeks to re-balance amounts held in the Permitted Sub-accounts and the AST Investment Grade Bond Sub-account so that the Target Ratio meets a target, which currently is equal to 80%. Once you elect Highest Daily Lifetime 6 Plus, the values we use to compare to the Target Ratio will be fixed. For newly-issued Annuities that elect Highest Daily Lifetime 6 Plus and existing Annuities that elect Highest Daily Lifetime 6 Plus in the future, however, we reserve the right to change such values.

Additionally, on each monthly Annuity Anniversary (if the monthly Annuity Anniversary does not fall on a Valuation Day, the next Valuation Day will be used), following all of the above described daily calculations, if there is money allocated to the AST Investment Grade Bond Sub-account, we will perform an additional monthly calculation to determine whether or not a transfer will be made from the AST Investment Grade Bond Sub-account to the Permitted Sub-accounts. This transfer will automatically occur provided that the Target Ratio, as described above, would be less than 83% after the transfer. The formula will not execute a transfer if the Target Ratio after this transfer would occur would be greater than or equal to 83%.

The amount of the transfer will be equal to the lesser of:

a) The total value of all your Unadjusted Account Value in the AST Investment Grade Bond Sub-account, or

b) An amount equal to 5% of your total Unadjusted Account Value.

While you are not notified when your Annuity reaches a transfer trigger under the formula, you will receive a confirmation statement indicating the transfer of a portion of your Unadjusted Account Value either to or from the AST Investment Grade Bond Sub-account. The formula by which the transfer operates is designed primarily to mitigate some of the financial risks that we incur in providing the guarantee under Highest Daily Lifetime 6 Plus and Spousal Highest Daily Lifetime 6 Plus. Depending on the results of the calculations of the formula, we may, on any Valuation Day:

. Not make any transfer between the Permitted Sub-accounts and the AST Investment Grade Bond Sub-account; or

. If a portion of your Unadjusted Account Value was previously allocated to the AST Investment Grade Bond Sub-account, transfer all or a portion of those amounts to the Permitted Sub-accounts (as described above); or

. Transfer a portion of your Unadjusted Account Value in the Permitted Sub-accounts and the DCA MVA Options to the AST Investment Grade Bond Sub-account.

The amount and timing of transfers to and from the AST Investment Grade Bond Sub-account pursuant to the formula depends upon a number of factors unique to your Annuity (and is not necessarily directly correlated with the securities markets, bond markets, or interest rates, in general) including:

. The difference between your Unadjusted Account Value and your Protected Withdrawal Value;

. How long you have owned Highest Daily Lifetime 6 Plus/Spousal Highest Daily Lifetime 6 Plus;

. The performance of the Permitted Sub-accounts you have chosen;

. The performance of the AST Investment Grade Bond Sub-account;

. The amount allocated to each of the Permitted Sub-accounts you have chosen;

. The amount allocated to the AST Investment Grade Bond Sub-account;

. Additional Purchase Payments, if any, you make to your Annuity; and

. Withdrawals, if any, you take from your Annuity (partial withdrawals are taken pro rata from your Unadjusted Account Value).

At any given time, some, most or none of your Unadjusted Account Value will be allocated to the AST Investment Grade Bond Sub-account, as dictated by the formula.

The more of your Unadjusted Account Value that is allocated to the AST Investment Grade Bond Sub-account, the greater the impact of the performance of that Sub-account in determining whether (and how much) your Unadjusted Account Value is transferred back to the Permitted Sub-accounts. Further, it is possible under the formula that, if a significant portion of your Unadjusted Account Value is allocated to the AST Investment Grade Bond Sub-account and that Sub-account has good performance but the performance of your Permitted Sub-accounts is negative, the formula might transfer your Unadjusted Account Value to the Permitted Sub-accounts. Similarly, the more you have allocated to the Permitted Sub-accounts, the greater the impact of the performance of those Permitted Sub-accounts will have on any transfer to the AST Investment Grade Bond Sub-account.

If you make additional Purchase Payments to your Annuity, they will be allocated according to your allocation instructions. Once they are allocated to your Annuity, they will also be subject to the formula described above and therefore may be transferred to the AST Investment Grade Bond Portfolio, if dictated by the formula.

Any Unadjusted Account Value in the AST Investment Grade Bond Sub-account will not be available to participate in the investment experience of the Permitted Sub-accounts regardless of whether there is a subsequent Sub-account decline or market recovery until it is transferred out of the AST Investment Grade Bond Sub-account.

ADDITIONAL TAX CONSIDERATIONS

If you purchase an annuity as an investment vehicle for "qualified" investments, including an IRA, SEP-IRA, Tax Sheltered Annuity (or 403(b)) or employer plan under Code Section 401(a), the Required Minimum Distribution rules under the Code provide that you begin receiving periodic amounts beginning after age 70 1/2. For a Tax Sheltered Annuity or a 401(a) plan for which the participant is not a greater than five (5) percent Owner of the employer, this required beginning date can generally be deferred to retirement, if later. Roth IRAs are not subject to these rules during the Owner's lifetime. The amount required under the Code may exceed the Annual Income Amount, which will cause us to increase the Annual Income Amount in any Annuity Year that Required Minimum Distributions due from your Annuity are greater than such amounts, as discussed above. In addition, the amount and duration of payments under the annuity payment provision may be adjusted so that the payments do not trigger any penalty or excise taxes due to tax considerations such as Required Minimum Distribution rules under the tax law.

As indicated, withdrawals made while this benefit is in effect will be treated, for tax purposes, in the same way as any other withdrawals under the Annuity. Please see the Tax Considerations section for a detailed discussion of the tax treatment of withdrawals. We do not address each potential tax scenario that could arise with respect to this benefit here. However, we do note that if you participate in Highest Daily Lifetime 6 Plus or Spousal Highest Daily Lifetime 6 Plus through a non-qualified annuity, as with all withdrawals, once all Purchase Payments are returned under the Annuity, all subsequent withdrawal amounts will be taxed as ordinary income.

HIGHEST DAILY LIFETIME 6 PLUS WITH LIFETIME INCOME ACCELERATOR (HD6 Plus with

LIA)

Highest Daily Lifetime 6 Plus with LIA is no longer available. If you have elected this benefit, the benefit guarantees, until the death of the single designated life, the ability to withdraw an amount equal to double the Annual Income Amount (which we refer to as the "LIA Amount") if you meet the conditions set forth below. You could choose Highest Daily Lifetime 6 Plus with or without also electing LIA, however you could not elect LIA without Highest Daily Lifetime 6 Plus and you must have elected the LIA benefit at the time you elect Highest Daily Lifetime 6 Plus. Please note that if you terminate Highest Daily Lifetime 6 Plus and elected the Highest Daily Lifetime 6 Plus with LIA you would lose the guarantees that you had accumulated under your existing benefit and will begin the new guarantees under the new benefit you elect based on your Unadjusted Account Value as of the date the new benefit becomes active. Highest Daily Lifetime 6 Plus with LIA is offered as an alternative to other lifetime withdrawal options. This benefit may not be combined with any other optional living benefit or death benefit. As long as your Highest Daily Lifetime 6 Plus with LIA benefit is in effect, you must allocate your Unadjusted Account Value in accordance with the permitted and available Investment Option(s) with this benefit. The income benefit under Highest Daily Lifetime 6 Plus with LIA currently is based on a single "designated life" who is between the ages of 45 and 75 on the date that the benefit is elected and received in Good Order. All terms and conditions of Highest Daily Lifetime 6 Plus apply to this version of the benefit, except as described herein. As is the case with Highest Daily Lifetime 6 Plus, Highest Daily Lifetime 6 Plus with LIA involves your participation in a predetermined mathematical formula that transfers Account Value between your Sub-accounts and the AST Investment Grade Bond Portfolio Sub-account. Please see Highest Daily Lifetime 6 Plus above for a description of the predetermined mathematical formula.

Highest Daily Lifetime 6 Plus with LIA is not long-term care insurance and should not be purchased as a substitute for long-term care insurance. The income you receive through the Lifetime Income Accelerator may be used for any purpose, and it may or may not be sufficient to address expenses you may incur for long-term care or other medical or retirement expenses. You should seek professional advice to determine your financial needs for long-term care.

If this benefit is elected on an Annuity held as a 403(b) plan, then in addition to meeting the eligibility requirements listed below for the LIA Amount you must separately qualify for distributions from the 403(b) plan itself.

The current charge for this benefit is 1.20% annually of the greater of Unadjusted Account Value and Protected Withdrawal Value. The maximum charge is 2.00% annually of the greater of the Unadjusted Account Value and Protected Withdrawal Value. We deduct this charge on quarterly anniversaries of the benefit effective date. Thus, we deduct, on a quarterly basis, 0.30% of the greater of the prior Valuation Day's Unadjusted Account Value and the prior Valuation Day's Protected Withdrawal Value. We deduct the fee pro rata from each of your Sub-accounts, including the AST Investment Grade Bond Sub-account.

If the deduction of the charge would result in the Unadjusted Account Value falling below the lesser of $500 or 5% of the sum of the Unadjusted Account Value on the effective date of the benefit plus all Purchase Payments made subsequent thereto (we refer to this as the "Account Value Floor"), we will only deduct that portion of the charge that would not cause the Unadjusted Account Value to fall below the Account Value Floor. If the Unadjusted Account Value on the date we would deduct a charge for the benefit is less than the Account Value Floor, then no charge will be assessed for that benefit quarter. Charges deducted upon termination of the benefit may cause the Unadjusted Account Value to fall below the Account Value Floor. If a charge for the Highest Daily Lifetime 6 Plus with LIA benefit would be deducted on the same day we process a withdrawal request, the charge will be deducted first, then the withdrawal will be processed. The withdrawal could cause the Unadjusted Account Value to fall below the Account Value Floor. While the deduction of the charge (other than the final charge) may not reduce the Unadjusted Account Value to zero, withdrawals may reduce the Unadjusted Account Value to zero.

ELIGIBILITY REQUIREMENTS FOR LIA AMOUNT. Both a waiting period of 36 months from the benefit effective date and an elimination period of 120 days from the date of notification that one or both of the requirements described immediately below have been met apply before you can become eligible for the LIA Amount. The 120 day elimination period begins on the date that we receive notification from you of your eligibility for the LIA Amount. Thus, assuming the 36 month waiting period has been met and we have received the notification referenced in the immediately preceding sentence, the LIA Amount would be available for withdrawal on the Valuation Day immediately after the 120/th/ day. The waiting period and the elimination period may run concurrently. In addition to satisfying the waiting and elimination period, at least one of the following requirements ("LIA conditions") must be met.

(1)The designated life is confined to a qualified nursing facility. A qualified nursing facility is a facility operated pursuant to laws of any United States jurisdiction providing medically necessary in-patient care which is prescribed by a licensed physician in writing and based on physical limitations which prohibit daily living in a non-institutional setting.

(2)The designated life is unable to perform two or more basic abilities of caring for oneself or "activities of daily living." We define these basic abilities as:

i. Eating: Feeding oneself by getting food into the body from a receptacle (such as a plate, cup or table) or by a feeding tube or intravenously.

ii.Dressing: Putting on and taking off all items of clothing and any necessary braces, fasteners or artificial limbs.

iii.Bathing: Washing oneself by sponge bath; or in either a tub or shower, including the task of getting into or out of the tub or shower.

iv.Toileting: Getting to and from the toilet, getting on and off the toilet, and performing associated personal hygiene.

v. Transferring: Moving into or out of a bed, chair or wheelchair.

vi.Continence: Maintaining control of bowel or bladder function; or when unable to maintain control of bowel or bladder function, the ability to perform personal hygiene (including caring for catheter or colostomy bag).

You must notify us in writing when the LIA conditions have been met. If, when we receive such notification, there are more than 120 days remaining until the end of the waiting period described above, you will not be eligible for the LIA Amount, and you will have to notify us again in writing in order to become eligible. If there are 120 days or less remaining until the end of the waiting period when we receive notification that the LIA conditions are met, we will determine eligibility for the LIA Amount through our then current administrative process, which may include, but is not limited to, documentation verifying the LIA conditions and/or an assessment by a third party of our choice. Such assessment may be in person and we will assume any costs associated with the aforementioned assessment. The designated life must be available for any assessment or reassessment pursuant to our administrative process requirements. Please note that you must be available in the U.S. for the assessment. Once eligibility is determined, the LIA Amount is equal to double the Annual Income Amount as described above under the Highest Daily Lifetime 6 Plus benefit.

Additionally, once eligibility is determined, we will reassess your eligibility on an annual basis although your LIA benefit for the Annuity Year that immediately precedes or runs concurrent with our reassessment will not be affected if it is determined that you are no longer eligible. Your first reassessment may occur in the same year as your initial assessment. If we determine that you are no longer eligible to receive the LIA Amount, upon the next Annuity Anniversary the Annual Income Amount would replace the LIA Amount. However, if you were receiving income based on the LIA Amount and do not take action to change your withdrawal amount to your Annual Income Amount, any cumulative Lifetime Withdrawals in an Annuity Year that are in excess of the Annual Income Amount will impact your Annual Income Amount in subsequent years (except with regard to Required Minimum Distributions for this Annuity that comply with our rules). Please note that we will not change your current withdrawal amount unless you instruct us to do so. If you wish to establish or make changes to your existing withdrawal program to ensure that you are not taking Excess Income, please contact our Annuity Service Office. There is no limit on the number of times you can become eligible for the LIA Amount, however, each time would require the completion of the 120-day elimination period, notification that the designated life meets the LIA conditions, and determination, through our then current administrative process, that you are eligible for the LIA Amount, each as described above.

LIA AMOUNT AT THE FIRST LIFETIME WITHDRAWAL. If your first Lifetime Withdrawal subsequent to election of Highest Daily Lifetime 6 Plus with LIA occurs while you are eligible for the LIA Amount, the available LIA Amount is equal to double the Annual Income Amount.

LIA AMOUNT AFTER THE FIRST LIFETIME WITHDRAWAL. If you become eligible for the LIA Amount after you have taken your first Lifetime Withdrawal, the available LIA Amount for the current and subsequent Annuity Years is equal to double the then current Annual Income Amount. However, the available LIA Amount in the current Annuity Year is reduced by any Lifetime Withdrawals that have been taken in the current Annuity Year. Cumulative Lifetime Withdrawals in an Annuity Year which are less than or equal to the LIA Amount (when eligible for the LIA Amount) will not reduce your LIA Amount in subsequent Annuity Years, but any such withdrawals will reduce the LIA Amount on a dollar-for-dollar basis in that Annuity Year.

For new issuances of this benefit, we may institute a "cut-off" date that would stop the appreciation of the Protected Withdrawal Value, even if no Lifetime Withdrawal had been taken prior to the cut-off date (thus affecting the determination of the LIA Amount). We will not apply any cut-off date to those who elected this benefit prior to our institution of a cut-off date.

WITHDRAWALS IN EXCESS OF THE LIA AMOUNT. Withdrawals (other than the Non-Lifetime Withdrawal) of any amount in a given Annuity Year up to the LIA Amount will reduce the Protected Withdrawal Value by the amount of the withdrawal. However, if your cumulative Lifetime Withdrawals in an Annuity Year are in excess of the LIA Amount ("Excess Income"), your LIA Amount in subsequent years will be reduced (except with regard to Required Minimum Distributions) by the result of the ratio of the excess portion of the withdrawal to the Account Value immediately prior to the Excess Income. Excess Income also will reduce the Protected Withdrawal Value by the same ratio as the reduction to the LIA Amount.

AS DISCUSSED IN THIS PARAGRAPH, WHEN YOU MAKE A WITHDRAWAL THAT IS SUBJECT TO TAX WITHHOLDING, WE WILL IDENTIFY THE AMOUNT THAT INCLUDES NOT ONLY THE AMOUNT YOU ACTUALLY RECEIVE, BUT ALSO THE AMOUNT OF TAX WITHHOLDING, TO DETERMINE WHETHER YOUR WITHDRAWAL HAS EXCEEDED THE LIA AMOUNT. WHEN YOU TAKE A WITHDRAWAL, YOU MAY REQUEST A "GROSS" WITHDRAWAL AMOUNT (E.G., $2000) BUT THEN HAVE ANY TAX WITHHOLDING DEDUCTED FROM THE AMOUNT YOU ACTUALLY RECEIVE (ALTHOUGH AN MVA MAY ALSO BE APPLIED TO YOUR REMAINING UNADJUSTED ACCOUNT VALUE, IT IS NOT CONSIDERED FOR PURPOSES OF DETERMINING EXCESS INCOME). THE PORTION OF A WITHDRAWAL THAT EXCEEDED YOUR LIA AMOUNT (IF ANY) WOULD BE TREATED AS EXCESS INCOME AND THUS WOULD REDUCE YOUR LIA AMOUNT IN SUBSEQUENT YEARS. ALTERNATIVELY, YOU MAY REQUEST THAT A "NET" WITHDRAWAL AMOUNT ACTUALLY BE PAID TO YOU (E.G., $2000), WITH THE UNDERSTANDING THAT TAX WITHHOLDING (E.G., $300) BE APPLIED TO YOUR UNADJUSTED ACCOUNT VALUE (ALTHOUGH AN MVA MAY ALSO BE APPLIED TO YOUR REMAINING UNADJUSTED ACCOUNT VALUE, IT IS NOT CONSIDERED FOR PURPOSES OF DETERMINING EXCESS INCOME). IN THE LATTER SCENARIO, WE DETERMINE WHETHER ANY PORTION OF THE WITHDRAWAL IS TO BE TREATED AS EXCESS INCOME BY LOOKING TO THE SUM OF THE NET AMOUNT YOU ACTUALLY RECEIVE (E.G., $2000) AND THE AMOUNT OF ANY TAX WITHHOLDING (IN THIS EXAMPLE, A TOTAL OF $2300). THE AMOUNT OF THAT SUM (E.G., THE $2000 YOU RECEIVED PLUS THE $300 FOR THE TAX WITHHOLDING) THAT EXCEEDS YOUR LIA AMOUNT WILL BE TREATED AS EXCESS INCOME - THEREBY REDUCING YOUR LIA AMOUNT IN SUBSEQUENT YEARS.

WITHDRAWALS ARE NOT REQUIRED. However, subsequent to the first Lifetime Withdrawal, the LIA Amount is not increased in subsequent Annuity Years if you decide not to take a withdrawal in an Annuity Year or take withdrawals in an Annuity Year that in total are less than the LIA Amount.

PURCHASE PAYMENTS. If you are eligible for the LIA Amount as described under "Eligibility Requirements for LIA Amount" and you make an additional Purchase Payment, the Annual Income Amount is increased by an amount obtained by applying the applicable percentage (4% for ages 45 - less than 59 1/2; 5% for ages 59 1/2 - 79; and 6% for ages 80 and older) to the Purchase Payment. The applicable percentage is based on the attained age of the designated life on the date of the first Lifetime Withdrawal after the benefit effective date. (Note that for purposes of the age tiers used with this benefit, we deem the Annuitant to have reached age 59 1/2 on the 183/rd/ day after his/her 59/th/ birthday).

The LIA Amount is increased by double the Annual Income Amount, if eligibility for LIA has been met. The Protected Withdrawal Value is increased by the amount of each Purchase Payment.

If the Annuity permits additional Purchase Payments, we may limit any additional Purchase Payment(s) if we determine that as a result of the timing and amounts of your additional Purchase Payments and withdrawals, the Annual Income Amount (or, if eligible for LIA, the LIA Amount) is being increased in an unintended fashion. Among the factors we will use in making a determination as to whether an action is designed to increase the Annual Income Amount (or, if eligible for LIA, the LIA Amount) in an unintended fashion is the relative size of additional Purchase Payment(s). We reserve the right to not accept additional Purchase Payments if we are not then offering this benefit for new elections. We will exercise such reservation of right for all annuity purchasers in the same class in a nondiscriminatory manner.

STEP UPS. If your Annual Income Amount is stepped up, your LIA Amount will be stepped up to equal double the stepped up Annual Income Amount.

GUARANTEE PAYMENTS. If your Unadjusted Account Value is reduced to zero as a result of cumulative withdrawals that are equal to or less than the LIA Amount when you are eligible, and there is still a LIA Amount available, we will make an additional payment for that Annuity Year equal to the remaining LIA Amount. If this were to occur, you are not permitted to make additional Purchase Payments to your Annuity. Thus, in that scenario, the remaining LIA Amount would be payable even though your Unadjusted Account Value was reduced to zero. In subsequent Annuity Years we make payments that equal the LIA Amount as described in this section. We will make payments until the death of the single designated life. Should the designated life no longer qualify for the LIA amount (as described under "Eligibility Requirements for LIA Amount" above), the Annual Income Amount would continue to be available. Subsequent eligibility for the LIA Amount would require the completion of the 120 day elimination period as well as meeting the LIA conditions listed above under "Eligibility Requirements for LIA Amount". TO THE EXTENT THAT CUMULATIVE

WITHDRAWALS IN THE CURRENT ANNUITY YEAR THAT REDUCE YOUR UNADJUSTED ACCOUNT VALUE TO ZERO ARE MORE THAN THE LIA AMOUNT (EXCEPT IN THE CASE OF REQUIRED MINIMUM DISTRIBUTIONS), HIGHEST DAILY LIFETIME 6 PLUS WITH LIA TERMINATES, AND NO ADDITIONAL PAYMENTS ARE MADE. HOWEVER, IF A WITHDRAWAL IN THE LATTER SCENARIO WAS TAKEN TO SATISFY A REQUIRED MINIMUM DISTRIBUTION (AS DESCRIBED ABOVE) UNDER THE ANNUITY, THEN THE BENEFIT WILL NOT TERMINATE, AND WE WILL CONTINUE TO PAY THE LIA AMOUNT IN SUBSEQUENT ANNUITY YEARS UNTIL THE DEATH OF THE DESIGNATED LIFE.

ANNUITY OPTIONS. In addition to the Highest Daily Lifetime 6 Plus annuity options described above, after the tenth anniversary of the benefit effective date ("Tenth Anniversary"), you may also request that we make annuity payments each year equal to the Annual Income Amount. In any year that you are eligible for the LIA Amount, we make annuity payments equal to the LIA Amount. If you would receive a greater payment by applying your Unadjusted Account Value to receive payments for life under your Annuity, we will pay the greater amount. Annuitization prior to the Tenth Anniversary will forfeit any present or future LIA Amounts. We will continue to make payments until the death of the designated life. If this option is elected, the Annual Income Amount and LIA Amount will not increase after annuity payments have begun.

If you elect Highest Daily Lifetime 6 Plus with LIA, and never meet the eligibility requirements, you will not receive any additional payments based on the LIA Amount.

TERMINATION OF HIGHEST LIFETIME 6 PLUS WITH LIA. THE LIA BENEFIT TERMINATES

UPON THE FIRST TO OCCUR OF THE FOLLOWING:

. YOUR TERMINATION OF THE BENEFIT;

. YOUR SURRENDER THE ANNUITY;

. OUR RECEIPT OF DUE PROOF OF DEATH OF THE DESIGNATED LIFE;

. THE ANNUITY DATE, IF UNADJUSTED ACCOUNT VALUE REMAINS ON THE ANNUITY DATE AND AN ELECTION IS MADE TO COMMENCE ANNUITY PAYMENTS PRIOR TO THE TENTH ANNUITY ANNIVERSARY;

. THE VALUATION DAY ON WHICH EACH OF THE UNADJUSTED ACCOUNT VALUE AND THE ANNUAL INCOME AMOUNT IS ZERO; OR

. IF YOU CEASE TO MEET OUR REQUIREMENTS FOR ELECTIONS OF THIS BENEFIT.

Highest Daily Lifetime 6 Plus with LIA is subject to the same pre-determined mathematical formula that applies to Highest Daily Lifetime 6 Plus and Spousal Highest Daily Lifetime 6 Plus. See Highest Daily Lifetime 6 Plus above for a description of the formula.

SPOUSAL HIGHEST DAILY LIFETIME 6 PLUS INCOME BENEFIT (SHD6 Plus) Spousal Highest Daily Lifetime 6 Plus (SHD6 Plus) is a lifetime guaranteed minimum withdrawal benefit, under which, subject to the terms of the benefit, we guarantee your ability to take a certain annual withdrawal amount for the lives of two individuals who are spouses. Spousal Highest Daily Lifetime 6 Plus is no longer available for election.

If you have elected this benefit, the benefit guarantees, until the later death of two natural persons who are each other's spouses at the time of election of the benefit and at the first death of one of them (the "designated lives", and each, a "designated life"), the ability to withdraw an annual amount (the "Annual Income Amount") equal to a percentage of an initial principal value (the "Protected Withdrawal Value") regardless of the impact of Sub-account performance on the Unadjusted Account Value, subject to our rules regarding the timing and amount of withdrawals. You are guaranteed to be able to withdraw the Annual Income Amount for the lives of the designated lives, provided you have not made withdrawals of Excess Income that result in your Unadjusted Account Value being reduced to zero. We also permit you to designate the first withdrawal from your Annuity as a one-time "Non-Lifetime Withdrawal." All other withdrawals from your Annuity are considered a "Lifetime Withdrawal" under the benefit. Withdrawals are taken first from your own Account Value. We are only required to begin making lifetime income payments to you under our guarantee when and if your Unadjusted Account Value is reduced to zero (for any reason other than due to partial withdrawals of Excess Income). The benefit may be appropriate if you intend to make periodic withdrawals from your Annuity, wish to ensure that Sub-account performance will not affect your ability to receive annual payments, and wish either spouse to be able to continue the Spousal Highest Daily Lifetime 6 Plus benefit after the death of the first spouse. You are not required to make withdrawals as part of the benefit - the guarantees are not lost if you withdraw less than the maximum allowable amount each year under the rules of the benefit. An integral component of Spousal Highest Daily Lifetime 6 Plus is the pre-determined mathematical formula we employ that may periodically transfer your Unadjusted Account Value to and from the AST Investment Grade Bond Sub-account. See the section above entitled "How Highest Daily Lifetime 6 Plus/Spousal Highest Daily Lifetime 6 Plus Transfers Unadjusted Account Value Between Your Permitted Sub-accounts and the AST Investment Grade Bond Sub-account."

Spousal Highest Daily Lifetime 6 Plus is the spousal version of Highest Daily Lifetime 6 Plus. Currently, if you elect Spousal Highest Daily Lifetime 6 Plus and subsequently terminate the benefit, you may elect another living benefit, subject to our current rules. See "Election of and Designations under the Benefit" below and "Termination of Existing Benefits and Election of New Benefits" for details. Please note that if you terminate Spousal Highest Daily Lifetime 6 Plus and elect another benefit, you lose the guarantees that you had accumulated under your existing benefit and will begin the new guarantees under the new benefit you elect based on your Unadjusted Account Value as of the date the new benefit becomes active. Spousal Highest Daily Lifetime 6 Plus must have been elected based on two designated lives, as described below. The youngest designated life must have been at least 50 years old and the oldest designated life must have been at least 55 years old when the benefit is elected. Spousal Highest Daily Lifetime 6 Plus is not available if you elect any other optional living benefit, although you may elect any optional death benefit. As long as your Spousal Highest Daily Lifetime 6 Plus Benefit is in effect, you must allocate your Unadjusted Account Value in accordance with the permitted Sub-accounts and other Investment Option(s) available with this benefit. For a more detailed description of the permitted Investment Options, see the "Investment Options" section.

ALTHOUGH YOU ARE GUARANTEED THE ABILITY TO WITHDRAW YOUR ANNUAL INCOME AMOUNT EVEN IF YOUR UNADJUSTED ACCOUNT VALUE FALLS TO ZERO, IF YOU TAKE WITHDRAWALS OF EXCESS INCOME (DESCRIBED BELOW) THAT BRING YOUR UNADJUSTED ACCOUNT VALUE TO ZERO, YOUR ANNUAL INCOME AMOUNT WOULD ALSO FALL TO ZERO, AND THE BENEFIT WOULD TERMINATE. IN THAT SCENARIO, NO FURTHER AMOUNT WOULD BE PAYABLE UNDER THE SPOUSAL HIGHEST DAILY LIFETIME 6 PLUS BENEFIT.

You may also participate in the 6 or 12 Month Dollar Cost Averaging Program if you elect Spousal Highest Daily Lifetime 6 Plus, subject to the 6 or 12 Month DCA Program's rules.

KEY FEATURE - PROTECTED WITHDRAWAL VALUE

The Protected Withdrawal Value is used to calculate the initial Annual Income Amount. The Protected Withdrawal Value is separate from your Unadjusted Account Value and not available as cash or a lump sum. On the effective date of the benefit, the Protected Withdrawal Value is equal to your Unadjusted Account Value. On each Valuation Day thereafter until the date of your first Lifetime Withdrawal (excluding any Non-Lifetime Withdrawal discussed below), the Protected Withdrawal Value is equal to the "Periodic Value" described in the next paragraph.

The "Periodic Value" initially is equal to the Unadjusted Account Value on the effective date of the benefit. On each Valuation Day thereafter until the first Lifetime Withdrawal, we recalculate the Periodic Value. We stop determining the Periodic Value upon your first Lifetime Withdrawal after the effective date of the benefit. On each Valuation Day (the "Current Valuation Day"), the Periodic Value is equal to the greater of:

(1)the Periodic Value for the immediately preceding business day (the "Prior Valuation Day") appreciated at the daily equivalent of 6% annually during the calendar day(s) between the Prior Valuation Day and the Current Valuation Day (i.e., one day for successive Valuation Days, but more than one calendar day for Valuation Days that are separated by weekends and/or holidays), plus the amount of any Purchase Payment made on the Current Valuation Day (the Periodic Value is proportionally reduced for any Non-Lifetime Withdrawal); and

(2)the Unadjusted Account Value on the current Valuation Day.

If you have not made a Lifetime Withdrawal on or before the 10/th/ or 20/th /Anniversary of the effective date of the benefit, your Periodic Value on the 10/th/ or 20/th/ Anniversary of the benefit effective date is equal to the greater of:

(1)the Periodic Value described above or,

(2)the sum of (a), (b) and (c) (proportionally reduced for any Non-Lifetime Withdrawal):

(a)200% (on the 10/th/ anniversary) or 400% (on the 20/th/ anniversary) of the Unadjusted Account Value on the effective date of the benefit including any Purchase Payments made on that day;

(b)200% (on the 10/th/ anniversary) or 400% (on the 20/th/ anniversary) of all Purchase Payments made within one year following the effective date of the benefit; and

(c)all Purchase Payments made after one year following the effective date of the benefit.

In the rider for this benefit, as respects the preceding paragraph, we use the term "Guaranteed Base Value" to refer to the Unadjusted Account Value on the effective date of the benefit, plus the amount of any "adjusted" Purchase Payments made within one year after the effective date of the benefit. "Adjusted" Purchase Payments means Purchase Payments we receive, decreased by any fees or tax charges deducted from such Purchase Payments upon allocation to the Annuity.

Once the first Lifetime Withdrawal is made, the Protected Withdrawal Value at any time is equal to the greater of (i) the Protected Withdrawal Value on the date of the first Lifetime Withdrawal, increased for subsequent Purchase Payments and reduced for subsequent Lifetime Withdrawals, and (ii) the highest daily Unadjusted Account Value upon any step-up, increased for subsequent Purchase Payments and reduced for subsequent Lifetime Withdrawals (see below).

KEY FEATURE - ANNUAL INCOME AMOUNT UNDER THE SPOUSAL HIGHEST DAILY LIFETIME 6

PLUS BENEFIT

The Annual Income Amount is equal to a specified percentage of the Protected Withdrawal Value. The percentage initially depends on the age of the younger designated life on the date of the first Lifetime Withdrawal after election of the benefit. The percentages are: 4% for ages 50 - 64, 5% for ages 65 - 84, and 6% for ages 85 and older. We use the age of the younger designated life even if that designated life is no longer a participant under the Annuity due to death or divorce. Under the Spousal Highest Daily Lifetime 6 Plus benefit, if your cumulative Lifetime Withdrawals in an Annuity Year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent Annuity Years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that Annuity Year and also will reduce the Protected Withdrawal Value on a dollar-for-dollar basis. If your cumulative Lifetime Withdrawals in an Annuity Year are in excess of the Annual Income Amount for any Annuity Year ("Excess Income"), your Annual Income Amount in subsequent years will be reduced (except with regard to Required Minimum Distributions for this Annuity that comply with our rules) by the result of the ratio of the Excess Income to the Unadjusted Account Value immediately prior to such withdrawal (see examples of this calculation below). If you take withdrawals of Excess Income, only the portion of the Lifetime Withdrawal that exceeds the remaining Annual Income Amount will proportionally reduce your Protected Withdrawal Value and Annual Income Amount in future years.

AS DISCUSSED IN THIS PARAGRAPH, WHEN YOU MAKE A PARTIAL WITHDRAWAL THAT IS SUBJECT TO TAX WITHHOLDING, WE WILL IDENTIFY THE AMOUNT THAT INCLUDES NOT ONLY THE AMOUNT YOU ACTUALLY RECEIVE, BUT ALSO THE AMOUNT OF TAX WITHHOLDING, TO DETERMINE WHETHER YOUR WITHDRAWAL HAS EXCEEDED THE ANNUAL INCOME AMOUNT. WHEN YOU TAKE A PARTIAL WITHDRAWAL, YOU MAY REQUEST A "GROSS" WITHDRAWAL AMOUNT (E.G., $2000) BUT THEN HAVE ANY TAX WITHHOLDING DEDUCTED FROM THE AMOUNT YOU ACTUALLY RECEIVE (ALTHOUGH AN MVA MAY ALSO BE APPLIED TO YOUR REMAINING UNADJUSTED ACCOUNT VALUE, IT IS NOT CONSIDERED FOR PURPOSES OF DETERMINING EXCESS INCOME). THE PORTION OF A WITHDRAWAL THAT EXCEEDED YOUR ANNUAL INCOME AMOUNT (IF ANY) WOULD BE TREATED AS EXCESS INCOME AND THUS WOULD REDUCE YOUR ANNUAL INCOME AMOUNT IN SUBSEQUENT YEARS. ALTERNATIVELY, YOU MAY REQUEST THAT A "NET" WITHDRAWAL AMOUNT ACTUALLY BE PAID TO YOU (E.G., $2000), WITH THE UNDERSTANDING THAT TAX WITHHOLDING (E.G., $300) BE APPLIED TO YOUR UNADJUSTED ACCOUNT VALUE (ALTHOUGH AN MVA MAY ALSO BE APPLIED TO YOUR REMAINING UNADJUSTED ACCOUNT VALUE, IT IS NOT CONSIDERED FOR PURPOSES OF DETERMINING EXCESS INCOME). IN THE LATTER SCENARIO, WE DETERMINE WHETHER ANY PORTION OF THE WITHDRAWAL IS TO BE TREATED AS EXCESS INCOME BY LOOKING TO THE SUM OF THE NET AMOUNT YOU ACTUALLY RECEIVE (E.G., $2000) AND THE AMOUNT OF ANY TAX WITHHOLDING (IN THIS EXAMPLE, A TOTAL OF $2300). THE AMOUNT OF THAT SUM (E.G., THE $2000 YOU RECEIVED PLUS THE $300 FOR THE TAX WITHHOLDING) THAT EXCEEDS YOUR ANNUAL INCOME AMOUNT WILL BE TREATED AS EXCESS INCOME - THEREBY REDUCING YOUR ANNUAL INCOME AMOUNT IN SUBSEQUENT YEARS.

You may use the Systematic Withdrawal program to make withdrawals of the Annual Income Amount. Any systematic withdrawal will be deemed a Lifetime Withdrawal under this benefit.

Any Purchase Payment that you make subsequent to the election of Spousal Highest Daily Lifetime 6 Plus and subsequent to the first Lifetime Withdrawal will (i) immediately increase the then-existing Annual Income Amount by an amount equal to a percentage of the Purchase Payment based on the age of the younger designated life at the time of the first Lifetime Withdrawal (the percentages are: 4% for ages 50 - 64, 5% for ages 65 - 84, and 6% for ages 85 and older), and (ii) increase the Protected Withdrawal Value by the amount of the Purchase Payment.

If your Annuity permits additional Purchase Payments, we may limit any additional Purchase Payment(s) if we determine that as a result of the timing and amounts of your additional Purchase Payments and withdrawals, the Annual Income Amount is being increased in an unintended fashion. Among the factors we will use in making a determination as to whether an action is designed to increase the Annual Income Amount in an unintended fashion is the relative size of additional Purchase Payment(s). We reserve the right to not accept additional Purchase Payments if we are not then offering this benefit for new elections. We will exercise such reservation of right for all annuity purchasers in the same class in a nondiscriminatory manner.

HIGHEST DAILY AUTO STEP-UP

An automatic step-up feature ("Highest Daily Auto Step-Up") is part of this benefit. As detailed in this paragraph, the Highest Daily Auto Step-Up feature can result in a larger Annual Income Amount subsequent to your first Lifetime Withdrawal. The Highest Daily Step-Up starts with the anniversary of the Issue Date of the Annuity (the "Annuity Anniversary") immediately after your first Lifetime Withdrawal under the benefit. Specifically, upon the first such Annuity Anniversary, we identify the Unadjusted Account Value on each Valuation Day within the immediately preceding Annuity Year after your first Lifetime Withdrawal. Having identified the highest daily value (after all daily values have been adjusted for subsequent Purchase Payments and withdrawals), we then multiply that value by a percentage that varies based on the age of the younger designated life on the Annuity Anniversary as of which the step-up would occur. The percentages are 4% for ages 50 - 64, 5% for ages 65 - 84, and 6% for ages 85 and older. If that value exceeds the existing Annual Income Amount, we replace the existing amount with the new, higher amount. Otherwise, we leave the existing Annual Income Amount intact. We will not automatically increase your Annual Income Amount solely as a result of your attaining a new age that is associated with a new age-based percentage. The Unadjusted Account Value on the Annuity Anniversary is considered the last daily step-up value of the Annuity Year. In later years (i.e., after the first Annuity Anniversary after the first Lifetime Withdrawal), we determine whether an automatic step-up should occur on each Annuity Anniversary by performing a similar examination of the Unadjusted Account Values that occurred on Valuation Days during the year. Taking Lifetime Withdrawals could produce a greater difference between your Protected Withdrawal Value and your Unadjusted Account Value, which may make a Highest Daily Auto Step-up less likely to occur. At the time that we increase your Annual Income Amount, we also increase your Protected Withdrawal Value to equal the highest daily value upon which your step-up was based only if that results in an increase to the Protected Withdrawal Value. Your Protected Withdrawal Value will never be decreased as a result of an income step-up. If, on the date that we implement a Highest Daily Auto Step-Up to your Annual Income Amount, the charge for Spousal Highest Daily Lifetime 6 Plus has changed for new purchasers, you may be subject to the new charge at the time of such step-up. Prior to increasing your charge for Spousal Highest Daily Lifetime 6 Plus upon a step-up, we would notify you, and give you the opportunity to cancel the automatic step-up feature. If you receive notice of a proposed step-up and accompanying fee increase, you should carefully evaluate whether the amount of the step-up justifies the increased fee to which you will be subject. Any such increased charge will not be greater than the maximum charge set forth in the table entitled "Your Optional Benefit Fees and Charges".

If you are enrolled in a Systematic Withdrawal program, we will not automatically increase the withdrawal amount when there is an increase to the Annual Income Amount. You must notify us in order to increase the withdrawal amount of any Systematic Withdrawal program.

The Spousal Highest Daily Lifetime 6 Plus benefit does not affect your ability to take withdrawals under your Annuity, or limit your ability to take partial withdrawals that exceed the Annual Income Amount. Under Spousal Highest Daily Lifetime 6 Plus, if your cumulative Lifetime Withdrawals in an Annuity Year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent Annuity Years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that Annuity Year. If, cumulatively, you withdraw an amount less than the Annual Income Amount in any Annuity Year, you cannot carry-over the unused portion of the Annual Income Amount to subsequent Annuity Years.

Because each of the Protected Withdrawal Value and Annual Income Amount is determined in a way that is not solely related to Unadjusted Account Value, it is possible for the Unadjusted Account Value to fall to zero, even though the Annual Income Amount remains.

Examples of dollar-for-dollar and proportional reductions, and the Highest Daily Auto Step-Up are set forth below. The values shown here are purely hypothetical, and do not reflect the charges for the Spousal Highest Daily Lifetime 6 Plus benefit or any other fees and charges under the Annuity. Assume the following for all three examples:

. The Issue Date is November 1, 2010

. The Spousal Highest Daily Lifetime 6 Plus benefit is elected on August 1, 2011

. The younger designated life was 70 years old when he/she elected the Spousal Highest Daily Lifetime 6 Plus benefit

. The first withdrawal is a Lifetime Withdrawal

EXAMPLE OF DOLLAR-FOR-DOLLAR REDUCTIONS

On October 24, 2011, the Protected Withdrawal Value is $120,000, resulting in an Annual Income Amount of $6,000 (since the younger designated life is between the ages of 65 and 84 at the time of the first Lifetime Withdrawal, the Annual Income Amount is 5% of the Protected Withdrawal Value, in this case 5% of $120,000). Assuming $2,500 is withdrawn from the Annuity on this date, the remaining Annual Income Amount for that Annuity Year (up to and including October 31, 2011) is $3,500. This is the result of a dollar-for-dollar reduction of the Annual Income Amount ($6,000 less $2,500 = $3,500).

EXAMPLE OF PROPORTIONAL REDUCTIONS

Continuing the previous example, assume an additional withdrawal of $5,000 occurs on October 27, 2011 and the Account Value at the time and immediately prior to this withdrawal is $118,000. The first $3,500 of this withdrawal reduces the Annual Income Amount for that Annuity Year to $0. The remaining withdrawal amount of $1,500 - reduces the Annual Income Amount in future Annuity Years on a proportional basis based on the ratio of the Excess Income to the Unadjusted Account Value immediately prior to the Excess Income. (Note that if there were other withdrawals in that Annuity Year, each would result in another proportional reduction to the Annual Income Amount).

HERE IS THE CALCULATION:

Unadjusted Account Value before Lifetime Withdrawal                      $118,000.00
Less amount of "non" excess withdrawal                                   $  3,500.00
Unadjusted Account Value immediately before excess withdrawal of $1,500  $114,500.00
Excess withdrawal amount                                                 $  1,500.00
Ratio                                                                           1.31%
Annual Income Amount                                                     $  6,000.00
Less ratio of 1.31%                                                      $     78.60
Annual Income Amount for future Annuity Years                            $  5,921.40

EXAMPLE OF HIGHEST DAILY AUTO STEP-UP

On each Annuity Anniversary date after the first Lifetime Withdrawal, the Annual Income Amount is stepped-up if the appropriate percentage (based on the younger designated life's age on that Annuity Anniversary) of the highest daily value since your first Lifetime Withdrawal (or last Annuity Anniversary in subsequent years), adjusted for withdrawals and additional Purchase Payments , is greater than the Annual Income Amount, adjusted for Excess Income and additional Purchase Payments.

Continuing the same example as above, the Annual Income Amount for this Annuity Year is $6,000. However, the Excess Income on October 27 reduces the amount to $5,921.40 for future years (see above). For the next Annuity Year, the Annual Income Amount will be stepped up if 5% (since the youngest designated life is between 65 and 84 on the date of the potential step-up) of the highest daily Unadjusted Account Value adjusted for withdrawals and Purchase Payments, is greater than $5921.40. Here are the calculations for determining the daily values. Only the October 26 value is being adjusted for Excess Income as the October 28 and October 31 Valuation Days occur after the Excess Income on October 27.

                                  HIGHEST DAILY VALUE
                                     (ADJUSTED FOR          ADJUSTED ANNUAL
                                WITHDRAWAL AND PURCHASE INCOME AMOUNT (5% OF THE
DATE*             ACCOUNT VALUE       PAYMENTS)**         HIGHEST DAILY VALUE)
-----             ------------- ----------------------- ------------------------
October 26, 2011   $119,000.00        $119,000.00              $5,950.00
October 27, 2011   $113,000.00        $113,986.95              $5,699.35
October 28, 2011   $113,000.00        $113,986.95              $5,699.35
October 31, 2011   $119,000.00        $119,000.00              $5,950.00

* In this example, the Annuity Anniversary date is November 1. The Valuation Dates are every day following the first Lifetime Withdrawal. In subsequent Annuity Years Valuation Dates will be every day following the Annuity Anniversary. The Annuity Anniversary Date of November 1 is considered the final Valuation Date for the Annuity Year. ** In this example, the first daily value after the first Lifetime Withdrawal is $119,000 on October 26, resulting in an adjusted Annual Income Amount of $5,950.00. This amount is adjusted on October 27 to reflect the $5,000 withdrawal. The calculations for the adjustments are:

. The Unadjusted Account Value of $119,000 on October 26 is first reduced dollar-for-dollar by $3,500 ($3,500 is the remaining Annual Income Amount for the Annuity Year), resulting in an Unadjusted Account Value of $115,500 before the Excess Income.

. This amount ($115,500) is further reduced by 1.31% (this is the ratio in the above example which is the Excess Income divided by the Unadjusted Account Value immediately preceding the Excess Income) resulting in a Highest Daily Value of $113,986.95.

. The adjusted Annual Income Amount is carried forward to the next Valuation Date of October 28. At this time, we compare this amount to 5% of the Unadjusted Account Value on October 28. Since the October 27 adjusted Annual Income Amount of $5,699.35 is greater than $5,650.00 (5% of $113,000), we continue to carry $5,699.35 forward to the next and final Valuation Day of October 31. The Unadjusted Account Value on October 31 is $119,000 and 5% of this amount is $5,950. Since this is greater than $5,699.35, the adjusted Annual Income Amount is reset to $5,950.00.

In this example, 5% of the October 31 value results in the highest amount of $5,950.00. Since this amount is greater than the current year's Annual Income Amount of $5,921.40 (adjusted for Excess Income), the Annual Income Amount for the next Annuity Year, starting on November 1, 2011 and continuing through October 31, 2012, will be stepped-up to $5,950.00.

NON-LIFETIME WITHDRAWAL FEATURE

You may take a one-time non-lifetime withdrawal ("Non-Lifetime Withdrawal") under Spousal Highest Daily Lifetime 6 Plus. It is an optional feature of the benefit that you can only elect at the time of your first withdrawal. The amount of the Non-Lifetime Withdrawal cannot be more than the amount that would cause the Annuity to be taken below the minimum Surrender Value after a withdrawal for your Annuity. This Non-Lifetime Withdrawal will not establish our initial Annual Income Amount and the Periodic Value above will continue to be calculated. However, the total amount of the withdrawal will proportionally reduce all guarantees associated with the Spousal Highest Daily Lifetime 6 Plus benefit. You must tell us at the time you take the partial withdrawal if your withdrawal is intended to be the Non-Lifetime Withdrawal and not the first Lifetime Withdrawal under the Spousal Highest Daily Lifetime 6 Plus benefit. If you don't elect the Non-Lifetime Withdrawal, the first withdrawal you make will be the first Lifetime Withdrawal that establishes your Annual Income Amount, which is based on your Protected Withdrawal Value. Once you elect the Non-Lifetime Withdrawal or Lifetime Withdrawals, no additional Non-Lifetime withdrawals may be taken.

The Non-Lifetime Withdrawal will proportionally reduce the Protected Withdrawal Value and the Periodic Value guarantees on the tenth and twentieth anniversaries of the benefit effective date, described above, by the percentage the total withdrawal amount (including any applicable MVA) represents of the then current Unadjusted Account Value immediately prior to the time of the withdrawal.

If you are participating in a Systematic Withdrawal program, the first withdrawal under the program cannot be classified as the Non-Lifetime Withdrawal. Thus, the first withdrawal will be a Lifetime Withdrawal.

EXAMPLE - NON-LIFETIME WITHDRAWAL (PROPORTIONAL REDUCTION)

This example is purely hypothetical and does not reflect the charges for the benefit or any other fees and charges under the Annuity. It is intended to illustrate the proportional reduction of the Non-Lifetime Withdrawal under this benefit.

Assume the following:

. The Issue Date is December 1, 2010

. The Spousal Highest Daily Lifetime 6 Plus benefit is elected on September 1, 2011

. The Unadjusted Account Value at benefit election was $105,000

. The younger designated life was 70 years old when he/she elected the Spousal Highest Daily Lifetime 6 Plus benefit

. No previous withdrawals have been taken under the Spousal Highest Daily Lifetime 6 Plus benefit

On October 3, 2011, the Protected Withdrawal Value is $125,000, the 10/th/ benefit year minimum Periodic Value guarantee is $210,000 and the 20/th/ benefit year minimum Periodic Value guarantee is $420,000, and the Unadjusted Account Value is $120,000. Assuming $15,000 is withdrawn from the Annuity on October 3, 2011 and is designated as a Non-Lifetime Withdrawal, all guarantees associated with the Spousal Highest Daily Lifetime 6 Plus benefit will be reduced by the ratio the total withdrawal amount represents of the Unadjusted Account Value just prior to the withdrawal being taken.

HERE IS THE CALCULATION:

Withdrawal amount                                          $ 15,000
Divided by Unadjusted Account Value before withdrawal      $120,000
Equals ratio                                                   12.5%
All guarantees will be reduced by the above ratio (12.5%)
Protected Withdrawal Value                                 $109,375
10/th/ benefit year Minimum Periodic Value                 $183,750
20/th/ benefit year Minimum Periodic Value                 $367,500

REQUIRED MINIMUM DISTRIBUTIONS

See the sub-section entitled "Required Minimum Distributions" in the section above concerning Highest Daily Lifetime 6 Plus for a discussion of the relationship between the RMD amount and the Annual Income Amount.

BENEFITS UNDER SPOUSAL HIGHEST DAILY LIFETIME 6 PLUS

. To the extent that your Unadjusted Account Value was reduced to zero as a result of cumulative Lifetime Withdrawals in an Annuity Year that are less than or equal to the Annual Income Amount, and amounts are still payable under Spousal Highest Daily Lifetime 6 Plus, we will make an additional payment, if any, for that Annuity Year equal to the remaining Annual Income Amount for the Annuity Year. Thus, in that scenario, the remaining Annual Income Amount would be payable even though your Unadjusted Account Value was reduced to zero. In subsequent Annuity Years we make payments that equal the Annual Income Amount as described in this section. We will make payments until the death of the first of the designated lives to die, and will continue to make payments until the death of the second designated life as long as the designated lives were spouses at the time of the first death. After the Unadjusted Account Value is reduced to zero, you are not permitted to make additional Purchase Payments to your Annuity. TO THE EXTENT THAT CUMULATIVE WITHDRAWALS IN THE ANNUITY YEAR THAT REDUCED YOUR UNADJUSTED ACCOUNT VALUE TO ZERO ARE MORE THAN THE ANNUAL INCOME AMOUNT, THE SPOUSAL HIGHEST DAILY LIFETIME 6 PLUS BENEFIT TERMINATES, AND NO ADDITIONAL PAYMENTS WILL BE MADE. HOWEVER, IF A PARTIAL WITHDRAWAL IN THE LATTER SCENARIO WAS TAKEN TO SATISFY A REQUIRED MINIMUM DISTRIBUTION (AS DESCRIBED ABOVE) UNDER THE ANNUITY THEN THE BENEFIT WILL NOT TERMINATE, AND WE WILL CONTINUE TO PAY THE ANNUAL INCOME AMOUNT IN SUBSEQUENT ANNUITY YEARS UNTIL THE DEATH OF THE SECOND DESIGNATED LIFE PROVIDED THE DESIGNATED LIVES WERE SPOUSES AT THE DEATH OF THE FIRST DESIGNATED LIFE.

. Please note that if your Unadjusted Account Value is reduced to zero, all subsequent payments will be treated as annuity payments. Further, payments that we make under this benefit after the Latest Annuity Date will be treated as annuity payments.

. If annuity payments are to begin under the terms of your Annuity, or if you decide to begin receiving annuity payments and there is an Annual Income Amount due in subsequent Annuity Years, you can elect one of the following two options:

(1)apply your Unadjusted Account Value, less any applicable state required premium tax, to any annuity option available; or

(2)request that, as of the date annuity payments are to begin, we make annuity payments each year equal to the Annual Income Amount. We will make payments until the first of the designated lives to die, and will continue to make payments until the death of the second designated life as long as the designated lives were spouses at the time of the first death. If, due to death of a designated life or divorce prior to Annuitization, only a single designated life remains, then annuity payments will be made as a life annuity for the lifetime of the designated life. We must receive your request in a form acceptable to us at our office. If applying your Unadjusted Account Value, less any applicable tax charges, to our current life only (or joint life, depending on the number of designated lives remaining) annuity payment rates results in a higher annual payment, we will give you the higher annual payment.

. In the absence of an election when mandatory annuity payments are to begin, we currently make annual annuity payments as a joint and survivor or single (as applicable) life fixed annuity with eight payments certain, by applying the greater of the annuity rates then currently available or the annuity rates guaranteed in your Annuity. We reserve the right at any time to increase or decrease the certain period in order to comply with the Code (e.g., to shorten the period certain to match life expectancy under applicable Internal Revenue Service tables). The amount that will be applied to provide such annuity payments will be the greater of:

(1)the present value of the future Annual Income Amount payments. Such present value will be calculated using the greater of the joint and survivor or single (as applicable) life fixed annuity rates then currently available or the joint and survivor or single (as applicable) life fixed annuity rates guaranteed in your Annuity; and

(2)the Unadjusted Account Value.

If no Lifetime Withdrawal was ever taken, we will calculate the Annual Income Amount as if you made your first Lifetime Withdrawal on the date the annuity payments are to begin.

OTHER IMPORTANT CONSIDERATIONS

. Withdrawals under the Spousal Highest Daily Lifetime 6 Plus benefit are subject to all of the terms and conditions of the Annuity, including partial withdrawals that exceed the Annual Income Amount. Withdrawals made while the Spousal Highest Daily Lifetime 6 Plus Benefit is in effect will be treated, for tax purposes, in the same way as any other withdrawals under the Annuity. Any withdrawals made under the benefit will be taken pro rata from the Sub-accounts (including the AST Investment Grade Bond Sub-account) and the DCA MVA Options. If you have an active Systematic Withdrawal program running at the time you elect this benefit, the program must withdraw funds pro rata. The first systematic withdrawal that processes after your election of the benefit will be deemed a Lifetime Withdrawal. Withdrawals from the MVA Options may be subject to an MVA.

. You should carefully consider when to begin taking Lifetime Withdrawals. If you begin taking withdrawals early, you may maximize the time during which you may take Lifetime Withdrawals due to longer life expectancy, and you will be using an optional benefit for which you are paying a charge. On the other hand, you could limit the value of the benefit if you begin taking withdrawals too soon. For example, withdrawals reduce your Unadjusted Account Value and may limit the potential for increasing your Protected Withdrawal Value. You should discuss with your Financial Professional when it may be appropriate for you to begin taking Lifetime Withdrawals.

. You cannot allocate Purchase Payments or transfer Unadjusted Account Value to or from the AST Investment Grade Bond Sub-account. A summary description of the AST Investment Grade Bond Portfolios appears in the prospectus section entitled "Investment Options." In addition, you can find a copy of the AST Investment Grade Bond Portfolio prospectus by going to www.prudentialannuities.com.

. Transfers to and from the elected Sub-accounts, the DCA MVA Options, and the AST Investment Grade Bond Sub-account triggered by the Spousal Highest Daily Lifetime 6 Plus mathematical formula will not count toward the maximum number of free transfers allowable under an Annuity.

. Upon inception of the benefit, 100% of your Unadjusted Account Value must be allocated to the Permitted Sub-accounts. We may amend the Permitted Sub-accounts from time to time. Changes to Permitted Sub-accounts, or to the requirements as to how you may allocate your Unadjusted Account Value with this benefit may apply to current participants in the benefit. To the extent that changes apply to current participants in the benefit, they will apply only upon re-allocation of Unadjusted Account Value, or upon addition of additional Purchase Payments. That is, we will not require such current participants to re-allocate Unadjusted Account Value to comply with any new requirements.

. If you elect this benefit and in connection with that election, you are required to reallocate to different Sub-accounts, then on the Valuation Day we receive your request in Good Order, we will (i) sell Units of the non-permitted Investment Options and (ii) invest the proceeds of those sales in the Sub-accounts that you have designated. During this reallocation process, your Unadjusted Account Value allocated to the Sub-accounts will remain exposed to investment risk, as is the case generally. The newly-elected benefit will commence at the close of business on the following Valuation Day. Thus, the protection afforded by the newly-elected benefit will not arise until the close of business on the following Valuation Day.

. The current charge for Spousal Highest Daily Lifetime 6 Plus is 0.95% annually of the greater of Unadjusted Account Value and Protected Withdrawal Value. The maximum charge for Spousal Highest Daily Lifetime 6 Plus is 1.50% annually of the greater of the Unadjusted Account Value and Protected Withdrawal Value. As discussed in "Highest Daily Auto Step-Up" above, we may increase the fee upon a step-up under this benefit. We deduct this charge on quarterly anniversaries of the benefit effective date, based on the values on the last Valuation Day prior to the quarterly anniversary. Thus, we deduct, on a quarterly basis, 0.2375% of the greater of the prior Valuation Day's Unadjusted Account Value, or the prior Valuation Day's Protected Withdrawal Value. We deduct the fee pro rata from each of your Sub-accounts, including the AST Investment Grade Bond Sub-account. You will begin paying this charge as of the effective date of the benefit even if you do not begin taking withdrawals for many years, or ever. We will not refund the charges you have paid if you choose never to take any withdrawals and/or if you never receive any lifetime income payments.

If the deduction of the charge would result in the Unadjusted Account Value falling below the lesser of $500 or 5% of the sum of the Unadjusted Account Value on the effective date of the benefit plus all Purchase Payments made subsequent thereto (we refer to this as the "Account Value Floor"), we will only deduct that portion of the charge that would not cause the Unadjusted Account Value to fall below the Account Value Floor. If the Unadjusted Account Value on the date we would deduct a charge for the benefit is less than the Account Value Floor, then no charge will be assessed for that benefit quarter. Charges deducted upon termination of the benefit may cause the Unadjusted Account Value to fall below the Account Value Floor. If a charge for the Spousal Highest Daily Lifetime 6 Plus benefit would be deducted on the same day we process a withdrawal request, the charge will be deducted first, then the withdrawal will be processed. The withdrawal could cause the Unadjusted Account Value to fall below the Account Value Floor. While the deduction of the charge (other than the final charge) may not reduce the Unadjusted Account Value to zero, withdrawals may reduce the Unadjusted Account Value to zero. If this happens and the Annual Income Amount is greater than zero, we will make payments under the benefit.

ELECTION OF AND DESIGNATIONS UNDER THE BENEFIT

Spousal Highest Daily Lifetime 6 Plus is no longer available. Spousal Highest Daily Lifetime 6 Plus could only be elected based on two designated lives. Designated lives must have been natural persons who are each other's spouses at the time of election of the benefit and at the death of the first of the designated lives to die. Spousal Highest Daily Lifetime 6 Plus only could be elected if the Owner, Annuitant, and Beneficiary designations are as follows:

. One Annuity Owner, where the Annuitant and the Owner are the same person and the sole Beneficiary is the Owner's spouse. The younger Owner/Annuitant and the Beneficiary must be at least 50 years old and the older must be at least 55 years old at the time of election; or

. Co-Annuity Owners, where the Owners are each other's spouses. The Beneficiary designation must be the surviving spouse, or the spouses named equally. One of the Owners must be the Annuitant. The younger Owner must be at least 50 years old and the older Owner must be at least 55 years old at the time of election; or

. One Annuity Owner, where the Owner is a custodial account established to hold retirement assets for the benefit of the Annuitant pursuant to the provisions of Section 408(a) of the Internal Revenue Code (or any successor Code section thereto) ("Custodial Account"), the Beneficiary is the Custodial Account, and the spouse of the Annuitant is the Contingent Annuitant. The younger of the Annuitant and the Contingent Annuitant must be at least 50 years old and the older must be at least 55 years old at the time of election.

We do not permit a change of Owner under this benefit, except as follows:

(a) if one Owner dies and the surviving spousal Owner assumes the Annuity, or

(b) if the Annuity initially is co-owned, but thereafter the Owner who is not the Annuitant is removed as Owner.

We permit changes of Beneficiary designations under this benefit, however if the Beneficiary is changed, the benefit may not be eligible to be continued upon the death of the first designated life. If the designated lives divorce, the Spousal Highest Daily Lifetime 6 Plus benefit may not be divided as part of the divorce settlement or judgment. Nor may the divorcing spouse who retains ownership of the Annuity appoint a new designated life upon re-marriage.

If you are currently participating in a Systematic Withdrawal program, amounts withdrawn under the program must be taken on a pro rata basis from your Annuity's Sub-accounts (i.e., in direct proportion to the proportion that each such Sub-account bears to your total Account Value) in order for you to be eligible for the benefit. Thus, you may not elect Spousal Highest Daily Lifetime 6 Plus so long as you participate in a Systematic Withdrawal program in which withdrawals are not taken pro rata.

TERMINATION OF THE BENEFIT

You may terminate the benefit at any time by notifying us. If you terminate the benefit, any guarantee provided by the benefit will terminate as of the date the termination is effective, and certain restrictions on re-election may apply.

THE BENEFIT AUTOMATICALLY TERMINATES UPON THE FIRST TO OCCUR OF THE FOLLOWING:

. UPON OUR RECEIPT OF DUE PROOF OF DEATH OF THE FIRST DESIGNATED LIFE, IF THE SURVIVING SPOUSE OPTS TO TAKE THE DEATH BENEFIT UNDER THE ANNUITY (RATHER THAN CONTINUE THE ANNUITY) OR IF THE SURVIVING SPOUSE IS NOT AN ELIGIBLE DESIGNATED LIFE;

. UPON THE DEATH OF THE SECOND DESIGNATED LIFE;

. YOUR TERMINATION OF THE BENEFIT;

. YOUR SURRENDER OF THE ANNUITY;

. YOUR ELECTION TO BEGIN RECEIVING ANNUITY PAYMENTS (ALTHOUGH IF YOU HAVE ELECTED TO TAKE ANNUITY PAYMENTS IN THE FORM OF THE ANNUAL INCOME AMOUNT, WE WILL CONTINUE TO PAY THE ANNUAL INCOME AMOUNT);

. BOTH THE UNADJUSTED ACCOUNT VALUE AND ANNUAL INCOME AMOUNT EQUAL ZERO; OR

. YOU CEASE TO MEET OUR REQUIREMENTS AS DESCRIBED IN "ELECTION OF AND DESIGNATIONS UNDER THE BENEFIT".

Upon termination of Spousal Highest Daily Lifetime 6 Plus other than upon the death of the Annuitant or Annuitization, we impose any accrued fee for the benefit (i.e., the fee for the pro-rated portion of the year since the fee was last assessed), and thereafter we cease deducting the charge for the benefit. This final charge will be deducted even if it results in the Unadjusted Account Value falling below the Account Value Floor. With regard to your investment allocations, upon termination we will: (i) leave intact amounts that are held in the Permitted Sub-accounts, and (ii) unless you are participating in an asset allocation program (i.e., Custom Portfolios Program or 6 or 12 Month DCA Program for which we are providing administrative support), transfer all amounts held in the AST Investment Grade Bond Sub-account to your variable Investment Options, pro rata (i.e. in the same proportion as the current balances in your variable Investment Options). If, prior to the transfer from the AST Investment Grade Bond Sub-account, the Unadjusted Account Value in the variable Investment Options is zero, we will transfer such amounts to the AST Money Market Sub-account.

HOW SPOUSAL HIGHEST DAILY LIFETIME 6 PLUS TRANSFERS UNADJUSTED ACCOUNT VALUE BETWEEN YOUR PERMITTED SUB-ACCOUNTS AND THE AST INVESTMENT GRADE BOND

SUB-ACCOUNT. See "How Highest Daily Lifetime 6 Plus/Spousal Highest Daily Lifetime 6 Plus transfers Unadjusted Account Value Between Your Permitted Sub-accounts and the AST Investment Grade Bond Sub-account" above for information regarding this component of the benefit.

ADDITIONAL TAX CONSIDERATIONS

Please see the Additional Tax Considerations section under Highest Daily Lifetime 6 Plus above.

FORMULA FOR HIGHEST DAILY LIFETIME 6 PLUS INCOME BENEFIT AND SPOUSAL HIGHEST

DAILY LIFETIME 6 PLUS INCOME BENEFIT

 (INCLUDING HIGHEST DAILY LIFETIME 6 PLUS WITH LIA)

TRANSFERS OF ACCOUNT VALUE BETWEEN YOUR PERMITTED SUB-ACCOUNTS AND THE AST

INVESTMENT GRADE BOND SUB-ACCOUNT

TERMS AND DEFINITIONS REFERENCED IN THE CALCULATION FORMULAS:

. C\\u\\ - the upper target is established on the effective date of the Highest Daily Lifetime 6 Plus/Spousal Highest Daily Lifetime 6 Plus benefit (the "Effective Date") and is not changed for the life of the guarantee. Currently, it is 83%.

.   Cu\\s\\ - The secondary upper target is established on the Effective
    Date of the Highest Daily Lifetime 6 Plus/Spousal Highest Daily Lifetime
    6 Plus benefit and is not changed for the life of the guarantee.
    Currently it is 84.5%

. C\\t\\ - the target is established on the Effective Date and is not changed for the life of the guarantee. Currently, it is 80%.

. C\\l\\ - the lower target is established on the Effective Date and is not changed for the life of the guarantee. Currently, it is 78%.

. L - the target value as of the current Valuation Day.

. r - the target ratio.

. a - factors used in calculating the target value. These factors are established on the Effective Date and are not changed for the life of the guarantee. (See below for the table of "a" factors)

. V\\v\\ - the total value of all Permitted Sub-accounts in the Annuity.

. V\\F\\ - the Unadjusted Account Value of all elected DCA MVA Options in the Annuity.

. B - the total value of the AST Investment Grade Bond Portfolio Sub-account.

. P - Income Basis. Prior to the first Lifetime Withdrawal, the Income Basis is equal to the Protected Withdrawal Value calculated as if the first Lifetime Withdrawal were taken on the date of calculation. After the first Lifetime Withdrawal, the Income Basis is equal to the greater of (1) the Protected Withdrawal Value on the date of the first Lifetime Withdrawal, increased for additional Purchase Payments, and adjusted proportionally for Excess Income*, and (2) the Protected Withdrawal Value on any Annuity Anniversary subsequent to the first Lifetime Withdrawal, increased for subsequent additional Purchase Payments and adjusted proportionately for Excess Income* and (3) any highest daily Unadjusted Account Value occurring on or after the later of the immediately preceding Annuity anniversary, or the date of the first Lifetime Withdrawal, and prior to or including the date of this calculation, increased for additional Purchase Payments and adjusted for withdrawals, as described herein.

. T - the amount of a transfer into or out of the AST Investment Grade Bond Portfolio Sub-account.

. T\\M\\ - the amount of a monthly transfer out of the AST Investment Grade Bond Portfolio.

* Note: Lifetime Withdrawals of less than or equal to the Annual Income Amount do not reduce the Income Basis.

DAILY TARGET VALUE CALCULATION:

On each Valuation Day, a target value (L) is calculated, according to the following formula. If (V\\V\\ + V\\F\\) is equal to zero, no calculation is necessary. Target Values are subject to change for new elections of this benefit on a going-forward basis.

L = 0.05 * P * a

DAILY TRANSFER CALCULATION:

The following formula, which is set on the Benefit Effective Date and is not changed for the life of the guarantee, determines when a transfer is required:

Target Ratio r = (L - B) / (V\\V\\ + V\\F\\).

. If on the third consecutive Valuation Day r (greater than) C\\u\\

and r (less or =) Cu\\s\\ or if on any day r (greater than) Cu\\s\\, and transfers have not been suspended due to the 90% cap rule, assets in the Permitted Sub-accounts and the DCA MVA Options, if applicable, are transferred to the AST Investment Grade Bond
Portfolio Sub-account.

. If r (less than) C\\l\\, and there are currently assets in the AST Investment Grade Bond Portfolio Sub-account (B (greater than) 0), assets in the AST Investment Grade Bond Portfolio Sub-account are transferred to the Permitted Sub-accounts as described above.

90% CAP RULE: If, on any Valuation Day this benefit remains in effect, a transfer into the AST Investment Grade Bond Portfolio Sub-account occurs that results in 90% of the Unadjusted Account Value being allocated to the AST Investment Grade Bond Portfolio Sub-account, any transfers into the AST Investment Grade Bond Portfolio Sub-account will be suspended, even if the formula would otherwise dictate that a transfer into the AST Investment Grade Bond Portfolio Sub-account should occur. Transfers out of the AST Investment Grade Bond Portfolio Sub-account and into the elected Sub-accounts will still be allowed. The suspension will be lifted once a transfer out of the AST Investment Grade Bond Portfolio Sub-account occurs either due to a Daily or Monthly Transfer Calculation. Due to the performance of the AST Investment Grade Bond Portfolio Sub-account and the elected Sub-accounts, the Unadjusted Account value could be more than 90% invested in the AST Investment Grade Bond Portfolio Sub-account.

The following formula, which is set on the Benefit Effective Date and is not changed for the life of the guarantee, determines the transfer amount:

T    =    Min(Max(0, (0.90 * (V\\V\\ + V\\F\\ + B)) - B),                    Money is transferred from the Permitted Sub-
          [L - B - (V\\V\\ + V\\F\\) * C\\t\\] / (1 - C\\t\\))               accounts and the DCA MVA Options to the AST
                                                                             Investment Grade Bond Sub-account
T    =    {Min(B, - [L - B - (V\\V\\ + V\\F\\) * C\\t\\] / (1 - C\\t\\))}    Money is transferred from the AST Investment
                                                                             Grade Bond Sub-account to the Permitted
                                                                             Sub-accounts

MONTHLY TRANSFER CALCULATION

On each monthly anniversary of the Annuity Issue Date and following the daily Transfer Calculation above, the following formula determines if a transfer from the AST Investment Grade Bond Sub-account to the Permitted Sub-accounts will occur:

If, after the daily Transfer Calculation is performed,

{Min(B, .05 * (V\\V\\ + V\\F\\ + B))} (less than) (C\\u\\ * (V\\V\\ + V\\F\\)

- L + B) / (1 - C\\u\\), then

T\\M\\ = {Min(B, .05 * (V\\V\\ + V\\F\\ + B))} Money is transferred from the AST Investment Grade Bond Sub-account to the Permitted Sub-accounts.

"A" FACTORS FOR LIABILITY CALCULATIONS

(in Years and Months since Benefit Effective Date)*

      Months
Years   1      2     3     4     5     6     7     8     9    10    11     12
----- ------ ----- ----- ----- ----- ----- ----- ----- ----- ----- ----- -----
  1   15.34  15.31 15.27 15.23 15.20 15.16 15.13 15.09 15.05 15.02 14.98 14.95
  2   14.91  14.87 14.84 14.80 14.76 14.73 14.69 14.66 14.62 14.58 14.55 14.51
  3   14.47  14.44 14.40 14.36 14.33 14.29 14.26 14.22 14.18 14.15 14.11 14.07
  4   14.04  14.00 13.96 13.93 13.89 13.85 13.82 13.78 13.74 13.71 13.67 13.63
  5   13.60  13.56 13.52 13.48 13.45 13.41 13.37 13.34 13.30 13.26 13.23 13.19
  6   13.15  13.12 13.08 13.04 13.00 12.97 12.93 12.89 12.86 12.82 12.78 12.75
  7   12.71  12.67 12.63 12.60 12.56 12.52 12.49 12.45 12.41 12.38 12.34 12.30
  8   12.26  12.23 12.19 12.15 12.12 12.08 12.04 12.01 11.97 11.93 11.90 11.86
  9   11.82  11.78 11.75 11.71 11.67 11.64 11.60 11.56 11.53 11.49 11.45 11.42
 10   11.38  11.34 11.31 11.27 11.23 11.20 11.16 11.12 11.09 11.05 11.01 10.98
 11   10.94  10.90 10.87 10.83 10.79 10.76 10.72 10.69 10.65 10.61 10.58 10.54
 12   10.50  10.47 10.43 10.40 10.36 10.32 10.29 10.25 10.21 10.18 10.14 10.11
 13   10.07  10.04 10.00  9.96  9.93  9.89  9.86  9.82  9.79  9.75  9.71  9.68
 14    9.64   9.61  9.57  9.54  9.50  9.47  9.43  9.40  9.36  9.33  9.29  9.26
 15    9.22   9.19  9.15  9.12  9.08  9.05  9.02  8.98  8.95  8.91  8.88  8.84
 16    8.81   8.77  8.74  8.71  8.67  8.64  8.60  8.57  8.54  8.50  8.47  8.44
 17    8.40   8.37  8.34  8.30  8.27  8.24  8.20  8.17  8.14  8.10  8.07  8.04
 18    8.00   7.97  7.94  7.91  7.88  7.84  7.81  7.78  7.75  7.71  7.68  7.65
 19    7.62   7.59  7.55  7.52  7.49  7.46  7.43  7.40  7.37  7.33  7.30  7.27
 20    7.24   7.21  7.18  7.15  7.12  7.09  7.06  7.03  7.00  6.97  6.94  6.91
 21    6.88   6.85  6.82  6.79  6.76  6.73  6.70  6.67  6.64  6.61  6.58  6.55
 22    6.52   6.50  6.47  6.44  6.41  6.38  6.36  6.33  6.30  6.27  6.24  6.22
 23    6.19   6.16  6.13  6.11  6.08  6.05  6.03  6.00  5.97  5.94  5.92  5.89
 24    5.86   5.84  5.81  5.79  5.76  5.74  5.71  5.69  5.66  5.63  5.61  5.58
 25    5.56   5.53  5.51  5.48  5.46  5.44  5.41  5.39  5.36  5.34  5.32  5.29
 26    5.27   5.24  5.22  5.20  5.18  5.15  5.13  5.11  5.08  5.06  5.04  5.01
 27    4.99   4.97  4.95  4.93  4.91  4.88  4.86  4.84  4.82  4.80  4.78  4.75
 28    4.73   4.71  4.69  4.67  4.65  4.63  4.61  4.59  4.57  4.55  4.53  4.51
 29    4.49   4.47  4.45  4.43  4.41  4.39  4.37  4.35  4.33  4.32  4.30  4.28
 30    4.26   4.24  4.22  4.20  4.18  4.17  4.15  4.13  4.11  4.09  4.07  4.06**

* The values set forth in this table are applied to all ages. ** In all subsequent years and months thereafter, the annuity factor is 4.06

APPENDIX C: FORMULA FOR GRO PLUS II

The following are the terms and definitions referenced in the transfer calculation formula:

. AV is the current Account Value of the Annuity

. V\\V\\ is the current Account Value of the elected Sub-accounts of the Annuity

. V\\F\\ is the current Account Value of amounts held in the MVA Options

. B is the total current value of the AST bond portfolio Sub-account

. C\\l\\ is the lower target value. Currently, it is 79%.

. C\\t\\ is the middle target value. Currently, it is 82%.

. C\\u\\ is the upper target value. Currently, it is 85%.

. T is the amount of a transfer into or out of the AST bond portfolio Sub-account.

For each guarantee provided under the benefit,

. G\\i\\ is the guarantee amount

. N\\i\\ is the number of days until the Maturity Date

. d\\i\\ is the discount rate applicable to the number of days until the Maturity Date. It is determined with reference a benchmark index, reduced by the Discount Rate Adjustment and subject to the discount rate minimum. The discount rate minimum, beginning on the effective date of the benefit, is three percent, and will decline monthly over the first twenty-four months following the effective date of the benefit to one percent in the twenty-fifth month, and will remain at one percent for every month thereafter. Once selected, we will not change the applicable benchmark index. However, if the benchmark index is discontinued, we will substitute a successor benchmark index, if there is one. Otherwise we will substitute a comparable benchmark index. We will obtain any required regulatory approvals prior to substitution of the benchmark index.

The formula, which is set on the effective date and is not changed while the benefit is in effect, determines, on each Valuation Day, when a transfer is required.

The formula begins by determining the value on that Valuation Day that, if appreciated at the applicable discount rate, would equal the guarantee amount at the end of each applicable Guarantee Period. We call the greatest of these values the "current liability (L)."

L = Max (L\\i\\), where L\\i\\ = G\\i\\ / (1 + d\\i\\) /(Ni/365)/

Next the formula calculates the following formula ratio:

r = (L - B) / (V\\V\\ + V\\F\\)

If the formula ratio exceeds an upper target value, then all or a portion of the Account Value will be transferred to the AST bond portfolio Sub-account associated with the current liability subject to the rule that prevents a transfer into that AST bond portfolio Sub-account if 90% or more of Account Value is in that Sub-account (90% cap). If at the time we make a transfer to the AST bond portfolio Sub-account associated with the current liability there is Account Value allocated to an AST bond portfolio Sub-account not associated with the current liability, we will transfer all assets from that AST bond portfolio Sub-account to the AST bond portfolio Sub-account associated with the current liability.

The formula will transfer assets into the AST bond portfolio Sub-account if r (greater than) C\\u\\, subject to the 90% cap.

The transfer amount is calculated by the following formula:

T = {Min(Max(0, (.90 * (V\\V\\ + V\\F\\ + B)) - B), [L - B - (V\\V\\ + V\\F\\) * C\\t\\] / (1 - C\\t\\))}

C-1

If the formula ratio is less than a lower target value and there are assets in the AST bond portfolio Sub-account, then the formula will transfer assets out of the AST bond portfolio Sub-account into the elected Sub-accounts.

The formula will transfer assets out of the AST bond portfolio Sub-account if r (less than) C\\l\\ and B (greater than) 0.

The transfer amount is calculated by the following formula:

T = {Min(B, - [L - B - (V\\V\\ + V\\F\\) * C\\t\\] / (1 - C\\t\\))}

If following a transfer to the elected Sub-accounts, there are assets remaining in an AST bond portfolio Sub-account not associated with the current liability, we will transfer all assets from that AST bond portfolio Sub-account to the AST bond portfolio Sub-account associated with the current liability.

90% CAP RULE: If, on any Valuation Day the Rider remains in effect, a transfer into the AST bond portfolio Sub-account occurs which results in 90% of the Account Value being allocated to the AST bond portfolio Sub-account, any transfers into the AST bond portfolio Sub-account will be suspended even if the formula would otherwise dictate that a transfer into the AST bond portfolio Sub-account should occur. Transfers out of the AST bond portfolio Sub-account and into the elected Sub-accounts will still be allowed. The suspension will be lifted once a transfer out of the AST bond portfolio Sub-account occurs. Due to the performance of the AST bond portfolio Sub-account and the elected Sub-accounts, the Account Value could be more than 90% invested in the AST bond portfolio Sub-account.

C-2

APPENDIX D - SPECIAL CONTRACT PROVISIONS FOR ANNUITIES ISSUED IN CERTAIN STATES

Certain features of your Annuity may be different than the features described earlier in this prospectus, if your Annuity is issued in certain states described below. Further variations may arise in connection with additional state reviews.

Jurisdiction                                      Special Provisions
---------------------------------------------------------------------------------------------------------
California     Highest Daily Lifetime 6 Plus with Lifetime Income Accelerator is not available. Highest
               Daily Lifetime Income with Lifetime Income Accelerator is not available. For the
               California annuity forms, "deferred sales charges" are referred to as "surrender charges."
---------------------------------------------------------------------------------------------------------
Connecticut    Highest Daily Lifetime 6 Plus with Lifetime Income Accelerator is not available. Highest
               Daily Lifetime Income with Lifetime Income Accelerator is not available.
---------------------------------------------------------------------------------------------------------
Florida        One year waiting period for annuitization.
---------------------------------------------------------------------------------------------------------
Iowa           Market Value Adjustment Options are not available.
---------------------------------------------------------------------------------------------------------
Massachusetts  The annuity rates we use to calculate annuity payments are available only on a gender-neutral basis under any Annuity Option or any lifetime withdrawal option benefit.
---------------------------------------------------------------------------------------------------------
Montana        The annuity rates we use to calculate annuity payments are available only on a gender-neutral basis under any Annuity Option or any lifetime withdrawal option benefit.
---------------------------------------------------------------------------------------------------------
Oregon         The DCA MVA Option is not available.
---------------------------------------------------------------------------------------------------------
Texas          The Beneficiary Annuity is not available.
---------------------------------------------------------------------------------------------------------
Washington     Combination 5% Roll-up and Highest Anniversary Value Death Benefit is not available.
               Highest Daily Lifetime 6 Plus with Lifetime Income Accelerator is not available. Highest
               Daily Lifetime Income with Lifetime Income Accelerator is not available.
---------------------------------------------------------------------------------------------------------

D-1

APPENDIX E - MVA FORMULAS

MVA FORMULA FOR LONG TERM MVA OPTIONS

The MVA formula is applied separately to each MVA Option to determine the Account Value of the MVA Option on a particular date.

The MVA factor is equal to:

[(1+I)/(1+J+K)]/n/12/

where:

I = the Crediting Rate for the MVA Option;

J = the Rate for the remaining Guarantee Period, determined as described below;

K = the Liquidity Factor set forth in the Rider for this MVA Option; and

N = the number of months remaining in the Guarantee Period duration, rounded up to the nearest whole month

For the purposes of determining "J",

Y = n /12

GP\\1\\ = the smallest whole number of years greater than or equal to Y.

r\\1\\ = the rate for Guarantee Periods of duration GP\\1\\, which will equal the crediting rate if such Guarantee Period duration is currently available.

GP\\2\\ = the greatest whole number of years less than or equal to Y, but not less than 1.

r\\2\\ = the rate for Guarantee Periods of duration GP\\2\\, which will equal the crediting rate if such Guarantee Period duration is currently available.

If we do not currently offer a Guarantee Period of duration GP\\1\\ or duration GP\\2\\, we will determine r\\1\\ and / or r\\2\\ by linearly interpolating between the current rates of Guarantee Periods closest in duration. If we cannot interpolate because a Guarantee Period of lesser duration is not available, then r\\1\\ and / or r\\2\\ will be equal to [(1) +

(2) - (3)], where (1), (2), and (3) are defined as:

(1)= the current Treasury spot rate for GP\\1\\ or GP\\2\\, respectively, and

(2)= the current crediting rate for the next longer Guaranteed Period duration currently available, and

(3)= the current Treasury spot rate for the next longer Guaranteed Period duration currently available.

The term "current Treasury spot rate" refers to the rates that existed at the time the crediting rates were last determined.

To determine "J":

If Y is an integer, and if Y is equal to a Guarantee Period duration that we currently offer, "J" is equal to the crediting rate associated with a Guarantee Period duration of Y years.

If Y is less than 1, then "J" = r\\2\\.

Otherwise, we determine "J" by linearly interpolating between r\\1\\ and r\\2\\, using the following formula:

J = (R\\1\\ * (Y - GP\\2\\) + r\\2\\ * (GP\\1\\ - Y)) / (GP\\1\\ - GP\\2\\)

The current rate ("J") in the MVA formula is subject to the same Guaranteed Minimum Interest Rate as the Crediting Rate.

We reserve the right to waive the liquidity factor set forth above.

MVA EXAMPLES FOR LONG TERM MVA OPTION

The following hypothetical examples show the effect of the MVA in determining Account Value. Assume the following:

. You allocate $50,000 into an MVA Option (we refer to this as the "Allocation Date" in these examples) with a Guarantee Period of 5 years (we refer to this as the "Maturity Date" in these examples).

. The crediting rate associated with the MVA Option beginning on Allocation Date and maturing on Maturity Date is 5.50% (I = 5.50%).

. You make no withdrawals or transfers until you decide to withdraw the entire MVA Option after exactly three (3) years, at which point 24 months remain before the Maturity Date (N = 24).

EXAMPLE OF POSITIVE MVA

Assume that at the time you request the withdrawal, the crediting rate associated with the fixed allocation maturing on the Maturity Date is 4.00% (J = 4.00%). Based on these assumptions, the MVA would be calculated as follows:

MVA Factor = [(1+I)/(1+J+0.0025)]/N/12/ = [1.055/1.0425]/2/ = 1.024125 Unadjusted Value = $58,712.07 Adjusted Account Value after MVA = Unadjusted Value X MVA Factor = $60,128.47

EXAMPLE OF NEGATIVE MVA

Assume that at the time you request the withdrawal, the crediting rate associated with the fixed allocation maturing on the Maturity Date is 7.00% (J = 7.00%). Based on these assumptions, the MVA would be calculated as follows:

MVA Factor = [(1+I)/(1+J+0.0025)]/N/12/ = [1.055/1.0725]/2/ = 0.967632 Unadjusted Value = $58,712.07 Adjusted Account Value after MVA = Unadjusted Value x MVA Factor = $56,811.69

MVA FORMULA FOR 6 OR 12 MONTH DCA MVA OPTIONS

The MVA formula is applied separately to each DCA MVA Option to determine the Account Value of the DCA MVA Option on a particular date.

The MVA factor is equal to:

[(1+I)/(1+J+K)]/n/12/

where:

I = the Index Rate established at inception of a DCA MVA Option. This Index Rate will be based on a Constant Maturity Treasury (CMT) rate for a maturity (in months) equal to the initial duration of the DCA MVA Option. This CMT rate will be determined based on the weekly average of the CMT Index of appropriate maturity as of two weeks prior to initiation of the DCA MVA Option. The CMT Index will be based on "Treasury constant maturities nominal 12" rates as published in Federal Reserve Statistical Release H.15. If a CMT index for the number of months needed is not available, the applicable CMT index will be determined based on a linear interpolation of the published CMT indices;

J = the Index Rate determined at the time the MVA calculation is needed, based on a CMT rate for the amount of time remaining in the DCA MVA Option. The amount of time will be based on the number of complete months remaining in the DCA MVA Option, rounded up to the nearest whole month. This CMT rate will be determined based on the weekly average of the CMT Index of appropriate maturity as of two weeks prior to the date for which the MVA calculation is needed. The CMT Index will be based on "Treasury constant maturities nominal 12" rates as published in Federal Reserve Statistical Release H.15. If a CMT index for the number of months needed is not available, the applicable CMT index will be determined based on a linear interpolation of the published CMT indices;

K = the Liquidity Factor set forth in the Rider for this MVA Option; and

N = the number of complete months remaining in the DCA MVA Option, rounded up to the nearest whole month.

If the "Treasury constant maturities nominal 12" rates available through Federal Reserve Statistical Release H. 15 should become unavailable at any time, or if the rate for a 1-month maturity should become unavailable through this source, we will substitute rates which, in our opinion, are comparable.

We reserve the right to waive the Liquidity Factor.

APPENDIX F - FORMULA FOR HIGHEST DAILY GRO II

FORMULA FOR HD GRO II -- FOR ELECTIONS PRIOR TO JULY 16, 2010

The following are the terms and definitions referenced in the transfer calculation formula:

. AV is the current Account Value of the Annuity

. V\\V\\ is the current Account Value of the elected Sub-accounts of the Annuity

. V\\F\\ is the current Account Value of amounts held in the MVA Options

. B is the total current value of the AST bond portfolio Sub-account

. C\\l\\ is the lower target value. Currently, it is 79%.

. C\\t\\ is the middle target value. Currently, it is 82%.

. C\\u\\ is the upper target value. Currently, it is 85%.

. T is the amount of a transfer into or out of the AST bond portfolio Sub-account.

For each guarantee provided under the benefit,

. G\\i\\ is the guarantee amount

. N\\i\\ is the number of days until the Maturity Date

. d\\i\\ is the discount rate applicable to the number of days until the Maturity Date. It is determined with reference a benchmark index, reduced by the Discount Rate Adjustment and subject to the discount rate minimum. The discount rate minimum, beginning on the effective date of the benefit, is three percent, and will decline monthly over the first twenty-four months following the effective date of the benefit to one percent in the twenty-fifth month, and will remain at one percent for every month thereafter. Once selected, we will not change the applicable benchmark index. However, if the benchmark index is discontinued, we will substitute a successor benchmark index, if there is one. Otherwise we will substitute a comparable benchmark index. We will obtain any required regulatory approvals prior to substitution of the benchmark index.

The formula, which is set on the effective date and is not changed while the benefit is in effect, determines, on each Valuation Day, when a transfer is required.

The formula begins by determining the value on that Valuation Day that, if appreciated at the applicable discount rate, would equal the guarantee amount at the end of each applicable Guarantee Period. We call the greatest of these values the "current liability (L)."

L = Max (L\\i\\), where L\\i\\ = G\\i\\ / (1 + d\\i\\) /(Ni/365)/

Next the formula calculates the following formula ratio:

r = (L - B) / (V\\V\\ + V\\F\\)

If the formula ratio exceeds an upper target value, then all or a portion of the Account Value will be transferred to the AST bond portfolio Sub-account associated with the current liability subject to the rule that prevents a transfer into that AST bond portfolio Sub-account if 90% or more of Account Value is in that Sub-account (90% cap). If at the time we make a transfer to the AST bond portfolio Sub-account associated with the current liability there is Account Value allocated to an AST bond portfolio Sub-account not associated with the current liability, we will transfer all assets from that AST bond portfolio Sub-account to the AST bond portfolio Sub-account associated with the current liability.

The formula will transfer assets into the AST bond portfolio Sub-account if r (greater than) C\\u\\, subject to the 90% cap.

The transfer amount is calculated by the following formula:

T = {Min(Max(0, (.90 * (V\\V\\ + V\\F\\ + B)) - B), [L - B - (V\\V\\ + V\\F\\) * C\\t\\] / (1 - C\\t\\))}

If the formula ratio is less than a lower target value and there are assets in the AST bond portfolio Sub-account, then the formula will transfer assets out of the AST bond portfolio Sub-account into the elected Sub-accounts.

The formula will transfer assets out of the AST bond portfolio Sub-account if r (less than) C\\l\\ and B (greater than) 0.

The transfer amount is calculated by the following formula:

T = {Min(B, - [L - B - (V\\V\\ + V\\F\\) * C\\t\\] / (1 - C\\t\\))}

If following a transfer to the elected Sub-accounts, there are assets remaining in an AST bond portfolio Sub-account not associated with the current liability, we will transfer all assets from that AST bond portfolio Sub-account to the AST bond portfolio Sub-account associated with the current liability.

90% CAP RULE: If, on any Valuation Day the Rider remains in effect, a transfer into the AST bond portfolio Sub-account occurs which results in 90% of the Account Value being allocated to the AST bond portfolio Sub-account, any transfers into the AST bond portfolio Sub-account will be suspended even if the formula would otherwise dictate that a transfer into the AST bond portfolio Sub-account should occur. Transfers out of the AST bond portfolio Sub-account and into the elected Sub-accounts will still be allowed. The suspension will be lifted once a transfer out of the AST bond portfolio Sub-account occurs. Due to the performance of the AST bond portfolio Sub-account and the elected Sub-accounts, the Account Value could be more than 90% invested in the AST bond portfolio Sub-account.

FORMULA FOR ELECTIONS OF HD GRO II MADE ON OR AFTER JULY 16, 2010, SUBJECT TO STATE APPROVAL. The operation of the formula is the same as for elections of HD GRO II prior to July 16, 2010. The formula below provides additional information regarding the concept of the Projected Future Guarantee throughout the Transfer Calculation.

THE FOLLOWING ARE THE TERMS AND DEFINITION REFERENCED IN THE TRANSFER

CALCULATION FORMULA:

. AV is the current Account Value of the Annuity

. V\\v\\ is the current Account Value of the elected Sub-accounts of the Annuity

. V\\F\\ is the current Account Value of the elected Fixed Rate Options of the Annuity

. B is the total current value of the Transfer Account

. C\\l\\ is the lower target value; it is established on the Effective Date and is not changed for the life of the guarantee

. C\\t\\ is the middle target value; it is established on the Effective Date and is not changed for the life of the guarantee

. C\\u\\ is the upper target value; it is established on the Effective Date and is not changed for the life of the guarantee

. T is the amount of a transfer into or out of the Transfer Account

. "Projected Future Guarantee" is an amount equal to the highest Account Value (adjusted for Withdrawals and additional Net Purchase Payments) within the current Benefit Year that would result in a new Guarantee Amount. For the Projected Future Guarantee, the assumed Guarantee Period begins on the current Valuation Day and ends 10 years from the next anniversary of the Effective Date. We only calculate a Projected Future Guarantee if the assumed Guarantee Period associated with that Projected Future Guarantee does not extend beyond the latest Annuity Date applicable to the Annuity.

The formula, which is set on the Effective Date and is not changed while the Rider is in effect, determines, on each Valuation Day, when a transfer is required.

The formula begins by determining for each Guarantee Amount and for the Projected Future Guarantee, the value on that Valuation Day that, if appreciated at the applicable discount rate, would equal the Guarantee Amount at the end of the Guarantee Period. We call the greatest of these values the "current liability(L)".

L = MAX (L\\i\\), where L\\i\\ = G\\i\\/ (1+d\\i\\) /(Ni/365)/

Where:

. G\\i\\ is the value of the Guarantee Amount or the Projected Future Guarantee

. N\\i\\ is the number of days until the end of he Guarantee Period

. d\\i\\ is the discount rate associated with the number of days until the end of a Guarantee Period (or the assumed Guarantee Period, for the Projected Future Guarantee). The discount rate is determined by taking the greater of the Benchmark Index Interest Rate less the Discount Rate Adjustments, and the Discount Rate Minimum. The applicable term of the Benchmark Index Interest Rate is the same as the number of days remaining until the end of the Guarantee Period (or the assumed Guarantee Period, for the Projected Future Guarantee). If no Benchmark Index Interest Rate is available for such term, the nearest available term will be used. The Discount Rate Minimum is determined based on the number of months since the Effective Date.

Next the formula calculates the following formula ratio(r):

r = (L - B) / (Vv + V\\F\\)

If the formula ratio exceeds an upper target value, then Unadjusted Account Value will be transferred to the bond portfolio Sub-account associated with the current liability subject to the 90% Cap Feature. If, at the time we make a transfer to the bond portfolio Sub-account associated with the current liability, there is Unadjusted Account Value allocated to a bond portfolio Sub-account not associated with the current liability, we will transfer all assets from that bond portfolio Sub-account to the bond portfolio Sub-account associated with the current liability.

Assets in the elected Sub-accounts and Fixed Rate Options, if applicable, are transferred to the Transfer account in accordance with the Transfer provisions of the Rider.

The transfer amount is calculated by the following formula:

T = {Min (MAX(0, (.90 * (V\\V\\ + V\\F\\ + B)) - B), [L - B - (V\\V\\ + V\\F\\) * C\\t\\] / (1 - C\\t\\))}

If the formula ratio is less than a lower target value, and there are assets in the Transfer Account, then the formula will transfer assets out of the Transfer Account and into the elected Sub-accounts.

The formula will transfer assets out of the Transfer Account if r (less than) C\\t\\ and B (greater than) 0.

The transfer amount is calculated by the following formula:

T = {Min (B, - [L - B - (V\\V\\ + V\\F\\) * C\\t\\] / (1 - C\\t\\))}

If, following a transfer to the elected Sub-accounts, there are assets remaining in a bond portfolio Sub-account not associated with the current liability, we will transfer all assets from that bond portfolio Sub-accounts to the bond portfolio Sub-account associated with the current liability.

90% CAP FEATURE: If, on any Valuation Day the Rider remains in effect, a transfer into the Transfer Account occurs which results in 90% of the Unadjusted Account Value being allocated to the Transfer Account, any transfers into the Transfer Account will be suspended even if the formula would otherwise dictate that a transfer into the Transfer Account should occur. Transfers out of the Transfer Account and into the elected Sub-accounts will still be allowed. The suspension will be lifted once a transfer out of the Transfer Account occurs. Due to the performance of the Transfer Account and the elected Sub-Accounts, the Unadjusted Account Value could be more than 90% invested in the Transfer Account.

APPENDIX G - FORMULA FOR HIGHEST DAILY LIFETIME INCOME, HIGHEST DAILY LIFETIME INCOME WITH LIFETIME INCOME ACCELERATOR, AND SPOUSAL HIGHEST DAILY LIFETIME

INCOME

TRANSFERS OF ACCOUNT VALUE BETWEEN YOUR PERMITTED SUB-ACCOUNTS AND THE AST

INVESTMENT GRADE BOND SUB-ACCOUNT

TERMS AND DEFINITIONS REFERENCED IN THE CALCULATION FORMULAS:

. C\\u\\ - the upper target is established on the effective date of the Highest Daily Lifetime Income/Spousal Highest Daily Lifetime Income benefit (the "Effective Date") and is not changed for the life of the guarantee. Currently, it is 83%.

. C\\us\\ - The secondary upper target is established on the Effective Date of the Highest Daily Lifetime Income/Spousal Highest Daily Lifetime Income benefit and is not changed for the life of the guarantee. Currently it is 84.5%

. C\\t\\ - the target is established on the Effective Date and is not changed for the life of the guarantee. Currently, it is 80%.

. C\\l\\ - the lower target is established on the Effective Date and is not changed for the life of the guarantee. Currently, it is 78%.

. L - the target value as of the current Valuation Day.

. r - the target ratio.

. a - factors used in calculating the target value. These factors are established on the Effective Date and are not changed for the life of the guarantee. (See below for the table of "a" factors)

. V\\v\\ - the total value of all Permitted Sub-accounts in the Annuity.

. V\\F\\ - the Unadjusted Account Value of all elected DCA MVA Options in the Annuity.

. B - the total value of the AST Investment Grade Bond Portfolio Sub-account.

. P - Income Basis. Prior to the first Lifetime Withdrawal, the Income Basis is equal to the Protected Withdrawal Value calculated as if the first Lifetime Withdrawal were taken on the date of calculation. After the first Lifetime Withdrawal, the Income Basis is equal to the greater of (1) the Protected Withdrawal Value on the date of the first Lifetime Withdrawal, increased for additional Purchase Payments and adjusted proportionally for Excess Income*, and (2) the Protected Withdrawal Value on any Annuity Anniversary subsequent to the first Lifetime Withdrawal, increased for subsequent additional Purchase Payments and adjusted proportionately for Excess Income* and (3) any highest daily Unadjusted Account Value occurring on or after the later of the immediately preceding Annuity anniversary, or the date of the first Lifetime Withdrawal, and prior to or including the date of this calculation, increased for additional Purchase Payments and adjusted for withdrawals, as described herein.

. T - the amount of a transfer into or out of the AST Investment Grade Bond Portfolio Sub-account.

. T\\M\\ - the amount of a monthly transfer out of the AST Investment Grade Bond Portfolio.

* Note: Lifetime Withdrawals of less than or equal to the Annual Income Amount do not reduce the Income Basis.

DAILY TARGET VALUE CALCULATION:

On each Valuation Day, a target value (L) is calculated, according to the following formula. If (V\\V\\ + V\\F\\) is equal to zero, no calculation is necessary. Target Values are subject to change for new elections of this benefit on a going-forward basis.

L = 0.05 * P * a

DAILY TRANSFER CALCULATION:

The following formula, which is set on the Benefit Effective Date and is not changed for the life of the guarantee, determines when a transfer is required:

Target Ratio r = (L - B) / (V\\V\\ + V\\F\\).

. If on the third consecutive Valuation Day r (greater than) C\\u\\ and r (less or =) C\\us\\ or if on any day r (greater than) C\\us\\, and transfers have not been suspended due to the 90% cap rule, assets in the Permitted Sub-accounts and the DCA MVA Options, if applicable, are transferred to the AST Investment Grade Bond Portfolio Sub-account.

. If r (less than) C\\l\\, and there are currently assets in the AST Investment Grade Bond Portfolio Sub-account (B (greater than) 0), assets in the AST Investment Grade Bond Portfolio Sub-account are transferred to the Permitted Sub-accounts as described above.

90% CAP RULE: If, on any Valuation Day this benefit remains in effect, a transfer into the AST Investment Grade Bond Portfolio Sub-account occurs that results in 90% of the Unadjusted Account Value being allocated to the AST Investment Grade Bond Portfolio Sub-account, any transfers into the AST Investment Grade Bond Portfolio Sub-account will be suspended, even if the formula would otherwise dictate that a transfer into the AST Investment Grade Bond Portfolio Sub-account should occur. Transfers out of the AST Investment Grade Bond Portfolio Sub-account and into the elected Sub-accounts will still be allowed. The suspension will be lifted once a transfer out of the AST Investment Grade Bond Portfolio Sub-account occurs either due to a Daily or Monthly Transfer Calculation. Due to the performance of the AST Investment Grade Bond Portfolio Sub-account and the elected Sub-accounts, the Unadjusted Account value could be more than 90% invested in the AST Investment Grade Bond Portfolio Sub-account.

The following formula, which is set on the Benefit Effective Date and is not changed for the life of the guarantee, determines the transfer amount:

T    =    Min (MAX (0, (0.90 * (V\\V\\ + V\\F\\ + B)) - B),       Money is transferred from the Permitted
          [L - B - (V\\V\\ + V\\F\\) * C\\t\\] / (1 - C\\t\\))    Sub-accounts and the DCA MVA Options to the
                                                                  AST Investment Grade Bond Sub-account
T    =    {Min (B, - [L - B - (V\\V\\ + V\\F\\) * C\\t\\] /       Money is transferred from the AST Investment
          (1 - C\\t\\))}                                          Grade Bond Sub-account to the Permitted Sub-
                                                                  accounts

MONTHLY TRANSFER CALCULATION

On each monthly anniversary of the Annuity Issue Date and following the daily Transfer Calculation above, the following formula determines if a transfer from the AST Investment Grade Bond Sub-account to the Permitted Sub-accounts will occur:

If, after the daily Transfer Calculation is performed,

{Min (B, .05 * (V\\V\\ + V\\F\\ + B))} (less than) (C\\u\\ * (V\\V\\ + V\\F\\)

- L + B) / (1 - C\\u\\), then

T\\M\\ = {Min (B, .05 * (V\\V\\ + V\\F\\ + B))} Money is transferred from the AST Investment Grade Bond Sub-account to the Permitted Sub-accounts.

"A" FACTORS FOR LIABILITY CALCULATIONS

(in Years and Months since Benefit Effective Date)*

      Months
Years   1      2     3     4     5     6     7     8     9    10    11     12
----- ------ ----- ----- ----- ----- ----- ----- ----- ----- ----- ----- -----
  1   15.34  15.31 15.27 15.23 15.20 15.16 15.13 15.09 15.05 15.02 14.98 14.95
  2   14.91  14.87 14.84 14.80 14.76 14.73 14.69 14.66 14.62 14.58 14.55 14.51
  3   14.47  14.44 14.40 14.36 14.33 14.29 14.26 14.22 14.18 14.15 14.11 14.07
  4   14.04  14.00 13.96 13.93 13.89 13.85 13.82 13.78 13.74 13.71 13.67 13.63
  5   13.60  13.56 13.52 13.48 13.45 13.41 13.37 13.34 13.30 13.26 13.23 13.19
  6   13.15  13.12 13.08 13.04 13.00 12.97 12.93 12.89 12.86 12.82 12.78 12.75
  7   12.71  12.67 12.63 12.60 12.56 12.52 12.49 12.45 12.41 12.38 12.34 12.30
  8   12.26  12.23 12.19 12.15 12.12 12.08 12.04 12.01 11.97 11.93 11.90 11.86
  9   11.82  11.78 11.75 11.71 11.67 11.64 11.60 11.56 11.53 11.49 11.45 11.42
 10   11.38  11.34 11.31 11.27 11.23 11.20 11.16 11.12 11.09 11.05 11.01 10.98
 11   10.94  10.90 10.87 10.83 10.79 10.76 10.72 10.69 10.65 10.61 10.58 10.54
 12   10.50  10.47 10.43 10.40 10.36 10.32 10.29 10.25 10.21 10.18 10.14 10.11
 13   10.07  10.04 10.00  9.96  9.93  9.89  9.86  9.82  9.79  9.75  9.71  9.68
 14    9.64   9.61  9.57  9.54  9.50  9.47  9.43  9.40  9.36  9.33  9.29  9.26
 15    9.22   9.19  9.15  9.12  9.08  9.05  9.02  8.98  8.95  8.91  8.88  8.84
 16    8.81   8.77  8.74  8.71  8.67  8.64  8.60  8.57  8.54  8.50  8.47  8.44
 17    8.40   8.37  8.34  8.30  8.27  8.24  8.20  8.17  8.14  8.10  8.07  8.04
 18    8.00   7.97  7.94  7.91  7.88  7.84  7.81  7.78  7.75  7.71  7.68  7.65
 19    7.62   7.59  7.55  7.52  7.49  7.46  7.43  7.40  7.37  7.33  7.30  7.27
 20    7.24   7.21  7.18  7.15  7.12  7.09  7.06  7.03  7.00  6.97  6.94  6.91
 21    6.88   6.85  6.82  6.79  6.76  6.73   6.7  6.67  6.64  6.61  6.58  6.55
 22    6.52   6.50  6.47  6.44  6.41  6.38  6.36  6.33  6.30  6.27  6.24  6.22
 23    6.19   6.16  6.13  6.11  6.08  6.05  6.03  6.00  5.97  5.94  5.92  5.89
 24    5.86   5.84  5.81  5.79  5.76  5.74  5.71  5.69  5.66  5.63  5.61  5.58
 25    5.56   5.53  5.51  5.48  5.46  5.44  5.41  5.39  5.36  5.34  5.32  5.29
 26    5.27   5.24  5.22  5.20  5.18  5.15  5.13  5.11  5.08  5.06  5.04  5.01
 27    4.99   4.97  4.95  4.93  4.91  4.88  4.86  4.84  4.82  4.80  4.78  4.75
 28    4.73   4.71  4.69  4.67  4.65  4.63  4.61  4.59  4.57  4.55  4.53  4.51
 29    4.49   4.47  4.45  4.43  4.41  4.39  4.37  4.35  4.33  4.32  4.30  4.28
 30    4.26   4.24  4.22  4.20  4.18  4.17  4.15  4.13  4.11  4.09  4.07  4.06**

* The values set forth in this table are applied to all ages. ** In all subsequent years and months thereafter, the annuity factor is 4.06

PLEASE SEND ME A STATEMENT OF ADDITIONAL INFORMATION THAT CONTAINS
FURTHER DETAILS ABOUT THE PRUCO LIFE PRUDENTIAL PREMIER(R) ADVISOR
VARIABLE ANNUITY SERIES DESCRIBED IN PROSPECTUS (05/01/2011)
                 --------------------------------------
                   (print your name)
                 --------------------------------------
                       (address)
                 --------------------------------------
                  (city/state/zip code)

Please see the section of this prospectus entitled "How To Contact Us" for where to send your request for a Statement of Additional Information

--------------- [LOGO] Prudential PRSRT STD The Prudential Insurance Company of America U.S. POSTAGE 751 Broad Street PAID Newark, NJ 07102-3777 DAVENPORT, IA PERMIT NO. 291 ---------------

PRUCO LIFE INSURANCE COMPANY
 A Prudential Financial Company
751 Broad Street, Newark, NJ 07102-3777

PRUDENTIAL PREMIER(R) RETIREMENT VARIABLE ANNUITY

FLEXIBLE PREMIUM DEFERRED ANNUITY

PROSPECTUS: APRIL 8, 2011

This prospectus describes a flexible premium deferred annuity contract ("Annuity") offered by Pruco Life Insurance Company ("Pruco Life", "we", "our", or "us"). The Annuity has features and benefits that may be appropriate for you based on your financial situation, your age and how you intend to use the Annuity. Financial Professionals may be compensated for the sale of the Annuity. Selling broker-dealer firms through which the Annuity is sold may decline to recommend to their customers certain of the optional features and Investment Options offered generally under the Annuity or may impose restrictions (e.g., a lower maximum issue age and/or optional benefits). Please speak to your Financial Professional for further details. THE ANNUITY OR CERTAIN OF ITS INVESTMENT OPTIONS AND/OR FEATURES MAY NOT BE AVAILABLE IN ALL STATES. Certain terms are capitalized in this prospectus. Those terms are either defined in the Glossary of Terms or in the context of the particular section.

THE SUB-ACCOUNTS

The Pruco Life Flexible Premium Variable Annuity Account is a Separate Account of Pruco Life, and is the investment vehicle in which your Purchase Payments invested in the Sub-accounts are held. Each Sub-account of the Pruco Life Flexible Premium Variable Annuity Account invests in an underlying mutual fund

- see the following page for a complete list of the Sub-accounts. Currently, portfolios of Advanced Series Trust and Franklin Templeton Variable Insurance Products Trust are being offered.

PLEASE READ THIS PROSPECTUS

THIS PROSPECTUS SETS FORTH INFORMATION ABOUT THE ANNUITY THAT YOU OUGHT TO KNOW BEFORE INVESTING. PLEASE READ THIS PROSPECTUS AND THE CURRENT PROSPECTUS FOR THE UNDERLYING MUTUAL FUNDS. KEEP THEM FOR FUTURE REFERENCE. If you are purchasing the Annuity as a replacement for an existing variable annuity or variable life coverage, or a fixed insurance policy, you should consider any surrender or penalty charges you may incur and any benefits you may also be forfeiting when replacing your existing coverage and that this Annuity is subject to a Contingent Deferred Sales Charge if you elect to surrender the Annuity or take a partial withdrawal. You should consider your need to access the Annuity's Account Value and whether the Annuity's liquidity features will satisfy that need. Please note that if you are investing in this Annuity through a tax-advantaged retirement plan (such as an Individual Retirement Account or 401(k) plan), you will get no additional tax advantage through the Annuity itself.

AVAILABLE INFORMATION

We have also filed a Statement of Additional Information dated the same date as this prospectus that is available from us, without charge, upon your request. The contents of the Statement of Additional Information are described at the end of this prospectus - see Table of Contents. The Statement of Additional Information is incorporated by reference into this prospectus. This prospectus is part of the registration statement we filed with the U.S. Securities and Exchange Commission (SEC) regarding this offering. Additional information on us and this offering is available in the registration statement and the exhibits thereto. You may review and obtain copies of these materials at no cost to you by contacting us. These documents, as well as documents incorporated by reference, may also be obtained through the SEC's Internet Website (www.sec.gov) for this registration statement as well as for other registrants that file electronically with the SEC. Please see the section of this prospectus entitled "How To Contact Us" for details regarding our addresses.

THIS ANNUITY IS NOT A DEPOSIT OR OBLIGATION OF, OR ISSUED, GUARANTEED OR ENDORSED BY, ANY BANK, IS NOT INSURED OR GUARANTEED BY THE U.S. GOVERNMENT, THE FEDERAL DEPOSIT INSURANCE CORPORATION (FDIC), THE FEDERAL RESERVE BOARD OR ANY OTHER AGENCY. AN INVESTMENT IN AN ANNUITY INVOLVES INVESTMENT RISKS, INCLUDING POSSIBLE LOSS OF VALUE, EVEN WITH RESPECT TO AMOUNTS ALLOCATED TO THE AST MONEY MARKET SUB-ACCOUNT.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

PRUDENTIAL, PRUDENTIAL FINANCIAL, PRUDENTIAL ANNUITIES AND THE ROCK LOGO ARE SERVICEMARKS OF THE PRUDENTIAL INSURANCE COMPANY OF AMERICA AND ITS AFFILIATES. OTHER PROPRIETARY PRUDENTIAL MARKS MAY BE DESIGNATED AS SUCH THROUGH USE OF THE/ SM/ OR (R) SYMBOLS.

FOR FURTHER INFORMATION CALL: 1-888-PRU-2888 OR GO TO OUR WEBSITE AT

 http://www.prudentialannuities.com

Prospectus Dated: April Statement of Additional 8, 2011 Information Dated: April 8, 2011

PLEASE SEE OUR IRA, ROTH IRA AND FINANCIAL DISCLOSURE STATEMENTS ATTACHED TO

THE BACK COVER OF THIS PROSPECTUS.

VARIABLE INVESTMENT OPTIONS

EACH INVESTMENT OPTION LISTED BELOW, SUBJECT TO CERTAIN RESTRICTIONS, MAY BE

ELECTED WITH HIGHEST DAILY LIFETIME INCOME AND SPOUSAL HIGHEST DAILY LIFETIME

INCOME (OR IF YOU DO NOT ELECT EITHER BENEFIT), EXCEPT THE AST INVESTMENT

GRADE BOND PORTFOLIO, WHICH IS NOT AVAILABLE FOR ALLOCATION OF PURCHASE

PAYMENTS

ADVANCED SERIES TRUST

AST Academic Strategies Asset Allocation Portfolio

AST Advanced Strategies Portfolio

AST AllianceBernstein Core Value Portfolio

AST American Century Income & Growth Portfolio

AST Balanced Asset Allocation Portfolio

AST BlackRock Value Portfolio

AST BlackRock Global Strategies Portfolio

AST Capital Growth Asset Allocation Portfolio

AST CLS Growth Asset Allocation Portfolio

AST CLS Moderate Asset Allocation Portfolio

AST Cohen & Steers Realty Portfolio

AST Federated Aggressive Growth Portfolio

AST FI Pyramis(R) Asset Allocation Portfolio

AST First Trust Balanced Target Portfolio

AST First Trust Capital Appreciation Target Portfolio

AST Global Real Estate Portfolio

AST Goldman Sachs Concentrated Growth Portfolio

AST Goldman Sachs Large-Cap Value Portfolio

AST Goldman Sachs Mid-Cap Growth Portfolio

AST Goldman Sachs Small-Cap Value Portfolio

AST High Yield Portfolio

AST Horizon Growth Asset Allocation Portfolio

AST Horizon Moderate Asset Allocation Portfolio

AST International Growth Portfolio

AST International Value Portfolio

AST Investment Grade Bond Portfolio

AST Jennison Large-Cap Growth Portfolio

AST Jennison Large-Cap Value Portfolio

AST JPMorgan International Equity Portfolio

AST J.P. Morgan Strategic Opportunities Portfolio

AST Large-Cap Value Portfolio

AST Lord Abbett Core Fixed Income Portfolio

AST Marsico Capital Growth Portfolio

AST MFS Global Equity Portfolio

AST MFS Growth Portfolio

AST Mid-Cap Value Portfolio

AST Money Market Portfolio

AST Neuberger Berman/LSV Mid-Cap Value Portfolio

AST Neuberger Berman Mid-Cap Growth Portfolio

AST Parametric Emerging Markets Equity Portfolio

AST PIMCO Limited Maturity Bond Portfolio

AST PIMCO Total Return Bond Portfolio

AST Preservation Asset Allocation Portfolio

AST QMA US Equity Alpha Portfolio

AST Schroders Multi-Asset World Strategies Portfolio

AST Small-Cap Growth Portfolio

AST Small-Cap Value Portfolio

AST T. Rowe Price Asset Allocation Portfolio

AST T. Rowe Price Global Bond Portfolio

AST T. Rowe Price Large-Cap Growth Portfolio

AST T. Rowe Price Natural Resources Portfolio

AST Wellington Management Hedged Equity Portfolio

AST Western Asset Core Plus Bond Portfolio

FRANKLIN TEMPLETON VARIABLE INSURANCE PRODUCTS TRUST

Franklin Templeton VIP Founding Funds Allocation Fund

 SYSTEMATIC WITHDRAWALS UNDER SECTIONS 72(t)/72(q) OF THE INTERNAL REVENUE CODE.. 39

(i)

APPENDIX B - FORMULA FOR HIGHEST DAILY LIFETIME INCOME BENEFIT AND SPOUSAL HIGHEST

APPENDIX E - HYPOTHETICAL EXAMPLES OF OPERATION OF PREMIUM BASED CHARGE AND
  CONTINGENT DEFERRED SALES CHARGE................................................. E-1

(ii)

GLOSSARY OF TERMS

We set forth here definitions of some of the key terms used throughout this prospectus. In addition to the definitions here, we also define certain terms in the section of the prospectus that uses such terms.

ACCOUNT VALUE: The total value of all allocations to the Sub-accounts and the DCA MVA Options on any Valuation Day. The Account Value is determined separately for each Sub-account and for each DCA MVA Option, and then totaled to determine the Account Value for your entire Annuity. The Account Value of each DCA MVA Option will be calculated using any applicable MVA.

ACCUMULATION PERIOD: The period of time from the Issue Date through the last Valuation Day immediately preceding the Annuity Date.

ANNUITANT: The natural person upon whose life annuity payments payable to the Owner are based.

ANNUITIZATION: Annuitization is the process by which you "annuitize" your Unadjusted Account Value. When you annuitize, we apply the Unadjusted Account Value to one of the available annuity options to begin making periodic payments to the Owner.

ANNUITY DATE: The date on which we apply your Unadjusted Account Value to the applicable annuity option and begin the payout period. As discussed in the Annuity Options section, there is an age by which you must begin receiving annuity payments, which we call the "Latest Annuity Date."

ANNUITY YEAR: The first Annuity Year begins on the Issue Date and continues through and includes the day immediately preceding the first anniversary of the Issue Date. Subsequent Annuity Years begin on the anniversary of the Issue Date and continue through and include the day immediately preceding the next anniversary of the Issue Date.

BENEFICIARY(IES): The natural person(s) or entity(ies) designated as the recipient(s) of the Death Benefit or to whom any remaining period certain payments may be paid in accordance with the annuity payout options section of the Annuity.

CODE: The Internal Revenue Code of 1986, as amended from time to time and the regulations promulgated thereunder.

CONTINGENT DEFERRED SALES CHARGE (CDSC): This is a sales charge that may be deducted when you make a surrender or take a partial withdrawal from your Annuity. We refer to this as a "contingent" charge because it is imposed only if you surrender or take a withdrawal from your Annuity. The charge is a percentage of each applicable Purchase Payment that is being surrendered or withdrawn.

DOLLAR COST AVERAGING ("DCA") MVA OPTION: An Investment Option that offers a fixed rate of interest for a specified period. The DCA MVA Option is used only with our 6 or 12 Month Dollar Cost Averaging Program, under which the Purchase Payments that you have allocated to that DCA MVA Option are transferred to the designated Sub-accounts over a 6 month or 12 month period. Withdrawals or transfers from the DCA MVA Option generally will be subject to a Market Value Adjustment if made other than pursuant to the 6 or 12 month DCA Program.

DUE PROOF OF DEATH: Due Proof of Death is satisfied when we receive all of the following in Good Order: (a) a death certificate or similar documentation acceptable to us; (b) all representations we require or which are mandated by applicable law or regulation in relation to the death claim and the payment of death proceeds; and (c) any applicable election of the method of payment of the death benefit, if not previously elected by the Owner, by at least one Beneficiary.

FREE LOOK: The right to examine your Annuity, during a limited period of time, to decide if you want to keep it or cancel it. The length of this time period, and the amount of refund, depends on applicable law and thus may vary. In addition, there is a different Free Look period that applies if your Annuity is held within an IRA. In your Annuity contract, your Free Look right is referred to as your "Right to Cancel."

GOOD ORDER: Good Order is the standard that we apply when we determine whether an instruction is satisfactory. An instruction will be considered in Good Order if it is received at our Service Office: (a) in a manner that is satisfactory to us such that it is sufficiently complete and clear that we do not need to exercise any discretion to follow such instruction and complies with all relevant laws and regulations; (b) on specific forms, or by other means we then permit (such as via telephone or electronic submission); and/or

(c) with any signatures and dates as we may require. We will notify you if an instruction is not in Good Order.

GUARANTEE PERIOD: The period of time during which we credit a fixed rate of interest to a DCA MVA Option.

INVESTMENT OPTION: A Sub-account or DCA MVA Option available as of any given time to which Account Value may be allocated.

1

ISSUE DATE: The effective date of your Annuity.

KEY LIFE: Under the Beneficiary Continuation Option, the person whose life expectancy is used to determine the required distributions.

MARKET VALUE ADJUSTMENT ("MVA"): A positive or negative adjustment used to determine the Account Value of a DCA MVA Option.

OWNER: The Owner is either an eligible entity or person named as having ownership rights in relation to the Annuity.

PAYOUT PERIOD: The period starting on the Annuity Date and during which annuity payments are made.

PREMIUM BASED CHARGE: A charge that is deducted on each Quarterly Annuity Anniversary from your Account Value, during the first seven years after each Purchase Payment is made.

PURCHASE PAYMENT: A cash consideration (a "premium") in currency of the United States of America given to us in exchange for the rights, privileges, and benefits of the Annuity.

QUARTERLY ANNUITY ANNIVERSARY: Each successive three-month anniversary of the Issue Date of the Annuity.

SERVICE OFFICE: The place to which all requests and payments regarding the Annuity are to be sent. We may change the address of the Service Office at any time, and will notify you in advance of any such change of address. Please see the cover page of the Annuity contract for the Service Office address.

SEPARATE ACCOUNT: Referred to as the "Variable Separate Account" in your Annuity, this is the variable Separate Account(s) shown in the Annuity.

SUB-ACCOUNT: A division of the Separate Account.

SURRENDER VALUE: The Account Value (which includes the effect of any MVA) less any applicable CDSC, any applicable tax charges, any charges assessable as a deduction from the Account Value for any optional benefits provided by rider or endorsement, and any Annual Maintenance Fee.

UNADJUSTED ACCOUNT VALUE: The Unadjusted Account Value is equal to the Account Value prior to the application of any MVA.

UNIT: A share of participation in a Sub-account used to calculate your Account Value prior to the Annuity Date.

VALUATION DAY: Every day the New York Stock Exchange is open for trading or any other day the Securities and Exchange Commission requires mutual funds or unit investment trusts to be valued.

WE, US, OUR: Pruco Life Insurance Company.

YOU, YOUR: The Owner(s) shown in the Annuity.

2

SUMMARY OF CONTRACT FEES AND CHARGES

The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering the Annuity. The first table describes the fees and expenses that you will pay at the time you surrender the Annuity, take a partial withdrawal, or transfer Account Value between the Investment Options. State premium taxes also may be deducted.

ANNUITY OWNER TRANSACTION EXPENSES

CONTINGENT DEFERRED SALES CHARGE/ 1/

The Contingent Deferred Sales Charge ("CDSC") for each Purchase Payment is a percentage of the Purchase Payment being withdrawn. Thus, the appropriate percentage is multiplied by the Purchase Payment(s) being withdrawn to determine the amount of the CDSC.

The charge decreases as the Purchase Payment ages. The schedule of CDSCs applicable to a Purchase Payment is based on the total of all Purchase Payments allocated to the Annuity, including the full amount of the "new" Purchase Payment, when the Purchase Payment is allocated. That is, to determine which CDSC tier a given Purchase Payment being made currently (i.e., a "new" Purchase Payment) is assigned, we add that Purchase Payment amount to the sum of all prior Purchase Payments. Purchase Payments are not reduced by partial withdrawals for purposes of determining the applicable schedule of CDSCs. Thus, to determine which CDSC tier a given Purchase Payment being made currently is assigned, we consider only the sum of Purchase Payments and do not reduce that sum by the amount of any withdrawal. The combination of CDSC assessed and Premium Based Charge (see below) deducted with respect to any Purchase Payment will never be greater than 9%, as stipulated by Rule 6c-8 under the Investment Company Act of 1940. Purchase Payments are withdrawn on a "first-in, first-out" basis.

                                                                 AGE OF PURCHASE PAYMENT BEING WITHDRAWN
                                           -----------------------------------------------------------------------------------
      TOTAL PURCHASE PAYMENT AMOUNT                   1 Year or 2 Years or 3 Years or 4 Years or 5 Years or 6 Years or
                                                      more but   more but   more but   more but   more but   more but
                                           Less than  less than less than  less than  less than  less than  less than  7 Years
                                            1 Year     2 Years   3 Years    4 Years    5 Years    6 Years    7 Years   or more
------------------------------------------------------------------------------------------------------------------------------
Less than $50,000                             5.0%       5.0%      4.0%       4.0%       3.0%       3.0%       2.0%       0%
------------------------------------------------------------------------------------------------------------------------------
$50,000 or more but less than $100,000        5.0%       4.0%      4.0%       3.0%       3.0%       2.0%       2.0%       0%
------------------------------------------------------------------------------------------------------------------------------
$100,000 or more but less than $250,000       4.0%       3.0%      3.0%       2.0%       2.0%       2.0%       1.0%       0%
------------------------------------------------------------------------------------------------------------------------------
$250,000 or more but less than $500,000       3.0%       2.0%      2.0%       2.0%       1.0%       1.0%       1.0%       0%
------------------------------------------------------------------------------------------------------------------------------
$500,000 or more but less than $1,000,000     2.0%       2.0%      2.0%       1.0%       1.0%       1.0%       1.0%       0%
------------------------------------------------------------------------------------------------------------------------------
$1,000,000 or more                            2.0%       2.0%      1.0%       1.0%       1.0%       1.0%       1.0%       0%
------------------------------------------------------------------------------------------------------------------------------

TRANSFER FEE/ 2/                              $10
------------------------------------------------------------------------------------------------------------------------------
TAX CHARGE (CURRENT)/ 3/                   0% to 3.5%
------------------------------------------------------------------------------------------------------------------------------

1 The different tiers of Contingent Deferred Sales Charges, separated by "breakpoints", are shown in the table above. If a portion of a Purchase Payment results in total Purchase Payments crossing into a new Purchase Payment tier (as set forth in the table above), then the ENTIRE Purchase Payment will be subject to the Contingent Deferred Sales Charge applicable to that tier. Once a Purchase Payment is assigned to a particular tier for purposes of the CDSC, the CDSC schedule for that specific Purchase Payment will not change for the remainder of that CDSC period. Please see Appendix E for examples of the operation of the Contingent Deferred Sales Charge. 2 Currently, we deduct the fee after the 20th transfer each Annuity Year. 3 Currently, we deduct the tax charge only upon annuitization and only in certain states - we will give you further details in the "maturity package" that we will send to you prior to annuitization. We reserve the right to deduct the tax charge upon any of the following events: the time the Purchase Payment is allocated to the Annuity, upon a full surrender of the Annuity, or upon Annuitization.

3

The following table provides a summary of the periodic fees and charges you will pay while you own your Annuity, excluding the underlying portfolio annual expenses. These fees and charges are described in more detail within this prospectus.

PERIODIC FEES AND CHARGES

ANNUAL MAINTENANCE FEE/ 4,5/: Lesser of $50 or 2% of the Unadjusted Account Value.

PREMIUM BASED CHARGE/ 6,7/. The Premium Based Charge applicable to a Purchase Payment is determined by multiplying (1) the amount of that Purchase Payment by (2) its associated Premium Based Charge percentage, as shown in the table below.

                                               PREMIUM BASED     ANNUAL EQUIVALENT
                                             CHARGE PERCENTAGE   OF PREMIUM BASED
TOTAL PURCHASE PAYMENT AMOUNT               (DEDUCTED QUARTERLY) CHARGE PERCENTAGE
----------------------------------------------------------------------------------
Less than $50,000                                  0.1750%             0.70%
----------------------------------------------------------------------------------
$50,000 or more, but less than $100,000            0.1500%             0.60%
----------------------------------------------------------------------------------
$100,000 or more, but less than $250,000           0.1250%             0.50%
----------------------------------------------------------------------------------
$250,000 or more, but less than $500,000           0.0875%             0.35%
----------------------------------------------------------------------------------
$500,000 or more, but less than $1,000,000         0.0625%             0.25%
----------------------------------------------------------------------------------
$1,000,000 or more                                 0.0375%             0.15%
----------------------------------------------------------------------------------

-----------------------------------------------------------------------
        ANNUALIZED INSURANCE FEES/CHARGES

(assessed daily as a percentage of the net assets of the Sub-accounts)
-----------------------------------------------------------------------
  FEE/CHARGE
MORTALITY & EXPENSE RISK CHARGE                        0.70%
-----------------------------------------------------------------------
ADMINISTRATION CHARGE                                  0.15%
-----------------------------------------------------------------------
TOTAL ANNUALIZED INSURANCE FEES/CHARGES/ 8/            0.85%
-----------------------------------------------------------------------

4 Assessed annually on the Annuity's anniversary date or upon surrender. Only applicable if the total of all Purchase Payments at the time the fee is due is less than $50,000.

5 For Beneficiaries who elect the Beneficiary Continuation Option, the Annual Maintenance Fee is the lesser of $30 or 2% of Unadjusted Account Value and is only applicable if Unadjusted Account Value is less than $25,000 at the time the fee is assessed.

6 Each Purchase Payment is subject to a Premium Based Charge for a 7 year period following the date the Purchase Payment is allocated to the Annuity. The Premium Based Charge for each Purchase Payment is determined when it is allocated to the Annuity (except for those Purchase Payments that are allocated to the Annuity prior to the first Quarterly Annuity Anniversary) based on the total of all Purchase Payments received to date. For Purchase Payments allocated to the Annuity before the first Quarterly Annuity Anniversary, the Premium Based Charge for each Purchase Payment is based on the total of all such Purchase Payments received up to and including the Valuation Day before the first Quarterly Annuity Anniversary. Please see the Fees and Charges section for details and Appendix E for examples of the operation of the Premium Based Charge. "Quarterly Annuity Anniversary" refers to each successive three-month anniversary of the Issue Date of the Annuity.

7 The different tiers of Premium Based Charges separated by "breakpoints", are shown in the table above. If a portion of a Purchase Payment results in total Purchase Payments crossing into a new Purchase Payment tier (as set forth in the table above), then the ENTIRE Purchase Payment will be subject to the Premium Based Charge applicable to that tier. With respect to those Purchase Payments allocated to the Annuity prior to the first Quarterly Annuity Anniversary, the Premium Based Charge percentage applicable to each of those Purchase Payments is based on the total of all such Purchase Payments (that is, we total all the Purchase Payments received before the first Quarterly Annuity Anniversary to determine the Premium Based Charge that applies to each). Purchase Payments received on or after the first Quarterly Annuity Anniversary that result in breakpoints being reached will result in lower charge percentages for only such Purchase Payments and those that follow. Once a Premium Based Charge percentage is established for any Purchase Payment, such percentage is fixed and will not be reduced even if additional Purchase Payments are made or partial withdrawals are taken. Please see Appendix E for examples of the operation of the Premium Based Charge.

8 The Insurance Charge is the combination of Mortality & Expense Risk Charge and the Administration Charge. For Beneficiaries who elect the Beneficiary Continuation Option, the Mortality and Expense and Administration Charges do not apply. However, a Settlement Service Charge equal to 1.00% is assessed as a percentage of the daily net assets of the Sub-accounts as an annual charge.

4

YOUR OPTIONAL BENEFIT FEES AND CHARGES

The following table sets forth the charge for each optional benefit under the Annuity. These fees would be in addition to the periodic fees and transaction fees set forth in the tables above. The first column shows the charge for each optional benefit on a maximum and current basis. The next column shows the total expenses you would pay for the Annuity if you purchased the relevant optional benefit. More specifically, this column shows the total charge for the optional benefit plus the Total Annualized Insurance Fees/Charges applicable to the Annuity. Where the charges cannot actually be totaled (because they are assessed against different base values), we show both individual charges.

          OPTIONAL BENEFIT             ANNUALIZED
                                       OPTIONAL        TOTAL
                                        BENEFIT     ANNUALIZED
                                       CHARGE /9/   CHARGE /10/
-----------------------------------------------------------------
HIGHEST DAILY LIFETIME INCOME

MAXIMUM CHARGE /11/ (ASSESSED AGAINST    1.50%     0.85% + 1.50%
GREATER OF UNADJUSTED ACCOUNT VALUE
AND PROTECTED WITHDRAWAL VALUE)
CURRENT CHARGE (ASSESSED AGAINST         0.95%     0.85% + 0.95%
GREATER OF UNADJUSTED ACCOUNT VALUE
AND PROTECTED WITHDRAWAL VALUE)
-----------------------------------------------------------------
SPOUSAL HIGHEST DAILY LIFETIME INCOME

MAXIMUM CHARGE /11/ (ASSESSED AGAINST    1.50%     0.85% + 1.50%
GREATER OF UNADJUSTED ACCOUNT VALUE
AND PROTECTED WITHDRAWAL VALUE)
CURRENT CHARGE (ASSESSED AGAINST         0.95%     0.85% + 0.95%
GREATER OF UNADJUSTED ACCOUNT VALUE
AND PROTECTED WITHDRAWAL VALUE)
-----------------------------------------------------------------

9 The charge for each of Highest Daily Lifetime Income Benefit and Spousal Highest Daily Lifetime Income Benefit is assessed against the greater of Unadjusted Account Value and the Protected Withdrawal Value (PWV). Please see the Living Benefits section of this prospectus for an explanation of PWV.

10 How The Optional Benefit Fees And Charges Are Determined For Highest Daily Lifetime Income Benefit And Spousal Highest Daily Lifetime Income Benefit:

The charge is taken out of the Sub-accounts. The 0.95% current optional benefit charge is in addition to the current 0.85% Insurance Charge of amounts invested in the Sub-accounts.

11 We reserve the right to increase the charge to the maximum charge indicated, upon any step-up under the benefit. We also reserve the right to increase the charge to the maximum charge indicated if you elect or re-add the benefit post-issue.

The following table provides the range (minimum and maximum) of the total annual expenses for the underlying mutual funds ("portfolios") as of December 31, 2010 before any contractual waivers and reimbursements. Each figure is stated as a percentage of the underlying portfolio's average daily net assets.

----------------------------------------------------
    TOTAL ANNUAL PORTFOLIO OPERATING EXPENSES
----------------------------------------------------
                                   MINIMUM  MAXIMUM
----------------------------------------------------
TOTAL PORTFOLIO OPERATING EXPENSE  0.62%    1.66%
----------------------------------------------------

5

The following are the total annual expenses for each underlying portfolio as of December 31, 2010, except as noted and except if the underlying portfolio's inception date is subsequent to December 31, 2010. The "Total Annual Portfolio Operating Expenses" reflect the combination of the underlying portfolio's investment management fee, other expenses, any 12b-1 fees and certain other expenses. Each figure is stated as a percentage of the underlying portfolio's average daily net assets. There is no guarantee that actual expenses will be the same as those shown in the table. For certain of the underlying portfolios, a portion of the management fee has been contractually waived and/or other expenses have been contractually partially reimbursed, which is shown in the table. The following expenses are deducted by the portfolio before it provides Pruco Life with the daily net asset value. The portfolio information was provided by the portfolios and has not been independently verified by us. A fee waiver or expense reimbursement is set forth in the table below only if the contractual commitment to waive or reimburse extends for one year or more from the date of this prospectus. See the prospectuses and/or statements of additional information of the portfolios for further details.

---------------------------------------------------------------------------------------------------------------------------------
                                        UNDERLYING MUTUAL FUND PORTFOLIO ANNUAL EXPENSES

                            (as a percentage of the average net assets of the underlying Portfolios)
---------------------------------------------------------------------------------------------------------------------------------
                                                            For the year ended December 31, 2010
                           ------------------------------------------------------------------------------------------------------
         FUNDS                                                                                   Total
                                                                        Broker Fees  Acquired   Annual    Contractual  Net Annual
                                                             Dividend   and Expenses Portfolio Portfolio  Fee Waiver      Fund
                           Management  Other   Distribution Expense on    on Short    Fees &   Operating  or Expense   Operating
                              Fees    Expenses (12b-1) Fees Short Sales    Sales     Expenses  Expenses  Reimbursement  Expenses
---------------------------------------------------------------------------------------------------------------------------------
ADVANCED SERIES TRUST
 AST Academic Strategies
  Asset Allocation            0.72%     0.06%      0.00%       0.04%        0.00%      0.73%     1.55%       0.00%        1.55%
 AST Advanced Strategies      0.85%     0.14%      0.00%       0.00%        0.00%      0.03%     1.02%       0.00%        1.02%
 AST AllianceBernstein
  Core Value                  0.75%     0.17%      0.00%       0.00%        0.00%      0.00%     0.92%       0.00%        0.92%
 AST American Century
  Income & Growth             0.75%     0.17%      0.00%       0.00%        0.00%      0.00%     0.92%       0.00%        0.92%
 AST Balanced Asset
  Allocation                  0.15%     0.01%      0.00%       0.00%        0.00%      0.87%     1.03%       0.00%        1.03%
 AST BlackRock Global
  Strategies /1/              1.00%     0.15%      0.00%       0.00%        0.00%      0.03%     1.18%       0.07%        1.11%
 AST BlackRock Value          0.85%     0.12%      0.00%       0.00%        0.00%      0.00%     0.97%       0.00%        0.97%
 AST Capital Growth Asset
  Allocation                  0.15%     0.01%      0.00%       0.00%        0.00%      0.91%     1.07%       0.00%        1.07%
 AST CLS Growth Asset
  Allocation                  0.30%     0.02%      0.00%       0.00%        0.00%      0.85%     1.17%       0.00%        1.17%
 AST CLS Moderate Asset
  Allocation                  0.30%     0.02%      0.00%       0.00%        0.00%      0.76%     1.08%       0.00%        1.08%
 AST Cohen & Steers
  Realty                      1.00%     0.14%      0.00%       0.00%        0.00%      0.00%     1.14%       0.00%        1.14%
 AST Federated Aggressive
  Growth                      0.95%     0.17%      0.00%       0.00%        0.00%      0.00%     1.12%       0.00%        1.12%
 AST FI Pyramis(R) Asset
  Allocation/ 2/              0.85%     0.38%      0.00%       0.18%        0.05%      0.00%     1.46%       0.00%        1.46%
 AST First Trust Balanced
  Target                      0.85%     0.13%      0.00%       0.00%        0.00%      0.00%     0.98%       0.00%        0.98%
 AST First Trust Capital
  Appreciation Target         0.85%     0.13%      0.00%       0.00%        0.00%      0.00%     0.98%       0.00%        0.98%
 AST Global Real Estate       1.00%     0.19%      0.00%       0.00%        0.00%      0.00%     1.19%       0.00%        1.19%
 AST Goldman Sachs
  Concentrated Growth         0.90%     0.12%      0.00%       0.00%        0.00%      0.00%     1.02%       0.00%        1.02%
 AST Goldman Sachs
  Large-Cap Value             0.75%     0.13%      0.00%       0.00%        0.00%      0.00%     0.88%       0.00%        0.88%
 AST Goldman Sachs
  Mid-Cap Growth              1.00%     0.14%      0.00%       0.00%        0.00%      0.00%     1.14%       0.00%        1.14%
 AST Goldman Sachs
  Small-Cap Value             0.95%     0.18%      0.00%       0.00%        0.00%      0.04%     1.17%       0.00%        1.17%
 AST High Yield               0.75%     0.13%      0.00%       0.00%        0.00%      0.00%     0.88%       0.00%        0.88%
 AST Horizon Growth Asset
  Allocation                  0.30%     0.03%      0.00%       0.00%        0.00%      0.86%     1.19%       0.00%        1.19%

6

----------------------------------------------------------------------------------------------------------------------------------
                                        UNDERLYING MUTUAL FUND PORTFOLIO ANNUAL EXPENSES

                            (as a percentage of the average net assets of the underlying Portfolios)
----------------------------------------------------------------------------------------------------------------------------------
                                                             For the year ended December 31, 2010
                            -------------------------------------------------------------------------------------------
          FUNDS                                                                                   Total
                                                                         Broker Fees  Acquired   Annual    Contractual
                                                              Dividend   and Expenses Portfolio Portfolio  Fee Waiver
                            Management  Other   Distribution Expense on    on Short    Fees &   Operating  or Expense
                               Fees    Expenses (12b-1) Fees Short Sales    Sales     Expenses  Expenses  Reimbursement
------------------------------------------------------------------------------------------------------------------------
 AST Horizon Moderate
  Asset Allocation             0.30%     0.02%      0.00%       0.00%        0.00%      0.81%     1.13%       0.00%
 AST International Growth      1.00%     0.14%      0.00%       0.00%        0.00%      0.00%     1.14%       0.00%
 AST International Value       1.00%     0.14%      0.00%       0.00%        0.00%      0.00%     1.14%       0.00%
 AST Investment Grade
  Bond /3/                     0.64%     0.15%      0.00%       0.00%        0.00%      0.00%     0.79%       0.00%
 AST Jennison Large-Cap
  Growth                       0.90%     0.12%      0.00%       0.00%        0.00%      0.00%     1.02%       0.00%
 AST Jennison Large-Cap
  Value                        0.75%     0.12%      0.00%       0.00%        0.00%      0.00%     0.87%       0.00%
 AST JPMorgan
  International Equity         0.89%     0.15%      0.00%       0.00%        0.00%      0.00%     1.04%       0.00%
 AST J.P. Morgan Strategic
  Opportunities                1.00%     0.15%      0.00%       0.10%        0.01%      0.00%     1.26%       0.00%
 AST Large-Cap Value           0.75%     0.12%      0.00%       0.00%        0.00%      0.00%     0.87%       0.00%
 AST Lord Abbett Core
  Fixed Income /4/             0.80%     0.16%      0.00%       0.00%        0.00%      0.00%     0.96%       0.10%
 AST Marsico Capital
  Growth                       0.90%     0.12%      0.00%       0.00%        0.00%      0.00%     1.02%       0.00%
 AST MFS Global Equity         1.00%     0.25%      0.00%       0.00%        0.00%      0.00%     1.25%       0.00%
 AST MFS Growth                0.90%     0.12%      0.00%       0.00%        0.00%      0.00%     1.02%       0.00%
 AST Mid-Cap Value             0.95%     0.15%      0.00%       0.00%        0.00%      0.00%     1.10%       0.00%
 AST Money Market              0.50%     0.12%      0.00%       0.00%        0.00%      0.00%     0.62%       0.00%
 AST Neuberger Berman
  Mid-Cap Growth               0.90%     0.14%      0.00%       0.00%        0.00%      0.00%     1.04%       0.00%
 AST Neuberger Berman/
  LSV Mid-Cap Value            0.90%     0.14%      0.00%       0.00%        0.00%      0.00%     1.04%       0.00%
 AST Parametric Emerging
  Markets Equity               1.10%     0.31%      0.00%       0.00%        0.00%      0.00%     1.41%       0.00%
 AST PIMCO Limited
  Maturity Bond                0.65%     0.15%      0.00%       0.00%        0.00%      0.00%     0.80%       0.00%
 AST PIMCO Total Return
  Bond                         0.65%     0.12%      0.00%       0.00%        0.00%      0.00%     0.77%       0.00%
 AST Preservation Asset
  Allocation                   0.15%     0.02%      0.00%       0.00%        0.00%      0.82%     0.99%       0.00%
 AST QMA US Equity
  Alpha                        1.00%     0.17%      0.00%       0.25%        0.24%      0.00%     1.66%       0.00%
 AST Schroders Multi-Asset
  World Strategies             1.10%     0.15%      0.00%       0.00%        0.00%      0.16%     1.41%       0.00%
 AST Small-Cap Growth          0.90%     0.14%      0.00%       0.00%        0.00%      0.00%     1.04%       0.00%
 AST Small-Cap Value           0.90%     0.13%      0.00%       0.00%        0.00%      0.00%     1.03%       0.00%
 AST T. Rowe Price Asset
  Allocation                   0.85%     0.13%      0.00%       0.00%        0.00%      0.00%     0.98%       0.00%
 AST T. Rowe Price Global
  Bond                         0.80%     0.18%      0.00%       0.00%        0.00%      0.00%     0.98%       0.00%
 AST T. Rowe Price
  Large-Cap Growth             0.89%     0.13%      0.00%       0.00%        0.00%      0.00%     1.02%       0.00%
 AST T. Rowe Price Natural
  Resources                    0.90%     0.14%      0.00%       0.00%        0.00%      0.00%     1.04%       0.00%
 AST Wellington
  Management Hedged
  Equity                       1.00%     0.17%      0.00%       0.00%        0.00%      0.00%     1.17%       0.00%

----------------------------------------------------------------------------------------------------------------------------------
                                        UNDERLYING MUTUAL FUND PORTFOLIO ANNUAL EXPENSES

                            (as a percentage of the average net assets of the underlying Portfolios)
----------------------------------------------------------------------------------------------------------------------------------

                            -----------
          FUNDS
                            Net Annual
                               Fund
                            Operating
                             Expenses
--------------------------------------
 AST Horizon Moderate
  Asset Allocation             1.13%
 AST International Growth      1.14%
 AST International Value       1.14%
 AST Investment Grade
  Bond /3/                     0.79%
 AST Jennison Large-Cap
  Growth                       1.02%
 AST Jennison Large-Cap
  Value                        0.87%
 AST JPMorgan
  International Equity         1.04%
 AST J.P. Morgan Strategic
  Opportunities                1.26%
 AST Large-Cap Value           0.87%
 AST Lord Abbett Core
  Fixed Income /4/             0.86%
 AST Marsico Capital
  Growth                       1.02%
 AST MFS Global Equity         1.25%
 AST MFS Growth                1.02%
 AST Mid-Cap Value             1.10%
 AST Money Market              0.62%
 AST Neuberger Berman
  Mid-Cap Growth               1.04%
 AST Neuberger Berman/
  LSV Mid-Cap Value            1.04%
 AST Parametric Emerging
  Markets Equity               1.41%
 AST PIMCO Limited
  Maturity Bond                0.80%
 AST PIMCO Total Return
  Bond                         0.77%
 AST Preservation Asset
  Allocation                   0.99%
 AST QMA US Equity
  Alpha                        1.66%
 AST Schroders Multi-Asset
  World Strategies             1.41%
 AST Small-Cap Growth          1.04%
 AST Small-Cap Value           1.03%
 AST T. Rowe Price Asset
  Allocation                   0.98%
 AST T. Rowe Price Global
  Bond                         0.98%
 AST T. Rowe Price
  Large-Cap Growth             1.02%
 AST T. Rowe Price Natural
  Resources                    1.04%
 AST Wellington
  Management Hedged
  Equity                       1.17%

7

-------------------------------------------------------------------------------------------------------------------------------
                                       UNDERLYING MUTUAL FUND PORTFOLIO ANNUAL EXPENSES

                           (as a percentage of the average net assets of the underlying Portfolios)
-------------------------------------------------------------------------------------------------------------------------------
                                                          For the year ended December 31, 2010
                         ------------------------------------------------------------------------------------------------------
         FUNDS                                                                                 Total
                                                                      Broker Fees  Acquired   Annual    Contractual  Net Annual
                                                           Dividend   and Expenses Portfolio Portfolio  Fee Waiver      Fund
                         Management  Other   Distribution Expense on    on Short    Fees &   Operating  or Expense   Operating
                            Fees    Expenses (12b-1) Fees Short Sales    Sales     Expenses  Expenses  Reimbursement  Expenses
-------------------------------------------------------------------------------------------------------------------------------
 AST Western Asset Core
  Plus Bond                 0.70%     0.13%      0.00%       0.00%        0.00%      0.00%     0.83%       0.00%        0.83%
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
FRANKLIN TEMPLETON
 VARIABLE INSURANCE
 PRODUCTS TRUST/ 5/
 Franklin Templeton VIP
  Founding Funds
  Allocation Fund -
  Class 4                   0.00%     0.11%      0.35%       0.00%        0.00%      0.67%     1.13%       0.01%        1.12%

1. Assuming completion of a pending reorganization transaction, Prudential Investments LLC and AST Investment Services, Inc. (together, the Investment Managers) have contractually agreed to waive a portion of their investment management fees and/or reimburse certain expenses so that the investment management fees plus other expenses (exclusive in all cases of taxes, interest on borrowings, short sale interest and dividend expenses, brokerage commissions, distribution fees, acquired fund and exchange-traded fund fees and expenses, and extraordinary expenses) for the AST BlackRock Global Strategies Portfolio do not exceed 1.08% of its average daily net assets through May 1, 2012. This expense limitation may not be terminated or modified prior to May 1, 2012, but may be discontinued or modified thereafter. The decision on whether to renew, modify, or discontinue this expense limitation after May 1, 2012 will be subject to review by the Investment Managers and the Board of Trustees of the Trust.

2. Pyramis is a registered service mark of FMR LLC. Used under license.

3. The Investment Managers (Prudential Investments LLC and AST Investment Services, Inc.) have contractually agreed to waive a portion of their investment management fees and/or reimburse certain expenses for the Portfolio so that the Portfolio's investment management fees plus other expenses (exclusive in all cases of taxes, interest, brokerage commissions, distribution fees, acquired fund fees and expenses and extraordinary expenses) do not exceed 1.00% of the Portfolio's average daily net assets through April 30, 2012. This arrangement may not be terminated or modified prior to April 30, 2012, and may be discontinued or modified thereafter. The decision on whether to renew, modify or discontinue the arrangement after April 30, 2012 will be subject to review by the Investment Managers and the Fund's Board of Trustees.

4. The Investment Managers (Prudential Investments LLC and AST Investment Services, Inc.) have contractually agreed to waive a portion of their investment management fee, so that the effective management fee rate paid by the Portfolio is as follows: 0.70% to $500 million of average daily net assets; 0.675% over $500 million in average daily net assets up to and including $1 billion in average daily net assets; and 0.65% over $1 billion in average daily net assets. This arrangement may not be terminated or modified prior to June 30, 2014, and may be discontinued or modified thereafter. The decision on whether to renew, modify or discontinue the arrangement after June 30, 2014 will be subject to review by the Investment Managers and the Fund's Board of Trustees.

5. The Fund's administrator has contractually agreed to waive or limit its fee and to assume as its own expense certain expenses of the Fund so that common annual Fund operating expenses (i.e., a combination of fund administration fees and other expenses, but excluding Rule 12b-1 fees and acquired fund fees and expenses) do not exceed 0.10% (other than certain non-routine expenses or costs, including those relating to litigation, indemnification, reorganizations, and liquidations) until April 30, 2012. The Fund does not pay management fees but will directly bear its proportionate share of any management fees and other expenses paid by the underlying funds (or "acquired funds") in which it invests. Acquired funds' estimated fees and expenses are based on the acquired funds' annualized expenses.

8

EXPENSE EXAMPLES

These examples are intended to help you compare the cost of investing in one Pruco Life Annuity with the cost of investing in other Pruco Life Annuities and/or other variable annuities. Below are examples for the Annuity showing what you would pay cumulatively in expenses at the end of the stated time periods had you invested $10,000 in the Annuity and your investment has a 5% return each year. The examples reflect the following fees and charges for the Annuity as described in "Summary of Contract Fees and Charges."

. Insurance Charge

. Premium Based Charge

. Contingent Deferred Sales Charge (when and if applicable)

. Annual Maintenance Fee

. Optional benefit fees

The examples also assume the following for the period shown:

. You allocate all of your Account Value to the Sub-account with the maximum gross total operating expenses for 2010, and those expenses remain the same each year*

. For each charge, we deduct the maximum charge rather than the current charge

. You make no withdrawals of Account Value

. You make no transfers, or other transactions for which we charge a fee

. No tax charge applies

Amounts shown in the examples are rounded to the nearest dollar.

* Note: Each Portfolio may be elected with Highest Daily Lifetime Income and Spousal Highest Daily Lifetime Income, except the AST Investment Grade Bond Portfolio, which is not available for allocation of Purchase Payments.

THE EXAMPLES ARE ILLUSTRATIVE ONLY - THEY SHOULD NOT BE CONSIDERED A

REPRESENTATION OF PAST OR FUTURE EXPENSES OF THE UNDERLYING PORTFOLIOS. ACTUAL

EXPENSES WILL BE MORE OR LESS THAN THOSE SHOWN DEPENDING UPON WHICH OPTIONAL BENEFIT YOU ELECT OTHER THAN INDICATED IN THE EXAMPLES OR IF YOU ALLOCATE ACCOUNT VALUE TO ANY OTHER AVAILABLE SUB-ACCOUNTS.

EXPENSE EXAMPLES ARE PROVIDED AS FOLLOWS:

If you surrender your Annuity at the end of the applicable time period:

1 YEAR 3 YEARS 5 YEARS 10 YEARS ----------------------------------- $971 $1,852 $2,787 $5,014 -----------------------------------

If you annuitize your Annuity at the end of the applicable time period:

1 YEAR 3 YEARS 5 YEARS 10 YEARS ----------------------------------- $471 $1,452 $2,487 $5,014 -----------------------------------

If you do not surrender your Annuity:

1 YEAR 3 YEARS 5 YEARS 10 YEARS ----------------------------------- $471 $1,452 $2,487 $5,014 -----------------------------------

9

SUMMARY

This Summary describes key features of the Annuity offered in this prospectus. It is intended to give you an overview, and to point you to sections of the prospectus that provide greater detail. You should not rely on the Summary alone for all the information you need to know before purchasing the Annuity. You should read the entire prospectus for a complete description of the Annuity. Your Financial Professional can also help you if you have questions.

THE ANNUITY: The variable annuity contract issued by Pruco Life is a contract between you, the Owner, and Pruco Life, an insurance company. It is designed for retirement purposes, or other long-term investing, to help you save money for retirement, on a tax deferred basis, and provide income during your retirement. Although this prospectus describes key features of the variable annuity contract, the prospectus is a distinct document, and is not part of the contract.

The Annuity offers various investment portfolios. With the help of your Financial Professional, you choose how to invest your money within your Annuity. Investing in a variable annuity involves risk and you can lose your money. On the other hand, investing in a variable annuity can provide you with the opportunity to grow your money through participation in "underlying" mutual funds.

GENERALLY SPEAKING, VARIABLE ANNUITIES ARE INVESTMENTS DESIGNED TO BE HELD FOR THE LONG TERM. WORKING WITH YOUR FINANCIAL PROFESSIONAL, YOU SHOULD CAREFULLY CONSIDER WHETHER A VARIABLE ANNUITY IS APPROPRIATE FOR YOU, GIVEN YOUR LIFE EXPECTANCY, NEED FOR INCOME, AND OTHER PERTINENT FACTORS.

PURCHASE: Your eligibility to purchase the Annuity is based on your age and the amount of your initial Purchase Payment. The "Maximum Age for Initial Purchase" applies to the oldest Owner and Annuitant as of the day we would issue the Annuity. If the Annuity is to be owned by an entity, the maximum age applies to the Annuitant as of the day we would issue the Annuity. For this Annuity the maximum age is 80. The minimum initial Purchase Payment is $10,000. See your Financial Professional to complete an application.

After you purchase your Annuity, you will have a limited period of time during which you may cancel (or "Free Look") the purchase of your Annuity. Your request for a Free Look must be received in Good Order. "Good Order" is the standard that we apply when we determine whether an instruction is satisfactory. An instruction will be considered in Good Order if it is received at our Service Office: (a) in a manner that is satisfactory to us such that it is sufficiently complete and clear that we do not need to exercise any discretion to follow such instruction and complies with all relevant laws and regulations; (b) on specific forms, or by other means we then permit (such as via telephone or electronic submission); and/or (c) with any signatures and dates as we may require. We will notify you if an instruction is not in Good Order. The "Service Office" is the place to which all requests and payments regarding the Annuity are to be sent. We may change the address of the Service Office at any time, and will notify you in advance of any such change of address. Please see the section of this prospectus entitled "How To Contact Us" for the Service Office address.

Please see "Requirements for Purchasing the Annuity" for more detail.

INVESTMENT OPTIONS: You may choose from a variety of variable Investment Options ranging from conservative to aggressive. The optional benefits may limit your ability to invest in the variable Investment Options otherwise available to you under the Annuity. Each of the underlying mutual funds is described in its own prospectus, which you should read before investing. There is no assurance that any variable Investment Option will meet its investment objective.

You may also allocate Purchase Payments to the DCA MVA Option, an Investment Option that offers a fixed rate of interest for a specified period. The DCA MVA Option is used only with our 6 or 12 Month Dollar Cost Averaging Program, under which the Purchase Payments that you have allocated to that DCA MVA Option are transferred to the designated Sub-accounts over a 6 month or 12 month period. Withdrawals or transfers from the DCA MVA Option generally will be subject to a Market Value Adjustment if made other than pursuant to the 6 or 12 month DCA Program.

Please see "Investment Options," and "Managing Your Account Value" for information.

ACCESS TO YOUR MONEY: You can receive income by taking partial withdrawals or electing annuity payments. Please note that withdrawals may be subject to tax, and may be subject to a Contingent Deferred Sales Charge (discussed below). You may withdraw up to 10% of your Purchase Payments each Annuity Year without being subject to a Contingent Deferred Sales Charge.

You may elect to receive income through annuity payments, also called "Annuitization". If you elect to receive annuity payments, you convert your Unadjusted Account Value into a stream of future payments. This means you no longer have an Account Value and therefore cannot make withdrawals. We offer different types of annuity options to meet your needs. The "Unadjusted Account Value" refers to the Account Value prior to the application of any market value adjustment (i.e., "MVA").

10

Please see "Access to Account Value" and "Annuity Options" for more information.

OPTIONAL LIVING BENEFITS

GUARANTEED LIFETIME WITHDRAWAL BENEFITS. We offer optional living benefits, for an additional charge, that guarantee your ability to take withdrawals for life as a percentage of "Protected Withdrawal Value", even if your Account Value falls to zero. The Protected Withdrawal Value is not the same as your Account Value, and it is not available for a lump sum withdrawal. If you withdraw more than the allowable amount during any year (referred to as "Excess Income"), your future level of guaranteed withdrawals decreases.

These benefits are:

Highest Daily Lifetime(R) Income Benefit Spousal Highest Daily Lifetime(R) Income Benefit

These benefits utilize a predetermined mathematical formula to help us manage your guarantee through all market cycles. Under the predetermined mathematical formula, your Account Value may be transferred between certain "permitted Sub-accounts" on the one hand and the AST Investment Grade Bond Sub-account on the other hand. Please see the applicable optional benefits section as well as Appendix B to this prospectus for more information on the formula.

In the Living Benefits section, we describe guaranteed minimum withdrawal benefits that allow you to withdraw a specified amount each year for life (or joint lives, for the spousal version of the benefit). Please be aware that if you withdraw more than that amount in a given year (i.e., "Excess Income"), that may permanently reduce the guaranteed amount you can withdraw in future years. Thus, you should think carefully before taking such Excess Income.

DEATH BENEFIT: You may name a Beneficiary to receive the proceeds of your Annuity upon your death. Your death benefit must be distributed within the time period required by the tax laws. The Annuity offers a death benefit generally equal to the greater of Unadjusted Account Value and Purchase Payments (adjusted for partial withdrawals). The calculation of the death benefit may be different if you elect Highest Daily Lifetime Income or Spousal Highest Daily Lifetime Income.

Please see "Death Benefits" for more information.

FEES AND CHARGES: Each Annuity, and the optional living benefits, are subject to certain fees and charges, as discussed in the "Summary of Contract Fees and Charges" table in the prospectus. In addition, there are fees and expenses of the underlying Portfolios.

WHAT DOES IT MEAN THAT MY ANNUITY IS "TAX-DEFERRED"? Variable annuities are "tax deferred", meaning you pay no taxes on any earnings from your Annuity until you withdraw the money. You may also transfer among your Investment Options without paying a tax at the time of the transfer. When you take your money out of the Annuity, however, you will be taxed on the earnings at ordinary income tax rates. If you withdraw money before you reach age 59 1/2, you also may be subject to a 10% federal tax penalty.

You may also purchase the Annuity as a tax-qualified retirement investment such as an IRA, SEP-IRA, Roth IRA, 401(a) plan, or non-ERISA 403(b) plan. Although there is no additional tax advantage to a variable annuity purchased through one of these plans, the Annuity has features and benefits other than tax deferral that may make it an important investment for a qualified plan. You should consult your tax advisor regarding these features and benefits prior to purchasing a contract for use with a tax-qualified plan.

MARKET TIMING: We have market timing policies and procedures that attempt to detect transfer activity that may adversely affect other Owners or portfolio shareholders in situations where there is potential for pricing inefficiencies or that involve certain other types of disruptive trading activity (i.e., market timing). Our market timing policies and procedures are discussed in more detail in the section entitled "Restrictions on Transfers Between Investment Options."

OTHER INFORMATION: Please see the section entitled "General Information" for more information about the Annuity, including legal information about Pruco Life, the Separate Account, and underlying funds. The "Separate Account" is referred to as the "Variable Separate Account" in your Annuity.

11

INVESTMENT OPTIONS

The Investment Options under each Annuity consist of the Sub-accounts and the DCA MVA Options. Each Sub-account invests in an underlying portfolio whose share price generally fluctuates each Valuation Day. The portfolios that you select, among those that are available, are your choice - we do not provide investment advice, nor do we recommend any particular portfolio. You bear the investment risk for amounts allocated to the portfolios.

In contrast to the Sub-accounts, Account Value allocated to a DCA MVA Option earns a fixed rate of interest. We guarantee both the stated amount of interest and the principal amount of your Account Value in a DCA MVA Option, so long as you remain invested in the DCA MVA Option for the duration of the Guarantee Period. In general, if you withdraw Account Value prior to the end of the DCA MVA Option's Guarantee Period, you will be subject to a Market Value Adjustment or "MVA", which can be positive or negative. A "Guarantee Period" is the period of time during which we credit a fixed rate of interest to a DCA MVA Option.

As a condition of participating in the optional living benefits, you may be restricted from investing in certain Sub-accounts. We describe those restrictions below. In addition, the optional living benefits (e.g., Highest Daily Lifetime Income) employ a predetermined mathematical formula, under which money is transferred between your chosen Sub-accounts and a bond portfolio (i.e., the AST Investment Grade Bond Portfolio). You should be aware that the operation of the formula could impact the expenses and performance of the portfolios. Specifically, because transfers to and from the portfolios can be frequent and the amount transferred can vary, the portfolios could experience the following effects, among others: (a) they may be compelled to hold a larger portion of assets in highly liquid securities than they otherwise would, which could diminish performance if the highly liquid securities underperform other securities (e.g., equities) that otherwise would have been held (b) they may experience higher portfolio turnover, which generally will increase the portfolios' expenses and (c) if they are compelled by the formula to sell securities that are thinly-traded, such sales could have a significant impact on the price of such securities. Please consult the prospectus for the applicable portfolio for additional information about these effects.

In this section, we describe the portfolios. We then discuss the investment restrictions that apply if you elect certain optional benefits. Finally, we discuss the DCA MVA Options.

VARIABLE INVESTMENT OPTIONS

Each Variable Investment Option is a Sub-account of the Pruco Life Flexible Premium Variable Annuity Account (see "Pruco Life and the Separate Account" for more detailed information). Each Sub-account invests exclusively in one portfolio. You should carefully read the prospectus for any portfolio in which you are interested. The Investment Objectives/Policies Chart below classifies each of the portfolios based on our assessment of their investment style. The chart also provides a description of each portfolio's investment objective (in italics) and a short, summary description of their key policies to assist you in determining which Portfolios may be of interest to you. PLEASE NOTE: EACH INVESTMENT OPTION, SUBJECT TO CERTAIN RESTRICTIONS, MAY BE ELECTED WITH HIGHEST DAILY LIFETIME INCOME AND SPOUSAL HIGHEST DAILY LIFETIME INCOME, EXCEPT THE AST INVESTMENT GRADE BOND PORTFOLIO, WHICH IS NOT AVAILABLE FOR ALLOCATION OF PURCHASE PAYMENTS.

Not all portfolios offered as Sub-accounts may be available depending on optional benefit selection. Thus, if you selected particular optional benefits, you would be precluded from investing in certain portfolios and therefore would not receive investment appreciation (or depreciation) affecting those portfolios. Please see the Other Information section, under the heading "Service Fees Payable to Pruco Life" for a discussion of fees that we may receive from underlying mutual funds and/or their affiliates.

The portfolios are not publicly traded mutual funds. They are only available as Investment Options in variable annuity contracts and variable life insurance policies issued by insurance companies, or in some cases, to participants in certain qualified retirement plans. However, some of the portfolios available as Sub-accounts under the Annuities are managed by the same portfolio advisor or sub-advisor as a retail mutual fund of the same or similar name that the portfolio may have been modeled after at its inception.

Conversely, certain retail mutual funds may be managed by the same portfolio advisor or sub-advisor as a Portfolio available as a Sub-account or have a similar name. While the investment objective and policies of the retail mutual funds and the portfolios may be substantially similar, the actual investments will differ to varying degrees. Differences in the performance of the funds can be expected, and in some cases could be substantial. You should not compare the performance of a publicly traded mutual fund with the performance of any similarly named portfolio offered as a Sub-account. Details about the investment objectives, policies, risks, costs and management of the portfolios are found in the prospectuses for the portfolios. THE CURRENT PROSPECTUSES AND STATEMENTS OF ADDITIONAL INFORMATION FOR THE UNDERLYING PORTFOLIOS CAN BE OBTAINED BY CALLING 1-888-PRU-2888. PLEASE READ THE PROSPECTUS CAREFULLY BEFORE INVESTING.

12

The name of the advisor/sub-advisor for each portfolio appears next to the description. Those portfolios whose name includes the prefix "AST" are portfolios of the Advanced Series Trust. The portfolios of the Advanced Series Trust are co-managed by AST Investment Services, Inc. and Prudential Investments LLC, both of which are affiliated companies of Pruco Life. However, one or more sub-advisors, as noted below, is engaged to conduct day-to-day management.

You may select portfolios individually, create your own combination of portfolios, or select from among combinations of portfolios that we have created called "Prudential Portfolio Combinations." Under Prudential Portfolio Combinations, each Prudential Portfolio Combination consists of several asset allocation portfolios, each of which represents a specified percentage of your allocations. If you elect to invest according to one of these Prudential Portfolio Combinations, we will allocate your initial Purchase Payment among the Sub-accounts within the Prudential Portfolio Combination according to the percentage allocations. You may elect to allocate additional Purchase Payments according to the composition of the Prudential Portfolio Combination, although if you do not make such an explicit election, we will allocate additional Purchase Payments as discussed below under "Additional Purchase Payments." Once you have selected a Prudential Portfolio Combination, we will not rebalance your Account Value to take into account differences in performance among the Sub-accounts. This is a static, point of sale model allocation. Over time, the percentages in each asset allocation portfolio may vary from the Prudential Portfolio Combination you selected when you purchased your Annuity based on the performance of each of the portfolios within the Prudential Portfolio Combination. However, you may elect to participate in an automatic rebalancing program, under which we would transfer Account Value periodically so that your Account Value allocated to the Sub-accounts is brought back to the exact percentage allocations stipulated by the Prudential Portfolio Combination you elected. Please see "Automatic Rebalancing Programs" below for details about how such a program operates. If you are participating in an optional living benefit (such as Highest Daily Lifetime Income) that makes transfers under a predetermined mathematical formula, and you have opted for automatic rebalancing in addition to Prudential Portfolio Combinations, you should be aware that: (a) the AST bond portfolio used as part of the predetermined mathematical formula will not be included as part of automatic rebalancing and (b) the operation of the formula may result in the rebalancing not conforming to the percentage allocations that existed originally as part of Prudential Portfolio Combinations.

If you are interested in a Prudential Portfolio Combination, you should work with your Financial Professional to select the Prudential Portfolio Combination that is appropriate for you, in light of your investment time horizon, investment goals and expectations and market risk tolerance, and other relevant factors. Some selling firms may not offer Prudential Portfolio Combinations. In providing these Prudential Portfolio Combinations, we are not providing investment advice. You are responsible for determining which Prudential Portfolio Combination or Sub-account(s) is best for you. Asset allocation does not ensure a profit or protect against a loss.

13

    INVESTMENT OBJECTIVES/POLICIES      STYLE/          PORTFOLIO
                                         TYPE           ADVISOR/
                                                       SUB-ADVISOR
-------------------------------------------------------------------------
        ADVANCED SERIES TRUST
-------------------------------------------------------------------------
 AST ACADEMIC STRATEGIES ASSET           ASSET        AlphaSimplex
 ALLOCATION PORTFOLIO: seeks long       ALLOCA-      Group, LLC; AQR
 term capital appreciation. The          TION            Capital
 Portfolio is a multi-asset class                   Management, LLC;
 fund that pursues both top-down                      CNH Partners,
 asset allocation strategies and                       LLC; First
 bottom-up selection of securities,                  Quadrant L.P.;
 investment managers, and mutual                   Jennison Associates
 funds. Under normal circumstances,                    LLC; Mellon
 approximately 60% of the assets will                    Capital
 be allocated to traditional asset                     Management
 classes (including U.S. and                       Corporation; Pacific
 international equities and bonds)                     Investment
 and approximately 40% of the assets                   Management
 will be allocated to nontraditional                   Company LLC
 asset classes (including real                          (PIMCO);
 estate, commodities, and alternative               Prudential Bache
 strategies). Those percentages are                 Asset Management,
 subject to change at the discretion                  Incorporated;
 of the advisor.                                       Prudential
                                                    Investments LLC;
                                                      Quantitative
                                                       Management
                                                     Associates LLC;
                                                       J.P. Morgan
                                                       Investment
                                                    Management, Inc.
                                                      (on or about
                                                    August 24, 2011)
-------------------------------------------------------------------------
 AST ADVANCED STRATEGIES PORTFOLIO:      ASSET          LSV Asset
 seeks a high level of absolute         ALLOCA-        Management;
 return. The Portfolio uses              TION        Marsico Capital
 traditional and non-traditional                    Management, LLC;
 investment strategies by investing                Pacific Investment
 in domestic and foreign equity and                    Management
 fixed-income securities, derivative                   Company LLC
 instruments and other investment                   (PIMCO); T. Rowe
 companies. The asset allocation                    Price Associates,
 generally provides for an allotment               Inc.; William Blair
 of 60% of the portfolio's assets to                 & Company, LLC;
 a combination of domestic and                        Quantitative
 international equity strategies and                   Management
 the remaining 40% of assets in a                    Associates LLC
 combination of U.S. fixed income,
 hedged international bond, real
 return assets and other investment
 companies. The manager will allocate
 the assets of the portfolio across
 different investment categories and
 subadvisors.
-------------------------------------------------------------------------
 AST ALLIANCEBERNSTEIN CORE VALUE      LARGE CAP    AllianceBernstein
 PORTFOLIO: seeks long-term capital      VALUE            L.P.
 growth by investing primarily in
 common stocks. The subadvisor
 expects that the majority of the
 Portfolio's assets will be invested
 in the common stocks of large
 companies that appear to be
 undervalued. Among other things, the
 Portfolio seeks to identify
 compelling buying opportunities
 created when companies are
 undervalued on the basis of investor
 reactions to near-term problems or
 circumstances even though their
 long-term prospects remain sound.
 The subadvisor seeks to identify
 individual companies with cash flow
 potential that may not be recognized
 by the market at large.
-------------------------------------------------------------------------
 AST AMERICAN CENTURY INCOME & GROWTH  LARGE CAP    American Century
 PORTFOLIO: seeks capital growth with    VALUE         Investment
 current income as a secondary                      Management, Inc.
 objective. The Portfolio invests
 primarily in common stocks that
 offer potential for capital growth,
 and may, consistent with its
 investment objective, invest in
 stocks that offer potential for
 current income. The subadvisor
 utilizes a quantitative management
 technique with a goal of building an
 equity portfolio that provides
 better returns than the S&P 500
 Index without taking on significant
 additional risk and while attempting
 to create a dividend yield that will
 be greater than the S&P 500 Index.
-------------------------------------------------------------------------

14

    INVESTMENT OBJECTIVES/POLICIES       STYLE/        PORTFOLIO
                                          TYPE         ADVISOR/
                                                      SUB-ADVISOR
----------------------------------------------------------------------
 AST BALANCED ASSET ALLOCATION            ASSET       Prudential
 PORTFOLIO: seeks to obtain a total      ALLOCA-    Investments LLC;
 return consistent with its specified     TION       Quantitative
 level of risk. The Portfolio                         Management
 primarily invests its assets in a                  Associates LLC
 diversified portfolio of other
 mutual funds, within the Advanced
 Series Trust and certain affiliated
 money market funds. Under normal
 market conditions, the Portfolio
 will devote approximately 60% of its
 net assets to underlying portfolios
 investing primarily in equity
 securities (with a range of 52.5% to
 67.5%), and 40% of its net assets to
 underlying portfolios investing
 primarily in debt securities and
 money market instruments (with a
 range of 32.5% to 47.5%). The
 Portfolio is not limited to
 investing exclusively in shares of
 the underlying portfolios and may
 invest in securities, exchange
 traded funds (ETFs), and futures
 contracts, swap agreements and other
 financial and derivative instruments.
----------------------------------------------------------------------
 AST BLACKROCK GLOBAL STRATEGIES          ASSET        BlackRock
 PORTFOLIO (formerly SP Growth Asset     ALLOCA-       Financial
 Allocation Portfolio): seeks a high      TION      Management, Inc.
 total return consistent with a
 moderate level of risk. The
 Portfolio is a global, multi
 asset-class portfolio that invests
 directly in, among other things,
 equity and equity-related
 securities, investment grade debt
 securities (including, without
 limitation, U.S. Treasuries, and
 U.S. government securities),
 non-investment grade bonds (also
 known as "high yield bonds" or "junk
 bonds"), real estate investment
 trusts (REITs), exchange traded
 funds (ETFs), and derivative
 instruments, including
 commodity-linked derivative
 instruments.
----------------------------------------------------------------------
 AST BLACKROCK VALUE PORTFOLIO: seeks   LARGE CAP      BlackRock
 maximum growth of capital by             VALUE       Investment
 investing primarily in the value                   Management, LLC
 stocks of larger companies. The
 Portfolio pursues its objective,
 under normal market conditions, by
 primarily investing at least 80% of
 the value of its assets in the
 equity securities of large-sized
 companies included in the Russell
 1000(R) Value Index. The subadvisor
 employs an investment strategy
 designed to maintain a portfolio of
 equity securities which approximates
 the market risk of those stocks
 included in the Russell 1000(R)
 Value Index, but which attempts to
 outperform the Russell 1000(R) Value
 Index through active stock selection.
----------------------------------------------------------------------
 AST CAPITAL GROWTH ASSET ALLOCATION      ASSET       Prudential
 PORTFOLIO: seeks to obtain a total      ALLOCA-    Investments LLC;
 return consistent with its specified     TION       Quantitative
 level of risk. The Portfolio                         Management
 primarily invests its assets in a                  Associates LLC
 diversified portfolio of other
 mutual funds, within the Advanced
 Series Trust and certain affiliated
 money market funds. Under normal
 market conditions, the Portfolio
 will devote approximately 75% of its
 net assets to underlying portfolios
 investing primarily in equity
 securities (with a range of 67.5% to
 80%), and 25% of its net assets to
 underlying portfolios investing
 primarily in debt securities and
 money market instruments (with a
 range of 20.0% to 32.5%). The
 Portfolio is not limited to
 investing exclusively in shares of
 the underlying portfolios and may
 invest in securities, ETFs, and
 futures contracts, swap agreements
 and other financial and derivative
 instruments.
----------------------------------------------------------------------
 AST CLS GROWTH ASSET ALLOCATION          ASSET     CLS Investments,
 PORTFOLIO: seeks the highest            ALLOCA-          LLC
 potential total return consistent        TION
 with its specified level of risk
 tolerance. Under normal
 circumstances, at least 90% of the
 Portfolio's assets will be invested
 in other portfolios of Advanced
 Series Trust (the underlying
 portfolios) while no more than 10%
 of the Portfolio's assets may be
 invested in exchange traded funds
 (ETFs). Under normal market
 conditions, the Portfolio will
 devote from 60% to 80% of its net
 assets to underlying portfolios and
 ETFs investing primarily in equity
 securities, and from 20% to 40% of
 its net assets to underlying
 portfolios and ETFs investing
 primarily in money market
 instruments and debt securities,
 which may include non-investment
 grade bonds. "Non-investment grade
 bonds" are commonly referred to as
 "junk bonds".
----------------------------------------------------------------------
 AST CLS MODERATE ASSET ALLOCATION        ASSET     CLS Investments,
 PORTFOLIO: seeks the highest            ALLOCA-          LLC
 potential total return consistent        TION
 with its specified level of risk
 tolerance. Under normal
 circumstances, at least 90% of the
 Portfolio's assets will be invested
 in other portfolios of Advanced
 Series Trust (the underlying
 portfolios) while no more than 10%
 of the Portfolio's assets may be
 invested in exchange traded funds
 (ETFs). Under normal market
 conditions, the Portfolio will
 devote from 40% to 60% of its net
 assets to underlying portfolios and
 ETFs investing primarily in equity
 securities, and from 40% to 60% of
 its net assets to underlying
 portfolios and ETFs investing
 primarily in money market
 instruments and debt securities,
 which may include non-investment
 grade bonds. "Non-investment grade
 bonds" are commonly referred to as
 "junk bonds".
----------------------------------------------------------------------

15

    INVESTMENT OBJECTIVES/POLICIES      STYLE/        PORTFOLIO
                                         TYPE         ADVISOR/
                                                     SUB-ADVISOR
---------------------------------------------------------------------
 AST COHEN & STEERS REALTY PORTFOLIO:  SPECIALTY   Cohen & Steers
 seeks to maximize total return                        Capital
 through investment in real estate                 Management, Inc.
 securities. The Portfolio pursues
 its investment objective by
 investing, under normal
 circumstances, at least 80% of its
 net assets in common stocks and
 other equity securities issued by
 real estate companies, such as real
 estate investment trusts (REITs).
 Under normal circumstances, the
 Portfolio will invest substantially
 all of its assets in the equity
 securities of real estate companies,
 i.e., a company that derives at
 least 50% of its revenues from the
 ownership, construction, financing,
 management or sale of real estate or
 that has at least 50% of its assets
 in real estate. Real estate
 companies may include real estate
 investment trusts (REITs).
---------------------------------------------------------------------
 AST FEDERATED AGGRESSIVE GROWTH       SMALL CAP   Federated Equity
 PORTFOLIO: seeks capital growth. The   GROWTH       Management
 Portfolio pursues its investment                    Company of
 objective by investing primarily in                Pennsylvania/
 the stocks of small companies that                Federated Global
 are traded on national security                     Investment
 exchanges, NASDAQ stock exchange and              Management Corp.
 the over- the-counter-market. Small
 companies will be defined as
 companies with market
 capitalizations similar to companies
 in the Russell 2000 and S&P 600
 Small Cap Index.
---------------------------------------------------------------------
 AST FI PYRAMIS(R) ASSET ALLOCATION      ASSET     Pyramis Global
 PORTFOLIO: seeks to maximize           ALLOCA-    Advisors, LLC a
 potential total return. In seeking      TION         Fidelity
 to achieve the Portfolio's                          Investments
 investment objective, the                             company
 Portfolio's assets will be allocated
 across six uniquely specialized
 investment strategies (collectively,
 the Investment Strategies). The
 Portfolio will have four strategies
 that invest primarily in equity
 securities (i.e., the Equity
 Strategies), one fixed-income
 strategy (i.e., the Broad Market
 Duration Strategy), and one strategy
 designed to provide liquidity (i.e.,
 the Liquidity Strategy). Pyramis is
 a registered service mark of FMR
 LLC. Used under license.
---------------------------------------------------------------------
 AST FIRST TRUST BALANCED TARGET         ASSET       First Trust
 PORTFOLIO: seeks long-term capital     ALLOCA-     Advisors L.P.
 growth balanced by current income.      TION
 The Portfolio seeks to achieve its
 objective by investing approximately
 65% in equity securities and
 approximately 35% in fixed income
 securities. The Portfolio allocates
 the equity portion of the portfolio
 across five uniquely specialized
 strategies - The Dow(R) Target
 Dividend, the Value Line(R) Target
 25, the Global Dividend Target 15,
 the NYSE(R) International Target 25,
 and the Target Small Cap. Each
 strategy employs a quantitative
 approach by screening common stocks
 for certain attributes and/or using
 a multi-factor scoring system to
 select the common stocks. The fixed
 income allocation is determined by
 the Dow Jones Income Strategy which
 utilizes certain screens to select
 bonds from the Dow Jones Corporate
 Bond Index or like-bonds not in the
 index.
---------------------------------------------------------------------
 AST FIRST TRUST CAPITAL APPRECIATION    ASSET       First Trust
 TARGET PORTFOLIO: seeks long-term      ALLOCA-     Advisors L.P.
 capital growth. The Portfolio seeks     TION
 to achieve its objective by
 investing approximately 80% in
 equity securities and approximately
 20% in fixed income securities. The
 Portfolio allocates the equity
 portion of the Portfolio across five
 uniquely specialized strategies -
 the Value Line(R) Target 25, the
 Global Dividend Target 15, the
 Target Small-Cap, the NASDAQ(R)
 Target 15, and the NYSE(R)
 International Target 25. Each
 strategy employs a quantitative
 approach by screening common stocks
 for certain attributes and/or using
 a multi-factor scoring system to
 select the common stocks. The fixed
 income allocation is determined by
 the Dow Jones Income Strategy which
 utilizes certain screens to select
 bonds from the Dow Jones Corporate
 Bond Index or like-bonds not in the
 index.
---------------------------------------------------------------------
 AST GLOBAL REAL ESTATE PORTFOLIO:     SPECIALTY   Prudential Real
 seeks capital appreciation and                    Estate Investors
 income. The Portfolio will normally
 invest at least 80% of its liquid
 assets (net assets plus any
 borrowing made for investment
 purposes) in equity-related
 securities of real estate companies.
 The Portfolio will invest in
 equity-related securities of real
 estate companies on a global basis
 and the Portfolio may invest up to
 15% of its net assets in ownership
 interests in commercial real estate
 through investments in private real
 estate.
---------------------------------------------------------------------

16

    INVESTMENT OBJECTIVES/POLICIES      STYLE/        PORTFOLIO
                                         TYPE          ADVISOR/
                                                     SUB-ADVISOR
----------------------------------------------------------------------
 AST GOLDMAN SACHS CONCENTRATED        LARGE CAP    Goldman Sachs
 GROWTH PORTFOLIO: seeks long-term      GROWTH     Asset Management,
 growth of capital. The Portfolio                        L.P.
 will pursue its objective by
 investing primarily in equity
 securities of companies that the
 subadvisor believes have the
 potential to achieve capital
 appreciation over the long-term. The
 Portfolio seeks to achieve its
 investment objective by investing,
 under normal circumstances, in
 approximately 30 - 45 companies that
 are considered by the subadvisor to
 be positioned for long-term growth.
----------------------------------------------------------------------
 AST GOLDMAN SACHS LARGE-CAP VALUE     LARGE CAP    Goldman Sachs
 PORTFOLIO (formerly AST                 VALUE     Asset Management,
 AllianceBernstein Growth & Income                       L.P.
 Portfolio): seeks long-term growth
 of capital. The Portfolio seeks to
 achieve its investment objective by
 investing in value opportunities
 that Goldman Sachs Asset Management,
 L.P. ("GSAM"), the Portfolio's sole
 subadvisor, defines as companies
 with identifiable competitive
 advantages whose intrinsic value is
 not reflected in the stock price.
 The Portfolio invests, under normal
 circumstances, at least 80% of its
 net assets plus any borrowings for
 investment purposes (measured at
 time of purchase) ("Net Assets") in
 a diversified portfolio of equity
 investments in large-cap U.S.
 issuers with public stock market
 capitalizations within the range of
 the market capitalization of
 companies constituting the Russell
 1000 Value Index at the time of
 investment.
----------------------------------------------------------------------
 AST GOLDMAN SACHS MID-CAP GROWTH       MID CAP     Goldman Sachs
 PORTFOLIO: seeks long-term growth of   GROWTH     Asset Management,
 capital. The Portfolio pursues its                      L.P.
 investment objective, by investing
 primarily in equity securities
 selected for their growth potential,
 and normally invests at least 80% of
 the value of its assets in
 medium-sized companies. Medium-sized
 companies are those whose market
 capitalizations (measured at the
 time of investment) fall within the
 range of companies in the Russell
 Mid-Cap Growth Index. The subadvisor
 seeks to identify individual
 companies with earnings growth
 potential that may not be recognized
 by the market at large.
----------------------------------------------------------------------
 AST GOLDMAN SACHS SMALL-CAP VALUE     SMALL CAP    Goldman Sachs
 PORTFOLIO: seeks long-term capital      VALUE     Asset Management,
 appreciation. The Portfolio will                        L.P.
 seek its objective through
 investments primarily in equity
 securities that are believed to be
 undervalued in the marketplace. The
 Portfolio will invest, under normal
 circumstances, at least 80% of the
 value of its assets plus any
 borrowings for investment purposes
 in small capitalization companies.
 The 80% investment requirement
 applies at the time the Portfolio
 invests its assets. The Portfolio
 generally defines small
 capitalization companies as
 companies with market
 capitalizations that are within the
 range of the Russell 2000 Value
 Index at the time of purchase.
----------------------------------------------------------------------
 AST HIGH YIELD PORTFOLIO: seeks         FIXED       J.P. Morgan
 maximum total return, consistent       INCOME        Investment
 with preservation of capital and                  Management, Inc.;
 prudent investment management. The                   Prudential
 Portfolio will invest, under normal                  Investment
 circumstances, at least 80% of its                Management, Inc.
 net assets plus any borrowings for
 investment purposes (measured at
 time of purchase) in non-investment
 grade high yield bonds (also known
 as "junk bonds"), fixed-income
 investments which may be represented
 by forwards or derivatives such as
 options, futures contracts, or swap
 agreements. Non-investment grade
 investments are financial
 instruments rated Ba or lower by
 Moody's Investors Services, Inc. or
 equivalently rated by Standard &
 Poor's Corporation, or Fitch, or, if
 unrated, determined by the
 sub-advisor to be of comparable
 quality.
----------------------------------------------------------------------
 AST HORIZON GROWTH ASSET ALLOCATION     ASSET         Horizon
 PORTFOLIO: seeks the highest           ALLOC-     Investments, LLC
 potential total return consistent       ATION
 with its specified level of risk
 tolerance. Under normal
 circumstances, at least 90% of the
 Portfolio's assets will be invested
 in other portfolios of Advanced
 Series Trust (the underlying
 portfolios) while no more than 10%
 of the Portfolio's assets may be
 invested in exchange traded funds
 (ETFs). Under normal market
 conditions, the Portfolio will
 devote from 60% to 80% of its net
 assets to underlying portfolios and
 ETFs investing primarily in equity
 securities, and from 20% to 40% of
 its net assets to underlying
 portfolios and ETFs investing
 primarily in debt securities and
 money market instruments.
----------------------------------------------------------------------

17

    INVESTMENT OBJECTIVES/POLICIES      STYLE/         PORTFOLIO
                                         TYPE           ADVISOR/
                                                      SUB-ADVISOR
------------------------------------------------------------------------
 AST HORIZON MODERATE ASSET              ASSET          Horizon
 ALLOCATION PORTFOLIO: seeks the        ALLOCA-     Investments, LLC
 highest potential total return          TION
 consistent with its specified level
 of risk tolerance. Under normal
 circumstances, at least 90% of the
 Portfolio's assets will be invested
 in other portfolios of Advanced
 Series Trust (the underlying
 portfolios) while no more than 10%
 of the Portfolio's assets may be
 invested in exchange traded funds
 (ETFs). Under normal market
 conditions, the Portfolio will
 devote from 40% to 60% of its net
 assets to underlying portfolios and
 ETFs investing primarily in equity
 securities, and from 40% to 60% of
 its net assets to underlying
 portfolios and ETFs investing
 primarily in debt securities and
 money market instruments.
------------------------------------------------------------------------
 AST INTERNATIONAL GROWTH PORTFOLIO:   INTERNA-     Marsico Capital
 seeks long-term capital growth.        TIONAL      Management, LLC;
 Under normal circumstances, the        EQUITY      William Blair &
 Portfolio invests at least 80% of                    Company, LLC
 the value of its assets in
 securities of issuers that are
 economically tied to countries other
 than the United States. Although the
 Portfolio intends to invest at least
 80% of its assets in the securities
 of issuers located outside the
 United States, it may at times
 invest in U.S. issuers and it may
 invest all of its assets in fewer
 than five countries or even a single
 country. The Portfolio looks
 primarily for stocks of companies
 whose earnings are growing at a
 faster rate than other companies or
 which offer attractive growth.
------------------------------------------------------------------------
 AST INTERNATIONAL VALUE PORTFOLIO:    INTERNA-        LSV Asset
 seeks long-term capital                TIONAL        Management;
 appreciation. The Portfolio normally   EQUITY         Thornburg
 invests at least 80% of the                           Investment
 Portfolio's assets in equity                       Management, Inc.
 securities. The Portfolio will
 invest at least 65% of its net
 assets in the equity securities of
 companies in at least three
 different countries, without limit
 as to the amount of assets that may
 be invested in a single country.
------------------------------------------------------------------------
 AST INVESTMENT GRADE BOND PORTFOLIO:    FIXED         Prudential
 seeks to maximize total return,        INCOME         Investment
 consistent with the preservation of                Management, Inc.
 capital and liquidity needs to meet
 the parameters established to
 support the Highest Daily Lifetime
 Income benefits. Please note that
 you may not make purchase payments
 to this Portfolio, and that this
 Portfolio is available only with
 certain living benefits.
------------------------------------------------------------------------
 AST JENNISON LARGE-CAP GROWTH         LARGE CAP   Jennison Associates
 PORTFOLIO: seeks long-term growth of   GROWTH            LLC
 capital. Under normal market
 conditions, the Portfolio will
 invest at least 80% of its
 investable assets in the equity and
 equity-related securities of
 large-capitalization companies
 measured, at the time of purchase,
 to be within the market
 capitalization of the Russell
 1000(R) Index. In deciding which
 equity securities to buy, the
 subadvisor will use a growth
 investment style and will invest in
 stocks it believes could experience
 superior sales or earnings growth,
 or high returns on equity and
 assets. Stocks are selected on a
 company-by-company basis using
 fundamental analysis. The companies
 in which the subadvisor will invest
 generally tend to have a unique
 market niche, a strong new product
 profile or superior management.
------------------------------------------------------------------------
 AST JENNISON LARGE-CAP VALUE          LARGE CAP   Jennison Associates
 PORTFOLIO: seeks capital                VALUE            LLC
 appreciation. Under normal market
 conditions, the Portfolio will
 invest at least 80% of its
 investable assets in the equity and
 equity-related securities of
 large-capitalization companies
 measured, at the time of purchase,
 to be within the market
 capitalization of the Russell
 1000(R) Index. In deciding which
 equity securities to buy, the
 subadvisor will use a value
 investment style and will invest in
 common stocks that it believes are
 being valued at a discount to their
 intrinsic value, as defined by the
 value of their earnings, free cash
 flow, the value of their assets,
 their private market value, or some
 combination of these factors. The
 subadvisor will look for catalysts
 that will help unlock a common
 stock's true value.
------------------------------------------------------------------------
 AST JPMORGAN INTERNATIONAL EQUITY     INTERNA-       J.P. Morgan
 PORTFOLIO: seeks long-term capital     TIONAL         Investment
 growth by investing in a diversified   EQUITY      Management, Inc.
 portfolio of international equity
 securities. The Portfolio seeks to
 meet its objective by investing,
 under normal market conditions, at
 least 80% of its assets in a
 diversified portfolio of equity
 securities of companies located or
 operating in developed non-U.S.
 countries and emerging markets of
 the world. The equity securities
 will ordinarily be traded on a
 recognized foreign securities
 exchange or traded in a foreign
 over-the-counter market in the
 country where the issuer is
 principally based, but may also be
 traded in other countries including
 the United States.
------------------------------------------------------------------------

18

    INVESTMENT OBJECTIVES/POLICIES       STYLE/         PORTFOLIO
                                          TYPE          ADVISOR/
                                                       SUB-ADVISOR
------------------------------------------------------------------------
 AST J.P. MORGAN STRATEGIC                ASSET        J.P. Morgan
 OPPORTUNITIES PORTFOLIO: seeks to       ALLOCA-       Investment
 maximize total return, consisting of     TION      Management, Inc.
 capital appreciation and current
 income. The Portfolio invests in
 securities and financial instruments
 to gain exposure to global equity,
 global fixed income and cash
 equivalent markets, including global
 currencies. The Portfolio may invest
 in equity and fixed income
 securities (including non-investment
 grade bonds or "junk bonds") of
 issuers located within and outside
 the United States or in open-end
 investment companies advised by J.P.
 Morgan Investment Management, Inc.,
 the Portfolio's subadvisor, to gain
 exposure to certain global equity
 and global fixed income markets.
------------------------------------------------------------------------
 AST LARGE-CAP VALUE PORTFOLIO: seeks   LARGE CAP      Eaton Vance
 current income and long-term growth      VALUE        Management;
 of income, as well as capital                      Hotchkis and Wiley
 appreciation. The Portfolio invests,                    Capital
 under normal circumstances, at least                Management, LLC
 80% of its net assets in common
 stocks of large capitalization
 companies. Large capitalization
 companies are those companies with
 market capitalizations within the
 market capitalization range of the
 Russell 1000 Value Index.
------------------------------------------------------------------------
 AST LORD ABBETT CORE FIXED INCOME        FIXED     Lord, Abbett & Co.
 PORTFOLIO (formerly AST Lord Abbett     INCOME            LLC
 Bond- Debenture Portfolio): seeks
 income and capital appreciation to
 produce a high total return. Under
 normal market conditions, the
 Portfolio pursues its investment
 objective by investing at least 80%
 of its net assets in debt (or fixed
 income) securities of various types.
 The Portfolio primarily invests in
 securities issued or guaranteed by
 the U.S. government, its agencies or
 government-sponsored enterprises;
 investment grade debt securities of
 U.S. issuers; investment grade debt
 securities of non-U.S. issuers that
 are denominated in U.S. dollars;
 mortgage-backed and other
 asset-backed securities; senior
 loans, and loan participations and
 assignments; and derivative
 instruments, such as options,
 futures contracts, forward contracts
 or swap agreements. The Portfolio
 attempts to manage interest rate
 risk through its management of the
 average duration of the securities
 it holds in its portfolio. The
 Portfolio expects to maintain its
 average duration range within two
 years of the bond market's duration
 as measured by the Barclays Capital
 U.S. Aggregate Bond Index (which was
 approximately five years as of
 December 31, 2010).
------------------------------------------------------------------------
 AST MARSICO CAPITAL GROWTH             LARGE CAP    Marsico Capital
 PORTFOLIO: seeks capital growth.        GROWTH      Management, LLC
 Income realization is not an
 investment objective and any income
 realized on the Portfolio's
 investments, therefore, will be
 incidental to the Portfolio's
 objective. The Portfolio will pursue
 its objective by investing primarily
 in common stocks of large companies
 that are selected for their growth
 potential. Large capitalization
 companies are companies with market
 capitalizations within the market
 capitalization range of the Russell
 1000 Growth Index. In selecting
 investments for the Portfolio, the
 subadvisor uses an approach that
 combines "top down" macroeconomic
 analysis with "bottom up" stock
 selection. The "top down" approach
 identifies sectors, industries and
 companies that may benefit from the
 trends the subadvisor has observed.
 The subadvisor then looks for
 individual companies with earnings
 growth potential that may not be
 recognized by the market at large,
 utilizing a "bottom up" stock
 selection process. The Portfolio
 will normally hold a core position
 of between 35 and 50 common stocks.
 The Portfolio may hold a limited
 number of additional common stocks
 at times when the Portfolio manager
 is accumulating new positions,
 phasing out and replacing existing
 positions or responding to
 exceptional market conditions.
------------------------------------------------------------------------
 AST MFS GLOBAL EQUITY PORTFOLIO:       INTERNA-      Massachusetts
 seeks capital growth. Under normal      TIONAL     Financial Services
 circumstances the Portfolio invests     EQUITY          Company
 at least 80% of its assets in equity
 securities. The Portfolio may invest
 in the securities of U.S. and
 foreign issuers (including issuers
 in emerging market countries). While
 the Portfolio may invest its assets
 in companies of any size, the
 Portfolio generally focuses on
 companies with relatively large
 market capitalizations relative to
 the markets in which they are traded.
------------------------------------------------------------------------
 AST MFS GROWTH PORTFOLIO: seeks        LARGE CAP     Massachusetts
 long-term capital growth and future,    GROWTH     Financial Services
 rather than current income. Under                       Company
 normal market conditions, the
 Portfolio invests at least 80% of
 its net assets in common stocks and
 related securities, such as
 preferred stocks, convertible
 securities and depositary receipts.
 The subadvisor focuses on investing
 the Portfolio's assets in the stocks
 of companies it believes to have
 above-average earnings growth
 potential compared to other
 companies. The subadvisor uses a
 "bottom up" as opposed to a "top
 down" investment style in managing
 the Portfolio.
------------------------------------------------------------------------

19

    INVESTMENT OBJECTIVES/POLICIES       STYLE/         PORTFOLIO
                                          TYPE          ADVISOR/
                                                       SUB-ADVISOR
-------------------------------------------------------------------------
 AST MID-CAP VALUE PORTFOLIO: seeks     MID CAP     EARNEST Partners
 to provide capital growth by            VALUE         LLC; WEDGE
 investing primarily in                                  Capital
 mid-capitalization stocks that                      Management, LLP
 appear to be undervalued. The
 Portfolio generally invests, under
 normal circumstances, at least 80%
 of the value of its net assets in
 mid- capitalization companies.
 Mid-capitalization companies are
 generally those that have market
 capitalizations, at the time of
 purchase, within the market
 capitalization range of companies
 included in the Russell Midcap(R)
 Value Index during the previous
 12-months based on month-end data.
-------------------------------------------------------------------------
 AST MONEY MARKET PORTFOLIO: seeks       FIXED         Prudential
 high current income while               INCOME        Investment
 maintaining high levels of                         Management, Inc.
 liquidity. The Portfolio invests in
 high-quality, short-term, U.S.
 dollar denominated corporate, bank
 and government obligations. The
 Portfolio will invest in securities
 which have effective maturities of
 not more than 397 days.
-------------------------------------------------------------------------
 AST NEUBERGER BERMAN MID-CAP GROWTH    MID CAP     Neuberger Berman
 PORTFOLIO: seeks capital growth.        GROWTH      Management LLC
 Under normal market conditions, the
 Portfolio invests at least 80% of
 its net assets in the common stocks
 of mid-capitalization companies.
 Mid-capitalization companies are
 those companies whose market
 capitalization is within the range
 of market capitalizations of
 companies in the Russell Midcap(R)
 Growth Index. Using fundamental
 research and quantitative analysis,
 the subadvisor looks for
 fast-growing companies that are in
 new or rapidly evolving industries.
 The Portfolio may invest in foreign
 securities (including emerging
 markets securities).
-------------------------------------------------------------------------
 AST NEUBERGER BERMAN/LSV MID-CAP       MID CAP         LSV Asset
 VALUE PORTFOLIO: seeks capital          VALUE         Management;
 growth. Under normal market                        Neuberger Berman
 conditions, the Portfolio invests at                Management LLC
 least 80% of its net assets in the
 common stocks of medium
 capitalization companies. For
 purposes of the Portfolio, companies
 with market capitalizations that
 fall within the range of the Russell
 Midcap(R) Value Index at the time of
 investment are considered medium
 capitalization companies. Some of
 the Portfolio's assets may be
 invested in the securities of
 large-cap companies as well as in
 small-cap companies. Neuberger
 Berman looks for well-managed
 companies whose stock prices are
 undervalued and that may rise in
 price before other investors realize
 their worth. LSV Asset Management
 (LSV) follows an active investment
 strategy utilizing a quantitative
 investment model to evaluate and
 recommend investment decisions for
 its portion of the Portfolio in a
 bottom-up, contrarian value approach.
-------------------------------------------------------------------------
 AST PARAMETRIC EMERGING MARKETS        INTERNA-   Parametric Portfolio
 EQUITY PORTFOLIO: seeks long-term       TIONAL      Associates LLC
 capital appreciation. The Portfolio     EQUITY
 normally invests at least 80% of its
 net assets in equity securities of
 issuers (i) located in emerging
 market countries, which are
 generally those not considered to be
 developed market countries, or (ii)
 included (or considered for
 inclusion) as emerging markets
 issuers in one or more broad-based
 market indices. Emerging market
 countries are generally countries
 not considered to be developed
 market countries, and therefore not
 included in the Morgan Stanley
 Capital International (MSCI) World
 Index. A company will be considered
 to be located in an emerging market
 country if it is domiciled in or
 derives more that 50% of its
 revenues or profits from emerging
 market countries. The Portfolio
 seeks to employ a top-down,
 disciplined and structured
 investment process that emphasizes
 broad exposure and diversification
 among emerging market countries,
 economic sectors and issuers.
-------------------------------------------------------------------------
 AST PIMCO LIMITED MATURITY BOND         FIXED     Pacific Investment
 PORTFOLIO: seeks to maximize total      INCOME        Management
 return consistent with preservation                   Company LLC
 of capital and prudent investment                       (PIMCO)
 management. The Portfolio will
 invest, under normal circumstances,
 at least 80% of the value of its net
 assets in fixed- income investments,
 which may be represented by forwards
 or derivatives such as options,
 futures contracts, or swap
 agreements. The average portfolio
 duration normally varies within a
 one-to-three year time-frame based
 on the subadvisor's forecast of
 interest rates. The Portfolio may
 invest up to 10% total assets in
 non-investment grade bonds which are
 commonly known as "junk bonds".
-------------------------------------------------------------------------

20

    INVESTMENT OBJECTIVES/POLICIES      STYLE/         PORTFOLIO
                                         TYPE           ADVISOR/
                                                      SUB-ADVISOR
------------------------------------------------------------------------
 AST PIMCO TOTAL RETURN BOND             FIXED     Pacific Investment
 PORTFOLIO: seeks to maximize total     INCOME         Management
 return consistent with preservation                  Company LLC
 of capital and prudent investment                      (PIMCO)
 management. The Portfolio will
 invest, under normal circumstances,
 at least 80% of the value of its net
 assets in fixed income investments,
 which may be represented by forwards
 or derivatives such as options,
 futures contracts, or swap
 agreements. The average portfolio
 duration normally varies within two
 years (+/-) of the duration of the
 Barclay's Capital U.S. Aggregate
 Bond Index. The Portfolio may invest
 up to 10% total assets in
 non-investment grade bonds which are
 commonly known as "junk bonds".
------------------------------------------------------------------------
 AST PRESERVATION ASSET ALLOCATION       ASSET         Prudential
 PORTFOLIO: seeks to obtain a total     ALLOCA-     Investments LLC;
 return consistent with its specified    TION         Quantitative
 level of risk. The Portfolio                          Management
 primarily invests its assets in a                   Associates LLC
 diversified portfolio of other
 mutual funds, within the Advanced
 Series Trust and certain affiliated
 money market funds. Under normal
 market conditions, the Portfolio
 will devote approximately 35% of its
 net assets to underlying portfolios
 investing primarily in equity
 securities (with a range of 27.5% to
 42.5%), and 65% of its net assets to
 underlying portfolios investing
 primarily in debt securities and
 money market instruments (with a
 range of 57.5% to 72.5%). The
 Portfolio is not limited to
 investing exclusively in shares of
 the underlying portfolios and may
 invest in securities, ETFs, and
 futures contracts, swap agreements
 and other financial and derivative
 instruments.
------------------------------------------------------------------------
 AST QMA US EQUITY ALPHA PORTFOLIO:    LARGE CAP      Quantitative
 seeks long term capital                 BLEND         Management
 appreciation. The Portfolio utilizes                Associates LLC
 a long/short investment strategy and
 will normally invest at least 80% of
 its net assets plus borrowings in
 equity and equity related securities
 of U.S. issuers. The benchmark index
 is the Russell 1000(R) which is
 comprised of stocks representing
 more than 90% of the market cap of
 the U.S. market and includes the
 largest 1000 securities in the
 Russell 3000(R) index.
------------------------------------------------------------------------
 AST SCHRODERS MULTI-ASSET WORLD         ASSET          Schroder
 STRATEGIES PORTFOLIO: seeks            ALLOCA-        Investment
 long-term capital appreciation          TION       Management North
 through a global flexible asset                      America Inc.
 allocation approach. This asset
 allocation approach entails
 investing in traditional asset
 classes, such as equity and
 fixed-income investments, and
 alternative asset classes, such as
 investments in real estate,
 commodities, currencies, private
 equity, non-investment grade bonds,
 emerging market debt and absolute
 return strategies. The sub-advisor
 seeks to emphasize the management of
 risk and volatility. Exposure to
 different asset classes and
 investment strategies will vary over
 time based upon the subadvisor's
 assessments of changing market,
 economic, financial and political
 factors and events.
------------------------------------------------------------------------
 AST SMALL-CAP GROWTH PORTFOLIO:       SMALL CAP      Eagle Asset
 seeks long-term capital growth. The    GROWTH      Management, Inc.
 Portfolio pursues its objective by
 investing, under normal
 circumstances, at least 80% of the
 value of its assets in
 small-capitalization companies.
 Small-capitalization companies are
 those companies with a market
 capitalization, at the time of
 purchase, no larger than the largest
 capitalized company included in the
 Russell 2000(R) Growth Index at the
 time of the Portfolio's investment.
------------------------------------------------------------------------
 AST SMALL-CAP VALUE PORTFOLIO: seeks  SMALL CAP      Clear Bridge
 to provide long-term capital growth     VALUE     Advisors, LLC; J.P.
 by investing primarily in                         Morgan Investment
 small-capitalization stocks that                  Management, Inc.;
 appear to be undervalued. The                     Lee Munder Capital
 Portfolio invests, under normal                       Group, LLC
 circumstances, at least 80% of the
 value of its assets in small
 capitalization companies. Small
 capitalization companies are
 generally defined as stocks of
 companies with market
 capitalizations that are within the
 market capitalization range of the
 Russell 2000(R) Value Index.
 Securities of companies whose market
 capitalizations no longer meet the
 definition of small capitalization
 companies after purchase by the
 Portfolio will still be considered
 to be small capitalization companies
 for purposes of the Portfolio's
 policy of investing at least 80% of
 its assets in small capitalization
 companies.
------------------------------------------------------------------------

21

    INVESTMENT OBJECTIVES/POLICIES      STYLE/        PORTFOLIO
                                         TYPE         ADVISOR/
                                                     SUB-ADVISOR
---------------------------------------------------------------------
 AST T. ROWE PRICE ASSET ALLOCATION      ASSET      T. Rowe Price
 PORTFOLIO: seeks a high level of       ALLOCA-    Associates, Inc.
 total return by investing primarily     TION
 in a diversified portfolio of equity
 and fixed income securities. The
 Portfolio normally invests
 approximately 60% of its total
 assets in equity securities and 40%
 in fixed income securities. This mix
 may vary over shorter time periods
 depending on the subadvisor's
 outlook for the markets. The
 subadvisor concentrates common stock
 investments in larger, more
 established companies, but the
 Portfolio may include small and
 medium-sized companies with good
 growth prospects. The fixed income
 portion of the Portfolio will be
 allocated among investment grade
 securities, high yield or "junk"
 bonds, emerging market securities,
 foreign high quality debt securities
 and cash reserves.
---------------------------------------------------------------------
 AST T. ROWE PRICE GLOBAL BOND           FIXED      T. Rowe Price
 PORTFOLIO: seeks to provide high       INCOME     Associates, Inc.
 current income and capital growth by
 investing in high-quality foreign
 and U.S. dollar-denominated bonds.
 The Portfolio will normally invest
 at least 80% of its total assets in
 fixed income securities. The
 Portfolio invests in all types of
 bonds, including those issued or
 guaranteed by U.S. or foreign
 governments or their agencies and by
 foreign authorities, provinces and
 municipalities as well as investment
 grade corporate bonds,
 mortgage-related and asset- backed
 securities, and high-yield bonds of
 U.S. and foreign issuers. The
 Portfolio generally invests in
 countries where the combination of
 fixed-income returns and currency
 exchange rates appears attractive,
 or, if the currency trend is
 unfavorable, where the subadvisor
 believes that the currency risk can
 be minimized through hedging. The
 Portfolio may also invest in
 convertible securities, commercial
 paper and bank debt and loan
 participations. The Portfolio may
 invest up to 20% of its assets in
 the aggregate in below
 investment-grade, high-risk bonds
 ("junk bonds") and emerging market
 bonds. In addition, the Portfolio
 may invest up to 30% of its assets
 in mortgage-related (including
 mortgage dollar rolls and
 derivatives, such as collateralized
 mortgage obligations and stripped
 mortgage securities) and
 asset-backed securities. The
 Portfolio may invest in futures,
 swaps and other derivatives in
 keeping with its objective.
---------------------------------------------------------------------
 AST T. ROWE PRICE LARGE-CAP GROWTH    LARGE CAP    T. Rowe Price
 PORTFOLIO: seeks long-term growth of   GROWTH     Associates, Inc.
 capital by investing predominantly
 in the equity securities of a
 limited number of large, carefully
 selected, high-quality U.S.
 companies that are judged likely to
 achieve superior earnings growth.
 The Portfolio takes a growth
 approach to investment selection and
 normally invests at least 80% of its
 net assets in the common stocks of
 large companies. Large companies are
 defined as those whose market cap is
 larger than the median market cap of
 companies in the Russell 1000 Growth
 Index as of the time of purchase.
---------------------------------------------------------------------
 AST T. ROWE PRICE NATURAL RESOURCES   SPECIALTY    T. Rowe Price
 PORTFOLIO: seeks long-term capital                Associates, Inc.
 growth primarily through investing
 in the common stocks of companies
 that own or develop natural
 resources (such as energy products,
 precious metals and forest products)
 and other basic commodities. The
 Portfolio invests, under normal
 circumstances, at least 80% of the
 value of its assets in natural
 resource companies. The Portfolio
 may also invest in non-resource
 companies with the potential for
 growth. The Portfolio looks for
 companies that have the ability to
 expand production, to maintain
 superior exploration programs and
 production facilities, and the
 potential to accumulate new
 resources. Although at least 50% of
 Portfolio assets will be invested in
 U.S. securities, up to 50% of total
 assets also may be invested in
 foreign securities.
---------------------------------------------------------------------
 AST WELLINGTON MANAGEMENT HEDGED        ASSET       Wellington
 EQUITY PORTFOLIO (formerly AST         ALLOCA-      Management
 Aggressive Asset Allocation             TION       Company, LLP
 Portfolio): seeks to outperform its
 blended benchmark index over a full
 market cycle. The Portfolio will use
 a broad spectrum of Wellington
 Management's equity investment
 strategies to invest in a broadly
 diversified portfolio of common
 stocks while also pursuing a
 downside risk overlay. The Portfolio
 will normally invest at least 80% of
 its assets in common stocks of
 small, medium and large companies
 and may also invest up to 30% of its
 assets in equity securities of
 foreign issuers and non-dollar
 securities.
---------------------------------------------------------------------

22

    INVESTMENT OBJECTIVES/POLICIES       STYLE/        PORTFOLIO
                                          TYPE         ADVISOR/
                                                      SUB-ADVISOR
-----------------------------------------------------------------------
 AST WESTERN ASSET CORE PLUS BOND        FIXED       Western Asset
 PORTFOLIO: seeks to maximize total      INCOME       Management
 return, consistent with prudent                        Company
 investment management and liquidity
 needs. The Portfolio's current
 target average duration is generally
 2.5 to 7 years. The Portfolio
 pursues this objective by investing
 in all major fixed income sectors
 with a bias towards non-Treasuries.
 The Portfolio has the ability to
 invest up to 20% in below investment
 grade securities. Securities rated
 below investment grade are commonly
 known as "junk bonds" or "high
 yield" securities.
-----------------------------------------------------------------------
     FRANKLIN TEMPLETON VARIABLE
       INSURANCE PRODUCTS TRUST
-----------------------------------------------------------------------
 FRANKLIN TEMPLETON VIP FOUNDING        MODERATE   Franklin Templeton
 FUNDS ALLOCATION FUND: seeks capital    ALLO-       Services, LLC
 appreciation, with income as a          CATION
 secondary goal. The Fund normally
 invests equal portions in Class 1
 shares of Franklin Income Securities
 Fund; Mutual Shares Securities Fund;
 and Templeton Growth Securities Fund.
-----------------------------------------------------------------------

LIMITATIONS WITH OPTIONAL BENEFITS

As a condition of your participating in the optional living benefits, we limit the Investment Options to which you may allocate your Account Value. Broadly speaking, we offer two groups of "Permitted Sub-accounts". Under the first group (Group I), you can choose from among several asset allocation portfolios and you are not subject to mandatory quarterly re-balancing. We call the second group (Group II) our "Custom Portfolios Program." The Custom Portfolios Program offers a larger menu of portfolios, but you are subject to certain restrictions. Specifically:

. you must allocate at least 30% of your Account Value to certain fixed income portfolios (currently, the AST PIMCO Total Return Bond Portfolio, the AST Western Asset Core Plus Bond Portfolio, and the AST Lord Abbett Core Fixed Income Portfolio); and

. you may allocate up to 70% in the portfolios listed in the table below; and

. on each benefit quarter (or the next Valuation Day, if the quarter-end is not a Valuation Day), we will automatically re-balance your Sub-accounts used with this Program, so that the percentages devoted to each Portfolio remain the same as those in effect on the immediately preceding quarter-end, subject to the predetermined mathematical formula inherent in the benefit. Note that on the first quarter-end following your participation in the Custom Portfolios Program, we will re-balance your Sub-accounts so that the percentages devoted to each Portfolio remain the same as those in effect when you began the Custom Portfolios Program (subject to the predetermined mathematical formula inherent in the benefit); and

. between quarter-ends, you may re-allocate your Account Value among the Investment Options permitted within this category. If you reallocate, the next quarterly rebalancing will restore the percentages to those of your most recent reallocation.

While those who do not participate in any optional benefit generally may invest in any of the Investment Options described in the prospectus, only those who participate in the optional benefits listed in Group II below may participate in the Custom Portfolios Program. If you participate in the Custom Portfolios Program, you may not participate in our Automatic Rebalancing Program. WE MAY MODIFY OR TERMINATE THE CUSTOM PORTFOLIOS PROGRAM AT ANY TIME. ANY SUCH MODIFICATION OR TERMINATION WILL (I) BE IMPLEMENTED ONLY AFTER WE HAVE NOTIFIED YOU IN ADVANCE, (II) NOT AFFECT THE GUARANTEES YOU HAD ACCRUED UNDER THE OPTIONAL BENEFIT OR YOUR ABILITY TO CONTINUE TO PARTICIPATE IN THOSE OPTIONAL BENEFITS, AND (III) NOT REQUIRE YOU TO TRANSFER ACCOUNT VALUE OUT OF ANY PORTFOLIO IN WHICH YOU PARTICIPATED IMMEDIATELY PRIOR TO THE MODIFICATION OR TERMINATION. If you are not participating in the Custom Portfolios Program at the time of any modification or termination, or if you voluntarily transfer your Account Value out of the Custom Portfolios Program after any modification or termination, we may restrict your further eligibility to participate in the Custom Portfolios Program.

In the following tables, we set forth the optional benefits that you may have if you also participate in the Group I or Group II programs.

Group I: Allowable Benefit Allocations

Highest Daily Lifetime Income            AST Academic Strategies Asset Allocation
Spousal Highest Daily Lifetime Income    AST Advanced Strategies
                                         AST Balanced Asset Allocation
                                         AST BlackRock Global Strategies
                                         AST Capital Growth Asset Allocation
                                         AST CLS Growth Asset Allocation
                                         AST CLS Moderate Asset Allocation
                                         AST FI Pyramis(R) Asset Allocation
                                         AST First Trust Balanced Target
                                         AST First Trust Capital Appreciation Target

23

                                         AST Horizon Growth Asset Allocation
                                         AST Horizon Moderate Asset Allocation
                                         AST J.P. Morgan Strategic Opportunities
                                         AST Preservation Asset Allocation
                                         AST Schroders Multi-Asset World Strategies
                                         AST T. Rowe Price Asset Allocation
                                         AST Wellington Management Hedged Equity
                                         Franklin Templeton VIP Founding Funds Allocation Fund

Group II: Custom Portfolios Program
Highest Daily Lifetime Income            AST Academic Strategies Asset Allocation
Spousal Highest Daily Lifetime Income    AST Advanced Strategies
                                         AST AllianceBernstein Core Value
                                         AST American Century Income & Growth
                                         AST Balanced Asset Allocation
                                         AST BlackRock Value
                                         AST BlackRock Global Strategies
                                         AST CLS Growth Asset Allocation
                                         AST CLS Moderate Asset Allocation
                                         AST Capital Growth Asset Allocation
                                         AST Cohen & Steers Realty
                                         AST Federated Aggressive Growth
                                         AST FI Pyramis(R) Asset Allocation
                                         AST First Trust Balanced Target
                                         AST First Trust Capital Appreciation Target
                                         AST Global Real Estate
                                         AST Goldman Sachs Concentrated Growth
                                         AST Goldman Sachs Large-Cap Value
                                         AST Goldman Sachs Mid-Cap Growth
                                         AST Goldman Sachs Small-Cap Value
                                         AST High Yield
                                         AST Horizon Growth Asset Allocation
                                         AST Horizon Moderate Asset Allocation
                                         AST International Growth
                                         AST International Value
                                         AST Jennison Large-Cap Growth
                                         AST Jennison Large-Cap Value
                                         AST JP Morgan International Equity
                                         AST J.P. Morgan Strategic Opportunities
                                         AST Large-Cap Value
                                         AST Lord Abbett Core Fixed Income
                                         AST Marsico Capital Growth
                                         AST MFS Global Equity
                                         AST MFS Growth
                                         AST Mid-Cap Value
                                         AST Money Market
                                         AST Neuberger Berman Mid-Cap Growth
                                         AST Neuberger Berman/LSV Mid-Cap Value
                                         AST Parametric Emerging Markets Equity
                                         AST PIMCO Limited Maturity Bond
                                         AST PIMCO Total Return Bond
                                         AST Preservation Asset Allocation
                                         AST QMA US Equity Alpha
                                         AST Schroders Multi-Asset World Strategies
                                         AST Small-Cap Growth
                                         AST Small-Cap Value
                                         AST T. Rowe Price Asset Allocation
                                         AST T. Rowe Price Global Bond
                                         AST T. Rowe Price Large-Cap Growth
                                         AST T. Rowe Price Natural Resources
                                         AST Wellington Management Hedged Equity
                                         AST Western Asset Core Plus Bond
                                         Franklin Templeton VIP Founding Funds Allocation Fund

24

MARKET VALUE ADJUSTMENT OPTION

We currently offer DCA MVA Options. The DCA MVA Options are used with our 6 or 12 Month DCA Program. Amounts allocated to the DCA MVA Options earn the declared rate of interest while the amount is transferred over a 6 or 12 month period into the Sub-accounts that you have designated. A dollar cost averaging program does not assure a profit, or protect against a loss.

For a complete description of our 6 or 12 month DCA Program, see the applicable section of this prospectus within the section entitled "Managing Your Account Value."

We do not currently offer any long term MVA options.

GUARANTEE PERIOD TERMINATION

A DCA MVA Option ends on the earliest of (a) the date the entire amount in the DCA MVA Option is withdrawn or transferred (b) the Annuity Date (c) the date the Annuity is surrendered or (d) the date as of which a Death Benefit is determined, unless the Annuity is continued by a spousal Beneficiary. "Annuity Date" means the date on which we apply your Unadjusted Account Value to the applicable annuity option and begin the payout period. As discussed in the Annuity Options section, there is an age by which you must begin receiving annuity payments, which we call the "Latest Annuity Date." The "Payout Period" is the period starting on the Annuity Date and during which annuity payments are made.

RATES FOR DCA MVA OPTIONS

We do not have a single method for determining the fixed interest rates for the DCA MVA Options. In general, the interest rates we offer for the DCA MVA Options will reflect the investment returns available on the types of investments we make to support our fixed rate guarantees. These investment types may include cash, debt securities guaranteed by the United States government and its agencies and instrumentalities, money market instruments, corporate debt obligations of different durations, private placements, asset-backed obligations and municipal bonds. In determining rates we also consider factors such as the length of the Guarantee Period for the DCA MVA Options, regulatory and tax requirements, liquidity of the markets for the type of investments we make, commissions, administrative and investment expenses, our insurance risks in relation to the DCA MVA Options, general economic trends and competition. We also take into consideration mortality, expense, administration, profit and other factors in determining the interest rates we credit to DCA MVA Options, and therefore, we credit lower interest rates due to the existence of these factors than we otherwise would.

The interest rate credited to a DCA MVA Option is the rate in effect when the Guarantee Period begins and does not change during the Guarantee Period. The rates are an effective annual rate of interest. We determine the interest rates for the DCA MVA Options. At the time that we confirm your DCA MVA Option, we will advise you of the interest rate in effect and the date your DCA MVA Option matures. We may change the rates we credit to new DCA MVA Options at any time. To inquire as to the current rates for the DCA MVA Options, please call 1-888-PRU-2888. DCA MVA Options are not available in all States and are subject to a minimum rate. Currently, the DCA MVA Options are not available in the States of Iowa, Oregon, and Washington.

The interest under a DCA MVA Option is credited daily on a balance that declines as amounts are transferred, and therefore you do not earn interest on the full amount deposited to the DCA MVA Option.

To the extent permitted by law, we may establish different interest rates for DCA MVA Options offered to a class of Owners who choose to participate in various optional investment programs we make available. For any DCA MVA Option, you will not be permitted to allocate to the DCA MVA Option if the Guarantee Period associated with that DCA MVA Option would end after your Annuity Date.

MARKET VALUE ADJUSTMENT

With certain exceptions, if you transfer or partially withdraw Account Value from a DCA MVA Option prior to the end of the applicable Guarantee Period, you will be subject to a Market Value Adjustment or "MVA". We assess an MVA (whether positive or negative) upon:

. any surrender, partial withdrawal (including a systematic withdrawal, medically-related surrender, or a withdrawal program under Sections 72(t) or 72(q) of the Code), or transfer out of a DCA MVA Option made outside the 30 days immediately preceding the maturity of the Guarantee Period; and

. your exercise of the Free Look right under your Annuity, unless prohibited by law.

We will NOT assess an MVA (whether positive or negative) in connection with any of the following:

. partial withdrawals made to meet Required Minimum Distribution rules under the Code in relation to your Annuity, but only if the Required Minimum Distribution is an amount that we calculate and is distributed through a program that we offer;

. transfers or partial withdrawals from a DCA MVA Option during the 30 days immediately prior to the maturity of the applicable Guarantee Period;

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. transfers made in accordance with the 6 or 12 Month DCA Program;

. when a Death Benefit is determined;

. deduction of an Annual Maintenance Fee or the Premium Based Charge from the Annuity;

. Annuitization under the Annuity; and

. transfers made pursuant to a mathematical formula used with an optional benefit (e.g., Highest Daily Lifetime Income).

The amount of the MVA is determined according to the formula set forth in Appendix D. In general, the amount of the MVA is dependent on the difference between interest rates at the time your DCA MVA Option was established and current interest rates for the remaining Guarantee Period of your DCA MVA Option. For purposes of determining the amount of an MVA, we make reference to an index interest rate that in turn is based on a Constant Maturity Treasury (CMT) rate for a maturity (in months) equal to the applicable duration of the DCA MVA Option. This CMT rate will be determined based on the weekly average of the CMT index of appropriate maturity as of two weeks prior to initiation of the DCA MVA Option. The CMT Index will be based on certain U.S. Treasury interest rates, as published in a Federal Reserve Statistical Release. Please consult the DCA MVA formula in the appendices to this prospectus for additional detail.

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FEES, CHARGES AND DEDUCTIONS

In this section, we provide detail about the charges you may incur if you own the Annuity.

The charges under each Annuity are designed to cover, in the aggregate, our direct and indirect costs of selling, administering and providing benefits under the Annuity. They are also designed, in the aggregate, to compensate us for the risks of loss we assume. If, as we expect, the charges that we collect from the Annuity exceed our total costs in connection with the Annuity, we will earn a profit. Otherwise we will incur a loss. For example, Pruco Life may make a profit on the Insurance Charge if, over time, the actual costs of providing the guaranteed insurance obligations and other expenses under the Annuity are less than the amount we deduct for the Insurance Charge. To the extent we make a profit on the Insurance Charge, such profit may be used for any other corporate purpose.

The rates of certain of our charges have been set with reference to estimates of the amount of specific types of expenses or risks that we will incur. In general, a given charge under the Annuity compensates us for our costs and risks related to that charge and may provide for a profit. However, it is possible that with respect to a particular obligation we have under this Annuity, we may be compensated not only by the charge specifically tied to that obligation, but also from one or more other charges we impose.

With regard to charges that are assessed as a percentage of the value of the Sub-accounts, please note that such charges are assessed through a reduction to the Unit value of your investment in each Sub-account, and in that way reduce your Account Value. A "Unit" refers to a share of participation in a Sub-account used to calculate your Unadjusted Account Value prior to the Annuity Date.

CONTINGENT DEFERRED SALES CHARGE ("CDSC"): The CDSC reimburses us for expenses related to sales and distribution of the Annuity, including commissions, marketing materials, and other promotional expenses. We may deduct a CDSC if you surrender your Annuity or when you make a partial withdrawal. The CDSC for each Purchase Payment is a percentage of the Purchase Payment being withdrawn. The charge decreases as the Purchase Payment ages. The aging of a Purchase Payment is measured from the date it is allocated to your Annuity. If you make a partial withdrawal of a Purchase Payment on the day before an anniversary of the date that Purchase Payment was allocated to the Annuity, we will use the CDSC percentage that would apply if the withdrawal was made on the following day. The charge is deducted from the Investment Options in the same proportion as the partial withdrawal upon which it is assessed. The imposition of a CDSC on a withdrawal will not result in any additional CDSC being incurred as a result of the amount withdrawn from the Annuity being greater than the amount of the withdrawal request (i.e., no CDSC will be imposed on the withdrawal of a CDSC).

Each Purchase Payment has its own schedule of CDSCs associated with it. The schedule of CDSCs associated with a Purchase Payment is determined when the Purchase Payment is allocated to the Annuity. The schedule of CDSCs applicable to a Purchase Payment is based on the total of all Purchase Payments allocated to the Annuity, including the full amount of the "new" Purchase Payment, when the Purchase Payment is allocated. Purchase Payments are not reduced by partial withdrawals for purposes of determining the applicable schedule of CDSCs. All Purchase Payments allocated to the Annuity on the same day will be treated as one Purchase Payment for purposes of determining the applicable schedule of CDSCs. The table of CDSCs is as follows:

                                                                AGE OF PURCHASE PAYMENT BEING WITHDRAWN
                                           ----------------------------------------------------------------------------------
      TOTAL PURCHASE PAYMENT AMOUNT                  1 Year or 2 Years or 3 Years or 4 Years or 5 Years or 6 Years or
                                                     more but   more but   more but   more but   more but   more but
                                           Less than less than less than  less than  less than  less than  less than  7 Years
                                            1 Year    2 Years   3 Years    4 Years    5 Years    6 Years    7 Years   or more
-----------------------------------------------------------------------------------------------------------------------------
Less than $50,000                            5.0%      5.0%       4.0%       4.0%       3.0%       3.0%       2.0%      0%
-----------------------------------------------------------------------------------------------------------------------------
$50,000 or more but less than $100,000       5.0%      4.0%       4.0%       3.0%       3.0%       2.0%       2.0%      0%
-----------------------------------------------------------------------------------------------------------------------------
$100,000 or more but less than $250,000      4.0%      3.0%       3.0%       2.0%       2.0%       2.0%       1.0%      0%
-----------------------------------------------------------------------------------------------------------------------------
$250,000 or more but less than $500,000      3.0%      2.0%       2.0%       2.0%       1.0%       1.0%       1.0%      0%
-----------------------------------------------------------------------------------------------------------------------------
$500,000 or more but less than $1,000,000    2.0%      2.0%       2.0%       1.0%       1.0%       1.0%       1.0%      0%
-----------------------------------------------------------------------------------------------------------------------------
$1,000,000 or more                           2.0%      2.0%       1.0%       1.0%       1.0%       1.0%       1.0%      0%
-----------------------------------------------------------------------------------------------------------------------------

With respect to a partial withdrawal, we calculate the CDSC by assuming that any available free withdrawal amount is taken out first (see "Free Withdrawal Amounts" later in this prospectus). If the free withdrawal amount is not sufficient, we then assume that partial withdrawals are taken from Purchase Payments that have not been previously withdrawn, on a first-in, first-out basis, and subsequently from any other Account Value in the Annuity (such as gains). You can request a partial withdrawal as either a "gross"

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or "net" withdrawal. In a "gross" withdrawal, you request a specific withdrawal amount, with the understanding that the amount you actually receive is reduced by any applicable CDSC or tax withholding. Therefore, you may receive less than the dollar amount you specify. In a "net" withdrawal, you request a withdrawal for an exact dollar amount, with the understanding that any applicable deduction for CDSC or tax withholding is taken from your remaining Unadjusted Account Value. Therefore, a larger amount may be deducted from your Unadjusted Account Value than the amount you specify. No matter how you specify the withdrawal, any MVA will not be applied to the amount you receive, but instead will be applied to your Unadjusted Account Value. See "Free Withdrawal Amounts" below for discussion as to how this might affect an optional living benefit you may have. Please be aware that under the Highest Daily Lifetime Income and Spousal Highest Daily Lifetime Income benefits:

(a) for a gross withdrawal, if the amount requested exceeds the Annual Income Amount, the excess portion will be treated as Excess Income and (b) for a net withdrawal, if the amount you receive plus the amount of the CDSC deducted from your Unadjusted Account Value exceeds the Annual Income Amount, the excess portion will be treated as Excess Income (which has negative consequences under those benefits).

Upon surrender, we calculate a CDSC based on any Purchase Payments that have not been withdrawn. The Purchase Payments being withdrawn may be greater than your remaining Account Value. This is most likely to occur if you have made prior partial withdrawals or if your Account Value has declined in value due to negative market performance. Thus, for example, the CDSC could be greater than if it were calculated as percentage of remaining Account Value.

We may waive any applicable CDSC as described herein.

PREMIUM BASED CHARGE. The Premium Based Charge reimburses us for expenses related to sales and distribution of the Annuity, including commissions, marketing materials, and other promotional expenses. The Premium Based Charge applicable to the Annuity is the sum of such charges applicable to each Purchase Payment. The Premium Based Charge is calculated on each Quarterly Annuity Anniversary for those Purchase Payments subject to the charge as of the prior Valuation Day. Each Purchase Payment is subject to a Premium Based Charge on each of the 28 Quarterly Annuity Anniversaries (i.e., for seven years) that occurs after the Purchase Payment is allocated to the Annuity. Once that time period has expired, the Purchase Payment is no longer subject to the Premium Based Charge. For purposes of calculating the Premium Based Charge: (a) a Purchase Payment is the amount of the Purchase Payment before we deduct any applicable fees, charges or taxes; and (b) Purchase Payments are not reduced by partial withdrawals taken from the Annuity.

The Premium Based Charge for each Purchase Payment is determined when it is allocated to the Annuity (except for those Purchase Payments that are allocated to the Annuity prior to the first Quarterly Annuity Anniversary) based on the total of all Purchase Payments received to date. With respect to those Purchase Payments allocated to the Annuity prior to the first Quarterly Annuity Anniversary, the associated Premium Based Charge percentage for each of those Purchase Payments is determined using the total of all Purchase Payments allocated to the Annuity prior to the first Quarterly Annuity Anniversary (that is, we total all the Purchase Payments received before the first Quarterly Annuity Anniversary to determine the Premium Based Charge that applies to each). For each Purchase Payment allocated to the Annuity on or after the first Quarterly Annuity Anniversary, the associated Premium Based Charge percentage during the seven year charge period is determined using the total of all Purchase Payments allocated to the Annuity through the date of the "new" Purchase Payment, including the full amount of that "new" Purchase Payment. That is, to determine which Premium Based Charge tier a given Purchase Payment being made currently (i.e., a "new" Purchase Payment) is assigned, we add that Purchase Payment amount to the sum of all prior Purchase Payments. A Purchase Payment received on a Quarterly Annuity Anniversary will be subject to its first Premium Based Charge on the next Quarterly Annuity Anniversary.

Each tier of Premium Based Charge is separated by a "breakpoint" dollar amount, as shown in the table below. If a portion of a Purchase Payment results in total Purchase Payments crossing a new Purchase Payment breakpoint (as set forth in the table below), then the ENTIRE "new" Purchase Payment will be subject to the Premium Based Charge applicable to that tier. Purchase Payments received on or after the first Quarterly Annuity Anniversary that result in breakpoints being reached will result in lower charge percentages for only such Purchase Payments and those that follow. ONCE A PREMIUM BASED CHARGE PERCENTAGE IS ESTABLISHED FOR ANY PURCHASE PAYMENT, SUCH PERCENTAGE IS FIXED AND WILL NOT BE REDUCED EVEN IF ADDITIONAL PURCHASE PAYMENTS ARE MADE OR PARTIAL WITHDRAWALS ARE TAKEN. PLEASE SEE APPENDIX E FOR EXAMPLES OF THE OPERATION OF THE PREMIUM BASED CHARGE. The Premium Based Charge is deducted pro-rata from the Sub-accounts in which you maintain Account Value on the date the Premium Based Charge is due. To the extent that the Unadjusted Account Value in the Sub-accounts at the time the Premium Based Charge is to be deducted is insufficient to pay the charge, we will deduct the remaining charge from the DCA MVA Options. If a Quarterly Annuity Anniversary falls on a day other than a Valuation Day, we will deduct the Premium Based Charge on the next following Valuation Day. If both a Premium Based Charge and a fee for an optional benefit are to be deducted on the same day, then the Premium Based Charge will be deducted first.

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A Premium Based Charge is not deducted: (a) when there are no Purchase Payments subject to the Premium Based Charge; (b) on or after the Annuity Date; (c) if a Death Benefit has been determined under the Annuity (unless Spousal Continuation occurs); or (d) in the event of a full surrender of the Annuity (unless the full surrender occurs on a Quarterly Annuity Anniversary, in which case we will deduct the charge prior to terminating the Annuity).

We will take the Premium Based Charge pro rata from each of the Sub-accounts (including an AST Investment Grade Bond Portfolio used as part of an optional living benefit). If the value of those Sub-accounts is not sufficient to cover the charge, we will take any remaining portion of the charge from the DCA MVA Options. For purposes of deducting the charge from the DCA MVA Options

(a) with respect to DCA MVA Options with different amounts of time remaining until maturity, we will take the withdrawal from the DCA MVA Option with the shortest remaining duration, followed by the DCA MVA Option with the next-shortest remaining duration (if needed to pay the charge) and so forth

(b) with respect to multiple DCA MVA Options that have the same duration remaining until maturity, we take the charge first from the DCA MVA Option with the shortest overall Guarantee Period and (c) with respect to multiple DCA MVA Options that have the same Guarantee Period length and duration remaining until the end of the Guarantee Period, we take the charge pro rata from each such DCA MVA Option. In this prospectus, we refer to the preceding hierarchy as the "DCA MVA Option Hierarchy." We will only deduct that portion of the Premium Based Charge that does not reduce the Unadjusted Account Value below the lesser of $500 or 5% of the sum of the Purchase Payments allocated to the Annuity (which we refer to here as the "floor"). However, if a Premium Based Charge is deducted on the same day that a withdrawal is taken, it is possible that the deduction of the charge will cause the Unadjusted Account Value to fall below the immediately-referenced Account Value "floor." The Premium Based Charge is not considered a withdrawal for any purpose, including determination of free withdrawals, CDSC, or calculation of values associated with the optional living benefits.

The table of Premium Based Charges is as follows:

TOTAL PURCHASE PAYMENT AMOUNT                  PREMIUM BASED     ANNUAL EQUIVALENT
                                             CHARGE PERCENTAGE   OF PREMIUM BASED
                                            (DEDUCTED QUARTERLY) CHARGE PERCENTAGE
----------------------------------------------------------------------------------
Less than $50,000                                 0.1750%              0.70%
----------------------------------------------------------------------------------
$50,000 or more, but less than $100,000           0.1500%              0.60%
----------------------------------------------------------------------------------
$100,000 or more, but less than $250,000          0.1250%              0.50%
----------------------------------------------------------------------------------
$250,000 or more, but less than $500,000          0.0875%              0.35%
----------------------------------------------------------------------------------
$500,000 or more, but less than $1,000,000        0.0625%              0.25%
----------------------------------------------------------------------------------
$1,000,000 or more                                0.0375%              0.15%
----------------------------------------------------------------------------------

We will take the Premium Based Charge pro rata from each of the Sub-accounts (including an AST Investment Grade Bond Portfolio used as part of an optional living benefit).

TRANSFER FEE: Currently, you may make twenty free transfers between Investment Options each Annuity Year. We may charge $10 for each transfer after the twentieth in each Annuity Year. We do not consider transfers made as part of a Dollar Cost Averaging, Automatic Rebalancing or Custom Portfolio Program when we count the twenty free transfers. All transfers made on the same day will be treated as one transfer. Transfers made under our 6 or 12 Month DCA Program and transfers made pursuant to a formula used with an optional benefit are not subject to the Transfer Fee and are not counted toward the twenty free transfers. Transfers made through any electronic method or program we specify are not counted toward the twenty free transfers. The transfer fee is deducted pro rata from all Sub-accounts in which you maintain Account Value immediately subsequent to the transfer.

ANNUAL MAINTENANCE FEE: Prior to Annuitization, we deduct an Annual Maintenance Fee. The Annual Maintenance Fee is equal to $50 or 2% of your Unadjusted Account Value, whichever is less. This fee will be deducted annually on the anniversary of the Issue Date of your Annuity or, if you surrender your Annuity during the Annuity Year, the fee is deducted at the time of surrender unless the surrender is taken within 30 days of most recently assessed Annual Maintenance Fee. The fee is taken out first from the Sub-accounts pro rata, and then from the DCA MVA Options (if the amount in the Sub-accounts is insufficient to pay the fee). The Annual Maintenance Fee is only deducted if the sum of the Purchase Payments at the time the fee is deducted is less than $50,000. For purposes of determining the sum of the Purchase Payments at the time the fee is deducted, we do not reduce Purchase Payments by the amount of withdrawals. We do not impose the Annual Maintenance Fee upon Annuitization (unless Annuitization occurs on an Annuity anniversary), or the payment of a Death Benefit. For Beneficiaries that elect the Beneficiary Continuation Option, the Annual Maintenance Fee is the lesser of $30 or 2% of Unadjusted Account Value and is only assessed if the Unadjusted Account Value is less than $25,000 at the time the fee is assessed.

TAX CHARGE: Some states and some municipalities charge premium taxes or similar taxes on annuities that we are required to pay. The amount of tax will vary from jurisdiction to jurisdiction and is subject to change. We reserve the right to deduct the tax either when Purchase Payments are received, upon surrender or upon Annuitization. If deducted upon Annuitization, we would deduct the tax from your Unadjusted Account Value. The Tax Charge is designed to approximate the taxes that we are required to pay and is assessed as a percentage of Purchase Payments, Surrender Value, or Account Value as applicable. The Tax Charge currently ranges up to 3.5%. We may assess a charge against the Sub-accounts and the DCA MVA Options equal to any taxes which may be

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imposed upon the Separate Accounts. "Surrender Value" refers to the Account Value (which includes the effect of any MVA) less any applicable CDSC, any applicable tax charges, any charges assessable as a deduction from the Account Value for any optional benefits provided by rider or endorsement, and any Annual Maintenance Fee.

We will pay company income taxes on the taxable corporate earnings created by this Annuity. While we may consider company income taxes when pricing our products, we do not currently include such income taxes in the tax charges you pay under the Annuity. We will periodically review the issue of charging for these taxes, and may charge for these taxes in the future. We reserve the right to impose a charge for federal income taxes if we determine, in our sole discretion, that we will incur a tax as a result of the operation of the Separate Account.

In calculating our corporate income tax liability, we may derive certain corporate income tax benefits associated with the investment of company assets, including Separate Account assets, which are treated as company assets under applicable income tax law. These benefits reduce our overall corporate income tax liability. We do not pass these tax benefits through to holders of the Separate Account annuity contracts because (i) the contract Owners are not the Owners of the assets generating these benefits under applicable income tax law and (ii) we do not currently include company income taxes in the tax charges you pay under the Annuity.

INSURANCE CHARGE: We deduct an Insurance Charge daily based on the annualized rate shown in the "Summary of Contract Fees and Charges." The charge, which is equal to 0.85% annually, is assessed against the assets allocated to the Sub-accounts. The Insurance Charge is the combination of the MORTALITY & EXPENSE RISK CHARGE AND THE ADMINISTRATION CHARGE. The Insurance Charge is intended to compensate Pruco Life for providing the insurance benefits under the Annuity, including the Annuity's Death Benefit that provides guaranteed benefits to your Beneficiaries even if your Account Value declines, and the risk that persons we guarantee annuity payments to will live longer than our assumptions. The charge also covers administrative costs associated with providing the Annuity benefits, including preparation of the contract and prospectus, confirmation statements, annual account statements and annual reports, legal and accounting fees as well as various related expenses. Finally, the charge covers the risk that our assumptions about the mortality risks and expenses under the Annuity are incorrect and that we have agreed not to increase these charges over time despite our actual costs.

OPTIONAL BENEFITS FOR WHICH WE ASSESS A CHARGE: If you elect to purchase optional benefits, we will deduct an additional charge. For the Highest Daily Lifetime Income benefits, the charge is assessed against the greater of the Unadjusted Account Value and the Protected Withdrawal Value and is taken out of the Sub-accounts quarterly. Please refer to the section entitled "Summary of Contract Fees and Charges" for the list of charges for each optional benefit.

SETTLEMENT SERVICE CHARGE: If your Beneficiary takes the death benefit under a Beneficiary Continuation Option, the Insurance Charge no longer applies. However, we then begin to deduct a Settlement Service Charge which is assessed daily against the assets allocated to the Sub-accounts and is equal to an annualized charge of 1.00%.

FEES AND EXPENSES INCURRED BY THE PORTFOLIOS: Each Portfolio incurs total annualized operating expenses comprised of an investment management fee, other expenses and any distribution and service (12b-1) fees or short sale expenses that may apply. These fees and expenses are reflected daily by each Portfolio before it provides Pruco Life with the net asset value as of the close of business each Valuation Day. More detailed information about fees and expenses can be found in the prospectuses for the Portfolios.

DCA MVA OPTION CHARGES

No specific fees or expenses are deducted when determining the rates we credit to a DCA MVA Option. However, for some of the same reasons that we deduct the Insurance Charge against the Account Value allocated to the Sub-accounts, we also take into consideration mortality, expense, administration, profit and other factors in determining the interest rates we credit to a DCA MVA Option.

ANNUITY PAYMENT OPTION CHARGES

There is no specific charge deducted from annuity payments; however, the amount of each annuity payment reflects assumptions about our insurance expenses. Also, a tax charge may apply.

EXCEPTIONS/REDUCTIONS TO FEES AND CHARGES

We may reduce or eliminate certain fees and charges or alter the manner in which the particular fee or charge is deducted. For example, we may reduce the amount of any CDSC or the length of time it applies, reduce or eliminate the amount of the Annual Maintenance Fee or reduce the portion of the total Insurance Charge that is deducted as an Administration Charge. We will not discriminate unfairly between Annuity purchasers if and when we reduce any fees and charges.

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PURCHASING YOUR ANNUITY

REQUIREMENTS FOR PURCHASING THE ANNUITY

INITIAL PURCHASE PAYMENT: An initial Purchase Payment is considered the first Purchase Payment received by us in Good Order. This is the payment that issues your Annuity. All subsequent Purchase Payments allocated to the Annuity will be considered additional Purchase Payments. Unless we agree otherwise and subject to our rules, you must make a minimum initial Purchase Payment of $10,000. However, if you decide to make payments under a systematic investment or an electronic funds transfer program, we may accept a lower initial Purchase Payment provided that, within the first Annuity Year, your subsequent Purchase Payments plus your initial Purchase Payment total the minimum initial Purchase Payment amount required for the Annuity purchased.

We must approve any initial and additional Purchase Payments where the total amount of Purchase Payments equals $1,000,000 or more with respect to the aggregate of all annuities you are purchasing from us (or that you already own) and/or our affiliates. To the extent allowed by state law, that required approval also will apply to a proposed change of owner of the Annuity, if as a result of the ownership change, total Purchase Payments would equal or exceed that $1 million threshold. WE MAY APPLY CERTAIN LIMITATIONS, RESTRICTIONS, AND/OR UNDERWRITING STANDARDS AS A CONDITION OF OUR ISSUANCE OF THE ANNUITY AND/OR ACCEPTANCE OF PURCHASE PAYMENTS. Applicable laws designed to counter terrorists and prevent money laundering might, in certain circumstances, require us to block an Annuity Owner's ability to make certain transactions, and thereby refuse to accept Purchase Payments or requests for transfers, partial withdrawals, total surrenders, death benefits, or income payments until instructions are received from the appropriate regulator. We also may be required to provide additional information about you and your Annuity to government regulators.

Except as noted below, Purchase Payments must be submitted by check drawn on a U.S. bank, in U.S. dollars, and made payable to Pruco Life. Purchase Payments may also be submitted via 1035 exchange or direct transfer of funds. Under certain circumstances, Purchase Payments may be transmitted to Pruco Life via wiring funds through your Financial Professional's broker-dealer firm.

Additional Purchase Payments may also be applied to your Annuity under an electronic funds transfer, an arrangement where you authorize us to deduct money directly from your bank account. We may reject any payment if it is received in an unacceptable form. Our acceptance of a check is subject to our ability to collect funds.

Once we accept your application, we invest your Purchase Payment in your Annuity according to your instructions. You can allocate Purchase Payments to one or more available Investment Options. Investment restrictions will apply if you elect optional benefits.

SPECULATIVE INVESTING: Do not purchase this Annuity if you, anyone acting on your behalf, and/or anyone providing advice to you plan to use it, or any of its riders, for speculation, arbitrage, viatication or any other type of collective investment scheme now or at any time prior to termination of the Annuity. Your Annuity may not be traded on any stock exchange or secondary market. By purchasing this Annuity, you represent and warrant that you are not using this Annuity, or any of its riders, for speculation, arbitrage, viatication or any other type of collective investment scheme.

We will not issue an Annuity, permit changes in ownership or allow assignments to certain ownership types, including but not limited to: corporations, partnerships, endowments, and grantor trusts with multiple grantors. Further, we will only issue an Annuity, allow changes of ownership of the Annuity and/or permit assignments of the Annuity to certain ownership types if the Annuity is held exclusively for the benefit of the designated annuitant. These rules are subject to state law. Additionally, we will not permit election or re-election of any optional living benefit by certain ownership types. We may issue an Annuity to ownership structures where the annuitant is also the participant in a Qualified or Non-Qualified employer sponsored plan and the Annuity represents his or her segregated interest in such plan. We reserve the right to further limit, restrict and/or change to whom we will issue an Annuity in the future, to the extent permitted by state law. Further, please be aware that we do not provide administration for employer-sponsored plans and may also limit the number of plan participants that elect to use our Annuity as a funding vehicle.

AGE RESTRICTIONS: Unless we agree otherwise and subject to our rules, the oldest of the Owner(s) and Annuitant must not be older than 80 in order for us to issue the Annuity. The availability of certain optional living benefits may vary based on the age of the Owners and Annuitant. In addition, the selling firm through which you are purchasing the Annuity may impose a younger maximum issue age than what is described above - check with your selling firm for details. The "Annuitant" refers to the natural person upon whose life annuity payments payable to the Owner are based.

ADDITIONAL PURCHASE PAYMENTS: You may make additional Purchase Payments, provided that the payment is at least $100 (we impose a $50 minimum for electronic funds transfer ("EFT") purchases). We may amend this Purchase Payment minimum, and/or limit the Investment Options to which you may direct Purchase Payments. Purchase Payments are not permitted after the Account Value is reduced to zero. WE MAY LIMIT OR REJECT ANY PURCHASE PAYMENT, BUT WOULD DO SO ONLY ON A NON-DISCRIMINATORY BASIS.

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Depending on the tax status of your Annuity (e.g, if you own the Annuity through an IRA), there may be annual contribution limits dictated by applicable law. Please see the Tax Considerations section for additional information on these contribution limits.

Each additional Purchase Payment will be allocated to the Investment Options according to the instructions you provide with such Purchase Payment. You may not provide allocation instructions that apply to more than one additional Purchase Payment. Thus, if you have not provided allocation instructions with a particular Purchase Payment, we will allocate the Purchase Payment on a pro rata basis to the Sub-accounts in which your Account Value is then allocated, excluding Sub-accounts to which you may not electively allocate Account Value.

We will accept additional Purchase Payments up to and including the day prior to the later of (a) the oldest Owner's 81st birthday (the Annuitant's 81/st/ birthday, if the Annuity is owned by an entity), or (b) the first anniversary of the Issue Date, unless otherwise required by applicable law or regulation to maintain the tax status of the Annuity.

DESIGNATION OF OWNER, ANNUITANT, AND BENEFICIARY: We will ask you to name the Owner(s), Annuitant and one or more Beneficiaries for your Annuity.

. Owner: Each Owner holds all rights under the Annuity. You may name up to two Owners in which case all ownership rights are held jointly. Generally, joint Owners are required to act jointly; however, if each Owner provides us with an instruction that we find acceptable, we will permit each Owner to act independently on behalf of both Owners. All information and documents that we are required to send you will be sent to the first named Owner. Co-ownership by entity Owners or an entity Owner and an individual is not permitted. Refer to the Glossary of Terms for a complete description of the term "Owner." Prior to Annuitization, there is no right of survivorship (other than any spousal continuation right that may be available to a surviving spouse).

. Annuitant: The Annuitant is the person upon whose life we make annuity payments. You must name an Annuitant who is a natural person. We do not accept a designation of joint Annuitants during the Accumulation Period. In limited circumstances and where allowed by law, we may allow you to name one or more "Contingent Annuitants" with our prior approval. Generally, a Contingent Annuitant will become the Annuitant if the Annuitant dies before the Annuity Date. Please refer to the discussion of "Considerations for Contingent Annuitants" in the Tax Considerations section of the prospectus.

. Beneficiary: The Beneficiary is the person(s) or entity you name to receive the Death Benefit. Your Beneficiary designation should be the exact name of your Beneficiary, not only a reference to the Beneficiary's relationship to you. If you use a class designation in lieu of designating individuals (e.g. "surviving children"), we will pay the class of Beneficiaries as determined at the time of your death and not the class of Beneficiaries that existed at the time the designation was made. If no Beneficiary is named, the Death Benefit will be paid to you or your estate. If an Annuity is co-owned by spouses, we will assume that the sole primary Beneficiary is the surviving spouse that was named as the co-Owner, unless you elect an alternative Beneficiary designation.

Your right to make certain designations may be limited if your Annuity is to be used as an IRA or other "qualified" investment that is given beneficial tax treatment under the Code. You should seek competent tax advice on the income, estate and gift tax implications of your designations.

RIGHT TO CANCEL

You may cancel (or "Free Look") your Annuity for a refund by notifying us in Good Order or by returning the Annuity to our Service Office or to the representative who sold it to you within 10 days after you receive it (or such other period as may be required by applicable law). The Annuity can be mailed or delivered either to us, at our Service Office, or to the representative who sold it to you. Return of the Annuity by mail is effective on being postmarked, properly addressed and postage prepaid. Unless required by applicable law, the amount of the refund will equal the Account Value as of the Valuation Day we receive the returned Annuity at our Service Office or the cancellation request in Good Order, plus any fees or tax charges deducted from the Purchase Payment upon allocation to the Annuity. However, where we are required by applicable law to return Purchase Payments, we will return the greater of Account Value and Purchase Payments. If you had Account Value allocated to any DCA MVA Option upon your exercise of the Free Look, we will calculate any applicable MVA with a zero "liquidity factor". See the section of this prospectus entitled "Market Value Adjustment Options."

SCHEDULED PAYMENTS DIRECTLY FROM A BANK ACCOUNT

You can make additional Purchase Payments to your Annuity by authorizing us to deduct money directly from your bank account and applying it to your Annuity. We may suspend or cancel electronic funds transfer privileges if sufficient funds are not available from the applicable financial institution on any date that a transaction is scheduled to occur.

SALARY REDUCTION PROGRAMS

These types of programs are only available with certain types of qualified investments. If your employer sponsors such a program, we may agree to accept periodic Purchase Payments through a salary reduction program as long as the allocations are not directed to the DCA MVA Options.

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MANAGING YOUR ANNUITY

CHANGE OF OWNER, ANNUITANT AND BENEFICIARY DESIGNATIONS

In general, you may change the Owner, Annuitant and Beneficiary designations by sending us a request in Good Order, which will be effective upon receipt at our Service Office. As of the Valuation Day we receive an ownership change, any automated investment or withdrawal programs will be canceled. The new Owner must submit the applicable program enrollment if they wish to participate in such a program. Where allowed by law, such changes will be subject to our acceptance. Any change we accept is subject to any transactions processed by us before we receive the notice of change at our Service Office.

Some of the changes we will not accept include, but are not limited to:

. a new Owner subsequent to the death of the Owner or the first of any co-Owners to die, except where a spouse-Beneficiary has become the Owner as a result of an Owner's death;

. a new Annuitant subsequent to the Annuity Date if the annuity option includes a life contingency;

. a new Annuitant prior to the Annuity Date if the Owner is an entity;

. a new Owner such that the new Owner is older than the age for which we would then issue the Annuity as of the effective date of such change, unless the change of Owner is the result of spousal continuation;

. any permissible designation change if the change request is received at our Service Office after the Annuity Date; and

. a new Owner or Annuitant that is a certain ownership type, including but not limited to corporations, partnerships, endowments, and grantor trusts with multiple grantors.

In general, you may change the Owner, Annuitant, and Beneficiary designations as indicated above, and also may assign the Annuity. We will allow changes of ownership and/or assignments only if the Annuity is held exclusively for the benefit of the designated Annuitant. WE RESERVE THE RIGHT TO REJECT ANY PROPOSED CHANGE OF OWNER, ANNUITANT, OR BENEFICIARY, AS WELL AS ANY PROPOSED ASSIGNMENT OF THE ANNUITY. WE WILL IMPLEMENT THIS RIGHT ON A NON-DISCRIMINATORY BASIS, AND TO THE EXTENT ALLOWED BY STATE LAW. WE ARE NOT OBLIGATED TO PROCESS YOUR REQUEST WITHIN ANY PARTICULAR TIME FRAME. There are restrictions on designation changes when you have elected certain optional benefits. We assume no responsibility for the validity or tax consequences of any change of ownership.

DEATH BENEFIT SUSPENSION UPON CHANGE OF OWNER OR ANNUITANT. If there is a change of Owner or Annuitant, the change may affect the amount of the Death Benefit. See the Death Benefit section of this prospectus for additional details.

SPOUSAL DESIGNATIONS

If an Annuity is co-owned by spouses, we will assume that the sole primary Beneficiary is the surviving spouse that was named as the co-Owner unless you elect an alternative Beneficiary designation.

Certain spousal rights under the contract, and our administration of such spousal rights and related tax reporting comport with our understanding of the Defense of Marriage Act (which defines a "marriage" as a legal union between a man and a woman and a "spouse" as a person of the opposite sex). Depending on the state in which your annuity is issued, we may offer certain spousal benefits to civil union couples or same-sex marriages. You should be aware, however, that federal tax law does not recognize civil unions or same-sex marriages. Therefore, we cannot permit a civil union partner or same-sex spouse to continue the annuity within the meaning of the tax law upon the death of the first partner under the annuity's "spousal continuance" provision. Please note there may be federal tax consequences at the death of the first civil union or same-sex marriage partner. Civil union couples and same-sex marriage spouses should consider that limitation before selecting a spousal benefit under the annuity.

CONTINGENT ANNUITANT

Generally, if an Annuity is owned by an entity and the entity has named a Contingent Annuitant, the Contingent Annuitant will become the Annuitant upon the death of the Annuitant, and no Death Benefit is payable. Unless we agree otherwise, the Annuity is only eligible to have a Contingent Annuitant designation if the entity which owns the Annuity is (1) a plan described in Internal Revenue Code Section 72(s)(5)(A)(i) (or any successor Code section thereto); (2) an entity described in Code Section 72(u)(1) (or any successor Code section thereto); or (3) a Custodial Account established to hold retirement assets for the benefit of the natural person Annuitant pursuant to the provisions of Section 408(a) of the Internal Revenue Code (or any successor Code section thereto) ("Custodial Account").

Where the Annuity is held by a Custodial Account, the Contingent Annuitant will not automatically become the Annuitant upon the death of the Annuitant. Upon the death of the Annuitant, the Custodial Account will have the choice, subject to our rules, to either elect to receive the Death Benefit or elect to continue the Annuity. If the Custodial Account elects to continue the Annuity, the Death Benefit payable will equal the Death Benefit described in spousal continuation section of the Death Benefit section of this prospectus.

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MANAGING YOUR ACCOUNT VALUE

There are several programs we administer to help you manage your Account Value, as described in this section.

DOLLAR COST AVERAGING PROGRAMS

We offer Dollar Cost Averaging Programs during the Accumulation Period. In general, Dollar Cost Averaging allows you to systematically transfer an amount periodically from one Sub-account to one or more other Sub-accounts. You can choose to transfer earnings only, principal plus earnings or a flat dollar amount. You may elect a Dollar Cost Averaging program that transfers amounts monthly, quarterly, semi-annually, or annually from Sub-accounts (if you make no selection, we will effect transfers on a monthly basis). In addition, you may elect the 6 or 12 Month DCA Program described below.

There is no guarantee that Dollar Cost Averaging will result in a profit or protect against a loss in a declining market.

6 OR 12 MONTH DOLLAR COST AVERAGING PROGRAM (THE "6 OR 12 MONTH DCA PROGRAM") The 6 or 12 Month DCA Program is subject to our rules at the time of election and may not be available in conjunction with other programs and benefits we make available. We may discontinue, modify or amend this program from time to time. The 6 or 12 Month DCA Program is not available in all states or with certain benefits or programs. Currently, the DCA MVA Options are not available in the States of Iowa, Oregon, and Washington.

CRITERIA FOR PARTICIPATING IN THE PROGRAM

. You may only allocate Purchase Payments to the DCA MVA Options. You may not transfer Account Value into this program. To institute a program, you must allocate at least $2,000 to the DCA MVA Options.

. As part of your election to participate in the 6 or 12 Month DCA Program, you specify whether you want 6 or 12 monthly transfers under the program. We then set the monthly transfer amount, by dividing the Purchase Payment you have allocated to the DCA MVA Options by the number of months. For example, if you allocated $6,000, and selected a 6 month DCA Program, we would transfer $1,000 each month (with the interest earned added to the last payment). We will adjust the monthly transfer amount if, during the transfer period, the amount allocated to the DCA MVA Options is reduced. In that event, we will re-calculate the amount of each remaining transfer by dividing the amount in the DCA MVA Option (including any interest) by the number of remaining transfers. If the recalculated transfer amount is below the minimum transfer required by the program, we will transfer the remaining amount from the DCA MVA Option on the next scheduled transfer and terminate the program.

. We impose no fee for your participation in the 6 or 12 Month DCA Program.

. You may cancel the DCA Program at any time. If you do, we will transfer any remaining amount held within the DCA MVA Options according to your instructions, subject to any applicable MVA. If you do not provide any such instructions, we will transfer any remaining amount held in the DCA MVA Options on a pro rata basis to the Sub-accounts in which you are invested currently, excluding any Sub-accounts to which you are not permitted to electively allocate or transfer Account Value. If any such Sub-account is no longer available, we may allocate the amount that would have been applied to that Sub-account to the AST Money Market Sub-account.

. We credit interest to amounts held within the DCA MVA Options at the applicable declared rates. We credit such interest until the earliest of the following (a) the date the entire amount in the DCA MVA Option has been transferred out; (b) the date the entire amount in the DCA MVA Option is withdrawn; (c) the date as of which any Death Benefit payable is determined, unless the Annuity is continued by a spouse Beneficiary (in which case we continue to credit interest under the program); or (d) the Annuity Date.

. The interest rate earned in a DCA MVA Option will be no less than the minimum guaranteed interest rate. We may, from time to time, declare new interest rates for new Purchase Payments that are higher than the minimum guaranteed interest rate. Please note that the interest rate that we apply under the 6 or 12 Month DCA Program is applied to a declining balance. Therefore, the dollar amount of interest you receive will decrease as amounts are systematically transferred from the DCA MVA Option to the Sub-accounts, and the effective interest rate earned will therefore be less than the declared interest rate.

DETAILS REGARDING PROGRAM TRANSFERS

. Transfers made under the Program are not subject to any MVA.

. Any partial withdrawals, transfers, or fees deducted from the DCA MVA Options will reduce the amount in the DCA MVA Options. If you have only one 6 or 12 Month DCA Program in operation, partial withdrawals, transfers, or fees may be deducted from the DCA MVA Options associated with that program. You may, however, have more than one 6 or 12 Month DCA Program operating at the same time (so long as any such additional 6 or 12 Month DCA Program is of the same duration). For example, you may have more than one 6 month DCA Program running, but may not have a 6 month Program running simultaneously with a 12 month Program.

. We will recalculate the monthly transfer amount to reflect the reduction of Account Value in the DCA MVA Option caused by a partial withdrawal, fees (including Annual Maintenance fee, Premium Based charge, or any other charges for optional benefits), or transfers of Account Value from the DCA MVA Option made by us pursuant to a transfer calculation formula under any optional benefits made a part of your Annuity ("Optional Benefit Transfer"). This recalculation may include some or all of the interest credited to the date of the next scheduled transfer. Any interest that is not included in the recalculated transfer amount will be paid with the final transfer amount, unless there is another subsequent withdrawal or Optional Benefit Transfer.

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If a partial withdrawal or Optional Benefit Transfer reduces the monthly transfer amount below the Minimum Monthly Transfer Amount shown in the DCA Program Schedule Supplement, the remaining balance in the DCA MVA Option will be transferred on the next monthly transfer date to the most-recently selected Investment Options applicable to the DCA MVA Option. If there is no Account Value remaining in the DCA MVA Option following a partial withdrawal or Optional Benefit Transfer, the DCA MVA Option will terminate.

. 6 or 12 Month DCA transfers will begin on the date the DCA MVA Option is established (unless modified to comply with state law) and on each month following until the entire principal amount plus earnings is transferred.

. We do not count transfers under the 6 or 12 Month DCA Program against the number of free transfers allowed under your Annuity.

. The minimum transfer amount is $100, although we will not impose that requirement with respect to the final amount to be transferred under the program.

. If you are not participating in an optional benefit, we will make transfers under the 6 or 12 month DCA Program to the Sub-accounts that you specified upon your election of the Program. If you are participating in any optional benefit, we will allocate amounts transferred out of the DCA MVA Options in the following manner: (a) if you are participating in the Custom Portfolios Program, we will allocate to the Sub-accounts in accordance with the rules of that program (b) if you are not participating in the Custom Portfolios Program, we will make transfers under the 6 or 12 Month DCA Program to the Sub-accounts that you specified upon your election of the 6 or 12 Month DCA Program, provided those instructions comply with the allocation requirements for the optional benefit and (c) whether or not you participate in the Custom Portfolios Program, no portion of our monthly transfer under the 6 or 12 Month DCA Program will be directed initially to the AST Investment Grade Bond Portfolio Sub-account used with the optional benefit (although the DCA MVA Option is treated as a "Permitted Sub-account" for purposes of transfers made by any predetermined mathematical formula associated with the optional benefit).

. If you are participating in an optional benefit and also are participating in the 6 or 12 Month DCA Program, and the predetermined mathematical formula under the benefit dictates a transfer from the Permitted Sub-accounts to the applicable AST Investment Grade Bond Portfolio Sub-account, then the amount to be transferred will be taken entirely from the Sub-accounts, provided there is sufficient Account Value in those Sub-accounts to meet the required transfer amount. Only if there is insufficient Account Value in those Sub-accounts will an amount be transferred from the DCA MVA Options associated with the 6 or 12 Month DCA Program. Amounts transferred from the DCA MVA Options under the formula will be taken on a last-in, first-out basis, without the imposition of a market value adjustment.

. If you are participating in one of our automated withdrawal programs (e.g., Systematic Withdrawals), we may include within that withdrawal program amounts held within the DCA MVA Options. If you have elected any optional living benefit, any withdrawals will be taken on a pro rata basis from your Sub-accounts and the DCA MVA Options. Such withdrawals will be assessed any applicable MVA.

AUTOMATIC REBALANCING PROGRAMS

During the Accumulation Period, we offer Automatic Rebalancing among the Sub-accounts you choose. The "Accumulation Period" refers to the period of time from the Issue Date through the last Valuation Day immediately preceding the Annuity Date. You can choose to have your Account Value rebalanced monthly, quarterly, semi-annually, or annually. On the appropriate date, the Sub-accounts you choose are rebalanced to the allocation percentages you requested. With Automatic Rebalancing, we transfer the appropriate amount from the "overweighted" Sub-accounts to the "underweighted" Sub-accounts to return your allocations to the percentages you request. For example, over time the performance of the Sub-accounts will differ, causing your percentage allocations to shift. You may make additional transfers; however, the Automatic Rebalancing program will not reflect such transfers unless we receive instructions from you indicating that you would like to adjust the program. There is no minimum Account Value required to enroll in Automatic Rebalancing. All rebalancing transfers as part of an Automatic Rebalancing program are not included when counting the number of transfers each year toward the maximum number of free transfers. We do not deduct a charge for participating in an Automatic Rebalancing program. Participation in the Automatic Rebalancing program may be restricted if you are enrolled in certain other optional programs. Sub-accounts that are part of a Systematic Withdrawal program or Dollar Cost Averaging program will be excluded from an Automatic Rebalancing program.

If you are participating in an optional living benefit (such as Highest Daily Lifetime Income) that makes transfers under a predetermined mathematical formula, and you have opted for automatic rebalancing, you should be aware that: (a) the AST bond portfolio used as part of the predetermined mathematical formula will not be included as part of automatic rebalancing and

(b) the operation of the formula may result in the rebalancing not conforming to the percentage allocations that you specified originally as part of your Automatic Rebalancing Program.

FINANCIAL PROFESSIONAL PERMISSION TO FORWARD TRANSACTION INSTRUCTIONS Unless you direct otherwise, your Financial Professional may forward instructions regarding the allocation of your Account Value, and request financial transactions involving Investment Options. IF YOUR FINANCIAL PROFESSIONAL HAS THIS AUTHORITY, WE DEEM THAT ALL SUCH TRANSACTIONS THAT ARE DIRECTED BY YOUR FINANCIAL PROFESSIONAL WITH RESPECT TO YOUR ANNUITY HAVE BEEN AUTHORIZED BY YOU. You will receive a confirmation of any financial transaction involving the purchase or sale of Units of your Annuity. You must contact us immediately if and when you revoke such authority. We will not be responsible for acting on instructions from your Financial Professional until we receive notification of the revocation of such person's authority. We may also suspend, cancel

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or limit these authorizations at any time. In addition, we may restrict the Investment Options available for transfers or allocation of Purchase Payments by such Financial Professional. We will notify you and your Financial Professional if we implement any such restrictions or prohibitions. PLEASE NOTE: Contracts managed by your Financial Professional also are subject to the restrictions on transfers between Investment Options that are discussed in the section below entitled "RESTRICTIONS ON TRANSFERS BETWEEN INVESTMENT OPTIONS." We may also require that your Financial Professional transmit all financial transactions using the electronic trading functionality available through our Internet website (www.prudentialannuities.com). Limitations that we may impose on your Financial Professional under the terms of an administrative agreement (e.g., a custodial agreement) do not apply to financial transactions requested by an Owner on their own behalf, except as otherwise described in this prospectus.

RESTRICTIONS ON TRANSFERS BETWEEN INVESTMENT OPTIONS

During the Accumulation Period you may transfer Account Value between Investment Options subject to the restrictions outlined below. Transfers are not subject to taxation on any gain. We do not currently require a minimum amount in each Sub-account you allocate Account Value to at the time of any allocation or transfer. Although we do not currently impose a minimum transfer amount, we reserve the right to require that any transfer be at least $50.

Transfers under this Annuity consist of those you initiate or those made under a systematic program, such as the 6 or 12 Month DCA Program, another dollar cost averaging program, or pursuant to a mathematical formula required as part of an optional benefit (e.g., Highest Daily Lifetime Income). The transfer restrictions discussed in this section apply only to the former type of transfer (i.e., a transfer that you initiate).

Once you have made 20 transfers among the Sub-accounts during an Annuity Year, we will accept any additional transfer request during that year only if the request is submitted to us in writing with an original signature and otherwise is in Good Order. For purposes of this 20 transfer limit, we (i) do not view a facsimile transmission as a "writing", and (ii) will treat multiple transfer requests submitted on the same Valuation Day as a single transfer, and

(iii) do not count any transfer that involves one of our systematic programs, such as automated withdrawals.

Frequent transfers among Sub-accounts in response to short-term fluctuations in markets, sometimes called "market timing," can make it very difficult for a portfolio manager to manage a portfolio's investments. Frequent transfers may cause the portfolio to hold more cash than otherwise necessary, disrupt management strategies, increase transaction costs, or affect performance. In light of the risks posed to Owners and other investors by frequent transfers, we reserve the right to limit the number of transfers in any Annuity Year for all existing or new Owners and to take the other actions discussed below. We also reserve the right to limit the number of transfers in any Annuity Year or to refuse any transfer request for an Owner or certain Owners if: (a) we believe that excessive transfer activity (as we define it) or a specific transfer request or group of transfer requests may have a detrimental effect on Unit Values or the share prices of the portfolios; or (b) we are informed by a portfolio (e.g., by the portfolio's portfolio manager) that the purchase or redemption of shares in the portfolio must be restricted because the portfolio believes the transfer activity to which such purchase and redemption relates would have a detrimental effect on the share prices of the affected portfolio. Without limiting the above, the most likely scenario where either of the above could occur would be if the aggregate amount of a trade or trades represented a relatively large proportion of the total assets of a particular portfolio. In furtherance of our general authority to restrict transfers as described above, and without limiting other actions we may take in the future, we have adopted the following specific restrictions:

. With respect to each Sub-account (other than the AST Money Market Sub-account), we track amounts exceeding a certain dollar threshold that were transferred into the Sub-account. If you transfer such amount into a particular Sub-account, and within 30 calendar days thereafter transfer (the "Transfer Out") all or a portion of that amount into another Sub-account, then upon the Transfer Out, the former Sub-account becomes restricted (the "Restricted Sub-account"). Specifically, we will not permit subsequent transfers into the Restricted Sub-account for 90 calendar days after the Transfer Out if the Restricted Sub-account invests in a non-international portfolio, or 180 calendar days after the Transfer Out if the Restricted Sub-account invests in an international portfolio. For purposes of this rule, we (i) do not count transfers made in connection with one of our systematic programs, such as auto-rebalancing or under a predetermined mathematical formula used with an optional living benefit; and (ii) do not categorize as a transfer the first transfer that you make after the Issue Date, if you make that transfer within 30 calendar days after the Issue Date. Even if an amount becomes restricted under the foregoing rules, you are still free to redeem the amount from your Annuity at any time.

. We reserve the right to effect transfers on a delayed basis. That is, we may price a transfer involving the Sub-accounts on the Valuation Day subsequent to the Valuation Day on which the transfer request was received. Before implementing such a practice, we would issue a separate written notice to Owners that explains the practice in detail.

If we deny one or more transfer requests under the foregoing rules, we will inform you or your Financial Professional promptly of the circumstances concerning the denial.

There are contract Owners of different variable annuity contracts that are funded through the same Separate Account that may not be subject to the above-referenced transfer restrictions and, therefore, might make more numerous and frequent transfers than contract Owners who are subject to such limitations. Finally, there are contract Owners of other variable annuity contracts or

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variable life contracts that are issued by Pruco Life as well as other insurance companies that have the same underlying mutual fund portfolios available to them. Since some contract Owners are not subject to the same transfer restrictions, unfavorable consequences associated with such frequent trading within the underlying mutual fund (e.g., greater portfolio turnover, higher transaction costs, or performance or tax issues) may affect all contract Owners. Similarly, while contracts managed by a Financial Professional are subject to the restrictions on transfers between Investment Options that are discussed above, if the Financial Professional manages a number of contracts in the same fashion unfavorable consequences may be associated with management activity since it may involve the movement of a substantial portion of an underlying mutual fund's assets which may affect all contract Owners invested in the affected options. Apart from jurisdiction-specific and contract differences in transfer restrictions, we will apply these rules uniformly (including contracts managed by a Financial Professional) and will not waive a transfer restriction for any Owner.

ALTHOUGH OUR TRANSFER RESTRICTIONS ARE DESIGNED TO PREVENT EXCESSIVE TRANSFERS, THEY ARE NOT CAPABLE OF PREVENTING EVERY POTENTIAL OCCURRENCE OF EXCESSIVE TRANSFER ACTIVITY. The portfolios have adopted their own policies and procedures with respect to excessive trading of their respective shares, and we reserve the right to enforce any such current or future policies and procedures. The prospectuses for the portfolios describe any such policies and procedures, which may be more or less restrictive than the policies and procedures we have adopted. Under SEC rules, we are required to: (1) enter into a written agreement with each portfolio or its principal underwriter or its transfer agent that obligates us to provide to the portfolio promptly upon request certain information about the trading activity of individual contract Owners (including an Annuity Owner's TIN number), and (2) execute instructions from the portfolio to restrict or prohibit further purchases or transfers by specific contract Owners who violate the excessive trading policies established by the portfolio. In addition, you should be aware that some portfolios may receive "omnibus" purchase and redemption orders from other insurance companies or intermediaries such as retirement plans. The omnibus orders reflect the aggregation and netting of multiple orders from individual Owners of variable insurance contracts and/or individual retirement plan participants. The omnibus nature of these orders may limit the portfolios in their ability to apply their excessive trading policies and procedures. In addition, the other insurance companies and/or retirement plans may have different policies and procedures or may not have any such policies and procedures because of contractual limitations. For these reasons, we cannot guarantee that the portfolios (and thus contract Owners) will not be harmed by transfer activity relating to other insurance companies and/or retirement plans that may invest in the portfolios.

A portfolio also may assess a short-term trading fee (redemption fee) in connection with a transfer out of the Sub-account investing in that portfolio that occurs within a certain number of days following the date of allocation to the Sub-account. Each portfolio determines the amount of the short-term trading fee and when the fee is imposed. The fee is retained by or paid to the portfolio and is not retained by us. The fee will be deducted from your Account Value, to the extent allowed by law. At present, no portfolio has adopted a short-term trading fee.

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ACCESS TO ACCOUNT VALUE

TYPES OF DISTRIBUTIONS AVAILABLE TO YOU

During the Accumulation Period you can access your Account Value through partial withdrawals, systematic withdrawals, and where required for tax purposes, Required Minimum Distributions. You can also surrender your Annuity at any time. Depending on your instructions, we may deduct a portion of the Account Value being withdrawn or surrendered as a CDSC. If you surrender your Annuity, in addition to any CDSC, we may deduct the Annual Maintenance Fee, the Premium Based Charge if the surrender occurs on the Quarterly Anniversary that the charge is due, any Tax Charge that applies and the charge for any optional benefits and may impose an MVA. Certain amounts may be available to you each Annuity Year that are not subject to a CDSC. These are called "Free Withdrawals." Unless you notify us differently as permitted, partial withdrawals are taken pro rata (i.e. "pro rata" meaning that the percentage of each Investment Option withdrawn is the same percentage that the Investment Option bears to the total Account Value). Each of these types of distributions is described more fully below.

If you participate in any optional living benefit, and you take a withdrawal deemed to be Excess Income that brings your Unadjusted Account Value to zero, both the benefit and the Annuity itself will terminate.

TAX IMPLICATIONS FOR DISTRIBUTIONS

PRIOR TO ANNUITIZATION

For a non-qualified Annuity, a distribution prior to Annuitization is deemed to come first from any "gain" in your Annuity and second as a return of your "cost basis", if any. Distributions from your Annuity are generally subject to ordinary income taxation on the amount of any investment gain unless the distribution qualifies as a non-taxable exchange or transfer. If you take a distribution prior to the taxpayer's age 59 1/2, you may be subject to a 10% penalty in addition to ordinary income taxes on any gain. You may wish to consult a professional tax advisor for advice before requesting a distribution.

DURING THE ANNUITIZATION PERIOD

For a non-qualified Annuity, during the Annuitization period, a portion of each annuity payment is taxed as ordinary income at the tax rate you are subject to at the time of the payment. The Code and regulations have "exclusionary rules" that we use to determine what portion of each annuity payment should be treated as a return of any cost basis you have in your Annuity. Once the cost basis in your Annuity has been distributed, the remaining annuity payments are taxable as ordinary income. The cost basis in your Annuity may be based on the cost basis from a prior contract in the case of a 1035 exchange or other qualifying transfer.

For more information about non-qualified Annuities and for information about qualified Annuities, see "Tax Considerations".

FREE WITHDRAWAL AMOUNTS

You can make a full or partial withdrawal from the Annuity during the Accumulation Period, although a CDSC, MVA, and tax consequences may apply. The Annuity offers a "Free Withdrawal" amount that applies only to partial withdrawals. The Free Withdrawal amount is the amount that can be withdrawn from your Annuity each Annuity Year without the application of any CDSC. The Free Withdrawal amount during each Annuity Year is equal to 10% of all Purchase Payments that are currently subject to a CDSC. Withdrawals made within an Annuity Year reduce the Free Withdrawal amount available for the remainder of the Annuity Year. If you do not make a withdrawal during an Annuity Year, you are not allowed to carry over the Free Withdrawal amount to the next Annuity Year.

. The Free Withdrawal amount is not available if you choose to surrender your Annuity. Amounts withdrawn as a Free Withdrawal do not reduce the amount of CDSC that may apply upon a subsequent partial withdrawal or surrender of your Annuity.

. You can also make partial withdrawals in excess of the Free Withdrawal amount. The minimum partial withdrawal you may request is $100.

To determine if a CDSC applies to partial withdrawals, we:

1. First determine what, if any, amounts qualify as a Free Withdrawal. These amounts are not subject to the CDSC.

2. Next determine what, if any, remaining amounts are withdrawals of Purchase Payments. Amounts in excess of the Free Withdrawal amount will be treated as withdrawals of Purchase Payments unless all Purchase Payments have been previously withdrawn. These amounts may be subject to the CDSC. Purchase Payments are withdrawn on a first-in, first-out basis.

3. Withdraw any remaining amounts from any other Account Value. These amounts are not subject to the CDSC.

You can request a partial withdrawal as either a "gross" or "net" withdrawal. In a "gross" withdrawal, you request a specific withdrawal amount, with the understanding that the amount you actually receive is reduced by any applicable CDSC or tax withholding. Therefore, you may receive less than the dollar amount you specify. In a "net" withdrawal, you request a withdrawal for an exact dollar amount, with the understanding that any applicable deduction for CDSC or tax withholding is taken from your remaining Unadjusted Account Value. Therefore, a larger amount may be deducted from your Unadjusted Account Value than the

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amount you specify. No matter how you specify the withdrawal, any MVA will not be applied to the amount you receive, but instead will be applied to your Unadjusted Account Value. We will deduct the partial withdrawal from your Unadjusted Account Value in accordance with your instructions, although if you are participating in an optional living benefit, your withdrawal must be taken pro rata from each of your Investment Options. For purposes of calculating the applicable portion to deduct from the DCA MVA Options, the Unadjusted Account Value in all your DCA MVA Options is deemed to be in one Investment Option. If you provide no instructions, then we will take the withdrawal according to the DCA MVA Option Hierarchy defined above.

Please be aware that although a given partial withdrawal may qualify as a free withdrawal for purposes of not incurring a CDSC, the amount of the withdrawal could exceed the Annual Income Amount under one of the Highest Daily Lifetime Income benefits. In that scenario, the partial withdrawal would be deemed "Excess Income" - thereby reducing your Annual Income Amount for future years. For example, if the Annual Income Amount under Highest Daily Lifetime Income were $2000 and a $2500 withdrawal that qualified as a free withdrawal were made, the withdrawal would be deemed Excess Income, in the amount of $500.

SYSTEMATIC WITHDRAWALS DURING THE ACCUMULATION PERIOD

You can receive systematic withdrawals of earnings only, or a flat dollar amount. Systematic withdrawals may be subject to any applicable CDSC and/or an MVA. We will determine whether a CDSC applies and the amount in the same way as we would for a partial withdrawal.

Systematic withdrawals can be made from Account Value allocated to the Sub-accounts or DCA MVA Options. The minimum amount for each systematic withdrawal is $100. If any scheduled systematic withdrawal is for less than $100 (which may occur under a program that provides payment of an amount equal to the earnings in your Annuity for the period requested), we may postpone the withdrawal and add the expected amount to the amount that is to be withdrawn on the next scheduled systematic withdrawal.

We will withdraw systematic withdrawals from the Sub-accounts or DCA MVA Options you have designated. Unless you notify us differently as permitted, withdrawals are taken pro rata based on the Unadjusted Account Value in the Sub-accounts and DCA MVA Options at the time we pay out your withdrawal (i.e. "pro rata" meaning that the percentage of each such investment option withdrawn is the same percentage that such investment option bears to the total Unadjusted Account Value). Please note that if you are participating in certain optional living benefits (e.g., Highest Daily Lifetime Income Benefit), systematic withdrawals must be taken pro rata. For purposes of calculating the applicable portion to deduct from the DCA MVA Options, the Unadjusted Account Value in all your DCA MVA Options is deemed to be in one Investment Option. If you provide no instructions, then we will take the withdrawal according to the DCA MVA Option Hierarchy defined above.

SYSTEMATIC WITHDRAWALS UNDER SECTIONS 72(T)/72(Q) OF THE INTERNAL REVENUE CODE If your Annuity is used as a funding vehicle for certain retirement plans that receive special tax treatment under Sections 401, 403(b), 408 or 408A of the Code, Section 72(t) of the Code may provide an exception to the 10% penalty tax on distributions made prior to age 59 1/2 if you elect to receive distributions as a series of "substantially equal periodic payments." For Annuities issued as non-qualified annuities, the Code may provide a similar exemption from penalty under Section 72(q) of the Code. Systematic withdrawals under Sections 72(t)/72(q) may be subject to a CDSC and/or an MVA. To request a program that complies with Sections 72(t)/72(q), you must provide us with certain required information in writing on a form acceptable to us. We may require advance notice to allow us to calculate the amount of 72(t)/72(q) withdrawals. The minimum amount for any such withdrawal is $100 and payments may be made monthly, quarterly, semi-annually or annually.

You may also annuitize your Annuity and begin receiving payments for the remainder of your life (or life expectancy) as a means of receiving income payments before age 59 1/2 that are not subject to the 10% penalty.

Please note that if a withdrawal under Sections 72(t) or 72(q) was scheduled to be effected between December 25th and December 31st of a given year, then we will implement the withdrawal on December 28 or on the last Valuation Day prior to December 28th of that year.

REQUIRED MINIMUM DISTRIBUTIONS

Required Minimum Distributions are a type of systematic withdrawal we allow to meet distribution requirements under Sections 401, 403(b) or 408 of the Code. Required Minimum Distribution rules do not apply to Roth IRAs during the Owner's lifetime. Under the Code, you may be required to begin receiving periodic amounts from your Annuity. In such case, we will allow you to make systematic withdrawals in amounts that satisfy the minimum distribution rules under the Code. We do not assess a CDSC (if applicable) or an MVA on Required Minimum Distributions from your Annuity if you are required by law to take such Required Minimum Distributions from your Annuity at the time it is taken, provided the amount withdrawn is the amount we calculate as the Required Minimum Distribution and is paid out through a program of systematic withdrawals that we make available. However, a CDSC (if applicable) or an MVA may be assessed on that portion of a systematic withdrawal that is taken to satisfy the Required Minimum Distribution rules in relation to other savings or investment plans under other qualified retirement plans.

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The amount of the Required Minimum Distribution may depend on other annuities, savings or investments. We will only calculate the amount of your Required Minimum Distribution based on the value of your Annuity. We require three

(3) days advance written notice to calculate and process the amount of your payments. You may elect to have Required Minimum Distributions paid out monthly, quarterly, semi-annually or annually. The $100 minimum amount that applies to systematic withdrawals applies to monthly Required Minimum Distributions but does not apply to Required Minimum Distributions taken out on a quarterly, semi-annual or annual basis.

You may also annuitize your Annuity and begin receiving payments for the remainder of your life (or life expectancy) as a means of receiving income payments and satisfying the Required Minimum Distribution rules under the Code. Please see "Living Benefits" for further information relating to Required Minimum Distributions if you own a living benefit.

In any year in which the requirement to take Required Minimum Distributions is suspended by law, we reserve the right, in our sole discretion and regardless of any position taken on this issue in a prior year, to treat any amount that would have been considered as a Required Minimum Distribution if not for the suspension as eligible for treatment as described herein.

Please note that if a Required Minimum Distribution was scheduled to be effected between December 25th and December 31st of a given year, then we will implement the Required Minimum Distribution on December 28 or on the last Valuation Day prior to December 28th of that year.

See "Tax Considerations" for a further discussion of Required Minimum Distributions.

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SURRENDERS

SURRENDER VALUE

During the Accumulation Period you can surrender your Annuity at any time, and will receive the Surrender Value. Upon surrender of your Annuity, you will no longer have any rights under the surrendered Annuity. Your Surrender Value is equal to the Account Value (which includes the effect of any MVA) less any applicable CDSC, any applicable tax charges, any charges assessable as a deduction from the Account Value for any optional benefits provided by rider or endorsement, and any Annual Maintenance Fee.

Please Note: Although the Premium Based Charge is not included in the surrender value calculation, if you surrender your Annuity on a Quarterly Annuity Anniversary, any applicable Premium Based Charges will apply.

MEDICALLY-RELATED SURRENDERS

Where permitted by law, you may request to surrender all or part of your Annuity prior to the Annuity Date without application of any otherwise applicable CDSC upon occurrence of a medically-related "Contingency Event" as described below. Although a CDSC will not apply to a qualifying medically-related surrender, please be aware that a withdrawal from the Annuity before you have reached age 59 1/2 may be subject to a 10% tax penalty and other tax consequences - see the Tax Considerations section of this prospectus.

If you request a full surrender, the amount payable will be your Account Value. Any applicable MVA will apply to a medically-related surrender.

This waiver of any applicable CDSC is subject to our rules in place at the time of your request, which currently include but are not limited to the following:

. If the Owner is an entity, the Annuitant must have been named or any change of Annuitant must have been accepted by us, prior to the "Contingency Event" described below in order to qualify for a medically-related surrender;

. If the Owner is an entity, the Annuitant must be alive as of the date we pay the proceeds of such surrender request;

. If the Owner is one or more natural persons, all such Owners must also be alive at such time;

. We must receive satisfactory proof of the Owner's (or the Annuitant's if entity-owned) confinement in a Medical Care Facility or Fatal Illness in writing on a form satisfactory to us; and

. no additional Purchase Payments can be made to the Annuity.

We reserve the right to impose a maximum amount of a medically-related surrender (equal to $500,000), but we do not currently impose that maximum. That is, if the amount of a partial medically-related withdrawal request, when added to the aggregate amount of medically-related surrenders you have taken previously under this Annuity and any other annuities we and/or our affiliates have issued to you exceeds that maximum amount, we reserve the right to treat the amount exceeding that maximum as not an eligible medically-related surrender. A "Contingency Event" occurs if the Owner (or Annuitant if entity-owned) is:

. first confined in a "Medical Care Facility" after the Issue Date and while the Annuity is in force, remains confined for at least 90 consecutive days, and remains confined on the date we receive the Medically Related surrender request at our Service Office; or

. first diagnosed as having a "Fatal Illness" after the Issue Date and while the Annuity is in force. We may require a second or third opinion by a physician chosen by us regarding a diagnosis of Fatal Illness. We will pay for any such second or third opinion.

"Fatal Illness" means a condition (a) diagnosed by a licensed physician; and

(b) that is expected to result in death within 24 months after the diagnosis in 80% of the cases diagnosed with the condition. "Medical Care Facility" means a facility operated and licensed pursuant to the laws of any United States jurisdiction providing medically-necessary in-patient care, which is

(a) prescribed by a licensed physician in writing; (b) recognized as a general hospital or long-term care facility by the proper authority of the United States jurisdiction in which it is located; (c) recognized as a general hospital by the Joint Commission on the Accreditation of Hospitals; and

(d) certified as a hospital or long-term care facility; OR (e) a nursing home licensed by the United States jurisdiction in which it is located and offers the services of a Registered Nurse (RN) or Licensed Practical Nurse (LPN) 24 hours a day that maintains control of all prescribed medications dispensed and daily medical records. This benefit is not currently available in California and Massachusetts.

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ANNUITY OPTIONS

Annuitization involves converting your Unadjusted Account Value to an annuity payment stream, the length of which depends on the terms of the applicable annuity option. Thus, once annuity payments begin, your death benefit, if any, is determined solely under the terms of the applicable annuity payment option, and you no longer participate in any optional living benefit (unless you have annuitized under that benefit). We currently make annuity options available that provide fixed annuity payments. Fixed annuity payments provide the same amount with each payment. Please refer to the "Living Benefits" section in this prospectus for a description of annuity options that are available when you elect one of the living benefits. You must annuitize your entire Unadjusted Account Value; partial annuitizations are not allowed.

You have a right to choose your annuity start date, provided that it is no later than the first day of the calendar month next following the 95th birthday of the oldest of any Owner and Annuitant whichever occurs first ("Latest Annuity Date") and no earlier than the earliest permissible Annuity Date. You may choose one of the Annuity Options described below, and the frequency of annuity payments. You may change your choices before the Annuity Date. If you have not provided us with your Annuity Date or annuity payment option in writing, then your Annuity Date will be the Latest Annuity Date. Certain annuity options and/or periods certain may not be available, depending on the age of the Annuitant. If a CDSC is still remaining on your Annuity, any period certain must be at least 10 years (or the maximum period certain available, if life expectancy is less than 10 years).

If needed, we will require proof in Good Order of the Annuitant's age before commencing annuity payments. Likewise, we may require proof in Good Order that an Annuitant is still alive, as a condition of our making additional annuity payments while the Annuitant lives. We will seek to recover any life income annuity payments that we made after the death of the Annuitant.

If the initial annuity payment would be less than $100, we will not allow you to annuitize (except as otherwise specified by applicable law). Instead, we will pay you your current Unadjusted Account Value in a lump sum and terminate your Annuity. Similarly, we reserve the right to pay your Unadjusted Account Value in a lump sum, rather than allow you to annuitize, if the Surrender Value of your Annuity is less than $2000 on the Annuity Date.

Once annuity payments begin, you no longer receive benefits under any optional living benefit (unless you have annuitized under that benefit) or the Death Benefit described below.

Certain of these annuity options may be available to Beneficiaries who choose to receive the Death Benefit proceeds as a series of payments instead of a lump sum payment.

Please note that you may not annuitize within the first three Annuity Years (except as otherwise specified by applicable law).

OPTION 1

ANNUITY PAYMENTS FOR A PERIOD CERTAIN: Under this option, we will make equal payments for the period chosen, up to 25 years (but not to exceed the life expectancy of the Annuitant at the time the Annuity Option becomes effective, as computed under applicable IRS tables). The annuity payments may be made monthly, quarterly, semiannually, or annually, as you choose, for the fixed period. If the Owner dies during the income phase, payments will continue to any surviving Owner, or if there is no surviving Owner, the named Beneficiary, or your estate if no Beneficiary is named for the remainder of the period certain. If the Beneficiary so chooses, we will make a single lump sum payment. The amount of the lump sum payment is determined by calculating the present value of the unpaid future period certain payments. This is done by using the interest rate used to compute the actual payments.

OPTION 2

LIFE INCOME ANNUITY OPTION WITH A PERIOD CERTAIN: Under this option, income is payable monthly, quarterly, semiannually, or annually for the number of years selected (the "period certain"), subject to our then current rules, and thereafter until the death of the Annuitant. Should the Owner or Annuitant die before the end of the period certain, the remaining period certain payments are paid to any surviving Owner, or if there is no surviving Owner, the named Beneficiary, or your estate if no Beneficiary is named, until the end of the period certain. If the Beneficiary so chooses, we will make a single lump sum payment. The amount of the lump sum payment is determined by calculating the present value of the unpaid future period certain payments. This is done by using the interest rate used to compute the actual payments. If an annuity option is not selected by the Annuity Date, this is the option we will automatically select for you. We will use a period certain of 10 years, or a shorter duration if the Annuitant's life expectancy at the time the Annuity Option becomes effective, as computed under applicable IRS tables, is less than 10 years. If in this instance the duration of the period certain is prohibited by applicable law, then we will pay you a lump sum in lieu of this option.

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OTHER ANNUITY OPTIONS WE MAY MAKE AVAILABLE

At the Annuity Date, we may make available other annuity options not described above. The additional options we currently offer are:

. Life Annuity Option. We currently make available an annuity option that makes payments for the life of the Annuitant. Under that option, income is payable monthly, quarterly, semiannually, or annually, as you choose, until the death of the Annuitant. No additional annuity payments are made after the death of the Annuitant. No minimum number of payments is guaranteed. It is possible that only one payment will be payable if the death of the Annuitant occurs before the date the second payment was due, and no other payments nor death benefits would be payable.

. Joint Life Annuity Option. Under the joint lives option, income is payable monthly, quarterly, semiannually, or annually, as you choose, during the joint lifetime of two Annuitants, ceasing with the last payment prior to the death of the second to die of the two Annuitants. No minimum number of payments is guaranteed under this option. It is possible that only one payment will be payable if the death of all the Annuitants occurs before the date the second payment was due, and no other payments or death benefits would be payable.

. Joint Life Annuity Option With a Period Certain. Under this option, income is payable monthly, quarterly, semiannually, or annually for the number of years selected (the "period certain"), subject to our current rules, and thereafter during the joint lifetime of two Annuitants, ceasing with the last payment prior to the death of the second to die of the two Annuitants. If the Annuitants' joint life expectancy is less than the period certain, we will institute a shorter period certain, determined according to applicable IRS tables. Should the two Annuitants die before the end of the period certain, the remaining period certain payments are paid to any surviving Owner, or if there is no surviving Owner, the named Beneficiary, or to your estate if no Beneficiary is named, until the end of the period certain.

We reserve the right to cease offering any of these Other Annuity Options. If we do so, we will amend this prospectus to reflect the change. We reserve the right to make available other Annuity Options.

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LIVING BENEFITS

Pruco Life offers different optional living benefits, for an additional charge, that can provide investment protection for Owners while they are alive. Notwithstanding the additional protection provided under the optional living benefits, the additional cost has the impact of reducing net performance of the Investment Options. Each optional benefit offers a type of guarantee, regardless of the performance of the Sub-accounts, that may be appropriate for you depending on the manner in which you intend to make use of your Annuity while you are alive. Depending on which optional living benefit you choose, you can have substantial flexibility to invest in the Sub-accounts while:

. guaranteeing a minimum amount of growth to be used as the basis for lifetime withdrawals; or

. guaranteeing a minimum amount of growth to be used as the basis for withdrawals over the life of two spouses

The "living benefits" are as follows:

. Highest Daily Lifetime(R) Income Benefit

. Spousal Highest Daily Lifetime(R) Income Benefit

Each living benefit requires your participation in a predetermined mathematical formula that may transfer your account value between the Sub-accounts you have chosen and certain bond portfolio Sub-accounts of AST. Highest Daily Lifetime Income and Spousal Highest Daily Lifetime Income use the same predetermined mathematical formula. Under the predetermined mathematical formula used with the Highest Daily Lifetime Income benefits, your Account Value may be transferred between certain "permitted Sub-accounts" on the one hand and the AST Investment Grade Bond Sub-account on the other hand. The formula is not investment advice. These restrictions and the use of the formula may reduce the likelihood that we will be required to make payments to you under the living benefits.

Here is a general description of the type of living benefits that are offered under this Annuity:

LIFETIME GUARANTEED MINIMUM WITHDRAWAL BENEFITS. These benefits are designed for someone who wants a guaranteed lifetime income stream through withdrawals over time, rather than by annuitizing. Please note that there is a Latest Annuity Date under your Annuity, by which date annuity payments must commence. Highest Daily Lifetime Income is one example of this type of benefit.

Please refer to the benefit description that follows for a complete description of the terms, conditions and limitations of each optional benefit. See the chart in the "Investment Options" section of the prospectus for a list of Investment Options available and permitted with each benefit. You should consult with your Financial Professional to determine if any of these optional benefits may be appropriate for you based on your financial needs. As is the case with optional living benefits in general, the fulfillment of our guarantee under these benefits is dependent on our claims-paying ability.

Under either Guaranteed Lifetime Withdrawal Benefit, WITHDRAWALS IN EXCESS OF THE ANNUAL INCOME AMOUNT, CALLED "EXCESS INCOME," WILL RESULT IN A PERMANENT REDUCTION IN FUTURE GUARANTEED WITHDRAWAL AMOUNTS.

TERMINATION OF EXISTING BENEFITS AND ELECTION OF NEW BENEFITS

If you elect an optional living benefit, you may subsequently terminate the benefit and elect one of the then currently available benefits, subject to availability of the benefit at that time and our then current rules. There is currently no waiting period for such an election (you may elect a new benefit beginning on the next Valuation Day), provided that upon such an election, your Account Value must be allocated to the Investment Options prescribed for the optional benefit. We reserve the right to waive, change and/or further limit availability and election frequencies in the future. Check with your Financial Professional regarding the availability of re-electing or electing a benefit and any waiting period. The benefit you re-elect or elect may not provide the same guarantees and/or may be more expensive than the benefit you are terminating. NOTE THAT ONCE YOU TERMINATE AN EXISTING BENEFIT, YOU LOSE THE GUARANTEES THAT YOU HAD ACCUMULATED UNDER YOUR EXISTING BENEFIT AND WILL BEGIN THE NEW GUARANTEES UNDER THE NEW BENEFIT YOU ELECT BASED ON YOUR UNADJUSTED ACCOUNT VALUE AS OF THE DATE THE NEW BENEFIT BECOMES EFFECTIVE. You should carefully consider whether terminating your existing benefit and electing a new benefit is appropriate for you.

Certain spousal rights under the contract, and our administration of such spousal rights and related tax reporting comport with our understanding of the Defense of Marriage Act (which defines a "marriage" as a legal union between a man and a woman and a "spouse" as a person of the opposite sex). Depending on the state in which your annuity is issued, we may offer certain spousal benefits to civil union couples or same-sex marriages. You should be aware, however, that federal tax law does not recognize civil unions or same-sex marriages. Therefore, we cannot permit a civil union partner or same-sex spouse to continue the annuity within the meaning of the tax law upon the death of the first partner under the annuity's "spousal continuance" provision. Please note there may be federal tax consequences at the death of the first civil union or same-sex marriage partner. Civil union couples and same-sex marriage spouses should consider that limitation before selecting a spousal benefit under the annuity.

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HIGHEST DAILY LIFETIME INCOME BENEFIT

Highest Daily Lifetime(R) Income Benefit is a lifetime guaranteed minimum withdrawal benefit, under which, subject to the terms of the benefit, we guarantee your ability to take a certain annual withdrawal amount for life. We reserve the right, in our sole discretion, to cease offering this benefit for new elections, at any time.

We offer a benefit that guarantees until the death of the single designated life (the Annuitant) the ability to withdraw an annual amount (the "Annual Income Amount") equal to a percentage of an initial value (the "Protected Withdrawal Value") regardless of the impact of Sub-account performance on the Unadjusted Account Value, subject to our rules regarding the timing and amount of withdrawals. You are guaranteed to be able to withdraw the Annual Income Amount for the rest of your life provided that you do not take withdrawals treated as Excess Income that result in your Unadjusted Account Value being reduced to zero. We also permit you to designate the first withdrawal from your Annuity as a one-time "Non-Lifetime Withdrawal". All other partial withdrawals from your Annuity are considered a "Lifetime Withdrawal" under the benefit. Withdrawals are taken first from your own Unadjusted Account Value. We are only required to begin making lifetime income payments to you under our guarantee when and if your Unadjusted Account Value is reduced to zero (for any reason other than due to partial withdrawals of Excess Income). Highest Daily Lifetime Income may be appropriate if you intend to make periodic withdrawals from your Annuity, and wish to ensure that Sub-account performance will not affect your ability to receive annual payments. You are not required to take withdrawals as part of the benefit - the guarantees are not lost if you withdraw less than the maximum allowable amount each year under the rules of the benefit. An integral component of Highest Daily Lifetime Income is the predetermined mathematical formula we employ that may periodically transfer your Unadjusted Account Value to and from the AST Investment Grade Bond Sub-account. See the section below entitled "How Highest Daily Lifetime Income/Spousal Highest Daily Lifetime Income Transfers Unadjusted Account Value Between Your Permitted Sub-accounts and the AST Investment Grade Bond Sub-account."

The income benefit under Highest Daily Lifetime Income currently is based on a single "designated life" who is at least 45 years old on the date that the benefit is acquired. Highest Daily Lifetime Income is not available if you elect any other optional living benefit. As long as your Highest Daily Lifetime Income is in effect, you must allocate your Unadjusted Account Value in accordance with the permitted Sub-accounts and other Investment Option(s) available with this benefit. For a more detailed description of the permitted Investment Options, see the "Investment Options" section.

ALTHOUGH YOU ARE GUARANTEED THE ABILITY TO WITHDRAW YOUR ANNUAL INCOME AMOUNT FOR LIFE EVEN IF YOUR UNADJUSTED ACCOUNT VALUE FALLS TO ZERO, IF YOU TAKE A WITHDRAWAL OF EXCESS INCOME THAT BRINGS YOUR UNADJUSTED ACCOUNT VALUE TO ZERO, YOUR ANNUAL INCOME AMOUNT ALSO WOULD FALL TO ZERO, AND THE BENEFIT AND THE ANNUITY THEN WOULD TERMINATE. IN THAT SCENARIO, NO FURTHER AMOUNT WOULD BE PAYABLE UNDER HIGHEST DAILY LIFETIME INCOME.

You may also participate in the 6 or 12 Month DCA Program if you elect Highest Daily Lifetime Income, subject to the 6 or 12 Month DCA Program's rules.

KEY FEATURE - PROTECTED WITHDRAWAL VALUE

The Protected Withdrawal Value is used to calculate the initial Annual Income Amount. The Protected Withdrawal Value is separate from your Unadjusted Account Value and not available as cash or a lump sum withdrawal. On the effective date of the benefit, the Protected Withdrawal Value is equal to your Unadjusted Account Value. On each Valuation Day thereafter, until the date of your first Lifetime Withdrawal (excluding any Non-Lifetime Withdrawal discussed below), the Protected Withdrawal Value is equal to the "Periodic Value" described in the next paragraphs.

The "Periodic Value" initially is equal to the Unadjusted Account Value on the effective date of the benefit. On each Valuation Day thereafter until the first Lifetime Withdrawal, we recalculate the Periodic Value. We stop determining the Periodic Value upon your first Lifetime Withdrawal after the effective date of the benefit. On each Valuation Day (the "Current Valuation Day"), the Periodic Value is equal to the greater of:

(1)the Periodic Value for the immediately preceding business day (the "Prior Valuation Day") appreciated at the daily equivalent of 5% annually during the calendar day(s) between the Prior Valuation Day and the Current Valuation Day (i.e., one day for successive Valuation Days, but more than one calendar day for Valuation Days that are separated by weekends and/or holidays), plus the amount of any Purchase Payment made on the Current Valuation Day (the Periodic Value is proportionally reduced for any Non-Lifetime Withdrawal); and

(2)the Unadjusted Account Value on the current Valuation Day.

If you have not made a Lifetime Withdrawal on or before the 12th Anniversary of the effective date of the benefit, your Periodic Value on the 12th Anniversary of the benefit effective date is equal to the greater of:

(1)the Periodic Value described above, or

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(2)the sum of (a), (b) and (c) below proportionally reduced for any Non-Lifetime Withdrawal:

(a)200% of the Unadjusted Account Value on the effective date of the benefit including any Purchase Payments made on that day;

(b)200% of all Purchase Payments made within one year following the effective date of the benefit; and

(c)all Purchase Payments made after one year following the effective date of the benefit.

Once the first Lifetime Withdrawal is made, the Protected Withdrawal Value at any time is equal to the greater of (i) the Protected Withdrawal Value on the date of the first Lifetime Withdrawal, increased for subsequent Purchase Payments and reduced for subsequent Lifetime Withdrawals, and (ii) the highest daily Unadjusted Account Value upon any step-up, increased for subsequent Purchase Payments reduced for subsequent Lifetime Withdrawals (see examples that begin immediately prior to the sub-heading below entitled "Example of dollar-for-dollar reductions").

KEY FEATURE - ANNUAL INCOME AMOUNT UNDER HIGHEST DAILY LIFETIME INCOME The Annual Income Amount is equal to a specified percentage of the Protected Withdrawal Value. The percentage initially depends on the age of the Annuitant on the date of the first Lifetime Withdrawal. The percentages are: 3% for ages 45-54; 4% for ages 55 to less than 59 1/2; 5% for ages 59 1/2 to 84, and 6% for ages 85 or older. Under Highest Daily Lifetime Income, if your cumulative Lifetime Withdrawals in an Annuity Year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent Annuity Years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that Annuity Year and also will reduce the Protected Withdrawal Value on a dollar-for-dollar basis. If your cumulative Lifetime Withdrawals in an Annuity Year are in excess of the Annual Income Amount ("Excess Income"), your Annual Income Amount in subsequent years will be reduced (except with regard to Required Minimum Distributions for this Annuity that comply with our rules) by the result of the ratio of the Excess Income to the Account Value immediately prior to such withdrawal (see examples of this calculation below). Excess Income also will reduce the Protected Withdrawal Value by the same ratio.

AS DISCUSSED IN THIS PARAGRAPH, WHEN YOU MAKE A PARTIAL WITHDRAWAL THAT IS SUBJECT TO A CDSC AND/OR TAX WITHHOLDING, WE WILL IDENTIFY THE AMOUNT THAT INCLUDES NOT ONLY THE AMOUNT YOU ACTUALLY RECEIVE, BUT ALSO THE AMOUNT OF THE CDSC AND/OR TAX WITHHOLDING, TO DETERMINE WHETHER YOUR WITHDRAWAL HAS EXCEEDED THE ANNUAL INCOME AMOUNT. WHEN YOU TAKE A PARTIAL WITHDRAWAL, YOU MAY REQUEST A "GROSS" WITHDRAWAL AMOUNT (E.G., $2000) BUT THEN HAVE ANY CDSC AND/OR TAX WITHHOLDING DEDUCTED FROM THE AMOUNT YOU ACTUALLY RECEIVE (ALTHOUGH AN MVA MAY ALSO BE APPLIED TO YOUR REMAINING UNADJUSTED ACCOUNT VALUE, IT IS NOT CONSIDERED FOR PURPOSES OF DETERMINING EXCESS INCOME). THE PORTION OF A WITHDRAWAL THAT EXCEEDED YOUR ANNUAL INCOME AMOUNT (IF ANY) WOULD BE TREATED AS EXCESS INCOME AND THUS WOULD REDUCE YOUR ANNUAL INCOME AMOUNT IN SUBSEQUENT YEARS. ALTERNATIVELY, YOU MAY REQUEST THAT A "NET" WITHDRAWAL AMOUNT ACTUALLY BE PAID TO YOU (E.G., $2000), WITH THE UNDERSTANDING THAT ANY CDSC AND/OR TAX WITHHOLDING (E.G., $240) BE APPLIED TO YOUR REMAINING UNADJUSTED ACCOUNT VALUE (ALTHOUGH AN MVA MAY ALSO BE APPLIED TO YOUR REMAINING UNADJUSTED ACCOUNT VALUE, IT IS NOT CONSIDERED FOR PURPOSES OF DETERMINING EXCESS INCOME). IN THE LATTER SCENARIO, WE DETERMINE WHETHER ANY PORTION OF THE WITHDRAWAL IS TO BE TREATED AS EXCESS INCOME BY LOOKING TO THE SUM OF THE NET AMOUNT YOU ACTUALLY RECEIVE (E.G., $2000) AND THE AMOUNT OF ANY CDSC AND/OR TAX WITHHOLDING (IN THIS EXAMPLE, A TOTAL OF $2240). THE AMOUNT OF THAT SUM (E.G., THE $2000 YOU RECEIVED PLUS THE $240 FOR THE CDSC AND/OR TAX WITHHOLDING) THAT EXCEEDS YOUR ANNUAL INCOME AMOUNT WILL BE TREATED AS EXCESS INCOME - THEREBY REDUCING YOUR ANNUAL INCOME AMOUNT IN SUBSEQUENT YEARS.

You may use the Systematic Withdrawal program to make withdrawals of the Annual Income Amount. Any systematic withdrawal will be deemed a Lifetime Withdrawal under this benefit.

Any Purchase Payment that you make subsequent to the election of Highest Daily Lifetime Income and subsequent to the first Lifetime Withdrawal will (i) immediately increase the then-existing Annual Income Amount by an amount equal to a percentage of the Purchase Payment based on the age of the Annuitant at the time of the first Lifetime Withdrawal (the percentages are: 3% for ages 45-54; 4% for ages 55 to less than 59 1/2; 5% for ages 59 1/2 to 84, and 6% for ages 85 or older) and (ii) increase the Protected Withdrawal Value by the amount of the Purchase Payment.

If your Annuity permits additional Purchase Payments, we may limit any additional Purchase Payment(s) if we determine that as a result of the timing and amounts of your additional Purchase Payments and withdrawals, the Annual Income Amount is being increased in an unintended fashion. Among the factors we will use in making a determination as to whether an action is designed to increase the Annual Income Amount in an unintended fashion is the relative size of additional Purchase Payment(s). We reserve the right to not accept additional Purchase Payments if we are not then offering this benefit for new elections. We will exercise such reservation of right for all annuity purchasers in the same class in a nondiscriminatory manner.

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HIGHEST DAILY AUTO STEP-UP

An automatic step-up feature ("Highest Daily Auto Step-Up") is part of Highest Daily Lifetime Income. As detailed in this paragraph, the Highest Daily Auto Step-Up feature can result in a larger Annual Income Amount subsequent to your first Lifetime Withdrawal. The Highest Daily Auto Step-Up starts with the anniversary of the Issue Date of the Annuity (the "Annuity Anniversary") immediately after your first Lifetime Withdrawal under the benefit. Specifically, upon the first such Annuity Anniversary, we identify the Unadjusted Account Value on each Valuation Day within the immediately preceding Annuity Year after your first Lifetime Withdrawal. Having identified the highest daily value (after all daily values have been adjusted for subsequent Purchase Payments and withdrawals), we then multiply that value by a percentage that varies based on the age of the Annuitant on the Annuity Anniversary as of which the step-up would occur. The percentages are: 3% for ages 45-54; 4% for ages 55 to less than 59 1/2; 5% for ages 59 1/2-84, and 6% for ages 85 or older. If that value exceeds the existing Annual Income Amount, we replace the existing amount with the new, higher amount. Otherwise, we leave the existing Annual Income Amount intact. We will not automatically increase your Annual Income Amount solely as a result of your attaining a new age that is associated with a new age-based percentage. The Unadjusted Account Value on the Annuity Anniversary is considered the last daily step-up value of the Annuity Year. All daily valuations and annual step-ups will only occur on a Valuation Day. In later years (i.e., after the first Annuity Anniversary after the first Lifetime Withdrawal), we determine whether an automatic step-up should occur on each Annuity Anniversary, by performing a similar examination of the Unadjusted Account Values that occurred on Valuation Days during the year. Taking Lifetime Withdrawals could produce a greater difference between your Protected Withdrawal Value and your Unadjusted Account Value, which may make a Highest Daily Auto Step-up less likely to occur. At the time that we increase your Annual Income Amount, we also increase your Protected Withdrawal Value to equal the highest daily value upon which your step-up was based only if that results in an increase to the Protected Withdrawal Value. Your Protected Withdrawal Value will never be decreased as a result of an income step-up. If, on the date that we implement a Highest Daily Auto Step-Up to your Annual Income Amount, the charge for Highest Daily Lifetime Income has changed for new purchasers, you may be subject to the new charge at the time of such step-up. Prior to increasing your charge for Highest Daily Lifetime Income upon a step-up, we would notify you, and give you the opportunity to cancel the automatic step-up feature. If you receive notice of a proposed step-up and accompanying fee increase, you should consult with your Financial Professional and carefully evaluate whether the amount of the step-up justifies the increased fee to which you will be subject. Any such increased charge will not be greater than the maximum charge set forth in the table entitled "Your Optional Benefit Fees and Charges."

If you are enrolled in a Systematic Withdrawal program, we will not automatically increase the withdrawal amount when there is an increase to the Annual Income Amount. You must notify us in order to increase the withdrawal amount of any Systematic Withdrawal program.

Highest Daily Lifetime Income does not affect your ability to take partial withdrawals under your Annuity, or limit your ability to take partial withdrawals that exceed the Annual Income Amount. Under Highest Daily Lifetime Income, if your cumulative Lifetime Withdrawals in an Annuity Year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent Annuity Years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that Annuity Year. If your cumulative Lifetime Withdrawals in any Annuity Year are less than the Annual Income Amount, you cannot carry over the unused portion of the Annual Income Amount to subsequent Annuity Years. If your cumulative (partial) Lifetime Withdrawals in an Annuity Year exceed the Annual Income Amount, your Annual Income Amount in subsequent years will be reduced (except with regard to Required Minimum Distributions for this Annuity that comply with our rules).

Because each of the Protected Withdrawal Value and Annual Income Amount is determined in a way that is not solely related to Unadjusted Account Value, it is possible for the Unadjusted Account Value to fall to zero, even though the Annual Income Amount remains.

Examples of dollar-for-dollar and proportional reductions, and the Highest Daily Auto Step-Up are set forth below. The values shown here are purely hypothetical, and do not reflect the charges for the Highest Daily Lifetime Income or any other fees and charges under the Annuity. Assume the following for all three examples:

. The Issue Date is November 1, 2011

. Highest Daily Lifetime Income is elected on August 1, 2012

. The Annuitant was 70 years old when he/she elected Highest Daily Lifetime Income

. The first withdrawal is a Lifetime Withdrawal

EXAMPLE OF DOLLAR-FOR-DOLLAR REDUCTIONS

On October 24, 2012, the Protected Withdrawal Value is $120,000, resulting in an Annual Income Amount of $6,000 (since the designated life is between the ages of 59 1/2 and 84 at the time of the first Lifetime Withdrawal, the Annual Income Amount is 5% of the Protected Withdrawal Value, in this case 5% of $120,000). Assuming $2,500 is withdrawn from the Annuity on this date, the remaining Annual Income Amount for that Annuity Year (up to and including October 31, 2012) is $3,500. This is the result of a dollar-for-dollar reduction of the Annual Income Amount ($6,000 less $2,500 = $3,500).

EXAMPLE OF PROPORTIONAL REDUCTIONS

Continuing the previous example, assume an additional withdrawal of $5,000 occurs on October 29, 2012 and the Unadjusted Account Value at the time and immediately prior to this withdrawal is $118,000. The first $3,500 of this withdrawal reduces the

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Annual Income Amount for that Annuity Year to $0. The remaining withdrawal amount of $1,500 reduces the Annual Income Amount in future Annuity Years on a proportional basis based on the ratio of the Excess Income to the Unadjusted Account Value immediately prior to the Excess Income. (Note that if there are other future withdrawals in that Annuity Year, each would result in another proportional reduction to the Annual Income Amount).

HERE IS THE CALCULATION:

Unadjusted Account Value before Lifetime withdrawal                  $118,000.00
Less amount of "non" Excess Income                                   $  3,500.00
Unadjusted Account Value immediately before Excess Income of $1,500  $114,500.00
Excess Income amount                                                 $  1,500.00
Ratio                                                                       1.31%
Annual Income Amount                                                 $  6,000.00
Less ratio of 1.31%                                                  $     78.60
Annual Income Amount for future Annuity Years                        $  5,921.40

EXAMPLE OF HIGHEST DAILY AUTO STEP-UP

On each Annuity Anniversary date after the first Lifetime Withdrawal, the Annual Income Amount is stepped-up if the appropriate percentage (based on the Annuitant's age on that Annuity Anniversary) of the highest daily value since your first Lifetime Withdrawal (or last Annuity Anniversary in subsequent years), adjusted for withdrawals and additional Purchase Payments, is greater than the Annual Income Amount, adjusted for Excess Income and additional Purchase Payments.

Continuing the same example as above, the Annual Income Amount for this Annuity Year is $6,000. However, the Excess Income on October 29 reduces the amount to $5,921.40 for future years (see above). For the next Annuity Year, the Annual Income Amount will be stepped up if 5% (since the designated life is between 59 1/2 and 84 on the date of the potential step-up) of the highest daily Account Value, adjusted for withdrawals and Purchase Payments, is greater than $5,921.40. Here are the calculations for determining the daily values. Only the October 26 value is being adjusted for Excess Income as the October 30, October 31 and November 1 Valuation Days occur after the Excess Income on October 29.

                                  HIGHEST DAILY VALUE    ADJUSTED ANNUAL INCOME
                   UNADJUSTED   (ADJUSTED FOR WITHDRAWAL   AMOUNT (5% OF THE
DATE*             ACCOUNT VALUE AND PURCHASE PAYMENTS)**  HIGHEST DAILY VALUE)
-----             ------------- ------------------------ ----------------------
October 26, 2012   $119,000.00        $119,000.00              $5,950.00
October 29, 2012   $113,000.00        $113,986.98              $5,699.35
October 30, 2012   $113,000.00        $113,986.98              $5,699.35
October 31, 2012   $119,000.00        $119,000.00              $5,950.00
November 1, 2012   $118,473.00        $119,000.00              $5,950.00

* In this example, the Annuity Anniversary date is November 1. The Valuation Dates are every day following the first Lifetime Withdrawal. In subsequent Annuity Years Valuation Dates will be the Annuity Anniversary and every day following the Annuity Anniversary. The Annuity Anniversary Date of November 1 is considered the first Valuation Date in the Annuity Year. ** In this example, the first daily value after the first Lifetime Withdrawal is $119,000 on October 26, resulting in an adjusted Annual Income Amount of $5,950.00. This amount is adjusted on October 29 to reflect the $5,000 withdrawal. The calculations for the adjustments are:

. The Unadjusted Account Value of $119,000 on October 26 is first reduced dollar-for-dollar by $3,500 ($3,500 is the remaining Annual Income Amount for the Annuity Year), resulting in Unadjusted Account Value of $115,500 before the Excess Income.

. This amount ($115,500) is further reduced by 1.31% (this is the ratio in the above example which is the Excess Income divided by the Unadjusted Account Value immediately preceding the Excess Income) resulting in a Highest Daily Value of $113,986.98.

. The adjusted October 29 Highest Daily Value, $113,986.98, is carried forward to the next Valuation Date of October 30. At this time, we compare this amount to the Unadjusted Account Value on October 30, $113,000. Since the October 29 adjusted Highest Daily Value of $113,986.98 is greater than the October 30 value, we will continue to carry $113,986.98 forward to the next Valuation Day of October 31. The Unadjusted Account Value on October 31, $119,000.00, becomes the final Highest Daily Value since it exceeds the $113,986.98 carried forward.

. The October 31 adjusted Highest Daily Value of $119,000.00 is also greater than the November 1 value so we will continue to carry $119,000.00 forward to the final Valuation Day of November 1.

In this example, the final Highest Daily Value of $119,000.00 is converted to an Annual Income Amount based on the applicable percentage of 5%, generating an Annual Income Amount of $5,950.00. Since this amount is greater than the current year's Annual Income Amount of $5,921.40 (adjusted for Excess Income), the Annual Income Amount for the next Annuity Year, starting on November 1, 2012 and continuing through October 31, 2013, will be stepped-up to $5,950.00.

NON-LIFETIME WITHDRAWAL FEATURE

You may take a one-time non-lifetime withdrawal ("Non-Lifetime Withdrawal") under Highest Daily Lifetime Income . It is an optional feature of the benefit that you can only elect at the time of your first withdrawal. The amount of the Non-Lifetime Withdrawal cannot be more than the amount that would cause the Annuity to be taken below the minimum Surrender Value after a withdrawal for your Annuity. This Non-Lifetime Withdrawal will not establish your initial Annual Income Amount and the

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Periodic Value described above will continue to be calculated. However, the total amount of the withdrawal will proportionally reduce all guarantees associated with Highest Daily Lifetime Income. You must tell us at the time you take the partial withdrawal if your withdrawal is intended to be the Non-Lifetime Withdrawal and not the first Lifetime Withdrawal under Highest Daily Lifetime Income. If you don't elect the Non-Lifetime Withdrawal, the first withdrawal you make will be the first Lifetime Withdrawal that establishes your Annual Income Amount, which is based on your Protected Withdrawal Value. Once you elect to take the Non-Lifetime Withdrawal or Lifetime Withdrawals, no additional Non-Lifetime Withdrawals may be taken.

The Non-Lifetime Withdrawal will proportionally reduce the Protected Withdrawal Value and the Periodic Value guarantee on the twelfth anniversary of the benefit effective date, described above, by the percentage the total withdrawal amount (including any applicable CDSC) represents of the then current Unadjusted Account Value immediately prior to the withdrawal.

If you are participating in a Systematic Withdrawal program, the first withdrawal under the program cannot be classified as the Non-Lifetime Withdrawal. Thus, the first withdrawal will be a Lifetime Withdrawal.

EXAMPLE - NON-LIFETIME WITHDRAWAL (PROPORTIONAL REDUCTION)

This example is purely hypothetical and does not reflect the charges for the benefit or any other fees and charges under the Annuity. It is intended to illustrate the proportional reduction of the Non-Lifetime Withdrawal under this benefit.

Assume the following:

. The Issue Date is December 1, 2011

. Highest Daily Lifetime Income is elected on September 4, 2012

. The Unadjusted Account Value at benefit election was $105,000

. The Annuitant was 70 years old when he/she elected Highest Daily Lifetime Income

. No previous withdrawals have been taken under Highest Daily Lifetime Income

On October 3, 2012, the Protected Withdrawal Value is $125,000, the 12th benefit year minimum Periodic Value guarantee is $210,000, and the Unadjusted Account Value is $120,000. Assuming $15,000 is withdrawn from the Annuity on October 3, 2012 and is designated as a Non-Lifetime Withdrawal, all guarantees associated with Highest Daily Lifetime Income will be reduced by the ratio the total withdrawal amount represents of the Unadjusted Account Value just prior to the withdrawal being taken.

HERE IS THE CALCULATION:

Withdrawal amount                                      $    15,000
Divided by Unadjusted Account Value before withdrawal  $   120,000
Equals ratio                                                 12.50%
All guarantees will be reduced by the above ratio           (12.50)%
Protected Withdrawal Value                             $109,375.00
12th benefit year Minimum Periodic Value               $183,750.00

REQUIRED MINIMUM DISTRIBUTIONS

Required Minimum Distributions ("RMD") for this Annuity must be taken by April 1st in the year following the date you turn age 70 1/2 and by December 31st for subsequent calendar years. If the annual RMD amount is greater than the Annual Income Amount, a withdrawal of the RMD amount will not be treated as a withdrawal of Excess Income, as long as the RMD amount is calculated by us for this Annuity and administered under a program we support each calendar year. If you are not participating in an RMD withdrawal program each calendar year, you can alternatively satisfy the RMD amount without it being treated as a withdrawal of Excess Income as long as you abide by the following:

The total amount within an Annuity Year that can be withdrawn is equal to:

1. the Annual Income Amount remaining in the current Annuity Year, plus,

2. The difference between:

a. The RMD amount (assuming the RMD amount is greater than the Annual Income Amount) less any withdrawals already taken in the calendar year, less

b. The Annual Income Amount.

Please see hypothetical examples below for details.

If you do not comply with the rules described above, any withdrawal that exceeds the Annual Income Amount will be treated as a withdrawal of Excess Income, which will reduce your Annual Income Amount in future Annuity Years. This may include situations where you comply with the rules outlined above and then decide to take additional withdrawals after satisfying your RMD requirement from the Annuity.

We will assume your first withdrawal under the benefit is a Lifetime Withdrawal unless you designated the withdrawal as a Non-Lifetime Withdrawal.

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EXAMPLE

The following example is purely hypothetical and intended to illustrate a scenario as described above. Note that withdrawals must comply with all IRS guidelines in order to satisfy the Required Minimum Distribution for the current calendar year.

Assumptions:

RMD Calendar Year

01/01/2011 to 12/31/2011

Annuity Year

06/01/2010 to 05/31/2011

Annual Income Amount and RMD Amount

Annual Income Amount = $5,000

Remaining Annual Income Amount as of 1/3/2011 = $3,000 (a $2,000 withdrawal was taken on 7/1/2010)

RMD Amount for Calendar Year 2011 = $6,000

The amount you may withdraw in the current Annuity Year (between 1/3/2011 and 5/31/2011) without it being treated as Excess Income is $4,000. Here is the calculation: $3,000 + ($6,000 - $5,000) = $4,000.

If the $4,000 withdrawal is taken in the current Annuity Year (prior to 6/1/2011), the remaining Annual Income Amount will be zero and the remaining RMD amount of $2,000 may be taken in the subsequent Annuity Year beginning on 6/1/2011 (when your Annual Income Amount is reset to $5,000).

If you had chosen to not take any additional withdrawals until on or after 6/1/2011, then you would be eligible to withdraw $6,000 without it being treated as a withdrawal of Excess Income.

BENEFITS UNDER HIGHEST DAILY LIFETIME INCOME

. To the extent that your Unadjusted Account Value was reduced to zero as a result of cumulative Lifetime Withdrawals in an Annuity Year that are less than or equal to the Annual Income Amount, and amounts are still payable under Highest Daily Lifetime Income, we will make an additional payment, if any, for that Annuity Year equal to the remaining Annual Income Amount for the Annuity Year. Thus, in that scenario, the remaining Annual Income Amount would be payable even though your Unadjusted Account Value was reduced to zero. In subsequent Annuity Years we make payments that equal the Annual Income Amount as described in this section. We will make payments until the death of the single designated life. After the Unadjusted Account Value is reduced to zero, you will not be permitted to make additional Purchase Payments to your Annuity. TO THE EXTENT THAT CUMULATIVE PARTIAL WITHDRAWALS IN THE ANNUITY YEAR THAT REDUCED YOUR UNADJUSTED ACCOUNT VALUE TO ZERO ARE MORE THAN THE ANNUAL INCOME AMOUNT, HIGHEST DAILY LIFETIME INCOME TERMINATES, AND NO ADDITIONAL PAYMENTS ARE MADE. HOWEVER, IF A PARTIAL WITHDRAWAL IN THE LATTER SCENARIO WAS TAKEN TO SATISFY A REQUIRED MINIMUM DISTRIBUTION (AS DESCRIBED ABOVE) UNDER THE ANNUITY, THEN THE BENEFIT WILL NOT TERMINATE, AND WE WILL CONTINUE TO PAY THE ANNUAL INCOME AMOUNT IN SUBSEQUENT ANNUITY YEARS UNTIL THE DEATH OF THE DESIGNATED LIFE.

. Please note that if your Unadjusted Account Value is reduced to zero, all subsequent payments will be treated as annuity payments. Further, payments that we make under this benefit after the Latest Annuity Date will be treated as annuity payments.

. If annuity payments are to begin under the terms of your Annuity, or if you decide to begin receiving annuity payments and there is an Annual Income Amount due in subsequent Annuity Years, you can elect one of the following two options: (1) apply your Unadjusted Account Value, less any applicable tax charges, to any annuity option available; or (2) request that, as of the date annuity payments are to begin, we make annuity payments each year equal to the Annual Income Amount. If this option is elected, the Annual Income Amount will not increase after annuity payments have begun. We will make payments until the death of the single designated life. We must receive your request in a form acceptable to us at our Service Office. If applying your Unadjusted Account Value, less any applicable tax charges, to the life-only annuity payment rates results in a higher annual payment, we will give you the higher annual payment.

. In the absence of an election when mandatory annuity payments are to begin we currently make annual annuity payments in the form of a single life fixed annuity with eight payments certain, by applying the greater of the annuity rates then currently available or the annuity rates guaranteed in your Annuity. We reserve the right at any time to increase or decrease the period certain in order to comply with the Code (e.g., to shorten the period certain to match life expectancy under applicable Internal Revenue Service tables). The amount that will be applied to provide such annuity payments will be the greater of:

(1)the present value of the future Annual Income Amount payments. Such present value will be calculated using the greater of the single life fixed annuity rates then currently available or the single life fixed annuity rates guaranteed in your Annuity; and

(2)the Unadjusted Account Value.

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If no Lifetime Withdrawal was ever taken, we will calculate the Annual Income Amount as if you made your first Lifetime Withdrawal on the date the annuity payments are to begin.

OTHER IMPORTANT CONSIDERATIONS

. Withdrawals under Highest Daily Lifetime Income are subject to all of the terms and conditions of the Annuity, including any applicable CDSC for the Non-Lifetime Withdrawal as well as partial withdrawals that exceed the Annual Income Amount. If you have an active Systematic Withdrawal program running at the time you elect this benefit, the first Systematic Withdrawal that processes after your election of the benefit will be deemed a Lifetime Withdrawal. Withdrawals made while Highest Daily Lifetime Income is in effect will be treated, for tax purposes, in the same way as any other withdrawals under the Annuity. Any partial withdrawals made under the benefit will be taken pro rata from the Sub-accounts (including the AST Investment Grade Bond Sub-account) and the DCA MVA Options. If you have an active Systematic Withdrawal program running at the time you elect this benefit, the program must withdraw funds pro-rata.

. Any Lifetime Withdrawal that you take that is less than or equal to the Annual Income Amount is not subject to a CDSC, even if the total amount of such withdrawals in any Annuity Year exceeds the maximum Free Withdrawal amount. For purposes of calculating a CDSC on any future withdrawal, Lifetime Withdrawals that are less than or equal to the Annual Income Amount in an Annuity Year are not treated as withdrawals of Purchase Payments. Moreover, any Lifetime Withdrawal that is treated as Excess Income is subject to any applicable CDSC if the withdrawal is greater than the Free Withdrawal amount.

. You should carefully consider when to begin taking Lifetime Withdrawals. If you begin taking withdrawals early, you may maximize the time during which you may take Lifetime Withdrawals due to longer life expectancy, and you will be using an optional benefit for which you are paying a charge. On the other hand, you could limit the value of the benefit if you begin taking withdrawals too soon. For example, withdrawals reduce your Unadjusted Account Value and may limit the potential for increasing your Protected Withdrawal Value. You should discuss with your Financial Professional when it may be appropriate for you to begin taking Lifetime Withdrawals.

. You cannot allocate Purchase Payments or transfer Unadjusted Account Value to or from the AST Investment Grade Bond Sub-account. A summary description of the AST Investment Grade Bond Portfolio appears within the section entitled "Investment Options." You can find a copy of the AST Investment Grade Bond Portfolio prospectus by going to www.prudentialannuities.com.

. Transfers to and from the Permitted Sub-accounts, the DCA MVA Options, and the AST Investment Grade Bond Sub-account triggered by the predetermined mathematical formula will not count toward the maximum number of free transfers allowable under an Annuity.

. Upon inception of the benefit, 100% of your Unadjusted Account Value must be allocated to the Permitted Sub-accounts. We may amend the Permitted Sub-accounts from time to time. Changes to the Permitted Sub-accounts, or to the requirements as to how you may allocate your Account Value with this benefit, will apply to new elections of the benefit and may apply to current participants in the benefit. To the extent that changes apply to current participants in the benefit, they will only apply upon re-allocation of Account Value, or upon addition of subsequent Purchase Payments. That is, we will not require such current participants to re-allocate Account Value to comply with any new requirements.

. If you elect this benefit and in connection with that election, you are required to reallocate to different Sub-accounts, then on the Valuation Day we receive your request in Good Order, we will (i) sell Units of the non-permitted Sub-accounts and (ii) invest the proceeds of those sales in the Sub-accounts that you have designated. During this reallocation process, your Unadjusted Account Value allocated to the Sub-accounts will remain exposed to investment risk, as is the case generally. The newly-elected benefit will commence at the close of business on the following Valuation Day. Thus, the protection afforded by the newly-elected benefit will not arise until the close of business on the following Valuation Day.

. The current charge for Highest Daily Lifetime Income is 0.95% annually of the greater of the Unadjusted Account Value and Protected Withdrawal Value. The maximum charge for Highest Daily Lifetime Income is 1.50% annually of the greater of the Unadjusted Account Value and Protected Withdrawal Value. As discussed in "Highest Daily Auto Step-Up" above, we may increase the fee upon a step-up under this benefit. We deduct this charge on quarterly anniversaries of the benefit effective date, based on the values on the last Valuation Day prior to the quarterly anniversary. Thus, we deduct, on a quarterly basis, 0.2375% of the greater of the prior Valuation Day's Unadjusted Account Value and the prior Valuation Day's Protected Withdrawal Value. We deduct the fee pro rata from each of your Sub-accounts, including the AST Investment Grade Bond Sub-account. You will begin paying this charge as of the effective date of the benefit even if you do not begin taking withdrawals for many years, or ever. We will not refund the charges you have paid if you choose never to take any withdrawals and/or if you never receive any lifetime income payments.

If the deduction of the charge would result in the Unadjusted Account Value falling below the lesser of $500 or 5% of the sum of the Unadjusted Account Value on the effective date of the benefit plus all Purchase Payments made subsequent thereto (we refer to this as the "Account Value Floor"), we will only deduct that portion of the charge that would not cause the Unadjusted Account Value to fall below the Account Value Floor. If the Unadjusted Account Value on the date we would deduct a charge for the benefit is less than the Account Value Floor, then no charge will be assessed for that benefit quarter. Charges deducted upon termination of the benefit may cause the Unadjusted Account Value to fall below the Account Value Floor. If a charge for the Highest Daily Lifetime Income would be deducted on the same day we process a withdrawal request, the charge will be deducted first, then the withdrawal will be processed. The withdrawal could cause the Unadjusted Account Value to fall below the Account

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Value Floor. While the deduction of the charge (other than the final charge) may not reduce the Unadjusted Account Value to zero, partial withdrawals may reduce the Unadjusted Account Value to zero. If this happens and the Annual Income Amount is greater than zero, we will make payments under the benefit.

ELECTION OF AND DESIGNATIONS UNDER THE BENEFIT

For Highest Daily Lifetime Income, there must be either a single Owner who is the same as the Annuitant, or if the Annuity is entity owned, there must be a single natural person Annuitant. In either case, the Annuitant must be at least 45 years old. Any change of the Annuitant under the Annuity will result in cancellation of Highest Daily Lifetime Income. Similarly, any change of Owner will result in cancellation of Highest Daily Lifetime Income, except if

(a) the new Owner has the same taxpayer identification number as the previous Owner, (b) ownership is transferred from a custodian or other entity to the Annuitant, or vice versa or (c) ownership is transferred from one entity to another entity that is satisfactory to us.

Highest Daily Lifetime Income can be elected at the time that you purchase your Annuity or after the Issue Date, subject to its availability, and our eligibility rules and restrictions. If you elect Highest Daily Lifetime Income and terminate it, you can re-elect it, subject to our current rules and availability. See "Termination of Existing Benefits and Election of New Benefits" for information pertaining to elections, termination and re-election of benefits. PLEASE NOTE THAT IF YOU TERMINATE A LIVING BENEFIT AND ELECT HIGHEST DAILY LIFETIME INCOME, YOU LOSE THE GUARANTEES THAT YOU HAD ACCUMULATED UNDER YOUR EXISTING BENEFIT AND YOUR GUARANTEES UNDER HIGHEST DAILY LIFETIME INCOME WILL BE BASED ON YOUR UNADJUSTED ACCOUNT VALUE ON THE EFFECTIVE DATE OF HIGHEST DAILY LIFETIME INCOME. You and your Financial Professional should carefully consider whether terminating your existing benefit and electing Highest Daily Lifetime Income is appropriate for you. We reserve the right to waive, change and/or further limit the election frequency in the future.

If you wish to elect this benefit and you are currently participating in a Systematic Withdrawal program, amounts withdrawn under the program must be taken on a pro rata basis from your Annuity's Sub-accounts (i.e., in direct proportion to the proportion that each such Sub-account bears to your total Account Value) in order for you to be eligible for the benefit. Thus, you may not elect Highest Daily Lifetime Income so long as you participate in a Systematic Withdrawal program in which withdrawals are not taken pro rata.

TERMINATION OF THE BENEFIT

You may terminate Highest Daily Lifetime Income at any time by notifying us. If you terminate the benefit, any guarantee provided by the benefit will terminate as of the date the termination is effective, and certain restrictions on re-election may apply.

THE BENEFIT AUTOMATICALLY TERMINATES UPON THE FIRST TO OCCUR OF THE FOLLOWING:

(I)YOUR TERMINATION OF THE BENEFIT,

(II)YOUR SURRENDER OF THE ANNUITY,

(III)YOUR ELECTION TO BEGIN RECEIVING ANNUITY PAYMENTS (ALTHOUGH IF YOU HAVE ELECTED TO RECEIVE THE ANNUAL INCOME AMOUNT IN THE FORM OF ANNUITY PAYMENTS, WE WILL CONTINUE TO PAY THE ANNUAL INCOME AMOUNT)

(IV)OUR RECEIPT OF DUE PROOF OF DEATH OF THE OWNER OR ANNUITANT (FOR ENTITY-OWNED ANNUITIES)

(V)BOTH THE UNADJUSTED ACCOUNT VALUE AND ANNUAL INCOME AMOUNT EQUAL ZERO, OR

(VI)YOU CEASE TO MEET OUR REQUIREMENTS AS DESCRIBED IN "ELECTION OF AND DESIGNATIONS UNDER THE BENEFIT" ABOVE.

"Due Proof of Death" is satisfied when we receive all of the following in Good Order: (a) a death certificate or similar documentation acceptable to us;

(b) all representations we require or which are mandated by applicable law or regulation in relation to the death claim and the payment of death proceeds; and (c) any applicable election of the method of payment of the death benefit, if not previously elected by the Owner, by at least one Beneficiary.

Upon termination of Highest Daily Lifetime Income other than upon the death of the Annuitant or Annuitization, we impose any accrued fee for the benefit (i.e., the fee for the pro-rated portion of the year since the fee was last assessed), and thereafter we cease deducting the charge for the benefit. However, if the amount in the Sub-accounts is not enough to pay the charge, we will reduce the fee to no more than the amount in the Sub-accounts. With regard to your investment allocations, upon termination we will: (i) leave intact amounts that are held in the Permitted Sub-accounts, and (ii) unless you are participating in an asset allocation program (i.e., Static Re-balancing Program, or 6 or 12 Month DCA Program for which we are providing administrative support), transfer all amounts held in the AST Investment Grade Bond Sub-account to your variable Investment Options, pro rata (i.e. in the same proportion as the current balances in your variable Investment Options). If, prior to the transfer from the AST Investment Grade Bond Sub-account, the Unadjusted Account Value in the variable Investment Options is zero, we will transfer such amounts to the AST Money Market Sub-account.

If a surviving spouse elects to continue the Annuity, Highest Daily Lifetime Income terminates upon Due Proof of Death. The spouse may newly elect the benefit subject to the restrictions discussed above.

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HOW HIGHEST DAILY LIFETIME INCOME BENEFIT/SPOUSAL HIGHEST DAILY LIFETIME INCOME BENEFIT TRANSFERS UNADJUSTED ACCOUNT VALUE BETWEEN YOUR PERMITTED SUB-ACCOUNTS AND THE AST INVESTMENT GRADE BOND SUB-ACCOUNT An integral part of Highest Daily Lifetime Income Benefit (including Spousal Highest Daily Lifetime Income) is the predetermined mathematical formula used to transfer Unadjusted Account Value between the Permitted Sub-accounts and a specified bond fund within the Advanced Series Trust (the "AST Investment Grade Bond Sub-account"). Only the predetermined mathematical formula can transfer Unadjusted Account Value to and from the AST Investment Grade Bond Sub-account, and thus you may not allocate Purchase Payments to or make transfers to or from the AST Investment Grade Bond Sub-account. The formula is set forth in Appendix B (and is described below). Because these restrictions and the use of the formula lessen the risk that your Unadjusted Account Value will be reduced to zero while you are still alive, they also reduce the likelihood that we will make any lifetime income payments under this benefit. They may also limit your upside potential for growth.

As indicated above, we limit the Sub-accounts to which you may allocate Unadjusted Account Value if you elect Highest Daily Lifetime Income. For purposes of these benefits, we refer to those permitted Investment Options as the "Permitted Sub-accounts". Subject to availability, you may also choose to allocate Purchase Payments while this program is in effect to the DCA MVA Options utilized with our 6 or 12 Month Dollar Cost Averaging Program ("6 or 12 Month DCA Program"). If you are participating in Highest Daily Lifetime Income and also are participating in the 6 or 12 Month DCA Program, and the formula under the benefit dictates a transfer from the Permitted Sub-accounts to the AST Investment Grade Bond Sub-account, then the amount to be transferred will be taken entirely from the Sub-accounts, provided there is sufficient Unadjusted Account Value in those Sub-accounts to meet the required transfer amount. Only if there is insufficient Unadjusted Account Value in those Sub-accounts will an amount be transferred from the DCA MVA Options. For purposes of the discussion below concerning transfers from the Permitted Sub-accounts to the AST Investment Grade Bond Sub-account, amounts held within the DCA MVA Options are included within the term "Permitted Sub-accounts". Thus, amounts may be transferred from the DCA MVA Options in the circumstances described above and in the section of the prospectus entitled 6 or 12 Month Dollar Cost Averaging Program. Any transfer dictated by the formula out of the AST Investment Grade Bond Sub-account will only be transferred to the Permitted Sub-accounts, not the DCA MVA Options. We will not assess any Market Value Adjustment with respect to transfers under the formula from the DCA MVA Options.

Generally, the formula, which is applied each Valuation Day, operates as follows. The formula starts by identifying an income basis for that day and then multiplies that figure by 5%, to produce a projected (i.e., hypothetical) income amount. Note that 5% is used in the formula, irrespective of the Annuitant's attained age. Then it produces an estimate of the total amount targeted in our allocation model, based on the projected income amount and factors set forth in the formula. In the formula, we refer to that value as the "Target Value" or "L." If you have already made a partial withdrawal, your projected income amount (and thus your Target Value) would take into account any automatic step-up, any subsequent Purchase Payments, and any Excess Income. Next, the formula subtracts from the Target Value the amount held within the AST Investment Grade Bond Sub-account on that day, and divides that difference by the amount held within the Permitted Sub-accounts. That ratio, which essentially isolates the amount of your Target Value that is not offset by amounts held within the AST Investment Grade Bond Sub-account, is called the "Target Ratio" or "r". If, on each of three consecutive Valuation Days, the Target Ratio is greater than 83% but less than or equal to 84.5%, the formula will, on such third Valuation Day, make a transfer from the Permitted Sub-accounts in which you are invested (subject to the 90% cap discussed below) to the AST Investment Grade Bond Sub-account. As discussed above, if all or a portion of your Unadjusted Account Value is allocated to one or more DCA MVA Options at the time a transfer to the AST Investment Grade Bond Sub-account is required under the formula, we will first look to process the transfer from the Permitted Sub-accounts, other than the DCA MVA Options. If the amount allocated to the Permitted Sub-accounts is insufficient to satisfy the transfer, then any remaining amounts will be transferred from the DCA MVA Options. Once a transfer is made, the three consecutive Valuation Days begin again. If, however, on any Valuation Day, the Target Ratio is above 84.5%, the formula will make a transfer from the Permitted Sub-accounts (subject to the 90% cap) to the AST Investment Grade Bond Sub-account (as described above). If the Target Ratio falls below 78% on any Valuation Day, then a transfer from the AST Investment Grade Bond Sub-account to the Permitted Sub-accounts (excluding the DCA MVA Options) will occur.

The formula will not execute a transfer to the AST Investment Grade Bond Sub-account that results in more than 90% of your Unadjusted Account Value being allocated to the AST Investment Grade Bond Sub-account ("90% cap") on that Valuation Day. Thus, on any Valuation Day, if the formula would require a transfer to the AST Investment Grade Bond Sub-account that would result in more than 90% of the Unadjusted Account Value being allocated to the AST Investment Grade Bond Sub-account, only the amount that results in exactly 90% of the Unadjusted Account Value being allocated to the AST Investment Grade Bond Sub- account will be transferred. Additionally, future transfers into the AST Investment Grade Bond Sub-account will not be made (regardless of the performance of the AST Investment Grade Bond Sub-account and the Permitted Sub-accounts) at least until there is first a transfer out of the AST Investment Grade Bond Sub-account. Once this transfer occurs out of the AST Investment Grade Bond Sub-account, future amounts may be transferred to or from the AST Investment Grade Bond Sub-account if dictated by the formula (subject to the 90% cap). At no time will the formula make a transfer to the AST Investment Grade Bond Sub-account that results in greater than 90% of your Unadjusted Account Value being allocated to the AST Investment Grade Bond Sub-account. However, it is possible that, due to the investment performance of your allocations in the AST Investment Grade Bond Sub-account and your allocations in the Permitted Sub-accounts you have selected, your Unadjusted Account Value could be more than 90% invested in the AST Investment Grade Bond Sub-account.

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If you make additional Purchase Payments to your Annuity while the 90% cap is in effect, the formula will not transfer any of such additional Purchase Payments to the AST Investment Grade Bond Sub-account at least until there is first a transfer out of the AST Investment Grade Bond Sub-account, regardless of how much of your Unadjusted Account Value is in the Permitted Sub-accounts. This means that there could be scenarios under which, because of the additional Purchase Payments you make, less than 90% of your entire Unadjusted Account Value is allocated to the AST Investment Grade Bond Sub-account, and the formula will still not transfer any of your Unadjusted Account Value to the AST Investment Grade Bond Sub-account (at least until there is first a transfer out of the AST Investment Grade Bond Sub-account). For example,

. September 4, 2012 - a transfer is made to the AST Investment Grade Bond Sub-account that results in the 90% cap being met and now $90,000 is allocated to the AST Investment Grade Bond Sub-account and $10,000 is allocated to the Permitted Sub-accounts.

. September 5, 2012 - you make an additional Purchase Payment of $10,000. No transfers have been made from the AST Investment Grade Bond Sub-account to the Permitted Sub-accounts since the cap went into effect on September 4, 2012.

. On September 5, 2012 - (and at least until first a transfer is made out of the AST Investment Grade Bond Sub-account under the formula) - the $10,000 payment is allocated to the Permitted Sub-accounts and on this date you have 82% in the AST Investment Grade Bond Sub-account and 18% in the Permitted Sub-accounts (such that $20,000 is allocated to the Permitted Sub-accounts and $90,000 to the AST Investment Grade Bond Sub-account).

. Once there is a transfer out of the AST Investment Grade Bond Sub-account (of any amount), the formula will operate as described above, meaning that the formula could transfer amounts to or from the AST Investment Grade Bond Sub-account if dictated by the formula (subject to the 90% cap).

Under the operation of the formula, the 90% cap may come into and out of effect multiple times while you participate in the benefit. We will continue to monitor your Unadjusted Account Value daily and, if dictated by the formula, systematically transfer amounts between the Permitted Sub-accounts you have chosen and the AST Investment Grade Bond Sub-account as dictated by the formula.

Under the formula, investment performance of your Unadjusted Account Value that is negative, flat, or even moderately positive may result in a transfer of a portion of your Unadjusted Account Value in the Permitted Sub-accounts to the AST Investment Grade Bond Sub-account because such investment performance will tend to increase the Target Ratio. Because the amount allocated to the AST Investment Grade Bond Sub-account and the amount allocated to the Permitted Sub-accounts each is a variable in the formula, the investment performance of each affects whether a transfer occurs for your Annuity. In deciding how much to transfer, we use another formula, which essentially seeks to re-balance amounts held in the Permitted Sub-accounts and the AST Investment Grade Bond Sub-account so that the Target Ratio meets a target, which currently is equal to 80%. Once you elect Highest Daily Lifetime Income, the values we use to compare to the Target Ratio will be fixed. For newly-issued Annuities that elect Highest Daily Lifetime Income and existing Annuities that elect Highest Daily Lifetime Income in the future, however, we reserve the right to change such values.

Additionally, on each monthly Annuity Anniversary (if the monthly Annuity Anniversary does not fall on a Valuation Day, the next Valuation Day will be used), following all of the above described daily calculations, if there is money allocated to the AST Investment Grade Bond Sub-account, we will perform an additional monthly calculation to determine whether or not a transfer will be made from the AST Investment Grade Bond Sub-account to the Permitted Sub-accounts. This transfer will automatically occur provided that the Target Ratio, as described above, would be less than 83% after the transfer. The formula will not execute a transfer if the Target Ratio after this transfer would occur would be greater than or equal to 83%.

The amount of the transfer will be equal to the lesser of:

a) The total value of all your Unadjusted Account Value in the AST Investment Grade Bond Sub-account, or

b) An amount equal to 5% of your total Unadjusted Account Value.

While you are not notified when your Annuity reaches a transfer trigger under the formula, you will receive a confirmation statement indicating the transfer of a portion of your Unadjusted Account Value either to or from the AST Investment Grade Bond Sub-account. The formula by which the transfer operates is designed primarily to mitigate some of the financial risks that we incur in providing the guarantee under Highest Daily Lifetime Income and Spousal Highest Daily Lifetime Income. Depending on the results of the calculations of the formula, we may, on any Valuation Day:

. Not make any transfer between the Permitted Sub-accounts and the AST Investment Grade Bond Sub-account; or

. If a portion of your Unadjusted Account Value was previously allocated to the AST Investment Grade Bond Sub-account, transfer all or a portion of those amounts to the Permitted Sub-accounts (as described above); or

. Transfer a portion of your Unadjusted Account Value in the Permitted Sub-accounts and the DCA MVA Options to the AST Investment Grade Bond Sub-account.

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The amount and timing of transfers to and from the AST Investment Grade Bond Sub-account pursuant to the formula depend upon a number of factors unique to your Annuity (and is not necessarily directly correlated with the securities markets, bond markets, or interest rates, in general) including:

. The difference between your Unadjusted Account Value and your Protected Withdrawal Value;

. How long you have owned Highest Daily Lifetime Income /Spousal Highest Daily Lifetime Income;

. The performance of the Permitted Sub-accounts you have chosen;

. The performance of the AST Investment Grade Bond Sub-account;

. The amount allocated to each of the Permitted Sub-accounts you have chosen;

. The amount allocated to the AST Investment Grade Bond Sub-account;

. Additional Purchase Payments, if any, you make to your Annuity; and

. Withdrawals, if any, you take from your Annuity (partial withdrawals are taken pro rata from your Unadjusted Account Value).

At any given time, some, most or none of your Unadjusted Account Value will be allocated to the AST Investment Grade Bond Sub-account, as dictated by the formula.

The more of your Unadjusted Account Value that is allocated to the AST Investment Grade Bond Sub-account, the greater the impact of the performance of that Sub-account in determining whether (and how much) your Unadjusted Account Value is transferred back to the Permitted Sub-accounts. Further, it is possible under the formula that, if a significant portion of your Unadjusted Account Value is allocated to the AST Investment Grade Bond Sub-account and that Sub-account has good performance but the performance of your Permitted Sub-accounts is negative, the formula might transfer your Unadjusted Account Value to the Permitted Sub-accounts. Similarly, the more you have allocated to the Permitted Sub-accounts, the greater the impact of the performance of those Permitted Sub-accounts will have on any transfer to the AST Investment Grade Bond Sub-account.

If you make additional Purchase Payments to your Annuity, they will be allocated according to your allocation instructions. Once they are allocated to your Annuity, they will also be subject to the formula described above and therefore may be transferred to the AST Investment Grade Bond Portfolio, if dictated by the formula.

Any Unadjusted Account Value in the AST Investment Grade Bond Sub-account will not be available to participate in the investment experience of the Permitted Sub-accounts regardless of whether there is a subsequent Sub-account decline or market recovery until it is transferred out of the AST Investment Grade Bond Sub-account.

ADDITIONAL TAX CONSIDERATIONS

If you purchase an annuity as an investment vehicle for "qualified" investments, including an IRA, SEP-IRA, Tax Sheltered Annuity (or 403(b)) or employer plan under Code Section 401(a), the Required Minimum Distribution rules under the Code provide that you begin receiving periodic amounts beginning after age 70 1/2. For a Tax Sheltered Annuity or a 401(a) plan for which the participant is not a greater than five (5) percent Owner of the employer, this required beginning date can generally be deferred to retirement, if later. Roth IRAs are not subject to these rules during the Owner's lifetime. The amount required under the Code may exceed the Annual Income Amount, which will cause us to increase the Annual Income Amount in any Annuity Year that Required Minimum Distributions due from your Annuity are greater than such amounts, as discussed above. In addition, the amount and duration of payments under the annuity payment provision may be adjusted so that the payments do not trigger any penalty or excise taxes due to tax considerations such as Required Minimum Distribution rules under the tax law.

As indicated, withdrawals made while this benefit is in effect will be treated, for tax purposes, in the same way as any other withdrawals under the Annuity. Please see the Tax Considerations section for a detailed discussion of the tax treatment of withdrawals. We do not address each potential tax scenario that could arise with respect to this benefit here. However, we do note that if you participate in Highest Daily Lifetime Income or Spousal Highest Daily Lifetime Income through a non-qualified annuity, as with all withdrawals, once all Purchase Payments are returned under the Annuity, all subsequent withdrawal amounts will be taxed as ordinary income.

SPOUSAL HIGHEST DAILY LIFETIME INCOME BENEFIT

Spousal Highest Daily Lifetime(R) Income Benefit is a lifetime guaranteed minimum withdrawal benefit, under which, subject to the terms of the benefit, we guarantee your ability to take a certain annual withdrawal amount for the lives of two individuals who are spouses. We reserve the right, in our sole discretion, to cease offering this benefit for new elections, at any time.

We offer a benefit that guarantees, until the later death of two natural persons who are each other's spouse at the time of election of the benefit and at the first death of one of them (the "designated lives", and each, a "designated life"), the ability to withdraw an annual amount (the "Annual Income Amount") equal to a percentage of an initial principal value (the "Protected Withdrawal Value") regardless of the impact of Sub-account performance on the Unadjusted Account Value, subject to our rules regarding the timing and amount of withdrawals. You are guaranteed to be able to withdraw the Annual Income Amount for the lives of the designated lives, provided you have not made withdrawals treated as Excess Income that result in your Unadjusted Account Value

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being reduced to zero. We also permit you to designate the first withdrawal from your Annuity as a one-time "Non-Lifetime Withdrawal." All other partial withdrawals from your Annuity are considered a "Lifetime Withdrawal" under the benefit. Withdrawals are taken first from your own Unadjusted Account Value. We are only required to begin making lifetime income payments to you under our guarantee when and if your Unadjusted Account Value is reduced to zero (for any reason other than due to partial withdrawals of Excess Income). The benefit may be appropriate if you intend to make periodic withdrawals from your Annuity, wish to ensure that Sub-account performance will not affect your ability to receive annual payments, and wish either spouse to be able to continue Spousal Highest Daily Lifetime Income after the death of the first spouse. You are not required to make withdrawals as part of the benefit - the guarantees are not lost if you withdraw less than the maximum allowable amount each year under the rules of the benefit. An integral component of Spousal Highest Daily Lifetime Income is the predetermined mathematical formula we employ that may periodically transfer your Unadjusted Account Value to and from the AST Investment Grade Bond Sub-account. See the section above entitled "How Highest Daily Lifetime Income /Spousal Highest Daily Lifetime Income Transfers Unadjusted Account Value Between Your Permitted Sub-accounts and the AST Investment Grade Bond Sub-account."

Spousal Highest Daily Lifetime Income is the spousal version of Highest Daily Lifetime Income. This version is only being offered in those jurisdictions where we have received regulatory approval and will be offered subsequently in other jurisdictions when we receive regulatory approval in those jurisdictions. Currently, if you elect Spousal Highest Daily Lifetime Income and subsequently terminate the benefit, you may elect another living benefit, subject to our current rules. See "Election of and Designations under the Benefit" below and "Termination of Existing Benefits and Election of New Benefits" for details. Please note that if you terminate Spousal Highest Daily Lifetime Income Benefit and elect another benefit, you lose the guarantees that you had accumulated under your existing benefit and will begin the new guarantees under the new benefit you elect based on your Unadjusted Account Value as of the date the new benefit becomes active.

Spousal Highest Daily Lifetime Income must be elected based on two designated lives, as described below. Each designated life must be at least 45 years old when the benefit is elected. Spousal Highest Daily Lifetime Income is not available if you elect any other optional living benefit. As long as your Spousal Highest Daily Lifetime Income is in effect, you must allocate your Unadjusted Account Value in accordance with the permitted Sub-accounts and other Investment Option(s) available with this benefit. For a more detailed description of the permitted Investment Options, see the "Investment Options" section.

Although you are guaranteed the ability to withdraw your Annual Income Amount for life even if your Unadjusted Account Value falls to zero, if you take a partial withdrawal of Excess Income that brings your Unadjusted Account Value to zero, your Annual Income Amount also would fall to zero, and the benefit and the Annuity then would terminate. In that scenario, no further amount would be payable under Spousal Highest Daily Lifetime Income.

You may also participate in the 6 or 12 Month Dollar Cost Averaging Program if you elect Spousal Highest Daily Lifetime Income, subject to the 6 or 12 Month DCA Program's rules.

KEY FEATURE - PROTECTED WITHDRAWAL VALUE

The Protected Withdrawal Value is used to calculate the initial Annual Income Amount. The Protected Withdrawal Value is separate from your Unadjusted Account Value and not available as cash or a lump sum. On the effective date of the benefit, the Protected Withdrawal Value is equal to your Unadjusted Account Value. On each Valuation Day thereafter until the date of first Lifetime Withdrawal (excluding any Non-Lifetime Withdrawal discussed below), the Protected Withdrawal Value is equal to the "Periodic Value" described in the next paragraph.

The "Periodic Value" initially is equal to the Unadjusted Account Value on the effective date of the benefit. On each Valuation Day thereafter until the first Lifetime Withdrawal, we recalculate the Periodic Value. We stop determining the Periodic Value upon your first Lifetime Withdrawal after the effective date of the benefit. On each Valuation Day (the "Current Valuation Day"), the Periodic Value is equal to the greater of:

(1)the Periodic Value for the immediately preceding business day (the "Prior Valuation Day") appreciated at the daily equivalent of 5% annually during the calendar day(s) between the Prior Valuation Day and the Current Valuation Day (i.e., one day for successive Valuation Days, but more than one calendar day for Valuation Days that are separated by weekends and/or holidays), plus the amount of any Purchase Payment made on the Current Valuation Day (the Periodic Value is proportionally reduced for any Non-Lifetime Withdrawal); and

(2)the Unadjusted Account Value on the current Valuation Day.

If you have not made a Lifetime Withdrawal on or before the 12th Anniversary of the effective date of the benefit, your Periodic Value on the 12th Anniversary of the benefit effective date is equal to the greater of:

(1)the Periodic Value described above or,

(2)the sum of (a), (b) and (c) proportionally reduced for any Non-Lifetime Withdrawal:

(a)200% of the Unadjusted Account Value on the effective date of the benefit including any Purchase Payments made on that day;

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(b)200% of all Purchase Payments made within one year following the effective date of the benefit; and

(c)all Purchase Payments made after one year following the effective date of the benefit.

Once the first Lifetime Withdrawal is made, the Protected Withdrawal Value at any time is equal to the greater of (i) the Protected Withdrawal Value on the date of the first Lifetime Withdrawal, increased for subsequent Purchase Payments and reduced for subsequent Lifetime Withdrawals, and (ii) the highest daily Unadjusted Account Value upon any step-up, increased for subsequent Purchase Payments and reduced for subsequent Lifetime Withdrawals (see the examples that begin immediately prior to the sub-heading below entitled "Example of dollar-for-dollar reductions").

KEY FEATURE - ANNUAL INCOME AMOUNT UNDER SPOUSAL HIGHEST DAILY LIFETIME INCOME The Annual Income Amount is equal to a specified percentage of the Protected Withdrawal Value. The percentage initially depends on the age of the younger designated life on the date of the first Lifetime Withdrawal after election of the benefit. The percentages are: 2.5% for ages 45-54, 3.5% for ages 55 to less than 59 1/2; 4.5% for ages 59 1/2 to 84, and 5.5% for ages 85 and older. We use the age of the younger designated life even if that designated life is no longer a participant under the Annuity due to death or divorce. Under Spousal Highest Daily Lifetime Income, if your cumulative Lifetime Withdrawals in an Annuity Year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent Annuity Years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that Annuity Year and also will reduce the Protected Withdrawal Value on a dollar-for-dollar basis. If your cumulative Lifetime Withdrawals in an Annuity Year are in excess of the Annual Income Amount for any Annuity Year ("Excess Income"), your Annual Income Amount in subsequent years will be reduced (except with regard to Required Minimum Distributions for this Annuity that comply with our rules) by the result of the ratio of the Excess Income to the Unadjusted Account Value immediately prior to such withdrawal (see examples of this calculation below). Excess Income also will reduce the Protected Withdrawal Value by the same ratio.

AS DISCUSSED IN THIS PARAGRAPH, WHEN YOU MAKE A PARTIAL WITHDRAWAL THAT IS SUBJECT TO A CDSC AND/OR TAX WITHHOLDING, WE WILL IDENTIFY THE AMOUNT THAT INCLUDES NOT ONLY THE AMOUNT YOU ACTUALLY RECEIVE, BUT ALSO THE AMOUNT OF THE CDSC AND/OR TAX WITHHOLDING, TO DETERMINE WHETHER YOUR WITHDRAWAL HAS EXCEEDED THE ANNUAL INCOME AMOUNT. WHEN YOU TAKE A PARTIAL WITHDRAWAL, YOU MAY REQUEST A "GROSS" WITHDRAWAL AMOUNT (E.G., $2000) BUT THEN HAVE ANY CDSC AND/OR TAX WITHHOLDING DEDUCTED FROM THE AMOUNT YOU ACTUALLY RECEIVE (ALTHOUGH AN MVA MAY ALSO BE APPLIED TO YOUR REMAINING UNADJUSTED ACCOUNT VALUE, IT IS NOT CONSIDERED FOR PURPOSES OF DETERMINING EXCESS INCOME). THE PORTION OF A WITHDRAWAL THAT EXCEEDED YOUR ANNUAL INCOME AMOUNT (IF ANY) WOULD BE TREATED AS EXCESS INCOME AND THUS WOULD REDUCE YOUR ANNUAL INCOME AMOUNT IN SUBSEQUENT YEARS. ALTERNATIVELY, YOU MAY REQUEST THAT A "NET" WITHDRAWAL AMOUNT ACTUALLY BE PAID TO YOU (E.G., $2000), WITH THE UNDERSTANDING THAT ANY CDSC AND/OR TAX WITHHOLDING (E.G., $240) BE APPLIED TO YOUR REMAINING UNADJUSTED ACCOUNT VALUE (ALTHOUGH AN MVA MAY ALSO BE APPLIED TO YOUR REMAINING UNADJUSTED ACCOUNT VALUE, IT IS NOT CONSIDERED FOR PURPOSES OF DETERMINING EXCESS INCOME). IN THE LATTER SCENARIO, WE DETERMINE WHETHER ANY PORTION OF THE WITHDRAWAL IS TO BE TREATED AS EXCESS INCOME BY LOOKING TO THE SUM OF THE NET AMOUNT YOU ACTUALLY RECEIVE (E.G., $2000) AND THE AMOUNT OF ANY CDSC AND/OR TAX WITHHOLDING (IN THIS EXAMPLE, A TOTAL OF $2240). THE AMOUNT OF THAT SUM (E.G., THE $2000 YOU RECEIVED PLUS THE $240 FOR THE CDSC AND/OR TAX WITHHOLDING) THAT EXCEEDS YOUR ANNUAL INCOME AMOUNT WILL BE TREATED AS EXCESS INCOME - THEREBY REDUCING YOUR ANNUAL INCOME AMOUNT IN SUBSEQUENT YEARS.

You may use the Systematic Withdrawal program to make withdrawals of the Annual Income Amount. Any systematic withdrawal will be deemed a Lifetime Withdrawal under this benefit.

Any Purchase Payment that you make subsequent to the election of Spousal Highest Daily Lifetime Income and subsequent to the first Lifetime Withdrawal will (i) immediately increase the then-existing Annual Income Amount by an amount equal to a percentage of the Purchase Payment based on the age of the younger designated life at the time of the first Lifetime Withdrawal (the percentages are: 2.5% for ages 45-54, 3.5% for ages 55 to less than 59 1/2, 4.5% for ages 59 1/2 to 84, and 5.5% for ages 85 and older), and (ii) increase the Protected Withdrawal Value by the amount of the Purchase Payment.

If your Annuity permits additional Purchase Payments, we may limit any additional Purchase Payment(s) if we determine that as a result of the timing and amounts of your additional Purchase Payments and withdrawals, the Annual Income Amount is being increased in an unintended fashion. Among the factors we will use in making a determination as to whether an action is designed to increase the Annual Income Amount in an unintended fashion is the relative size of additional Purchase Payment(s). We reserve the right to not accept additional Purchase Payments if we are not then offering this benefit for new elections. We will exercise such reservation of right for all annuity purchasers in the same class in a nondiscriminatory manner.

HIGHEST DAILY AUTO STEP-UP

An automatic step-up feature ("Highest Daily Auto Step-Up") is part of this benefit. As detailed in this paragraph, the Highest Daily Auto Step-Up feature can result in a larger Annual Income Amount subsequent to your first Lifetime Withdrawal. The Highest Daily Step-Up starts with the anniversary of the Issue Date of the Annuity (the "Annuity Anniversary") immediately after your first Lifetime Withdrawal under the benefit. Specifically, upon the first such Annuity Anniversary, we identify the Unadjusted Account Value on each Valuation Day within the immediately preceding Annuity Year after your first Lifetime Withdrawal.

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Having identified the highest daily value (after all daily values have been adjusted for subsequent Purchase Payments and withdrawals), we then multiply that value by a percentage that varies based on the age of the younger designated life on the Annuity Anniversary as of which the step-up would occur. The percentages are 2.5% for ages 45-54, 3.5% for ages 55 to less than 59 1/2, 4.5% for ages 59 1/2 to 84, and 5.5% for ages 85 and older. If that value exceeds the existing Annual Income Amount, we replace the existing amount with the new, higher amount. Otherwise, we leave the existing Annual Income Amount intact. We will not automatically increase your Annual Income Amount solely as a result of your attaining a new age that is associated with a new age-based percentage. The Unadjusted Account Value on the Annuity Anniversary is considered the last daily step-up value of the Annuity Year. In later years (i.e., after the first Annuity Anniversary after the first Lifetime Withdrawal), we determine whether an automatic step-up should occur on each Annuity Anniversary by performing a similar examination of the Unadjusted Account Values that occurred on Valuation Days during the year. Taking Lifetime Withdrawals could produce a greater difference between your Protected Withdrawal Value and your Unadjusted Account Value, which may make a Highest Daily Auto Step-up less likely to occur. At the time that we increase your Annual Income Amount, we also increase your Protected Withdrawal Value to equal the highest daily value upon which your step-up was based only if that results in an increase to the Protected Withdrawal Value. Your Protected Withdrawal Value will never be decreased as a result of an income step-up. If, on the date that we implement a Highest Daily Auto Step-Up to your Annual Income Amount, the charge for Spousal Highest Daily Lifetime Income has changed for new purchasers, you may be subject to the new charge at the time of such step-up. Prior to increasing your charge for Spousal Highest Daily Lifetime Income Benefit upon a step-up, we would notify you, and give you the opportunity to cancel the automatic step-up feature. If you receive notice of a proposed step-up and accompanying fee increase, you should carefully evaluate whether the amount of the step-up justifies the increased fee to which you will be subject. Any such increased charge will not be greater than the maximum charge set forth in the table entitled "Your Optional Benefit Fees and Charges".

If you are enrolled in a Systematic Withdrawal program, we will not automatically increase the withdrawal amount when there is an increase to the Annual Income Amount. You must notify us in order to increase the withdrawal amount of any Systematic Withdrawal program.

Spousal Highest Daily Lifetime Income does not affect your ability to take partial withdrawals under your Annuity, or limit your ability to take partial withdrawals that exceed the Annual Income Amount. Under Spousal Highest Daily Lifetime Income, if your cumulative Lifetime Withdrawals in an Annuity Year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent Annuity Years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that Annuity Year. If, cumulatively, you withdraw an amount less than the Annual Income Amount in any Annuity Year, you cannot carry over the unused portion of the Annual Income Amount to subsequent Annuity Years. If your cumulative (partial) Lifetime Withdrawals in an Annuity Year exceed the Annual Income Amount, your Annual Income Amount in subsequent years will be reduced (except with regard to Required Minimum Distributions for this Annuity that comply with our rules).

Because each of the Protected Withdrawal Value and Annual Income Amount is determined in a way that is not solely related to Unadjusted Account Value, it is possible for the Unadjusted Account Value to fall to zero, even though the Annual Income Amount remains.

Examples of dollar-for-dollar and proportional reductions, and the Highest Daily Auto Step-Up are set forth below. The values shown here are purely hypothetical, and do not reflect the charges for Spousal Highest Daily Lifetime Income or any other fees and charges under the Annuity. Assume the following for all three examples:

. The Issue Date is November 1, 2011

. Spousal Highest Daily Lifetime Income is elected on August 1, 2012

. Both designated lives were 70 years old when they elected Spousal Highest Daily Lifetime Income

. The first withdrawal is a Lifetime Withdrawal

EXAMPLE OF DOLLAR-FOR-DOLLAR REDUCTIONS

On October 24, 2012, the Protected Withdrawal Value is $120,000, resulting in an Annual Income Amount of $5,400 (since the younger designated life is between the ages of 59 1/2 and 84 at the time of the first Lifetime Withdrawal, the Annual Income Amount is 4.5% of the Protected Withdrawal Value, in this case 4.5% of $120,000). Assuming $2,500 is withdrawn from the Annuity on this date, the remaining Annual Income Amount for that Annuity Year (up to and including October 31, 2012) is $2,900. This is the result of a dollar-for-dollar reduction of the Annual Income Amount ($5,400 less $2,500 = $2,900).

EXAMPLE OF PROPORTIONAL REDUCTIONS

Continuing the previous example, assume an additional withdrawal of $5,000 occurs on October 29, 2012 and the Account Value at the time and immediately prior to this withdrawal is $118,000. The first $2,900 of this withdrawal reduces the Annual Income Amount for that Annuity Year to $0. The remaining withdrawal amount of $2,100 reduces the Annual Income Amount in future Annuity Years on a proportional basis based on the ratio of the Excess Income to the Unadjusted Account Value immediately prior to the Excess Income. (Note that if there were other withdrawals in that Annuity Year, each would result in another proportional reduction to the Annual Income Amount).

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HERE IS THE CALCULATION:

Unadjusted Account Value before Lifetime Withdrawal                  $118,000.00
Less amount of "non" Excess Income                                   $  2,900.00
Unadjusted Account Value immediately before Excess Income of $2,100  $115,100.00
Excess Income amount                                                 $  2,100.00
Ratio                                                                       1.82%
Annual Income Amount                                                 $  5,400.00
Less ratio of 1.82%                                                  $     98.28
Annual Income Amount for future Annuity Years                        $  5,301.72

EXAMPLE OF HIGHEST DAILY AUTO STEP-UP

On each Annuity Anniversary date after the first Lifetime Withdrawal, the Annual Income Amount is stepped-up if the appropriate percentage (based on the younger designated life's age on that Annuity Anniversary) of the highest daily value since your first Lifetime Withdrawal (or last Annuity Anniversary in subsequent years), adjusted for withdrawals and additional Purchase Payments, is greater than the Annual Income Amount, adjusted for Excess Income and additional Purchase Payments.

Continuing the same example as above, the Annual Income Amount for this Annuity Year is $5,400. However, the Excess Income on October 29 reduces the amount to $5,301.72 for future years (see above). For the next Annuity Year, the Annual Income Amount will be stepped up if 4.5% (since the younger designated life is between 59 1/2 and 84 on the date of the potential step-up) of the highest daily Unadjusted Account Value adjusted for withdrawals and Purchase Payments, is greater than $5,301.72. Here are the calculations for determining the daily values. Only the October 26 value is being adjusted for Excess Income as the October 30, October 31 and November 1 Valuation Days occur after the Excess Income on October 29.

                           HIGHEST DAILY VALUE    ADJUSTED ANNUAL INCOME
            UNADJUSTED   (ADJUSTED FOR WITHDRAWAL  AMOUNT (4.5% OF THE
DATE*      ACCOUNT VALUE AND PURCHASE PAYMENTS)**  HIGHEST DAILY VALUE)
-----      ------------- ------------------------ ----------------------
26-Oct-12   $119,000.00        $119,000.00              $5,355.00
29-Oct-12   $113,000.00        $113,986.98              $5,129.41
30-Oct-12   $113,000.00        $113,986.98              $5,129.41
31-Oct-12   $119,000.00        $119,000.00              $5,355.00
1-Nov-12    $118,473.00        $119,000.00              $5,355.00

* In this example, the Annuity Anniversary date is November 1. The Valuation Dates are every day following the first Lifetime Withdrawal. In subsequent Annuity Years Valuation Dates will be every day following the Annuity Anniversary. The Annuity Anniversary Date of November 1 is considered the final Valuation Date for the Annuity Year. ** In this example, the first daily value after the first Lifetime Withdrawal is $119,000 on October 26, resulting in an adjusted Annual Income Amount of $5,355.00. This amount is adjusted on October 29 to reflect the $5,000 withdrawal. The calculations for the adjustments are:

. The Unadjusted Account Value of $119,000 on October 26 is first reduced dollar-for-dollar by $2,900 ($2,900 is the remaining Annual Income Amount for the Annuity Year), resulting in an Unadjusted Account Value of $116,100 before the Excess Income.

. This amount ($116,100) is further reduced by 1.82% (this is the ratio in the above example which is the Excess Income divided by the Unadjusted Account Value immediately preceding the Excess Income) resulting in a Highest Daily Value of $113,986.98.

. The adjusted October 29 Highest Daily Value, $113,986.98, is carried forward to the next Valuation Date of October 30. At this time, we compare this amount to the Unadjusted Account Value on October 30, $113,000. Since the October 29 adjusted Highest Daily Value of $113,986.98 is greater than the October 30 value, we will continue to carry $113,986.98 forward to the next Valuation Day of October 31. The Unadjusted Account Value on October 31, $119,000.00, becomes the final Highest Daily Value since it exceeds the $113,986.98 carried forward.

. The October 31 adjusted Highest Daily Value of $119,000.00 is also greater than the November 1 value, so we will continue to carry $119,000.00 forward to the final Valuation Day of November 1.

In this example, the final Highest Daily Value of $119,000.00 is converted to an Annual Income Amount based on the applicable percentage of 4.5%, generating an Annual Income Amount of $5,355.00. Since this amount is greater than the current year's Annual Income Amount of $5,301.72 (adjusted for Excess Income), the Annual Income Amount for the next Annuity Year, starting on November 1, 2012 and continuing through October 31, 2013, will be stepped-up to $5,355.00.

NON-LIFETIME WITHDRAWAL FEATURE

You may take a one-time non-lifetime withdrawal ("Non-Lifetime Withdrawal") under Spousal Highest Daily Lifetime Income. It is an optional feature of the benefit that you can only elect at the time of your first withdrawal. The amount of the Non-Lifetime Withdrawal cannot be more than the amount that would cause the Annuity to be taken below the minimum Surrender Value after a withdrawal for your Annuity. This Non-Lifetime Withdrawal will not establish our initial Annual Income Amount and the Periodic Value above will continue to be calculated. However, the total amount of the withdrawal will proportionally reduce all guarantees associated with Spousal Highest Daily Lifetime Income. You must tell us at the time you take the partial withdrawal if your withdrawal is intended to be the Non-Lifetime Withdrawal and not the first Lifetime Withdrawal under Spousal Highest Daily Lifetime Income. If you don't elect the Non-Lifetime Withdrawal, the first withdrawal you make will be the first Lifetime Withdrawal that establishes your Annual Income Amount, which is based on your Protected Withdrawal Value. Once you elect the Non-Lifetime Withdrawal or Lifetime Withdrawals, no additional Non-Lifetime withdrawals may be taken.

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The Non-Lifetime Withdrawal will proportionally reduce the Protected Withdrawal Value and the Periodic Value guarantee on the twelfth anniversary of the benefit effective date, described above, by the percentage the total withdrawal amount (including any applicable CDSC) represents of the then current Unadjusted Account Value immediately prior to the time of the withdrawal.

If you are participating in a Systematic Withdrawal program, the first withdrawal under the program cannot be classified as the Non-Lifetime Withdrawal. Thus, the first withdrawal will be a Lifetime Withdrawal.

EXAMPLE - NON-LIFETIME WITHDRAWAL (PROPORTIONAL REDUCTION)

This example is purely hypothetical and does not reflect the charges for the benefit or any other fees and charges under the Annuity. It is intended to illustrate the proportional reduction of the Non-Lifetime Withdrawal under this benefit. Assume the following:

. The Issue Date is December 1, 2011

. Spousal Highest Daily Lifetime Income is elected on September 4, 2012

. The Unadjusted Account Value at benefit election was $105,000

. Each designated life was 70 years old when he/she elected Spousal Highest Daily Lifetime Income

. No previous withdrawals have been taken under Spousal Highest Daily Lifetime Income

On October 3, 2012, the Protected Withdrawal Value is $125,000, the 12th benefit year minimum Periodic Value guarantee is $210,000, and the Unadjusted Account Value is $120,000. Assuming $15,000 is withdrawn from the Annuity on October 3, 2012 and is designated as a Non-Lifetime Withdrawal, all guarantees associated with Spousal Highest Daily Lifetime Income will be reduced by the ratio the total withdrawal amount represents of the Unadjusted Account Value just prior to the withdrawal being taken.

HERE IS THE CALCULATION:

Withdrawal amount                                      $ 15,000
Divided by Unadjusted Account Value before withdrawal  $120,000
Equals ratio                                              12.50%
All guarantees will be reduced by the above ratio        (12.50)%
Protected Withdrawal Value                             $109,375
12th benefit year Minimum Periodic Value               $183,750

REQUIRED MINIMUM DISTRIBUTIONS

See Required Minimum Distributions sub-section, within the discussion above concerning Highest Daily Lifetime Income.

BENEFITS UNDER SPOUSAL HIGHEST DAILY LIFETIME INCOME

. To the extent that your Unadjusted Account Value was reduced to zero as a result of cumulative Lifetime Withdrawals in an Annuity Year that are less than or equal to the Annual Income Amount, and amounts are still payable under Spousal Highest Daily Lifetime Income, we will make an additional payment, if any, for that Annuity Year equal to the remaining Annual Income Amount for the Annuity Year. Thus, in that scenario, the remaining Annual Income Amount would be payable even though your Unadjusted Account Value was reduced to zero. In subsequent Annuity Years we make payments that equal the Annual Income Amount as described in this section. We will make payments until the death of the first of the designated lives to die, and will continue to make payments until the death of the second designated life as long as the designated lives were spouses at the time of the first death. After the Unadjusted Account Value is reduced to zero, you are not permitted to make additional Purchase Payments to your Annuity. TO THE EXTENT THAT CUMULATIVE WITHDRAWALS IN THE ANNUITY YEAR THAT REDUCED YOUR UNADJUSTED ACCOUNT VALUE TO ZERO ARE MORE THAN THE ANNUAL INCOME AMOUNT, SPOUSAL HIGHEST DAILY LIFETIME INCOME TERMINATES, AND NO ADDITIONAL PAYMENTS WILL BE MADE. HOWEVER, IF A PARTIAL WITHDRAWAL IN THE LATTER SCENARIO WAS TAKEN TO SATISFY A REQUIRED MINIMUM DISTRIBUTION (AS DESCRIBED ABOVE) UNDER THE ANNUITY THEN THE BENEFIT WILL NOT TERMINATE, AND WE WILL CONTINUE TO PAY THE ANNUAL INCOME AMOUNT IN SUBSEQUENT ANNUITY YEARS UNTIL THE DEATH OF THE SECOND DESIGNATED LIFE PROVIDED THE DESIGNATED LIVES WERE SPOUSES AT THE DEATH OF THE FIRST DESIGNATED LIFE.

. Please note that if your Unadjusted Account Value is reduced to zero, all subsequent payments will be treated as annuity payments. Further, payments that we make under this benefit after the Latest Annuity Date will be treated as annuity payments.

. If annuity payments are to begin under the terms of your Annuity, or if you decide to begin receiving annuity payments and there is an Annual Income Amount due in subsequent Annuity Years, you can elect one of the following two options:

(1)apply your Unadjusted Account Value, less any applicable state required premium tax, to any annuity option available; or

(2)request that, as of the date annuity payments are to begin, we make annuity payments each year equal to the Annual Income Amount. We will make payments until the first of the designated lives to die, and will continue to make payments until the death of the second designated life as long as the designated lives were spouses at the time of the first death. If, due to death of a designated life or divorce prior to annuitization, only a single designated life remains,

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then annuity payments will be made as a life annuity for the lifetime of the designated life. We must receive your request in a form acceptable to us at our office. If applying your Unadjusted Account Value, less any applicable tax charges, to our current life only (or joint life, depending on the number of designated lives remaining) annuity payment rates results in a higher annual payment, we will give you the higher annual payment.

. In the absence of an election when mandatory annuity payments are to begin, we currently make annual annuity payments as a joint and survivor or single (as applicable) life fixed annuity with eight payments certain, by applying the greater of the annuity rates then currently available or the annuity rates guaranteed in your Annuity. We reserve the right at any time to increase or decrease the certain period in order to comply with the Code (e.g., to shorten the period certain to match life expectancy under applicable Internal Revenue Service tables). The amount that will be applied to provide such annuity payments will be the greater of:

(1)the present value of the future Annual Income Amount payments. Such present value will be calculated using the greater of the joint and survivor or single (as applicable) life fixed annuity rates then currently available or the joint and survivor or single (as applicable) life fixed annuity rates guaranteed in your Annuity; and

(2)the Unadjusted Account Value.

If no Lifetime Withdrawal was ever taken, we will calculate the Annual Income Amount as if you made your first Lifetime Withdrawal on the date the annuity payments are to begin.

OTHER IMPORTANT CONSIDERATIONS

. Withdrawals under Spousal Highest Daily Lifetime Income are subject to all of the terms and conditions of the Annuity, including any applicable CDSC for the Non-Lifetime Withdrawal as well as partial withdrawals that exceed the Annual Income Amount. If you have an active Systematic Withdrawal program running at the time you elect this benefit, the first systematic withdrawal that processes after your election of the benefit will be deemed a Lifetime Withdrawal. Withdrawals made while Spousal Highest Daily Lifetime Income is in effect will be treated, for tax purposes, in the same way as any other withdrawals under the Annuity. Any withdrawals made under the benefit will be taken pro rata from the Sub-accounts (including the AST Investment Grade Bond Sub-account) and the DCA MVA Options. If you have an active Systematic Withdrawal program running at the time you elect this benefit, the program must withdraw funds pro rata.

. Any Lifetime Withdrawal that you take that is less than or equal to the Annual Income Amount is not subject to a CDSC, even if the total amount of such withdrawals in any Annuity Year exceeds the maximum Free Withdrawal amount. For purposes of calculating a CDSC on any future withdrawal, Lifetime Withdrawals that are less than or equal to the Annual Income Amount in an Annuity Year are not treated as withdrawals of Purchase Payments. Moreover, any Lifetime Withdrawal that is treated as Excess Income is subject to any applicable CDSC if the withdrawal is greater than the Free Withdrawal amount.

. You should carefully consider when to begin taking Lifetime Withdrawals. If you begin taking withdrawals early, you may maximize the time during which you may take Lifetime Withdrawals due to longer life expectancy, and you will be using an optional benefit for which you are paying a charge. On the other hand, you could limit the value of the benefit if you begin taking withdrawals too soon. For example, withdrawals reduce your Unadjusted Account Value and may limit the potential for increasing your Protected Withdrawal Value. You should discuss with your Financial Professional when it may be appropriate for you to begin taking Lifetime Withdrawals.

. You cannot allocate Purchase Payments or transfer Unadjusted Account Value to or from the AST Investment Grade Bond Sub-account. A summary description of the AST Investment Grade Bond Portfolios appears in the prospectus section entitled "Investment Options." In addition, you can find a copy of the AST Investment Grade Bond Portfolio prospectus by going to www.prudentialannuities.com.

. Transfers to and from the Permitted Sub-accounts, the DCA MVA Options, and the AST Investment Grade Bond Sub-account triggered by the predetermined mathematical formula will not count toward the maximum number of free transfers allowable under an Annuity.

. Upon inception of the benefit, 100% of your Unadjusted Account Value must be allocated to the Permitted Sub-accounts. We may amend the Permitted Sub-accounts from time to time. Changes to Permitted Sub-accounts, or to the requirements as to how you may allocate your Unadjusted Account Value with this benefit, will apply to new elections of the benefit and may apply to current participants in the benefit. To the extent that changes apply to current participants in the benefit, they will apply only upon re-allocation of Unadjusted Account Value, or upon addition of additional Purchase Payments. That is, we will not require such current participants to re-allocate Unadjusted Account Value to comply with any new requirements.

. If you elect this benefit and in connection with that election, you are required to reallocate to different Sub-accounts, then on the Valuation Day we receive your request in Good Order, we will (i) sell Units of the non-permitted Sub-accounts and (ii) invest the proceeds of those sales in the Sub-accounts that you have designated. During this reallocation process, your Unadjusted Account Value allocated to the Sub-accounts will remain exposed to investment risk, as is the case generally. The newly-elected benefit will commence at the close of business on the following Valuation Day. Thus, the protection afforded by the newly-elected benefit will not arise until the close of business on the following Valuation Day.

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. The current charge for Spousal Highest Daily Lifetime Income is 0.95% annually of the greater of Unadjusted Account Value and Protected Withdrawal Value. The maximum charge for Spousal Highest Daily Lifetime Income is 1.50% annually of the greater of the Unadjusted Account Value and Protected Withdrawal Value. As discussed in "Highest Daily Auto Step-Up" above, we may increase the fee upon a step-up under this benefit. We deduct this charge on quarterly anniversaries of the benefit effective date, based on the values on the last Valuation Day prior to the quarterly anniversary. Thus, we deduct, on a quarterly basis, 0.2375% of the greater of the prior Valuation Day's Unadjusted Account Value, or the prior Valuation Day's Protected Withdrawal Value. We deduct the fee pro rata from each of your Sub-accounts, including the AST Investment Grade Bond Sub-account. You will begin paying this charge as of the effective date of the benefit even if you do not begin taking withdrawals for many years, or ever. We will not refund the charges you have paid if you choose never to take any withdrawals and/or if you never receive any lifetime income payments.

If the deduction of the charge would result in the Unadjusted Account Value falling below the lesser of $500 or 5% of the sum of the Unadjusted Account Value on the effective date of the benefit plus all Purchase Payments made subsequent thereto (we refer to this as the "Account Value Floor"), we will only deduct that portion of the charge that would not cause the Unadjusted Account Value to fall below the Account Value Floor. If the Unadjusted Account Value on the date we would deduct a charge for the benefit is less than the Account Value Floor, then no charge will be assessed for that benefit quarter. Charges deducted upon termination of the benefit may cause the Unadjusted Account Value to fall below the Account Value Floor. If a charge for Spousal Highest Daily Lifetime Income would be deducted on the same day we process a withdrawal request, the charge will be deducted first, then the withdrawal will be processed. The withdrawal could cause the Unadjusted Account Value to fall below the Account Value Floor. While the deduction of the charge (other than the final charge) may not reduce the Unadjusted Account Value to zero, withdrawals may reduce the Unadjusted Account Value to zero. If this happens and the Annual Income Amount is greater than zero, we will make payments under the benefit.

ELECTION OF AND DESIGNATIONS UNDER THE BENEFIT

Spousal Highest Daily Lifetime Income can only be elected based on two designated lives. Designated lives must be natural persons who are each other's spouses at the time of election of the benefit and at the death of the first of the designated lives to die. Currently, Spousal Highest Daily Lifetime Income only may be elected if the Owner, Annuitant, and Beneficiary designations are as follows:

. One Annuity Owner, where the Annuitant and the Owner are the same person and the sole Beneficiary is the Owner's spouse. Each Owner/Annuitant and the Beneficiary must be at least 45 years old at the time of election; or

. Co-Annuity Owners, where the Owners are each other's spouses. The Beneficiary designation must be the surviving spouse, or the spouses named equally. One of the Owners must be the Annuitant. Each Owner must be at least 45 years old at the time of election; or

. One Annuity Owner, where the Owner is a custodial account established to hold retirement assets for the benefit of the Annuitant pursuant to the provisions of Section 408(a) of the Internal Revenue Code (or any successor Code section thereto) ("Custodial Account"), the Beneficiary is the Custodial Account, and the spouse of the Annuitant is the Contingent Annuitant. Each of the Annuitant and the Contingent Annuitant must be at least 45 years old at the time of election.

We do not permit a change of Owner under this benefit, except as follows:

(a) if one Owner dies and the surviving spousal Owner assumes the Annuity, or

(b) if the Annuity initially is co-owned, but thereafter the Owner who is not the Annuitant is removed as Owner. We permit changes of Beneficiary designations under this benefit, however if the Beneficiary is changed, the benefit may not be eligible to be continued upon the death of the first designated life. If the designated lives divorce, Spousal Highest Daily Lifetime Income may not be divided as part of the divorce settlement or judgment. Nor may the divorcing spouse who retains ownership of the Annuity appoint a new designated life upon re-marriage.

Spousal Highest Daily Lifetime Income can be elected at the time that you purchase your Annuity or after the Issue Date, subject to its availability, and our eligibility rules and restrictions. If you elect Spousal Highest Daily Lifetime Income and terminate it, you can re-elect it, subject to our current rules and availability. See "Termination of Existing Benefits and Election of New Benefits" for information pertaining to elections, termination and re-election of benefits. PLEASE NOTE THAT IF YOU TERMINATE A LIVING BENEFIT AND ELECT SPOUSAL HIGHEST DAILY LIFETIME INCOME, YOU LOSE THE GUARANTEES THAT YOU HAD ACCUMULATED UNDER YOUR EXISTING BENEFIT, AND YOUR GUARANTEES UNDER SPOUSAL HIGHEST DAILY LIFETIME INCOME WILL BE BASED ON YOUR UNADJUSTED ACCOUNT VALUE ON THE EFFECTIVE DATE OF SPOUSAL HIGHEST DAILY LIFETIME INCOME. You and your Financial Professional should carefully consider whether terminating your existing benefit and electing Spousal Highest Daily Lifetime Income is appropriate for you. We reserve the right to waive, change and/or further limit the election frequency in the future.

If you wish to elect this benefit and you are currently participating in a Systematic Withdrawal program, amounts withdrawn under the program must be taken on a pro rata basis from your Annuity's Sub-accounts (i.e., in direct proportion to the proportion that each such Sub-account bears to your total Account Value) in order for you to be eligible for the benefit. Thus, you may not elect Spousal Highest Daily Lifetime Income so long as you participate in a Systematic Withdrawal program in which withdrawals are not taken pro rata.

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TERMINATION OF THE BENEFIT

You may terminate the benefit at any time by notifying us. If you terminate the benefit, any guarantee provided by the benefit will terminate as of the date the termination is effective, and certain restrictions on re-election may apply.

THE BENEFIT AUTOMATICALLY TERMINATES UPON THE FIRST TO OCCUR OF THE FOLLOWING:

. UPON OUR RECEIPT OF DUE PROOF OF DEATH OF THE FIRST DESIGNATED LIFE, IF THE SURVIVING SPOUSE OPTS TO TAKE THE DEATH BENEFIT UNDER THE ANNUITY (RATHER THAN CONTINUE THE ANNUITY) OR IF THE SURVIVING SPOUSE IS NOT AN ELIGIBLE DESIGNATED LIFE;

. UPON THE DEATH OF THE SECOND DESIGNATED LIFE;

. YOUR TERMINATION OF THE BENEFIT;

. YOUR SURRENDER OF THE ANNUITY;

. YOUR ELECTION TO BEGIN RECEIVING ANNUITY PAYMENTS (ALTHOUGH IF YOU HAVE ELECTED TO TAKE ANNUITY PAYMENTS IN THE FORM OF THE ANNUAL INCOME AMOUNT, WE WILL CONTINUE TO PAY THE ANNUAL INCOME AMOUNT);

. BOTH THE UNADJUSTED ACCOUNT VALUE AND ANNUAL INCOME AMOUNT EQUAL ZERO; AND

. YOU CEASE TO MEET OUR REQUIREMENTS AS DESCRIBED IN "ELECTION OF AND DESIGNATIONS UNDER THE BENEFIT".

Upon termination of Spousal Highest Daily Lifetime Income other than upon the death of the second Designated Life or Annuitization, we impose any accrued fee for the benefit (i.e., the fee for the pro-rated portion of the year since the fee was last assessed), and thereafter we cease deducting the charge for the benefit. This final charge will be deducted even if it results in the Unadjusted Account Value falling below the Account Value Floor. However, if the amount in the Sub-accounts is not enough to pay the charge, we will reduce the fee to no more than the amount in the Sub-accounts. With regard to your investment allocations, upon termination we will: (i) leave intact amounts that are held in the Permitted Sub-accounts, and (ii) unless you are participating in an asset allocation program (i.e., Static Re-balancing Program, or 6 or 12 Month DCA Program for which we are providing administrative support), transfer all amounts held in the AST Investment Grade Bond Sub-account to your variable Investment Options, pro rata (i.e. in the same proportion as the current balances in your variable Investment Options). If, prior to the transfer from the AST Investment Grade Bond Sub-account, the Unadjusted Account Value in the variable Investment Options is zero, we will transfer such amounts to the AST Money Market Sub-account.

HOW SPOUSAL HIGHEST DAILY LIFETIME INCOME TRANSFERS UNADJUSTED ACCOUNT VALUE BETWEEN YOUR PERMITTED SUB-ACCOUNTS AND THE AST INVESTMENT GRADE BOND

SUB-ACCOUNT. See "How Highest Daily Lifetime Income /Spousal Highest Daily Lifetime Income Transfers Unadjusted Account Value Between Your Permitted Sub-accounts and the AST Investment Grade Bond Sub-account" in the discussion of Highest Daily Lifetime Income above for information regarding this component of the benefit.

ADDITIONAL TAX CONSIDERATIONS

Please see the Additional Tax Considerations section under Highest Daily Lifetime Income above.

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DEATH BENEFIT

TRIGGERS FOR PAYMENT OF THE DEATH BENEFIT

The Annuity provides a Death Benefit prior to Annuitization. If the Annuity is owned by one or more natural persons, the Death Benefit is payable upon the death of the Owner (or the first to die, if there are multiple Owners). If the Annuity is owned by an entity, the Death Benefit is payable upon the Annuitant's death if there is no Contingent Annuitant. If the Annuity is owned by a natural person Owner who is not also the Annuitant and the Annuitant dies, then no Death Benefit is payable because of the Annuitant's death. Generally, if a Contingent Annuitant was designated before the Annuitant's death and the Annuitant dies, then the Contingent Annuitant becomes the Annuitant and a Death Benefit will not be paid upon the Annuitant's death. The person upon whose death the Death Benefit is paid is referred to below as the "decedent." Where an Annuity is structured so that it is owned by a grantor trust but the Annuitant is not the grantor, then the Annuity is required to terminate upon the death of the grantor if the grantor pre-deceases the Annuitant under Section 72(s) of the Code. Under this circumstance, the Surrender Value will be paid out to the trust and there is no Death Benefit provided under the Annuity.

We determine the amount of the Death Benefit as of the date we receive "Due Proof of Death." Due Proof of Death can be met only if each of the following is submitted to us in Good Order: (a) a death certificate or similar documentation acceptable to us (b) all representations we require or which are mandated by applicable law or regulation in relation to the death claim and the payment of death proceeds and (c) any applicable election of the method of payment of the death benefit by at least one Beneficiary (if not previously elected by the Owner). We must be made aware of all eligible Beneficiaries in order for us to have received Due Proof of Death. Any given Beneficiary must submit the written information we require in order to be paid his/her share of the Death Benefit.

Once we have received Due Proof of Death, each eligible Beneficiary may take his/her portion of the Death Benefit in one of the forms described in this prospectus (e.g., distribution of the entire interest in the Annuity within 5 years after the date of death, or as periodic payments over a period not extending beyond the life or life expectancy of the Beneficiary).

After our receipt of Due Proof of Death, we automatically transfer any remaining Death Benefit to the AST Money Market Sub-account. However, between the date of death and the date that we transfer any remaining Death Benefit to the AST Money Market Sub-account, THE AMOUNT OF THE DEATH BENEFIT IS SUBJECT

TO MARKET FLUCTUATIONS.

EXCEPTIONS TO AMOUNT OF DEATH BENEFIT

 There are certain exceptions to the amount of the Death Benefit:

SUBMISSION OF DUE PROOF OF DEATH WITHIN ONE YEAR. If we receive Due Proof of Death more than one year after the date of death, we reserve the right to limit the Death Benefit to the Unadjusted Account Value on the date we receive Due Proof of Death. We reserve the right to waive or extend the one year period on a non-discriminatory basis.

DEATH BENEFIT SUSPENSION PERIOD. You also should be aware that there is a Death Benefit suspension period. If the decedent was not the Owner or Annuitant as of the Issue Date (or within 60 days thereafter) and did not become the Owner or Annuitant due to the prior Owner's or Annuitant's death, any Death Benefit that applies will be suspended for a two-year period as to that person from the date he or she first became Owner or Annuitant. While the two year suspension is in effect, the Death Benefit amount will equal the Unadjusted Account Value. After the two-year suspension period is completed, the Death Benefit is the same as if the suspension period had not been in force. See the section of the prospectus above generally with regard to changes of Owner or Annuitant that are allowable.

DEATH BENEFIT AMOUNT

The Annuity provides a Death Benefit at no additional charge. The amount of the Death Benefit is equal to the greater of:

. The Return of Adjusted Purchase Payment amount, defined as the sum of all Purchase Payments you have made since the Issue Date of the Annuity until the date of Due Proof of Death, reduced by withdrawals as described below (currently, there are no charges that reduce Purchase Payments, for purposes of the Return of Adjusted Purchase Payment amount); AND

. Your Unadjusted Account Value.

IMPACT OF WITHDRAWALS ON DEATH BENEFIT AMOUNT

Partial withdrawals reduce the Return of Adjusted Purchase Payment amount. The calculation utilized to reduce the Return of Adjusted Purchase Payment amount is dependent upon whether or not either Highest Daily Lifetime Income or Spousal Highest Daily Lifetime Income is in effect on the date of the withdrawal. Initially, the Return of Adjusted Purchase Payment amount is equal to the sum of all "adjusted" Purchase Payments (i.e., the amount of Purchase Payments we receive, less any fees or tax charges deducted from Purchase Payments upon allocation to the Annuity) allocated to the Annuity on its Issue Date. Thereafter, the Return of Adjusted Purchase Payments Amount is:

(1)Increased by any additional adjusted Purchase Payments allocated to the Annuity, and

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(2)Reduced for any partial withdrawals. The method of reduction depends on whether or not any Highest Daily Lifetime Income Benefit is in effect on the date the withdrawal is made and the amount of the withdrawal, as described below.

(i)If either Highest Daily Lifetime Income or Spousal Highest Daily Lifetime Income is in effect on the date the partial withdrawal is made, a Non-Lifetime Withdrawal, as defined under the benefit, will proportionally reduce the Return of Adjusted Purchase Payments amount (i.e., by the ratio of the amount of the withdrawal to the Unadjusted Account Value immediately prior to the withdrawal). Any Lifetime Withdrawal that is not deemed Excess Income, as those terms are described in the benefit, will cause a dollar-for-dollar basis reduction to the Return of Adjusted Purchase Payments amount. All or any portion of a Lifetime Withdrawal in an Annuity Year that is deemed Excess Income, as defined in the benefit, will cause a proportional basis reduction to the Return of Adjusted Purchase Payments amount (i.e., by the ratio of the amount of the withdrawal to the Unadjusted Account Value immediately prior to the withdrawal).

(ii)If neither Highest Daily Lifetime Income nor Spousal Highest Daily Lifetime Income is in effect on the date the partial withdrawal is made, the withdrawal will cause a proportional basis reduction to the Return of Adjusted Purchase Payments Amount (i.e., by the ratio of the amount of the withdrawal to the Unadjusted Account Value immediately prior to the withdrawal).

Please be advised that a partial withdrawal that occurs on the same date as the effective date of Highest Daily Lifetime Income or Spousal Highest Daily Lifetime Income will be treated as if such benefit were in effect at the time of the withdrawal, for purposes of calculating the Return of Adjusted Purchase Payments amount. Further, if you terminate Highest Daily Lifetime Income or Spousal Highest Daily Lifetime Income, and also take a withdrawal on that date, then the withdrawal will be treated as if such benefit were NOT in effect at the time of the withdrawal.

SPOUSAL CONTINUATION OF ANNUITY

Unless you designate a Beneficiary other than your spouse, upon the death of either spousal Owner, the surviving spouse may elect to continue ownership of the Annuity instead of taking the Death Benefit payment. The Unadjusted Account Value as of the date of Due Proof of Death will be equal to the Death Benefit that would have been payable. Any amount added to the Unadjusted Account Value will be allocated to the Sub-accounts (if you participate in an optional living benefit, such amount will not be directly added to any bond portfolio Sub-account used by the benefit, but may be reallocated by the predetermined mathematical formula on the same day). No CDSC will apply to Purchase Payments made prior to the effective date of a spousal continuation. However, any additional Purchase Payments made after the date the spousal continuation is effective will be subject to all provisions of the Annuity, including the CDSC when applicable. For purposes of calculating the CDSC to which Purchase Payments made after spousal continuation may be subject, we employ the same CDSC schedule in the same manner as for Purchase Payments made prior to spousal continuation. Moreover, to calculate the CDSC applicable to the withdrawal of a Purchase Payment made by the surviving spouse, we would consider cumulative Purchase Payments made both before, on and after the date of spousal continuation. We will impose the Premium Based Charge on all Purchase Payments (whether received before, on or after the date of spousal continuation) according to the same schedule used prior to spousal continuation. To calculate the Premium Based Charge applicable to Purchase Payments after the date of spousal continuation, we would consider cumulative Purchase Payments made both before, on and after the date of spousal continuation.

Subsequent to spousal continuation, the Death Benefit will be equal to the greater of:

. The Unadjusted Account Value on Due Proof of Death of the surviving spouse; and

. The Return of Adjusted Purchase Payments amount (as described above). However, upon spousal continuation, we reset the Return of Adjusted Purchase Payments amount to equal the Unadjusted Account Value. Any subsequent additional Purchase Payments or partial withdrawals would affect the Return of Adjusted Purchase Payments amount as described above.

Spousal continuation is also permitted, subject to our rules and regulatory approval, if the Annuity is held by a custodial account established to hold retirement assets for the benefit of the natural person Annuitant pursuant to the provisions of Section 408(a) of the Code ("Custodial Account") and, on the date of the Annuitant's death, the spouse of the Annuitant is (1) the Contingent Annuitant under the Annuity and (2) the Beneficiary of the Custodial Account. The ability to continue the Annuity in this manner will result in the Annuity no longer qualifying for tax deferral under the Code. However, such tax deferral should result from the ownership of the Annuity by the Custodial Account. Please consult your tax or legal adviser.

We allow a spouse to continue the Annuity even though he/she has reached or surpassed the Latest Annuity Date. However, upon such a spousal continuation, annuity payments would begin immediately.

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PAYMENT OF DEATH BENEFIT

ALTERNATIVE DEATH BENEFIT PAYMENT OPTIONS - ANNUITIES OWNED BY INDIVIDUALS

 (NOT ASSOCIATED WITH TAX-FAVORED PLANS)

Except in the case of a spousal continuation as described above, upon your death, certain distributions must be made under the Annuity. The required distributions depend on whether you die before you start taking annuity payments under the Annuity or after you start taking annuity payments under the Annuity. If you die on or after the Annuity Date, the remaining portion of the interest in the Annuity must be distributed at least as rapidly as under the method of distribution being used as of the date of death. In the event of the decedent's death before the Annuity Date, the Death Benefit must be distributed:

. within five (5) years of the date of death; or

. as a series of payments not extending beyond the life expectancy of the Beneficiary or over the life of the Beneficiary. Payments under this option must begin within one year of the date of death.

ALTERNATIVE DEATH BENEFIT PAYMENT OPTIONS - ANNUITIES HELD BY TAX-FAVORED PLANS The Code provides for alternative death benefit payment options when an Annuity is used as an IRA, 403(b) or other "qualified investment" that requires minimum distributions. Upon your death under an IRA, 403(b) or other "qualified investment", the designated Beneficiary may generally elect to continue the Annuity and receive Required Minimum Distributions under the Annuity instead of receiving the Death Benefit in a single payment. The available payment options will depend on whether you die before the date Required Minimum Distributions under the Code were to begin, whether you have named a designated Beneficiary and whether the Beneficiary is your surviving spouse as defined for federal tax law purposes.

. If you die after a designated Beneficiary has been named, the death benefit must be distributed by December 31st of the year including the five year anniversary of the date of death, or as periodic payments not extending beyond the life expectancy of the designated Beneficiary (provided such payments begin by December 31st of the year following the year of death). However, if your surviving spouse is the Beneficiary, the death benefit can be paid out over the life expectancy of your spouse with such payments beginning no later than December 31st of the year following the year of death or December 31st of the year in which you would have reached age 70 1/2, whichever is later. Additionally, if the Death Benefit is payable to (or for the benefit of) your surviving spouse as sole primary beneficiary, the Annuity may be continued with your spouse as the Owner.

. If you die before a designated Beneficiary is named and before the date Required Minimum Distributions must begin under the Code, the Death Benefit must be paid out by December 31st of the year including the five year anniversary of the date of death. For Annuities where multiple Beneficiaries have been named and at least one of the Beneficiaries does not qualify as a designated Beneficiary and the account has not been divided into Separate Accounts by December 31st of the year following the year of death, such Annuity is deemed to have no designated Beneficiary. If you die before a designated Beneficiary is named and after the date Required Minimum Distributions must begin under the Code, the Death Benefit must be paid out at least as rapidly as under the method then in effect. For Annuities where multiple Beneficiaries have been named and at least one of the Beneficiaries does not qualify as a designated Beneficiary and the account has not been divided into Separate Accounts by December 31st of the year following the year of death, such Annuity is deemed to have no designated Beneficiary. A Beneficiary has the flexibility to take out more each year than mandated under the Required Minimum Distribution rules.

Until withdrawn, amounts in an IRA, 403(b) or other "qualified investment" continue to be tax deferred. Amounts withdrawn each year, including amounts that are required to be withdrawn under the Required Minimum Distribution rules, are subject to tax. You may wish to consult a professional tax advisor for tax advice as to your particular situation.

For a Roth IRA, if death occurs before the entire interest is distributed, the Death Benefit must be distributed under the same rules applied to IRAs where death occurs before the date Required Minimum Distributions must begin under the Code. The tax consequences to the Beneficiary may vary among the different Death Benefit payment options. See the Tax Considerations section of this prospectus, and consult your tax advisor.

BENEFICIARY CONTINUATION OPTION

Instead of receiving the Death Benefit in a single payment, or under an Annuity Option, a Beneficiary may take the Death Benefit under an alternative Death Benefit payment option, as provided by the Code and described above under the sections entitled

"Payment of Death Benefits" and "Alternative Death Benefit Payment Options - Annuities Held by Tax-Favored Plans." This "Beneficiary Continuation Option" is described below and is available for both qualified Annuities (i.e. annuities sold to an IRA, Roth IRA, SEP IRA, or 403(b)), Beneficiary Annuities and non-qualified Annuities.

UNDER THE BENEFICIARY CONTINUATION OPTION:

. The Beneficiary must apply at least $15,000 to the Beneficiary Continuation Option (thus, the Death Benefit amount payable to each Beneficiary must be at least $15,000).

. The Annuity will be continued in the Owner's name, for the benefit of the Beneficiary.

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. Beginning on the date we receive an election by the Beneficiary to take the Death Benefit in a form other than a lump sum, the Beneficiary will incur a Settlement Service Charge which is an annual charge assessed on a daily basis against the average assets allocated to the Sub-accounts. The charge is 1.00% per year.

. Beginning on the date we receive an election by the Beneficiary to take the Death Benefit in a form other than a lump sum, the Beneficiary will incur an annual maintenance fee equal to the lesser of $30 or 2% of Unadjusted Account Value. The fee will only apply if the Unadjusted Account Value is less than $25,000 at the time the fee is assessed. The fee will not apply if it is assessed 30 days prior to a surrender request.

. The initial Unadjusted Account Value will be equal to any Death Benefit that would have been payable to the Beneficiary if the Beneficiary had taken a lump sum distribution.

. The available Sub-accounts will be among those available to the Owner at the time of death, however certain Sub-accounts may not be available.

. The Beneficiary may request transfers among Sub-accounts, subject to the same limitations and restrictions that applied to the Owner. Transfers in excess of 20 per year will incur a $10 transfer fee.

. No DCA MVA Options will be offered for Beneficiary Continuation Options.

. No additional Purchase Payments can be applied to the Annuity. Multiple death benefits cannot be combined in a single Beneficiary Continuation Option.

. Premium Based Charges will no longer apply.

. The Death Benefit and any optional benefits elected by the Owner will no longer apply to the Beneficiary.

. The Beneficiary can request a withdrawal of all or a portion of the Unadjusted Account Value at any time, unless the Beneficiary Continuation Option was the payout predetermined by the Owner and the Owner restricted the Beneficiary's withdrawal rights.

. Withdrawals are not subject to CDSC.

. Upon the death of the Beneficiary, any remaining Unadjusted Account Value will be paid in a lump sum to the person(s) named by the Beneficiary (successor), unless the successor chooses to continue receiving payments through a Beneficiary Continuation Option established for the successor.

. If the Beneficiary elects to receive the death benefit proceeds under the Beneficiary Continuation Option, we must receive the election in Good Order at least 14 days prior to the first required distribution. If, for any reason, the election impedes our ability to complete the first distribution by the required date, we will be unable to accept the election.

We may pay compensation to the broker-dealer of record on the Annuity based on amounts held in the Beneficiary Continuation Option. Please contact us for additional information on the availability, restrictions and limitations that will apply to a Beneficiary under the Beneficiary Continuation Option.

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VALUING YOUR INVESTMENT

VALUING THE SUB-ACCOUNTS

When you allocate Account Value to a Sub-account, you are purchasing Units of the Sub-account. Each Sub-account invests exclusively in shares of an underlying Portfolio. The value of the Units fluctuates with the market fluctuations of the Portfolios. The value of the Units also reflects the daily accrual for the Insurance Charge, and if you elected one or more optional benefits whose annualized charge is deducted daily, the additional charge for such benefits.

Each Valuation Day, we determine the price for a Unit of each Sub-account, called the "Unit Price." The Unit Price is used for determining the value of transactions involving Units of the Sub-accounts. We determine the number of Units involved in any transaction by dividing the dollar value of the transaction by the Unit Price of the Sub-account as of the Valuation Day. There may be several different Unit Prices for each Sub-account to reflect the Insurance Charge and the charges for any optional benefits. The Unit Price for the Units you purchase will be based on the total charges for the benefits that apply to your Annuity. See the section below entitled "Termination of Optional Benefits" for a detailed discussion of how Units are purchased and redeemed to reflect changes in the daily charges that apply to your Annuity.

EXAMPLE

Assume you allocate $5,000 to a Sub-account. On the Valuation Day you make the allocation, the Unit Price is $14.83. Your $5,000 buys 337.154 Units of the Sub-account. Assume that later, you wish to transfer $3,000 of your Account Value out of that Sub-account and into another Sub-account. On the Valuation Day you request the transfer, the Unit Price of the original Sub-account has increased to $16.79 and the Unit Price of the new Sub-account is $17.83. To transfer $3,000, we redeem 178.677 Units at the current Unit Price, leaving you 158.477 Units. We then buy $3,000 of Units of the new Sub-account at the Unit Price of $17.83. You would then have 168.255 Units of the new Sub-account.

PROCESSING AND VALUING TRANSACTIONS

Pruco Life is generally open to process financial transactions on those days that the New York Stock Exchange (NYSE) is open for trading. There may be circumstances where the NYSE does not open on a regularly scheduled date or time or closes at an earlier time than scheduled (normally 4:00 p.m. EST). Generally, financial transactions requested in Good Order before the close of regular trading on the NYSE will be processed according to the value next determined following the close of business. Financial transactions requested on a non-business day or after the close of regular trading on the NYSE will be processed based on the value next computed on the next Valuation Day. There may be circumstances when the opening or closing time of regular trading on the NYSE is different than other major stock exchanges, such as NASDAQ or the American Stock Exchange. Under such circumstances, the closing time of regular trading on the NYSE will be used when valuing and processing transactions.

The NYSE is closed on the following nationally recognized holidays: New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving, and Christmas. On those dates, we will not process any financial transactions involving purchase or redemption orders. Pruco Life will also not process financial transactions involving purchase or redemption orders or transfers on any day that:

. trading on the NYSE is restricted;

. an emergency, as determined by the SEC, exists making redemption or valuation of securities held in the Separate Account impractical; or

. the SEC, by order, permits the suspension or postponement for the protection of security holders.

If, pursuant to SEC rules, the AST Money Market Portfolio suspends payment of redemption proceeds in connection with a liquidation of the Portfolio, we will delay payment of any transfer, full or partial withdrawal, or death benefit from the AST Money Market Sub-account until the Portfolio is liquidated.

INITIAL PURCHASE PAYMENTS: We are required to allocate your initial Purchase Payment to the Sub-accounts within two (2) Valuation Days after we receive the Purchase Payment in Good Order at our Service Office. If we do not have all the required information to allow us to issue your Annuity, we may retain the Purchase Payment while we try to reach you or your representative to obtain all of our requirements. If we are unable to obtain all of our required information within five (5) Valuation Days, we are required to return the Purchase Payment to you at that time, unless you specifically consent to our retaining the Purchase Payment while we gather the required information. Once we obtain the required information, we will invest the Purchase Payment and issue an Annuity within two (2) Valuation Days.

With respect to your initial Purchase Payment that is pending investment in our separate account, we may hold the amount temporarily in a suspense account and may earn interest on such amount. You will not be credited with interest during that period.

As permitted by applicable law, the broker-dealer firm through which you purchase your Annuity may forward your initial Purchase Payment to us prior to approval of your purchase by a registered principal of the firm. These arrangements are subject to a number of regulatory requirements, including that until such time that the insurer is notified of the firm's principal approval and

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is provided with the application, or is notified of the firm principal's rejection, customer funds will be held by the insurer in a segregated bank account. In addition, the insurer must promptly return the customer's funds at the customer's request prior to the firm's principal approval or upon the firm's rejection of the application. The monies held in the bank account will be held in a suspense account within our general account and we may earn interest on amounts held in that suspense account. Contract owners will not be credited with any interest earned on amounts held in that suspense account. The monies in such suspense account may be subject to our general creditors. Moreover, because the FINRA rule authorizing the use of such accounts is new, there may be uncertainty as to the segregation and treatment of such insurance company general account assets under applicable Federal and State laws.

ADDITIONAL PURCHASE PAYMENTS: We will apply any additional Purchase Payments on the Valuation Day that we receive the Purchase Payment at our Service Office in Good Order.

SCHEDULED TRANSACTIONS: Scheduled transactions include transfers under Dollar Cost Averaging, the Asset Allocation Program, Auto-Rebalancing, Systematic Withdrawals, Systematic Investments, Required Minimum Distributions, substantially equal periodic payments under section 72(t)/72(q) of the Code, and annuity payments. Scheduled transactions are processed and valued as of the date they are scheduled, unless the scheduled day is not a Valuation Day. In that case, the transaction will be processed and valued on the next Valuation Day, unless (with respect to Required Minimum Distributions, substantially equal periodic payments under Section 72(t)/72(q) of the Code, and annuity payments only), the next Valuation Day falls in the subsequent calendar year, in which case the transaction will be processed and valued on the prior Valuation Day.

UNSCHEDULED TRANSACTIONS: "Unscheduled" transactions include any other non-scheduled transfers and requests for partial withdrawals or Free Withdrawals or Surrenders. With respect to certain written requests to withdraw Account Value, we may seek to verify the requesting Owner's signature. Specifically, we reserve the right to perform a signature verification for (a) any withdrawal exceeding a certain dollar amount and

(b) a withdrawal exceeding a certain dollar amount if the payee is someone other than the Owner. In addition, we will not honor a withdrawal request in which the requested payee is the Financial Professional or agent of record. We reserve the right to request a signature guarantee with respect to a written withdrawal request. If we do perform a signature verification, we will pay the withdrawal proceeds within 7 days after the withdrawal request was received by us in Good Order, and will process the transaction in accordance with the discussion in "Processing And Valuing Transactions".

MEDICALLY-RELATED SURRENDERS & DEATH BENEFITS: Medically-related surrender requests and Death Benefit claims require our review and evaluation before processing. We price such transactions as of the date we receive at our Service Office in Good Order all supporting documentation we require for such transactions.

We are generally required by law to pay any surrender request or death benefit claims from the Separate Account within 7 days of our receipt of your request in Good Order at our Service Office.

TERMINATION OF OPTIONAL BENEFITS: For the Highest Daily Lifetime Income benefits, if the benefit terminates for any reason other than death or annuitization, we will deduct a final charge upon termination, based on the number of days since the charge for the benefit was most recently deducted.

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TAX CONSIDERATIONS

The tax considerations associated with an Annuity vary depending on whether the contract is (i) owned by an individual or non-natural person, and not associated with a tax-favored retirement plan, or (ii) held under a tax-favored retirement plan. We discuss the tax considerations for these categories of contracts below. The discussion is general in nature and describes only federal income tax law (not state or other tax laws). It is based on current law and interpretations, which may change. The information provided is not intended as tax advice. You should consult with a qualified tax advisor for complete information and advice. References to Purchase Payments below relate to your cost basis in your contract. Generally, your cost basis in a contract not associated with a tax- favored retirement plan is the amount you pay into your contract, or into annuities exchanged for your contract, on an after-tax basis less any withdrawals of such payments. Cost basis for a tax-favored retirement plan is provided only in limited circumstances, such as for contributions to a Roth IRA or nondeductible IRA contributions. The discussion includes a description of certain spousal rights under the contract, and our administration of such spousal rights and related tax reporting comports with our understanding of the Defense of Marriage Act (which defines a "marriage" as a legal union between a man and a woman and a "spouse" as a person of the opposite sex). Depending on the state in which your annuity is issued, we may offer certain spousal benefits to civil union couples or same-sex marriages. You should be aware, however, that federal tax law does not recognize civil unions or same-sex marriages. Therefore, we cannot permit a civil union partner or same-sex spouse to continue the annuity within the meaning of the tax law upon the death of the first partner under the annuity's "spousal continuance" provision. Please note there may be federal tax consequences at the death of the first civil union or same-sex marriage partner. Civil union couples and same-sex marriage spouses should consider that limitation before selecting a spousal benefit under the annuity.

The discussion below generally assumes that the Annuity is issued to the Annuity Owner. For Annuities issued under the Beneficiary Continuation Option or as a Beneficiary Annuity, refer to the Taxes Payable by Beneficiaries for Nonqualified Annuity Contracts and Required Distributions Upon Your Death for Qualified Annuity Contracts in this Tax Considerations section.

NONQUALIFIED ANNUITY CONTRACTS

IN GENERAL, AS USED IN THIS PROSPECTUS, A NONQUALIFIED ANNUITY IS OWNED BY AN INDIVIDUAL OR NON-NATURAL PERSON AND IS NOT ASSOCIATED WITH A TAX-FAVORED RETIREMENT PLAN.

TAXES PAYABLE BY YOU

We believe the Annuity is an annuity contract for tax purposes. Accordingly, as a general rule, you should not pay any tax until you receive money under the contract. Generally, annuity contracts issued by the same company (and affiliates) to you during the same calendar year must be treated as one annuity contract for purposes of determining the amount subject to tax under the rules described below. Charges for investment advisory fees that are taken from the contract are treated as a partial withdrawal from the contract and will be reported as such to the contract Owner.

It is possible that the Internal Revenue Service (IRS) could assert that some or all of the charges for the optional benefits under the contract should be treated for federal income tax purposes as a partial withdrawal from the contract. If this were the case, the charge for this benefit could be deemed a withdrawal and treated as taxable to the extent there are earnings in the contract. Additionally, for Owners under age 59 1/2, the taxable income attributable to the charge for the benefit could be subject to a tax penalty. If the IRS determines that the charges for one or more benefits under the contract are taxable withdrawals, then the sole or surviving Owner will be provided with a notice from us describing available alternatives regarding these benefits.

You must commence annuity payments or surrender your Annuity no later than the first day of the calendar month next following the maximum Annuity date for your Annuity. For some of our contracts, you are able to choose to defer the Annuity Date beyond the default Annuity date described in your Annuity. However, the IRS may not then consider your contract to be an annuity under the tax law.

TAXES ON WITHDRAWALS AND SURRENDER

If you make a withdrawal from your contract or surrender it before annuity payments begin, the amount you receive will be taxed as ordinary income, rather than as return of Purchase Payments, until all gain has been withdrawn. Once all gain has been withdrawn, payments will be treated as a nontaxable return of Purchase Payments until all Purchase Payments have been returned. After all Purchase Payments are returned, all subsequent amounts will be taxed as ordinary income.

You will generally be taxed on any withdrawals from the contract while you are alive even if the withdrawal is paid to someone else. Withdrawals under any of the optional living benefits or as a systematic payment are taxed under these rules. If you assign or pledge all or part of your contract as collateral for a loan, the part assigned generally will be treated as a withdrawal and subject to income tax to the extent of gain. If you transfer your contract for less than full consideration, such as by gift, you will also trigger tax on any gain in the contract. This rule does not apply if you transfer the contract to your spouse or under most circumstances if you transfer the contract incident to divorce.

If you choose to receive payments under an interest payment option, or a Beneficiary chooses to receive a death benefit under an interest payment option, that election will be treated, for tax purposes, as surrendering your Annuity and will immediately subject any gain in the contract to income tax.

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TAXES ON ANNUITY PAYMENTS

A portion of each annuity payment you receive will be treated as a partial return of your Purchase Payments and will not be taxed. The remaining portion will be taxed as ordinary income. Generally, the nontaxable portion is determined by multiplying the annuity payment you receive by a fraction, the numerator of which is your Purchase Payments (less any amounts previously received tax-free) and the denominator of which is the total expected payments under the contract. After the full amount of your Purchase Payments have been recovered tax-free, the full amount of the annuity payments will be taxable. If annuity payments stop due to the death of the Annuitant before the full amount of your Purchase Payments have been recovered, a tax deduction may be allowed for the unrecovered amount.

If your Account Value is reduced to zero but the Annuity remains in force due to a benefit provision, further distributions from the Annuity will be reported as annuity payments, using an exclusion ratio based upon the undistributed purchase payments in the Annuity and the total value of the anticipated future payments until such time as all Purchase Payments have been recovered.

Please refer to your Annuity contract for the maximum Annuity Date, also described above.

PARTIAL ANNUITIZATION

Effective January 1, 2011, an individual may partially annuitize their non-qualified annuity if the contract so permits. The Small Business Jobs Act of 2010 included a provision which allows for a portion of a non-qualified annuity, endowment or life insurance contract to be annuitized while the balance is not annuitized. The annuitized portion must be paid out over 10 or more years or over the lives of one or more individuals. The annuitized portion of the contract is treated as a separate contract for purposes of determining taxability of the payments under IRC section 72. We do not currently permit partial annuitization.

MEDICARE TAX ON NET INVESTMENT INCOME

The Patient Protection and Affordable Care Act, also known as the 2010 Health Care Act, included a new Medicare tax on investment income. This new tax, which is effective in 2013, assesses a 3.8% surtax on the lesser of (1) net investment income or (2) the excess of "modified adjusted gross income" over a threshold amount. The "threshold amount" is $250,000 for married taxpayers filing jointly, $125,000 for married taxpayers filing separately, $200,000 for single taxpayers, and approximately $12,000 for trusts. The taxable portion of payments received as a withdrawal, surrender or annuity payment will be considered investment income for purposes of this surtax.

TAX PENALTY FOR EARLY WITHDRAWAL FROM A NONQUALIFIED ANNUITY CONTRACT You may owe a 10% tax penalty on the taxable part of distributions received from your Nonqualified Annuity contract before you attain age 59 1/2. Amounts are not subject to this tax penalty if:

. the amount is paid on or after you reach age 59 1/2 or die; the amount received is attributable to your becoming disabled;

. generally the amount paid or received is in the form of substantially equal payments (as defined in the Code) not less frequently than annually (please note that substantially equal payments must continue until the later of reaching age 59 1/2 or 5 years and modification of payments during that time period will result in retroactive application of the 10% tax penalty); or

. the amount received is paid under an immediate annuity contract (in which annuity payments begin within one year of purchase).

Other exceptions to this tax may apply. You should consult your tax advisor for further details.

SPECIAL RULES IN RELATION TO TAX-FREE EXCHANGES UNDER SECTION 1035

Section 1035 of the Internal Revenue Code of 1986, as amended (Code), permits certain tax-free exchanges of a life insurance, annuity or endowment contract for an annuity, including tax-free exchanges of annuity death benefits for a Beneficiary Annuity. Partial surrenders may be treated in the same way as tax-free 1035 exchanges of entire contracts, therefore avoiding current taxation of the partially exchanged amount as well as the 10% tax penalty on pre-age 59 1/2 withdrawals. In Revenue Procedure 2008-24, the IRS has indicated that where there is a surrender or distribution from either the initial annuity contract or receiving annuity contract within 12 months of the date on which the partial exchange was completed, the transfer will retroactively be treated as a taxable distribution from the initial annuity contract and a contribution to the receiving annuity contract. Tax free exchange treatment will be retained under certain circumstances if you are eligible for an exception to the 10% federal income tax penalty, other than the exceptions for substantially equal periodic payments or distributions under an immediate annuity. We strongly urge you to discuss any transaction of this type with your tax advisor before proceeding with the transaction.

If an Annuity is purchased through a tax-free exchange of a life insurance, annuity or endowment contract that was purchased prior to August 14, 1982, then any Purchase Payments made to the original contract prior to August 14, 1982 will be treated as made to the new contract prior to that date. Generally, such pre-August 14, 1982 withdrawals are treated as a recovery of your investment in the contract first until Purchase Payments made before August 14, 1982 are withdrawn. Moreover, income allocable to Purchase Payments made before August 14, 1982, is not subject to the 10% tax penalty.

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TAXES PAYABLE BY BENEFICIARIES

The Death Benefit options are subject to ordinary income tax to the extent the distribution exceeds the cost basis in the contract. The value of the Death Benefit, as determined under federal law, is also included in the Owner's estate for federal estate tax purposes. Generally, the same tax rules described above would also apply to amounts received by your Beneficiary. Choosing an option other than a lump sum Death Benefit may defer taxes. Certain minimum distribution requirements apply upon your death, as discussed further below in the Annuity Qualification section. Tax consequences to the Beneficiary vary depending upon the Death Benefit payment option selected. Generally, for payment of the Death Benefit

. As a lump sum payment: the Beneficiary is taxed in the year of payment on gain in the contract.

. Within 5 years of death of Owner: the Beneficiary is taxed as amounts are withdrawn (in this case gain is treated as being distributed first).

. Under an annuity or annuity settlement option with distribution beginning within one year of the date of death of the Owner: the Beneficiary is taxed on each payment (part will be treated as gain and part as return of Purchase Payments).

CONSIDERATIONS FOR CONTINGENT ANNUITANTS: We may allow the naming of a contingent Annuitant when a Nonqualified Annuity contract is held by a pension plan or a tax favored retirement plan, or held by a Custodial Account (as defined earlier in this prospectus). In such a situation, the Annuity may no longer qualify for tax deferral where the Annuity contract continues after the death of the Annuitant. However, tax deferral should be provided instead by the pension plan, tax favored retirement plan, or Custodial Account. We may also allow the naming of a contingent annuitant when a Nonqualified Annuity contract is held by an entity owner when such contracts do not qualify for tax deferral under the current tax law. This does not supersede any benefit language which may restrict the use of the contingent annuitant.

REPORTING AND WITHHOLDING ON DISTRIBUTIONS

Taxable amounts distributed from an Annuity are subject to federal and state income tax reporting and withholding. In general, we will withhold federal income tax from the taxable portion of such distribution based on the type of distribution. In the case of an annuity or similar periodic payment, we will withhold as if you are a married individual with three (3) exemptions unless you designate a different withholding status. If no U.S. taxpayer identification number is provided, we will automatically withhold using single with zero exemptions as the default. In the case of all other distributions, we will withhold at a 10% rate. You may generally elect not to have tax withheld from your payments. An election out of withholding must be made on forms that we provide. If you are a U.S. person (including resident alien), and your address of record is a non-U.S. address, we are required to withhold income tax unless you provide us with a U.S. residential address.

State income tax withholding rules vary and we will withhold based on the rules of your State of residence. Special tax rules apply to withholding for nonresident aliens, and we generally withhold income tax for nonresident aliens at a 30% rate. A different withholding rate may be applicable to a nonresident alien based on the terms of an existing income tax treaty between the United States and the nonresident alien's country. Please refer to the discussion below regarding withholding rules for a Qualified Annuity.

Regardless of the amount withheld by us, you are liable for payment of federal and state income tax on the taxable portion of annuity distributions. You should consult with your tax advisor regarding the payment of the correct amount of these income taxes and potential liability if you fail to pay such taxes.

ENTITY OWNERS

Where a contract is held by a non-natural person (e.g. a corporation), other than as an agent or nominee for a natural person (or in other limited circumstances), the contract will not be taxed as an annuity and increases in the value of the contract over its cost basis will be subject to tax annually.

Where a contract is issued to a Charitable Remainder Trust (CRT), the contract will not be taxed as an annuity and increases in the value of the contract over its cost basis will be subject to tax annually. As there are charges for the living benefits described elsewhere in this prospectus, and such charges reduce the contract value of the Annuity, trustees of the CRT should discuss with their legal advisors whether election of such living benefits violates their fiduciary duty to the remainder beneficiary.

Where a contract is issued to a trust, and such trust is characterized as a grantor trust under the Code, such contract shall not be considered to be held by a non-natural person and will be subject to the tax reporting and withholding requirements generally applicable to a Nonqualified Annuity. At this time, we will not issue an Annuity to grantor trusts with multiple grantors.

Where a contract is structured so that it is owned by a grantor trust but the Annuitant is not the grantor, then the contract is required to terminate upon the death of the grantor of the trust if the grantor pre-deceases the Annuitant under Section 72(s) of the Code. Under this circumstance, the contract value will be paid out to the Beneficiary and it is not eligible for the death benefit provided under the contract.

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ANNUITY QUALIFICATION

Diversification And Investor Control. In order to qualify for the tax rules applicable to annuity contracts described above, the assets underlying the Sub-accounts of an Annuity must be diversified, according to certain rules under the Internal Revenue Code. Each portfolio is required to diversify its investments each quarter so that no more than 55% of the value of its assets is represented by any one investment, no more than 70% is represented by any two investments, no more than 80% is represented by any three investments, and no more than 90% is represented by any four investments. Generally, securities of a single issuer are treated as one investment and obligations of each U.S. Government agency and instrumentality (such as the Government National Mortgage Association) are treated as issued by separate issuers. In addition, any security issued, guaranteed or insured (to the extent so guaranteed or insured) by the United States or an instrumentality of the U.S. will be treated as a security issued by the U.S. Government or its instrumentality, where applicable. We believe the Portfolios underlying the variable Investment Options of the Annuity meet these diversification requirements.

An additional requirement for qualification for the tax treatment described above is that we, and not you as the contract Owner, must have sufficient control over the underlying assets to be treated as the Owner of the underlying assets for tax purposes. While we also believe these investor control rules will be met, the Treasury Department may promulgate guidelines under which a variable annuity will not be treated as an annuity for tax purposes if persons with ownership rights have excessive control over the investments underlying such variable annuity. It is unclear whether such guidelines, if in fact promulgated, would have retroactive effect. It is also unclear what effect, if any, such guidelines might have on transfers between the Investment Options offered pursuant to this prospectus. We reserve the right to take any action, including modifications to your Annuity or the Investment Options, required to comply with such guidelines if promulgated. Any such changes will apply uniformly to affected Owners and will be made with such notice to affected Owners as is feasible under the circumstances.

REQUIRED DISTRIBUTIONS UPON YOUR DEATH FOR NONQUALIFIED ANNUITY CONTRACTS. Upon your death, certain distributions must be made under the contract. The required distributions depend on whether you die before you start taking annuity payments under the contract or after you start taking annuity payments under the contract. If you die on or after the Annuity Date, the remaining portion of the interest in the contract must be distributed at least as rapidly as under the method of distribution being used as of the date of death. If you die before the Annuity Date, the entire interest in the contract must be distributed within 5 years after the date of death, or as periodic payments over a period not extending beyond the life or life expectancy of the designated Beneficiary (provided such payments begin within one year of your death). Your designated Beneficiary is the person to whom benefit rights under the contract pass by reason of death, and must be a natural person in order to elect a periodic payment option based on life expectancy or a period exceeding five years. Additionally, if the Annuity is payable to (or for the benefit of) your surviving spouse, that portion of the contract may be continued with your spouse as the Owner. For Nonqualified annuity contracts owned by a non-natural person, the required distribution rules apply upon the death of the Annuitant. This means that for a contract held by a non-natural person (such as a trust) for which there is named a co-annuitant, then such required distributions will be triggered by the death of the first co-annuitants to die.

CHANGES IN YOUR ANNUITY. We reserve the right to make any changes we deem necessary to assure that your Annuity qualifies as an annuity contract for tax purposes. Any such changes will apply to all contract Owners and you will be given notice to the extent feasible under the circumstances.

QUALIFIED ANNUITY CONTRACTS

IN GENERAL, AS USED IN THIS PROSPECTUS, A QUALIFIED ANNUITY IS AN ANNUITY CONTRACT WITH APPLICABLE ENDORSEMENTS FOR A TAX-FAVORED PLAN OR A NONQUALIFIED ANNUITY CONTRACT HELD BY A TAX-FAVORED RETIREMENT PLAN.

The following is a general discussion of the tax considerations for Qualified Annuity contracts. This Annuity may or may not be available for all types of the tax-favored retirement plans discussed below. This discussion assumes that you have satisfied the eligibility requirements for any tax-favored retirement plan. Please consult your Financial Professional prior to purchase to confirm if this contract is available for a particular type of tax-favored retirement plan or whether we will accept the type of contribution you intend for this contract.

A Qualified annuity may typically be purchased for use in connection with:

. Individual retirement accounts and annuities (IRAs), including inherited IRAs (which we refer to as a Beneficiary IRA), which are subject to Sections 408(a) and 408(b) of the Code;

. Roth IRAs, including inherited Roth IRAs (which we refer to as a Beneficiary Roth IRA) under Section 408A of the Code;

. A corporate Pension or Profit-sharing plan (subject to 401(a) of the Code);

. H.R. 10 plans (also known as Keogh Plans, subject to 401(a) of the Code)

. Tax Sheltered Annuities (subject to 403(b) of the Code, also known as Tax Deferred Annuities or TDAs);

. Section 457 plans (subject to 457 of the Code).

A Nonqualified annuity may also be purchased by a 401(a) trust or custodial IRA or Roth IRA account, or a Section 457 plan, which can hold other permissible assets. The terms and administration of the trust or custodial account or plan in accordance with the laws and regulations for 401(a) plans, IRAs or Roth IRAs, or a Section 457 plan, as applicable, are the responsibility of the applicable trustee or custodian.

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You should be aware that tax favored plans such as IRAs generally provide income tax deferral regardless of whether they invest in annuity contracts. This means that when a tax favored plan invests in an annuity contract, it generally does not result in any additional tax benefits (such as income tax deferral and income tax free transfers).

TYPES OF TAX-FAVORED PLANS

IRAs. If you buy an Annuity for use as an IRA, we will provide you a copy of the prospectus and contract. The "IRA Disclosure Statement" and "Roth IRA Disclosure Statement" which accompany the prospectus contain information about eligibility, contribution limits, tax particulars, and other IRA information. In addition to this information (some of which is summarized below), the IRS requires that you have a "Free Look" after making an initial contribution to the contract. During this time, you can cancel the Annuity by notifying us in writing, and we will refund all of the Purchase Payments under the Annuity (or, if provided by applicable state law, the amount credited under the Annuity, if greater), less any applicable federal and state income tax withholding.

Contributions Limits/Rollovers. Subject to the minimum Purchase Payment requirements of an Annuity, you may purchase an Annuity for an IRA in connection with a "rollover" of amounts from a qualified retirement plan, as a transfer from another IRA, by making a contribution consisting of your IRA contributions and catch-up contributions, if applicable, attributable to the prior year during the period from January 1 to April 15 (or the applicable due date of your federal income tax return, without extension), or as a current year contribution. In 2011 the contribution limit is $5,000. The contribution amount is indexed for inflation. The tax law also provides for a catch-up provision for individuals who are age 50 and above, allowing these individuals an additional $1,000 contribution each year. The catch-up amount is not indexed for inflation.

The "rollover" rules under the Code are fairly technical; however, an individual (or his or her surviving spouse) may generally "roll over" certain distributions from tax favored retirement plans (either directly or within 60 days from the date of these distributions) if he or she meets the requirements for distribution. Once you buy an Annuity, you can make regular IRA contributions under the Annuity (to the extent permitted by law). However, if you make such regular IRA contributions, you should note that you will not be able to treat the contract as a "conduit IRA," which means that you will not retain possible favorable tax treatment if you subsequently "roll over" the contract funds originally derived from a qualified retirement plan or TDA into another Section 401(a) plan or TDA.

In some circumstances, non-spouse Beneficiaries may roll over to an IRA amounts due from qualified plans, 403(b) plans, and governmental 457(b) plans. However, the rollover rules applicable to non-spouse Beneficiaries under the Code are more restrictive than the rollover rules applicable to Owner/participants and spouse Beneficiaries. Generally, non-spouse Beneficiaries may roll over distributions from tax favored retirement plans only as a direct rollover, and if permitted by the plan. Under the Worker, Retiree and Employer Recovery Act of 2008, employer retirement plans are required to permit non-spouse Beneficiaries to roll over funds to an inherited IRA for plan years beginning after December 31, 2009. An inherited IRA must be directly rolled over from the employer plan or transferred from an IRA and must be titled in the name of the deceased (i.e., John Doe deceased for the benefit of Jane Doe). No additional contributions can be made to an inherited IRA. In this prospectus, an inherited IRA is also referred to as a Beneficiary Annuity.

Required Provisions. Contracts that are IRAs (or endorsements that are part of the contract) must contain certain provisions:

. You, as Owner of the contract, must be the "Annuitant" under the contract (except in certain cases involving the division of property under a decree of divorce);

. Your rights as Owner are non-forfeitable;

. You cannot sell, assign or pledge the contract;

. The annual contribution you pay cannot be greater than the maximum amount allowed by law, including catch-up contributions if applicable (which does not include any rollover amounts);

. The date on which required minimum distributions must begin cannot be later than April 1st of the calendar year after the calendar year you turn age 70 1/2; and

. Death and annuity payments must meet "required minimum distribution" rules described below.

Usually, the full amount of any distribution from an IRA (including a distribution from this contract) which is not a rollover is taxable. As taxable income, these distributions are subject to the general tax withholding rules described earlier regarding a Nonqualified Annuity. In addition to this normal tax liability, you may also be liable for the following, depending on your actions:

. A 10% early withdrawal penalty described below;

. Liability for "prohibited transactions" if you, for example, borrow against the value of an IRA; or

. Failure to take a required minimum distribution, also described below.

SEPs. SEPs are a variation on a standard IRA, and contracts issued to a SEP must satisfy the same general requirements described under IRAs (above). There are, however, some differences:

. If you participate in a SEP, you generally do not include in income any employer contributions made to the SEP on your behalf up to the lesser of

(a) $49,000 in 2011 ($49,000 in 2010) or (b) 25% of your taxable compensation paid by the contributing

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employer (not including the employer's SEP contribution as compensation for these purposes). However, for these purposes, compensation in excess of certain limits established by the IRS will not be considered. In 2011, this limit is $245,000 ($245,000 for 2010);

. SEPs must satisfy certain participation and nondiscrimination requirements not generally applicable to IRAs; and

. SEPs that contain a salary reduction or "SARSEP" provision prior to 1997 may permit salary deferrals up to $16,500 in 2011 with the employer making these contributions to the SEP. However, no new "salary reduction" or "SARSEPs" can be established after 1996. Individuals participating in a SARSEP who are age 50 or above by the end of the year will be permitted to contribute an additional $5,500 in 2011. These amounts are indexed for inflation. Not all Annuities issued by us are available for SARSEPs. You will also be provided the same information, and have the same "Free Look" period, as you would have if you purchased the contract for a standard IRA.

ROTH IRAs. The "Roth IRA Disclosure Statement" contains information about eligibility, contribution limits, tax particulars and other Roth IRA information. Like standard IRAs, income within a Roth IRA accumulates tax-free, and contributions are subject to specific limits. Roth IRAs have, however, the following differences:

. Contributions to a Roth IRA cannot be deducted from your gross income;

. "Qualified distributions" from a Roth IRA are excludable from gross income. A "qualified distribution" is a distribution that satisfies two requirements: (1) the distribution must be made (a) after the Owner of the IRA attains age 59 1/2; (b) after the Owner's death; (c) due to the Owner's disability; or (d) for a qualified first time homebuyer distribution within the meaning of Section 72(t)(2)(F) of the Code; and (2) the distribution must be made in the year that is at least five tax years after the first year for which a contribution was made to any Roth IRA established for the Owner or five years after a rollover, transfer, or conversion was made from a traditional IRA to a Roth IRA. Distributions from a Roth IRA that are not qualified distributions will be treated as made first from contributions and then from earnings and earnings will be taxed generally in the same manner as distributions from a traditional IRA.

. If eligible (including meeting income limitations and earnings requirements), you may make contributions to a Roth IRA after attaining age 70 1/2, and distributions are not required to begin upon attaining such age or at any time thereafter.

Subject to the minimum Purchase Payment requirements of an Annuity, you may purchase an Annuity for a Roth IRA in connection with a "rollover" of amounts of another traditional IRA, SEP, SIMPLE-IRA, employer sponsored retirement plan (under sections 401(a) or 403(b) of the Code) or Roth IRA; or, if you meet certain income limitations, by making a contribution consisting of your Roth IRA contributions and catch-up contributions, if applicable, attributable to the prior year during the period from January 1 to April 15 (or the applicable due date of your federal income tax return, without extension), or as a current year contribution. The Code permits persons who receive certain qualifying distributions from such non-Roth IRAs, to directly rollover or make, within 60 days, a "rollover" of all or any part of the amount of such distribution to a Roth IRA which they establish. The conversion of non-Roth accounts triggers current taxation (but is not subject to a 10% early distribution penalty). Once an Annuity has been purchased, regular Roth IRA contributions will be accepted to the extent permitted by law. In addition, an individual receiving an eligible rollover distribution from a designated Roth account under an employer plan may roll over the distribution to a Roth IRA even if the individual is not eligible to make regular contributions to a Roth IRA. Non-spouse Beneficiaries receiving a distribution from an employer sponsored retirement plan under sections 401(a) or 403(b) of the Code can also directly roll over contributions to a Roth IRA. However, it is our understanding of the Code that non-spouse Beneficiaries cannot "rollover" benefits from a traditional IRA to a Roth IRA.

TDAs. In general, you may own a Tax Deferred Annuity (also known as a TDA, Tax Sheltered Annuity (TSA), 403(b) plan or 403(b) annuity) if you are an employee of a tax-exempt organization (as defined under Code Section 501(c)(3)) or a public educational organization, and you may make contributions to a TDA so long as your employer maintains such a plan and your rights to the annuity are non-forfeitable. Contributions to a TDA, and any earnings, are not taxable until distribution. You may also make contributions to a TDA under a salary reduction agreement, generally up to a maximum of $16,500 in 2011. Individuals participating in a TDA who are age 50 or above by the end of the year will be permitted to contribute an additional $5,500 in 2011. This amount is indexed for inflation. Further, you may roll over TDA amounts to another TDA or an IRA. You may also roll over TDA amounts to a qualified retirement plan, a SEP and a 457 government plan. A contract may generally only qualify as a TDA if distributions of salary deferrals (other than "grandfathered" amounts held as of December 31, 1988) may be made only on account of:

. Your attainment of age 59 1/2;

. Your severance of employment;

. Your death;

. Your total and permanent disability; or

. Hardship (under limited circumstances, and only related to salary deferrals, not including earnings attributable to these amounts).

In any event, you must begin receiving distributions from your TDA by April 1st of the calendar year after the calendar year you turn age 70 1/2 or retire, whichever is later. These distribution limits do not apply either to transfers or exchanges of investments under the contract, or to any "direct transfer" of your interest in the contract to another employer's TDA plan or mutual fund "custodial account" described under Code Section 403(b)(7). Employer contributions to TDAs are subject to the same general contribution, nondiscrimination, and minimum participation rules applicable to "qualified" retirement plans.

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CAUTION: Under IRS regulations we can accept contributions, transfers and rollovers only if we have entered into an information-sharing agreement, or its functional equivalent, with the applicable employer or its agent. In addition, in order to comply with the regulations, we will only process certain transactions (e.g., transfers, withdrawals, hardship distributions and, if applicable, loans) with employer approval. This means that if you request one of these transactions we will not consider your request to be in Good Order, and will not therefore process the transaction, until we receive the employer's approval in written or electronic form.

REQUIRED MINIMUM DISTRIBUTIONS AND PAYMENT OPTIONS

If you hold the contract under an IRA (or other tax-favored plan), required minimum distribution rules must be satisfied. This means that generally payments must start by April 1 of the year after the year you reach age 70 1/2 and must be made for each year thereafter. For a TDA or a 401(a) plan for which the participant is not a greater than 5% Owner of the employer, this required beginning date can generally be deferred to retirement, if later. Roth IRAs are not subject to these rules during the Owner's lifetime. The amount of the payment must at least equal the minimum required under the IRS rules. Several choices are available for calculating the minimum amount. More information on the mechanics of this calculation is available on request. Please contact us at a reasonable time before the IRS deadline so that a timely distribution is made. Please note that there is a 50% tax penalty on the amount of any required minimum distribution not made in a timely manner. Required minimum distributions are calculated based on the sum of the Account Value and the actuarial value of any additional living and death benefits from optional riders that you have purchased under the contract. As a result, the required minimum distributions may be larger than if the calculation were based on the Account Value only, which may in turn result in an earlier (but not before the required beginning date) distribution of amounts under the Annuity and an increased amount of taxable income distributed to the Annuity Owner, and a reduction of payments under the living and death benefit optional riders.

You can use the Minimum Distribution option to satisfy the required minimum distribution rules for an Annuity without either beginning annuity payments or surrendering the Annuity. We will distribute to you the required minimum distribution amount, less any other partial withdrawals that you made during the year. Such amount will be based on the value of the contract as of December 31 of the prior year, but is determined without regard to other contracts you may own.

Although the IRS rules determine the required amount to be distributed from your IRA each year, certain payment alternatives are still available to you. If you own more than one IRA, you can choose to satisfy your minimum distribution requirement for each of your IRAs by withdrawing that amount from any of your IRAs. If you inherit more than one IRA or more than one Roth IRA from the same Owner, similar rules apply.

CHARITABLE IRA DISTRIBUTIONS.

The Pension Protection Act of 2006 included a charitable giving incentive permitting tax-free IRA distributions for charitable purposes. The Tax Relief, Unemployment Insurance Reauthorization, and Job Creation Act of 2010 extended this provision until the end of 2011.

For distributions in tax years beginning after 2005 and before 2012, the Act provides an exclusion from gross income, up to $100,000 for otherwise taxable IRA distributions from a traditional or Roth IRA that are qualified charitable distributions. To constitute a qualified charitable distribution, the distribution must be made (1) directly by the IRA trustee to certain qualified charitable organizations and (2) on or after the date the IRA owner attains age 70 1/2. Distributions that are excluded from income under this provision are not taken into account in determining the individual's deductions, if any, for charitable contributions.

The IRS has indicated that an IRA trustee is not responsible for determining whether a distribution to a charity is one that satisfies the requirements for the new income tax exclusion added by the Pension Protection Act. As a result the general rules for reporting IRA distributions apply.

REQUIRED DISTRIBUTIONS UPON YOUR DEATH FOR QUALIFIED ANNUITY CONTRACTS Upon your death under an IRA, Roth IRA, 403(b) or other employer sponsored plan, the designated Beneficiary may generally elect to continue the contract and receive required minimum distributions under the contract instead of receiving the death benefit in a single payment. The available payment options will depend on whether you die before the date required minimum distributions under the Code were to begin, whether you have named a designated Beneficiary and whether that Beneficiary is your surviving spouse.

. If you die after a designated Beneficiary has been named, the death benefit must be distributed by December 31st of the year including the five year anniversary of the date of death, or as periodic payments not extending beyond the life or life expectancy of the designated Beneficiary (as long as payments begin by December 31st of the year following the year of death). However, if your surviving spouse is the Beneficiary, the death benefit can be paid out over the life or life expectancy of your spouse with such payments beginning no later than December 31st of the year following the year of death or December 31st of the year in which you would have reached age 70 1/2, which ever is later. Additionally, if the contract is payable to (or for the benefit of) your surviving spouse as sole primary beneficiary, the contract may be continued with your spouse as the Owner.

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. If you die before a designated Beneficiary is named and before the date required minimum distributions must begin under the Code, the death benefit must be paid out by December 31st of the year including the five year anniversary of the date of death. For contracts where multiple Beneficiaries have been named and at least one of the Beneficiaries does not qualify as a designated Beneficiary and the account has not been divided into separate accounts by December 31st of the year following the year of death, such contract is deemed to have no designated Beneficiary. A designated Beneficiary may elect to apply the rules for no designated Beneficiary if those would provide a smaller payment requirement.

. If you die before a designated Beneficiary is named and after the date required minimum distributions must begin under the Code, the death benefit must be paid out at least as rapidly as under the method then in effect. For contracts where multiple Beneficiaries have been named and at least one of the Beneficiaries does not qualify as a designated Beneficiary and the account has not been divided into separate accounts by December 31st of the year following the year of death, such contract is deemed to have no designated Beneficiary. A designated Beneficiary may elect to apply the rules for no designated Beneficiary if those would provide a smaller payment requirement.

A Beneficiary has the flexibility to take out more each year than mandated under the required minimum distribution rules.

Until withdrawn, amounts in a Qualified Annuity contract continue to be tax deferred. Amounts withdrawn each year, including amounts that are required to be withdrawn under the required minimum distribution rules, are subject to tax. You may wish to consult a professional tax advisor for tax advice as to your particular situation.

For a Roth IRA, if death occurs before the entire interest is distributed, the death benefit must be distributed under the same rules applied to IRAs where death occurs before the date required minimum distributions must begin under the Code.

TAX PENALTY FOR EARLY WITHDRAWALS FROM QUALIFIED ANNUITY CONTRACTS You may owe a 10% tax penalty on the taxable part of distributions received from an IRA, SEP, Roth IRA, TDA or qualified retirement plan before you attain age 59 1/2. Amounts are not subject to this tax penalty if:

. the amount is paid on or after you reach age 59 1/2 or die;

. the amount received is attributable to your becoming disabled; or

. generally the amount paid or received is in the form of substantially equal payments (as defined in the Code) not less frequently than annually. (Please note that substantially equal payments must continue until the later of reaching age 59 1/2 or 5 years. Modification of payments or additional contributions to the contract during that time period will result in retroactive application of the 10% tax penalty.)

Other exceptions to this tax may apply. You should consult your tax advisor for further details.

WITHHOLDING

We will withhold federal income tax at the rate of 20% for any eligible rollover distribution paid by us to or for a plan participant, unless such distribution is "directly" rolled over into another qualified plan, IRA (including the IRA variations described above), SEP, 457 government plan or TDA. An eligible rollover distribution is defined under the tax law as a distribution from an employer plan under 401(a), a TDA or a 457 governmental plan, excluding any distribution that is part of a series of substantially equal payments (at least annually) made over the life expectancy of the employee or the joint life expectancies of the employee and his designated Beneficiary, any distribution made for a specified period of 10 years or more, any distribution that is a required minimum distribution and any hardship distribution. Regulations also specify certain other items which are not considered eligible rollover distributions. We will not withhold for payments made from trustee owned contracts or for payments under a 457 plan. For all other distributions, unless you elect otherwise, we will withhold federal income tax from the taxable portion of such distribution at an appropriate percentage. The rate of withholding on annuity payments where no mandatory withholding is required is determined on the basis of the withholding certificate that you file with us. If you do not file a certificate, we will automatically withhold federal taxes on the following basis:

. For any annuity payments not subject to mandatory withholding, you will have taxes withheld by us as if you are a married individual, with 3 exemptions

. If no U.S. taxpayer identification number is provided, we will automatically withhold using single with zero exemptions as the default; and

. For all other distributions, we will withhold at a 10% rate.

We will provide you with forms and instructions concerning the right to elect that no amount be withheld from payments in the ordinary course. However, you should know that, in any event, you are liable for payment of federal income taxes on the taxable portion of the distributions, and you should consult with your tax advisor to find out more information on your potential liability if you fail to pay such taxes. There may be additional state income tax withholding requirements.

ERISA REQUIREMENTS

ERISA (the "Employee Retirement Income Security Act of 1974") and the Code prevent a fiduciary and other "parties in interest" with respect to a plan (and, for these purposes, an IRA would also constitute a "plan") from receiving any benefit from any party

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dealing with the plan, as a result of the sale of the contract. Administrative exemptions under ERISA generally permit the sale of insurance/annuity products to plans, provided that certain information is disclosed to the person purchasing the contract. This information has to do primarily with the fees, charges, discounts and other costs related to the contract, as well as any commissions paid to any agent selling the contract. Information about any applicable fees, charges, discounts, penalties or adjustments may be found in the applicable sections of this prospectus. Information about sales representatives and commissions may be found in the sections of this prospectus addressing distribution of the Annuities.

Other relevant information required by the exemptions is contained in the contract and accompanying documentation.

Please consult with your tax advisor if you have any questions about ERISA and these disclosure requirements.

SPOUSAL CONSENT RULES FOR RETIREMENT PLANS - QUALIFIED CONTRACTS

If you are married at the time your payments commence, you may be required by federal law to choose an income option that provides survivor annuity income to your spouse, unless your spouse waives that right. Similarly, if you are married at the time of your death, federal law may require all or a portion of the Death Benefit to be paid to your spouse, even if you designated someone else as your Beneficiary. A brief explanation of the applicable rules follows. For more information, consult the terms of your retirement arrangement.

Defined Benefit Plans and Money Purchase Pension Plans. If you are married at the time your payments commence, federal law requires that benefits be paid to you in the form of a "qualified joint and survivor annuity" (QJSA), unless you and your spouse waive that right, in writing. Generally, this means that you will receive a reduced payment during your life and, upon your death, your spouse will receive at least one-half of what you were receiving for life. You may elect to receive another income option if your spouse consents to the election and waives his or her right to receive the QJSA. If your spouse consents to the alternative form of payment, your spouse may not receive any benefits from the plan upon your death. Federal law also requires that the plan pay a Death Benefit to your spouse if you are married and die before you begin receiving your benefit. This benefit must be available in the form of an annuity for your spouse's lifetime and is called a "qualified pre-retirement survivor annuity" (QPSA). If the plan pays Death Benefits to other Beneficiaries, you may elect to have a Beneficiary other than your spouse receive the Death Benefit, but only if your spouse consents to the election and waives his or her right to receive the QPSA. If your spouse consents to the alternate Beneficiary, your spouse will receive no benefits from the plan upon your death. Any QPSA waiver prior to your attaining age 35 will become null and void on the first day of the calendar year in which you attain age 35, if still employed.

Defined Contribution Plans (including 401(k) Plans and ERISA 403(b) Annuities). Spousal consent to a distribution is generally not required. Upon your death, your spouse will receive the entire Death Benefit, even if you designated someone else as your Beneficiary, unless your spouse consents in writing to waive this right. Also, if you are married and elect an annuity as a periodic income option, federal law requires that you receive a QJSA (as described above), unless you and your spouse consent to waive this right.

IRAs, non-ERISA 403(b) Annuities, and 457 Plans. Spousal consent to a distribution usually is not required. Upon your death, any Death Benefit will be paid to your designated Beneficiary.

GIFTS AND GENERATION-SKIPPING TRANSFERS

If you transfer your contract to another person for less than adequate consideration, there may be gift tax consequences in addition to income tax consequences. Also, if you transfer your contract to a person two or more generations younger than you (such as a grandchild or grandniece) or to a person that is more than 37 1/2 years younger than you, there may be generation-skipping transfer tax consequences.

ADDITIONAL INFORMATION

For additional information about federal tax law requirements applicable to IRAs and Roth IRAs, see the IRA Disclosure Statement or Roth IRA Disclosure Statement, as applicable.

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OTHER INFORMATION

PRUCO LIFE AND THE SEPARATE ACCOUNT

PRUCO LIFE. Pruco Life Insurance Company (Pruco Life) is a stock life insurance company organized in 1971 under the laws of the State of Arizona. It is licensed to sell life insurance and annuities in the District of Columbia, Guam and in all states except New York. Pruco Life is a wholly-owned subsidiary of The Prudential Insurance Company of America (Prudential), a New Jersey stock life insurance company that has been doing business since 1875. Prudential is an indirect wholly-owned subsidiary of Prudential Financial, Inc. (Prudential Financial), a New Jersey insurance holding company. No company other than Pruco Life has any legal responsibility to pay amounts that it owes under its annuity contracts. This means that where you participate in an optional living benefit and the value of that benefit (e.g., the Protected Withdrawal Value, for Highest Daily Lifetime Income) exceeds your current Account Value, you would rely solely on the ability of Pruco Life to make payments under the benefit out of its own assets. As Pruco Life's ultimate parent, Prudential Financial, however, exercises significant influence over the operations and capital structure of Pruco Life.

Pruco Life incorporates by reference into the prospectus its latest annual report on Form 10-K filed pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (Exchange Act) since the end of the fiscal year covered by its latest annual report. In addition, all documents subsequently filed by Pruco Life pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act also are incorporated into the prospectus by reference. Pruco Life will provide to each person, including any beneficial Owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference into the prospectus but not delivered with the prospectus. Such information will be provided upon written or oral request at no cost to the requester by writing to Pruco Life Insurance Company, One Corporate Drive, Shelton, CT 06484 or by calling 800-752-6342. Pruco Life files periodic reports as required under the Exchange Act. The public may read and copy any materials that Pruco Life files with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 202-551-8090. The SEC maintains an Internet site that contains reports, proxy, and information statements, and other information regarding issuers that file electronically with the SEC (see http://www.sec.gov). Our internet address is http://www.prudentialannuities.com.

Pruco Life conducts the bulk of its operations through staff employed by it or by affiliated companies within the Prudential Financial family. Certain discrete functions have been delegated to non-affiliates that could be deemed "service providers" or "administrators" under the Investment Company Act of 1940. The entities engaged by Pruco Life may change over time. As of December 31, 2010, non-affiliated entities that could be deemed service providers to Pruco Life and/or another insurer within the Prudential Annuities business unit consisted of the following: Alliance-One Services Inc. (administration of variable life policies) located at 55 Hartland Street, East Hartford, CT 06108, Ascensus (qualified plan administrator) located at 200 Dryden Road, Dresher, PA 19025, Alerus Retirement Solutions (qualified plan administrator) ,State Street Financial Center One, Lincoln Street, Boston, MA 02111, Aprimo (fulfillment of marketing materials), 510 East 96/th/ Street, Suite 300, Indianapolis, IN 46240, Blue Frog Solutions, Inc. (order entry systems provider) located at 555 SW 12/th/ Ave, Suite 202, Pompano Beach, FL 33069, Broadridge Investor Communication Solutions, Inc. (proxy tabulation services), 51 Mercedes Way, Edgewood, NY 11717, Consona (maintenance and storage of administrative documents), 333 Allegheny Avenue, Suite 301 North, Oakmont, PA 15139-2066, Depository Trust & Clearing Corporation (clearing and settlement services), 55 Water Street, 26/th/ Floor, New York, NY 10041, DG3 North America, Inc. (proxy and prospectus printing and mailing services), 100 Burma Road, Jersey City, NJ 07305, DST Systems, Inc. (clearing and settlement services), 4900 Main, 7/th/ Floor, Kansas City, MO 64112, EBIX, Inc. (order-entry system), 5 Concourse Parkway, Suite 3200, Atlanta, GA 30328, ExlService Holdings, Inc., (administration of annuity contracts), 350 Park Avenue, 10/th/ Floor, New York, NY 10022, Diversified Information Technologies Inc. (records management), 123 Wyoming Avenue, Scranton, PA 18503, Fiserv (composition, printing and mailing of confirmation and quarterly statements), 881 Main Street, Manchester, CT 06040, Fosdick Fulfillment Corp. (fulfillment of prospectuses and marketing materials), 26 Barnes Industrial Park Road, North Wallingford, CT 06492, Insurance Technologies (annuity illustrations), 38120 Amrhein Ave., Livonia, MI 48150, Lason Systems, Inc. (contract printing and mailing), 1305 Stephenson Highway, Troy, MI 48083, Morningstar Associates LLC (asset allocation recommendations) , 225 West Wacker Drive Chicago, IL 60606, National Financial Services (clearing and settlement services), NEPS, LLC (composition, printing, and mailing of contracts and benefit documents), 12 Manor Parkway, Salem, NJ 03079, Pershing LLC (order-entry systems provider), One Pershing Plaza, Jersey City, NJ 07399, RR Donnelley Receivables, Inc. (printing annual reports and prospectuses), 111 South Wacker Drive, Chicago, IL 60606-4301, Skywire Software (composition, printing, and mailing of contracts and benefit documents), 150 Post Street, Suite 500, San Francisco, CA 94108, VG Reed & Sons, Inc. (printing and fulfillment of annual reports), 1002 South 12/th/ Street, Louisville, KY 40210, William B. Meyer (printing and fulfillment of prospectuses and marketing materials), 255 Long Beach Boulevard, Stratford, CT 06615.

THE SEPARATE ACCOUNT. We have established a Separate Account, the Pruco Life Flexible Premium Variable Annuity Account (Separate Account), to hold the assets that are associated with the variable annuity contracts. The Separate Account was established under Arizona law on June 16, 1995, and is registered with the SEC under the Investment Company Act of 1940 as a unit investment trust, which is a type of investment company. The assets of the Separate Account are held in the name of Pruco Life and legally belong to us. These assets are kept separate from all of our other assets and may not be charged with liabilities arising out of any other business we may conduct. Income, gains, and losses, whether or not realized, for assets allocated to the Separate Account are, in accordance with the Annuities, credited to or charged against the Separate Account without regard to other income,

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gains, or losses of Pruco Life. The obligations under the Annuities are those of Pruco Life, which is the issuer of the Annuities and the depositor of the Separate Account. More detailed information about Pruco Life, including its audited consolidated financial statements, is provided in the Statement of Additional Information.

We may offer new Sub-accounts, eliminate Sub-accounts, or combine Sub-accounts at our sole discretion. We may also close Sub-accounts to additional Purchase Payments on existing Annuities or close Sub-accounts for Annuities purchased on or after specified dates. We will first notify you and receive any necessary SEC and/or state approval before making such a change. If an underlying mutual fund is liquidated, we will ask you to reallocate any amount in the liquidated fund. If you do not reallocate these amounts, we will reallocate such amounts only in accordance with guidance provided by the SEC or its staff (or after obtaining an order from the SEC, if required). We reserve the right to substitute underlying portfolios, as allowed by applicable law. If we make a fund substitution or change, we may change the Annuity contract to reflect the substitution or change. We do not control the underlying mutual funds, so we cannot guarantee that any of those funds will always be available.

If you are enrolled in a Dollar Cost Averaging, Automatic Rebalancing, or comparable programs while an underlying fund merger, substitution or liquidation takes place, unless otherwise noted in any communication from us, your Account Value invested in such underlying fund will be transferred automatically to the designated surviving fund in the case of mergers, the replacement fund in the case of substitutions, and an available Money Market Fund in the case of fund liquidations. Your enrollment instructions will be automatically updated to reflect the surviving fund, the replacement fund or a Money Market Fund for any continued and future investments.

With the DCA MVA Options, we use a separate account of Pruco Life different from the Pruco Life Flexible Premium Variable Annuity Account discussed above. This separate account is not registered under the Investment Company Act of 1940. Moreover, you do not participate in the appreciation or depreciation of the assets held by that separate account.

SERVICE FEES PAYABLE TO PRUCO LIFE

Pruco Life and/or our affiliates receive substantial and varying administrative service payments, Rule 12b-1 fees, and "revenue sharing" payments from certain underlying Portfolios or related parties. Rule 12b-1 fees compensate our affiliated principal underwriter for distribution, marketing, and/or servicing functions. Administrative services payments compensate us for providing administrative services with respect to Annuity Owners invested indirectly in the Portfolio, which include duties such as recordkeeping shareholder services, and the mailing of periodic reports. We receive administrative services fees with respect to both affiliated underlying Portfolios and unaffiliated underlying Portfolios. The administrative services fees we receive from affiliates originate from the assets of the affiliated Portfolio itself and/or the assets of the Portfolio's investment advisor. In recognition of the administrative services provided by the relevant affiliated insurance companies, the investment advisors to certain affiliated Portfolios also make "revenue sharing" payments to such affiliated insurance companies. In any case, the existence of these payments tends to increase the overall cost of investing in the Portfolio. In addition, because these payments are made to us, allocations you make to these affiliated underlying Portfolios benefit us financially.

We collect these payments and fees under agreements between us and a Portfolio's principal underwriter, transfer agent, investment advisor and/or other entities related to the Portfolio.

The 12b-1 fees and administrative services fees that we receive may vary among the different fund complexes that are part of our investment platform. Thus, the fees we collect may be greater or smaller, based on the Portfolios that you select. In addition, we may consider these payments and fees, among a number of factors, when deciding to add or keep a Portfolio on the "menu" of Portfolios that we offer through the Annuity.

Please see the table entitled "Underlying Mutual Fund Portfolio Annual Expenses" for a listing of the Portfolios that pay a 12b-1 fee. With respect to administrative services fees, the maximum fee (as of December 31, 2010) that we receive is equal to 0.40% of the average assets allocated to the Portfolio(s) under the Annuity. We expect to make a profit on these fees.

In addition, an investment advisor, sub-advisor or distributor of the underlying Portfolios may also compensate us by providing reimbursement, defraying the costs of, or paying directly for, among other things, marketing and/or administrative services and/or other services they provide in connection with the Annuity. These services may include, but are not limited to: sponsoring or co-sponsoring various promotional, educational or marketing meetings and seminars attended by distributors, wholesalers, and/or broker dealer firms' registered representatives, and creating marketing material discussing the contract, available options, and underlying Portfolios. The amounts paid depend on the nature of the meetings, the number of meetings attended by the advisor, sub-advisor, or distributor, the number of participants and attendees at the meetings, the costs expected to be incurred, and the level of the advisor's, sub-advisor's or distributor's participation. These payments or reimbursements may not be offered by all advisors, sub-advisors, or distributors, and the amounts of such payments may vary between and among each advisor, sub-advisor, and distributor depending on their respective participation.

During 2010, with regard to amounts that were paid under these kinds of arrangements described immediately above, the amounts ranged from approximately $569 to approximately $776,553. These amounts may have been paid to one or more Prudential-affiliated insurers issuing individual variable annuities.

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LEGAL STRUCTURE OF THE UNDERLYING FUNDS

Each underlying mutual fund is registered as an open-end management investment company under the Investment Company Act of 1940. Shares of the underlying mutual fund Portfolios are sold to Separate Accounts of life insurance companies offering variable annuity and variable life insurance products. The shares may also be sold directly to qualified pension and retirement plans.

VOTING RIGHTS

We are the legal Owner of the shares of the underlying mutual funds in which the Sub-accounts invest. However, under current SEC rules, you have voting rights in relation to Account Value maintained in the Sub-accounts. If an underlying mutual fund portfolio requests a vote of shareholders, we will vote our shares based on instructions received from Owners with Account Value allocated to that Sub-account. Owners have the right to vote an amount equal to the number of shares attributable to their contracts. If we do not receive voting instructions in relation to certain shares, we will vote those shares in the same manner and proportion as the shares for which we have received instructions. This voting procedure is sometimes referred to as "mirror voting" because, as indicated in the immediately preceding sentence, we mirror the votes that are actually cast, rather than decide on our own how to vote. We will also "mirror vote" shares that are owned directly by us or an affiliate (excluding shares held in the separate account of an affiliated insurer). In addition, because all the shares of a given mutual fund held within our Separate Account are legally owned by us, we intend to vote all of such shares when that underlying fund seeks a vote of its shareholders. As such, all such shares will be counted towards whether there is a quorum at the underlying fund's shareholder meeting and towards the ultimate outcome of the vote. Thus, under "mirror voting", it is possible that the votes of a small percentage of contract holders who actually vote will determine the ultimate outcome. We will furnish those Owners who have Account Value allocated to a Sub-account whose underlying mutual fund portfolio has requested a "proxy" vote with proxy materials and the necessary forms to provide us with their voting instructions. Generally, you will be asked to provide instructions for us to vote on matters such as changes in a fundamental investment strategy, adoption of a new investment advisory agreement, or matters relating to the structure of the underlying mutual fund that require a vote of shareholders. We reserve the right to change the voting procedures described above if applicable SEC rules change.

Advanced Series Trust (the "Trust") has obtained an exemption from the Securities and Exchange Commission that permits its co-investment advisers, AST Investment Services, Inc. and Prudential Investments LLC, subject to approval by the Board of Trustees of the Trust, to change sub-advisors for a Portfolio and to enter into new sub-advisory agreements, without obtaining shareholder approval of the changes. This exemption (which is similar to exemptions granted to other investment companies that are organized in a similar manner as the Trust) is intended to facilitate the efficient supervision and management of the sub-advisors by AST Investment Services, Inc., Prudential Investments LLC and the Trustees. The Trust is required, under the terms of the exemption, to provide certain information to shareholders following these types of changes. We may add new Sub-accounts that invest in a series of underlying funds other than the Trust. Such series of funds may have a similar order from the SEC. You also should review the prospectuses for the other underlying funds in which various Sub-accounts invest as to whether they have obtained similar orders from the SEC.

MATERIAL CONFLICTS

It is possible that differences may occur between companies that offer shares of an underlying mutual fund portfolio to their respective Separate Accounts issuing variable annuities and/or variable life insurance products. Differences may also occur surrounding the offering of an underlying mutual fund portfolio to variable life insurance policies and variable annuity contracts that we offer. Under certain circumstances, these differences could be considered "material conflicts," in which case we would take necessary action to protect persons with voting rights under our variable annuity contracts and variable life insurance policies against persons with voting rights under other insurance companies' variable insurance products. If a "material conflict" were to arise between Owners of variable annuity contracts and variable life insurance policies issued by us we would take necessary action to treat such persons equitably in resolving the conflict. "Material conflicts" could arise due to differences in voting instructions between Owners of variable life insurance and variable annuity contracts of the same or different companies. We monitor any potential conflicts that may exist.

CONFIRMATIONS, STATEMENTS, AND REPORTS

We send any statements and reports required by applicable law or regulation to you at your last known address of record. You should therefore give us prompt notice of any address change. We reserve the right, to the extent permitted by law and subject to your prior consent, to provide any prospectus, prospectus supplements, confirmations, statements and reports required by applicable law or regulation to you through our Internet Website at www.prudentialannuities.com or any other electronic means, including diskettes or CD ROMs. We generally send a confirmation statement to you each time a transaction is made affecting Account Value, such as making additional Purchase Payments, transfers, exchanges or withdrawals. We also send quarterly statements detailing the activity affecting your Annuity during the calendar quarter, if there have been transactions during the quarter. We may confirm certain regularly scheduled transactions, including, but not limited to the Annual Maintenance Fee, systematic withdrawals (including 72(t)/72(q) payments and Required Minimum Distributions), electronic funds transfer, Dollar Cost Averaging, auto rebalancing, the Custom Portfolios Program, and Premium Based Charges in quarterly statements instead of confirming them immediately. You should review the information in these statements carefully. You may request additional reports. We reserve the right to charge $50 for each such additional report, but may waive that charge in the future. We will also send an annual report and a semi-annual report containing applicable financial statements for the portfolios to Owners or, with your prior consent, make such documents available electronically through our Internet Website or other electronic means.

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DISTRIBUTION OF ANNUITIES OFFERED BY PRUCO LIFE

Prudential Annuities Distributors, Inc. (PAD), a wholly-owned subsidiary of Prudential Annuities, Inc., is the distributor and principal underwriter of the annuity offered through this prospectus. PAD acts as the distributor of a number of annuity and life insurance products. PAD's principal business address is One Corporate Drive, Shelton, Connecticut 06484. PAD is registered as a broker-dealer under the Securities Exchange Act of 1934 (Exchange Act), and is a member of the Financial Industry Regulatory Authority (FINRA). The Annuity is offered on a continuous basis. PAD enters into distribution agreements with broker/dealers who are registered under the Exchange Act and with entities that may offer the Annuities but are exempt from registration

(firms). Applications for each Annuity are solicited by registered representatives of those firms. Such representatives will also be our appointed insurance agents under state insurance law. In addition, PAD may offer the Annuity directly to potential purchasers.

Under the selling agreements, commissions are paid to firms on sales of the Annuity according to one or more schedules. The registered representative will receive all or a portion of the compensation, depending on the practice of his or her firm. Commissions are generally based on a percentage of Purchase Payments made, up to a maximum of 5%. In addition, we may pay trail commissions, equal to a percentage of the average account value or based on other criteria. We may also provide compensation to the distributing firm for providing ongoing service to you in relation to the Annuity. Commissions and other compensation paid in relation to the Annuity do not result in any additional charge to you or to the Separate Account. Compensation varies by annuity product, and such differing compensation could be a factor in which annuity a Financial Professional recommends to you.

In addition, in an effort to promote the sale of our products (which may include the placement of Pruco Life and/or our annuities generally on a preferred or recommended company or product list and/or access to the firm's registered representatives), we or PAD may enter into compensation arrangements with certain broker/dealers firms with respect to certain or all registered representatives of such firms under which such firms may receive separate compensation or reimbursement for, among other things, training of sales personnel and/or marketing and/or administrative services and/or other services they provide to us or our affiliates. These services may include, but are not limited to: educating customers of the firm on an annuity's features; conducting due diligence and analysis; providing office access, operations and systems support; holding seminars intended to educate registered representatives and make them more knowledgeable about our annuities; providing a dedicated marketing coordinator; providing priority sales desk support; and providing expedited marketing compliance approval and preferred programs to PAD. We or PAD also may compensate third-party vendors, for services that such vendors render to broker-dealer firms. To the extent permitted by the FINRA rules and other applicable laws and regulations, PAD may pay or allow other promotional incentives or payments in the forms of cash or non-cash compensation. These arrangements may not be offered to all firms and the terms of such arrangements may differ between firms. In addition, we or our affiliates may provide such compensation, payments and/or incentives to firms arising out of the marketing, sale and/or servicing of variable annuities or life insurance offered by different Prudential business units.

The list below identifies three general types of payments that PAD pays which are broadly defined as follows:

. Percentage Payments based upon "Assets under Management" or "AUM": This type of payment is a percentage payment that is based upon the total assets, subject to certain criteria in certain Pruco Life products.

. Percentage Payments based upon sales: This type of payment is a percentage payment that is based upon the total amount of money received as Purchase Payments under Pruco Life annuity products sold through the firm (or its affiliated broker-dealers).

. Fixed Payments: These types of payments are made directly to or in sponsorship of the firm (or its affiliated broker-dealers). Examples of arrangements under which such payments may be made currently include, but are not limited to: sponsorships, conferences (national, regional and top producer), speaker fees, promotional items and reimbursements to firms for marketing activities or services paid by the firms and/or their registered representatives. The amount of these payments varies widely because some payments may encompass only a single event, such as a conference, and others have a much broader scope. In addition, we may make payments periodically during the relationship for systems, operational and other support.

The list below includes the names of the firms (or their affiliated broker/dealers) that we are aware (as of December 31, 2010) received payment with respect to our annuity business generally during 2010 (or as to which a payment amount was accrued during 2010). Because this Annuity is new, the list below does not reflect amounts paid with respect to the sale of this Annuity. The firms listed below include those receiving payments in connection with marketing of products issued by Pruco Life Insurance Company and Pruco Life Insurance Company of New Jersey. Your Financial Professional can provide you with more information about the compensation arrangements that apply upon request. During 2010, the least amount paid, and greatest amount paid, were $19.33 and $5,253,573.10, respectively.

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NAME OF FIRM:

1st Global Capital Corp.

AFA Financial Group

Agency

Allegheny Investments Ltd

Allen & Company of Florida, Inc.

Allstate Financial Services, LLC

American Financial Associates

American Portfolio Financial Services

Inc.

Ameriprise Financial Inc.

Ameritas Investment Corp.

Anchor Bay Securities, LLC

Arete Wealth Management

Arvest Asset Management

Askar Corporation

Ausdal Financial Partners, Inc.

AXA Advisors, LLC

Banc of America Invest. SVS (SO)

BB&T Investment Services, Inc.

BBVA Compass Investment Solutions, Inc. BCG Securities, Inc.

Berthel Fisher & Company

BFT Financial Group, LLC

Brookstone Securities, Inc.

Cadaret, Grant & Co., Inc.

Calton & Associates, Inc.

Cambridge Investment Research, Inc.

Cantella & Co., Inc.

Cape Securities, Inc.

Capital Analysts

Capital Financial Services, Inc.

Capital Growth Resources

Capital Group Sec. Inc., The

Capital Investment Group, Inc.

Capital One Investment Services, LLC

Capitol Securities Management, Inc.

CCO Investment Services Corp.

Centaurus Financial, Inc.

CFD Investments, Inc.

Chase Investment Services

Comerica Securities, Inc.

Commonwealth Financial Network

Compak Securities

Comprehensive Asset Management

Cornerstone Financial

Crescent Securities Group

Crown Capital Securities, LP

CUNA Brokerage Services, Inc.

CUSO Financial Services, LP

DeWaay Financial Network, LLC

Elliott Davis Brokerage Services, LLC

Equity Services, Inc.

Essex Financial Services, Inc.

Fifth Third Securities, Inc.

Financial Advisers of America LLC

Financial Network Investment

Financial Planning Consultants

Financial Telesis Inc.

Financial West Group

Fintegra, LLC

First Allied Securities, Inc.

First Brokerage America, LLC

First Citizens Investor Services Inc

First Financial Equity Corp.

First Heartland Capital, Inc.

First Southeast Investor Services

First Tennessee Brokerage, Inc.

First Western Advisors

Florida Investment Advisers

Foothill Securities, Inc.

Fortune Financial Services, Inc.

Founders Financial Securities, LLC

Frost Brokerage Services

FSC Securities Corp.

FSIC

 G.A. Repple & Company

GBS - Life Plans Unlimited

Garden State Securities, Inc.

Gary Goldberg & Co., Inc.

Geneos Wealth Management, Inc.

Genworth Financial Securities Corp.

Girard Securities, Inc.

Great American Advisors, Inc.

Great Nation Investment Corp.

GWN Securities, Inc.

H. Beck, Inc.

Hantz Financial Services, Inc.

HBW Securities LLC

H.D. Vest Investment

Harbor Financial Services LLC

Harbour Investments, Inc.

Heim, Young & Associates, Inc.

Hornor, Townsend & Kent, Inc.

Huntleigh Securities

IMS Securities

Independent Financial Grp, LLC

Infinex Investments, Inc.

ING Financial Partners, Inc.

Institutional Securities Corp.

Intervest International Equities

Corp.

Invest Financial Corporation

Investacorp

Investment Centers of America

Investment Professionals

Investors Capital Corporation

J.J.B. Hilliard Lyons, Inc.

J.P. Turner & Company, LLC

J.W. Cole Financial, Inc.

Janney Montgomery Scott, LLC

Key Investment Services LLC

KMS Financial Services, Inc.

Kovack Securities, Inc.

LaSalle St. Securities, LLC

Legend Equities Corporation

Legg Mason

Lincoln Financial Advisors

Lincoln Financial Securities

Corporation

Lincoln Investment Planning

Lombard Securities Inc.

LPL Financial Corporation

M Holdings Securities, Inc.

Matrix Capital Group, Inc.

McClurg Capital Corporation

Merrill Lynch

MetLife

MICG Investment Mgmt,LLC

Michigan Securities, Inc.

Mid-Atlantic Capital Corp.

MML Investors Services, Inc.

Moloney Securities Company

Money Concepts Capital Corp.

Morgan Keegan & Company

Morgan Stanley Smith Barney

MTL Equity Products, Inc.

Multi Financial Securities Corp.

National Planning Corporation

National Securities Corp.

Nationwide Securities, LLC

New England Securities Corp.

Newbridge Securities Corp.

Next Financial Group, Inc.

NFP Securities, Inc.

North Ridge Securities Corp.

OFG Financial Services, Inc.

OneAmerica Securities, Inc.

Oppenheimer & Co., Inc.

Pacific Financial Associates, Inc.

Pacific West Securities, Inc.

Packerland Brokerage Services, Inc.

Park Avenue Securities, LLC

Paulson Investment Co., Inc.

People's Securities, Inc.

PlanMember Securities Corp.

PNC Investments, LLC

Presidential Brokerage, Inc.

Prime Capital Services, Inc.

PrimeVest Financial Services

Princor Financial Services Corp.

ProEquities, Inc.

Prospera Financial Services, Inc.

Purshe Kaplan Sterling Investments

QA3 Financial Corp.

Questar Capital Corporation

Raymond James & Associates, Inc.

Raymond James Financial Services

RBC Capital Markets Corporation

Resource Horizons Group

RNR Securities, LLC

Robert W. Baird & Co., Inc.

Rothman Securities

Royal Alliance Associates, Inc.

Sagepoint Financial, Inc.

Sammons Securities Co., LLC

Saunders Discount Brokerage, Inc.

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SCF Securities, Inc.

Scott & Stringfellow, Inc.

Securian Financial Services, Inc.

Securities America, Inc.

Securities Service Network, Inc.

Sigma Financial Corporation

Signator Investors, Inc.

SII Investments, Inc.

SMH Capital, Inc.

Southwest Securities, Inc.

Spire Securities LLC

Stephens Insurance Svcs. Inc.

Sterne Agee Financial Services, Inc.

Stifel Nicolaus & Co., Inc.

Strategic Fin Alliance Inc.

Summit Brokerage Services, Inc.

Summit Equities, Inc.

Sunset Financial Services, Inc.

SunTrust Investment Services, Inc.

Symetra Investment Services Inc.

TFS Securities, Inc.

The Investment Center

The Leaders Group, Inc.

The O.N. Equity Sales Co.

The Prudential Insurance Company of

America

Thoroughbred Financial Services

Tower Square Securities, Inc.

TransAmerica Financial Advisors, Inc.

Triad Advisors, Inc.

Trustmont Financial Group, Inc.

UBS Financial Services, Inc.

Unionbanc Investment Serv. LLC

United Brokerage Services, Inc.

United Planners Financial Services

USA Financial Securities Corp.

US Bank

UVEST Financial Services Group, Inc.

VALIC Financial Advisors, Inc

Valmark Securities, Inc.

VSR Financial Services, Inc.

Waddell & Reed Inc.

Wall Street Financial Group

Walnut Street Securities, Inc.

Wayne Hummer Investments LLC

Wedbush Morgan Securities

Wells Fargo Advisors LLC

Wells Fargo Advisors LLC - Wealth

Wells Fargo Investments, LLC

Wescom Financial Services LLC

Western International Securities,

Inc.

WFG Investments, Inc.

Wilbanks Securities, Inc.

Woodbury Financial Services, Inc.

World Equity Group, Inc.

World Group Securities, Inc.

WRP Investments, Inc.

Wunderlich Securities

While compensation is generally taken into account as an expense in considering the charges applicable to a contract product, any such compensation will be paid by us or PAD and will not result in any additional charge to you. Your Financial Professional can provide you with more information about the compensation arrangements that apply upon request.

FINANCIAL STATEMENTS

The financial statements of the Separate Account and Pruco Life are included in the Statement of Additional Information.

INDEMNIFICATION

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

LEGAL PROCEEDINGS

Pruco Life is subject to legal and regulatory actions in the ordinary course of its business, including class action lawsuits. Pruco Life's pending legal and regulatory actions may include proceedings specific to it and proceedings generally applicable to business practices in the industry in which it operates. Pruco Life is subject to class action lawsuits and individual lawsuits involving a variety of issues, including sales practices, underwriting practices, claims payment and procedures, additional premium charges for premiums paid on a periodic basis, denial or delay of benefits, return of premiums or excessive premium charges and breaching fiduciary duties to customers. Pruco Life is subject to litigation involving commercial disputes with counterparties or partners and class action lawsuits and other litigation alleging, among other things, that it made improper or inadequate disclosures in connection with the sale of assets and annuity and investment products or charged excessive or impermissible fees on these products, recommended unsuitable products to customers, mishandled customer accounts or breached fiduciary duties to customers. Pruco Life may be a defendant in, or be contractually responsible to third parties for, class action lawsuits and individual litigation arising from its operations, including claims for breach of contract. Pruco Life is also subject to litigation arising out of its general business activities, such as its investments, contracts, leases and labor and employment relationships, including claims of discrimination and harassment and could be exposed to claims or litigation concerning certain business or process patents. Regulatory authorities from time to time make inquiries and conduct investigations and examinations relating particularly to Pruco Life and its products. In addition, Pruco Life, along with other participants in the businesses in which it engages, may be subject from time to time to investigations, examinations and inquiries, in some cases industry-wide, concerning issues or matters upon which such regulators have determined to focus. In some of Pruco Life's pending legal and regulatory actions, parties may seek large and/or indeterminate amounts, including punitive or exemplary damages. The outcome of a litigation or regulatory matter, and the amount or range of potential loss at any particular time, is often inherently uncertain.

In July 2010, Pruco Life and certain affiliates, as well as other life insurance industry participants, received a formal request for information from the State of New York Attorney General's Office in connection with its investigation into industry practices relating to life insurance policies for which death benefits, unless the beneficiary elects another settlement method, are placed in retained asset accounts, which earn interest and are subject to withdrawal in whole or in part at any time by the beneficiary. Pruco Life is cooperating with this investigation. Pruco Life has also been contacted by state insurance regulators and other governmental entities regarding retained asset accounts. In April 2010, a purported state-wide class action was filed against Prudential Insurance

84

in Nevada state court alleging that Prudential Insurance delayed payment of death benefits and improperly retained undisclosed profits by placing death benefits in retained asset accounts. In January 2011, this action was dismissed. In February 2011, the plaintiff appealed the dismissal. An earlier case by the same plaintiff making substantially the same allegations was dismissed in federal court. In December 2010, a purported state-wide class action was filed in state court against Prudential Insurance and Prudential Financial and removed to federal court in Illinois. The complaint makes allegations under Illinois law substantially similar to the other retained asset account cases on behalf of a class of Illinois residents. In March 2011, an amended complaint dropping Prudential Financial, Phillips v. Prudential Insurance and Pruco Life, was filed. In July 2010, a purported nationwide class action was filed in Massachusetts federal court against Prudential Insurance relating to retained asset accounts associated with life insurance covering U.S. service members and veterans. Prudential Insurance has moved to dismiss the complaint. In November and December 2010, three additional purported class actions making substantially the same allegations on behalf of the same purported class of beneficiaries were filed against Prudential Insurance and Prudential Financial in New Jersey federal court. In March 2011, all four cases were consolidated in the Massachusetts federal court by the Judicial Panel on Multi-District Litigation and the motion to dismiss was denied. In October 2010, a purported nationwide class action was filed in Pennsylvania federal court on behalf of beneficiaries of ERISA-governed welfare benefit plans claiming that the use of retained asset accounts violates ERISA. Additional investigations, information requests, hearings, claims, litigation and adverse publicity may arise with respect to the retained asset accounts.

Pruco Life's litigation and regulatory matters are subject to many uncertainties, and given their complexity and scope, their outcome cannot be predicted. It is possible that Pruco Life's results of operations or cash flow in a particular quarterly or annual period could be materially affected by an ultimate unfavorable resolution of pending litigation and regulatory matters depending, in part, upon the results of operations or cash flow for such period. In light of the unpredictability of Pruco Life's litigation and regulatory matters, it is also possible that in certain cases an ultimate unfavorable resolution of one or more pending litigation or regulatory matters could have a material adverse effect on Pruco Life's financial position. Management believes, however, that, based on information currently known to it, the ultimate outcome of all pending litigation and regulatory matters, after consideration of applicable reserves and rights to indemnification, is not likely to have a material adverse effect on Pruco Life's financial position.

CONTENTS OF THE STATEMENT OF ADDITIONAL INFORMATION

The following are the contents of the Statement of Additional Information:

. Company

. Experts

. Principal Underwriter

. Payments Made to Promote Sale of Our Products

. Determination of Accumulation Unit Values

. Financial Statements

85

HOW TO CONTACT US

You can contact us by:

. calling our Customer Service Team at 1-888-PRU-2888 during our normal business hours, . writing to us via regular mail at Prudential Annuity Service Center, P.O. Box 7960, Philadelphia, PA 19176. NOTE: Failure to send mail to the proper address may result in a delay in our receiving and processing your request. . writing to us via overnight mail, certified, or registered mail delivery at the Prudential Annuity Service Center, 2101 Welsh Road, Dresher, PA 19025.

. accessing information about your Annuity through our Internet Website at www.prudentialannuities.com.

You can obtain account information by calling our automated response system and at www.prudentialannuities.com, our Internet Website. Our Customer Service representatives are also available during business hours to provide you with information about your account. You can request certain transactions through our telephone voice response system, our Internet Website or through a customer service representative. You can provide authorization for a third party, including your attorney-in-fact acting pursuant to a power of attorney, to access your account information and perform certain transactions on your account. You will need to complete a form provided by us which identifies those transactions that you wish to authorize via telephonic and electronic means and whether you wish to authorize a third party to perform any such transactions. Please note that unless you tell us otherwise, we deem that all transactions that are directed by your Financial Professional with respect to your Annuity have been authorized by you. We require that you or your representative provide proper identification before performing transactions over the telephone or through our Internet Website. This may include a Personal Identification Number (PIN) that will be provided to you upon issue of your Annuity or you may establish or change your PIN by calling our automated response system and at www.prudentialannuities.com, our Internet Website. Any third party that you authorize to perform financial transactions on your account will be assigned a PIN for your account.

Transactions requested via telephone are recorded. To the extent permitted by law, we will not be responsible for any claims, loss, liability or expense in connection with a transaction requested by telephone or other electronic means if we acted on such transaction instructions after following reasonable procedures to identify those persons authorized to perform transactions on your Annuity using verification methods which may include a request for your Social Security number, PIN or other form of electronic identification. We may be liable for losses due to unauthorized or fraudulent instructions if we did not follow such procedures.

Pruco Life does not guarantee access to telephonic, facsimile, Internet or any other electronic information or that we will be able to accept transaction instructions via such means at all times. Nor, due to circumstances beyond our control, can we provide any assurances as to the delivery of transaction instructions submitted to us by regular and/or express mail. Regular and/or express mail (if operational) will be the only means by which we will accept transaction instructions when telephonic, facsimile, Internet or any other electronic means are unavailable or delayed. Pruco Life reserves the right to limit, restrict or terminate telephonic, facsimile, Internet or any other electronic transaction privileges at any time.

86

APPENDIX A - ACCUMULATION UNIT VALUES

Because the Annuity is new, no historical Unit values are depicted here. However, such historical Unit values will be set forth in subsequent amendments to this prospectus.

A-1

APPENDIX B - FORMULA FOR HIGHEST DAILY LIFETIME INCOME BENEFIT AND SPOUSAL

HIGHEST DAILY LIFETIME INCOME BENEFIT

TRANSFERS OF ACCOUNT VALUE BETWEEN YOUR PERMITTED SUB-ACCOUNTS AND THE AST

INVESTMENT GRADE BOND SUB-ACCOUNT

TERMS AND DEFINITIONS REFERENCED IN THE CALCULATION FORMULAS:

. C\\u\\ - the upper target is established on the effective date of the Highest Daily Lifetime Income/Spousal Highest Daily Lifetime Income benefit (the "Effective Date") and is not changed for the life of the guarantee. Currently, it is 83%.

. C\\us\\ - The secondary upper target is established on the Effective Date of the Highest Daily Lifetime Income/Spousal Highest Daily Lifetime Income benefit and is not changed for the life of the guarantee. Currently it is 84.5%

. C\\t\\ - the target is established on the Effective Date and is not changed for the life of the guarantee. Currently, it is 80%.

. C\\l\\ - the lower target is established on the Effective Date and is not changed for the life of the guarantee. Currently, it is 78%.

. L - the target value as of the current Valuation Day.

. r - the target ratio.

. a - factors used in calculating the target value. These factors are established on the Effective Date and are not changed for the life of the guarantee. (See below for the table of "a" factors)

. V\\v\\ - the total value of all Permitted Sub-accounts in the Annuity.

. V\\F\\ - the Unadjusted Account Value of all elected DCA MVA Options in the Annuity.

. B - the total value of the AST Investment Grade Bond Portfolio Sub-account.

. P - Income Basis. Prior to the first Lifetime Withdrawal, the Income Basis is equal to the Protected Withdrawal Value calculated as if the first Lifetime Withdrawal were taken on the date of calculation. After the first Lifetime Withdrawal, the Income Basis is equal to the greater of (1) the Protected Withdrawal Value on the date of the first Lifetime Withdrawal, increased for additional Purchase Payments and adjusted proportionally for Excess Income*, and (2) the Protected Withdrawal Value on any Annuity Anniversary subsequent to the first Lifetime Withdrawal, increased for subsequent additional Purchase Payments and adjusted proportionately for Excess Income* and (3) any highest daily Unadjusted Account Value occurring on or after the later of the immediately preceding Annuity anniversary, or the date of the first Lifetime Withdrawal, and prior to or including the date of this calculation, increased for additional Purchase Payments and adjusted for withdrawals, as described herein.

. T - the amount of a transfer into or out of the AST Investment Grade Bond Portfolio Sub-account.

. T\\M\\ - the amount of a monthly transfer out of the AST Investment Grade Bond Portfolio.

* Note: Lifetime Withdrawals of less than or equal to the Annual Income Amount do not reduce the Income Basis.

DAILY TARGET VALUE CALCULATION:

On each Valuation Day, a target value (L) is calculated, according to the following formula. If (V\\V\\ + V\\F\\) is equal to zero, no calculation is necessary. Target Values are subject to change for new elections of this benefit on a going-forward basis.

L = 0.05 * P * a

DAILY TRANSFER CALCULATION:

The following formula, which is set on the Benefit Effective Date and is not changed for the life of the guarantee, determines when a transfer is required:

Target Ratio r = (L - B)/(V\\V\\ + V\\F\\).

. If on the third consecutive Valuation Day r (greater than) C\\u\\ and r (less or =) C\\us\\ or if on any day r (greater than) C\\us\\, and transfers have not been suspended due to the 90% cap rule, assets in the Permitted Sub-accounts and the DCA MVA Options, if applicable, are transferred to the AST Investment Grade Bond Portfolio Sub-account.

B-1

. If r (less than) C\\l\\, and there are currently assets in the AST Investment Grade Bond Portfolio Sub-account (B (greater than) 0), assets in the AST Investment Grade Bond Portfolio Sub-account are transferred to the Permitted Sub-accounts as described above.

90% CAP RULE: If, on any Valuation Day this benefit remains in effect, a transfer into the AST Investment Grade Bond Portfolio Sub-account occurs that results in 90% of the Unadjusted Account Value being allocated to the AST Investment Grade Bond Portfolio Sub-account, any transfers into the AST Investment Grade Bond Portfolio Sub-account will be suspended, even if the formula would otherwise dictate that a transfer into the AST Investment Grade Bond Portfolio Sub-account should occur. Transfers out of the AST Investment Grade Bond Portfolio Sub-account and into the elected Sub-accounts will still be allowed. The suspension will be lifted once a transfer out of the AST Investment Grade Bond Portfolio Sub-account occurs either due to a Daily or Monthly Transfer Calculation. Due to the performance of the AST Investment Grade Bond Portfolio Sub-account and the elected Sub-accounts, the Unadjusted Account Value could be more than 90% invested in the AST Investment Grade Bond Portfolio Sub-account.

The following formula, which is set on the Benefit Effective Date and is not changed for the life of the guarantee, determines the transfer amount:

T    =    Min (MAX (0, (0.90 * (V\\V\\ + V\\F\\ + B)) - B),                  Money is transferred from the Permitted
          [L - B - (V\\V\\ + V\\F\\) * C\\t\\]/(1 - C\\t\\))                 Sub-accounts and the DCA MVA Options to the
                                                                             AST Investment Grade Bond Sub-account

T    =    {Min (B, - [L - B - (V\\V\\ + V\\F\\) * C\\t\\]/ (1 - C\\t\\))}    Money is transferred from the AST Investment
                                                                             Grade Bond Sub-account to the Permitted
                                                                             Sub-accounts

MONTHLY TRANSFER CALCULATION

On each monthly anniversary of the Annuity Issue Date and following the daily Transfer Calculation above, the following formula determines if a transfer from the AST Investment Grade Bond Sub-account to the Permitted Sub-accounts will occur:

If, after the daily Transfer Calculation is performed,

{Min (B, .05 * (V\\V\\ + V\\F\\ + B))} (less than) (C\\u\\ * (V\\V\\ + V\\F\\)

- L + B) / (1 - C\\u\\), then

T\\M\\ = {Min (B, .05 * (V\\V\\ + V\\F\\ + B))} Money is transferred from the AST Investment Grade Bond Sub-account to the Permitted Sub-accounts.

B-2

"A" FACTORS FOR LIABILITY CALCULATIONS

(in Years and Months since Benefit Effective Date)*

      Months
Years   1      2     3     4     5     6     7     8     9    10    11     12
----- ------ ----- ----- ----- ----- ----- ----- ----- ----- ----- ----- -----
  1   15.34  15.31 15.27 15.23 15.20 15.16 15.13 15.09 15.05 15.02 14.98 14.95
  2   14.91  14.87 14.84 14.80 14.76 14.73 14.69 14.66 14.62 14.58 14.55 14.51
  3   14.47  14.44 14.40 14.36 14.33 14.29 14.26 14.22 14.18 14.15 14.11 14.07
  4   14.04  14.00 13.96 13.93 13.89 13.85 13.82 13.78 13.74 13.71 13.67 13.63
  5   13.60  13.56 13.52 13.48 13.45 13.41 13.37 13.34 13.30 13.26 13.23 13.19
  6   13.15  13.12 13.08 13.04 13.00 12.97 12.93 12.89 12.86 12.82 12.78 12.75
  7   12.71  12.67 12.63 12.60 12.56 12.52 12.49 12.45 12.41 12.38 12.34 12.30
  8   12.26  12.23 12.19 12.15 12.12 12.08 12.04 12.01 11.97 11.93 11.90 11.86
  9   11.82  11.78 11.75 11.71 11.67 11.64 11.60 11.56 11.53 11.49 11.45 11.42
 10   11.38  11.34 11.31 11.27 11.23 11.20 11.16 11.12 11.09 11.05 11.01 10.98
 11   10.94  10.90 10.87 10.83 10.79 10.76 10.72 10.69 10.65 10.61 10.58 10.54
 12   10.50  10.47 10.43 10.40 10.36 10.32 10.29 10.25 10.21 10.18 10.14 10.11
 13   10.07  10.04 10.00  9.96  9.93  9.89  9.86  9.82  9.79  9.75  9.71  9.68
 14    9.64   9.61  9.57  9.54  9.50  9.47  9.43  9.40  9.36  9.33  9.29  9.26
 15    9.22   9.19  9.15  9.12  9.08  9.05  9.02  8.98  8.95  8.91  8.88  8.84
 16    8.81   8.77  8.74  8.71  8.67  8.64  8.60  8.57  8.54  8.50  8.47  8.44
 17    8.40   8.37  8.34  8.30  8.27  8.24  8.20  8.17  8.14  8.10  8.07  8.04
 18    8.00   7.97  7.94  7.91  7.88  7.84  7.81  7.78  7.75  7.71  7.68  7.65
 19    7.62   7.59  7.55  7.52  7.49  7.46  7.43  7.40  7.37  7.33  7.30  7.27
 20    7.24   7.21  7.18  7.15  7.12  7.09  7.06  7.03  7.00  6.97  6.94  6.91
 21    6.88   6.85  6.82  6.79  6.76  6.73   6.7  6.67  6.64  6.61  6.58  6.55
 22    6.52   6.50  6.47  6.44  6.41  6.38  6.36  6.33  6.30  6.27  6.24  6.22
 23    6.19   6.16  6.13  6.11  6.08  6.05  6.03  6.00  5.97  5.94  5.92  5.89
 24    5.86   5.84  5.81  5.79  5.76  5.74  5.71  5.69  5.66  5.63  5.61  5.58
 25    5.56   5.53  5.51  5.48  5.46  5.44  5.41  5.39  5.36  5.34  5.32  5.29
 26    5.27   5.24  5.22  5.20  5.18  5.15  5.13  5.11  5.08  5.06  5.04  5.01
 27    4.99   4.97  4.95  4.93  4.91  4.88  4.86  4.84  4.82  4.80  4.78  4.75
 28    4.73   4.71  4.69  4.67  4.65  4.63  4.61  4.59  4.57  4.55  4.53  4.51
 29    4.49   4.47  4.45  4.43  4.41  4.39  4.37  4.35  4.33  4.32  4.30  4.28
 30    4.26   4.24  4.22  4.20  4.18  4.17  4.15  4.13  4.11  4.09  4.07  4.06**

* The values set forth in this table are applied to all ages. ** In all subsequent years and months thereafter, the annuity factor is 4.06

B-3

APPENDIX C - SPECIAL CONTRACT PROVISIONS FOR ANNUITIES ISSUED IN CERTAIN STATES

Certain features of your Annuity may be different than the features described earlier in this prospectus, if your Annuity is issued in certain states described below. Further variations may arise in connection with additional state reviews.

Jurisdiction                                       Special Provision
---------------------------------------------------------------------------------------------------------
California     For the California annuity forms, "contingent deferred sales charges" are referred to as
               "surrender charges". Medically-Related Surrenders are not available.
---------------------------------------------------------------------------------------------------------
Florida        The waiting period for annuitization is one year from the contract issue date. With respect to those who are 65 years or older on the date of purchase, in no event will the
               Contingent Deferred Sales Charge exceed 10% in accordance with Florida law.
---------------------------------------------------------------------------------------------------------
Iowa           Market Value Adjustment Options are not available. 6 or 12 Month Dollar Cost Averaging
               Program not available.
---------------------------------------------------------------------------------------------------------
Massachusetts  The annuity rates we use to calculate annuity payments are available only on a gender-neutral basis under any Annuity Option or any lifetime withdrawal option benefit.
               Medically-Related Surrenders are not available.
---------------------------------------------------------------------------------------------------------
Montana        The annuity rates we use to calculate annuity payments are available only on a gender-neutral basis under any Annuity Option or any lifetime withdrawal option benefit.
---------------------------------------------------------------------------------------------------------
New Jersey     There is no minimum Surrender Value at Annuitization or Minimum Annuity Payment Amount.
---------------------------------------------------------------------------------------------------------
Oregon         Market-Value Adjustment Options are not available. 6 or 12 Month Dollar Cost Averaging
               Program not available.
---------------------------------------------------------------------------------------------------------
Texas          Minimum annuity payment of $20
---------------------------------------------------------------------------------------------------------
Washington     Market-Value Adjustment Options are not available. 6 or 12 Month Dollar Cost Averaging
               Program not available.
---------------------------------------------------------------------------------------------------------

C-1

APPENDIX D - MVA FORMULA

MVA FORMULA FOR 6 OR 12 MONTH DCA MVA OPTIONS

The MVA formula is applied separately to each DCA MVA Option to determine the Account Value of the DCA MVA Option on a particular date.

The Market Value Adjustment Factor applicable to the DCA MVA Options we make available is as follows:

MVA Factor = [(1+i)/(1+j+k)]/n/12/

where:    i =    the Index Rate established at inception of a DCA MVA Option. This Index Rate will be based on a
                 Constant Maturity Treasury (CMT) rate for a maturity (in months) equal to the initial duration of the
                 DCA MVA Option. This CMT rate will be determined based on the weekly average of the CMT
                 Index of appropriate maturity as of two weeks prior to initiation of the DCA MVA Option. The CMT
                 Index will be based on "Treasury constant maturities nominal 12" rates as published in Federal
                 Reserve Statistical Release H.15. If a CMT index for the number of months needed is not available, the applicable CMT index will be determined based on a linear interpolation of the published
                 CMT indices;
          j =    the Index Rate determined at the time the MVA calculation is needed, based on a CMT rate for the amount of time remaining in the DCA MVA Option. The amount of time will be based on the number of complete months remaining in the DCA MVA Option, rounded up to the nearest whole month.
                 This CMT rate will be determined based on the weekly average of the CMT Index of appropriate maturity as of two weeks prior to the date for which the MVA calculation is needed. The CMT Index will be based on "Treasury constant maturities nominal 12" rates as published in Federal Reserve
                 Statistical Release H.15. If a CMT index for the number of months needed is not available, the applicable CMT index will be determined based on a linear interpolation of the published
                 CMT indices;
          k =    the Liquidity Factor, equal to 0.0025; and
          n =    the number of complete months remaining in the DCA MVA Option, rounded up to the nearest whole month.

If the "Treasury constant maturities nominal 12" rates available through Federal Reserve Statistical Release H. 15 should become unavailable at any time, or if the rate for a 1-month maturity should become unavailable through this source, we will substitute rates which, in our opinion, are comparable.

D-1

APPENDIX E - HYPOTHETICAL EXAMPLES OF OPERATION OF PREMIUM BASED CHARGE AND

CONTINGENT DEFERRED SALES CHARGE

To demonstrate how the Contingent Deferred Sales Charge and the Premium Based Charge operate, set forth below are various hypothetical examples. These examples are illustrative only, and do not represent the values under any particular Annuity.

A. CDSC EXAMPLES

Purchase      Actual                                 CDSC
 Payment     Purchase                               Expiry
Rec'd Date   Payment      CDSC Schedule              Date
------------------------------------------------------------
6/1/2011    $45,000.00 5%  5%  4%  4%  3%  3%  2%  5/31/2018
------------------------------------------------------------
7/15/2011   $55,000.00 4%  3%  3%  2%  2%  2%  1%  7/14/2018
------------------------------------------------------------

In this example, please note that the first Purchase Payment receives a CDSC schedule for total Purchase Payments less than $50,000.00. The second Purchase Payment results in a situation where the total Purchase Payments are $100,000.00 and the CDSC schedule reflects this.

B. PREMIUM BASED CHARGE EXAMPLES

EXAMPLE 1: Assume that two Purchase Payments received prior to the first Quarterly Annuity Anniversary attain the Premium Based Charge tier indicated below. In this example, the Premium Based Charge rate for both Purchase Payments will be established based upon the total Purchase Payments received prior to the first Quarterly Annuity Anniversary, or 9/1/2011.

                       Premium Annualized Quarterly  Premium  Premium
Purchase     Purchase   Based   Premium    Premium    Based    Based
 Payment     Payment   Charge    Based      Based    Charge    Charge
Rec'd Date    Amount    Rate     Charge    Charge   First Fee Last Fee
----------------------------------------------------------------------
6/1/2011    $45,000.00  0.50%   $225.00    $56.25   9/1/2011  6/1/2018
----------------------------------------------------------------------
7/15/2011   $55,000.00  0.50%   $275.00    $68.75   9/1/2011  6/1/2018
----------------------------------------------------------------------

EXAMPLE 2: In this example, the second Purchase Payment is not received prior to the first Quarterly Annuity Anniversary. The Premium Based Charge rate for the first payment will be established based upon the total Purchase Payments received prior to the first Quarterly Annuity Anniversary, or 9/1/2011. The Premium Based Charge rate for the second Purchase Payment will be established based upon the total Purchase Payments received as of the date it is received, or 9/15/2011.

                       Premium Annualized Quarterly  Premium  Premium
Purchase     Purchase   Based   Premium    Premium    Based    Based
 Payment     Payment   Charge    Based      Based    Charge    Charge
Rec'd Date    Amount    Rate     Charge    Charge   First Fee Last Fee
----------------------------------------------------------------------
6/1/2011    $45,000.00  0.70%   $315.00    $78.75    9/1/2011 6/1/2018
----------------------------------------------------------------------
9/15/2011   $55,000.00  0.50%   $275.00    $68.75   12/1/2011 9/1/2018
----------------------------------------------------------------------

EXAMPLE 3: In this example, assume that two Purchase Payments received prior to the first Quarterly Annuity Anniversary attain the indicated Premium Based Charge tier. Assume the third Purchase Payment is received after the first Quarterly Annuity Anniversary. In this example, the Premium Based Charge rate for the first two Purchase Payments will be established based upon the total Purchase Payments received prior to the first Quarterly Annuity Anniversary, or 9/1/2011. The Premium Based Charge rate for the third Purchase Payment will be established based upon the total Purchase Payments received as of the date it is received, or 9/15/2011.

                        Premium Annualized Quarterly  Premium  Premium
Purchase     Purchase    Based   Premium    Premium    Based    Based
 Payment     Payment    Charge    Based      Based    Charge    Charge
Rec'd Date    Amount     Rate     Charge    Charge   First Fee Last Fee
-----------------------------------------------------------------------
6/1/2011     $45,000.00  0.50%   $225.00     $56.25   9/1/2011 6/1/2018
-----------------------------------------------------------------------
7/15/2011    $55,000.00  0.50%   $275.00     $68.75   9/1/2011 6/1/2018
-----------------------------------------------------------------------
9/15/2011   $150,000.00  0.35%   $525.00    $131.25  12/1/2011 9/1/2018
-----------------------------------------------------------------------

E-1

EXAMPLE 4: In this example, assume that the second Purchase Payment is received the day before the quarter's end. In this example, the Premium Based Charge rate for both Purchase Payments will be established based upon the total Purchase Payments received on the first Quarterly Annuity Anniversary, or 9/1/2011.

                       Premium Annualized Quarterly  Premium  Premium
Purchase     Purchase   Based   Premium    Premium    Based    Based
 Payment     Payment   Charge    Based      Based    Charge    Charge
Rec'd Date    Amount    Rate     Charge    Charge   First Fee Last Fee
----------------------------------------------------------------------
6/1/2011    $45,000.00  0.50%   $225.00    $56.25   9/1/2011  6/1/2018
----------------------------------------------------------------------
8/30/2011   $55,000.00  0.50%   $275.00    $68.75   9/1/2011  6/1/2018
----------------------------------------------------------------------

EXAMPLE 5: In this example, assume that the second Purchase Payment is received on the first Quarterly Annuity Anniversary. Since the second Purchase Payment is received on the first Quarterly Annuity Anniversary, it is not utilized for purposes of determining the Premium Based Charge rate for the first Purchase Payment.

                       Premium Annualized Quarterly  Premium  Premium
Purchase     Purchase   Based   Premium    Premium    Based    Based
 Payment     Payment   Charge    Based      Based    Charge    Charge
Rec'd Date    Amount    Rate     Charge    Charge   First Fee Last Fee
----------------------------------------------------------------------
6/1/2011    $45,000.00  0.70%   $315.00    $78.75    9/1/2011 6/1/2018
----------------------------------------------------------------------
9/1/2011    $55,000.00  0.50%   $275.00    $68.75   12/1/2011 9/1/2018
----------------------------------------------------------------------

E-2

PLEASE SEND ME A STATEMENT OF ADDITIONAL INFORMATION THAT CONTAINS
FURTHER DETAILS ABOUT THE PRUCO LIFE PRUDENTIAL PREMIER(R) RETIREMENT
VARIABLE ANNUITY DESCRIBED IN PROSPECTUS (04/08/2011)
                  ---------------------------------------
                    (print your name)
                  ---------------------------------------
                        (address)
                  ---------------------------------------
                   (city/state/zip code)

Please see the section of this prospectus entitled "How To Contact Us" for where to send your request for a Statement of Additional Information.

[LOGO] Prudential The Prudential Insurance Company of America 751 Broad Street Newark, NJ 07102-3777

PART II

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

REGISTRATION FEES

In this registration statement, Pruco Life Insurance Company is registering $5,000,000,000 of securities and has paid a filing fee of $573,000,000 therefor.

FEDERAL TAXES

The company estimates the federal tax effect associated with the deferred acquisition costs attributable to each $1,000,000 of annual purchase payments to be approximately $2,500.

STATE TAXES

Currently, some states charge up to 3.5% of premium taxes or similar taxes on annuities. The company estimates that premium taxes in the amount of $35,000 would be owed if 3.5% premium tax was owed on $1,000,000, of purchase payments.

PRINTING COSTS

Pruco Life Insurance Company estimated that the printing cost will be subsumed in the printing costs for the companion variable annuities.

LEGAL COSTS

This registration statement was prepared by Prudential attorneys whose time is allocated to Pruco Life Insurance Company.

ACCOUNTING COSTS

The independent registered public accounting firm that audits the company's financial statements charges approximately $10,000 in connection with each set of S-3 registration statements filed by the company with the Commission on a given date. The fee is allocated among the filings.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Registrant, in conjunction with certain of its affiliates, maintains insurance on behalf of any person who is or was a trustee, director, officer, employee, or agent of the Registrant, or who is or was serving at the request of the Registrant as a trustee, director, officer, employee or agent of such other affiliated trust or corporation, against any liability asserted against and incurred by him or her arising out of his or her position with such trust or corporation.

Arizona, being the state of organization of Pruco Life Insurance Company ("Pruco"), permits entities organized under its jurisdiction to indemnify directors and officers with certain limitations. The relevant provisions of Arizona law permitting indemnification can be found in Section 10-850 et seq. of the Arizona Statutes Annotated. The text of Pruco's By-law, Article VIII, which relates to indemnification of officers and directors, is incorporated by reference to Exhibit 3(ii) to Form 10-Q filed on August 15, 1997 on behalf of Pruco Life Insurance Company.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the

Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 16. EXHIBITS

(a) Exhibits

(1) Underwriting Agreement between Prudential Annuities Distributors, Inc. and Pruco Life Insurance Company. (Note 4)

 (4) (a) Market Value Adjustment Option Rider (Note 2)

(b) Market Value Adjustment Option Schedule (Note 2)

(c) Dollar Cost Averaging Option Rider (Note 2)

(d) Dollar Cost Averaging Schedule (Note 2)

(e) Market Value Adjustment Option Rider (Note 3)

(f) Market Value Adjustment Option Schedule (Note 3)

(g) Dollar Cost Averaging Option Rider (Note 3)

(h) Dollar Cost Averaging Schedule (Note 3)

(5) Opinion of Counsel as to legality of the securities being registered.

(Note 1)

 (23) Written consent of Independent Registered Public Accounting Firm (Note 1)

(24) Powers of Attorney:

(a) Power of Attorney for James J. Avery (Note 1)

(b) Power of Attorney for Thomas J. Diemer (Note 1)

(c) Power of Attorney for Robert M. Falzon (Note 1)

 (d) Power of Attorney for Bernard J. Jacob (Note 1)

 (e) Power of Attorney for Stephen Pelletier (Note 1)

 (f) Power of Attorney for Yanela C. Frias (Note 1)

 (Note 1) Filed herewith.

(Note 2) Incorporated by reference to Pre-Effective Amendment No. 1, Form N-4 Registration No. 333-170466, filed April 1, 2011 on behalf of Pruco Life Flexible Premium Variable Annuity Account.

 (Note 3) Incorporated by reference to Registration Statement, Registration Nos. 333-162673 and 333-162680 filed October 26, 2009 on behalf of Pruco Life Flexible Premium Variable Annuity Account.

(Note 4) Incorporated by reference to Post-Effective Amendment No. 9, Form N-4 Registration No. 333-130989, filed December 18, 2007, on behalf of Pruco Life Flexible Premium Variable Annuity Account.

ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment to this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(2) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(3) That each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.

(4) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(5)  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newark, State of New Jersey, on the 21st day of October, 2011.

PRUCO LIFE INSURANCE COMPANY

 (Registrant)

                                                                                                                                By: /s/Stephen Pelletier

                                     President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature and Title

*
----------------------------------
James J. Avery Jr.
Director                                                                                              Date: October 21, 2011

*                                                                                                   By: /s/C. Christopher Sprague
----------------------------------                                                             --------------------------------
Stephen Pelletier                                                                            C. Christopher Sprague
Chief Executive Officer, President                                              Vice President and Corporate
and Director                                                                                    Counsel

*
----------------------------------
Thomas J. Diemer
Chief Financial Officer, Chief
Accounting Officer, Vice President
and Director

*
----------------------------------
Bernard J. Jacob
Director

*
----------------------------------
Robert M. Falzon
Director

*
----------------------------------
Yanela C. Frias
Director

                        *Executed by C. Christopher Sprague on behalf of those indicated pursuant to Power of Attorney.

EXHIBIT INDEX

 (5) Opinion of Counsel as to legality of the securities being registered.

 (23) Written Consent of Independent Registered Public Accounting Firm.

(24)(a)  Power of Attorney for James J. Avery, Jr.

   (b)           Power of Attorney for Thomas J. Diemer

   (c)           Power of Attorney for Robert M. Falzon

   (d)           Power of Attorney for Bernard J. Jacob

   (e)           Power of Attorney for Stephen Pelletier

   (f)           Power of Attorney for Yanela C. Frias